FILED PURSUANT TO RULE 424(h)
REGISTRATION FILE NO.: 333-282099-10

The information in this preliminary prospectus is not complete and may be changed. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

This preliminary prospectus, dated December 8, 2025, may be amended or completed prior to time of sale.

$894,510,000 (Approximate)
BANK 2025-BNK51
(Central Index Key Number 0002098047)
as Issuing Entity

Wells Fargo Commercial Mortgage Securities, Inc.
(Central Index Key Number 0000850779)
as Depositor

Wells Fargo Bank, National Association
(Central Index Key Number 0000740906)

Morgan Stanley Mortgage Capital Holdings LLC
(Central Index Key Number 0001541557)

Bank of America, National Association
(Central Index Key Number 0001102113)

National Cooperative Bank, N.A.

(Central Index Key Number 0001577313)

JPMorgan Chase Bank, National Association

(Central Index Key Number 0000835271)

as Sponsors and Mortgage Loan Sellers
Commercial Mortgage Pass-Through Certificates, Series 2025-BNK51

Wells Fargo Commercial Mortgage Securities, Inc. is offering certain classes of the Commercial Mortgage Pass-Through Certificates, Series 2025-BNK51 consisting of the certificate classes identified in the table below. The certificates being offered by this prospectus (and the non-offered Class X-D, Class D, Class E-RR, Class F-RR, Class G-RR and Class R certificates and the RR Interest) represent the beneficial ownership interests in the issuing entity, which will be a New York common law trust named BANK 2025-BNK51. The assets of the issuing entity will primarily consist of a pool of fixed-rate commercial mortgage loans, which are generally the sole source of payments on the certificates. Credit enhancement will be provided solely by certain classes of subordinate certificates that will be subordinate to certain classes of senior certificates as described under “Description of the Certificates—Subordination; Allocation of Realized Losses”. Each class of certificates will be entitled to receive monthly distributions of interest and/or principal on the 4th business day following the 11th day of each month (or if the 11th day is not a business day, the next business day), commencing in January 2026. The rated final distribution date for the certificates is the distribution date in December 2067.

Class	Approximate Initial Certificate Balance or Notional Amount(1)	Approximate Initial Pass-Through Rate	Pass-Through Rate Description	Assumed Final Distribution Date(3)
Class A-1	$ 17,899,000	[_]%	(5)	December 2030
Class A-3	$ 5,819,000	[_]%	(5)	October 2032
Class A-SB	$ 23,557,000	[_]%	(5)	June 2035
Class A-4	(6)	[_]%	(5)	(6)
Class A-5	(6)	[_]%	(5)	(6)
Class X-A	$ 692,843,000(7)	[_]%	Variable(8)	NAP
Class X-B	$ 201,667,000(9)	[_]%	Variable(10)	NAP
Class A-S	$ 126,196,000	[_]%	(5)	December 2035
Class B	$ 42,066,000	[_]%	(5)	December 2035
Class C	$ 33,405,000	[_]%	(5)	January 2036

(Footnotes on table on pages 3 through 4)

You should carefully consider the summary of risk factors and the risk factors beginning on page 67 and page 69, respectively, of this prospectus.

Neither the certificates nor the mortgage loans are insured or guaranteed by any governmental agency, instrumentality or private issuer or any other person or entity.

The certificates will represent interests in the issuing entity only. They will not represent interests in or obligations of the sponsors, depositor, any of their affiliates or any other entity.

The United States Securities and Exchange Commission and state regulators have not approved or disapproved of the offered certificates or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense. Wells Fargo Commercial Mortgage Securities, Inc. will not list the offered certificates on any securities exchange or on any automated quotation system of any securities association.

The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended, contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in this prospectus).

The underwriters, Wells Fargo Securities, LLC, Morgan Stanley & Co. LLC, BofA Securities, Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Drexel Hamilton, LLC and Siebert Williams Shank & Co., LLC will purchase the offered certificates from Wells Fargo Commercial Mortgage Securities, Inc. and will offer them to the public at negotiated prices, plus, in certain cases, accrued interest, determined at the time of sale. Wells Fargo Securities, LLC, Morgan Stanley & Co. LLC, BofA Securities, Inc., J.P. Morgan Securities LLC are acting as co-lead managers and joint bookrunners in the following manner: Wells Fargo Securities, LLC is acting as sole bookrunning manager with respect to approximately 28.2% of each class of offered certificates, Morgan Stanley & Co. LLC is acting as sole bookrunning manager with respect to approximately 35.7% of each class of offered certificates, BofA Securities, Inc. is acting as sole bookrunning manager with respect to approximately 18.7% of each class of offered certificates and J.P. Morgan Securities LLC is acting as sole bookrunning manager with respect to approximately 17.4% of each class of offered certificates. Academy Securities, Inc., Drexel Hamilton, LLC and Siebert Williams Shank & Co., LLC are acting as co-managers.

The underwriters expect to deliver the offered certificates to purchasers in book-entry form only through the facilities of The Depository Trust Company in the United States and Clearstream Banking, Luxembourg and Euroclear Bank, as operator of the Euroclear System, in Europe, against payment in New York, New York on or about December 23, 2025. Wells Fargo Commercial Mortgage Securities, Inc. expects to receive from this offering approximately [_]% of the aggregate certificate balance of the offered certificates, plus accrued interest from December 1, 2025, before deducting expenses payable by the depositor.

Wells Fargo Securities	BofA Securities	J.P. Morgan	Morgan Stanley
Co-Lead Managers and Joint Bookrunners
Academy Securities	Drexel Hamilton	Siebert Williams Shank
Co-Manager	Co-Manager	Co-Manager

December [__], 2025

BANK 2025-BNK51

Commercial Mortgage Pass-Through Certificates, Series 2025-BNK51

Geographic Overview of Mortgage Pool

Oklahoma
1 property
$16,750,000
1.7% of total
Illinois
3 properties
$48,988,000
4.9% of total
Wisconsin
4 properties
$26,112,000
2.6% of total
Indiana
1 property
$5,678,000
0.6% of total
Michigan
1 property
$7,000,000
0.7% of total
Pennsylvania
1 property
$9,818,000
1.0% of total
New York
47 properties
$306,172,772
30.4% of total
Massachusetts
8 properties
$23,500,000
2.3% of total
New Jersey
1 property
$12,000,000
1.2% of total
Maryland
1 property
$7,000,000
0.7% of total
Virginia
1 property
$88,000,000
8.7% of total
North Carolina
1 property
$4,398,000
0.4% of total
Tennessee
1 property
$48,500,000
4.8% of total
Florida
4 properties
$129,500,000
12.9% of total
Utah
1 property
$28,050,000
2.8% of total
California
6 properties
$91,710,000
9.1% of total
Arizona
2 properties
$24,850,000
2.5% of total
Colorado
1 property
$100,000,000
9.9% of total
Texas
3 properties
$18,636,191
1.8% of total
Arkansas
1 property
$1,556,000
0.2% of total
Mississippi
1 property
$2,686,824
0.3% of total
Alabama
1 property
$6,500,000
0.6% of total
% of Cut-Off Date Balance
< 1.0%
1.0% – 10.0%
> 10.0%

Mortgaged Properties by Property Type

Mixed Use 4.5%
Self Storage 2.3%
Industrial 7.0%
Retail 30.7%
Hospitality 8.0%
Leased Fee 9.9%
Office 17.7%
Multifamily 19.9%

Summary of Certificates

Class or Interest	Approx. Initial Certificate Balance or Notional Amount(1)	Approx. Initial Credit Support(2)	Approx. Initial Pass-Through Rate	Pass-Through Rate Description	Assumed Final Distribution Date(3)	Weighted Average Life (Years)(4)	Expected Principal Window(4)
Offered Certificates
A-1	$17,899,000	30.000%	[__]%	(5)	December 2030	2.67	01/26 – 12/30
A-3	$5,819,000	30.000%	[__]%	(5)	October 2032	6.81	10/32 – 10/32
A-SB	$23,557,000	30.000%	[__]%	(5)	June 2035	7.33	12/30 – 06/35
A-4	(6)	30.000%	[__]%	(5)	(6)	(6)	(6)
A-5	(6)	30.000%	[__]%	(5)	(6)	(6)	(6)
X-A	$692,843,000(7)	NAP	[__]%	Variable(8)	NAP	NAP	NAP
X-B	$201,667,000(9)	NAP	[__]%	Variable(10)	NAP	NAP	NAP
A-S	$126,196,000	17.250%	[__]%	(5)	December 2035	9.98	12/35 – 12/35
B	$42,066,000	13.000%	[__]%	(5)	December 2035	9.98	12/35 – 12/35
C	$33,405,000	9.625%	[__]%	(5)	January 2036	10.00	12/35 – 01/36
Non-Offered Certificates			[__]%
X-D	$28,456,000(11)	NAP	[__]%	Variable(12)	NAP	NAP	NAP
D	$28,456,000	6.750%	[__]%	(5)	January 2036	10.06	01/36 – 01/36
E-RR	$17,321,000	5.000%	[__]%	(5)	January 2036	10.06	01/36 – 01/36
F-RR	$12,372,000	3.750%	[__]%	(5)	January 2036	10.06	01/36 – 01/36
G-RR	$37,117,186	0.000%	[__]%	(5)	January 2036	10.06	01/36 – 01/36
R(13)	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Non-Offered Eligible Vertical Interest
RR Interest	$17,629,601.28	NAP	[__]%	WAC(14)	January 2036	9.69	01/26 – 01/36

(1)	Approximate, subject to a permitted variance of plus or minus 5% and further subject to the discussion in footnote (6) below. In addition, the notional amounts of the Class X-A and Class X-B certificates (collectively referred to herein as Class X certificates) may vary depending upon the final pricing of the classes of principal balance certificates whose certificate balances comprise such notional amounts and, if as a result of such pricing the pass-through rate of any class of the Class X certificates would be equal to zero at all times, such class of certificates will not be issued on the closing date of this securitization.
(2)	The approximate initial credit support percentages set forth for the certificates are approximate and, for the Class A-1, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates, are presented in the aggregate. The RR Interest provides credit support only to the limited extent that it is allocated a portion of any losses incurred on the underlying mortgage loans, which such losses are allocated between it, on the one hand, and the non-retained certificates (other than the Class R certificates), on the other hand, pro rata in accordance with their respective percentage allocation entitlements. See “Credit Risk Retention”.
(3)	The assumed final distribution dates set forth in this prospectus have been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date”.
(4)	The weighted average life and expected principal window during which distributions of principal would be received as set forth in the foregoing table with respect to each class of certificates having a certificate balance are based on the assumptions set forth under “Yield and Maturity Considerations—Weighted Average Life” and on the assumptions that there are no prepayments, modifications or losses in respect of the mortgage loans and that there are no extensions or forbearances of maturity dates of the mortgage loans.
(5)	The pass-through rate for each class of the Class A-1, Class A-3, Class A-SB, Class A-4, Class A-5, Class A-S, Class B, Class C, Class D, Class E-RR, Class F-RR and Class G-RR certificates for any distribution date will be one of the following: (i) a fixed rate per annum, (ii) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, (iii) a variable rate per annum equal to the lesser of (a) a fixed rate and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date or (iv) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date minus a specified percentage. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(6)	The exact initial certificate balances of the Class A-4 and Class A-5 certificates are unknown and will be determined based on the final pricing of those classes of certificates. However, the respective initial certificate balances, final distribution dates, weighted average lives and principal windows of the Class A-4 and Class A-5 certificates are expected to be within the applicable ranges reflected in the following chart. The aggregate initial certificate balance of the Class A-4 and Class A-5 certificates is expected to be approximately
3

$645,568,000, subject to a variance of plus or minus 5%. In the event that the Class A-5 certificates are issued with an initial certificate balance of $645,568,000, the Class A-4 certificates will not be issued.

Class of Certificates	Expected Range of Approximate Initial Certificate Balance	Expected Range of Assumed Final Distribution Date	Expected Range of Weighted Average Life (Years)	Expected Range of Principal Window
Class A-4	$0 - $300,000,000	NAP – October 2035	NAP – 9.75	NAP / 06/35 – 10/35
Class A-5	$345,568,000 - $645,568,000	December 2035 – December 2035	9.85 – 9.94	06/35 – 12/35 / 10/35 – 12/35
(7)	The Class X-A certificates are notional amount certificates. The notional amount of the Class X-A certificates will be equal to the aggregate certificate balance of the Class A-1, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates outstanding from time to time. The Class X-A certificates will not be entitled to distributions of principal.
(8)	The pass-through rate for the Class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates for the related distribution date, weighted on the basis of their respective aggregate certificate balances or notional amounts outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(9)	The Class X-B certificates are notional amount certificates. The notional amount of the Class X-B certificates will be equal to the aggregate certificate balance of the Class A-S, Class B and Class C certificates outstanding from time to time. The Class X-B certificates will not be entitled to distributions of principal.
(10)	The pass-through rate for the Class X-B certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-S, Class B and Class C certificates for the related distribution date, weighted on the basis of their respective aggregate certificate balances or notional amounts outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(11)	The Class X-D certificates are notional amount certificates. The notional amount of the Class X-D certificates will be equal to the certificate balance of the Class D certificates outstanding from time to time. The Class X-D certificates will not be entitled to distributions of principal.
(12)	The pass-through rate for the Class X-D certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate on the Class D certificates for the related distribution date.
(13)	The Class R certificates will not have a certificate balance, notional amount, credit support, pass-through rate, assumed final distribution date, rated final distribution date or rating. The Class R certificates represent the residual interest in each Trust REMIC as further described in this prospectus. The Class R certificates will not be entitled to distributions of principal or interest.
(14)	The effective interest rate for the RR Interest will be a variable rate per annum (described in the table as “WAC”) equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

The Class X-D, Class D, Class E-RR, Class F-RR, Class G-RR and Class R certificates and the RR Interest are not offered by this prospectus. Any information in this prospectus concerning certificates other than the offered certificates is presented solely to enhance your understanding of the offered certificates.

4

TABLE OF CONTENTS

Summary of Certificates	3
Important Notice Regarding the Offered Certificates	17
Important Notice About Information Presented in this Prospectus	18
Summary of Terms	27
Summary of Risk Factors	67
Risks Relating to the Mortgage Loans	67
Risks Relating to Conflicts of Interest	68
Other Risks Relating to the Certificates	68
Risk Factors	69
Risks Related to Market Conditions and Other External Factors	69
Cyberattacks or Other Security Breaches Could Have a Material Adverse Effect on the Business of the Transaction Parties	69
Risks Relating to the Mortgage Loans	70
Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed	70
Risks of Commercial and Multifamily Lending Generally	71
Sale-Leaseback Transactions Have Special Risks	73
Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases	74
General	74
A Tenant Concentration May Result in Increased Losses	75
Mortgaged Properties Leased to Multiple Tenants Also Have Risks	76
Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks	76
Mortgaged Properties Leased to School Tenants Also Have Risks	77
Tenant Bankruptcy Could Result in a Rejection of the Related Lease	78
Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure	78
Early Lease Termination Options May Reduce Cash Flow	79
Mortgaged Properties Leased to Not-for-Profit Tenants Also Have Risks	80
Retail Properties Have Special Risks	80
Changes in the Retail Sector, Such as Online Shopping and Other Uses of Technology, Could Affect the Business Models and Viability of Retailers.	81
The Performance of the Retail Properties is Subject to Conditions Affecting the Retail Sector.	81
Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants.	82
Multifamily Properties Have Special Risks	83
Residential Cooperative Properties Have Special Risks	88
Office Properties Have Special Risks	93
Leased Fee Properties Have Special Risks	94
Hospitality Properties Have Special Risks	95
Risks Relating to Affiliation with a Franchise or Hotel Management Company	97
Industrial Properties Have Special Risks	98
Mixed Use Properties Have Special Risks	100
Self Storage Properties Have Special Risks	100
Master Leased Properties Have Special Risks	101
Mortgaged Properties Leased to Startup Companies Have Special Risks	102
Mortgaged Properties Leased to Government Tenants Have Special Risks	102
Condominium Ownership May Limit Use and Improvements	102
5

Operation of a Mortgaged Property Depends on the Property Manager’s Performance	104
Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses	105
Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses	107
Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties	108
Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses	109
Restaurants and Theaters May Not Be Readily Convertible to Alternative Uses	110
Risks Related to Zoning Non-Compliance and Use Restrictions	111
Risks Relating to Inspections of Properties	113
Risks Relating to Costs of Compliance with Applicable Laws and Regulations	113
Climate Change May Directly or Indirectly Have an Adverse Effect on the Mortgage Pool	114
Insurance May Not Be Available or Adequate	114
Inadequacy of Title Insurers May Adversely Affect Distributions on Your Certificates	116
Terrorism Insurance May Not Be Available for All Mortgaged Properties	116
Risks Associated with Blanket Insurance Policies or Self-Insurance	118
Condemnation of a Mortgaged Property May Adversely Affect Distributions on Certificates	118
Limited Information Causes Uncertainty	118
Historical Information	118
Ongoing Information	119
Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions	119
Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment	120
The Mortgage Loans Have Not Been Reviewed or Re-Underwritten by Us; Some Mortgage Loans May Not Have Complied With Another Originator’s Underwriting Criteria	121
Static Pool Data Would Not Be Indicative of the Performance of this Pool	122
Appraisals May Not Reflect Current or Future Market Value of Each Property	122
The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property	125
The Borrower’s Form of Entity May Cause Special Risks	126
A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans	128
Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions	129
Other Financings or Ability to Incur Other Indebtedness Entails Risk	130
Tenancies-in-Common May Hinder Recovery	133
Risks Relating to Enforceability of Cross-Collateralization	133
Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions	134
Risks Associated with One Action Rules	134
State Law Limitations on Assignments of Leases and Rents May Entail Risks	134
Various Other Laws Could Affect the Exercise of Lender’s Rights	135
Cash Management Operations Entail Certain Risks That Could Adversely Affect Distributions on Your Certificates	135
6

Borrower May Be Unable to Repay Remaining Principal Balance on Maturity Date; Longer Amortization Schedules and Interest-Only Provisions Increase Risk	136
Climate Change May Directly or Indirectly Have an Adverse Effect on the Mortgage Pool	138
Risks Related to Ground Leases and Other Leasehold Interests	139
Increases in Real Estate Taxes May Reduce Available Funds	140
Risks Relating to Tax Credits	141
State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed-in-Lieu of Foreclosure and Reduce Net Proceeds	141
Risks Related to Conflicts of Interest	142
Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests	142
Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests	145
Potential Conflicts of Interest of Each Applicable Master Servicer and Special Servicer	147
Potential Conflicts of Interest of the Operating Advisor	150
Potential Conflicts of Interest of the Asset Representations Reviewer	151
Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders	151
Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans	154
Conflicts of Interest May Occur as a Result of the Rights of the Applicable Directing Certificateholder To Terminate the Applicable Special Servicer of the Applicable Whole Loan	155
Other Potential Conflicts of Interest May Affect Your Investment	155
Other Risks Relating to the Certificates	156
EU SR Rules and UK Securitization Framework	156
Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded	159
Your Yield May Be Affected by Defaults, Prepayments and Other Factors	162
General	162
The Timing of Prepayments and Repurchases May Change Your Anticipated Yield	163
Your Yield May Be Adversely Affected By Prepayments Resulting From Earnout Reserves	165
Losses and Shortfalls May Change Your Anticipated Yield	165
Risk of Early Termination	166
Subordination of the Subordinated Certificates Will Affect the Timing of Distributions and the Application of Losses on the Subordinated Certificates	166
Payments Allocated to the RR Interest or the Non-Retained Certificates Will Not Be Available to the Non-Retained Certificates or the RR Interest, Respectively	167
Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment	167
You Have Limited Voting Rights	167
The Rights of the Directing Certificateholder, the Risk Retention Consultation Parties and the Operating Advisor Could Adversely Affect Your Investment	168
You Have Limited Rights to Replace each Applicable Master Servicer, each Applicable Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor or the Asset Representations Reviewer	171
7

The Rights of Companion Holders and Mezzanine Debt May Adversely Affect Your Investment	172
Risks Relating to Modifications of the Mortgage Loans	173
Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan	174
Pro Rata Allocation of Principal Between and Among the Subordinate Companion Loans and the Related Mortgage Loan Prior to a Material Mortgage Loan Event Default	175
Risks Relating to Interest on Advances and Special Servicing Compensation	176
Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer	176
The Sponsors, the Depositor and the Issuing Entity Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans	177
The Requirement of Each Applicable Special Servicer to Obtain FIRREA-Compliant Appraisals May Result in an Increased Cost to the Issuing Entity	178
Each Applicable Master Servicer, any Sub-Servicer, Each Applicable Special Servicer, the Trustee, the Certificate Administrator or the Custodian May Have Difficulty Performing Under the Pooling and Servicing Agreement or a Related Sub-Servicing Agreement	178
Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment	179
Tax Considerations Relating to Foreclosure	179
Changes to REMIC Restrictions on Loan Modifications May Impact an Investment in the Certificates	179
REMIC Status	180
Material Federal Tax Considerations Regarding Original Issue Discount	180
Changes in Tax Law; No Gross Up in Respect of the Certificates	181
State and Local Taxes Could Adversely Impact Your Investment	181
General Risks	181
The Certificates May Not Be a Suitable Investment for You	181
Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss	182
The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected the Value of CMBS and Similar Factors May in the Future Adversely Affect the Value of CMBS	182
Other Events May Affect the Value and Liquidity of Your Investment	183
The Certificates Are Limited Obligations	183
The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline	183
Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates	184
Description of the Mortgage Pool	187
General	187
Co-Originated or Third-Party Originated Mortgage Loans	189
Certain Calculations and Definitions	189
Definitions	190
Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives	203
Mortgage Pool Characteristics	207
Overview	207
Property Types	209
8

Retail Properties	209
Multifamily Properties	210
Office Properties	212
Leased Fee Properties	212
Hospitality Properties	212
Industrial Properties	213
Mixed Use Properties	213
Self Storage Properties	213
Specialty Use Concentrations	214
Significant Obligors	214
Mortgage Loan Concentrations	215
Top Fifteen Mortgage Loans	215
Multi-Property Mortgage Loans and Related Borrower Mortgage Loans	215
Geographic Concentrations	217
Mortgaged Properties with Limited Prior Operating History	217
Tenancies-in-Common or Diversified Ownership	218
Condominium and Other Shared Interests	218
Residential Cooperatives	219
Fee & Leasehold Estates; Ground Leases	219
Environmental Considerations	222
Redevelopment, Renovation and Expansion	228
Assessment of Property Value and Condition	229
Litigation and Other Considerations	230
Condemnations	231
Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings	231
Tenant Issues	233
Tenant Concentrations	233
Lease Expirations and Terminations	233
Expirations	233
Terminations	235
Other	236
Purchase Options and Rights of First Refusal	238
Affiliated Leases	240
Competition from Certain Nearby Properties	241
Insurance Considerations	241
Use Restrictions	243
Appraised Value	244
Non-Recourse Carveout Limitations	245
Real Estate and Other Tax Considerations	246
Delinquency Information	247
Certain Terms of the Mortgage Loans	248
Amortization of Principal	248
Payment Due Dates; Interest Rates; Calculations of Interest	248
Single Purpose Entity Covenants	249
Prepayment Protections and Certain Involuntary Prepayments and Voluntary Prepayments	250
Voluntary Prepayments	251
“Due-On-Sale” and “Due-On-Encumbrance” Provisions	252
Defeasance	254
Releases; Partial Releases; Property Additions	255
Escrows	259
Mortgaged Property Accounts	260
Exceptions to Underwriting Guidelines	262
9

Additional Indebtedness	264
General	264
Whole Loans	264
Mezzanine Indebtedness	265
Other Secured Indebtedness	266
General	266
Additional Debt Financing For Mortgage Loans Secured by Residential Cooperatives Sold to the Depositor by National Cooperative Bank, N.A.	267
Preferred Equity	270
Other Unsecured Indebtedness	270
The Whole Loans	271
General	271
The Serviced Pari Passu Whole Loans	275
Intercreditor Agreement	275
Control Rights with respect to Serviced Pari Passu Whole Loans	276
Certain Rights of each Non-Controlling Holder	276
Sale of Defaulted Mortgage Loan	277
The Non-Serviced Pari Passu Whole Loans	278
Intercreditor Agreement	278
Control Rights	279
Certain Rights of each Non-Controlling Holder	279
Custody of the Mortgage File	280
Sale of Defaulted Mortgage Loan	281
The Non-Serviced AB Whole Loan	281
The BioMed MIT Portfolio Whole Loan	281
General	281
Servicing	282
Application of Payments	283
Workout	286
Sale of Specially Serviced Whole Loan	287
Control and Consultation Rights of the Controlling Class	287
Consultation Rights of the Companion Loan Holders	288
Special Servicer Appointment Rights	289
Additional Information	290
Transaction Parties	290
The Sponsors and Mortgage Loan Sellers	290
Wells Fargo Bank, National Association	291
General	291
Wells Fargo Bank, National Association’s Commercial Mortgage Securitization Program	291
Wells Fargo Bank’s Commercial Mortgage Loan Underwriting	292
Review of Mortgage Loans for Which Wells Fargo Bank is the Sponsor	297
Compliance with Rule 15Ga-1 under the Exchange Act	299
Retained Interests in This Securitization	303
Morgan Stanley Mortgage Capital Holdings LLC	303
Morgan Stanley Group’s Commercial Mortgage Securitization Program	304
The Morgan Stanley Group’s Underwriting Standards	305
Repurchases and Replacements	314
Bank of America, National Association	317
Bank of America’s Commercial Mortgage Loan Underwriting Standards	318
Review of Bank of America Mortgage Loans	325
Retained Interests in This Securitization	332
National Cooperative Bank, N.A.	332
10

General	332
JPMorgan Chase Bank, National Association	340
General	340
JPMCB’s Securitization Program	341
Review of JPMCB Mortgage Loans	342
JPMCB’s Underwriting Standards and Processes	344
Compliance with Rule 15Ga-1 under the Exchange Act	349
Retained Interests in This Securitization	354
The Depositor	354
The Issuing Entity	355
The Certificate Administrator and Trustee	355
The Master Servicers	358
Midland Loan Services, a Division of PNC Bank, National Association	358
National Cooperative Bank, N.A.	363
The Primary Servicer	367
The Special Servicers	372
Rialto Capital Advisors, LLC	372
National Cooperative Bank, N.A.	377
The Operating Advisor and Asset Representations Reviewer	381
Credit Risk Retention	383
General	383
Qualifying CRE Loans; Required Credit Risk Retention Percentage	384
RR Interest	385
Retained Certificate Available Funds	385
Priority of Distributions	385
Allocation of Retained Certificate Realized Losses	386
Yield Maintenance Charge or Prepayment Premium	386
The HRR Interest	387
Third Party Purchaser	387
General	387
Material Terms of the Eligible Horizontal Residual Interest	388
Determination of Amount of Required Horizontal Credit Risk Retention	388
General	388
Treasury-Priced Principal Balance Certificates	389
Treasury Yield Curve	389
Credit Spread Determination	390
Discount Yield Determination	390
Determination of Class Sizes	391
Target Price Determination	391
Determination of Assumed Certificate Coupon	392
Determination of Treasury-Priced Expected Price	392
Interest-Only Certificates	393
Treasury Yield Curve	393
Credit Spread Determination	393
Discount Yield Determination	394
Determination of Scheduled Certificate Interest Payments	394
Determination of Interest-Only Expected Price	394
Yield-Priced Principal Balance Certificates	395
Determination of Class Size	395
Determination of Yield-Priced Expected Price	395
Calculation of Estimated Fair Value	395
Hedging, Transfer and Financing Restrictions	396
Operating Advisor	397
11

Representations and Warranties	398
Description of the Certificates	402
General	402
Distributions	403
Method, Timing and Amount	403
Available Funds	404
Priority of Distributions	406
Pass-Through Rates	410
Interest Distribution Amount	411
Principal Distribution Amount	412
Certain Calculations with Respect to Individual Mortgage Loans	414
Application Priority of Mortgage Loan Collections or Whole Loan Collections	415
Allocation of Yield Maintenance Charges and Prepayment Premiums	419
Assumed Final Distribution Date; Rated Final Distribution Date	422
Prepayment Interest Shortfalls	422
Subordination; Allocation of Realized Losses	424
Reports to Certificateholders; Certain Available Information	426
Certificate Administrator Reports	426
Information Available Electronically	434
Voting Rights	439
Delivery, Form, Transfer and Denomination	440
Book-Entry Registration	440
Definitive Certificates	443
Certificateholder Communication	444
Access to Certificateholders’ Names and Addresses	444
Requests to Communicate	444
List of Certificateholders	445
Description of the Mortgage Loan Purchase Agreements	445
General	445
Dispute Resolution Provisions	456
Asset Review Obligations	456
Pooling and Servicing Agreement	457
General	457
Assignment of the Mortgage Loans	457
Servicing Standard	458
Subservicing	460
Advances	461
P&I Advances	461
Servicing Advances	462
Nonrecoverable Advances	463
Recovery of Advances	464
Accounts	466
Withdrawals from Each Applicable Collection Account	468
Servicing and Other Compensation and Payment of Expenses	472
General	472
Master Servicing Compensation	477
Special Servicing Compensation	480
Disclosable Special Servicer Fees	485
Certificate Administrator and Trustee Compensation	486
Operating Advisor Compensation	486
Asset Representations Reviewer Compensation	487
CREFC® Intellectual Property Royalty License Fee	488
Appraisal Reduction Amounts	489
12

Maintenance of Insurance	497
Modifications, Waivers and Amendments	501
Enforcement of “Due-on-Sale” and “Due-on-Encumbrance” Provisions	510
Inspections	512
Collection of Operating Information	513
Special Servicing Transfer Event	513
Asset Status Report	517
Realization Upon Mortgage Loans	520
Sale of Defaulted Loans and REO Properties	523
The Directing Certificateholder	526
General	526
Major Decisions	528
Asset Status Report	533
Replacement of a Special Servicer	533
Control Termination Event, Operating Advisor Consultation Event and Consultation Termination Event	533
Servicing Override	536
Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans	536
Rights of the Holders of Serviced Pari Passu Companion Loans	537
Limitation on Liability of Directing Certificateholder	537
The Operating Advisor	538
General	538
Duties of Operating Advisor at All Times	538
Annual Report	540
Additional Duties of the Operating Advisor While an Operating Advisor Consultation Event Has Occurred and Is Continuing	542
Recommendation of the Replacement of a Special Servicer	542
Eligibility of Operating Advisor	542
Other Obligations of Operating Advisor	543
Delegation of Operating Advisor’s Duties	544
Termination of the Operating Advisor With Cause	544
Rights Upon Operating Advisor Termination Event	545
Waiver of Operating Advisor Termination Event	546
Termination of the Operating Advisor Without Cause	546
Resignation of the Operating Advisor	546
Operating Advisor Compensation	547
The Asset Representations Reviewer	547
Asset Review	547
Asset Review Trigger	547
Asset Review Vote	549
Review Materials	549
Asset Review	551
Eligibility of Asset Representations Reviewer	553
Other Obligations of Asset Representations Reviewer	553
Delegation of Asset Representations Reviewer’s Duties	554
Asset Representations Reviewer Termination Events	554
Rights Upon Asset Representations Reviewer Termination Event	555
Termination of the Asset Representations Reviewer Without Cause	556
Resignation of Asset Representations Reviewer	556
Asset Representations Reviewer Compensation	556
Limitation on Liability of Risk Retention Consultation Parties	556
Replacement of a Special Servicer Without Cause	557
13

Replacement of a Special Servicer After Operating Advisor Recommendation and Investor Vote	560
Resignation of a Master Servicer, Trustee, Certificate Administrator, Operating Advisor or Asset Representations Reviewer Upon Prohibited Risk Retention Affiliation	561
Termination of a Master Servicer or Special Servicer for Cause	562
Servicer Termination Events	562
Rights Upon Servicer Termination Event	563
Waiver of Servicer Termination Event	565
Resignation of a Master Servicer or Special Servicer	565
Limitation on Liability; Indemnification	566
Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA	569
Dispute Resolution Provisions	570
Certificateholder’s Rights When a Repurchase Request Is Initially Delivered by a Certificateholder	570
Repurchase Request Delivered by a Party to the PSA	570
Resolution of a Repurchase Request	571
Mediation and Arbitration Provisions	574
Servicing of the Non-Serviced Mortgage Loans	575
Servicing of the Market Place Center Mortgage Loan and the 4 Union Square South Mortgage Loan	579
Servicing of the BioMed MIT Portfolio Mortgage Loan	579
Rating Agency Confirmations	580
Evidence as to Compliance	582
Limitation on Rights of Certificateholders to Institute a Proceeding	583
Termination; Retirement of Certificates	584
Amendment	586
Resignation and Removal of the Trustee and the Certificate Administrator	588
Governing Law; Waiver of Jury Trial; and Consent to Jurisdiction	590
Certain Legal Aspects of Mortgage Loans	590
General	591
Types of Mortgage Instruments	591
Leases and Rents	591
Personalty	592
Foreclosure	592
General	592
Foreclosure Procedures Vary from State to State	592
Judicial Foreclosure	593
Equitable and Other Limitations on Enforceability of Certain Provisions	593
Nonjudicial Foreclosure/Power of Sale	593
Public Sale	594
Rights of Redemption	595
Anti-Deficiency Legislation	595
Leasehold Considerations	596
Cooperative Shares	596
Bankruptcy Laws	597
Environmental Considerations	604
General	604
Superlien Laws	605
CERCLA	605
Certain Other Federal and State Laws	605
Additional Considerations	606
Due-on-Sale and Due-on-Encumbrance Provisions	606
Subordinate Financing	607
14

Default Interest and Limitations on Prepayments	607
Applicability of Usury Laws	607
Americans with Disabilities Act	608
Servicemembers Civil Relief Act	608
Anti-Money Laundering, Economic Sanctions and Bribery	608
Potential Forfeiture of Assets	609
Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties	609
Pending Legal Proceedings Involving Transaction Parties	612
Use of Proceeds	612
Yield and Maturity Considerations	612
Yield Considerations	612
General	612
Rate and Timing of Principal Payments	612
Losses and Shortfalls	614
Certain Relevant Factors Affecting Loan Payments and Defaults	614
Delay in Payment of Distributions	615
Yield on the Certificates with Notional Amounts	615
Weighted Average Life	616
Pre-Tax Yield to Maturity Tables	622
Material Federal Income Tax Considerations	626
General	626
Qualification as a REMIC	626
Status of Offered Certificates	629
Taxation of Regular Interests	629
General	629
Original Issue Discount	629
Acquisition Premium	632
Market Discount	632
Premium	633
Election To Treat All Interest Under the Constant Yield Method	633
Treatment of Losses	634
Yield Maintenance Charges and Prepayment Premiums	635
Sale or Exchange of Regular Interests	635
Taxes That May Be Imposed on a REMIC	636
Prohibited Transactions	636
Contributions to a REMIC After the Startup Day	636
Net Income from Foreclosure Property	636
REMIC Partnership Representative	637
Taxation of Certain Foreign Investors	637
FATCA	638
Backup Withholding	639
Information Reporting	639
3.8% Medicare Tax on “Net Investment Income”	639
Reporting Requirements	639
Certain State and Local Tax Considerations	641
Method of Distribution (Conflicts of Interest)	641
Incorporation of Certain Information by Reference	644
Where You Can Find More Information	645
Financial Information	645
Certain ERISA Considerations	646
General	646
Plan Asset Regulations	646
15

Administrative Exemptions	647
Insurance Company General Accounts	649
Legal Investment	651
Legal Matters	652
Ratings	652
Index of Defined Terms	656

Annex A-1:	Certain Characteristics of the Mortgage Loans and Mortgaged Properties	A-1-1
Annex A-2:	Mortgage Pool Information (Tables)	A-2-1
Annex A-3:	Summaries of the Fifteen Largest Mortgage Loans	A-3-1
Annex B:	Form of Distribution Date Statement	B-1
Annex C:	Form of Operating Advisor Annual Report	C-1
Annex D-1:	Mortgage Loan Representations and Warranties	D-1-1
Annex D-2:	Exceptions to Mortgage Loan Representations and Warranties	D-2-1
Annex E:	Class A-SB Planned Principal Balance Schedule	E-1
16

Important Notice Regarding the Offered Certificates

WE HAVE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, WITH RESPECT TO THE CERTIFICATES OFFERED IN THIS PROSPECTUS. HOWEVER, THIS PROSPECTUS DOES NOT CONTAIN ALL OF THE INFORMATION CONTAINED IN OUR REGISTRATION STATEMENT. FOR FURTHER INFORMATION REGARDING THE DOCUMENTS REFERRED TO IN THIS PROSPECTUS, YOU SHOULD REFER TO OUR REGISTRATION STATEMENT AND THE EXHIBITS TO IT. OUR REGISTRATION STATEMENT AND THE EXHIBITS TO IT CAN BE OBTAINED ELECTRONICALLY THROUGH THE SECURITIES AND EXCHANGE COMMISSION’S INTERNET WEBSITE (HTTP://WWW.SEC.GOV).

THIS PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE OR OTHER JURISDICTION WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED.

THE INFORMATION IN THIS PROSPECTUS IS PRELIMINARY AND MAY BE SUPPLEMENTED OR AMENDED PRIOR TO THE TIME OF SALE. IN ADDITION, THE OFFERED CERTIFICATES REFERRED TO IN THIS PROSPECTUS, AND THE ASSET POOL BACKING THEM, ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING THE POSSIBILITY THAT ONE OR MORE CLASSES OF OFFERED CERTIFICATES MAY BE SPLIT, COMBINED OR ELIMINATED) AT ANY TIME PRIOR TO ISSUANCE, AND ARE OFFERED ON A “WHEN, AS AND IF ISSUED” BASIS.

THE UNDERWRITERS DESCRIBED IN THESE MATERIALS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR, OR SOLICIT INVESTMENT BANKING BUSINESS FROM, ANY COMPANY NAMED IN THESE MATERIALS. THE UNDERWRITERS AND/OR THEIR RESPECTIVE EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY CONTRACT OR CERTIFICATE DISCUSSED IN THESE MATERIALS.

THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPERSEDES ANY PREVIOUS SUCH INFORMATION DELIVERED TO ANY PROSPECTIVE INVESTOR AND MAY BE SUPERSEDED BY INFORMATION DELIVERED TO SUCH PROSPECTIVE INVESTOR PRIOR TO THE TIME OF SALE.

THE OFFERED CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SPONSORS, THE MORTGAGE LOAN SELLERS, ANY MASTER SERVICER, ANY SPECIAL SERVICER, THE TRUSTEE, THE OPERATING ADVISOR, THE ASSET REPRESENTATIONS REVIEWER, THE CERTIFICATE ADMINISTRATOR, THE DIRECTING CERTIFICATEHOLDER, THE RISK RETENTION CONSULTATION PARTIES, THE UNDERWRITERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE OFFERED CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

THERE IS CURRENTLY NO SECONDARY MARKET FOR THE OFFERED CERTIFICATES. THE OFFERED CERTIFICATES ARE A NEW ISSUE OF SECURITIES WITH NO ESTABLISHED TRADING MARKET AND WE CANNOT ASSURE YOU THAT A SECONDARY MARKET FOR THE OFFERED CERTIFICATES WILL DEVELOP. THE UNDERWRITERS ARE UNDER NO OBLIGATION TO MAKE A MARKET IN THE OFFERED CERTIFICATES AND MAY DISCONTINUE ANY MARKET MAKING ACTIVITIES AT ANY TIME WITHOUT NOTICE. IN ADDITION, THE ABILITY OF THE UNDERWRITERS TO MAKE A MARKET IN THE OFFERED CERTIFICATES MAY BE IMPACTED BY CHANGES IN REGULATORY REQUIREMENTS APPLICABLE TO MARKETING, HOLDING AND SELLING OF, OR ISSUING QUOTATIONS WITH RESPECT TO, ASSET-BACKED SECURITIES GENERALLY. IF A SECONDARY MARKET DOES DEVELOP, WE CANNOT ASSURE YOU THAT IT

17

WILL PROVIDE HOLDERS OF THE OFFERED CERTIFICATES WITH LIQUIDITY OF INVESTMENT OR THAT IT WILL CONTINUE FOR THE LIFE OF THE OFFERED CERTIFICATES. ACCORDINGLY, PURCHASERS MUST BE PREPARED TO BEAR THE RISKS OF THEIR INVESTMENTS FOR AN INDEFINITE PERIOD. SEE “RISK FACTORS—GENERAL RISKS—THE CERTIFICATES MAY HAVE LIMITED LIQUIDITY AND THE MARKET VALUE OF THE CERTIFICATES MAY DECLINE” IN THIS PROSPECTUS.

Important Notice About Information Presented in this Prospectus

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus.

This prospectus begins with several introductory sections describing the certificates and the issuing entity in abbreviated form:

●	Summary of Certificates, commencing on the page set forth on the table of contents of this prospectus, which sets forth important statistical information relating to the certificates;
●	Summary of Terms, commencing on the page set forth on the table of contents of this prospectus, which gives a brief introduction of the key features of the certificates and a description of the mortgage loans; and
●	Risk Factors, commencing on the page set forth on the table of contents of this prospectus, which describes risks that apply to the certificates.

This prospectus includes cross references to sections in this prospectus where you can find further related discussions. The table of contents in this prospectus identifies the pages where these sections are located.

Certain capitalized terms are defined and used in this prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus are defined on the pages indicated under the caption “Index of Defined Terms” in this prospectus.

All annexes and schedules attached to this prospectus are a part of this prospectus.

In this prospectus:

●	the terms “depositor”, “we”, “us” and “our” refer to Wells Fargo Commercial Mortgage Securities, Inc.;
●	references to any specified mortgaged property (or portfolio of mortgaged properties) refer to the mortgaged property (or portfolio of mortgaged properties) with the same name identified on Annex-A-1;
●	references to any specified mortgage loan should be construed to refer to the mortgage loan secured by the mortgaged property (or portfolio of mortgaged properties) with the same name identified on Annex A-1, representing the approximate percentage of the initial pool balance set forth on Annex A-1;
●	any parenthetical with a percentage next to a mortgage loan name or a group of mortgage loans indicates the approximate percentage (or approximate aggregate
18

percentage) of the initial pool balance that the outstanding principal balance of such mortgage loan (or the aggregate outstanding principal balance of such group of mortgage loans) represents, as set forth on Annex A-1;

●	any parenthetical with a percentage next to a mortgaged property (or portfolio of mortgaged properties) indicates the approximate percentage (or approximate aggregate percentage) of the initial pool balance that the outstanding principal balance of the related mortgage loan (or, if applicable, the allocated loan amount or aggregate allocated loan amount with respect to such mortgaged property or mortgaged properties) represents, as set forth on Annex A-1;
●	references to a “pooling and servicing agreement” (other than the BANK 2025-BNK51 pooling and servicing agreement) governing the servicing of any mortgage loan should be construed to refer to any relevant pooling and servicing agreement, trust and servicing agreement or other primary transaction agreement governing the servicing of such mortgage loan; and
●	references to “lender” or “mortgage lender” with respect to a mortgage loan generally should be construed to mean, from and after the date of initial issuance of the offered certificates, the trustee on behalf of the issuing entity as the holder of record title to the mortgage loans or the applicable master servicer or special servicer, as applicable, with respect to the obligations and rights of the lender as described under “Pooling and Servicing Agreement”.

NOTICE TO INVESTORS: EUROPEAN ECONOMIC AREA

PROHIBITION ON SALES TO EU RETAIL INVESTORS

THE OFFERED CERTIFICATES ARE NOT INTENDED TO BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO, AND SHOULD NOT BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO, ANY EU RETAIL INVESTOR IN THE EUROPEAN ECONOMIC AREA (THE “EEA”). FOR THESE PURPOSES (AND FOR THE PURPOSES OF THE FOLLOWING SECTION OF THIS PROSPECTUS), AN “EU RETAIL INVESTOR” MEANS A PERSON WHO IS ONE (OR MORE) OF THE FOLLOWING: (I) A RETAIL CLIENT, AS DEFINED IN POINT (11) OF ARTICLE 4(1) OF DIRECTIVE 2014/65/EU (AS AMENDED, “MIFID II”); OR (II) A CUSTOMER WITHIN THE MEANING OF DIRECTIVE (EU) 2016/97 (AS AMENDED), WHERE THAT CUSTOMER WOULD NOT QUALIFY AS A PROFESSIONAL CLIENT, AS DEFINED IN POINT (10) OF ARTICLE 4(1) OF MIFID II; OR (III) NOT A QUALIFIED INVESTOR (AN “EU QUALIFIED INVESTOR”), AS DEFINED IN ARTICLE 2 OF REGULATION (EU) 2017/1129 (AS AMENDED, THE “EU PROSPECTUS REGULATION”). CONSEQUENTLY NO KEY INFORMATION DOCUMENT REQUIRED BY REGULATION (EU) NO 1286/2014 (AS AMENDED, THE “EU PRIIPS REGULATION”) FOR OFFERING OR SELLING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO EU RETAIL INVESTORS IN THE EEA HAS BEEN PREPARED AND THEREFORE OFFERING OR SELLING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO ANY EU RETAIL INVESTOR IN THE EEA MAY BE UNLAWFUL UNDER THE EU PRIIPS REGULATION.

OTHER EEA OFFERING RESTRICTIONS

THIS PROSPECTUS IS NOT A PROSPECTUS FOR PURPOSES OF THE EU PROSPECTUS REGULATION. THIS PROSPECTUS HAS BEEN PREPARED ON THE BASIS THAT ANY OFFER OF OFFERED CERTIFICATES IN THE EEA WILL BE MADE ONLY TO A LEGAL ENTITY WHICH IS AN EU QUALIFIED INVESTOR. ACCORDINGLY, ANY PERSON MAKING OR INTENDING TO MAKE AN OFFER IN THE EEA OF OFFERED CERTIFICATES WHICH ARE THE SUBJECT OF THE

19

OFFERING CONTEMPLATED IN THIS PROSPECTUS MAY ONLY DO SO WITH RESPECT TO EU QUALIFIED INVESTORS. NEITHER THE ISSUING ENTITY, THE DEPOSITOR NOR ANY UNDERWRITER HAVE AUTHORIZED, NOR DO THEY AUTHORIZE, THE MAKING OF ANY OFFER OF OFFERED CERTIFICATES IN THE EEA OTHER THAN TO EU QUALIFIED INVESTORS.

MIFID II PRODUCT GOVERNANCE

ANY DISTRIBUTOR SUBJECT TO MIFID II THAT IS OFFERING, SELLING OR RECOMMENDING THE OFFERED CERTIFICATES IS RESPONSIBLE FOR UNDERTAKING ITS OWN TARGET MARKET ASSESSMENT IN RESPECT OF THE OFFERED CERTIFICATES AND DETERMINING APPROPRIATE DISTRIBUTION CHANNELS FOR THE PURPOSES OF THE MIFID II PRODUCT GOVERNANCE RULES UNDER COMMISSION DELEGATED DIRECTIVE (EU) 2017/593 (AS AMENDED, THE “DELEGATED DIRECTIVE”). NEITHER THE ISSUING ENTITY, THE DEPOSITOR NOR (EXCEPT AS REGARDS ITSELF OR AGENTS ACTING ON ITS BEHALF, TO THE EXTENT RELEVANT) ANY UNDERWRITER MAKES ANY REPRESENTATIONS OR WARRANTIES AS TO A DISTRIBUTOR’S COMPLIANCE WITH THE DELEGATED DIRECTIVE.

EUROPEAN ECONOMIC AREA SELLING RESTRICTIONS

EACH UNDERWRITER, SEVERALLY BUT NOT JOINTLY, HAS REPRESENTED AND AGREED THAT IT HAS NOT OFFERED, SOLD OR OTHERWISE MADE AVAILABLE, AND WILL NOT OFFER, SELL OR OTHERWISE MAKE AVAILABLE, ANY OFFERED CERTIFICATES TO ANY EU RETAIL INVESTOR (AS DEFINED ABOVE) IN THE EEA. FOR THE PURPOSES OF THIS PROVISION, THE EXPRESSION “OFFER” INCLUDES THE COMMUNICATION IN ANY FORM AND BY ANY MEANS OF SUFFICIENT INFORMATION ON THE TERMS OF THE OFFER AND THE OFFERED CERTIFICATES SO AS TO ENABLE AN INVESTOR TO DECIDE TO PURCHASE OR SUBSCRIBE FOR THE OFFERED CERTIFICATES.

NOTICE TO INVESTORS: UNITED KINGDOM

PROHIBITION ON SALES TO UK RETAIL INVESTORS

THE OFFERED CERTIFICATES ARE NOT INTENDED TO BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO, AND SHOULD NOT BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO, ANY UK RETAIL INVESTOR IN THE UNITED KINGDOM (THE “UK”). FOR THESE PURPOSES (AND FOR THE PURPOSES OF THE FOLLOWING SECTION OF THIS PROSPECTUS), A “UK RETAIL INVESTOR” MEANS A PERSON WHO IS ONE (OR MORE) OF THE FOLLOWING: (I) A CLIENT, AS DEFINED IN POINT (7) OF ARTICLE 2(1) OF REGULATION (EU) NO 600/2014, AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUROPEAN UNION (WITHDRAWAL) ACT 2018 (AS AMENDED, THE “EUWA”) AND AS AMENDED (“UK MIFIR”), WHO IS NOT A PROFESSIONAL CLIENT, AS DEFINED IN POINT (8) OF ARTICLE 2(1) OF UK MIFIR (A “UK PROFESSIONAL CLIENT”); OR (II) A CUSTOMER WITHIN THE MEANING OF THE PROVISIONS OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (AS AMENDED, THE “FSMA”) AND ANY RULES OR REGULATIONS MADE UNDER THE FSMA (SUCH RULES AND REGULATIONS AS AMENDED) TO IMPLEMENT DIRECTIVE (EU) 2016/97, WHERE THAT CUSTOMER WOULD NOT QUALIFY AS A UK PROFESSIONAL CLIENT; OR (III) NOT A QUALIFIED INVESTOR (A “UK QUALIFIED INVESTOR”), AS DEFINED IN ARTICLE 2 OF REGULATION (EU) 2017/1129, AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUWA AND AS AMENDED (THE “UK PROSPECTUS REGULATION”). CONSEQUENTLY NO KEY INFORMATION DOCUMENT REQUIRED BY REGULATION (EU) NO 1286/2014, AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUWA AND AS AMENDED (THE “UK PRIIPS REGULATION”) FOR OFFERING OR SELLING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO UK RETAIL INVESTORS IN

20

THE UK HAS BEEN PREPARED; AND THEREFORE OFFERING OR SELLING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO ANY UK RETAIL INVESTOR IN THE UK MAY BE UNLAWFUL UNDER THE UK PRIIPS REGULATION.

OTHER UK OFFERING RESTRICTIONS

THIS PROSPECTUS IS NOT A PROSPECTUS FOR PURPOSES OF THE UK PROSPECTUS REGULATION. THIS PROSPECTUS HAS BEEN PREPARED ON THE BASIS THAT ANY OFFER OF OFFERED CERTIFICATES IN THE UK WILL BE MADE ONLY TO A LEGAL ENTITY WHICH IS A UK QUALIFIED INVESTOR. ACCORDINGLY, ANY PERSON MAKING OR INTENDING TO MAKE AN OFFER IN THE UK OF OFFERED CERTIFICATES WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED IN THIS PROSPECTUS MAY ONLY DO SO WITH RESPECT TO UK QUALIFIED INVESTORS. NEITHER THE ISSUING ENTITY, THE DEPOSITOR NOR ANY UNDERWRITER HAVE AUTHORIZED, NOR DO THEY AUTHORIZE, THE MAKING OF ANY OFFER OF OFFERED CERTIFICATES IN THE UK OTHER THAN TO UK QUALIFIED INVESTORS.

UK MIFIR PRODUCT GOVERNANCE

ANY DISTRIBUTOR SUBJECT TO THE FCA HANDBOOK PRODUCT INTERVENTION AND PRODUCT GOVERNANCE SOURCEBOOK (THE “UK MIFIR PRODUCT GOVERNANCE RULES”) THAT IS OFFERING, SELLING OR RECOMMENDING THE OFFERED CERTIFICATES IS RESPONSIBLE FOR UNDERTAKING ITS OWN TARGET MARKET ASSESSMENT IN RESPECT OF THE OFFERED CERTIFICATES AND DETERMINING APPROPRIATE DISTRIBUTION CHANNELS. NEITHER THE ISSUING ENTITY, THE DEPOSITOR NOR (EXCEPT AS REGARDS ITSELF OR AGENTS ACTING ON ITS BEHALF, TO THE EXTENT RELEVANT) ANY UNDERWRITER MAKES ANY REPRESENTATIONS OR WARRANTIES AS TO A DISTRIBUTOR’S COMPLIANCE WITH THE UK MIFIR PRODUCT GOVERNANCE RULES.

OTHER UK REGULATORY RESTRICTIONS

THE ISSUING ENTITY MAY CONSTITUTE A “COLLECTIVE INVESTMENT SCHEME” AS DEFINED BY SECTION 235 OF THE FSMA THAT IS NOT A “RECOGNIZED COLLECTIVE INVESTMENT SCHEME” FOR THE PURPOSES OF THE FSMA AND THAT HAS NOT BEEN AUTHORIZED, REGULATED OR OTHERWISE RECOGNIZED OR APPROVED. AS AN UNREGULATED SCHEME, THE OFFERED CERTIFICATES CANNOT BE MARKETED IN THE UK TO THE GENERAL PUBLIC, EXCEPT IN ACCORDANCE WITH THE FSMA.

THE DISTRIBUTION OF THIS PROSPECTUS (A) IF MADE BY A PERSON WHO IS NOT AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UK, OR (II) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 19(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005 (AS AMENDED, THE “FINANCIAL PROMOTION ORDER”), OR (III) ARE PERSONS FALLING WITHIN ARTICLE 49(2)(A) THROUGH (D) (HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.) OF THE FINANCIAL PROMOTION ORDER, OR (IV) ARE PERSONS TO WHOM THIS PROSPECTUS MAY OTHERWISE LAWFULLY BE COMMUNICATED OR DIRECTED (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “FPO PERSONS”); AND (B) IF MADE BY A PERSON WHO IS AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UK, OR (II) HAVE PROFESSIONAL EXPERIENCE OF PARTICIPATING IN UNREGULATED SCHEMES (AS DEFINED FOR PURPOSES OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (PROMOTION OF COLLECTIVE INVESTMENT SCHEMES) (EXEMPTIONS) ORDER 2001 (AS AMENDED, THE “PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER”)) AND QUALIFY AS INVESTMENT

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PROFESSIONALS IN ACCORDANCE WITH ARTICLE 14(5) OF THE PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER, OR (III) ARE PERSONS FALLING WITHIN ARTICLE 22(2)(A) THROUGH (D) (HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.) OF THE PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER, OR (IV) ARE PERSONS TO WHOM THE ISSUING ENTITY MAY LAWFULLY BE PROMOTED IN ACCORDANCE WITH SECTION 4.12B OF THE FCA HANDBOOK CONDUCT OF BUSINESS SOURCEBOOK (ALL SUCH PERSONS, TOGETHER WITH FPO PERSONS, “RELEVANT PERSONS”).

THIS PROSPECTUS MUST NOT BE ACTED ON OR RELIED ON BY PERSONS WHO ARE NOT RELEVANT PERSONS. ANY INVESTMENT OR INVESTMENT ACTIVITY TO WHICH THIS PROSPECTUS RELATES, INCLUDING THE OFFERED CERTIFICATES, IS AVAILABLE ONLY TO RELEVANT PERSONS AND WILL BE ENGAGED IN ONLY WITH RELEVANT PERSONS.

POTENTIAL INVESTORS IN THE UK ARE ADVISED THAT ALL, OR MOST, OF THE PROTECTIONS AFFORDED BY THE UK REGULATORY SYSTEM WILL NOT APPLY TO AN INVESTMENT IN THE OFFERED CERTIFICATES AND THAT COMPENSATION WILL NOT BE AVAILABLE UNDER THE UK FINANCIAL SERVICES COMPENSATION SCHEME.

UNITED KINGDOM SELLING RESTRICTIONS

EACH UNDERWRITER, SEVERALLY BUT NOT JOINTLY, HAS REPRESENTED AND AGREED THAT:

PROHIBITION ON SALES TO UK RETAIL INVESTORS

(A) IT HAS NOT OFFERED, SOLD OR OTHERWISE MADE AVAILABLE, AND WILL NOT OFFER, SELL OR OTHERWISE MAKE AVAILABLE, ANY OFFERED CERTIFICATES WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED BY THIS PROSPECTUS TO ANY UK RETAIL INVESTOR (AS DEFINED ABOVE) IN THE UK (AND FOR THE PURPOSES OF THIS PROVISION, THE EXPRESSION “OFFER” INCLUDES THE COMMUNICATION IN ANY FORM AND BY ANY MEANS OF SUFFICIENT INFORMATION ON THE TERMS OF THE OFFER AND THE OFFERED CERTIFICATES SO AS TO ENABLE AN INVESTOR TO DECIDE TO PURCHASE OR SUBSCRIBE FOR THE OFFERED CERTIFICATES);

OTHER UK REGULATORY RESTRICTIONS

(B) IT HAS ONLY COMMUNICATED OR CAUSED TO BE COMMUNICATED AND WILL ONLY COMMUNICATE OR CAUSE TO BE COMMUNICATED AN INVITATION OR INDUCEMENT TO ENGAGE IN INVESTMENT ACTIVITY (WITHIN THE MEANING OF SECTION 21 OF THE FSMA) RECEIVED BY IT IN CONNECTION WITH THE ISSUE OR SALE OF THE OFFERED CERTIFICATES IN CIRCUMSTANCES IN WHICH SECTION 21(1) OF THE FSMA DOES NOT APPLY TO THE ISSUING ENTITY OR THE DEPOSITOR; AND

(C) IT HAS COMPLIED AND WILL COMPLY WITH ALL APPLICABLE PROVISIONS OF THE FSMA WITH RESPECT TO ANYTHING DONE BY IT IN RELATION TO THE OFFERED CERTIFICATES IN, FROM OR OTHERWISE INVOLVING THE UK.

EU SR RULES AND UK SECURITIZATION FRAMEWORK

NONE OF THE SPONSORS, THE DEPOSITOR OR THE UNDERWRITERS, OR THEIR RESPECTIVE AFFILIATES, OR ANY OTHER PERSON, INTENDS TO RETAIN A MATERIAL NET ECONOMIC INTEREST IN THE SECURITIZATION CONSTITUTED BY THE ISSUE OF THE CERTIFICATES, OR TO TAKE ANY OTHER ACTION IN RESPECT OF SUCH SECURITIZATION,

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IN A MANNER PRESCRIBED OR CONTEMPLATED BY THE EU SR RULES (AS DEFINED BELOW) OR THE UK SECURITIZATION FRAMEWORK (AS DEFINED BELOW). IN PARTICULAR, NO SUCH PERSON UNDERTAKES TO TAKE ANY ACTION THAT MAY BE REQUIRED BY ANY PROSPECTIVE INVESTOR OR CERTIFICATEHOLDER FOR THE PURPOSES OF ITS COMPLIANCE WITH ANY REQUIREMENT OF THE EU SR RULES OR THE UK SECURITIZATION FRAMEWORK. IN ADDITION, THE ARRANGEMENTS DESCRIBED UNDER “CREDIT RISK RETENTION” IN THIS PROSPECTUS HAVE NOT BEEN STRUCTURED WITH THE OBJECTIVE OF ENSURING OR FACILITATING COMPLIANCE BY ANY PERSON WITH ANY REQUIREMENT OF THE EU SR RULES OR THE UK SECURITIZATION FRAMEWORK. CONSEQUENTLY, THE OFFERED CERTIFICATES ARE NOT A SUITABLE INVESTMENT FOR ANY PERSON THAT IS NOW OR MAY IN THE FUTURE BE SUBJECT TO ANY REQUIREMENT OF THE EU SR RULES OR THE UK SECURITIZATION FRAMEWORK. SEE “RISK FACTORS—OTHER RISKS RELATING TO THE CERTIFICATES—EU SR RULES AND UK SECURITIZATION FRAMEWORK” IN THIS PROSPECTUS.

PEOPLE’S REPUBLIC OF CHINA

THE OFFERED CERTIFICATES WILL NOT BE OFFERED OR SOLD IN THE PEOPLE’S REPUBLIC OF CHINA (EXCLUDING HONG KONG, MACAU AND TAIWAN, THE “PRC”) AS PART OF THE INITIAL DISTRIBUTION OF THE OFFERED CERTIFICATES BUT MAY BE AVAILABLE FOR PURCHASE BY INVESTORS RESIDENT IN THE PRC FROM OUTSIDE THE PRC.

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES IN THE PRC TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE THE OFFER OR SOLICITATION IN THE PRC.

THE DEPOSITOR DOES NOT REPRESENT THAT THIS PROSPECTUS MAY BE LAWFULLY DISTRIBUTED, OR THAT ANY OFFERED CERTIFICATES MAY BE LAWFULLY OFFERED, IN COMPLIANCE WITH ANY APPLICABLE REGISTRATION OR OTHER REQUIREMENTS IN THE PRC, OR PURSUANT TO AN EXEMPTION AVAILABLE THEREUNDER, OR ASSUME ANY RESPONSIBILITY FOR FACILITATING ANY SUCH DISTRIBUTION OR OFFERING. IN PARTICULAR, NO ACTION HAS BEEN TAKEN BY THE DEPOSITOR WHICH WOULD PERMIT AN OFFERING OF ANY OFFERED CERTIFICATES OR THE DISTRIBUTION OF THIS PROSPECTUS IN THE PRC. ACCORDINGLY, THE OFFERED CERTIFICATES ARE NOT BEING OFFERED OR SOLD WITHIN THE PRC BY MEANS OF THIS PROSPECTUS OR ANY OTHER DOCUMENT. NEITHER THIS PROSPECTUS NOR ANY ADVERTISEMENT OR OTHER OFFERING MATERIAL MAY BE DISTRIBUTED OR PUBLISHED IN THE PRC, EXCEPT UNDER CIRCUMSTANCES THAT WILL RESULT IN COMPLIANCE WITH ANY APPLICABLE LAWS AND REGULATIONS.

HONG KONG

THIS PROSPECTUS HAS NOT BEEN DELIVERED FOR REGISTRATION TO THE REGISTRAR OF COMPANIES IN HONG KONG AND THE CONTENTS OF THIS PROSPECTUS HAVE NOT BEEN REVIEWED OR APPROVED BY ANY REGULATORY AUTHORITY IN HONG KONG. THIS PROSPECTUS DOES NOT CONSTITUTE NOR INTEND TO BE AN OFFER OR INVITATION TO THE PUBLIC IN HONG KONG TO ACQUIRE THE OFFERED CERTIFICATES.

EACH UNDERWRITER HAS REPRESENTED, WARRANTED AND AGREED THAT: (1) IT HAS NOT OFFERED OR SOLD AND WILL NOT OFFER OR SELL IN HONG KONG, BY MEANS OF ANY DOCUMENT, ANY OFFERED CERTIFICATES (EXCEPT FOR CERTIFICATES WHICH ARE A “STRUCTURED PRODUCT” AS DEFINED IN THE SECURITIES AND FUTURES ORDINANCE (CAP. 571) (THE “SFO”) OF HONG KONG) OTHER THAN (A) TO “PROFESSIONAL INVESTORS” AS DEFINED IN THE SFO AND ANY RULES OR REGULATIONS MADE UNDER THE SFO; OR (B) IN OTHER CIRCUMSTANCES WHICH DO NOT RESULT IN THE DOCUMENT

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BEING A “PROSPECTUS” AS DEFINED IN THE COMPANIES (WINDING UP AND MISCELLANEOUS PROVISIONS) ORDINANCE (CAP. 32) (THE “C(WUMP)O”) OF HONG KONG OR WHICH DO NOT CONSTITUTE AN OFFER TO THE PUBLIC WITHIN THE MEANING OF THE C(WUMP)O; AND (2) IT HAS NOT ISSUED OR HAD IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, AND WILL NOT ISSUE OR HAVE IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, WHETHER IN HONG KONG OR ELSEWHERE, ANY ADVERTISEMENT, INVITATION OR DOCUMENT RELATING TO THE OFFERED CERTIFICATES, WHICH IS DIRECTED AT, OR THE CONTENTS OF WHICH ARE LIKELY TO BE ACCESSED OR READ BY, THE PUBLIC OF HONG KONG (EXCEPT IF PERMITTED TO DO SO UNDER THE SECURITIES LAWS OF HONG KONG) OTHER THAN WITH RESPECT TO OFFERED CERTIFICATES WHICH ARE OR ARE INTENDED TO BE DISPOSED OF ONLY TO PERSONS OUTSIDE HONG KONG OR ONLY TO “PROFESSIONAL INVESTORS” AS DEFINED IN THE SFO AND ANY RULES MADE UNDER THE SFO.

W A R N I N G

THE CONTENTS OF THIS PROSPECTUS HAVE NOT BEEN REVIEWED OR APPROVED BY ANY REGULATORY AUTHORITY IN HONG KONG. YOU ARE ADVISED TO EXERCISE CAUTION IN RELATION TO THE OFFER. IF YOU ARE IN ANY DOUBT ABOUT ANY OF THE CONTENTS OF THIS PROSPECTUS, YOU SHOULD OBTAIN INDEPENDENT PROFESSIONAL ADVICE.

SINGAPORE

NEITHER THIS PROSPECTUS NOR ANY OTHER DOCUMENT OR MATERIAL IN CONNECTION WITH ANY OFFER OF THE OFFERED CERTIFICATES HAS BEEN REGISTERED AS A PROSPECTUS WITH THE MONETARY AUTHORITY OF SINGAPORE (“MAS”) UNDER THE SECURITIES AND FUTURES ACT (CAP. 289) OF SINGAPORE (THE “SFA”). ACCORDINGLY, MAS ASSUMES NO RESPONSIBILITY FOR THE CONTENTS OF THIS PROSPECTUS. THIS PROSPECTUS IS NOT A PROSPECTUS AS DEFINED IN THE SFA AND STATUTORY LIABILITY UNDER THE SFA IN RELATION TO THE CONTENTS OF PROSPECTUSES WOULD NOT APPLY. ANY PROSPECTIVE INVESTOR SHOULD CONSIDER CAREFULLY WHETHER THE INVESTMENT IS SUITABLE FOR IT. THIS PROSPECTUS AND ANY OTHER DOCUMENT OR MATERIAL IN CONNECTION WITH THE OFFER OR SALE, OR INVITATION FOR SUBSCRIPTION OR PURCHASE, OF THE OFFERED CERTIFICATES MAY NOT BE CIRCULATED OR DISTRIBUTED, NOR MAY THE OFFERED CERTIFICATES BE OFFERED OR SOLD, OR BE MADE THE SUBJECT OF AN INVITATION FOR SUBSCRIPTION OR PURCHASE, WHETHER DIRECTLY OR INDIRECTLY, TO PERSONS IN SINGAPORE OTHER THAN (I) TO AN INSTITUTIONAL INVESTOR (AS DEFINED IN SECTION 4A(1)(c) OF THE SFA) PURSUANT TO SECTION 274 OF THE SFA (EACH AN “INSTITUTIONAL INVESTOR”), (II) TO A RELEVANT PERSON (AS DEFINED IN SECTION 275(2) OF THE SFA) PURSUANT TO SECTION 275(1), OR ANY PERSON PURSUANT TO SECTION 275(1A) OF THE SFA, AND IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275 OF THE SFA, PROVIDED ALWAYS THAT NONE OF SUCH PERSON SHALL BE AN INDIVIDUAL OTHER THAN AN INDIVIDUAL WHO IS AN ACCREDITED INVESTOR (AS DEFINED IN SECTION 4A(1)(a) OF THE SFA) (EACH, A “RELEVANT INVESTOR”).

NO CERTIFICATES ACQUIRED BY (I) AN INSTITUTIONAL INVESTOR; OR (II) A RELEVANT INVESTOR IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275 OF THE SFA MAY BE OFFERED OR SOLD, MADE THE SUBJECT OF AN INVITATION FOR SUBSCRIPTION OR PURCHASE, OR OTHERWISE TRANSFERRED, WHETHER DIRECTLY OR INDIRECTLY, TO PERSONS IN SINGAPORE, OTHER THAN TO (I) AN INSTITUTIONAL INVESTOR; OR (II) A RELEVANT INVESTOR IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275 OF THE SFA.

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WHERE THE OFFERED CERTIFICATES ARE SUBSCRIBED OR PURCHASED UNDER SECTION 275 OF THE SFA BY A RELEVANT PERSON WHICH IS: (A) A CORPORATION (WHICH IS NOT AN ACCREDITED INVESTOR (AS DEFINED IN SECTION 4A OF THE SFA)) THE SOLE BUSINESS OF WHICH IS TO HOLD INVESTMENTS AND THE ENTIRE SHARE CAPITAL OF WHICH IS OWNED BY ONE OR MORE INDIVIDUALS, EACH OF WHOM IS AN ACCREDITED INVESTOR; OR (B) A TRUST (WHERE THE TRUSTEE IS NOT AN ACCREDITED INVESTOR) WHOSE SOLE PURPOSE IS TO HOLD INVESTMENTS AND EACH BENEFICIARY IS AN ACCREDITED INVESTOR, SECURITIES (AS DEFINED IN SECTION 239(1) OF THE SFA) OF THAT CORPORATION OR THE BENEFICIARIES’ RIGHTS AND INTEREST (HOWSOEVER DESCRIBED) IN THAT TRUST SHALL NOT BE TRANSFERABLE FOR 6 MONTHS AFTER THAT CORPORATION OR THAT TRUST HAS ACQUIRED THE OFFERED CERTIFICATES UNDER SECTION 275 OF THE SFA EXCEPT: (1) TO AN INSTITUTIONAL INVESTOR UNDER SECTION 274 OF THE SFA OR TO A RELEVANT PERSON (AS DEFINED IN SECTION 275(2) OF THE SFA), OR TO ANY PERSON PURSUANT TO AN OFFER THAT IS MADE ON TERMS THAT SUCH SHARES, DEBENTURES AND UNITS OF SHARES AND DEBENTURES OF THAT CORPORATION OR SUCH RIGHTS OR INTEREST IN THAT TRUST ARE ACQUIRED AT A CONSIDERATION OF NOT LESS THAN 200,000 SINGAPORE DOLLARS (OR ITS EQUIVALENT IN A FOREIGN CURRENCY) FOR EACH TRANSACTION, WHETHER SUCH AMOUNT IS TO BE PAID FOR IN CASH OR BY EXCHANGE OF SECURITIES OR OTHER ASSETS, AND FURTHER FOR CORPORATIONS, IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275(1A) OF THE SFA; (2) WHERE NO CONSIDERATION IS GIVEN FOR THE TRANSFER; (3) WHERE THE TRANSFER IS BY OPERATION OF LAW; OR (4) AS SPECIFIED IN SECTION 276(7) OF THE SFA.

REPUBLIC OF KOREA

THESE CERTIFICATES HAVE NOT BEEN REGISTERED WITH THE FINANCIAL SERVICES COMMISSION OF THE REPUBLIC OF KOREA FOR A PUBLIC OFFERING IN THE REPUBLIC OF KOREA. THE UNDERWRITERS HAVE THEREFORE REPRESENTED AND AGREED THAT THE CERTIFICATES HAVE NOT BEEN AND WILL NOT BE OFFERED, SOLD OR DELIVERED DIRECTLY OR INDIRECTLY, OR OFFERED, SOLD OR DELIVERED TO ANY PERSON FOR RE-OFFERING OR RESALE, DIRECTLY OR INDIRECTLY, IN THE REPUBLIC OF KOREA OR TO ANY RESIDENT OF THE REPUBLIC OF KOREA, EXCEPT AS OTHERWISE PERMITTED UNDER APPLICABLE LAWS AND REGULATIONS OF THE REPUBLIC OF KOREA, INCLUDING THE FINANCIAL INVESTMENT SERVICES AND CAPITAL MARKETS ACT AND THE FOREIGN EXCHANGE TRANSACTIONS LAW AND THE DECREES AND REGULATIONS THEREUNDER.

JAPAN

THE OFFERED CERTIFICATES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE FINANCIAL INSTRUMENTS AND EXCHANGE LAW OF JAPAN, AS AMENDED (THE “FIEL”), AND DISCLOSURE UNDER THE FIEL HAS NOT BEEN AND WILL NOT BE MADE WITH RESPECT TO THE OFFERED CERTIFICATES. ACCORDINGLY, EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT IT HAS NOT, DIRECTLY OR INDIRECTLY, OFFERED OR SOLD AND WILL NOT, DIRECTLY OR INDIRECTLY, OFFER OR SELL ANY OFFERED CERTIFICATES IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN (WHICH TERM AS USED IN THIS PROSPECTUS MEANS ANY PERSON RESIDENT IN JAPAN, INCLUDING ANY CORPORATION OR OTHER ENTITY ORGANIZED UNDER THE LAWS OF JAPAN) OR TO OTHERS FOR REOFFERING OR RE-SALE, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, AND OTHERWISE IN COMPLIANCE WITH, THE FIEL AND OTHER RELEVANT LAWS, REGULATIONS AND MINISTERIAL GUIDELINES OF JAPAN. AS PART OF THIS OFFERING OF THE OFFERED

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CERTIFICATES, THE UNDERWRITERS MAY OFFER THE OFFERED CERTIFICATES IN JAPAN TO UP TO 49 OFFEREES IN ACCORDANCE WITH THE ABOVE PROVISIONS.

JAPANESE RETENTION REQUIREMENT

The Japanese Financial Services Agency (“JFSA”) published a risk retention rule as part of the regulatory capital regulation of certain categories of Japanese investors seeking to invest in securitization transactions (the “JRR Rule”). The JRR Rule mandates an “indirect” compliance requirement, meaning that certain categories of Japanese investors will be required to apply higher risk weighting to securitization exposures they hold unless the relevant originator commits to hold a retention interest in the securities issued in the securitization transaction equal to at least 5% of the exposure of the total underlying assets in the securitization transaction (the “Japanese Retention Requirement”), or such investors determine that the underlying assets were not “inappropriately originated.” In the absence of such a determination by such investors that such underlying assets were not “inappropriately originated,” the Japanese Retention Requirement would apply to an investment by such investors in such securities.

No party to the transaction described in this PROSPECTUS has committed to hold a risk retention interest in compliance with the Japanese Retention Requirement, and we make no representation as to whether the transaction described in this PROSPECTUS would otherwise comply with the JRR Rule.

NOTICE TO RESIDENTS OF CANADA

THE OFFERED CERTIFICATES MAY BE SOLD IN CANADA ONLY TO PURCHASERS PURCHASING, OR DEEMED TO BE PURCHASING, AS PRINCIPAL THAT ARE ACCREDITED INVESTORS, AS DEFINED IN NATIONAL INSTRUMENT 45-106 PROSPECTUS EXEMPTIONS OR SUBSECTION 73.3(1) OF THE SECURITIES ACT (ONTARIO), AND ARE PERMITTED CLIENTS, AS DEFINED IN NATIONAL INSTRUMENT 31-103 REGISTRATION REQUIREMENTS, EXEMPTIONS AND ONGOING REGISTRANT OBLIGATIONS. ANY RESALE OF THE OFFERED CERTIFICATES MUST BE MADE IN ACCORDANCE WITH AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE PROSPECTUS REQUIREMENTS OF APPLICABLE SECURITIES LAWS.

SECURITIES LEGISLATION IN CERTAIN PROVINCES OR TERRITORIES OF CANADA MAY PROVIDE A PURCHASER WITH REMEDIES FOR RESCISSION OR DAMAGES IF THIS PROSPECTUS (INCLUDING ANY AMENDMENT HERETO) CONTAINS A MISREPRESENTATION, PROVIDED THAT THE REMEDIES FOR RESCISSION OR DAMAGES ARE EXERCISED BY THE PURCHASER WITHIN THE TIME LIMIT PRESCRIBED BY THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY. THE PURCHASER SHOULD REFER TO ANY APPLICABLE PROVISIONS OF THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY FOR PARTICULARS OF THESE RIGHTS OR CONSULT WITH A LEGAL ADVISOR.

PURSUANT TO SECTION 3A.3 OF NATIONAL INSTRUMENT 33-105 UNDERWRITING CONFLICTS (“NI 33-105”), THE UNDERWRITERS ARE NOT REQUIRED TO COMPLY WITH THE DISCLOSURE REQUIREMENTS OF NI 33-105 REGARDING UNDERWRITER CONFLICTS OF INTEREST IN CONNECTION WITH THIS OFFERING.

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Summary of Terms

This summary highlights selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, read this entire document carefully.

Relevant Parties

Title of Certificates	Commercial Mortgage Pass-Through Certificates, Series 2025-BNK51.
Depositor	Wells Fargo Commercial Mortgage Securities, Inc., a North Carolina corporation, a wholly-owned subsidiary of Wells Fargo Bank, National Association, a national banking association organized under the laws of the United States of America, which is a direct, wholly-owned subsidiary of Wells Fargo & Company, a Delaware corporation. The depositor’s address is 301 South College Street, Charlotte, North Carolina 28202-0901 and its telephone number is (704) 374-6161. See “Transaction Parties—The Depositor”.
Issuing Entity	BANK 2025-BNK51, a New York common law trust, to be established on the closing date under the pooling and servicing agreement. For more detailed information, see “Transaction Parties—The Issuing Entity”.
Sponsors and Originators	The sponsors of this transaction are:
●	Wells Fargo Bank, National Association, a national banking association
●	Morgan Stanley Mortgage Capital Holdings LLC, a New York limited liability company
●	Bank of America, National Association, a national banking association
●	National Cooperative Bank, N.A., a national banking association
●	JPMorgan Chase Bank, National Association, a national banking association

These entities are sometimes also referred to in this prospectus as the “mortgage loan sellers”.

The originators of this transaction are:

●	Wells Fargo Bank, National Association, a national banking association

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●	Morgan Stanley Bank, N.A., a national banking association
●	Bank of America, National Association, a national banking association
●	National Consumer Cooperative Bank, a federally chartered corporation
●	National Cooperative Bank, N.A., a national banking association
●	JPMorgan Chase Bank, National Association, a national banking association

The sponsors originated, co-originated or acquired and will transfer to the depositor the mortgage loans set forth in the following chart:

Sellers of the Mortgage Loans

Mortgage Loan Seller	Originator(1)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Morgan Stanley Mortgage Capital Holdings LLC	Morgan Stanley Bank, N.A.	16	$322,375,362	32.0%
Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	6	237,250,000	23.6
Bank of America, National Association	Bank of America, National Association	8	150,840,000	15.0
National Cooperative Bank, N.A.	National Consumer Cooperative Bank or National Cooperative Bank, N.A.(2)	40	148,940,426	14.8
JPMorgan Chase Bank, National Association	JPMorgan Chase Bank, National Association	3	108,000,000	10.7
JPMorgan Chase Bank, National Association / Wells Fargo Bank, National Association(3)	JPMorgan Chase Bank, National Association / Wells Fargo Bank, National Association	1	40,000,000	4.0
Total		74	$1,007,405,787	100.0%

(1)	Certain of the mortgage loans were co-originated or were part of whole loans that were co-originated by the related mortgage loan seller (or one of its affiliates) and another entity or were originated by another entity that is not affiliated with the related mortgage loan seller and transferred to the mortgage loan seller. See “Description of the Mortgage Pool—Co-Originated or Third-Party Originated Mortgage Loans”.
(2)	With respect to the mortgage loans to be contributed by National Cooperative Bank, N.A., thirty-six (36) of such mortgage loans (13.8%) were originated by National Consumer Cooperative Bank and four (4) of such mortgage loans (1.0%) were originated by National Cooperative Bank, N.A.
(3)	The Market Place Center mortgage loan (4.0%) is comprised of separate notes that are being sold by JPMorgan Chase Bank, National Association and Wells Fargo Bank, National Association. The Market Place Center mortgage loan is evidenced by three (3) promissory notes: (i) notes A-4-B and A-5 with an aggregate outstanding principal balance of $30,000,000 as of the cut-off date, as to which JPMorgan Chase Bank, National Association is acting as mortgage loan seller; and (ii) note A-3-A with an outstanding principal balance of $10,000,000 as of the cut-off date, as to which Wells Fargo Bank, National Association is acting as mortgage loan seller.

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

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Master Servicers	Midland Loan Services, a Division of PNC Bank, National Association, a national banking association, is expected to act as the master servicer under the pooling and servicing agreement with respect to 34 of the mortgage loans (85.2%). National Cooperative Bank, N.A. will act as the master servicer under the pooling and servicing agreement with respect to 40 of the mortgage loans (namely, those mortgage loans that are secured by residential cooperative properties and are expected to be sold to the depositor by National Cooperative Bank, N.A.) (14.8%). Each master servicer will be responsible for the master servicing and administration of the applicable mortgage loans and any related serviced companion loan pursuant to the pooling and servicing agreement (other than any mortgage loan or companion loan that is part of a whole loan and serviced under the related trust and servicing agreement or pooling and servicing agreement, as applicable, related to the transaction indicated in the table entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below). The principal commercial mortgage master servicing offices of Midland Loan Services, a Division of PNC Bank, National Association are located at 10851 Mastin Street, Building 82, Suite 300, Overland Park, Kansas 66210. The principal servicing offices of National Cooperative Bank, N.A. are located at 2011 Crystal Drive, Suite 800, Arlington, VA 22202. See “Transaction Parties—The Master Servicers” and “Pooling and Servicing Agreement”.

The non-serviced mortgage loans will be serviced by the master servicer set forth in the table below under the heading “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

The Primary Servicer	Trimont LLC, a Georgia limited liability company, is expected to act as primary servicer and perform servicing duties delegated by the master servicer with respect to the mortgage loans to be sold to the depositor by Wells Fargo Bank, National Association, pursuant to a primary servicing agreement to be entered into with the master servicer. The principal servicing offices of Trimont LLC are located at Two Alliance Center, 3560 Lenox Road NE, Suite 2200, Atlanta, Georgia 30326 and 550 South Tryon Street, Charlotte, North Carolina 28202. See “Transaction Parties—The Primary Servicer”.
Special Servicers	Rialto Capital Advisors, LLC, a Delaware limited liability company, is expected to be the general special servicer with respect to the mortgage loans (other than any

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excluded special servicer loans) with respect to 34 of the mortgage loans (85.2%). National Cooperative Bank, N.A. will act as the special servicer with respect to 40 of the mortgage loans (14.8%) (namely, those mortgage loans that are secured by residential cooperative properties and are expected to be sold to the depositor by National Cooperative Bank, N.A.). Rialto Capital Advisors, LLC and National Cooperative Bank, N.A. will each act as special servicer with respect to the applicable mortgage loans (other than any excluded special servicer loans) and any related companion loan other than with respect to the non-serviced mortgage loans and related companion loan(s) set forth in the table entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below. The applicable special servicer will be primarily responsible for (i) making decisions and performing certain servicing functions with respect to such mortgage loans and any related serviced companion loan as to which a special servicing transfer event (such as a default or an imminent default) has occurred and (ii) in certain circumstances, reviewing, evaluating, processing and/or providing or withholding consent as to certain special servicer decisions and major decisions relating to such mortgage loans and related companion loans as to which a special servicing transfer event has not occurred, in each case pursuant to the pooling and servicing agreement for this transaction. The principal servicing office of Rialto Capital Advisors, LLC is located at 200 South Biscayne Boulevard, Suite 3550 Miami, Florida 33131. The principal servicing offices of National Cooperative Bank, N.A. are located at 2011 Crystal Drive, Suite 800, Arlington, VA 22202. See “Transaction Parties—The Special Servicers” and “Pooling and Servicing Agreement”.

If the applicable special servicer obtains knowledge that it has become a borrower party with respect to any mortgage loan or serviced whole loan (such mortgage loan referred to herein as an “excluded special servicer loan”), the applicable special servicer will be required to resign as special servicer of that mortgage loan and, prior to the occurrence and continuance of a control termination event under the pooling and servicing agreement, the directing certificateholder will be required to use reasonable efforts to select a separate special servicer that is not a borrower party (referred to herein as an “excluded special servicer”) with respect to any excluded special servicer loan, unless such excluded special servicer loan is also an excluded loan (as to the directing certificateholder or the holder of the majority of the controlling class). For the avoidance of doubt, with respect to a mortgage loan secured by a residential

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cooperative property, a person will not be considered a borrower party solely by reason of such person holding one or more cooperative unit loans that are secured by direct equity interests in the related borrower or owning one or more residential cooperative units comprising the related mortgaged property as a result of any foreclosure, transfer in lieu of foreclosure or other exercise of remedies with respect to any such unit loan(s). After the occurrence and during the continuance of a control termination event, or if at any time the applicable excluded special servicer loan is also an excluded loan (as to the directing certificateholder or the holder of the majority of the controlling class of certificates) or if the directing certificateholder is entitled to appoint the excluded special servicer but does not select a replacement special servicer within 30 days of notice of resignation (provided that the conditions required to be satisfied for the appointment of the replacement special servicer to be effective are not required to be completed within such 30 day period but in any event are to be completed within 120 days), the resigning special servicer will be required to use commercially reasonable efforts to select the related excluded special servicer. See “—Directing Certificateholder” below and “Pooling and Servicing Agreement—Termination of a Master Servicer or Special Servicer for Cause”. Any excluded special servicer with respect to such excluded special servicer loan will be required to perform all of the obligations of the applicable special servicer and will be entitled to all special servicing compensation with respect to such excluded special servicer loan earned during such time as the related mortgage loan is an excluded special servicer loan.

Rialto Capital Advisors, LLC is expected to be appointed as a special servicer by RREF V – D AIV RR L, LLC or another affiliate of Rialto Capital Advisors, LLC, which, on the closing date, is expected to be appointed (or to appoint an affiliate) as the initial directing certificateholder with respect to each serviced mortgage loan (other than any excluded loans). RREF V – D AIV RR L, LLC is expected to also consent to the appointment of National Cooperative Bank, N.A. as special servicer with respect to the mortgage loans secured by residential cooperative properties that are expected to be sold to the depositor by National Cooperative Bank, N.A., and may replace National Cooperative Bank, N.A. in such capacity pursuant to the terms of the pooling and servicing agreement. See “Pooling and Servicing Agreement—The Directing Certificateholder”.

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The special servicer of each non-serviced mortgage loan is set forth in the table below entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Trustee	Computershare Trust Company, N.A. will act as trustee. The corporate trust offices of Computershare Trust Company, N.A. are located at 9062 Old Annapolis Road, Columbia, Maryland 21045 (among other offices). Following the transfer of the mortgage loans, the trustee, on behalf of the issuing entity, will become the mortgagee of record for each mortgage loan (other than a non-serviced mortgage loan) and any related companion loan. See “Transaction Parties—The Certificate Administrator and Trustee” and “Pooling and Servicing Agreement”.

With respect to each non-serviced mortgage loan, the entity set forth in the table entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below, in its capacity as trustee under the trust and servicing agreement or pooling and servicing agreement, as applicable, for the indicated transaction, is the mortgagee of record for that non-serviced mortgage loan and any related companion loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Certificate Administrator	Computershare Trust Company, N.A. will act as certificate administrator. The certificate administrator will also be required to act as custodian, certificate registrar, REMIC administrator, 17g-5 information provider and authenticating agent. The corporate trust offices of Computershare Trust Company, N.A. are located at 9062 Old Annapolis Road, Columbia, Maryland 21045 (among other offices), and for certificate transfer purposes are located at 1505 Energy Park Drive, St. Paul, Minnesota 55108. See “Transaction Parties—The Certificate Administrator and Trustee” and “Pooling and Servicing Agreement”.

The custodian with respect to each non-serviced mortgage loan will be the entity set forth in the table below entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”, as custodian under the trust and servicing agreement or pooling and servicing agreement, as applicable, for the indicated transaction. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Operating Advisor	Pentalpha Surveillance LLC, a Delaware limited liability company, will be the operating advisor. The operating advisor will have certain review and reporting
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responsibilities with respect to the performance of the special servicers, and in certain circumstances may recommend to the certificateholders that a special servicer be replaced. The operating advisor will generally have no obligations or consultation rights as operating advisor under the pooling and servicing agreement for this transaction with respect to a non-serviced whole loan or any related REO property (each of which will be serviced pursuant to the related non-serviced pooling and servicing agreement). See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Operating Advisor”.

Asset Representations

Reviewer	Pentalpha Surveillance LLC, a Delaware limited liability company, will also be serving as the asset representations reviewer. The asset representations reviewer generally will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been exceeded and notification from the certificate administrator that the required percentage of certificateholders have voted to direct a review of such delinquent mortgage loans. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Asset Representations Reviewer”.
Directing Certificateholder	The directing certificateholder will have certain consent and consultation rights in certain circumstances with respect to the mortgage loans (other than any excluded loan as described in the next paragraph), as further described in this prospectus. The directing certificateholder will generally be the controlling class certificateholder (or its representative) selected by more than a specified percentage of the controlling class certificateholders (by certificate balance, as certified by the certificate registrar from time to time as provided for in the pooling and servicing agreement). However, in certain circumstances (such as when no directing certificateholder has been appointed and no one holder owns the largest aggregate certificate balance of the controlling class) there may be no directing certificateholder even if there is a controlling class. See “Pooling and Servicing Agreement—The Directing Certificateholder”.

With respect to the directing certificateholder or the holder of the majority of the controlling class certificates, an “excluded loan” is a mortgage loan or whole loan with respect to which the directing certificateholder or the holder of the majority of the controlling class certificates (by certificate balance), is a

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borrower, a mortgagor, a manager of a mortgaged property, the holder of a mezzanine loan that has accelerated the related mezzanine loan (subject to certain exceptions) or commenced foreclosure or enforcement proceedings against the equity collateral pledged to secure the related mezzanine loan, or any borrower party affiliate thereof.

The controlling class will be, as of any time of determination, the most subordinate certificates among the control eligible certificates that has a certificate balance, as notionally reduced by any allocated cumulative appraisal reduction amounts allocable to such certificates, in the manner described under “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, at least equal to 25% of the initial certificate balance of such classes. As of the closing date, the controlling class will be the Class G-RR certificates. No class of certificates, other than as described above, will be eligible to act as the controlling class or appoint a directing certificateholder.

It is anticipated that on the closing date, RREF V – D AIV RR L, LLC or an affiliate is expected to purchase the Class E-RR, Class F-RR and Class G-RR certificates, and that RREF V – D AIV RR L, LLC or its affiliate is expected to be appointed as the initial directing certificateholder with respect to each mortgage loan (other than any excluded loan).

Each entity identified as an “Initial Directing Party” in the table entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below is the initial directing certificateholder (or the equivalent) under the trust and servicing agreement or pooling and servicing agreement, as applicable, for the indicated transaction and will have certain consent and consultation rights with respect to the related non-serviced whole loan, which are substantially similar, but not identical, to those of the directing certificateholder under the pooling and servicing agreement for this securitization, subject to similar appraisal mechanics. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced AB Whole Loan” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Risk Retention

Consultation Parties	The “risk retention consultation parties” will be (i) a party selected by Bank of America, National Association, (ii) a party selected by Wells Fargo Bank, National Association and (iii) a party selected by Morgan Stanley Bank, N.A., in each case, as an owner of the RR Interest. Each risk retention consultation party will have
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certain non-binding consultation rights in certain circumstances with respect to the mortgage loans (other than certain excluded loans as described in the next paragraph), as further described in this prospectus. Bank of America, National Association, Wells Fargo Bank, National Association and Morgan Stanley Mortgage Capital Holdings LLC (in each case, or an affiliate thereof) are expected to be appointed as the initial risk retention consultation parties.

With respect to any risk retention consultation party or any holder of the RR Interest by whom such risk retention consultation party was appointed, an “excluded loan” is a mortgage loan or whole loan with respect to which such party is a borrower, a mortgagor, a manager of a mortgaged property, the holder of a mezzanine loan that has accelerated the related mezzanine loan or commenced foreclosure or enforcement proceedings against the equity collateral pledged to secure the related mezzanine loan, or any borrower party affiliate thereof.

Certain Affiliations

and Relationships	The originators, the sponsors, the underwriters, and parties to the pooling and servicing agreement have various roles in this transaction as well as certain relationships with parties to this transaction and certain of their affiliates. These roles and other potential relationships may give rise to conflicts of interest as further described in this prospectus under “Risk Factors—Risks Related to Conflicts of Interest” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.
Significant Obligor	There are no significant obligors related to the issuing entity.

Relevant Dates and Periods

Cut-off Date	The mortgage loans will be considered part of the trust fund as of their respective cut-off dates. The cut-off date with respect to each mortgage loan is the respective payment due date for the monthly debt service payment that is due in December 2025 (or, in the case of any mortgage loan that has its first payment due date after December 2025, the date that would have been its payment due date in December 2025 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month).
Closing Date	On or about December 23, 2025.

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Distribution Date	The 4th business day following each determination date. The first distribution date will be in January 2026.
Determination Date	The 11th day of each month or, if the 11th day is not a business day, then the business day immediately following such 11th day.
Record Date	With respect to any distribution date, the last business day of the month preceding the month in which that distribution date occurs.
Business Day	Under the pooling and servicing agreement, a business day will be any day other than a Saturday, a Sunday or a day on which banking institutions in Georgia, Delaware, Pennsylvania, Florida, Maryland, New York, North Carolina, Virginia or any of the jurisdictions in which the respective primary servicing offices of any master servicer or special servicer or the corporate trust offices of either the certificate administrator or the trustee are located, or the New York Stock Exchange or the Federal Reserve System of the United States of America, are authorized or obligated by law or executive order to remain closed.
Interest Accrual Period	The interest accrual period for each class of offered certificates for each distribution date will be the calendar month immediately preceding the month in which that distribution date occurs.
Collection Period	For any mortgage loan to be held by the issuing entity and any distribution date, the period commencing on the day immediately following the payment due date for such mortgage loan in the month preceding the month in which that distribution date occurs and ending on and including the payment due date for such mortgage loan in the month in which that distribution date occurs. However, in the event that the last day of a collection period is not a business day, any periodic payments received with respect to the mortgage loans relating to that collection period on the business day immediately following that last day will be deemed to have been received during that collection period and not during any other collection period.

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Assumed Final Distribution

Date	The assumed final distribution dates set forth below for each class have been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date”:
Class	Assumed Final Distribution Date
Class A-1	December 2030
Class A-3	October 2032
Class A-SB	June 2035
Class A-4	NAP – October 2035(1)
Class A-5	December 2035 – December 2035(2)
Class X-A	NAP
Class X-B	NAP
Class A-S	December 2035
Class B	December 2035
Class C	January 2036

(1)	The range of Assumed Final Distribution Dates is based on the initial certificate balance of the Class A-4 certificates ranging from $0 to $300,000,000.
(2)	The range of Assumed Final Distribution Dates is based on the initial certificate balance of the Class A-5 certificates ranging from $345,568,000 to $645,568,000. In the event that the Class A-5 certificates are issued with an initial certificate balance of $645,568,000, the Class A-4 certificates will not be issued.

The rated final distribution date will be the distribution date in December 2067.

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Transaction Overview

On the closing date, each sponsor will sell its respective mortgage loans to the depositor, which will in turn deposit the mortgage loans into the issuing entity, a common law trust created on the closing date. The issuing entity will be formed by a pooling and servicing agreement to be entered into among the depositor, each applicable master servicer, each applicable special servicer, the certificate administrator, the trustee, the operating advisor and the asset representations reviewer.

The transfers of the mortgage loans from the sponsors to the depositor and from the depositor to the issuing entity in exchange for the offered certificates are illustrated below:

Offered Certificates

General	We are offering the following classes of commercial mortgage pass-through certificates as part of Series 2025-BNK51:
●	Class A-1
●	Class A-3
●	Class A-SB
●	Class A-4
●	Class A-5
●	Class X-A
●	Class X-B
●	Class A-S
●	Class B
●	Class C

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The certificates of this Series will consist of the above classes and the RR Interest and the following classes that are not being offered by this prospectus: Class X-D, Class D, Class E-RR, Class F-RR, Class G-RR and Class R. The RR Interest is not being offered by this prospectus.

Certificate Balances and

Notional Amounts	Your certificates will have the approximate aggregate initial certificate balance or notional amount set forth below, subject to a variance of plus or minus 5%:
Class	Approx. Initial Aggregate Certificate Balance or Notional Amount		Approx. % of Initial Pool Balance	Approx. Initial Credit Support(1)
Class A-1	$17,899,000		1.78%	30.000%
Class A-3	$5,819,000		0.58%	30.000%
Class A-SB	$23,557,000		2.34%	30.000%
	$0	-	0.00% -
Class A-4	$300,000,000	(2)	29.78%	30.000%
	$345,568,000	-	34.30% -
Class A-5	$645,568,000	(2)	64.08%	30.000%
Class X-A	$692,843,000		NAP	NAP
Class X-B	$201,667,000		NAP	NAP
Class A-S	$126,196,000		12.53%	17.250%
Class B	$42,066,000		4.18%	13.000%
Class C	$33,405,000		3.32%	9.625%

(1)	The approximate initial credit support with respect to the Class A-1, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates represent the approximate credit enhancement for the Class A-1, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates in the aggregate. The RR Interest provides credit support only to the limited extent that it is allocated a portion of any losses incurred on the underlying mortgage loans, which such losses are allocated between it, on the one hand, and the non-retained certificates (other than Class R certificates), on the other hand, pro rata, in accordance with their respective percentage allocation entitlements. See “Credit Risk Retention”.
(2)	The exact initial certificate balances of the Class A-4 and Class A-5 certificates are unknown and will be determined based on the final pricing of those classes of certificates. However, the respective initial certificate balances of the Class A-4 and Class A-5 certificates are expected to be within the applicable ranges reflected in the above chart. The aggregate initial certificate balance of the Class A-4 and Class A-5 certificates is expected to be approximately $645,568,000, subject to a variance of plus or minus 5%. In the event that the Class A-5 certificates are issued with an initial certificate balance of $645,568,000, the Class A-4 certificates will not be issued.

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Pass-Through Rates

A. Offered Certificates	Your certificates will accrue interest at an annual rate called a pass-through rate. The initial approximate pass-through rate is set forth below for each class of certificates:
Class	Approx. Initial Pass-Through Rate(1)
Class A-1	[__]%
Class A-3	[__]%
Class A-SB	[__]%
Class A-4	[__]%
Class A-5	[__]%
Class X-A	[__]%
Class X-B	[__]%
Class A-S	[__]%
Class B	[__]%
Class C	[__]%

(1)	The pass-through rate for each class of the Class A-1, Class A-3, Class A-SB, Class A-4, Class A-5, Class A-S, Class B and Class C certificates for any distribution date will be a per annum rate equal to one of the following: (i) a fixed rate per annum, (ii) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, (iii) a variable rate per annum equal to the lesser of (a) a fixed rate and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date or (iv) a variable rate per annum equal to the weighted average of the net mortgage interest rates for the related distribution date minus a specified percentage. The pass-through rate for the Class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates for the related distribution date, weighted on the basis of their respective aggregate certificate balances outstanding immediately prior to that distribution date. The pass-through rate for the Class X-B certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-S, Class B and Class C certificates for the related distribution date, weighted on the basis of their respective aggregate certificate balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

B. Interest Rate

Calculation Convention	Interest on the offered certificates at their applicable pass-through rates will be calculated based on a 360-day year consisting of twelve 30-day months, or a “30/360 basis”.

For purposes of calculating the pass-through rates on the Class X-A and Class X-B certificates and any other class of certificates that has a pass-through rate limited by, equal to or based on the weighted average net mortgage interest rate (which calculation does not include any companion loan interest rate), the mortgage loan interest rates will not reflect any default interest rate, any loan term modifications agreed to by any special servicer or any modifications resulting from a borrower’s bankruptcy or insolvency.

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For purposes of calculating the pass-through rates on the offered certificates, the interest rate for each mortgage loan that accrues interest based on the actual number of days in each month and assuming a 360-day year, or an “actual/360 basis”, will be recalculated, if necessary, so that the amount of interest that would accrue at that recalculated rate in the applicable month, calculated on a 30/360 basis, will equal the amount of interest that is required to be paid on that mortgage loan in that month, subject to certain adjustments as described in “Description of the Certificates—Distributions—Pass-Through Rates” and “—Interest Distribution Amount”.

C. Servicing and

Administration Fees	Each applicable master servicer and special servicer is entitled to a servicing fee or special servicing fee, as the case may be, from the interest payments on each mortgage loan (other than any non-serviced mortgage loan with respect to the special servicing fee only), any related serviced companion loan and any related REO loans and, with respect to the special servicing fees, if the related mortgage loan interest payments (or other collections in respect of the related mortgage loan or mortgaged property) are insufficient, then from general collections on all mortgage loans.

The servicing fee for each distribution date, including the master servicing fee and the portion of the servicing fee payable to any primary servicer or subservicer, is calculated on the outstanding principal amount of each mortgage loan (including any non-serviced mortgage loan) and any related serviced companion loan at a servicing fee rate equal to (1) with respect to each serviced mortgage loan (other than any mortgage loan sold to the depositor by National Cooperative Bank, N.A.), a per annum rate equal to the sum of a master servicing fee rate equal to 0.00125% per annum and a primary servicing fee rate between 0.00125% and 0.00250% per annum, (2) with respect to each mortgage loan sold to the depositor by National Cooperative Bank, N.A., a master servicing fee rate equal to 0.08000% per annum and a primary servicing fee rate equal to 0.00000% per annum, (3) with respect to each non-serviced mortgage loan, a master servicing fee rate equal to 0.00125% per annum, plus the primary servicing fee rate set forth in the chart entitled “Non-Serviced Mortgage Loans” in the “Summary of Terms—Offered Certificates,” and (4) with respect to each serviced companion loan, a primary servicing fee rate equal to 0.00125% per annum.

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The special servicing fee for each distribution date is calculated based on the outstanding principal amount of each mortgage loan (other than any non-serviced mortgage loan) and any related serviced companion loan as to which a special servicing transfer event has occurred (including any REO loans), on a loan-by-loan basis at the special servicing fee rate equal to (a) with respect to Rialto Capital Advisors, LLC, the greater of a per annum rate of 0.25000% and the per annum rate that would result in a special servicing fee for the related month of $5,000 and (b) with respect to National Cooperative Bank, N.A., the greater of 0.25000% and the per annum rate that would result in a special servicing fee for the related month of $2,500.

Each applicable master servicer and special servicer is also entitled to additional fees and amounts, including income on the amounts held in certain accounts and certain permitted investments, liquidation fees and workout fees. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”.

The certificate administrator fee for each distribution date is calculated on the outstanding principal amount of each mortgage loan (including any REO loan and any non-serviced mortgage loan, but not any companion loan) at a per annum rate equal to 0.00936%. The trustee fee is payable by the certificate administrator from the certificate administrator fee.

The operating advisor will be entitled to an upfront fee of $10,000 on the closing date. The operating advisor will also be entitled to a fee on each distribution date calculated on the outstanding principal amount of each mortgage loan and REO loan (including any non-serviced mortgage loan, but not any related companion loan) at a rate equal to 0.00112% per annum with respect to each mortgage loan. The operating advisor will also be entitled under certain circumstances to a consulting fee.

The asset representations reviewer will be entitled to an upfront fee of $5,000 on the closing date. As compensation for the performance of its routine duties, the asset representations reviewer will be entitled to a fee on each distribution date calculated on the outstanding principal amount of each mortgage loan and REO loan (including any non-serviced mortgage loan, but excluding any related companion loan(s)) at a per annum rate equal to 0.00030%. Upon the completion of any asset review with respect to each delinquent loan, the asset representations reviewer will be entitled to a per loan fee in an amount described in “Pooling and Servicing Agreement—Servicing and Other

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Compensation and Payment of Expenses—Asset Representations Reviewer Compensation”.

Each party to the pooling and servicing agreement will also be entitled to be reimbursed by the issuing entity for costs, expenses and liabilities borne by them in certain circumstances. Fees and expenses payable by the issuing entity to any party to the pooling and servicing agreement are generally payable prior to any distributions to certificateholders.

Additionally, with respect to each distribution date, an amount equal to the product of 0.00050% per annum multiplied by the outstanding principal amount of each mortgage loan and any REO loan will be payable to CRE Finance Council® as a license fee for use of its names and trademarks, including an investor reporting package. This fee will be payable prior to any distributions to certificateholders.

Payment of the fees and reimbursement of the costs and expenses described above will generally have priority over the distribution of amounts payable to the certificateholders. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, “—Termination of a Master Servicer or Special Servicer For Cause” and “—Limitation on Liability; Indemnification”.

With respect to each non-serviced mortgage loan set forth in the table below, the master servicer under the related trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of that mortgage loan will be entitled to a primary servicing fee at a rate equal to a per annum rate set forth in the table below, and the special servicer under the related trust and servicing agreement or pooling and servicing agreement, as applicable, will be entitled to a special servicing fee at a rate equal to the per annum rate set forth below. In addition, each party to the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced whole loan will be entitled to receive other fees and reimbursements with respect to the related non-serviced mortgage loan in amounts, from sources, and at frequencies, that are similar, but not necessarily identical, to those described above and, in certain cases (for example, with respect to unreimbursed special servicing fees and servicing advances with respect to the related non-serviced whole loan), such amounts will be reimbursable from general collections on the mortgage loans to the extent not recoverable from the related non-serviced whole loan and to the extent allocable to the related non-serviced

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mortgage loan pursuant to the related intercreditor agreement. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced AB Whole Loan” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

NON-SERVICED MORTGAGE LOANS

Non-Serviced Mortgage Loan	Primary Servicing Fee Rate(1)	Special Servicing Fee Rate
Market Place Center	0.00125% per annum	0.25%
4 Union Square South	0.00125% per annum	0.25%
BioMed MIT Portfolio	0.00010% per annum	0.15%

(1)	Included as part of the Servicing Fee Rate.

Distributions

A. Allocation between

               RR Interest and

Non-Retained Certificates	The aggregate amount available for distributions to the holders of the certificates (including the RR Interest) on each distribution date (net of specified expenses of the issuing entity, including fees payable to, and costs and expenses reimbursable to, any master servicer, any special servicer, the certificate administrator, the trustee, the operating advisor and the asset representations reviewer) will be allocated between amounts available for distribution to the holders of the RR Interest, on the one hand, and for distribution to all other certificates, on the other hand. The certificates other than the RR Interest are referred to in this prospectus as the “non-retained certificates”. On each distribution date, the portion of such amount allocable to: (a) the RR Interest will at all times be the product of such amount multiplied by a fraction, expressed as a percentage, the numerator of which is the initial Certificate Balance of the RR Interest, and the denominator of which is the sum of the aggregate initial Certificate Balance of all of the classes of Principal Balance Certificates (including the RR Interest); and (b) the non-retained certificates will at all times be the product of such amount multiplied by the difference between 100% and the percentage referenced in clause (a), in each case such percentages being referred to in this prospectus as their respective “percentage allocation entitlement”).

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B. Amount and Order

               of Distributions on

               Non-Retained

Certificates	On each distribution date, funds available for distribution to the non-retained certificates (other than any yield maintenance charges and prepayment premiums) will be distributed in the following amounts and order of priority:

First, to the Class A-1, Class A-3, Class A-SB, Class A-4, Class A-5, Class X-A, Class X-B and Class X-D certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those classes of certificates;

Second, to the Class A-1, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates, as follows: (i) to the extent of funds allocated to principal and available for distribution: (a) first, to principal on the Class A-SB certificates, until the certificate balance of the Class A-SB certificates is reduced to the planned principal balance for the related distribution date set forth in Annex E to this prospectus, (b) second, to principal on the Class A-1 certificates, until the certificate balance of the Class A-1 certificates has been reduced to zero, (c) third, to principal on the Class A-3 certificates until the certificate balance of the Class A-3 certificates has been reduced to zero, (d) fourth, to principal on the Class A-4 certificates until the certificate balance of the Class A-4 certificates has been reduced to zero, (e) fifth, to principal on the Class A-5 certificates until the certificate balance of the Class A-5 certificates has been reduced to zero, and (f) sixth, to principal on the Class A-SB certificates, until the certificate balance of the Class A-SB certificates has been reduced to zero, or (ii) if the certificate balance of each class of certificates other than the Class A-1, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates and the RR Interest has been reduced to zero as a result of the allocation of mortgage loan losses to those classes of certificates, funds available for distributions of principal will be distributed to the Class A-1, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates, pro rata, without regard to the distribution priorities described above or the planned principal balance of the Class A-SB certificates.

Third, to the Class A-1, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates to reimburse the Class A-1, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates, first, (i) up to an amount equal to, and pro rata in accordance with, the aggregate previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by each such class,

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then, (ii) up to an amount equal to, and pro rata in accordance with, all accrued and unpaid interest on the amount set forth in clause (i) at the pass-through rate for such class;

Fourth, to the Class A-S certificates as follows: (a) to interest on the Class A-S certificates up to the amount of its interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class A-S certificates until its certificate balance has been reduced to zero; and (c) to reimburse the Class A-S certificates first, in an amount equal to any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those certificates, and then in an amount equal to interest on that amount at the pass-through rate for such class;

Fifth, to the Class B certificates as follows: (a) to interest on the Class B certificates up to the amount of its interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class B certificates until its certificate balance has been reduced to zero; and (c) to reimburse the Class B certificates first, in an amount equal to any previously unreimbursed losses on the mortgage loans that were previously borne by those certificates, and then in an amount equal to interest on that amount at the pass-through rate for such class;

Sixth, to the Class C certificates as follows: (a) to interest on the Class C certificates up to the amount of its interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class C certificates until its certificate balance has been reduced to zero; and (c) to reimburse the Class C certificates first, in an amount equal to any previously unreimbursed losses on the mortgage loans that were previously borne by those certificates, and then in an amount equal to interest on that amount at the pass-through rate for such class;

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Seventh, to the non-offered certificates (other than the Class X-D and Class R certificates and the RR Interest) in the amounts and order of priority described in “Description of the Certificates—Distributions”; and

Eighth, to the Class R certificates, any remaining amounts.

For more detailed information regarding distributions on the non-retained certificates, see “Description of the Certificates—Distributions—Priority of Distributions”.

C. Interest and Principal

Entitlements	A description of the interest entitlement of each class of certificates (other than the Class R certificates) and the RR Interest can be found in “Description of the Certificates—Distributions—Interest Distribution Amount” and “Credit Risk Retention—RR Interest—Priority of Distributions”. As described in that section, there are circumstances in which your interest entitlement for a distribution date could be less than one full month’s interest at the pass-through rate on your certificate’s balance or notional amount.

A description of the amount of principal required to be distributed to each class of the non-retained certificates entitled to principal on a particular distribution date and the RR Interest can be found in “Description of the Certificates—Distributions—Principal Distribution Amount” and “Credit Risk Retention—RR Interest—Priority of Distributions”, respectively.

D. Yield Maintenance

               Charges, Prepayment

Premiums	Yield maintenance charges and prepayment premiums with respect to the mortgage loans will be allocated to the RR Interest, on the one hand, and the non-retained certificates, on the other hand, in accordance with their respective percentage allocation entitlements. Yield maintenance charges and prepayment premiums with respect to the mortgage loans allocated to the non-retained certificates will be further allocated as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”.

For an explanation of the calculation of yield maintenance charges, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

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E. Subordination,

                Allocation of Losses

and Certain Expenses	The chart below describes the manner in which the payment rights of certain classes of non-retained certificates will be senior or subordinate, as the case may be, to the payment rights of other classes of non-retained certificates. The chart also shows the allocation between the RR Interest and the non-retained certificates and the corresponding entitlement to receive principal and/or interest of certain classes of non-retained certificates on any distribution date in descending order. It also shows the manner in which mortgage loan losses are allocated between the RR Interest and the non-retained certificates and the manner in which losses allocated to the non-retained certificates are further allocated to certain classes of the certificates in ascending order (beginning with the horizontal risk retention certificates and the non-offered certificates, other than the Class X-D and Class R certificates and the RR Interest) to reduce the certificate balance of each such class to zero; provided that no principal payments or mortgage loan losses will be allocated to the Class X-A, Class X-B, Class X-D or Class R certificates, although principal payments and mortgage loan losses may reduce the notional amounts of the Class X-A, Class X-B and Class X-D certificates and, therefore, the amount of interest they accrue.

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(1)	The Class X-A, Class X-B and Class X-D certificates are interest-only certificates.
(2)	The Class X-D certificates and the RR Interest are not offered by this prospectus.
(3)	Other than the Class X-D and Class R certificates and the RR Interest.

Other than the subordination of certain classes of non-retained certificates, as described above, no other form of credit enhancement will be available for the benefit of the holders of the offered certificates. The right to payment of holders of the RR Interest is pro rata and pari passu with the right to payment of holders of the non-retained certificates (as a collective whole), and as described above any losses incurred on the mortgage loans will be allocated between the RR Interest, on the one hand, and the non-retained certificates (other than the Class R Certificates), on the other hand, pro rata in accordance with their respective percentage allocation entitlements.

The notional amount of the Class X-A certificates will be reduced by the amount of principal losses or principal payments, if any, allocated to the Class A-1, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates. The notional amount of the Class X-B certificates will be reduced by the amount of principal losses or principal payments, if any, allocated to the Class A-S, Class B and Class C certificates.

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To the extent funds are available on a subsequent distribution date for distribution on your offered certificates, you will be reimbursed for any losses allocated to your offered certificates with interest at the pass-through rate on those offered certificates in accordance with the distribution priorities.

See “Description of the Certificates—Subordination; Allocation of Realized Losses” and “Credit Risk Retention—RR Interest—Allocation of Retained Certificate Realized Losses” for more detailed information regarding the subordination provisions applicable to the certificates and the allocation of losses to the certificates.

F. Shortfalls in Available

Funds	Shortfalls will reduce the aggregate available funds and will correspondingly reduce the amount allocated to the RR Interest and non-retained certificates. The reduction in amounts available for distribution to the non-retained certificates (other than the Class R Certificates) will reduce distributions to the classes of certificates with the lowest payment priorities. Shortfalls may occur as a result of:
●	the payment of special servicing fees and other additional compensation that any special servicer is entitled to receive;
●	interest on advances made by any master servicer, any special servicer or the trustee (to the extent not covered by late payment charges or default interest paid by the related borrower);
●	the application of appraisal reductions to reduce interest advances;
●	extraordinary expenses of the issuing entity including indemnification payments payable to the parties to the pooling and servicing agreement;
●	a modification of a mortgage loan’s interest rate or principal balance; and
●	other unanticipated or default-related expenses of the issuing entity.

In addition, prepayment interest shortfalls on the mortgage loans that are not covered by certain compensating interest payments made by any master servicer will be allocated between the RR Interest, on the one hand, and the non-retained certificates (other than the Class R Certificates), on the other hand, in accordance with their respective percentage allocation

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entitlements. The prepayment interest shortfalls allocated to the non-retained certificates are required to be further allocated among the classes of non-retained certificates entitled to interest, on a pro rata basis, to reduce the amount of interest payable on each such class of certificates to the extent described in this prospectus. See “Description of the Certificates—Prepayment Interest Shortfalls”.

Advances

A. P&I Advances	Each master servicer is required to advance a delinquent periodic payment on each mortgage loan (including any non-serviced mortgage loan) or any REO loan (other than any portion of an REO loan related to a companion loan) serviced by such master servicer, unless in each case, such master servicer or the applicable special servicer determines that the advance would be nonrecoverable. Neither any master servicer nor the trustee will be required to advance balloon payments due at maturity in excess of the regular periodic payment, interest in excess of a mortgage loan’s regular interest rate, default interest, late payment charges, prepayment premiums or yield maintenance charges.

The amount of the interest portion of any advance will be subject to reduction to the extent that an appraisal reduction of the related mortgage loan has occurred (and with respect to any mortgage loan that is part of a whole loan, to the extent such appraisal reduction amount is allocated to the related mortgage loan). There may be other circumstances in which a master servicer will not be required to advance a full month of principal and/or interest. If the applicable master servicer fails to make a required advance, the trustee will be required to make the advance, unless the trustee determines that the advance would be nonrecoverable. If an interest advance is made by the applicable master servicer, such master servicer will not advance the portion of interest that constitutes its servicing fee, but will advance the portion of interest that constitutes the monthly fees payable to the certificate administrator, the trustee, the operating advisor, the asset representations reviewer and the CREFC® license fee.

No master servicer or special servicer or the trustee will make, or be permitted to make, any principal or interest advance with respect to any companion loan.

See “Pooling and Servicing Agreement—Advances”.

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B. Property Protection

Advances	Each master servicer may be required to make advances with respect to the mortgage loans (excluding any non-serviced mortgage loan) and any related companion loan that it is required to service to pay delinquent real estate taxes, assessments and hazard insurance premiums and similar expenses necessary to:
●	protect and maintain (and in the case of REO properties, lease and manage) the related mortgaged property;
●	maintain the lien on the related mortgaged property; and/or
●	enforce the related mortgage loan documents.

No special servicer will have an obligation to make any property protection advances (although they may elect to make them in an emergency circumstance in their sole discretion). If any special servicer makes a property protection advance, the applicable master servicer will be required to reimburse such special servicer for that advance (unless the applicable master servicer determines that the advance would be nonrecoverable, in which case the advance will be reimbursed out of the related collection account) and such master servicer will be deemed to have made that advance as of the date made by the applicable special servicer.

If the applicable master servicer fails to make a required advance of this type, the trustee will be required to make this advance. No master servicer or special servicer or the trustee is required to advance amounts determined by such party to be nonrecoverable.

See “Pooling and Servicing Agreement—Advances”.

With respect to each non-serviced mortgage loan, the applicable master servicer (and the trustee, as applicable) under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of that non-serviced whole loan will be required to make similar advances with respect to delinquent real estate taxes, assessments and hazard insurance premiums as described above.

C. Interest on Advances	Each applicable master servicer, special servicer and the trustee, as applicable, will be entitled to interest on the above described advances at the “Prime Rate” as published in The Wall Street Journal, as described in this prospectus (subject to a floor of 2.00%), compounded annually. Interest accrued on outstanding advances

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may result in reductions in amounts otherwise payable on the certificates. Neither the applicable master servicer nor the trustee will be entitled to interest on advances made with respect to principal and interest due on a mortgage loan until the related payment due date has passed and any grace period for late payments applicable to the mortgage loan has expired. See “Pooling and Servicing Agreement—Advances”.

With respect to each non-serviced mortgage loan, the applicable makers of advances under the related trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of the non-serviced whole loan will similarly be entitled to interest on advances, and any accrued and unpaid interest on property protection advances made in respect of such non-serviced mortgage loan may be reimbursed from general collections on the other mortgage loans included in the issuing entity to the extent not recoverable from such non-serviced whole loan and to the extent allocable to such non-serviced mortgage loan in accordance with the related intercreditor agreement.

The Mortgage Pool

The Mortgage Pool	The issuing entity’s primary assets will be seventy-four (74) fixed-rate commercial mortgage loans, each evidenced by one or more promissory notes secured by first mortgages, deeds of trust, deeds to secure debt or similar security instruments on the fee estate of the related borrower in ninety-one (91) commercial, multifamily, manufactured housing and/or residential cooperative properties. See “Description of the Mortgage Pool—General”.

The aggregate principal balance of the mortgage loans as of the cut-off date will be approximately $1,007,405,787.

Whole Loans

Unless otherwise expressly stated in this prospectus, the term “mortgage loan” refers to each of the seventy-four (74) commercial mortgage loans to be held by the issuing entity. Of the mortgage loans, each mortgage loan in the table below is part of a larger whole loan, which is comprised of the related mortgage loan and one or more loans that are pari passu in right of payment to the related mortgage loan (each referred to in this prospectus as a “pari passu companion loan”), and, in certain cases, one or more loans that are subordinate in right of payment to the related mortgage loan (each referred to in this prospectus as a “subordinate

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companion loan”, and any pari passu companion loan or subordinate companion loan may also be referred to herein as a “companion loan”). The companion loans, together with their related mortgage loan, are referred to in this prospectus as a “whole loan”.

Whole Loan Summary(1)

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	% of Initial Pool Balance	Pari Passu Companion Loan Cut-off Date Balance	Subordinate Companion Loan Cut-off Date Balance	Mortgage Loan Cut-off Date LTV Ratio(2)	Whole Loan Cut-off Date LTV Ratio(3)	Mortgage Loan Underwritten NCF DSCR(2)	Whole Loan Underwritten NCF DSCR(3)
Sheraton Denver Downtown Hotel	$100,000,000	9.9%	$80,000,000	NAP	76.6%	76.6%	1.29x	1.29x
255 Greenwich	$90,000,000	8.9%	$57,000,000	NAP	52.5%	52.5%	1.90x	1.90x
Ellenton Premium Outlets	$84,000,000	8.3%	$36,000,000	NAP	60.6%	60.6%	2.31x	2.31x
Market Place Center	$40,000,000	4.0%	$95,000,000	NAP	50.9%	50.9%	2.96x	2.96x
4 Union Square South	$27,500,000	2.7%	$92,500,000	NAP	41.4%	41.4%	2.42x	2.42x
BioMed MIT Portfolio	$23,500,000	2.3%	$823,500,000	478,000,000	35.3%	55.2%	2.75x	1.66x
(1)	Any unsecuritized pari passu companion loan may be further split.
(2)	Calculated including any related pari passu companion loans, but excluding any related subordinate companion loans or mezzanine debt.
(3)	Calculated including any related pari passu companion loans and/or subordinate companion loans, but excluding any related mezzanine debt.

Each of the Sheraton Denver Downtown Hotel whole loan, the 255 Greenwich whole loan and the Ellenton Premium Outlets whole loan will be serviced by the applicable master servicer and the applicable special servicer pursuant to the pooling and servicing agreement for this transaction. Any information regarding the servicing and administration of such “serviced whole loans”, and related “serviced mortgage loans” and “serviced companion loans” that constitute parts of such serviced whole loans, is presented solely to enhance your understanding of the servicing and administration of the non-serviced whole loans.

Each whole loan identified in the table below will not be serviced under the pooling and servicing agreement for this transaction and instead will be serviced under a separate trust and servicing agreement or pooling and servicing agreement, as applicable, identified in the table below entered into in connection with the securitization of one or more related companion loan(s) and is referred to in this prospectus as a “non-serviced whole loan”. The related mortgage loan is referred to as a “non-serviced mortgage loan” and the related companion loans are each referred to in this prospectus as a “non-serviced companion loan” or collectively, as “non-serviced companion loans”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

For further information regarding the whole loans, see “Description of the Mortgage Pool—The Whole Loans”.

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Non-Serviced Whole Loans(1)

Mortgage Loan Name	Transaction/Pooling Agreement	% of Initial Pool Balance	Master Servicer	Special Servicer	Trustee
Market Place Center	WFCM 2025-C65	4.0%	Midland Loan Services, a Division of PNC Bank, National Association(2)	Argentic Services Company LP	Computershare Trust Company, National Association
4 Union Square South	WFCM 2025-C65	2.7%	Midland Loan Services, a Division of PNC Bank, National Association(2)	Argentic Services Company LP	Computershare Trust Company, National Association
BioMed MIT Portfolio	BX 2025-LIFE(3)	2.3%	KeyBank National Association	KeyBank National Association	Computershare Trust Company, National Association

Mortgage Loan Name	Certificate Administrator	Custodian	Operating Advisor	Initial Directing Party
Market Place Center	Computershare Trust Company, National Association	Computershare Trust Company, National Association	Pentalpha Surveillance LLC	Argentic Securities Income USA 2 LLC(3)
4 Union Square South	Computershare Trust Company, National Association	Computershare Trust Company, National Association	Pentalpha Surveillance LLC	Argentic Securities Income USA 2 LLC(3)
BioMed MIT Portfolio	Computershare Trust Company, National Association	Computershare Trust Company, National Association	N/A(3)	Brookfield Asset Management Credit and Insurance Solutions Advisor LLC

(1)	As of the closing date of the related securitization.
(2)	Trimont LLC acts as primary servicer of the Market Place Center whole loan and the 4 Union Square South whole loan.
(3)	The BX 2025-LIFE trust and servicing agreement does not provide for any operating advisor or similar entity.

For further information regarding the whole loans, see “Description of the Mortgage Pool—The Whole Loans”, and for information regarding the servicing of the non-serviced whole loans, see “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Mortgage Loan Characteristics

The following tables set forth certain anticipated characteristics of the mortgage loans as of the cut-off date (unless otherwise indicated). Except as specifically provided in this prospectus, various information presented in this prospectus (including loan-to-value ratios, debt service coverage ratios, debt yields and cut-off date balances per net rentable square foot, pad, room or unit, as applicable) with respect to any mortgage loan with a pari passu companion loan or subordinate companion loan is calculated including the principal balance and debt service payment of the related pari passu companion loan(s), but is calculated excluding the principal balance and debt service payments of any subordinate companion loan (or any other subordinate debt encumbering the related mortgaged property or any related mezzanine debt or preferred equity).

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In addition, investors should be aware that the appraisals for the mortgaged properties were prepared prior to origination and have not been updated. Similarly, net operating income and occupancy information used in underwriting the mortgage loans may not reflect current conditions. As a result, appraised values, net operating income, occupancy, and related metrics, such as loan-to-value ratios, debt service coverage ratios and debt yields, may not accurately reflect the current conditions at the mortgaged properties.

The sum of the numerical data in any column may not equal the indicated total due to rounding. Unless otherwise indicated, all figures and percentages presented in this “Summary of Terms” are calculated as described under “Description of the Mortgage Pool—Certain Calculations and Definitions” and, unless otherwise indicated, such figures and percentages are approximate and in each case, represent the indicated figure or percentage of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. The principal balance of each mortgage loan as of the cut-off date assumes (or, in the case of each mortgage loan with a cut-off date prior to the date of this prospectus, reflects) the timely receipt of principal scheduled to be paid on or before the cut-off date and no defaults, delinquencies or prepayments on, or modifications of, any mortgage loan on or prior to the cut-off date. Whenever percentages and other information in this prospectus are presented on the mortgaged property level rather than the mortgage loan level, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as stated in Annex A-1. All percentages of the mortgage loans and mortgaged properties, or of any specified group of mortgage loans and mortgaged properties, referred to in this prospectus without further description are approximate percentages of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, by cut-off date balances and/or the allocated loan amount allocated to such mortgaged properties as of the cut-off date.

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The mortgage loans will have the following approximate characteristics as of the cut-off date:

Cut-off Date Mortgage Loan Characteristics

All Mortgage Loans
Initial Pool Balance(1)	$1,007,405,787
Number of mortgage loans	74
Number of mortgaged properties	91
Range of Cut-off Date Balances	$997,313 to $100,000,000
Average Cut-off Date Balance per mortgage loan	$13,613,592
Range of Interest Rates	5.4800% to 6.7090%
Weighted average Interest Rate	6.1615%
Range of original terms to maturity(2)	84 months to 121 months
Weighted average original term to maturity(2)	120 months
Range of remaining terms to maturity(2)	82 months to 121 months
Weighted average remaining term to maturity(2)	119 months
Range of original amortization terms(3)	300 months to 480 months
Weighted average original amortization term(3)	367 months
Range of remaining amortization terms(3)	299 months to 480 months
Weighted average remaining amortization term(3)	366 months
Range of Cut-off-Date LTV Ratios(4)(5)(7)	1.1% to 76.6%
Weighted average Cut-off-Date LTV Ratio(4)(5)(7)	50.8%
Range of LTV Ratios as of the maturity date(4)(5)(7)	1.1% to 76.6%
Weighted average LTV Ratio as of the maturity date(4)(5)(7)	49.1%
Range of U/W NCF DSCRs(5)(6)(7)	1.20x to 32.51x
Weighted average U/W NCF DSCR(5)(6)(7)	2.83x
Range of U/W NOI Debt Yields(5)(7)	8.1% to 199.9%
Weighted average U/W NOI Debt Yield(5)(7)	19.4%
Percentage of Initial Pool Balance consisting of:
Interest Only	66.2%
Amortizing Balloon	26.9%
Interest Only, Amortizing Balloon	6.9%

(1)	Subject to a permitted variance of plus or minus 5%.
(2)	With respect to one (1) mortgage loan (0.5%), the initial payment due date for such mortgage loan occurs after January 2026. On the closing date, the related mortgage loan seller(s) will contribute an initial interest deposit amount to the issuing entity to cover an amount that represents one month’s interest that would have accrued with respect to such mortgage loan at the related interest rate with respect to the assumed January 2026 payment date (the “Closing Date Deposit Amount”). Information presented in this prospectus reflects the contractual loan terms, however, such mortgage loan is being treated as having an initial due date in January 2026.
(3)	Excludes thirty-one (31) mortgage loans (66.2%) identified on Annex A-1, which are interest-only for the entire term.
(4)	Loan-to-value ratios (such as, for example, the loan-to-value ratios as of the cut-off date and the loan-to-value ratios at the maturity date) with respect to the mortgage loans were generally calculated using “as-is” values (or any equivalent term) as described under “Description of the Mortgage Pool—Certain Calculations and Definitions”; provided, that with respect to certain mortgage loans, the related loan-to-value ratios have been calculated using “as-complete”, “as-stabilized” or similar hypothetical values. Such mortgage loans are identified under the definitions of “Appraised Value” and/or “LTV
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Ratio” set forth under “Description of the Mortgage Pool—Definitions”. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

(5)	In the case of mortgage loans that have one or more pari passu companion loans and/or subordinate companion loans that are not included in the issuing entity, the debt service coverage ratio, loan-to-value ratio and debt yield have been calculated including the related pari passu companion loan(s) but excluding any related subordinate companion loan. With respect to the BioMed MIT Portfolio mortgage loan (2.3%), the loan-to-value ratio, debt yield and debt service coverage ratio include any pari passu companion loan(s), as applicable, but exclude the related subordinate companion loan(s). The loan-to-value ratio as of the cut-off date, loan-to-value ratio as of the maturity date, underwritten net cash flow debt service coverage ratio and underwritten net operating income debt yield including the related subordinate companion loan are 55.2%, 55.2%, 1.66x and 10.6%, respectively.
(6)	Debt service coverage ratios (such as, for example, underwritten net cash flow debt service coverage ratios or underwritten net operating income debt service coverage ratios) are calculated based on “Annual Debt Service”, as defined under “Description of the Mortgage Pool—Certain Calculations and Definitions” and “—Definitions”.
(7)	For mortgage loans secured by residential cooperative properties, debt service coverage ratios and debt yield information are calculated using the projected net operating income and the projected net cash flow reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the cut-off date assuming such mortgaged property is operated as a rental property. The loan-to-value ratio information for mortgage loans secured by residential cooperative properties (other than the 3900 Bailey Ave mortgage loan (0.8%), as to which the related mortgaged property is a Mitchell Lama cooperative, as described further herein) is based upon the appraised value of the residential cooperative property reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the cut-off date determined as if such residential cooperative property is operated as a residential cooperative and, in general, such value equals the sum of (i) the gross share value of all cooperative units in such residential cooperative property (generally applying a discount for sponsor or investor held units that are rent regulated, rent stabilized or rent controlled units, and in certain instances, for market rate units as and if deemed appropriate by the appraiser), based in part on various comparable sales of cooperative apartment units in the market, plus, in most cases, (ii) the amount of the underlying debt encumbering such residential cooperative property. See “Risk Factors—Risks Relating to the Mortgage Loans—Residential Cooperative Properties Have Special Risks” and “—Certain Calculations and Definitions—Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives”.

All of the mortgage loans accrue interest on an actual/360 basis.

For further information regarding the mortgage loans, see “Description of the Mortgage Pool”.

Modified and Refinanced

Loans	With respect to the Lawton Town Center mortgage loan (1.7%), the mortgage loan refinanced a prior securitized mortgage loan which matured October 7, 2025. The current mortgage loan refinanced such prior loan, in full, on October 11, 2025.

With respect to the CVS Solomon Portfolio mortgage loan (0.5%), the mortgage loan refinanced a prior securitized mortgage loan which matured September 6, 2025. The previous servicer entered into a consent agreement agreeing to waive default interest if the prior loan was refinanced by October 6, 2025. The current mortgage loan refinanced such prior loan, in full, on October 6, 2025.

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With respect to the Highland Terrace Housing Development Fund Corporation mortgage loan (0.4%), the prior loan to the borrower matured on May 1, 2025 and was not extended. The Highland Terrace Housing Development Fund Corporation mortgage loan closed on August 28, 2025, and the proceeds of the loan were utilized to refinance, in full and without a discounted payoff, the prior defaulted loan.

As of the cut-off date, none of the other mortgage loans were modified due to a delinquency or were refinancings of loans in default at the time of refinancing and/or otherwise involved discounted payoffs in connection with, the origination of such mortgage loans.

Properties with Limited

Operating History	With respect to four (4) of the mortgaged properties (2.2%), such mortgaged properties (i) were constructed or the subject of a major renovation that was completed within 12 calendar months prior to the cut-off date and, therefore, the related mortgaged property has either no prior operating history or limited prior operating history, (ii) have a borrower or an affiliate under the related mortgage loan that acquired the related mortgaged property within 12 calendar months prior to the cut-off date and such borrower or affiliate was unable to provide the related mortgage loan seller with historical financial information for such acquired mortgaged property or (iii) are single tenant properties subject to triple-net leases with the related tenant where the related borrower did not provide the related mortgage loan seller with historical financial information for the related mortgaged property.

See “Description of the Mortgage Pool—Certain Calculations and Definitions” and “Description of the Mortgage Pool—Mortgage Pool Characteristics—Mortgaged Properties With Limited Prior Operating History”.

Certain Variances from

Underwriting Standards	Each sponsor maintains its own set of underwriting guidelines, which typically relate to credit and collateral analysis, loan approval, debt service coverage ratio and loan-to-value ratio analysis, assessment of property condition, escrow requirements and requirements regarding title insurance policy and property insurance. Certain of the mortgage loans may vary from the related mortgage loan seller’s underwriting guidelines described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”; “Transaction Parties—The

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Sponsors and Mortgage Loan Sellers—Wells Fargo Bank, National Association—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting”; “—Morgan Stanley Mortgage Capital Holdings LLC—The Morgan Stanley Group’s Underwriting Standards”; “—Bank of America, National Association—Bank of America’s Commercial Mortgage Loan Underwriting Standards”; “—National Cooperative Bank, N.A.—National Cooperative Bank, N.A.’s Underwriting Standards and Processes”; and “—JPMorgan Chase Bank, National Association—JPMCB’s Underwriting Standards and Processes”.

Additional Aspects of Certificates

Denominations	The offered certificates with certificate balances that are initially offered and sold to purchasers will be issued in minimum denominations of $10,000 and integral multiples of $1 in excess of $10,000. The certificates with notional amounts will be issued, maintained and transferred only in minimum denominations of authorized initial notional amounts of $1,000,000 and integral multiples of $1 in excess of $1,000,000.

Registration, Clearance

and Settlement	Each class of offered certificates will initially be registered in the name of Cede & Co., as nominee of The Depository Trust Company, or DTC.

You may hold offered certificates through: (1) DTC in the United States; or (2) Clearstream Banking, Luxembourg or Euroclear Bank, as operator of the Euroclear System. Transfers within DTC, Clearstream Banking, Luxembourg or Euroclear Bank, as operator of the Euroclear System, will be made in accordance with the usual rules and operating procedures of those systems.

We may elect to terminate the book-entry system through DTC (with the consent of the DTC participants), Clearstream Banking, Luxembourg or Euroclear Bank, as operator of the Euroclear System, with respect to all or any portion of any class of the offered certificates.

See “Description of the Certificates—Book-Entry Registration”.

Credit Risk Retention	For a discussion of the manner in which the U.S. credit risk retention requirements will be satisfied by Bank of America, National Association, as retaining sponsor, see “Credit Risk Retention”.

EU SR Rules and UK

Securitization Framework	None of the sponsors, the depositor or the underwriters, or their respective affiliates, or any other person,

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intends to retain a material net economic interest in the securitization constituted by the issue of the certificates, or to take any other action in respect of such securitization, in a manner prescribed or contemplated by the EU SR Rules or the UK Securitization Framework. In particular, no such person undertakes to take any action that may be required by any prospective investor or certificateholder for the purposes of its compliance with any requirement of the EU SR Rules or the UK Securitization Framework. In addition, the arrangements described under “Credit Risk Retention” in this prospectus have not been structured with the objective of ensuring or facilitating compliance by any person with any such requirement. Consequently, the offered certificates are not a suitable investment for any person that is now or may in the future be subject to any requirement of the EU SR Rules or the UK Securitization Framework. See “Risk Factors—Other Risks Relating to the Certificates— EU SR Rules and UK Securitization Framework” in this prospectus.

Information Available to

Certificateholders	On each distribution date, the certificate administrator will prepare and make available to each certificateholder of record (initially expected to be Cede & Co., in the case of the offered certificates) a statement as to the distributions being made on that date. Additionally, under certain circumstances, certificateholders of record may be entitled to certain other information regarding the issuing entity. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.
Deal Information/Analytics	Certain information concerning the mortgage loans and the certificates may be available to subscribers through the following services:
●	Bloomberg, L.P., CRED iQ, Trepp, LLC, Intex Solutions, Inc., Markit Group Limited, Interactive Data Corp., BlackRock Financial Management, Inc., CMBS.com, Inc., Moody’s Analytics, Inc., Morningstar Credit Information & Analytics, LLC, KBRA Analytics, LLC, MBS Data, LLC, RealInsight, LSEG, DealView Technologies Ltd. (dba DealX) and Recursion Co.;
●	The certificate administrator’s website initially located at www.ctslink.com; and
●	The applicable master servicer’s website initially located at www.pnc.com/midland (with respect to Midland Loan Services, a Division of PNC Bank,

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National Association) and www.ncb.coop (with respect to National Cooperative Bank, N.A.).

Optional Termination	On any distribution date on which the aggregate principal balance of the pool of mortgage loans is less than 1.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, certain entities specified in this prospectus will have the option to purchase all of the remaining mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in this prospectus.

The issuing entity may also be terminated in connection with a voluntary exchange of all of the then-outstanding certificates (other than the Class R certificates) and the RR Interest and deemed payment of a price specified in this prospectus for the mortgage loans then held by the issuing entity, provided that (i) the aggregate certificate balance of the Class A-1, Class A-3, Class A-SB, Class A-4, Class A-5, Class A-S, Class B, Class C and Class D certificates are no longer outstanding, (ii) there is only one holder (or multiple holders acting unanimously) of the outstanding certificates (other than the Class R certificates and the RR Interest), (iii) such holder (or holders) pay an amount equal to the RR Interest’s proportionate share of the price specified in this prospectus and (iv) each applicable master servicer consents to the exchange.

See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”.

Required Repurchases or

Substitutions of Mortgage

Loans; Loss of Value

Payment	Under certain circumstances, the related mortgage loan seller may be obligated to (i) repurchase (without payment of any yield maintenance charge or prepayment premium) or substitute an affected mortgage loan from the issuing entity or (ii) make a cash payment that would be deemed sufficient to compensate the issuing entity in the event of a document defect or a breach of a representation and warranty made by the related mortgage loan seller with respect to the mortgage loan in the related mortgage loan purchase agreement that materially and adversely affects the value of the mortgage loan, the value of the related mortgaged property or the interests of any certificateholders in the mortgage loan or mortgaged property or causes the mortgage loan to be other than a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Internal Revenue Code of 1986, as amended (but without regard to the rule of
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Treasury Regulations Section 1.860G-2(f)(2) that causes a defective loan to be treated as a “qualified mortgage”); provided that, with respect to each mortgage loan that is comprised of multiple promissory notes contributed to this securitization by multiple mortgage loan sellers, including the Market Place Center mortgage loan, each related mortgage loan seller will be obligated to take the above remediation actions as described under “Risk Factors—Other Risks Relating to the Certificates—Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan” as a result of a material document defect or material breach only with respect to the related promissory note(s) sold by it to the depositor as if the note(s) contributed by each such mortgage loan seller and evidencing such mortgage loan were a separate mortgage loan. See “Description of the Mortgage Loan Purchase Agreements—General”.

Sale of Defaulted Loans	Pursuant to the pooling and servicing agreement, under certain circumstances the applicable special servicer is required to use reasonable efforts to solicit offers for defaulted serviced mortgage loans (or a defaulted serviced whole loan and/or related REO properties) and, in the absence of a cash offer at least equal to its outstanding principal balance plus all accrued and unpaid interest and outstanding costs and expenses and certain other amounts under the pooling and servicing agreement, may accept the first (and, if multiple offers are received, the highest) cash offer from any person that constitutes a fair price for the defaulted serviced mortgage loan (or defaulted serviced whole loan) or related REO property, determined as described in “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “—Sale of Defaulted Loans and REO Properties”, unless the applicable special servicer determines, in accordance with the servicing standard (and subject to the requirements of any related intercreditor agreement), that rejection of such offer would be in the best interests of the certificateholders and any related companion loan holder(s) (as a collective whole as if such certificateholders and, if applicable, the related companion loan holders constituted a single lender).

With respect to any non-serviced mortgage loan, if a related pari passu companion loan becomes a defaulted mortgage loan under the trust and servicing agreement or pooling and servicing agreement for the related pari passu companion loan and the special servicer under the related trust and servicing agreement or

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pooling and servicing agreement for the related pari passu companion loan(s) determines to sell such pari passu companion loan(s), then that special servicer will be required to sell such non-serviced mortgage loan together with the related pari passu companion loan(s) and any related subordinate companion loan(s) in a manner similar to that described above. See “Description of the Mortgage Pool—The Whole Loans”.

In the case of mortgage loans that permit certain equity owners of the borrower to incur future mezzanine debt as described in “Description of the Mortgage Pool—Additional Indebtedness—Mezzanine Indebtedness”, the related mezzanine lender may have the option to purchase the related mortgage loan after certain defaults. See “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”, “—Sale of Defaulted Loans and REO Properties” and “Description of the Mortgage Pool—The Whole Loans”.

Tax Status	Elections will be made to treat designated portions of the issuing entity as two separate REMICs – the lower-tier REMIC and the upper-tier REMIC – for federal income tax purposes.

Pertinent federal income tax consequences of an investment in the offered certificates include:

●	Each class of offered certificates will represent REMIC “regular interests”.
●	The offered certificates will be treated as newly originated debt instruments for federal income tax purposes.
●	You will be required to report income on your offered certificates using the accrual method of accounting.
●	It is anticipated that the Class [_] certificates will represent regular interests issued with original issue discount and that the [_] certificates will represent regular interests issued at a premium for federal income tax purposes.

See “Material Federal Income Tax Considerations”.

Certain ERISA

Considerations	Subject to important considerations described under “Certain ERISA Considerations”, the offered certificates are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.
Legal Investment	None of the certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.
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If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of the certificates.

The issuing entity will not be registered under the Investment Company Act of 1940, as amended. The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended, contained in Section 3(c)(5) of the Investment Company Act of 1940, as amended, or Rule 3a-7 under the Investment Company Act of 1940, as amended, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in this prospectus). See “Legal Investment”.

Ratings	The offered certificates will not be issued unless each of the offered classes receives a credit rating from one or more of the nationally recognized statistical rating organizations engaged by the depositor to rate the offered certificates. The decision not to engage one or more other rating agencies in the rating of certain classes of certificates to be issued in connection with this transaction, may negatively impact the liquidity, market value and regulatory characteristics of those classes of certificates. Neither the depositor nor any other person or entity will have any duty to notify you if any other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, unsolicited ratings on one or more classes of certificates after the date of this prospectus.

See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” and “Ratings”.

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Summary of Risk Factors

Investing in the certificates involves risks. Any of the risks set forth in this prospectus under the heading “Risk Factors” may have a material adverse effect on the cash flow on one or more mortgaged properties, the related borrowers’ ability to meet their respective payment obligations under the mortgage loans, and/or on your certificates. As a result, the market price of the certificates could decline significantly and you could lose a part or all of your investment. You should carefully consider all the information set forth in this prospectus and, in particular, evaluate the risks set forth in this prospectus under the heading “Risk Factors” before deciding to invest in the certificates. The following is a summary of some of the principal risks associated with an investment in the certificates:

Risks Relating to the Mortgage Loans

●	Non-Recourse Loans: The mortgage loans (other than the residential cooperative loans sold to the trust by National Cooperative Bank, N.A., which are generally fully recourse to the borrower) are non-recourse loans, and in the event of a default on a mortgage loan, recourse generally may only be had against the specific mortgaged property(ies) and other assets that have been pledged to secure the mortgage loan. Consequently, payment on the certificates is dependent primarily on the sufficiency of the net operating income or market value of the mortgaged properties, each of which may be volatile.
●	Borrowers: Frequent and early occurrence of borrower delinquencies and defaults may adversely affect your investment. Bankruptcy proceedings involving borrowers, borrower organizational structures and additional debt incurred by a borrower or its sponsors may increase risk of loss. In addition, borrowers may be unable to refinance or repay their mortgage loans at the maturity date.
●	Property Performance: Certificateholders are exposed to risks associated with the performance of the mortgaged properties, including location, competition, condition (including environmental conditions), maintenance, ownership, management, and litigation. Property values may decrease even when current operating income does not. The property type (e.g., retail, multifamily, office, leased fee, hospitality, industrial, mixed use and self storage) may present additional risks.
●	Loan Concentration: Certain of the mortgage loans represent significant concentrations of the mortgage pool as of the cut-off date. A default on one or more of such mortgage loans may have a disproportionate impact on the performance of the certificates.
●	Property Type Concentration: Certain property types represent significant concentrations of the mortgaged properties securing the mortgage pool as of the cut-off date, based on allocated loan amounts. Adverse developments with respect to those property types or related industries may have a disproportionate impact on the performance of the certificates.
●	Other Concentrations: Losses on loans to related borrowers or cross-collateralized and cross-defaulted loan groups, geographical concentration of the mortgaged properties, and concentration of tenants among the mortgaged properties, may disproportionately affect distributions on the offered certificates.
●	Tenant Performance: The repayment of a commercial or multifamily mortgage loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. Therefore, the performance of the mortgage loans will be highly dependent on the performance of tenants and tenant leases.
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●	Significant Tenants: Properties that are leased to a single tenant or a tenant that comprises a significant portion of the rental income are disproportionately susceptible to interruptions of cash flow in the event of a lease expiration or termination or a downturn in the tenant’s business.
●	Underwritten Net Cash Flow: Underwritten net cash flow for the mortgaged properties could be based on incorrect or flawed assumptions.
●	Appraisals: Appraisals may not reflect the current or future market value of the mortgaged properties.
●	Inspections: Property inspections may not identify all conditions requiring repair or replacement.
●	Insurance: The absence or inadequacy of terrorism, fire, flood, earthquake and other insurance may adversely affect payment on the certificates.
●	Zoning: Changes in zoning laws may affect the ability to repair or restore a mortgaged property. Properties or structures considered to be “legal non-conforming” may not be able to be restored or rebuilt “as-is” following a casualty or loss.

Risks Relating to Conflicts of Interest

●	Transaction Parties: Conflicts of interest may arise from the transaction parties’ relationships with each other or their economic interests in the transaction.
●	Directing Holder and Companion Holders: Certain certificateholders and companion loan holders have control and/or consent rights regarding the servicing of the mortgage loans and related whole loans. Such rights include rights to remove and replace the special servicer without cause and/or to direct or recommend the applicable special servicer or non-serviced special servicer to take actions that conflict with the interests of holders of certain classes of certificates. The right to remove and replace the special servicer may give the directing holder the ability to influence the special servicer’s servicing actions in a manner that may be more favorable to the directing holder relative to other certificateholders.

Other Risks Relating to the Certificates

●	Limited Obligations: The certificates will only represent ownership interests in the issuing entity, and will not be guaranteed by the sponsors, the depositor or any other person. The issuing entity’s assets may be insufficient to repay the offered certificates in full.
●	Uncertain Yields to Maturity: The offered certificates have uncertain yields to maturity. Prepayments on the underlying mortgage loans will affect the average lives of the certificates; and the rate and timing of prepayments may be highly unpredictable. Optional early termination of the issuing entity may also adversely impact your yield or may result in a loss.
●	Rating Agency Feedback: Future events could adversely impact the credit ratings and value of your certificates.
●	Limited Credit Support: Credit support provided by subordination of certain certificates is limited and may not be sufficient to prevent loss on the offered certificates.

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Risk Factors

You should carefully consider the following risks before making an investment decision. In particular, distributions on your certificates will depend on payments received on, and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

If any of the following events or circumstances identified as risks actually occur or materialize, your investment could be materially and adversely affected. We note that additional risks and uncertainties not presently known to us may also impair your investment.

This prospectus also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus.

Risks Related to Market Conditions and Other External Factors

Cyberattacks or Other Security Breaches Could Have a Material Adverse Effect on the Business of the Transaction Parties

In the normal course of business, the sponsors, the master servicers, the special servicers and the other transaction parties may collect, process and retain confidential or sensitive information regarding their customers (including mortgage loan borrowers and applicants). The sharing, use, disclosure and protection of this information is governed by the privacy and data security policies of such parties.  Moreover, there are federal, state and international laws regarding privacy and the storing, sharing, use, disclosure and protection of personally identifiable information and user data.  Although the transaction parties may devote significant resources and management focus to ensuring the integrity of their systems through information security and business continuity programs, their facilities and systems, and those of their third-party service providers, may be subject to external or internal security breaches, acts of vandalism, computer viruses, misplaced or lost data, programming or human errors, or other similar events. The access by unauthorized persons to, or the improper disclosure by the sponsors, the master servicers, the special servicers or any other transaction party of, confidential information regarding their customers or their own proprietary information, software, methodologies and business secrets could result in business disruptions, legal or regulatory proceedings, reputational damage, or other adverse consequences, any of which could materially adversely affect their financial condition or results of operations (including the servicing of the mortgage loans). Cybersecurity risks for organizations like the sponsors, the master servicers, the special servicers and the other transaction parties have increased recently in part because of new technologies, the use of the internet and telecommunications technologies (including mobile and other connected devices) to conduct financial and other business transactions, the increased sophistication and activities of organized crime, perpetrators of fraud, hackers, terrorists and others, and the evolving nature of these threats. Hackers engage in attacks against organizations from time to time that are designed to disrupt key business services. There can be no assurance that the sponsors, the master servicers, the special servicers or the other transaction parties will not be subject to attacks and suffer any such losses in the future.

Cyberattacks or other breaches, whether affecting the sponsors, the master servicers, the special servicers or other transaction parties, could result in heightened consumer

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concern and regulatory focus and increased costs, which could have a material adverse effect on the sponsors’, each master servicer’s, each special servicer’s or another transaction party’s businesses. If the business of the sponsors or any of their affiliates is materially adversely affected by such events, the sponsors may not be able to fulfill their remedy obligations with respect to a mortgage loan.

Risks Relating to the Mortgage Loans

Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed

The mortgage loans are not insured or guaranteed by any person or entity, governmental or otherwise.

Investors should treat each mortgage loan as a non-recourse loan, except for residential cooperative loans sold to the trust by National Cooperative Bank, N.A., which are generally fully recourse to the borrower and do not have separate guarantors for non-recourse carveouts. If a default occurs on a non-recourse loan, recourse generally may be had only against the specific mortgaged properties and other assets that have been pledged to secure the mortgage loan. Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment at maturity is primarily dependent upon the market value of the mortgaged property or the borrower’s ability to refinance or sell the mortgaged property.

Although the mortgage loans (except for residential cooperative loans sold to the trust by National Cooperative Bank, N.A., which are generally full recourse to the related borrower and do not have separate guarantors for non-recourse carveouts) generally are non-recourse in nature, certain mortgage loans contain non-recourse carveouts for liabilities such as liabilities as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters. Certain mortgage loans set forth under “Description of the Mortgage Pool—Non-Recourse Carveout Limitations” either do not contain non-recourse carveouts or contain material limitations to non-recourse carveouts. Often these obligations are guaranteed by an affiliate of the related borrower, although liability under any such guaranty may be capped or otherwise limited in amount or scope. Furthermore, certain guarantors may be foreign entities or individuals which, while subject to the domestic governing law provisions in the guaranty and related mortgage loan documents, could nevertheless require enforcement of any judgment in relation to a guaranty in a foreign jurisdiction, which could, in turn, cause a significant time delay or result in the inability to enforce the guaranty under foreign law.

Certain of the Mortgage Loans may have “sunset” clauses that provide that recourse liability (including for environmental matters) terminates following repayment or defeasance in full, or that the recourse liability of the carveout guarantor will not apply to any action, event or condition arising after the foreclosure of the Mortgaged Property or similar action by a mortgage lender or an equity foreclosure by a mezzanine lender.

Additionally, the guarantor’s net worth and liquidity may be less (and in some cases, materially less) than amounts due under the related mortgage loan or the guarantor’s sole asset may be its interest in the related borrower. In addition, all residential cooperative mortgage loans do not have separate guarantors for non-recourse carveouts. Certain mortgage loans may have the benefit of a general payment guaranty of all or a portion of the indebtedness under the mortgage loan. In all cases, however, the mortgage loans should be considered to be non-recourse obligations because neither the depositor nor the sponsors make any representation or warranty as to the obligation or ability of any borrower or guarantor to pay any deficiencies between any foreclosure proceeds and the

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mortgage loan indebtedness. In addition, certain mortgage loans may provide for recourse to a guarantor for all or a portion of the indebtedness or for any loss or costs that may be incurred by the borrower or the lender with respect to certain borrower obligations under the related mortgage loan documents. In such cases, we cannot assure you any recovery from such guarantor will be made or that such guarantor will have assets sufficient to pay any otherwise recoverable claim under a guaranty.

Risks of Commercial and Multifamily Lending Generally

The mortgage loans will be secured by various income-producing commercial and multifamily properties. The repayment of a commercial or multifamily loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. Even the liquidation value of a commercial property is determined, in substantial part, by the capitalization of the property’s ability to produce cash flow. However, net operating income can be volatile and may be insufficient to cover debt service on the loan at any given time.

The net operating incomes and property values of the mortgaged properties may be adversely affected by a large number of factors. Some of these factors relate to the properties themselves, such as:

●	the age, design and construction quality of the properties;
●	perceptions regarding the safety, convenience and attractiveness of the properties, including perceptions as to crime, risk of terrorism or other factors;
●	the characteristics and desirability of the area where the property is located;
●	the strength and nature of the local economy, including labor costs and quality, tax environment and quality of life for employees;
●	the proximity and attractiveness of competing properties;
●	the adequacy of the property’s management and maintenance;
●	increases in interest rates, real estate taxes and operating expenses at the property and in relation to competing properties;
●	an increase in the capital expenditures needed to maintain the properties or make improvements;
●	the dependence upon a single tenant or concentration of tenants in a particular business or industry;
●	a decline in the businesses operated by tenants or in their financial condition;
●	an increase in vacancy rates; and
●	a decline in rental rates as leases are renewed or entered into with new tenants.

Other factors are more general in nature, such as:

●	national or regional economic conditions, including plant closings, military base closings, industry slowdowns, oil and/or gas drilling facility slowdowns or closings and unemployment rates;

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●	local real estate conditions, such as an oversupply of competing properties, retail space, office space, multifamily housing or hotel capacity;
●	demographic factors;
●	consumer confidence;
●	consumer tastes and preferences;
●	political factors;
●	environmental factors;
●	seismic activity risk;
●	retroactive changes in building codes;
●	changes or continued weakness in specific industry segments;
●	location of certain mortgaged properties in less densely populated or less affluent areas; and
●	the public perception of safety for customers and clients.

The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

●	the length of tenant leases (including that in certain cases, all or substantially all of the tenants, or one or more sole, anchor or other major tenants, at a particular mortgaged property may have leases that expire or permit the tenant(s) to terminate its lease during the term of the loan);
●	the quality and creditworthiness of tenants;
●	tenant defaults;
●	in the case of rental properties, the rate at which new rentals occur;
●	with respect to residential cooperative loans, the discretion afforded to the cooperative board of directors to establish maintenance charges payable by tenant-shareholders; and
●	the property’s “operating leverage”, which is generally the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

Further, changes to tax laws as they relate to property ownership, depreciation schedules and interest and mortgage deductibility could affect the value of the mortgaged properties.

A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with relatively higher operating leverage or short term revenue sources, such as short term or month-to-month leases, and may lead to higher rates of delinquency or defaults.

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Most of the mortgage loans have 10 year terms to maturity. Rapid technological advances and changes in consumer tastes over the course of those 10 years may impact the use, occupancy and demand for the products or services related to the mortgaged properties securing such mortgage loans. In addition, tenant needs may change due to such factors and the related property may not be able to quickly adapt to such changes. We cannot assure you that any such changes will not impact the performance of the related mortgaged properties, the ability of the related mortgagors to continue to make payments of debt service on the related mortgage loans or to secure refinancing of the mortgage loans or to pay the principal balance of their mortgage loans at maturity.

In addition, certain mortgaged properties may be located in an area that is primarily dependent on a single company or industry. In that case, any change that adversely affects that company or industry could reduce occupancy at the related mortgaged properties.

Sale-Leaseback Transactions Have Special Risks

Certain mortgaged properties were each the subject of a sale-leaseback transaction in connection with the acquisition of such property (or a portion of such property) by the related borrower or following such acquisition, including the Sheraton Denver Downtown Hotel mortgaged property (9.9%). Each of these mortgaged properties (or a portion thereof) are leased to a tenant, who is the former owner of the mortgaged property or portion thereof, pursuant to a lease. We cannot assure you that any of these tenants will not file for bankruptcy protection.

A bankruptcy with respect to a tenant in a sale-leaseback transaction could result in the related lease being recharacterized as a loan from the borrower to the tenant. If the lease were recharacterized as a loan, the lease would be a deemed loan and the tenant would gain a number of potential benefits in a bankruptcy case. The tenant could retain possession of the mortgaged property during the pendency of its bankruptcy case without having to comply with the ongoing post-petition rent requirements of section 365(d)(3) of the Bankruptcy Code, which requires a tenant to start paying rent within 60 days following the commencement of its bankruptcy case, while deciding whether to assume or reject a lease of nonresidential real property. The tenant desiring to remain in possession of the mortgaged property would not have to assume the lease within 120 days following the commencement of its bankruptcy case pursuant to section 365(d)(4) of the Bankruptcy Code or comply with the conditions precedent to assumption, including curing all defaults, compensating for damages and giving adequate assurance of future performance. To the extent the deemed loan is under-secured, the tenant would be able to limit the secured claim to the then-current value of the mortgaged property and treat the balance as a general unsecured claim. The tenant also might assert that the entire claim on the deemed loan is an unsecured claim. In Liona Corp., Inc. v. PCH Associates (In re PCH Associates), 949 F.2d 585 (2d Cir. 1991), the court considered the effect of recharacterizing a sale-leaseback transaction as a financing rather than a true lease. The court held that the landlord’s record title to the leased property should be treated as an equitable mortgage securing the deemed loan. Under the reasoning of that case, if a lease were recharacterized as a loan, the related borrower would have a claim against the tenant secured by an equitable mortgage. Here, that secured claim has been collaterally assigned to the mortgagees. However, the legal authority considering the effects of such a recharacterization is limited, and we cannot assure you that a bankruptcy court would follow the reasoning of the PCH Associates case.

There is also a risk that a tenant that files for bankruptcy protection may reject the related lease. It is likely that each lease constitutes an “unexpired lease” for purposes of the Bankruptcy Code. Federal bankruptcy law provides generally that rights and obligations

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under an unexpired lease of a debtor may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely on the basis of a provision in such lease providing for the termination or modification of such rights or obligations upon the filing of a bankruptcy petition or the occurrence of certain other similar events. This prohibition on so called “ipso facto clauses” could limit the ability of a borrower to exercise certain contractual remedies with respect to a lease. In addition, the Bankruptcy Code provides that a trustee in bankruptcy or debtor in possession may, subject to approval of the court, (a) assume an unexpired lease and (i) retain it or (ii) unless applicable law excuses a party other than the debtor from accepting performance from or rendering performance to an entity other than the debtor, assign it to a third party (notwithstanding any other restrictions or prohibitions on assignment) or (b) reject such contract. In a bankruptcy case of a tenant, if the lease were to be assumed, the trustee in bankruptcy on behalf of the tenant, or the tenant as debtor in possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the related borrower for its losses and provide such borrower with “adequate assurance” of future performance. Such remedies may be insufficient, however, as the borrower may be forced to continue under the lease with a tenant that is a poor credit risk or an unfamiliar tenant if the lease was assigned (if applicable state law does not otherwise prevent such an assignment), and any assurances provided to the borrower may, in fact, be inadequate. If the lease is rejected, such rejection generally constitutes a breach of the lease immediately before the date of the filing of the petition. As a consequence, the borrower would have only an unsecured claim against the tenant for damages resulting from such breach, which could adversely affect the security for the certificates.

Furthermore, there is likely to be a period of time between the date upon which a tenant files a bankruptcy petition and the date upon which the lease is assumed or rejected. Although the tenant is obligated to make all lease payments within 60 days following the commencement of the bankruptcy case, there is a risk that such payments will not be made due to the tenant’s poor financial condition. If the lease is rejected, the lessor will be treated as an unsecured creditor with respect to its claim for damages for termination of the lease and the borrower must re-let the mortgaged property before the flow of lease payments will recommence. In addition, pursuant to section 502(b)(6) of the Bankruptcy Code, a lessor’s damages for lease rejection are limited to the amount owed for the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition (or earlier surrender of the leased premises) which are unrelated to the rejection, plus the greater of one year’s rent or 15% of the remaining rent reserved under the lease (but not to exceed three years’ rent).

As discussed above, bankruptcy courts, in the exercise of their equitable powers, have the authority to recharacterize a lease as a financing. We cannot assure you such recharacterization would not occur with respect to the mortgage loans as to which the related mortgaged properties were the subject of sale-leaseback transactions.

The application of any of these doctrines to any one of the sale-leaseback transactions could result in substantial, direct and material impairment of the rights of the certificateholders.

Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases

General

Any tenant may, from time to time, experience a downturn in its business, which may weaken its financial condition and result in a reduction or failure to make rental payments when due. Tenants under certain leases included in the underwritten net cash flow,

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underwritten net operating income or occupancy may nonetheless be in financial distress. If tenants’ sales were to decline, percentage rents may decline and, further, tenants may be unable to pay their base rent or other occupancy costs. Factors unrelated to a tenant’s operations at a particular mortgaged property may also result in the tenant’s failure to make payments under its lease (including, for example, economic sanctions imposed on the tenant’s parent company or other financial distress experienced by affiliates of the tenant). If a tenant defaults in its obligations to a property owner, that property owner may experience delays in enforcing its rights as lessor and may incur substantial costs and experience significant delays associated with protecting its investment, including costs incurred in renovating and reletting the property.

Additionally, the income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

●	space in the mortgaged properties could not be leased or re-leased or substantial re-leasing costs were required and/or the cost of performing landlord obligations under existing leases materially increased;
●	leasing or re-leasing is restricted by exclusive rights of tenants to lease the mortgaged properties or other covenants not to lease space for certain uses or activities, or covenants limiting the types of tenants to which space may be leased;
●	a significant tenant were to become a debtor in a bankruptcy case;
●	rental payments could not be collected for any other reason; or
●	a borrower fails to perform its obligations under a lease resulting in the related tenant having a right to terminate such lease.

In addition, certain tenants may be part of a chain that is in financial distress as a whole, or the tenant’s parent company may have implemented or expressed an intent to implement a plan to consolidate or reorganize its operations, close a number of stores in the chain, reduce exposure, relocate stores or otherwise reorganize its business to cut costs.

There may be (and there may exist from time to time) pending or threatened legal proceedings against, or disputes with, certain tenants and/or their parent companies that may have a material adverse effect on the related tenant’s ability to pay rent or remain open for business. We cannot assure you that any such litigation or dispute will not result in a material decline in net operating income at the related mortgaged property.

Certain tenants currently may be in a rent abatement period. We cannot assure you that such tenants will be in a position to pay full rent when the abatement period expires. We cannot assure you that the net operating income contributed by the mortgaged properties will remain at its current or past levels.

Certain tenants may have the right to assign their leases (and be released from their lease obligations) without landlord consent, either to other tenants meeting specific criteria, or more generally. In such event, the credit of the replacement tenant may be weaker than that of the assigning tenant.

A Tenant Concentration May Result in Increased Losses

Mortgaged properties that are owner-occupied or leased to a single tenant, or a tenant that makes up a significant portion of the rental income, also are more susceptible to

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interruptions of cash flow if that tenant’s business operations are negatively impacted or if such tenant fails to renew its lease. This is so because:

●	the financial effect of the absence of rental income may be severe;
●	more time may be required to re-lease the space; and
●	substantial capital costs may be incurred to make the space appropriate for replacement tenants.

In the event of a default by that tenant, if the related lease expires prior to the mortgage loan maturity date and the related tenant fails to renew its lease or if such tenant exercises an early termination option, there would likely be an interruption of rental payments under the lease and, accordingly, insufficient funds available to the borrower to pay the debt service on the mortgage loan. In certain cases where the tenant owns the improvements on the mortgaged property, the related borrower may be required to purchase such improvements in connection with the exercise of its remedies.

With respect to certain of these mortgaged properties that are leased to a single tenant, the related leases may expire prior to, or soon after, the maturity dates of the mortgage loans or the related tenant may have the right to terminate the lease prior to the maturity date of the mortgage loan. If the current tenant does not renew its lease on comparable economic terms to the expired lease, if a single tenant terminates its lease or if a suitable replacement tenant does not enter into a new lease on similar economic terms, there could be a negative impact on the payments on the related mortgage loan.

A deterioration in the financial condition of a tenant, the failure of a tenant to renew its lease or the exercise by a tenant of an early termination right can be particularly significant if a mortgaged property is owner-occupied, leased to a single tenant, or if any tenant makes up a significant portion of the rental income at the mortgaged property.

Concentrations of particular tenants among the mortgaged properties or within a particular business or industry at one or multiple mortgaged properties increase the possibility that financial problems with such tenants or such business or industry sectors could affect the mortgage loans. In addition, the mortgage loans may be adversely affected if a tenant at the mortgaged property is highly specialized, or dependent on a single industry or only a few customers for its revenue. See “—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” below, and “Description of the Mortgage Pool—Tenant Issues—Tenant Concentrations” for information on tenant concentrations in the mortgage pool.

Mortgaged Properties Leased to Multiple Tenants Also Have Risks

If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for payments on the related mortgage loan. Multi-tenant mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses. See Annex A-1 for tenant lease expiration dates for the 5 largest tenants at each mortgaged property.

Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks

If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, there may be conflicts of interest. For instance, it is more likely a landlord will waive lease conditions for an affiliated tenant than

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it would for an unaffiliated tenant. We cannot assure you that the conflicts of interest arising where a borrower is affiliated with a tenant at a mortgaged property will not adversely impact the value of the related mortgage loan.

In certain cases, an affiliated lessee may be a tenant under a master lease with the related borrower, under which the tenant is obligated to make rent payments but does not occupy any space at the mortgaged property. Master leases in these circumstances may be used to bring occupancy to a “stabilized” level with the intent of finding additional tenants to occupy some or all of the master leased space, but may not provide additional economic support for the mortgage loan. If a mortgaged property is leased in whole or substantial part to the borrower or to an affiliate of the borrower, a deterioration in the financial condition of the borrower or its affiliate could significantly affect the borrower’s ability to perform under the mortgage loan as it would directly interrupt the cash flow from the mortgaged property if the borrower’s or its affiliate’s financial condition worsens. We cannot assure you that any space leased by a borrower or an affiliate of the borrower will eventually be occupied by third party tenants.

See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases” for information on properties leased in whole or in part to borrowers and their affiliates.

Mortgaged Properties Leased to School Tenants Also Have Risks

Certain of the mortgaged properties may be occupied by a tenant operating a school. The cash flows generated from private schools are generally dependent on student enrollment and the ability of enrolled students to pay tuition, which in some cases is dependent on the ability to obtain financial aid or loans. Enrollment at a private school may decrease due to, among other factors:

●	changing local demographics;
●	competition from other schools;
●	increases in tuition and/or reductions in availability of student loans, government
●	grants or scholarships;
●	poor performance by teachers, administrative staff or students; or
●	mismanagement at the private school.

Some school tenants are for-profit institutions that rely on tuition from students, many of which finance their education by utilizing the federal financial assistance Title IV of the Higher Education Act of 1965 (“Title IV Financial Aid”). A for-profit education company will become ineligible for enrolling students that utilize the Title IV Financial Aid for at least two fiscal years, if during the immediately preceding two consecutive fiscal years such institution derives more than 90% of its revenues from the enrollment of students that obtain Title IV Financial Aid. A reduction in student enrollment may impact the ability of the school to pay rent, and there can be no assurance that the related borrower will be in a position to meet its obligations under the related mortgage loan documents if such tenant fails to pay its rent. In addition, there is proposed legislation that could potentially change the Title IV Financial Aid funding methods, which may negatively affect the for-profit education companies.

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Tenant Bankruptcy Could Result in a Rejection of the Related Lease

The bankruptcy or insolvency of a major tenant or a number of smaller tenants, such as in retail properties, may have an adverse impact on the mortgaged properties affected and the income produced by such mortgaged properties. Under the federal bankruptcy code codified in Title 11 of the United States Code, as amended from time to time (the “Bankruptcy Code”) a tenant has the option of assuming or rejecting or, subject to certain conditions, assuming and assigning to a third party, any unexpired lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would (absent collateral securing the claim) be treated as a general unsecured claim against the tenant and a lessor’s damages for lease rejection are generally subject to certain limitations. We cannot assure you that tenants of the mortgaged properties will continue making payments under their leases or that tenants will not file for bankruptcy protection in the future or, if any tenants do file, that they will continue to make rental payments in a timely manner. See “Certain Legal Aspects of Mortgage Loans—Foreclosure—Bankruptcy Laws”. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” for information regarding bankruptcy issues with respect to certain mortgage loans.

In the case of certain mortgage loans included in the mortgage pool, it may be possible that the related master lease could be construed in a bankruptcy as a financing lease or other arrangement under which the related master lessee (and/or its affiliates) would be deemed as effectively the owner of the related mortgaged property, rather than a tenant, which could result in potentially adverse consequences for the trust, as the holder of such mortgage loan, including treatment of the mortgage loan as an unsecured obligation, a potentially greater risk of an unfavorable plan of reorganization and competing claims of creditors of the related master lessee and/or its affiliates. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases”.

Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure

In certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions that require the tenant to recognize a successor owner, the tenants may terminate their leases upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated. This is particularly likely if those tenants were paying above-market rents or could not be replaced. If a lease is not subordinate to a mortgage, the issuing entity will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property (unless otherwise agreed to with the tenant). Also, if the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or which could affect the enforcement of the lender’s rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage. Not all leases were reviewed to ascertain the existence of attornment or subordination provisions.

With respect to certain of the mortgage loans, the related borrower may have given to certain tenants or others an option to purchase, a right of first refusal and/or a right of first offer to purchase all or a portion of the mortgaged property in the event a sale is contemplated, and such right is not subordinate to the related mortgage. This may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure, or, upon

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foreclosure, this may affect the value and/or marketability of the related mortgaged property. See “Description of the Mortgage Pool—Tenant Issues—Purchase Options and Rights of First Refusal” for information regarding material purchase options and/or rights of first refusal, if any, with respect to mortgaged properties securing certain mortgage loans.

Early Lease Termination Options May Reduce Cash Flow

Leases often give tenants the right to terminate the related lease, abate or reduce the related rent, and/or exercise certain remedies against the related borrower for various reasons or upon various conditions, including:

●	if the borrower for the applicable mortgaged property allows uses at the mortgaged property in violation of use restrictions in current tenant leases,
●	if the borrower or any of its affiliates owns other properties within a certain radius of the mortgaged property and allows uses at those properties in violation of use restrictions,
●	if the related borrower fails to provide a designated number of parking spaces,
●	if there is construction at the related mortgaged property or an adjacent property (whether or not such adjacent property is owned or controlled by the borrower or any of its affiliates) that may interfere with visibility of, access to or a tenant’s use of the mortgaged property or otherwise violate the terms of a tenant’s lease,
●	upon casualty or condemnation with respect to all or a portion of the mortgaged property that renders such mortgaged property unsuitable for a tenant’s use or if the borrower fails to rebuild such mortgaged property within a certain time,
●	if a tenant’s use is not permitted by zoning or applicable law,
●	if the tenant is unable to exercise an expansion right,
●	if the landlord defaults on its obligations under the lease,
●	if a landlord leases space at the mortgaged property or within a certain radius of the mortgaged property to a competitor,
●	if the tenant fails to meet certain sales targets or other business objectives for a specified period of time,
●	if significant tenants at the subject property go dark or terminate their leases, or if a specified percentage of the mortgaged property is unoccupied,
●	if the landlord violates the tenant’s exclusive use rights for a specified period of time,
●	if the related borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations,
●	in the case of government sponsored tenants, at any time or for lack of appropriations, or
●	if the related borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations.

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In certain cases, compliance or satisfaction of landlord covenants may be the responsibility of a third party affiliated with the borrower or, in the event that partial releases of the applicable mortgaged property are permitted, an unaffiliated or affiliated third party.

Any exercise of a termination right by a tenant at a mortgaged property could result in vacant space at the related mortgaged property, renegotiation of the lease with the related tenant or re-letting of the space. Any such vacated space may not be re-let. Furthermore, such foregoing termination and/or abatement rights may arise in the future or materially adversely affect the related borrower’s ability to meet its obligations under the related mortgage loan documents. See “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations” for information on material tenant lease expirations and early termination options.

Mortgaged Properties Leased to Not-for-Profit Tenants Also Have Risks

Certain mortgaged properties may have tenants that are charitable institutions that generally rely on contributions from individuals and government grants or other subsidies to pay rent on office space and other operating expenses. We cannot assure you that the rate, frequency and level of individual contributions or governmental grants and subsidies will continue with respect to any such institution. A reduction in contributions or grants may impact the ability of the related institution to pay rent, and we cannot assure you that the related borrower will be in a position to meet its obligations under the related mortgage loan documents if such tenant fails to pay its rent.

Retail Properties Have Special Risks

Some of the mortgage loans are secured by retail properties. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Retail Properties”. The value of retail properties is significantly affected by the quality of the tenants as well as fundamental aspects of real estate, such as location and market demographics, and by changes in shopping methods and choices. Some of the risks related to these matters are further described in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, “—Changes in the Retail Sector, Such as Online Shopping and Other Uses of Technology, Could Affect the Business Models and Viability of Retailers”, “—The Performance of the Retail Properties is Subject to Conditions Affecting the Retail Sector” and “—Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants” below.

Rental payments from tenants of retail properties typically comprise the largest portion of the net operating income of those mortgaged properties. The correlation between success of tenant business and a retail property’s value may be more direct with respect to retail properties than other types of commercial property because a component of the total rent paid by certain retail tenants is often tied to a percentage of gross sales. To the extent that a tenant changes the manner in which its gross sales are reported it could result in lower rent paid by that tenant. For example, if a tenant takes into account customer returns of merchandise purchased online and reduces the gross sales, this could result in lower gross sales relative to gross sales previously reported at that location even if the actual performance of the store remained unchanged. We cannot assure you that the net operating income contributed by the retail mortgaged properties or the rates of occupancy at the retail stores will remain at the levels specified in this prospectus or remain consistent with past performance.

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Changes in the Retail Sector, Such as Online Shopping and Other Uses of Technology, Could Affect the Business Models and Viability of Retailers.

Online shopping and the use of technology, such as smartphone shopping applications, to transact purchases or to aid purchasing decisions have increased in recent years and are expected to continue to increase in the future. This trend is affecting business models, sales and profitability of some retailers and could adversely affect the demand for retail real estate and occupancy at retail properties securing the mortgage loans. Any resulting decreases in rental revenue could have a material adverse effect on the value of retail properties securing the mortgage loans.

Some of these developments in the retail sector have led to many retailers, including several national retailers, filing for bankruptcy and/or voluntarily closing certain of their stores. Borrowers may be unable to re-lease such space or to re-lease it on comparable or more favorable terms. As a result, the bankruptcy or closure of a national tenant may adversely affect a retail borrower’s revenues. In addition, such closings may allow other tenants to modify their leases to terms that are less favorable for borrowers or to terminate their leases, also adversely impacting their revenues. A number of retailers, including retailers that have stores located at the mortgaged properties, have announced ongoing store closures or are in financial distress, and other tenants at the mortgaged properties have co-tenancy clauses related to such retailers. See also “—Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants” below.

In addition to competition from online shopping, retail properties face competition from sources outside a specific geographical real estate market. For example, all of the following compete with more traditional retail properties for consumer dollars: factory outlet centers, discount shopping centers and clubs, catalog retailers, home shopping networks, and telemarketing. Continued growth of these alternative retail outlets (which often have lower operating costs) could adversely affect the rents collectible at the retail properties included in the pool of mortgage loans, as well as the income from, and market value of, the mortgaged properties and the related borrower’s ability to refinance such property. Moreover, additional competing retail properties may be built in the areas where the retail properties are located.

Additionally, the grocery store industry is highly competitive and is characterized by intense price competition, narrow margins, increasing fragmentation of retail and online formats, entry of non-traditional competitors and market consolidation. In addition, evolving customer preferences and the advancement of online, delivery, ship to home, and mobile channels in the industry enhance the competitive environment. Grocery stores may be undercut by competition that have greater financial resources to take measures such as altering product mixes, reducing prices, providing home/in-store fulfillment, or online ordering.

We cannot assure you that these developments in the retail sector will not adversely affect the performance of retail properties securing the mortgage loans.

The Performance of the Retail Properties is Subject to Conditions Affecting the Retail Sector.

Retail properties are also subject to conditions that could negatively affect the retail sector, such as increased unemployment, increased federal income and payroll taxes, increased health care costs, increased state and local taxes, increased real estate taxes, industry slowdowns, lack of availability of consumer credit, weak income growth, increased

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levels of consumer debt, poor housing market conditions, adverse weather conditions, natural disasters, plant closings, and other factors. Similarly, local real estate conditions, such as an oversupply of, or a reduction in demand for, retail space or retail goods, and the supply and creditworthiness of current and prospective tenants may negatively impact those retail properties.

In addition, the limited adaptability of certain shopping malls or strip centers that have proven unprofitable may result in high (and possibly extremely high) loss severities on mortgage loans secured by those shopping malls or strip centers. For example, it is possible that a significant amount of advances made by the applicable servicer(s) of a mortgage loan secured by a shopping mall or strip center property, combined with low liquidation proceeds in respect of that property, may result in a loss severity exceeding 100% of the outstanding principal balance of that mortgage loan.

Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants.

The presence or absence of an “anchor tenant” or a “shadow anchor tenant” in or near a retail property also can be important to the performance of a retail property because anchors play a key role in generating customer traffic and making a retail property desirable for other tenants. Retail properties may also have shadow anchor tenants. An “anchor tenant” is located on the related mortgaged property, usually proportionately larger in size than most or all other tenants at the mortgaged property, and is vital in attracting customers to a retail property. A “shadow anchor tenant” is usually proportionally larger in size than most tenants at the mortgaged property, is important in attracting customers to a retail property and is located sufficiently close and convenient to the mortgaged property so as to influence and attract potential customers, but is not located on the mortgaged property.

If anchor stores in a mortgaged property were to close, the related borrower may be unable to replace those anchors in a timely manner or without suffering adverse economic consequences. In addition, anchor tenants and non-anchor tenants at anchored or shadow anchored retail centers may have co-tenancy clauses and/or operating covenants in their leases or operating agreements that permit those tenants or anchor stores to cease operating, reduce rent or terminate their leases if the anchor tenant, the shadow anchor tenant or another major tenant goes dark, a specified percentage of the property is vacant or if the subject store is not meeting the minimum sales requirement under its lease. Even if non-anchor tenants do not have termination or rent abatement rights, the loss of an anchor tenant or a shadow anchor tenant may have a material adverse impact on the non-anchor tenant’s ability to operate because the anchor tenant or shadow anchor tenant plays a key role in generating customer traffic and making a center desirable for other tenants. This, in turn, may adversely impact the borrower’s ability to meet its obligations under the related mortgage loan documents. Anchor tenants frequently have the right to go dark (i.e. cease operating), in their spaces and shadow anchor tenants frequently do not have operating covenants, and therefore are not required to continue operating in proximity to the related mortgaged property. In addition, in the event that a “shadow anchor” fails to renew its lease, terminates its lease or otherwise ceases to conduct business within a close proximity to the mortgaged property, customer traffic at the mortgaged property may be substantially reduced. If an anchor tenant goes dark, generally the borrower’s only remedy may be to terminate that lease after the anchor tenant has been dark for a specified amount of time.

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Certain anchor tenants may have the right to demolish and rebuild, or substantially alter, their premises. Exercise of such rights may result in disruptions at the mortgaged property or reduce traffic to the mortgaged property, may trigger co-tenancy clauses if such activities result in the anchor tenants being dark for the period specified in the co-tenancy clause, and may result in reduced value of the structure or in loss of the structure if the tenant fails to rebuild.

If anchor tenants or shadow anchor tenants at a particular mortgaged property were to close or otherwise become vacant or remain vacant, we cannot assure you that the related borrower’s ability to repay its mortgage loan would not be materially and adversely affected.

Certain anchor tenant and tenant estoppels will have been obtained in connection with the origination of the mortgage loans. These estoppels may identify disputes between the related borrower and the applicable anchor tenant or tenant, or alleged defaults or potential defaults by the applicable property owner under the lease or a reciprocal easement and/or operating agreement (each, an “REA”). Such disputes, defaults or potential defaults could lead to a termination or attempted termination of the applicable lease or REA by the anchor tenant or tenant, the tenant withholding some or all of its rental payments or litigation against the related borrower. We cannot assure you that the anchor tenant or tenant estoppels obtained identify all potential disputes that may arise with respect to the retail mortgaged properties, or that anchor tenant or tenant disputes will not have a material adverse effect on the ability of borrowers to repay their mortgage loans.

Certain retail properties have specialty use tenants. See “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” below. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Retail Properties” and “—Mortgage Pool Characteristics—Property Types—Specialty Use Concentrations”.

Certain retail properties may have one or more tenants that sell hemp derived cannabidiol-based products. The legality of certain cannabidiol-based products under federal, state and local laws is uncertain, and, as to state and local laws, may vary based on jurisdiction. Retail leases typically require the tenant to comply with applicable law, however, so any governmental action or definitive legal guidance restricting the possession or distribution of some or all cannabidiol-based products would require the affected tenants to cease possessing and/or distributing such products or otherwise be in breach of their respective leases.

Multifamily Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of multifamily properties, including:

●	the quality of property management;
●	the ability of management to provide adequate maintenance and insurance;
●	the types of services or amenities that the property provides;
●	the property’s reputation;
●	the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;
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●	the generally short terms of residential leases and the need for continued reletting;
●	rent concessions and month-to-month or shorter term leases, which may impact cash flow at the property;
●	the tenant mix, such as the tenant population being predominantly students or being heavily dependent on workers from a particular business or industry or personnel from or workers related to a local military base or oil and/or gas drilling industries;
●	in the case of student housing facilities or properties leased primarily to students, which may be more susceptible to damage or wear and tear than other types of multifamily housing, the reliance on the financial well-being of the college or university to which it relates, competition from on campus housing units, which may adversely affect occupancy, the physical layout of the housing, which may not be readily convertible to traditional multifamily use, and that student tenants have a higher turnover rate than other types of multifamily tenants, which in certain cases is compounded by the fact that student leases are available for periods of less than 12 months, and closures of, or ongoing social distancing measures that may be instituted by, colleges and universities due to the coronavirus pandemic;
●	certain multifamily properties may be considered to be “flexible apartment properties”. Such properties have a significant percentage of units leased to tenants under short-term leases (less than one year in term), which creates a higher turnover rate than for other types of multifamily properties;
●	restrictions on the age or income of tenants who may reside at the property;
●	dependence upon governmental programs that provide rent subsidies to tenants pursuant to tenant voucher programs, which vouchers may be used at other properties and influence tenant mobility;
●	adverse local, regional or national economic conditions, which may limit the amount of rent that may be charged and may result in a reduction of timely rent payments or a reduction in occupancy levels;
●	state and local regulations, which may affect the building owner’s ability to increase rent to market rent for an equivalent apartment; and
●	the existence of government assistance/rent subsidy programs, and whether or not they continue and provide the same level of assistance or subsidies.

Certain of the mortgage loans are secured by multifamily properties that may have been the site of criminal activities. Perceptions by prospective tenants of the safety and reputation of the mortgaged properties may influence the cash flow produced by these mortgaged properties, particularly in the case of student housing facilities or properties leased primarily to students. In addition, litigation may be brought against a borrower in connection with any criminal activities that occur at the related mortgaged property.

Certain states regulate the relationship between an owner and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident’s choice of unit vendors. Apartment building owners have been the subject of suits under state “Unfair and Deceptive Practices Acts” and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection.

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For example, in some states, there are provisions that limit the bases on which a landlord may terminate a tenancy or increase a tenant’s rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner’s building.

In addition to state regulation of the landlord tenant relationship generally, numerous counties and municipalities, or state law as applicable in designated counties and municipalities, impose rent control or rent stabilization on apartment buildings. These laws and ordinances generally impose limitations on rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. Any limitations on a borrower’s ability to raise property rents may impair such borrower’s ability to repay its multifamily loan from its net operating income or the proceeds of a sale or refinancing of the related multifamily property. In addition, prospective investors should assume that these laws and ordinances generally entitle existing tenants at rent-controlled and rent-stabilized units to a lease renewal upon the expiration of their existing lease; entitle certain family members of a tenant the right to a rent stabilized or rent controlled renewal lease notwithstanding the absence of the original tenant upon lease expiration; empower a court or a designated government agency, following a tenant complaint and fact-finding, to order a reduction in rent and impose penalties on the landlord if the tenant’s rights are violated or certain services are not maintained; and, for the purposes of any prohibitions on retaliatory evictions, establish presumptions of landlord retaliation in cases of recent tenant complaints or other prescribed circumstances. These provisions may result in rents that are lower, or operating costs that are higher, than would otherwise be the case, thereby impairing the borrower’s ability to repay its multifamily loan from its net operating income or the proceeds of a sale or refinancing of the related multifamily property.

Some counties and municipalities may later impose stricter rent control regulations on apartment buildings. For example, on June 14, 2019, the New York State Senate passed the Housing Stability and Tenant Protection Act of 2019 (the “HSTP Act”), which, among other things, limits the ability of landlords to increase rents in rent stabilized apartments at the time of lease renewal and after a vacancy. The HSTP Act also limits potential rent increases for major capital improvements and for individual apartment improvements. In addition, the HSTP Act permits certain qualified localities in the State of New York to implement the rent stabilization system. In particular, the impact of the HSTP Act on the appraised value of mortgaged properties located in the City of New York that have significant numbers of rent stabilized units is uncertain.

We cannot assure you that the rent stabilization laws or regulations will not cause a reduction in rental income or the appraised value of mortgaged properties. If rents are reduced, we cannot assure you that any such mortgaged property will be able to generate sufficient cash flow to satisfy debt service payments and operating expenses.

Certain of the mortgage loans may be secured by mortgaged properties that are subject to certain affordable housing covenants and other covenants and restrictions with respect to various tax credit, city, state and federal housing subsidies, rent stabilization or similar programs, in respect of various units within the mortgaged properties. The limitations and restrictions imposed by these programs could result in losses on the mortgage loans. In addition, in the event that the program is cancelled, it could result in less income for the project. These programs may include, among others:

●	rent limitations that would adversely affect the ability of borrowers to increase rents to maintain the condition of their mortgaged properties and satisfy operating expenses;
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●	tenant income restrictions that may reduce the number of eligible tenants in those mortgaged properties and result in a reduction in occupancy rates; and
●	with respect to residential cooperative properties, restrictions on the sale price for which units may be re-sold.

The difference in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence. As a result, occupancy levels at a subsidized or supported property may decline, which may adversely affect the value and successful operation of such property.

Moreover, legislative or judicial actions concerning the status of rent-stabilized properties may adversely affect existing market rent units and a borrower’s ability to convert rent-stabilized units to market rent units in the future and may give rise to liability in connection with previously converted units.

Certain of the mortgage loans may be subject to New York’s Section 421-a(16) Program, which provides, among other things, that a market rate residential unit will be subject to rent stabilization unless the owner would be entitled to remove such market rate residential unit from rent stabilization upon vacancy of such unit by reason of the monthly rent exceeding any limit established under the rent stabilization laws. In general, in Section 421-a(16) Program buildings, apartments initially rented at a rent amount in excess of the high rent threshold qualify for permanent exemption from the rent regulations. Rent concessions given to a particular tenant may be relevant in determining whether a unit has been initially rented at a rent that is at or above the high rent threshold. However, there is currently no governing statute, judicial decision, or governmental authority regulatory guidance as to whether rent concessions such as free rent, should be included or excluded in determining whether a unit has been initially rented at a rent that is at or above the high rent threshold. Accordingly, if the lower net effective rent (taking any rent concessions into consideration) is used as the relevant rent (rather than the higher contractual stated rent), more units at such property could be subject to rent stabilization.

Some counties and municipalities may later impose stricter rent control regulations on apartment buildings. For example, on June 14, 2019, the New York State Senate passed the Housing Stability and Tenant Protection Act of 2019 (the “HSTP Act”), which, among other things, limits the ability of landlords to increase rents in rent stabilized apartments at the time of lease renewal and after a vacancy. The HSTP Act also limits potential rent increases for major capital improvements and for individual apartment improvements. In addition, the HSTP Act permits certain qualified localities in the State of New York to implement the rent stabilization system.

Moreover, legislative or judicial actions concerning rent-stabilized properties may adversely affect, among other things, existing market rent units and a borrower’s ability to convert rent-stabilized units to market rent units in the future or may give rise to liability in connection with previously converted units, which may adversely impact the net operating income or the appraised value of the property and/or the value of the property.

Certain of the multifamily properties may be operated as residential cooperative properties whereby, generally, a non-profit residential cooperative corporation owns or leases and operates such property. The cooperative owns all the units in the building and all common areas. Its tenants own stock, shares or membership certificates in the corporation. This ownership entitles the tenant-stockholders to proprietary leases or occupancy

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agreements which confer exclusive rights to occupy specific units. Generally, the tenant-stockholders make monthly maintenance payments which represent their share of the cooperative corporation’s mortgage loan payments, real property taxes, reserve contributions and capital expenditures, maintenance and other expenses, less any income the corporation may receive. These payments are in addition to any payments of principal and interest the tenant-stockholder may be required to make on any loans secured by its shares in the cooperative.

A number of factors may adversely affect the value and successful operation of a residential cooperative property. See “—Residential Cooperative Properties Have Special Risks.”

Certain of the mortgage loans may be secured currently or in the future by mortgaged properties as to which the borrower has, or plans to enter into, an agreement with a housing finance corporation (the “HFC”), pursuant to which a specified number of units will be reserved for tenants whose household income does not exceed certain thresholds and the rent charged with respect to the reserved units will be limited in exchange for certain tax abatements and temporary transfer of ownership of such mortgaged properties to the HFC. On May 28, 2025, the Governor of the State of Texas signed into law House Bill 21 (“House Bill 21”). House Bill 21, among other things, significantly restricts the usage of so-called “traveling HFCs”. “Traveling HFCs” are HFCs that are sponsored by one municipality or county and own real property in another municipality or county that are nevertheless exempted from taxation in the municipality or county where the real property is located. House Bill 21 generally restricts HFC ownership of real property to the boundaries of the municipalities and/or counties sponsoring the HFC. In addition, while House Bill 21 provides that multifamily residential developments that have entered into agreements with traveling HFCs prior to May 28, 2025 will generally be governed by the law that was in effect on the date the real property was acquired by the HFC, it also provides that such residential developments must obtain the consents of the municipalities and counties in which such real property is located, as well as HFCs sponsored by such municipalities and counties, by January 1, 2027 or lose the benefits of the ad valorem tax exemptions.

In addition, House Bill 21 imposes various additional requirements for a multifamily residential development owned by an HFC to qualify for ad valorem tax exemptions, including (i) more specific requirements as to the percentages of units that must be reserved for very low, low, moderate and middle income housing units, (ii) a requirement that generally at least 50% of the tax saving be passed through as rent reductions allocated to income-restricted housing units, (iii) caps on rent that may be charged to income-restricted housing units and (iv) audit requirements to ensure compliance. Although House Bill 21 requires compliance with certain administrative requirements by January 1, 2026, many of the more substantive requirements such as those described in clauses (i) through (iii) of the preceding sentence do not require compliance until the end of 2036 or, if earlier, the year following the year in which the mortgage indebtedness is refinanced, title to the real property is conveyed, or there is a sale or other transfer of a majority of the beneficial ownership interests in the HFC. Compliance with the audit requirements will be required as early as June 2026. Each of these requirements may have an adverse impact on the ability of borrowers to refinance underlying mortgage loans benefiting from HFC-related tax abatements.

We cannot predict what effect, if any, House Bill 21 will have on the continued viability of the current housing finance corporation programs or the tax abatements currently enjoyed by the Providence at Champions mortgaged property. We cannot assure you that House Bill 21 will not adversely affect cash flow at the related mortgaged properties, whether through potential loss of tax abatements, costs associated with compliance with

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House Bill 21 or reductions in rental income. In addition, we cannot assure you that House Bill 21 will not adversely affect the ability of the related borrowers to refinance their underlying mortgage loan prior to maturity or sell the mortgaged properties for a price sufficient to repay the underlying mortgage loan at maturity.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Multifamily Properties”.

Residential Cooperative Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of residential cooperative properties, including:

●	the ability of tenants to remain in a cooperative property after its conversion from a rental property, at below market rents and subject to applicable law, including rent regulation, rent stabilization and rent control laws;
●	the primary dependence of a borrower upon maintenance payments and any rental income from units or commercial areas to meet debt service obligations and the discretion afforded to the cooperative board of directors to establish maintenance charges payable by tenant-shareholders;
●	the concentration of shares relating to units owned by the cooperative sponsor, owner or investor after conversion from rental housing, which may result in an inability to meet debt service obligations on the residential cooperative corporation’s mortgage loan if the cooperative sponsor, owner or investor is unable to make the required maintenance payments;
●	the failure of a borrower to qualify for favorable tax treatment as a “cooperative housing corporation” in any one or more years, which may reduce the cash flow available to make payments on the related mortgage loan; and
●	that, upon foreclosure, in the event a residential cooperative property becomes a rental property, all or portions of such rental property may be subject to rent regulation, rent stabilization or rent control laws as described in “—Multifamily Properties Have Special Risks” above. Certain of the residential cooperative mortgaged properties have a substantial number of units that are owned by the related cooperative sponsor or an investor, and leased by it to rental tenants. These units may be, or in the future become, subject to rent regulation, rent stabilization or rent control laws and would be expected to continue to be subject to such laws following a foreclosure. These laws may affect rental income levels and the marketability and sale proceeds of the rental property as a whole; however, the “Coop-Rental Value” appraised values of the residential cooperative mortgaged properties assume that if the mortgaged property were operated as a multifamily rental property all units (other than, in some cases, cooperative sponsor or investor units that are subject to rent regulation, rent stabilization or rent control laws) will be rented at market rates.

The value and successful operation of a residential cooperative property will generally be impacted by the same factors which may impact the economic performance of a multifamily property; see “—Multifamily Properties Have Special Risks”.

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With respect to the mortgage loans secured by residential cooperative properties, each mortgaged property is owned or leased by the related borrower, which is a non-profit residential cooperative corporation. The borrower’s tenants own stock, shares or membership certificates in the corporation. This ownership entitles the tenant-stockholders to proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, the tenant-stockholders make monthly maintenance payments which represent their share of the cooperative corporation’s mortgage loan payments, real property taxes, maintenance, contributions to reserves and other expenses, less any income the corporation may receive. These payments are in addition to any payments of principal and interest the tenant-stockholder may be required to make on any loans secured by its shares in the cooperative.

With respect to the mortgage loans secured by residential cooperative properties, due to attributes particular to residential housing cooperatives, certain information presented with respect to such mortgage loans differs from that presented for other mortgage loans included in the trust. Several of these differences are particularly relevant to your consideration of an investment in the offered certificates. In particular, the manner in which loan-to-value ratios, debt service coverage ratios and debt yields are calculated for the mortgage loans secured by residential cooperative properties differs from the manner in which such calculations are made for other mortgage loans included in the trust. For example, the appraised value of such a residential cooperative property used for purposes of determining the loan-to-value ratio for the related Mortgage Loan (other than the 3900 Bailey Ave mortgage loan (0.8%), which is secured by a Mitchell Lama cooperative, as to which the appraised value used is based on the assumption that it is operated as a multifamily rental property) as of any date is the value estimate reflected in an appraisal of such residential cooperative property determined as if such residential cooperative property is operated as a residential cooperative and, in general, such value equals the sum of (i) the gross share value of all cooperative units in such residential cooperative property, based in part on various comparable sales of cooperative apartment units in the market, plus, in most cases, (ii) the amount of the underlying debt encumbering such residential cooperative property. This value, based upon the most recent appraisal as of the Cut-off Date, is reflected as the “Appraised Value” of a residential cooperative property on Annex A-1. There is generally a limited market for the sale of cooperative sponsor or investor held units that are rent regulated, rent stabilized or rent controlled units, and in certain instances, for the sale of market rate units. Therefore, the appraiser typically applies a discount when deriving a gross share value for such units as and if the appraiser deems appropriate. The amount of such discount will depend on such factors as location, condition, tenancy profile (age of the tenants), and the amount of positive or negative cash flow. In certain instances, in determining the gross share value of market rate cooperative sponsor or investor held units occupied by rental tenants, the appraiser has taken into consideration a value for such units determined by capitalizing the anticipated net operating income to be realized from such occupied units. The comparable sales considered in the appraisers’ estimates of gross share values may have occurred at properties where the cooperative entity’s underlying mortgage debt per cooperative unit was substantially more or less than that at the applicable Mortgaged Property. The appraisers generally made no adjustments to comparable sales statistics to account for any such differences, although monthly unit maintenance obligations may have been considered. With respect to limited equity cooperatives (i.e., housing cooperatives in which eligible members purchase shares at below market prices and are subject to various restrictions, including restrictions on the sale price for which units may be re-sold and/or restrictions upon the income or other characteristics of purchasers of such units), the appraisers generally did not calculate a gross share value or, if a gross share value was calculated, the gross share value was calculated without regard to any applicable sale price restrictions. With respect to residential cooperative

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properties, the “Appraised Value” does not constitute a market value, and should not be considered to be the value that would be realized following a foreclosure of a mortgage loan secured by a residential cooperative property. Upon a foreclosure of a mortgage loan secured by a residential cooperative property, it is likely that the operation of such mortgaged property as a residential cooperative property would terminate, and it is likely that the mortgaged property would be operated and sold as a multifamily rental property. A residential cooperative property is also valued as a multifamily rental property to determine a “Coop-Rental Value” as set forth on Annex A-1. The value of a residential cooperative property as a multifamily rental property is the value estimate reflected in an appraisal of such residential cooperative property and, in general, is derived by applying an appropriate capitalization rate (as determined by the appraiser) to the Underwritten Net Cash Flow for such residential cooperative property. In certain instances, the appraiser may have made adjustments to increase or decrease such capitalized value as deemed appropriate by the appraiser (for example, the appraiser may have reduced such capitalized value to reflect the cost of completing material deferred maintenance or may have increased such capitalized value to reflect the existence of certain tax abatements or incentives). Certain of the residential cooperative mortgaged properties have a substantial number of units that are owned by the related cooperative sponsor or an investor, and leased by it to rental tenants, which units are currently subject to rent regulation, rent stabilization or rent control laws and are expected to continue to be subject to such laws following a foreclosure, and accordingly the rental income that can be expected to be earned from such units (and any other units that are or become subject to such laws) will be limited by the provisions of such laws. In addition, upon foreclosure, in the event a residential cooperative property becomes a rental property, all or portions of such rental property may become subject to rent regulation, rent stabilization or rent control laws. These laws may affect rental income levels and the marketability and sale proceeds of the rental property as a whole. However, the “Coop-Rental Value” appraised values of the residential cooperative mortgaged properties assume that if the mortgaged property were operated as a multifamily rental property all units (other than, in some cases, cooperative sponsor or investor units that are subject to rent regulation, rent stabilization or rent control laws) will be rented at market rates. In addition, for purposes of determining the debt service coverage ratio and debt yield for a mortgage loan secured by a residential cooperative property and for the purpose of determining the value for a residential cooperative property as a multifamily rental property, the underwritten net cash flow for a residential cooperative property and the underwritten net operating income for a residential cooperative property are determined by the appraiser and, in general, equal projected operating income at the property as set forth in the appraisal assuming such property is operated as a rental property with rents and other income set at prevailing market rates (but taking into account the presence of existing rent regulated, rent stabilized or rent controlled rental tenants), reduced by underwritten property operating expenses and a market-rate vacancy assumption and, if applicable, collection loss assumption and, in calculating underwritten net cash flow, further reduced by projected replacement reserves, in each case as determined by the appraiser. However, the projected rental income used in such determinations may differ materially from the scheduled monthly maintenance payments from the tenant-stockholders upon which residential cooperatives depend. The loan-to-value ratios, debt service coverage ratios and debt yields presented herein with respect to a mortgage loan secured by a residential cooperative property may differ from the loan-to-value ratios, debt service coverage ratios and debt yields that would have been determined for any such mortgage loan secured by a residential cooperative property had a different methodology (including the methodology used for calculating such values with respect to the other mortgage loans sold to the depositor) been used.

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With respect to the mortgage loans secured by residential cooperative properties, each mortgaged property is owned by the borrower, which is a cooperative housing corporation. No individual or entity (other than the borrower) has recourse obligations with respect to the loans, including pursuant to any guaranty or environmental indemnity. Accordingly, no information is presented in the column labeled Sponsor in Annex A-1 with respect to the mortgage loans secured by residential cooperative properties. In addition, with respect to information presented in Annex A-1 with respect to mortgage loans secured by residential cooperative properties: (1) Coop – Sponsor Units refers to the number of units owned by the original cooperative sponsor responsible for the mortgaged property’s conversion into cooperative ownership; such cooperative sponsor may rent its units or opt to market them for sale (either individually or as a whole); (2) Coop – Investor Units refers to a bulk number of units owned by a non-tenant investor(s), who can rent or sell the units; (3) Coop – Coop Units refers to the number of units owned by the borrower, which is a cooperative corporation; In this capacity, the cooperative may manage its units as an investor would or use the units for the benefit of its cooperative members; (4) Coop – Unsold Percent refers to the ratio of the total number of units collectively owned by the original cooperative sponsor, a non-tenant investor or the cooperative corporation to the number of units with shares allocated; and (5) Coop – Sponsor/Investor Carry is the cooperative sponsor’s or the investor’s net cash flow calculated by subtracting maintenance charges on the cooperative sponsor or investor owned units from the actual rents payable on such units, to the extent available.

In addition, due to the specialized nature of residential housing cooperatives, certain information presented in and shown on Annex A-1 with respect to mortgage loans (other than such mortgage loans secured by residential cooperative properties) is not presented with respect to the mortgage loans secured by residential cooperative properties sold to the depositor by National Cooperative Bank, N.A. for inclusion in the trust and is, instead, reflected as not applicable (N/A). See “—Appraisals May Not Reflect Current or Future Market Value of Each Property” and “Description of the Mortgage Pool—Certain Calculations and Definitions—Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives”.

In addition, mortgage loans secured by residential cooperative properties are uniquely structured and, in certain cases, permit the borrower to incur (1) one or more loans to the related mortgage borrower that are secured, on a subordinated basis, by a mortgage lien on a mortgaged property that also secures a mortgage loan included in the trust and (2) unsecured loans to the related borrower. The applicable mortgage loan seller may act as the lender in such arrangements and is permitted pursuant to the pooling and servicing agreement to engage in such lending with respect to the mortgage loans secured by residential cooperative properties included in the trust. In addition, each of the mortgage loans secured by residential cooperative properties permit cooperative unit loans that are secured by direct equity interests in the related borrower. See “—Risks Related to Conflicts of Interest—Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests”, “—Potential Conflicts of Interest of Each Applicable Master Servicers and Each Applicable Special Servicers”, “Description of the Mortgage Pool—Additional Indebtedness—Other Secured Indebtedness—Additional Debt Financing For Mortgage Loans Secured by Residential Cooperatives Sold to the Depositor by National Cooperative Bank, N.A.”, “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” and “Certain Legal Aspects of Mortgage Loans—Foreclosure—Cooperative Shares”.

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In certain instances, a residential cooperative borrower may not own the entire apartment building and the land under the building, but rather owns a condominium unit that is generally comprised of the residential portions of that apartment building. The other condominium units in that apartment building will generally comprise commercial space and will generally be owned by persons or entities other than the residential cooperative borrower. In instances where an apartment building has been converted to the condominium form of ownership, certain of the common areas in that building may be owned by the residential cooperative borrower and other common areas (often including the land under the building) may constitute common elements of the condominium, which common elements are owned in common by the residential cooperative borrower and the owners of the other condominium units. Where the apartment building is subject to the condominium form of ownership, each condominium unit owner will be directly responsible for the payment of real estate taxes on that owner’s unit. Certain specified maintenance and other obligations, including hazard and liability insurance premiums, may not be the direct responsibility of the residential cooperative borrower but rather will be the responsibility of the condominium board of managers. The ability of the condominium board of managers to pay certain expenses of the building will be dependent upon the payment by all condominium unit owners of common charges assessed by the condominium board of managers. As with other condominium structures, with respect to any such mortgage loan, the borrower may not control the appointment and voting of the condominium board or the condominium owners may be able to take actions or cause the condominium association to take actions that would affect the borrower’s unit without the borrower’s consent. Even if the borrower or its designated board members, either through control of the appointment and voting of sufficient members of the condominium board or by virtue of other provisions in the condominium documents, has consent rights over actions by the condominium associations or owners, we cannot assure you that the condominium board will not take actions that would materially adversely affect the borrower’s unit.

In the case of the residential cooperative properties included in the trust, information regarding the five largest tenants has not been reflected on Annex A-1 or otherwise reflected in the portions of this prospectus that discuss characteristics of the five largest tenants at each mortgaged property. Notwithstanding the exclusion of the residential cooperative properties from such discussion, certain residential cooperative properties are heavily dependent on income from commercial tenancies and may, in certain instances, have space that is devoted to specialty uses. These uses may include, without limitation, dental or medical offices, restaurants, and/or parking garages. The specialty use spaces may not be readily convertible (or convertible at all) to alternative uses if those uses were to become unprofitable, or the spaces were to become vacant, for any reason. See “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”. To the extent that a residential cooperative property is dependent upon income from the operation of commercial spaces, the value and successful operation of such residential cooperative property may be impacted by the same factors which may impact the economic performance of a retail property or office property. See “—Office Properties Have Special Risks” and “—Retail Properties Have Special Risks”.

Certain of the residential cooperative properties securing mortgage loans included in the trust may be operated as limited equity cooperatives in which eligible members purchase shares at below market prices and are subject to various restrictions, including restrictions on the sale price for which units may be re-sold and/or restrictions upon the income or other characteristics of purchasers of such units. Such restrictions may negatively impact the value and operation of such a mortgaged property.

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In addition, as noted above, certain of the residential cooperative properties are or may in the future become subject to government rent regulation, rent stabilization or rent control regulations which limit the rental payments payable by subtenants of unit owners and which would be applicable to the Mortgaged Property in whole or in part if the same were operated as a multifamily rental property. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types”.

See “Description of the Mortgage Pool—Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives”.

Office Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of office properties, including:

●	the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, appearance, access to transportation and ability to offer certain amenities, such as sophisticated building systems and/or business wiring requirements);
●	the adaptability of the building to changes in the technological needs of the tenants;
●	an adverse change in population, patterns of telecommuting or sharing of office space, and employment growth (which creates demand for office space);
●	in the case of a medical office property, (a) the proximity of such property to a hospital or other healthcare establishment, (b) reimbursements for patient fees from private or government sponsored insurers, (c) its ability to attract doctors and nurses to be on staff, and (d) its ability to afford and acquire the latest medical equipment. Issues related to reimbursement (ranging from nonpayment to delays in payment) from such insurers could adversely impact cash flow at such mortgaged property;
●	office space used as lab and/or research and development may rely on funds for research and development from government and/or private sources of funding, which may become unavailable; and
●	in the case of tenants that offer co-working or office-sharing space designed for multiple, unaffiliated space users, licenses or subleases of space to users are of shorter-term duration and user turnover is greater than with typical office leases. Co-working tenants may experience higher operating costs than typical office tenants, and revenues may lag expenses until the co-working space is filled out. Further, if office rents decrease, shorter-term space users may move to properties with lower rent, while co-working tenants would be left with longer-term lease obligations.

Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of properties for new tenants.

In addition, as a result of the COVID-19 pandemic office properties have been experiencing lower than normal utilization levels and it is uncertain whether utilization levels will return to levels experienced prior to the COVID-19 pandemic. In the event that office tenants continue to utilize partial “work from home” or other remote work policies, the

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overall demand for office space may be adversely affected for a significant time, which may impact the ability of the borrowers to lease their properties, and may impact the operation and cash flow of the properties and/or the borrowers’ ability to refinance the mortgage loans at maturity.

In addition, WeWork, which filed for Chapter 11 bankruptcy on November 6, 2023, may cancel leases in certain locations in which they had been operating, which cancellations could in turn produce downward pressure on office rents in those locations.

Certain office tenants at the mortgaged properties may use their leased space to create shared workspaces that they lease to other businesses. Shared workspaces are generally rented by customers on a short term basis and for less square feet. Short term, smaller space users may be more impacted by economic fluctuations compared to traditional long term, larger office leases, which has the potential to impact operating profitability of the company offering the shared space and, in turn, its ability to maintain its lease payments. This may subject the related mortgage loan to increased risk of default and loss.

Certain of the mortgaged properties contain life science laboratory and office buildings, leased to a tenant engaged in the life science industry. Properties with life science tenants have unique risk factors that may affect their performance, revenues and/or value. Life science tenants are subject to a number of risks unique to the life science industry, including (but not limited to): (i) high levels of regulation; (ii) failures in the safety and efficacy of their products; (iii) significant funding requirements for product research and development; and (iv) changes in technology, patent expiration, and intellectual property protection. Risks associated with life science laboratory buildings may affect the business, financial condition and results of operations of the related mortgaged property and such risks may adversely affect a life science tenant’s ability to make payments under its lease, and consequently, may materially adversely affect a borrower’s ability to make payments on the related mortgage loan.

If one or more major tenants at a particular office property were to close or remain vacant, we cannot assure you that such tenants would be replaced in a timely manner or without incurring material additional costs to the related borrower and resulting in an adverse effect on the financial performance of the property.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Office Properties”, “—Retail Properties” and “—Hospitality Properties”.

Leased Fee Properties Have Special Risks

The mortgaged property identified on Annex A-1 as Sheraton Denver Downtown Hotel (9.9%), is comprised of a fee interest in land subject to a ground lease granted by the borrower to another party, which party owns the improvements (which consist of an office and retail property). The improvements on the mortgaged property do not serve as collateral for such mortgage loan.

Land subject to a ground lease presents special risks. In such cases, where the borrower owns the fee interest but not the related improvements, such borrower will only receive the rental income from the ground lease and not from the operation of any related improvements. Any default by the ground lessee would adversely affect the borrower’s ability to make payments on the related mortgage loan. While ground leases may contain certain restrictions on the use and operation of the related mortgaged property, the ground lessee generally enjoys the rights and privileges of a fee owner, including the right to construct, alter and remove improvements and fixtures from the land and to assign and

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sublet the ground leasehold interest. However, the borrower has the same risk of interruptions in cash flow if such ground lessee defaults under its lease as it would on another single tenant commercial property, without the control over the premises that it would ordinarily have as landlord. In addition, in the event of a condemnation, the borrower would only be entitled to an allocable share of the condemnation proceeds. Furthermore, the insurance requirements are often governed by the terms of the ground lease and, in some cases, certain tenants or subtenants may be allowed to self-insure. The ground lessee is commonly permitted to mortgage its ground leasehold interest, and the leasehold lender will often have notice and cure rights with respect to material defaults under the ground lease. In addition, leased fee interests are less frequently purchased and sold than other interests in commercial real property. It may be difficult for the issuing entity, if it became a foreclosing lender, to sell the fee interests if the tenant and its improvements remain on the land. In addition, if the improvements are nearing the end of their useful life, there could be a risk that the tenant defaults in lieu of performing any obligations it may otherwise have to raze the structure and return the land in raw form to the developer. Furthermore, leased fee interests are generally subject to the same risks associated with the property type of the ground lessee’s use of the premises because that use is a source of revenue for the payment of ground rent.

Hospitality Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” above, various other factors may adversely affect the financial performance and value of hospitality properties, including:

●	adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);
●	continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;
●	ability to convert to alternative uses which may not be readily made;
●	a deterioration in the financial strength or managerial capabilities of the owner or operator of a hospitality property;
●	changes in travel patterns caused by general adverse economic conditions, fear of terrorist attacks, increased border security measures, adverse weather conditions, pandemics and changes in access, energy prices, strikes, travel costs, relocation of highways, the construction of additional highways, concerns about travel safety or other factors;
●	relative illiquidity of hospitality investments which limits the ability of the borrowers and property managers to respond to changes in economic or other conditions; and
●	competition.

Because hotel rooms are generally rented for short periods of time, the financial performance of hospitality properties tends to be affected by adverse economic conditions and competition more quickly than other commercial properties. Additionally, as a result of high operating costs, relatively small decreases in revenue can cause significant stress on a property’s cash flow.

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Moreover, the hospitality and lodging industry is generally seasonal in nature and different seasons affect different hospitality properties differently depending on type and location. This seasonality can be expected to cause periodic fluctuations in a hospitality property’s room and restaurant revenues, occupancy levels, room rates and operating expenses. We cannot assure you that cash flow will be sufficient to offset any shortfalls that occur at the mortgaged property during slower periods or that the related mortgage loans provide for seasonality reserves, or if seasonality reserves are provided for, that such reserves will be funded or will be sufficient or available to fund such shortfalls.

In addition, certain hospitality properties are limited-service, select service or extended stay hotels. Hospitality properties that are limited-service, select service or extended stay hotels may subject a lender to more risk than full-service hospitality properties as they generally require less capital for construction than full-service hospitality properties. In addition, as limited-service, select service or extended stay hotels generally offer fewer amenities than full-service hospitality properties, they are less distinguishable from each other. As a result, it is easier for limited-service, select service or extended stay hotels to experience increased or unforeseen competition.

In addition to hotel operations, some hospitality properties also operate entertainment complexes that include restaurants, lounges, nightclubs, banquet and meeting spaces, pools, swimming facilities and/or waterparks and may derive a significant portion of the related property’s revenue from such operations. Consumer demand for entertainment resorts is particularly sensitive to downturns in the economy and the corresponding impact on discretionary spending on leisure activities. Changes in discretionary consumer spending or consumer preferences could be driven by factors such as perceived or actual general economic conditions, high energy, fuel and food costs, the increased cost of travel, the weakened job market, perceived or actual disposable consumer income and wealth, fears of recession and changes in consumer confidence in the economy, or fears of war and future acts of terrorism. These factors could reduce consumer demand for the leisure activities that the property offers, thus imposing practical limits on pricing and harming operations. Restaurants and nightclubs are particularly vulnerable to changes in consumer preferences. In addition, a nightclub’s, restaurant’s, bar’s or waterpark’s revenue is extremely dependent on its popularity and perception. These characteristics are subject to change rapidly and we cannot assure you that any of a hospitality property’s restaurants, theaters, lounges, bars, nightclubs or waterparks will maintain their current level of popularity or perception in the market. With respect to mortgaged properties that operate entertainment venues, the entertainment industry’s brand perception of the mortgaged property’s entertainment venue may have a significant impact on the ability to book talent and sell shows at the property. Any such change could have a material adverse effect on the net cash flow of the property. Any change in perception of entertainment venues by consumers or by the entertainment industry could have a material adverse effect on the net cash flow of the property. Furthermore, because of the unique construction requirements of restaurants, theaters, lounges, bars or nightclubs, the space at those hospitality properties would not easily be converted to other uses. See “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Some of the hospitality properties have liquor licenses associated with the mortgaged property. The liquor licenses for these mortgaged properties are generally held by affiliates of the related borrowers, unaffiliated managers or operating lessees. The laws and regulations relating to liquor licenses generally prohibit the transfer of such licenses to any person, or condition such transfer on the prior approval of the governmental authority that issued the license. In the event of a foreclosure of a hospitality property that holds a liquor license, the special servicer on behalf of the issuing entity or a purchaser in a foreclosure

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sale would likely have to apply for a new license, which might not be granted or might be granted only after a delay that could be significant. We cannot assure you that a new license could be obtained promptly or at all. The lack of a liquor license in a hospitality property could have an adverse impact on the revenue from the related mortgaged property or on the hospitality property’s occupancy rate. In addition, certain state laws prohibit the assignment of liquor revenues. In such case, the lender may not be able to obtain a security interest in such revenues, which may constitute a material portion of the revenues at the related hospitality property. As a result, the lender may lose its ability to obtain such revenues in a foreclosure in certain scenarios, including if there is a bankruptcy of the liquor license holder. In certain cases, the liquor license holder may not be a single purpose entity.

Further, liquor licenses are subject to extensive regulation. A revocation of the liquor license at a hospitality property, particularly a property with significant revenues from nightclubs, casinos, other entertainment venues, restaurants and lounges, could have a material adverse effect on revenues from such property.

In addition, hospitality properties may be structured with a master lease (or operating lease) in order to minimize potential liabilities of the borrower including, but not limited to, certain tax liabilities related to a REIT borrower structure that is commonly utilized in connection with hospitality properties. Under the master lease structure, an operating lessee (typically affiliated with the borrower) is also an obligor under the related mortgage loan and the operating lessee borrower pays rent to the fee owner borrower. In addition, the operating advisor may also be an obligor under the related mortgage loan and the operating lessee borrower pays rent to the fee owner borrower. See “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks” and “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases”.

In addition, there may be risks associated with hospitality properties that have not entered into or become a party to any franchise agreement, license agreement or other “flag”. Hospitality properties often enter into these types of agreements in order to align the hospitality property with a certain public perception or to benefit from a centralized reservation system. We cannot assure you that hospitality properties that lack such benefits will be able to operate successfully on an independent basis.

Further, multiple countries, including the United Kingdom and Germany, have updated travel guidance for their citizens to reflect the strict enforcement of entry rules by the United States (including the possibility of arrest or detention). We cannot assure you that such actions will not adversely affect the perception of the United States as a destination for international tourism, and a reduction in travel to the United States could negatively impact hospitality properties that currently derive a significant portion of their revenue from international guests.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Hospitality Properties”.

Risks Relating to Affiliation with a Franchise or Hotel Management Company

The performance of a hospitality property affiliated with a franchise or hotel management company depends in part on:

●	the continued existence and financial strength of the franchisor or hotel management company;

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●	the public perception of the franchise or hotel chain service mark; and
●	the duration of the franchise licensing or management agreements.

The continuation of a franchise agreement, license agreement or management agreement is subject to specified operating standards and other terms and conditions set forth in such agreements. The failure of a borrower to maintain such standards or adhere to other applicable terms and conditions, such as property improvement plans, could result in the loss or cancellation of their rights under the franchise, license or hotel management agreement. We cannot assure you that a replacement franchise could be obtained in the event of termination or that such replacement franchise affiliation would be of equal quality to the terminated franchise affiliation. In addition, a replacement franchise, license and/or hospitality property manager may require significantly higher fees as well as the investment of capital to bring the hospitality property into compliance with the requirements of the replacement franchisor, licensor and/or hospitality property manager. Any provision in a franchise agreement, license agreement or management agreement providing for termination because of a bankruptcy of a franchisor, licensor or manager generally will not be enforceable.

The transferability of franchise agreements, license agreements and property management agreements may be restricted. In the event of a foreclosure, the lender may not have the right to use the franchise license without the franchisor’s consent or the manager might be able to terminate the management agreement. Conversely, in the case of certain mortgage loans, the lender may be unable to remove a franchisor/licensor or a hotel management company that it desires to replace following a foreclosure and, further, may be limited as regards the pool of potential transferees for a foreclosure or real estate owned property.

In some cases where a hospitality property is subject to a license, franchise or management agreement, the licensor, franchisor or manager has required or may in the future require the completion of various repairs and/or renovations pursuant to a property improvement plan issued by the licensor, franchisor or manager. Failure to complete those repairs and/or renovations in accordance with the plan could result in the hospitality property losing its license or franchise or in the termination of the management agreement. Annex A-1 and the related footnotes set forth the amount of reserves, if any, established under the related mortgage loans in connection with any of those repairs and/or renovations. We cannot assure you that any amounts reserved will be sufficient to complete the repairs and/or renovations required with respect to any affected hospitality property. In addition, in some cases, those reserves will be maintained by the franchisor, licensor or property manager. Furthermore, the lender may not require a reserve for repairs and/or renovations in all instances.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Hospitality Properties”.

Industrial Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of industrial properties, including:

●	reduced demand for industrial space because of a decline in a particular industry segment;

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●	the property becoming functionally obsolete;
●	building design and adaptability;
●	unavailability of labor sources;
●	supply chain disruptions;
●	changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors;
●	changes in proximity of supply sources;
●	the expenses of converting a previously adapted space to general use; and
●	the location of the property.

Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment in which the related tenants conduct their businesses (for example, a decline in consumer demand for products sold by a tenant using the property as a distribution center). In addition, a particular industrial or warehouse property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. Furthermore, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property. In addition, mortgaged properties used for many industrial purposes are more prone to environmental concerns than other property types.

Aspects of building site design and adaptability affect the value of an industrial property. Site characteristics that are generally desirable to a warehouse/industrial property include high clear ceiling heights, wide column spacing, a large number of bays (loading docks) and large bay depths, divisibility, a layout that can accommodate large truck minimum turning radii and overall functionality and accessibility.

In addition, because of unique construction requirements of many industrial properties, any vacant industrial property space may not be easily converted to other uses. Thus, if the operation of any of the industrial properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that industrial property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the industrial property were readily adaptable to other uses.

Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

Further, certain of the industrial properties may have tenants that are subject to risks unique to their business, such as cold storage facilities. Cold storage facilities may have unique risks such as short lease terms due to seasonal use, making income potentially more volatile than for properties with longer term leases, and customized refrigeration design, rendering such facilities less readily convertible to alternative uses. Because of seasonal use, leases at such facilities are customarily for shorter terms, making income potentially

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more volatile than for properties with longer term leases. In addition, such facilities require customized refrigeration design, rendering them less readily convertible to alternative uses.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Industrial Properties”.

Mixed Use Properties Have Special Risks

Certain properties are mixed use properties. Such mortgaged properties are subject to the risks relating to the property types described in “—Office Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”, as applicable. See Annex A-1 for the 5 largest tenants (by net rentable area leased) at each mixed use property. A mixed use property may be subject to additional risks, including the property manager’s inexperience in managing the different property types that comprise such mixed use property.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Mixed Use Properties”.

Self Storage Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” above, other factors may adversely affect the financial performance and value of self storage properties, including:

●	decreased demand;
●	lack of proximity to apartment complexes or commercial users;
●	apartment tenants moving to single family homes;
●	decline in services rendered, including security;
●	dependence on business activity ancillary to renting units;
●	security concerns;
●	age of improvements; or
●	competition or other factors.

Self storage properties are considered vulnerable to competition, because both acquisition costs and break-even occupancy are relatively low. The conversion of self storage facilities to alternative uses would generally require substantial capital expenditures. Thus, if the operation of any of the self storage properties becomes unprofitable, the liquidation value of that self storage mortgaged property may be substantially less, relative to the amount owing on the mortgage loan, than if the self storage mortgaged property were readily adaptable to other uses. In addition, because the cost to replace the improvements at a self-storage property is typically low, the insurable value of a self-storage property is often lower than the mortgage loan balance and in the event of a casualty when a borrower is not required to rebuild or cannot rebuild, insurance proceeds may be insufficient to pay the mortgage loan and there may be no “gap” insurance required to cover any shortfall. There is also risk because storage units are typically engaged for shorter time frames than traditional commercial leases for office or retail space. In addition, storage units are typically engaged for shorter time frames than traditional commercial

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leases for office or retail space. In addition, in certain cases, self-storage properties may be leased to commercial tenants, which lease a large block of units or other space. In such case, expiration or termination of the commercial lease will expose the mortgaged property to a concentrated vacancy.

Tenants at self storage properties tend to require and receive privacy, anonymity and efficient access, each of which may heighten environmental and other risks related to such property as the borrower may be unaware of the contents in any self storage unit. No environmental assessment of a self storage mortgaged property included an inspection of the contents of the self storage units at that mortgaged property, and there is no assurance that all of the units included in the self storage mortgaged properties are free from hazardous substances or other pollutants or contaminants or will remain so in the future.

Certain mortgage loans secured by self storage properties may be affiliated with a franchise company through a franchise agreement. The performance of a self storage property affiliated with a franchise company may be affected by the continued existence and financial strength of the franchisor, the public perception of a service mark, and the duration of the franchise agreement. The transferability of franchise license agreements is restricted. In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor’s consent. In addition, certain self storage properties may derive a material portion of revenue from business activities ancillary to self storage such as truck rentals, parking fees and similar activities which require special use permits or other discretionary zoning approvals and/or from leasing a portion of the subject property for office or retail purposes. See Annex A-1 and the footnotes related thereto.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Self Storage Properties”.

Master Leased Properties Have Special Risks

Properties subject to a master lease present special risks. In such cases, where the borrower owns the fee interest but does not operate the related improvements, such borrower will only receive the rental income from the master lease and not from the operation of any related improvements. Any default by the master lessee would adversely affect the borrower’s ability to make payments on the related mortgage loan. While master leases may contain certain restrictions on the use and operation of the related mortgaged property, the master lessee often enjoys certain of the rights and privileges of a fee owner, including the right to assign and sublet the master leasehold interest. However, the borrower has the same risk of interruptions in cash flow if such master lessee defaults under its lease as it would on another single tenant commercial property, without the control over the premises that it would ordinarily have as landlord. In addition, in the event of a condemnation, the landlord would only be entitled to an allocable share of the condemnation proceeds. Furthermore, the insurance requirements are often governed by the terms of the master lease and, in some cases, certain tenants or subtenants may be allowed to self-insure. The master lessee is commonly permitted to mortgage its master leasehold interest without restriction, and the leasehold lender will often have notice and cure rights with respect to material defaults under the master lease. In addition, master leased interests are less frequently purchased and sold than other interests in commercial real property. It may be difficult for the issuing entity, if it became a foreclosing lender, to sell the fee interests if the tenant and its improvements remains in place. Furthermore, master leased interests are generally subject to the same risks associated with the property type of the master lessee’s use of the premises because that use is a source of revenue for the payment of master lease rent.

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Mortgaged Properties Leased to Startup Companies Have Special Risks

Certain mortgaged properties may have tenants that are startup companies. Startup companies are new companies that are seeking to develop a scalable business model. Startup companies have heightened risks. Many startup companies do not generate positive cash flow, and may in fact experience significant negative cash flow. Startup companies that operate at a loss may experience rapid growth through venture capital investments; however, if the source(s) of funding lose confidence in the business model, or are unwilling or unable to continue funding for other reasons, the startup company may be faced with significant losses and be without a source of funding to continue its business or pay its obligations. Furthermore, valuations based on venture capital investment may rapidly decline. Many startups may produce only a single product or service, and therefore face a binary risk of failure if such product or service does not find market acceptance, meets with competition or is otherwise unsuccessful. Further, startup companies may be run by founders who lack significant business or finance experience. Startup companies generally have a low success rate. Accordingly, mortgaged properties leased to startup companies face the risk that the tenant may be unable to pay rent under its lease and may default on its lease.

Mortgaged Properties Leased to Government Tenants Have Special Risks

Certain of the Mortgaged Properties may be leased in whole or in part by government sponsored tenants. Government sponsored tenants frequently have the right to cancel their leases at any time or after a specific time (in some cases after the delivery of notice) or for lack of appropriations or upon the loss of access to certain government programs or upon other events related to government status.

With respect to tenants that constitute United States government agencies or entities, generally if the related Mortgaged Property is transferred, the leases require the United States and the transferee to enter into novation agreements; however, if the United States determines that recognizing the transferee as landlord is not in its interest, it may continue to hold the transferor liable for performance of obligations under the lease. The United States’ obligation to pay rent to the transferee would be suspended until government transfer procedures are completed, and the United States has determined that recognizing the transferee is in its interest. The foregoing provisions may delay or impede the ability of the lender to realize on the related Mortgaged Properties following a default. In addition, the borrowers may be subject to certain requirements regarding management of the Mortgaged Property and the borrowers required by certain United States agencies.

Condominium Ownership May Limit Use and Improvements

The management and operation of a condominium is generally controlled by a condominium board representing the owners of the individual condominium units, subject to the terms of the related condominium rules or by-laws. Generally, the consent of a majority of the board members is required for any actions of the condominium board and a unit owner’s ability to control decisions of the board are generally related to the number of units owned by such owner as a percentage of the total number of units in the condominium. In certain cases, the related borrower does not have a majority of votes on the condominium board, which result in the related borrower not having control of the related condominium or owners association.

The board of managers or directors of the related condominium generally has discretion to make decisions affecting the condominium, and we cannot assure you that the related borrower under a mortgage loan secured by one or more interests in that condominium will

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have any control over decisions made by the related board of managers or directors. Even if a borrower or its designated board members, either through control of the appointment and voting of sufficient members of the related condominium board or by virtue of other provisions in the related condominium documents, has consent rights over actions by the related condominium associations or owners, we cannot assure you that the related condominium board will not take actions that would materially adversely affect the related borrower’s unit. Thus, decisions made by that board of managers or directors, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium and many other decisions affecting the maintenance of that condominium, may have a significant adverse impact on the related mortgage loans in the issuing entity that are secured by mortgaged properties consisting of such condominium interests. We cannot assure you that the related board of managers or directors will always act in the best interests of the related borrower under the related mortgage loans. See representation and warranty no. 8 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

The condominium board is generally responsible for administration of the affairs of the condominium, including providing for maintenance and repair of common areas, adopting rules and regulations regarding common areas, and obtaining insurance and repairing and restoring the common areas of the property after a casualty. Notwithstanding the insurance and casualty provisions of the related mortgage loan documents, the condominium board may have the right to control the use of casualty proceeds. See representation and warranty no. 18 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

In addition, the condominium board generally has the right to assess individual unit owners for their share of expenses related to the operation and maintenance of the common elements. In the event that an owner of another unit fails to pay its allocated assessments, the related borrower may be required to pay such assessments in order to properly maintain and operate the common elements of the property. Although the condominium board generally may obtain a lien against any unit owner for common expenses that are not paid, such lien generally is extinguished if a lender takes possession pursuant to a foreclosure. Each unit owner is responsible for maintenance of its respective unit and retains essential operational control over its unit.

In addition, due to the nature of condominiums, a default on the part of the borrower with respect to such mortgaged properties will not allow the applicable special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominium units. The rights of other unit or property owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to a condominium, due to the possible existence of multiple loss payees on any insurance policy covering such property, there could be a delay in the allocation of related insurance proceeds, if any. Consequently, servicing and realizing upon the collateral described above could subject the certificateholders owners to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium unit.

Certain condominium declarations and/or local laws provide for the withdrawal of a property from a condominium structure under certain circumstances. For example, the New York Condominium Act provides for a withdrawal of the property from a condominium structure by vote of 80% of unit owners. If the condominium is terminated, the building will be subject to an action for partition by any unit owner or lienor as if owned in common. This could cause an early and unanticipated prepayment of the mortgage loan. We cannot

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assure you that the proceeds from partition would be sufficient to satisfy borrower’s obligations under the mortgage loan. See also “—Risks Related to Zoning Non-Compliance and Use Restrictions” for certain risks relating to use restrictions imposed pursuant to condominium declarations or other condominium especially in a situation where the mortgaged property does not represent the entire condominium building.

A condominium regime can also be established with respect to land only, as an alternative to land subdivision in those jurisdictions where it is so permitted. In such circumstances, the condominium board’s responsibilities are typically limited to matters such as landscaping and maintenance of common areas, including private roadways, while individual unit owners have responsibility for the buildings constructed on their respective land units. Likewise, in land condominium regimes, individual unit owners would typically have responsibility for property insurance, although the condominium board might maintain liability insurance for the common areas. Accordingly, while some attributes of a building condominium form are shared by a land condominium, the latter would have a more limited scope of board responsibilities and shared costs.

In addition, vertical subdivisions and “fee above a plane” structures are property ownership structures in which owners have a fee simple interest in certain ground-level and above-ground parcels. Such structures often have risks similar to those of condominium structures. A vertical subdivision or fee above a plane structure is generally governed by a declaration or similar agreement defining the respective owner’s fee estates and relationship; one or more owners typically relies on one or more other owners’ parcels for structural support. Each owner is responsible for maintenance of its respective parcel and retains essential operational control over its parcel. We cannot assure you that owners of parcels supporting collateral interests in vertical subdivision and fee above a plane parcels will perform any maintenance and repair obligations that may be required under the declaration with respect to the supporting parcel, or that proceeds following a casualty would be used to reconstruct a supporting parcel. Owners of interests in a vertical subdivision or fee above a plane structure may be required under the related declaration to pay certain assessments relating to any shared interests in the related property, and a lien may be attached for failure to pay such assessments.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Condominium and Other Shared Interests”.

Operation of a Mortgaged Property Depends on the Property Manager’s Performance

The successful operation of a real estate project depends upon the property manager’s performance and viability. The property manager is responsible for:

●	responding to changes in the local market;
●	planning and implementing the rental structure;
●	operating the property and providing building services;
●	managing operating expenses; and
●	assuring that maintenance and capital improvements are carried out in a timely fashion.

Properties deriving revenues primarily from short term sources, such as hotel guests or short term or month-to-month leases, are generally more management intensive than properties leased to creditworthy tenants under long term leases.

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Certain of the mortgaged properties will be managed by affiliates of the related borrower. If a mortgage loan is in default or undergoing special servicing, such relationship could disrupt the management of the related mortgaged property, which may adversely affect cash flow. However, the related mortgage loans will generally permit, in the case of mortgaged properties managed by borrower affiliates, the lender to remove the related property manager upon the occurrence of an event of default under the related mortgage loan beyond applicable cure periods (or, in some cases, in the event of a foreclosure following such default), and in some cases a decline in cash flow below a specified level or the failure to satisfy some other specified performance trigger.

A property manager or borrower may also be subject to cyberattacks or other forms of security breaches, or similar events, as described under “—Cyberattacks or Other Security Breaches Could Have a Material Adverse Effect on the Business of the Transaction Parties” above.

We make no representation or warranty as to the skills of any present or future managers. In many cases, the property manager will be an affiliate of the borrower and may not manage properties for non-affiliates. Additionally, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements. Further, certain individuals involved in the management or general business development at certain mortgaged properties may engage in unlawful activities or otherwise exhibit poor business judgment that adversely affect operations and ultimately cash flow at such properties. See “—Risks Related to Conflicts of Interest—Other Potential Conflicts of Interest May Affect Your Investment”.

Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses

The effect of mortgage pool loan losses will be more severe if the losses relate to mortgage loans that account for a disproportionately large percentage of the pool’s aggregate principal balance. As mortgage loans pay down or properties are released, the remaining certificateholders may face a higher risk with respect to the diversity of property types and property characteristics and with respect to the number of borrowers.

See the table entitled “Range of Remaining Terms to Maturity as of the Cut-off Date” in Annex A-2 for a stratification of the remaining terms to maturity of the mortgage loans. Because principal on the certificates is payable in sequential order of payment priority, and a class receives principal only after the preceding class(es) have been paid in full, classes that have a lower sequential priority are more likely to face these types of risks of concentration than classes with a higher sequential priority.

Several of the mortgage loans have cut-off date balances that are substantially higher than the average cut-off date balance. In general, concentrations in mortgage loans with larger-than-average balances can result in losses that are more severe, relative to the size of the mortgage loan pool, than would be the case if the aggregate balance of the mortgage loan pool were more evenly distributed.

A concentration of mortgage loans secured by the same mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types” for information on the types of mortgaged properties securing the mortgage loans in the mortgage pool.

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Repayments by borrowers and the market value of the related mortgaged properties could be affected by economic conditions generally or specific to particular geographic areas or regions of the United States, and concentrations of mortgaged properties in particular geographic areas may increase the risk that conditions in the real estate market where the mortgaged property is located, or other adverse economic or other developments or natural disasters (e.g., earthquakes, floods, forest fires, tornadoes or hurricanes or changes in governmental rules or fiscal policies) affecting a particular region of the country, could increase the frequency and severity of losses on mortgage loans secured by those mortgaged properties. In particular, there have been predictions that climate change may lead to an increase in the frequency of natural disasters and extreme weather conditions, with certain states bearing a greater risk of the adverse effects of climate change, which could increase the frequency and severity of losses on mortgage loans secured by mortgaged properties located in those states. As a result, areas affected by such events may experience disruptions in travel, transportation and tourism, loss of jobs, an overall decrease in consumer activity, or a decline in real estate-related investments. We cannot assure you that the economies in such impacted areas will recover sufficiently to support income-producing real estate at pre-event levels or that the costs of the related clean-up will not have a material adverse effect on the local or national economy. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations” in this prospectus. We cannot assure you that any hurricane damage would be covered by insurance.

Some of the mortgaged properties are located in areas that, based on low population density, poor economic demographics (such as higher than average unemployment rates, lower than average annual household income and/or overall loss of jobs) and/or negative trends in such regards, would be considered secondary or tertiary markets.

A concentration of mortgage loans with the same borrower or related borrowers also can pose increased risks, such as:

●	if a borrower that owns or controls several properties (whether or not all of them secure mortgage loans in the mortgage pool) experiences financial difficulty at one such property, it could defer maintenance at a mortgaged property or debt service payments on the related mortgage loan in order to satisfy current expenses with respect to the first property or, alternatively, it could direct leasing activity in ways that are adverse to the mortgaged property;
●	a borrower could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on the mortgage loans in the mortgage pool secured by that borrower’s mortgaged properties (subject to the applicable master servicer’s and the trustee’s obligation to make advances for monthly payments) for an indefinite period; and
●	mortgaged properties owned by the same borrower or related borrowers are likely to have common management, common general partners and/or common managing members, thereby increasing the risk that financial or other difficulties experienced by such related parties could have a greater impact on the pool of mortgage loans.

See “—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” below.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics” for information on the composition of the mortgage pool by property type and geographic distribution and loan concentration.

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Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses

The issuing entity could become liable for a material adverse environmental condition at an underlying mortgaged property. Any such potential liability could reduce or delay payments on the offered certificates.

Each of the mortgaged properties was either (i) subject to environmental site assessments prior to the time of origination of the related mortgage loan (or, in certain limited cases, after origination) including Phase I environmental site assessments or updates of previously performed Phase I environmental site assessments, or (ii) subject to a secured creditor environmental insurance policy or other environmental insurance policy. See “Description of the Mortgage Pool—Environmental Considerations”.

We cannot assure you that the environmental assessments revealed all existing or potential environmental risks or that all adverse environmental conditions have been or will be completely abated or remediated or that any reserves, insurance or operations and maintenance plans will be sufficient to remediate the environmental conditions. Moreover, we cannot assure you that:

●	future laws, ordinances or regulations will not impose any material environmental liability; or
●	the current environmental condition of the mortgaged properties will not be adversely affected by tenants or by the condition of land or operations in the vicinity of the mortgaged properties (such as underground storage tanks).

We cannot assure you that with respect to any mortgaged property any remediation plan or any projected remedial costs or time is accurate or sufficient to complete the remediation objectives, or that no additional contamination requiring environmental investigation or remediation will be discovered on any mortgaged property. Likewise, all environmental policies naming the lender as named insured cover certain risks or events specifically identified in the policy, but the coverage is limited by its terms, conditions, limitations and exclusions, and does not purport to cover all environmental conditions whatsoever affecting the applicable mortgaged property, and we cannot assure you that any environmental conditions currently known, suspected, or unknown and discovered in the future will be covered by the terms of the policy.

Before the trustee or the applicable special servicer, as applicable, acquires title to a mortgaged property on behalf of the issuing entity or assumes operation of the property, it will be required to obtain an environmental assessment of such mortgaged property, or rely on a recent environmental assessment. This requirement is intended to mitigate the risk that the issuing entity will become liable under any environmental law. There is accordingly some risk that the mortgaged property will decline in value while this assessment is being obtained or remedial action is being taken. Moreover, we cannot assure you that this requirement will effectively insulate the issuing entity from potential liability under environmental laws. Any such potential liability could reduce or delay distributions to certificateholders.

See “Description of the Mortgage Pool—Environmental Considerations” for additional information on environmental conditions at mortgaged properties securing certain mortgage loans in the issuing entity. See also representation and warranty no. 43 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

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See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Wells Fargo Bank, National Association—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting”; “—Morgan Stanley Mortgage Capital Holdings LLC—The Morgan Stanley Group’s Underwriting Standards”; “—Bank of America, National Association—Bank of America’s Commercial Mortgage Loan Underwriting Standards”; “—National Cooperative Bank, N.A.—National Cooperative Bank, N.A.’s Underwriting Standards and Processes”; and “—JPMorgan Chase Bank, National Association—JPMCB’s Underwriting Standards and Processes”.

See “Certain Legal Aspects of Mortgage Loans—Environmental Considerations”.

Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties

Certain of the mortgaged properties are currently undergoing or, in the future, are expected to undergo redevelopment, expansion or renovation. In addition, the related borrower may be permitted under the related mortgage loan documents, at its option and cost but subject to certain conditions, to undergo future construction, renovation or alterations of the mortgaged property. To the extent applicable, we cannot assure you that any escrow or reserve collected, if any, will be sufficient to complete the current renovation or be otherwise sufficient to satisfy any tenant improvement expenses at a mortgaged property. Failure to complete those planned improvements may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents.

Certain of the hospitality properties securing the mortgage loans are currently undergoing or are scheduled to undergo renovations or property improvement plans. In some circumstances, these renovations or property improvement plans may necessitate taking a portion of the available guest rooms temporarily offline, temporarily decreasing the number of available rooms and the revenue generating capacity of the related hospitality property. In other cases, these renovations may involve renovations of common spaces or external features of the related hospitality property, which may cause disruptions or otherwise decrease the attractiveness of the related hospitality property to potential guests. These property improvement plans may be required under the related franchise or management agreement and a failure to timely complete them may result in a termination or expiration of a franchise or management agreement and may be an event of default under the related mortgage loan.

Certain of the properties securing the mortgage loans may currently be undergoing or are scheduled to undergo renovations or property expansions. Such renovations or expansions may be required under tenant leases and a failure to timely complete such renovations or expansions may result in a termination of such lease and may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents.

We cannot assure you that current or planned redevelopment, expansion or renovation will be completed at all, that such redevelopment, expansion or renovation will be completed in the time frame contemplated, or that, when and if such redevelopment, expansion or renovation is completed, such redevelopment, expansion or renovation will improve the operations at, or increase the value of, the related mortgaged property. Failure of any of the foregoing to occur could have a material negative impact on the related mortgaged property, which could affect the ability of the related borrower to repay the related mortgage loan.

In the event the related borrower fails to pay the costs for work completed or material delivered in connection with such ongoing redevelopment, expansion or renovation, the

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portion of the mortgaged property on which there are renovations may be subject to mechanic’s or materialmen’s liens that may be senior to the lien of the related mortgage loan.

The existence of construction or renovation at a mortgaged property may take rental units or rooms or leasable space “off-line” or otherwise make space unavailable for rental, impair access or traffic at or near the mortgaged property, or, in general, make that mortgaged property less attractive to tenants or their customers, and accordingly could have a negative effect on net operating income. In addition, any such construction or renovation at a mortgaged property may temporarily interfere with the use and operation of any portion of such mortgaged property. See “Description of the Mortgage Pool—Redevelopment, Renovation and Expansion” for information regarding mortgaged properties which are currently undergoing or, in the future, are expected to undergo redevelopment, expansion or renovation. See also Annex A-3 for additional information on redevelopment, renovation and expansion at the mortgaged properties securing the 15 largest mortgage loans.

Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses

Certain mortgaged properties securing the mortgage loans may have specialty use tenants and may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable for any reason.

For example, retail, mixed-use or office properties may have theater tenants. Properties with theater tenants are exposed to certain unique risks. Aspects of building site design and adaptability affect the value of a theater. In addition, decreasing attendance at a theater could adversely affect revenue of such theater, which may, in turn, cause the tenant to experience financial difficulties, resulting in downgrades in their credit ratings and, in certain cases, bankruptcy filings. In addition, because of unique construction requirements of theaters, any vacant theater space would not easily be converted to other uses.

Office, retail or mixed use properties may also have health clubs as tenants. Several factors may adversely affect the value and successful operation of a health club, including:

●	the physical attributes of the health club (e.g., its age, appearance and layout);
●	the reputation, safety, convenience and attractiveness of the property to users;
●	management’s ability to control membership growth and attrition;
●	competition in the tenant’s marketplace from other health clubs and alternatives to health clubs; and
●	adverse changes in economic and social conditions and demographic changes (e.g., population decreases or changes in average age or income), which may result in decreased demand.

In addition, there may be significant costs associated with changing consumer preferences (e.g., multipurpose clubs from single-purpose clubs or varieties of equipment, classes, services and amenities). In addition, health clubs may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason. The liquidation value of any such health club consequently may be less than would be the case if the property were readily adaptable to changing consumer preferences for other uses.

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Certain properties may be partially comprised of a parking garage, or certain properties may be entirely comprised of a parking garage. Parking garages and parking lots present risks not associated with other properties. The primary source of income for parking lots and garages is the rental fees charged for parking spaces.

Factors affecting the success of a parking lot or garage include:

●	the number of rentable parking spaces and rates charged;
●	the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;
●	the amount of alternative parking spaces in the area;
●	the availability of mass transit; and
●	the perceptions of the safety, convenience and services of the lot or garage.

In instances where a parking garage does not have a long-term leasing arrangement with a parking lessee, but rather relies on individual short-term (i.e., daily or weekly) parking tenants for parking revenues, variations in any or all of the foregoing factors can result in increased volatility in the net operating income for such parking garage.

Aspects of building site design and adaptability affect the value of a parking garage facility. Site characteristics that are valuable to a parking garage facility include location, clear ceiling heights, column spacing, zoning restrictions, number of spaces and overall functionality and accessibility.

In addition, because of the unique construction requirements of many parking garages and because a parking lot is often vacant paved land without any structure, a vacant parking garage facility or parking lot may not be easily converted to other uses.

Mortgaged properties may have other specialty use tenants, such as retail bank branches, medical and dental offices, lab space, gas stations, data centers, urgent care facilities, daycare centers, design showrooms and/or restaurants, as part of the mortgaged property.

Restaurants and Theaters May Not Be Readily Convertible to Alternative Uses

In the case of specialty use tenants such as restaurants and theaters, because of unique construction requirements of such properties, any vacant space would not be converted to other uses. Aspects of building site design and adaptability affect the value of such properties and other retailers at the mortgaged property. Decreasing patronage at such properties could adversely affect revenue of the property, which may, in turn, cause the tenants to experience financial difficulties, resulting in downgrades in their credit ratings, lease defaults and, in certain cases, bankruptcy filings. See “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above. Receipts at such properties are also affected not only by objective factors but by subjective factors. For instance, restaurant receipts are affected by such varied influences as the current personal income levels in the community, an individual consumer’s preference for type of food, style of dining and restaurant atmosphere, the perceived popularity of the restaurant, food safety concerns related to personal health with the handling of food items at the restaurant or by food suppliers and the actions and/or behaviors of staff and management and level of

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service to the customers. In addition, because of unique construction requirements of such properties, any vacant space would not easily be converted to other uses.

Retail bank branches are specialty use tenants that are often outfitted with vaults, teller counters and other customary installations and equipment that may have required significant capital expenditures to install. The ability to lease these types of properties may be difficult due to the added cost and time to retrofit the property to allow for other uses.

Mortgaged properties with specialty use tenants may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason due to their unique construction requirements. In addition, converting commercial properties to alternate uses generally requires substantial capital expenditures and could result in a significant adverse effect on, or interruption of, the revenues generated by such properties.

In addition, a mortgaged property may not be readily convertible due to restrictive covenants related to such mortgaged property, including in the case of mortgaged properties that are subject to a condominium regime or subject to a ground lease, the use and other restrictions imposed by the condominium declaration and other related documents, especially in a situation where a mortgaged property does not represent the entire condominium regime. See “—Condominium Ownership May Limit Use and Improvements” above.

Some of the mortgaged properties may be part of tax-reduction programs that apply only if the mortgaged properties are used for certain purposes. Such properties may be restricted from being converted to alternative uses because of such restrictions.

Some of the mortgaged properties have government tenants or other tenants which may have space that was “built to suit” that particular tenant’s uses and needs. For example, a government tenant may require enhanced security features that required additional construction or renovation costs and for which the related tenant may pay above market rent. However, such enhanced features may not be necessary for a new tenant (and such new tenant may not be willing to pay the higher rent associated with such features). While a government office building or government leased space may be usable as a regular office building or tenant space, the rents that may be collected in the event the government tenant does not renew its lease may be significantly lower than the rent currently collected.

Additionally, zoning, historical preservation or other restrictions also may prevent alternative uses. See “—Risks Related to Zoning Non-Compliance and Use Restrictions” below.

Risks Related to Zoning Non-Compliance and Use Restrictions

Certain of the mortgaged properties may not comply with current zoning laws, including use, density, parking, height, landscaping, open space and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed. These properties, as well as those for which variances or special permits were issued or for which non-conformity with current zoning laws is otherwise permitted, are considered to be a “legal non-conforming use” and/or the improvements are considered to be “legal non-conforming structures”. This means that the borrower is not required to alter its structure to comply with the existing or new law; however, the borrower may not be able to rebuild the premises “as-is” in the event of a substantial casualty loss. This may adversely affect the cash flow of the property following the loss. If a substantial casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the

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mortgage loan in full. In addition, if a non-conforming use were to be discontinued and/or the property were repaired or restored in conformity with the current law, the value of the property or the revenue-producing potential of the property may not be equal to that before the casualty.

In some cases, the related borrower has obtained law and ordinance insurance to cover additional costs that result from rebuilding the mortgaged property in accordance with current zoning requirements, including, within the policy’s limitations, demolition costs, increased costs of construction due to code compliance and loss of value to undamaged improvements resulting from the application of zoning laws. However, if as a result of the applicable zoning laws the rebuilt improvements are smaller or less attractive to tenants than the original improvements, you should not assume that the resulting loss in income will be covered by law and ordinance insurance. Zoning protection insurance, if obtained, will generally reimburse the lender for the difference between (i) the mortgage loan balance on the date of damage loss to the mortgaged property from an insured peril and (ii) the total insurance proceeds at the time of the damage to the mortgaged property if such mortgaged property cannot be rebuilt to its former use due to new zoning ordinances.

In addition, certain of the mortgaged properties that do not conform to current zoning laws may not be “legal non-conforming uses” or “legal non-conforming structures”, thus constituting a zoning violation. The failure of a mortgaged property to comply with zoning laws or to be a “legal non-conforming use” or “legal non-conforming structure” may adversely affect the market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non-conformities. See representation and warranty no. 26 on Annex D-1 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

The limited availability of zoning information and/or extent of zoning diligence may also present risks. Zoning information contained in appraisals may be based on limited investigation, and zoning comfort letters obtained from jurisdictions, while based on available records, do not customarily involve any contemporaneous site inspection. For loans secured by residential cooperative properties, for example, the zoning diligence is typically limited to appraisals, available zoning comfort letters from the jurisdiction, certificates of occupancy and/or review of the municipal reports accompanying the title insurance commitment, and third party-prepared zoning reports are not customarily obtained. The extent of zoning diligence will also be determined based on perceived risk and the cost and benefit of obtaining additional information. Even if law and ordinance insurance is required to mitigate rebuilding-related risks, we cannot assure you that other risks related to material zoning violations will have been identified under such circumstances, and that appropriate borrower covenants or other structural mitigants will have been required as a result.

In addition, certain of the mortgaged properties may be subject to certain use restrictions and/or operational requirements imposed pursuant to development agreements, regulatory agreements, ground leases, restrictive covenants, environmental restrictions, reciprocal easement agreements or operating agreements or historical landmark designations or, in the case of those mortgaged properties that are condominiums, condominium declarations or other condominium use restrictions or regulations, especially in a situation where the mortgaged property does not represent the entire condominium building. Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers’ right to operate certain types of facilities within a prescribed radius. These limitations impose upon the borrower stricter

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requirements with respect to repairs and alterations, including following a casualty loss. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan. In addition, any alteration, reconstruction, demolition, or new construction affecting a mortgaged property designated a historical landmark may require prior approval. Any such approval process, even if successful, could delay any redevelopment or alteration of a related property. The liquidation value of such property, to the extent subject to limitations of the kind described above or other limitations on convertibility of use, may be substantially less than would be the case if such property was readily adaptable to other uses or redevelopment. Further, such agreements may give the related owners’ association the right to impose assessments which, if unpaid, would constitute a lien prior to that of the Mortgage Loan. See “Description of the Mortgage Pool—Use Restrictions” for examples of mortgaged properties that are subject to restrictions relating to the use of the mortgaged properties.

Additionally, some of the mortgaged properties may have current or past tenants that handle or have handled hazardous materials and, in some cases, related contamination at some of the mortgaged properties was previously investigated and, as warranted, remediated with regulatory closure, the conditions of which in some cases may include restrictions against any future redevelopment for residential use or other land use restrictions. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Environmental Considerations” for additional information on environmental conditions at mortgaged properties securing certain mortgage loans in the issuing entity.

See also representation and warranty no. 43 in Annex D-1 and any exceptions thereto in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Risks Relating to Inspections of Properties

Licensed engineers or consultants inspected the mortgaged properties at or about the time of the origination of the mortgage loans to assess items such as structural integrity of the buildings and other improvements on the mortgaged property, including exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, we cannot assure you that all conditions requiring repair or replacement were identified. No additional property inspections were conducted in connection with the issuance of the offered certificates.

Risks Relating to Costs of Compliance with Applicable Laws and Regulations

A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property, for example, zoning laws and the Americans with Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by persons with disabilities. See “Certain Legal Aspects of Mortgage Loans—Americans with Disabilities Act”. In addition, a borrower may incur costs to comply with various existing and future federal, state or local laws and regulations enacted to address the potential impact of climate change, including, for example, laws that require mortgaged properties to comply with certain green building certification programs (e.g., LEED and EnergyStar) and other laws which may impact commercial real estate as a result of efforts to mitigate the factors contributing to climate change. The expenditure of these costs or the imposition of injunctive relief, penalties or fines in connection with the borrower’s noncompliance could negatively impact the borrower’s cash flow and, consequently, its ability to pay its mortgage loan.

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Climate Change May Directly or Indirectly Have an Adverse Effect on the Mortgage Pool

Climate change and legal, technological and political developments related to climate change could have an adverse effect on the underlying mortgaged properties and borrowers and consequently on an investment in the certificates. Such developments include the adoption of local laws or regulations designed to improve energy efficiency or reduce greenhouse gas emissions that have been linked to climate change, which could require borrowers to incur significant costs to retrofit the related properties to comply or subject the borrowers to fines.

For example, with respect to any of the underlying mortgage loans secured by mortgaged properties located in New York City, the related borrowers may face fines or retrofitting costs related to compliance with New York City Local Law 97 of 2019 (“Local Law 97”). Local Law 97 generally requires, with some exceptions, that (i) buildings that exceed 25,000 gross square feet, (ii) two or more buildings on the same tax lot that together exceed 50,000 square feet and (iii) two or more buildings owned by a condominium association that are governed by the same board of managers and that together exceed 50,000 square feet meet new energy efficiency and greenhouse gas emissions limits by 2024, with stricter limits coming into effect in 2030. Noncompliant building owners may face fines starting in 2025, unless they are able to bring their building into timely compliance by retrofitting their buildings. We cannot assure you that fines or retrofitting costs as a result of Local Law 97 will not adversely affect the future net operating income at any of the mortgaged properties located in New York City.

Also, properties that are less energy efficient or that produce higher greenhouse gas emissions may be at a competitive disadvantage to more efficient or cleaner properties in attracting potential tenants.

Similarly, tenants at certain properties may be in, or may be dependent upon, industries, such as oil and gas, that are or may become subject to heightened regulation due to climate change or the development of competing “green” technologies, which may have a material adverse effect on such tenants and lead to, among other things, vacancies or tenant bankruptcies at certain mortgaged properties.

Climate change may also have other effects, such as increasing the likelihood of extreme weather and natural disasters in certain geographic areas. See “—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses”.

We cannot assure you that any retrofitting of properties to comply with new laws or regulations or any change in tenant mix due to the characteristics of the mortgaged property will improve the operations at, or increase the value of, the related mortgaged property. However, failure to comply with any required retrofitting or a concentration of tenants in industries subject to heightened regulation or “green” competition could have a material negative impact on the related mortgaged property, which could affect the ability of the related borrower to repay the related mortgage loan.

Insurance May Not Be Available or Adequate

Although the mortgaged properties are required to be insured, or self-insured by a sole tenant of a related building or group of buildings, against certain risks, there is a possibility of casualty loss with respect to the mortgaged properties for which insurance proceeds may not be adequate or which may result from risks not covered by insurance. In addition, the cost of insurance has increased in certain jurisdictions and, as a result, some borrowers may

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have difficulty in obtaining appropriate insurance or maintaining insurance coverage at the related mortgaged properties. The cost of force-placed insurance, correspondingly, may be prohibitively high to provide sufficient coverage for a mortgaged property. The additional cost of force-placed insurance or insurance required to be maintained on any REO properties may adversely impact the operation at the mortgaged property and/or reduce liquidation proceeds from any REO properties.

In addition, certain types of mortgaged properties, such as manufactured housing and recreational vehicle communities, have few or no insurable buildings or improvements and thus do not have casualty insurance or low limits of casualty insurance in comparison with the related mortgage loan balances.

In addition, hazard insurance policies will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the related mortgaged property in order to recover the full amount of any partial loss. As a result, even if insurance coverage is maintained, if the insured’s coverage falls below this specified percentage, those clauses generally provide that the insurer’s liability in the event of partial loss does not exceed the lesser of (1) the replacement cost of the improvements less physical depreciation and (2) that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of those improvements.

As a result of the higher cost of hazard insurance policies, certain borrowers may have obtained insurance policies with relatively high deductibles. In the event a borrower makes a claim under its policies, the relatively high out of pocket cost associated with higher deductibles may adversely impact the cash flow at the related mortgaged property. See representation and warranty number 18 in Annex D-1 and the identified exceptions to those representations and warranties in Annex D-2.

Certain of the mortgaged properties may be located in areas that are considered a high earthquake risk (seismic zones 3 or 4). See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations”.

Furthermore, with respect to certain mortgage loans, the insurable value of the related mortgaged property as of the origination date of the related mortgage loan was lower than the principal balance of the related mortgage loan. In the event of a casualty when a borrower is not required to rebuild or cannot rebuild, we cannot assure you that the insurance required with respect to the related mortgaged property will be sufficient to pay the related mortgage loan in full and there is no “gap” insurance required under such mortgage loan to cover any difference. In those circumstances, a casualty that occurs near the maturity date may result in an extension of the maturity date of the mortgage loan if the applicable special servicer, in accordance with the servicing standard, determines that such extension was in the best interest of certificateholders.

The mortgage loans do not all require flood insurance on the related mortgaged properties unless they are in a flood zone and flood insurance is available and, in certain instances, even where the related mortgaged property was in a flood zone and flood insurance was available, flood insurance was not required.

The National Flood Insurance Program (“NFIP”) is scheduled to expire on January 30, 2026. We cannot assure you if or when the NFIP will be reauthorized by Congress. If the NFIP is not reauthorized, it could have an adverse effect on the value of properties in flood zones or their ability to repair or rebuild after flood damage.

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We cannot assure you that the borrowers will in the future be able to comply with requirements to maintain adequate insurance with respect to the mortgaged properties, and any uninsured loss could have a material adverse impact on the amount available to make payments on the related mortgage loan, and consequently, the offered certificates. As with all real estate, if reconstruction (for example, following fire or other casualty) or any major repair or improvement is required to the damaged property, changes in laws and governmental regulations may be applicable and may materially affect the cost to, or ability of, the borrowers to effect such reconstruction, major repair or improvement. As a result, the amount realized with respect to the mortgaged properties, and the amount available to make payments on the related mortgage loan, and consequently, the offered certificates, could be reduced. In addition, we cannot assure you that the amount of insurance required or provided would be sufficient to cover damages caused by any casualty, or that such insurance will be available in the future at commercially reasonable rates. See representation and warranty no. 18 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Inadequacy of Title Insurers May Adversely Affect Distributions on Your Certificates

Title insurance for a mortgaged property generally insures a lender against risks relating to a lender not having a first lien with respect to a mortgaged property, and in some cases can insure a lender against specific other risks. The protection afforded by title insurance depends on the ability of the title insurer to pay claims made upon it. We cannot assure you that with respect to any mortgage loan:

●	a title insurer will have the ability to pay title insurance claims made upon it;
●	the title insurer will maintain its present financial strength; or
●	a title insurer will not contest claims made upon it.

Certain of the mortgaged properties are either completing initial construction or undergoing renovation or redevelopment. Under such circumstances, there may be limitations to the amount of coverage or other exceptions to coverage that could adversely affect the issuing entity if losses are suffered.

Terrorism Insurance May Not Be Available for All Mortgaged Properties

The occurrence or the possibility of terrorist attacks could (1) lead to damage to one or more of the mortgaged properties if any terrorist attacks occur or (2) result in higher costs for security and insurance premiums or diminish the availability of insurance coverage for losses related to terrorist attacks, particularly for large properties, which could adversely affect the cash flow at those mortgaged properties.

After the September 11, 2001 terrorist attacks in New York City and the Washington, D.C. area, all forms of insurance were impacted, particularly from a cost and availability perspective, including comprehensive general liability and business interruption or rent loss insurance policies required by typical mortgage loans. To give time for private markets to develop a pricing mechanism for terrorism risk and to build capacity to absorb future losses that may occur due to terrorism, the Terrorism Risk Insurance Act of 2002 was enacted on November 26, 2002 (as amended, “TRIPRA”), establishing the Terrorism Insurance Program. The Terrorism Insurance Program has since been extended and reauthorized a few times. Most recently, it was reauthorized on December 20, 2019 for a period of seven years through December 31, 2027 pursuant to the Terrorism Risk Insurance Program Reauthorization Act of 2019.

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The Terrorism Insurance Program requires insurance carriers to provide terrorism coverage in their basic “all-risk” policies. Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically void to the extent that it excluded losses that would otherwise be insured losses. Any state approval of those types of exclusions in force on November 26, 2002 is also void.

Under the Terrorism Insurance Program, the federal government shares in the risk of losses occurring within the United States resulting from acts committed in an effort to influence or coerce United States civilians or the United States government. The federal share of compensation for insured losses of an insurer equals 80% of the portion of such insured losses that exceed a deductible equal to 20% of the value of the insurer’s direct earned premiums over the calendar year immediately preceding that program year. Federal compensation in any program year is capped at $100 billion (with insurers being liable for any amount that exceeds such cap), and no compensation is payable with respect to a terrorist act unless the aggregate industry losses relating to such act exceed $200 million. The Terrorism Insurance Program does not cover nuclear, biological, chemical or radiological attacks. Unless a borrower obtains separate coverage for events that do not meet the thresholds or other requirements above, such events will not be covered.

If the Terrorism Insurance Program is not reenacted after its expiration in 2027, premiums for terrorism insurance coverage will likely increase and the terms of such insurance policies may be materially amended to increase stated exclusions or to otherwise effectively decrease the scope of coverage available (perhaps to the point where it is effectively not available). In addition, to the extent that any insurance policies contain “sunset clauses” (i.e., clauses that void terrorism coverage if the federal insurance backstop program is not renewed), such policies may cease to provide terrorism insurance upon the expiration of the Terrorism Insurance Program. We cannot assure you that the Terrorism Insurance Program or any successor program will create any long term changes in the availability and cost of such insurance. Moreover, future legislation, including regulations expected to be adopted by the Treasury Department pursuant to TRIPRA, may have a material effect on the availability of federal assistance in the terrorism insurance market. To the extent that uninsured or underinsured casualty losses occur with respect to the related mortgaged properties, losses on the mortgage loans may result. In addition, the failure to maintain such terrorism insurance may constitute a default under the related mortgage loan.

Some of the mortgage loans do not require the related borrower to maintain terrorism insurance. In addition, most of the mortgage loans contain limitations on the related borrower’s obligation to obtain terrorism insurance, such as (i) waiving the requirement that such borrower maintain terrorism insurance if such insurance is not available at commercially reasonable rates, (ii) providing that the related borrower is not required to spend in excess of a specified dollar amount (or in some cases, a specified multiple of what is spent on other insurance) in order to obtain such terrorism insurance, (iii) requiring coverage only for as long as the TRIPRA is in effect, or (iv) requiring coverage only for losses arising from domestic acts of terrorism or from terrorist acts certified by the federal government as “acts of terrorism” under the TRIPRA. See Annex A-3 for a summary of the terrorism insurance requirements under each of the 10 largest mortgage loans. See representation and warranty no. 31 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

We cannot assure you that all of the mortgaged properties will be insured against the risks of terrorism and similar acts. As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

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Other mortgaged properties securing mortgage loans may also be insured under a blanket policy or self-insured or insured by a sole tenant. See “—Risks Associated with Blanket Insurance Policies or Self-Insurance” below.

Risks Associated with Blanket Insurance Policies or Self-Insurance

Certain of the mortgaged properties are covered by blanket insurance policies, which also cover other properties of the related borrower or its affiliates (including certain properties in close proximity to the mortgaged properties). In the event that such policies are drawn on to cover losses on such other properties, the amount of insurance coverage available under such policies would thereby be reduced and could be insufficient to cover each mortgaged property’s insurable risks.

Additionally, the risks related to blanket insurance may be aggravated if the mortgage loans that allow such coverage are part of a group of mortgage loans with related borrowers, and some or all of the related mortgaged properties are covered under the same blanket insurance policy, which may also cover other properties owned by affiliates of such borrowers.

Certain mortgaged properties may also be insured or self-insured by a sole or significant tenant, as further described under “Description of the Mortgage Pool—Tenant Issues—Insurance Considerations”. We cannot assure you that any insurance obtained by a sole or significant tenant will be adequate or that such sole or significant tenant will comply with any requirements to maintain adequate insurance. Additionally, to the extent that insurance coverage relies on self-insurance, there is a risk that the “insurer” will not be willing or have the financial ability to satisfy a claim if a loss occurs.

Condemnation of a Mortgaged Property May Adversely Affect Distributions on Certificates

From time to time, there may be condemnations pending or threatened against one or more of the mortgaged properties securing the mortgage loans. The proceeds payable in connection with a total condemnation may not be sufficient to restore the related mortgaged property or to satisfy the remaining indebtedness of the related mortgage loan. The occurrence of a partial condemnation may have a material adverse effect on the continued use of, or income generated by, the affected mortgaged property. The application of condemnation proceeds may be subject to the leases of certain major tenants and, in some cases, the tenant may be entitled to a portion of the condemnation proceeds. Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon distributions on your offered certificates. See “Description of the Mortgage Pool—Litigation and Other Considerations” in this prospectus.

Limited Information Causes Uncertainty

Historical Information

Some of the mortgage loans that we intend to include in the issuing entity are secured in whole or in part by mortgaged properties for which limited or no historical operating information is available. As a result, you may find it difficult to analyze the historical performance of those mortgaged properties.

A mortgaged property may lack prior operating history or historical financial information because it is newly constructed or renovated, it is a recent acquisition by the related borrower or it is a single-tenant property that is subject to a triple-net lease. In addition, a tenant’s lease may contain confidentiality provisions that restrict the sponsors’ access to or

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disclosure of such tenant’s financial information. The underwritten net cash flows and underwritten net operating income for such mortgaged properties are derived principally from current rent rolls or tenant leases and historical expenses, adjusted to account for inflation, significant occupancy increases and a market rate management fee. In some cases, underwritten net cash flows and underwritten net operating income for mortgaged properties are based all or in part on leases (or letters of intent) that are not yet in place (and may still be under negotiation) or on tenants that may have signed a lease (or letter of intent), or lease amendment expanding the leased space, but are not yet in occupancy and/or paying rent, which present certain risks described in “—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions” below.

See Annex A-1 for certain historical financial information relating to the mortgaged properties, including net operating income for the most recent reporting period and prior three calendar years, to the extent available.

Ongoing Information

The primary source of ongoing information regarding the offered certificates, including information regarding the status of the related mortgage loans and any credit support for the offered certificates, will be the periodic reports delivered to you. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”. We cannot assure you that any additional ongoing information regarding the offered certificates will be available through any other source. The limited nature of the available information in respect of the offered certificates may adversely affect their liquidity, even if a secondary market for the offered certificates does develop.

We are not aware of any source through which pricing information regarding the offered certificates will be generally available on an ongoing basis or on any particular date.

Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions

As described under “Description of the Mortgage Pool—Certain Calculations and Definitions”, underwritten net cash flow generally includes cash flow (including any cash flow from master leases) adjusted based on a number of assumptions used by the sponsors. We make no representation that the underwritten net cash flow set forth in this prospectus as of the cut-off date or any other date represents actual future net cash flows. For example, with respect to certain mortgage loans included in the issuing entity, the occupancy of the related mortgaged property reflects tenants that (i) may not have yet actually executed leases (but have in some instances signed letters of intent), (ii) have signed leases but have not yet taken occupancy and/or are not paying full contractual rent, (iii) are seeking or may in the future seek to sublet all or a portion of their respective spaces, (iv) are “dark” tenants but paying rent, or (v) are affiliates of the related borrower and are leasing space pursuant to a master lease or a space lease. Similarly, with respect to certain mortgage loans included in the issuing entity, the underwritten net cash flow may be based on certain tenants that have not yet executed leases or that have signed leases but are not yet in place and/or are not yet paying rent, or have a signed lease or lease amendment expanding the leased space, but are not yet in occupancy of all or a portion of their space and/or paying rent, or may assume that future contractual rent steps (during some or all of the remaining term of a lease) have occurred. In many cases, co-tenancy provisions were assumed to be satisfied and vacant space was assumed to be occupied and space that was due to expire was assumed to have been re-let, in each case at market rates that may have exceeded current rent. In addition, the “underwritten net cash flow” for a residential cooperative property is the projected net cash flow reflected in an appraisal of such residential cooperative property and, in general, equals projected operating income at

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the property assuming such property is operated as a rental property with rents and other income set at prevailing market rates (but taking into account the presence of existing rent regulated, rent stabilized or rent controlled rental tenants), reduced by underwritten property operating expenses, a market-rate vacancy assumption and, if applicable, collection loss assumption and projected replacement reserves, in each case as determined by the appraiser. As a result, the projected rental income used to determine underwritten net cash flow for a residential cooperative property may differ materially from the scheduled monthly maintenance payments from the tenant-stockholders upon which residential cooperatives depend. You should review these and other similar assumptions and make your own determination of the appropriate assumptions to be used in determining underwritten net cash flow.

In addition, underwritten or adjusted cash flows, by their nature, are speculative and are based upon certain assumptions and projections. The failure of these assumptions or projections in whole or in part could cause the underwritten net operating income (calculated as described in “Description of the Mortgage Pool—Certain Calculations and Definitions”) to vary substantially from the actual net operating income of a mortgaged property.

In the event of the inaccuracy of any assumptions or projections used in connection with the calculation of underwritten net cash flow, the actual net cash flow could be significantly different (and, in some cases, may be materially less) than the underwritten net cash flow presented in this prospectus, and this would change other numerical information presented in this prospectus based on or derived from the underwritten net cash flow, such as the debt service coverage ratios or debt yield presented in this prospectus. We cannot assure you that any such assumptions or projections made with respect to any mortgaged property will, in fact, be consistent with that mortgaged property’s actual performance.

Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment

If you calculate the anticipated yield of your offered certificates based on a rate of default or amount of losses lower than that actually experienced on the mortgage loans and those additional losses result in a reduction of the total distributions on, or the certificate balance of, your offered certificates, your actual yield to maturity will be lower than expected and could be negative under certain extreme scenarios. The timing of any loss on a liquidated mortgage loan that results in a reduction of the total distributions on or the certificate balance of your offered certificates will also affect the actual yield to maturity of your offered certificates, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier a loss is borne by you, the greater the effect on your yield to maturity.

Delinquencies on the mortgage loans, if the delinquent amounts are not advanced, may result in shortfalls in distributions of interest and/or principal to the holders of the offered certificates for the current month. Furthermore, no interest will accrue on this shortfall during the period of time that the payment is delinquent. Additionally, in instances where the principal portion of any balloon payment scheduled with respect to a mortgage loan is collected by the applicable master servicer following the end of the related collection period, no portion of the principal received on such payment will be passed through for distribution to the certificateholders until the subsequent distribution date, which may result in shortfalls in distributions of interest to the holders of the offered certificates in the following month. Furthermore, in such instances no provision is made for any master servicer or any other party to cover any such interest shortfalls that may occur as a result. In addition, if interest and/or principal advances and/or servicing advances are made with respect to a mortgage

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loan after a default and the related mortgage loan is thereafter worked out under terms that do not provide for the repayment of those advances in full at the time of the workout, then any reimbursements of those advances prior to the actual collection of the amount for which the advance was made may also result in shortfalls in distributions of principal to the holders of the offered certificates with certificate balances for the current month. Even if losses on the mortgage loans are not allocated to a particular class of offered certificates with certificate balances, the losses may affect the weighted average life and yield to maturity of that class of offered certificates. In the case of any material monetary or material non-monetary default, the applicable special servicer may accelerate the maturity of the related mortgage loan, which could result in an acceleration of principal distributions to the certificateholders. The applicable special servicer may also extend or modify a mortgage loan, which could result in a substantial delay in principal distributions to the certificateholders. In addition, losses on the mortgage loans, even if not allocated to a class of offered certificates with certificate balances, may result in a higher percentage ownership interest evidenced by those offered certificates in the remaining mortgage loans than would otherwise have resulted absent the loss. The consequent effect on the weighted average life and yield to maturity of the offered certificates will depend upon the characteristics of those remaining mortgage loans in the trust fund.

The Mortgage Loans Have Not Been Reviewed or Re-Underwritten by Us; Some Mortgage Loans May Not Have Complied With Another Originator’s Underwriting Criteria

Although the sponsors have conducted a review of the mortgage loans to be sold to us for this securitization transaction, we, as the depositor for this securitization transaction, have neither originated the mortgage loans nor conducted a review or re-underwriting of the mortgage loans. Instead, we have relied on the representations and warranties made by the applicable sponsors and the remedies for breach of a representation and warranty as described under “Description of the Mortgage Loan Purchase Agreements” and the sponsor’s description of its underwriting criteria and the review conducted by each sponsor for this securitization transaction described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Wells Fargo Bank, National Association—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting”; “—Morgan Stanley Mortgage Capital Holdings LLC—The Morgan Stanley Group’s Underwriting Standards”; “—Bank of America, National Association—Bank of America’s Commercial Mortgage Loan Underwriting Standards”; “—National Cooperative Bank, N.A.—National Cooperative Bank, N.A.’s Underwriting Standards and Processes”; and “—JPMorgan Chase Bank, National Association—JPMCB’s Underwriting Standards and Processes”.

The representations and warranties made by the sponsors may not cover all of the matters that one would review in underwriting a mortgage loan and you should not view them as a substitute for re-underwriting the mortgage loans. Furthermore, these representations and warranties in some respects represent an allocation of risk rather than a confirmed description of the mortgage loans. If we had re-underwritten the mortgage loans, it is possible that the re-underwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty or may have revealed inaccuracies in the representations and warranties. See “—Other Risks Relating to the Certificates—Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan” below, and “Description of the Mortgage Loan Purchase Agreements”.

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In addition, we cannot assure you that all of the mortgage loans would have complied with the underwriting criteria of the other originators or, accordingly, that each originator would have made the same decision to originate every mortgage loan included in the issuing entity or, if they did decide to originate an unrelated mortgage loan, that they would have been underwritten on the same terms and conditions.

As a result of the foregoing, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and your own view of the mortgage pool.

Static Pool Data Would Not Be Indicative of the Performance of this Pool

As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this prospectus does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by any sponsor of assets of the type to be securitized (known as “static pool data”). In particular, static pool data showing a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same sponsor or sponsors.

While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Moreover, the effect of a given factor on a particular real property will depend on a number of variables, including but not limited to property type, geographic location, competition, sponsorship and other characteristics of the property and the related commercial mortgage loan. Each income-producing real property represents a separate and distinct business venture and, as a result, each of the mortgage loans requires a unique underwriting analysis. Furthermore, economic and other conditions affecting real properties, whether worldwide, national, regional or local, vary over time. The performance of a pool of mortgage loans originated and outstanding under a given set of economic conditions may vary significantly from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions.

Therefore, you should evaluate this offering on the basis of the information set forth in this prospectus with respect to the mortgage loans, and not on the basis of the performance of other pools of securitized commercial mortgage loans.

Appraisals May Not Reflect Current or Future Market Value of Each Property

Appraisals were obtained with respect to each of the mortgaged properties at or about the time of origination of the related mortgage loan (or whole loan, if applicable) or at or around the time of the acquisition of the mortgage loan (or whole loan, if applicable) by the related sponsor. See Annex A-1 for the dates of the latest appraisals for the mortgaged properties. We have not obtained new appraisals of the mortgaged properties or assigned new valuations to the mortgage loans in connection with the offering of the offered certificates. The market values of the mortgaged properties could have declined since the origination of the related mortgage loans. In addition, in certain cases where a mortgage loan is funding the acquisition of the related mortgaged property or portfolio of mortgaged properties, the purchase price may be less than the related appraised value set forth herein.

In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value. One appraiser may reach a different conclusion

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than that of a different appraiser with respect to the same property. The appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. The amount could be significantly higher than the amount obtained from the sale of a mortgaged property in a distress or liquidation sale.

Information regarding the appraised values of the mortgaged properties (including loan-to-value ratios) presented in this prospectus is not intended to be a representation as to the past, present or future market values of the mortgaged properties. For example, in some cases, a borrower or its affiliate may have acquired the related mortgaged property for a price or otherwise for consideration in an amount that is less than the related appraised value specified on Annex A-1, including at a foreclosure sale or through acceptance of a deed-in-lieu of foreclosure. Historical operating results of the mortgaged properties used in these appraisals, as adjusted by various assumptions, estimates and subjective judgments on the part of the appraiser, may not be comparable to future operating results. In addition, certain appraisals may be based on extraordinary assumptions, including without limitation, that certain tenants are in-place and paying rent when such tenants have not yet taken occupancy or that certain renovations or property improvement plans have been completed. Additionally, certain appraisals with respect to mortgage loans secured by multiple mortgaged properties may have been conducted on a portfolio basis rather than on an individual property basis, and the sum of the values of the individual properties may be different from (and in some cases may be less than) the appraised value of the aggregate of such properties on a portfolio basis. In addition, other factors may impair the mortgaged properties’ value without affecting their current net operating income, including:

●	changes in governmental regulations, zoning or tax laws;
●	potential environmental or other legal liabilities;
●	the availability of refinancing; and
●	changes in interest rate levels.

In certain cases, appraisals may reflect “as-is” values or values other than “as-is”. However, the appraised value reflected in this prospectus with respect to each mortgaged property, except as described under “Description of the Mortgage Pool—Certain Calculations and Definitions”, reflects only the “as-is” value (or, in certain cases, may reflect certain values other than “as-is” values as a result of the satisfaction of the related conditions or assumptions or the establishment of reserves estimated to complete the renovations) unless otherwise specified. Any such values other than “as-is” may contain certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies. See “Description of the Mortgage Pool—Appraised Value”.

Additionally, with respect to the appraisals setting forth assumptions, particularly those setting forth extraordinary assumptions, as to the “as-is” values and values other than “as-is” value, we cannot assure you that those assumptions are or will be accurate or that any such values other than “as-is” value will be the value of the related mortgaged property at maturity or at the indicated stabilization date or upon completion of the renovations, as applicable. Any engineering report, site inspection or appraisal represents only the analysis of the individual consultant, engineer or inspector preparing such report at the time of such report, and may not reveal all necessary or desirable repairs, maintenance and capital improvement items. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Wells Fargo Bank, National Association—Wells Fargo Bank’s Commercial Mortgage Loan

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Underwriting”; “—Morgan Stanley Mortgage Capital Holdings LLC—The Morgan Stanley Group’s Underwriting Standards”; “—Bank of America, National Association—Bank of America’s Commercial Mortgage Loan Underwriting Standards”; “—National Cooperative Bank, N.A.—National Cooperative Bank, N.A.’s Underwriting Standards and Processes”; and “—JPMorgan Chase Bank, National Association—JPMCB’s Underwriting Standards and Processes” for additional information regarding the appraisals. We cannot assure you that the information set forth in this prospectus regarding the appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged properties or the amount that would be realized upon a sale of the related mortgaged property.

In addition, with respect to each mortgage loan secured by a residential cooperative property (other than the 3900 Bailey Ave mortgage loan (0.8%), which is secured by a Mitchell Lama cooperative), the “Appraised Value” presented on Annex A-1 is the appraised value of such property assuming such property is operated as a residential cooperative and, in general, equals the sum of (i) the gross share value of all cooperative units in such residential cooperative property, based in part on various comparable sales of cooperative apartment units in the market, plus, in most cases, (ii) the amount of the underlying debt encumbering such residential cooperative property. There is generally a limited market for the sale of cooperative sponsor or investor held units that are rent regulated, rent stabilized or rent controlled units, and in certain instances, for the sale of market rate units. Therefore, the appraiser typically applies a discount when deriving a gross share value for such units as and if the appraiser deems appropriate. The amount of such discount will depend on such factors as location, condition, tenancy profile (age of the tenants), and the amount of positive or negative cash flow. In certain instances, in determining the gross share value of market rate cooperative sponsor or investor held units occupied by rental tenants, the appraiser has taken into consideration a value for such units determined by capitalizing the anticipated net operating income to be realized from such occupied units. The comparable sales considered in the appraisers’ estimates of gross share values may have occurred at properties where the cooperative entity’s underlying mortgage debt per cooperative unit was substantially more or less than that at the applicable Mortgaged Property. The appraisers generally made no adjustments to comparable sales statistics to account for any such differences, although monthly unit maintenance obligations may have been considered. With respect to limited equity cooperatives (i.e., housing cooperatives in which eligible members purchase shares at below market prices and are subject to various restrictions, including restrictions on the sale price for which units may be re-sold and/or restrictions upon the income or other characteristics of purchasers of such units), the appraisers generally did not calculate a gross share value or, if a gross share value was calculated, the gross share value was calculated without regard to any applicable sale price restrictions. With respect to residential cooperative properties, the “Appraised Value” does not constitute a market value, and should not be considered to be the value that would be realized following a foreclosure of a mortgage loan secured by a residential cooperative property. Upon a foreclosure of a mortgage loan secured by a residential cooperative property, it is likely that the operation of such mortgaged property as a residential cooperative property would terminate, and it is likely that the mortgaged property would be operated and sold as a multifamily rental property. The “Coop-Rental Value” of a residential cooperative property presented on Annex A-1 is the appraised value of such property assuming such property is operated as a multifamily rental property and, in general, is derived by applying an appropriate capitalization rate (as determined by the appraiser) to the underwritten net cash flow for such residential cooperative property. Such underwritten net cash flow is the projected net cash flow reflected in such appraisal and, in general, equals projected operating income at the property assuming such property is operated as a multifamily rental property with rents and other income set at prevailing market rates (but taking into account the presence of existing rent regulated, rent stabilized or rent controlled

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rental tenants), reduced by underwritten property operating expenses, a market-rate vacancy assumption and, if applicable, collection loss assumption and projected replacement reserves, in each case as determined by the appraiser. However, the projected rental income used in such determinations may differ materially from the scheduled monthly maintenance payments from the tenant-stockholders upon which residential cooperatives depend. In certain instances, the appraiser may have made adjustments to increase or decrease such capitalized value as deemed appropriate by the appraiser (for example, the appraiser may have reduced such capitalized value to reflect the cost of completing material deferred maintenance or may have increased such capitalized value to reflect the existence of certain tax abatements or incentives). Except where otherwise specified, all relevant loan-to-value information with respect to mortgage loans secured by residential cooperative properties is based on the “Appraised Value” of such property as described above, and assumes that such property is operated as a residential cooperative. Certain of the residential cooperative mortgaged properties have a substantial number of units that are owned by the related cooperative sponsor or an investor, and leased by it to rental tenants, which units are currently subject to rent regulation, rent stabilization or rent control laws and are expected to continue to be subject to such laws following a foreclosure, and accordingly the rental income that can be expected to be earned from such units (and any other units that are or become subject to such laws) will be limited by the provisions of such laws. In addition, upon foreclosure, in the event a residential cooperative property becomes a rental property, all or portions of such rental property may become subject to rent regulation, rent stabilization or rent control laws, in particular, but not limited to, any units at a residential cooperative mortgaged property that were subject to rent regulation, rent stabilization or rent control laws prior to the conversion to a cooperative. However, the “Coop-Rental Value” appraised values of the residential cooperative mortgaged properties assume that if the mortgaged property were operated as a multifamily rental property all units (other than, in some cases, cooperative sponsor or investor units that are subject to rent regulation, rent stabilization or rent control laws) will be rented at market rates. See the footnotes to Annex A-1 and see “—Residential Cooperative Properties Have Special Risks” and “Description of the Mortgage Pool—Certain Calculations and Definitions—Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives”.

The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property

The operation and performance of a mortgage loan will depend in part on the identity of the persons or entities who control the borrower and the mortgaged property. The performance of a mortgage loan may be adversely affected if control of a borrower changes, which may occur, for example, by means of transfers of direct or indirect ownership interests in the borrower, or if the mortgage loan is assigned to and assumed by another person or entity along with a transfer of the property to that person or entity.

Many of the mortgage loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, although some have current or permit future mezzanine or subordinate debt. We cannot assure you the ownership of any of the borrowers would not change during the term of the related mortgage loan and result in a material adverse effect on your certificates. See “Description of the Mortgage Pool—Additional Indebtedness” and “—Certain Terms of the Mortgage Loans—‘Due-On-Sale’ and ‘Due-On-Encumbrance’ Provisions”.

In addition, the mortgage loans secured by residential cooperative properties that are expected to be sold to the depositor generally do not restrict the transfer or pledge of

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interests in the related cooperative borrower in connection with the transfer or financing of cooperative apartment units. For these reasons, we cannot assure you that the ownership of any of the borrowers would not change during the term of the related mortgage loan and result in a material adverse effect on your certificates.

The Borrower’s Form of Entity May Cause Special Risks

The borrowers are legal entities rather than individuals. Mortgage loans made to legal entities may entail greater risks of loss than those associated with mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most legal entities generally, but not in all cases, do not have personal assets and creditworthiness at stake.

The terms of certain of the mortgage loans require that the borrowers be single-purpose entities and, in most cases, such borrowers’ organizational documents or the terms of the mortgage loans limit their activities to the ownership of only the related mortgaged property or mortgaged properties and limit the borrowers’ ability to incur additional indebtedness. Such provisions are designed to mitigate the possibility that the borrower’s financial condition would be adversely impacted by factors unrelated to the related mortgaged property and mortgage loan. Such borrower may also have previously owned property other than the related mortgaged property or may be a so-called “recycled” single-purpose entity that previously had other business activities and liabilities. However, we cannot assure you that such borrowers have in the past complied, or in the future will comply, with such requirements. Additionally, in some cases unsecured debt exists and/or is allowed in the future. Furthermore, in many cases such borrowers (including each of the borrowers with respect to the residential cooperative loans) are not required to observe all covenants and conditions which typically are required in order for such borrowers to be viewed under standard rating agency criteria as “single-purpose entities”.

Although a borrower may currently be a single-purpose entity, in certain cases the borrowers were not originally formed as single-purpose entities, but at origination of the related mortgage loan their organizational documents were amended. Such borrower may have previously owned property other than the related mortgaged property and may not have observed all covenants that typically are required to consider a borrower a “single-purpose entity” and thus may have liabilities arising from events prior to becoming a single-purpose entity. See representation and warranty no. 33 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

The organizational documents of a borrower or the direct or indirect general partner or managing member of a borrower may also contain requirements that there be one or two independent directors, managers or trustees (depending on the entity form of such borrower) whose vote is required before the borrower files a voluntary bankruptcy or insolvency petition or otherwise institutes insolvency proceedings. Generally, but not always, the independent directors, managers or trustees may only be replaced with certain other independent successors. Although the requirement of having independent directors, managers or trustees is designed to mitigate the risk of a voluntary bankruptcy filing by a solvent borrower, a borrower could file for bankruptcy without obtaining the consent of its independent director(s) (and we cannot assure you that such bankruptcy would be dismissed as an unauthorized filing), and in any case the independent directors, managers or trustees may determine that a bankruptcy filing is an appropriate course of action to be taken by such borrower. Although the independent directors, managers or trustees generally owe no fiduciary duties to entities other than the borrower itself, such

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determination might take into account the interests and financial condition of such borrower’s parent entities and such parent entities’ other subsidiaries in addition to those of the borrower. Consequently, the financial distress of an affiliate of a borrower might increase the likelihood of a bankruptcy filing by a borrower.

The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage loan. Certain of the mortgage loans may have been made to single-purpose limited partnerships that have a general partner or general partners that are not themselves single-purpose entities. Such loans are subject to additional bankruptcy risk. The organizational documents of the general partner in such cases do not limit it to acting as the general partner of the partnership. Accordingly there is a greater risk that the general partner may become insolvent for reasons unrelated to the mortgaged property. The bankruptcy of a general partner may dissolve the partnership under applicable state law. In addition, even if the partnership itself is not insolvent, actions by the partnership and/or a bankrupt general partner that are outside the ordinary course of their business, such as refinancing the related mortgage loan, may require prior approval of the bankruptcy court in the general partner’s bankruptcy case. The proceedings required to resolve these issues may be costly and time-consuming.

Any borrower, even an entity structured as a single-purpose entity, will be subject to certain potential liabilities and risks as an owner of real estate. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

Certain mortgage loans may have the benefit of a general payment guaranty of a portion of the indebtedness under the mortgage loan, or in lieu of one or more reserve funds. A payment guaranty for a portion of the indebtedness under the mortgage loan that is greater than 10% presents a risk for consolidation of the assets of a borrower and the guarantor. In addition, certain borrowers’ organizational documents or the terms of certain mortgage loans may permit an affiliated property manager to maintain a custodial account on behalf of such borrower and certain affiliates of such borrower into which funds available to such borrower under the terms of the related mortgage loans and funds of such affiliates are held, but which funds are and will continue to be separately accounted for as to each item of income and expense for each related mortgaged property and each related borrower. A custodial account structure for affiliated entities, while common among certain REITs, institutions or independent owners of multiple properties, presents a risk for substantive consolidation of the assets of such affiliates as commingling of funds is a factor a court may consider in considering a request by other creditors for substantive consolidation. Substantive consolidation is an equitable remedy that could result in the pooling of the assets and liabilities of an otherwise solvent company in a bankruptcy proceeding of one or more affiliates, making the company’s assets available to repay the debts of such affiliated companies. A court has the discretion to order substantive consolidation in whole or in part and may include non-debtor affiliates of the bankrupt entity in the proceedings. In particular, consolidation may be ordered when corporate funds are commingled and used for a principal’s personal purposes, inadequate records of transfers are made and corporate entities are deemed an alter ego of a principal. Strict adherence to maintaining separate books and records, avoiding commingling of assets and otherwise maintaining corporate policies designed to preserve the separateness of corporate assets and liabilities make it less likely that a court would order substantive consolidation, but we

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cannot assure you that the related borrowers, property managers or affiliates will comply with these requirements as set forth in the related mortgage loans.

Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates.

See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Certain Legal Aspects of Mortgage Loans—Foreclosure—Bankruptcy Laws”.

In addition, borrowers may own a mortgaged property as a Delaware statutory trust or as tenants-in-common. Delaware statutory trusts may be restricted in their ability to actively operate a property, and in the case of a mortgaged property that is owned by a Delaware statutory trust or by tenants-in-common, there is a risk that obtaining the consent of the holders of the beneficial interests in the Delaware statutory trust or the consent of the tenants-in-common will be time consuming and cause delays with respect to the taking of certain actions by or on behalf of the borrower, including with respect to the related mortgaged property. See also “Description of the Mortgage Pool—Mortgage Pool Characteristics—Delaware Statutory Trusts” in this prospectus.

In addition, certain of the mortgage loans may have borrowers that are wholly or partially (directly or indirectly) owned by one or more crowd funding investor groups or other diversified ownership structures. Investments in the commercial real estate market through crowd funding investor groups are a relatively recent development and there may be certain unanticipated risks to this new ownership structure which may adversely affect the related mortgage loan. Typically, the crowd funding investor group is made up of a large number of individual investors who invest relatively small amounts in the group pursuant to a securities offering. With respect to an equity investment in the borrower, the crowd funding investor group in turn purchases a stake in the borrower. Accordingly, equity in the borrower is indirectly held by the individual investors in the crowd funding group. We cannot assure you that either the crowd funding investor group or the individual investors in the crowd funding investor group or other diversified ownership structure have relevant expertise in the commercial real estate market. Additionally, crowd funding investor groups are required to comply with various securities regulations related to offerings of securities and we cannot assure you that any enforcement action or legal proceeding regarding failure to comply with such securities regulations would not delay enforcement of the related mortgage loan or otherwise impair the borrower’s ability to operate the related mortgaged property. Furthermore, we cannot assure you that a bankruptcy proceeding by the crowd funding investor group or other diversified ownership structure will not delay enforcement of the related mortgage loan or impair the borrower’s ability to operate the related mortgaged property. See “—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions”, “—Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment” and “—The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property” in this prospectus.

A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans

Numerous statutory schemes, including the Bankruptcy code and state laws affording relief to debtors, may interfere with and delay the ability of a secured mortgage lender to obtain payment of a loan, to realize upon collateral and/or to enforce a deficiency judgment.

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For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of a bankruptcy petition, and, often, no interest or principal payments are made during the course of the bankruptcy proceeding. Also, under federal bankruptcy law, the filing of a petition in bankruptcy by or on behalf of a junior lien holder may stay the senior lender from taking action to foreclose out such junior lien. Certain of the mortgage loans have sponsors that have previously filed bankruptcy and we cannot assure you that such sponsors will not be more likely than other sponsors to utilize their rights in bankruptcy in the event of any threatened action by the mortgagee to enforce its rights under the related mortgage loan documents. As a result, the issuing entity’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed. See “—Other Financings or Ability To Incur Other Indebtedness Entails Risk” below, “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” and “Certain Legal Aspects of Mortgage Loans—Foreclosure—Bankruptcy Laws”.

Additionally, the courts of any state may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the action unconscionable. See “Certain Legal Aspects of Mortgage Loans—Foreclosure”.

See also “—Performance of the Mortgage Loan Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above.

Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions

There may be (and there may exist from time to time) pending or threatened legal proceedings against, or disputes with, the borrowers, the borrower sponsors, the managers of the mortgaged properties and their respective affiliates arising out of their ordinary business. It is also possible that, under certain extraordinary circumstances, economic or other sanctions may be imposed upon such entities or any individuals that own interests in such entities. We have not undertaken a search for all legal proceedings that relate to the borrowers, borrower sponsors, managers for the mortgaged properties or their respective affiliates or owners. Potential investors are advised and encouraged to perform their own searches related to such matters to the extent relevant to their investment decision. Any of the foregoing issues, even if ultimately settled or resolved, may materially impair distributions to certificateholders. For example, property income may not be available to make debt service payments if borrowers must use property income to pay judgments, legal fees or litigation costs. Similarly, borrowers’ and borrower sponsors’ operations at the related mortgaged properties may be restricted, including the use of property income or borrower sponsor contributions to pay debt service or otherwise support mortgaged property operations. We cannot assure you that any litigation or dispute or any settlement of any litigation or dispute will not have a material adverse effect on your investment.

Additionally, a borrower or a principal of a borrower or affiliate may have been a party to a bankruptcy, foreclosure, litigation or other proceeding, particularly against a lender, or may have been convicted of a crime in the past. In addition, certain of the borrower sponsors, property managers, affiliates of any of the foregoing and/or entities controlled thereby have been a party to bankruptcy proceedings, mortgage loan defaults and restructures, discounted payoffs, foreclosure proceedings or deed-in-lieu of foreclosure transactions, or other material proceedings (including criminal proceedings) in the past, whether or not related to the mortgaged property securing a mortgage loan in this securitization transaction. In some cases, mortgaged properties securing certain of the

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mortgage loans previously secured other loans that had been in default, restructured or the subject of a discounted payoff, foreclosure or deed-in-lieu of foreclosure.

Certain of the borrower sponsors may have a history of litigation or other proceedings against their lender, in some cases involving various parties to a securitization transaction. We cannot assure you that the borrower sponsors that have engaged in litigation or other proceedings in the past will not commence action against the issuing entity in the future upon any attempt by the applicable special servicer to enforce the mortgage loan documents. Any such actions by the borrower or borrower sponsor may result in significant expense and potential loss to the issuing entity and a shortfall in funds available to make payments on the offered certificates. In addition, certain principals or borrower sponsors may have in the past been convicted of, or pled guilty to, a felony. We cannot assure you that such borrower or principal will not be more likely than other borrowers or principals to avail itself or cause a borrower to avail itself of its legal rights, under the Bankruptcy Code or otherwise, in the event of an action or threatened action by the lender or its servicer to enforce the related mortgage loan documents, or otherwise conduct its operations in a manner that is in the best interests of the lender and/or the mortgaged property. We cannot assure you that any such proceedings or actions will not have a material adverse effect upon distributions on your certificates. Further, borrowers, principals of borrowers, property managers and affiliates of such parties may, in the future, be involved in bankruptcy proceedings, foreclosure proceedings or other material proceedings (including criminal proceedings), whether or not related to the mortgage loans. We cannot assure you that any such proceedings will not negatively impact a borrower’s or borrower sponsor’s ability to meet its obligations under the related mortgage loan and, as a result could have a material adverse effect upon your certificates.

Often it is difficult to confirm the identity of owners of all of the equity in a borrower, which means that past issues may not be discovered as to such owners. See “Description of the Mortgage Pool—Litigation and Other Considerations” and “—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” for additional information on certain mortgage loans in the issuing entity. Accordingly, we cannot assure you that there are no undisclosed bankruptcy proceedings, foreclosure proceedings, deed-in-lieu-of-foreclosure transaction and/or mortgage loan workout matters that involved one or more mortgage loans or mortgaged properties, and/or a guarantor, borrower sponsor or other party to a mortgage loan.

In addition, in the event the owner of a borrower experiences financial problems, we cannot assure you that such owner would not attempt to take actions with respect to the mortgaged property that may adversely affect the borrower’s ability to fulfill its obligations under the related mortgage loan. See “Description of the Mortgage Pool—Litigation and Other Considerations” for information regarding litigation matters with respect to certain mortgage loans.

Other Financings or Ability to Incur Other Indebtedness Entails Risk

When a borrower (or its constituent members) also has one or more other outstanding loans (even if they are pari passu, subordinated, mezzanine, preferred equity or unsecured loans or another type of equity pledge), the issuing entity is subjected to additional risk such as:

●	the borrower (or its constituent members) may have difficulty servicing and repaying multiple financings;
●	the existence of other financings will generally also make it more difficult for the borrower to obtain refinancing of the related mortgage loan (or whole loan, if
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applicable) or sell the related mortgaged property and may thereby jeopardize repayment of the mortgage loan (or whole loan, if applicable);

●	the need to service additional financings may reduce the cash flow available to the borrower to operate and maintain the mortgaged property and the value of the mortgaged property may decline as a result;
●	if a borrower (or its constituent members) defaults on its mortgage loan and/or any other financing, actions taken by other lenders such as a suit for collection, foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the issuing entity, including the mortgaged property, or stay the issuing entity’s ability to foreclose during the course of the bankruptcy case;
●	the bankruptcy of another lender also may operate to stay foreclosure by the issuing entity; and
●	the issuing entity may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

Although no companion loan related to a whole loan will be an asset of the issuing entity, the related borrower is still obligated to make interest and principal payments on such companion loan. As a result, the issuing entity is subject to additional risks, including:

●	the risk that the necessary maintenance of the related mortgaged property could be deferred to allow the borrower to pay the required debt service on these other obligations and that the value of the mortgaged property may fall as a result; and
●	the risk that it may be more difficult for the borrower to refinance these loans or to sell the related mortgaged property for purposes of making any balloon payment on the entire balance of such loans and the related additional debt at maturity.

With respect to mezzanine financing (if any), while a mezzanine lender has no security interest in the related mortgaged properties, a default under a mezzanine loan could cause a change in control of the related borrower. With respect to mortgage loans that permit mezzanine financing, the relative rights of the mortgagee and the related mezzanine lender will generally be set forth in an intercreditor agreement, which agreements typically provide that the rights of the mezzanine lender (including the right to payment) against the borrower and mortgaged property are subordinate to the rights of the mortgage lender and that the mezzanine lender may not take any enforcement action against the mortgage borrower and mortgaged property.

In addition, the mortgage loan documents related to certain mortgage loans may have or permit future “preferred equity” structures, where one or more special limited partners or members receive a preferred return in exchange for an infusion of capital or other type of equity pledge that may require payments of a specified return or of excess cash flow. Such arrangements can present risks that resemble mezzanine debt, including dilution of the borrower’s equity in the mortgaged property, stress on the cash flow in the form of a preferred return or excess cash payments, and/or potential changes in the management of the related mortgaged property in the event the preferred return is not satisfied.

Additionally, the terms of certain mortgage loans permit or require the borrowers to post letters of credit and/or surety bonds for the benefit of the related mortgage loan, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate.

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The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

In addition, borrowers under most of the mortgage loans are generally permitted to incur trade payables and equipment financing, which may not be limited or may be significant, in order to operate the related mortgaged properties. Also, with respect to certain mortgage loans the related borrower either has incurred or is permitted to incur unsecured debt from an affiliate of either the borrower or the sponsor of the borrower. See “Description of the Mortgage Pool—Additional Indebtedness—Other Unsecured Indebtedness”.

For additional information, see “Description of the Mortgage Pool—Additional Indebtedness” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Additionally, with respect to certain mortgage loans secured by residential cooperative properties sold to the depositor by National Cooperative Bank, N.A., National Cooperative Bank, N.A., an affiliate thereof, or a third-party lender may be the lender, now or in the future, with respect to one or more (1) loans to the related mortgage borrower that are secured, on a subordinated basis, by a mortgage lien upon a mortgaged property that also secures a mortgage loan included in the trust, (2) unsecured loans to the related mortgage borrower and/or (3) cooperative unit loans that are secured by direct equity interests in the related mortgage borrower. See “Description of the Mortgage Pool—Additional Indebtedness—Other Secured Indebtedness—Additional Debt Financing for Mortgage Loans Secured by Residential Cooperatives Sold to the Depositor by National Cooperative Bank, N.A.”, “Certain Affiliations, Relationships And Related Transactions Involving Transaction Parties” and “Certain Legal Aspects of Mortgage Loans—Foreclosure—Cooperative Shares”. In addition to being the lender under certain such arrangements, subject to the servicing standard and to the criteria described in “Pooling and Servicing Agreement—Modifications, Waivers and Amendments”, National Cooperative Bank, N.A. is also permitted to approve, without the consent of the directing certificateholder or any party to the pooling and servicing agreement, the incurrence such additional secured and/or other indebtedness by the borrowers under mortgage loans secured by residential cooperative properties expected to be sold to the depositor by National Cooperative Bank, N.A. See “Risk Factors—Risks Related to Conflicts of Interest—Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests” and “—Potential Conflicts of Interest of Each Applicable Master Servicers and Each Applicable Special Servicers”.

In addition, with respect to certain additional secured indebtedness related to mortgage loans secured by residential cooperative properties to be sold to the depositor by National Cooperative Bank, N.A. described above, such additional secured indebtedness bears interest at a floating rate based on the Prime Rate. Similarly, future additional secured indebtedness related to mortgage loans secured by residential cooperative properties to be sold to the depositor by National Cooperative Bank, N.A. described above may also bear interest at a floating rate based on the Prime Rate. Accordingly, debt service for such additional secured indebtedness will generally increase as the Prime Rate rises and the debt service coverage ratio of such additional secured indebtedness may be adversely affected by rising interest rates, and the related borrower’s ability to make all payments due on their respective obligations, including those related to the mortgage loans included in the trust, may be adversely affected.

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Tenancies-in-Common May Hinder Recovery

Certain of the mortgage loans included in the issuing entity have borrowers that own the related mortgaged properties as tenants-in-common. In general, with respect to a tenant-in-common ownership structure, each tenant-in-common owns an undivided share in the property and if such tenant-in-common desires to sell its interest in the property (and is unable to find a buyer or otherwise needs to force a partition) the tenant-in-common has the ability to request that a court order a sale of the property and distribute the proceeds to each tenant in common proportionally. As a result, if a tenant-in-common that has not waived its right of partition or similar right exercises a right of partition, the related mortgage loan may be subject to prepayment. The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, significant delay in recovery against the tenant-in-common borrowers, particularly if the tenant-in-common borrowers file for bankruptcy separately or in series (because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay will be reinstated), a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. Not all tenants-in-common under the mortgage loans will be single-purpose entities. Each tenant-in-common borrower has waived its right to partition, reducing the risk of partition. However, we cannot assure you that, if challenged, this waiver would be enforceable. In addition, in some cases, the related mortgage loan documents may provide for full recourse (or in an amount equal to its pro rata share of the debt) to the related tenant-in-common borrower or the guarantor if a tenant-in-common files for partition. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Tenancies-in-Common or Diversified Ownerships”.

Risks Relating to Enforceability of Cross-Collateralization

Cross-collateralization arrangements may be terminated in certain circumstances under the terms of the related mortgage loan documents. Cross-collateralization arrangements whereby multiple borrowers grant their respective mortgaged properties as security for one or more mortgage loans could be challenged as fraudulent conveyances by the creditors or the bankruptcy estate of any of the related borrowers.

Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by that borrower from the respective mortgage loan proceeds, as well as the overall cross-collateralization. If a court were to conclude that the granting of the liens was an avoidable fraudulent conveyance, that court could subordinate all or part of the mortgage loan to other debt of that borrower, recover prior payments made on that mortgage loan, or take other actions such as invalidating the mortgage loan or the mortgages securing the cross-collateralization. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

In addition, when multiple real properties secure a mortgage loan, the amount of the mortgage encumbering any particular one of those properties may be less than the full amount of the related aggregate mortgage loan indebtedness, to minimize recording tax. This mortgage amount is generally established at 100% to 150% of the appraised value or allocated loan amount for the mortgaged property and will limit the extent to which proceeds from the property will be available to offset declines in value of the other properties securing the same mortgage loan.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics” for a description of any mortgage loans that are cross-collateralized and cross-defaulted with each other or that are secured by multiple properties owned by multiple borrowers.

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Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions

Provisions requiring yield maintenance charges, prepayment premiums or lockout periods may not be enforceable in some states and under federal bankruptcy law. Provisions requiring prepayment premiums or yield maintenance charges also may be interpreted as constituting the collection of interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay a yield maintenance charge or prepayment premium will be enforceable. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium.

Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as the equivalent of a yield maintenance charge or prepayment premium. In certain jurisdictions those collateral substitution provisions might therefore be deemed unenforceable or usurious under applicable law or public policy.

Risks Associated with One Action Rules

Several states (such as California) have laws that prohibit more than one “judicial action” to enforce a mortgage obligation, and some courts have construed the term “judicial action” broadly. Accordingly, the applicable special servicer will be required to obtain advice of counsel prior to enforcing any of the issuing entity’s rights under any of the mortgage loans that include mortgaged properties where a “one action” rule could be applicable. In the case of a multi-property mortgage loan which is secured by mortgaged properties located in multiple states, the applicable special servicer may be required to foreclose first on properties located in states where “one action” rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. See “Certain Legal Aspects of Mortgage Loans—Foreclosure”.

State Law Limitations on Assignments of Leases and Rents May Entail Risks

Generally mortgage loans included in an issuing entity secured by mortgaged properties that are subject to leases typically will be secured by an assignment of leases and rents pursuant to which the related borrower (or with respect to any indemnity deed of trust structure, the related property owner) assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged properties, and the income derived from those leases, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the related property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender’s ability to collect the rents may be adversely affected. In particular, with respect to properties that are subject to master leases, operating leases or another similar structure, state law may provide that the lender will not have a perfected security interest in the underlying rents (even if covered by an assignment of leases and rents), unless there is also a mortgage on the master tenant’s leasehold interest. Such a mortgage is not typically obtained. See “Certain Legal Aspects of Mortgage Loans—Leases and Rents” and “—Foreclosure—Bankruptcy Laws”.

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Various Other Laws Could Affect the Exercise of Lender’s Rights

The laws of the jurisdictions in which the mortgaged properties are located (which laws may vary substantially) govern many of the legal aspects of the mortgage loans. These laws may affect the ability to foreclose on, and, in turn the ability to realize value from, the mortgaged properties securing the mortgage loans. For example, state law determines:

●	what proceedings are required for foreclosure;
●	whether the borrower and any foreclosed junior lienors may redeem the property and the conditions under which these rights of redemption may be exercised;
●	whether and to what extent recourse to the borrower is permitted; and
●	what rights junior mortgagees have and whether the amount of fees and interest that lenders may charge is limited.

In addition, the laws of some jurisdictions may render certain provisions of the mortgage loans unenforceable or subject to limitations which may affect lender’s rights under the mortgage loans. Delays in liquidations of defaulted mortgage loans and shortfalls in amounts realized upon liquidation as a result of the application of these laws may create delays and shortfalls in payments to certificateholders. See “Certain Legal Aspects of Mortgage Loans”.

In addition, Florida statutes render unenforceable provisions that allow for acceleration and other unilateral modifications solely as a result of a property owner entering into an agreement for a property-assessed clean energy (“PACE”) financing. Consequently, given that certain remedies in connection therewith are not enforceable in Florida, we cannot assure you that any borrower owning assets in Florida will not obtain PACE financing notwithstanding any prohibition on such financing set forth in the related mortgage loan documents.

Cash Management Operations Entail Certain Risks That Could Adversely Affect Distributions on Your Certificates

On March 10, 2023, the California Department of Financial Protection and Innovation appointed the Federal Deposit Insurance Corporation (the “FDIC”) as receiver for Silicon Valley Bank (“SVB”).  To protect insured depositors, the FDIC ultimately transferred all the deposits and substantially all of the assets of SVB to Silicon Valley Bridge Bank, N.A., a full-service bridge bank that will be operated by the FDIC as it stabilizes the institution and implements an orderly resolution. On March 12, 2023, Signature Bank was closed by the New York State Department of Financial Services, which appointed the FDIC as receiver. To protect depositors, the FDIC transferred all the deposits and substantially all of the assets of Signature Bank to Signature Bridge Bank, N.A. (“Bridge Bank”), a full-service bank that will be operated by the FDIC as it markets the institution to potential bidders. On March 20, 2023, the FDIC announced that it had entered into a purchase and assumption agreement for substantially all deposits and certain loan portfolios of Bridge Bank by Flagstar Bank, National Association (“Flagstar”). On May 1, 2023, the FDIC announced that it entered into a purchase and assumption agreement with JPMorgan Chase Bank, National Association, to assume all of the deposits and substantially all of the assets of First Republic Bank. Other banks have also come under pressure as a result of the failure of SVB, Signature Bank and First Republic Bank and we cannot assure you as to whether or not the FDIC will take similar or different actions with respect to other banking institutions. Under the related mortgage loan documents (other than the mortgage loans originated by National

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Cooperative Bank, N.A.), all accounts, including the lockbox accounts, are required to be held at institutions meeting certain financial and ratings requirements. In many cases, Flagstar does not meet the requirements for an eligible institution under the applicable mortgage loan documents. Also, recent news reports have indicated that some rating agencies are assessing a number of financial institutions for possible downgrades and that some institutions have already been the subject of downgrades, which may trigger the obligation to transfer accounts held at other institutions if any such downgrades cause them not to meet the requirements of the loan documents. Failure to meet those requirements could result in a default by the related borrower until the lockbox account is transferred to an institution meeting the necessary financial and ratings requirements. We cannot assure you that the operation of any lockbox accounts at Bridge Bank or Flagstar, or the transfer of those lockbox accounts (or other accounts held at other institutions) to other qualified institutions, if required, will not have an adverse impact on the operational cash flows from the related mortgaged properties or the related borrowers’ ability to meet their respective obligations under the mortgage loan documents during that time.

In addition, in some cases the related mortgage loan documents permit lockbox accounts to be maintained at institutions that do not meet the customary rating requirements under such mortgage loan documents, so long as such institutions meet certain other requirements under the mortgage loan documents related to the lockbox account, such as, without limitation, the requirement to transfer all amounts on deposit in the related lockbox account once every business day.

Certain of the mortgage loans may not require the related borrower to cause rent and other payments to be made into a lockbox account maintained on behalf of the mortgagee, although some of those mortgage loans do provide for a springing lockbox. If rental payments are not required to be made directly into a lockbox account, there is a risk that the borrower will divert such funds for other purposes.

Borrower May Be Unable to Repay Remaining Principal Balance on Maturity Date; Longer Amortization Schedules and Interest-Only Provisions Increase Risk

Mortgage loans with substantial remaining principal balances at their stated maturity date involve greater risk than fully-amortizing mortgage loans because the borrower may be unable to repay the mortgage loan at that time. In addition, fully amortizing mortgage loans which may pay interest on an “actual/360” basis but have fixed monthly payments may, in effect, have a small balloon payment due at maturity.

Most of the mortgage loans have amortization schedules that are significantly longer than their respective terms to maturity, and many of the mortgage loans require only payments of interest for part or all of their respective terms. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Payment Due Dates; Interest Rates; Calculations of Interest”. A longer amortization schedule or an interest-only provision in a mortgage loan will result in a higher amount of principal outstanding under the mortgage loan at any particular time, including at the maturity date of the mortgage loan, than would have otherwise been the case had a shorter amortization schedule been used or had the mortgage loan had a shorter interest-only period or not included an interest-only provision at all. That higher principal amount outstanding could both (i) make it more difficult for the related borrower to make the required balloon payment at maturity and (ii) lead to increased losses for the issuing entity either during the loan term or at maturity if the mortgage loan becomes a defaulted mortgage loan.

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A borrower’s ability to repay a mortgage loan on its stated maturity date typically will depend upon its ability either to refinance the mortgage loan or to sell the mortgaged property at a price sufficient to permit repayment. A borrower’s ability to achieve either of these goals will be affected by a number of factors, including:

●	the availability of, and competition for, credit for commercial, multifamily or manufactured housing community real estate projects, which fluctuate over time;
●	the prevailing interest rates;
●	the net operating income generated by the mortgaged property;
●	the fair market value of the related mortgaged property;
●	the borrower’s equity in the related mortgaged property;
●	significant tenant rollover at the related mortgaged properties (see “—Office Properties Have Special Risks” and “—Retail Properties Have Special Risks” above);
●	the borrower’s financial condition;
●	the operating history and occupancy level of the mortgaged property;
●	reductions in applicable government assistance/rent subsidy programs;
●	the tax laws; and
●	prevailing general and regional economic conditions.

The interest rate on certain of the mortgage loans may have been reduced significantly as a result of an upfront fee paid to the applicable originator by each of the related borrowers. As a result, the interest rate on those mortgage loans may not reflect the current “market rate” that the related originator would have otherwise charged the related borrower based solely on the credit and collateral characteristics of the related mortgaged property and structural features of the applicable mortgage loan. See the corresponding description of the underwriting standards for each applicable mortgage loan seller under “Transaction Parties” in this prospectus.

With respect to any mortgage loan that is part of a whole loan, the risks relating to balloon payment obligations are enhanced by the existence and amount of any related companion loan.

None of the sponsors, any party to the pooling and servicing agreement or any other person will be under any obligation to refinance any mortgage loan. However, in order to maximize recoveries on defaulted mortgage loans, the pooling and servicing agreement permits each applicable special servicer (and the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced whole loan may permit the related special servicer) to extend and modify mortgage loans in a manner consistent with the servicing standard, subject to the limitations described under “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “—Modifications, Waivers and Amendments”.

Neither the applicable master servicer nor the applicable special servicer will have the ability to extend or modify a non-serviced mortgage loan because such mortgage loan is being serviced by a master servicer or special servicer pursuant to the trust and servicing

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agreement or pooling and servicing agreement governing the servicing of the applicable non-serviced whole loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

We cannot assure you that any extension or modification will increase the present value of recoveries in a given case. Whether or not losses are ultimately sustained, any delay in collection of a balloon payment that would otherwise be distributable on your certificates, whether such delay is due to borrower default or to modification of the related mortgage loan, will likely extend the weighted average life of your certificates.

In any event, we cannot assure you that each borrower under a balloon loan will have the ability to repay the principal balance of such mortgage loan on the related maturity date.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics”.

Climate Change May Directly or Indirectly Have an Adverse Effect on the Mortgage Pool

Climate change and legal, technological and political developments related to climate change could have an adverse effect on the underlying mortgaged properties and borrowers and consequently on an investment in the certificates. Such developments include the adoption of local laws or regulations designed to improve energy efficiency or reduce greenhouse gas emissions that have been linked to climate change, which could require borrowers to incur significant costs to retrofit the related properties to comply or subject the borrowers to fines. For example:

●	New York City Local Law 97 of 2019 (“Local Law 97”) generally requires, with some exceptions, that (i) buildings that exceed 25,000 gross square feet, (ii) two or more buildings on the same tax lot that together exceed 50,000 square feet and (iii) two or more buildings owned by a condominium association that are governed by the same board of managers and that together exceed 50,000 square feet meet new energy efficiency and greenhouse gas emissions limits by 2024, with stricter limits coming into effect in 2030. Noncompliant building owners may face fines starting in 2025, unless they are able to bring their building into timely compliance by retrofitting their buildings. We cannot assure you that fines or retrofitting costs as a result of Local Law 97 will not adversely affect the future net operating income at any of the mortgaged real properties located in New York City.

Also, properties that are less energy efficient or that produce higher greenhouse gas emissions may be at a competitive disadvantage to more efficient or cleaner properties in attracting potential tenants.

Similarly, tenants at certain properties may be in, or may be dependent upon, industries, such as oil and gas, that are or may become subject to heightened regulation due to climate change or the development of competing “green” technologies, which may have a material adverse effect on such tenants and lead to, among other things, vacancies or tenant bankruptcies at certain mortgaged properties.

Climate change may also have other effects, such as increasing the likelihood of extreme weather and natural disasters in certain geographic areas. See “—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses”.

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We cannot assure you that any retrofitting of properties to comply with new laws or regulations or any change in tenant mix due to the characteristics of the mortgaged property will improve the operations at, or increase the value of, the related mortgaged property. However, failure to comply with any required retrofitting or a concentration of tenants in industries subject to heightened regulation or “green” competition could have a material negative impact on the related mortgaged property, which could affect the ability of the related borrower to repay the related mortgage loan.

Risks Related to Ground Leases and Other Leasehold Interests

With respect to certain mortgaged properties, the encumbered interest will be characterized as a “fee interest” if (i) the borrower has a fee interest in all or substantially all of the mortgaged property (provided that if the borrower has a leasehold interest in any portion of the mortgaged property, such portion is not material to the use or operation of the mortgaged property), or (ii) the mortgage loan is secured by the borrower’s leasehold interest in the mortgaged property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related mortgaged property.

Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the related borrower’s leasehold were to be terminated upon a lease default, the lender would lose its security in the leasehold interest. Generally, each related ground lease or a lessor estoppel requires the lessor to give the lender notice of the borrower’s defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a “mortgageable” ground lease, although not all these protective provisions are included in each case.

Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee has the right pursuant to the Bankruptcy Code to treat such lease as terminated by rejection or remain in possession of its leased premises for the rent otherwise payable under the lease for the remaining term of the ground lease (including renewals) and to offset against such rent any damages incurred due to the landlord’s failure to perform its obligations under the lease. If a debtor lessee/borrower rejects any or all of the lease, the leasehold lender could succeed to the lessee/borrower’s position under the lease only if the lease specifically grants the lender such right. If both the lessor and the lessee/borrower are involved in bankruptcy proceedings, the issuing entity may be unable to enforce the bankrupt lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained in the ground lease or in the mortgage.

In the event a ground lessee is a debtor in a bankruptcy proceeding, a leasehold lender could lose its security unless (i) the leasehold lender holds a fee mortgage, (ii) the ground lease requires the lessor to enter into a new lease with the leasehold lender upon termination or rejection of the ground lease, or (iii) the bankruptcy court, as a court of equity, allows the leasehold lender to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although not directly covered by the 1994 amendments to the Bankruptcy Code, such a result would be consistent with the purpose of the 1994 amendments to the Bankruptcy Code granting the holders of leasehold mortgages permitted under the terms of the lease the right to succeed to the position of a leasehold mortgagor. Although consistent with the Bankruptcy Code, such position may not be adopted by the applicable bankruptcy court.

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Further, in a decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir. 2003)) the court ruled with respect to an unrecorded lease of real property that where a sale of the fee interest in leased property occurs under the Bankruptcy Code upon the bankruptcy of a landlord, such sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to the Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. While there are certain circumstances under which a “free and clear” sale under the Bankruptcy Code would not be authorized (including that the lessee could not be compelled in a legal or equitable proceeding to accept a monetary satisfaction of his possessory interest, and that none of the other conditions of the Bankruptcy Code otherwise permits the sale), we cannot assure you that those circumstances would be present in any proposed sale of a leased premises. As a result, we cannot assure you that, in the event of a sale of leased property pursuant to the Bankruptcy Code, the lessee will be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that the lessee and/or the lender will be able to recoup the full value of the leasehold interest in bankruptcy court. Most of the ground leases contain standard protections typically obtained by securitization lenders. Certain of the ground leases with respect to a mortgage loan included in the issuing entity may not. See also representation and warranty no. 36 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Except as noted in “Description of the Mortgage Pool—Mortgage Pool Characteristics—Fee & Leasehold Estates; Ground Leases” in this prospectus, each of the ground leases has a term that extends at least 20 years beyond the maturity date of the mortgage loan (or at least 10 years beyond the maturity date of a mortgage loan that fully amortizes by such maturity date) (in each case, taking into account all freely exercisable extension options) and contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event a ground lease is rejected or terminated.

Some of the ground leases securing the mortgage loans may provide that the ground rent payable under the related ground lease increases during the term of the mortgage loan. These increases may have a material effect on the cash flow and net income of the related borrower.

With respect to certain of the mortgage loans, the related borrower may have given to certain lessors under the related ground lease a right of first refusal in the event a sale is contemplated or an option to purchase all or a portion of the mortgaged property and these provisions, if not waived, may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure or adversely affect the foreclosure process. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Fee & Leasehold Estates; Ground Leases”. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Increases in Real Estate Taxes May Reduce Available Funds

Certain of the mortgaged properties securing the mortgage loans have or may in the future have the benefit of reduced real estate taxes in connection with a local government “payment in lieu of taxes” program or other tax abatement arrangements. Upon expiration of such program or if such programs were otherwise terminated, the related borrower would be required to pay higher, and in some cases substantially higher, real estate taxes. Prior

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to expiration of such program, the tax benefit to the mortgaged property may decrease throughout the term of the expiration date until the expiration of such program. An increase in real estate taxes may impact the ability of the borrower to pay debt service on the mortgage loan.

See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” for descriptions of real estate tax matters relating to certain mortgaged properties.

Risks Relating to Tax Credits

With respect to certain mortgage loans secured by multifamily properties, the related property owners may be entitled to receive low income housing tax credits pursuant to Section 42 of the Internal Revenue Code of 1986, as amended, which provides a tax credit from the state tax credit allocating agency to owners of multifamily rental properties meeting the definition of low income housing. The total amount of tax credits to which a property owner is entitled is generally based upon the percentage of total units made available to qualified tenants. The owners of the mortgaged properties subject to the tax credit provisions may use the tax credits to offset income tax that they may otherwise owe, and the tax credits may be shared among the equity owners of the project. In general, the tax credits on the applicable mortgage loans will be allocated to equity investors in the borrower.

The tax credit provisions limit the gross rent for each low income unit. Under the tax credit provisions, a property owner must comply with the tenant income restrictions and rental restrictions over a minimum 15 year compliance period, although the property owner may take the tax credits on an accelerated basis over a 10 year period. In the event a multifamily rental property does not maintain compliance with the tax credit restrictions on tenant income or rental rates or otherwise satisfy the tax credit provisions of the Internal Revenue Code of 1986, as amended, the property owner may suffer a reduction in the amount of available tax credits and/or face the recapture of all or part of the tax credits related to the period of noncompliance and face the partial recapture of previously taken tax credits. The loss of tax credits, and the possibility of recapture of tax credits already taken, may provide significant incentive for the property owner to keep the related multifamily rental property in compliance with these tax credit restrictions, which may limit the income derived from the related property.

If the issuing entity were to foreclose on such a property it would be unable to take advantage of the tax credits, but could sell the property with the right to the remaining credits to a tax paying investor. Any subsequent property owner would continue to be subject to rent limitations unless an election was made to terminate the tax credits, in which case the property could be operated as a market rate property after the expiration of three years. The limitations on rent and on the ability of potential buyers to take advantage of the tax credits may limit the issuing entity’s recovery on that property.

State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed-in-Lieu of Foreclosure and Reduce Net Proceeds

Many jurisdictions impose recording taxes on mortgages which, if not paid at the time of the recording of the mortgage, may impair the ability of the lender to foreclose the mortgage. Such taxes, interest, and penalties could be significant in amount and would, if imposed, reduce the net proceeds realized by the issuing entity in liquidating the real property securing the related mortgage loan.

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Risks Related to Conflicts of Interest

Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests

The originators, the sponsors and their affiliates (including certain of the underwriters) expect to derive ancillary benefits from this offering and their respective incentives may not be aligned with those of purchasers of the offered certificates. The sponsors originated or purchased the mortgage loans in order to securitize the mortgage loans by means of a transaction such as the offering of the offered certificates. The sponsors will sell the mortgage loans to the depositor (an affiliate of Wells Fargo Bank, National Association, a sponsor, an originator, an initial risk retention consultation party and a holder of a portion of the RR Interest and of Wells Fargo Securities, LLC, one of the underwriters) on the closing date in exchange for cash, derived from the sale of the offered certificates to investors and/or in exchange for offered certificates and/or the RR Interest. A completed offering would reduce the sponsors’ exposure to the mortgage loans. The originators made the mortgage loans with a view toward securitizing them and distributing the exposure by means of a transaction such as this offering of offered certificates. The originators may also earn origination fees in connection with the origination of the mortgage loans to be included in the mortgage pool. In certain cases, additional upfront fees may be earned in connection with a reduction of the interest rate of the related mortgage loan, in light of the other credit characteristics of such mortgage loan. In addition, certain mortgaged properties may have tenants that are affiliated with the related originator. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases”. This offering of offered certificates will effectively transfer the sponsors’ exposure to the mortgage loans to purchasers of the offered certificates. The originators, the sponsors and their affiliates expect to receive various benefits, including compensation, commissions, payments, rebates, remuneration and business opportunities, in connection with or as a result of this offering of offered certificates and their interests in the mortgage loans. The sponsors and their affiliates will effectively receive compensation, and may record a profit, in an amount based on, among other things, the amount of proceeds (net of transaction expenses) received from the sale of the offered certificates to investors relative to their investment in the mortgage loans. The benefits to the originators, the sponsors and their affiliates arising from the decision to securitize the mortgage loans may be greater than they would have been had other assets been selected.

Furthermore, the sponsors and/or their affiliates may benefit from a completed offering of the offered certificates because the offering would establish a market precedent and a valuation data point for securities similar to the offered certificates, thus enhancing the ability of the sponsors and their affiliates to conduct similar offerings in the future and permitting them to adjust the fair value of the mortgage loans or other similar assets or securities held on their balance sheet, including increasing the carrying value or avoiding decreasing the carrying value of some or all of such similar positions.

In some cases, the originators, the sponsors or their affiliates are the holders of the mezzanine loans, subordinate loans, unsecured loans and/or companion loans related to their mortgage loans. The originators, the sponsors and/or their respective affiliates may retain existing mezzanine loans, subordinate loans, unsecured loans and/or companion loans or originate future permitted mezzanine indebtedness, subordinate indebtedness or unsecured indebtedness with respect to the mortgage loans. These transactions may cause the originators, the sponsors and their affiliates or their clients or counterparties who purchase the mezzanine loans, subordinate loans, unsecured loans and/or companion loans, as applicable, to have economic interests and incentives that do not align with, and that

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may be directly contrary to, those of an investor in the offered certificates. In addition, these transactions or actions taken to maintain, adjust or unwind any positions in the future, may, individually or in the aggregate, have a material effect on the market for the offered certificates (if any), including adversely affecting the value of the offered certificates, particularly in illiquid markets. The originators, the sponsors and their affiliates will have no obligation to take, refrain from taking or cease taking any action with respect to such companion loans or any existing or future mezzanine loans, subordinate loans and/or unsecured loans, based on the potential effect on an investor in the offered certificates, and may receive substantial returns from these transactions. In addition, the originators, the sponsors or any of their respective affiliates may benefit from certain relationships, including financial dealings, with any borrower, any non-recourse carveout guarantor or any of their respective affiliates, aside from the origination of mortgage loans or contribution of mortgage loans into this securitization. Conflicts may also arise because the sponsors and their respective affiliates intend to continue to actively acquire, develop, operate, finance and dispose of real estate-related assets in the ordinary course of their businesses. During the course of their business activities, the sponsors and their respective affiliates may acquire, sell or lease properties, or finance loans secured by properties, which may include the properties securing the mortgage loans or properties that are in the same markets as the mortgaged properties. Such other properties, similar to other third-party owned real estate, may compete with the mortgaged properties for existing and potential tenants. The sponsors may also, from time to time, be among the tenants at the mortgaged properties, and they should be expected to make occupancy-related decisions based on their self-interest and not that of the issuing entity. We cannot assure you that the activities of these parties with respect to such other properties will not adversely impact the performance of the mortgaged properties.

In addition, certain of the mortgage loans included in the issuing entity may have been refinancings of debt previously held by a sponsor, an originator or one of their respective key employees or affiliates, or a sponsor, an originator or one of their respective key employees or affiliates may have or have had equity investments in the borrowers or mortgaged properties under certain of the mortgage loans included in the issuing entity. Each of the sponsors, the originators and their respective key employees or affiliates have made and/or may make loans to, or equity investments in, affiliates of the borrowers under the related mortgage loans. In the circumstances described above, the interests of the sponsors, the originators and their respective key employees or affiliates may differ from, and compete with, the interests of the issuing entity.

In addition, Bank of America, National Association, Wells Fargo Bank, National Association and Morgan Stanley Bank, N.A., each an originator, are each expected to hold a portion of the RR Interest, as described in “Credit Risk Retention”, and are expected to be appointed (or appoint an affiliated entity) as the initial risk retention consultation parties by the holders of the RR Interest. Each risk retention consultation party may, on a strictly non-binding basis, consult with a special servicer and recommend that a special servicer take actions that conflict with the interests of holders of certain classes of the certificates. However, no special servicer is required to follow any such recommendations or take directions from any risk retention consultation party and is not permitted to take actions that are prohibited by law or that violate the servicing standard or the terms of the mortgage loan documents. Each risk retention consultation party and the holder of the RR Interest by whom it is appointed may have interests that are in conflict with those of certain other certificateholders, in particular if such risk retention consultation party or such certificateholder holds companion loan securities, or has financial interests in or other financial dealings (as a lender or otherwise) with a borrower or an affiliate of a borrower under any of the mortgage loans. In order to minimize the effect of certain of these

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conflicts of interest, for so long as, with respect to any mortgage loan, any related borrower party is a risk retention consultation party or the holder of the RR Interest by whom such risk retention consultation party was appointed (any such mortgage loan referred to in this context as an “excluded loan” as to such party), then such risk retention consultation party will not have consultation rights solely with respect to any such excluded loan. See “Credit Risk Retention”.

In addition, for so long as any of Bank of America, National Association, Wells Fargo Bank, National Association or Morgan Stanley Bank, N.A., in each case as holders of the RR Interest (or any such party (or affiliate thereof) that is a risk retention consultation party), is a borrower party with respect to any mortgage loan or whole loan, such party will be required to certify that it will not directly or indirectly provide any information related to any such mortgage loan or whole loan to the related borrower party, any of Bank of America, National Association’s, Wells Fargo Bank, National Association’s or Morgan Stanley Bank, N.A.’s employees, personnel or affiliates, in each case, involved in the management of any investment in the related borrower party or the related mortgaged property or, to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related borrower party, and will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations. Notwithstanding those restrictions, there can be no assurance that the related borrower party will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to any such mortgage loan or whole loan. Notwithstanding such restriction, there can be no assurance that any of Bank of America, National Association, Wells Fargo Bank, National Association or Morgan Stanley Bank, N.A. (in each case as holders of the RR Interest) or a risk retention consultation party will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to any such mortgage loan or whole loan or otherwise seek to exert its influence over the special servicer in the event such mortgage loan or whole loan becomes subject to a workout or liquidation. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information” in this prospectus. Further, various originators, sponsors and their respective affiliates are acting in multiple capacities in or with respect to this transaction, which may include, without limitation, acting as one or more transaction parties or a subcontractor or vendor of such party, participating in or contracting for interim servicing and/or custodial services with certain transaction parties, providing warehouse financing to, or receiving warehouse financing from, certain other originators or sponsors prior to transfer of the related mortgage loans to the issuing entity, and/or conducting due diligence on behalf of an investor with respect to the mortgage loans prior to their transfer to the issuing entity.

Each of these relationships may create a conflict of interest. For a description of certain of the foregoing relationships and arrangements that exist among the parties to this securitization, see “Certain Affiliations, Relationships And Related Transactions Involving Transaction Parties” and “Transaction Parties”.

These roles and other potential relationships may give rise to conflicts of interest as described in “—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests”, “—Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans” and “—Other Potential Conflicts of Interest May Affect Your Investment” below. Each of the foregoing relationships and related interests should be considered carefully by you before you invest in any offered certificates.

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Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests

The activities and interests of the underwriters and their respective affiliates (collectively, the “Underwriter Entities”) will not align with, and may in fact be directly contrary to, those of the certificateholders. The Underwriter Entities are each part of separate global investment banking, securities and investment management firms that provide a wide range of financial services to a substantial and diversified client base that includes corporations, financial institutions, governments and high-net-worth individuals. As such, they actively make markets in and trade financial instruments for their own account and for the accounts of customers. These financial instruments include debt and equity securities, currencies, commodities, bank loans, indices, baskets and other products. The Underwriter Entities’ activities include, among other things, executing large block trades and taking long and short positions directly and indirectly, through derivative instruments or otherwise. The securities and instruments in which the Underwriter Entities take positions, or expect to take positions, include loans similar to the mortgage loans, securities and instruments similar to the offered certificates and other securities and instruments. Market making is an activity where the Underwriter Entities buy and sell on behalf of customers, or for their own account, to satisfy the expected demand of customers. By its nature, market making involves facilitating transactions among market participants that have differing views of securities and instruments. Any short positions taken by the Underwriter Entities and/or their clients through marketing or otherwise will increase in value if the related securities or other instruments decrease in value, while positions taken by the Underwriter Entities and/or their clients in credit derivative or other derivative transactions with other parties, pursuant to which the Underwriter Entities and/or their clients sell or buy credit protection with respect to one or more classes of the offered certificates, may increase in value if the offered certificates default, are expected to default, or decrease in value.

The Underwriter Entities and their clients acting through them may execute such transactions, modify or terminate such derivative positions and otherwise act with respect to such transactions, and may exercise or enforce, or refrain from exercising or enforcing, any or all of their rights and powers in connection therewith, notwithstanding that, consistent with applicable laws, including Rule 192 described below, any such action might have an adverse effect on the offered certificates or the certificateholders. Additionally, none of the Underwriter Entities will have any obligation to disclose any of these securities or derivatives transactions to you in your capacity as a certificateholder. Although Securities Act Rule 192 (Prohibition Against Conflicts of Interest in Certain Securitizations) prohibits underwriters, sponsors and certain other securitization participants from engaging in certain “conflicted transactions”, including certain short sale and credit derivatives transactions, that rule contains exceptions for certain market-making transactions, risk-mitigating hedging transactions and liquidity commitment transactions. As a result, it is possible that the Underwriter Entities, consistent with applicable laws, including Rule 192, nonetheless may take positions that are inconsistent with, or adverse to, the investment objectives of investors in the offered certificates.

As a result of the Underwriter Entities’ various financial market activities, including acting as a research provider, investment advisor, market maker or principal investor, you should expect that personnel in various businesses throughout the Underwriter Entities will have and express research or investment views and make recommendations that are inconsistent with, or adverse to, the objectives of investors in the offered certificates.

If an Underwriter Entity becomes a holder of any of the certificates, through market-making activity or otherwise, any actions that it takes in its capacity as a certificateholder, including voting, providing consents or otherwise will not necessarily be aligned with the interests of other holders of the same class or other classes of the

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certificates. Similarly, each expected holder of the RR Interest and the parties expected to be designated to consult with the special servicers on their behalf as the risk retention consultation parties are affiliated with an Underwriter Entity. There can be no assurance that any actions that such party takes in either such capacity will necessarily be aligned with the interests of the holders of other classes of certificates. To the extent an Underwriter Entity makes a market in the certificates (which it is under no obligation to do), it would expect to receive income from the spreads between its bid and offer prices for the certificates. The price at which an Underwriter Entity may be willing to purchase certificates, if it makes a market, will depend on market conditions and other relevant factors and may be significantly lower than the issue price for the certificates and significantly lower than the price at which it may be willing to sell certificates.

Similarly, there can be no assurance that any actions Bank of America, National Association, Wells Fargo Bank, National Association or Morgan Stanley Bank, N.A., each affiliates of an Underwriting Entity, or any of their affiliates takes in its capacity as a holder of the RR Interest or as a risk retention consultation party will necessarily be aligned with the interests of the holders of other classes of certificates.

In addition, none of the Underwriter Entities will have any obligation to monitor the performance of the certificates or the actions of the parties to the pooling and servicing agreement and will have no authority to advise any party to the pooling and servicing agreement or to direct their actions.

Furthermore, each Underwriter Entity expects that a completed offering will enhance its ability to assist clients and counterparties in the transaction or in related transactions (including assisting clients in additional purchases and sales of the certificates and hedging transactions). The Underwriter Entities expect to derive fees and other revenues from these transactions. In addition, participating in a successful offering and providing related services to clients may enhance the Underwriter Entities’ relationships with various parties, facilitate additional business development, and enable them to obtain additional business and generate additional revenue.

Further, certain Underwriter Entities and their respective affiliates are acting in multiple capacities in or with respect to this transaction, which may include, without limitation, acting as one or more transaction parties or a subcontractor or vendor of such party, participating in or contracting for interim servicing and/or custodial services with certain transaction parties, providing warehouse financing to, or receiving warehouse financing from, certain other originators or sponsors prior to transfer of the related mortgage loans to the issuing entity, and/or conducting due diligence on behalf of an investor with respect to the mortgage loans prior to their transfer to the issuing entity.

For a description of certain of the foregoing and additional relationships and arrangements that exist among the parties to this securitization, see “Transaction Parties—The Sponsors and Mortgage Loan Sellers” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

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Potential Conflicts of Interest of Each Applicable Master Servicer and Special Servicer

The pooling and servicing agreement provides that the mortgage loans serviced thereunder are required to be administered in accordance with the servicing standard without regard to ownership of any certificate by the applicable master servicer, the applicable special servicer or any of their respective affiliates. See “Pooling and Servicing Agreement—Servicing Standard”. The trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced whole loan provides that such non-serviced whole loan is required to be administered in accordance with a servicing standard that is substantially similar in all material respect but not necessarily identical to the servicing standard set forth in the pooling and servicing agreement. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Notwithstanding the foregoing, each master servicer, each sub-servicer and each special servicer or any of their respective affiliates and, as it relates to servicing and administration of a non-serviced mortgage loan, each applicable master servicer, sub-servicer, special servicer or any of their respective affiliates under the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced whole loan, may have interests when dealing with the mortgage loans that are in conflict with those of holders of the certificates, especially if such master servicer, sub-servicer, special servicer or any of their respective affiliates holds certificates or securities relating to any applicable companion loan, or has financial interests in or financial dealings with a borrower or a borrower sponsor.

National Cooperative Bank, N.A. is a mortgage loan seller and also will act as the master servicer with respect to the mortgage loans sold to the trust by National Cooperative Bank, N.A. and as the special servicer responsible for servicing the mortgage loans secured by residential cooperative properties sold to the trust by National Cooperative Bank, N.A. Under these circumstances, because it is both a master servicer and special servicer and also a mortgage loan seller, National Cooperative Bank, N.A. may have interests that conflict with the interests of the holders of the certificates. However, the pooling and servicing agreement will provide that the mortgage loans are to be serviced in accordance with the servicing standard and without regard to any obligation of any mortgage loan seller to cure a breach of a representation or warranty or repurchase any mortgage loan.

In addition, with respect to certain mortgage loans secured by residential cooperative properties to be sold to the depositor by National Cooperative Bank, N.A., National Cooperative Bank, N.A. or an affiliate thereof may hold, now or in the future, one or more (a) loans to the related mortgage borrower that are secured, on a subordinated basis, by a mortgage lien upon a mortgaged property that also secures a mortgage loan included in the trust, (b) unsecured loans to the related mortgage borrower and/or (c) cooperative unit loans that are secured by direct equity interests in the related mortgage borrower. See “Description of the Mortgage Pool—Additional Indebtedness—Other Secured Indebtedness—Additional Debt Financing for Mortgage Loans Secured by Residential Cooperatives Sold to the Depositor by National Cooperative Bank, N.A.”, “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” and “Certain Legal Aspects of Mortgage Loans—Foreclosure—Cooperative Shares”. Additionally, subject to the servicing standard and to the criteria described in “Pooling and Servicing Agreement—Modifications, Waivers and Amendments”, National Cooperative Bank, N.A. is also permitted to approve, without the consent of the directing certificateholder or any party to the pooling and servicing agreement, the incurrence of additional and/or other additional secured indebtedness by the borrowers under mortgage loans secured by residential cooperative properties expected to be sold to the depositor by National Cooperative Bank, N.A. only, and if it so elects, to act as lender in such instances.

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Furthermore, nothing in the pooling and servicing agreement or otherwise will prohibit a master servicer or special servicer or an affiliate thereof from soliciting the refinancing of any of the mortgage loans. In the event that a master servicer or special servicer or an affiliate thereof refinances any of the mortgage loans included in the mortgage pool, an earlier than expected payoff of any such mortgage loan could occur, which would result in a prepayment, which such prepayment could have an adverse effect on the yield of the certificates. See “—Other Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” in this prospectus.

In order to minimize the effect of certain of these conflicts of interest as they relate to each applicable special servicer, for so long as any special servicer obtains knowledge that it has become a borrower party (with respect to “an excluded special servicer loan”), such special servicer will be required to resign as special servicer with respect to that mortgage loan and, prior to the occurrence and continuance of a control termination event under the pooling and servicing agreement, the directing certificateholder will be required to use reasonable efforts to select a separate special servicer that is not a borrower party (referred to herein as an “excluded special servicer”) with respect to any excluded special servicer loan, unless such excluded special servicer loan is also an excluded loan (as to the directing certificateholder or the holder of the majority of the controlling class). After the occurrence and during the continuance of a control termination event, if at any time the applicable excluded special servicer loan is also an excluded loan (as to the directing certificateholder or the holder of the majority of the controlling class) or if the directing certificateholder is entitled to appoint the excluded special servicer but does not select a replacement special servicer within 30 days of notice of resignation (provided that the conditions required to be satisfied for the appointment of the replacement special servicer to be effective are not required to be completed within such 30 day period but in any event are to be completed within 120 days), the resigning special servicer will be required to use reasonable efforts to select the related excluded special servicer. See “Pooling and Servicing Agreement—Replacement of a Special Servicer Without Cause”. Any excluded special servicer will be required to perform all of the obligations of the applicable special servicer with respect to such excluded special servicer loan and will be entitled to all special servicing compensation with respect to such excluded special servicer loan earned during such time as the related mortgage loan is an excluded special servicer loan. While such special servicer will have the same access to information related to the excluded special servicer loan as it does with respect to the other mortgage loans, such special servicer will covenant in the pooling and servicing agreement that it will not directly or indirectly provide any information related to any excluded special servicer loan to the related borrower party, any of such special servicer’s employees or personnel or any of its affiliates involved in the management of any investment in the related borrower party or the related mortgaged property or, to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related borrower party, and will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations. Notwithstanding those restrictions, there can be no assurance that the related borrower party will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to an excluded special servicer loan.

Each of these relationships may create a conflict of interest. For instance, if the special servicer or its affiliate holds a subordinate class of certificates, such special servicer might seek to reduce the potential for losses allocable to those certificates from the mortgage loans by deferring acceleration in hope of maximizing future proceeds. However, that action could result in less proceeds to the issuing entity than would be realized if earlier action had been taken. In addition, no servicer is required to act in a manner more favorable to the offered certificates or any particular class of certificates than to the BANK 2025-BNK51

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non-offered certificates, any serviced companion loan holder or the holder of any serviced companion loan securities. In addition, in some cases, a master servicer or special servicer or their respective affiliates may be the holder of a mezzanine or subordinate loan related to a mortgage loan in the mortgage pool. Any such interest in a mezzanine or subordinate loan may result in economic interests and incentives that do not align with, and that may be directly contrary to, those of an investor in the offered certificates. In addition, these transactions or actions taken to maintain, adjust or unwind any positions in the future may, individually or in the aggregate, have a material effect on the market for the offered certificates (if any), including adversely affecting the value of the offered certificates, particularly in illiquid markets. In any such instance, no master servicer or special servicer will have any obligation to take, refrain from taking or cease taking any action with respect to any existing or future mezzanine or subordinate loans based on the potential effect on an investor in the offered certificates, and may receive substantial returns from these transactions.

Each applicable master servicer and special servicer services and is expected to continue to service, in the ordinary course of its businesses, existing and new mortgage loans for third parties, including portfolios of mortgage loans similar to the mortgage loans. The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans. Consequently, personnel of each applicable master servicer or special servicer, as applicable, may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. In addition, the mortgage loan sellers will determine who will service mortgage loans that the mortgage loan sellers originate in the future, and that determination may be influenced by the mortgage loan seller’s opinion of servicing decisions made by the applicable master servicer or the applicable special servicer under the pooling and servicing agreement including, among other things, the manner in which such master servicer or special servicer enforces breaches of representations and warranties against the related mortgage loan seller. This may pose inherent conflicts for such master servicer or special servicer.

Each special servicer may enter into one or more arrangements with the directing certificateholder, a controlling class certificateholder, a serviced companion loan holder or other certificateholders (or an affiliate or a third party representative of one or more of the preceding parties) to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, such special servicer’s appointment (or continuance) as special servicer under the pooling and servicing agreement and/or the related intercreditor agreement and limitations on the right of such person to replace the special servicer. See “—Other Potential Conflicts of Interest May Affect Your Investment” below.

Rialto Capital Advisors, LLC is expected to act as a special servicer, and it or an affiliate assisted RREF V – D AIV RR L, LLC and/or one of its affiliates with its due diligence of the mortgage loans prior to the closing date.

Although each master servicer and special servicer will be required to service and administer the mortgage loan pool in accordance with the servicing standard and, accordingly, without regard to their rights to receive compensation under the pooling and servicing agreement and without regard to any potential obligation to repurchase or substitute a mortgage loan if the applicable master servicer or special servicer is (or is affiliated with) a mortgage loan seller, the possibility of receiving additional servicing compensation in the nature of assumption and modification fees, the continuation of

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receiving fees to service or specially service a mortgage loan, or the desire to avoid a repurchase demand resulting from a breach of a representation and warranty or material document default may under certain circumstances provide the applicable master servicer or special servicer, as the case may be, with an economic disincentive to comply with this standard.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest of the Operating Advisor

Pentalpha Surveillance LLC has been appointed as the initial operating advisor with respect to all of the mortgage loans other than any non-serviced mortgage loan. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”. In the normal course of conducting its business, the initial operating advisor and its affiliates may have rendered services to, performed surveillance of, provided valuation services to, and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included institutional investors, the depositor, the sponsors, the mortgage loan sellers, the originators, the certificate administrator, the trustee, any master servicer, any special servicer, the directing certificateholder, the risk retention consultation parties, mortgaged property owners and their vendors or affiliates of any of those parties. In the normal course of business, Pentalpha Surveillance LLC and its affiliates are hired by trustees and other transaction parties to perform valuation services with respect to properties that may have mortgages attached. Each of these relationships, to the extent they exist, may continue in the future and may involve a conflict of interest with respect to the initial operating advisor’s duties as operating advisor. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which the initial operating advisor performs its duties under the pooling and servicing agreement.

The operating advisor or its affiliates may have duties with respect to existing and new mortgage loans for itself, its affiliates or third parties, including portfolios of mortgage loans similar to the mortgage loans included in the issuing entity. These other mortgage loans and the related mortgaged properties may be in the same markets as, or have owners, obligors or property managers in common with, one or more of the mortgage loans in the issuing entity and the related mortgaged properties. As a result of the activities described above, the interests of the operating advisor and its affiliates and their clients may differ from, and conflict with, the interests of the issuing entity. Consequently, personnel of any operating advisor may perform services, on behalf of the issuing entity, with respect to the mortgage loans included in the issuing entity at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans included in the issuing entity. This may pose inherent conflicts of interest for the operating advisor. Although the operating advisor is required to consider the servicing standard in connection with its activities under the pooling and servicing agreement, the operating advisor will not itself be bound by the servicing standard.

In addition, the operating advisor and its affiliates may acquire or have interests that are in conflict with those of certificateholders if the operating advisor or any of its affiliates has financial interests in or financial dealings with a borrower, a parent or a sponsor of a borrower, a servicer or any of their affiliates. Each of these relationships may also create a conflict of interest.

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Potential Conflicts of Interest of the Asset Representations Reviewer

Pentalpha Surveillance LLC has been appointed as the initial asset representations reviewer with respect to all of the mortgage loans. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”. In the normal course of conducting its business, the initial asset representations reviewer and its affiliates may have rendered services to, performed surveillance of, provided valuation services to, and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included institutional investors, the depositor, the sponsors, the mortgage loan sellers, the originators, the certificate administrator, the trustee, any master servicer, any special servicer or the directing certificateholder, the risk retention consultation parties, mortgaged property owners and their vendors or affiliates of any of those parties. In the normal course of business, Pentalpha Surveillance LLC and its affiliates are hired by trustees and other transaction parties to perform valuation services with respect to properties that may have mortgages attached. Each of these relationships, to the extent they exist, may continue in the future and may involve a conflict of interest with respect to the initial asset representations reviewer’s duties as asset representations reviewer. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which the initial asset representations reviewer performs its duties under the pooling and servicing agreement.

The asset representations reviewer or its affiliates may have duties with respect to existing and new mortgage loans for itself, its affiliates or third parties, including portfolios of mortgage loans similar to the mortgage loans included in the issuing entity. These other mortgage loans and the related mortgaged properties may be in the same markets as, or have owners, obligors or property managers in common with, one or more of the mortgage loans in the issuing entity and the related mortgaged properties. As a result of the activities described above, the interests of the asset representations reviewer and its affiliates and their clients may differ from, and conflict with, the interests of the issuing entity. Consequently, personnel of any asset representations reviewer may perform services, on behalf of the issuing entity, with respect to the mortgage loans included in the issuing entity at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans included in the issuing entity. This may pose inherent conflicts of interest for the asset representations reviewer.

In addition, the asset representations reviewer and its affiliates may acquire or have interests that are in conflict with those of certificateholders if the asset representations reviewer or any of its affiliates has financial interests in or financial dealings with a borrower, a parent or a sponsor of a borrower, a servicer or any of their affiliates. Each of these relationships may also create a conflict of interest.

Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders

It is expected that RREF V – D AIV RR L, LLC, or its affiliate, will be appointed as the initial directing certificateholder (other than with respect to any non-serviced mortgage loan and any applicable excluded loan). Each applicable special servicer may, at the direction of the directing certificateholder for so long as a control termination event does not exist and, at all times, other than with respect to any excluded loan, take actions with respect to the specially serviced loans that could adversely affect the holders of some or all of the classes of certificates. The directing certificateholder will be controlled by the controlling class certificateholders.

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The controlling class certificateholders and the holder of any companion loan or securities backed by such companion loan may have interests in conflict with those of the other certificateholders. As a result, it is possible that (i) the directing certificateholder on behalf of the controlling class certificateholders (for so long as a control termination event does not exist and, at all times, other than with respect to any excluded loan or non-serviced whole loan) or (ii) the directing certificateholder (or equivalent entity) under the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced whole loan or the controlling noteholder of a non-serviced whole loan, may direct the applicable special servicer under the pooling and servicing agreement or the applicable special servicer under such trust and servicing agreement or pooling and servicing agreement relating to the securitization transaction governing the servicing of such non-serviced whole loan, as the case may be, to take actions that conflict with the interests of holders of certain classes of the certificates. Set forth in the table entitled “Non-Serviced Whole Loans” under “Summary of Terms—Non-Serviced Whole Loans” is the identity of the initial directing certificateholder (or equivalent entity) for each non-serviced whole loan, the securitization trust or other entity holding the controlling note in such non-serviced whole loan and the trust and servicing agreement or pooling and servicing agreement, as applicable, under which it is being serviced.

The controlling noteholder or directing certificateholder, as applicable, for each non-serviced whole loan has certain consent and/or consultation rights with respect to the related non-serviced whole loan under the trust and servicing agreement or pooling and servicing agreement governing the servicing of that non-serviced whole loan. Such controlling noteholder or directing certificateholder does not have any duties to the holders of any class of certificates and may have similar conflicts of interest with the holders of other certificates backed by the companion loans. As a result, it is possible that a controlling noteholder of a non-serviced whole loan (solely with respect to the related non-serviced whole loan) may advise a non-serviced special servicer to take actions that conflict with the interests of holders of certain classes of the certificates. However, such non-serviced special servicer is not permitted to take actions that are prohibited by law or that violate its servicing standard or the terms of the related mortgage loan documents. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”. In addition, except as limited by certain conditions described under “Description of the Mortgage Pool—The Whole Loans”, a non-serviced special servicer may be replaced by the related directing certificateholder or controlling noteholder for cause at any time and without cause for so long as a control termination event (or its equivalent) does not exist. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” and “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced AB Whole Loan”.

In addition, except as limited by certain conditions described under “Pooling and Servicing Agreement—Termination of a Master Servicer or Special Servicer for Cause—Servicer Termination Events”, any special servicer may be replaced by the directing certificateholder at any time for cause or without cause (for so long as a control termination event does not exist and other than in respect of any applicable excluded loan). See “Pooling and Servicing Agreement—The Directing Certificateholder” and “—Termination of a Master Servicer or Special Servicer for Cause—Servicer Termination Events”. With respect to the right of the directing certificateholder to replace each special servicer under certain circumstances, investors should consider that National Cooperative Bank, N.A., the initial special servicer with respect to each of the mortgage loans included in the pool that are secured by residential cooperative properties to be sold to the depositor by National Cooperative Bank, N.A., is experienced in acting as a lender and a servicer with respect to mortgage loans secured by residential cooperative properties. Should the directing

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certificateholder elect to replace such special servicer, we cannot assure you that any successor special servicer selected pursuant to the terms of the pooling and servicing agreement would have the same familiarity or experience with the servicing of mortgage loans secured by residential cooperative properties.

With respect to each serviced whole loan, each special servicer, upon strictly non-binding consultation with a serviced companion loan holder or its representative, may take actions with respect to the related serviced whole loan that could adversely affect the holders of some or all of the classes of certificates, to the extent described under “Description of the Mortgage Pool—The Whole Loans”. In connection with a pari passu whole loan serviced under the pooling and servicing agreement for this securitization, a serviced companion loan holder does not have any duties to the holders of any class of certificates, and it may have interests in conflict with those of the certificateholders. As a result, it is possible that a serviced companion loan holder with respect to a serviced whole loan (solely with respect to the related serviced whole loan) may, on a strictly non-binding basis, consult with the applicable special servicer and recommend that such special servicer take actions that conflict with the interests of holders of certain classes of the certificates. However, the applicable special servicer is not required to follow such recommendations and is not permitted to take actions that are prohibited by law or that violate the servicing standard or the terms of the mortgage loan documents and is otherwise under no obligation to take direction from a serviced companion loan holder. In addition, except as limited by certain conditions described under “Pooling and Servicing Agreement—Termination of a Master Servicer or Special Servicer for Cause—Rights Upon Servicer Termination Events”, the applicable special servicer may be replaced by the directing certificateholder for cause or without cause for so long as a control termination event does not exist and other than in respect of any applicable excluded loans. See “Pooling and Servicing Agreement—The Directing Certificateholder” and “—Termination of a Master Servicer or Special Servicer for Cause—Servicer Termination Events”.
The directing certificateholder, any controlling noteholder or their respective affiliates (and the directing certificateholder (or equivalent entity), if any, under a trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced whole loan and their respective affiliates) may have interests that are in conflict with those of certain certificateholders, especially if the applicable directing certificateholder, controlling noteholder or any of their respective affiliates holds certificates or companion loan securities, or has financial interests in or other financial dealings (as lender or otherwise) with a borrower or an affiliate of a borrower. In order to minimize the effect of certain of these conflicts of interest, for so long as any borrower party is the directing certificateholder or the holder of the majority of the controlling class (any such mortgage loan referred to herein as an “excluded loan” with respect to the directing certificateholder or the holder of the majority of the controlling class), the directing certificateholder will not have consent or consultation rights solely with respect to the related excluded loan (however, the directing certificateholder will be provided certain notices and certain information relating to such excluded loan as described in the pooling and servicing agreement). In addition, for so long as any borrower party is the directing certificateholder or a controlling class certificateholder, as applicable, the directing certificateholder or such controlling class certificateholder, as applicable, will not be given access to any “excluded information” solely relating to the related excluded loan and/or the related mortgaged properties pursuant to the terms of the pooling and servicing agreement. Notwithstanding those restrictions, there can be no assurance that the directing certificateholder or any controlling class certificateholder will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to an excluded loan or otherwise seek to exert its influence over the applicable special servicer in the event an excluded loan becomes

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subject to a workout or liquidation. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information” in this prospectus. Each of these relationships may create a conflict of interest.

Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans

The anticipated initial investor in the Class E-RR, Class F-RR and Class G-RR certificates, which is referred to in this prospectus as the “b-piece buyer” (see “Pooling and Servicing Agreement—The Directing Certificateholder—General”), was given the opportunity by the sponsors to perform due diligence on the mortgage loans originally identified by the sponsors for inclusion in the issuing entity, and to request the removal, re-sizing or change in the expected repayment dates or other features of some or all of the mortgage loans. The mortgage pool as originally proposed by the sponsors was adjusted based on certain of these requests. In addition, the b-piece buyer received or may have received price adjustments or cost mitigation arrangements in connection with accepting certain mortgage loans in the mortgage pool.

We cannot assure you that you or another investor would have made the same requests to modify the original pool as the b-piece buyer or that the final pool as influenced by the b-piece buyer’s feedback will not adversely affect the performance of your certificates and benefit the performance of the b-piece buyer’s certificates. Because of the differing subordination levels, the b-piece buyer has interests that may, in some circumstances, differ from those of purchasers of other classes of certificates, and may desire a portfolio composition that benefits the b-piece buyer but that does not benefit other investors. In addition, although Securities Act Rule 192 (Prohibition Against Conflicts of Interest in Certain Securitizations) may be applicable to actions taken by any entity with a contractual right to direct or cause the direction of the structure, design or assembly of any asset-backed security, or the composition of the underlying asset pool, the b-piece buyer may enter into hedging or other transactions (except as may be restricted pursuant to the credit risk retention rules) or otherwise have business objectives that also could cause its interests with respect to the mortgage pool to diverge from those of other purchasers of the certificates. The b-piece buyer performed due diligence solely for its own benefit and has no liability to any person or entity for conducting its due diligence. The b-piece buyer is not required to take into account the interests of any other investor in the certificates in exercising remedies or voting or other rights in its capacity as owner of its certificates or in making requests or recommendations to the sponsors as to the selection of the mortgage loans and the establishment of other transaction terms. Investors are not entitled to rely on in any way the b-piece buyer’s acceptance of a mortgage loan. The b-piece buyer’s acceptance of a mortgage loan does not constitute, and may not be construed as, an endorsement of such mortgage loan, the underwriting for such mortgage loan or the originator of such mortgage loan.

The b-piece buyer will have no liability to any certificateholder for any actions taken by it as described in the preceding two paragraphs and the pooling and servicing agreement will provide that each certificateholder, by its acceptance of a certificate, waives any claims against such buyers in respect of such actions.

The b-piece buyer, or an affiliate, will constitute the initial directing certificateholder (other than with respect to any excluded loan as to the directing certificateholder). The directing certificateholder will have certain rights to direct and consult with each master servicer and special servicer (other than with respect to any non-serviced mortgage loan and any excluded loan as to the directing certificateholder). In addition, the directing certificateholder will generally have certain consultation rights with regard to the non-serviced mortgage loans under the trust and servicing agreement or pooling and

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servicing agreement, as applicable, governing the servicing of such non-serviced whole loan and the related intercreditor agreement. See “Pooling and Servicing Agreement—The Directing Certificateholder” and the descriptions of the consultation and control rights of the holders of the companion loan(s) for each of the whole loans under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced AB Whole Loan”.

Because the incentives and actions of the b-piece buyer may, in some circumstances, differ from or be adverse to those of purchasers of the offered certificates, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and your own view of the mortgage pool.

Conflicts of Interest May Occur as a Result of the Rights of the Applicable Directing Certificateholder To Terminate the Applicable Special Servicer of the Applicable Whole Loan

With respect to each whole loan, the directing certificateholder or companion loan holder, as applicable, exercising control rights over that whole loan (or, with respect to a non-serviced whole loan, the holder of the related controlling companion loan) will be entitled, under certain circumstances, to remove the applicable special servicer under the applicable pooling and servicing agreement or trust and servicing agreement governing the servicing of such whole loan and, in such circumstances, appoint a successor special servicer for such whole loan (or have certain consent rights with respect to such removal or replacement). The party with this appointment power may have special relationships or interests that conflict with those of the holders of one or more classes of certificates. In addition, that party does not have any duties to the holders of any class of certificates, may act solely in its own interests, and will have no liability to any certificateholders for having done so. No certificateholder may take any action against the directing certificateholder or, with respect to a non-serviced whole loan, the holder of the related controlling note, under the pooling and servicing agreement for this securitization or under the pooling and servicing agreement or trust and servicing agreement governing the servicing of a non-serviced whole loan, or against any other parties for having acted solely in their respective interests. See “Description of the Mortgage Pool—The Whole Loans” for a description of these rights to terminate the applicable special servicer.

Other Potential Conflicts of Interest May Affect Your Investment

The managers of the mortgaged properties and the borrowers may experience conflicts in the management and/or ownership of the mortgaged properties because:

●	a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;
●	these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties; and
●	affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, also may own other properties, including competing properties.

None of the borrowers, property managers or any of their affiliates or any employees of the foregoing has any duty to favor the leasing of space in the mortgaged properties over the leasing of space in other properties, one or more of which may be adjacent to or near the mortgaged properties. In many such cases where the borrower under a mortgage loan in this transaction is affiliated with the owner of a competing property, the related mortgage

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loan documents will contain so-called “anti-poaching” provisions, which are designed to prevent borrowers and their affiliates from steering or directing existing or prospective tenants to the competing property. However, violations of such anti-poaching provisions might not trigger the non-recourse carve-out and may not be easily discovered and/or proven. See “Description of the Mortgage Pool—Non-Recourse Carveout Limitations”.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Other Risks Relating to the Certificates

EU SR Rules and UK Securitization Framework

Investors should be aware, and in some cases are required to be aware, of certain restrictions and obligations with regard to securitizations (as defined in the relevant legislation) imposed:

(a)    in the European Union (the “EU”) and in the non-EU member states of the European Economic Area (the “EEA”), pursuant to Regulation (EU) 2017/2402 (as amended, the “EU Securitization Regulation”) and certain related regulatory technical standards, implementing technical standards and official guidance (all as amended and together with the EU Securitization Regulation, the “EU SR Rules”); and

(b)    in the United Kingdom (“UK”), pursuant to the Securitisation Regulations 2024 (SI 2024/102), as amended from time to time, the Securitisation sourcebook of the Handbook of rules and guidance adopted by the UK’s Financial Conduct Authority (as amended, “SECN”) and the Securitisation Part of the Rulebook of published policy of the Prudential Regulation Authority of the Bank of England (as amended, the “PRASR”), together with the relevant provisions of the Financial Services and Markets Act 2000 (as amended, the “FSMA”) (together, the “UK Securitization Framework”).

The EU SR Rules impose certain requirements (the “EU Investor Requirements”) with respect to “institutional investors” (as such term is defined for purposes of the EU SR Rules), being: (a) insurance undertakings and reinsurance undertakings as defined in Directive 2009/138/EC; (b) subject to certain exceptions, institutions for occupational retirement provision falling within the scope of Directive (EU) 2016/2341, and certain investment managers and authorized entities appointed by such institutions; (c) alternative investment fund managers as defined in Directive 2011/61/EU which manage and/or market alternative investment funds in the EEA; (d) certain internally-managed investment companies authorized in accordance with Directive 2009/65/EC, and management companies as defined in that Directive; and (e) credit institutions and investment firms as defined in Regulation (EU) No 575/2013 (as amended, the “EU CRR”) (and, in addition, the EU CRR makes provision as to the application of the EU Investor Requirements to consolidated affiliates, wherever established or located, of entities that are subject to the EU CRR). Each such institutional investor and each relevant affiliate is referred to herein as an “EU Institutional Investor”.

The UK Securitization Framework imposes certain requirements (the “UK Investor Requirements”) with respect to “institutional investors” (as such term is defined for purposes of the UK Securitization Framework), being: (a) insurance undertakings and reinsurance undertakings each as defined in the FSMA; (b) trustees or managers of occupational pension schemes as defined in the Pension Schemes Act 1993 that have their main administration in the UK, and fund managers of such schemes appointed under the Pensions Act 1995 that, in respect of activity undertaken pursuant to such appointment, are

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authorised for the purposes of the FSMA; (c) AIFMs (as defined in the Alternative Investment Fund Managers Regulations 2013 (as amended, the “AIFM Regulations”)) with permission under Part 4A of FSMA (in respect of managing an AIF, as defined in the AIFM Regulations), which market or manage AIFs in the UK (and additionally, small registered UK AIFMs as defined in the AIFM Regulations); (d) UCITS as defined in the FSMA, which are authorized open ended investment companies as defined in the FSMA, and management companies as defined in the FSMA; (e) FCA investment firms as defined in Regulation (EU) No 575/2013, as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018 and as amended (the “UK CRR”); and (f) CRR firms as defined in the UK CRR (and, in addition, the UK CRR makes provision as to the application of the UK Investor Requirements to consolidated affiliates, wherever established or located, of entities that are subject to the UK CRR). Each such institutional investor and each relevant affiliate is referred to herein as a “UK Institutional Investor”.

In this prospectus: (a) the EU Investor Requirements and the UK Investor Requirements are referred to together as the “SR Investor Requirements”; (b) EU Institutional Investors and UK Institutional Investors are referred to together as “SR Institutional Investors”; and (c) a “third country” is (i) under the EU SR Rules, a country other than an EEA member state, or (ii) under the UK Securitization Framework, a country other than the UK. A reference to the “applicable” SR Investor Requirements means, in relation to any SR Institutional Investor, the SR Investor Requirements to which such SR Institutional Investor is subject.

Under the applicable SR Investor Requirements, an SR Institutional Investor is permitted to invest in a securitization (as defined for purposes of the EU SR Rules or the UK Securitization Framework (as applicable)) only if, amongst other things:

(a)	where the originator, sponsor or original lender is established in a third country, such SR Institutional Investor has verified that the originator, sponsor or original lender retains on an ongoing basis (or, for purposes of the UK Investor Requirements applicable to certain types of UK Institutional Investor, continually retains) a material net economic interest of not less than 5% in the securitization determined in accordance with (i) Article 6 of the EU Securitization Regulation (in respect of EU Institutional Investors) or (ii) Article 6 of Chapter 2 and Chapter 4 of the PRASR or chapter 5 of the SECN (in respect of UK Institutional Investors), and in each case the risk retention is disclosed to the SR Institutional Investor in accordance with the EU SR Rules or the UK Securitization Framework (as applicable);
(b)	in the case of an EU Institutional Investor, it has verified that the originator, the sponsor or the securitization special purpose entity (i.e., the issuer) has, where applicable, made available certain information prescribed by Article 7 of the EU Securitization Regulation in accordance with the frequency and modalities provided for in such Article 7;
(c)	in the case of a UK Institutional Investor, it has verified that the originator, the sponsor or the securitization special purpose entity (i.e., the issuer) has made available sufficient information to enable such UK Institutional Investor to independently assess the risks of holding the securitisation position and has committed to make further information available on an ongoing basis, as appropriate, such information, in each case, including at least the documents and information prescribed for such purpose by the UK Investor Requirements
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to which the UK Institutional Investor is subject and being made available at the times prescribed by such UK Investor Requirements; and

(d)	where the originator or original lender is established in a third country, the SR Institutional Investor has verified (except, in the case of a UK Institutional Investor, with regard to trade receivables not originated in the form of a loan) that the originator or original lender grants all the credits giving rise to the underlying exposures on the basis of sound and well-defined criteria and clearly established processes for approving, amending, renewing and financing those credits and has effective systems in place to apply those criteria and processes to ensure that credit-granting is based on a thorough assessment of the obligor’s creditworthiness.

The applicable SR Investor Requirements further require that an SR Institutional Investor carries out a due diligence assessment which enables it to assess the risks involved prior to investing, including but not limited to the risk characteristics of the individual investment position and the underlying assets and all the structural features of the securitization that can materially impact the performance of the investment. In addition, while holding an exposure to a securitization, an SR Institutional Investor is subject to various monitoring obligations in relation to such exposure, including but not limited to: (a) establishing appropriate written procedures to monitor compliance with the applicable SR Investor Requirements and the performance of the investment and of the underlying assets; (b) performing stress tests on the cash flows and collateral values supporting the underlying assets; (c) ensuring internal reporting in accordance with the applicable SR Investor Requirements; and (d) being able to demonstrate to its regulator, upon request, that it has a comprehensive and thorough understanding of the investment and underlying assets and that it has implemented written policies and procedures for the risk management of its investment and as otherwise required by the EU SR Rules or the UK Securitization Framework (as applicable).

Failure on the part of an SR Institutional Investor to comply with the applicable SR Investor Requirements may result in various penalties, including, in the case of those investors subject to regulatory capital requirements, the imposition of a punitive capital charge in respect of the investment in the securitization acquired by the relevant investor. Aspects of the requirements and what is or will be required to demonstrate compliance to national regulators remain unclear.

Prospective investors should make themselves aware of the applicable SR Investor Requirements described above (and any corresponding implementing rules of their regulator), where applicable to them, in addition to any other applicable regulatory requirements with respect to their investment in the certificates.

None of the sponsors, the depositor or the underwriters, or their respective affiliates, or any other person, intends to retain a material net economic interest in the securitization constituted by the issue of the certificates, or to take any other action in respect of such securitization, in a manner prescribed or contemplated by the EU SR Rules or the UK Securitization Framework. In particular, no such person (i) undertakes to take any action that may be required by any prospective investor or certificateholder for the purposes of its compliance with any applicable SR Investor Requirements, or (ii) assumes any liability whatsoever in connection with any investor’s non-compliance with the applicable SR Investor Requirements.

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In addition, the arrangements described under “Credit Risk Retention” in this prospectus have not been structured with the objective of ensuring or facilitating compliance by any person with any SR Investor Requirements.

Consequently, the certificates are not a suitable investment for any person that is now or may in the future be an SR Institutional Investor; and this may, amongst other things, have a negative impact on the value and liquidity of the certificates, and otherwise affect the secondary market for the certificates.

Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded

Ratings assigned to the offered certificates by the nationally recognized statistical rating organizations engaged by the depositor:

●	are based on, among other things, the economic characteristics of the mortgaged properties and other relevant structural features of the transaction;
●	do not represent any assessment of the yield to maturity that a certificateholder may experience;
●	reflect only the views of the respective rating agencies as of the date such ratings were issued;
●	may be reviewed, revised, suspended, downgraded, qualified or withdrawn entirely by the applicable rating agency as a result of changes in or unavailability of information;
●	may have been determined based on criteria that included an analysis of historical mortgage loan data that may not reflect future experience;
●	may reflect assumptions by such rating agencies regarding performance of the mortgage loans that are not accurate, as evidenced by the significant amount of downgrades, qualifications and withdrawals of ratings assigned to previously issued CMBS by the hired rating agencies and other nationally recognized statistical rating organizations during the recent credit crisis; and
●	do not consider to what extent the offered certificates will be subject to prepayment or that the outstanding principal amount of any class of offered certificates will be prepaid.

We make no representation as to the suitability of any criteria established by the nationally recognized statistical rating organizations that assign ratings to any class of offered certificates or any other rating agencies, nor can we assure you that the criteria established by a nationally recognized statistical rating organizations that assign ratings to any class of offered certificates or any other rating agency will be followed in all circumstances (including, in each case, with respect to the certificates) or that they will be applied consistently across all securities analyzed by such nationally recognized statistical rating organizations that assign ratings to any class of offered certificates or any other rating agency. Any change in a rating agency’s criteria or methodology could result in a downgrade, withdrawal or qualification of any rating assigned to any securities rated by such rating agency or any other rating agency (including any class of certificates), despite the fact that such securities (or such class) might still be fully performing pursuant to the

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terms of the related securitization documents. We cannot assure you that any such downgrade, withdrawal or qualification of any rating assigned to any securities (including any class of certificates) will not adversely affect the market value of those certificates whose ratings have not been subject to such downgrade, withdrawal or qualification.

The nationally recognized statistical rating organizations that assign ratings to any class of offered certificates will establish the amount of credit support, if any, for such class of offered certificates based on, among other things, an assumed level of defaults, delinquencies and losses with respect to the mortgage loans. Actual losses may, however, exceed the assumed levels. If actual losses on the mortgage loans exceed the assumed levels, you may be required to bear the additional losses.

In addition, the rating of any class of offered certificates below an investment grade rating by any nationally recognized statistical rating organization, whether upon initial issuance of such class of certificates or as a result of a ratings downgrade, could adversely affect the ability of an employee benefit plan or other investor to purchase or retain those offered certificates. See “Certain ERISA Considerations” and “Legal Investment”.

Nationally recognized statistical rating organizations that were not engaged by the depositor to rate the offered certificates may nevertheless issue unsolicited credit ratings on one or more classes of offered certificates, relying on information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from any ratings assigned by a rating agency engaged by the depositor. The issuance of unsolicited ratings by any nationally recognized statistical rating organization on a class of the offered certificates that are lower than ratings assigned by a rating agency engaged by the depositor may adversely impact the liquidity, market value and regulatory characteristics of that class.

As part of the process of obtaining ratings for the offered certificates, the depositor had initial discussions with and submitted certain materials to five nationally recognized statistical rating organizations. Based on preliminary feedback from those nationally recognized statistical rating organizations at that time, the depositor selected three of those nationally recognized statistical rating organizations to rate certain classes of the certificates and not the other nationally recognized statistical rating organizations, due in part to their initial subordination levels for the various classes of the certificates. If the depositor had selected the other nationally recognized statistical rating organizations to rate the certificates, we cannot assure you that the ratings such other nationally recognized statistical rating organizations would have assigned to the certificates would not have been lower than the ratings assigned by the nationally recognized statistical rating organizations engaged by the depositor. Further, in the case of one nationally recognized statistical rating organization engaged by the depositor, the depositor only requested ratings for certain classes of offered certificates, due in part to the final subordination levels provided by such nationally recognized statistical rating organization for such classes of certificates. If the depositor had selected such nationally recognized statistical rating organization to rate those classes of offered certificates not rated by it, such ratings on those other certificates may have been different, and potentially lower, than those ratings ultimately assigned to those certificates by the other nationally recognized statistical rating organizations hired by the depositor. In addition, the decision not to engage one or more other rating agencies in the rating of certain classes of certificates to be issued in connection with this transaction may negatively impact the liquidity, market value and regulatory characteristics of those classes of certificates. Although unsolicited ratings may be issued by any nationally recognized statistical rating organization, a nationally recognized statistical rating organization might be more likely to issue an unsolicited rating if it was not selected after

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having provided preliminary feedback to the depositor. Neither the depositor nor any other person or entity will have any duty to notify you if any other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, unsolicited ratings on one or more classes of certificates after the date of this prospectus.

Furthermore, the Securities and Exchange Commission may determine that any or all of the rating agencies engaged by the depositor to rate the certificates no longer qualifies as a nationally recognized statistical rating organization, or is no longer qualified to rate the certificates or may no longer rate similar securities for a limited period as a result of an enforcement action, and that determination may also have an adverse effect on the liquidity, market value and regulatory characteristics of the offered certificates. To the extent that the provisions of any mortgage loan or the pooling and servicing agreement condition any action, event or circumstance on the delivery of a rating agency confirmation, the pooling and servicing agreement will require delivery or deemed delivery of a rating agency confirmation only from the rating agencies engaged by the depositor to rate the certificates or, in the case of a serviced whole loan, any related companion loan securities.

On September 29, 2020, a settlement was reached between Kroll Bond Rating Agency, LLC and the Securities and Exchange Commission in connection with an investigation into the policies and procedures deployed by Kroll Bond Rating Agency, LLC to establish, maintain, enforce and document an effective internal control structure governing the implementation of and adherence to policies, procedures, and methodologies for determining credit ratings for conduit/fusion commercial mortgage-backed securities in accordance with Section 15E(c)(3)(A) of the Exchange Act. The Securities and Exchange Commission found that Kroll Bond Rating Agency, LLC’s internal controls relating to its rating of conduit/fusion commercial mortgage-backed securities had deficiencies that resulted in material weaknesses in its internal control structure. Under the settlement, Kroll Bond Rating Agency, LLC, without admitting or denying the findings of the Securities and Exchange Commission, agreed (a) to pay a civil penalty of $1.25 million, (b) to undertake, among other things, a review of the application of its internal processes, policies and procedures regarding the implementation of and adherence to procedures and methodologies for determining credit ratings, and (c) to take the necessary actions to ensure that such internal processes, policies and procedures accurately reflect the strictures of Section 15E(c)(3)(A) of the Exchange Act. Any change in Kroll Bond Rating Agency, LLC’s rating criteria or methodology could result in a downgrade, withdrawal or qualification of any rating assigned to any class of certificates, despite the fact that such class might still be performing fully to the specifications described in this prospectus and set forth in the pooling and servicing agreement.

We are not obligated to maintain any particular rating with respect to the certificates, and the ratings initially assigned to the certificates by any or all of the rating agencies engaged by the depositor to rate the certificates could change adversely as a result of changes affecting, among other things, the mortgage loans, the mortgaged properties, the parties to the pooling and servicing agreement, or as a result of changes to ratings criteria employed by any or all of the rating agencies engaged by the depositor to rate the certificates. Although these changes would not necessarily be or result from an event of default on any mortgage loan, any adverse change to the ratings of the offered certificates would likely have an adverse effect on the market value, liquidity and/or regulatory characteristics of those certificates.

Further, certain actions provided for in loan agreements may require a rating agency confirmation be obtained from the rating agencies engaged by the depositor to rate the certificates and, in the case of a serviced whole loan, any companion loan securities as a precondition to taking such action. In certain circumstances, this condition may be deemed

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to have been met or waived without such a rating agency confirmation being obtained. In the event such an action is taken without a rating agency confirmation being obtained, we cannot assure you that the applicable rating agency will not downgrade, qualify or withdraw its ratings as a result of the taking of such action. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—‘Due-On-Sale’ and ‘Due-On-Encumbrance’ Provisions”, “Pooling and Servicing Agreement—Rating Agency Confirmations” and “Ratings” for additional considerations regarding the ratings, including a description of the process of obtaining confirmations of ratings for the offered certificates.

Recently, a number of rating agencies have downgraded certain regional banks and other financial institutions and have put others on watch for possible downgrade.  Under the terms of the pooling and servicing agreement, the certificate administrator and trustee are required to maintain certain minimum credit ratings.  Failure to maintain the ongoing rating requirements may require the certificate administrator and trustee, as applicable, to resign and be replaced with an entity meeting those required ratings.  See “Pooling and Servicing Agreement—Resignation and Removal of the Trustee and the Certificate Administrator”. If the certificate administrator and/or trustee were required to resign due to a credit rating downgrade or otherwise, we cannot assure you that an appropriate replacement could be identified or that a replacement would agree to the appointment or would be appointed within the time periods required in the pooling and servicing agreement.  In addition, accounts established and maintained under the pooling and servicing agreement by the applicable master servicer, the applicable special servicer, the certificate administrator or any institution designated by those parties on behalf of the parties to the pooling and servicing agreement, including, in certain circumstances, borrower reserve accounts, are required to be held at institutions meeting certain eligibility criteria, that may include minimum long term and/or short term credit ratings depending on the time period funds will be held in those accounts. If an institution holding accounts established and maintained under the pooling and servicing agreement no longer meets such eligibility criteria and a rating agency confirmation was not delivered, those accounts may be required to be transferred to an institution satisfying the applicable eligibility criteria.  Any downgrade or required replacement of the certificate administrator and/or trustee or required transfer of accounts may negatively impact the servicing and administration of the mortgage loans and may also adversely impact the performance, ratings, liquidity and/or value of your certificates.

Your Yield May Be Affected by Defaults, Prepayments and Other Factors

General

The yield to maturity on each class of offered certificates will depend in part on the following:

●	the purchase price for the certificates;
●	the rate and timing of principal payments on the mortgage loans (both voluntary and involuntary), and the allocation of principal prepayments to the respective classes of offered certificates with certificate balances; and
●	the allocation of shortfalls and losses on the mortgage loans to the respective classes of offered certificates.

For this purpose, principal payments include voluntary and involuntary prepayments, such as prepayments resulting from the application of loan reserves, property releases, casualty or condemnation, defaults and liquidations as well as principal payments resulting

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from repurchases due to material breaches of representations and warranties or material document defects or purchases by a companion loan holder or mezzanine lender (if any) pursuant to a purchase option or sales of defaulted mortgage loans.

Any changes in the weighted average lives of your certificates may adversely affect your yield. In general, if you buy a certificate at a premium, and principal distributions occur faster than expected, your actual yield to maturity will be lower than expected. If principal distributions are very high, holders of certificates purchased at a premium might not fully recover their initial investment. Conversely, if you buy a certificate at a discount and principal distributions occur more slowly than expected, your actual yield to maturity will be lower than expected.

Prepayments resulting in a shortening of weighted average lives of your certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payment of principal on your certificates at a rate comparable to the effective yield anticipated by you in making your investment in the certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

In addition, the extent to which prepayments on the mortgage loans in the issuing entity ultimately affect the weighted average life of the certificates will depend on the terms of the certificates, more particularly:

●	a class of certificates that entitles the holders of those certificates to a disproportionately larger share of the prepayments on the mortgage loans increases the “call risk” or the likelihood of early retirement of that class if the rate of prepayment is relatively fast; and
●	a class of certificates that entitles the holders of the certificates to a disproportionately smaller share of the prepayments on the mortgage loans increases the likelihood of “extension risk” or an extended average life of that class if the rate of prepayment is relatively slow.

The Timing of Prepayments and Repurchases May Change Your Anticipated Yield

The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

●	the terms of the mortgage loans, including, the length of any prepayment lockout period and the applicable yield maintenance charges and prepayment premiums and the extent to which the related mortgage loan terms may be practically enforced;
●	the level of prevailing interest rates;
●	the availability of credit for commercial real estate;
●	the applicable master servicer’s or special servicer’s ability to enforce yield maintenance charges and prepayment premiums;
●	the failure to meet certain requirements for the release of escrows;
●	the occurrence of casualties or natural disasters; and
●	economic, demographic, tax, legal or other factors.
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Although a yield maintenance charge or other prepayment premium provision of a mortgage loan is intended to create an economic disincentive for a borrower to prepay voluntarily a mortgage loan, we cannot assure you that mortgage loans that have such provisions will not prepay.

The extent to which the applicable special servicer forecloses upon, takes title to and disposes of any mortgaged property related to a mortgage loan or sells defaulted mortgage loans will affect the weighted average lives of your certificates. If the applicable special servicer forecloses upon a significant number of the related mortgage loans, and depending upon the amount and timing of recoveries from the related mortgaged properties or sells defaulted mortgage loans, your certificates may have a shorter weighted average life.

Delays in liquidations of defaulted mortgage loans and modifications extending the maturity of mortgage loans will tend to delay the payment of principal on the mortgage loans. The ability of the related borrower to make any required balloon payment at maturity typically will depend upon its ability either to refinance the mortgage loan or to sell the related mortgaged property. A significant number of the mortgage loans require balloon payments at maturity, and there is a risk that a number of those mortgage loans may default at maturity or that the applicable special servicer may extend the maturity of a number of those mortgage loans in connection with workouts. We cannot assure you as to the borrowers’ abilities to make mortgage loan payments on a full and timely basis, including any balloon payments at maturity. Bankruptcy of the borrower or adverse conditions in the market where the mortgaged property is located may, among other things, delay the recovery of proceeds in the case of defaults. Losses on the mortgage loans due to uninsured risks or insufficient hazard insurance proceeds may create shortfalls in distributions to certificateholders. Any required indemnification of a party to the pooling and servicing agreement in connection with legal actions relating to the issuing entity, the related agreements or the certificates may also result in shortfalls.

Furthermore, yield maintenance charges and prepayment premiums will only be allocated to certain classes as described under “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”, and each class may receive a different allocation of such amounts than other classes.

See “—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” above and “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Prepayment Protections and Certain Involuntary Prepayments and Voluntary Prepayments” and “Description of the Mortgage Pool—Redevelopment, Renovation and Expansion”.

In addition, if a sponsor repurchases a mortgage loan from the issuing entity due to a material breach of one or more of its representations or warranties or a material document defect, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, and no yield maintenance charge or other prepayment premium would be payable. Additionally, any mezzanine lender (if any) may have the option to purchase the related mortgage loan after certain defaults, and the purchase price may not include any yield maintenance charges or prepayment premiums. As a result of such a repurchase or purchase, investors in the Class X-A and Class X-B certificates and any other certificates purchased at a premium might not fully recoup their initial investment. A repurchase, a prepayment or the exercise of a purchase option may adversely affect the yield to maturity on your certificates. In this respect, see “Description of the Mortgage Loan Purchase Agreements” and “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”.

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The certificates with notional amounts will not be entitled to distributions of principal but instead will accrue interest on their respective notional amounts. Because the notional amount of the certificates indicated in the table below is based upon the outstanding certificate balances of the related class of certificates, the yield to maturity on the indicated certificates will be extremely sensitive to the rate and timing of prepayments of principal, liquidations and principal losses on the mortgage loans to the extent allocated to the related certificates.

Interest-Only Class of Certificates	Underlying Classes of Certificates
Class X-A	Class A-1, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates
Class X-B	Class A-S, Class B and Class C certificates

A rapid rate of principal prepayments, liquidations and/or principal losses on the mortgage loans could result in the failure to recoup the initial investment in the certificates with notional amounts. Investors in any such certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the mortgage loans could result in the failure of such investors to recoup fully their initial investments. The yield to maturity of the certificates with notional amounts may be adversely affected by the prepayment of mortgage loans with higher net mortgage loan rates. See “Yield and Maturity Considerations—Yield on the Certificates with Notional Amounts”.

In addition, with respect to the Class A-SB certificates, the extent to which the planned balances are achieved and the sensitivity of the Class A-SB certificates to principal prepayments on the mortgage loans will depend in part on the period of time during which the Class A-1, Class A-3, Class A-4 and Class A-5 certificates remain outstanding. As such, the Class A-SB certificates will become more sensitive to the rate of prepayments on the mortgage loans than they were when the Class A-1, Class A-3, Class A-4 and Class A-5 certificates were outstanding.

Your Yield May Be Adversely Affected By Prepayments Resulting From Earnout Reserves

With respect to certain mortgage loans, earnout escrows may have been established at origination, which funds may be released to the related borrower upon satisfaction of certain conditions. If such conditions with respect to any such mortgage loan are not satisfied, the amounts reserved in such escrows may be, or may be required to be, applied to the payment of the mortgage loan, which would have the same effect on the offered certificates as a prepayment of the mortgage loan, except that such application of funds would not be accompanied by any prepayment premium or yield maintenance charge. See Annex A-1. The pooling and servicing agreement will provide that unless required by the mortgage loan documents, the applicable master servicer will not apply such amounts as a prepayment if no event of default has occurred.

Losses and Shortfalls May Change Your Anticipated Yield

If losses on the mortgage loans allocated to the non-retained certificates exceed the aggregate certificate balance of the classes of certificates subordinated to a particular class, that class will suffer a loss equal to the full amount of the excess (up to the outstanding certificate balance of that class). Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates.

For example, certain shortfalls in interest as a result of involuntary prepayments may reduce the funds available to make payments on your certificates. In addition, if any master servicer, any special servicer or the trustee reimburses itself (or a master servicer,

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special servicer, trustee or other party to a trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced whole loan) out of general collections on the mortgage loans included in the issuing entity for any advance that it (or any such other party) has determined is not recoverable out of collections on the related mortgage loan, then to the extent that this reimbursement is made from collections of principal on the mortgage loans in the issuing entity, that reimbursement will reduce the amount of principal ultimately available to be distributed on the certificates and will result in a reduction of the certificate balance (or notional amount) of one or more classes of non-retained certificates (other than the Class R Certificates) and the RR Interest, pro rata, based on their respective percentage allocation entitlements as described in this prospectus. See “Description of the Certificates—Distributions”. Likewise, if a master servicer or the trustee reimburses itself out of principal collections on the mortgage loans for any workout-delayed reimbursement amounts, that reimbursement will reduce the amount of principal available to be distributed on the non-retained certificates (other than the Class R Certificates) and the RR Interest, pro rata, based on their respective percentage allocation entitlements as described in this prospectus on that distribution date. This reimbursement would have the effect of reducing current payments of principal on the offered certificates (other than the certificates with notional amounts and the Class R certificates) and extending the weighted average lives of the offered certificates with certificate balances. See “Description of the Certificates—Distributions”.

In addition, to the extent of the portion of losses that are realized on the mortgage loans and allocated to the non-retained certificates (other than the Class R Certificates), first the Class G-RR certificates, then the Class F-RR certificates, then the Class E-RR certificates, then the Class D certificates, then the Class C certificates, then the Class B certificates, then the Class A-S certificates and, then, pro rata, the Class A-1, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates, based on their respective certificate balances, will bear such losses up to an amount equal to the respective outstanding certificate balance of that class. A reduction in the certificate balance of the Class A-1, Class A-3, Class A-SB, Class A-4 or Class A-5 certificates will result in a corresponding reduction in the notional amount of the Class X-A certificates and a reduction of the certificate balance of the Class A-S, Class B or Class C certificates will result in a corresponding reduction of the notional amount of the Class X-B certificates. We make no representation as to the anticipated rate or timing of prepayments (voluntary or involuntary) or rate, timing or amount of liquidations or losses on the mortgage loans or as to the anticipated yield to maturity of any such offered certificate. See “Yield and Maturity Considerations”.

Risk of Early Termination

The issuing entity is subject to optional termination under certain circumstances. See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”. In the event of this termination, you might receive some principal payments earlier than otherwise expected, which could adversely affect your anticipated yield to maturity.

Subordination of the Subordinated Certificates Will Affect the Timing of Distributions and the Application of Losses on the Subordinated Certificates

As described in this prospectus, the rights of the holders of the Class A-S, Class B and Class C certificates to receive payments of principal and interest in respect of the non-retained certificates and otherwise payable on the certificates they hold will be subordinated to such rights of the holders of the more senior certificates having an earlier alphabetical or alphanumeric class designation. If you acquire any Class A-S, Class B or Class C certificates, then your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans that are allocable to the non-retained certificates will

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generally be subordinated to those of the holders of the Class A-1, Class A-3, Class A-SB, Class A-4, Class A-5, Class X-A, Class X-B and Class X-D certificates, and if your certificates are Class B or Class C certificates, to those of the holders of the Class A-S certificates, and if your certificates are Class C certificates, to those of the holders of the Class B certificates. See “Description of the Certificates”. As a result, investors in those classes of certificates that are subordinated in whole or part to other classes of certificates will generally bear the effects of losses on the mortgage loans and unreimbursed expenses of the issuing entity before the holders of those other classes of certificates. See “Description of the Certificates—Distributions” and “—Subordination; Allocation of Realized Losses”.

Payments Allocated to the RR Interest or the Non-Retained Certificates Will Not Be Available to the Non-Retained Certificates or the RR Interest, Respectively

As described in this prospectus, payments of principal and interest in respect of the mortgage loans will be distributed to the holders of the non-retained certificates and the RR Interest, pro rata, based upon their respective percentage allocation entitlements. Amounts received and allocated to the non-retained certificates will not be available to satisfy any amounts due and payable to the RR Interest. Likewise, amounts received and allocated to the RR Interest will not be available to satisfy any amounts due and payable to the non-retained certificates. As a result of this allocation of payments, any losses incurred by the issuing entity will also be effectively allocated between the non-retained certificates (other than the Class R Certificates) and the RR Interest, pro rata, based upon their respective percentage allocation entitlements. See “Description of the Certificates—Distributions” and “Credit Risk Retention”.

Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment

You Have Limited Voting Rights

Except as described in this prospectus, you and other certificateholders generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the issuing entity and the mortgage loans. With respect to mortgage loans (other than the mortgage loans that will be serviced under a separate trust and servicing agreement or pooling and servicing agreement), those decisions are generally made, subject to the express terms of the pooling and servicing agreement for this transaction, by the applicable master servicer, the applicable special servicer, the trustee or the certificate administrator, as applicable, subject to any rights of the directing certificateholder or the risk retention consultation parties under the pooling and servicing agreement for this transaction and the rights of the holders of any related companion loan and mezzanine debt under the related intercreditor agreement. With respect to a non-serviced mortgage loan, you will generally not have any right to vote or make decisions with respect a non-serviced mortgage loan, and those decisions will generally be made by the master servicer or the special servicer under the trust and servicing agreement or pooling and servicing agreement governing the servicing of such non-serviced mortgage loan and the related companion loan, subject to the rights of any directing certificateholder appointed under such trust and servicing agreement or pooling and servicing agreement. See “Pooling and Servicing Agreement” and “Description of the Mortgage Pool—The Whole Loans”. In particular, with respect to the risks relating to a modification of a mortgage loan, see “—Risks Relating to Modifications of the Mortgage Loans” below.

In certain limited circumstances where certificateholders have the right to vote on matters affecting the issuing entity, in some cases, these votes are by certificateholders taken as a whole and in others the vote is by class. Your interests as an owner of

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certificates of a particular class may not be aligned with the interests of owners of one or more other classes of certificates in connection with any such vote. In addition, in all cases voting is based on the outstanding certificate balance, which is reduced by realized losses. In certain cases with respect to the termination of the applicable special servicer and the operating advisor, certain voting rights will also be reduced by allocated cumulative appraisal reduction amounts, as described below. These limitations on voting could adversely affect your ability to protect your interests with respect to matters voted on by certificateholders. See “Description of the Certificates—Voting Rights”. You will have no rights to vote on any servicing matters related to the mortgage loan that will be serviced under the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced whole loan.

In general, a certificate beneficially owned by any borrower affiliate, any property manager, any master servicer, any special servicer, the trustee, the certificate administrator, the depositor, any mortgage loan seller or respective affiliates or agents will be deemed not to be outstanding and a holder of such certificate will not have the right to vote, subject to certain exceptions, as further described in the definition of “Certificateholder” under “Description of the Certificates—Reports to Certificateholders; Certain Available Information—Certificate Administrator Reports”.

The Class R certificates and the RR Interest will not have any voting rights; however, the holders of the RR Interest will be entitled to consent to amendments to the pooling and servicing agreement that would adversely affect the rights of such certificateholders.

The Rights of the Directing Certificateholder, the Risk Retention Consultation Parties and the Operating Advisor Could Adversely Affect Your Investment

The directing certificateholder will have certain consent and consultation rights with respect to certain matters relating to the mortgage loans (other than any applicable excluded loan and, with respect to any non-serviced mortgage loan, will have limited consultation rights) and the right to replace each special servicer (other than with respect to a non-serviced mortgage loan) with or without cause, except that if a control termination event (i.e., an event in which the certificate balance of the most senior class of certificates that is eligible to be a controlling class, as reduced by the application of allocated cumulative appraisal reduction amounts and realized losses, is less than 25% of its initial certificate balance) occurs and is continuing, the directing certificateholder will lose the consent rights and the right to replace each special servicer, but will retain consultation rights and if a consultation termination event (i.e., an event in which the certificate balance of the most senior class of certificates that is eligible to be a controlling class (as reduced by the application of realized losses) is less than 25% of its initial certificate balance) occurs and is continuing, then the directing certificateholder will no longer have any consultation rights with respect to any mortgage loans.

In addition, each risk retention consultation party will have certain consultation rights with respect to certain matters relating to the specially serviced loans (other than any applicable excluded loans). See “Pooling and Servicing Agreement—The Directing Certificateholder—Major Decisions”.

These actions and decisions with respect to which the directing certificateholder has consent or consultation rights and any risk retention consultation party has consultation rights include, among others, certain modifications to the mortgage loans or any serviced whole loan, including modifications of monetary terms, foreclosure or comparable conversion of the related mortgaged properties, and certain sales of mortgage loans or REO properties for less than the outstanding principal amount plus accrued interest, fees and

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expenses. As a result of the exercise of these rights by the directing certificateholder and any risk retention consultation party, the applicable special servicer may take actions with respect to a mortgage loan that could adversely affect the interests of investors in one or more classes of offered certificates.

Similarly, with respect to the non-serviced mortgage loans, the special servicer under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced mortgage loan may, at the direction or upon the advice of the controlling note holder (or the directing certificateholder (or equivalent) of the related securitization trust holding the controlling note) for a non-serviced whole loan, take actions with respect to such non-serviced mortgage loan and related companion loans that could adversely affect such non-serviced mortgage loan, and therefore, the holders of some or all of the classes of certificates. The issuing entity (as the holder of a non-controlling note) will have limited consultation rights with respect to major decisions and the implementation of any recommended actions outlined in an asset status report relating to a non-serviced whole loan and in connection with a sale of a defaulted loan, and such rights will be exercised by the directing certificateholder for this transaction so long as no consultation termination event has occurred and is continuing and by the special servicer if a consultation termination event has occurred and is continuing. Additionally, with respect to each non-serviced whole loan, in circumstances similar to those described above, the controlling noteholder (or the directing certificateholder (or the equivalent) of the related securitization trust) will have the right to replace the special servicer of such securitization with or without cause, and without the consent of the issuing entity. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Although any special servicer under the pooling and servicing agreement or special servicer for a non-serviced mortgage loan are not permitted to take actions which are prohibited by law or violate the servicing standard under the applicable pooling and servicing agreement or trust and servicing agreement or the terms of the related mortgage loan documents, it is possible that the controlling noteholder or the directing certificateholder (or the equivalent), if any, under such pooling and servicing agreement or trust and servicing agreement may direct or advise, as applicable, the related special servicer to take actions with respect to such mortgage loan that conflict with the interests of the holders of certain classes of the certificates.

You will be acknowledging and agreeing, by your purchase of offered certificates, that the directing certificateholder, the risk retention consultation parties, the controlling noteholder with respect to any non-serviced whole loan and the directing certificateholder (or the equivalent) under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced mortgage loan:

(i)                may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(ii)             may act solely in the interests of the holders of the controlling class or the RR Interest, as applicable (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced mortgage loan);

(iii)          does not have any duties to the holders of any class of certificates other than the controlling class or the RR Interest, as applicable (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed

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under the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced mortgage loan);

(iv)           may take actions that favor the interests of the holders of the controlling class or the RR Interest, as applicable (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced mortgage loan) or the related controlling noteholder over the interests of the holders of one or more other classes of certificates; and

(v)              will have no liability whatsoever (other than, with respect to the directing certificateholder, to a controlling class certificateholder) for having so acted as set forth in clauses (i) – (iv) above, and that no certificateholder may take any action whatsoever against the directing certificateholder, a risk retention consultation party or the directing certificateholder (or the equivalent) under the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced mortgage loan, the controlling noteholder, or any of their respective affiliates, directors, officers, employees, shareholders, members, partners, agents or principals for having so acted.

In addition, if the certificate balances of the classes of horizontal risk retention certificates in the aggregate (taking into account the application of any cumulative appraisal reduction amounts to notionally reduce the certificate balances of such classes) are 25% or less of the initial certificate balances of such classes in the aggregate (such event being referred to in this prospectus as an “operating advisor consultation event”), then so long as an operating advisor consultation event has occurred and is continuing, the operating advisor will have certain consultation rights with respect to certain matters relating to the mortgage loans (other than any non-serviced mortgage loan). Further, the operating advisor will have the right to recommend a replacement of a special servicer at any time, as described under “Pooling and Servicing Agreement—The Operating Advisor” and “—Replacement of a Special Servicer After Operating Advisor Recommendation and Investor Vote”. The operating advisor is generally required to act on behalf of the issuing entity and in the best interest of, and for the benefit of, the certificateholders and, with respect to any serviced whole loan, for the benefit of any holder of a related companion loan (as a collective whole as if the certificateholders and the companion loan holder constituted a single lender). We cannot assure you that any actions taken by the applicable master servicer or the applicable special servicer as a result of a recommendation or consultation by the operating advisor will not adversely affect the interests of investors in one or more classes of certificates. With respect to any non-serviced mortgage loan, the operating advisor, if any, appointed under the related trust and servicing agreement or pooling and servicing agreement governing the servicing of such non-serviced mortgage loan may have rights and duties under such trust and servicing agreement or pooling and servicing agreement that vary in certain respects from those under the pooling and servicing agreement relating to this transaction, including, for example, variations in the duties of the operating advisor that may result if the related securitization is not satisfying its risk retention requirements through retention by a “third-party purchaser”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans—General”. Further, the operating advisor will generally have no obligations or consultation rights under the pooling and servicing agreement for this transaction with respect to any non-serviced whole loan or any related REO Property. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

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You Have Limited Rights to Replace each Applicable Master Servicer, each Applicable Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor or the Asset Representations Reviewer

In general, the directing certificateholder will have the right to terminate and replace each special servicer with or without cause so long as no control termination event has occurred and is continuing and other than in respect of any applicable excluded loan as described in this prospectus. After the occurrence and during the continuance of a control termination event under the pooling and servicing agreement, each special servicer may also be removed in certain circumstances (x) if a request is made by certificateholders evidencing not less than 25% of the voting rights (taking into account the application of appraisal reductions to notionally reduce the respective certificate balances) and (y) upon receipt of approval by certificateholders holding at least 66-2/3% of a quorum of the certificateholders (which quorum consists of the holders of certificates evidencing at least 50% of the aggregate voting rights (taking into account the application of realized losses and the application of appraisal reductions to notionally reduce the respective certificate balances)). See “Pooling and Servicing Agreement—Replacement of a Special Servicer Without Cause”.

In addition, if at any time the operating advisor determines, in its sole discretion exercised in good faith, that (1) the special servicer is not performing its duties as required under the pooling and servicing agreement or is otherwise not acting in accordance with the servicing standard, and (2) the replacement of the special servicer would be in the best interest of the certificateholders as a collective whole, then the operating advisor will have the right to recommend the replacement of the special servicer and deliver a report supporting such recommendation in the manner described in “Pooling and Servicing Agreement—Replacement of a Special Servicer After Operating Advisor Recommendation and Investor Vote”. The operating advisor’s recommendation to replace the special servicer must be confirmed by an affirmative vote of holders of certificates representing a majority of the aggregate outstanding certificate balance of all principal balance certificates whose holders voted on the matter, provided that the holders of principal balance certificates that so voted on the matter (i) hold principal balance certificates representing at least 20% of the outstanding certificate balance of all principal balance certificates on an aggregate basis and (ii) consist of at least three certificateholders or certificate owners that are not “risk retention affiliated” with each other.

The certificateholders will generally have no right to replace and terminate a master servicer, the trustee or the certificate administrator without cause. The vote of the requisite percentage of certificateholders may terminate the operating advisor or the asset representations reviewer without cause. The vote of the requisite percentage of the certificateholders will be required to replace any master servicer, any special servicer, the operating advisor and the asset representations reviewer even for cause, and certain termination events may be waived by the vote of the requisite percentage of the certificateholders. With respect to each non-serviced whole loan, in circumstances similar to those described above, the directing certificateholder (or the equivalent) and the certificateholders of the securitization trust related to such other trust and servicing agreement or pooling and servicing agreement will have the right to replace the special servicer of such securitization with or without cause, and without the consent of the issuing entity. The certificateholders generally will have no right to replace the master servicer or the special servicer of a trust and servicing agreement or pooling and servicing agreement relating to any non-serviced mortgage loan, though under certain circumstances the certificateholders may have a limited right to replace the master servicer or special servicer for cause solely with respect to such non-serviced whole loan under such trust and servicing

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agreement or pooling and servicing agreement, as applicable. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced AB Whole Loan” in this prospectus. We cannot assure that your lack of control over the replacement of these parties will not have an adverse impact on your investment.

The Rights of Companion Holders and Mezzanine Debt May Adversely Affect Your Investment

The holders of a serviced pari passu companion loan relating to a serviced pari passu mortgage loan will have certain consultation rights (on a non-binding basis) with respect to major decisions and implementation of any recommended actions outlined in an asset status report relating to the related whole loan under the related intercreditor agreement. Such companion loan holder and its representative may have interests in conflict with those of the holders of some or all of the classes of certificates, and may advise the applicable special servicer to take actions that conflict with the interests of the holders of certain classes of the certificates. Although any such consultation is non-binding and the applicable special servicer may not be required to consult with such a companion loan holder unless required to do so under the servicing standard, we cannot assure you that the exercise of the rights of such companion loan holder will not delay any action to be taken by the applicable special servicer and will not adversely affect your investment.

With respect to certain mortgage loans with one or more related subordinate companion loans (except in the case of the BioMed MIT Portfolio Whole Loan), the holders of such companion loan(s) will have the right under certain limited circumstances to (i) cure certain defaults with respect to the related mortgage loan and to purchase (without payment of any yield maintenance charge or prepayment premium) the related mortgage loan and (ii) prior to the occurrence and continuance of a “control appraisal period” or a “control termination event” under the related intercreditor agreement with respect to such subordination companion loan, approve certain modifications and consent to certain actions to be taken with respect to the related whole loan and replace the special servicer with respect to the related whole loan. The rights of the holder of such subordinate companion loan could adversely affect your ability to protect your interest with respect to matters relating to the related mortgage loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loan”.

With respect to mortgage loans that have mezzanine debt, the related mezzanine lender will have the right under certain limited circumstances to (i) cure certain defaults with respect to, and under certain default scenarios, purchase (without payment of any yield maintenance charge or prepayment premium) the related mortgage loan and (ii) so long as no event of default with respect to the related mortgage loan continues after the mezzanine lender’s cure right has expired, approve certain modifications and consent to certain actions to be taken with respect to the related mortgage loan. See “Description of the Mortgage Pool—Mortgage Pool Characteristics” and “—Additional Indebtedness”.

The purchase option that the holder of mezzanine debt holds pursuant to the related intercreditor agreement generally permits such holder to purchase its related defaulted mortgage loan for a purchase price generally equal to the outstanding principal balance of the related defaulted mortgage loan, together with accrued and unpaid interest (exclusive of default interest) on, and unpaid servicing expenses, protective advances and interest on advances related to, such defaulted mortgage loan. However, in the event such holder is not obligated to pay some or all of those fees and additional expenses, including any liquidation fee payable to the applicable special servicer under the terms of the pooling and servicing agreement, then the exercise of such holder’s rights under the intercreditor

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agreement to purchase the related mortgage loan from the issuing entity may result in a loss to the issuing entity in the amount of those fees and additional expenses. In addition, such holder’s right to cure defaults under the related defaulted mortgage loan could delay the issuing entity’s ability to realize on or otherwise take action with respect to such defaulted mortgage loan.

In addition, with respect to any non-serviced mortgage loan, you will generally not have any right to vote or consent with respect to any matters relating to the servicing and administration of such non-serviced mortgage loan, however, the directing certificateholder (or equivalent), if any, of the related securitization trust holding (or any other party holding) the controlling note for the related non-serviced whole loan, will have the right to vote or consent with respect to certain specified matters relating to the servicing and administration of such non-serviced mortgage loan. The interests of the securitization trust or other party holding the controlling note may conflict with those of the holders of some or all of the classes of certificates, and accordingly the directing certificateholder (or the equivalent), if any, of such securitization trust or any other party holding the controlling note for a non-serviced whole loan may direct or advise the special servicer for the related securitization trust to take actions that conflict with the interests of the holders of certain classes of the certificates. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced AB Whole Loan” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

You will be acknowledging and agreeing, by your purchase of offered certificates, that any companion loan holder:

●	may have special relationships and interests that conflict with those of holders of one or more classes of certificates;
●	may act solely in its own interests, without regard to your interests;
●	do not have any duties to any other person, including the holders of any class of certificates;
●	may take actions that favor its interests over the interests of the holders of one or more classes of certificates; and
●	will have no liability whatsoever for having so acted and that no certificateholder may take any action whatsoever against the companion loan holder or its representative or any director, officer, employee, agent or principal of the companion loan holder or its representative for having so acted.

Risks Relating to Modifications of the Mortgage Loans

As delinquencies or defaults occur, the related special servicer will be required to utilize an increasing amount of resources to work with borrowers to maximize collections on the mortgage loans serviced by it. This may include modifying the terms of such mortgage loans that are in default or whose default is reasonably foreseeable. At each step in the process of trying to bring a defaulted mortgage loan current or in maximizing proceeds to the issuing entity, the applicable special servicer will be required to invest time and resources not otherwise required when collecting payments on performing mortgage loans. Modifications of mortgage loans implemented by the applicable special servicer in order to maximize ultimate proceeds of such mortgage loans to the issuing entity may have the effect of, among other things, reducing or otherwise changing the interest rate, forgiving or forbearing payments of principal, interest or other amounts owed under the mortgage loan,

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extending the final maturity date of the mortgage loan, capitalizing or deferring delinquent interest and other amounts owed under the mortgage loan, forbearing payment of a portion of the principal balance of the mortgage loan or any combination of these or other modifications.

Any modified mortgage loan may remain in the issuing entity, and the modification may result in a reduction in (or may eliminate) the funds received in respect of such mortgage loan. In particular, any modification to reduce or forgive the amount of interest payable on the mortgage loan will reduce the amount of cash flow available to make distributions of interest on the certificates, which will likely impact the most subordinated classes of certificates that suffer the shortfall. To the extent the modification defers principal payments on the mortgage loan (including as a result of an extension of its stated maturity date), certificates entitled to principal distributions will likely be repaid more slowly than anticipated, and if principal payments on the mortgage loan are forgiven, the reduction will cause a write-down of the certificate balances of the certificates in reverse order of seniority. See “Description of the Certificates—Subordination; Allocation of Realized Losses”.

The ability to modify mortgage loans by each applicable special servicer may be limited by several factors. First, if a special servicer has to consider a large number of modifications, operational constraints may affect the ability of such special servicer to adequately address all of the needs of the borrowers. Furthermore, the terms of the related servicing agreement may prohibit a special servicer from taking certain actions in connection with a loan modification, such as an extension of the loan term beyond a specified date such as a specified number of years prior to the rated final distribution date. You should consider the importance of the role of each applicable special servicer in maximizing collections for the transaction and the impediments each applicable special servicer may encounter when servicing delinquent or defaulted mortgage loans. In some cases, failure by a special servicer to timely modify the terms of a defaulted mortgage loan may reduce amounts available for distribution on the certificates in respect of such mortgage loan, and consequently may reduce amounts available for distribution to the related certificates. In addition, even if a loan modification is successfully completed, we cannot assure you that the related borrower will continue to perform under the terms of the modified mortgage loan.

Modifications that are designed to maximize collections in the aggregate may adversely affect a particular class of certificates. The pooling and servicing agreement obligates each applicable special servicer not to consider the interests of individual classes of certificates. You should note that in connection with considering a modification or other type of loss mitigation, the applicable special servicer may incur or bear related out-of-pocket expenses, such as appraisal fees, which would be reimbursed to the applicable special servicer from the transaction as servicing advances and paid from amounts received on the modified loan or from other mortgage loans in the mortgage pool but in each case, prior to distributions being made on the certificates.

Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan

Each sponsor is the sole warranting party in respect of the mortgage loans sold by such sponsor to us. Neither we nor any of our affiliates (except Wells Fargo Bank, National Association in its capacity as a sponsor, in respect of the mortgage loans it will contribute to this securitization) is obligated to repurchase or substitute any mortgage loan or make any payment to compensate the issuing entity in connection with a breach of any representation

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or warranty of a sponsor or any document defect, if the sponsor defaults on its obligation to do so. We cannot assure you that the sponsors will effect such repurchases or substitutions or make such payment to compensate the issuing entity. Although a loss of value payment may only be made by the related mortgage loan seller to the extent that the applicable special servicer deems such amount to be sufficient to compensate the issuing entity for such material defect or material breach, we cannot assure you that such loss of value payment will fully compensate the issuing entity for such material defect or material breach in all respects. In particular, in the case of a non-serviced whole loan that is serviced under the related non-serviced trust and servicing agreement or pooling and servicing agreement entered into in connection with the securitization of the related pari passu companion loan, the asset representations reviewer under that pooling and servicing agreement or trust and servicing agreement (if any) may review the diligence file relating to such pari passu companion loan concurrently with the review of the asset representations reviewer of the related mortgage loan for this transaction, and their findings may be inconsistent, and such inconsistency may allow the related mortgage loan seller to challenge the findings of the asset representations reviewer of the affected mortgage loan. In addition, the sponsors may have various legal defenses available to them in connection with a repurchase or substitution obligation or an obligation to pay the loss of value payment. Any mortgage loan that is not repurchased or substituted and that is not a “qualified mortgage” for a REMIC may cause designated portions of the issuing entity to fail to qualify as a REMIC or cause the issuing entity to incur a tax.

In addition, with respect to the Market Place Center mortgage loan (4.0%), each related mortgage loan seller will be obligated to take the remediation actions described above as a result of a material document defect or material breach only with respect to the related promissory notes sold by it to the depositor as if the notes contributed by each such mortgage loan seller and evidencing such mortgage loan were a separate mortgage loan. It is also possible, that under certain circumstances, only one of such mortgage loan sellers will repurchase, or otherwise comply with any remediation obligations with respect to, its interest in such mortgage loan if there is a material breach or material document defect. A financial failure or insolvency proceeding involving a mortgage loan seller may interfere with or prevent the Trust’s enforcement of the mortgage loan seller’s obligation to repurchase, cure or indemnify.

Each sponsor has only limited assets with which to fulfill any obligations on its part that may arise as a result of a material document defect or a material breach of any of the sponsor’s representations or warranties. We cannot assure you that a sponsor has or will have sufficient assets with which to fulfill any obligations on its part that may arise, or that any such entity will maintain its existence.

See “Description of the Mortgage Loan Purchase Agreements”.

Pro Rata Allocation of Principal Between and Among the Subordinate Companion Loans and the Related Mortgage Loan Prior to a Material Mortgage Loan Event Default

With respect to the BioMed MIT Portfolio mortgage loan (2.3%), prior to the occurrence and continuance of certain mortgage loan events of default specified in the related co-lender agreement, any collections of scheduled principal payments and certain other unscheduled principal payments with respect to the related whole loan received from the related borrower will generally be allocated to such mortgage loan, the related pari passu companion loans and the related subordinate companion loans on a pro rata and pari passu basis. Such pro rata distributions of principal will have the effect of reducing the total dollar amount of subordination provided to the offered certificates by such subordinate companion loans.

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See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loan—The BioMed MIT Portfolio Whole Loan”.

Risks Relating to Interest on Advances and Special Servicing Compensation

To the extent described in this prospectus, each master servicer, each special servicer and the trustee will each be entitled to receive interest on unreimbursed advances made by it at the “Prime Rate” (subject to a floor of 2.00%), compounded annually, as published in The Wall Street Journal. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred to the date of reimbursement. In addition, under certain circumstances, including delinquencies in the payment of principal and/or interest, a mortgage loan will be specially serviced and the applicable special servicer will be entitled to compensation for special servicing activities. The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions on the offered certificates. The payment of interest on advances and the payment of compensation to the applicable special servicer may lead to shortfalls in amounts otherwise distributable on your certificates.

Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer

Each master servicer or special servicer may be eligible to become a debtor under the Bankruptcy Code or enter into receivership under the Federal Deposit Insurance Act (“FDIA”). If a master servicer or special servicer, as applicable, were to become a debtor under the Bankruptcy Code or enter into receivership under the FDIA, although the pooling and servicing agreement provides that such an event would entitle the issuing entity to terminate the applicable master servicer or special servicer, as applicable, the provision would most likely not be enforceable. However, a rejection of the pooling and servicing agreement by a master servicer or special servicer, as applicable, in a bankruptcy proceeding or repudiation of the pooling and servicing agreement in a receivership under the FDIA would be treated as a breach of the pooling and servicing agreement and give the issuing entity a claim for damages and the ability to appoint a successor master servicer or special servicer, as applicable. An assumption under the Bankruptcy Code would require the applicable master servicer or special servicer, as applicable, to cure its pre-bankruptcy defaults, if any, and demonstrate that it is able to perform following assumption. The bankruptcy court may permit the applicable master servicer or special servicer, as applicable, to assume the servicing agreement and assign it to a third party. An insolvency by an entity governed by state insolvency law would vary depending on the laws of the particular state. We cannot assure you that a bankruptcy or receivership of a master servicer or special servicer, as applicable, would not adversely impact the servicing of the related mortgage loans or the issuing entity would be entitled to terminate the applicable master servicer or special servicer, as applicable, in a timely manner or at all.

If any master servicer or special servicer, as applicable, becomes the subject of bankruptcy or similar proceedings, the issuing entity claim to collections in that master servicer or special servicer’s, as applicable, possession at the time of the bankruptcy filing or other similar filing may not be perfected. In this event, funds available to pay principal and interest on your certificates may be delayed or reduced.

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The Sponsors, the Depositor and the Issuing Entity Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans

In the event of the bankruptcy or insolvency, conservatorship or receivership of a sponsor or the depositor, it is possible the issuing entity’s right to payment from or ownership of the mortgage loans could be challenged, and if such challenge were successful, delays, reductions in payments and/or losses on the certificates could occur. Even if the challenge is not successful, payments on the offered certificates would be delayed while a court resolves the claim.

The transfer of the mortgage loans by the sponsors to the depositor in connection with this offering is not expected to qualify for the securitization safe harbor adopted by the Federal Deposit Insurance Corporation (the “FDIC”) from its repudiation powers for securitizations sponsored by insured depository institutions. However, the safe harbor is non-exclusive.

In the case of each sponsor and the depositor, an opinion of counsel will be rendered on the closing date, based on certain facts and assumptions and subject to certain qualifications, to the effect that the transfer of the related mortgage loans by such sponsor to the depositor and by the depositor to the issuing entity would generally be respected as a sale in the event of a bankruptcy or insolvency of such sponsor or the depositor, as applicable. A legal opinion is not a guaranty as to what any particular court would actually decide, but rather an opinion as to the decision a court would reach if the issues are competently presented and the court followed existing precedent as to legal and equitable principles applicable in bankruptcy or bank insolvency cases. In this regard, legal opinions on bankruptcy law and bank insolvency matters unavoidably have inherent limitations primarily because of the pervasive equity powers of the bankruptcy courts, the overriding goal of reorganization to which other legal rights and policies may be subordinated, the potential relevance to the exercise of judicial discretion of future arising facts and circumstances, and the nature of the bankruptcy or bank insolvency process. As a result, we cannot assure you that the FDIC, a bankruptcy trustee or another interested party, as applicable, would not attempt to assert that such transfer was not a sale. If such party’s challenge is successful, payments on the offered certificates would be reduced or delayed. Even if a challenge were not successful, it is possible that payments on the certificates would be delayed while a court resolves the claim.

In addition, since the issuing entity is a New York common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a “business trust” for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the issuing entity would be characterized as a “business trust”. Regardless of whether a bankruptcy court ultimately determines that the issuing entity is a “business trust”, it is possible that payments on the offered certificates would be delayed while the court resolved the issue.

Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act provides for an orderly liquidation authority (“OLA”) under which the FDIC can be appointed as receiver of certain systemically important non-bank financial companies and their direct or indirect subsidiaries in certain cases. We make no representation as to whether this would apply to any of the sponsors. In January 2011, the then-acting general counsel of the FDIC issued a letter (the “Acting General Counsel’s Letter”) in which he expressed his view that, under then-existing regulations, the FDIC, as receiver under the OLA, would not, in the exercise of its OLA repudiation powers, recover as property of a financial company assets transferred by the financial company, provided that the transfer satisfies the conditions for the

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exclusion of assets from the financial company’s estate under the Bankruptcy Code. The letter further noted that, while the FDIC staff may be considering recommending further regulations under OLA, the acting general counsel would recommend that such regulations incorporate a 90-day transition period for any provisions affecting the FDIC’s statutory power to disaffirm or repudiate contracts. If, however, the FDIC were to adopt a different approach than that described in the Acting General Counsel’s Letter, delays or reductions in payments on the offered certificates would occur.

The Requirement of Each Applicable Special Servicer to Obtain FIRREA-Compliant Appraisals May Result in an Increased Cost to the Issuing Entity

Each appraisal obtained pursuant to the pooling and servicing agreement is required to contain a statement, or is accompanied by a letter from the appraiser, to the effect that the appraisal was performed in accordance with the requirements of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (“FIRREA”), as in effect on the date such appraisal was obtained. Any such appraisal is likely to be more expensive than an appraisal that is not FIRREA compliant. Such increased cost could result in losses to the issuing entity. Additionally, FIRREA compliant appraisals are required to assume a value determined by a typically motivated buyer and seller, and could result in a higher appraised value than one not prepared assuming a forced liquidation or other distress situation. In addition, because a FIRREA compliant appraisal may result in a higher valuation than a non-FIRREA compliant appraisal, there may be a delay in calculating and applying appraisal reductions, which could result in the holders of a given class of certificates continuing to hold the full non-notionally reduced amount of such certificates for a longer period of time than would be the case if a non-FIRREA compliant appraisal were obtained.

Each Applicable Master Servicer, any Sub-Servicer, Each Applicable Special Servicer, the Trustee, the Certificate Administrator or the Custodian May Have Difficulty Performing Under the Pooling and Servicing Agreement or a Related Sub-Servicing Agreement

The issuing entity relies on the ability of each applicable master servicer, any sub-servicer, each applicable special servicer, the trustee, the certificate administrator and the custodian to perform their respective duties under the Pooling and Servicing Agreement or any related sub-servicing agreement. Any economic downturn or recession may adversely affect each applicable master servicer’s, any sub-servicer’s or each applicable special servicer’s ability to perform its duties under the PSA or the related sub-servicing agreement, including, if applicable, performance as it relates to the making of debt service or property protection advances or the ability to effectively service the underlying mortgage loans. Accordingly, this may adversely affect the performance of the underlying mortgage loans or the performance of the certificates. Any economic downturn or recession may similarly adversely affect the ability of the trustee, the certificate administrator and the custodian to perform their respective duties, including the duty of the trustee to make P&I Advances in the event that the applicable master servicer fails to make such advances and the duties of the certificate administrator relating to securities administration.

The performance of such parties may also be affected by future events that occur with respect to each such party.

Any of the above-described factors may adversely affect the performance of the underlying mortgage loans or the performance of the certificates.

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Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment

Tax Considerations Relating to Foreclosure

If the issuing entity acquires a mortgaged property (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property) subsequent to a default on the related mortgage loan pursuant to a foreclosure or deed-in-lieu of foreclosure, the applicable special servicer (or, in the case of a non-serviced mortgage loan, the related non-serviced special servicer) would be required to retain an independent contractor to operate and manage such mortgaged property. Among other items, the independent contractor generally will not be able to perform construction work other than repair, maintenance or certain types of tenant build-outs, unless the construction was more than 10% completed when the mortgage loan defaulted or when the default of the mortgage loan became imminent. Generally, any (i) net income from such operation (other than qualifying “rents from real property”) (ii) rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of property involved and (iii) rental income attributable to personal property leased in connection with a lease of real property, if the rent attributable to the personal property exceeds 15% of the total rent for the taxable year, will subject the Lower-Tier REMIC to federal tax (and possibly state or local tax) on such income at the corporate tax rate. No determination has been made whether any portion of the income from the mortgaged properties constitutes “rent from real property”. Any such imposition of tax will reduce the net proceeds available for distribution to certificateholders. The applicable special servicer (or, in the case of a non-serviced mortgage loan, the related non-serviced special servicer) may permit the Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to holders of certificates and any related companion loan holder(s), as a collective whole, could reasonably be expected to be greater than under another method of operating or leasing the mortgaged property. See “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”. In addition, if the issuing entity were to acquire one or more mortgaged properties (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property) pursuant to a foreclosure or deed-in-lieu of foreclosure, upon acquisition of those mortgaged properties (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property), the issuing entity may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the certificateholders.

When foreclosing on a real estate mortgage, a REMIC is generally limited to taking only the collateral that will qualify as “foreclosure property” within the meaning of applicable Treasury regulations. Foreclosure property includes only the real property (ordinarily the land and structures) securing the real estate mortgage and personal property incident to such real property.

Changes to REMIC Restrictions on Loan Modifications May Impact an Investment in the Certificates

The Internal Revenue Service (“IRS”) has issued guidance easing the tax requirements for a servicer to modify a commercial or multifamily mortgage loan held in a REMIC by interpreting the circumstances when default is “reasonably foreseeable” to include those where the servicer reasonably believes that there is a “significant risk of default” with respect to the underlying mortgage loan upon maturity of the loan or at an earlier date, and that by making such modification the risk of default is substantially reduced. Accordingly, if

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the master servicer or the special servicer determined that a Mortgage Loan was at significant risk of default and permitted one or more modifications otherwise consistent with the terms of the Pooling and Servicing Agreement, any such modification may impact the timing of payments and ultimate recovery on the underlying mortgage loan, and likewise on one or more classes of certificates.

In addition, the IRS has issued final regulations under the REMIC provisions of the United States Internal Revenue Code of 1986, as amended (the “Code”) that modify the tax restrictions imposed on a servicer’s ability to modify the terms of the underlying mortgage loans held by a REMIC relating to changes in the collateral, credit enhancement and recourse features. The IRS has also issued Revenue Procedure 2010-30, describing circumstances in which it will not challenge the treatment of mortgage loans as “qualified mortgages” on the grounds that the underlying mortgage loan is not “principally secured by real property,” that is, has a real property loan-to-value ratio greater than 125% following a release of liens on some or all of the real property securing such underlying mortgage loan. The general rule is that a mortgage loan must continue to be “principally secured by real property” following any such lien release, unless the lien release is pursuant to a defeasance permitted under the original loan documents and occurs more than two years after the startup day of the REMIC, all in accordance with the REMIC provisions of the Code. Revenue Procedure 2010-30 also allows lien releases in certain “grandfathered transactions” and transactions in which the release is part of a “qualified pay-down transaction” even if the underlying mortgage loan after the transaction might not otherwise be treated as principally secured by a lien on real property. If the value of the real property securing a mortgage loan were to decline, the need to comply with the rules of Revenue Procedure 2010-30 could restrict the servicers’ actions in negotiating the terms of a workout or in allowing minor lien releases in circumstances in which, after giving effect to the release, the underlying mortgage loan would not have a real property loan-to-value ratio of 125% or less (calculated as described above). This could impact the timing of payments and ultimate recovery on a mortgage loan, and likewise on one or more classes of certificates.

You should consider the possible impact on your investment of any existing REMIC restrictions as well as any potential changes to the REMIC rules.

REMIC Status

If an entity intended to qualify as a REMIC fails to satisfy one or more of the REMIC provisions of the Code during any taxable year, the Code provides that such entity will not be treated as a REMIC for such year and any year thereafter. In such event, the relevant entity would likely be treated as an association taxable as a corporation under the Code. If designated portions of the issuing entity are so treated, the offered certificates may be treated as stock interests in an association and not as debt instruments.

Material Federal Tax Considerations Regarding Original Issue Discount

One or more classes of offered certificates may be issued with “original issue discount” for federal income tax purposes, which generally would result in the holder recognizing taxable income in advance of the receipt of cash attributable to that income. Investors must have sufficient sources of cash to pay any federal, state or local income taxes with respect to the original issue discount. In addition, such original issue discount will be required to be accrued and included in income based on the assumption that no defaults will occur and no losses will be incurred with respect to the mortgage loans. This could lead to the inclusion of amounts in ordinary income early in the term of the certificate that later

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prove uncollectible, giving rise to a bad debt deduction. In the alternative, an investor may be required to treat such uncollectible amount as a capital loss under Code Section 165.

Changes in Tax Law; No Gross Up in Respect of the Certificates

Although no withholding tax is currently imposed on the payments of interest on or principal of the Certificates in respect of the Mortgage Loans to a holder of such certificates that provides the appropriate forms and documentation to the certificate administrator and with respect to whom interest on the mortgage loans is “portfolio interest,” we cannot assure you that, as a result of any change in any applicable law, treaty, rule or regulation, or interpretation of any applicable law, treaty, rule or regulation, the payments on the certificates in respect of the mortgage loans would not in the future become subject to withholding taxes. To the extent that any withholding tax is imposed on payments of interest or other payments on any certificates, neither the borrowers nor the issuing entity has an obligation to make any “gross up” payments to certificateholders in respect of such taxes and such withholding tax would therefore result in a shortfall to affected certificateholders.

State and Local Taxes Could Adversely Impact Your Investment

In addition to the federal income tax consequences described under the heading “Material Federal Income Tax Considerations”, potential purchasers should consider the state and local income tax consequences of the acquisition, ownership and disposition of the Certificates. State income tax laws may differ substantially from the corresponding federal law, and this prospectus does not purport to describe any aspects of the income tax laws of the state or locality in which the Property is located or of any other applicable state or locality.

It is possible that one or more jurisdictions may attempt to tax nonresident holders of Certificates solely by reason of the location in that jurisdiction of the depositor, the trustee, the certificate administrator, the sponsors, a related borrower or a mortgaged property or on some other basis, may require nonresident holders of Certificates to file returns in such jurisdiction or may attempt to impose penalties for failure to file such returns; and it is possible that any such jurisdiction will ultimately succeed in collecting such taxes or penalties from nonresident holders of Certificates. We cannot assure you that holders of Certificates will not be subject to tax in any particular state or local taxing jurisdiction.

If any tax or penalty is successfully asserted by any state or local taxing jurisdiction, neither we nor any other person will be obligated to indemnify or otherwise to reimburse the holders of Certificates for such tax or penalty.

You should consult your own tax advisors with respect to the various state and local tax consequences of an investment in the Certificates.

General Risks

The Certificates May Not Be a Suitable Investment for You

The certificates will not be suitable investments for all investors. In particular, you should not purchase any class of certificates unless you understand and are able to bear the risk that the yield to maturity and the aggregate amount and timing of distributions on the certificates will be subject to material variability from period to period and give rise to the potential for significant loss over the life of the certificates. The interaction of the foregoing factors and their effects are impossible to predict and are likely to change from time to

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time. As a result, an investment in the certificates involves substantial risks and uncertainties and should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate due diligence on the mortgage loans, the mortgaged properties and the certificates.

Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss

Although the various risks discussed in this prospectus are generally described separately, you should consider the potential effects of the interplay of multiple risk factors. Where more than one significant risk factor is present, the risk of loss to an investor in the certificates may be significantly increased.

The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected the Value of CMBS and Similar Factors May in the Future Adversely Affect the Value of CMBS

The real estate and securitization markets, including the market for commercial mortgage-backed securities (“CMBS”), have from time to time experienced significant dislocations, illiquidity and volatility. We cannot assure you that another dislocation in CMBS will not occur.

Any economic downturn may adversely affect the financial resources of borrowers under commercial mortgage loans and may result in their inability to make payments on, or refinance, their outstanding mortgage debt when due or to sell their mortgaged properties for an aggregate amount sufficient to pay off the outstanding debt when due. As a result, distributions of principal and interest on your certificates, and the value of your certificates, could be adversely affected.

Furthermore, consumer and producer prices in the United States have experienced steep increases and may continue to do so as a result of recently imposed tariffs. The general effects of inflation on the economy of the United States can be wide ranging, as evidenced by rising interest rates, wages and costs of goods and services. If a borrower’s operating income growth fails to keep pace with the rising costs of operating the related mortgaged property, then such borrower may have less funds available to make its mortgage payments. In addition, rising interest rates may hinder a borrower’s ability to refinance, and provide a borrower with less incentive to cure delinquencies and avoid foreclosure. The foregoing may have a material adverse impact on the amounts available to make payments on the mortgage loans, and consequently, the certificates.

The current presidential administration has instituted a broad review of federal spending, including freezing of previously promised funds. The federal government may be a tenant at one or more mortgaged properties, and we cannot assure you that they will remain in occupancy or pay scheduled rent. Additionally, certain tenants may receive income from the federal government, including in the form of grants or as reimbursement for services such as medical care under Medicare, and such funds may no longer be available. Furthermore, a widespread reduction in federal spending could have an adverse effect on the economy as a whole.

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Other Events May Affect the Value and Liquidity of Your Investment

Moreover, other types of events, domestic or international, may affect general economic conditions and financial markets:

●	Wars, revolts, terrorist attacks, armed conflicts, energy supply or price disruptions, political crises, pandemics, civil unrest and/or protests, natural disasters and man-made disasters, including without limitation, the invasion of Ukraine by Russia and the economic sanctions triggered thereby, may have an adverse effect on the mortgaged properties and/or your certificates; and
●	Trading activity associated with indices of CMBS may drive spreads on those indices wider than spreads on CMBS, thereby resulting in a decrease in value of such CMBS, including your certificates, and spreads on those indices may be affected by a variety of factors, and may or may not be affected for reasons involving the commercial and multifamily real estate markets and may be affected for reasons that are unknown and cannot be discerned.

You should consider that the foregoing factors may adversely affect the performance of the mortgage loans and accordingly the performance of the offered certificates.

The Certificates Are Limited Obligations

The certificates, when issued, will only represent ownership interests in the issuing entity. The certificates will not represent an interest in or obligation of, and will not be guaranteed by, the sponsors, the depositor, or any other person. The primary assets of the issuing entity will be the mortgage loans, and distributions on any class of certificates will depend solely on the amount and timing of payments and other collections in respect of the mortgage loans, and the subsequent allocation of such amounts between the RR Interest, on one hand, and the non-retained certificates, on the other hand, as described in “Credit Risk Retention—RR Interest”. We cannot assure you that the cash flow from the mortgaged properties and the proceeds of any sale or refinancing of the mortgaged properties will be sufficient to pay the principal of, and interest on, the mortgage loans or to distribute in full the amounts of interest and principal to which the certificateholders will be entitled. See “Description of the Certificates—General”.

The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline

Your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your certificates. The offered certificates are a new issue of securities with no established trading market and we cannot assure you that a secondary market for the offered certificates will develop. The underwriters are under no obligation to make a market in the offered certificates and may discontinue any market making activities at any time without notice. In addition, the ability of the underwriters to make a market in the offered certificates may be impacted by changes in regulatory requirements applicable to marketing, holding and selling of, or issuing quotations with respect to, asset-backed securities generally. If a secondary market does develop, we cannot assure you that it will provide holders of the offered certificates with liquidity of investment or that it will continue for the life of the offered certificates. Additionally, one or more investors may purchase substantial portions of one or more classes of certificates. Accordingly, you may not have an active or liquid secondary market for your certificates.

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The market value of the certificates will also be influenced by the supply of and demand for CMBS generally. A number of factors will affect investors’ demand for CMBS, including:

●	the availability of alternative investments that offer higher yields or are perceived as being a better credit risk than CMBS, or as having a less volatile market value or being more liquid than CMBS;
●	legal and other restrictions that prohibit a particular entity from investing in CMBS or limit the amount or types of CMBS that it may acquire or require it to maintain increased capital or reserves as a result of its investment in CMBS;
●	increased regulatory compliance burdens imposed on CMBS or securitizations generally, or on classes of securitizers, that may make securitization a less attractive financing option for commercial mortgage loans; and
●	investors’ perceptions of commercial real estate lending or CMBS, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on commercial mortgage loans.

We cannot assure you that your certificates will not decline in value.

Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates

We make no representation as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, financial reporting or other purposes, as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions or as to the consequences of an investment in the offered certificates for such purposes or under such restrictions. Changes in federal banking and securities laws and other laws and regulations may have an adverse effect on issuers, investors or other participants in the asset-backed securities markets including the CMBS market and may have adverse effects on the liquidity, market value and regulatory characteristics of the certificates. While the general effects of such changes are uncertain, regulatory or legislative provisions applicable to certain investors may have the effect of limiting or restricting their ability to hold or acquire CMBS, which in turn may adversely affect the ability of investors in the offered certificates who are not subject to those provisions to resell their certificates in the secondary market. For example:

●	Changes in federal banking and securities laws, including those resulting from the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) enacted in the United States, may have an adverse effect on issuers, investors, or other participants in the asset-backed securities markets. In particular, capital regulations issued by the U.S. banking regulators in 2013 implement the increased capital requirements established under the Basel Accord and are being phased in over time. These capital regulations eliminate reliance on credit ratings and otherwise alter, and in most cases increase, the capital requirements imposed on depository institutions and their holding companies, including with respect to ownership of asset-backed securities such as CMBS. Further changes in capital requirements have been announced by the Basel Committee on Banking Supervision and it is uncertain when such changes will be implemented in the United States. When fully implemented in the United States, these changes may have an adverse effect with respect to investments in asset-backed securities, including CMBS. As a result of these regulations, investments in CMBS such as the certificates by financial institutions subject to bank capital regulations may result in greater capital charges
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to these financial institutions and these new regulations may otherwise adversely affect the treatment of CMBS for their regulatory capital purposes.

●	Regulations were adopted on December 10, 2013 to implement Section 619 of the Dodd-Frank Act (such statutory provision together with such implementing regulations, the “Volcker Rule”). The Volcker Rule generally prohibits “banking entities” (which is broadly defined to include U.S. banks and bank holding companies and many non-U.S. banking entities, together with their respective subsidiaries and other affiliates) from (i) engaging in proprietary trading, (ii) acquiring or retaining an ownership interest in or sponsoring a “covered fund” and (iii) entering into certain relationships with such funds. Subject to certain exceptions, banking entities were required to be in conformance with the Volcker Rule by July 21, 2015. Under the Volcker Rule, unless otherwise jointly determined otherwise by specified federal regulators, a “covered fund” does not include an issuer that may rely on an exclusion or exemption from the definition of “investment company” under the Investment Company Act other than the exclusions contained in Section 3(c)(1) and Section 3(c)(7) of the Investment Company Act.

The issuing entity will be relying on an exclusion or exemption under the Investment Company Act contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. Accordingly, the issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule. The general effects of the Volcker Rule remain uncertain. Any prospective investor in the certificates, including a U.S. or foreign bank or a subsidiary or other bank affiliate, should consult its own legal advisors regarding such matters and other effects of the Volcker Rule.

●	The Financial Accounting Standards Board has adopted changes to the accounting standards for structured products. These changes, or any future changes, may affect the accounting for entities such as the issuing entity, could under certain circumstances require an investor or its owner generally to consolidate the assets of the issuing entity in its financial statements and record third parties’ investments in the issuing entity as liabilities of that investor or owner or could otherwise adversely affect the manner in which the investor or its owner must report an investment in CMBS for financial reporting purposes.
●	For purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, no class of offered certificates will constitute “mortgage related securities”.
●	In addition, compliance with legal requirements, such as the credit risk retention regulations under the Dodd-Frank Act, could cause commercial real estate lenders to tighten their lending standards and reduce the availability of debt financing for commercial real estate borrowers. This, in turn, may adversely affect a borrower’s ability to refinance the mortgage loan or sell the related mortgaged property on the related maturity date. We cannot assure you that the borrower will be able to generate sufficient cash from the sale or refinancing of the mortgaged property to make the balloon payment on the related mortgage loan.

Further changes in federal banking and securities laws and other laws and regulations may have an adverse effect on issuers, investors, or other participants in the asset-backed securities markets (including the CMBS market) and may have adverse effects on the liquidity, market value and regulatory characteristics of the certificates.

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Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal, accounting and other advisors in determining whether, and to what extent, the offered certificates will constitute legal investments for them or are subject to investment or other restrictions, unfavorable accounting treatment, capital charges or reserve requirements. See “Legal Investment”.

In addition, this transaction is structured to comply with the Credit Risk Retention Rules as and to the extent set forth under “Credit Risk Retention”. We cannot assure you that the retaining sponsor or the third-party purchaser will at all times satisfy such credit risk retention requirements. At this time, it is unclear what effect a failure of the retaining sponsor or the third-party purchaser to be in compliance with the Credit Risk Retention Rules at any time will have on the certificateholders or the market value or liquidity of the certificates.

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Description of the Mortgage Pool

General

The assets of the issuing entity will consist of a pool of seventy-four (74) fixed-rate mortgage loans (the “Mortgage Loans” or, collectively, the “Mortgage Pool”) with an aggregate principal balance as of the Cut-off Date of $1,007,405,787 (the “Initial Pool Balance”). The “Cut-off Date” means the respective payment due dates for such Mortgage Loans in December 2025 (or, in the case of any Mortgage Loan that has its first payment due date after December 2025, the date that would have been its payment due date in December 2025 under the terms of such Mortgage Loan if a monthly debt service payment were scheduled to be due in that month).

Six (6) Mortgage Loans (36.2%) are each part of a larger whole loan, each of which is comprised of the related Mortgage Loan and one or more loans that are pari passu in right of payment to the related Mortgage Loan (collectively referred to in this prospectus as “Pari Passu Companion Loans”), and, in certain cases, one or more loans that are subordinate in right of payment to the related Mortgage Loan (referred to in this prospectus as “Subordinate Companion Loans”). The Pari Passu Companion Loans and the Subordinate Companion Loans are collectively referred to as the “Companion Loans” in this prospectus, and each Mortgage Loan and the related Companion Loan(s) are collectively referred to as a “Whole Loan”. Each Companion Loan is secured by the same mortgage and the same single assignment of leases and rents securing the related Mortgage Loan. See “—The Whole Loans” below for more information regarding the rights of the holders of the related Mortgage Loans and Companion Loans.

The Mortgage Loans were selected for this transaction from mortgage loans specifically originated for securitizations of this type by the mortgage loan sellers and their respective affiliates, or originated by others and acquired by the mortgage loan sellers specifically for a securitization of this type, in either case, taking into account, among other factors, rating agency criteria and anticipated feedback from investors in the most subordinate certificates, property type and geographic location.

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The Mortgage Loans were originated, co-originated or acquired by the mortgage loan sellers set forth in the following chart and such entities will sell their respective Mortgage Loans to the depositor, which will in turn sell the Mortgage Loans to the issuing entity:

Sellers of the Mortgage Loans

Mortgage Loan Seller	Originator(1)	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-Off Date Principal Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Morgan Stanley Mortgage Capital Holdings LLC	Morgan Stanley Bank, N.A.	16	17	$322,375,362	32.0%
Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	6	6	237,250,000	23.6
Bank of America, National Association	Bank of America, National Association	8	8	150,840,000	15.0
National Cooperative Bank, N.A.	National Consumer Cooperative Bank or National Cooperative Bank, N.A.(2)	40	40	148,940,426	14.8
JPMorgan Chase Bank, National Association	JPMorgan Chase Bank, National Association	3	19	108,000,000	10.7
JPMorgan Chase Bank, National Association / Wells Fargo Bank, National Association(3)	JPMorgan Chase Bank, National Association / Wells Fargo Bank, National Association(3)	1	1	40,000,000	4.0
Total		74	91	$ 1,007,405,787	100.0%

(1)	Certain of the Mortgage Loans were co-originated or were part of the Whole Loans that were co-originated by the related mortgage loan seller (or one of its affiliates) and another entity or were originated by another entity that is not affiliated with the related mortgage loan seller and transferred to the mortgage loan seller. See “Description of the Mortgage Pool—Co-Originated or Third-Party Originated Mortgage Loans”.
(2)	With respect to the Mortgage Loans to be contributed by National Cooperative Bank, N.A., thirty-six (36) of such Mortgage Loans (13.8%) were originated by National Consumer Cooperative Bank, and four (4) of such Mortgage Loans (1.0%) were originated by National Cooperative Bank, N.A.
(3)	The Market Place Center Mortgage Loan (4.0%) is comprised of separate notes that are being sold by JPMorgan Chase Bank, National Association and Wells Fargo Bank, National Association. The Market Place Center Mortgage Loan is evidenced by three (3) promissory notes: (i) notes A-4-B and A-5 with an aggregate with an aggregate outstanding principal balance of $30,000,000 as of the cut-off date, as to which JPMorgan Chase Bank, National Association is acting as mortgage loan seller; and (ii) note A-3-A with an outstanding principal balance of $10,000,000 as of the cut-off date, as to which Wells Fargo Bank, National Association is acting as mortgage loan seller.

Each Mortgage Loan is evidenced by one or more promissory notes or similar evidence of indebtedness (each a “Mortgage Note”) and, in each case, is secured by (or, in the case of an indemnity deed of trust, backed by a guaranty that is secured by) one or more mortgages, deeds of trust or other similar security instruments (each, a “Mortgage”) creating a first lien on a fee simple and/or leasehold interest in one or more commercial, multifamily or residential cooperative real properties (each, a “Mortgaged Property”).

The Mortgage Loans are generally non-recourse loans. In the event of a borrower default on a non-recourse Mortgage Loan, recourse may be had only against the specific Mortgaged Property or Mortgaged Properties and the other limited assets securing such Mortgage Loan, and not against the related borrower’s other assets. The Mortgage Loans are not insured or guaranteed by the sponsors, the mortgage loan sellers or any other person or entity unrelated to the respective borrower. You should consider all of the Mortgage Loans to be non-recourse loans as to which recourse in the case of default will be limited to the specific property and other assets, if any, pledged to secure the related Mortgage Loan.

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Co-Originated or Third-Party Originated Mortgage Loans

The following Mortgage Loans were co-originated or were part of Whole Loans that were co-originated by the related mortgage loan seller (or one of its affiliates) and another entity or were originated by another entity that is not affiliated with the mortgage loan seller and transferred to the mortgage loan seller:

●	The 255 Greenwich Mortgage Loan (8.9%), for which Morgan Stanley Mortgage Capital Holdings LLC is the mortgage loan seller, is part of a Whole Loan that was co-originated by Morgan Stanley Bank, N.A. and Societe Generale Financial Corporation.
●	The Ellenton Premium Outlets Mortgage Loan (8.3%), for which Bank of America, National Association is the mortgage loan seller, is part of a Whole Loan that was co-originated by Bank of America, National Association and Societe Generale Financial Corporation.
●	The Market Place Center Mortgage Loan (4.0%), for which JPMorgan Chase Bank, National Association and Wells Fargo Bank, National Association are the mortgage loan sellers, is part of a Whole Loan that was co-originated by Wells Fargo Bank, National Association and JPMorgan Chase Bank, National Association.
●	The BioMed MIT Portfolio Mortgage Loan (2.3%), for which JPMorgan Chase Bank, National Association is the mortgage loan seller, is part of a Whole Loan that was co-originated by Goldman Sachs Bank USA, Citi Real Estate Funding Inc., Deutsche Bank AG, New York Branch, JPMorgan Chase Bank, National Association and Societe Generale Financial Corporation.

Certain Calculations and Definitions

This prospectus sets forth certain information with respect to the Mortgage Loans and the Mortgaged Properties. The sum in any column of the tables presented in Annex A-2 or Annex A-3 may not equal the indicated total due to rounding. The information in Annex A-1 with respect to the Mortgage Loans (or Whole Loans, if applicable) and the Mortgaged Properties is based upon the pool of the Mortgage Loans as it is expected to be constituted as of the close of business on December 23, 2025 (the “Closing Date”), assuming that (i) all scheduled principal and interest payments due on or before the Cut-off Date will be made and (ii) there will be no principal prepayments on or before the Closing Date. The statistics in Annex A-1, Annex A-2 and Annex A-3 were primarily derived from information provided to the depositor by each sponsor, which information may have been obtained from the borrowers.

From time to time, a particular Mortgage Loan or Whole Loan may be identified in this prospectus by name (for example, the Sheraton Denver Downtown Hotel Mortgage Loan or the Sheraton Denver Downtown Hotel Whole Loan); when that occurs, we are referring to the Mortgage Loan or Whole Loan, as the case may be, secured by the Mortgaged Property or portfolio of Mortgaged Properties identified by that name on Annex A-1 to this prospectus. From time to time, a particular Companion Loan may be identified by name (for example, a Sheraton Denver Downtown Hotel Companion Loan); when that occurs, we are referring to the (or, if applicable, an individual) Companion Loan secured by the Mortgaged Property or portfolio of Mortgaged Properties identified by that name on Annex A-1 to this prospectus. From time to time, a particular Mortgaged Property or portfolio of Mortgaged Properties may be identified in this prospectus by name (for example, the Sheraton Denver Downtown Hotel Mortgaged Property); when that occurs, we are referring to the Mortgaged Property identified by that name on Annex A-1 to this prospectus.

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All percentages of the Mortgage Loans and Mortgaged Properties, or of any specified group of Mortgage Loans and Mortgaged Properties, referred to in this prospectus without further description are approximate percentages of the Initial Pool Balance by Cut-off Date Balances and/or the allocated loan amount allocated to such Mortgaged Properties as of the Cut-off Date.

All information presented in this prospectus with respect to each Mortgage Loan with one or more Pari Passu Companion Loans is calculated in a manner that reflects the aggregate indebtedness evidenced by that Mortgage Loan and the related Pari Passu Companion Loan(s), unless otherwise indicated. All information presented in this prospectus with respect to each Mortgage Loan with a related Subordinate Companion Loan is calculated without regard to any such Subordinate Companion Loan, unless otherwise indicated.

Definitions

For purposes of this prospectus, including the information presented in the Annexes, the indicated terms have the meanings set forth below (with respect to residential cooperative properties, the following is supplemented and modified as provided in “Risk Factors—Risks Relating to the Mortgage Loans—Residential Cooperative Properties Have Special Risks” and “—Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives” below, and in the footnotes to Annex A-1). In reviewing such definitions, investors should be aware that the appraisals for the Mortgaged Properties were prepared prior to origination, and have not been updated. Similarly, net operating income and occupancy information used in underwriting the Mortgage Loans may not reflect current conditions. As a result, appraised values, net operating income, occupancy, and related metrics, such as loan-to-value ratios, debt service coverage ratios and debt yields, may not accurately reflect the current conditions at the Mortgaged Properties.

“ADR” means, for any hospitality property, average daily rate.

“Annual Debt Service” generally means, for any Mortgage Loan, 12 times the average of the principal and interest payments for the first 12 payment periods of the Mortgage Loan following the Cut-off Date, provided that:

●	in the case of a Mortgage Loan that provides for interest-only payments through maturity, Annual Debt Service means the aggregate interest payments scheduled to be due on the Payment Due Date following the Cut-off Date and the 11 Payment Due Dates thereafter for such Mortgage Loan; and
●	in the case of a Mortgage Loan that provides for an initial interest-only period and provides for scheduled amortization payments after the expiration of such interest-only period prior to the maturity date, Annual Debt Service means 12 times the monthly payment of principal and interest payable during the amortization period.

Monthly debt service and the debt service coverage ratios are also calculated using the average of the principal and interest payments for the first 12 payment periods of the Mortgage Loan following the Cut-off Date, subject to the proviso to the prior sentence. In the case of any Whole Loan, Annual Debt Service is calculated with respect to the Mortgage Loan including any related Companion Loan(s) (other than any related Subordinate Companion Loan). Annual Debt Service is calculated with regard to the related Mortgage Loan included in the issuing entity only, unless otherwise indicated.

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“Appraised Value” means, for any Mortgaged Property, the appraiser’s adjusted value of such Mortgaged Property as determined by the most recent third party appraisal of the Mortgaged Property available to the related mortgage loan seller as set forth under “Appraised Value” on Annex A-1. The Appraised Value set forth on Annex A-1 is the “as-is” value unless otherwise specified in this prospectus, on Annex A-1 and/or the related footnotes. In certain cases, the appraisals state values other than “as-is” as well as the “as-is” value for the related Mortgaged Property that assume that certain events will occur with respect to the re-tenanting, construction, renovation or repairs at such Mortgaged Property or may state only an “as-is” value, that may be based on certain assumptions relating to certain reserves collected by the related lender and the timely completion of work associated with those reserves. In most such cases, the related appraisals take into account the reserves that the mortgage loan seller has taken to complete such re-tenanting, construction, renovation or repairs. We make no representation that sufficient amounts have been reserved or that the appraised value would approximate either the value that would be determined in a current appraisal of the related Mortgaged Property or the amount that would be realized upon a sale. In addition, with respect to certain of the Mortgage Loans secured by a portfolio of Mortgaged Properties, the Appraised Value represents the “as-is” value, or values other than “as-is” for the portfolio of Mortgaged Properties as a collective whole, which is generally higher than the aggregate of the “as-is” or appraised values other than “as-is” of the individual Mortgaged Properties. In certain other cases, the Appraised Value includes property that does not qualify as real property. For more information, see the definition of “LTV Ratio” and the related table and discussion below. With respect to any Mortgage Loan that is a part of a Whole Loan, the Appraised Value is based on the appraised value of the related Mortgaged Property that secures the entire Whole Loan. See “Description of the Mortgage Pool—Appraised Value”. For additional information related to calculation of “Appraised Value” for Mortgage Loans secured by residential cooperatives see “—Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives” below.

In the following cases, the Appraised Value set forth in this prospectus and on Annex A-1 is not the “as-is” appraised value, but is instead calculated based on the condition(s) set forth in the table below:

Mortgage Loan or Mortgaged Property Name	% of Initial Pool Balance by Allocated Loan Amount	Cut-off Date LTV Ratio (Other Than “As-Is”)	LTV Ratio at Maturity (“Other Than As-Is”)	Other Than “As-Is” Appraised Value	Cut-off Date LTV Ratio (“As-Is”)	LTV Ratio at Maturity (“As-Is”)	“As-Is” Appraised Value
Natson Hotel Largo Portfolio(1)	2.6%	56.1%	53.0%	$46,325,930	61.2%	57.8%	$42,500,000
BioMed MIT Portfolio(2)	2.3%	35.3%	35.3%	$2,400,000,000	36.3%	36.3%	$2,330,300,000

(1)	With respect to the Natson Hotel Largo Portfolio Mortgage Loan (2.6%), the Appraised Value represents the aggregate “As-If PIP Escrowed” appraised value based on the hypothetical assumption that a required change of control property improvement plan (“PIP”) is fully funded and that such funds would transfer with title to a potential future buyer. The borrower was required at origination to deposit $1,773,517.16 into a reserve account for the origination date PIP work.
(2)	With respect to the BioMed MIT Portfolio Mortgage Loan (2.3%), the Appraised Value represents the “As-Portfolio” value of the BioMed MIT Portfolio Mortgaged Properties of $2.4 billion, which includes an approximate 3.0% portfolio premium, and results in a Mortgage Loan and Whole Loan Cut-off Date LTV and Maturity Date LTV of 35.3% and 55.2%, respectively. Based on the aggregate of the individual “As-Is” appraised values of the BioMed MIT Portfolio Mortgaged Properties of approximately $2.33 billion, the BioMed MIT Portfolio Whole Loan results in a Mortgage Loan and Whole Loan Cut-off Date LTV and Maturity Date LTV of 36.3% and 56.9%, respectively.

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●	With respect to the Midwest Industrial Portfolio Mortgage Loan (5.8%), the Appraised Value represents the aggregate of the “As-Is” values of each of the nine individual Mortgaged Properties comprising the Midwest Industrial Portfolio Mortgaged Properties. In addition, (a) with respect to the Orleans, IN Mortgaged Property, the appraised value is based on the extraordinary assumption that the proposed demolition of the 25,099 square foot section in the western portion of the building, which previously contained the main office and is now considered unsafe to enter, will be (i) completed based on the plan and timeline provided and (ii) approved by the appropriate legal authorities to complete the demolition, with the initially expected cost of $175,000 and completion date in October 2025; and (b) with respect to the Andrews, NC Mortgaged Property, the appraised value is based on the extraordinary assumption that an unexecuted lease agreement, dated September 1, 2025, was executed prior to loan closing under the proposed lease terms.
●	With respect to the 3900 Bailey Ave Mortgage Loan (0.8%), the Appraised Value values the Mortgaged Property as if it were operated as a multifamily rental property and is based on the extraordinary assumption that if at least 80% of the shareholders and sponsors in the Mitchell Lama cooperative were to vote to choose to opt out of the affordable housing program, the units could be converted to market rate, then subject to rent stabilization.

With respect to any Mortgage Loan that is a part of a Whole Loan, Appraised Value is based on the appraised value of the related Mortgaged Property that secures the entire Whole Loan.

“Cash Flow Analysis” is, with respect to one or more of the Mortgaged Properties securing a Mortgage Loan among the 15 largest Mortgage Loans, a summary presentation of certain adjusted historical financial information provided by the related borrower, and a calculation of the Underwritten Net Cash Flow expressed as (a) “Effective Gross Income” minus (b) “Total Operating Expenses” and underwritten replacement reserves and (if applicable) tenant improvements and leasing commissions. For this purpose:

●	“Effective Gross Income” means, with respect to any Mortgaged Property, the revenue derived from the use and operation of that property, less allowances for vacancies, concessions and credit losses. The “revenue” component of such calculation was generally determined on the basis of the information described with respect to the “revenue” component described under “Underwritten Net Cash Flow” below. In general, any non-recurring revenue items and non-property related revenue are eliminated from the calculation of Effective Gross Income.
●	“Total Operating Expenses” means, with respect to any Mortgaged Property, all operating expenses associated with that property, including, but not limited to, utilities, administrative expenses, repairs and maintenance, management fees, advertising costs, insurance premiums, real estate taxes and (if applicable) ground rent. Such expenses were generally determined on the basis of the same information as the “expense” component described under “Underwritten Net Cash Flow” below.

To the extent available, selected historical income, expenses and net income associated with the operation of the related Mortgaged Property securing each Mortgage Loan appear in each cash flow summary contained in Annex A-3 to this prospectus. Such information is one of the sources (but not the only source) of information on which calculations of Underwritten Net Cash Flow are based. The historical information presented is derived from audited and/or unaudited financial statements provided by the borrowers. The historical

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information in the cash flow summaries reflects adjustments made by the mortgage loan seller to exclude certain items contained in the related financial statements that were not considered in calculating Underwritten Net Cash Flow and is presented in a different format from the financial statements to show a comparison to the Underwritten Net Cash Flow. In general, solely for purposes of the presentation of historical financial information, the amount set forth under the caption “gross income” consists of the “total revenues” set forth in the applicable financial statements (including (as and to the extent stated) rental revenues, tenant reimbursements and recovery income (and, in the case of hospitality properties and certain other property types, parking income, telephone income, food and beverage income, laundry income and other income)), with adjustments to exclude amounts recognized on the financial statements under a straight-line method of recognizing rental income (including increases in minimum rents and rent abatements) from operating leases over their lives and items indicated as extraordinary or one-time revenue collections or considered nonrecurring in property operations. The amount set forth under the caption “expenses” in the historical financial information consists of the total expenses set forth in the applicable financial statements, with adjustments to exclude allocated parent company expenses, restructuring charges and charges associated with employee severance and termination benefits, interest expenses paid to company affiliates or unrelated third parties, charges for depreciation and amortization and items indicated as extraordinary or one-time losses or considered nonrecurring in property operations.

The selected historical information presented in the cash flow summaries is derived from audited and/or unaudited financial statements furnished by the respective borrowers which have not been verified by the depositor, any underwriters, the mortgage loan sellers or any other person. Audits or other verification of such financial statements could result in changes thereto, which could in turn result in the historical net income presented herein being overstated or understated.

The “Cut-off Date Balance” of any Mortgage Loan will be the unpaid principal balance of that Mortgage Loan, as of the Cut-off Date for such Mortgage Loan, after application of all payments due on or before that date, whether or not received.

An “LTV Ratio” for any Mortgage Loan, as of any date of determination, is a fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of the Mortgage Loan as of that date (assuming no defaults or prepayments on the Mortgage Loan prior to that date), and the denominator of which is the Appraised Value.

With respect to Mortgage Loans which have an Appraised Value other than an “as-is” appraised value, or have an “as-portfolio” value, as set forth in the definition of “Appraised Value” above, the LTV Ratio is, unless otherwise expressly indicated, based on such non-“as-is” or “as-portfolio” Appraised Value. See also the footnotes to Annex A-1 to this prospectus for more information.

The LTV Ratio as of the related maturity date set forth in Annex A-2 was calculated based on the principal balance of the related Mortgage Loan on the related maturity date, assuming all principal payments required to be made on or prior to the related maturity date are made. In addition, because it is based on the value of a Mortgaged Property determined as of loan origination, the information set forth in this prospectus in Annex A-1 and in Annex A-2 is not necessarily a reliable measure of the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property could have decreased from the appraised value determined at origination and the current actual LTV Ratio of a Mortgage Loan and the LTV Ratio at maturity may be higher than its LTV Ratio at origination even after taking into account

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amortization since origination. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

In the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, LTV Ratios with respect to such Mortgage Loan were calculated including any related Companion Loan(s) (except that, in the case of a Mortgage Loan with a Subordinate Companion Loan, LTV Ratios were calculated without regard to any related Subordinate Companion Loan).

The characteristics described above and in Annex A-2, along with certain additional characteristics of the Mortgage Loans presented on a loan-by-loan basis, are set forth in Annex A-1.

“Cut-off Date Loan-to-Value Ratio” or “Cut-off Date LTV Ratio” generally means the ratio, expressed as a percentage, of the Cut-off Date Balance of a Mortgage Loan to the Appraised Value of the related Mortgaged Property or Mortgaged Properties determined as described under “—Appraised Value” in this prospectus. See also the footnotes to Annex A-1 in this prospectus. Because the Appraised Values of the Mortgaged Properties were determined prior to origination, the information set forth in this prospectus, including the Annexes hereto, is not necessarily a reliable measure of property value or the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property may have decreased from the appraised value determined at origination and the current actual Cut-off Date loan-to-value ratio of a Mortgage Loan may be higher than the Cut-off Date LTV Ratio that we present in this prospectus, even after taking into account any amortization since origination. No representation is made that any Appraised Value presented in this prospectus would approximate either the value that would be determined in a current appraisal of the related Mortgaged Property or the amount that would be realized upon a sale of that property. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property” in this prospectus. In the case of a Mortgage Loan that is part of a Whole Loan, the related Cut-off Date LTV Ratio was calculated based on the aggregate principal balance of the Mortgage Loan and the related Pari Passu Companion Loan(s) (but excluding any related Subordinate Companion Loans) as of the Cut-off Date.

“Debt Service Coverage Ratio”, “DSCR”, “Underwritten Net Cash Flow Debt Service Coverage Ratio”, “Underwritten Debt Service Coverage Ratio”, “U/W NCF DSCR” or “U/W DSCR” generally means the ratio of the Underwritten Net Cash Flow for the related Mortgaged Property or Mortgaged Properties to the Annual Debt Service as shown on Annex A-1 to this prospectus.

Underwritten Net Cash Flow Debt Service Coverage Ratios for all partial interest-only loans, if any, were calculated based on the first principal and interest payment required to be made to the issuing entity during the term of the Mortgage Loan, and the Underwritten Net Cash Flow Debt Service Coverage Ratio for all interest-only loans was calculated based on the sum of the first 12 interest payments following the Cut-off Date.

In the case of a Mortgage Loan that is part of a Whole Loan, such debt service coverage ratio was calculated based on the aggregate Annual Debt Service of the Pari Passu Mortgage Loan and the related Pari Passu Companion Loan(s) (but excluding any related Subordinate Companion Loans).

In general, debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property or expected to be generated by a property based upon executed leases that is available for debt service to

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(b) required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property’s ability to service the mortgage debt over the entire remaining loan term. See the definition of “Underwritten Net Cash Flow” below.

The Underwritten Debt Service Coverage Ratios presented in this prospectus appear for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a Mortgaged Property or Mortgaged Properties to generate sufficient cash flow to repay the related Mortgage Loan. No representation is made that the Underwritten Debt Service Coverage Ratios presented in this prospectus accurately reflect that ability.

“GLA” means gross leasable area.

“In Place Cash Management” means, for funds directed into a lockbox, such funds are generally not made immediately available to the related borrower, but instead are forwarded to a cash management account controlled by the lender and the funds are disbursed according to the related Mortgage Loan documents with any excess remitted to the related borrower (unless an event of default under the Mortgage Loan documents or one or more specified trigger events have occurred and are outstanding) generally on a daily basis.

“Loan Per Unit” means the principal balance per unit of measure (as applicable) as of the Cut-off Date. With respect to any Mortgage Loan that is part of a Whole Loan, the Loan Per Unit is calculated with regard to both the related Pari Passu Companion Loan(s) and the related Mortgage Loan, but without regard to any related Subordinate Companion Loan, unless otherwise indicated.

“Loan-to-Value Ratio at Maturity”, “LTV Ratio at Maturity” and “Balloon LTV Ratio” and “Balloon LTV Ratio” generally means the ratio, expressed as a percentage, of (a) the principal balance of a Mortgage Loan scheduled to be outstanding on the stated maturity date, assuming (among other things) no prepayments or defaults, to (b) the Appraised Value of the related Mortgaged Property or Mortgaged Properties determined as described under “—Appraised Value”. Each Mortgage Loan requires that a regular monthly debt service payment be made on the stated maturity date, and accordingly the principal balance referenced in clause (a) of the immediately preceding sentence will be net of the principal portion, if any, of the monthly debt service payment due on such date. Because the Appraised Values of the Mortgaged Properties were determined prior to origination, the information set forth in this prospectus, including the Annexes hereto, is not necessarily a reliable measure of the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property may have decreased from the appraised value determined at origination and the actual loan-to-value ratio at maturity of a Mortgage Loan may be higher than the LTV Ratio at Maturity that we present in this prospectus. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property” in this prospectus. In the case of each Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, such loan-to-value ratio was calculated based on the aggregate principal balance that will be due at maturity with respect to such Pari Passu Mortgage Loan and the related Pari Passu Companion Loan(s), but without regard to any related Subordinate Companion Loan.

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“Maturity Date Balloon Payment” or “Balloon Payment” means, for any balloon Mortgage Loan, the payment of principal due upon its stated maturity date. Each Mortgage Loan requires that a regular monthly debt service payment be made on the stated maturity date, and accordingly the payment of principal referenced in the immediately preceding sentence will be net of the principal portion, if any, of the monthly debt service payment due on such date.

“Net Operating Income” generally means, for any given period, the total operating revenues derived from a Mortgaged Property during that period, minus the total operating expenses incurred in respect of that Mortgaged Property during that period other than:

●	non-cash items such as depreciation and amortization,
●	capital expenditures, and
●	debt service on the related Mortgage Loan or on any other loans that are secured by that Mortgaged Property.

“NRA” means net rentable area.

“Occupancy As Of Date” means the date of determination of the Underwritten Economic Occupancy of a Mortgaged Property. With respect to a Mortgage Loan secured by a residential cooperative property, the Occupancy Date is the date as of which the value of the related Mortgaged Property is determined pursuant to the appraisal from which the Occupancy Rate is derived.

“Prepayment Provisions” denotes a general summary of the provisions of a Mortgage Loan that restrict the ability of the related borrower to voluntarily prepay the Mortgage Loan. In each case, some exceptions may apply that are not described in the general summary, such as provisions that permit a voluntary partial prepayment in connection with the release of a portion of a Mortgaged Property, or require the application of tenant holdback reserves or performance escrows following failure to satisfy release conditions to a partial prepayment, in each case notwithstanding any lockout period or yield maintenance charge that may otherwise apply. In describing Prepayment Provisions, we use the following symbols with the indicated meanings:

●	“@%(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted with the payment of a Prepayment Premium (equal to @% of the prepaid amount).
●	“D(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which voluntary prepayments of principal are prohibited, but the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property.
●	“L(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which voluntary prepayments of principal are prohibited and defeasance is not permitted.

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●	“O(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted without the payment of any Prepayment Premium or Yield Maintenance Charge and the lender is not entitled to require a defeasance in lieu of prepayment.
●	“YM(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted with the payment of a Yield Maintenance Charge and the lender is not entitled to require a defeasance in lieu of prepayment.
●	“D or @%(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of a Prepayment Premium (equal to @% of the prepaid amount).
●	“D or YM(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of a Yield Maintenance Charge.
●	“D or YM@(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of the greater of a Yield Maintenance Charge and a Prepayment Premium (equal to @% of the prepaid amount).
●	“YM@%(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted with the payment of the greater of a Yield Maintenance Charge and a Prepayment Premium (equal to @% of the prepaid amount) and the lender is not entitled to require a defeasance in lieu of prepayment.

“Remaining Term to Maturity” means, with respect to any Mortgage Loan, the number of months from the Cut-off Date to the related stated maturity date.

“RevPAR” means, with respect to any hospitality property, revenue per available room.

“Square Feet”, “SF” or “Sq. Ft.” means, in the case of a Mortgaged Property operated as a retail center, office, self storage or industrial/warehouse facility, any other single-purpose property or any combination of the foregoing, the square footage of the net rentable or leasable area.

“T-12” and “TTM” each means trailing 12 months.

“Term to Maturity” means, with respect to any Mortgage Loan, the remaining term, in months, from the Cut-off Date for such Mortgage Loan to the related maturity date.

“Underwritten Economic Occupancy” means (i) in the case of multifamily rental properties (other than residential cooperative properties), the percentage of rental units that are rented (generally without regard to the length of the lease or rental period) as of

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the date of determination; (ii) in the case of office, retail and industrial/warehouse properties, the percentage of the net rentable square footage rented as of the date of determination (subject to, in the case of certain Mortgage Loans, one or more of the additional lease-up assumptions); (iii) in the case of hospitality properties, the percentage of available rooms occupied for the trailing 12-month period ending on the date of determination; (iv) in the case of self storage facilities, either the percentage of the net rentable square footage rented or the percentage of units rented as of the date of determination, depending on borrower reporting and (v) in the case of residential cooperative properties, the property vacancy/collection loss assumption reflected in the related appraisal for purposes of determining the appraised value of the related Mortgaged Property as a multifamily rental property (i.e., the “Coop-Rental Value” reflected in Annex A-1); such vacancy assumption and, if applicable, collection loss assumption for residential cooperative properties does not reflect actual occupancy. In the case of some of the Mortgage Loans, the calculation of Underwritten Economic Occupancy for one or more related properties was based on assumptions regarding occupancy, such as: the assumption that a particular tenant at the subject Mortgaged Property that has executed a lease (or, in some cases, a letter of intent to execute a lease), but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy on a future date generally expected to occur within 12 months of the Cut-off Date; assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the subject Mortgaged Property; and certain additional lease-up assumptions as may be described in the footnotes to Annex A-1 to this prospectus. For information regarding the determination of the occupancy rates with respect to the 15 largest Mortgage Loans and related Mortgaged Properties, see the individual Mortgage Loan and portfolio descriptions in Annex A-3.

“Underwritten Expenses” or “U/W Expenses” means, with respect to any Mortgage Loan or Mortgaged Property, an estimate of (a) operating expenses (such as utilities, administrative expenses, repairs and maintenance, management and franchise fees and advertising); and (b) estimated fixed expenses (such as insurance, real estate taxes and, if applicable, ground, space or air rights lease payments), as determined by the related mortgage loan seller and generally derived from historical expenses at the Mortgaged Property, the borrower’s budget or appraiser’s estimate, in some cases adjusted for significant occupancy increases and a market rate management fee and subject to certain assumptions and subjective judgments of each mortgage loan seller as described under the definition of “Underwritten Net Operating Income” below.

“Underwritten Net Cash Flow”, “Underwritten NCF”, “U/W Net Cash Flow” or “U/W NCF” means an amount based on assumptions relating to cash flow available for debt service. In general, it is the Underwritten Net Operating Income less all reserves for capital expenditures, including tenant improvement costs and leasing commissions. Underwritten Net Cash Flow generally does not reflect interest expenses, non-cash items such as depreciation and amortization and other non-reoccurring expenses. For certain additional information related to calculation of “Underwritten Net Cash Flow”, “Underwritten NCF” or “U/W NCF” for the Mortgage Loans secured by residential cooperative properties, see “—Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives”.

In determining the “revenue” component of Underwritten Net Cash Flow for each Mortgaged Property (other than a residential cooperative property), the related mortgage loan seller generally relied on a rent roll and/or other known, signed tenant leases, executed extension options, property financial statements, estimates in the related appraisal, or other indications of anticipated income (generally supported by market considerations, cash reserves or letters of credit) supplied by the related borrower and, where the actual vacancy shown thereon and, if available, the market vacancy was less than 5%, assumed a

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minimum 5% vacancy in determining revenue from rents (in certain cases, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant, or, in the case of a hospitality property, room rent, food and beverage revenues and other hospitality property income), except that in the case of certain non-multifamily properties space occupied by such anchor or single tenants or other large creditworthy tenants may have been disregarded (or a rate of less than 5% has been assumed) in performing the vacancy adjustment due to the length of the related leases or creditworthiness of such tenants. Where the actual or market vacancy was greater than 5%, the mortgage loan seller determined revenue from rents (in certain cases, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant, or, in the case of a hospitality property, room rent, food and beverage revenues and other hospitality property income) by generally relying on a rent roll and/or other known, signed leases, executed lease extension options, property financial statements, estimates in the related appraisal, or other indications of anticipated income (generally supported by market considerations, cash reserves or letters of credit) supplied and generally (but not in all cases) the greatest of (a) actual current vacancy at the related Mortgaged Property or a vacancy otherwise based on performance of the related Mortgaged Property (e.g., an economic vacancy based on actual collections for a specified trailing period), (b) if available, current vacancy according to third-party-provided market information or at comparable properties in the same or similar market as the related Mortgaged Property, subject to adjustment to address special considerations (such as where market vacancy may have been ignored with respect to space covered by long-term leases or because it was deemed inapplicable by reason of, among other things, below market rents at or unique characteristics of the subject Mortgaged Property) and/or to reflect the appraiser’s conclusion of a supportable or stabilized occupancy rate, and (c) subject to the discussion above, 5%. In some cases involving a multi-property Mortgage Loan, the foregoing vacancy assumptions may be applied to the portfolio of the related Mortgaged Properties in the entirety, but may not apply to each related Mortgaged Property. In addition, for some Mortgaged Properties, the actual vacancy may reflect the average vacancy over the course of a year (or trailing 12-month period). In determining revenue for multifamily and self storage properties, the mortgage loan sellers generally reviewed rental revenue shown on the rolling one-to-twelve month (or some combination thereof) operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or operating statements with respect to the prior one-to-twelve-month periods. Furthermore, the Underwritten Net Cash Flow for certain Mortgaged Properties reflects the estimated benefits of any applicable real estate tax exemptions or abatements. See “—Real Estate and Other Tax Considerations” below. In the case of hospitality properties, gross receipts were generally determined based upon the average occupancy not to exceed 80% and daily rates based on third-party-provided market information or average daily rates achieved during the prior one-to-three year annual reporting period.

In determining the “expense” component of Underwritten Net Cash Flow for each Mortgaged Property, the related mortgage loan seller generally relied on, to the extent available, historical operating statements, full-year or year-to-date financial statements, rolling 12-month operating statements, year-to-date financial statements and/or budgets supplied by the related borrower, as well as estimates in the related appraisal, except that: (i) if tax or insurance expense information more current than that reflected in the financial statements was available and verified, the newer information was generally used; (ii) property management fees were generally assumed to be 1% to 6% (depending on the property type) of effective gross revenue (or, in the case of a hospitality property, gross receipts); (iii) in general, depending on the property type, assumptions were made with respect to the average amount of reserves for leasing commissions, tenant improvement expenses and capital expenditures; (iv) expenses were assumed to include annual

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replacement reserves; and (v) recent changes in circumstances at the Mortgaged Properties were taken into account (for example, physical changes that would be expected to reduce utilities costs). Annual replacement reserves were generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or minimum requirements by property type designated by the mortgage loan seller, and are: (a) in the case of retail, office, self storage and industrial/warehouse properties, generally not more than $0.40 per square foot of net rentable commercial area (and may be zero); (b) in the case of multifamily rental apartments, generally not more than approximately $400 per residential unit per year, depending on the condition of the property (and may be zero); and (c) in the case of hospitality properties, generally 4% to 5%, inclusive, of gross revenues (and may be zero). In addition, in some cases, the mortgage loan seller recharacterized as capital expenditures items that are reported by borrowers as operating expenses (thus increasing the “net cash flow”).

Historical operating results may not be available for Mortgaged Properties with newly constructed improvements, Mortgaged Properties with triple-net leases, Mortgaged Properties that have recently undergone substantial renovations and newly acquired Mortgaged Properties. In such cases, items of revenue and expense used in calculating Underwritten Net Cash Flow were generally derived from rent rolls, estimates set forth in the related appraisal, leases with tenants, other third-party-provided market information or from other borrower-supplied information. We cannot assure you with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by the related mortgage loan seller in determining the presented operating information.

For purposes of calculating Underwritten Net Cash Flow for Mortgage Loans where leases have been executed by one or more affiliates of the borrower, the rents under some of such leases, if applicable, have been adjusted downward to reflect market rents for similar properties if the rent actually paid under the lease was significantly higher than the market rent for similar properties.

The amounts described as revenue and expense above are often highly subjective values. In the case of some of the Mortgage Loans, the calculation of Underwritten Net Cash Flow for the related Mortgaged Properties was based on assumptions regarding projected rental income, expenses and/or occupancy, including, without limitation, one or more of the following: (i) the assumption that a particular tenant at a Mortgaged Property that has executed a lease or letter of intent, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and commence paying rent on a future date generally expected to occur within 12 months of the Cut-off Date; (ii) the assumption that certain rental income that is to be payable commencing on a future date under a signed lease, but where the subject tenant is in an initial rent abatement or free rent period, will be paid commencing on such future date; (iii) assumptions regarding the probability of renewal or extension of particular leases and/or the re-leasing of certain space at a Mortgaged Property and the anticipated effect on capital and re-leasing expenditures; (iv) assumptions regarding the costs and expenses, including leasing commissions and tenant improvements, associated with leasing vacant space or releasing occupied space at a future date; and (v) assumptions regarding future increases or decreases in expenses, or whether certain expenses are capital expenses or should be treated as expenses which are not recurring. In addition, in the case of some commercial properties, the underwritten revenues were adjusted upward to account for a portion or average of the additional rents provided for under any rent step-ups scheduled to occur over the terms of the executed leases. We cannot assure you that the assumptions made with respect to any Mortgage Loan will, in fact, be consistent with actual property performance. Actual annual net cash flow for a

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Mortgaged Property may be less than the Underwritten Net Cash Flow presented with respect to that property in this prospectus. In addition, the underwriting analysis of any particular Mortgage Loan as described herein by a particular mortgage loan seller may not conform to an analysis of the same property by other persons or entities.

With respect to Mortgage Loans secured by residential cooperative properties, see “Risk Factors—Risks Relating to the Mortgage Loans—Residential Cooperative Properties Have Special Risks” with respect to the determination of Underwritten Net Cash Flow for the related Mortgaged Property.

See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions” in this prospectus. See also Annex A-1 and the footnotes thereto.

“Underwritten NCF Debt Yield” or “U/W NCF Debt Yield” generally means, with respect to any Mortgage Loan, the related Underwritten NCF divided by the Cut-off Date Balance of that Mortgage Loan. However, in the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, such debt yield was calculated based on the aggregate principal balance of such Mortgage Loan and the related Pari Passu Companion Loan(s) as of the Cut-off Date (and, for the avoidance of doubt, without regard to any related Subordinate Companion Loan).

“Underwritten Net Operating Income”, “Underwritten NOI”, “U/W Net Operating Income” or “U/W NOI” means an amount based on assumptions of the cash flow available for debt service before deductions for capital expenditures, including replacement reserves, tenant improvement costs and leasing commissions. In general, Underwritten Net Operating Income is the assumed revenue derived from the use and operation of a Mortgaged Property, consisting primarily of rental income, less the sum of (a) assumed operating expenses (such as utilities, administrative expenses, repairs and maintenance, management fees and advertising) and (b) fixed expenses, such as insurance, real estate taxes and, if applicable, ground lease payments. Underwritten Net Operating Income is generally estimated in the same manner as Underwritten Net Cash Flow, except that no deduction is made for capital expenditures, including replacement reserves, tenant improvement costs and leasing commissions. See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions” in this prospectus.

“Underwritten Net Operating Income Debt Service Coverage Ratio” or “U/W NOI DSCR” for any Mortgage Loan for any period, as presented in this prospectus, including the tables presented on Annex A-1 and Annex A-2, is the ratio of Underwritten NOI calculated for the related Mortgaged Property to the amount of total Annual Debt Service on such Mortgage Loan except that the Underwritten Net Operating Income Debt Service Coverage Ratio for all partial interest-only loans, if any, was calculated based on the first principal and interest payment required to be made to the issuing entity during the term of the Mortgage Loan. However, in the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, such debt service coverage ratio was calculated based on the aggregate Annual Debt Service of the related Mortgage Loan and the related Pari Passu Companion Loan(s) as of the Cut-off Date (and, for the avoidance of doubt, without regard to any related Subordinate Companion Loan). The Underwritten Net Operating Income Debt Service Coverage Ratios for all interest-only Mortgage Loans were calculated based on the sum of the first 12 interest payments following the Cut-off Date.

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“Underwritten NOI Debt Yield” or “U/W NOI Debt Yield” means, with respect to any Mortgage Loan, the related Underwritten NOI divided by the Cut-off Date Balance of that Mortgage Loan. In the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, such debt yield was calculated based on the aggregate principal balance of such Mortgage Loan and the related Pari Passu Companion Loan(s) as of the Cut-off Date (and, for the avoidance of doubt, without regard to any related Subordinate Companion Loan).

“Underwritten Revenues” or “U/W Revenues” with respect to any Mortgage Loan means the gross potential rent (in certain cases, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant, or, in the case of a hospitality property, room rent, food and beverage revenues and other hospitality property income), subject to the assumptions and subjective judgments of each mortgage loan seller as described under the definition of “Underwritten Net Cash Flow” above.

“Units”, “Rooms”, “Beds”, “Spaces” or “Pads” means (a) in the case of a Mortgaged Property operated as a multifamily housing property, the number of apartments, regardless of the size of or number of rooms in such apartment, (b) in the case of a Mortgaged Property operated as a hospitality property, the number of guest rooms, (c) in the case of a Mortgaged Property operated as a manufactured housing property, the number of pads for manufactured homes, (d) in the case of certain Mortgaged Properties operated as self storage properties, the number of self storage units, (e) in the case of certain Mortgaged Properties operated as a parking garage property, the number of spaces or (d) in the case of certain Mortgaged Properties operated as student housing properties, the number of beds.

“Weighted Average Interest Rate” means the weighted average of the Interest Rates as of the Cut-off Date.

You should review the footnotes to Annex A-1 in this prospectus for information regarding certain other loan-specific adjustments regarding the calculation of debt service coverage ratio information, loan-to-value ratio information, debt yield information and/or loan per net rentable square foot or unit with respect to certain of the Mortgage Loans.

Except as otherwise specifically stated, the Cut-off Date LTV Ratio, Underwritten Debt Service Coverage Ratio, LTV Ratio at Maturity, Underwritten NCF Debt Yield, Underwritten NOI Debt Yield and loan per net rentable square foot or unit statistics with respect to each Mortgage Loan are calculated and presented without regard to any indebtedness other than the Mortgage Loan and any related Pari Passu Companion Loan, whether or not secured by the related Mortgaged Property, ownership interests in the related borrower or otherwise, that currently exists or that may be incurred by the related borrower or its owners in the future.

A Mortgage Loan’s Mortgage Rate may be lower than the interest rate initially proposed to the related borrower at the loan application stage. Such interest rate may have been reduced in connection with the payment of an upfront fee from the borrower to the related originator, in light of the other credit characteristics of the Mortgage Loan. See Annex A-3 for certain information regarding each of the 15 largest Mortgage Loans that was considered in connection with its origination, as well as the descriptions of the underwriting standards for each mortgage loan seller under “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

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References to “weighted averages” of the Mortgage Loans or any particular sub-group of the mortgage loans are references to averages weighted on the basis of the Cut-off Date Balances of the subject Mortgage Loans.

If we present a debt rating for some tenants and not others in the tables, you should assume that the other tenants are not rated and/or have below-investment grade ratings. If a tenant has a rated parent or affiliate, we present the rating of that parent or affiliate, notwithstanding that the parent or affiliate may itself have no obligations under the lease. Presentation of a rating opposite a tenant should not be construed as a statement that the relevant tenant will perform or be able to perform its obligations.

The sum in any column of any of the tables in Annex A-2 may not equal the indicated total due to rounding.

Historical information presented in this prospectus, including information in Annexes A-1 and A-3, is derived from audited and/or unaudited financial statements provided by the borrowers. In each case, the historical information is taken from the same source with respect to a Mortgage Loan and subject to the same adjustments and considerations as described above with respect to the 15 largest Mortgage Loans under the definition of “Cash Flow Analysis”.

Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives

With respect to any Mortgage Loans secured by residential cooperative properties, due to attributes particular to residential housing cooperatives, certain information presented in this prospectus and in Annex A-1 differs from that presented for other Mortgage Loans included in the Trust. Several of these differences are particularly relevant to your consideration of an investment in the Offered Certificates.

In particular, the manner in which loan-to-value ratios, debt service coverage ratios and debt yields are calculated for Mortgage Loans secured by residential cooperative properties differs from the manner in which such calculations are made for other Mortgage Loans included in the Trust.

For example, the appraised value of such a residential cooperative property used for purposes of determining the loan-to-value ratio for the related Mortgage Loan (other than the 3900 Bailey Ave Mortgage Loan (0.8%), which is secured by a Mitchell Lama cooperative, as to which the appraised value used is based on the assumption that it is operated as a multifamily rental property) as of any date is the value estimate reflected in an appraisal of such residential cooperative property determined as if such residential cooperative property is operated as a residential cooperative and, in general, such value equals the sum of (i) the gross share value of all cooperative units in such residential cooperative property, based in part on various comparable sales of cooperative apartment units in the market, plus, in most cases, (ii) the amount of the underlying debt encumbering such residential cooperative property. This value, based upon the most recent appraisal as of the Cut-off Date, is reflected as the “Appraised Value” of a residential cooperative property on Annex A-1. There is generally a limited market for the sale of cooperative sponsor or investor held units that are rent regulated, rent stabilized or rent controlled units, and in certain instances, for the sale of market rate units. Therefore, the appraiser typically applies a discount when deriving a gross share value for such units as and if the appraiser deems appropriate. The amount of such discount will depend on such factors as location, condition, tenancy profile (age of the tenants), and the amount of positive or negative cash flow. In certain instances, in determining the gross share value of market rate cooperative sponsor or investor held units occupied by rental tenants, the appraiser has

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taken into consideration a value for such units determined by capitalizing the anticipated net operating income to be realized from such occupied units. The comparable sales considered in the appraisers’ estimates of gross share values may have occurred at properties where the cooperative entity’s underlying mortgage debt per cooperative unit was substantially more or less than that at the applicable Mortgaged Property. The appraisers generally made no adjustments to comparable sales statistics to account for any such differences, although monthly unit maintenance obligations may have been considered. With respect to limited equity cooperatives (i.e., housing cooperatives in which eligible members purchase shares at below market prices and are subject to various restrictions, including restrictions on the sale price for which units may be re-sold and/or restrictions upon the income or other characteristics of purchasers of such units), the appraisers generally did not calculate a gross share value or, if a gross share value was calculated, the gross share value was calculated without regard to any applicable sale price restrictions. With respect to residential cooperative properties, the “Appraised Value” does not constitute a market value, and should not be considered to be the value that would be realized following a foreclosure of a mortgage loan secured by a residential cooperative property. Upon a foreclosure of a mortgage loan secured by a residential cooperative property, it is likely that the operation of such mortgaged property as a residential cooperative property would terminate, and it is likely that the mortgaged property would be operated and sold as a multifamily rental property. A residential cooperative property is also valued as a multifamily rental property to determine a “Coop-Rental Value” as set forth on Annex A-1. The value of a residential cooperative property as a multifamily rental property is the value estimate reflected in an appraisal of such residential cooperative property and, in general, is derived by applying an appropriate capitalization rate (as determined by the appraiser) to the Underwritten Net Cash Flow for such residential cooperative property. In certain instances, the appraiser may have made adjustments to increase or decrease such capitalized value as deemed appropriate by the appraiser (for example, the appraiser may have reduced such capitalized value to reflect the cost of completing material deferred maintenance or may have increased such capitalized value to reflect the existence of certain tax abatements or incentives). Certain of the residential cooperative mortgaged properties have a substantial number of units that are owned by the related cooperative sponsor or an investor, and leased by it to rental tenants, which units are currently subject to rent regulation, rent stabilization or rent control laws and are expected to continue to be subject to such laws following a foreclosure, and accordingly the rental income that can be expected to be earned from such units (and any other units that are or become subject to such laws) will be limited by the provisions of such laws. In addition, upon foreclosure, in the event a residential cooperative property becomes a rental property, all or portions of such rental property may become subject to rent regulation, rent stabilization or rent control laws, in particular, but not limited to, any units at a residential cooperative mortgaged property that were subject to rent regulation, rent stabilization or rent control laws prior to the conversion to a cooperative. However, the “Coop-Rental Value” appraised values of the residential cooperative mortgaged properties assume that if the mortgaged property were operated as a multifamily rental property all units (other than, in some cases, cooperative sponsor or investor units that are subject to rent regulation, rent stabilization or rent control laws) will be rented at market rates.

In addition, for purposes of determining the debt service coverage ratio and debt yield for a Mortgage Loan secured by a residential cooperative property and for the purpose of determining the value of a residential cooperative property as a multifamily rental property, the “Underwritten Net Cash Flow”, “U/W Net Cash Flow”, “U/W NCF” or “Underwritten NCF” for a residential cooperative property and the “Underwritten Net Operating Income”, “U/W Net Operating Income”, “U/W NOI” or “Underwritten NOI” for a residential cooperative property, in each case as and to the extent set forth on Annex A-1, is the projected

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operating income of such residential cooperative property as set forth in the appraisal assuming such property is operated as a rental property with rents and other income set at prevailing market rates (but generally taking into account the presence of existing rent regulated, rent stabilized or rent controlled rental tenants), reduced by underwritten property operating expenses and a market-rate vacancy assumption and, if applicable, collection loss assumption and, in calculating “Underwritten Net Cash Flow”, “U/W Net Cash Flow”, “U/W NCF” or “Underwritten NCF”, further reduced by projected replacement reserves for capital expenditures, in each case as determined by the appraiser. Accordingly, “Underwritten EGI”, “Underwritten Expenses”, “Underwritten Net Operating Income”, “Underwritten Replacement/FF&E Reserve” and “Underwritten Net Cash Flow”, in each case as set forth on Annex A-1, are derived from the appraisal. However, the projected rental income used in such determinations may differ materially from the scheduled monthly maintenance payments from the tenant-stockholders upon which residential cooperatives depend.

The loan-to-value ratios, debt service coverage ratios and debt yields presented herein with respect to Mortgage Loans secured by residential cooperative properties may differ from the loan-to-value ratios, debt service coverage ratios and debt yields that would have been determined for such Mortgage Loans secured by residential cooperative properties had a different methodology (including the methodology used for calculating such values with respect to the other Mortgage Loans sold to the depositor) been used.

With respect to information presented in Annex A-1 with respect to National Cooperative Bank, N.A. mortgage loans secured by residential cooperative properties that have existing subordinate secured indebtedness in the form of a second priority line of credit (each, a “Subordinate LOC”), (1) the “Subordinate Companion Loan Cut-off Date Balance” indicates the balance of the Subordinate LOC as of November 25, 2025, (2) the “Whole Loan Cut-off Date LTV Ratio” and the “Whole Loan Underwritten NOI Debt Yield” are calculated assuming that the Subordinate LOC has been fully advanced and the entire amount thereof is outstanding as of November 25, 2025, (3) the “Whole Loan Underwritten NCF DSCR” is calculated assuming (A) that the Subordinate LOC has been fully advanced and the entire amount thereof is outstanding as of November 25, 2025, (B) that interest on the Subordinate LOC is accruing pursuant to the applicable mortgage loan document (with the applicable interest rate determined using the Prime Rate in effect as of November 25, 2025 and giving effect to any applicable interest rate floor) and (C) that, in the case of each Subordinate LOC that has an interest-only period that does not extend through the maturity date of such Subordinate LOC, such initial interest-only period has expired and the related borrower is required to make scheduled principal plus interest payments as set forth in the corresponding promissory note and (4) the Coop – Committed Secondary Debt equals the balance of such Subordinate LOC, based on the full face amount of such Subordinate LOC.

With respect to the Mortgage Loans secured by residential cooperative properties, each related Mortgaged Property is owned or leased by the borrower, which is a cooperative housing corporation. No individual or entity (other than the borrower) has recourse obligations with respect to the loans, including pursuant to any guaranty or environmental indemnity. Accordingly, no information is presented in the column labeled Sponsor or Non-Recourse Carveout Guarantor in Annex A-1 with respect to the Mortgage Loans secured by residential cooperative properties sold to the depositor for inclusion in the Trust. In addition, with respect to information presented in Annex A-1 with respect to mortgage loans secured by residential cooperative properties: (1) Coop – Sponsor Units refers to the number of units owned by the original cooperative sponsor responsible for the mortgaged property’s conversion into cooperative ownership; such cooperative sponsor may rent its units or opt to market them for sale (either individually or as a whole); (2) Coop – Investor

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Units refers to a bulk number of units owned by a non-tenant investor(s), who can rent or sell the units; (3) Coop – Coop Units refers to the number of units owned by the borrower, which is a cooperative corporation; In this capacity, the cooperative may manage its units as an investor would or use the units for the benefit of its cooperative members; (4) Coop – Unsold Percent refers to the ratio of the total number of units collectively owned by the original cooperative sponsor, a non-tenant investor or the cooperative corporation to the number of units with shares allocated; and (5) Coop – Sponsor/Investor Carry is the cooperative sponsor’s or the investor’s net cash flow calculated by subtracting maintenance charges on the cooperative sponsor or investor owned units from the actual rents payable on such units, to the extent available.

In addition, due to the specialized nature of residential housing cooperatives, certain information presented in and shown on Annex A-1 with respect to Mortgage Loans (other than such Mortgage Loans secured by residential cooperative properties) is not presented on Annex A-1 with respect to the Mortgage Loans secured by residential cooperative properties sold to the depositor for inclusion in the Trust. For example, since residential cooperatives are not-for-profit entities that generally set maintenance fees to cover current expenses and plan for future capital needs and a residential cooperative is generally able to increase or decrease maintenance fees according to its anticipated expenses and level of cash reserves, historical Net Operating Income figures for residential cooperative properties are generally not representative of the cash flow generated by the property if it were operated as a multifamily rental property. Accordingly, the Most Recent NOI, Second Most Recent NOI, Third Most Recent NOI, and the related fields shown on Annex A-1 for the Mortgage Loans secured by residential cooperative properties are not presented on Annex A-1 with respect to the Mortgage Loans secured by residential cooperative properties sold to the depositor for inclusion in the Trust.

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Mortgage Pool Characteristics

Overview

Cut-off Date Mortgage Loan Characteristics

All Mortgage Loans
Initial Pool Balance(1)	$1,007,405,787
Number of Mortgage Loans	74
Number of Mortgaged Properties	91
Range of Cut-off Date Balances	$997,313 to $100,000,000
Average Cut-off Date Balance per Mortgage Loan	$13,613,592
Range of Interest Rates	5.4800% to 6.7090%
Weighted average Interest Rate	6.1615%
Range of original terms to maturity(2)	84 months to 121 months
Weighted average original term to maturity(2)	120 months
Range of remaining terms to maturity(2)	82 months to 121 months
Weighted average remaining term to maturity(2)	119 months
Range of original amortization terms(3)	300 months to 480 months
Weighted average original amortization term(3)	367 months
Range of remaining amortization terms(4)	299 months to 480 months
Weighted average remaining amortization term(3)	366 months
Range of Cut-off-Date LTV Ratios(4)(5)(7)	1.1% to 76.6%
Weighted average Cut-off-Date LTV Ratio(4)(5)(7)	50.8%
Range of LTV Ratios as of the maturity date(4)(5)(7)	1.1% to 76.6%
Weighted average LTV Ratio as of the maturity date(4)(5)(7)	49.1%
Range of U/W NCF DSCRs(5)(6)(7)	1.20x to 32.51x
Weighted average U/W NCF DSCR(5)(6)(7)	2.83x
Range of U/W NOI Debt Yields(5)(7)	8.1% to 199.9%
Weighted average U/W NOI Debt Yield(5)(7)	19.4%
Percentage of Initial Pool Balance consisting of:
Interest Only	66.2%
Amortizing Balloon	26.9%
Interest Only, Amortizing Balloon	6.9%

(1)	Subject to a permitted variance of plus or minus 5%.
(2)	With respect to one (1) Mortgage Loan (0.5%), the initial payment due date for such Mortgage Loan occurs after January 2026. On the closing date, the related mortgage loan seller(s) will contribute an initial interest deposit amount to the issuing entity to cover an amount that represents one month’s interest that would have accrued with respect to such Mortgage Loan at the related interest rate with respect to the assumed January 2026 payment date (the “Closing Date Deposit Amount”). Information presented in this prospectus reflects the contractual loan terms, however, such Mortgage Loan is being treated as having an initial due date in January 2026.
(3)	Excludes thirty-one (31) Mortgage Loans (66.2%) identified on Annex A-1, which are interest-only for the entire term.
(4)	LTV Ratios (such as, for example, the Cut-off Date LTV Ratios and LTV Ratios at Maturity) with respect to the Mortgage Loans were generally calculated using “as-is” values (or any equivalent term) as described under “Description of the Mortgage Pool—Certain Calculations and Definitions”; provided, that with respect to certain Mortgage Loans, the related LTV Ratios have been calculated using “as-complete”, “as-stabilized” or similar hypothetical values. Such Mortgage Loans are identified under the definitions of “Appraised Value” and/or “LTV Ratio” set forth under “Description of the Mortgage Pool—Definitions”. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.
(5)	In the case of Mortgage Loans that have one or more Pari Passu Companion loans and/or Subordinate Companion Loans that are not included in the issuing entity, the debt service coverage ratio, loan-to-value ratio and debt yield have been calculated including the related Pari Passu Companion Loan(s) but excluding any related Subordinate Companion Loan. With respect to the BioMed MIT Portfolio Mortgage Loan (2.3%), the loan-to-value ratio, debt yield and debt service coverage ratio include any Pari Passu Companion Loan(s), as applicable, but exclude the related Subordinate Companion Loan(s). The loan-to-value ratio as of the cut-off date, loan-to-value ratio as of the maturity date, underwritten net cash flow debt service coverage ratio and underwritten net operating income debt yield including the related Subordinate Companion Loan are 55.2%, 55.2%, 1.66x and 10.6%, respectively.

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(6)	Debt Service Coverage Ratios (such as, for example, U/W NCF DSCRs or U/W NOI DSCRs) are calculated based on “Annual Debt Service”, as defined under “Description of the Mortgage Pool—Certain Calculations and Definitions” and “—Definitions”.
(7)	For Mortgage Loans secured by residential cooperative properties, the DSCR and Debt Yield information are calculated using the projected net operating income and the projected net cash flow reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the Cut-off Date assuming such Mortgaged Property is operated as a rental property. The loan-to-value ratio information for Mortgage Loans secured by residential cooperative properties (other than the 3900 Bailey Ave Mortgage Loan (0.8%), which is secured by a Mitchell Lama cooperative, as further described herein) is based upon the Appraised Value of the residential cooperative property reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the Cut-off Date determined as if such residential cooperative property is operated as a residential cooperative and, in general, such value equals the sum of (i) the gross share value of all cooperative units in such residential cooperative property (generally applying a discount for sponsor or investor held units that are rent regulated, rent stabilized or rent controlled units, and in certain instances, for market rate units as and if deemed appropriate by the appraiser), based in part on various comparable sales of cooperative apartment units in the market, plus, in most cases, (ii) the amount of the underlying debt encumbering such residential cooperative property. See “Risk Factors—Risks Relating to the Mortgage Loans—Residential Cooperative Properties Have Special Risks” and “—Certain Calculations and Definitions—Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives”.

The issuing entity will include four (4) Mortgage Loans (11.2%) that represent the obligations of multiple borrowers (other than by reason of cross-collateralization provisions and/or tenancies-in-common borrower structures) that are liable on a joint and several basis for the repayment of the entire indebtedness evidenced by the related Mortgage Loan.

See also “—Certain Calculations and Definitions” above for important general and specific information regarding the manner of calculation of the underwritten debt service coverage ratios and loan-to-value ratios. See also “—Certain Terms of the Mortgage Loans” below for important information relating to certain payment and other terms of the Mortgage Loans.

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Property Types

The table below shows the property type concentrations of the Mortgaged Properties:

Property Type Distribution(1)

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Retail	12	$309,143,015	30.7%
Anchored	8	216,850,000	21.5
Outlet Center	1	84,000,000	8.3
Single Tenant	2	4,993,015	0.5
Shadow Anchored	1	3,300,000	0.3
Multifamily	46	$200,672,772	19.9%
Cooperative	45	188,672,772	18.7
Mid Rise	1	12,000,000	1.2
Office	3	$178,500,000	17.7%
CBD	2	130,000,000	12.9
Suburban	1	48,500,000	4.8
Leased Fee	1	$100,000,000	9.9%
Leased Fee	1	100,000,000	9.9
Hospitality	4	$80,250,000	8.0%
Full Service	1	34,750,000	3.4
Limited Service	2	26,000,000	2.6
Select Service	1	19,500,000	1.9
Industrial	11	$70,330,000	7.0%
Warehouse/Distribution	5	28,163,000	2.8
Manufacturing	3	24,659,000	2.4
Warehouse	1	7,000,000	0.7
Manufacturing/Warehouse	1	5,678,000	0.6
Flex	1	4,830,000	0.5
Mixed Use	9	$45,500,000	4.5%
Lab/Office	8	23,500,000	2.3
Retail/Hospitality	1	22,000,000	2.2
Self Storage	5	$23,010,000	2.3%
Self Storage	5	23,010,000	2.3
Total	91	$1,007,405,787	100.0%

(1)	Because this table presents information relating to Mortgaged Properties and not Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts as set forth in Annex A-1.

Retail Properties

In the case of the retail properties or mixed use properties with retail components set forth in the above chart, we note the following:

●	With respect to the Tennant Station Mortgage Loan (2.2%), the largest tenant, Rosso’s Furniture (19.7% NRA), has made a public announcement that it is liquidating its inventory and ceasing operations. According to the borrower sponsor, the tenant is expected to renew its lease at the Tennant Station Mortgaged Property ahead of its expiration in April 2026 and reopen with a new name and branding, offering a more specialized, upgraded line of furnishings. We cannot assure you that the tenant will renew the lease as expected, or at all. At loan origination, the borrower was required to deposit $300,000 into a reserve for tenant improvement
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allowances and/or leasing commissions relating to this space. The lender excluded Rosso’s Furniture rent in its underwriting.

See “Risk Factors—Risks Relating to the Mortgage Loans—Retail Properties Have Special Risks”, and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this prospectus, and “—Redevelopment, Renovation and Expansion” and “—Specialty Use Concentrations” below.

Multifamily Properties

In the case of the multifamily properties or mixed use properties with multifamily components set forth in the above chart, we note the following:

●	Certain of the residential cooperative properties are or may in the future become subject to government rent regulation, rent stabilization or rent control regulations which limit the rental payments payable by subtenants of unit owners and which would be applicable to the Mortgaged Property in whole or in part if the same were operated as a multifamily rental property. In particular, the Meadowlark Gardens Mortgaged Property (0.9%), the Karen Gardens Mortgaged Property (0.5%) and the Hartsdale Gardens Coop Mortgaged Property (0.5%) were rent stabilized buildings prior to conversion to cooperatives and therefore would revert to rent stabilization if they were converted to multifamily rental buildings upon foreclosure. With respect to the 3900 Bailey Ave Mortgage Loan (0.8%), the Mortgaged Property was built in 1963 as a Mitchell Lama cooperative and was never a rental multifamily property. In New York, large buildings greater than six units are subject to rent stabilization if built prior to 1974 unless the units were removed prior to 2019; this rent stabilization continues if a building was previously a cooperative and converted into a rental. In the event that the 3900 Bailey Ave Mortgaged Property enters a foreclosure proceeding and becomes a rental property, it would be subject to rent stabilization. Given that the building was never a rental, we cannot guarantee how rent stabilization would be implemented and enforced. Other cooperative Mortgaged Properties may also have been rent stabilized prior to conversion and therefore would also convert to rent stabilization.
●	With respect to the 1919 Madison Avenue Mortgage Loan (1.2%), the borrower is a Housing Development Fund Corporation cooperative established under Article XI of the New York Public Housing Finance Law for the specific corporate purpose to create and maintain affordable housing. The regulatory agreement originally established for the borrower, which contained the original specific affordable housing restrictions for the Mortgaged Property, expired in 2021, which leaves only the corporate purpose as the governing standard, with less oversight from the City of New York. The regulatory agreement contained limits on the income of purchasers of the units and a limit on the potential profits from unit sales through a flip tax. We cannot guarantee whether the current operations of the cooperative Mortgaged Property will be found by the City of New York to sufficiently fulfill its corporate purpose.
●	With respect to the 3900 Bailey Ave Mortgage Loan (0.8%), the borrower is a New York corporation created pursuant to Article II of the New York State Housing Finance Law (the “Mitchell Lama Program”) as a limited profit housing company supervised by the New York State Department of Housing and Community Renewal (the “NYS DHCR”). Under the Mitchell Lama Program:
o	only one cooperative unit can be owned per family;
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o	for households wishing to purchase and live in a cooperative unit:
■	the annual household income cannot exceed a prescribed limit determined by the household’s size;
■	the household composition and the size of the desired apartment must agree with the occupancy standards approved for the Mortgaged Property; and
■	the cooperative apartment at the Mortgaged Property must constitute the primary residence of all household members;
o	when foreclosing the Mortgaged Property;
■	the lender needs to add the Commissioner of Housing of the State of New York as a necessary party and will only be granted a foreclosure if the court finds there is no other way to adequately secure the lender’s interest in the Mortgaged Property other than the sale of the Mortgaged Property; and
■	if a foreclosure sale is granted, the Mortgaged Property must be sold to another housing company governed by the Mitchell Lama Program unless the court finds that this would not adequately support the payment of the Mortgage Loan, in which case the property may be sold to a third party not governed by the Mitchell Lama Program; and
o	the borrower may not do the following without approval from the NYS DHCR:
■	increase or decrease any maintenance charges;
■	withdraw any funds from any reserve accounts created for future contingencies as mandated under the Mitchell Lama Program;
■	undertake any capital expenditures; and
■	make any changes in property management.
●	With respect to the Birchwood on the Green Owners Corp. Mortgage Loan (0.7%), the related Mortgaged Property has an onsite, privately operated, sewage treatment facility.
●	With respect to the Hartsdale Gardens Coop Mortgage Loan (0.5%), five of the 75 units are borrower sponsor-owned and one of these units is rent stabilized (and is subject to negative carry (i.e., rents received do not cover maintenance charges)). In addition, one of the units is owned by the coop, is not owner-occupied, and is rented at market rate.

See “Risk Factors—Risks Relating to the Mortgage Loans—Multifamily Properties Have Special Risks” and “Risk Factors—Risks Relating to the Mortgage Loans—Residential Cooperative Properties Have Special Risks”. See also representation and warranty no. 8 in Annex D-1 and the exceptions thereto in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1). See also representation and warranty

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No. 8 in Annex D-1 and the exceptions thereto in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Office Properties

In the case of the office properties or mixed use properties with office components set forth in the above chart, we note the following:

●	With respect to the BioMed MIT Portfolio Mortgage Loan (2.3%), the borrower sponsor is currently developing a new building in the Cambridge market for the largest tenant at the portfolio, Takeda.

See “Risk Factors—Risks Relating to the Mortgage Loans—Office Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Leased Fee Properties

In the case of the leased fee property set forth in the above chart, see “Risk Factors—Risks Relating to the Mortgage Loans—Leased Fee Properties Have Special Risks”.

Hospitality Properties

In the case of the hospitality properties or mixed use properties with hospitality components set forth in the above chart, we note the following:

●	With respect to the Marriott Chicago O’Hare Mortgage Loan (3.4%), 38.1% of the underwritten income is attributable to food and beverage sales.
●	With respect to the Marriott Chicago O’Hare Mortgage Loan (3.4%), the related mortgage loan documents require a seasonality reserve. See Annex A-1 and Annex A-3 to this prospectus for more information.
●	With respect to the Courtyard Titusville Kennedy Space Center Mortgage Loan (1.9%), 20% of the underwritten income is attributable to food and beverage sales.

The following table shows the breakdown of each Mortgaged Property associated with a hotel brand through a license agreement, franchise agreement, operating agreement or management agreement.

Mortgage Loan/Property Portfolio Names	Mortgage Loan Cut-off Date Balance ($)	Percentage (%) of the Initial Pool Balance by Allocated Loan Amount	Expiration/Termination of Related License/ Franchise Agreement, Operating Agreement or Management Agreement	Maturity Date of the Related Mortgage Loan
Marriott Chicago O’Hare	$ 34,750,000	3.4%	6/23/2035	12/11/2035
Courtyard Titusville Kennedy Space Center	$ 19,500,000	1.9%	4/8/2042	12/11/2035
Natson Hotel Largo Portfolio – Hampton Inn & Suites	$ 13,969,048	1.4%	12/31/2045	12/6/2035
Natson Hotel Largo Portfolio – Holiday Inn Express & Suites	$ 12,030,952	1.2%	12/2/2049	12/6/2035

See “Risk Factors—Risks Relating to the Mortgage Loans—Hospitality Properties Have Special Risks”, “—Risks Relating to Affiliation with a Franchise or Hotel Management Company” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this prospectus, and “—Specialty Use Concentrations” below as well as “—

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Insurance Considerations”. For a description of scheduled PIPs with respect to certain Mortgaged Properties, see “—Redevelopment, Renovation and Expansion”.

Industrial Properties

In the case of the industrial properties set forth in the above chart, see “Risk Factors—Industrial Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Mixed Use Properties

In the case of the mixed use properties set forth in the above chart, each of the mixed use Mortgaged Properties has one or more office, retail or hospitality components, we note the following:

●	With respect to the BioMed MIT Portfolio Mortgage Loan (2.3%), the portfolio is comprised of eight mixed-use properties totaling 1,314,481 square feet. Across the portfolio, 1,260,760 square feet (approximately 95.9% of total net rentable area) is used for life science laboratory space, 53,221 square feet (approximately 4.0% of total net rentable area) is used for office space, and 500 square feet (approximately 0.0% of total net rentable area) is used for storage space. In addition, the 65 Landsdowne Mortgaged Property includes a standalone parking garage located across the street from the main portion of the Mortgaged Property, and the related parking revenue thereon represents a significantly higher portion of the 65 Landsdowne Mortgaged Property’s total revenue, ranging from approximately 36.4% in 2022 to 42.0% in 2024, than the 8.7% of underwritten total revenue for the entire portfolio.
●	With respect to the Canyon Portal Mortgage Loan (2.2%), the related Mortgaged Property consists of (i) 25,243 SF of retail space across three buildings (representing approximately 49.1% of the rentable square footage at the Mortgaged Property); 19,812 SF of hotel space across three buildings (representing approximately 38.5% of the rentable square footage at the Mortgaged Property); 11 residential studio apartments totaling 3,988 SF of NRA (representing approximately 7.8% of the rentable square footage at the Mortgaged Property); and the remaining space comprised of storage/office and parking (representing approximately 3% each of the rentable square footage at the Mortgaged Property).

See “Risk Factors—Risks Relating to the Mortgage Loans—Mixed Use Properties Have Special Risks”, “—Retail Properties Have Special Risks”, “—Office Properties Have Special Risks”, “—Hospitality Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this prospectus, and “—Specialty Use Concentrations” below.

Self Storage Properties

In the case of the self storage properties set forth in the above chart, see “Risk Factors—Risks Relating to the Mortgage Loans—Self Storage Properties Have Special Risks”.

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Specialty Use Concentrations

Certain Mortgaged Properties have one of the 5 largest tenants by net rentable area that operates its space as a specialty use that may not allow the space to be readily converted to be suitable for another type of tenant, as set forth in the following table.

Specialty Use	Number of Mortgaged Properties	Approx. % of Initial Pool Balance (by allocated loan amount)
Movie Theater/Entertainment Venue	1	2.2%
Laboratory space	1	2.3%
Grocery store	4	13.7%
Gym, fitness center, spa or health club	1	2.2%
Restaurant	6	16.5%
Hotel/casino	2	2.6%
Bowling Alley	1	2.2%

The Burke Centre Mortgaged Property (8.7%), the Tennant Station Mortgaged Property (2.2%), the Lancaster Plaza Mortgaged Property (1.6%) and the Wisconsin Rapids Retail Mortgaged Property (0.3%) each include one or more tenants that operate an on-site gas station or automobile repair and servicing company.

The Burke Centre Mortgaged Property (8.7%) and Tennant Station Mortgaged Property (2.2%) each include one or more tenants that operate a dry-cleaning business.

With respect to the Mortgage Loans secured by residential cooperative properties, information regarding the 5 largest tenants has not been reflected on Annex A-1 or in the chart above. Notwithstanding the exclusion of the residential cooperative properties from the figures presented in the chart above or its corresponding footnotes, certain residential cooperative properties are heavily dependent on income from commercial tenancies and may, in certain instances, have space that is devoted to specialty uses. These uses may include, without limitation, hospitals, dental or medical offices or clinics, data centers, laboratories, television studios, arcades, restaurants and/or parking garages. The specialty use spaces may not be readily convertible (or convertible at all) to alternative uses if those uses were to become unprofitable, or if the spaces were to become vacant, for any reason. See “Risk Factors—Risks Relating to the Mortgage Loans—Residential Cooperative Properties Have Special Risks”.

See “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” and “—Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses”.

Significant Obligors

There are no significant obligors related to the issuing entity.

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Mortgage Loan Concentrations

Top Fifteen Mortgage Loans

The following table shows certain information regarding the 15 largest Mortgage Loans by Cut-off Date Balance:

Loan Name	Mortgage Loan Cut-off Date Balance	Approx. % of Initial Pool Balance	Loan per SF/Unit(1)	U/W NCF DSCR(1)(2)	Cut-off Date LTV Ratio(1)(2)	Property Type
Sheraton Denver Downtown Hotel	$100,000,000	9.9%	$940	1.29x	76.6%	Leased Fee
255 Greenwich	$90,000,000	8.9%	$235	1.90x	52.5%	Office
Burke Centre	$88,000,000	8.7%	$342	1.34x	68.1%	Retail
Ellenton Premium Outlets	$84,000,000	8.3%	$251	2.31x	60.6%	Retail
Midwest Industrial Portfolio	$58,500,000	5.8%	$21	1.44x	61.3%	Industrial
Brentwood Commons	$48,500,000	4.8%	$111	2.88x	53.1%	Office
Market Place Center	$40,000,000	4.0%	$117	2.96x	50.9%	Office
Marriott Chicago O’Hare	$34,750,000	3.4%	$73,936	1.75x	47.9%	Hospitality
Red Rock Commons	$28,050,000	2.8%	$209	1.51x	65.2%	Retail
4 Union Square South	$27,500,000	2.7%	$588	2.42x	41.4%	Retail
Natson Hotel Largo Portfolio	$26,000,000	2.6%	$139,037	1.80x	56.1%	Hospitality
BioMed MIT Portfolio	$23,500,000	2.3%	$479	2.75x	35.3%	Mixed Use
Tennant Station	$22,500,000	2.2%	$110	2.17x	46.3%	Retail
Canyon Portal	$22,000,000	2.2%	$428	1.20x	68.8%	Mixed Use
Courtyard Titusville Kennedy Space Center	$19,500,000	1.9%	$128,289	1.72x	56.5%	Hospitality
Top 3 Total/Weighted Average	$ 278,000,000	27.6%		1.50x	66.1%
Top 5 Total/Weighted Average	$ 420,500,000	41.7%		1.66x	64.3%
Top 10 Total/Weighted Average	$ 599,300,000	59.5%		1.88x	60.6%
Top 15 Total/Weighted Average	$ 712,800,000	70.8%		1.89x	59.3%

(1)	In the case of each of the Mortgage Loans that is part of a Whole Loan, the calculation of the Loan per SF/Unit, U/W NCF DSCR and Cut-off Date LTV Ratio for each such Mortgage Loan is calculated based on the principal balance, debt service payment and Underwritten Net Cash Flow for the Mortgage Loan included in the issuing entity and the related Pari Passu Companion Loan(s) in the aggregate, but unless otherwise expressly stated, excludes any Subordinate Companion Loan.
(2)	The U/W NCF DSCR and Cut-off Date LTV Ratio with respect to the BioMed MIT Portfolio Mortgage Loan (2.3%) based on the combined senior notes and subordinate notes are 1.66x and 55.2%, respectively.

For more information regarding the 15 largest Mortgage Loans and/or loan concentrations and related Mortgaged Properties, see the individual Mortgage Loan and portfolio descriptions in Annex A-3. Other than with respect to the top 15 Mortgage Loans identified in the table above, each of the other Mortgage Loans represents no more than 1.7% of the Initial Pool Balance.

See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses”.

Multi-Property Mortgage Loans and Related Borrower Mortgage Loans

The Mortgage Loans set forth in the table below entitled “Multi-Property Mortgage Loans” (11.2%) are secured by two or more properties. In some cases, however, the amount of the mortgage lien encumbering a particular property or group of those properties may be less than the full amount of indebtedness under the Mortgage Loan, generally to minimize recording tax. In such instances, the mortgage amount may equal a specified percentage (generally ranging from 100% to 150%, inclusive) of the appraised value or allocated loan amount for the particular Mortgaged Property. This would limit the extent to which proceeds from that property would be available to offset declines in value of the other Mortgaged Properties securing the same Mortgage Loan.

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The table below shows each individual Mortgage Loan that is secured by two or more Mortgaged Properties.

Multi-Property Mortgage Loans(1)

Mortgage Loan/Property Portfolio Names	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Midwest Industrial Portfolio	$58,500,000	5.8%
Natson Hotel Largo Portfolio	26,000,000	2.6
BioMed MIT Portfolio	23,500,000	2.3
CVS Solomon Portfolio	4,993,015	0.5
Total	$112,993,015	11.2%

(1)	Total may not equal the sum of such amounts listed due to rounding.

In some cases, an individual Mortgaged Property may be comprised of two or more parcels, buildings or units that may not be contiguous or may be owned by separate borrowers or a portfolio of Mortgaged Properties may be comprised of Mortgaged Properties owned by separate borrowers. For example:

●	With respect to the Midwest Industrial Portfolio Mortgage Loan (5.8%), the Franklin, PA Mortgaged Property is comprised of multiple separate parcels, which are non-contiguous.
●	With respect to the BioMed MIT Portfolio – 65 Landsdowne Mortgaged Property (0.3%), the related Mortgaged Property is comprised of multiple separate parcels, which are non-contiguous.
●	With respect to the Lambertville Mini Storage I and II Mortgage Loan (0.7%), the Mortgaged Property is comprised of two self storage properties that are operated together and are not contiguous.

One (1) group of Mortgage Loans, set forth in the table below entitled “Related Borrower Loans” (1.1%) is not cross-collateralized but has borrower sponsors related to each other. See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses” in addition to Annex A-1 and the related footnotes.

The following table shows each group of Mortgage Loans that are not cross-collateralized but have borrowers that are related to each other.

Related Borrower Loans(1)

Mortgage Loan Names	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Group 1
StorQuest - San Leandro, CA	1	$5,200,000	0.5%
StorQuest - Vallejo, CA	1	2,960,000	0.3
StorQuest - 51st Avenue, Phoenix, AZ	1	2,850,000	0.3
Total	3	$11,010,000	1.1%

(1)	Totals may not equal the sum of such amounts listed due to rounding.

Mortgage Loans with related borrowers are identified under “Affiliated Sponsor” on Annex A-1. See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based

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on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses” in addition to Annex A-1 and the related footnotes.

Geographic Concentrations

The table below shows the states that have concentrations of Mortgaged Properties that secure 5.0% or more of the Initial Pool Balance:

Geographic Distribution(1)

State	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance
New York	47	$ 306,172,772	30.4%
Florida	4	$ 129,500,000	12.9%
Colorado	1	$ 100,000,000	9.9%
California	6	$ 91,710,000	9.1%
Virginia	1	$ 88,000,000	8.7%

(1)	Because this table presents information relating to Mortgaged Properties and not the Mortgage Loans, the information for any Mortgaged Property that is one of multiple Mortgaged Properties securing a particular Mortgage Loan is based on an allocated loan amount as stated in Annex A-1.

The remaining Mortgaged Properties are located throughout seventeen (17) other states with no more than 4.9% of the Initial Pool Balance by allocated loan amount secured by Mortgaged Properties located in any such jurisdiction.

In addition, with respect to the Mortgaged Properties in the Mortgage Pool, we note the following in respect of their geographic concentration:

●	Six (6) Mortgaged Properties (9.1%) are located in areas that are considered a high earthquake risk (seismic zones 3 or 4), and seismic reports were prepared with respect to these Mortgaged Properties, and based on those reports, no Mortgaged Property has a seismic expected loss greater than 13.0%.
●	Four (4) Mortgaged Properties (12.9%) are each located within approximately 25 miles of the coast of the Gulf of Mexico or the Atlantic Ocean south of Maryland, and are therefore more susceptible to hurricanes. See representation and warranty no. 18 and 26 in Annex D-1 (subject to the limitations and qualifications set forth in the preamble in Annex D-1).
●	Mortgaged Properties located in California, Texas and Florida among others, are more susceptible to wildfires than properties in other parts of the country.

Mortgaged Properties with Limited Prior Operating History

Four (4) of the Mortgaged Properties (2.2%) (i) were constructed or the subject of a major renovation that was completed within 12 calendar months prior to the Cut-off Date and, therefore, the related Mortgaged Property has either no prior operating history or limited prior operating history, (ii) have a borrower or an affiliate under the related Mortgage Loan that acquired the related Mortgaged Property within 12 calendar months prior to the Cut-off Date and such borrower or affiliate was unable to provide the related mortgage loan seller with historical financial information for such acquired Mortgaged Property or (iii) are single tenant properties subject to triple net leases with the related tenant where the related borrower did not provide the related mortgage loan seller with historical financial information for the related Mortgaged Property.

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See Annex A-3 for more information on the Mortgaged Properties with limited prior operating history relating to the largest 15 Mortgage Loans.

See “Risk Factors—Risks Relating to the Mortgage Loans—Limited Information Causes Uncertainty”.

Tenancies-in-Common or Diversified Ownership

With respect to the Brentwood Commons Mortgage Loan (4.8%) and the CVS Solomon Portfolio Mortgage Loan (0.5%), the related borrowers own all or a portion of the related Mortgaged Property or Mortgaged Properties as tenants-in-common and the respective tenants-in-common have agreed to a waiver of their rights of partition. See “Risk Factors—Risks Relating to the Mortgage Loans—The Borrower’s Form of Entity May Cause Special Risks” and “—Tenancies-in-Common May Hinder Recovery”.

Condominium and Other Shared Interests

The 85 8th Avenue Owners Corp. Mortgage Loan (0.4%) and the Greenwich 33 Apartment Corp. Mortgage Loan (0.1%) are each secured in whole or in part by the related borrower’s interest in one or more units in a condominium. With respect to such Mortgage Loans (other than as described below), the borrower generally controls the appointment of a majority of the members and voting of the condominium board or the condominium owners cannot take actions or cause the condominium association to take actions that would affect the borrower’s unit(s) without the borrower’s consent.

With respect to the 85 8th Avenue Owners Corp. Mortgage Loan (0.4%), the related Mortgaged Property consists of one (1) condominium unit in an apartment building that is comprised of three (3) condominium units. The residential condominium unit, which comprises the Mortgaged Property, consists of residential apartment units with allocated cooperative shares. The remaining two (2) condominium units (which are a garage condominium unit and a commercial condominium units) do not comprise part of the Mortgaged Property and are owned separately from the related borrower, and may be used for any purpose permitted by law. Each of the three (3) condominium units are taxed separately. The ordinary affairs of the condominium are governed by the condominium board of managers which is comprised of three (3) members appointed by the related borrower, one (1) member appointed by the commercial condominium unit owner, and one (1) member appointed by the garage condominium unit owner. While the related borrower controls the condominium board of managers, thereby controlling the day-to-day operation of the condominium, certain specified decisions require the consent of all condominium board members and, accordingly, with respect to such decisions the consent of the condominium board members appointed by the commercial unit owner and the garage unit owner may be required.

With respect to the Greenwich 33 Apartment Corp. Mortgage Loan (0.1%), the related Mortgaged Property consists of one (1) condominium unit in an apartment building that is comprised of two (2) condominium units. The residential condominium unit, which comprises the Mortgaged Property, consists of residential apartment units with allocated cooperative shares. The remaining condominium unit (which is operated as a commercial condominium unit) does not comprise part of the Mortgaged Property and is owned separately from the related borrower, and may be used for any purpose permitted by law. Each of the two (2) condominium units are taxed separately. The ordinary affairs of the condominium are governed by the condominium board of managers which is comprised of two (2) members appointed by the related borrower and one (1) member appointed by the commercial condominium unit owner. While the related borrower controls the condominium

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board of managers, thereby controlling the day-to-day operation of the condominium, certain specified decisions require the consent of all condominium board members and, accordingly, with respect to such decisions the consent of the condominium board members appointed by the commercial unit owner may be required.

See “Risk Factors—Risks Relating to the Mortgage Loans—Condominium Ownership May Limit Use and Improvements”. See also representation and warranty no. 8 in Annex D-1 and the exceptions thereto in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Residential Cooperatives

Each of the National Cooperative Bank, N.A. Mortgage Loans, the 1919 Madison Avenue Mortgage Loan, the Meadowlark Gardens Mortgage Loan, the 3900 Bailey Ave Mortgage Loan, the Karen Gardens Mortgage Loan and the Hartsdale Gardens Coop Mortgage Loan (collectively, 18.7%) is structured as a residential cooperative.

See “Risk Factors—Risks Relating to the Mortgage Loans—Residential Cooperative Properties Have Special Risks” and “—Property Types—Multifamily Properties”.

Fee & Leasehold Estates; Ground Leases

The table below shows the distribution of underlying interests encumbered by the mortgages related to the Mortgaged Properties:

Underlying Estate Distribution(1)

Underlying Estate	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Fee(2)	81	$ 960,086,887	95.3%
Leasehold	2	23,818,900	2.4
Sub-Leasehold(3)	8	23,500,000	2.3
Total	91	$ 1,007,405,787	100.0%

(1)	Because this table presents information relating to Mortgaged Properties and not Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts as set forth in Annex A-1 to this prospectus.
(2)	For purposes of this prospectus, an encumbered interest will be characterized as a “fee interest” and not a leasehold interest if (i) the borrower has a fee interest in all or substantially all of the Mortgaged Property (provided that if the borrower has a leasehold interest in any portion of the Mortgaged Property, such portion is not, individually or in the aggregate, material to the use or operation of the Mortgaged Property), or (ii) the Mortgage Loan is secured by the borrower’s leasehold interest in the Mortgaged Property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related Mortgaged Property.
(3)	The BioMed MIT Portfolio Mortgage Loan (2.3%) is subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on the related borrower’s sub-leasehold interest in the related mortgaged property.

In general except as noted in the exceptions to representation and warranty no. 36 in Annex D-1 indicated on Annex D-2 or otherwise discussed below, and unless the related fee interest is also encumbered by the related Mortgage, each of the ground leases: (i) has a term that extends at least 20 years beyond the maturity date of the Mortgage Loan (taking into account all freely exercisable extension options); and (ii) contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event a ground lease is rejected or terminated. See Annex A-3 for more information on the Mortgaged Properties secured by ground leases relating to the largest 15 Mortgage Loans.

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Mortgage loans secured by ground leases present certain bankruptcy and foreclosure risks not present with Mortgage Loans secured by fee simple estates. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Ground Leases and Other Leasehold Interests”, “Certain Legal Aspects of Mortgage Loans—Foreclosure” and “Certain Legal Aspects of Mortgage Loans—Foreclosure—Bankruptcy Laws”.

As regards ground leases, see representation No. 36 on Annex D-1 and the exceptions thereto on Annex D-2.

●	With respect to the BioMed MIT Portfolio Mortgage Loan (2.3%), each individual Mortgaged Property is subject to a prime ground lease (or in the case of 65 Landsdowne, two prime ground leases) (collectively, the “Prime Leases”) with Massachusetts Institute of Technology, a Massachusetts educational corporation (“MIT”), as ground lessor (the “Prime Lessor”), and a wholly-owned subsidiary of MIT, as ground lessee (the “Prime Lessee”), and a sub-ground lease (or in the case of 65 Landsdowne, one sub-ground lease for each of the two applicable Prime Leases) (collectively, the “Ground Leases”) with the Prime Lessee as ground lessor (the “Ground Lessor”) and the applicable borrower, as ground lessee (the “Ground Lessee”). Each mortgage is secured by the applicable borrower’s sub-leasehold interest in the applicable Ground Lease and does not encumber the Prime Leases or the fee estate of the Prime Lessor.

Each of the Ground Leases is structured with base rent and percentage rent components, with percentage rent driven by revenue at the BioMed MIT Portfolio properties (the “Percentage Rent”). Each borrower has fully prepaid the base rent and the Percentage Rent (subject to certain exceptions described in the immediately following two sentences) for the period beginning on July 1, 2024, and ending on June 30, 2032 (the “Eight Year Period”), and for the extension term beginning on the date set forth in the applicable Ground Lease and expiring on April 30, 2099 (the “Extension Term”). In the event the applicable borrower receives gross revenues (including but not limited to, voluntary lease termination payments, accelerated rent, breakage fees, security deposits, liquidated or other damages) attributable to any tenant during the Eight Year Period that, in the aggregate, are in excess of the total amount of rent that the tenant would have otherwise paid during the remaining portion of the Eight Year Period, the applicable borrower must pay percentage rent equal to 15% of such excess during the year such payment was received from the tenant. In addition, if a tenant is relocated to another premises outside of the applicable Mortgaged Property that is owned by the applicable borrower or an affiliate and located within 70 miles of the applicable Mortgaged Property and the applicable borrower receives gross revenues (including but not limited to, voluntary lease termination payments, accelerated rent, breakage fees, security deposits, liquidated or other damages) attributable to the termination of the tenant’s lease during the Eight Year Period, the applicable borrower must pay percentage rent equal to 15% on a percentage of the gross revenues received by the borrower, which percentage is calculated by dividing (i) the net present value as of the date of lease termination using a discount rate of 8% of rent payments due under the applicable lease following the Eight Year Period until the end of the applicable lease term and (B) the net present value using a discount rate of 8% of all rent payments due under the applicable lease for the remainder of the lease term as of the date of lease termination. Each borrower is required to resume regular payments of base rent and percentage rent upon the expiration of the Eight Year Period and continuing until the commencement of the Extension Term.

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In addition to base rent, each Ground Lessee is required to pay percentage rent at an annual rate equal to 15% of annual gross revenues from the applicable Mortgaged Property in excess of the applicable percentage rent threshold, which is equal to the amount of annualized gross revenues attributable to 90% of the gross rentable area of the subject premises on the date that Ground Lessee first receives rents from occupants attributable to 90% or more of the gross rentable area (the “Percentage Rent Threshold”). Under certain Ground Leases, gross revenues exclude, among other items, deemed tenant improvement reimbursements equal to the tenant improvement allowance amortized over the tenant’s lease term at the Prime Rate plus 1.50%. The Percentage Rent Threshold may be increased or decreased in connection with a refinancing as provided in the Ground Leases based on increases or decreases in the debt service based on the type of refinancing due under any loan(s) secured by the applicable BioMed MIT Portfolio property.

With respect to each Mortgaged Property, the related Ground Lessor is also entitled to 15% of (a) the allocable share of a direct or indirect financing or (b) the gross proceeds received by the applicable Ground Lessee from any refinancing of the improvements or Ground Lessee’s interest under the Ground Lease less the greater of (i) outstanding mortgage debt on the leasehold interests or (ii) the purchase price paid by the Ground Lessee to a previous ground lessee which occurs within 10 days prior to such refinancing, and less certain other deductions set forth in the Ground Leases.

With respect to each Mortgaged Property, the related Ground Lessor is also entitled to 15% of the gross proceeds received by Ground Lessee from any sale or resale of the improvements or Ground Lessee’s interest under the Ground Lease, either directly or indirectly, by sale of the stock, shares or other beneficial interest in Ground Lessee (other than certain upper-tier non-controlling minority interests) less the greater of (a) outstanding mortgage debt or (b) the purchase price paid by the Ground Lessee to a previous ground lessee, and less certain other deductions set forth in the Ground Leases.

The Ground Leases provide certain rights restrictions by the Ground Lessors with regard to any future mortgage financing, mezzanine financing and/or transfer of the Mortgaged Properties. The Ground Leases also provide certain mortgagee protections for mortgage lender provided that such lenders qualify as “Approved First Mortgagees” (as defined below). Pursuant to the estoppels delivered to mortgage lender in connection with the Whole Loan, each Ground Lessor acknowledged each mortgage lender as an Approved First Mortgagee, as applicable. Future mortgage and mezzanine lenders will be subject to each Ground Lessor’s consent in accordance with the Ground Lease and associated estoppels.

An “Approved First Mortgagee”, as applicable, includes, among other things, (i) any bank, trust company or national banking association, (ii) any insurance company, (iii) any pension or retirement trust or fund for which any bank, trust company, national banking association or registered investment adviser is acting as trustee or agent, or if self-managed, having gross assets of at least $50 million, (iv) any investment company as defined in the Investment Company Act of 1940, (v) any government or public employees’ pension or retirement system, (vi) any REIT, (vii) certain charitable foundations and (viii) any federal or Massachusetts state government agency, in each case (other than clause (viii)), subject to certain other conditions set forth in the Ground Leases.

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Transfers of the sub-leasehold interest are prohibited without each Ground Lessor’s consent, unless such transferee meets certain criteria set forth in the Ground Leases, including that such transferee is required to (i) have a reputation of high quality and to operate the improvements in a first-class manner, and (ii) have, in the reasonable opinion of such Ground Lessor, the qualifications, experience and financial responsibility required to fulfill the obligations contained in the subject Ground Leases for the continued first class management and operation of the BioMed MIT Portfolio properties, or otherwise would be required to hire a manager that would meet such experience test.

In the event that a Ground Lease is terminated for any reason, including rejection of such Ground Lease in any bankruptcy or insolvency proceeding, at the request of the mortgage lenders delivered in writing to the related Ground Lessor within 15 days after receipt of notice of such termination, such Ground Lessor is required to, upon compliance with the requirements set forth in the related Ground Lease, enter into a new lease directly with the mortgage lenders for the remainder of the term and having the same priority as the related Ground Lease.

In the event that the Prime Lease is terminated for any reason (including in the event of a rejection in bankruptcy, insolvency or similar proceeding involving Prime Lessee) prior to the expiration date of the Prime Lease, including an event where the Ground Lease would be deemed terminated solely as a result of termination of the Prime Lease, the Ground Lease (excluding any amendments thereto that have not been consented to by Prime Lessor in writing) will automatically continue in full force and effect for the balance of the term of the Ground Lease and be deemed for all purposes to be a direct lease between Prime Lessor and the applicable borrower, upon the terms and conditions of, and having the same priority as, the Ground Lease (the “Direct Lease”), provided that the borrower is not in default of the Ground Lease beyond all applicable notice and cure periods of borrower and the mortgage lender or any mezzanine lender such that the Prime Lessee had the right to terminate the Ground Lease at the time of termination of the Prime Lease. See “Description of the Mortgage Pool—Tenant Issues—Purchase Options and Rights of First Refusal” for additional information.

●	With respect to the Canyon Portal Mortgage Loan (2.2%), the related Mortgaged Property is subject to a 99-year ground lease expiring in 2124. Ground lease payments are made monthly and are based on a percentage rent calculation at 25% of total base rent collected.

Environmental Considerations

An environmental report was prepared for each Mortgaged Property no more than nine (9) months prior to the Cut-off Date. See Annex A-1 for the date of the environmental report for each Mortgaged Property. The environmental reports were generally prepared pursuant to the American Society for Testing and Materials standard for a “Phase I” environmental site assessment (the “ESA”). In addition to the Phase I standards, some of the environmental reports will include additional research, such as limited sampling for asbestos-containing material, lead-based paint, radon or water damage with limited areas of potential or identified mold, depending on the property use and/or age. Additionally, as needed pursuant to American Society for Testing and Materials standards, supplemental “Phase II” site investigations have been completed for some Mortgaged Properties to further evaluate certain environmental issues, including certain recognized environmental

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conditions (each, a “REC”). A Phase II investigation generally consists of sampling and/or testing.

See “Risk Factors—Risks Relating to the Mortgage Loans—Adverse Environmental Conditions at or Near Mortgaged Properties May Result In Losses” in this prospectus. See also representation and warranty no. 43 in Annex D-1 and the exceptions thereto in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Described below is certain additional information regarding environmental issues at the Mortgaged Properties securing the Mortgage Loans:

●	With respect to the Burke Centre Mortgage Loan (8.7%), the related ESA identified two controlled recognized environmental conditions (each, a “CREC”) related to gas stations located on the Mortgaged Property. With respect to an Exxon gas station, there were records of four leaking underground storage tank cases (“LST Cases”) on file with the Virginia Department of Environmental Quality (“VDEQ”). Such cases were opened in 1992, 1997, 2002 and 2009. In connection with those cases, elevated concentrations of benzene, toluene, ethylbenzene, and xylene (“BTEX”), methyl tert-butyl ether and petroleum hydrocarbons were found in soil and groundwater. Based on remediation performed and regulatory closure of the LST Cases with residual impacts remaining, the ESA identified the LST Cases as a CREC. In addition, a Sunoco station at the Mortgaged Property had a release case in 2000, which following remediation received regulatory closure from the VDEQ in 2004. However, residual contamination from total petroleum hydrocarbons remained at the Mortgaged Property. Later, in 2007 and 2008, the first generation of UST’s, in-ground hydraulic lifts, and 431 tons of impacted soils were removed. Residual impacts remained, but VDEQ granted closure in June 2008. 2024 groundwater monitoring data showed contaminant concentration levels were generally decreasing or stable. Based on remediation performed, soil and groundwater analytical results and regulatory closure, the ESA classified the prior case as a CREC.
●	In addition, with respect to the Burke Centre Mortgage Loan (8.7%), the ESA identified a historical recognized environmental condition (“HREC”) related to the operation of a dry cleaner and elevated perchloroethylene (“PCE”) and trichloroethylene (“TCE”) concentrations in groundwater behind the dry cleaner space. It is unknown whether these concentrations were reported to the VDEQ prior to the closure of the related HREC. Accordingly, the environmental consultant performed a limited Phase II subsurface investigation to determine whether impacts remain. Soil gas samples identified concentrations of PCE and TCE above Virginia’s residential and industrial screening levels and the United States Environmental Protection Agency’s (“USEPA”) vapor intrusion screening levels. In addition, vapor and indoor air samples collected inside the dry cleaner location in July 2025 indicated PCE and TCE were present but not above VDEQ standards. However, the environmental consultant determined there was a potential for indoor air to become impacted. Based on the ESA’s findings, the consultant prepared an Opinion of Probable Cost (“OPC”) estimating the reasonable worst-case scenario amount to address potential indoor air impacts at $39,500. Based on this estimate, the borrower contributed the OPC amount to an environmental escrow account to cover the costs of any such work. The borrower is required to complete specified remediation (described below) within a timeframe reasonably determined by it and in accordance with applicable environmental law (however, the loan documents provide that the borrower is not obligated to commence or complete remediation during the loan term). Upon an event of default, the lender may use such reserve either to
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complete the applicable remediation or to apply it to the repayment of the Mortgage Loan. The specified remediation is conducting indoor air quality sampling, and to the extent that such sampling shows the presence of TCE and PCE at levels in excess of (x) voluntary remediation program screening levels under environmental law and (y) levels that would necessitate remediation under environmental law, installing a sub-slab depressurization system or other remedial measures (subject to the lender’s reasonable approval).

●	With respect to the Midwest Industrial Portfolio Mortgage Loan (5.8%), the related ESAs identified the following RECs and recommended Phase II investigations:
o	With respect to the Franklin, PA Mortgaged Property (1.0%), (i) various industrial tenants, which previously occupied the property, (ii) two listed underground storage tanks (“USTs”), which lacked regulatory closure, and (iii) up to six current or former USTs at the Mortgaged Property based on site plans from the 1980s which were either formerly removed or abandoned in place.
o	With respect to the Milwaukee, WI (Cudahy) Mortgaged Property (0.8%), previous presence of a packaging company which manufactured printed plastic and package materials and previously operated at the Mortgaged Property, using per- and poly-fluoroalkyl substances (“PFAS”), with evidence of a release of solvent materials and petroleum to the subsurface of the Mortgaged Property possibly having impacted the subsurface conditions at the Mortgaged Property.
o	With respect to the Orleans, IN Mortgaged Property (0.6%), (i) five USTs and long-term industrial use at the Mortgaged Property with no indications of contaminants above reportable levels or which are permanently out of use with no evidence of significant leaks or spills, but noted regulatory databases show historical UST generator activity tied to the facility, and (ii) the long history of solvent use at the Mortgaged Property and the dumping of caustic wastewater.
o	With respect to the Milwaukee, WI (Broadway) Mortgaged Property (0.6%), the ESA indicated (i) the historical generation of halogenated and (ii) the possible previous presence of two USTs.
o	With respect to the Dekalb, IL Mortgaged Property (0.6%), previous operation as a General Electric Motor plant, which is a type of property often associated with PFAS contamination.
o	With respect to the Andrews, NC Mortgaged Property (0.4%), (i) various long-term historic industrial usages, including the operations of woods products manufacturing facilities, a facility with two to three oil tanks, a railroad machine shop, furniture products manufacturing facilities, and a coated and laminated paper manufacturing facility, generating ignitable waste and spending nonhalogenated solvents, resulting in multiple violations, (ii) two USTs that were removed with no indication of further impact but also no indication of any post-excavation soil or groundwater sampling, and (iii) two leaking above-ground storage tanks (“LASTs”), with indication that an estimated five to 100 gallons of fuel oil was spilled that led to subsequent groundwater monitoring but no documented case closure.

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In lieu of recommended Phase II subsurface investigations for the aforementioned properties, the borrower obtained lender recovery and pollution liability coverage provided by Lloyd’s Syndicates 3623 through Beazley SLEAP Insurance, with a limit of $5,175,000 for each pollution condition and $20,000,000 in the aggregate, and a deductible of $25,000 for each pollution condition, and a coverage period beginning on November 17, 2025 and expiring on November 17, 2038.

●	With respect to the Midwest Industrial Portfolio Mortgage Loan (5.8%), the following CRECs were identified by the related ESAs:
o	With respect to the Franklin, PA Mortgaged Property (1.0%), the ESA indicated that an environmental notice was recorded in a special warranty deed in October 2023 disclosing that the Mortgaged Property formerly operated as a printing and binding facility and soil contamination may have resulted from waste areas. The deed serves as a statutory activity and use limitation providing permanent notice of contamination and remedial actions. Contaminated surface soils and waste material were removed, no explicit land-use or engineering restrictions were imposed, and the Environmental Protection Agency determined no further remedial action was necessary. However, the ESA identified the foregoing a CREC and recommended continued adherence to the disclosure requirements outlined in the special warranty deed during future property transfers.
o	With respect to the Sheboygan, WI (Muth) Mortgaged Property (0.9%), the ESA indicated that there were previously elevated concentrations of PAHs and metals in soil collected from the northern portion of the Mortgaged Property, and related continuing obligations, including the maintenance of ground cover, imposed on the Mortgaged Property pursuant to a remedial strategy plan implemented to manage the long-term risk associated with residual impacted fill soil and recommended adherence with such obligations.
o	With respect to the Milwaukee, WI (Cudahy) Mortgaged Property (0.8%), the ESA indicated that the Mortgaged Property was historically occupied by a packaging company whose operations involved the use of solvents and petroleum materials, including of volatile organic compounds, polycyclic aromatic hydrocarbons (“PAHs”), and metals were identified within the soil sample above the applicable standards. As a result, the State of Wisconsin Department of Natural Resources (the “Wisconsin DNR”) imposed continuing obligations on the Mortgaged Property, including, among others, managing residual soil contamination and filling and sealing any monitoring wells found at the property. The Wisconsin DNR must re-assess the Mortgaged Property if there are any planned changes to the current property or land use to determine whether the closure and continuing obligations will continue to be protective of the proposed use.

Additionally, contaminated soil and groundwater were identified at the adjoining self-storage property to the north of the Mortgaged Property and the Wisconsin DNR further imposed several related conditions and ongoing obligations on the adjoining property. According to the ESA, the foregoing has been controlled through the installation of a topsoil cap, consisting of a minimum of six inches of topsoil, and semi-annual inspections of the capped area to ensure compliance and the ESA recommended adherence to the continuing obligations imposed by the Wisconsin DNR on the Mortgaged

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Property and recommended repairing the cracked asphalt in the paved areas to ensure a sufficient barrier over the contaminated soil.

o	With respect to the Milwaukee, WI (Broadway) Mortgaged Property (0.6%), the ESA indicated that there were soil and groundwater contaminations at the adjoining property previously used as a commercial industrial, which has since been abandoned. The Wisconsin DNR identified no further investigation or cleanup but has imposed conditions for long term compliance, including, among others, that all current and future owners and right-of-way holders at the Mortgaged Property must be aware that excavation of contaminated soils may pose an inhalation or other direct contact hazard and special precautions may be necessary to prevent a direct contact health threat to humans.
o	With respect to the Dekalb, IL Mortgaged Property (0.6%), the ESA indicated that analysis of soil from various areas showed concentrations of several contaminants above identified soil and groundwater remediation objectives. Subsequent remediation efforts eventually resulted in a “no further remediation” letter, restricting the Mortgaged Property to commercial or industrial land use, and certain institutional controls were imposed, including, among others that no wells can be constructed, installed, maintained, or operated and land use must be maintained to address indoor inhalation pathways.
●	With respect to the BioMed MIT Portfolio Mortgage Loan (2.3%), the related ESAs identified controlled recognized environmental conditions (“CRECs”) at two of the related Mortgaged Properties, as follows:
o	With respect to the 45 - 75 Sidney Mortgaged Property (0.5%), the review of the historical data available for the Mortgaged Property and the regulatory database identified that an industrial cable and wire manufacturer was located at the Mortgaged Property and southeast and northwest adjoining properties from at least the 1880s to the late 1960s. Additionally, a City of Cambridge Water & Sewer Department storage and vehicle/equipment maintenance yard was located on the Mortgaged Property between Auburn and Pilgrim Streets from the 1880s to the 1940s before use by the cable and wire manufacturer. Historical operations included the use of underground storage tanks (USTs), hazardous materials and substances, hazardous waste generation and wastewater treatment areas. The cable and wire manufacturing facility reportedly ceased operations by 1969 with structures on the northeast, south and southeast portions demolished in the 1970s and the remaining portions demolished in the late 1980s. Soil and groundwater impacts associated with historical uses were identified and two release cases were assigned to the Mortgaged Property, by the Massachusetts Department of Environmental Protection (“MassDEP”). A Response Action Outcome (RAO) (i.e., a permanent solution indicating that regulatory closure has been achieved) was filed with MassDEP for each case in 1998 and 1999, respectively, with an activity and use limitation in place. Based on this information, the former use of the Mortgaged Property as an industrial facility represents a CREC. The ESA recommended continued compliance with the activity and use limitations. Otherwise, no further action or investigation was recommended in the ESA.
o	With respect to the 88 Sidney Mortgaged Property (0.2%), such Mortgaged Property was historically part of the above-described wire and cable

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manufacturing facility from approximately the 1920s to 1969. Soil and groundwater impacts, including lead in soil and DCE in groundwater, was identified during redevelopment of the Mortgaged Property in the early 2000s. Approximately 2,950 cubic yards of lead-impacted soil were excavated and disposed offsite, and the current building was constructed with a vapor barrier. A Notice of Activity and Use Limitation (“AUL”) was filed in 2006 to restrict certain activities and exposure to the remaining subsurface impacts. In addition, sub-slab soil gas and indoor air sampling were conducted in 2010 and constituents of concern were not identified in indoor air above method detection limits, which were set well below the applicable regulatory standards. A Method 3 Risk Characterization was also conducted in 2010 and indicated a level of No Significant Risk for present and future land uses based on the implementation of the AUL. A Class A-3 RAO was filed with MassDEP in 2010. Based on this information, the former use of the Mortgaged Property represents a CREC. The ESA recommended continued compliance with the activity and use limitation. Otherwise, no further action or investigation was recommended in the ESA.

●	With respect to the Tennant Station Mortgaged Property (2.2%), related ESA identified a REC in connection with a dry-cleaning tenant at the property since its initial development in 1981. Information regarding the types of solvents utilized during the dry-cleaning process prior to 2001 was not available, and therefore, there is a potential that PCE, a chlorinated solvent, was used. Such historical and current presence of a dry-cleaning tenant were concluded by the environmental consultant to represent a REC. Additionally, the existence of a closed case for the former dry cleaning operations with no conditions was concluded by the environmental consultant to represent an HREC. In addition, the environmental assessment concluded that an HREC exists in connection with the Safeway Fuel Station #1891 at the Mortgaged Property, relating to fuel dispenser and underground fuel piping upgrades at such gas station. Soil samples were collected and analyzed and for total petroleum hydrocarbons as gasoline and as diesel and for volatile organic compounds, which were not detected at or above laboratory detection limits. No further action was recommended. In lieu of a Phase II, the lender obtained an opinion of probable cost to remediate which determined a maximum probable cost of $1,859,615. In connection with Mortgage Loan origination the related borrower obtained an environmental insurance policy with an aggregate limit of $5,000,000 with a $25,000 deductible per claim from Beazley Excess and Surplus Insurance, Inc (Syndicate 3623 at Lloyd’s A.M. Best’s Rating A+ (superior), Class XV) with a policy term of 13 years, which covers the Mortgaged Property for three years in excess of the entire term of the related Mortgage Loan.
●	With respect to the Lawton Town Center Mortgage Loan (1.7%), the ESA identified as a CREC an LST case related to a release at a gas station on the Mortgaged Property in 2009. The contaminants of concern were BTEX. Risk-Based Site Specific Target Levels (“SSTLs”) were set for these contaminants. Samples obtained during the Tier 1 investigation did not exceed the SSTLs and the site was recommended for closure. Surficial soil impact on the site was minimal and did not present exposure issues for residents and minimal exposure for the construction worker. Although groundwater was determined to be impacted, it was identified at about 27 feet below ground surface. Accordingly the LST case was closed by the Oklahoma Corporation Commission in 2013. Based on this information, the ESA concluded that the LST case and related historical operation is a CREC.

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●	With respect to the Lancaster Plaza Mortgage Loan (1.6%), the ESA identified as a REC the operation of a dry cleaner at the Mortgaged Property from at least 1991 to 2023, which used PCE solvents for its operations. Based on the lack of subsurface operations performed, the former operation of such dry cleaners is considered a REC. The environmental consultant recommended that a Phase II investigation be performed to evaluate the subsurface condition from the former dry cleaner operations. In lieu of obtaining a Phase II investigation, the borrower purchased an environmental impairment liability policy from Great American E&S Insurance Company, with the borrower as the named insured, the lender and its successors and assigns, as their interests may appear as additional named insured, a $3,000,000 limit per each incident and in the aggregate, a self-insured retention of $50,000, and a 13-year policy term ending November 21, 2038.

Redevelopment, Renovation and Expansion

Certain of the Mortgaged Properties are properties which are currently undergoing or are expected to undergo material redevelopment, renovation or expansion, including, executing property required improvement plans. Below are descriptions of certain of such Mortgaged Properties related to (i) the 15 largest Mortgage Loans and (ii) Mortgage Loans with property improvement plan amounts exceeding 10% of the related Cut-off Date Balance of such Mortgage Loan:

●	With respect to certain of the residential cooperative mortgage Loans, the related Mortgaged Properties may be currently undergoing or be expected to undergo material development, renovation or expansion and the cost of such work may exceed 10% of the related Cut-off Date Balance of the related Mortgage Loan. In certain of those cases, in order to fund all or a portion of such work, the related borrower may have executed and delivered to the lender a collateral security agreement pursuant to which the borrower deposited with the lender a specified sum, to be disbursed by the lender from time to time as the work progresses. To the extent that the actual cost of such work exceeds the specified escrowed amount, the borrower is expected to pay such excess amounts from its own funds. For example, with respect to the 7901 4th Tenants Corp. Mortgage Loan (0.5%), the related Mortgaged Property is currently undergoing and expected to undergo material redevelopment, renovation or expansion work relating primarily to roof replacement and façade repairs and maintenance. In order to fund portions of that work, at origination the borrower executed and delivered a collateral security agreement pursuant to which the borrower deposited with the lender the sum of $1,500,000.00 (equating to approximately 33% of the original amount of the Mortgage Loan), to be disbursed by the lender from time to time as the work progresses. To the extent that the actual cost of such work exceeds the $1,500,000.00 escrowed amount, the borrower will pay such excess amount from its own funds.
●	With respect to the Marriott Chicago O’Hare Mortgage Loan (3.4%), the borrower plans a “mid-term refresh” at the Mortgaged Property, consisting of improvements to guestrooms, lobby areas, restaurants and fitness center that, while the franchisor has approved the planned scope, are not franchisor-required. The loan documents include an upfront FF&E reserve deposit of $7,797,000 to fund the planned scope of renovations, which are expected to be completed over the next few years.

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●	With respect to the Natson Hotel Largo Portfolio Mortgage Loan (2.6%), both the Hampton Inn & Suites and the Holiday Inn Express & Suites Mortgaged Properties are undergoing renovations pursuant to the respective PIPs to update a wide array of features, including, among other items, renovations to the guestrooms, lobby, exterior, and signage. The PIP at the Hampton Inn & Suites is required to be completed by April 2027 and the PIP at the Holiday Inn Express & Suites is required to be completed by December 2026. The borrower was required at origination to deposit $1,773,517.16 in connection with the PIP.
●	With respect to the 3900 Bailey Ave Mortgage Loan (0.8%), the property condition assessment has identified immediate and long-term capital needs, including approximately $19,008 in immediate repairs for garage pavement and asphalt remediation and $5,000 in immediate costs for Local Law 126 inspections, $25,450 for long-term garage surface coating replacement, $76,000 for immediate Façade Inspection and Safety Program (“FISP”) reports and $152,000 for long-term façade report costs (with repair estimates not available in the property condition assessment due to the absence of FISP reports, though the approval letter from the NYS DHCR notes that an Integrated Physical Needs Assessment (“IPNA”), dated January 31, 2025, estimated a total of $6,000,000-$8,000,000 of capital improvements), as well as Department of Buildings civil penalties of $57,250, Environmental Control Board penalties of $1,250, and $1,500 to repair spalling in the main electrical room floor slab. Although the Mortgage Loan documents do not require that these repairs be made, and such repairs were not reserved for, the borrower was required to obtain the approval of the NYS DHCR in order to borrow the Mortgage Loan, and such approval contemplated that the Mortgage Loan (which has an original principal amount of $8,000,000) would be used for the repairs identified in the IPNA.
●	With respect to the Karen Gardens Mortgage Loan (0.5%), the property condition assessment identified $651,242 of immediate repairs, of which $496,460 was for civil penalties for New York City Department of Buildings violations and $115,632 was for New York City Local Law 11 repairs to address unsafe conditions. At origination, $814,053 was reserved with the lender for such repairs.

We cannot assure you that any of these redevelopments, renovations or expansions will be completed, that any amounts reserved in connection therewith will be sufficient to complete any such redevelopment, renovation or expansion or that the failure to do so will not have a material adverse impact on the related Mortgaged Properties. Additionally, other Mortgaged Properties may, and likely do, have property improvement or renovation plans in various stages of completion or planning.

Certain risks related to redevelopment, renovation and expansion at a Mortgaged Property are described in “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties”.

Assessment of Property Value and Condition

In connection with the origination or acquisition of each Mortgage Loan or otherwise in connection with this offering, an appraisal was conducted in respect of the related Mortgaged Property by an independent appraiser that was state certified and/or a member of the Appraisal Institute or an update of an existing appraisal was obtained. In each case, the appraisal complied, or the appraiser certified that it complied, with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended. In

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general, those appraisals represent the analysis and opinion of the person performing the appraisal and are not guarantees of, and may not be indicative of, present or future value. We cannot assure you that another person would not have arrived at a different valuation, even if such person used the same general approach to and same method of valuing the property or that different valuations would not have been reached separately by the mortgage loan sellers based on their internal review of such appraisals. The appraisals obtained as described above sought to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a Mortgaged Property under a distress or liquidation sale.

In addition, in general, a licensed engineer, architect or consultant inspected the related Mortgaged Property, in connection with the origination or acquisition of each of the Mortgage Loans or otherwise in connection with this offering, to assess the condition of the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. Engineering reports by licensed engineers, architects or consultants generally were prepared, except for newly constructed properties, certain manufactured housing community properties and properties for which the borrower’s interest consists of a fee interest solely on the land and not any improvements, for the Mortgaged Properties in connection with the origination of the related Mortgage Loan or in connection with this offering. None of these engineering reports are more than 10 months old as of the Cut-off Date. In certain cases where material deficiencies were noted in such reports, the related borrower was required to establish reserves for replacement or repair or remediate the deficiency.

See Annex A-1 and the footnotes related thereto and the definition of “LTV Ratio” for additional information.

●	With respect to the Sheraton Denver Downtown Hotel Mortgage Loan (9.9%), the Mortgaged Property consists of the borrower’s land/ leased fee interest in a parcel improved by a Sheraton-managed hotel. The borrower does not own the improvements during the lease term. While the land and improvements were inspected, no property condition assessment was required in connection with the loan origination.

Litigation and Other Considerations

There may be material pending or threatened legal proceedings against, or other past or present material criminal or material adverse regulatory circumstances experienced by, the borrowers, their sponsors and managers of the Mortgaged Properties and their respective affiliates. In addition, the Mortgaged Properties may be subject to ongoing litigation.

●	With respect to the Sheraton Denver Downtown Hotel Mortgage Loan (9.9%), the guarantor (AVR Enterprises, LLC) (“AVR”) is a named defendant in an action filed on July 22, 2022 by Breslin Brookhaven LLC (Breslin) alleging that defendants abused management authority for self-dealing purposes, and, further, that the transfer of Allan V. Rose’s interest in Rose-Breslin Associates (“RBA”) to AVR was in contravention of RBA’s operating agreement. The lawsuit seeks declaratory relief and damages in the approximate amount of $101,000,000. The matter is still active before the Superior Court for Nassau County, New York. In addition, AVR is a named defendant in an action filed May 16, 2024 by Breslin individually and on behalf of RBA alleging that the payment terms of loans from Allan V. Rose contemplated by RBA’s Operating Agreement were wrongfully re-characterized by AVR representatives. The lawsuit seeks monetary damages in the amount of not less than $31,727,894. On June 3, 2024 the Superior Court for Nassau County, New York
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denied AVR’s motion to compel arbitration or, in the alternative, to dismiss the complaint. AVR has filed a notice of appeal. Neither of the guarantor lawsuits involves the Mortgaged Property. AVR has stated net worth and liquidity in excess of the amounts in controversy.

See “Risk Factors—Risks Relating to the Mortgage Loans—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions”. See also “—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” below and representation and warranty no. 15 in Annex D-1 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Condemnations

There may be Mortgaged Properties as to which there have been or are currently condemnations, takings and/or grant of easements affecting portions of such Mortgaged Properties, or property adjacent to such Mortgaged Properties, which, in general, would not and do not materially affect the use, value or operation of such Mortgaged Property.

Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings

●	Sixty-eight (68) Mortgage Loans (81.6%) were originated in connection with the borrower’s refinancing of a previous mortgage loan.
●	Three (3) Mortgage Loans (14.0%) were originated in connection with the borrower’s acquisition of the related Mortgaged Property.
●	Three (3) Mortgage Loans (4.4%) were originated in connection with the borrower’s recapitalization of the related Mortgaged Property.

With respect to the Lawton Town Center Mortgage Loan (1.7%), the Mortgage Loan refinanced a prior securitized mortgage loan which matured October 7, 2025. The current Mortgage Loan refinanced such prior loan, in full, on October 11, 2025.

With respect to the CVS Solomon Portfolio Mortgage Loan (0.5%), the Mortgage Loan refinanced a prior securitized mortgage loan which matured September 6, 2025. The previous servicer entered into a consent agreement agreeing to waive default interest if the prior loan was refinanced by October 6, 2025. The current Mortgage Loan refinanced such prior loan, in full, on October 6, 2025.

Certain of the borrowers, principals of the borrowers and other entities under the control of such principals or single tenants at the related Mortgaged Properties or in certain cases a Mortgaged Property that secures a Mortgage Loan are, or previously have been, parties to bankruptcy proceedings, foreclosure proceedings, deed-in-lieu of foreclosure transactions and/or mortgage loan workouts resulting from mortgage loan defaults, which in some cases involved a Mortgaged Property that secures a Mortgage Loan to be included in the Trust. For example:

●	With respect to the 255 Greenwich Mortgage Loan, the Ellenton Premium Outlets Mortgage Loan, the Marriott Chicago O’Hare Mortgage Loan, the 4 Union Square South Mortgage Loan, the BioMed MIT Portfolio Mortgage Loan, the Canyon Portal Mortgage Loan, the Lawton Town Center Mortgage Loan, the E Residences at 6810 Polk Street Mortgage Loan, the Porterwood Shopping Center Mortgage Loan, the Hillcrest Shopping Center Mortgage Loan, the CVS Solomon Portfolio Mortgage Loan, the Highland Terrace Housing Development Fund Corporation Mortgage Loan and the
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Karen Gardens Mortgage Loan (collectively, 34.0%), (a) within approximately the last 10 years, related borrowers, sponsors and/or key principals (or affiliates thereof) have previously (i) sponsored, been a key principal with respect to, or been a payment or non-recourse carveout guarantor on mortgage loans secured by, real estate projects (including in some such cases, the particular Mortgaged Property or Mortgaged Properties referenced above in this sentence) that became the subject of foreclosure proceedings or a deed-in-lieu of foreclosure or bankruptcy proceedings or directly or indirectly secured a real estate loan or a real estate related mezzanine loan that was the subject of a discounted payoff or modification, or (ii) been the subject of personal bankruptcy proceedings, (b) the related Mortgage Loan refinanced a prior loan secured by, or a mezzanine loan secured by interests in the owner of, the Mortgaged Property which prior loan was the subject of a maturity default, a maturity extension or a discounted payoff, short sale or other restructuring, (c) the Mortgaged Property was acquired by the related borrower or an affiliate thereof from a foreclosing lender or through foreclosure or a deed-in-lieu of foreclosure, as part of an REO transaction, at a foreclosure sale or out of receivership, or (d) the Mortgaged Property has been or currently is involved in a borrower, principal or tenant bankruptcy.

In particular, with respect to the 15 largest Mortgage Loans or groups of Mortgage Loans with related borrowers, we note the following:

●	With respect to the 255 Greenwich Mortgage Loan (8.9%), the borrower sponsor reported prior defaults and/or foreclosures, including (i) a discounted purchase of a loan secured by a retail condominium unit in Philadelphia owned by the borrower sponsor, which ultimately resulted in a deed in lieu of foreclosure in June 2017, (ii) a deed in lieu of foreclosure on three bank call center properties in Kentucky, North Carolina and Idaho in April 2018 and (iii) a forbearance and two-year maturity extension in 2025 on a loan secured by a residential condominium in Tribeca.
●	With respect to the Ellenton Premium Outlets Mortgage Loan (8.3%), Simon Property Group, L.P., the related borrower sponsor and a guarantor, has sponsored other real estate projects over the last 10 years that have been the subject of mortgage loan defaults, foreclosure proceedings and deeds-in-lieu of foreclosure.
●	With respect to the Marriott Chicago O’Hare Mortgage Loan (3.4%), the borrower sponsor, CSC Holdings, an affiliate of Columbia Sussex Corporation, has been involved in various mortgage defaults, including (A) since 2009, 16 foreclosures, eight deeds in lieu, and four discounted payoffs, including eight COVID-impacted properties that were the subject to foreclosure or deeds-in-lieu; (B) the maturity default of a 14-property Wyndham-branded portfolio in 2010 that resulted in a deed-in-lieu, and (C) the Chapter 11 bankruptcy filing of an affiliate, Tropicana Entertainment, in 2008 following the denial of a gaming license for an Atlantic City, New Jersey casino property.
●	With respect to the 4 Union Square South Mortgage Loan (2.7%), Vornado Realty Trust, the indirect owner of borrower and borrower sponsor, has sponsored other real estate projects over the last 10 years that have been the subject of mortgage loan defaults, foreclosure proceedings and deeds-in-lieu of foreclosure.

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●	With respect to the BioMed MIT Portfolio Mortgage Loan (2.3%), affiliates of the borrower sponsor have sponsored other real estate projects that have been the subject of mortgage loan defaults, foreclosure proceedings and/or deeds-in-lieu of foreclosure.
●	With respect to the Canyon Portal Mortgage Loan (2.2%), the related Mortgaged Property was previously financed with a 5-year loan that matured in 2011. Due to the conditions from the financial crisis, such prior related loan was unable to be refinanced and fell into maturity default. The borrower filed for bankruptcy and was provided an extended maturity. Prior to the extended maturity, the prior related loan was successfully refinanced with no losses incurred.

Certain risks relating to bankruptcy proceedings are described in “Risk Factors—Risks Relating to the Mortgage Loans—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” and “—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions” and “Certain Legal Aspects of Mortgage Loans—Foreclosure—Bankruptcy Laws”. See also representation and warranty nos. 41 and 42 in Annex D-1 and the exceptions to representation and warranty no. 42 in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Tenant Issues

Tenant Concentrations

The Mortgaged Properties have tenant concentrations as set forth below:

●	Twelve (12) Mortgaged Properties (14.2%) are each leased entirely to a single tenant.
●	Two (2) Mortgaged Properties (1.4%) are leased (or marketed to be leased) to multiple tenants; however, one such tenant occupies 50% or more of the NRA of such Mortgaged Property.

See “—Lease Expirations and Terminations” below, and “Risk Factors—Risks Relating to the Mortgage Loans—Risks of Commercial and Multifamily Lending Generally”, “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—A Tenant Concentration May Result in Increased Losses” and “—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses”.

Lease Expirations and Terminations

Expirations

Certain of the Mortgaged Properties are subject to tenant leases that expire before the maturity date of the related Mortgage Loan. For tenant lease expiration information in the form of a lease rollover chart relating to each of the top 15 Mortgage Loans, see the related summaries attached as Annex A-3. In addition, see Annex A-1 for tenant lease expiration dates for the 5 largest tenants (based on NRA leased) at each mixed use, office, industrial and retail Mortgaged Property. Whether or not any of the 5 largest tenants at a particular Mortgaged Property have leases that expire before, or shortly after, the maturity of the related Mortgage Loan, there may be a significant percentage of leases at a particular Mortgaged Property that expire in a single calendar year, a rolling 12-month period or prior to, or shortly after, the maturity of a Mortgage Loan. Furthermore, some of the Mortgaged

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Properties have significant leases or a significant concentration of leases that expire before, or shortly following, the maturity of the related Mortgage Loan. In addition, certain other Mortgaged Properties may have a significant portion of the leases that expire or can be terminated in a particular year, or portion thereof, at the related Mortgaged Property. Prospective investors are encouraged to review the charts entitled “Tenant Summary” and “Lease Expiration Schedules” for the 15 largest Mortgage Loans presented on Annex A-3, in particular those related to the 255 Greenwich, Burke Centre, Brentwood Commons, Market Place Center and Red Rock Commons Mortgage Loans.

If a Mortgaged Property loses its sole tenant, whether upon expiration of the related lease or otherwise, the “dark value” of such Mortgaged Property may be materially below the “as-is” value of such Mortgaged Property or even the unpaid principal balance of the related Mortgage Loan because of the difficulties of finding a new tenant that will lease the space on comparable terms as the old tenant. Such difficulties may arise from an oversupply of comparable space, high vacancy rates, low rental rates or the Mortgaged Property’s lack of suitability for most potential replacement tenants.

With respect to certain Mortgaged Properties, there are leases that represent in the aggregate a material (greater than 25%) portion of the NRA of the related Mortgaged Property that expire in a single calendar year prior to, or shortly after, the maturity of the related Mortgage Loan.

The Mortgaged Properties identified in the table below are occupied by a single tenant under a lease which expires prior to, or within 12 months after, the related maturity date.

Mortgaged Property	% of the Initial Pool Balance by Allocated Loan Amount	Owner Occupied	Lease Expiration Date	Maturity Date
Midwest Industrial Portfolio – Milwaukee, WI (Broadway)	0.6%	No	1/31/2030	12/5/2035
Midwest Industrial Portfolio – Dekalb, IL	0.6%	No	7/31/2028	12/5/2035
Midwest Industrial Portfolio – Andrews, NC	0.4%	No	12/31/2027	12/5/2035
Midwest Industrial Portfolio – Pine Bluff, AR	0.2%	No	11/30/2028	12/5/2035
BioMed MIT Portfolio – 40 Landsdowne	0.4%	No	6/30/2030	6/9/2035
BioMed MIT Portfolio – 35 Landsdowne	0.4%	No	6/30/2030	6/9/2035
BioMed MIT Portfolio – 65 Landsdowne	0.3%	No	8/31/2026	6/9/2035
BioMed MIT Portfolio – 88 Sidney	0.2%	No	2/29/2028	6/9/2035
CVS Solomon Portfolio - Brandon	0.3%	No	8/20/2028	11/1/2035
CVS Solomon Portfolio - Paris	0.2%	No	4/13/2029	11/1/2035

In addition, certain Mortgage Loans secured by a portfolio of properties may have one or more of those individual properties occupied by single tenants. See Annex A-1 to this prospectus.

See Annex A-1 for tenant lease expiration dates for the 5 largest tenants (based on NRA leased) at each mixed use, office, industrial and retail Mortgaged Property.

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Terminations

In addition to termination options tied to certain triggers as described in “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Early Lease Termination Options May Reduce Cash Flow” that are common with respect to retail properties, certain tenant leases permit the related tenant to unilaterally terminate its lease at any time.

For example, with respect to (i) single tenant properties, (ii) the largest 5 tenants with respect to the largest 15 Mortgage Loans and (iii) tenants that, alone or together with affiliated tenants, occupy 50% or more of the net rentable area of, or represent 50% or more of the underwritten revenues of, the related Mortgaged Properties, certain of such tenants have unilateral termination options or termination options related to lack of appropriations with respect to all or a portion of their space as set forth below:

●	With respect to the Ellenton Premium Outlets Mortgage Loan (8.3%), the largest tenant, V.F. Factory Outlet, has a current lease expiration of January 31, 2026 and is currently in negotiations to extend its lease for three years at a base rent of $21.45 PSF, which renewal terms are being underwritten by the lender. In addition, the third largest tenant, Nike Factory Store, has a lease that expired in January 2025 and occupies its space on a month to month basis. The tenant is currently in negotiations to renew its lease through January 31, 2032 at a base rent of $42.04 PSF, which renewal terms are being underwritten by the lender. However, there can be no assurance as to whether any of such tenants will renew on the expected renewal terms or at all.
●	With respect to the Brentwood Commons Mortgage Loan (4.8%), the third largest tenant, Bell & Associates Construction, L.P., has a termination option effective February 28, 2029, subject to payment of a termination penalty of $136,429.94.
●	With respect to the Midwest Industrial Portfolio Mortgage Loan (5.8%), PAE Applied Technologies LLC, acquired by Amentum and currently doing business as Amentum, the fourth largest tenant at the Midwest Industrial Portfolio Mortgaged Properties, has the right to terminate its leased space at the Milwaukee, WI (Broadway) Mortgaged Property from (a) January 31, 2026 through July 31, 2026 and from (b) January 31, 2028 through July 31, 2028, provided that, among other things, (i) there is no default by the tenant continuing beyond any applicable notice and cure period, (ii) the tenant delivers 6 months’ prior written notice to thee landlord specifying the termination date, and (iii) the tenant’s contract with the United States Postal Service (“USPS” ) will not terminate until at least the termination date of the lease. If USPS terminates its contract with the tenant for USPS’s convenience and the contract is insourced to USPS employees, the tenant may assign its lease to USPS without borrower’s consent.
●	With respect to the Market Place Center Mortgage Loan (4.0%), the largest tenant, Universal Services of America, has the right to terminate its lease any time after March 1, 2026 if the borrower sponsor reduces the contracted billable guard service hours provided by the tenant by more than 50% over the hours billed for the trailing 12 months prior to December 2021, with 6 months’ prior notice and payment of termination fee equal to equal to 2 months of base rent plus unamortized tenant improvements and leasing commissions.

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●	With respect to the Tennant Station Mortgage Loan (2.2%), the largest tenant, Rosso’s Furniture (19.7% NRA), has a termination option with 30 days’ notice and payment of a termination fee. In addition, Rosso’s Furniture has made a public announcement that it is liquidating its inventory and ceasing operations. According to the borrower sponsor, the tenant is expected to renew its lease at the Tennant Station Property ahead of its expiration in April 2026 and reopen with a new name and branding, offering a more specialized, upgraded line of furnishings. We cannot assure you that the tenant will renew the lease as expected, or at all. At loan origination, the borrower was required to deposit $300,000 into a reserve for tenant improvement allowances and/or leasing commissions relating to this space. The lender excluded Rosso’s Furniture rent in its underwriting.
●	With respect to the Canyon Portal Mortgage Loan (2.2%), the largest tenant, Cliff’s at L’Auberge (41.8% NRA), leases 21,486 SF which encompasses 28 hotel rooms and 5 residential units in addition to 10 parking spaces. The tenant has a termination right on the 5 residential units and 10 parking spaces with 30 days’ notice.

In addition, with respect to certain retail properties, some or all of the related tenants may not be required to continue to operate (i.e. such tenants may “go dark”) at such properties. With respect to any such tenant that has a right to go dark, if such tenant elects to go dark, such election may trigger co-tenancy clauses in other tenants’ leases.

For more information related to tenant termination options held by the 5 largest tenants (by net rentable area leased) at a Mortgaged Property or portfolio of Mortgaged Properties see the charts entitled “Tenant Summary” and “Lease Expiration Schedules” for the 15 largest Mortgage Loans presented on Annex A-3 to this prospectus.

Other

Tenants under certain leases included in the Underwritten Net Cash Flow, Underwritten NOI and/or Underwritten Economic Occupancy may not be in physical occupancy, may not have begun paying rent, may be in negotiation or may have sublet a portion of their space or have provided notice of their intent to sublet out a portion of their space in the future.

For example, with respect to (i) single tenant properties, (ii) the largest 5 tenants with respect to the largest 15 Mortgage Loans and (iii) tenants that, alone or together with affiliated tenants, occupy 50% or more of the net rentable area of, or represent 50% or more of the underwritten revenues of, the related Mortgaged Properties, certain of such tenants have not taken occupancy or commenced paying rent, may have subleased their spaces, may be in negotiation or have rent underwritten on a straight-lined basis as set forth below:

●	With respect to the 255 Greenwich Mortgage Loan (8.9%), four tenants, (City University of New York - BMCC, The City of New York - DCAS, Target Corporation and Cornell University) had their rent underwritten on a straight-lined basis, totaling $1,383,883.
●	With respect to the Midwest Industrial Portfolio Mortgage Loan (5.8%), the borrowers were required to deposit $10,000,000 at loan origination into an escrow held by the lender to be released upon the execution of further leases at the Mortgaged Properties, subject to the satisfaction of certain conditions including that the debt yield is not less than 12.18% after giving effect to the applicable new lease and the new loan amount, including the amount anticipated to be released from the reserve.
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●	With respect to the Brentwood Commons Mortgage Loan (4.8%), the fifth largest tenant, The Escape Game, is entitled to rent abatements in the amount of $25,171.25. A rent concession reserve for the related rent abatement was obtained at origination.
●	With respect to the Brentwood Commons Mortgage Loan (4.8%), with respect to the largest tenant, HCA has been at the Brentwood Commons Mortgaged Property since 2017 and occupies four suites, one of which is 16,283 square feet and is partially occupied, with the remaining 6,000 SF remaining dark.
●	With respect to the Brentwood Commons Mortgage Loan (4.8%), the largest tenant, HCA, subleases 29,856 SF to Franklin Madison at an annual rent of $32.24 PSF with a sublease expiration co-terminous with the HCA direct lease. In addition, the fourth largest tenant, Trinisys LLC, subleases its premises to Fortified Health Security at an annual rent of $35.79 with a sublease expiration co-terminous with the Trinisys LLC direct lease.
●	With respect to the Market Place Center Mortgage Loan (4.0%), the third largest tenant, TriMark Raygal, LLC is marketing 15,101 SF of its 46,526 SF premises for sublease.
●	With respect to the 4 Union Square South Mortgage Loan (2.7%), the rent for the second largest tenant, Whole Foods, was underwritten on a straight-line rent averaging basis.
●	With respect to the BioMed MIT Portfolio Mortgage Loan (2.3%), certain of the tenants at the Mortgaged Properties are currently dark with respect to, in aggregate, 69,658 square feet, representing approximately 5.3% of the net rentable area at the Mortgaged Properties, including Agios Pharmaceuticals, the second largest tenant at the Mortgaged Properties (approximately 15.3% of net rentable area and approximately 15.7% of underwritten base rent), with respect to 12,995 square feet of its leased space at the 38 Sidney Mortgaged Property and 35,157 square feet of its leased space at the 64 Sidney Mortgaged Property.
●	With respect to the BioMed MIT Portfolio Mortgage Loan (2.3%), certain of the tenants at the Mortgaged Properties are currently subleasing their respective spaces to third-party subtenants with respect to, in aggregate, 53,992 square feet, representing approximately 4.1% of the net rentable area at the Mortgaged Properties, including Agios Pharmaceuticals, the second largest tenant at the Mortgaged Properties currently occupying 201,593 square feet (approximately 15.3% of net rentable area and approximately 15.7% of underwritten base rent), which is subleasing 7,407 square feet of its leased space to Watershed Informatics in suite 100 at the 64 Sidney Mortgaged Property at a sublease rate of $50.00 per square foot. The underwritten base rent per square foot under the prime lease is $100.36.

See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions”.

For more information related to tenants not yet in occupancy or in a free rent period at a Mortgaged Property or portfolio of Mortgaged Properties, see Annex A-3 for more information on other tenant matters relating to the largest 15 Mortgage Loans.

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Purchase Options and Rights of First Refusal

Below are certain purchase options and rights of first refusal to purchase all or a portion of the Mortgaged Property with respect to certain of the Mortgaged Properties.

●	With respect to the Mortgaged Properties or portfolios of Mortgaged Properties identified on Annex A-1 to this prospectus as Sheraton Denver Downtown, Burke Centre, Marriott Chicago O’Hare, BioMed MIT Portfolio, Courtyard Titusville Kennedy Space Center and Lancaster Plaza (collectively, 27.8%), one or more of the related Mortgaged Properties is subject to a purchase option, right of first refusal (“ROFR”) or right of first offer (“ROFO”) to purchase such Mortgaged Property, a portion thereof or a related pad site; such rights are held by either a tenant at the related Mortgaged Property, a tenant at a neighboring property, a hotel franchisor, a licensee, a homeowner’s association, another unit owner or the board of managers of the related condominium, a neighboring property owner, a master tenant, a lender or another third party. See “Yield and Maturity Considerations” in this prospectus. See representation and warranty no. 8 in Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

In particular, with respect to the 15 largest Mortgage Loans presented on Annex A-3, we note the following:

●	With respect to the Sheraton Denver Downtown Hotel Mortgage Loan (9.9%), the Mortgaged Property consists of the borrower’s land/ leased fee interest in a parcel improved by a Sheraton-managed hotel. The ground lessee, Denver HS-EF Court Place, LLC (or its successors/ assigns) has an option to purchase the entirety of the related fee interest, as follows: (i) by notice to ground lessor not later than June 30, 2035 (6 months prior to the last day of the 20th lease year) with closing occurring between July 1 and December 31, 2035 (the last 6 months of the 20th lease year) (the “First Purchase Option”); (ii) by notice to ground lessor not later than June 30, 2045 (6 months prior to the last day of the 30th lease year) with closing occurring between July 1 and December 31, 2045 (the last 6 months of the 30th lease year) (the “Second Purchase Option”); or (iii) in conjunction with a casualty affecting more than 25% of the leased premises or a substantial condemnation affecting substantially all of the leased premises (the “Casualty/Condemnation Option”). With respect to the First Purchase Option and Second Purchase Option, the option strike price is calculated using a 5% capitalization rate applied to the base rent payable during the twenty-first and thirty-first lease years, respectively (i.e., base rent divided by 0.05), together with certain defeasance or prepayment costs of the ground lessor’s financing if the settlement date is prior to the last three months of the related option period. The First Purchase Option will occur within the loan term (the loan matures January 1, 2036), but will fall within the loan’s 6-month open prepayment period. The calculation of the option strike price will yield an amount greater than the original principal balance of the Mortgage Loan. The ground lessee’s current annual rent is currently $13,196,026.08. The Casualty/Condemnation Option uses a similar option strike price formula but is based on then-current rent. The calculation of the option strike price in each scenario will yield an amount greater than the original principal balance of the Sheraton Denver Downtown Hotel Whole Loan.

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●	With respect to the Burke Centre Mortgage Loan (8.7%), the tenant Chick-Fil-A has a right of first offer with respect to its leased premises (if sold as a standalone offering and not part of a larger sale) and the tenant Taco Bell has a right of first refusal with respect to its leased premises (if the landlord elects to sell solely the leased parcel and not a major part of a larger property).
●	With respect to the Marriott Chicago O’Hare Mortgage Loan (3.4%), the franchisor (Marriott International, Inc.) has a right of first refusal (“ROFR”) to acquire the Mortgaged Property if there is transfer of hotel or controlling direct or indirect interest in the borrower to a competitor (generally, any person that exclusively develops, operates or franchises through or with a competitor of franchisor comprising at least 10 luxury service hotels, 20 full service hotels or 50 limited service hotels). The ROFR is not extinguished by foreclosure or deed-in-lieu thereof, and if transfer to competitor is by foreclosure, or if franchisee or its affiliates become a competitor, franchisor has right to purchase hotel upon notice to franchisee. The franchisor comfort letter provides that, if lender exercises remedies against franchisee, lender may appoint a lender affiliate to acquire the Mortgaged Property and enter into a management or franchise agreement if it is not competitor or competitor affiliate; provided, however, that a lender affiliate will not be deemed a competitor simply due to its ownership of multiple or competing hotels or having engaged managers to manage such other hotels.
●	With respect to the BioMed MIT Portfolio Mortgage Loan (2.3%), each of the individual Mortgaged Properties is subject to (i) a lease by the Massachusetts Institution of Technology, as the landlord (“MIT”), and a wholly-owned subsidiary of MIT, as the tenant (the “Prime Lessee”) (the “Prime Ground Lease”) and (ii) a lease by the Prime Lessee, as the landlord (in such capacity, the “Sub-Landlord”), and the borrower, as the tenant (the “Sub-Ground Lease”). Pursuant to each of the Sub-Ground Leases, the borrower has granted to the Sub-Landlord (i) a right of first refusal to finance the applicable Mortgaged Property, which the Sub-Landlord waived in connection with the making of the BioMed MIT Portfolio Whole Loan, and (ii) a right of first refusal to purchase the leasehold interest in the premises and its interest in the improvements in the event that the borrower receives a bona fide offer from any third party to purchase its leasehold interest. In each of the Sub-Ground Leases, the right of first refusal does not apply in connection with an offer or bid received in connection with a deed or grant in lieu of foreclosure, the sale in foreclosure by a first mortgagee, or a sale by a first mortgagee or its nominee subsequent to acquiring title through a deed or grant in lieu of foreclosure. The Sub-Landlord assigned its rights of first refusal contained in each of the Sub-Ground Leases to MIT. Each of the Prime Ground Leases also contains the foregoing rights of first refusal, granted in favor of MIT, which does not apply in connection with the borrower financing its sub-leasehold interest under the Sub-Ground Lease or a foreclosure of the Prime Lessee’s interest in the Prime Ground Lease, respectively. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Fee & Leasehold Estates; Ground Leases” for additional information.
●	With respect to the Courtyard Titusville Kennedy Space Center Mortgage Loan (1.9%), the franchisor (Marriott International, Inc.) has right of first refusal (“ROFR”) to acquire the subject property if there is transfer of hotel or controlling direct or indirect interest in the borrower to a competitor (generally, any person that exclusively develops, operates or franchises through or with a competitor of franchisor comprising at least 10 luxury service hotels, 20 full service hotels or 50 limited service hotels). The ROFR is not extinguished by foreclosure or deed-in-lieu

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thereof, and if transfer to competitor is by foreclosure, or if franchisee or its affiliates become a competitor, franchisor has right to purchase hotel upon notice to franchisee. Franchisor comfort letter provides that, if lender exercises remedies against franchisee, lender may appoint a lender affiliate to acquire the Mortgaged Property and enter into a management or franchise agreement if it is not competitor or competitor affiliate; provided, however, that a lender affiliate will not be deemed a competitor simply due to its ownership of multiple or competing hotels or having engaged managers to manage such other hotels.

See “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure”.

Affiliated Leases

Certain of the Mortgaged Properties are leased in whole or in part by borrowers or borrower affiliates. Set forth below are examples of Mortgaged Properties or portfolios of Mortgaged Properties at which at least 20% of (i) the gross income at the Mortgaged Property or portfolio of Mortgaged Properties relates to leases between the borrower and an affiliate of the borrower or (ii) the NRA at the Mortgaged Property or portfolio of Mortgaged Properties is leased to an affiliate of the borrower:

●	With respect to the Burke Centre Mortgage Loan (8.7%) the borrower has the right to cure a cash management trigger caused by a default, going dark, lease termination, insolvency or lease non-renewal by a major tenant (Kohl’s, Safeway or a replacement tenant for such tenants) by (i) entering into a master lease in form and substance acceptable to the lender and with monthly rent at least equal to the monthly rent under the major tenant lease which caused the cash management trigger, with an affiliate of the borrower or guarantor (which affiliate is not the subject of a bankruptcy or similar proceeding, has not been convicted of a violation of national security laws, anti-corruption laws, or a felony involving fraud or moral turpitude, and satisfies know your customer requirements), (ii) providing a guaranty of such master lease from an entity with a minimum net worth of $100,000,000 and minimum liquidity of $10,000,000, (iii) such master lease and guaranty satisfying REMIC requirements, to the extent applicable, and (iv) the lender having received legal opinions reasonably required by it in connection with the foregoing. If a cash management trigger is cured by the foregoing and thereafter the trigger is otherwise cured under the terms of the Mortgage Loan documents, the master lease and related guaranty will automatically terminate.
●	With respect to the Midwest Industrial Portfolio Mortgage Loan (5.8%), one of the tenants at the Milwaukee, WI (Cudahy) Mortgaged Property, Phoenix Storage Wisconsin, and one of the tenants occupying space at both the Andrews, NC Mortgaged Property and the Milwaukee, WI (Cudahy) Mortgaged Property, Phoenix Logistics, comprising 16.3% of net rentable area in the aggregate across the portfolio of Mortgaged Properties, are affiliated with the borrower-sponsor.
●	With respect to the Canyon Portal Mortgage Loan (2.2%), the related borrower sponsor is the tenant with respect to leases in the aggregate representing approximately 25% of NRA, including the second largest tenant, Canyon Breeze (13.4% of NRA), fourth largest tenant, Don Diego (5.1% of NRA), Sedona Trolley (0.9% of NRA), Barrett Realty (1.3% of NRA) and The Venue at Sedona Center (0.6% of NRA). Therefore the Canyon Portal Mortgage Loan includes a recourse
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guaranty if any borrower sponsor affiliated tenant at the Canyon Portal Property files a petition under any creditors’ rights laws.

See “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks”.

Competition from Certain Nearby Properties

Certain of the Mortgaged Properties may be subject to competition from nearby properties that are owned by affiliates of the related borrowers, or such borrowers themselves. In particular, with respect to Mortgaged Properties where the related borrower sponsor owns one or more properties that are directly competitive with the related Mortgaged Property, we note the following:

●	With respect to the Ellenton Premium Outlets Mortgage Loan (8.3%), the related appraisal identified three properties that are primary competitors to the related Mortgaged Property, including Mall at University Town Center, a super-regional mall located 12.5 miles away, and Tampa Premium Outlets, an outlet center located 52.0 miles away, both of which are also owned by the related borrower sponsor.
●	With respect to the Midwest Industrial Portfolio Mortgage Loan (5.8%), the borrower sponsor owns a competitive property within a five-mile radius of one of the Mortgaged Properties.
●	With respect to the Natson Hotel Largo Portfolio Mortgage Loan (2.6%), the borrower sponsor owns a competitive property within a five-mile radius of the Mortgaged Properties.
●	With respect to the BioMed MIT Portfolio Mortgage Loan (2.3%), the borrower sponsor is currently developing a new building in the Cambridge market for the largest tenant at the portfolio, Takeda.
●	With respect to the Canyon Portal Mortgage Loan (2.2%), the related borrower sponsor also owns Sinagua Plaza, a 30,000 SF retail center adjacent to the related Mortgaged Property.
●	With respect to the Lawton Town Center Mortgage Loan (1.7%), affiliates of the related borrower own outparcels located in the immediate vicinity of the Mortgaged Property.

See “Risk Factors—Risks Related to Conflicts of Interest—Other Potential Conflicts of Interest May Affect Your Investment”.

Insurance Considerations

The Mortgage Loans generally require that each Mortgaged Property be insured by a hazard insurance policy in an amount (subject to an approved deductible) at least equal to the lesser of the outstanding principal balance of the related Mortgage Loan and 100% of the replacement cost of the improvements located on the related Mortgaged Property, and if applicable, that the related hazard insurance policy contain appropriate endorsements or have been issued in an amount sufficient to avoid the application of co-insurance and not permit reduction in insurance proceeds for depreciation; provided that, in the case of certain of the Mortgage Loans, the hazard insurance may be in such other amounts as was required by the related originators.

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In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the Mortgaged Property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy. Each Mortgage Loan generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property in an amount generally equal to at least $1,000,000. Each Mortgage Loan generally further requires the related borrower to maintain business interruption insurance in an amount not less than approximately 100% of the gross rental income from the related Mortgaged Property for not less than 12 months. In general, the Mortgage Loans (including those secured by Mortgaged Properties located in California and Tennessee) do not require earthquake insurance. Six (6) of the Mortgaged Properties (9.1%) are located in areas that are considered a high earthquake risk (seismic zones 3 and 4). Seismic reports were prepared with respect to these Mortgaged Properties, and based on those reports, no Mortgaged Property has a probable maximum loss greater than 13.0%.

With respect to certain of the Mortgaged Properties, the related borrowers (or, in some cases, tenants which are permitted to maintain insurance in lieu of the related borrowers) maintain insurance under blanket policies.

Certain of the Mortgaged Properties may permit the borrower’s obligations to provide required insurance (including property, rent loss, liability and terrorism coverage) to be suspended if a sole or significant tenant or the property manager elects to provide third party insurance or self-insurance in accordance with its lease or management agreement.

●	With respect to the Burke Centre Mortgage Loan (8.7%), the related Mortgage Loan documents permit Kohl’s, Inc. (“Kohl’s”), to maintain insurance for the building occupied by Kohl’s instead of the borrower. Such insurance is permitted to have a deductible of up to $5,000,000. Other than such deductible, in order for the borrower to rely on such insurance, such insurance is required to satisfy the requirements of the applicable loan agreement, and no default beyond any applicable notice and cure period has occurred and is continuing under the applicable lease.
●	With respect to the Ellenton Premium Outlets Mortgage Loan (8.3%), the related Mortgage Loan documents permit an insurance deductible or self-insured retention not to exceed $750,000, with respect to the required commercial general liability insurance.

Under certain circumstances generally relating to a material casualty, a sole tenant entitled to self-insure may have the right to terminate its lease at the related Mortgaged Property under the terms of that lease. If the tenant fails to provide acceptable insurance coverage or, if applicable, self-insurance, the borrower generally must obtain or provide supplemental coverage to meet the requirements under the Mortgage Loan documents. See representation and warranty nos. 18 and 31 on Annex D-1 and the exceptions to representation and warranty nos. 18 and 31 on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

In situations involving leased fee properties, where the tenant or other non-borrower party constructed improvements and either maintains its own insurance or self-insures, the borrower will typically have no right to available casualty proceeds. Subject to applicable restoration obligations, casualty proceeds are payable to the tenant or other non-borrower party and/or its leasehold mortgagee. Further, with respect to Mortgaged Properties that are part of condominium regimes, the insurance may be maintained by the condominium association rather than the related borrower. Many Mortgage Loans contain limitations on

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the obligation to obtain terrorism insurance. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties”. See also representation and warranty nos. 18 and 31 on Annex D-1 and the exceptions to representation and warranty nos. 18 and 31 on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Associated with Blanket Insurance Policies or Self-Insurance”.

Use Restrictions

Certain of the Mortgaged Properties are subject to restrictions that restrict the use of such Mortgaged Properties to its current use, place other use restrictions on such Mortgaged Property or limit the related borrower’s ability to make changes to such Mortgaged Property. In certain cases, use of a Mortgaged Property may be restricted due to environmental conditions at the Mortgaged Property. See “—Environmental Considerations”.

In the case of such Mortgage Loans subject to such restrictions the related borrower is generally required pursuant to the related Mortgage Loan documents to maintain law or ordinance insurance coverage if any of the improvements or the use of a Mortgaged Property constitutes a legal non-conforming structure or use, which provides coverage for loss to the undamaged portion of such property, demolition costs and the increased cost of construction. However, the related property may not be able to be restored or repaired to the full extent necessary to maintain the pre-casualty/pre-destruction use of the subject structure/property, and such law and ordinance insurance coverage does not provide any coverage for lost future rents or other damages from the inability to restore the property to its prior use or structure or for any loss of value to the related property. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Zoning Non-Compliance and Use Restrictions” and representation and warranty nos. 8 and 26 on Annex D-1 and the exceptions to representation and warranty nos. 8 and 26 on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

With respect to the Midwest Industrial Portfolio Mortgage Loan (5.8%), certain of the individual Mortgaged Properties have deed restrictions on title related to prior environmental issues:

●	With respect to the Milwaukee, WI (Cudahy) Mortgaged Property (0.8%), land and property use is restricted to industrial use and multiple institutional controls and restrictions were implemented at the Mortgaged Property. If there are any planned changes to the current property or land use, the Wisconsin DNR must re-assess whether the institutional controls will continue to be protective of the proposed use.
●	With respect to the Dekalb, IL Mortgaged Property (0.6%), an affirmation of environmental covenants and a no further remediation letter were recorded on title restricting land and property use to commercial or industrial use due to contamination of a portion of the Mortgaged Property from General Electric’s previous operations on the Mortgaged Property. Multiple institutional controls and restrictions have since been implemented. The land use may be revised with the attainment of objectives appropriate to the new land use.

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In addition, certain of the Mortgaged Properties are subject to “historic” or “landmark” designations, which results in restrictions and in some cases prohibitions on modification of certain aspects of the related Mortgaged Property. Such modifications may be subject to review and approval of the applicable authority, and any such approval process, even if successful, could delay any redevelopment or alteration of the related Mortgaged Property. For example:

With respect to the 150 Joralemon St. Owners Corp. Mortgage Loan (0.7%), the Congress Owners, Ltd. Mortgage Loan (0.5%), the 7901 4th Tenants Corp. Mortgage Loan (0.5%), the Lafayette Studios Corp. Mortgage Loan (0.4%), the Park Avenue and Seventy-Seventh Street Corporation a/k/a Park Avenue and Seventy-Seventh Street, Corporation Mortgage Loan (0.2%), the 284-5 Apt Inc. Mortgage Loan (0.2%), the 111 Tenants Corp. Mortgage Loan (0.2%), the Greenwich 33 Apartment Corp. Mortgage Loan (0.1%) and the 131 West Owners Corp. Mortgage Loan (0.1%), the related Mortgaged Property is located in a specified historic district in New York City and is therefore subject to certain oversight by the New York City Landmarks Preservation Commission with respect to physical changes to the related mortgaged property.

Appraised Value

In certain cases, appraisals may reflect “as-is” values and values other than an “as-is” value. However, the Appraised Value reflected in this prospectus with respect to each Mortgaged Property reflects only the “as-is” value, except as set forth under the definition of “LTV Ratio” set forth under “Description of the Mortgage Pool—Definitions”. The values other than the “as-is” value may be based on certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies. We cannot assure you that those assumptions are or will be accurate or that any such non-“as-is” value will be the value of the related Mortgaged Property at maturity or other specified date. In addition, with respect to certain Mortgage Loans secured by multiple Mortgaged Properties, the appraised value may be an “as-portfolio” value that assigns a premium to the value of the Mortgaged Properties as a whole, which value exceeds the sum of their individual appraised values.

In the case of Mortgage Loans secured by residential cooperative properties (other than the 3900 Bailey Ave Mortgage Loan (0.8%), which is secured by a Mitchell Lama cooperative, as to which the appraised value used is based on the assumption that it is operated as a multifamily rental property), information regarding the value of such Mortgaged Properties is based upon the appraised value of such Mortgaged Property assuming such Mortgaged Property is operated as a residential cooperative which value, in general, equals the sum of (x) the gross share value of all cooperative units in such residential cooperative property (generally applying a discount for sponsor or investor held units that are rent regulated, rent stabilized or rent controlled units, and in certain instances, for market rate units as and if deemed appropriate by the appraiser), based in part on various comparable sales of cooperative apartment units in the market, plus, in most cases, (y) the amount of the underlying debt encumbering such residential cooperative property. Such appraised values for Mortgage Loans secured by residential cooperative properties are calculated as set forth under the definition of “Appraised Value” set forth under “Description of the Mortgage Pool—Definitions”.

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In addition, the “as-is” Appraised Value may be based on certain assumptions or “extraordinary” assumptions, including without limitation, that certain tenants are in-place and paying rent when such tenants have not yet taken occupancy, the payment of tenant improvement or leasing commissions allowances, free or abated rent periods, increased tenant occupancies, or that certain renovations or property improvement plans have been completed.

See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”. See also “Risk Factors—Risks Relating to the Mortgage Loans—Residential Cooperative Properties Have Special Risks”.

Non-Recourse Carveout Limitations

While the Mortgage Loans generally contain non-recourse carveouts for liabilities such as liabilities as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters, certain of the Mortgage Loans may not contain such carveouts or contain limitations to such carveouts. In general, the liquidity and net worth of a non-recourse guarantor under a Mortgage Loan will be less, and may be materially less, than the outstanding principal amount of that Mortgage Loan. In addition, certain Mortgage Loans have additional limitations to the non-recourse carveouts or may not have a separate non-recourse carveout guarantor or environmental indemnitor. See representation and warranty no. 28 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1). For example:

●	The Mortgage Loans secured by residential cooperative properties sold to the depositor by National Cooperative Bank, N.A. are generally full recourse to the related borrower but do not have separate guarantors for non-recourse carveouts or separate environmental guarantors. In addition, with respect to the 1919 Madison Avenue Mortgage Loan, the Meadowlark Gardens Mortgage Loan, the 3900 Bailey Ave Mortgage Loan, the Hartsdale Gardens Coop Mortgage Loan and the Karen Gardens Mortgage Loan (collectively, 3.9%), such Mortgage Loans are cooperative Mortgage Loans and do not have a separate non-recourse carveout guarantor or environmental indemnitor.
●	With respect to the Burke Centre Mortgage Loan (8.7%), the related non-recourse carveout guarantor has only de minimis assets. Accordingly the Mortgage Loan should be viewed as not having a non-recourse carveout guarantor or environmental indemnitor.
●	With respect to the Ellenton Premium Outlets Mortgage Loan (8.3%), there is no separate environmental indemnitor with respect to the related Mortgage Loan or the related Whole Loan. While the single-purpose entity borrower is obligated under the non-recourse carveout provisions in the Mortgage Loan agreement, no separate environmental indemnity agreement was executed by the borrower. In addition, for so long as Simon Property Group, L.P. is the nonrecourse carveout guarantor or a replacement guarantor is a Simon “Key Principal” or an affiliate of a Simon “Key Principal”, the non-recourse carveout guarantor’s liability is limited to 20% of the Mortgage Loan amount, plus all of the reasonable out-of-pocket costs and expenses (including court costs and reasonable attorneys’ fees) incurred by the lender in the enforcement of the related guaranty or the preservation of the lender’s rights under such guaranty. The non-recourse carveout guaranty covers breaches of representations, warranties and indemnification provisions in the related Mortgage Loan agreement concerning environmental laws and hazardous materials; however, such coverage is subject to the cap described above.
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●	With respect to the BioMed MIT Portfolio Mortgage Loan (2.3%), there is no separate environmental indemnitor aside from the related borrowers. The borrowers have obtained an environmental insurance coverage (the “PLL Policy”) with a limit of $20,000,000 for each incident and an aggregate of $25,000,000, with a deductible or self-insured retention of no more than $50,000 per incident for clean-up costs and legal liability third-party claims. The borrowers are required to maintain the PLL Policy for terms of at least two years past the then-current maturity date of the related Whole Loan, provided that the borrowers may obtain the PLL Policy for shorter terms so long as the borrowers continue to renew, replace or extend such policy for the required term. In the event that the borrowers fail to renew the PLL Policy as required, the non-recourse carveout guarantor will have loss recourse liability for certain environmental matters capped at the aggregate PLL Policy minimum limits applicable to the related properties. In addition, the non-recourse carveout guarantor’s aggregate liability under the non-recourse carveout guaranty with respect to certain bankruptcy-related full non-recourse carveouts is capped at 15% of the outstanding amount of the Whole Loan as of the date that the first full recourse event (if any) occurs (but with a minimum aggregate liability with respect to such bankruptcy-related full non-recourse carveouts of $100,000,000), plus all reasonable out-of-pocket costs and expenses (including court costs and reasonable third-party attorneys’ fees) incurred by the lender in connection with its enforcement of the guaranty or the preservation of the lender’s rights under the guaranty.

A substantial portion of the Mortgage Loans, including several of the 15 largest Mortgage Loans, provide, with respect to liability for breaches of the environmental covenants in the Mortgage Loan documents, that the recourse obligations for environmental indemnification may terminate immediately (or in some cases, following a specified period, such as two years) after payment or defeasance in full of such Mortgage Loans (or in some cases, after a permitted transfer of the Mortgaged Property) if certain conditions more fully set forth in the related Mortgage Loan documents are satisfied, such as that the holder of the Mortgage Loan must have received an environmental inspection report for the related Mortgaged Property meeting criteria set forth in such Mortgage Loan documents, or that the holder must have received comprehensive record searches evidencing that there are no RECs at the Mortgaged Property.

With respect to certain of the Mortgage Loans, the lender is required to make claims under an environmental insurance policy prior to making claims under the environmental indemnity.

In addition, there may be impediments and/or difficulties in enforcing some or all of the non-recourse carveout liability obligations of individual guarantors depending on the domicile or citizenship of the guarantor.

See “Risk Factors—Risks Relating to the Mortgage Loans—Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed”. See also representation and warranty no. 28 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Real Estate and Other Tax Considerations

Below are descriptions of real estate tax matters relating to certain Mortgaged Properties.

●	With respect to the BioMed MIT Portfolio Mortgage Loan (2.3%), any related individual borrower has the right, without the consent of the lender, to enter into a
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payment-in-lieu-of-taxes (“PILOT”) lease (“PILOT Lease”) with respect to the entirety of such fee interest to provide the applicable individual Mortgaged Property with the benefit of PILOT (any such arrangement, a “Permitted PILOT Arrangement”), certain conditions, including, among others, (a) the form of PILOT Lease is substantially in the form of a PILOT Lease previously approved by the lender or subject to the lender’s reasonable approval, (b) if customarily provided (in the borrower’s reasonable determination) by the lessee under such PILOT Lease (in such capacity, “PILOT Lessee”) or if expressly provided in the PILOT Lease, the PILOT lessor enters into a fee Mortgage or a joinder to a PILOT leasehold mortgage encumbering the PILOT lessor’s fee interest under the PILOT Lease, and (c) if the Permitted PILOT Arrangement includes a bond financing, all PILOT bonds are required to be pledged to the lender; provided, however, at any time, a PILOT Lessee is permitted, without the consent of the lender, to redeem, terminate or cancel any PILOT Lease and the related documents in connection with the acquisition of the fee interest held by the applicable PILOT lessor in accordance with the terms of the PILOT Lease and the Whole Loan documents.

●	With respect to the E Residences at 6810 Polk Street Mortgage Loan (1.2%), the Mortgaged Property is subject to a 5-year PILOT with the Township of Guttenberg commencing in 2026, whereby in lieu of taxes the borrower will be required to pay an annual service charge for the 5-year period. Under the PILOT program, the annual service charge will be the taxes due on the land and 0% of the taxes due on the improvements in the first year. In the second year, the payment includes the taxes due on the land and 20% of the taxes due on the improvements. The payment relating to the improvements will continue to increase by 20% each year, such that full taxes will be payable after year 5. The appraisal estimates the full taxes that would be due in the first year as $107,042, compared to a $9,288 annual service charge with the abatement. Real estate taxes were underwritten at $100,891, which represents the lender’s estimated full real estate taxes, based on tax bills.
●	With respect to the 3900 Bailey Ave Mortgage Loan (0.8%), the Mortgaged Property is a Mitchell Lama cooperative which is exempt from real property taxes. In lieu of property taxes, the borrower is required to pay shelter rent tax which is a tax based on a percentage of the total rent due by the shareholders minus certain utility charges. The appraised value of the Mortgaged Property is based on the assumption that the Mortgaged Property is no longer tax exempt, and the underwriting of the Mortgage Loan is based on the estimated non-exempt annual taxes of $858,926 set forth in the appraisal. The most recent shelter rent taxes paid by the borrower were $121,990.

Certain risks relating to real estate taxes regarding the Mortgaged Properties or the borrowers are described in “Risk Factors—Risks Relating to the Mortgage Loans—Increases in Real Estate Taxes May Reduce Available Funds”.

Delinquency Information

As of the Cut-off Date, none of the Mortgage Loans will be 30 days or more delinquent and none of the Mortgage Loans have been 30 days or more delinquent since origination. A Mortgage Loan will be treated as 30 days delinquent if the scheduled payment for a payment due date is not received from the related borrower by the immediately following payment due date.

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Certain Terms of the Mortgage Loans

Amortization of Principal

The Mortgage Loans provide for one or more of the following:

Thirty-one (31) Mortgage Loans (66.2%) provide for interest-only payments for the entire term to stated maturity, with no scheduled amortization prior to that date.

Thirty-nine (39) Mortgage Loans (26.9%) require monthly payments of interest and principal based on amortization schedules significantly longer than the remaining term to stated maturity.

Four (4) Mortgage Loans (6.9%) provide for an initial interest-only period that expires between one (1) and sixty (60) months following the related origination date and thereafter require monthly payments of principal and interest based on amortization schedules significantly longer than the remaining term to stated maturity.

Amortization Type(1)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Interest Only	31	$ 666,640,000	66.2%
Amortizing Balloon	39	271,015,787	26.9
Interest Only, Amortizing Balloon	4	69,750,000	6.9
Total	74	$ 1,007,405,787	100.0%

(1)	The information in this table and on Annex A-1 regarding amortization is based on the express terms of the Mortgage Loans.

Information regarding the scheduled amortization characteristics of each Mortgage Loan is set forth on Annex A-1 to this prospectus and the footnotes thereto.

Payment Due Dates; Interest Rates; Calculations of Interest

Subject in some cases to a next business day convention, all of the Mortgage Loans have payment due dates upon which scheduled payments of principal, interest or both are required to be made by the related borrower under the related Mortgage Note (each such date, a “Payment Due Date”) that occur as described in the following table:

Overview of Payment Due Dates

Payment Due Date	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
1	65	$ 722,155,787	71.7%
5	1	58,500,000	5.8
6	1	26,000,000	2.6
9	1	23,500,000	2.3
11	6	177,250,000	17.6
Total	74	$ 1,007,405,787	100.0%

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The Mortgage Loans have grace periods as set forth in the following table:

Overview of Grace Periods

Grace Period Default (Days)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Approx. % of I nitial Pool Balance
0	12	$ 398,250,000	39.5%
4	5	37,840,000	3.8
5	16	322,375,362	32.0
10	41	248,940,426	24.7
Total	74	$ 1,007,405,787	100.0%

As used in this prospectus, “grace period” is the number of days before a payment default is an event of default under the terms of each Mortgage Loan. See Annex A-1 for information on the number of days before late payment charges are due under the Mortgage Loans. The information on Annex A-1 regarding the number of days before a late payment charge is due is based on the express terms of the Mortgage Loans. Some jurisdictions may impose a statutorily longer period.

The Mortgaged Properties are secured by first liens on, or security interests in a fee simple, leasehold and/or sub-leasehold or a similar interest in the related Mortgaged Properties, subject to the permitted exceptions reflected in the related title insurance policy. All of the Mortgage Loans bear fixed interest rates.

All of the mortgage loans accrue interest on the basis of the actual number of days in a month, assuming a 360-day year (“Actual/360 Basis”).

With respect to any Componentized Mortgage Loan, for purposes of calculating interest and other amounts payable on the applicable Whole Loan, each note was divided into multiple components with varying component interest rates. The interest rate of each note (including any Componentized Mortgage Loan) represents the weighted average interest rate of the related components. Prepayments of each note will be applied to the related components in sequential order. As a result of the components having different interest rates and the allocation of prepayments to sequentially reduce the components, the per annum weighted average interest rate of the components (and, therefore, the interest rate of the applicable Componentized Mortgage Loan) may increase over time, which would increase the debt service and may have an adverse effect on the borrower’s ability to make payments under the applicable Componentized Whole Loan. In addition, if any such increase in interest rate occurs after any Withheld Amount is withheld, but prior to the Withheld Amount’s inclusion in the Net Mortgage Rate as described under “Description of the Certificates—Distributions—Pass-Through Rates”, then the Withheld Amount may not reflect the increased interest rate when the Withheld Amount is included in the calculation of the Net Mortgage Rate.

Single Purpose Entity Covenants

With respect to 45 Mortgage Loans (18.7%) secured by residential cooperative properties, the related borrower does not have independent directors, and no non-consolidation opinion was delivered in connection with the origination of the related Mortgage Loan, and the organizational documents of the related borrower generally do not contain single purpose entity covenants and/or lack certain bankruptcy remoteness protections.

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With respect to the Karen Gardens Mortgage Loan (0.5%), the related cooperative borrower filed for Chapter 11 bankruptcy in 2001 after defaulting on a mortgage loan, and emerged from bankruptcy in 2006.

See “—Additional Indebtedness” and “Certain Legal Aspects of Mortgage Loans—Foreclosure—Bankruptcy Laws” in this prospectus.

Prepayment Protections and Certain Involuntary Prepayments and Voluntary Prepayments

All of the Mortgage Loans have a degree of voluntary prepayment protection in the form of defeasance or prepayment lockout provisions and/or yield maintenance provisions. Voluntary prepayments, if permitted, generally require the payment of a Yield Maintenance Charge or a Prepayment Premium unless the Mortgage Loan (or Whole Loan, if applicable) is prepaid within a specified period (ranging from approximately 3 to 7 months) up to and including the stated maturity date. See Annex A-1 and Annex A-2 for more information on the prepayment protections attributable to the Mortgage Loans on a loan-by-loan basis and a pool basis.

Additionally, certain Mortgage Loans may provide that in the event of the exercise of a purchase option by a tenant or the sale of real property or the release of a portion of the Mortgaged Property, that the related Mortgage Loans may be prepaid in part prior to the expiration of a prepayment/defeasance lockout provision. See “—Releases; Partial Releases; Property Additions” below.

Generally, no Yield Maintenance Charge will be required for prepayments in connection with a casualty or condemnation, unless, in the case of most of the Mortgage Loans, an event of default has occurred and is continuing. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” in the prospectus. In addition, certain of the Mortgage Loans permit the related borrower, after a total or partial casualty or partial condemnation, to prepay the remaining principal balance of the Mortgage Loan or, if the affected Mortgaged Property is part of a portfolio, a property-specific release price (after application of the related insurance proceeds or condemnation award to pay the principal balance of the Mortgage Loan), which may not be accompanied by any prepayment consideration.

Certain of the Mortgage Loans are secured in part by letters of credit and/or cash reserves that in each such case:

●	will be released to the related borrower upon satisfaction by the related borrower of certain performance related conditions, which may include, in some cases, meeting debt service coverage ratio levels and/or satisfying leasing conditions; and
●	if not so released, may, at the discretion of the lender, prior to loan maturity (or earlier loan default or loan acceleration), be drawn on and/or applied to prepay the subject Mortgage Loan if such performance related conditions are not satisfied within specified time periods.

See Annex A-1 and Annex A-3 for more information on reserves relating to the largest 15 Mortgage Loans.

With respect to the Mortgage Loans secured by residential cooperative properties sold to the depositor by National Cooperative Bank, N.A., which are described as being encumbered by subordinate mortgage liens under “—Additional Indebtedness—Other Secured Indebtedness—Additional Debt Financing For Mortgage Loans Secured by Residential

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Cooperatives Sold to the Depositor by National Cooperative Bank, N.A.”, each such Mortgage Loan is cross-defaulted with such subordinate mortgage lien(s) in the amounts described in this prospectus under “—Additional Indebtedness—Other Secured Indebtedness—Additional Debt Financing For Mortgage Loans Secured by Residential Cooperatives Sold to the Depositor by National Cooperative Bank, N.A.”. In each case, the subordinate lender is subject to a subordination agreement, which generally subordinates the subordinate lender’s rights and remedies to those of the lender under the Mortgage Loan; however, the subordinate lender is generally not subject to a standstill agreement. We cannot assure you that the foregoing circumstances, including with respect to the subordinate lender’s right to independently pursue a foreclosure action, will not result in a prepayment of the Mortgage Loan at a time when the applicable special servicer might otherwise have elected to modify the related Mortgage Loan or take other action with respect to the Mortgage Loan. In addition, we cannot assure you that foreclosure by the subordinate lender will not result in a material reduction in the liquidation proceeds that otherwise might have been realized by the applicable special servicer if such special servicer were able to elect a different course of action.

In addition, certain of the Mortgage Loans may permit the related borrower to paydown a Mortgage Loan in the event that the related loan fails to satisfy a minimum debt service requirement.

Voluntary Prepayments

As of origination, the following prepayment restrictions and defeasance provisions applied to the Mortgage Loans:

●	Twenty (20) Mortgage Loans (46.2%) each prohibit voluntary principal prepayments during a specified period of time (each, a “Lock-out Period”) but permits the related borrower (after an initial period of at least two years following the date of initial issuance of the Offered Certificates) for a specified period to defease the related Mortgage Loan by pledging non-callable United States Treasury obligations and other non-callable government securities within the meaning of Section 2(a)(16) of the Investment Company Act, as amended (“Government Securities”) that provide for payment on or prior to each Payment Due Date through and including the maturity date (or, in some cases, such earlier Payment Due Date on which the Mortgage Loan becomes freely prepayable), of amounts at least equal to the amounts that would have been payable or outstanding, as applicable, on those dates under the terms of the subject Mortgage Loan (or, in the case of an open prepayment date, in the amount of the then-remaining principal balance) and obtaining the release of the related Mortgaged Property from the lien of the related mortgage, and thereafter such Mortgage Loan is freely prepayable.
●	Ten (10) Mortgage Loans (16.1%) each prohibit voluntary principal prepayments during a Lock-out Period, and following such Lock-out Period, for a specified period of time, permits the related borrower to make voluntary principal prepayments upon the payment of the greater of a Yield Maintenance Charge or Prepayment Premium, and thereafter such Mortgage Loan is freely prepayable.
●	Forty (40) Mortgage Loans (14.8%) permit the related borrower to make voluntary principal prepayments upon the payment of the greater of a Yield Maintenance Charge or Prepayment Premium for a specified period of time, thereafter permit the related borrower to make voluntary prepayments upon the payment of a Prepayment Premium for a specified period of time, and thereafter such Mortgage Loans are freely prepayable.

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●	Two (2) Mortgage Loans (12.9%) each prohibit voluntary principal prepayments during a Lock-out Period, and following such Lock-out Period, for a specified period of time, permit the related borrower to make voluntary principal prepayments upon the payment of the greater of a Yield Maintenance Charge or Prepayment Premium and the lender is not entitled to require a defeasance in lieu of prepayment, thereafter, for a specified period of time, permit the related borrower to make voluntary principal prepayments upon the payment of the greater of a Yield Maintenance Charge or Prepayment Premium or to defease the Mortgage Loan by the pledging of Government Securities that provide for payment on or prior to each Payment Due Date through and including the first Payment Due Date on which the Mortgage Loan becomes freely prepayable, and thereafter such Mortgage Loan is freely prepayable.
●	One (1) Mortgage Loan (8.7%) permits the related borrower to make voluntary principal prepayments upon the payment of the greater of a Yield Maintenance Charge or Prepayment Premium for a specified period of time, and thereafter such Mortgage Loan is freely prepayable.
●	One (1) Mortgage Loan (1.2%) prohibits voluntary principal prepayments during a Lock-out Period, and following such Lock-out Period, for a specified period of time, permits the related borrower to make voluntary principal prepayments upon the payment of the greater of a Yield Maintenance Charge or Prepayment Premium or to defease the Mortgage Loan by the pledging of Government Securities that provide for payment on or prior to each Payment Due Date through and including the first Payment Due Date on which the Mortgage Loan becomes freely prepayable, and thereafter such Mortgage Loan is freely prepayable.

Prepayment restrictions for each Mortgage Loan reflect the entire life of the Mortgage Loan. Some Mortgage Loans may be sufficiently seasoned that their Lock-out Periods have expired. See Annex A-1, including the footnotes thereto, for individual prepayment restrictions and seasoning applicable to each Mortgage Loan.

The Mortgage Loans generally permit voluntary prepayment without payment of a Yield Maintenance Charge or any Prepayment Premium during a limited “open period” immediately prior to and including the stated maturity date, as follows:

Prepayment Open Periods

Open Periods (Payments)	Number of Mortgage Loans	Approx. % of Initial Pool Balance
3	1	2.6%
4	45	18.9
5	5	9.2
6	1	5.8
7	22	63.5
Total	74	100.0%

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions”.

“Due-On-Sale” and “Due-On-Encumbrance” Provisions

The Mortgage Loans generally contain “due-on-sale” and “due-on-encumbrance” clauses, which in each case permits the holder of the Mortgage Loan to accelerate the maturity of the related Mortgage Loan if the related borrower sells or otherwise transfers or

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encumbers (subject to certain exceptions set forth in the Mortgage Loan documents) the related Mortgaged Property or a controlling interest in the borrower without the consent of the mortgagee (which, in some cases, may not be unreasonably withheld). Many of the Mortgage Loans place certain restrictions (subject to certain exceptions set forth in the Mortgage Loan documents) on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations. The terms of the mortgages generally permit, subject to certain limitations, affiliate, estate planning and family transfers, transfers at death, transfers of interest in a public company, the transfer or pledge of less than, or other than, a controlling portion of the partnership, members’ or other equity interests in a borrower, the transfer or pledge of passive equity interests in a borrower (such as limited partnership interests and non-managing member interests in a limited liability company), transfers to persons specified in or satisfying qualification criteria set forth in the related Mortgage Loan documents, and transfers among existing owners. Certain of the Mortgage Loans do not restrict the pledging of direct or indirect ownership interests in the related borrower, but do restrict the transfer of ownership interests in the related borrower by imposing a specific percentage, a control limitation or requiring the consent of the mortgagee to any such transfer. Generally, the Mortgage Loans do not prohibit transfers of non-controlling interests so long as no change of control results or, with respect to Mortgage Loans to tenant-in-common borrowers, transfers to new tenant-in-common borrowers. Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners. Additionally, with respect to the Mortgage Loans included in the Trust that are secured by residential cooperative properties, the owners of cooperative units underlying the cooperative properties are permitted, generally without restriction, to sell such cooperative units (including such owner’s interest in the underlying borrower) and/or to obtain loans secured by a pledge of such owner’s interest in the underlying borrower.

Additionally, certain of the Mortgage Loans (excluding the Mortgage Loans secured by residential cooperative properties sold to the depositor by National Cooperative Bank, N.A.) provide that transfers of the Mortgaged Property are permitted if certain conditions are satisfied, which may include one or more of the following:

●	no event of default has occurred;
●	the proposed transferee is creditworthy and has sufficient experience in the ownership and management of properties similar to the Mortgaged Property;
●	a Rating Agency Confirmation has been obtained from each of the Rating Agencies;
●	the transferee has executed and delivered an assumption agreement evidencing its agreement to abide by the terms of the Mortgage Loan together with legal opinions and title insurance endorsements; and
●	the assumption fee has been received (which assumption fee will be paid as described under “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, but will in no event be paid to the Certificateholders); however, certain of the Mortgage Loans allow the borrower to sell or otherwise transfer the related Mortgaged Property a limited number of times without paying an assumption fee.

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Transfers resulting from the foreclosure of a pledge of the collateral for a mezzanine loan (if any) will also result in a permitted transfer. See “—Additional Indebtedness” below.

Additionally, with respect to the Mortgage Loans included in the Trust that are secured by residential cooperative properties, the owners of cooperative units underlying the cooperative properties are permitted, generally without restriction, to sell such cooperative units (including such owner’s interest in the underlying borrower) and/or to obtain loans secured by a pledge of such owner’s interest in the underlying borrower. In addition, with respect to a Mortgage Loan secured by a residential cooperative property sold to the Depositor by National Cooperative Bank, N.A., the master servicer will be permitted to waive the enforcement of “due-on-encumbrance” clauses to permit subordinate debt secured by the related mortgaged property subject to the satisfaction of various conditions and subject to certain parameters set forth in the PSA. See “—Additional Indebtedness—Other Secured Indebtedness—Additional Debt Financing For Mortgage Loans Secured by Residential Cooperatives Sold to the Depositor by National Cooperative Bank. N.A.”.

Defeasance

The terms of twenty-three (23) Mortgage Loans (the “Defeasance Loans”) (collectively, 60.3%) permit the applicable borrower at any time (generally, provided that no event of default exists) after a specified period (the “Defeasance Lock-Out Period”) to obtain a release of a Mortgaged Property from the lien of the related Mortgage (a “Defeasance Option”) in connection with a defeasance. With respect to all of the Defeasance Loans, the Defeasance Lock-Out Period ends at least two years after the Closing Date.

Exercise of a Defeasance Option is also generally conditioned on, among other things, (a) the borrower providing the mortgagee with at least 30 days prior written notice of the date on which such defeasance will occur (such date, the “Release Date”), and (b) the borrower (A) paying on any Release Date (i) all accrued and unpaid interest on the principal balance of the Mortgage Loan (or, the related Whole Loan) up to and including the Release Date, (ii) all other sums (excluding scheduled interest or principal payments due following the Release Date), due under the Mortgage Loan (or Whole Loan, if applicable) and under all other Mortgage Loan documents executed in connection with the Defeasance Option, (iii) an amount (the “Defeasance Deposit”) that will be sufficient to (x) purchase non-callable obligations of, or backed by the full faith and credit of, the United States of America or, in certain cases, other “government securities” (within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 and otherwise satisfying REMIC requirements for defeasance collateral), that provide payments (1) on or prior to, but as close as possible to, all successive scheduled payment due dates occurring during the period from the Release Date to the related maturity date (or to the first day of the open period for such Mortgage Loan) (or Whole Loan, if applicable) and (2) in amounts equal to the scheduled payments due on such payment due dates under the Mortgage Loan (or Whole Loan, if applicable), or under the defeased portion of the Mortgage Loan (or Whole Loan, if applicable) in the case of a partial defeasance, including in the case of a Mortgage Loan with a balloon payment due at maturity, the related Balloon Payment (provided that in certain cases the related borrower is obligated to purchase the foregoing securities directly, rather than to provide a Defeasance Deposit), and (y) pay any costs and expenses incurred in connection with the purchase of such government securities, and (B) delivering a security agreement granting the issuing entity a first priority lien on the Defeasance Deposit and, in certain cases, the government securities purchased with the Defeasance Deposit and an opinion of counsel to such effect. See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the

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Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded”. See representation and warranty no. 34 in Annex D-1 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

For additional information on Mortgage Loans that permit partial defeasance in connection with a partial release or substitution, see “—Releases; Partial Releases; Property Additions” below.

In general, if consistent with the related Mortgage Loan documents, a successor borrower established, designated or approved by the applicable master servicer will assume the obligations of the related borrower exercising a Defeasance Option and the borrower will be relieved of its obligations under the Mortgage Loan. If a Mortgage Loan (or Whole Loan, if applicable) is partially defeased, if consistent with the related Mortgage Loan documents, generally the related promissory note will be split and only the defeased portion of the borrower’s obligations will be transferred to the successor borrower.

Releases; Partial Releases; Property Additions

The Mortgage Loans described below permit the release of one or more of the Mortgaged Properties or a portion of a single Mortgaged Property in connection with a partial defeasance, a partial prepayment or the release of improved or otherwise material portions of the Mortgaged Property without additional monetary consideration, subject to the satisfaction of certain specified conditions, including the REMIC requirements. Additionally, certain Mortgage Loans may permit the addition of real property to the Mortgage Loan collateral.

●	With respect to the Burke Centre Mortgage Loan (8.7%), the borrower may at any time obtain the release of the parcel which the largest tenant, Kohl’s (33.9% of net rentable area and 20.0% of underwritten rent) currently ground leases (the “Kohl’s Parcel”) upon satisfaction of certain conditions set forth in the Mortgage Loan documents, including, without limitation, the following: (i) the borrower prepays the greater of (i) $22,400,000 (which is the appraised value of the Kohl’s Parcel) and (ii) an amount sufficient to comply with item (ii) below, and (if prior to the open period) pays a prepayment fee equal to the greater of a yield maintenance premium and 1.00% of the amount prepaid, (ii) the debt yield for the remainder of the Mortgaged Property will not be less than 8.25% after giving effect to the partial release, and (iii) satisfaction of REMIC related conditions.
●	With respect to the Midwest Industrial Portfolio Mortgage Loan (5.8%), the borrowers may at any time, except during the period that is 60 days prior to and after a securitization, obtain the release of one or more of the individual Mortgaged Properties, upon satisfaction of certain conditions set forth in the Mortgage Loan documents, including, without limitation, the following: (i) prepayment of 115% of the allocated loan amount for such Mortgaged Property with yield maintenance premium (the “Release Price”), (ii) after giving effect to the partial release, the LTV for the remainder of the Mortgaged Properties will not be greater than 61.3%, the DSCR will not be less than the greater of 1.35x or the DSCR immediately preceding the release of the applicable Mortgaged Property based on the trailing twelve (12) month period immediately preceding such release, and the debt yield will not be less than the greater of 10.1% or the debt yield immediately preceding the release of the applicable Mortgaged Property, and (iii) the satisfaction of certain REMIC related conditions if the LTV exceeds 125% after giving effect to the partial release. Further, the monthly payment amount of $365,155.22 will be reduced pro rata in connection
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with the payment of the Release Price towards the outstanding principal balance of the Mortgage Loan required for the release of any individual Mortgaged Property.

In addition, the borrowers may at any time, except during the period that is 60 days prior to and after a securitization, obtain the release of up to four outparcels, two of which are located at the Andrews, NC Mortgaged Property, one of which is located at the Franklin, PA Mortgaged Property, and one of which is located at the Freeport, IL Mortgaged Property. The release of each outparcel is subject to the satisfaction of certain conditions set forth in the Mortgage Loan documents, including, without limitation, the following: (i) payment of a release price equal to (a) if released to an affiliate of the borrower sponsor, $20,010 per acre for each of the outparcels at the Andrews, NC Mortgaged Property and $37,964 per acre for the outparcel at the Franklin, PA Mortgaged Property or (b) if sold to a third-party, the greater of the previous respective prices and 100% of net sale proceeds. No payment is due for the release of the outparcel at the Freeport, IL Mortgaged Property which has been improved by a solar farm and is income-producing. Each of the other outparcels is unimproved and not permitted to be released improved.

●	With respect to the Brentwood Commons Mortgage Loan (4.8%), the Mortgaged Property is comprised of four adjacent office buildings totaling approximately 439,006 square feet. The loan documents provide that, following the defeasance lockout period, the borrower may obtain the release of so-called Building IV (having an allocated loan amount of $16,714,989, or 34.5% of the original principal loan balance) in connection with a bona fide sale to an unaffiliated third party, subject to certain conditions, including: (i) no event of default has occurred or is continuing, (ii) partial defeasance of the loan in an amount equal to greater of (A) 150% of the allocated amount for the release property, (B) an amount that would result in the post-release DSCR (interest-only) of the remaining property’s being no less than the greater of the pre-release DSCR (interest-only) for the entire property and 2.92x, (C) an amount that would result in the post-release debt yield of the remaining property’s being no less than the greater of the pre-release debt yield for the entire property and 17.6%, (D) an amount that would result in the post-release LTV of the remaining property’s being not greater than the lesser of the pre-release LTV for the entire property and 55%; and (E) an amount sufficient to comply with related REMIC requirements; (iii) receipt of a rating agency confirmation; and (iv) receipt of an opinion of counsel that the partial release complies with REMIC requirements.
●	With respect to the Market Place Center Mortgage Loan (4.0%), the loan documents provide that, following the lockout period, the borrower may obtain the release of not more than two adjacent buildings at the Mortgaged Property in connection with a sale on an arms-length basis (including to affiliates), subject to certain conditions, including: (i) no event of default has occurred or is continuing, (ii) partial prepayment of the loan, together with the applicable yield maintenance premium therefor, in an amount equal to the greatest of (A) 110% of the allocated loan amount for the release building; (B) an amount that would result in the post-release DSCR being no less than the greater of (1) 2.42x and (2) the pre-release DSCR for the then-constituent property, (C) an amount that would result in the post-release LTV’s being at least equal to the lesser of (1) 50.9% and (2) the pre-release LTV for the then-constituent property; and (D) an amount sufficient to comply with related REMIC requirements; (iii) receipt of a rating agency confirmation; and (iv) receipt of an opinion of counsel that the partial release complies with REMIC requirements.

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●	With respect to the BioMed MIT Portfolio Mortgage Loan (2.3%), the related borrowers may, at any time after the date that is the earlier of (a) two years after the closing date of the last securitization trust to hold a note comprising the Whole Loan and (b) the third anniversary of the loan origination date, obtain the release of an individual Mortgaged Property (each, a “Release Property”) from the lien of the Whole Loan, subject to the satisfaction of certain conditions, including, but not limited to, (i) (x) if prior to December 9, 2034 (the “Permitted Par Prepayment Date”), the borrowers have completed defeasance of the portion of the Whole Loan in connection with the release of an individual Mortgaged Property (the “Property Partial Defeasance”) by partially defeasing the Whole Loan in an amount equal to the applicable Release Amount (as defined below), plus the applicable lender’s allocation of any amount of the Whole Loan that need to be reduced for the debt service coverage ratio after such partial release to equal the debt service coverage ratio at loan origination or the applicable Low DSCR Release Amount (as defined below), all in accordance with the applicable terms and conditions of the Whole Loan documents or (y) if on or after the Permitted Par Prepayment Date, the borrowers have paid the applicable Release Amount; (ii) after giving effect to such release, the debt service coverage ratio of the Mortgaged Property as of the determination date immediately preceding such release (the “Release DSCR”) is greater than or equal to the debt service coverage ratio at loan origination (the “Release DSCR Test”), provided that the Release DSCR Test may be satisfied by (x) partially defeasing a portion of the Whole Loan in accordance with the Whole Loan documents or (y) depositing cash to be held in a reserve account as cash collateral for the Whole Loan, in accordance with the Whole Loan documents, provided, further, that, in the event the foregoing Release DSCR Test is not satisfied and the release of the Mortgaged Property is in connection with an arms-length transaction to a third-party which is not controlled by the borrower sponsor and/or by a fund entity affiliated with Blackstone (as more fully described in the Whole Loan documents) that controls, or is, the borrower sponsor, the borrowers may release such Release Property upon a partial defeasance of the Whole Loan in an amount (the “Low DSCR Release Amount”) equal to the lesser of (I) the mortgage lender’s allocation of 100% of the net sales proceeds derived from the sale of the Release Property and (II) the greater of (x) the applicable Release Amount for the Release Property and (y) an amount necessary to, after giving effect to such release, satisfy the Release DSCR Test (the lesser of (I) and (II), the “Alternate Release Price”); (iii) if any mezzanine loan is outstanding, concurrently with the partial defeasance of the Release Amount (or, if applicable the Alternate Release Price), the related mezzanine borrower will partially defease the related mezzanine loan equal to the applicable release amount under the mezzanine loan (or, if applicable, the Alternate Release Price (as defined in the mezzanine loan agreement)) applicable to such individual Mortgaged Property, together with any related interest, fees, prepayment premiums or other amounts payable as set forth in the mezzanine loan agreement; (iv) the absence of a Whole Loan event of default on the date that the related individual Mortgaged Property is released from the lien of the Whole Loan (except as expressly permitted in the Whole Loan documents); and (v) compliance with REMIC related provisions. As used herein, “Release Amount”, means, for a Mortgaged Property, the lesser of: (a) the outstanding Whole Loan amount (plus interest and any other amounts that may be due); or (b) an amount equal to the allocated loan amount for such Release Property (“Mortgage ALA”) multiplied by (1) 105% until such time that the outstanding Whole Loan amount has been reduced to $927,500,000 and (2) thereafter, 110%.

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In addition, a partial release may be made to cure an event of default relating to an individual Mortgaged Property (a “BioMed MIT Portfolio Default Release”), provided that (i) either (x) the borrower demonstrates to the lender that it has in good faith pursued a cure of such event of default (which efforts do not require any capital contributions to be made to the borrower or the use of any income or rents from any other Mortgaged Property to effectuate the cure) or (y) the default relates to an environmental condition and (ii) the default was not caused by the borrower or an affiliate in bad faith to circumvent the requirements of the loan agreement partial release provisions. In connection with a BioMed MIT Portfolio Default Release, the borrower must generally satisfy the conditions set forth above, except that the borrower will not be required to satisfy the debt service coverage ratio test above.

Further, a partial release may be made in order to cure an event of default related to the related ground lease (a “Ground Lease Default Release”), provided that (i) the default relates to an event of default under the related ground lease and (ii) the default was not caused by the borrower or an affiliate in bad faith to circumvent the requirements of the loan agreement partial release provisions. In connection with a Ground Lease Default Release, the borrower must generally satisfy the conditions set forth above, except that the borrower will not be required to satisfy the debt service coverage ratio test above, and further provided that with respect to any transfer of a BioMed MIT Portfolio Ground Lease related to such Ground Lease Default Release to an affiliate of the borrower, the borrower provides an additional insolvency opinion addressing such transfer to an affiliate.

Further, so long as no event of default is continuing, the borrower at its sole option and sole cost and expense, may deliver to the lender a new appraisal (or an update to the existing appraisal) of each individual Mortgaged Property, indicating the value of such individual Mortgaged Properties which are then secured by the mortgages. Upon receipt of such appraisals (or updates to existing appraisals), at the borrower’s request, the lender is required to use reasonable efforts to agree with the borrower, in their reasonable discretion, to reallocate the then outstanding allocated mortgage loan amounts related to such individual Mortgaged Properties based on the “as-is” values of such individual Mortgaged Properties (inclusive of any portfolio premium) identified in such appraisals (or updates to such appraisals) so long as after giving effect to such reallocation (i) the aggregate allocated mortgage loan amounts with respect to the Whole Loan are equal to such aggregate amounts immediately prior to such reallocation and (ii) the lender has received an opinion of counsel that, after giving effect to such reallocation, the securitization will not fail to maintain its status as a REMIC trust or be subject the imposition of a tax and the tax on prohibited contributions as a result of such reallocation.

In addition, solely with respect to a partial release of a portion (each, a “Portfolio Release Property”) of any of the Mortgaged Properties that were not separately described in the surveys delivered at origination (each, a “Portfolio Property”), as described in the loan agreement, the borrower will also be required to deliver, among other things, (i) a new survey reasonably acceptable to the lender, (ii) evidence reasonably acceptable to the lender that (a) the Portfolio Release Property does not form part of the same (legally unsubdivided) lot, tract or parcel as the remaining Portfolio Property or has been legally subdivided from the remaining Portfolio Property or that the borrower has taken all action necessary under applicable legal requirements in order for such remaining Portfolio Property to be designated as one or more tax parcels separate from the Portfolio Release Property and (b) such partial release does not materially disrupt the operations of the tenants’

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businesses pursuant to leases at the remaining Portfolio Property and/or such tenants’ existing use of the remaining Portfolio Property prior to giving effect to such release. To the extent that a subdivision and tax lot split required in order to release such Portfolio Release Property allocates taxes or other shared obligations as between the Portfolio Release Property and the remaining Portfolio Property in a manner such that the obligations of the remaining Portfolio Property varies by an amount of 10% or more from the assumed allocation of obligations in the appraisals delivered on the origination date, the borrower may (1) deliver an appraisal (or update to the existing appraisal), indicating the value of the applicable Portfolio Property (both inclusive and exclusive of the Portfolio Release Property) and the Mortgage ALA for the Portfolio Release Property or (2) request that the lender reasonably determine the value of the Portfolio Property (both inclusive and exclusive of the Portfolio Release Property) and the Mortgage ALA for the Portfolio Release Property, and, in each case, the Mortgage ALA for the remaining Portfolio Property will each be adjusted to reflect 100% of the difference in the value of the applicable Portfolio Property including the Portfolio Release Property, and excluding the Portfolio Release Property, as set forth in the appraisal or as reasonably determined by the lender, provided that the sum of the Mortgage ALA of the remaining Portfolio Property and the Portfolio Release Property following such adjustment equals the Mortgage ALA of the Portfolio Property prior to such determination.

Furthermore, some of the Mortgage Loans permit the release of specified parcels of real estate or improvements that secure the Mortgage Loans but were not assigned any material value or considered a source of any material cash flow for purposes of determining the related Appraised Value or Underwritten Net Cash Flow or considered material to the use or operation of the property or permit the general right to release as yet unidentified parcels if they are non-income producing so long as such release does not materially adversely affect the use or value of the remaining property, among other things. Such real estate may be permitted to be released, subject to certain REMIC rules, without payment of a release price and consequent reduction of the principal balance of the subject Mortgage Loan or substitution of additional collateral if zoning and other conditions are satisfied. We cannot assure you that the development of a release parcel, even if approved by the applicable special servicer as having no material adverse effect to the remaining property, may not for some period of time either disrupt operations or lessen the value of the remaining property.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions”.

Escrows

Thirty-eight (38) Mortgage Loans (61.6%) provide for monthly or upfront escrows to cover property taxes on the Mortgaged Properties.

Fifteen (15) Mortgage Loans that are secured in whole or in part by office, retail, industrial, mixed use and leased fee properties (73.2%) provide for upfront or monthly escrows (or credit) for the full term or a portion of the term of the related Mortgage Loan to cover anticipated re-leasing costs, including tenant improvements and leasing commissions or other lease termination or occupancy issues. Such escrows are typically considered for mixed use, office, retail, industrial and other properties only.

Nineteen (19) Mortgage Loans (47.5%) provide for monthly or upfront escrows to cover ongoing replacements and capital repairs.

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Eight (8) Mortgage Loans (18.1%) provide for monthly or upfront escrows to cover insurance premiums on the Mortgaged Properties.

In addition, in certain cases, the related borrower may not be required to maintain the escrows described above until the occurrence of a specified trigger. Certain Mortgage Loans also permit the borrower to post a letter of credit or guaranty in lieu of maintaining cash reserves.

●	With respect to the Ellenton Premium Outlets Mortgage Loan (8.3%), at origination, in lieu of making the upfront TI/LC deposit, guarantor delivered a limited payment guaranty in an amount equal to $1,472,100.
●	With respect to the Midwest Industrial Portfolio Mortgage Loan (5.8%), the related borrowers were required at origination to deposit a holdback of $10,000,000 into the Accretive Leasing Reserve Account. The lender is required to disburse from the Accretive Leasing Reserve Account an amount requested by the borrowers subject to, among other conditions, the following: (a) the lender’s receipt of an executed copy of a new lease in form approved by the lender (each such lease, an “Accretive Lease” ), (b) the resulting debt yield is not less than 12.18%, (c) that the resulting total combined occupancy at the Mortgaged Properties would be increased upon giving effect to the applicable Accretive Lease (unless the total combined occupancy at all Mortgaged Properties immediately before entering into the applicable Accretive Lease is equal to or greater than 82.5%), and (d) with respect to the final disbursement of funds from the Accretive Leasing Reserve Account in connection with the execution of an Accretive Lease, the occupancy at the Mortgaged Properties (in the aggregate) must be at least equal to 82.5%.

Many of the Mortgage Loans provide for other escrows and reserves, including, in certain cases, reserves for debt service, operating expenses, vacancies at the related Mortgaged Property and other shortfalls or reserves to be released under circumstances described in the related Mortgage Loan documents.

See footnotes to Annex A-1 for more information regarding escrows under the Mortgage Loan documents.

Mortgaged Property Accounts

Cash Management. The Mortgage Loan documents prescribe the manner in which the related borrowers are permitted to collect rents from tenants at each Mortgaged Property. The following table sets forth the account mechanics prescribed for the Mortgage Loans:

Cash Management Types

Type of Lockbox	Mortgage Loans	Aggregate Cut-off Date Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Hard/Springing Cash Management	15	$579,493,015	57.5%
Springing	15	237,226,523	23.5
None	43	171,186,250	17.0
Hard/In Place Cash Management	1	19,500,000	1.9
Total	74	$1,007,405,787	100.0%

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The following is a description of the types of cash management provisions to which the borrowers under the Mortgage Loans are subject:

●	Hard/Springing Cash Management. The related borrower is required to instruct the tenants and other payors (including any third party property managers) to pay all rents and other revenue directly to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Until the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, such funds are forwarded to an account controlled by the related borrower or are otherwise made available to the related borrower. From and after the occurrence of such a “trigger” event, only the portion of such funds remaining after the payment of current debt service, the funding of reserves and, in some cases, expenses at the related Mortgaged Property are to be forwarded or otherwise made available to the related borrower or, in some cases, maintained in an account controlled by the servicer as additional collateral for the loan until the “trigger” event ends or terminates in accordance with the loan documentation.
●	Springing. A lockbox account is established at origination or upon the occurrence of certain “trigger” events. Revenue from the related Mortgaged Property is generally paid by the tenants and other payors to the related borrower or property manager. The Mortgage Loan documents provide that, upon the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, the related borrower would be required to instruct tenants to pay directly into such lockbox account or, if tenants are directed to pay to the related borrower or the property manager, the related borrower or property manager, as applicable, would then forward such funds to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Funds are then swept into a cash management account controlled by the servicer on behalf of the issuing entity and applied by the servicer in accordance with the related Mortgage Loan documents. This typically includes the payment of debt service and, in some cases, expenses at the related Mortgaged Property. Excess funds may then be remitted to the related borrower.
●	Soft/Springing Cash Management. Revenue from the related Mortgaged Property is generally paid by the tenants and other payors (including any third party property managers) to the related borrower or the property manager. The related borrower or property manager, as applicable, then forwards such funds to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Until the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, such funds are forwarded to an account controlled by the related borrower or are otherwise made available to the related borrower. In some cases, upon the occurrence of such a “trigger” event, the Mortgage Loan documents will require the related borrower to instruct tenants and/or other payors to pay directly into an account controlled by the applicable servicer on behalf of the issuing entity. All funds held in such lockbox account controlled by the applicable servicer following such “trigger” event will be applied by the applicable servicer in accordance with the related Mortgage Loan documents. From and after the occurrence of such a trigger event, only the portion of such funds remaining after the payment of current debt service and, in some cases, expenses at the related Mortgaged Property are to be forwarded or otherwise made available to the related borrower.
●	Soft/In Place Cash Management. Revenue from the related Mortgaged Property is generally paid by the tenants and other payors to the related borrower or the property manager. The related borrower or property manager, as applicable, then
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forwards such funds to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Funds are then swept into a cash management account controlled by the applicable servicer on behalf of the issuing entity and applied by the servicer in accordance with the related Mortgage Loan documents. This typically includes the payment of debt service and, in some cases, expenses at the related Mortgaged Property. Generally, excess funds may then be remitted to the related borrower.

●	Hard/In Place Cash Management. The related borrower is required to instruct the tenants and other payors (including any third party property managers) to pay all rents and other revenue directly to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Funds are then swept into a cash management account controlled by the applicable servicer on behalf of the issuing entity and then applied by the applicable servicer in accordance with the related Mortgage Loan documents. This typically includes the payment of debt service and, in some cases, expenses at the related Mortgaged Property. Generally, excess funds may then be remitted to the related borrower.
●	None. Revenue from the related Mortgaged Property is paid to the related borrower and is not subject to a lockbox account as of the Closing Date, and no lockbox account is required to be established during the term of the related Mortgage Loan.

In connection with any hard lockbox cash management, income deposited directly into the related lockbox account may not include amounts paid in cash and/or checks that are paid directly to the related property manager, notwithstanding requirements to the contrary. Furthermore, with respect to certain multifamily and hospitality properties considered to have a hard lockbox, cash, checks and “over-the-counter” receipts may be deposited into the lockbox account by the property manager. With respect to certain hospitality Mortgage Loans, rents deposited into the lockbox account may be net of management fees, hotel operating expenses, and reserves (or custodial funds (employee tips) and occupancy taxes may be remitted back to the borrower from the lockbox prior to payments to the lender), and with respect to certain other Mortgage Loans, rents may be net of certain other de minimis receipts or expenses. Mortgage Loans whose terms call for the establishment of a lockbox account require that the amounts paid to the property manager will be deposited into the applicable lockbox account on a regular basis. Lockbox accounts will not be assets of the issuing entity. See the footnotes to Annex A-1 for more information regarding lockbox provisions for the Mortgage Loans. See also “Risk Factors—Risks Relating to the Mortgage Loans—Cash Management Operations Entail Certain Risks that Could Adversely Affect Distributions on Your Certificates.”

Exceptions to Underwriting Guidelines

Except as described below, none of the Mortgage Loans were originated with material exceptions to the related mortgage loan seller’s underwriting guidelines. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Wells Fargo Bank, National Association—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting”; “—Morgan Stanley Mortgage Capital Holdings LLC—The Morgan Stanley Group’s Underwriting Standards”; “—Bank of America, National Association—Bank of America’s Commercial Mortgage Loan Underwriting Standards”; “—National Cooperative Bank, N.A.—National Cooperative Bank, N.A.’s Underwriting Standards and Processes”; and “—JPMorgan Chase Bank, National Association—JPMCB’s Underwriting Standards and Processes”.

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●	With respect to the Sheraton Denver Downtown Hotel Mortgage Loan (9.9%), the underwritten loan-to-value ratio and U/W NCF DSCR are greater than 65.0% (76.6%) and less than 1.50x (1.29x), respectively, and the loan documents do not require ongoing reserves, which represents an exception to the underwriting guidelines for Wells Fargo Bank, National Association. Wells Fargo Bank, National Association’s decision to include the Mortgage Loan notwithstanding these exceptions is supported by the following: (a) the collateral for the Mortgage Loan is the land/leased fee interest on 191,437 SF of land improved by a 1,238-room full-service hotel; (b) the ground lessee is solely responsible for directly paying all relevant real estate taxes and insurance premiums for the Mortgaged Property, and (c) the ground lessee recently invested an additional approximately $80.0 million further renovating the hotel improvements. In addition, certain characteristics of the Mortgage Loan can be found in Annex A-1 to this prospectus. Based on the foregoing, Wells Fargo Bank, National Association approved inclusion of the Mortgage Loan into this transaction.
●	With respect to the Saxony Hall Owners, Inc. Mortgage Loan (0.5%), the financial statements received from the related borrower for 2021, 2022 and 2023 were on a compiled basis, and the financial statements received from the related borrower for 2024 were on a management prepared basis. National Cooperative Bank, N.A.’s underwriting criteria requires audited financial statements for all loans greater $5,000,000. National Cooperative Bank, N.A.’s decision to include the Mortgage Loan notwithstanding this exception was supported by the following considerations: (a) the Cut-off Date LTV Ratio and Coop - LTV as Rental are 31.1% and 23.7%, respectively, (b) the U/W NCF DSCR, Cut-off Date U/W NCF Debt Yield and U/W NOI Debt Yield are 3.65x, 25.3% and 25.6%, respectively and (c) on a going forward basis, the related borrower is obligated to provide annual audited financial statements pursuant to the related loan documents. Certain characteristics of the Mortgage Loan can be found in Annex A-1 to this prospectus. Based on the foregoing, National Cooperative Bank, N.A. approved inclusion of the Saxony Hall Owners, Inc. Mortgage Loan into this transaction.
●	With respect to the 31 East 12th Street Owners, Inc. Mortgage Loan (0.3%), the financial statements received from the related borrower for 2023, 2024 and 2025 contain certain qualifications which may not comply with certain FASB accounting rules relating to uncertain tax positions. Had the borrower adopted the required FASB accounting standards, it would likely have needed to increase its estimated income tax liabilities on its financial statements for those years. Based on notes in these financial statements, this increase would have reduced the borrower’s reported net income for those years. National Cooperative Bank, N.A.’s decision to include the Mortgage Loan despite these potential reductions was supported by the following considerations: (a) the borrower has consistently generated sufficient revenue across all years analyzed; (b) the Cut-off Date LTV Ratio and Coop - LTV as Rental are 5.5% and 7.2%, respectively; and (c) the U/W NCF DSCR, Cut-off Date U/W NCF Debt Yield and U/W NOI Debt Yield are 12.65x, 70.9% and 71.5%. Certain characteristics of the Mortgage Loan can be found in Annex A-1 to this prospectus. Based on the foregoing, National Cooperative Bank, N.A. approved inclusion of the 31 East 12th Street Owners, Inc. Mortgage Loan into this transaction.

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Additional Indebtedness

General

The Mortgage Loans generally prohibit borrowers from incurring any additional debt secured by their Mortgaged Property without the consent of the lender. However:

●	substantially all of the Mortgage Loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related Mortgaged Property;
●	the borrowers under certain of the Mortgage Loans have incurred and/or may incur in the future unsecured debt other than in the ordinary course of business;
●	any borrower that is not required pursuant to the terms of the related Mortgage Loan documents to meet single-purpose entity criteria may not be restricted from incurring unsecured debt or mezzanine debt;
●	the terms of certain Mortgage Loans permit the borrowers to post letters of credit and/or surety bonds for the benefit of the mortgagee under the Mortgage Loans, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee;
●	although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgage Loan documents generally permit, subject to certain limitations, the pledge of the limited partnership or non-managing membership equity interests in a borrower or less than a controlling interest of any other equity interests in a borrower;
●	certain of the Mortgage Loans do not restrict the pledging of ownership interests in the borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests;
●	with respect to the Mortgage Loans secured by residential cooperative properties sold to the Depositor by National Cooperative Bank, N.A., the related borrower may have incurred, be permitted in the future to incur, or in the future be granted consent to incur, additional indebtedness secured by the related Mortgaged Property as further described in “Other Secured Indebtedness—Additional Debt Financing For Mortgage Loans Secured by Residential Cooperatives Sold to the Depositor by National Cooperative Bank, N.A.”; and
●	with respect to the Mortgage Loans secured by residential cooperative properties, the owners of cooperative units underlying the residential cooperative properties are permitted, generally without restriction, to obtain loans secured by a pledge of such owner’s interest in the respective cooperative units underlying the cooperative properties.

Whole Loans

Certain Mortgage Loans are subject to the rights of a related Companion Holder, as further described in “—The Whole Loans” below.

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Mezzanine Indebtedness

Although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgage Loan documents generally permit, subject to certain limitations, the pledge of less than a controlling portion of the equity interests in a borrower or the pledge of limited partnership or non-managing membership equity interests in a borrower. Certain Mortgage Loans described below permit the incurrence of mezzanine debt subject to satisfaction of certain conditions including a certain maximum combined loan-to-value ratio and/or a minimum combined debt service coverage ratio. Also, certain of the Mortgage Loans do not restrict the pledging of ownership interests in the related borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests. In addition, in general, a borrower (or its direct or indirect owners) that does not meet single-purpose entity criteria may not be restricted in any way from incurring mezzanine debt.

As of the Cut-off Date, each sponsor has informed us that it is not aware of any existing mezzanine indebtedness with respect to the Mortgage Loans it is selling to the Depositor.

The Mortgage Loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations as described under “—Certain Terms of the Mortgage Loans—‘Due-On-Sale’ and ‘Due-On-Encumbrance’ Provisions” above. Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

With respect to the Mortgage Loans listed in the following chart, the direct and indirect equity owners of the borrower are permitted to incur future mezzanine debt, subject to the satisfaction of conditions contained in the related Mortgage Loan documents, including, among other things, a combined maximum loan-to-value ratio, a combined minimum debt service coverage ratio and/or a combined minimum debt yield, as listed in the following chart and determined in accordance with the related Mortgage Loan documents:

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Mortgage Loan Cut-off % of Initial Pool Balance	Maximum Principal Amount (if specified)	Maximum Combined LTV(1)	Minimum Combined DSCR(1)	Minimum Combined DY(1)	Intercreditor Agreement Required(2)	Mortgage Lender Allowed to Require Rating Agency Confirmation(2)
Midwest Industrial Portfolio	$58,500,000	5.8%	N/A	61.3%	1.35x	10.1%	Yes	Yes
BioMed MIT Portfolio	$23,500,000	2.3%	N/A	65.0%	2.75x	N/A	Yes	No

(1)	Debt service coverage ratios, loan-to-value ratios and debt yields are to be calculated in accordance with definitions set forth in the related Mortgage Loan documents. Except as otherwise noted in connection with a Mortgage Loan, the determination of the loan-to-value ratio must be, or may be required by the lender to be, based on a recent appraisal.
(2)	Indicates whether the conditions to the financing include (a) delivery of Rating Agency Confirmation that the proposed financing will not, in and of itself, result in the downgrade, withdrawal or qualification of then-current rating assigned to any class of certificates and/or (b) acceptability of any related intercreditor or mezzanine loan documents to the Rating Agencies.

The specific rights of the related mezzanine lender with respect to any such future mezzanine loan will be specified in the related intercreditor agreement and may include cure rights and a default-related repurchase option. The intercreditor agreement required to be entered into in connection with any future mezzanine loan will either be substantially in the form attached to the related loan agreement or be on the lender’s then current form

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(subject to commercially reasonable changes), or be subject to receipt of a Rating Agency Confirmation or to the related lender’s approval. The direct and/or indirect owners of a borrower under a Mortgage Loan are also generally permitted to pledge their interest in such borrower as security for a mezzanine loan in circumstances where the ultimate transfer of such interest to the mezzanine lender would be a permitted transfer under the related Mortgage Loan documents.

Generally, upon a default under a mezzanine loan, subject to the terms of any applicable intercreditor or subordination agreement, the holder of the mezzanine loan would be entitled to foreclose upon the equity in the related borrower, which has been pledged to secure payment of such debt. Although this transfer of equity may not trigger the due-on-sale clause under the related Mortgage Loan, it could cause a change in control of the borrower and/or cause the obligor under the mezzanine loan to file for bankruptcy, which could negatively affect the operation of the related Mortgaged Property and the related borrower’s ability to make payments on the related Mortgage Loan in a timely manner.

The Mortgage Loans generally permit a pledge of the same direct and indirect ownership interests in any borrower that could be transferred without the lender consent. See “—Certain Terms of the Mortgage Loans—‘Due-on-Sale’ and ‘Due-on-Encumbrance’ Provisions” above.

Some of the Mortgage Loans permit certain affiliates of the related borrower to pledge their indirect ownership interests in the borrower including, but not limited to, pledges to a lender providing a corporate line of credit or corporate credit facility as collateral for such corporate line of credit or corporate credit facility. In connection with those pledges, the Mortgage Loan documents for such Mortgage Loans may: (i) contain limitations on the amounts that such collateral may secure and prohibit foreclosure of such pledges unless such foreclosure would represent a transfer otherwise permitted under the Mortgage Loan documents but do not prohibit a change in control in the event of a permitted foreclosure; or (ii) require that such financing be secured by at least a certain number of assets other than such ownership interests in the related borrower.

See “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

The Mortgage Loans secured by residential cooperative properties permit cooperative unit loans that are secured by direct equity interests in the related borrower. See “Risk Factors—Risks Relating to the Mortgage Loans—Residential Cooperative Properties Have Special Risks” above and “—Other Secured Indebtedness—Additional Debt Financing For Mortgage Loans Secured by Residential Cooperatives Sold to the Depositor by National Cooperative Bank, N.A.” below.

Other Secured Indebtedness

General

The borrowers under some of the Mortgage Loans have incurred or are permitted to incur other secured subordinate debt subject to the terms of the related Mortgage Loan document or otherwise expressly permitted by applicable law.

●	With respect to the Ellenton Premium Outlets Mortgage Loan (8.3%), related Mortgage Loan agreement permits the related Mortgagor to enter into a Property-Assessed Clean Energy (“PACE”) loan for an amount not to exceed $5,000,000,
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subject to the related Mortgagee’s approval and delivery of a rating agency confirmation.

●	With respect to each of the Mortgaged Properties located in Florida (collectively, 12.9%), Florida statutes render unenforceable any provision in the loan documents that prohibits the borrower from incurring PACE loans in connection with the related Mortgaged Property.
●	With respect to the Meadowlark Gardens Mortgage Loan (0.9%), which is secured by a residential cooperative Mortgaged Property, the Mortgage Loan documents permit additional subordinate financing (including a revolving or term line of credit) secured by the Mortgaged Property, subject to the lender’s consent (which may not be unreasonably withheld, conditioned or delayed) and satisfaction of the following conditions (i) no event of default then exists, (ii) the aggregate loan-to-value ratio of the Mortgage Loan and such subordinate financing, as determined by the lender, may not exceed 10% of the existing loan-to-value ratio of the Mortgaged Loan calculated as of the origination date and (iii) the borrower pays all of the lender’s out-of-pocket costs and expenses (including lender’s reasonable legal fees) in connection with such subordinate financing.
●	With respect to the Hartsdale Gardens Coop Mortgage Loan (0.5%), which is secured by a residential cooperative Mortgaged Property, the Mortgage Loan documents permit additional subordinate financing (including a revolving or term line of credit) secured by the Mortgaged Property, subject to the lender’s consent (which may not be unreasonably withheld, conditioned or delayed) and satisfaction of the following conditions (i) no event of default then exists, (ii) the aggregate loan-to-value ratio of the Mortgage Loan and such subordinate financing, as determined by the lender, may not exceed 5% of the existing loan-to-value ratio of the Mortgaged Loan calculated as of the origination date, (iii) the debt service coverage ratio of the Mortgage Loan and such subordinate financing, as determined by the lender (based on the market rent underwriting (as opposed to actual rent)) is greater than 1.5x, and (iv) the borrower pays all of the lender’s out-of-pocket costs and expenses (including lender’s reasonable legal fees) in connection with such subordinate financing.

Additional Debt Financing For Mortgage Loans Secured by Residential Cooperatives Sold to the Depositor by National Cooperative Bank, N.A.

With respect to Mortgage Loans secured by residential cooperative properties sold to the Depositor by National Cooperative Bank, N.A., many of the related borrowers have incurred additional indebtedness secured by the related Mortgaged Property. Such additional secured indebtedness in existence as of the Cut-off Date is expressly subordinate to the related Mortgage Loan and is described on Annex A-1. The following table presents certain information with respect to existing subordinate mortgage indebtedness encumbering residential cooperative properties securing the related Mortgage Loans.

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Mortgage Loan Name	Mortgage Loan Cut-off Date Balance ($)	Non-Trust Mortgage Loan Maximum Balance Allowed ($)(1)	Non-Trust Mortgage Loan Balance as of 11/25/2025 ($)	Total Cut-off Date Debt Balance ($)(2)	Total Maximum Debt Balance ($)(3)	Total Maximum Debt LTV Ratio (%)(3)	Non-Trust Mortgage Loan Interest Rate	Total Maximum Debt U/W NCF DSCR(4)
24535 Owners Corp.	8,982,144	500,000	0	8,982,144	9,482,144	17.9%	Greater of (A) 5.00% or (B) Prime Rate	3.34x
Greenbriar Owners Corp.	7,500,000	1,000,000	0	7,500,000	8,500,000	13.0%	Greater of (A) 5.00% or (B) Prime Rate	4.65x
Birchwood On The Green Owners Corp.	7,478,879	1,000,000	0	7,478,879	8,478,879	7.0%	Greater of (A) 5.00% or (B) Prime Rate	10.56x
Coronet Hall Tenants Corp.	7,000,000	500,000	0	7,000,000	7,500,000	18.8%	Greater of (A) 5.00% or (B) Prime Rate	5.21x
150 Joralemon St. Owners Corp.	6,986,293	500,000	0	6,986,293	7,486,293	9.1%	Greater of (A) 5.00% or (B) Prime Rate	5.58x
711 Shore Road Owners Corp.	6,793,460	500,000	0	6,793,460	7,293,460	14.2%	Greater of (A) 5.00% or (B) Prime Rate	3.07x
Tudor Woods, Inc.	6,600,000	500,000	0	6,600,000	7,100,000	21.0%	Greater of (A) 5.00% or (B) Prime Rate	4.66x
Colorado Owners, Inc.	6,243,721	1,000,000	0	6,243,721	7,243,721	17.7%	Greater of (A) 5.00% or (B) Prime Rate	4.56x
Congress Owners, Ltd.	5,394,489	500,000	0	5,394,489	5,894,489	6.5%	Greater of (A) 5.00% or (B) Prime Rate	4.53x
Saxony Hall Owners, Inc.	5,194,457	500,000	0	5,194,457	5,694,457	34.1%	Greater of (A) 5.00% or (B) Prime Rate	3.32x
505 Central Avenue Corp.	4,994,809	500,000	0	4,994,809	5,494,809	17.6%	Greater of (A) 5.00% or (B) Prime Rate	6.20x
7901 4th Tenants Corp.	4,591,720	500,000	0	4,591,720	5,091,720	9.8%	Greater of (A) 5.00% or (B) Prime Rate	6.56x
Lafayette Studios Corp.	4,500,000	500,000	0	4,500,000	5,000,000	3.9%	Greater of (A) 5.00% or (B) Prime Rate	20.37x
85 8th Avenue Owners Corp.	4,500,000	500,000	0	4,500,000	5,000,000	6.7%	Greater of (A) 5.00% or (B) Prime Rate	8.94x
3050 Fairfield Avenue Owners Corp.	4,300,000	500,000	0	4,300,000	4,800,000	16.6%	Greater of (A) 5.00% or (B) Prime Rate	3.84x
3520 Tryon Avenue Owners, Inc.	3,782,013	300,000	0	3,782,013	4,082,013	30.0%	Greater of (A) 5.00% or (B) Prime Rate	3.07x
Highland Terrace Housing Development Fund Corporation	3,740,096	250,000	0	3,740,096	3,990,096	20.6%	Greater of (A) 5.00% or (B) Prime Rate+0.25%	5.18x
494 Ocean Harbor View Apartment Corp.	3,595,926	250,000	0	3,595,926	3,845,926	26.2%	Greater of (A) 5.00% or (B) Prime Rate	3.20x
31 East 12th Street Owners, Inc.	3,500,000	2,950,000	0	3,500,000	6,450,000	10.1%	Greater of (A) 5.25% or (B) Prime Rate	6.12x
315 St. John’s Owners, Inc.	3,498,125	500,000	0	3,498,125	3,998,125	5.0%	Greater of (A) 5.00% or (B) Prime Rate	8.33x
6535 Broadway Owners Corp.	3,200,000	500,000	0	3,200,000	3,700,000	33.3%	Greater of (A) 5.00% or (B) Prime Rate	3.32x
64th Apartment Corp.	3,197,295	750,000	0	3,197,295	3,947,295	10.8%	Greater of (A) 5.00% or (B) Prime Rate	6.25x
137-05 Franklin Avenue Owners, Inc.	2,796,422	500,000	0	2,796,422	3,296,422	8.2%	Greater of (A) 5.00% or (B) Prime Rate	9.19x
57 Park Terrace West Owners, Inc.	2,794,660	500,000	0	2,794,660	3,294,660	17.2%	Greater of (A) 4.95% or (B) Prime Rate	3.52x
80 Avenue P Owners Corp.	2,000,000	250,000	0	2,000,000	2,250,000	7.3%	Greater of (A) 5.00% or (B) Prime Rate	7.96x
Hampton House Tenants Corp.	1,749,087	250,000	0	1,749,087	1,999,087	7.5%	Greater of (A) 5.00% or (B) Prime Rate	9.53x
Melissa Court Owners, Inc.	1,700,000	500,000	0	1,700,000	2,200,000	28.2%	Greater of (A) 5.00% or (B) Prime Rate	4.20x
Greenwich 33 Apartment Corp.	1,500,000	200,000	0	1,500,000	1,700,000	2.5%	Greater of (A) 5.00% or (B) Prime Rate	20.50x
Gramatan Court Apartments, Inc.	1,473,548	500,000	0	1,473,548	1,973,548	8.7%	Greater of (A) 5.00% or (B) Prime Rate	7.98x
120 East 83rd Street Owners Corp.	1,298,708	250,000	0	1,298,708	1,548,708	19.9%	Greater of (A) 5.00% or (B) Prime Rate	3.97x
131 West Owners Corp.	1,097,019	700,000	0	1,097,019	1,797,019	8.2%	Greater of (A) 5.00% or (B) Prime Rate	6.32x
Carolyn Court Owners, Inc.	997,313	500,000	0	997,313	1,497,313	18.7%	Greater of (A) 5.00% or (B) Prime Rate	5.39x

(1)	For Subordinate LOC non-trust mortgage loans, the Non-Trust Mortgage Loan Maximum Balance Allowed assumes that the non-trust mortgage loan has been fully advanced and the entire amount thereof is outstanding as of the Cut-off Date.
(2)	The Total Cut-off Date Debt Balance is calculated using the Cut-off Date Principal Balance of the Mortgage Loan and the actual outstanding balance of the non-trust mortgage loan(s) as of November 25, 2025.
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(3)	For Subordinate LOC non-trust mortgage loans, the Total Maximum Debt Balance and the Total Maximum Debt LTV Ratio are calculated (i) using the Cut-off Date Principal Balance of the Mortgage Loan and (ii) assuming that the corresponding non-trust mortgage loan has been fully advanced and the entire amount thereof is outstanding as the Cut-off Date.
(4)	For Subordinate LOC non-trust mortgage loans, the Total Maximum Debt U/W NCF DSCR is calculated (i) assuming that interest on the non-trust mortgage loan is accruing pursuant to the applicable loan document (with the applicable interest rate determined using the Prime Rate in effect as of November 25, 2025 and giving effect to any applicable interest rate floor), and (ii) assuming that the non-trust mortgage loan has been fully advanced and the entire amount thereof is outstanding as of the Cut-off Date.

In addition, with respect to each of the Mortgage Loans sold by National Cooperative Bank, N.A. and secured by residential cooperative properties, the PSA permits the applicable master servicer to grant consent to additional subordinate financing secured by the related cooperative property (even if such subordinate financing is prohibited by the terms of the related Mortgage Loan documents), subject to the satisfaction of certain conditions, including that (i) the maximum combined loan-to-value ratio not exceed 40% (based on the Value Co-op Basis of the related Mortgaged Property as set forth in an updated appraisal obtained in connection with the proposed indebtedness), (ii) the aggregate of proposed and existing subordinate financing secured by the related Mortgaged Property must not exceed $7.5 million, (iii) the net proceeds of the subordinate debt must be used principally for funding capital expenditures, major repairs or reserves, (iv) the subordinate mortgage loan is not permitted to have a stated maturity date that is prior to the maturity date of the related Mortgage Loan if the subordinate mortgage loan is not fully amortizing and (v) National Cooperative Bank, N.A. or any affiliate thereof that originates (in accordance with its underwriting standards for such loans) the subordinate mortgage loan, executes and delivers to the custodian (on behalf of the trustee) for inclusion in the Mortgage File an intercreditor and subordination agreement with respect to such subordinate mortgage. “Value Co-op Basis” means, with respect to any residential cooperative property securing a Mortgage Loan, the value estimate reflected in the most recent appraisal obtained by or otherwise in the possession of the applicable master servicer determined as if the related Mortgaged Property is operated as a residential cooperative; in general, such value equals the gross share value of all cooperative units in the related Mortgaged Property, based in part on various comparable sales of cooperative apartment units in the market, plus the amount of the underlying debt encumbering the related Mortgaged Property. There is generally a limited market for the sale of cooperative sponsor or investor held units that are rent regulated, rent stabilized or rent controlled units, and in certain instances, for the sale of market rate units. Therefore, the appraiser typically applies a discount when deriving a gross share value for such units as and if the appraiser deems appropriate. The amount of such discount will depend on such factors as location, condition, tenancy profile (age of the tenants), and the amount of positive or negative cash flow. In certain instances, in determining the gross share value of market rate cooperative sponsor or investor held units occupied by rental tenants, the appraiser has taken into consideration a value for such units determined by capitalizing the anticipated net operating income to be realized from such occupied units. The comparable sales considered in the appraisers’ estimates of gross share values may have occurred at properties where the cooperative entity’s underlying mortgage debt per cooperative unit was substantially more or less than that at the applicable Mortgaged Property. The appraisers generally made no adjustments to comparable sales statistics to account for any such differences, although monthly unit maintenance obligations may have been considered. With respect to limited equity cooperatives (i.e., housing cooperatives in which eligible members purchase shares at below market prices and are subject to various restrictions, including restrictions on the sale price for which units may be re-sold and/or restrictions upon the income or other characteristics of purchasers of such units), the appraisers generally did not calculate a gross share value or, if a gross share value was calculated, the gross share value was calculated without regard to any applicable sale price restrictions.

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However, the intercreditor agreements that in each instance govern the interaction between the mortgagee under the Mortgage Loan and the lender with respect to any such additional secured debt do not (as to existing additional subordinate debt) and are not likely to (as to future additional secured debt) contain “standstill” provisions in favor of the mortgagee under the Mortgage Loan. As a result, the lender under any such permitted additional debt could foreclose upon its lien and cause a default on the related Mortgage Loan, regardless of whether such Mortgage Loan was otherwise in default.

In each of the aforementioned cases with respect to future subordinate financing, National Cooperative Bank, N.A. or one of its affiliates is likely to be the lender on such subordinate financing, although it is not obligated to provide such financing. In addition, the Mortgage Loans secured by residential cooperative properties do not restrict the pledge of direct equity interests in the related cooperative borrower in connection with the financing of cooperative apartment units and generally permit the related borrowers to incur unsecured subordinate debt subject to the terms of the related Mortgage Loan documents. See “Risk Factors—Risks Related to Conflicts of Interest—Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests” and “—Potential Conflicts of Interest of Each Applicable Master Servicers and Each Applicable Special Servicers”. See also “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

Preferred Equity

The borrowers or sponsors of certain Mortgage Loans may have issued preferred equity. Because preferred equity often provides for a higher rate of return to be paid to the holders of such preferred equity, preferred equity in some respects functions like mezzanine indebtedness, and reduces a principal’s economic stake in the related Mortgaged Property, reduces cash flow on the borrower’s Mortgaged Property after the payment of debt service and payments on the preferred equity may increase the likelihood that the owner of a borrower will permit the value or income-producing potential of a Mortgaged Property to fall and may create a greater risk that a borrower will default on the Mortgage Loan secured by a Mortgaged Property whose value or income is relatively weak.

Other Unsecured Indebtedness

The borrowers under some of the Mortgage Loans have incurred or are permitted to incur unsecured subordinate debt (in addition to trade payables, equipment financing and other debt incurred in the ordinary course) subject to the terms of the related Mortgage Loan documents. Certain Mortgage Loans permit the borrower to incur certain other unsecured subordinate indebtedness as described below:

●	The Mortgage Loans secured by residential cooperative properties generally permit the related borrowers to incur unsecured subordinate debt subject to the terms of the related Mortgage Loan documents.

Further, certain sponsors may have applied for and received so-called PPP loans from the U.S. government that, while related to the mortgaged property, are not direct obligations of the related borrower. If the sponsor does not satisfy eligibility criteria for the forgiveness of such loans, the sponsor’s wherewithal to provide support to the mortgaged property could be impaired, and increase the risk of a borrower default.

Prospective investors should assume that all or substantially all of the Mortgage Loans permit their borrowers to incur a limited amount (generally in an amount not more than 5% of the original Mortgage Loan balance or an amount otherwise normal and reasonable under

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the circumstances) of trade payables, equipment financing and/or other unsecured indebtedness in the ordinary course of business or an unsecured credit line to be used for working capital purposes. In addition, certain of the Mortgage Loans allow the related borrower to receive unsecured loans from equity owners, provided that such loans are subject to and subordinate to the applicable Mortgage Loan.

Certain risks relating to additional debt are described in “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

The Whole Loans

General

Each of the Mortgage Loans secured by the Mortgaged Properties or portfolios of Mortgaged Properties identified on Annex A-1 to this prospectus as Sheraton Denver Downtown Hotel, 255 Greenwich, Ellenton Premium Outlets, Market Place Center, 4 Union Square South and BioMed MIT Portfolio (collectively, 36.2%) is part of a Whole Loan consisting of such Mortgage Loan and the related Companion Loan(s). In connection with each Whole Loan, the rights between the trustee on behalf of the issuing entity and the holder(s) of the related Companion Loan(s) (the “Companion Holder” or “Companion Holders”) are generally governed by an intercreditor agreement or a co-lender agreement (each, an “Intercreditor Agreement”). With respect to each of the Whole Loans, the related Mortgage Loan and the related Companion Loan(s) are cross-collateralized and cross-defaulted.

The following terms are used in reference to the Whole Loans:

“BX 2025-LIFE TSA” means the trust and servicing agreement that governs the servicing of the BioMed MIT Portfolio Whole Loan.

“Companion Loan Rating Agency” means any NRSRO rating any serviced pari passu companion loan securities.

“Control Note” means, with respect to any Whole Loan, the “Controlling Note” or other similar term specified in the related Intercreditor Agreement. As of the Closing Date, the Control Note with respect to each Whole Loan will be the promissory note(s) listed as “Control” in the column “Control Note/Non-Control Note” in the table below entitled “Whole Loan Control Notes and Non-Control Notes”.

“Controlling Holder” means, with respect to any Whole Loan, the holder of the related Control Note. As of the Closing Date, the Controlling Holder with respect to each Whole Loan will be the holder listed next to the related Control Note in the column “Note Holder” in the table below entitled “Whole Loan Control Notes and Non-Control Notes”.

“Non-Control Note” means, with respect to any Whole Loan, any “Non-Controlling Note” or other similar term specified in the related Intercreditor Agreement. As of the Closing Date, the Non-Control Notes with respect to each Whole Loan will be the promissory notes listed as “Non-Control” in the column “Control Note/Non-Control Note” in the table below entitled “Whole Loan Control Notes and Non-Control Notes”.

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“Non-Controlling Holder” means, with respect to any Whole Loan, the holder(s) of a Non-Control Note. As of the Closing Date, the Non-Controlling Holders with respect to each Whole Loan will be the holders listed next to the related Non-Control Notes in the column “Note Holder” in the table below entitled “Whole Loan Control Notes and Non-Control Notes”.

“Non-Serviced AB Whole Loan” means any Whole Loan comprised of a Non-Serviced Mortgage Loan with one or more related Subordinate Companion Loans and, in certain cases, one or more Non-Serviced Pari Passu Companion Loans. The BioMed MIT Portfolio Whole Loan is a Non-Serviced AB Whole Loan.

“Non-Serviced Certificate Administrator” means, with respect to any Non-Serviced Whole Loan, the certificate administrator relating to the related Non-Serviced PSA.

“Non-Serviced Companion Loan” means each of the Companion Loans identified as “Non-Serviced” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Non-Serviced Custodian” means, with respect to any Non-Serviced Whole Loan, the custodian relating to the related Non-Serviced PSA.

“Non-Serviced Directing Certificateholder” means, with respect to any Non-Serviced Whole Loan, the directing certificateholder (or equivalent) under the related Non-Serviced PSA.

“Non-Serviced Master Servicer” means, with respect to any Non-Serviced Whole Loan, the master servicer relating to the related Non-Serviced PSA.

“Non-Serviced Mortgage Loan” means  each of the Mortgage Loans identified as “Non-Serviced” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Non-Serviced Pari Passu Companion Loan” means each of the Companion Loans identified as “Non-Serviced” under the column entitled “Mortgage Loan Type” that is pari passu in right of payment with the related Mortgage Loan in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Non-Serviced Pari Passu Mortgage Loan” means each of the Mortgage Loans identified as “Non-Serviced” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below that has a Non-Serviced Pari Passu Companion Loan.

“Non-Serviced Pari Passu Whole Loan” means each of the Whole Loans identified as “Non-Serviced” under the column entitled “Mortgage Loan Type” with one or more Non-Serviced Pari Passu Companion Loans in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Non-Serviced PSA” means, with respect to any Non-Serviced Whole Loan, the related pooling and servicing agreement identified under the column entitled “Transaction/Pooling Agreement” in the table entitled “Non-Serviced Whole Loans” under “Summary of Terms—Whole Loans” above.

“Non-Serviced Special Servicer” means, with respect to any Non-Serviced Whole Loan, the applicable special servicer under the related Non-Serviced PSA.

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“Non-Serviced Trustee” means, with respect to any Non-Serviced Whole Loan, the trustee relating to the related Non-Serviced PSA.

“Non-Serviced Whole Loan” means each of (i) the Non-Serviced Pari Passu Whole Loans and (ii) the Non-Serviced AB Whole Loan.

“Other Master Servicer” means, with respect to each Serviced Whole Loan, the applicable master servicer appointed under the related Other PSA.

“Other PSA” means, with respect to each Serviced Whole Loan, any pooling and servicing agreement, trust and servicing agreement or other servicing agreement governing the securitization of a related Serviced Companion Loan.

“Other Special Servicer” means, with respect to each Serviced Whole Loan, the applicable special servicer appointed under the related Other PSA.

“Pari Passu Mortgage Loan” means any of the Serviced Pari Passu Mortgage Loans or Non-Serviced Mortgage Loans.

“Serviced Companion Loan“ means each of the Companion Loans identified as “Serviced” under the column entitled “Mortgage Loan Type” that in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Serviced Mortgage Loan” means each of (i) the Mortgage Loans identified as “Serviced” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below and (ii) any Mortgage Loans that are not included on the table entitled “Whole Loan Control Notes and Non-Control Notes”.

“Serviced Pari Passu Companion Loan” means each of the Companion Loans identified as “Serviced” under the column entitled “Mortgage Loan Type” that is pari passu in right of payment with the related Mortgage Loan in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Serviced Pari Passu Mortgage Loan” means a Serviced Mortgage Loan that is part of a Serviced Whole Loan.

“Serviced Pari Passu Whole Loan” means each of the Whole Loans identified as “Serviced” under the column entitled “Mortgage Loan Type” with one or more Serviced Pari Passu Companion Loans in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Serviced Whole Loan” means each of the Whole Loans identified as “Serviced” under the column entitled under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Subordinate Companion Loan” means with respect to any Whole Loan, any subordinate promissory note that is part of such Whole Loan and is subordinate to the related Mortgage Loan.

“WFCM 2025-C65 PSA” means the pooling and servicing agreement that governs the servicing of the Market Place Center Whole Loan and the 4 Union Square South Whole Loan.

The table entitled “Whole Loan Summary” under “Summary of Terms—The Mortgage Pool” provides certain information with respect to each Mortgage Loan that has a corresponding Companion Loan. With respect to each Whole Loan, the related Control Note and Non-Control Note(s) and the respective holders thereof as of the date hereof are set forth in the table below. In addition, with respect to each Non-Serviced Whole Loan, the

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lead securitization servicing agreement and master servicer, special servicer, trustee, certificate administrator, custodian, operating advisor and initial directing party under the related Non-Serviced PSA are set forth in the table titled “Non-Serviced Whole Loans” under “Summary of Terms—The Mortgage Pool”.

Whole Loan Control Notes and Non-Control Notes

Mortgage Loan	Mortgage Loan Type	Note Name	Control Note/ Non-Control Note	Original Principal Balance	Note Holder(1)
Sheraton Denver Downtown Hotel	Serviced	Note A-1	Control	$100,000,000	BANK 2025-BNK51
		Note A-2	Non-Control	$40,000,000	Wells Fargo Bank, National Association
		Note A-3	Non-Control	$25,000,000	Wells Fargo Bank, National Association
		Note A-4	Non-Control	$15,000,000	Wells Fargo Bank, National Association
255 Greenwich	Serviced	Note A-1	Control	$65,000,000	BANK 2025-BNK51
		Note A-2	Non-Control	$10,000,000	BANK 2025-BNK51
		Note A-3	Non-Control	$10,000,000	BANK 2025-BNK51
		Note A-4	Non-Control	$5,000,000	BANK 2025-BNK51
		Note A-5	Non-Control	$27,000,000	Societe Generale Financial Corporation
		Note A-6	Non-Control	$20,000,000	Societe Generale Financial Corporation
		Note A-7	Non-Control	$10,000,000	Societe Generale Financial Corporation
Ellenton Premium Outlets	Serviced	Note A-1	Control	$70,000,000	BANK 2025-BNK51
		Note A-2	Non-Control	$14,000,000	BANK 2025-BNK51
		Note A-3	Non-Control	$24,000,000	Societe Generale Financial Corporation
		Note A-4	Non-Control	$12,000,000	Societe Generale Financial Corporation
Market Place Center	Non-Serviced	Note A-1-A	Control	$36,000,000	WFCM 2025-C65
		Note A-1-B	Non-Control	$4,000,000	BBCMS 2025-C39
		Note A-2	Non-Control	$27,000,000	BBCMS 2025-C39
		Note A-3-A	Non-Control	$10,000,000	BANK 2025-BNK51
		Note A-3-B	Non-Control	$4,000,000	BBCMS 2025-C39
		Note A-4-A	Non-Control	$24,000,000	WFCM 2025-C65
		Note A-4-B	Non-Control	$10,000,000	BANK 2025-BNK51
		Note A-5	Non-Control	$20,000,000	BANK 2025-BNK51
4 Union Square South	Non-Serviced	Note A-1-1	Control	$60,000,000	WFCM 2025-C65
		Note A-1-2	Non-Control	$32,500,000	BBCMS 2025-C39
		Note A-2	Non-Control	$27,500,000	BANK 2025-BNK51
BioMed MIT Portfolio	Non-Serviced	Note A1-S	Control	$87,400,000	BX 2025-LIFE
		Note A2-S	Non-Control	$87,400,000	BX 2025-LIFE
		Note A3-S	Non-Control	$87,400,000	BX 2025-LIFE
		Note A4-S	Non-Control	$87,400,000	BX 2025-LIFE
		Note A5-S	Non-Control	$87,400,000	BX 2025-LIFE
		Note A1-C1-A	Non-Control	$18,750,000	BBCMS 2025-C35
		Note A1-C1-B	Non-Control	$22,250,000	WFCM 2025-C65
		Note A1-C2-A	Non-Control	$23,500,000	BANK 2025-BNK51
		Note A1-C2-B	Non-Control	$17,500,000	BMO 2025-C13
		Note A2-C1	Non-Control	$41,000,000	MSBAM 2025-C35
		Note A2-C2-A	Non-Control	$18,500,000	MSBAM 2025-C35
		Note A2-C2-B	Non-Control	$22,500,000	Benchmark 2025-B41
		Note A3-C1-A	Non-Control	$18,750,000	BBCMS 2025-C35
		Note A3-C1-B	Non-Control	$20,250,000	Benchmark 2025-B41
		Note A3-C1-C(1)	Non-Control	$2,000,000	Deutsche Bank AG, New York Branch
		Note A3-C2-A	Non-Control	$30,000,000	BMO 2025-C13
		Note A3-C2-B(1)	Non-Control	$11,000,000	Deutsche Bank AG, New York Branch
		Note A4-C1-A	Non-Control	$18,750,000	BBCMS 2025-C35
		Note A4-C1-B	Non-Control	$20,250,000	Benchmark 2025-B41

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Mortgage Loan	Mortgage Loan Type	Note Name	Control Note/ Non-Control Note	Original Principal Balance	Note Holder(1)
		Note A4-C1-C	Non-Control	$2,000,000	WFCM 2025-C65
		Note A4-C2-A	Non-Control	$30,000,000	BMO 2025-C13
		Note A4-C2-B	Non-Control	$11,000,000	WFCM 2025-C65
		Note A5-C1-A	Non-Control	$18,750,000	BBCMS 2025-C35
		Note A5-C1-B	Non-Control	$22,250,000	WFCM 2025-C65
		Note A5-C2-A(1)	Non-Control	$31,000,000	Societe Generale Financial Corporation
		Note A5-C2-B	Non-Control	$10,000,000	Societe Generale Financial Corporation
		Note B-1	Non-Control	$38,280,000	BX 2025-LIFE
		Note B-2	Non-Control	$38,280,000	BX 2025-LIFE
		Note B-3	Non-Control	$38,280,000	BX 2025-LIFE
		Note B-4	Non-Control	$38,280,000	BX 2025-LIFE
		Note B-5	Non-Control	$38,280,000	BX 2025-LIFE
		Note C-1	Non-Control	$38,460,000	BX 2025-LIFE
		Note C-2	Non-Control	$38,460,000	BX 2025-LIFE
		Note C-3	Non-Control	$38,460,000	BX 2025-LIFE
		Note C-4	Non-Control	$38,460,000	BX 2025-LIFE
		Note C-5	Non-Control	$38,460,000	BX 2025-LIFE
		Note D-1	Non-Control	$18,860,000	BX 2025-LIFE
		Note D-2	Non-Control	$18,860,000	BX 2025-LIFE
		Note D-3	Non-Control	$18,860,000	BX 2025-LIFE
		Note D-4	Non-Control	$18,860,000	BX 2025-LIFE
		Note D-5	Non-Control	$18,860,000	BX 2025-LIFE

(1)	Unless otherwise specified, with respect to each Whole Loan, any related unsecuritized Control Note and/or Non-Control Note may be further split, modified, combined and/or reissued (prior to its inclusion in a securitization transaction) as one or multiple Control Notes or Non-Control Notes, as the case may be, subject to the terms of the related Intercreditor Agreement (including that the aggregate principal balance, weighted average interest rate and certain other material terms cannot be changed). In connection with the foregoing, any such split, modified, combined or re-issued Control Note or Non-Control Note, as the case may be, may be transferred to one or multiple parties (not identified in the table above) prior to its inclusion in a future commercial mortgage securitization transaction.

The Serviced Pari Passu Whole Loans

Each Serviced Pari Passu Whole Loan will be serviced pursuant to the PSA in accordance with the terms of the PSA and the related Intercreditor Agreement. None of any master servicer, any special servicer or the trustee will be required to make a monthly payment advance on any Serviced Pari Passu Companion Loan, but the applicable master servicer or the trustee, as applicable, will be required to (and the applicable special servicer, at its option in emergency situations, may) make Servicing Advances on the Serviced Pari Passu Whole Loans unless such advancing party (or, even if it is not the advancing party, the applicable special servicer) determines that such a Servicing Advance would be a Nonrecoverable Advance.

Intercreditor Agreement

The Intercreditor Agreement related to each Serviced Pari Passu Whole Loan provides that:

●	The promissory notes comprising such Serviced Pari Passu Whole Loan (and consequently, the related Serviced Mortgage Loan and each Serviced Pari Passu Companion Loan) are of equal priority with each other and none of such promissory notes (or mortgage loans) will have priority or preference over any other such promissory note (or mortgage loan).
●	All payments, proceeds and other recoveries on the Serviced Pari Passu Whole Loan will be applied to the promissory notes comprising such Serviced Pari Passu

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Whole Loan on a pro rata and pari passu basis (subject, in each case, to (a) the allocation of certain amounts to escrows and reserves, certain repairs or restorations or payments to the applicable borrower required by the Mortgage Loan documents and (b) certain payment and reimbursement rights of the parties to the PSA, in accordance with the terms of the PSA).

●	The transfer of up to 49% of the beneficial interest of a promissory note comprising the Serviced Pari Passu Whole Loan is generally permitted. The transfer of more than 49% of the beneficial interest of any such promissory note is generally prohibited unless (i) the transferee is a large institutional lender or investment fund (other than a related borrower or an affiliate thereof) that satisfies minimum net worth and/or experience requirements or certain securitization vehicles that satisfy certain ratings and other requirements or (ii)(a) each non-transferring holder has consented to such transfer (which consent may not be unreasonably withheld), and (b) if any such non-transferring holder’s interest in the related Serviced Pari Passu Whole Loan is held in a securitization, a rating agency communication is provided to each applicable rating agency (or, in certain cases, a rating agency confirmation is obtained from each applicable rating agency). The foregoing restrictions do not apply to a sale of the related Serviced Mortgage Loan together with the related Serviced Pari Passu Companion Loans in accordance with the terms of the PSA.

With respect to each Serviced Pari Passu Whole Loan, certain costs and expenses (such as a pro rata share of a Servicing Advance) allocable to a related Serviced Pari Passu Companion Loan may be paid or reimbursed out of payments and other collections on the Mortgage Pool, subject to the Trust’s right to reimbursement from future payments and other collections on such Serviced Pari Passu Companion Loan or from general collections with respect to any securitization of such Serviced Pari Passu Companion Loan.

Control Rights with respect to Serviced Pari Passu Whole Loans

With respect to any Serviced Pari Passu Whole Loan, the related Control Note will be included in the Trust, and the Directing Certificateholder will have certain consent rights (prior to the occurrence and continuance of a Control Termination Event) and consultation rights (after the occurrence of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event) with respect to such Whole Loan as described under “Pooling and Servicing Agreement—The Directing Certificateholder”.

Certain Rights of each Non-Controlling Holder

With respect to each Serviced Pari Passu Whole Loan, the holder of any related Non-Control Note (or if such Non-Control Note has been securitized, the directing certificateholder with respect to such securitization or other designated party under the related pooling and servicing agreement) will be entitled to certain consent and consultation rights described below; provided, that if such party or its representative is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Non-Control Note is held by the borrower or an affiliate thereof, such party will not be entitled to exercise the right of a Non-Controlling Holder, and/or there will be deemed to be no such Non-Controlling Holder under the related Intercreditor Agreement with respect to such Non-Control Note.

The applicable special servicer will be required (i) to provide to each Non-Controlling Holder copies of any notice, information and report that it is required to provide to the Directing Certificateholder with respect to the implementation of any recommended actions

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outlined in an Asset Status Report relating to such Serviced Pari Passu Whole Loan or any proposed action to be taken in respect of a Major Decision with respect to such Serviced Pari Passu Whole Loan (for this purpose, without regard to whether such items are actually required to be provided to the Directing Certificateholder due to the occurrence of a Control Termination Event or Consultation Termination Event) and (ii) to use reasonable efforts to consult with each Non-Controlling Holder on a strictly non-binding basis (to the extent such party requests consultation after having received the aforementioned notices, information and reports) with respect to any such recommended actions by the applicable special servicer or any proposed action to be taken by such special servicer in respect of such Serviced Pari Passu Whole Loan that constitutes a Major Decision.

Such consultation right will expire between five (5) and ten (10) business days after the delivery to such Non-Controlling Holder of written notice of a proposed action (together with copies of the notices, information and reports required to be delivered thereto) (unless the applicable special servicer proposes a new course of action that is materially different from the action previously proposed, in which case such time period will be deemed to begin anew). In no event will the applicable special servicer be obligated to follow or take any alternative actions recommended by any Non-Controlling Holder (or its representative). In addition, if the applicable special servicer determines that immediate action is necessary to protect the interests of the holders of the promissory notes comprising a Serviced Pari Passu Whole Loan, it may take, in accordance with the Servicing Standard, any action constituting a Major Decision with respect to such Serviced Pari Passu Whole Loan or any action set forth in any applicable Asset Status Report before the expiration of the aforementioned time period.

In addition to the aforementioned consultation right, each Non-Controlling Holder will have the right to annual meetings (which may be held telephonically) with the applicable master servicer or special servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the applicable master servicer or special servicer, as applicable, in which servicing issues related to the related Serviced Pari Passu Whole Loan are discussed.

If a Servicer Termination Event has occurred with respect to the applicable special servicer that affects a Non-Controlling Holder, such holder will have the right to direct the trustee to terminate the applicable special servicer under the PSA solely with respect to the related Serviced Pari Passu Whole Loan, other than with respect to any rights such special servicer may have as a Certificateholder, entitlements to amounts payable to such special servicer at the time of termination, entitlements to indemnification amounts and any other entitlements of the terminated party that survive the termination.

Sale of Defaulted Mortgage Loan

If any Serviced Pari Passu Whole Loan becomes a Defaulted Loan, and if the applicable special servicer decides to sell the related Serviced Pari Passu Mortgage Loan, such special servicer will be required to sell such Serviced Pari Passu Mortgage Loan and each related Serviced Pari Passu Companion Loan together as interests evidencing one whole loan. Notwithstanding the foregoing, such special servicer will not be permitted to sell a Serviced Pari Passu Whole Loan without the consent of each Non-Controlling Holder unless it has delivered to such holder (a) at least fifteen (15) business days prior written notice of any decision to attempt to sell the related Serviced Pari Passu Whole Loan, (b) at least ten (10) days prior to the proposed sale date, a copy of each bid package (together with any amendments to such bid packages) received by such special servicer, a copy of the most recent appraisal and certain other supplementary documents (if requested by such holder), and (c) until the sale is completed, and a reasonable period (but no less time than is afforded to other offerors and the Directing Certificateholder) prior to the proposed sale

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date, all information and documents being provided to offerors or otherwise approved by the applicable master servicer or special servicer in connection with the proposed sale.

The Non-Serviced Pari Passu Whole Loans

Each Non-Serviced Pari Passu Whole Loan will be serviced pursuant to the related Non-Serviced PSA in accordance with the terms of such Non-Serviced PSA and the related Intercreditor Agreement. No Non-Serviced Master Servicer, Non-Serviced Special Servicer or Non-Serviced Trustee will be required to make monthly payment advances on a Non-Serviced Mortgage Loan, but the related Non-Serviced Master Servicer or Non-Serviced Trustee, as applicable, will be required to (and the Non-Serviced Special Servicer, at its option in certain cases, may) make servicing advances on the related Non-Serviced Pari Passu Whole Loan in accordance with the terms of the related Non-Serviced PSA unless such advancing party (or, in certain cases, the related Non-Serviced Special Servicer, even if it is not the advancing party) determines that such a servicing advance would be a nonrecoverable advance. Monthly payment advances on each Non-Serviced Mortgage Loan will be made by the applicable master servicer or the trustee, as applicable, to the extent provided under the PSA. None of any master servicer, any special servicer or the trustee will be obligated to make servicing advances with respect to a Non-Serviced Pari Passu Whole Loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” for a description of the servicing terms of the Non-Serviced PSAs.

Intercreditor Agreement

The Intercreditor Agreement related to each Non-Serviced Pari Passu Whole Loan provides that:

●	The promissory notes comprising such Non-Serviced Pari Passu Whole Loan (and consequently, the related Non-Serviced Mortgage Loan and each Non-Serviced Pari Passu Companion Loan) are of equal priority with each other and none of such promissory notes (or mortgage loans) will have priority or preference over any other such promissory note (or mortgage loan).
●	All payments, proceeds and other recoveries on the Non-Serviced Pari Passu Whole Loan will be applied to the promissory notes comprising such Non-Serviced Pari Passu Whole Loan on a pro rata and pari passu basis (subject, in each case, to (a) the allocation of certain amounts to escrows and reserves, certain repairs or restorations or payments to the applicable borrower required by the Mortgage Loan documents and (b) certain payment and reimbursement rights of the parties to the related Non-Serviced PSA, in accordance with the terms of the related Non-Serviced PSA).
●	The transfer of up to 49% of the beneficial interest of a promissory note comprising the Non-Serviced Pari Passu Whole Loan is generally permitted. The transfer of more than 49% of the beneficial interest of any such promissory note is generally prohibited unless (i) the transferee is a large institutional lender or investment fund (other than a related borrower or an affiliate thereof) that satisfies minimum net worth and/or experience requirements or certain securitization vehicles that satisfy certain ratings and other requirements or (ii)(a) each non-transferring holder has consented to such transfer (which consent may not be unreasonably withheld), and (b) if any such non-transferring holder’s interest in the related Non-Serviced Pari Passu Whole Loan is held in a securitization, a rating agency communication is provided to each applicable rating agency (or, in certain cases, a rating agency confirmation is obtained from each applicable rating agency). The foregoing
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restrictions do not apply to a sale of the related Non-Serviced Mortgage Loan together with the related Non-Serviced Pari Passu Companion Loans in accordance with the terms of the related Non-Serviced PSA.

Any losses, liabilities, claims, costs and expenses incurred in connection with a Non-Serviced Pari Passu Whole Loan that are not otherwise paid out of collections on such Whole Loan may, to the extent allocable to the related Non-Serviced Mortgage Loan, be payable or reimbursable out of general collections on the mortgage pool for this securitization.

Control Rights

With respect to each Non-Serviced Whole Loan, the related Control Note will be held as of the Closing Date by the Controlling Holder listed in the table entitled “Whole Loan Control Notes and Non-Control Notes” above under “—General”. The related Controlling Holder (or a designated representative) will be entitled (i) to direct the servicing of such Whole Loan in a manner that is substantially similar to the rights of the Directing Certificateholder, (ii) to consent to certain servicing decisions in respect of such Whole Loan and actions set forth in a related asset status report and (iii) to replace the special servicer with respect to such Whole Loan with or without cause; provided, that with respect to each Non-Serviced Pari Passu Whole Loan, if such holder (or its designated representative) is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Control Note is held by the borrower or an affiliate thereof, no party will be entitled to exercise the rights of the “Controlling Holder”, and/or there will be deemed to be no such “Controlling Holder” under the related Intercreditor Agreement (or, in certain cases, the holder of a Non-Control Note will be the “Controlling Note” holder under the related Intercreditor Agreement as long as such holder is not the related borrower and the subject Non-Control Note (or a specified portion thereof) is not held by the borrower or an affiliate thereof).

Certain Rights of each Non-Controlling Holder

With respect to any Non-Serviced Pari Passu Whole Loan, the holder of any related Non-Control Note (or if such Non-Control Note has been securitized, the directing certificateholder with respect to such securitization (or other designated party under the related pooling and servicing agreement)) will be entitled to certain consent and consultation rights described below; provided, that if such party or its representative is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Non-Control Note is held by the borrower or an affiliate thereof, such party will not be entitled to exercise the rights of a Non-Controlling Holder, and/or there will be deemed to be no “Non-Controlling Holder” with respect to such Non-Control Note under the related Intercreditor Agreement. With respect to each Non-Serviced Pari Passu Whole Loan, one or more related Non-Control Notes will be included in the Trust, and pursuant to the PSA, the Directing Certificateholder, prior to the occurrence and continuance of a Consultation Termination Event, or the special servicer (consistent with the Servicing Standard), following the occurrence and during the continuance of a Consultation Termination Event, will be entitled to exercise the consent (solely in the case of the Directing Certificateholder so long as no Control Termination Event has occurred and is continuing) or consultation (in the case of the Directing Certificateholder or the special servicer, as applicable) rights, if any, of the Non-Controlling Holder under the related Intercreditor Agreement.

With respect to any Non-Serviced Pari Passu Whole Loan, the related Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable pursuant to the related Intercreditor Agreement, will be required (i) to provide to each Non-Controlling Holder copies of any notice, information and report that it is required to provide to the related Non-Serviced Directing Certificateholder under the related Non-Serviced PSA with respect to the

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implementation of any recommended actions outlined in an asset status report relating to the related Non-Serviced Pari Passu Whole Loan or any proposed action to be taken in respect of a major decision under the related Non-Serviced PSA with respect to such Non-Serviced Pari Passu Whole Loan (for this purpose, without regard to whether such items are actually required to be provided to the related Non-Serviced Directing Certificateholder due to the occurrence and continuance of a “control termination event” or a “consultation termination event” (or analogous concepts) under such Non-Serviced PSA) and (ii) to consult (or to use reasonable efforts to consult) each Non-Controlling Holder on a strictly non-binding basis (to the extent such party requests consultation after having received the aforementioned notices, information and reports) with respect to any such recommended actions by such Non-Serviced Special Servicer or Non-Serviced Master Servicer or any proposed action to be taken by such Non-Serviced Special Servicer or Non-Serviced Master Servicer in respect of the applicable major decision.

Such consultation right will generally expire ten (10) business days after the delivery to such Non-Controlling Holder of written notice of a proposed action (together with copies of the notices, information and reports required to be delivered thereto), unless the related Non-Serviced Special Servicer or Non-Serviced Master Servicer proposes a new course of action that is materially different from the action previously proposed, in which case such ten (10) business day period will be deemed to begin anew. In no event will the related Non-Serviced Special Servicer or Non-Serviced Master Servicer be obligated to follow or take any alternative actions recommended by any Non-Controlling Holder (or its representative).

If the related Non-Serviced Special Servicer or Non-Serviced Master Servicer determines that immediate action is necessary to protect the interests of the holders of the promissory notes comprising a Non-Serviced Pari Passu Whole Loan, it may take, in accordance with the servicing standard under the Non-Serviced PSA, any action constituting a major decision with respect to such Non-Serviced Pari Passu Whole Loan or any action set forth in any applicable asset status report before the expiration of the aforementioned typical ten (10) business day period.

In addition to the aforementioned consultation right, each Non-Controlling Holder will have the right to annual meetings (which may be held telephonically) with the related Non-Serviced Master Servicer or the related Non-Serviced Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to such Non-Serviced Master Servicer or Non-Serviced Special Servicer, as applicable, in which servicing issues related to the related Non-Serviced Pari Passu Whole Loan are discussed.

If a special servicer termination event under the related Non-Serviced PSA has occurred that affects a Non-Controlling Holder, such holder will have the right to direct the related Non-Serviced Trustee to terminate the related Non-Serviced Special Servicer under such Non-Serviced PSA solely with respect to the related Non-Serviced Pari Passu Whole Loan, other than with respect to any rights such Non-Serviced Special Servicer may have as a certificateholder under such Non-Serviced PSA, entitlements to amounts payable to such Non-Serviced Special Servicer at the time of termination, entitlements to indemnification amounts and any other entitlements of the terminated party that survive the termination.

Custody of the Mortgage File

The Non-Serviced Custodian is the custodian of the mortgage file related to the related Non-Serviced Pari Passu Whole Loan (other than any promissory notes not contributed to the securitization governed by the related Non-Serviced PSA).

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Sale of Defaulted Mortgage Loan

If any Non-Serviced Pari Passu Whole Loan becomes a defaulted mortgage loan, and if the related Non-Serviced Special Servicer decides to sell the related note contributed to the securitization governed by the related Non-Serviced PSA, such Non-Serviced Special Servicer will be required to sell the related Non-Serviced Mortgage Loan and each Non-Serviced Pari Passu Companion Loan together as interests evidencing one whole loan. Notwithstanding the foregoing, the related Non-Serviced Special Servicer will not be permitted to sell a Non-Serviced Pari Passu Whole Loan without the consent of each Non-Controlling Holder unless it has delivered to such holder (a) at least fifteen (15) business days prior written notice of any decision to attempt to sell the related Non-Serviced Pari Passu Whole Loan, (b) at least ten (10) days prior to the proposed sale date, a copy of each bid package (together with any amendments to such bid packages) received by the related Non-Serviced Special Servicer, a copy of the most recent appraisal and certain other supplementary documents (if requested by such holder), and (c) until the sale is completed, and a reasonable period (but no less time than is afforded to other offerors and the applicable Non-Serviced Directing Certificateholder under the related Non-Serviced PSA) prior to the proposed sale date, all information and documents being provided to offerors or otherwise approved by the related Non-Serviced Master Servicer or Non-Serviced Special Servicer in connection with the proposed sale.

The Non-Serviced AB Whole Loan

The BioMed MIT Portfolio Whole Loan

General

The BioMed MIT Portfolio Mortgage Loan (2.3%) is part of a split loan structure (the “BioMed MIT Portfolio Whole Loan”) comprised of the notes listed in the table entitled “Whole Loan Control Notes and Non-Control Notes” above under “—General”, including (a) the BioMed MIT Portfolio Mortgage Loan, (b) five senior promissory notes held by the BX 2025-LIFE trust in the aggregate principal amount of $437,000,000 (the “BioMed MIT Portfolio SASB Pari Passu Companion Loans”), (c) 20 other senior promissory notes held by various parties in the aggregate principal amount of $386,500,000 (the “BioMed MIT Portfolio Non-SASB Pari Passu Companion Loans”) and collectively, with the BioMed MIT Portfolio SASB Pari Passu Companion Loans, the “BioMed MIT Portfolio Pari Passu Companion Loans”; and, the BioMed MIT Portfolio Pari Passu Companion Loans together with the BioMed MIT Portfolio Mortgage Loan, the “BioMed MIT Portfolio Senior Loans”), (d) five subordinate promissory notes held by the BX 2025-LIFE trust designated as “B” notes in the aggregate principal amount of $191,400,000 (the “BioMed MIT Portfolio B Notes”), (e) five subordinate promissory notes held by the BX 2025-LIFE trust designed as “C” notes in the aggregate principal amount of $192,300,000 (the “BioMed MIT Portfolio C Notes”), and (f) five subordinate promissory notes held by the BX 2025-LIFE trust designated as “D” notes in the aggregate principal amount of $94,300,000 (the “BioMed MIT Portfolio D Notes” and, collectively with the BioMed MIT Portfolio B Notes and the BioMed MIT Portfolio C Notes, the “BioMed MIT Portfolio Subordinate Companion Loans”).

The BioMed MIT Portfolio Mortgage Loan, the BioMed MIT Portfolio Pari Passu Companion Loans and the BioMed MIT Portfolio Subordinate Companion Loans are referred to herein, collectively, as the “BioMed MIT Portfolio Whole Loan”, and the BioMed MIT Portfolio Pari Passu Companion Loans and the BioMed MIT Portfolio Subordinate Companion Loans are referred to herein as the “BioMed MIT Portfolio Companion Loans”. The BioMed MIT Portfolio Mortgage Loan and the BioMed MIT Portfolio Non-SASB Pari Passu Companion Loans are collectively referred to herein as the “BioMed MIT Portfolio Non-SASB Loans”. The BioMed

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MIT Portfolio Pari Passu Companion Loans are generally pari passu in right of payment with each other and with the BioMed MIT Portfolio Mortgage Loan. The BioMed MIT Portfolio B Notes are subordinate in right of payment to the BioMed MIT Portfolio Senior Loans. The BioMed MIT Portfolio C Notes are subordinate in right of payment to the BioMed MIT Portfolio Senior Loans and the BioMed MIT Portfolio B Notes. The BioMed MIT Portfolio D Notes are subordinate in right of payment to the BioMed MIT Portfolio Senior Loans, the BioMed MIT Portfolio B Notes and the BioMed MIT Portfolio C Notes.

As of the Closing Date, the interest rate of the BioMed MIT Portfolio Senior Loans is 5.89283%, the interest rate of the BioMed MIT Portfolio B Notes is 6.34313%, the interest rate of the BioMed MIT Portfolio C Notes is 6.96993%, the interest rate of the BioMed MIT Portfolio D Notes is 7.93133% and the weighted average interest rate of the BioMed MIT Portfolio Whole Loan is 6.25927852830189%.

The holders of each promissory note evidencing the BioMed MIT Portfolio Whole Loan are each a “Note Holder”, and are collectively the “Note Holders”. The holders of the BioMed MIT Portfolio Senior Loans are collectively referred to as the “BioMed MIT Portfolio Senior Loan Holders”, the holders of the BioMed MIT Portfolio B Notes are collectively referred to as the “BioMed MIT Portfolio B Note Holders”, the holders of the BioMed MIT Portfolio C Notes are collectively referred to as the “BioMed MIT Portfolio C Note Holders”, and the holders of the BioMed MIT Portfolio D Notes are collectively referred to as the “BioMed MIT Portfolio D Note Holders”.

The holders of the BioMed MIT Portfolio Non-SASB Loans are collectively referred to as the “BioMed MIT Portfolio Non-SASB Loan Holders”. Each such promissory note is secured by the same mortgage instrument on the same underlying Mortgaged Property, and such promissory notes have an aggregate initial principal balance of $1,325,000,000.

Only the BioMed MIT Portfolio Mortgage Loan is included in the issuing entity. The BioMed MIT Portfolio SASB Pari Passu Companion Loans and the BioMed MIT Portfolio Subordinate Companion Loans (collectively, the “BioMed MIT Portfolio SASB Loans”) have been contributed to a securitization trust (the “BX 2025-LIFE Securitization”) governed by the BX 2025-LIFE TSA. The BioMed MIT Portfolio Non-SASB Pari Passu Companion Loans are expected to be contributed to other securitizations from time to time in the future; however, the holders of the related unsecuritized BioMed MIT Portfolio Non-SASB Pari Passu Companion Loans are under no obligation to do so.

The rights of the holders of the promissory notes evidencing the BioMed MIT Portfolio Whole Loan are subject to a co-lender agreement (the “BioMed MIT Portfolio Co-Lender Agreement”). The following summaries describe certain provisions of the BioMed MIT Portfolio Co-Lender Agreement.

Servicing

The BioMed MIT Portfolio Co-Lender Agreement provides that the administration of the BioMed MIT Portfolio Whole Loan will be governed by the BioMed MIT Portfolio Co-Lender Agreement and the BX 2025-LIFE TSA. The BioMed MIT Portfolio Whole Loan and any related foreclosed BioMed MIT Portfolio Mortgaged Property will be serviced and administered pursuant to the BX 2025-LIFE TSA by the master servicer acting thereunder (the “BX 2025-LIFE Master Servicer”) or if the BioMed MIT Portfolio Whole Loan is a Specially Serviced Loan, by the special servicer acting thereunder (the “BX 2025-LIFE Special Servicer”). The BX 2025-LIFE Master Servicer and the BX 2025-LIFE Special Servicer will be required to service and administer the BioMed MIT Portfolio Whole Loan in accordance with the Accepted Servicing Practices (as defined in the BX 2025-LIFE TSA),

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taking into account the interests of the certificateholders under the BX 2025-LIFE trust, the owners of the RR Interest under the BX 2025-LIFE trust, and the BioMed MIT Portfolio Non-SASB Loan Holders.

Application of Payments

All amounts tendered by the related borrowers or otherwise available for payment on or with respect to or in connection with the BioMed MIT Portfolio Whole Loan or the BioMed MIT Portfolio Mortgaged Properties or amounts realized as proceeds thereof, whether received in the form of monthly payments, the Balloon Payment, liquidation proceeds, proceeds under any guaranty, letter of credit or other collateral or instrument securing the BioMed MIT Portfolio Whole Loan or insurance proceeds or condemnation proceeds (other than (1) proceeds, awards or settlements to be applied to the restoration or repair of the BioMed MIT Portfolio Mortgaged Properties or released to the borrowers in accordance with the terms of the BioMed MIT Portfolio Whole Loan documents, to the extent permitted by the REMIC provisions, (2) all amounts for required reserves or escrows required by the BioMed MIT Portfolio Whole Loan documents (to the extent and in accordance with the terms of the BioMed MIT Portfolio Whole Loan documents) to be held as reserves or escrows, (3) all amounts received as reimbursements on account of recoveries in respect of Advances then due and payable or reimbursable to the BX 2025-LIFE Master Servicer or the master servicer with respect to any of the securitization trusts holding any portion of the BX 2025-LIFE Whole Loan under the BX 2025-LIFE TSA, (4) penalty charges and all amounts that are then due, payable or reimbursable to the BX 2025-LIFE Master Servicer, the BX 2025-LIFE Special Servicer, the certificate administrator under the BX 2025-LIFE TSA (the “BX 2025-LIFE Certificate Administrator”) or the trustee under the BX 2025-LIFE TSA (the “BX 2025-LIFE Trustee”) with respect to the BioMed MIT Portfolio Whole Loan pursuant to the BX 2025-LIFE TSA (including, without limitation, reimbursement of servicing advances and administrative advances with respect to the BioMed MIT Portfolio Whole Loan and debt services advances on the BioMed MIT Portfolio SASB Loans and interest thereon) and (5) any amounts that are then due and payable or reimbursable to any master servicer or trustee with respect to any securitization trust holding a BioMed MIT Portfolio Non-SASB Loan (each, a “BioMed MIT Portfolio Non-SASB Trust”) in respect of any debt services advances and interest thereon in respect of any BioMed MIT Portfolio Non-SASB Loan (pursuant to a pooling and servicing agreement governing the applicable BioMed MIT Portfolio Non-SASB Trust)) will be applied and distributed by the BX 2025-LIFE Master Servicer or the BX 2025-LIFE Special Servicer, as applicable, in the following order of priority without duplication (and payments will be made at such times as are set forth in the BX 2025-LIFE TSA):

(vi) first, to pay accrued and unpaid interest on the BioMed MIT Portfolio Senior Loans (on a pro rata and pari passu basis) (other than default interest) to each Note Holder of a BioMed MIT Portfolio Senior Loan in an amount equal to the accrued and unpaid interest on the applicable principal balances at the applicable net interest rate;

(vii) second, to each Note Holder of a BioMed MIT Portfolio Senior Loan (on a pro rata and pari passu basis) in an amount equal to all principal payments (or other amounts allocated to principal) received, if any, with respect to such payment date, until the respective principal balances have been reduced to zero;

(viii) third, to each Note Holder of a BioMed MIT Portfolio Senior Loan (on a pro rata and pari passu basis), an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Note Holder of a BioMed MIT Portfolio Senior Loan in accordance with the terms BioMed MIT Portfolio Co-Lender Agreement, plus interest thereon at the applicable net interest rate compounded monthly from the date the

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related Realized Loss was allocated to such Note Holder of a BioMed MIT Portfolio Senior Loan, such amount to be allocated to such Note Holder of a BioMed MIT Portfolio Senior Loan (on a pro rata and pari passu basis) based on the amount of Realized Losses previously allocated to each such Note Holder;

(ix) fourth, to pay accrued and unpaid interest on the BioMed MIT Portfolio B Notes (on a pro rata and pari passu basis) (other than default interest) to each Note Holder of a BioMed MIT Portfolio B Note, in an amount equal to the accrued and unpaid interest on the applicable principal balances at the applicable net interest rate;

(x) fifth, to each Note Holder of a BioMed MIT Portfolio B Note (on a pro rata and pari passu basis) in an amount equal to all principal payments (or other amounts allocated to principal) received, if any, with respect to such payment date, until the respective principal balances have been reduced to zero;

(xi) sixth, to each Note Holder of a BioMed MIT Portfolio B Note (on a pro rata and pari passu basis), an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Note Holder of a BioMed MIT Portfolio B Note in accordance with the terms of the BioMed MIT Portfolio Co-Lender Agreement, plus interest thereon at the applicable net interest rate compounded monthly from the date the related Realized Loss was allocated to each BioMed MIT Portfolio B Note, such amount to be allocated to such Note Holder of a B Note (on a pro rata and pari passu basis) based on the amount of Realized Losses previously allocated to each such Note Holder;

(xii) seventh, to pay accrued and unpaid interest on the BioMed MIT Portfolio C Notes (on a pro rata and pari passu basis) (other than default interest) to each Note Holder of a BioMed MIT Portfolio C Note, in an amount equal to the accrued and unpaid interest on the applicable principal balances at the applicable net interest rate;

(xiii) eighth, to each Note Holder of a BioMed MIT Portfolio C Note (on a pro rata and pari passu basis) in an amount equal to all principal payments (or other amounts allocated to principal) received, if any, with respect to such payment date, until the respective principal balances have been reduced to zero;

(xiv) ninth, to each Note Holder of a BioMed MIT Portfolio C Note (on a pro rata and pari passu basis), an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Note Holder of a BioMed MIT Portfolio C Note in accordance with the terms of the BioMed MIT Portfolio Co-Lender Agreement, plus interest thereon at the applicable net interest rate compounded monthly from the date the related Realized Loss was allocated to each BioMed MIT Portfolio C Note, such amount to be allocated to such Note Holder of a BioMed MIT Portfolio C Note (on a pro rata and pari passu basis) based on the amount of Realized Losses previously allocated to each such Note Holder;

(xv) tenth, to pay accrued and unpaid interest on the BioMed MIT Portfolio D Notes (on a pro rata and pari passu basis) (other than default interest) to each Note Holder of a BioMed MIT Portfolio D Note, in an amount equal to the accrued and unpaid interest on the applicable principal balances at the applicable net interest rate;

(xvi) eleventh, to each Note Holder of a BioMed MIT Portfolio D note (on a pro rata and pari passu basis) in an amount equal to all principal payments (or other amounts allocated to principal) received, if any, with respect to such payment date, until the respective principal balances have been reduced to zero;

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(xvii) twelfth, to each Note Holder of a BioMed MIT Portfolio D Note (on a pro rata and pari passu basis), an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such BioMed MIT Portfolio Note Holder of a D note in accordance with the terms of the BioMed MIT Portfolio Co-Lender Agreement, plus interest thereon at the applicable net interest rate compounded monthly from the date the related Realized Loss was allocated to each BioMed MIT Portfolio D Note, such amount to be allocated to such Note Holder of a BioMed MIT Portfolio D Note (on a pro rata and pari passu basis) based on the amount of Realized Losses previously allocated to each such Note Holder;

(xviii) thirteenth, to pay yield maintenance default premiums then due and payable in respect of first, the BioMed MIT Portfolio Senior Loans (on a pro rata and pari passu basis), second, the BioMed MIT Portfolio B Notes (on a pro rata and pari passu basis), third, the BioMed MIT Portfolio C Notes (on a pro rata and pari passu basis), and fourth, the BioMed MIT Portfolio D Notes (on a pro rata and pari passu basis);

(xix) fourteenth, to pay default interest and late payment charges then due and owing under the BioMed MIT Portfolio Whole Loan, all of which will be applied in accordance with the BX 2025-LIFE TSA and the BioMed MIT Portfolio Co-Lender Agreement; and

(xx) fifteenth, if any excess amount is available to be distributed in respect of the BioMed MIT Portfolio Whole Loan, and not otherwise applied in accordance with the foregoing clauses (i)-(xiv), any remaining amount will be paid pro rata to each Note Holder based on their respective principal balances prior to the application of payments in accordance with the foregoing clauses (i)- (xiv).

Notwithstanding anything to the contrary herein, to the extent required under the REMIC provisions of the Code, payments or proceeds received with respect to any partial release of one or more of the BioMed MIT Portfolio Mortgaged Properties (including following a condemnation) from the lien of the applicable Mortgage and BioMed MIT Portfolio Whole Loan documents must be allocated to reduce the principal balance of the BioMed MIT Portfolio Whole Loan in the manner permitted by such REMIC provisions if, immediately following such release, the loan-to value ratio of the BioMed MIT Portfolio Whole Loan exceeds 125% (based solely on real property and excluding any personal property and going concern value).

Each of the BioMed MIT Portfolio Non-SASB Loan Holders agrees to pay its pro rata share of (i) any property protection advances or administrative advances and any interest accrued and payable on such advances at the advance rate and (ii) any trust fund expenses under the BX 2025-LIFE TSA and any other fees, costs or expenses incurred in connection with the servicing and administration of the BioMed MIT Portfolio Whole Loan (including, without, limitation, any indemnification amounts and any costs, fees and expenses related to obtaining any Rating Agency Confirmation) in accordance with the BX 2025-LIFE TSA and the BioMed MIT Portfolio Co-Lender Agreement to the extent that such amounts remain unpaid or unreimbursed after funds received from the Borrowers for payment of such amounts have been applied to pay such amounts and any principal and interest collections allocable to the BioMed MIT Portfolio B Notes, BioMed MIT Portfolio C Notes and BioMed MIT Portfolio D Notes has been applied to pay such amounts.

In the event that the BX 2025-LIFE Master Servicer or the BX 2025-LIFE Special Servicer has determined that expected proceeds of the BioMed MIT Portfolio Whole Loans or any foreclosed BioMed MIT Portfolio Mortgaged Property would be insufficient for reimbursement of (i) any property protection advances or administrative advances and any interest accrued

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and payable on such advances at the advance rate, (ii) any indemnification amounts and (iii) any other trust fund expenses under the BX 2025-LIFE TSA and any other fees, costs or expenses incurred in connection with the servicing and administration of the BioMed MIT Portfolio Whole Loan (including, without, limitation, any fees, costs and expenses related to obtaining any Rating Agency Confirmation), and any collections allocable to the BioMed MIT Portfolio B Notes, BioMed MIT Portfolio C Notes and BioMed MIT Portfolio D Notes has been applied to pay such amounts, each BioMed MIT Portfolio Non-SASB Loan Holder will be required to, promptly following notice from the BX 2025-LIFE Master Servicer, pay the BX 2025-LIFE Master Servicer, the BX 2025-LIFE Special Servicer, the BX 2025-LIFE Certificate Administrator, the BX 2025-LIFE Trustee or the BX 2025-LIFE trust, as applicable, such BioMed MIT Portfolio Non-SASB Loan Holder’s pro rata share of the insufficiency and if such BioMed MIT Portfolio Non-SASB Loan Holder is a securitization trust, then such BioMed MIT Portfolio Non-SASB Loan Holder will be required to use general collections on the other mortgage loans in the securitization of the related BioMed MIT Portfolio Non-SASB Loan. Any such amounts paid by the BioMed MIT Portfolio Non-SASB Loan Holders pursuant to this paragraph will be reimbursed thereto on a pro rata and pari passu basis, in accordance with the unreimbursed portion of such amounts paid by each such Note Holder, prior to any subsequent amounts being paid hereunder in respect of any BioMed MIT Portfolio B Notes, BioMed MIT Portfolio C Notes or BioMed MIT Portfolio D Notes.

Workout

Subject to the terms and conditions of the BX 2025-LIFE TSA, and the obligation to act in accordance with the Accepted Servicing Practices (as defined in the BX 2025-LIFE TSA), if the BX 2025-LIFE Special Servicer, in connection with a workout or proposed workout of the BioMed MIT Portfolio Whole Loan, modifies the terms thereof such that (i) the Principal Balance of the BioMed MIT Portfolio Whole Loan is decreased, (ii) any note rate is reduced, (iii) payments of interest or principal on any note are waived, reduced or deferred or (iv) any other adjustment is made to any of the payment terms of the BioMed MIT Portfolio Whole Loan, such modification will not alter, and any modification of the BioMed MIT Portfolio Whole Loan documents will be structured to preserve, the sequential order of payment of the notes pursuant to the priority of payment described under “—Application of Payments” above will be made as though such workout did not occur, with the payment terms of each BioMed MIT Portfolio Senior Loan remaining the same as they were on the closing date of the BX 2025-LIFE trust, and the full economic effect of all waivers, reductions or deferrals of amounts due on the BioMed MIT Portfolio Whole Loan attributable to such workout will be borne, first, by the Note Holders of the BioMed MIT Portfolio D Notes (on a pro rata and pari passu basis) (up to their respective principal balances, together with accrued interest thereon at the related note rate and any other amounts due to each Note Holder of the BioMed MIT Portfolio D Notes, as applicable), second, by the Note Holders of the BioMed MIT Portfolio C Notes (on a pro rata and pari passu basis) (up to their respective principal balances, together with accrued interest thereon at the related note rate and any other amounts due to each Note Holder of the BioMed MIT Portfolio C Notes, as applicable), third, by the Note Holders of the BioMed MIT Portfolio B Notes (on a pro rata and pari passu basis) (up to their respective principal balances, together with accrued interest thereon at the related note rate and any other amounts due to each Note Holder of the BioMed MIT Portfolio B Notes, as applicable) and fourth, by the Note Holders of the BioMed MIT Portfolio Senior Loans (on a pro rata and pari passu basis) (up to their respective principal balances together with accrued interest thereon at the related note rate and any other amounts due to each Note Holder of the BioMed MIT Portfolio Senior Loans, as applicable).

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Sale of Specially Serviced Whole Loan

Upon the BioMed MIT Portfolio Whole Loan becoming a Specially Serviced Loan, the BX 2025-LIFE Special Servicer may sell the BioMed MIT Portfolio Whole Loan evidencing one whole loan in accordance with the terms of the BX 2025-LIFE TSA.

However, the BX 2025-LIFE Special Servicer will not be permitted to sell the BioMed MIT Portfolio Whole Loan if it becomes a specially serviced loan without the written consent of each of the BioMed MIT Portfolio Non-SASB Loan Holders (other than those that are borrower affiliates); provided that no consent of the BioMed MIT Portfolio Non-SASB Loan Holders will be required if the BX 2025-LIFE Special Servicer has delivered to each BioMed MIT Portfolio Non-SASB Loan Holder: (a) at least 15 Business Days prior written notice of any decision to attempt to sell the BioMed MIT Portfolio Whole Loan; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the BX 2025-LIFE Special Servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the BioMed MIT Portfolio Whole Loan, and any documents in the servicing file reasonably requested by such BioMed MIT Portfolio Non-SASB Loan Holder that are material to the price of the BioMed MIT Portfolio Whole Loan; and (d) prior to the proposed sale date, all information and other documents being provided to other offerors including all leases or other documents that are approved by the BX 2025-LIFE Master Servicer or the BX 2025-LIFE Special Servicer in connection with the proposed sale simultaneously with being provided to other offerors until the sale is completed; provided that the BioMed MIT Portfolio Non-SASB Loan Holder may waive any of the delivery or timing requirements described in this sentence. Subject to the BX 2025-LIFE TSA, each BioMed MIT Portfolio Non-SASB Loan Holder (or a representative thereof) that is not a borrower affiliate is permitted to submit an offer at any sale of the BioMed MIT Portfolio Whole Loan.

Control and Consultation Rights of the Controlling Class

The BioMed MIT Portfolio Co-Lender Agreement provides that the holder of Note A1-S (which is one of the BioMed MIT Portfolio SASB Pari Passu Companion Loans) (the “BioMed MIT Portfolio Controlling Holder”) will have certain control rights under the BioMed MIT Portfolio Co-Lender Agreement. For so long as such Note A1-S is held by the BX 2025-LIFE trust, the directing certificateholder under the BX 2025-LIFE TSA will be entitled to exercise the rights of the BioMed MIT Portfolio Controlling Holder.

Pursuant to the BioMed MIT Portfolio Co-Lender Agreement, neither the BioMed MIT Portfolio Controlling Holder (i.e., the BX 2025-LIFE trust) nor its representative (i.e., BX 2025-LIFE directing certificateholder) will have liability to the other BioMed MIT Portfolio Note Holders or any other person for any action taken, or for refraining from the taking of any action or the giving of any consent or the failure to give any consent pursuant to the BioMed MIT Portfolio Co-Lender Agreement or the BX 2025-LIFE TSA, or errors in judgment, absent any loss, liability or expense incurred by reason of its willful misfeasance, bad faith or gross negligence.

The BioMed MIT Portfolio Controlling Holder will be entitled to advise (1) the BX 2025-LIFE Special Servicer with respect to all major decisions related to a “Specially Serviced Whole Loan” (as defined in the BX 2025-LIFE TSA) and (2) the BX 2025-LIFE Special Servicer with respect to all major decisions for which the BX 2025-LIFE Master Servicer must obtain the consent or deemed consent of the BX 2025-LIFE Special Servicer, and except as described below, (i) the BX 2025-LIFE Master Servicer will not be permitted to implement any major decision unless it has obtained the prior consent of the BX 2025-LIFE

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Special Servicer and (ii) prior to the occurrence and continuance of a Control Event (as defined in the BX 2025-LIFE TSA), the BX 2025-LIFE Special Servicer will not be permitted to consent to the BX 2025-LIFE Master Servicer’s implementing any major decisions nor will the BX 2025-LIFE Special Servicer itself be permitted to implement any Major Decision as to which the BioMed MIT Portfolio Controlling Holder has objected in writing within 10 Business Days after receipt of the written analysis and such additional information requested by the BioMed MIT Portfolio Controlling Holder as may be necessary in the reasonable judgment of the BioMed MIT Portfolio Controlling Holder in order to make a judgment with respect to such major decision. The BioMed MIT Portfolio Controlling Holder may also direct the BX 2025-LIFE Special Servicer to take, or to refrain from taking, such other actions with respect to the BioMed MIT Portfolio Whole Loan as the BioMed MIT Portfolio Controlling Holder may deem advisable.

In the event that the BX 2025-LIFE Special Servicer or the BX 2025-LIFE Master Servicer (if it is otherwise authorized by the BX 2025-LIFE TSA to take such action), as applicable, determines that immediate action, with respect to the foregoing matters, or any other matter requiring consent of, or consultation with, the BioMed MIT Portfolio Controlling Holder is necessary to protect the interests of the Note Holders (as a collective whole) and the BX 2025-LIFE Special Servicer has made a reasonable effort to contact the BioMed MIT Portfolio Controlling Holder, the BX 2025-LIFE Master Servicer or the BX 2025-LIFE Special Servicer, as the case may be, may take any such action without waiting for the BioMed MIT Portfolio Controlling Holder’s response.

Consultation Rights of the Companion Loan Holders

Pursuant to the BioMed MIT Portfolio Co-Lender Agreement, the BX 2025-LIFE Special Servicer will be required (1) to provide to each BioMed MIT Portfolio Non-SASB Loan Holder (provided that the BX 2025-LIFE Special Servicer is not aware that none of such BioMed MIT Portfolio Non-SASB Loan Holder is a borrower affiliate) (i) notice, information and reports with respect to any major decisions (similar to such notice, information and report it would have been required to deliver to the BioMed MIT Portfolio Controlling Holder pursuant to the BX 2025-LIFE TSA) (for this purpose, without regard to whether such items are actually required to be provided to the BioMed MIT Portfolio Controlling Holder under the BX 2025-LIFE TSA due to the occurrence of a Control Termination Event) and (ii) a summary of the Asset Status Report relating to the BioMed MIT Portfolio Whole Loan (at the same time as it would have been required to deliver to the BioMed MIT Portfolio Controlling Holder pursuant to the BX 2025-LIFE TSA) (for this purpose, without regard to whether such items are actually required to be provided to the BioMed MIT Portfolio Controlling Holder under the BX 2025-LIFE TSA due to the occurrence of a Control Termination Event); and (2) to consult with each BioMed MIT Portfolio Non-SASB Loan Holder (or a representative thereof) on a strictly non-binding basis with respect to any major decision or the implementation of any recommended actions in the summary of the Asset Status Report relating to the BioMed MIT Portfolio Whole Loan, and consider alternative actions recommended by the related BioMed MIT Portfolio Non-SASB Loan Holder (or a representative thereof).

However, after the expiration of 10 Business Days from the delivery to a BioMed MIT Portfolio Non-SASB Loan Holder (or a representative thereof) by the BX 2025-LIFE Special Servicer of written notice of a proposed action, together with copies of the notice, information and report required to be provided to such BioMed MIT Portfolio Non-SASB Loan Holder, the BX 2025-LIFE Special Servicer will no longer be obligated to consult with such BioMed MIT Portfolio Non-SASB Loan Holder (or its representative) whether or not such BioMed MIT Portfolio Non-SASB Loan Holder (or its representative) has responded within such 10 Business Days (unless the BX 2025-LIFE Special Servicer proposes a new course of

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action that is materially different from the action previously proposed, in which case such 10-Business Day period will begin anew from the date of such proposal and delivery of all information relating thereto).

Despite the consultation rights of any BioMed MIT Portfolio Non-SASB Loan Holder (or a representative thereof) set forth in the immediately preceding paragraph, the BX 2025-LIFE Master Servicer or BX 2025-LIFE Special Servicer, as applicable, may make any major decision or take any action set forth in the Asset Status Report before the expiration of the 10 Business Day period if the BX 2025-LIFE Master Servicer or BX 2025-LIFE Special Servicer, as applicable, determines that immediate action is necessary to protect the interests of the Note Holders. In no event will the BX 2025-LIFE Master Servicer or BX 2025-LIFE Special Servicer, as applicable, be obligated to follow or take any alternative actions recommended by any of the BioMed MIT Portfolio Non-SASB Loan Holder (or its representative). In addition, each BioMed MIT Portfolio Non-SASB Loan Holder will have the right to attend annual meetings (either by telephone or in person, in the discretion of the BX 2025-LIFE Master Servicer or the BX 2025-LIFE Special Servicer, as applicable) with the BX 2025-LIFE Master Servicer or the BX 2025-LIFE Special Servicer at the offices of the BX 2025-LIFE Master Servicer or the BX 2025-LIFE Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the BX 2025-LIFE Master Servicer or the BX 2025-LIFE Special Servicer, as applicable, in which servicing issues related to the BioMed MIT Portfolio Whole Loan are discussed. However, each BioMed MIT Portfolio Non-SASB Loan Holder, at the request of the BX 2025-LIFE Master Servicer or the BX 2025-LIFE Special Servicer, as applicable, will be required to execute a confidentiality agreement in form and substance satisfactory to such BioMed MIT Portfolio Non-SASB Loan Holder, the BX 2025-LIFE Master Servicer or the BX 2025-LIFE Special Servicer, as applicable, and the BX 2025-LIFE trust.

Notwithstanding anything to the contrary stated in the BioMed MIT Portfolio Co-Lender Agreement, a BioMed MIT Portfolio Non-SASB Loan Holder will not be able to exercise (i) its consent rights with respect to a sale of the Specially Serviced Whole Loan, (ii) its consultation rights or (iii) its right to direct appointment of a replacement BX 2025-LIFE Special Servicer following a servicer termination event if such BioMed MIT Portfolio Non-SASB Loan Holder is a borrower affiliate.

Special Servicer Appointment Rights

The BioMed MIT Portfolio Co-Lender Agreement provides that the BioMed MIT Portfolio Controlling Holder may, with or without cause, replace the BX 2025-LIFE Special Servicer and appoint a replacement special servicer at any time.

Any designation by the BioMed MIT Portfolio Controlling Holder of a person to serve as BX 2025-LIFE Special Servicer will be made by delivering to the BioMed MIT Portfolio Non-SASB Loan Holders, the BX 2025-LIFE Master Servicer, the then existing BX 2025-LIFE Special Servicer and other parties to the BX 2025-LIFE TSA written notice stating such designation and satisfying the other conditions to such replacement set forth in the BX 2025-LIFE TSA (including a Rating Agency Confirmation if required by the BX 2025-LIFE TSA). The BioMed MIT Portfolio Controlling Holder will be solely responsible for any expenses incurred in connection with any such replacement without cause.

If a servicer termination event has occurred with respect to the BX 2025-LIFE Special Servicer that affects a BioMed MIT Portfolio Non-SASB Loan Holder, such BioMed MIT Portfolio Non-SASB Loan Holder will have the right to direct the BX 2025-LIFE Trustee to terminate the BX 2025-LIFE Special Servicer under the BX 2025-LIFE TSA. Any successor special servicer appointed to replace the BX 2025-LIFE Special Servicer that was terminated

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for cause at any BioMed MIT Portfolio Non-SASB Loan Holder’s direction cannot at any time be the person (or an Affiliate thereof) that was so terminated without the prior written consent of such BioMed MIT Portfolio Non-SASB Loan Holder. The applicable BioMed MIT Portfolio Non-SASB Loan Holder will be solely responsible for reimbursing the BX 2025-LIFE Trustee’s or the BioMed MIT Portfolio Controlling Holder’s, as applicable, costs and expenses, if not paid within a reasonable time by the terminated special servicer and, in the case of the BX 2025-LIFE Trustee, that would otherwise be reimbursed to the BX 2025-LIFE Trustee from amounts on deposit in the collection account under the BX 2025-LIFE TSA or a subaccount maintained for the benefit of the BioMed MIT Portfolio Non-SASB Loan Holders.

Additional Information

Each of the tables presented in Annex A-2 sets forth selected characteristics of the pool of Mortgage Loans as of the Cut-off Date, if applicable. For a detailed presentation of certain additional characteristics of the Mortgage Loans and the Mortgaged Properties on an individual basis, see Annex A-1. For a brief summary of the largest 15 Mortgage Loans in the pool of Mortgage Loans, see Annex A-3.

The description in this prospectus, including Annex A-1, A-2 and A-3, of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as expected to be constituted at the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on the Mortgage Loans on or before the Cut-off Date. Prior to the issuance of the Offered Certificates, a Mortgage Loan may be removed from the Mortgage Pool if the depositor deems such removal necessary or appropriate or if it is prepaid. This may cause the range of Interest Rates and maturities as well as the other characteristics of the Mortgage Loans to vary from those described in this prospectus.

A Form ABS-EE with the information required by Item 1125 of Regulation AB (17 C.F.R. 229.1125), Schedule AL – Asset-Level Information will be filed or caused to be filed by the depositor with respect to the issuing entity on or prior to the date of the filing of this prospectus and will provide such information for a reporting period commencing on the day after the hypothetical Determination Date in November 2025 and ending on the hypothetical Determination Date in December 2025. In addition, a Current Report on Form 8-K containing detailed information regarding the Mortgage Loans will be available to persons (including beneficial owners of the Offered Certificates) who receive this prospectus and will be filed pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), together with the PSA, with the United States Securities and Exchange Commission (the “SEC”) on or prior to the date of the filing of the final prospectus.

Transaction Parties

The Sponsors and Mortgage Loan Sellers

Wells Fargo Bank, National Association, Morgan Stanley Bank, N.A., Bank of America, National Association, National Consumer Cooperative Bank, National Cooperative Bank, N.A. and JPMorgan Chase Bank, National Association are referred to in this prospectus as the “originators”. The depositor will acquire the Mortgage Loans from Wells Fargo Bank, National Association, Morgan Stanley Mortgage Capital Holdings LLC, Bank of America, National Association, National Cooperative Bank, N.A. and JPMorgan Chase Bank, National Association on or about December 23, 2025 (the “Closing Date”). Each mortgage loan seller is a “sponsor” of the securitization transaction described in this prospectus. The depositor will cause the Mortgage Loans in the Mortgage Pool to be assigned to the trustee pursuant to the PSA.

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Wells Fargo Bank, National Association

General

Wells Fargo Bank, National Association (“Wells Fargo Bank”), a national banking association, is a sponsor of this transaction, one of the mortgage loan sellers and an initial Risk Retention Consultation Party. Wells Fargo Bank is a wholly-owned subsidiary of Wells Fargo & Company (NYSE: WFC). The principal office of Wells Fargo Bank’s commercial mortgage origination division is located at 30 Hudson Yards, 62nd Floor, New York, New York 10001. Wells Fargo Bank is engaged in a general consumer banking, commercial banking, and trust business, offering a wide range of commercial, corporate, international, financial market, retail and fiduciary banking services. Wells Fargo Bank is a national banking association chartered by the Office of the Comptroller of the Currency (the “OCC”) and is subject to the regulation, supervision and examination of the OCC. Wells Fargo Bank is also the successor by merger to Wachovia Bank, National Association (“Wachovia Bank”), which, together with Wells Fargo Securities, LLC (formerly known as Wachovia Capital Markets, LLC), was previously a subsidiary of Wachovia Corporation. On December 31, 2008, Wachovia Corporation merged with and into Wells Fargo & Company. As a result of this transaction, the depositor, Wachovia Bank and Wells Fargo Securities, LLC became wholly-owned subsidiaries of Wells Fargo & Company, and affiliates of Wells Fargo Bank. On March 20, 2010, Wachovia Bank merged with and into Wells Fargo Bank.

Wells Fargo Bank, National Association’s Commercial Mortgage Securitization Program

Prior to its merger with Wachovia Bank, Wells Fargo Bank was an active participant in securitizations of commercial and multifamily mortgage loans as a mortgage loan seller and sponsor in securitizations for which unaffiliated entities acted as depositor. Between the inception of its commercial mortgage securitization program in 1995 and December 2007, Wells Fargo Bank originated approximately 5,360 fixed-rate commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $32.4 billion, which were included in approximately 61 securitization transactions.

Prior to its merger into Wells Fargo Bank, one of Wachovia Bank’s primary business lines was the underwriting and origination of mortgage loans secured by commercial or multifamily properties. With its commercial mortgage lending affiliates and predecessors, Wachovia Bank began originating and securitizing commercial mortgage loans in 1995. The total amount of commercial mortgage loans originated and securitized by Wachovia Bank from 1995 through November 2007 was approximately $87.9 billion. Approximately $81.0 billion of such commercial mortgage loans were securitized by an affiliate of Wachovia Bank acting as depositor, and approximately $6.9 billion were securitized by an unaffiliated entity acting as depositor.
Since 2010, and following the merger of Wachovia Bank into Wells Fargo Bank, Wells Fargo Bank has resumed its active participation in the securitization of commercial and multifamily mortgage loans. Wells Fargo Bank originates commercial and multifamily mortgage loans and, together with other mortgage loan sellers and sponsors, participates in the securitization of such mortgage loans by transferring them to the depositor or to an unaffiliated securitization depositor. In coordination with its affiliate, Wells Fargo Securities, LLC, and other underwriters, Wells Fargo Bank works with rating agencies, mortgage loan sellers, subordinated debt purchasers and master servicers in structuring securitizations in which it is a sponsor, mortgage loan seller and originator. For the twelve-month period ended December 31, 2023, Wells Fargo Bank securitized commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $4.2 billion. Since the beginning of 2010 through September 30, 2025, Wells Fargo Bank originated

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approximately 3,035 fixed-rate commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $77.4 billion, which were included in 272 securitization transactions. The properties securing these loans include multifamily, office, retail, industrial, hospitality and self storage properties. Wells Fargo Bank and certain of its affiliates also originate other commercial and multifamily mortgage loans that are not securitized, including subordinated and mezzanine loans.

In addition to commercial and multifamily mortgage loans, Wells Fargo Bank and its affiliates have originated and securitized residential mortgage loans, auto loans, home equity loans, credit card receivables and student loans. Wells Fargo Bank and its affiliates have also served as sponsors, issuers, master servicers, servicers, certificate administrators, custodians and trustees in a wide array of securitization transactions.

Wells Fargo Bank’s Commercial Mortgage Loan Underwriting

General. Wells Fargo Bank’s commercial real estate finance group has the authority, with the approval from the appropriate credit authority, to originate fixed-rate, first lien commercial, multifamily or manufactured housing community mortgage loans for securitization. Wells Fargo Bank’s commercial real estate finance operation is staffed by real estate professionals. Wells Fargo Bank’s loan underwriting group is an integral component of the commercial real estate finance group which also includes groups responsible for loan origination and closing mortgage loans.

Upon receipt of an executed loan application, Wells Fargo Bank’s loan underwriters commence a review of the borrower’s financial condition and creditworthiness and the real property which will secure the loan.

Notwithstanding the discussion below, given the unique nature of income-producing real properties, the underwriting and origination procedures and the credit analysis with respect to any particular multifamily or commercial mortgage loan may differ significantly from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, physical quality, size, environmental condition, location, market conditions, capital reserve requirements and additional collateral, tenants and leases, borrower identity, borrower sponsorship and/or performance history, and certain other factors. Consequently, we cannot assure you that the underwriting of any particular multifamily or commercial mortgage loan will conform to each of the general procedures described in this “—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting” section. For important information about the circumstances that have affected the underwriting of the mortgage loans in the mortgage pool, see the “Risk Factors” and “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” sections of this prospectus and the other subsections of this “Transaction Parties” section.

If a mortgage loan exhibits any one of the following credit positive characteristics, variances from general underwriting/origination procedures described below may be considered acceptable under the circumstances indicated: (i) low loan-to-value ratio; (ii) high debt service coverage ratio; (iii) experienced sponsor(s)/guarantor(s) with financial wherewithal; and (iv) elements of recourse included in the loan.

Loan Analysis. Generally, Wells Fargo Bank performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure the loan. In general, credit analysis of the borrower and the real estate includes a review of historical financial statements (or, in the case of acquisitions, often only current financial statements), rent rolls, certain leases, third-party credit reports, judgments, liens, bankruptcy and pending litigation searches and, if applicable, the loan payment history of

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the borrower. Wells Fargo Bank typically performs a qualitative analysis which incorporates independent credit checks and published debt and equity information with respect to certain principals of the borrower as well as the borrower itself. Borrowers are generally required to be single-purpose entities. The collateral analysis typically includes an analysis of the following, to the extent available and applicable based on property type: historical property operating statements, rent rolls, operating budgets, a projection of future performance, and a review of certain tenant leases. Depending on the type of collateral property and other factors, the credit of key tenants may also be reviewed. Each mortgaged property is generally inspected by a Wells Fargo Bank underwriter or qualified designee. Wells Fargo Bank generally requires third-party appraisals, as well as environmental and property condition reports and, if determined by Wells Fargo Bank to be applicable, seismic reports. Each report is reviewed for acceptability by a staff member of Wells Fargo Bank or a third-party consultant. Generally, the results of these reviews are incorporated into the underwriting report. In some instances, one or more of the procedures may be waived or modified by Wells Fargo Bank if it is determined not to adversely affect the mortgage loans originated by it in any material respect.

Loan Approval. Prior to loan closing, all mortgage loans to be originated by Wells Fargo Bank must be approved by one or more officers of Wells Fargo Bank (depending on loan size), who may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratios and Loan-to-Value Ratios. Generally, the debt service coverage ratios for Wells Fargo Bank mortgage loans will be equal to or greater than 1.20x; provided, however, that variances may be made when consideration is given to circumstances particular to the mortgage loan, the related mortgaged property, loan-to-value ratio, reserves or other factors. For example, Wells Fargo Bank may originate a mortgage loan with a debt service coverage ratio below 1.20x based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the mortgaged property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Wells Fargo Bank’s judgment of improved property and/or market performance in the future and/or other relevant factors. In addition, Wells Fargo Bank may in some instances have reduced the term interest rate that Wells Fargo Bank would otherwise charge on a Wells Fargo Bank mortgage loan based on the credit and collateral characteristics of the related mortgaged property and structural features of the Wells Fargo Bank mortgage loan by collecting an upfront fee from the related borrower on the origination date. The decrease in the interest rate would have correspondingly increased the debt service coverage ratio, and, in certain cases, may have increased the debt service coverage ratio sufficiently such that the related Wells Fargo Bank mortgage loan satisfied Wells Fargo Bank’s minimum debt service coverage ratio underwriting requirements for such Wells Fargo Bank mortgage loan.

Generally, the loan-to-value ratio for Wells Fargo Bank mortgage loans will be equal to or less than 80%; provided, however, that variances may be made when consideration is given to circumstances particular to the mortgage loan, the related mortgaged property, debt service coverage, reserves or other factors. For example, Wells Fargo Bank may originate a mortgage loan with a loan-to-value ratio above 80% based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the related mortgaged property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Wells Fargo Bank’s judgment of improved property and/or performance in the future and/or other relevant factors.

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While the foregoing discussion generally reflects how calculations of debt service coverage ratios are made, it does not necessarily reflect the specific calculations made to determine the debt service coverage ratio disclosed in this prospectus with respect to the mortgage loans to be sold to us by Wells Fargo Bank for deposit into the trust fund.

Additional Debt. When underwriting a multifamily or commercial mortgage loan, Wells Fargo Bank will take into account whether the mortgaged property and/or direct or indirect interest in a related borrower are encumbered by additional debt and will analyze the likely effect of that additional debt on repayment of the subject mortgage loan. It is possible that Wells Fargo Bank or an affiliate will be the lender on that additional debt, and may either sell such debt to an unaffiliated third party or hold it in inventory.

The combined debt service coverage ratios and loan-to-value ratios of a mortgage loan and the related additional debt may be significantly below 1.20x and significantly above 80%, notwithstanding that the mortgage loan by itself may satisfy such guidelines.

Assessments of Property Condition. As part of the underwriting process, Wells Fargo Bank will analyze the condition of the real property collateral for a prospective multifamily or commercial mortgage loan. To aid in that analysis, Wells Fargo Bank will typically inspect or retain a third party to inspect the property and will in most cases obtain the property assessments and reports described below.

Appraisals. Wells Fargo Bank will, in most cases, require that the real property collateral for a prospective multifamily or commercial mortgage loan be appraised by a state-certified appraiser, an appraiser belonging to the “Appraisal Institute”, a membership association of professional real estate appraisers, or an otherwise qualified appraiser. In addition, Wells Fargo Bank will generally require that those appraisals be conducted in accordance with the Uniform Standards of Professional Appraisal Practices developed by The Appraisal Foundation, a not-for-profit organization established by the appraisal profession. Furthermore, the appraisal report will usually include or be accompanied by a separate letter that includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 were followed in preparing the appraisal. In some cases, however, Wells Fargo Bank may establish the value of the subject real property collateral based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

Environmental Assessments. Wells Fargo Bank will, in most cases, require a Phase I environmental assessment with respect to the real property collateral for a prospective multifamily or commercial mortgage loan. However, when circumstances warrant, Wells Fargo Bank may utilize an update of a prior environmental assessment, a transaction screen or a desktop review. Alternatively, Wells Fargo Bank might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint and lead in drinking water will usually be conducted only at multifamily rental properties and only when Wells Fargo Bank or the environmental consultant believes that special circumstances warrant such an analysis.

Depending on the findings of the initial environmental assessment, Wells Fargo Bank may require additional record searches or environmental testing, such as a Phase II environmental assessment with respect to the real property collateral.

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Engineering Assessments. In connection with the origination process, Wells Fargo Bank may require that an engineering firm inspect the real property collateral for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, Wells Fargo Bank will determine the appropriate response, if any, to any recommended repairs, corrections or replacements and any identified deferred maintenance.

Seismic Report. In general, prospective borrowers seeking loans secured by properties located in California or in seismic zones 3 or 4 obtain a seismic engineering report of the building and, based thereon and on certain statistical information, an estimate of damage based on the percentage of the replacement cost of the building in an earthquake scenario. This percentage of the replacement cost is expressed in terms of probable maximum loss (“PML”), probable loss (“PL”), or scenario expected loss (“SEL”). Generally, any of the mortgage loans as to which the property was estimated to have PML, PL or SEL in excess of 20% of the estimated replacement cost, would either be subject to a lower loan-to-value ratio limit at origination, be conditioned on seismic upgrading (or appropriate reserves or letter of credit for retrofitting), be conditioned on satisfactory earthquake insurance, or be structured with a degree of recourse to a guarantor.

Zoning and Building Code Compliance. In connection with the origination of a multifamily or commercial mortgage loan, Wells Fargo Bank will generally consider whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies, including applicable land use and zoning regulations; title insurance endorsements; engineering or consulting reports; and/or representations by the related borrower.

Where a mortgaged property as currently operated is a permitted nonconforming use and/or the structure and the improvements may not be rebuilt to the same dimensions or used in the same manner in the event of a major casualty, Wells Fargo Bank will consider whether—

●	any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring;
●	casualty insurance proceeds together with the value of any additional collateral would be available in an amount estimated by Wells Fargo Bank to be sufficient to pay off the related mortgage loan in full;
●	the real property collateral, if permitted to be repaired or restored in conformity with current law, would in Wells Fargo Bank’s judgment constitute adequate security for the related mortgage loan;
●	whether a variance or other similar change in applicable zoning restrictions is potentially available, or whether the applicable governing entity is likely to enforce the related limitations; and/or
●	to require the related borrower to obtain law and ordinance insurance and/or alternative mitigant is in place.

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Escrow Requirements. Generally, Wells Fargo Bank requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. Generally, the required escrows for mortgage loans originated by Wells Fargo Bank are as follows:

●	Taxes—Typically, an initial deposit and monthly escrow deposits equal to 1/12 of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide Wells Fargo Bank with sufficient funds to satisfy all taxes and assessments. Tax escrows may not be required if a property is a single tenant property and the tenant is required to pay taxes directly. Wells Fargo Bank may waive this escrow requirement under certain circumstances.
●	Insurance—If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12 of the annual property insurance premium are required to provide Wells Fargo Bank with sufficient funds to pay all insurance premiums. Insurance escrows may not be required if (i) the borrower maintains a blanket insurance policy, or (ii) the property is a single tenant property (which may include ground leased tenants) and the tenant is required to maintain property insurance. Wells Fargo Bank may waive this escrow requirement under certain circumstances.
●	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type. Replacement reserves may not be required if the related mortgaged property is a single tenant property and the related tenant is responsible for all repairs and maintenance, including those required with respect to the roof and improvement structure. Wells Fargo Bank may waive this escrow requirement under certain circumstances.
●	Completion Repair/Environmental Remediation—Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the related mortgage loan, Wells Fargo Bank generally requires that at least 115%-125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the related mortgage loan. Wells Fargo Bank may waive this escrow requirement or adjust the timing to complete repairs under certain circumstances.
●	Tenant Improvement/Lease Commissions—In most cases, various tenants have lease expirations within the mortgage loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the related mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants. Tenant Improvement/Lease Commissions may not be required for single tenant properties with leases that extend beyond the loan term or where rent at the mortgaged property is considered below market. Wells Fargo Bank may waive this escrow requirement under certain circumstances.

Furthermore, Wells Fargo Bank may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would

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have been established are being addressed. In some cases, Wells Fargo Bank may determine that establishing an escrow or reserve is not warranted in the event of the existence of one or more of the credit positive characteristics discussed above, or given the amounts that would be involved and Wells Fargo Bank’s evaluation of the ability of the mortgaged property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.

Co-Originated or Third Party-Originated Mortgage Loans. From time to time, Wells Fargo Bank originates mortgage loans together with other financial institutions. The resulting mortgage loans are evidenced by two or more promissory notes, at least one of which will reflect Wells Fargo Bank as the payee. Wells Fargo Bank has in the past and may in the future deposit such promissory notes for which it is named as payee with one or more securitization trusts, while its co-originators have in the past and may in the future deposit such promissory notes for which they are named payee into other securitization trusts. The Market Place Center Mortgage Loan (4.0%) is part of a Whole Loan that was co-originated by Wells Fargo Bank, National Association and JPMorgan Chase Bank, National Association.

From time to time, Wells Fargo Bank acquires mortgage loans originated by third parties and deposits such mortgage loans into securitization trusts. None of the Wells Fargo Bank Mortgage Loans included in this securitization was originated by a third party.

Exceptions. One or more of Wells Fargo Bank’s Mortgage Loans may vary from the specific Wells Fargo Bank’s underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of Wells Fargo Bank’s Mortgage Loans, Wells Fargo Bank or another originator may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. For any material exceptions to Wells Fargo Bank’s underwriting guidelines described above in respect of the Wells Fargo Bank Mortgage Loans, see “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus.

Review of Mortgage Loans for Which Wells Fargo Bank is the Sponsor

Overview. Wells Fargo Bank, in its capacity as the sponsor of the Wells Fargo Bank Mortgage Loans, has conducted a review of the Wells Fargo Bank Mortgage Loans it is selling to the depositor designed and effected to provide reasonable assurance that the disclosure related to the Wells Fargo Bank Mortgage Loans is accurate in all material respects. Wells Fargo Bank determined the nature, extent and timing of the review and the level of assistance provided by any third parties. The review of the Wells Fargo Bank Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of Wells Fargo Bank (collectively, the “Wells Fargo Bank Deal Team”) with the assistance of certain third parties. Wells Fargo Bank has ultimate authority and control over, and assumes all responsibility for and attributes to itself, the review of the Mortgage Loans that it is selling to the depositor and the review’s findings and conclusions. The review procedures described below were employed with respect to all of the Wells Fargo Bank Mortgage Loans (rather than relying on sampling procedures), except that certain review procedures were solely relevant to the large loan disclosures in this prospectus, as further described below.

Database. To prepare for securitization, members of the Wells Fargo Bank Deal Team created a database of loan-level and property-level information relating to each Wells Fargo Bank Mortgage Loan. The database was compiled from, among other sources, the related mortgage loan documents, third-party reports (appraisals, environmental site assessments, property condition reports, zoning reports and applicable seismic studies), insurance

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policies, borrower-supplied information (including, to the extent available, rent rolls, leases, operating statements and budgets) and information collected by Wells Fargo Bank during the underwriting process. Prior to securitization of each Wells Fargo Bank Mortgage Loan, the Wells Fargo Bank Deal Team may have updated the information in the database with respect to such Wells Fargo Bank Mortgage Loan based on current information provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Wells Fargo Bank Deal Team. Such updates were not intended to be, and do not serve as, a re-underwriting of any Mortgage Loan.

A data tape (the “Wells Fargo Bank Data Tape”) containing detailed information regarding each Wells Fargo Bank Mortgage Loan was created from the information in the database referred to in the prior paragraph. The Wells Fargo Bank Data Tape was used by the Wells Fargo Bank Deal Team to provide the numerical information regarding the Wells Fargo Bank Mortgage Loans in this prospectus.

Data Comparisons and Recalculation. The depositor, on behalf of Wells Fargo Bank, engaged a third-party accounting firm to perform certain data comparison and recalculation procedures which were designed or provided by Wells Fargo Bank relating to information in this prospectus regarding the Wells Fargo Bank Mortgage Loans. These procedures included:

●	comparing the information in the Wells Fargo Bank Data Tape against various source documents provided by Wells Fargo Bank;
●	comparing numerical information regarding the Wells Fargo Bank Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the information contained in the Wells Fargo Bank Data Tape; and
●	recalculating certain percentages, ratios and other formulae relating to the Wells Fargo Bank Mortgage Loans disclosed in this prospectus.

Legal Review. In anticipation of the securitization of each Wells Fargo Bank Mortgage Loan, mortgage loan seller counsel promulgated a form of legal summary to be completed by origination counsel that, among other things, set forth certain material terms and property diligence information, and elicited information concerning potentially outlying attributes of the mortgage loan as well as any related mitigating considerations. Mortgage loan seller’s counsel reviewed the legal summaries for each Wells Fargo Bank Mortgage Loan, together with pertinent parts of the Mortgage Loan documentation and property diligence materials, in connection with preparing or corroborating the accuracy of certain loan disclosure in this prospectus. In addition, mortgage loan seller’s counsel reviewed Wells Fargo Bank’s representations and warranties set forth on Annex D-1 and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the Wells Fargo Bank Mortgage Loans. Such assistance included, among other things, a review of a due diligence questionnaire completed by the Wells Fargo Bank Deal Team. Securitization counsel also reviewed the property release provisions, if any, for each Wells Fargo Bank Mortgage Loan with multiple Mortgaged Properties for compliance with the REMIC provisions of the Code.

Mortgage loan seller’s counsel or securitization counsel also assisted in the preparation of the mortgage loan summaries set forth in Annex A-3, based on their respective reviews of pertinent sections of the related mortgage loan documents and other loan information.

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Other Review Procedures. Prior to securitization, Wells Fargo Bank confirmed with the related servicers for the Wells Fargo Bank Mortgage Loans that, to the best of such servicers’ knowledge and except as previously identified, material events concerning the related Mortgage Loan, the Mortgaged Property and the borrower and guarantor had not occurred since origination, including, but not limited to, (i) loan modifications or assumptions, or releases of the related borrower or Mortgaged Property; (ii) damage to the Mortgaged Property that materially and adversely affects its value as security for the Mortgage Loan; (iii) pending condemnation actions; (iv) litigation, regulatory or other proceedings against the Mortgaged Property, borrower or guarantor, or notice of non-compliance with environmental laws; (v) bankruptcies involving any borrower or guarantor, or any tenant occupying a single tenant property; and (vi) any existing or incipient material defaults.

The Wells Fargo Bank Deal Team also consulted with Wells Fargo Bank personnel responsible for the origination of the Wells Fargo Bank Mortgage Loans to confirm that the Wells Fargo Bank Mortgage Loans were originated in compliance with the origination and underwriting criteria described above under “—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting”, as well as to identify any material deviations from those origination and underwriting criteria. See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus.

Findings and Conclusions. Based on the foregoing review procedures, Wells Fargo Bank determined that the disclosure regarding the Wells Fargo Bank Mortgage Loans in this prospectus is accurate in all material respects. Wells Fargo Bank also found and concluded with reasonable assurance that the Wells Fargo Bank Mortgage Loans were originated in accordance with Wells Fargo Bank’s origination procedures and underwriting criteria, except as described above under “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”.

Review Procedures in the Event of a Mortgage Loan Substitution. Wells Fargo Bank will perform a review of any Wells Fargo Bank Mortgage Loan that it elects to substitute for a Wells Fargo Bank Mortgage Loan in the pool in connection with a material breach of a representation or warranty or a material document defect. Wells Fargo Bank, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related mortgage loan purchase agreement and the related pooling and servicing agreement (the “Qualification Criteria”). Wells Fargo Bank may engage a third party accounting firm to compare the Qualification Criteria against the underlying source documentation to verify the accuracy of the review by Wells Fargo Bank and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by Wells Fargo Bank to render any tax opinion required in connection with the substitution.

Compliance with Rule 15Ga-1 under the Exchange Act

The transaction documents for certain prior transactions in which Wells Fargo Bank securitized commercial mortgage loans or participation interests (“CRE Loans”) contain covenants requiring the repurchase or replacement of an underlying CRE Loan for the breach of a related representation or warranty under various circumstances if the breach is not cured. The following table provides information regarding the demand, repurchase and replacement activity with respect to the mortgage loans securitized by Wells Fargo Bank (or a predecessor), which activity occurred during the period from October 1, 2022 to September 30, 2025 (the “Rule 15Ga-1 Reporting Period”) or is still outstanding.

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Name of Issuing Entity(1)	Check if Registered	Name of Originator	Total Assets in ABS by Originator(2)(3)			Assets That Were Subject of Demand(3)(4)			Assets That Were Repurchased or Replaced(3)(4)(5)			Assets Pending Repurchase or Replacement (within cure period)(4)(6)(7)			Demand in Dispute(4)(6)(8)			Demand Withdrawn(4)(6)(9)			Demand Rejected(4)(6)(10)
			#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)	(m)	(n)	(o)	(p)	(q)	(r)	(s)	(t)	(u)	(v)	(w)	(x)
Asset Class Commercial Mortgages(1)

WFCM Commercial Mortgage Trust 2018-C45, Commercial Mortgage Pass-Through Certificates, Series 2018-C45	x	Wells Fargo Bank, National Association	14	271,350,036.00	41.19	0	0.00	0.00	0	0.00	0.00	0.00	0.00	0.00	0	0.00	0.00	0.00	0.00	0.00	0	0.00	0.00
CIK #: 1741690		Barclays Bank PLC	11	172,882,585.00	26.24	0	0.00	0.00	0	0.00	0.00	0.00	0.00	0.00	0	0.00	0.00	0.00	0.00	0.00	0	0.00	0.00
		Rialto Mortgage Finance, LLC	7	113,800,000.00	17.27	0	0.00	0.00	0	0.00	0.00	0.00	0.00	0.00	0	0.00	0.00	0.00	0.00	0.00	0	0.00	0.00
		C-III Commercial Mortgage LLC(11)	17	100,732,798.00	15.29	1	6,758,227.92	1.09	0	0.00	0.00	0.00	0.00	0.00	1	6,758,227.92	1.09	0.00	0.00	0.00	1	6,758,227.92	1.09

Issuing Entity Subtotal			49	658,765,419.00	100.00	1	6,758,227.92	1.09	0	0.00	0.00	0.00	0.00	0.00	1	6,758,227.92	1.09	0.00	0.00	0.00	1	6,758,227.92	1.09

Wells Fargo Commercial Mortgage Trust 2015-C26, Commercial Mortgage Pass-Through Certificates, Series 2015-C26	X	Wells Fargo Bank, National Association	27	333,096,285.00	35.25	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
CIK #: 1630513		Liberty Island Group I LLC	9	167,148,741.00	17.37	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Rialto Mortgage Finance, LLC	15	127,687,269.00	13.27	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		C-III Commercial Mortgage LLC	18	107,661,190.00	11.19	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Silverpeak Real Estate Finance LLC (12)	8	85,142,723.00	8.85	1	32,650,000.00	3.39	0	0.00	0.00	0	0.00	0.00	1	28,810,156.00	3.93	0	0.00	0.00	1	28,810,156.00	3.93
		Walker & Dunlop Commercial Property Funding I WF, LLC	3	46,800,000.00	4.86	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Basis Real Estate Capital II, LLC	6	45,794,237.00	4.76	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		National Cooperative Bank, N.A.	16	42,739,265.00	4.44	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00

Issuing Entity Subtotal			102	962,069,711.00	100.00	1	30,949,659.00	3.76	0	0.00	0.00	0	0.00	0.00	1	30,761,712.00	3.92	0	0.00	0.00	1	30,761,712.00	3.92

Wells Fargo Commercial Mortgage Pass-Through Certificates, Series 2018-C46		Wells Fargo Bank, National Association	16	253,493,356.00	36.63	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
CIK# 1748940		Barclays Bank PLC(13)	8	147,873,396.00	21.37	1	32,100,000.00	4.80	0	0.00	0.00	1	32,100,000.00	5.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		BSPRT CMBS Finance, LLC	12	122,987,798.00	17.77	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Argentic Real Estate Finance LLC	10	121,505,000.00	17.56	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Rialto Mortgage Finance, LLC	3	46,250,000.00	6.68	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00

Issuing Entity Subtotal			49	692,109,550.00	100.00	1	32,100,000.00	4.80	0	0.00	0.00	1	32,100,000.00	5.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00

FRESB 2018-SB53 Mortgage Trust, Multifamily Mortgage Pass-Through Certificates, Series 2018-SB53		Federal Home Loan Mortgage Corporation(14)(15)	226	589,285,060.67	100.00	3	21,988,416.00	7.81	3	21,988,416.00	7.81	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00

Issuing Entity Subtotal			226	589,285,060.67	100.00	3	21,988,416.00	7.81	3	21,988,416.00	7.81	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00

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Name of Issuing Entity(1)	Check if Registered	Name of Originator	Total Assets in ABS by Originator(2)(3)			Assets That Were Subject of Demand(3)(4)			Assets That Were Repurchased or Replaced(3)(4)(5)			Assets Pending Repurchase or Replacement (within cure period)(4)(6)(7)			Demand in Dispute(4)(6)(8)			Demand Withdrawn(4)(6)(9)			Demand Rejected(4)(6)(10)
Wells Fargo Commercial Mortgage Securities, Inc., Commercial Mortgage Pass-Through Certificates, Series 2021-BNK31	X	Wells Fargo Bank, National Association	16	311,413,202.00	34.4	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Morgan Stanley Mortgage Capital Holdings LLC (16)	17	274,568,000.00	30.3	1	4,500,000.00	0.50	0	0.00	0.00	1	4,500,000.00	0.50	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Bank of America, National Association	11	259,652,948.00	28.7	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		National Cooperative Bank, N.A.	17	59,552,254.00	6.6	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00

Issuing Entity Subtotal			61	905,186,404.00	100.00	1	4,500,000.00	0.50	0	0.00	0.00	1	4,500,000.00	0.50	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00

Commercial Mortgages Asset Class Total			487	3,807,416,145.00		7	96,296,303.00		3	21,988,416.00		2	36,600,000.00		2	37,519,939.92		0	0.00		2	37,519,939.92

(1)	In connection with the preparation of this table, Wells Fargo Bank undertook the following steps to gather the information required by Rule 15Ga-1 (“Rule 15Ga-1”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”): (i) identifying all asset-backed securities transactions in which Wells Fargo Bank (or a predecessor) acted as a securitizer, (ii) performing a diligent search of the records of Wells Fargo Bank and the records of affiliates of Wells Fargo Bank that acted as securitizers in transactions of commercial mortgage loans for all relevant information, (iii) reviewing appropriate documentation from all relevant transactions to determine the parties responsible for enforcing representations and warranties, and any other parties who might have received repurchase requests (such parties, “Demand Entities”), and (iv) making written request of each Demand Entity to provide any information in its possession regarding requests or demands to repurchase any loans for breach of a representation or warranty with respect to any relevant transaction. In this effort, Wells Fargo Bank made written requests of all trustees and unaffiliated co-sponsors of applicable commercial mortgage-backed securities transactions. Wells Fargo Bank followed up written requests made of Demand Entities as it deemed appropriate.

The repurchase activity reported herein is described in terms of a particular loan’s status as of the last day of the Rule 15Ga-1 Reporting Period. (For columns j-x)

(2)	“Originator” generally refers to the party identified in securities offering materials at the time of issuance for purposes of meeting applicable SEC disclosure requirements. (For columns d-f)
(3)	Reflects the number of loans, outstanding principal balance and percentage of principal balance as of the date of the closing of the related securitization. (For columns d-l)
(4)	Includes only new demands received during the Rule 15Ga-1 Reporting Period. (For columns g-i)

In the event demands were received prior to the Rule 15Ga-1 Reporting Period, but activity occurred with respect to one or more loans during the Rule 15Ga-1 Reporting Period, such activity is being reported as assets pending repurchase or replacement within the cure period (columns m/n/o) or as demands in dispute (columns p/q/r), as applicable, until the earlier of the reporting of (i) the repurchase or replacement of such asset (columns j/k/l), (ii) the withdrawal of such demand (columns s/t/u), or (iii) the rejection of such demand (columns v/w/x), as applicable.

(5)	Includes assets for which a reimbursement payment is in process and where the asset has been otherwise liquidated by or on behalf of the issuing entity at the time of initiation of such reimbursement process. Where an underlying asset has paid off or otherwise been liquidated by or on behalf of the issuing entity (other than via a repurchase by the obligated party) during the Rule 15Ga-1 Reporting Period, the corresponding principal balance utilized in calculating columns (g) through (x) will be zero. (For columns j-l)
(6)	Reflects the number of loans, outstanding principal balance and percentage of principal balance as of the last day of the Rule 15Ga-1 Reporting Period. (For columns m-x)
(7)	Includes assets that are subject to a demand and within the cure period. (For columns m-o)
(8)	Includes assets pending repurchase or replacement outside of the cure period. (For columns p-r)
(9)	Includes assets for which a reimbursement payment is in process, and where the asset has not been repurchased or replaced and remains in the transaction. Also includes assets for which the requesting party rescinds or retracts the demand in writing. (For columns s-u)
(10)	Includes assets for which a party has responded to one or more related demands to repurchase or replace such asset by refuting the allegations supporting such demand and rejecting the repurchase demand(s) and the party demanding repurchase or replacement of such asset has not responded to the most recent such rejection as of the end of the Rule 15Ga-1 Reporting Period. (For columns v-x)
(11)	LNR Partners, LLC (“LNR”), as special servicer for Loan No. 27 (5800 N. Course, LLC, the “Loan”) claimed in a letter dated November 4, 2022, that C-III Commercial Mortgage LLC (“C-III”, as the Mortgage Loan Seller) breached certain representations and warranties (the “RWs”) made in the related mortgage loan purchase agreement due to the intent and execution of a cash flow sweep at origination of the Loan. LNR has demanded C-III repurchase the Loan due to a breach of the RWs. In a letter dated November 18, 2022, C-III acknowledged receipt of the LNR repurchase request and it is disputing LNR’s breach allegation.
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(12)	Midland Loan Services, a Division of PNC Bank, National Association, as general special servicer (the “General Special Servicer”) for Mortgage Loan number 5 (with respect to the property known as “Aloft Houston by the Galleria,” located at 5415 Westheimer Road, Houston, TX 77056) (the “Aloft Houston Loan”), in a letter dated September 11, 2020 (the “Repurchase Request”), requested that Argentic Real Estate Finance LLC (“AREF”) (formerly known as Silverpeak Real Estate Finance LLC) repurchase the Aloft Houston Loan on the basis that a Material Document Defect occurred. In a letter dated September 21, 2020, AREF rejected the Repurchase Request. On January 6, 2021, counsel for the General Special Servicer on behalf of the Trustee filed a complaint in the Supreme Court of the State of New York seeking that AREF repurchase the Aloft Houston Loan on the basis of a Material Document Defect. On, August 29, 2023, the Supreme Court of the State of New York adjudicated in favor of the General Special Servicer on behalf of the Trustee. Argentic repurchased the Aloft Houston Loan on January 25, 2024. Argentic appealed to the First Department of the Appellate Division of the Supreme Court of the State of New York which dismissed the appeal on April 11, 2024. Argentic then sought to reargue the appeal in the Appellate Division or, in the alternative, leave to appeal to the Court of Appeals of the State of New York, which the Appellate Division denied on July 25, 2024. On August 23, 2024, Argentic then requested that the Court of Appeals grant leave for Argentic to appeal the Appellate Division's decisions.
(13)	Argentic Services Company LP, as special servicer for the 350 East 52nd Street loan (the “Loan”) claimed in a letter dated February 25, 2022, that Barclays Bank PLC (“Barclays”, as the mortgage loan seller) breached certain representations and warranties (the “RWs”) made in the related mortgage loan purchase agreement due to a material defect related to the guarantor being a debtor in bankruptcy prior to the origination date of the Loan. Argentic Services Company LP has demanded Barclays repurchase the Loan due to a breach of the RWs. In a letter dated March 8, 2022, Barclays further acknowledged receipt of the Argentic Services Company LP repurchase request and noted it is reviewing the related circumstances to determine its course of action.
(14)	KeyBank National Association (“KeyBank”), as special servicer for the 287 McGuinness Boulevard loan, the 293 McGuinness Boulevard loan, and the 299 McGuinness Boulevard loan (together, the “Loans”) claimed in a letter dated April 18, 2022 that Federal Home Loan Mortgage Corporation (“Freddie Mac”, as the mortgage loan seller) breached certain representations and warranties (the “RWs”) made in the related mortgage loan purchase agreement due to NYC Buildings stop work orders and construction work violations not being remedied. On June 7, 2022, Freddie Mac sent notice of its election to repurchase the Loans at the applicable purchase price, without agreeing to the validity of the allegation of breach made in the special servicer’s communication. In said June 7, 2022 correspondence, Freddie Mac noted its intention to work with parties to the pooling and servicing agreement to effectuate such repurchase pursuant to the terms of the mortgage loan repurchase agreement.
(15)	Per the underlying trust documents, Federal Home Loan Mortgage Corporation (“Freddie Mac”) is the mortgage loan seller. With respect to the assets that were subject to repurchase demands, The Community Preservation Corporation, Inc. was the underlying originator.
(16)	KeyBank National Association (“KeyBank”), as special servicer for Loan No. 38 (1049 5th Avenue, the “Loan”) claimed in a letter dated September 7, 2023, that Morgan Stanley Mortgage Capital Holdings LLC (“Morgan Stanley”, as the Mortgage Loan Seller) breached certain representations and warranties (the “RWs”) made in the related mortgage loan purchase agreement due to the legality and enforceability of the mortgage. KeyBank has demanded Morgan Stanley repurchase the Loan due to one or more breaches of certain RWs.

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The information for Wells Fargo Bank as a securitizer of CRE Loans required to be set forth in a Form ABS-15G for the quarterly reporting period from July 1, 2025 through September 30, 2025 was set forth in (i) a Form ABS-15G filed by Wells Fargo Bank with the SEC on November 11, 2025 if such information relates to asset-backed securities in the CRE Loan asset class in which Wells Fargo Bank (or a predecessor) was a sponsor but Wells Fargo Commercial Mortgage Securities, Inc. (or a predecessor) was not the depositor, and (ii) a Form ABS-15G filed by Wells Fargo Commercial Mortgage Securities, Inc. with the SEC on November 11, 2025, if such information relates to asset-backed securities in the CRE Loan asset class in which Wells Fargo Bank (or a predecessor) was a sponsor and Wells Fargo Commercial Mortgage Securities, Inc. (or a predecessor) was the depositor. Such Forms ABS-15G are available electronically through the SEC’s EDGAR system. The Central Index Key number of Wells Fargo Bank is 0000740906. The Central Index Key number of Wells Fargo Commercial Mortgage Securities, Inc. is 0000850779.

Retained Interests in This Securitization

Neither Wells Fargo Bank nor any of its affiliates intends to retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization, except that Wells Fargo Bank will retain $4,326,875.00 Certificate Balance of the RR Interest. However, Wells Fargo Bank or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire additional certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates (other than its portion of the RR Interest) at any time. Wells Fargo Bank will be required to retain its portion of the RR Interest for so long as retention thereof is necessary for it to remain in compliance with the Credit Risk Retention Rules. See “Credit Risk Retention”.

The information set forth under “—Wells Fargo Bank, National Association” has been provided by Wells Fargo Bank.

Morgan Stanley Mortgage Capital Holdings LLC

Morgan Stanley Mortgage Capital Holdings LLC, a New York limited liability company formed in March 2007 (“MSMCH”), is a sponsor of this transaction, one of the mortgage loan sellers and an initial Risk Retention Consultation Party. MSMCH is a successor to Morgan Stanley Mortgage Capital Inc., a New York corporation formed in 1984, which was merged into MSMCH on June 15, 2007. Since the merger, MSMCH has continued the business of Morgan Stanley Mortgage Capital Inc. MSMCH is a direct wholly owned subsidiary of Morgan Stanley (NYSE: MS) and its executive offices are located at 1585 Broadway, New York, New York 10036, telephone number (212) 761-4000. MSMCH also has offices in Los Angeles, California, Dallas, Texas and Sterling, Virginia.

Morgan Stanley Bank, N.A., a national banking association (“Morgan Stanley Bank” and, together with MSMCH, the “Morgan Stanley Group”), is the originator of all of the mortgage loans that MSMCH is contributing to this securitization (the “MSMCH Mortgage Loans”) (32.0%), which MSMCH will acquire on or prior to the Closing Date and contribute to this securitization. Morgan Stanley Bank is also the holder of certain of the Companion Loans, as set forth in the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General”. Morgan Stanley Bank is an indirect wholly owned subsidiary of Morgan Stanley (NYSE: MS) and its headquarters are located at One Utah Center, 201 Main Street, Salt Lake City, Utah 84111, telephone number (801) 236-3600. Morgan Stanley Bank also has offices in New York, New York.

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MSMCH and Morgan Stanley Bank are each an affiliate of each other and of Morgan Stanley & Co. LLC, an underwriter.

Morgan Stanley Group’s Commercial Mortgage Securitization Program

The Morgan Stanley Group originates and purchases multifamily, commercial and manufactured housing community mortgage loans primarily for securitization or resale.

MSMCH. MSMCH has been involved with warehouse and repurchase financing to residential mortgage lenders, has in the past purchased residential mortgage loans for securitization or resale, or for its own investment, and has previously acted as a sponsor of residential mortgage loan securitizations. MSMCH (or its predecessor) has been active as a sponsor of securitizations of commercial mortgage loans since its formation.

As a sponsor, MSMCH originates or acquires mortgage loans and, either by itself or together with other sponsors or mortgage loan sellers, initiates the securitization of the mortgage loans by transferring the mortgage loans to a securitization depositor, including Morgan Stanley Capital I Inc., or another entity that acts in a similar capacity. In coordination with its affiliate, Morgan Stanley & Co. LLC, and other underwriters, MSMCH works with rating agencies, investors, mortgage loan sellers and servicers in structuring securitization transactions. MSMCH has acted as sponsor and mortgage loan seller both in transactions in which it is the sole sponsor or mortgage loan seller and in transactions in which other entities act as sponsor or mortgage loan seller. MSMCH’s previous securitization programs, identified as “IQ”, “HQ” and “TOP”, typically involved multiple mortgage loan sellers.

Substantially all mortgage loans originated or acquired by MSMCH are either sold to securitizations as to which MSMCH acts as either sponsor or mortgage loan seller (or both) or otherwise sold or syndicated. Mortgage loans originated (or acquired) and securitized by MSMCH include both fixed rate and floating rate mortgage loans and both large mortgage loans and conduit mortgage loans (including those shown in the table below), and such mortgage loans may be included in both public and private securitizations. MSMCH also acquires or originates subordinate and mezzanine debt which is generally not securitized.

MSMCH’s large mortgage loan program typically originates mortgage loans larger than $50 million, although MSMCH’s conduit mortgage loan program also sometimes originates such large mortgage loans. MSMCH originates commercial mortgage loans secured by multifamily, office, retail, industrial, hotel, manufactured housing community and self storage properties. The largest property concentrations of MSMCH securitized loans have been in retail and office properties, and the largest geographic concentrations have been in California and New York.

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The following table sets forth information with respect to acquisitions or originations and securitizations of multifamily, commercial and manufactured housing community mortgage loans by the Morgan Stanley Group for the five years ending on December 31, 2024.

Period	Total Mortgage Loans(1)(2)	Total Mortgage Loans Securitized with Affiliated Depositor(2)	Total Mortgage Loans Securitized with Non-Affiliated Depositor(2)	Total Mortgage Loans Securitized(2)
Year ending December 31, 2024	11.1	5.1	3.7	8.8
Year ending December 31, 2023	5.1	1.7	2.4	4.0
Year ending December 31, 2022	12.3	2.7	3.8	6.5
Year ending December 31, 2021	16.8	6.9	4.8	11.7
Year ending December 31, 2020	6.4	2.2	2.6	4.9

(1)	Includes all mortgage loans originated or purchased by MSMCH (or its predecessor) in the relevant year. Mortgage loans originated or purchased in a given year that were not securitized in that year generally were held for securitization in the following year or sold to third parties.
(2)	Approximate amounts shown in billions of dollars.

Morgan Stanley Bank. Morgan Stanley Bank has been originating financial assets, including multifamily, commercial and manufactured housing community mortgage loans, both for purposes of holding those assets for investment and for resale, including through securitization, since at least 2011. For the period from January 1, 2011 to September 30, 2025, Morgan Stanley Bank originated or acquired multifamily, commercial and manufactured housing community mortgage loans in the aggregate original principal amount of approximately $133,733,861,211.

Morgan Stanley Bank originates commercial mortgage loans secured by multifamily, office, retail, industrial, hotel, manufactured housing community and self storage properties, which it either holds for investment or sells or otherwise syndicates. The largest property concentrations of commercial mortgage loans originated by Morgan Stanley Bank are in retail and office properties, and the largest geographic concentrations are in California and New York. Commercial mortgage loans originated by Morgan Stanley Bank include both fixed rate and floating rate mortgage loans and both large mortgage loans and conduit mortgage loans, and such mortgage loans are expected to be included in both public and private securitizations. Morgan Stanley Bank also originates subordinate and mezzanine debt, which generally is not expected to be securitized. Morgan Stanley Bank’s large mortgage loan program originates mortgage loans larger than $50 million, although Morgan Stanley Bank’s conduit mortgage loan program also sometimes originates such large mortgage loans.

The Morgan Stanley Group’s Underwriting Standards

Overview. Commercial mortgage loans originated or co-originated by the Morgan Stanley Group are primarily originated in accordance with the procedures and underwriting standards described below. However, given the unique nature of income-producing real properties, variations from these procedures and standards may be implemented as a result of various conditions, including a mortgage loan’s specific terms, the quality or location of the underlying real estate, the mortgaged property’s tenancy profile, the background or financial strength of the borrower or borrower sponsor and any other pertinent information deemed material by the member of the Morgan Stanley Group that is the originator of the related mortgage loan (the related “Morgan Stanley Origination Entity”). Therefore, this general description of the Morgan Stanley Group’s origination procedures and underwriting standards is not intended as a representation that every commercial mortgage loan originated by the Morgan Stanley Group (or on its behalf) complies entirely with all standards set forth below. For important information about any circumstances that have

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affected the underwriting of the MSMCH Mortgage Loans, see “—Exceptions to Underwriting Standards” below.

Process. The credit underwriting process for each commercial mortgage loan is performed by a deal team comprised of real estate professionals that typically includes a commercial loan originator, underwriter and closer subject to the oversight and ultimate review and approval of the related Morgan Stanley Origination Entity. This team conducts a review of the related mortgaged property, which typically includes an examination of the following information, to the extent both applicable and available: historical operating statements, rent rolls, certain tenant leases, current and historical real estate tax information, insurance policies and/or schedules and third party reports pertaining to appraisal, valuation, zoning, environmental status, physical condition and seismic and other engineering characteristics (see “—Escrow Requirements”, “—Zoning and Land Use”, “—Title Insurance Policy”, “—Property Insurance” and “—Third Party Reports” below). In some cases, certain of these documents may not be reviewed due to the nature of the related mortgaged property. For instance, historical operating statements may not be available with respect to a mortgaged property with a limited operating history or that has been recently acquired by its current owner. In addition, rent rolls would not be examined for certain property types (e.g., hospitality properties), and executed tenant leases would not be examined for certain property types (e.g., hospitality, self storage, multifamily and manufactured housing community properties), although forms of leases would typically be reviewed.

A member of the deal team or one of its agents performs an inspection of the mortgaged property as well as a review of the surrounding market environment (including demand generators, competing properties (if any) and proximity to major thoroughfares and transportation centers) in order to confirm tenancy information, assess the physical quality and attributes (e.g., age, renovations, condition, parking, amenities, class, etc.) of the collateral, determine visibility and access characteristics and evaluate the mortgaged property’s competitiveness within its market.

The deal team or one of its agents also performs a detailed review of the financial status, credit history, credit references and background of the borrower and certain key principals using financial statements, income tax returns, criminal and background investigations and searches in select jurisdictions for judgments, liens, bankruptcy and pending litigation. Circumstances may also warrant an examination of the financial strength and credit of key tenants as well as other factors that may impact the tenants’ ongoing occupancy or ability to pay rent.

After the compilation and review of all documentation and other relevant considerations, the deal team finalizes its detailed underwriting analysis of the mortgaged property’s cash flow in accordance with property-specific, cash flow underwriting guidelines.

Determinations are also made regarding the implementation of appropriate loan terms to address certain risks, resulting in features such as ongoing escrows or up-front reserves, letters of credit, lockboxes, cash management agreements and guarantees. A complete credit committee package is prepared to summarize all of the above referenced information and circulated to credit committee for review.

Credit Approval. All commercial mortgage loans must be presented to one or more credit committees that include senior real estate professionals, among others. After a review of the credit committee package and a discussion of a mortgage loan, the committee may approve the mortgage loan as recommended, request additional due diligence, modify the terms or reject the mortgage loan entirely.

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Debt Service Coverage and Loan-to-Value Requirements. The Morgan Stanley Group’s underwriting standards generally require a minimum debt service coverage ratio of 1.20x and permit a maximum loan-to-value ratio of 80%; however, these thresholds are guidelines, and exceptions may be made based on the merits of each individual mortgage loan, such as the types of tenants, reserves, letters of credit, guarantees and the related Morgan Stanley Origination Entity’s assessment of the mortgaged property’s future performance. The debt service coverage ratio guidelines set forth above are calculated based on underwritten net cash flow at origination. The debt service coverage ratio for each mortgage loan as reported in this prospectus and Annex A-1 hereto may differ from the amount calculated at the time of origination because updates to the information used to calculate such amounts may have become available during the period between origination and the date of this prospectus.

Certain mortgaged properties may also be encumbered by subordinate debt (or the direct or indirect ownership interests in the related borrower may be encumbered by mezzanine debt). It is possible that the related Morgan Stanley Origination Entity or an affiliate thereof will be a lender on such additional debt and may either sell such debt to an unaffiliated third party or hold it in inventory. When such subordinate or mezzanine debt is taken into account, the aggregate debt with respect to the related mortgaged property may not conform to the aforementioned debt service coverage ratio and loan-to-value ratio parameters.

Amortization Requirements. The Morgan Stanley Group’s underwriting guidelines generally permit a maximum amortization period of 30 years. Certain mortgage loans may provide for interest-only payments through maturity or for a portion of the commercial mortgage loan term. If a mortgage loan has a partial interest-only period, the monthly debt service and the U/W NCF DSCR set forth in this prospectus and Annex A-1 reflect a calculation of both the interest-only payments and the future (larger) amortizing loan payment. See “Description of the Mortgage Pool” in this prospectus.

Escrow Requirements. A Morgan Stanley Origination Entity may require borrowers to fund escrows for taxes, insurance, capital expenditures and replacement reserves. In addition, a Morgan Stanley Origination Entity may identify certain risks that warrant additional escrows or holdbacks for items to be released to the borrower upon the satisfaction of certain conditions. Such escrows or holdbacks may cover, among other things, tenant improvements and leasing commissions, deferred maintenance, environmental remediation and unfunded obligations. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. In some cases, in lieu of maintaining a cash reserve, the borrower may be allowed to post a letter of credit or guaranty or provide periodic evidence of timely payment of a typical escrow item. Escrows are evaluated on a case-by-case basis and are not required for all commercial mortgage loans.

Generally, the Morgan Stanley Group requires escrows as follows:

●	Taxes. An initial deposit and monthly escrow deposits equal to 1/12 of the annual property taxes (based on the most recent property assessment and the current millage rate; however, if the actual tax amount owing in the upcoming year is not available, the required annual reserve amount will generally be between 100% and 105% of the preceding year’s tax amount) are typically required to satisfy taxes and assessments, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the borrower sponsor is an institutional sponsor or a high net worth individual or (ii) the related

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mortgaged property is a single tenant property with respect to which the related tenant is required to pay taxes directly.

●	Insurance. An initial deposit at origination (which may be equal to one or more months of the required monthly amount) and subsequent monthly escrow deposits equal to 1/12 of an amount generally between 100% and 105% of the annual property insurance premium are typically required to pay insurance premiums, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the borrower sponsor is an institutional sponsor or a high net worth individual, (ii) the related borrower maintains a blanket insurance policy or (iii) the related mortgaged property is a single tenant property with respect to which the related tenant self-insures.
●	Replacement Reserves. Replacement reserves are generally calculated in accordance with the expected useful life of the components of the mortgaged property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements depending on the property type, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where the related mortgaged property is a single tenant property with respect to which the related tenant is responsible for all repairs and maintenance, including those required with respect to the roof and structure of the improvements.
●	Tenant Improvements and Leasing Commissions. A reserve for tenant improvements and leasing commissions may be required to be funded at loan origination and/or during the term of the mortgage loan to cover anticipated tenant improvements or leasing commissions costs that might be associated with re-leasing certain space, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the related mortgaged property is a single tenant property and the tenant’s lease extends beyond the loan term or (ii) the rent at the related mortgaged property is considered below market.
●	Deferred Maintenance. A reserve for deferred maintenance may be required to be funded at loan origination in an amount generally between 100% and 125% of the estimated cost of material immediate repairs or replacements identified in the physical condition report, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) the deferred maintenance amount does not materially impact the related mortgaged property’s function, performance or value or is de minimis in relation to the loan amount or (iii) the related mortgaged property is a single tenant property and the tenant is responsible for the repairs.
●	Furniture, Fixtures and Equipment. A reserve for furniture, fixtures and equipment expenses may be required to be funded during the term of the mortgage loan based on the suggested reserve amount from an independent, third-party property condition or engineering report, or based on certain minimum requirements depending on the property type.
●	Environmental Remediation. A reserve for environmental remediation may be required to be funded at loan origination in an amount generally between 100% and 150% of the estimated remediation cost identified in the environmental report,
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except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the sponsor of the borrower delivers a guarantee whereby it agrees to take responsibility and pay for identified environmental issues or (ii) environmental insurance has been obtained or is already in place.

For a description of the escrows collected with respect to the MSMCH Mortgage Loans, please see Annex A-1.

Zoning and Land Use. With respect to each mortgage loan, the related Morgan Stanley Origination Entity and its origination counsel will generally examine whether the use and occupancy of the related mortgaged property is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that mortgaged property. Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, zoning reports and representations by the related borrower. In some cases, a mortgaged property may constitute a legal non-conforming use or structure. In such cases, the related Morgan Stanley Origination Entity may require an endorsement to the title insurance policy or the acquisition of law and ordinance insurance with respect to the particular non-conformity unless it determines that: (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild, (ii) if the improvements are rebuilt in accordance with currently applicable law, the value and performance of the mortgaged property would be acceptable, (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring or (iv) a cash reserve, a letter of credit or an agreement imposing recourse liability from a principal of the borrower is provided to cover losses.

Title Insurance Policy. Each borrower is required to provide, and the related Morgan Stanley Origination Entity or its origination counsel typically will review, a title insurance policy for the related mortgaged property. Such title insurance policies typically must (i) be written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (ii) be in an amount at least equal to the original principal balance of the mortgage loan, (iii) have protection and benefits run to the mortgagee and its successors and assigns, (iv) be written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (v) if a survey was prepared, have a legal description of the mortgaged property in the title policy that conforms to that shown on the survey.

Property Insurance. The Morgan Stanley Group requires each borrower to provide evidence of a hazard insurance policy with a customary deductible and coverage in an amount at least equal to the greater of (i) the outstanding principal balance of the mortgage loan or (ii) the amount necessary to prevent the borrower from becoming a co-insurer. Such policies do not permit reduction in insurance proceeds for depreciation, except that a policy may permit a deduction for depreciation in connection with a cash settlement after a casualty if the insurance proceeds are not being applied to rebuild or repair the damaged improvements.

Third Party Reports. In addition to or as part of applicable origination guidelines or reviews described above, in the course of originating the applicable mortgage loans, the related Morgan Stanley Origination Entity generally considers the results of third party reports as described below. New reports are generally ordered, although existing reports dated no more than twelve (12) months prior to closing may be used (subject, in certain cases, to updates). In many instances, however, one or more provisions of the guidelines

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were waived or modified in light of the circumstances of the relevant mortgage loan or mortgaged property.

●	Appraisal. The related Morgan Stanley Origination Entity generally obtains an appraisal for each mortgaged property prepared by an appraisal firm approved by it to assess the value of the property. Each report is reviewed by the related Morgan Stanley Origination Entity or its designated agent. The report may utilize one or more approaches to value: (i) cost approach; (ii) sale comparison approach and/or (iii) income approach (including both the direct cap and discount cash flow methods). Each appraisal also includes a statement by the appraiser that the Uniform Standards of Professional Appraisal Practice (USPAP) and the guidelines of Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (FIRREA), as amended, were followed in preparing the appraisal. There can be no assurance that another person would not have arrived at a different valuation, even if such person used the same general approach to, and same method of, valuing the property. Moreover, such appraisals sought to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. Information regarding the values of the mortgaged properties as of the date of the related appraisal is presented in this prospectus for illustrative purposes only.
●	Environmental Report. The related Morgan Stanley Origination Entity generally obtains a Phase I environmental site assessment or an update of a previously obtained site assessment for each mortgaged property generally within the twelve-month period preceding the origination of the related mortgage loan and in each case prepared by an environmental firm approved by such Morgan Stanley Origination Entity. Such Morgan Stanley Origination Entity or its designated agent typically reviews the Phase I environmental site assessment to verify the presence or absence of potential adverse environmental conditions. An environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when the related Morgan Stanley Origination Entity or the environmental consultant believes that such an analysis is warranted under the circumstances. Upon the recommendation of the environmental consultant conducting the Phase I environmental site assessment with respect to a mortgaged property, a Phase II environmental site assessment will be ordered and/or an operations and maintenance plan with respect to asbestos, mold or lead based paint will be implemented. In certain cases, environmental insurance may be acquired in lieu of further testing. In certain cases, the Phase I or Phase II environmental site assessment may have disclosed the existence of or potential for adverse environmental conditions, generally the result of the activities of identified tenants, adjacent property owners or previous owners of the mortgaged property. In certain of such cases, the related borrowers were required to establish operations and maintenance plans, monitor the mortgaged property, abate or remediate the condition and/or provide additional security such as letters of credit, reserves or stand-alone secured creditor impaired property policies.
●	Physical Condition Report. The related Morgan Stanley Origination Entity generally obtains a current physical condition report for each mortgaged property prepared by an engineering firm approved by it to assess the overall physical condition and engineering integrity of the improvements at the mortgaged property, including an

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inspection of representative property components, systems and elements, an evaluation of their general apparent physical condition and an identification of physical deficiencies associated with structural, fixture, equipment or mechanical building components. Such Morgan Stanley Origination Entity or an agent thereof typically reviews the report to determine the physical condition of the mortgaged property and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure over the term of the mortgage loan. In cases in which the report identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, the related Morgan Stanley Origination Entity often requires an escrow at the time of origination in an amount sufficient to complete such repairs or replacements or obtains a guarantee from a sponsor of the borrower in lieu of reserves. Such Morgan Stanley Origination Entity also often requires the collection of ongoing escrows for the continued maintenance of the property based on the conclusions of the report. See “—Escrow Requirements” above.

●	Seismic Report. The related Morgan Stanley Origination Entity generally obtains a seismic report for all mortgaged properties located in seismic zones 3 or 4 to assess the estimated damage that may result from a seismic event that has a 10% chance of exceedance in a 50-year exposure period or a 475-year return period. Such reports utilize the ASTM Standard E2026-07 and E2557-07 definitions for scenario expected loss. Generally, any of the mortgage loans as to which the property was estimated to have a scenario expected limit in excess of 20% would be conditioned on satisfactory earthquake insurance.

Servicing. The Morgan Stanley Origination Entities currently contract with third party servicers for servicing the mortgage loans that they originate or acquire. Such interim servicers are assessed based upon the credit quality of the servicing institution and may be reviewed for their systems and reporting capabilities, collection procedures and ability to provide loan-level data. In addition, a Morgan Stanley Origination Entity may meet with senior management to determine whether the servicer complies with industry standards or otherwise monitor the servicer on an ongoing basis. No Morgan Stanley Origination Entity or any of its affiliates currently acts as servicer of the mortgage loans in its commercial or residential mortgage loan securitizations.

Exceptions to Underwriting Standards. One or more of the MSMCH Mortgage Loans may vary from the specific Morgan Stanley Group underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of the MSMCH Mortgage Loans, the related Morgan Stanley Origination Entity or another originator may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. For any material exceptions to the Morgan Stanley Group’s underwriting guidelines described above in respect of the MSMCH Mortgage Loans, see “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus. Except as described under such heading, none of the MSMCH Mortgage Loans were originated with any material exceptions from the Morgan Stanley Group underwriting guidelines and procedures.

Review of MSMCH Mortgage Loans

General. In connection with the preparation of this prospectus, MSMCH conducted a review of the mortgage loans that it is selling to the depositor designed and effected to provide reasonable assurance that the disclosure related to the MSMCH Mortgage Loans is accurate in all material respects. MSMCH determined the nature, extent and timing of the

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review and the level of assistance provided by any third party. The review was conducted by a deal team comprised of real estate and securitization professionals and third parties. MSMCH has ultimate authority and control over, and assumes all responsibility for and attributes to itself, the review and the findings and conclusions of the review of the mortgage loans that it is selling to the depositor. The review procedures described below were employed with respect to all of the MSMCH Mortgage Loans, except that certain review procedures were only relevant to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

Database. MSMCH created a database (the “MSMCH Securitization Database”) of information obtained in connection with the origination or acquisition of the MSMCH Mortgage Loans, including:

●	certain information from the mortgage loan documents;
●	certain borrower-provided information, including certain rent rolls, certain operating statements and certain leases relating to certain mortgaged properties;
●	insurance information for the related mortgaged properties;
●	information from third party reports such as the appraisals, environmental and property condition reports;
●	credit and background searches with respect to the related borrowers; and
●	certain other information and other search results obtained by MSMCH for each of the MSMCH Mortgage Loans during the underwriting process.

MSMCH may have included in the MSMCH Securitization Database certain updates to such information received by MSMCH after origination, such as information from the interim servicer regarding loan payment status, current escrows, updated operating statements and rent rolls and certain other information otherwise brought to the attention of the MSMCH securitization team. Such updates were not intended to be, and do not serve as, a re-underwriting of any mortgage loan.

MSMCH created a data file (the “MSMCH Data File”) using the information in the MSMCH Securitization Database and provided that file to the depositor for use in compiling the numerical information regarding the MSMCH Mortgage Loans in this prospectus (particularly in Annexes A-1, A-2 and A-3).

Data Comparisons and Recalculation. The depositor or an affiliate, on behalf of MSMCH, engaged a third party accounting firm to perform certain data comparison and recalculation procedures which were designed by MSMCH relating to MSMCH Mortgage Loan information in this prospectus. These procedures included:

●	comparing the information in the MSMCH Data File against various source documents provided by MSMCH;
●	comparing numerical information regarding the MSMCH Mortgage Loans and the related mortgaged properties disclosed in this prospectus against the information contained in the MSMCH Data File; and
●	recalculating certain percentages, ratios and other formulas relating to the MSMCH Mortgage Loans disclosed in this prospectus.
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Legal Review. For each MSMCH Mortgage Loan originated or co-originated by MSMCH or one of its affiliates (as applicable), MSMCH reviewed a legal loan and property information summary prepared by origination counsel, which summary includes important loan terms and certain property-level information obtained during the origination process. MSMCH also provided to each origination counsel the representations and warranties attached as Annex D-1 and requested that origination counsel draft exceptions to such representations and warranties. MSMCH compiled and reviewed draft exceptions received from origination counsel, engaged separate counsel to review the exceptions, revised the exceptions and provided them to the depositor for inclusion in Annex D-2.

For MSMCH Mortgage Loans purchased by MSMCH or one of its affiliates from a third party originator, if any, MSMCH reviewed the related purchase agreement, the representations and warranties made by the originator contained therein (together with the exceptions thereto) and certain provisions of the related loan documents and third party reports concerning the related mortgaged property that were provided by the originator of such mortgage loan. With respect to each such MSMCH Mortgage Loan, (i) MSMCH generally re-underwrote such Mortgage Loan to confirm whether it was originated in accordance with the Morgan Stanley Group’s underwriting guidelines and procedures, and (ii) MSMCH and its counsel prepared exceptions to the representations and warranties attached as Annex D-1 and provided them to the depositor for inclusion in Annex D-2.

In addition, with respect to each MSMCH Mortgage Loan, MSMCH reviewed, and in certain cases, requested that its counsel review, certain loan document provisions in connection with the disclosure of such provisions in this prospectus, such as property release provisions and other provisions specifically disclosed in this prospectus.

Certain Updates. MSMCH requested that each borrower under a MSMCH Mortgage Loan (or such borrower’s origination or litigation counsel, as applicable) provide updates on any material pending litigation that existed at origination. In addition, if MSMCH became aware of a significant natural disaster in the vicinity of a mortgaged property securing a MSMCH Mortgage Loan, MSMCH requested information on the property status from the related borrower in order to confirm whether any material damage to the mortgaged property had occurred.

Large Loan Summaries. MSMCH prepared, and reviewed with origination counsel and securitization counsel, the loan summaries for those of the MSMCH Mortgage Loans included in the ten (10) largest mortgage loans or groups of cross-collateralized mortgage loans in the mortgage pool and the abbreviated loan summaries for those of the MSMCH Mortgage Loans included in the next five (5) largest mortgage loans or groups of cross-collateralized mortgage loans in the mortgage pool, which loan summaries and abbreviated loan summaries are incorporated in Annex A-3.

Underwriting Standards. MSMCH also consulted with origination counsel to confirm that the MSMCH Mortgage Loans were originated (or, with respect to any mortgage loan that is part of a whole loan originated by one or more other originators, co-originated) in compliance with the origination and underwriting standards described above under “—The Morgan Stanley Group’s Underwriting Standards” as well as to identify any material deviations from those origination and underwriting standards. See “—The Morgan Stanley Group’s Underwriting Standards” above.

Findings and Conclusions. Based on the foregoing review procedures, MSMCH determined that the disclosure regarding the MSMCH Mortgage Loans in this prospectus is accurate in all material respects. MSMCH also found and concluded with reasonable assurance that the MSMCH Mortgage Loans were originated (or, with respect to any

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mortgage loan that is part of a whole loan originated by one or more other originators, co-originated) in accordance with the Morgan Stanley Group’s origination procedures and underwriting standards, except to the extent described above under “—The Morgan Stanley Group’s Underwriting Standards—Exceptions to Underwriting Standards”.

Review Procedures in the Event of a Mortgage Loan Substitution. MSMCH will perform a review of any mortgage loan that it elects to substitute for an MSMCH Mortgage Loan in the pool in connection with a material breach of a representation or warranty or a material document defect. MSMCH, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related MLPA and the PSA (the “MSMCH Qualification Criteria”). MSMCH may engage a third party accounting firm to compare the MSMCH Qualification Criteria against the underlying source documentation to verify the accuracy of the review by MSMCH and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by MSMCH to render any tax opinion required in connection with the substitution.

Repurchases and Replacements

The transaction documents for certain prior transactions in which MSMCH securitized commercial mortgage loans or participation interests (“CRE Loans”) contain covenants requiring the repurchase or replacement of an underlying CRE Loan for the breach of a related representation or warranty under various circumstances if the breach is not cured. The following table sets forth, for the period commencing October 1, 2022 and ending September 30, 2025, the information required by Rule 15Ga-1 under the Exchange Act concerning all assets securitized by MSMCH that were the subject of a demand to repurchase or replace for breach of the representations and warranties concerning the pool assets for all asset-backed securities held by non-affiliates of MSMCH where the underlying transaction agreements included a covenant to repurchase or replace an underlying asset of the CRE Loan asset class. The information for MSMCH as a securitizer of CRE Loans required to be set forth in a Form ABS-15G for the reporting period from July 1, 2025 through September 30, 2025 was set forth in a Form ABS-15G filed by MSMCH on November 12, 2025. The Central Index Key Number of MSMCH is 0001541557.

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Repurchases and Replacements(1)
Asset Class: CMBS

Name of Issuing Entity	Check if Registered	Name of Originator(2)	Total Assets in ABS by Originator at time of securitization			Assets That Were Subject of Demand(3)			Assets That Were Repurchased or Replaced(4)			Assets Pending Repurchase or Replacement (within cure period)(5)			Demand in Dispute(6)			Demand Withdrawn(7)			Demand Rejected(8)
			#	$	%	#	$(9)	%(10)	#	$(9)	%(10)	#	$(9)	%(10)	#	$(9)	%(10)	#	$(9)	%(10)	#	$(9)	%(10)
BANK 2021-BNK31 (0001840121)(11)	X	Wells Fargo Bank, N.A.	16	311,413,202	34.4%	0	-	0%	0	-	0%	0	-	0%	0	-	0%	0	-	0%	0	-	0%
		Morgan Stanley Bank, N.A.	17	274,568,000	30.3%	1	4,500,000	0.5%	0	-	0%	0	-	0%	0	-	0%	1	4,500,000	0.5%	0	-	0%
		Bank of America, N.A.	11	259,652,948	28.7%	0	-	0%	0	-	0%	0	-	0%	0	-	0%	0	-	0%	0	-	0%
		National Cooperative Bank, N.A.	17	59,552,254	6.6%	0	-	0%	0	-	0%	0	-	0%	0	-	0%	0	-	0%	0	-	0%
Issuing Entity Subtotal			61	905,186,404	100%	1	4,500,000	0.5%	0	-	0%	0	-	0%	0	-	0%	1	4,500,000	0.5%	0	-	0%
Aggregate Total						1	4,500,000		0	-		0	-		0	-		1	4,500,000		0	-

(1)	In connection with the preparation of this prospectus, MSMCH undertook the following steps to gather the information required by Rule 15Ga-1 under the Exchange Act: (i) identifying all asset-backed securities transactions in which MSMCH acted as a securitizer that were not the subject of a filing on Form ABS-15G by an affiliated securitizer, (ii) performing a diligent search of MSMCH’s records and the records of affiliates of MSMCH that acted as securitizers in its transactions for all relevant information, (iii) reviewing appropriate documentation from all relevant transactions to determine the parties responsible for enforcing representations and warranties, and any other parties to the transaction who might have received repurchase requests (such parties, “Demand Entities”), and (iv) making written request of each Demand Entity to provide any information in its possession regarding requests or demands to repurchase any loans for a breach of a representation or warranty with respect to any relevant transaction that was not previously provided to MSMCH. MSMCH followed up written requests made of Demand Entities as it deemed appropriate. In addition, MSMCH requested information from trustees and other Demand Entities as to investor demands that occurred prior to July 22, 2010. It is possible that this disclosure does not contain information about all investor demands upon those parties made prior to July 22, 2010.
(2)	MSMCH identified the “originator” on the same basis that it would identify the originator for purposes of Regulation AB (Subpart 229.1100 – Asset-Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1125) for registered transactions.
(3)	Reflects aggregate numbers for all demand activity shown in this table.
(4)	Includes loans for which the repurchase price or replacement asset was received during the reporting period from October 1, 2022 through September 30, 2025 The demand related to loans reported in this column may have been received prior to such reporting period.
(5)	Includes loans for which the securitizer is aware that the responsible party has agreed to repurchase or replace the loan but has not yet repurchased or replaced such loans. The demand related to loans reported in this column may have been received prior to the reporting period from October 1, 2022 through September 30, 2025.
(6)	Includes demands received during and prior to the reporting period from October 1, 2022 through September 30, 2025 unless the loan falls into one of the other categories reflected on this chart or the demand was received prior to such reporting period and was finally resolved prior to such reporting period. If the

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securitizer is not the party responsible for repurchasing a loan subject to a demand, the loan is reflected in this column until the securitizer has been informed by the related trustee that the loan has been repurchased or replaced.
(7)	Includes loans for which the buyback demand was withdrawn by the party submitting the demand during the reporting period from October 1, 2022 through September 30, 2025. The demand related to loans reported in this column may have been received prior to such reporting period.
(8)	Includes loans (i) for which a demand was received, a rebuttal was made and there was no response within 90 days of the rebuttal and (ii) for which the related obligor has repaid the loan in full, in each case during the reporting period from October 1, 2022 through September 30, 2025. The demand related to loans reported in this column may have been received prior to such reporting period.
(9)	Principal balance was determined as of the earlier of (i) the principal balance reported in the September 2025 distribution date report and (ii) the principal balance on the distribution date immediately preceding the period for which the distribution date report reflected that the loan was removed from the pool or the relevant securitization was paid off entirely. Liquidated loans reflect amounts received as borrower payments, insurance proceeds and all other liquidation proceeds. All of the balances and loan counts set forth in the table above are based on MSMCH’s records and, in certain instances, may differ from balance and loan count information publicly available.
(10)	Percentage of principal balance was calculated by using the principal balance as described in footnote 9 divided by the aggregate principal balance of the pool assets reported in the September 2025 distribution date report. Because the aggregate principal balance of the remaining pool assets may be less than the principal balance of the repurchase demands calculated as described in footnote 9, the percentage shown in this column may exceed 100%.
(11)	A repurchase demand was received with respect to the 1049 Fifth Avenue mortgage loan on August 28, 2023. Following such a demand, a Morgan Stanley Mortgage Capital Holdings LLC repurchased the 1049 Fifth Avenue mortgage loan on November 15, 2023.

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Retained Interests in This Securitization

None of MSMCH, Morgan Stanley Bank or any of their affiliates intends to retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization, except that Morgan Stanley Bank will retain $5,641,568.82 Certificate Balance of the RR Interest. However, any of MSMCH, Morgan Stanley Bank and their affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire additional certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates (other than its portion of the RR Interest) at any time. Morgan Stanley Bank will be required to retain its portion of the RR Interest in compliance with the Credit Risk Retention Rules. See “Credit Risk Retention”.

Bank of America, National Association

Bank of America, National Association (“Bank of America”), a national banking association, is a subsidiary of Bank of America Corporation.

Bank of America is engaged in a general consumer banking and commercial banking business. Bank of America is a national banking association chartered by the Office of the Comptroller of the Currency (the “OCC”) and is subject to the regulation, supervision and examination of the OCC.

Bank of America and its affiliates have been active in the securitization market since inception and have sponsored publicly and privately offered securitization transactions since 1977. Bank of America and its affiliates have been involved with the origination and securitization of residential and commercial mortgage loans and its affiliates have been involved with the origination of auto loans, student loans, home equity loans and credit card receivables, as well as less traditional asset classes. Bank of America and its affiliates have served as sponsors, issuers, dealers, and servicers in a wide array of securitization transactions.

The tables below indicate the size and history of the commercial mortgage loan origination program for Bank of America and its affiliates. Loans originated by Bank of America and its affiliates have historically included primarily a mix of multifamily, office, retail, hotel and industrial and warehouse properties, though Bank of America and its affiliates have also regularly originated loans on a variety of other commercial property types, including but not limited to self storage facilities, manufactured housing communities, parking garage facilities and golf courses.

Origination Volume
(Dollar Amount of Closed Loans)

Property Type	2021	2022	2023	2024	9/30/2025
Multifamily	$ 1,576,830,000	$ 232,015,000	$ 0	$ 650,293,491	$ 324,245,000
Office	2,238,206,667	591,310,000	789,100,001	2,779,200,000	3,009,480,400
Retail	529,055,000	859,459,375	1,056,100,000	883,685,000	1,791,900,000
Industrial	4,255,654,000	2,053,524,502	0	2,417,080,001	1,208,958,801
Manufactured Housing	197,260,000	70,735,000	19,000,000	79,715,000	21,022,500
Self Storage	303,825,400	762,467,500	24,150,000	672,673,000	178,338,000
Lodging	970,000,000	1,780,143,333	500,096,295	2,759,843,750	1,130,050,000
Mixed Use	139,610,000	0	23,750,000	383,800,000	37,410,000
Other	402,510,992	0	0	174,700,000	371,666,667
Total	$10,612,952,059	$ 6,349,654,710	$ 2,412,196,296	$10,800,990,242	$8,073,071,368

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Bank of America is a sponsor and mortgage loan seller in this transaction, the Retaining Sponsor and an initial Risk Retention Consultation Party. BofA Securities, Inc., one of the underwriters, is an affiliate of Bank of America and assisted Bank of America in connection with the selection of mortgage loans for this transaction.

Bank of America’s headquarters and its executive offices are located at 100 North Tryon Street, Charlotte, North Carolina 28255, and the telephone number is (980) 386-8154.

See below for more information about the Bank of America’s solicitation and underwriting standards used to originate mortgage loans similar to the mortgage loans included in the issuing entity and Bank of America’s material roles and duties in each securitization.

Bank of America’s Commercial Mortgage Loan Underwriting Standards

Overview.

Bank of America’s commercial mortgage loans are originated in accordance with the procedures and underwriting standards described below. The loans are primarily originated (i) directly by Bank of America or through affiliates to mortgagor/borrowers; (ii) indirectly through mortgage loan brokers to mortgagor/borrowers; and (iii) through other loan originators. The remainder of the discussion of Bank of America’s loan underwriting practices under this “—Bank of America’s Commercial Mortgage Loan Underwriting Standards” describes the practices of Bank of America and any affiliate of Bank of America with respect to the origination of loans to be sold by Bank of America in this transaction. However, variations from these procedures and standards may be implemented as a result of various conditions, including a mortgage loan’s specific terms, the quality or location of the underlying real estate, the mortgaged property’s tenancy profile, the background or financial strength of the borrower or sponsor and any other pertinent information deemed material by Bank of America. Therefore, this general description of Bank of America’s origination procedures and underwriting standards is not intended as a representation that every commercial mortgage loan originated by it or on its behalf complies entirely with all standards set forth below. For important information about the circumstances that have affected the underwriting of Bank of America mortgage loans, see “—Exceptions to Underwriting Standards” below and Annex D-2.

Process. Each mortgage loan underwritten to Bank of America’s general underwriting standards is underwritten in accordance with guidelines established by Bank of America’s real estate structured finance group (“Bank of America Guidelines”). These underwriting standards applied by Bank of America are intended to evaluate the adequacy of the mortgaged property as collateral for the loan and the mortgagor’s repayment ability and creditworthiness. The underwriting standards as established in the Bank of America Guidelines are continually updated to reflect prevailing conditions in the CMBS market, new mortgage products, and the investment market for commercial loans.

The Application. Regardless of the channel in which the loan was originated, a mortgage application or term sheet is completed by the borrower/mortgagor containing information that assists in evaluating the adequacy of the mortgaged property as collateral for the loan, including the mortgagor’s credit standing and capacity to repay the loan.

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Further, the mortgage application requires supporting documentation (or other verification) for all material data provided by the mortgagor described in a checklist, including but not limited to the following:

●	rent roll;
●	existing mortgage verification;
●	credit references;
●	certified financial statements for mortgagor and borrower principals;
●	tenant/resident leases;
●	ground leases;
●	property operating statements;
●	real estate tax bills;
●	purchase contract (if applicable);
●	appraisal;
●	engineering report;
●	seismic report (if applicable);
●	environmental report;
●	site plan;
●	certificate of occupancy;
●	evidence of zoning compliance;
●	insurance policies;
●	borrower structure/authority documents; and
●	underwriting evaluation.

In some cases, certain of these documents may not be reviewed due to the nature of the related mortgaged property. For instance, historical operating statements may not be available with respect to a mortgaged property with a limited operating history or that has been recently acquired by its current owner. In addition, rent rolls would not be examined for certain property types (e.g., hospitality properties), and tenant leases would not be examined for certain property types (e.g., hospitality, self storage, multifamily and manufactured housing community properties).

The credit underwriting process for each Bank of America mortgage loan is performed by Bank of America’s real estate structured finance group which is a vertically integrated entity, staffed by real estate professionals, and includes loan underwriting, origination and closing groups. Bank of America’s review team may also include third parties (for example, Situs Holdings, LLC) which are subject to oversight by Bank of America and ultimate review and approval by Bank of America of such third parties’ work product.

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A member of the Bank of America deal team or one of its agents performs a site inspection of the mortgaged property as well as a review of the surrounding market environment (including demand generators, competing properties (if any) and proximity to major thoroughfares and transportation centers) in order to confirm tenancy information, assess the physical quality and attributes (e.g., age, renovations, condition, parking, amenities, class, etc.) of the collateral, determine visibility and access characteristics and evaluate the mortgaged property’s competitiveness within its market.

The Bank of America deal team or one of its agents also performs a detailed review of the financial status, credit history and background of the borrower and certain principals or sponsors of the borrower using financial statements, income tax returns, credit reports, criminal and background review and searches in select jurisdictions for judgments, liens, bankruptcy, pending litigation and, if applicable, the loan payment history of the borrower. Bank of America also performs a qualitative analysis which incorporates independent credit checks and review of published debt and equity information with respect to certain principals of the borrower as well as the borrower itself. Borrowers are generally required to be single-purpose entities although they are not always required to be bankruptcy-remote entities. Circumstances may also warrant an examination of the financial strength and credit of key tenants as well as other factors that may impact the tenants’ ongoing occupancy or ability to pay rent.

The collateral analysis includes an analysis of the historical property operating statements, rent rolls and a projection of future performance and a review of tenant leases. Bank of America requires third party appraisals, as well as environmental and building condition reports. Each report is reviewed for acceptability by a Bank of America staff member (or, with respect to environmental reports, a third party consultant) for compliance with program standards. Based on their review (or, with respect to environmental reports, a third party consultant’s report), such staff member approves or rejects such report. The results of these reviews are incorporated into the underwriting report.

After the compilation and review of all documentation and other relevant considerations, the deal team finalizes its detailed underwriting analysis of the mortgaged property’s cash flow in accordance with Bank of America’s property-specific, cash flow underwriting guidelines.

Determinations are also made regarding the implementation of appropriate loan terms to structure around risks, resulting in features such as ongoing escrows or up-front reserves, letters of credit, lockboxes, cash management agreements and guarantees. A complete credit committee package is prepared to summarize all of the above referenced information.

Credit Approval. All commercial mortgage loans must be presented to one or more credit committees that include senior real estate professionals, among others. After a review of the credit committee package and a discussion of a mortgage loan, the committee may approve the mortgage loan as recommended, request additional due diligence, modify the terms or reject the mortgage loan entirely.

Debt Service Coverage and Loan-to-Value Requirements. Bank of America’s underwriting standards generally require a minimum debt service coverage ratio of 1.20x and permit a maximum loan-to-value ratio of 80%; however, these thresholds are guidelines, and exceptions are permitted based on the merits of each individual mortgage loan, such as the types of tenants, reserves, letters of credit, guarantees and Bank of America’s assessment of the mortgaged property’s future performance. The debt service coverage ratio guidelines set forth above are calculated based on underwritten net cash flow

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at origination. As a result, the debt service coverage ratio for each mortgage loan as reported in this prospectus and Annex A-1 hereto may differ from the amount calculated at the time of origination.

In addition, Bank of America may in some instances have reduced the term interest rate that Bank of America would otherwise charge on a Bank of America mortgage loan based on the credit and collateral characteristics of the related mortgaged property and structural features of the Bank of America mortgage loan by collecting an upfront fee from the related borrower on the origination date. The decrease in the interest rate would have correspondingly increased the debt service coverage ratio, and, in certain cases, may have increased the debt service coverage ratio sufficiently such that the related Bank of America mortgage loan satisfied Bank of America’s minimum debt service coverage ratio underwriting requirements for such Bank of America mortgage loan.

Certain mortgaged properties may also be encumbered by subordinate debt (or the direct or indirect ownership interests in the related borrower may be encumbered by mezzanine debt). It is possible that Bank of America or an affiliate thereof will be a lender on such additional debt and may either sell such debt to an unaffiliated third party or hold it in inventory. When such subordinate or mezzanine debt is taken into account, the aggregate debt with respect to the related mortgaged property may not conform to the aforementioned debt service coverage ratio and loan-to-value ratio parameters.

Amortization Requirements. Bank of America’s underwriting guidelines generally permit a maximum amortization period of thirty (30) years. Certain mortgage loans may provide for interest-only payments through maturity or for a portion of the commercial mortgage loan term. If a mortgage loan entails only a partial interest-only period, the monthly debt service, annual debt service and DSCR set forth in this prospectus and Annex A-1 reflect a calculation of the future (larger) amortizing loan payment. See “Description of the Mortgage Pool”.

Escrow Requirements. Bank of America generally requires borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. Generally, the required escrows for mortgage loans originated by Bank of America are as follows:

●	Taxes. An initial deposit and monthly escrow deposits equal to one-twelfth (1/12) of the annual property taxes (based on the most recent property assessment and the current millage rate; however, if the actual tax amount owing in the upcoming year is not available, the required annual reserve amount will generally be between 100% and 105% of the preceding year’s tax amount) are typically required to satisfy taxes and assessments, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the sponsor is an institutional sponsor or a high net worth individual or (ii) the related mortgaged property is a single tenant property with respect to which the related tenant is required to pay taxes directly.
●	Insurance. An initial deposit at origination (which may be equal to one or more months of the required monthly amount) and subsequent monthly escrow deposits equal to one-twelfth (1/12) of an amount generally between 100% and 105% of the annual property insurance premium are typically required to pay insurance premiums, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the related borrower maintains a blanket insurance policy, (ii) the sponsor is an institutional sponsor or a high net worth individual or (iii) the related mortgaged property is a single tenant property with respect to which the related tenant self-insures.
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●	Replacement Reserves. Replacement reserves are generally calculated in accordance with the expected useful life of the components of the mortgaged property during the term of the mortgage loan.
●	Deferred Maintenance/Immediate Repair/Environmental Remediation. A deferred maintenance, immediate repair or remediation reserve is required. An initial deposit, upon funding of the applicable mortgage loan, in an amount equal to generally between 100% and 125% of the estimated costs of such deferred maintenance, immediate repairs and/or environmental remediation to be completed within the first (1st) year of the mortgage loan pursuant to the building condition report is required, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) the deferred maintenance amount does not materially impact the related mortgaged property’s function, performance or value or is de minimis in relation to the loan amount or (iii) the related mortgaged property is a single tenant property and the tenant is responsible for the repairs.
●	Tenant Improvements and Leasing Commissions. In some cases, major tenants have lease expirations within the mortgage loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants.
●	Furniture, Fixtures and Equipment. A reserve for furniture, fixtures and equipment expenses may be required to be funded during the term of the mortgage loan based on the suggested reserve amount from an independent, third-party property condition or engineering report, or based on certain minimum requirements depending on the property type.
●	Environmental Remediation. An environmental remediation reserve may be required to be funded at loan origination in an amount generally between 100% and 150% of the estimated remediation cost identified in the environmental report, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the sponsor of the borrower delivers a guarantee whereby it agrees to take responsibility and pay for identified environmental issues, (ii) environmental insurance has been obtained or already in place or (iii) a third party having adequate financial resources has been identified as a responsible party.

For a description of the escrows collected with respect to the Bank of America mortgage loans, please see Annex A-1.

Zoning and Building Code Compliance. Bank of America will generally examine whether the use and operation of the mortgaged properties are in material compliance with zoning and land-use related ordinances, rules, regulations and orders applicable to the use of such mortgaged properties at the time such mortgage loans are originated. Bank of America will consider, among other things, legal opinions, certifications from government officials, zoning consultant’s reports and/or representations by the related borrower contained in the related mortgage loan documents and information which is contained in appraisals and surveys, title insurance endorsements, or property condition assessments undertaken by independent licensed engineers.

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Hazard, Liability and Other Insurance. The mortgage loans generally require that each mortgaged property be insured by a hazard insurance policy in an amount (subject to an approved deductible) at least equal to the lesser of the outstanding principal balance of the related mortgage loan and 100% of the replacement cost of the improvements located on the related mortgaged property, and if applicable, that the related hazard insurance policy contain appropriate endorsements to avoid the application of co-insurance and not permit reduction in insurance proceeds for depreciation; provided that, in the case of certain of the mortgage loans, the hazard insurance may be in such other amounts as was required by the related originators.

In addition, if any material improvements on any portion of a mortgaged property securing any mortgage loan was, at the time of the origination of such mortgage loan, in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, and flood insurance was available, a flood insurance policy meeting any requirements of the then-current guidelines of the Federal Insurance Administration is required to be in effect with a generally acceptable insurance carrier, in an amount representing coverage generally not less than the least of (a) the outstanding principal balance of the related mortgage loan, (b) the full insurable value of the related mortgaged property, (c) the maximum amount of insurance available under the National Flood Insurance Act of 1968, as amended, or (d) 100% of the replacement cost of the improvements located on the related mortgaged property.

In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the mortgaged property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy.

Each mortgage loan generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related mortgaged property in an amount generally equal to at least $1,000,000.

Each mortgage loan generally further requires the related borrower to maintain business interruption insurance in an amount not less than approximately 100% of the gross rental income from the related mortgaged property for not less than twelve (12) months. See representation and warranty no. 18 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Third Party Reports. In addition to or as part of applicable origination guidelines or reviews described above, in the course of originating the Bank of America mortgage loans, Bank of America generally considered the results of third party reports as described below. New reports are generally ordered, although existing reports dated no more than 180 days prior to closing may be used (subject, in certain cases, to updates).

●	Appraisal. For each mortgage loan, Bank of America obtains an appraisal that utilizes one (1) of three (3) approaches to valuation: a cost approach, a sales comparison approach or an income approach (including both direct cap and discount cash flow methods). An independent appraiser that is either a member of MAI or state certified is required to perform an appraisal (or update an existing appraisal) of each of the related mortgaged properties in connection with the origination of each mortgage loan to establish the appraised value of the related mortgaged property or properties. Each appraisal also includes (or Bank of America obtains a separate letter that includes) a statement by the appraiser that the Uniform Standards of Professional Appraisal Practice (except for certain mortgaged properties involving
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operating businesses) and the guidelines in Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended, were followed in preparing the appraisal.

●	Environmental Site Assessments. Bank of America generally obtains a Phase I environmental site assessment or an update of a previously obtained site assessment for each mortgaged property prepared by an environmental firm. Bank of America requires a Phase I environmental site assessment for all properties regardless of age or location and each such report must be in compliance with current standards prescribed by The American Society of Testing and Materials. A Phase I environmental site assessment consists of inquiries, interviews, inspections, and research of public records to identify known or potential environmental concerns. Bank of America or its designated agent typically reviews the Phase I environmental site assessment to verify the presence or absence of potential adverse environmental conditions. An environmental site assessment will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when Bank of America or the environmental consultant believes that such an analysis is warranted under the circumstances. Upon the recommendation of the environmental consultant conducting the Phase I environmental site assessment with respect to a mortgaged property, a Phase II environmental site assessment (which is a is a site specific investigation to determine the presence or absence of specified environmental concerns) is performed.
●	Property Condition Assessments. Bank of America generally obtains a current physical condition report for each mortgaged property (other than in the case of mortgaged properties secured solely by an interest in land) prepared by independent licensed engineers to assess the overall physical condition and engineering integrity of the mortgaged property, including an inspection of the exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at a mortgaged property. The resulting reports may indicate deferred maintenance items and recommended capital improvements. The estimated cost of the necessary repairs or replacements at a mortgaged property is included in the related property condition assessment. In cases in which the report identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, Bank of America often requires an escrow at the time of origination in an amount sufficient to complete such repairs or replacements or obtains a guarantee from a sponsor of the borrower in lieu of reserves. See “—Escrow Requirements” above. In addition, various mortgage loans require monthly deposits into cash reserve accounts to fund property maintenance expenses.
●	Seismic. Bank of America generally obtains a seismic report for all mortgaged properties located in seismic zones 3 or 4 (as determined in accordance with the Uniform Building Code) to assess the estimated damage that may result from a seismic event that has a 10% chance of exceedance in a 50-year exposure period or a 475-year return period. Such reports utilize the ASTM Standard E2026-07 and E2557-07 definitions for scenario expected loss.

Servicing. Bank of America currently services or contracts with third party servicers (for example, Wells Fargo Bank, National Association) for servicing the mortgage loans that it originates or acquires. Such interim servicers are assessed based upon the credit quality of the servicing institution and may be reviewed for their systems and reporting capabilities,

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collection procedures and ability to provide loan-level data. In addition, Bank of America may conduct background checks, meet with senior management to determine whether the servicer complies with industry standards or otherwise monitor the servicer on an ongoing basis.

Co-Originated or Third Party Originated Mortgage Loans. From time to time, Bank of America originates mortgage loans together with other financial institutions. The resulting mortgage loans are evidenced by two or more promissory notes, at least one of which will reflect Bank of America as the payee. Bank of America has in the past and may in the future deposit such promissory notes for which it is named as payee with one or more securitization trusts, while its co-originators have in the past and may in the future deposit such promissory notes for which they are named payee into other securitization trusts. The Ellenton Premium Outlets Mortgage Loan (8.3%) is part of a Whole Loan that was co-originated by Bank of America in conjunction with Societe Generale Financial Corporation and was underwritten pursuant to the Bank of America underwriting guidelines.

Exceptions to Underwriting Standards. One or more of the mortgage loans originated by Bank of America may vary from the specific Bank of America underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of the mortgage loans originated by Bank of America, Bank of America may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. None of the Bank of America mortgage loans was originated (or, with respect to the Ellenton Premium Outlets Mortgage Loan (8.3%), originated in conjunction with one or more third parties) with any material exceptions to Bank of America’s underwriting guidelines described above.

Review of Bank of America Mortgage Loans

General. In connection with the preparation of this prospectus, Bank of America conducted a review of the mortgage loans that it is selling to the depositor designed and effected to provide reasonable assurance that the disclosure related to the Bank of America mortgage loans is accurate in all material respects. Bank of America determined the nature, extent and timing of the review and the level of assistance provided by any third party. The review was conducted by a deal team comprised of real estate and securitization professionals and third parties. Bank of America has ultimate authority and control over, and assumes all responsibility for and attributes to itself, the review and the findings and conclusions of the review of the mortgage loans that it is selling to the depositor. The procedures described below were employed with respect to all of the Bank of America mortgage loans, except that certain procedures were only relevant to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

Database. Bank of America created a database (the “Bank of America Securitization Database”) of information obtained in connection with the origination of the Bank of America mortgage loans, including:

●	certain information from the related mortgage loan documents;
●	certain borrower-provided information, including certain rent rolls, certain operating statements and certain leases relating to certain mortgaged properties;
●	insurance information for the related mortgaged properties;

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●	information from third party reports such as the appraisals, environmental and property condition reports;
●	credit and background searches with respect to the related borrowers; and
●	certain other information and search results obtained by Bank of America for each of the Bank of America mortgage loans during the underwriting process.

Bank of America may have included in the Bank of America Securitization Database certain updates to such information received by Bank of America after origination, such as information from the interim servicer regarding loan payment status, current escrows, updated operating statements and rent rolls and certain other information otherwise brought to the attention of the Bank of America securitization team. Such updates were not intended to be, and do not serve as, a re-underwriting of any mortgage loan.

Bank of America created a data file (the “Bank of America Data File”) using the information in the Bank of America Securitization Database and provided that file to the depositor for use in compiling the numerical information regarding the Bank of America mortgage loans in this prospectus (particularly in Annexes A-1, A-2 and A-3).

Data Comparisons and Recalculation. The depositor or its affiliate, on behalf of Bank of America, engaged a third party accounting firm to perform certain data comparison and recalculation procedures, which were designed by Bank of America relating to Bank of America mortgage loan information in this prospectus. These procedures included:

●	comparing the information in the Bank of America Data File against various source documents provided by Bank of America;
●	comparing numerical information regarding the Bank of America mortgage loans and the related mortgaged properties disclosed in this prospectus against the information contained in the Bank of America Data File; and
●	recalculating certain percentages, ratios and other formulas relating to the Bank of America mortgage loans disclosed in this prospectus.

Legal Review. For each Bank of America mortgage loan, Bank of America reviewed a legal loan and property information summary prepared by origination counsel, which summary includes important loan terms and certain property-level information obtained during the origination process. Bank of America also provided to each origination counsel a standardized set of representations and warranties similar to those attached as Annex D-1 and requested that origination counsel identify potential exceptions to such standard representations and warranties. Bank of America compiled and reviewed the potential exceptions received from origination counsel, engaged separate counsel to review the exceptions against the actual representations and warranties attached as Annex D-1, revised the exceptions and provided them to the depositor for inclusion in Annex D-2.

For Bank of America mortgage loans purchased by Bank of America or one of its affiliates, if any, from a third party originator, Bank of America reviewed the related purchase agreement, the representations and warranties made by the originator contained therein (together with the exceptions thereto) and certain provisions of the related loan documents and third party reports concerning the related mortgaged property that were provided by the originator of such mortgage loan. With respect to each such Bank of America mortgage loan, Bank of America and its counsel prepared exceptions to the representations and warranties attached as Annex D-1 and provided them to the depositor for inclusion in Annex D-2.

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In addition, with respect to each Bank of America mortgage loan, Bank of America reviewed, and in certain cases, requested that its counsel review, certain loan document provisions in connection with the disclosure of such provisions in this prospectus, such as property release provisions and other provisions specifically disclosed in this prospectus.

Certain Updates. Bank of America requested that each borrower under a Bank of America mortgage loan (or such borrower’s origination or litigation counsel, as applicable) provide updates on any significant pending litigation that existed at origination. In addition, if Bank of America became aware of a significant natural disaster in the vicinity of a mortgaged property securing a Bank of America mortgage loan, Bank of America requested information on the property status from the related borrower in order to confirm whether any material damage to the mortgaged property had occurred.

Large Loan Summaries. Bank of America prepared, and reviewed with origination counsel and securitization counsel, the loan summaries for those of the Bank of America mortgage loans included in the ten (10) largest mortgage loans in the mortgage pool and the abbreviated loan summaries for those of the Bank of America mortgage loans included in the next five (5) largest mortgage loans in the mortgage pool, which loan summaries and abbreviated loan summaries are incorporated in Annex A-3.

Underwriting Standards. Bank of America also consulted with origination counsel to confirm that the Bank of America mortgage loans were originated in compliance with the origination and underwriting standards described above under “—Bank of America’s Commercial Mortgage Loan Underwriting Standards”, as well as to identify any material deviations from those origination and underwriting standards. See “—Bank of America’s Commercial Mortgage Loan Underwriting Standards—Exceptions to Underwriting Standards” above.

Findings and Conclusions. Bank of America found and concluded with reasonable assurance that the disclosure regarding the Bank of America mortgage loans in this prospectus is accurate in all material respects. Bank of America also found and concluded with reasonable assurance that the Bank of America mortgage loans were originated in accordance with Bank of America’s origination procedures and underwriting standards, except to the extent described above under “—Bank of America’s Commercial Mortgage Loan Underwriting Standards—Exceptions to Underwriting Standards”.

Review Procedures in the Event of a Mortgage Loan Substitution. Bank of America will perform a review of any Bank of America mortgage loan that it elects to substitute for a Bank of America mortgage loan in the pool in connection with a material breach of a representation or warranty or a material document defect. Bank of America, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related mortgage loan purchase agreement and the related pooling and servicing agreement (the “BANA Qualification Criteria”). Bank of America may engage a third party accounting firm to compare the BANA Qualification Criteria against the underlying source documentation to verify the accuracy of the review by Bank of America and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by Bank of America to render any tax opinion required in connection with the substitution.

Repurchases and Replacements. The following table sets forth, for the period commencing October 1, 2022 and ending September 30, 2025 (the “Bank of America Reporting Period”), the information required by Rule 15Ga-1 under the Exchange Act concerning all assets securitized by Bank of America that were the subject of a demand to

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repurchase or replace for breach of the representations and warranties concerning the pool assets for all asset-backed securities held by non-affiliates of Bank of America where the underlying transaction agreements included a covenant to repurchase or replace an underlying asset of the commercial real estate loan asset class. The information for Bank of America as a securitizer of commercial real estate loans required to be set forth in a Form ABS-15G for the quarterly period from July 1, 2025 through September 30, 2025 was set forth in a Form ABS-15G filed by Bank of America on November 12, 2025. The Central Index Key Number of Bank of America is 0001102113.

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Repurchases and Replacements
Asset Class: Commercial Mortgages1

Name of Issuing Entity	Check if Registered	Name of Originator[2]	Total Assets in ABS by Originator			Assets That Were Subject of Demand[3]			Assets That Were Repurchased or Replaced[4]			Assets Pending Repurchase or Replacement (within cure period)			Demand in Dispute[5]			Demand Withdrawn[6]			Demand Rejected[7]
			#	$	%	#	$[8]	%	#	$[8]	%	#	$[8]	%	#	$[8]	%	#	$[8]	%	#	$[8]	%
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2005-4(10) (0001338265)	X	Bank of America, N.A.	55	947,908,214	59.8	0	0	0.00	0	0	0.00	0	0	0.00	1	0	0.00	0	0	0.00	0	0	0.00
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2005-4(10) (0001338265)	X	Bear Stearns Commercial Mortgage, Inc.	18	377,825,799	23.8	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2005-4(10) (0001338265)	X	Bridger Commercial Funding LLC	55	259,945,781	16.4	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	1	15,055,661	1.4	0	0	0.00
Citigroup Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-C6(9) (0001403924)	X	PNC Bank, National Association	52	370,519,549	7.79	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Citigroup Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-C6(9) (0001403924)	X	Bank of America, N.A. (as successor by merger to LaSalle Bank National Association)	118	1,911,069,414	40.18	0	0	0.00	0	0	0.00	0	0	0.00	1	0	0.00	1	6,813,171	12.44	0	0	0.00
Citigroup Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-C6(9) (0001403924)	X	Capmark Finance Inc.	29	593,819,754	12.49	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
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Name of Issuing Entity	Check if Registered	Name of Originator[2]	Total Assets in ABS by Originator			Assets That Were Subject of Demand[3]			Assets That Were Repurchased or Replaced[4]			Assets Pending Repurchase or Replacement (within cure period)			Demand in Dispute[5]			Demand Withdrawn[6]			Demand Rejected[7]
			#	$	%	#	$[8]	%	#	$[8]	%	#	$[8]	%	#	$[8]	%	#	$[8]	%	#	$[8]	%
Citigroup Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-C6(9) (0001403924)	X	Citigroup Global Markets Realty Corp.	119	1,880,640,687	39.54	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Morgan Stanley Bank of America Merrill Lynch Commercial Mortgage Pass-Through Certificates, Series 2014-C17(9) (0001612124)	X	Morgan Stanley Mortgage Capital Holdings LLC	31	549,529,805	53.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Morgan Stanley Bank of America Merrill Lynch Commercial Mortgage Pass-Through Certificates, Series 2014-C17(9) (0001612124)	X	Bank of America, N.A.	20	266,498,190	25.70	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Morgan Stanley Bank of America Merrill Lynch Commercial Mortgage Pass-Through Certificates, Series 2014-C17(9) (0001612124)	X	CIBC Inc.	16	220,816,779	21.30	0	0	0.00	0	0	0.00	0	0	0.00	1	0	0.00	1	4,410,714	2.00	0	0	0.00
Hudson’s Bay Simon JV Trust Commercial Mortgage Pass-Through Certificates 2015-HBFL(9)		JPMorgan Chase Bank, N.A. (52.63%), Bank of America, N.A. (23.68%), Column Financial, Inc. (23.68%), asset co-originated	1	530,944,810	100.00	0	0	0	0	0	0.00	0	0	0.00	1	0	0.00	1	40,171,35	5.46	0	0	0.00
Commercial Mortgages Total			514	7,909,518,782		0	0	0	0	0		0	0		4	0		4	66,450,899		0	0
(1)	Bank of America undertook the following steps to gather the information required by Rule 15Ga-1 under the Exchange Act: (i) identifying all asset-backed securities transactions in which we acted as a securitizer that were not the subject of a filing on Form ABS-15G by an affiliated securitizer, (ii) performing a diligent search of our records and the records of affiliates that acted as securitizers in our transactions for all relevant information, (iii) reviewing appropriate documentation from all relevant transactions to determine the parties responsible for enforcing representations and warranties, and any other parties to the transaction who might reasonably be expected to have received repurchase requests (such parties, “Demand Entities”), and (iv) making written request of each Demand Entity to provide any information in its possession regarding requests or demands to repurchase any loans for a breach of a representation or warranty with respect to any relevant transaction that was not previously provided to us. We followed-up written requests made of Demand Entities as we deemed appropriate. In addition, we requested information from trustees and other Demand Entities as to investor demands that occurred prior to July 22, 2010. It is possible that this disclosure does not contain information about all investor demands upon those parties made prior to July 22, 2010.
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(2)	The originator is the party identified by Bank of America using the same methodology as Bank of America would use to identify the originator of assets for purposes of complying with Item 1110 of Regulation AB in connection with registered offerings of asset-backed securities in the same asset class.
(3)	Reflects assets subject to new demands to repurchase or replace that were received during the Bank of America Reporting Period. Activity appearing in the other applicable columns of this table (“Assets That Were Repurchased or Replaced”, “Assets Pending Repurchase or Replacement (within cure period)”, “Demand in Dispute”, “Demand Withdrawn” and “Demand Rejected”) may relate to demands received during or prior to the Bank of America Reporting Period. If an asset was subject to a new demand and additional activity during the Bank of America Reporting Period, information regarding the asset will appear in this column and the other applicable column in this table.
(4)	Reflects assets that were repurchased or replaced during the Bank of America Reporting Period.
(5)	Includes assets for which any of the following situations apply as of the end of the Bank of America Reporting Period:
a.	A related demand to repurchase or replace such asset was received by the representing party but not yet responded to by the end of the Bank of America Reporting Period;
b.	The representing party has responded to one or more related demands to repurchase or replace such asset by refuting the allegations supporting the most recent such demand and rejecting the repurchase demand but the party demanding repurchase or replacement of such asset has responded to such rejection and continues to assert the merits of its demand; or
c.	The representing party and the party demanding repurchase or replacement of such asset acknowledge that the ongoing dispute over the merits of such demand may not be readily resolved.

Where applicable, the demand for repurchase or replacement relating to any asset reported in this column may have been received prior to the Bank of America Reporting Period.

(6)	Includes assets for which the party demanding the repurchase or replacement of such asset agreed during the Bank of America Reporting Period to rescind its demand.
(7)	Reflects assets for which the representing party has responded to one or more related demands to repurchase or replace such asset by refuting the allegations supporting such demand and rejecting the repurchase demand(s) and the party demanding repurchase or replacement of such asset has not responded to the most recent such rejection as of the end of the Bank of America Reporting Period.
(8)	An outstanding principal balance shown in this column is calculated (a) for any asset that has not been liquidated, as the remaining outstanding principal balance of the asset at the earlier of the date on which it was repurchased, or replaced, if applicable, and September 30, 2025, or (b) for any asset no longer part of the pool assets at the end of the Bank of America Reporting Period, as zero.
(9)	With respect to this securitization transaction, the information for Bank of America as a securitizer of commercial real estate loans required to be set forth in a Form ABS-15G for (a) the initial Bank of America Reporting Period from January 1, 2009 through December 31, 2011, was set forth in the Form ABS-15G filed by Bank of America on February 14, 2012 (and subsequently amended by filing on August 23, 2012) and (b) for periods thereafter in the quarterly Form ABS-15G filings by Bank of America. The most recent such quarterly filing by Bank of America was on November 12, 2025. The Central Index Key Number of Bank of America is 0001102113.
(10)	With respect to this securitization transaction, the information for Bank of America as a securitizer of commercial real estate loans required to be set forth in a Form ABS-15G for (a) the initial Bank of America Reporting Period from January 1, 2009 through December 31, 2011, was set forth in the Form ABS-15G filed by Banc of America Merrill Lynch Commercial Mortgage, Inc. (“BAMLCM”) on February 14, 2012 (and subsequently amended by filing on November 8, 2012) and (b) for periods thereafter in the quarterly Form ABS-15G filings by BAMLCM. The most recent such quarterly filing by BAMLCM was on November 10, 2025. The Central Index Key Number of BAMLCM is 0001005007.

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Retained Interests in This Securitization

Neither Bank of America nor any of its affiliates is expected to retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization, except that Bank of America will retain $7,661,157.46 Certificate Balance of the RR Interest. However, Bank of America or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire additional certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates (other than its portion of the RR Interest) at any time. Bank of America will be required to retain its portion of the RR Interest in compliance with the Credit Risk Retention Rules. See “Credit Risk Retention”.

National Cooperative Bank, N.A.

General

National Cooperative Bank, N.A. is a national banking association regulated by the Office of the Comptroller of the Currency. National Cooperative Bank, N.A. is wholly-owned by National Consumer Cooperative Bank, a federally chartered corporation. The executive offices of National Cooperative Bank, N.A. are located at 2011 Crystal Drive, Suite 800, Arlington, VA 22202. National Cooperative Bank, N.A. is engaged in a wide range of banking, financial and finance-related activities throughout the United States.

National Cooperative Bank, N.A. converted to a national bank charter from a federal thrift charter effective as of December 31, 2014. As a result of the conversion, its name changed from NCB, FSB to National Cooperative Bank, N.A. The Office of the Comptroller of the Currency continues to be the primary federal regulator of the bank.

In connection with providing representations and warranties set forth on Annex D-1 and, if applicable, identified exceptions to those representations and warranties, National Cooperative Bank, N.A. will conduct its own due diligence review. In addition, mortgage loan seller’s counsel will prepare, among other things, initial exception lists to the representations and warranties. Counsel will also review certain loan documentation and perform due diligence procedures. If a cure, repurchase or substitution is required with respect to a mortgage loan sold by National Cooperative Bank, N.A. in the event of a material document defect or material breach of a representation or warranty with respect to such mortgage loan, National Cooperative Bank, N.A. will be the sole party responsible for any repurchase or substitution. See “Pooling and Servicing Agreement—Dispute Resolution Provisions” and “Risk Factors—Other Risks Relating to the Certificates—Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan” in this prospectus. In addition, National Cooperative Bank, N.A. has agreed to indemnify the depositor and the underwriters and certain of their respective affiliates with respect to certain liabilities arising in connection with the issuance and sale of the Offered Certificates.

Neither National Cooperative Bank, N.A. nor any of its affiliates intends to insure or guarantee distributions on the Certificates. The Certificateholders will have no rights or remedies against National Cooperative Bank, N.A. for any losses or other claims in connection with the Certificates or the mortgage loans except in respect of the repurchase and substitution obligations for material document defects or the material breaches of representations and warranties made by National Cooperative Bank, N.A. in the related MLPA as described under “Pooling and Servicing Agreement—Dispute Resolution Provisions” in this prospectus.

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National Cooperative Bank, N.A., or a wholly-owned subsidiary or other affiliate, is party to certain interest rate swaps or other interest rate hedging arrangements with respect to certain or all of the National Cooperative Bank, N.A. Mortgage Loans. In each instance, those interest rate swaps or hedging arrangements will terminate with respect to such loans that National Cooperative Bank, N.A. will transfer to the depositor in connection with the contribution of those Mortgage Loans to this securitization transaction. See “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” in this prospectus.

National Cooperative Bank, N.A.’s Securitization Program

National Cooperative Bank, N.A. has been an active participant in securitization of commercial and multifamily mortgage loans as a mortgage loan seller and sponsor since 2002. Its parent, National Consumer Cooperative Bank, has been an active participant in securitization of commercial and multifamily mortgage loans as a mortgage loan seller since 1992. This is the 91st commercial mortgage loan securitization to which National Cooperative Bank, N.A. and its affiliates are contributing loans. During the period commencing on January 1, 1992 and ending on September 30, 2025, National Cooperative Bank, N.A. and its affiliates sold approximately $8.4 billion of commercial and multifamily mortgage loans into commercial mortgage-backed securitization transactions. Since 1998 through September 30, 2025, National Cooperative Bank, N.A. together with its parent National Consumer Cooperative Bank securitized approximately $5.1 billion of multifamily loans in agency mortgage security backed transactions.

In addition to commercial and multifamily mortgage loans, National Cooperative Bank, N.A. has securitized residential mortgage loans.

National Cooperative Bank, N.A.’s Underwriting Standards and Processes

General. All of the mortgage loans sold to the depositor by National Cooperative Bank, N.A. (the “National Cooperative Bank, N.A. Mortgage Loans”) were originated by National Cooperative Bank, N.A. or an affiliate of National Cooperative Bank, N.A., generally in accordance with the underwriting guidelines described below. Thirty-six (36) of the forty (40) Mortgage Loans that National Cooperative Bank, N.A. will transfer to the depositor, representing approximately 13.8% of the Initial Pool Balance, were originated by its parent company, National Consumer Cooperative Bank. Each such Mortgage Loan originated by National Consumer Cooperative Bank was underwritten pursuant to National Cooperative Bank, N.A.’s underwriting guidelines. National Cooperative Bank, N.A. has implemented general loan policies and guidelines establishing certain procedures with respect to underwriting its mortgage loans. The underwriting and origination procedures and the credit analysis with respect to any particular mortgage loan may significantly differ from one mortgage loan to another, and will be driven by circumstances particular to that mortgage loan and the related mortgaged real property, including, among others, its type, physical quality, size, environmental condition, location, market conditions, reserve requirements and other factors. Accordingly, there is no assurance that every loan will comply in all respects with National Cooperative Bank, N.A.’s general guidelines.

Loan Analysis. In connection with the origination of mortgage loans, National Cooperative Bank, N.A. conducts an extensive review of the related mortgaged real property, which includes an analysis of the appraisal, environmental report, property condition report, seismic reports (where applicable), historical operating statements, ground lease (where applicable), leases, maintenance schedules and rent rolls (where applicable), budgets, sources and uses and related information provided by the borrower. The credit of the borrower and, generally for loans other than those secured by residential cooperative

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properties, certain of its key principals, are examined for financial strength and character prior to origination of the mortgage loan, which may include a review of annual financial statements and judgment, lien, bankruptcy and outstanding litigation searches. As part of the underwriting process, a site inspection of each mortgaged real property is conducted by National Cooperative Bank, N.A., an affiliate or a third-party engineering firm.

Loan Approval. Prior to commitment, all mortgage loans must be approved by National Cooperative Bank, N.A.’s credit committee (the make-up of which varies by loan size and type) in accordance with its credit policies. The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Environmental Assessments. An environmental site assessment (generally a Phase I environmental site assessment) is performed on all mortgaged properties. The environmental assessments are performed during the 12-month period preceding origination of the related mortgage loan. Depending on the findings of the environmental site assessment, any of the following may be required: additional environmental testing, such as a Phase II environmental assessment on the subject mortgaged property; obligating the related borrower to perform remediation as a condition to the closing of such mortgage loan or within a period following the closing of such mortgage loan; and/or the posting of cash reserves, letters of credit or guaranties to secure the performance of any recommended remediation action. Additionally, all borrowers are required to provide customary environmental representations, warranties, covenants and indemnities relating to the existence and use of hazardous substances on the mortgaged properties.

Property Condition Assessments. Independent engineering firms conduct inspections with respect to each mortgaged real property generally within the twelve-month period preceding the origination of the related mortgage loan. The resulting reports on some of the properties may indicate a variety of deferred maintenance items, recommended capital expenditures and/or building code violations. In some instances where deferred maintenance items, recommended capital expenditures and/or building code violations are identified, repairs or maintenance are required to be completed before closing or after closing and, in certain instances, cash reserves, letters of credit or guaranties to secure the performance of the repairs or maintenance items are required or obtained.

Appraisals. An appraisal of each of the mortgaged properties is performed prior to the origination of each such loan. Such appraisal is prepared by an independent appraiser who holds a certified general appraiser license from the state in which the property is located, and who may also possess the MAI designation from the Appraisal Institute. Such appraisals generally complied with (or the appraiser certified that such appraisal complied with) the appraisal guidelines of Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989.

Seismic Report. If the property consists of improvements located in seismic zone 3 or 4, National Cooperative Bank, N.A. typically requires a seismic report to establish the probable maximum or bounded loss for the improvements at the property as a result of an earthquake.

Title Insurance. The borrower is required to provide, and National Cooperative Bank, N.A.’s origination counsel reviews, a title insurance policy for each property. The title insurance policies provided typically must meet the following requirements: (i) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (ii) in an amount at least equal to the original principal balance of the mortgage loan, (iii) protection and benefits run to the mortgagee and its successors and assigns, (iv)

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written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (v) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Additional Debt. Certain of the mortgage loans secured by residential cooperative properties may have or permit in the future certain additional subordinate debt, whether secured or unsecured. The mortgage loans that are other than mortgage loans secured by residential cooperative properties will generally prohibit additional indebtedness secured by the related mortgaged property, but may have or permit additional unsecured indebtedness and trade payables. In many cases, National Cooperative Bank, N.A. or one of its affiliates is and/or will be the lender on that additional debt. The debt service coverage ratios described herein would be lower if the payments related to such additional debt were included in the calculation of such debt service coverage ratios and the loan-to-value ratios described herein would be higher if the amount of any such additional subordinate debt were included in the calculation of such loan-to-value ratios.

Debt Service Coverage Ratio and LTV Ratio. National Cooperative Bank, N.A. evaluates debt service coverage ratios and loan-to-value ratios when underwriting a mortgage loan. Debt service coverage ratios are calculated based on Underwritten Net Cash Flow. Underwritten Net Cash Flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral. For example, when calculating the debt service coverage ratio for a multifamily or commercial mortgage loan, annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy, may be utilized. We cannot assure you that the foregoing assumptions made with respect to any prospective multifamily, manufactured housing community or commercial mortgage loan will, in fact, be consistent with actual property performance. Such underwritten net cash flow may be higher than historical net cash flow reflected in recent financial statements. In the case of a residential cooperative property, Underwritten Net Cash Flow is the projected net cash flow reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the Cut-off Date and, in general, equals projected operating income at the property assuming such property is operated as a rental property with rents and other income set at prevailing market rates (but taking into account the presence of existing rent regulated, rent stabilized or rent controlled rental tenants), reduced by underwritten property operating expenses, a market-rate vacancy assumption and, if applicable, collection loss assumption and projected replacement reserves, in each case as determined by the appraiser. However, the projected rental income used in such determinations may differ materially from the scheduled monthly maintenance payments from the tenant-stockholders upon which residential cooperatives depend. Except in certain limited instances where a residential cooperative property is valued solely as a multifamily rental property (for example, where the value of a residential cooperative property determined as if such property is operated as a residential cooperative is unavailable), the loan-to-value ratio with respect to each mortgage loan secured by a residential cooperative property is calculated using the value estimate reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the Cut-off Date determined as if such residential cooperative property is operated as a residential cooperative. This value, in general, equals the sum of (i) the gross share value of all cooperative units in such residential cooperative property, based in part on various comparable sales of cooperative apartment units in the market, plus (ii) the amount of the underlying debt encumbering the related Mortgaged Property. There is generally a limited market for the sale of cooperative sponsor or investor held units that are rent regulated, rent stabilized or rent controlled units, and in certain instances, for the sale

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of market rate units. Therefore, the appraiser typically applies a discount when deriving a gross share value for such units as and if the appraiser deems appropriate. The amount of such discount will depend on such factors as location, condition, tenancy profile (age of the tenants), and the amount of positive or negative cash flow. In certain instances, in determining the gross share value of market rate cooperative sponsor or investor held units occupied by rental tenants, the appraiser has taken into consideration a value for such units determined by capitalizing the anticipated net operating income to be realized from such occupied units. The comparable sales considered in the appraisers’ estimates of gross share values may have occurred at properties where the cooperative entity’s underlying mortgage debt per cooperative unit was substantially more or less than that at the applicable Mortgaged Property. The appraisers generally made no adjustments to comparable sales statistics to account for any such differences, although monthly unit maintenance obligations may have been considered. With respect to limited equity cooperatives (i.e., housing cooperatives in which eligible members purchase shares at below market prices and are subject to various restrictions, including restrictions on the sale price for which units may be re-sold and/or restrictions upon the income or other characteristics of purchasers of such units), the appraisers generally did not calculate a gross share value or, if a gross share value was calculated, the gross share value was calculated without regard to any applicable sale price restriction. National Cooperative Bank, N.A. will also calculate a loan-to-value ratio for each mortgage loan secured by a residential cooperative property based upon the value of such residential cooperative property as a multifamily rental property. The value of a residential cooperative property as a multifamily rental property is reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the Cut-off Date and, in general, is derived by applying an appropriate capitalization rate (as determined by the appraiser) to the Underwritten Net Cash Flow for such residential cooperative property. In certain instances, the appraiser may have made adjustments to increase or decrease such capitalized value as deemed appropriate by the appraiser (for example, the appraiser may have reduced such capitalized value to reflect the cost of completing material deferred maintenance or may have increased such capitalized value to reflect the existence of certain tax abatements or incentives). In certain limited instances (for example, where the value of a residential cooperative property determined as if such property is operated as a residential cooperative is unavailable), National Cooperative Bank, N.A. will not determine a value of such a mortgaged property as if operated as a residential cooperative and will instead only calculate the value of such residential cooperative property as a multifamily rental property. In those instances, the “Appraised Value” reflected on Annex A-1 will be the value of such Mortgaged Property as a multifamily rental property and the loan-to-value ratio for such a mortgage loan secured by a residential cooperative property will be based upon the value of such residential cooperative property as a multifamily rental property.

Zoning and Building Code Compliance. With respect to each mortgage loan, National Cooperative Bank, N.A. will generally consider whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use and building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents; temporary or permanent Certificates of occupancy; letters from governmental officials or agencies; title insurance endorsements; information set forth in the appraisal of the related property; and/or representations by the related borrower. In limited instances, National Cooperative Bank, N.A. may obtain third party prepared zoning reports. National Cooperative Bank, N.A. generally requires borrowers to obtain law and ordinance coverage. If a material violation exists with respect to a mortgaged property, National Cooperative Bank, N.A. may require the borrower to remediate such violation and/or to establish a reserve to cover the cost of such remediation.

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Hazard, Liability and Other Insurance. The mortgage loans typically require that the related property be insured by a hazard insurance policy with a customary deductible and in an amount at least equal to the lesser of the outstanding principal balance of the mortgage loan or 100% of the full insurable replacement cost of the improvements located on the property. If applicable, the policy contains appropriate endorsements to avoid the application of coinsurance and does not permit reduction in insurance proceeds for depreciation. Flood insurance, if available, must be in effect for any property that at the time of origination included material improvements in any area identified by the Federal Emergency Management Agency as being situated in a special flood hazard area. The flood insurance policy must meet the requirements of the then-current guidelines of the Federal Insurance Administration and be provided by a generally acceptable insurance carrier in an amount not less than the least of (i) the outstanding principal balance of the mortgage loan, (ii) the full insurable value of the property, and (iii) the maximum amount of insurance available under the National Flood Insurance Program. The standard form of hazard insurance policy typically covers physical damage or destruction of improvements on the mortgaged property caused by fire, lighting, explosion, smoke, windstorm and hail, riot or strike and civil commotion. The policies may contain some conditions and exclusions of coverage, including exclusions related to acts of terrorism.

Each mortgage loan typically also requires the borrower to maintain comprehensive general liability insurance against claims for bodily injury or property damage occurring on, in or about the property in an amount that is generally consistent with currently prevailing capital market standards.

Each mortgage loan typically further requires the related borrower to maintain business interruption or loss of income insurance in an amount not less than 100% of the projected shareholder or unit owner maintenance income for the related property (in the case of a mortgage loan secured by a residential cooperative property) or projected rental income (in the case of a mortgage loan other than a mortgage loan secured by a residential cooperative property) for a period of not less than twelve months.

The properties are typically not insured for earthquake risk unless a seismic report indicates a PML of greater than 20%.

Escrow Requirements. National Cooperative Bank, N.A. may require a borrower to fund various escrows. Such escrows may include escrows for taxes and insurance premiums (to cover amounts due prior to their respective payment due dates), reserves to cover the cost of repairs recommended pursuant to a building condition report prepared for National Cooperative Bank, N.A. or an affiliate that originated the loan, and/or reserves to secure the performance of environmental or other remediation work. In the case of mortgage loans that are other than mortgage loans secured by residential cooperative properties, such escrows may also include replacement reserves, reserves to cover the costs of tenant improvements, leasing commissions and other re-tenanting expenses and reserves to cure deficiencies in debt service coverage ratios. In some cases such reserves may only be required upon the occurrence of certain events. A case-by-case analysis will be conducted to determine the need for a particular escrow or reserve. National Cooperative Bank, N.A. may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and National Cooperative Bank, N.A.’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.

Exceptions. Notwithstanding the discussion under “National Cooperative Bank, N.A.’s Underwriting Standards and Processes” above, one or more of National Cooperative Bank, N.A.’s mortgage loans may vary from, or not comply with, National Cooperative Bank,

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N.A.’s underwriting policies and guidelines described above. In addition, in the case of one or more of National Cooperative Bank, N.A.’s mortgage loans, National Cooperative Bank, N.A. or another originator may not have strictly applied the underwriting policies and guidelines described above as the result of a case-by-case permitted exception based upon other compensating factors. None of the National Cooperative Bank, N.A. Mortgage Loans were originated with any material exceptions to National Cooperative Bank, N.A.’s underwriting guidelines and procedures except as described above under “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus.

Review of Mortgage Loans for Which National Cooperative Bank, N.A. is the Sponsor

Overview. National Cooperative Bank, N.A., in its capacity as the sponsor of the National Cooperative Bank, N.A. Mortgage Loans, has conducted a review of the National Cooperative Bank, N.A. Mortgage Loans it is selling to the depositor designed and effected to provide reasonable assurance that the disclosure related to the National Cooperative Bank, N.A. Mortgage Loans is accurate in all material respects. National Cooperative Bank, N.A. determined the nature, extent and timing of the review and the level of assistance provided by any third parties. The review of the National Cooperative Bank, N.A. Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of National Cooperative Bank, N.A. (collectively, the “National Cooperative Bank, N.A. Deal Team”) with the assistance of certain third parties. National Cooperative Bank, N.A. has ultimate authority and control over, and assumes all responsibility for and attributes to itself, the review of the mortgage loans that it is selling to the depositor and the review’s findings and conclusions. The review procedures described below were employed with respect to all of the National Cooperative Bank, N.A. Mortgage Loans (rather than relying on sampling procedures).

Database. To prepare for securitization, members of the National Cooperative Bank, N.A. Deal Team created a database of loan-level and property-level information relating to each National Cooperative Bank, N.A. Mortgage Loan. The database was compiled from, among other sources, the related mortgage loan documents, third party reports (appraisals, environmental site assessments and property condition reports), insurance policies, borrower-supplied information (including, to the extent available, maintenance schedules and rent rolls (if applicable), leases and financial or operating statements) and information collected by National Cooperative Bank, N.A. during the underwriting process. Prior to securitization of each National Cooperative Bank, N.A. Mortgage Loan, the National Cooperative Bank, N.A. Deal Team may have updated the information in the database with respect to such National Cooperative Bank, N.A. Mortgage Loan based on current information brought to the attention of the National Cooperative Bank, N.A. Deal Team relating to loan payment status and escrows, updated operating statements, maintenance schedules and rent rolls (if applicable), leasing activity, and other relevant information. Such updates were not intended to be, and do not serve as, a re-underwriting of any Mortgage Loan.

A data tape (the “National Cooperative Bank, N.A. Data Tape”) containing detailed information regarding each National Cooperative Bank, N.A. Mortgage Loan was created from, among other sources, the information in the database referred to in the prior paragraph. The National Cooperative Bank, N.A. Data Tape was used by the National Cooperative Bank, N.A. Deal Team to provide the numerical information regarding the National Cooperative Bank, N.A. Mortgage Loans in this prospectus.

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Data Comparisons and Recalculation. National Cooperative Bank, N.A. engaged a third party accounting firm to perform certain data comparison and recalculation procedures which were designed or provided by National Cooperative Bank, N.A. relating to information in this prospectus regarding the National Cooperative Bank, N.A. Mortgage Loans. These procedures included:

●	comparing the information in the National Cooperative Bank, N.A. Data Tape against various source documents provided by National Cooperative Bank, N.A.;
●	comparing numerical information regarding the National Cooperative Bank, N.A. Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the information contained in the National Cooperative Bank, N.A. Data Tape; and
●	recalculating certain percentages, ratios and other formulae relating to the National Cooperative Bank, N.A. Mortgage Loans disclosed in this prospectus.

Legal Review. National Cooperative Bank, N.A. engaged counsel to conduct certain legal reviews of the National Cooperative Bank, N.A. Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each National Cooperative Bank, N.A. Mortgage Loan, counsel reviewed the principal loan documents for each mortgage loan to identify material deviations from National Cooperative Bank, N.A.’s standard form loan documents. In addition, counsel reviewed National Cooperative Bank, N.A.’s representations and warranties set forth on Annex D-1 and, if applicable, identified exceptions to those representations and warranties.

Other Review Procedures. National Cooperative Bank, N.A. has serviced each National Cooperative Bank, N.A. mortgage loan since origination and has confirmed that it is not aware of any material events, except as previously identified, concerning the related Mortgage Loan, the Mortgaged Property and the borrower occurring since origination, including, but not limited to, (i) loan modifications or assumptions, or releases of the related borrower or Mortgaged Property; (ii) damage to the Mortgaged Property that materially and adversely affects its value as security for the Mortgage Loan; (iii) pending condemnation actions; (iv) litigation, regulatory or other proceedings against the Mortgaged Property or borrower, or notice of non-compliance with environmental laws; (v) bankruptcies involving any borrower; and (vi) any existing or incipient material defaults.

The National Cooperative Bank, N.A. Deal Team also reviewed the National Cooperative Bank, N.A. Mortgage Loans to confirm, with the assistance of counsel, whether any National Cooperative Bank, N.A. Mortgage Loan materially deviated from the underwriting guidelines set forth under “—National Cooperative Bank, N.A.’s Underwriting Standards and Processes” above. See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus.

Findings and Conclusions. National Cooperative Bank, N.A. found and concluded with reasonable assurance that the disclosure regarding the National Cooperative Bank, N.A. Mortgage Loans in this prospectus is accurate in all material respects. National Cooperative Bank, N.A. also found and concluded with reasonable assurance that the National Cooperative Bank, N.A. Mortgage Loans were originated in accordance with National Cooperative Bank, N.A.’s origination policies, procedures and underwriting guidelines set forth under “—National Cooperative Bank, N.A.’s Underwriting Standards and Processes” above except as described above under “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus.

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Review Procedures in the Event of a Mortgage Loan Substitution. National Cooperative Bank, N.A. will perform a review of any National Cooperative Bank, N.A. Mortgage Loan that it elects to substitute for a National Cooperative Bank, N.A. Mortgage Loan in the pool in connection with a material breach of a representation or warranty or a material document defect. National Cooperative Bank, N.A., and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related MLPA and the PSA. National Cooperative Bank, N.A. may engage a third party accounting firm to compare such criteria against the underlying source documentation to verify the accuracy of the review by National Cooperative Bank, N.A. and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by National Cooperative Bank, N.A. to render any tax opinion required in connection with the substitution.

Compliance with Rule 15Ga-1 under the Exchange Act

As of the date of this prospectus, National Cooperative Bank, N.A. filed its most recent Form ABS-15G with the SEC on February 7, 2025. Such Form ABS-15G is available electronically though the SEC’s EDGAR system. The Central Index Key number of National Cooperative Bank, N.A. is 0001577313. With respect to the period from and including October 1, 2022 to September 30, 2025, National Cooperative Bank, N.A. does not have any activity to report as required by Rule 15Ga-1 with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization

Neither National Cooperative Bank, N.A. nor any of its affiliates will retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization. However, National Cooperative Bank, N.A. or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates at any time.

The information set forth under “—National Cooperative Bank, N.A.” has been provided by National Cooperative Bank, N.A.

JPMorgan Chase Bank, National Association

General

JPMorgan Chase Bank, National Association (“JPMCB”) is a national banking association and wholly owned bank subsidiary of JPMorgan Chase & Co., a Delaware corporation (“JPMC”) whose principal office is located in New York, New York. JPMCB offers a wide range of banking services to its customers, both domestically and internationally. It is chartered and its business is subject to examination and regulation by the Office of the Comptroller of the Currency. JPMCB is an affiliate of J.P. Morgan Securities LLC, an underwriter. Additional information, including the most recent Annual Report on Form 10-K for the year ended December 31, 2024, of JPMC, and additional annual, quarterly and current reports filed with or furnished to the SEC by JPMC, as they become available, may be obtained without charge by each person to whom this prospectus is delivered at the SEC’s website at www.sec.gov. The 2024 annual report of JPMC is available on JPMC’s website at www.jpmorganchase.com. None of the documents that JPMC files with the SEC or any of the information on, or

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accessible through, either the SEC’s website or JPMC’s website, is part of, or incorporated by reference into, this prospectus.

JPMCB’s Securitization Program

The following is a description of JPMCB’s commercial mortgage-backed securitization program.

JPMCB underwrites and originates mortgage loans secured by commercial, manufactured housing community and multifamily properties for its securitization program. As sponsor, JPMCB sells the loans it originates or acquires through commercial mortgage-backed securitizations. JPMCB, with its commercial mortgage lending affiliates and predecessors, began originating commercial mortgage loans for securitization in 1994 and securitizing commercial mortgage loans in 1995. As of December 31, 2024, the total amount of commercial mortgage loans originated and securitized by JPMCB and its predecessors is in excess of $196 billion. Of that amount, approximately $145 billion has been securitized by J.P. Morgan Chase Commercial Mortgage Securities Corp. (“JPMCCMSC”), a subsidiary of JPMCB, as depositor. In its fiscal year ended December 31, 2024, JPMCB originated and securitized approximately $2 billion of commercial mortgage loans, of which approximately 5 billion were securitized by JPMCCMSC.

On May 30, 2008, JPMorgan Chase & Co., the parent of JPMCB, merged with The Bear Stearns Companies Inc. As a result of such merger, Bear Stearns Commercial Mortgage, Inc. (“BSCMI”) became a subsidiary of JPMCB. Subsequent to such merger, BSCMI changed its name to J.P. Morgan Commercial Mortgage Inc. Prior to the merger, BSCMI was a sponsor of its own commercial mortgage-backed securitization program. BSCMI, with its commercial mortgage lending affiliates and predecessors, began originating commercial mortgage loans in 1995 and securitizing commercial mortgage loans in 1996. As of November 30, 2007, the total amount of commercial mortgage loans originated by BSCMI was in excess of $60 billion, of which approximately $39 billion has been securitized. Of that amount, approximately $22 billion has been securitized by an affiliate of BSCMI acting as depositor. BSCMI’s annual commercial mortgage loan originations grew from approximately $65 million in 1995 to approximately $1.0 billion in 2000 and to approximately $21.0 billion in 2007. After the merger, only JPMCB continued to be a sponsor of commercial mortgage-backed securitizations.

The commercial mortgage loans originated, co-originated or acquired by JPMCB include both fixed-rate and floating-rate loans and both smaller “conduit” loans and large loans. JPMCB primarily originates loans secured by retail, office, multifamily, hospitality, industrial and self-storage properties, but also originates loans secured by manufactured housing communities, theaters, land subject to a ground lease and mixed use properties. JPMCB originates loans in every state.

As a sponsor, JPMCB originates, co-originates or acquires mortgage loans and, either by itself or together with other sponsors or loan sellers, initiates their securitization by transferring the mortgage loans to a depositor, which in turn transfers them to the issuing entity for the related securitization. In coordination with its affiliate, J.P. Morgan Securities LLC, and other underwriters, JPMCB works with rating agencies, loan sellers, subordinated debt purchasers and master servicers in structuring the securitization transaction. JPMCB acts as sponsor, originator or loan seller both in transactions in which it is the sole sponsor and mortgage loan seller as well as in transactions in which other entities act as sponsor and/or mortgage loan seller. Some of these loan sellers may be affiliated with underwriters on the transactions.

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Neither JPMCB nor any of its affiliates acts as master servicer of the commercial mortgage loans in its securitizations. Instead, JPMCB sells the right to be appointed master servicer of its securitized loans to rating-agency approved master servicers.

For a description of certain affiliations, relationships and related transactions between the sponsor and the other transaction parties, see “Risk Factors—Risks Related to Conflicts of Interest—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Review of JPMCB Mortgage Loans

Overview. JPMCB, in its capacity as the sponsor of the Mortgage Loans it is selling to the depositor (the “JPMCB Mortgage Loans”), has conducted a review of the JPMCB Mortgage Loans in connection with the securitization described in this prospectus. The review of the JPMCB Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of JPMCB, or one or more of JPMCB’s affiliates, or, in certain circumstances, are consultants engaged by JPMCB (the “JPMCB Deal Team”). The review procedures described below were employed with respect to all of the JPMCB Mortgage Loans, except that certain review procedures only were relevant to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the JPMCB Deal Team updated its internal origination database of loan-level and property-level information relating to each JPMCB Mortgage Loan. The database was compiled from, among other sources, the related Mortgage Loan documents, third party appraisals (as well as environmental reports, engineering assessments and seismic reports, if applicable and obtained), zoning reports, if applicable, evidence of insurance coverage or summaries of the same prepared by an outside insurance consultant, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by JPMCB during the underwriting process. After origination or acquisition of each JPMCB Mortgage Loan, the JPMCB Deal Team updated the information in the database with respect to such JPMCB Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the JPMCB Deal Team.

A data tape (the “JPMCB Data Tape”) containing detailed information regarding each JPMCB Mortgage Loan was created from the information in the database referred to in the prior paragraph. The JPMCB Data Tape was used by the JPMCB Deal Team to provide the numerical information regarding the JPMCB Mortgage Loans in this prospectus, except that the Wells Fargo Bank Data Tape was used to provide the numerical information regarding the Market Place Center Mortgage Loan.

Data Comparison and Recalculation. JPMCB engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by JPMCB relating to information in this prospectus regarding the JPMCB Mortgage Loans. These procedures included:

●	comparing the information in the JPMCB Data Tape against various source documents provided by JPMCB that are described above under “—Database”;

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●	comparing numerical information regarding the JPMCB Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the JPMCB Data Tape; and
●	recalculating certain percentages, ratios and other formulae relating to the JPMCB Mortgage Loans disclosed in this prospectus.

Legal Review. JPMCB engaged various law firms to conduct certain legal reviews of the JPMCB Mortgage Loans to assist in the preparation of the disclosure in this prospectus. In anticipation of a securitization of each JPMCB Mortgage Loan, origination counsel prepared a loan and property summary that sets forth salient loan terms and summarizes material deviations from material provisions of JPMCB’s standard form loan documents. In addition, origination counsel for each JPMCB Mortgage Loan reviewed JPMCB’s representations and warranties set forth on Annex E-1 and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the JPMCB Mortgage Loans. Such assistance included, among other things, (i) a review of sections of the loan agreement relating to certain JPMCB Mortgage Loans marked against the standard form document, (ii) a review of the loan and property summaries referred to above relating to the JPMCB Mortgage Loans prepared by origination counsel, and (iii) a review of due diligence questionnaires completed by the JPMCB Deal Team and origination counsel. Securitization counsel also reviewed the property release provisions, if any, and condemnation provisions for each JPMCB Mortgage Loan for compliance with the REMIC provisions of the Code.

Origination counsel and securitization counsel also assisted in the preparation of the risk factors and mortgage loan summaries set forth in Annex A-1, based on their respective reviews of pertinent sections of the related Mortgage Loan documents.

Other Review Procedures. On a case-by-case basis as deemed necessary by JPMCB, with respect to any pending litigation that existed at the origination of any JPMCB Mortgage Loan that is material and not covered by insurance, JPMCB requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. JPMCB confirmed with the related servicer that there has not been recent material casualty to any improvements located on real property that serves as collateral for JPMCB Mortgage Loans. In addition, if JPMCB became aware of a significant natural disaster in the immediate vicinity of any Mortgaged Property securing a JPMCB Mortgage Loan, JPMCB obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

The JPMCB Deal Team also consulted with JPMCB personnel responsible for the origination of the JPMCB Mortgage Loans to confirm that the JPMCB Mortgage Loans were originated or acquired in compliance with the origination and underwriting criteria described below under “—JPMCB’s Underwriting Standards and Processes”, as well as to identify any material deviations from those origination and underwriting criteria. See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”.

Findings and Conclusions. Based on the foregoing review procedures, JPMCB determined that the disclosure regarding the JPMCB Mortgage Loans in this prospectus is accurate in all material respects. JPMCB also determined that the JPMCB Mortgage Loans were originated or acquired in accordance with JPMCB’s origination procedures and underwriting criteria, except as described under “Description of the Mortgage Pool—Exceptions to Underwriting

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Guidelines”. JPMCB attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. JPMCB will perform a review of any mortgage loan that it elects to substitute for a mortgage loan in the pool in connection with material breach of a representation or warranty or a material document defect. JPMCB, and if appropriate its legal counsel, will review the Mortgage Loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related mortgage loan purchase agreement and the pooling and servicing agreement (the “JPMCB’s Qualification Criteria”). JPMCB will engage a third party accounting firm to compare the JPMCB’s Qualification Criteria against the underlying source documentation to verify the accuracy of the review by JPMCB and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by JPMCB to render any tax opinion required in connection with the substitution.

JPMCB’s Underwriting Standards and Processes

General. JPMCB has developed guidelines establishing certain procedures with respect to underwriting the mortgage loans originated or purchased by it. All of the mortgage loans sold to the issuing entity by JPMCB were generally underwritten in accordance with the guidelines below. In some instances, one or more provisions of the guidelines were waived or modified by JPMCB at origination where it was determined not to adversely affect the related mortgage loan originated by it in any material respect. The mortgage loans to be included in the issuing entity were originated or acquired by JPMCB generally in accordance with the commercial mortgage-backed securitization program of JPMCB. For a description of any material exceptions to the underwriting guidelines in this prospectus, see “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”.

Notwithstanding the discussion below, given the differences between individual commercial Mortgaged Properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current and alternative uses, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, performance history and/or other factors. However, except as described in the exceptions to the underwriting guidelines (see “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”), the underwriting of the JPMCB Mortgage Loans will conform to the general guidelines described below.

Property Analysis. JPMCB performs or causes to be performed a site inspection to evaluate the location and quality of the related Mortgaged Properties. Such inspection generally includes an evaluation of functionality, design, attractiveness, visibility and accessibility, as well as location to major thoroughfares, transportation centers, employment sources, retail areas and educational or recreational facilities. JPMCB assesses the submarket in which the property is located to evaluate competitive or comparable properties as well as market trends. In addition, JPMCB evaluates the property’s age, physical condition, operating history, lease and tenant mix, and management.

Cash Flow Analysis. JPMCB reviews, among other things, historical operating statements, rent rolls, tenant leases and/or budgeted income and expense statements provided by the borrower and makes adjustments in order to determine a debt service coverage ratio, including taking into account the benefits of any governmental assistance programs. See “Description of the Mortgage Pool—Certain Calculations and Definitions”.

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Loan Approval. All mortgage loans originated by JPMCB require preliminary and final approval by a loan credit committee which includes senior executives of JPMCB. Prior to delivering a term sheet to a prospective borrower sponsor, the JPMCB origination team will submit a preliminary underwriting package to the preliminary CMBS underwriting committee. For loans under $30.0 million, approval by two committee members is required prior to sending a term sheet to the borrower sponsor. For loans over $30.0 million unanimous committee approval is required prior to sending the term sheet to the borrower sponsor. Prior to funding the loan, after all due diligence has been completed, a loan will then be reviewed by the CMBS underwriting committee and approval by the committee must be unanimous. The CMBS underwriting committee may approve a mortgage loan as recommended, request additional due diligence prior to approval, approve it subject to modifications of the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and LTV Ratio. The underwriting includes a calculation of the debt service coverage ratio and the loan-to-value ratio in connection with the origination of each loan.

The debt service coverage ratio will generally be calculated based on the ratio of the underwritten net cash flow from the property in question as determined by JPMCB and payments on the loan based on actual principal and/or interest due on the loan. However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral. For example, when calculating the debt service coverage ratio for a multifamily or commercial mortgage loan, annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy may be utilized. We cannot assure you that the foregoing assumptions made with respect to any prospective multifamily or commercial mortgage loan will, in fact, be consistent with actual property performance. For specific discussions on the particular assumptions and adjustments, see “Description of the Mortgage Pool—Additional Information” and Annex A-1 and Annex A-3. The loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on an appraisal. In addition, with respect to certain mortgage loans, there may exist mezzanine debt. Such mortgage loans will have a lower combined debt service coverage ratio and/or a higher combined loan-to-value ratio when such subordinate or mezzanine debt is taken into account. Additionally, certain mortgage loans may provide for interest only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan.

Appraisal and LTV Ratio. For each Mortgaged Property, JPMCB obtains a current (within 6 months of the origination date of the mortgage loan) full narrative appraisal conforming at least to the requirements of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 (“FIRREA”). The appraisal is based on the current use of the Mortgaged Property and must include an estimate of the then-current market value of the property “as-is” in its then-current condition although in certain cases, appraisals may also reflect prospective or hypothetical values on an “as-stabilized”, “as-complete” and/or “hypothetical as-is” basis. The “as-stabilized” or “as-complete” value may be based on certain assumptions, such as future construction completion, projected re-tenanting, payment of tenant improvement or leasing commissions allowances or free or abated rent periods, or increased tenant occupancies. JPMCB then determines the loan-to-value ratio of the mortgage loan at the date of origination or, if applicable, in connection with its acquisition, in each case based on the value or values set forth in the appraisal and relevant loan structure.

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Evaluation of Borrower. JPMCB evaluates the borrower and its principals with respect to credit history and prior experience as an owner and operator of commercial real estate properties. The evaluation will generally include obtaining and reviewing a credit report or other reliable indication of the borrower’s financial capacity; obtaining and verifying credit references and/or business and trade references; and obtaining and reviewing certifications provided by the borrower as to prior real estate experience and current contingent liabilities. Finally, although the mortgage loans generally are non-recourse in nature, in the case of certain mortgage loans, the borrower and certain principals of the borrower may be required to assume legal responsibility for liabilities as a result of, among other things, fraud, misrepresentation, misappropriation or conversion of funds and breach of environmental or hazardous materials requirements. JPMCB evaluates the financial capacity of the borrower and such principals to meet any obligations that may arise with respect to such liabilities.

Environmental Site Assessment. Prior to origination, JPMCB either (i) obtains or updates an environmental site assessment (“ESA”) for a Mortgaged Property prepared by a qualified environmental firm or (ii) obtains an environmental insurance policy for a Mortgaged Property. If an ESA is obtained or updated, JPMCB reviews the ESA to verify the absence of reported violations of applicable laws and regulations relating to environmental protection and hazardous materials or other material adverse environmental condition or circumstance. In cases in which the ESA identifies conditions that would require cleanup, remedial action or any other response estimated to cost in excess of 5% of the outstanding principal balance of the mortgage loan, JPMCB either (i) determines that another party with sufficient assets is responsible for taking remedial actions directed by an applicable regulatory authority or (ii) requires the borrower to do one of the following: (A) carry out satisfactory remediation activities or other responses prior to the origination of the mortgage loan, (B) establish an operations and maintenance plan, (C) place sufficient funds in escrow or establish a letter of credit at the time of origination of the mortgage loan to complete such remediation within a specified period of time, (D) obtain an environmental insurance policy for the Mortgaged Property, (E) provide or obtain an indemnity agreement or a guaranty with respect to such condition or circumstance, or (F) receive appropriate assurances that significant remediation activities or other significant responses are not necessary or required.

Certain of the mortgage loans may also have environmental insurance policies. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

Physical Assessment Report. Prior to origination, JPMCB obtains a physical assessment report (“PAR”) for each Mortgaged Property prepared by a qualified structural engineering firm. JPMCB reviews the PAR to verify that the property is reported to be in satisfactory physical condition, and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure needs over the term of the mortgage loan. In cases in which the PAR identifies material repairs or replacements needed immediately, JPMCB generally requires the borrower to carry out such repairs or replacements prior to the origination of the mortgage loan, or, in many cases, requires the borrower to place sufficient funds in escrow at the time of origination of the mortgage loan to complete such repairs or replacements within not more than twelve months. In certain instances, JPMCB may waive such escrows but require the related borrower to complete such repairs within a stated period of time in the related Mortgage Loan documents.

Title Insurance Policy. The borrower is required to provide, and JPMCB reviews, a title insurance policy for each Mortgaged Property. The title insurance policy must meet the following requirements: (a) the policy must be written by a title insurer licensed to do business in the jurisdiction where the Mortgaged Property is located; (b) the policy must be in an amount equal to the original principal balance of the mortgage loan; (c) the protection

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and benefits must run to the mortgagee and its successors and assigns; (d) the policy should be written on a standard policy form of the American Land Title Association or equivalent policy promulgated in the jurisdiction where the Mortgaged Property is located; and (e) the legal description of the Mortgaged Property in the title policy must conform to that shown on the survey of the Mortgaged Property, where a survey has been required.

Property Insurance. The borrower is required to provide, and JPMCB reviews, certificates of required insurance with respect to the Mortgaged Property. Such insurance may include: (1) commercial general liability insurance for bodily injury or death and property damage; (2) a fire and extended perils insurance policy providing “special” form coverage including coverage against loss or damage by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion; (3) if applicable, boiler and machinery coverage; (4) if the Mortgaged Property is located in a flood hazard area, flood insurance; and (5) such other coverage as JPMCB may require based on the specific characteristics of the Mortgaged Property.

Seismic Report. A seismic report is required for all properties located in seismic zones 3 or 4.

Zoning and Building Code Compliance. In connection with the origination of a multifamily or commercial mortgage loan, the originator will examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: a zoning report, legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports and/or representations by the related borrower.

Escrow Requirements. JPMCB generally requires borrowers to fund various escrows for taxes, insurance, capital expenses and replacement reserves, which reserves in many instances will be limited to certain capped amounts, however, it may waive certain of those requirements on a case by case basis based on the Escrow/Reserve Mitigating Circumstances described below. In addition, JPMCB may identify certain risks that warrant additional escrows or holdbacks for items such as leasing-related matters, deferred maintenance, environmental remediation or unfunded obligations, which escrows or holdbacks would be released upon satisfaction of the applicable conditions. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. Escrows are evaluated on a case-by-case basis and are not required for all commercial mortgage loans originated by JPMCB. The typical required escrows for mortgage loans originated by JPMCB are as follows:

●	Taxes – An initial deposit and monthly escrow deposits equal to approximately 1/12th of the estimated annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide JPMCB with sufficient funds to satisfy all taxes and assessments. JPMCB may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the Mortgaged Property is a single tenant property (or substantially leased to single tenant) and the tenant pays taxes directly (or JPMCB may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that pays taxes for its portion of the Mortgaged Property directly); or (ii) any Escrow/Reserve Mitigating Circumstances.
●	Insurance – An initial deposit and monthly escrow deposits equal to approximately 1/12th of the estimated annual property insurance premium are required to provide JPMCB with sufficient funds to pay all insurance premiums. JPMCB may waive this
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escrow requirement in certain circumstances, including, but not limited to: (i) the borrower maintains a blanket insurance policy; (ii) the Mortgaged Property is a single tenant property (or substantially leased to single tenant) and the tenant maintains the property insurance or self-insures (or may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that maintains property insurance for its portion of the Mortgaged Property or self-insures); or (iii) any Escrow/Reserve Mitigating Circumstances.

●	Replacement Reserves – Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type. JPMCB may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the Mortgaged Property is a single tenant property (or substantially leased to single tenant) and the tenant repairs and maintains the Mortgaged Property (or may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that repairs and maintains its portion of the Mortgaged Property); or (ii) any Escrow/Reserve Mitigating Circumstances.
●	Tenant Improvement/Lease Commissions – A tenant improvement/leasing commission reserve may be required to be funded either at loan origination and/or during the related mortgage loan term and/or springing upon certain tenant events to cover certain anticipated leasing commissions, free rent periods or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants. JPMCB may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the Mortgaged Property is a single tenant property (or substantially leased to single tenant), with a lease that extends beyond the loan term; or (ii) any Escrow/Reserve Mitigating Circumstances.
●	Deferred Maintenance – A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 100% to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report. JPMCB may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the sponsor of the borrower delivers a guarantee to complete the immediate repairs; (ii) the deferred maintenance items do not materially impact the function, performance or value of the property; (iii) the deferred maintenance cost does not exceed $50,000; (iv) the Mortgaged Property is a single tenant property (or substantially leased to single tenant), and the tenant is responsible for the repairs; or (v) any Escrow/Reserve Mitigating Circumstances.
●	Environmental Remediation – An environmental remediation reserve may be required at loan origination in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report. JPMCB may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the sponsor of the borrower delivers a guarantee agreeing to complete the remediation; (ii) environmental insurance is in place or obtained; or (iii) any Escrow/Reserve Mitigating Circumstances.

JPMCB may determine that establishing any of the foregoing escrows or reserves is not warranted in one or more of the following instances (collectively, the “Escrow/Reserve Mitigating Circumstances”): (i) the amounts involved are de minimis, (ii) JPMCB’s evaluation of the ability of the Mortgaged Property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of

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an escrow or reserve, (iii) based on the Mortgaged Property maintaining a specified debt service coverage ratio, (iv) JPMCB has structured springing escrows that arise for identified risks, (v) JPMCB has an alternative to a cash escrow or reserve, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower; (vi) JPMCB believes there are credit positive characteristics of the borrower, the sponsor of the borrower and/or the Mortgaged Property that would offset the need for the escrow or reserve; or (vii) the reserves are being collected and held by a third party, such as a management company, a franchisor, or an association.

Notwithstanding the foregoing discussion under this caption “—JPMCB’s Underwriting Standards and Processes”, one or more of the mortgage loans contributed to this securitization by JPMCB may vary from, or may not comply with, JPMCB’s underwriting guidelines described above. In addition, in the case of one or more of the mortgage loans contributed to this securitization by JPMCB, JPMCB may not have strictly applied these underwriting guidelines as the result of a case-by-case permitted exception based upon other compensating or mitigating factors.

Exceptions. Disclosed above are JPMCB’s general underwriting guidelines with respect to the JPMCB Mortgage Loans. One or more JPMCB Mortgage Loans may vary from the specific JPMCB underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more JPMCB Mortgage Loans, JPMCB may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. None of the JPMCB Mortgage Loans were originated with variances from the underwriting guidelines disclosed above.

Compliance with Rule 15Ga-1 under the Exchange Act

JPMCCMSC’s most recently filed Form ABS-15G that includes information related to JPMCB was filed with the SEC on November 10, 2025, which is the same date as JPMCB’s most recently filed Form ABS-15G for this asset class. The Central Index Key (or CIK) number for JPMCCMSC is 0001013611 and the CIK number for JPMCB is set forth on the cover of this prospectus. The following table provides information regarding the demand, repurchase and replacement activity with respect to the mortgage loans securitized by JPMCB (or a predecessor), which activity occurred during the period from October 1, 2022 to September 30, 2025 (the “Rule 15Ga-1 Reporting Period”) or is still outstanding.

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Name of Issuing Entity	Check if Registered	Name of Originator	Total Assets in ABS by Originator			Assets That Were Subject of Demand			Assets That Were Repurchased or Replaced			Assets Pending Repurchase or Replacement (within cure period)			Demand in Dispute			Demand Withdrawn			Demand Rejected			Notes
			#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance
Asset Class: Commercial Mortgage Pass-Through Certificates
J.P. Morgan Chase Commercial Mortgage Securities Trust 2018- PHH (CIK # 0001743796)		JPMorgan Chase Bank, National Association
Total by Issuing Entity			1	$333,200,000	100%	1	$328,933,823	100%	0	0.00	0.00	0	0.00	0.00	1	$328,933,823	100%	0	0.00	0.00	0	0.00	0.00
J.P. Morgan Chase Commercial Mortgage Securities Trust 2018-PHH MZ		JPMorgan Chase Bank, National Association	1	$94,300,000	100%	1	$94,300,000	100%	0	0.00	0.00	0	0.00	0.00	1	$94,300,000	100%	0	0.00	0.00	0	0.00	0.00
Total by Issuing Entity			1	$94,300,000	100%	1	$94,300,000	100%	0	0.00	0.00	0	0.00	0.00	1	$94,300,000	100%	0	0.00	0.00	0	0	0.00
J.P. Morgan Chase Commercial Mortgage Securities Trust 2019-MFP		JPMorgan Chase Bank, National Association	1	$481,000,000	100%	1	$221,103,521	100%	0	0.00	0.00	0	0.00	0.00	1	$221,103,521	100%	0	0.00	0.00	0	0.00	0.00	(1)
Total by Issuing Entity			1	$481,000,000	100%	1	$221,103,521	100%	0	0.00	0.00	0	0.00	0.00	1	$221,103,521	100%	0	0.00	0.00	0	0.00	0.00
FRESB 2018-SB50 Mortgage Trust		Basis Multifamily Capital, LLC	4	$11,500,046	2.3%	0	$0	0%	0	0.00	0.00	0	0.00	0.00	0	$0	0%	0	0.00	0.00	0	0.00	0.00

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	Capital One Multifamily Finance, LLC	49	$156,779,498	31.0%	0	$0	0%	0	0.00	0.00	0	0.00	0.00	0	$0	0%	0	0.00	0.00	0	0.00	0.00
	CBRE Capital Markets, Inc.	57	$138,218,839	27.4%	0	$0	0%	0	0.00	0.00	0	0.00	0.00	0	$0	0%	0	0.00	0.00	2	$2,494,225	0.8%	(2)
	Greystone Servicing Corporation, Inc.	9	$34,746,480	6.9%	0	$0	0%	0	0.00	0.00	0	0.00	0.00	0	$0	0%	0	0.00	0.00	0	0.00	0.00
	Hunt Mortgage Partners, LLC	16	$48,417,516	9.6%	0	$0	0%	0	0.00	0.00	0	0.00	0.00	0	$0	0%	0	0.00	0.00	0	0.00	0.00
	PennyMac Corp.	2	$5,473,341	1.1%	0	$0	0%	0	0.00	0.00	0	0.00	0.00	0	$0	0%	0	0.00	0.00	0	0.00	0.00
	Pinnacle Bank	16	$41,659,124	8.2%	0	$0	0%	0	0.00	0.00	0	0.00	0.00	0	$0	0%	0	0.00	0.00	0	0.00	0.00
	RED Mortgage Capital, LLC	6	$20,777,248	4.1%	0	$0	0%	0	0.00	0.00	0	0.00	0.00	0	$0	0%	0	0.00	0.00	0	0.00	0.00
	The Community Preservation Corporation	21	$47,604,463	9.4%	0	$0	0%	0	0.00	0.00	0	0.00	0.00	0	$0	0%	0	0.00	0.00	0	0.00	0.00
Total by Issuing Entity		180	$505,176,555	100%	0	$0	0%	0	0.00	0.00	0	0.00	0.00	0	$0	0%	0	0.00	0.00	2	$2,494,225	0.8%	(2)
JPMCC Multifamily Housing Mortgage Loan Trust 2025-Q032	JPMorgan Chase Bank, National Association	246	$472,772,995	100%	7	$13,634,816	2.9%	3	$8,193,123	1.8%	0	0.00	0.00	0	$0	0%	4	$5,415,473	1.2%	0	0.00	0.00
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Total by Issuing Entity		246	$472,772,995	100%	7	$13,634,816	2.9%	3	$8,193,123	1.8%	0	0.00	0.00	0	$0	0%	4	$5,415,473	1.2%	0	0.00	0.0	(4)
FRESB 2017-SB30 Mortgage Trust	CBRE Capital Markets, Inc.	47	$106,535,411	34.7%	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
	Greystone Servicing Corporation, Inc.	20	$58,966,685	19.2%	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
	RED Mortgage Capital, LLC	7	$18,400,875	6.0%	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	1	$1,424,291	1.6%	(3)
	Sabal TL1, LLC	58	$123,036,491	40.1%	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
Total by Issuing Entity		132	$306,939,462	100%	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	1	$1,424,291	1.6%	(3)
Total by Asset Class		561	$2,193,389,012		10	$657,972,160		3	$8,193,123		0	0.00		3	$644,337,334		4	$5,415,473		3	$3,918,516
(1)	On November 26, 2024, a new repurchase demand was made. The repurchase demand previously reported on the Form ABS-15G filed on August 13, 2024 remains in dispute.
(2)	The assets subject to each repurchase request were paid off in August 2022. For any asset that was paid off or liquidated prior to or during the reporting period, the outstanding principal balance is calculated as of the time of payoff or liquidation, and the percentage of principal balance is calculated by dividing the outstanding principal balance by the total pool balance as of the immediately preceding trustee’s report.
(3)	The asset subject to the repurchase request was paid off in March 2025. For any asset that was paid off or liquidated prior to or during the reporting period, the outstanding principal balance is calculated as of the time of payoff or liquidation, and the percentage of principal balance is calculated by dividing the outstanding principal balance by the total pool balance as of the immediately preceding trustee’s report.
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(4)	With respect to the assets that were repurchased, the outstanding principal balance is as of the time of the repurchases, and the percentage of principal balance was calculated by dividing the outstanding principal balance of the assets by the total pool balance as of the certificate administrator’s distribution date statement immediately preceding the repurchases.

Explanatory Note:

In connection with the preparation of this table, JPMorgan Chase Bank undertook the following steps to gather the information required by Rule 15Ga-1 (“Rule 15Ga-1”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”): (i) identifying asset-backed securities transactions that fall within the scope of Rule 15Ga-1 for which we are a securitizer and that are not covered by a filing to be made by an affiliated securitizer (“Covered Transactions”), (ii) gathering information in our records regarding demands for repurchase or replacement of pool assets in Covered Transactions for breaches of representations or warranties concerning those pool assets (“Repurchases”) that is required to be reported on Form ABS-15G (“Reportable Information”), (iii) identifying the parties in Covered Transactions that have a contractual obligation to enforce any Repurchase obligations of the party or parties making those representations or warranties based on our records (“Demand Entities”), and (iv) requesting all Reportable Information from trustees and other Demand Entities that is within their respective possession and which has not been previously provided to us. Our ability to Provide Reportable Information that is not already in our records is significantly dependent upon the cooperation of those other Demand Entities. Any applicable Reportable Information that is not contained herein is unknown and is not available to us without unreasonable effort or expense, because some Demand Entities are no longer in existence, some Demand Entities have not agreed to provide Reportable Information, some Demand Entities may not have provided complete Reportable Information, and some Demand Entities may be unable or unwilling to provide Reportable Information without unreasonable effort or expense (or without imposing unreasonable expense on us). The information in this Form ABS-15G has not been verified by any third party. In addition, the information in this Form ABS-15G does not include any previously-reported repurchase request or demand for which there has been no change in reporting status during this reporting period from the status previously reported.

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Retained Interests in This Securitization

Neither JPMCB nor any of its affiliates intends to retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization. However, JPMCB or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates at any time.

The Depositor

Wells Fargo Commercial Mortgage Securities, Inc., a North Carolina corporation, is the depositor. The depositor is a special purpose corporation incorporated in the State of North Carolina in 1988, for the purpose of engaging in the business, among other things, of acquiring and depositing mortgage loans in trust in exchange for certificates evidencing interest in such trusts and selling or otherwise distributing such certificates. The depositor is a direct, wholly-owned subsidiary of Wells Fargo Bank, a sponsor, an originator and a mortgage loan seller, and an affiliate of Wells Fargo Securities, LLC, one of the underwriters. See “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” below.

The depositor will have minimal ongoing duties with respect to the certificates and the Mortgage Loans. The depositor’s duties will include, without limitation, (i) appointing a successor trustee in the event of the resignation or removal of the trustee, (ii) providing information in its possession with respect to the certificates to the tax administrator to the extent necessary to perform REMIC tax administration, (iii) indemnifying the trustee, the tax administrator and the issuing entity for any liability, assessment or costs arising from the depositor’s willful misconduct, bad faith or negligence in providing such information, (iv) indemnifying the trustee and the tax administrator against certain securities law liabilities, and (v) signing or contracting with the master servicer, signing any Annual Report on Form 10-K, including the certification required under the Sarbanes-Oxley Act, and any Distribution Reports on Form 10-D and Current Reports on Form 8-K required to be filed by the issuing entity. The depositor is also required under the underwriting agreement to indemnify the underwriters for certain securities law liabilities.

The depositor purchases commercial mortgage loans and interests in commercial mortgage loans for the purpose of selling those assets to trusts created in connection with the securitization of pools of assets and does not engage in any activities unrelated to those securitizations. On the Closing Date, the depositor will acquire the Mortgage Loans from each mortgage loan seller and will simultaneously transfer them, without recourse, to the trustee for the benefit of the Certificateholders.

The depositor remains responsible under the PSA for providing the master servicer, special servicer, certificate administrator and trustee with certain information and other assistance requested by those parties and reasonably necessary to performing their duties under the PSA. The depositor also remains responsible for mailing notices to the Certificateholders upon the appointment of certain successor entities under the PSA.

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The Issuing Entity

The issuing entity, BANK 2025-BNK51 (the “Trust”), will be a New York common law trust, formed on the Closing Date pursuant to the PSA.

The only activities that the issuing entity may perform are those set forth in the PSA, which are generally limited to owning and administering the Mortgage Loans and any REO Property, disposing of defaulted mortgage loans and REO Property, issuing the certificates, making distributions, providing reports to Certificateholders and other activities described in this prospectus. Accordingly, the issuing entity may not issue securities other than the certificates, or invest in securities, other than investing of funds in the Collection Account and other accounts maintained under the PSA in certain short-term permitted investments. The issuing entity may not lend or borrow money, except that each applicable master servicer, each applicable special servicer and the trustee may make Advances of delinquent monthly debt service payments and Servicing Advances to the issuing entity, but only to the extent it does not deem such Advances to be non-recoverable from the related mortgage loan; such Advances are intended to provide liquidity, rather than credit support. The PSA may be amended as set forth under “Pooling and Servicing Agreement—Amendment”. The issuing entity administers the Mortgage Loans through the trustee, the certificate administrator, each applicable master servicer and each applicable special servicer. A discussion of the duties of the trustee, the certificate administrator, each applicable master servicer and each applicable special servicer, including any discretionary activities performed by each of them, is set forth in this prospectus under “Transaction Parties―The Certificate Administrator and Trustee”, “—The Master Servicer” and “—The Special Servicer” and “Pooling and Servicing Agreement”.

The only assets of the issuing entity other than the Mortgage Loans and any REO Properties are the Collection Account and other accounts maintained pursuant to the PSA, the short-term investments in which funds in the Collection Account and other accounts are invested. The issuing entity has no present liabilities, but has potential liability relating to ownership of the Mortgage Loans and any REO Properties and certain other activities described in this prospectus, and indemnity obligations to the trustee, the certificate administrator, the depositor, each applicable master servicer, each applicable special servicer, the operating advisor and the asset representations reviewer. The fiscal year of the issuing entity is the calendar year. The issuing entity has no executive officers or board of directors and acts through the trustee, the certificate administrator, each applicable master servicer and each applicable special servicer.

The depositor will be contributing the Mortgage Loans to the issuing entity. The depositor will be purchasing the Mortgage Loans from the mortgage loan sellers, as described under “Description of the Mortgage Loan Purchase Agreements” in this prospectus.

The Certificate Administrator and Trustee

Computershare Trust Company, N.A. (“Computershare Trust Company”) will act as certificate administrator, certificate registrar, trustee and custodian under the PSA. The certificate administrator will also be the REMIC administrator and the 17g-5 Information Provider under the PSA.

Computershare Trust Company is a national banking association and a wholly-owned subsidiary of Computershare Limited (“Computershare Limited”), an Australian financial services company with approximately $5.3 billion (USD) in assets as of June 30, 2025. Computershare Limited and its affiliates have been engaging in financial service activities,

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including stock transfer related services, since 1997, and corporate trust related services since 2000. Computershare Trust Company provides corporate trust, custody, securities transfer, cash management, investment management and other financial and fiduciary services, and has been engaged in providing financial services, including corporate trust services, since 2000. The transaction parties may maintain commercial relationships with Computershare Trust Company and its affiliates. Computershare Trust Company maintains corporate trust offices at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (among other locations), and its office for certificate transfer services is located at 1505 Energy Park Drive, St. Paul, Minnesota 55108.

On November 1, 2021, Wells Fargo Bank, N.A. (“Wells Fargo Bank”) and Wells Fargo Delaware Trust Company, N.A. (together with Wells Fargo Bank, collectively “Wells Fargo”) sold substantially all of its Corporate Trust Services (“CTS”) business to Computershare Limited, Computershare Trust Company, and Computershare Delaware Trust Company (collectively, “Computershare”). Virtually all CTS employees of Wells Fargo, along with most existing CTS systems, technology, and offices transferred to Computershare as part of the sale. On and after November 1, 2021, Wells Fargo has been transferring its roles, duties, rights, and liabilities under the relevant transaction agreements to Computershare. For any transaction where the roles of Wells Fargo have not yet transferred to Computershare, Computershare, as of November 1, 2021, performs all or virtually all of the obligations of Wells Fargo as its agent as of such date.

Trustee

Computershare Trust Company will act as trustee pursuant to the PSA. Computershare Trust Company has provided corporate trust related services since 2000 through its predecessors and affiliates. Computershare Trust Company provides trustee services for a variety of transactions and asset types, including corporate and municipal bonds, mortgage-backed and asset-backed securities, and collateralized debt obligations. As of June 30, 2025, Computershare Trust Company was acting in some cases as the named trustee or indenture trustee, and in most cases as agent for the named trustee or indenture trustee, on approximately 614 commercial mortgage-backed securities transactions with an aggregate outstanding principal balance of approximately $401 billion (USD).

In its capacity as trustee on commercial mortgage securitizations, Computershare Trust Company is generally required to make an advance if the related master servicer or special servicer fails to make a required advance. In the past three years, neither Computershare Trust Company, nor the CTS business it acquired from Wells Fargo Bank, has been required to make an advance on a commercial mortgage-backed securities transaction.

Certificate Administrator

Under the terms of the PSA, Computershare Trust Company is responsible for securities administration, which includes pool performance calculations, distribution calculations, and the preparation of monthly distribution reports. As certificate administrator, Computershare Trust Company is responsible for the preparation and filing of all REMIC tax returns on behalf of the Trust REMICs and, to the extent required under the PSA, the preparation of monthly reports on Form 10-D, certain current reports on Form 8-K, and annual reports on Form 10-K that are required to be filed with the SEC on behalf of the issuing entity. With its acquisition of the CTS business from Wells Fargo Bank on November 1, 2021, Computershare Trust Company acquired a business that has been engaged in the business of securities administration since June 30, 1995. As of June 30, 2025, Computershare Trust Company was acting in some cases as the certificate administrator, and in most cases as agent for the certificate administrator, on approximately 1,301 commercial mortgage-

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backed securities transactions with an aggregate outstanding principal balance of more than $739 billion (USD).

As a result of Computershare Trust Company not being a deposit-taking institution, any cash credited to the accounts that the certificate administrator is required to maintain pursuant to the PSA will be held by one or more institutions in a manner satisfying the requirements of the PSA, including any applicable eligibility criteria for account banks set forth in the PSA.

Custodian

Computershare Trust Company will act as the custodian of the mortgage loan files pursuant to the PSA. In that capacity, Computershare Trust Company is responsible to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the trustee and the Certificateholders. Computershare Trust Company maintains each mortgage loan file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management. Files are segregated by transaction or investor. With its acquisition of the CTS business from Wells Fargo Bank on November 1, 2021, Computershare Trust Company acquired a business that has been engaged in the mortgage document custody business for more than 25 years. As of June 30, 2025, Computershare Trust Company was acting in some cases as the custodian, and in most cases as agent for the custodian, for approximately 450,880 commercial mortgage loan files.

Computershare Trust Company, through the CTS business acquired from Wells Fargo Bank, serves or may have served within the past two years as loan file custodian or the agent of the loan file custodian for various mortgage loans owned by one or more sponsor or their affiliates and anticipates that one or more of those mortgage loans may be included in the issuing entity. The terms of any custodial agreement under which those services are provided are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review, and safekeeping of mortgage loan files.

For three CMBS transactions, Computershare Trust Company disclosed transaction-level material noncompliance related to its CMBS bond administration function on its 2024 Annual Statement of Compliance furnished pursuant to Item 1123 of Regulation AB for each such transaction (each, a “Subject 2024 Computershare CMBS Annual Statement of Compliance”).

For one CMBS transaction, the related Subject 2024 Computershare CMBS Annual Statement of Compliance disclosed an administrative error relating to adjusted coupon rates and allocation of additional cash that resulted in an overpayment to one class of certificates with a corresponding underpayment to another class of certificates. Computershare Trust Company corrected the error within five days of the distribution.

For one CMBS transaction, the related Subject 2024 Computershare CMBS Annual Statement of Compliance disclosed an administrative error processing an interest adjustment in the servicer’s report that resulted in an underpayment to one class of certificates with a corresponding aggregate overpayment to three different classes of certificates. Computershare Trust Company revised the distribution to correct the payment error two months after the payment error occurred and distributed the funds the next month.

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For one CMBS transaction, the related Subject 2024 Computershare CMBS Annual Statement of Compliance disclosed an administrative error processing the Initial Month’s Interest Deposit Amount that resulted in an underpayment to several classes of certificates with no corresponding overpayment. Computershare Trust Company revised the distribution to correct the payment error prior to the next distribution.

For each of the three CMBS transactions, the related Subject 2024 Computershare CMBS Annual Statement of Compliance states that Computershare Trust Company has reinforced its policies or implemented necessary changes to its procedures and controls in an effort to prevent a reoccurrence of the errors.

The current long-term issuer ratings of Computershare are “BBB(high)” by Morningstar DBRS, “BBB+” by Fitch, “A-” by KBRA, “Baa2” by Moody’s and “BBB” by S&P.

The information set forth under this heading “—The Certificate Administrator and Trustee” has been provided by Computershare Trust Company.

For a description of any material affiliations, relationships and related transactions between Computershare Trust Company and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

The certificate administrator and the trustee will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. For further information regarding the duties, responsibilities, rights and obligations of the certificate administrator and the trustee under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”. Certain terms of the PSA regarding the certificate administrator and the trustee’s removal, replacement or resignation are described under “Pooling and Servicing Agreement—Resignation and Removal of the Trustee and the Certificate Administrator” in this prospectus.

The Master Servicers

Midland Loan Services, a Division of PNC Bank, National Association

Midland Loan Services, a Division of PNC Bank, National Association, a national banking association (“Midland”), is expected to be a master servicer and in this capacity will be responsible for the master servicing and administration of certain of the Serviced Mortgage Loans and Serviced Companion Loans pursuant to the PSA. Certain servicing and administrative functions may also be provided by one or more primary servicers or sub-subservicers that previously serviced the Mortgage Loans for the applicable loan seller.

Midland’s principal servicing office is located at 10851 Mastin Street, Building 82, Suite 300, Overland Park, Kansas 66210.

Midland is a commercial financial services company that provides loan servicing and asset management for large pools of commercial and multifamily real estate assets. Midland is approved as a master servicer, special servicer and primary servicer for investment-grade commercial mortgage-backed securities (“CMBS”) by S&P, Moody’s, Fitch, Morningstar DBRS, and KBRA. Midland has received rankings as a master, primary and special servicer of real estate assets under U.S. CMBS transactions from S&P, Fitch and Morningstar DBRS. For each category, S&P ranks Midland as “Strong”. Morningstar DBRS ranks Midland as “MOR CS2” for master servicer, “MOR CS1” for primary servicer, and “MOR CS1” for special servicer. Fitch ranks Midland as “CMS2+” for master servicer, “CPS2+” for

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primary servicer, and “CSS2+” for special servicer. Midland is also a HUD/FHA-approved mortgagee and a Fannie Mae-approved multifamily loan servicer.

Midland has detailed operating procedures across the various servicing functions to maintain compliance with its servicing obligations and the servicing standards under Midland’s servicing agreements, including procedures for managing delinquent and specially serviced loans. The policies and procedures are reviewed annually and centrally managed.

Furthermore, Midland’s business continuity and disaster recovery plans are reviewed and tested annually. While Midland recently commenced a work from home strategy for certain personnel, Midland’s policies, operating procedures and business continuity plan contemplate and provide the mechanism for any Midland personnel currently working in the office to transition to work from home as determined by management to comply with changes in federal, state or local laws, regulations, executive orders, other requirements and/or guidance, to address health and/or other concerns related to a pandemic or other significant event or to address market or other business purposes.

In accordance with the PSA, Midland has engaged (or may in the future engage) one or more third-party vendors and/or affiliates to support Midland’s performance of certain duties and/or obligations under the PSA, including, but not limited to, with respect to one or more of the following tasks:

●	converting and de-converting loans to or from the servicing system and setting up any applicable cash management waterfall;
●	calculating certain amounts such as principal and interest payments, default interest, deferred interest, rent escalations, financial statement penalty fees, payoff amounts and other ad hoc items;
●	calculating remittances and allocated loan and appraisal reduction amounts and preparing remittance reports and other related reports, including Schedule AL;
●	administering certain aspects relating to reserve account disbursement requests;
●	assisting with the collection of financial/operating statements and rent rolls and performing operating statement and rent roll spreading activities;
●	monitoring covenant compliance and occupancy and tenant-related triggers, completing certain covenant calculations, tests and related analyses and identifying loans for Midland to proceed with cash management implementation;
●	UCC, tax and insurance-related researching, monitoring, filing, reporting, collecting and tracking, and lien release filing and tracking;
●	performing property inspections and preparing the related property inspection reports;
●	updating of the servicing system periodically with certain information, such as with respect to borrower, collateral, loan terms, escrows, reserves, covenants, loan-level transactions (i.e., amendments, assumptions, defeasances, etc.) and servicing fees;
●	processing loan and bring current statements and updating receivables;

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●	per Midland’s requirements, generating certain correspondence including hello letters, missed payment letters, financial statement demand letters and event of default letters; and
●	one or more additional tasks assigned by Midland; provided, however, such tasks will not include holding or collecting funds or performing asset management (other than document review and preparation in support of Midland’s asset managers’ processing of certain asset management transactions).

Notwithstanding the foregoing, Midland will remain responsible for Midland’s duties and/or obligations under the PSA. Midland monitors and oversees its third-party vendors in compliance with its internal procedures, the PSA and applicable law.

Midland will not have primary responsibility for custody services of original documents evidencing the underlying Mortgage Loans. Midland may from time to time have custody of certain of such documents as necessary for enforcement actions involving particular Mortgage Loans or otherwise. To the extent that Midland has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the Servicing Standard.

No securitization transaction involving commercial or multifamily mortgage loans in which Midland was acting as master servicer, primary servicer or special servicer has experienced a servicer event of default as a result of any action or inaction of Midland as master servicer, primary servicer or special servicer, as applicable, including as a result of Midland’s failure to comply with the applicable servicing criteria in connection with any securitization transaction. Midland has made all advances required to be made by it under the servicing agreements on the commercial and multifamily mortgage loans serviced by Midland in securitization transactions.

From time-to-time Midland is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. Midland does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service loans pursuant to the PSA.

Midland currently maintains an Internet-based investor reporting system, CRE Servicing Insight®, that contains performance information at the portfolio, loan and property levels on the various commercial mortgage-backed securities transactions that it services. Certificateholders prospective transferees of the certificates and other appropriate parties may obtain access to CRE Servicing Insight® through Midland’s website at www.pnc.com/midland. Midland may require registration and execution of an access agreement in connection with providing access to CRE Servicing Insight®.

Midland anticipates acquiring the right to act as master servicer and/or primary servicer (and the related right to receive and retain the excess servicing strip) with respect to the mortgage loans sold to the depositor by the mortgage loan sellers pursuant to one or more servicing rights appointment agreements entered into on the Closing Date. The “excess servicing strip” means a portion of the Servicing Fee payable to Midland that accrues at a per annum rate initially equal to the Servicing Fee Rate minus (A) with respect to the Serviced Mortgage Loans (i) if no primary servicing fee rate or subservicing fee rate is payable to a party other than Midland, (a) 0.00125% with respect to the Sheraton Denver Downtown Hotel Companion Loans or (b) 0.00250% with respect to the 255 Greenwich Companion Loans and the Ellenton Premium Outlets Companion Loans or (ii) if a primary servicing fee rate or subservicing fee rate is payable to a party other than Midland,

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0.000625% plus any such primary servicing fee rate or subservicing fee rate payable to a party other than Midland; or (B) with respect to any Non-Serviced Mortgage Loan, 0.000625%.

From time to time, Midland and/or its affiliates may purchase or sell securities, including, CMBS certificates. Midland and/or its affiliates may review this preliminary prospectus and purchase or sell certificates issued in this offering, including in the secondary market.

As of September 30, 2025, Midland was master and primary servicing approximately 18,976 commercial and multifamily mortgage loans with a principal balance of approximately $430 billion. The collateral for such loans may be located in all 50 states, the District of Columbia, Puerto Rico, Guam, US Virgin Islands and Canada. Approximately 13,682 of such loans, with a total principal balance of approximately $352 billion, pertain to commercial and multifamily mortgage-backed securities. The related loan pools include multifamily, office, retail, hospitality and other income-producing properties.

Midland has been servicing mortgage loans in CMBS transactions since 1992. The table below contains information on the size of the portfolio of commercial and multifamily loans and leases in CMBS and other servicing transactions for which Midland has acted as master and/or primary servicer from 2022 to 2024.

Portfolio Size – Master/Primary Servicing	Calendar Year End (Approximate amounts in billions)
	2022	2023	2024
CMBS	$328	$336	$347
Other	$315	$244	$173
Total	$642	$580	$521

As of September 30, 2025, Midland was named the special servicer in approximately 298 commercial mortgage-backed securities transactions with an aggregate outstanding principal balance of approximately $110 billion. With respect to such commercial mortgage-backed securities transactions as of such date, Midland was administering approximately 194 assets with an outstanding principal balance of approximately $5.1 billion.

Midland has acted as a special servicer for commercial and multifamily mortgage loans in CMBS transactions since 1992. The table below contains information on the size of the portfolio of specially serviced commercial and multifamily loans, leases and REO properties that have been referred to Midland as special servicer in CMBS transactions from 2022 to 2024.

Portfolio Size – Special Servicing	Calendar Year End (Approximate amounts in billions)
	2022	2023	2024
Total	$162	$119	$118

Pursuant to certain interim servicing agreements between Morgan Stanley Mortgage Capital Holdings LLC and certain of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain mortgage loans.

Pursuant to certain interim servicing agreements between JPMorgan Chase Bank, National Association and certain of its affiliates, on the one hand, and Midland, on the other

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hand, Midland acts as interim servicer with respect to certain mortgage loans, including, prior to their inclusion in the issuing entity, certain of the Mortgage Loans.

Midland, the general master servicer, is also the master servicer of the Market Place Center Whole Loan and the 4 Union Square South Whole Loan, each of which is serviced under the WFCM 2025-C65 PSA.

Midland may enter into one or more arrangements with the Directing Certificateholder, a Controlling Class Certificateholder, any Directing Certificateholder, any holder of a Companion Loan, the other Certificateholders (or an affiliate or a third-party representative of one or more of the preceding) or any other person with the right to appoint or remove and replace the special servicer to provide for (i) a discount, waiver and/or revenue sharing with respect to certain of the special servicer compensation and/or (ii) certain services, in each case, in consideration of, among other things, Midland’s appointment (or continuance) as special servicer under the PSA and any related co-lender agreement and limitations on the right of such person to remove the special servicer.

PNC Bank, National Association and its affiliates may use some of the same service providers (e.g., legal counsel, accountants and appraisal firms) as are retained on behalf of the issuing entity. In some cases, fee rates, amounts or discounts may be offered to PNC Bank, National Association and its affiliates by a third party vendor which differ from those offered to the issuing entity as a result of scheduled or ad hoc rate changes, differences in the scope, type or nature of the service or transaction, alternative fee arrangements, and negotiation by PNC Bank, National Association or its affiliates other than Midland.

The foregoing information set forth under this sub-heading regarding Midland has been provided by Midland.

For a description of any material affiliations, relationships and related transactions between Midland, in its capacity as master servicer, and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Midland will have various duties under the PSA. Certain duties and obligations of Midland are described under “Pooling and Servicing Agreement—General” and “—Enforcement of ‘Due-on-Sale’ and ‘Due-on-Encumbrance’ Provisions”. The ability of a master servicer to waive or modify any terms, fees, penalties or payments on the Mortgage Loans (other than a Non-Serviced Mortgage Loan), and the effect of that ability on the potential cash flows from such Mortgage Loans, are described under “Pooling and Servicing Agreement—Modifications, Waivers and Amendments”. Each applicable master servicer’s obligations as the servicer to make advances, and the interest or other fees charged for those advances and the terms of each applicable master servicer’s recovery of those advances, are described under “Pooling and Servicing Agreement—Advances”.

Midland, in its capacity as master servicer, will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. Certain terms of the PSA regarding each applicable master servicer’s removal, replacement or resignation are described under “Pooling and Servicing Agreement—Termination of a Master Servicer or Special Servicer for Cause”, “—Termination of a Master Servicer or Special Servicer for Cause—Servicer Termination Events”, “—Rights Upon Servicer Termination Event” and “—Waiver of Servicer Termination Event”. Each applicable master servicer’s rights and obligations with respect to indemnification, and certain limitations on each applicable master servicer’s liability under the PSA, are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification” in this prospectus.

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National Cooperative Bank, N.A.

National Cooperative Bank, N.A., a national banking association regulated by the Office of the Comptroller of the Currency, will act as master servicer with respect to forty (40) of the Mortgage Loans, representing approximately 14.8% of the Initial Pool Balance. National Cooperative Bank, N.A. is one of the mortgage loan sellers and one of the special servicers. Its servicing offices are located at 2011 Crystal Drive, Suite 800, Arlington, VA 22202. National Cooperative Bank, N.A. has been servicing mortgage loans since 1990. As of September 30, 2025, National Cooperative Bank, N.A. was the primary or master servicer of a portfolio of multifamily and commercial mortgage loans in commercial mortgage-backed securities transactions and in agency mortgage-backed security and cash sale transactions in the United States totaling approximately $5.14 billion in aggregate outstanding principal balance. There are currently no outstanding servicing advances made by National Cooperative Bank, N.A. in regards to any Mortgage Loan being transferred by it for inclusion in the Trust Fund.

As of September 30, 2025, National Cooperative Bank, N.A. had total assets of $3,926.0 million (unaudited), a capital base in excess of regulatory requirements with a Common Equity Tier 1 Capital to Risk Weighted Assets ratio of 13.73%. For the nine months ended September 30, 2025, National Cooperative Bank, N.A. reported net income of $30.3 million (unaudited). As of December 31, 2024, National Cooperative Bank, N.A. had total assets of $3,773.7 million, a capital base in excess of regulatory requirements with a Common Equity Tier 1 Capital to Risk Weighted Assets ratio of 13.36%. For the year ended December 31, 2024, National Cooperative Bank, N.A. reported net income of $26.1 million.

National Cooperative Bank, N.A. is rated by Fitch and S&P as master, primary and special commercial mortgage servicers. Current ratings are shown below:

Servicer Rating Type	Fitch	S&P
Master Servicer	CMS2-	Average
Primary Servicer	CPS1-	Above Average
Special Servicer	CSS2-	Average

National Cooperative Bank, N.A. is also a Fannie Mae-approved multifamily loan servicer.

National Cooperative Bank, N.A.’s total portfolio of serviced commercial and multifamily mortgage loans by approximate number of loans and approximate unpaid principal balance is shown below:

Year-End	2022(1)	2023(1)	2024(1)	2025(2)
By Approximate Number:	3,509	3,596	3,625	3,639
By Approximate Aggregate Unpaid Principal Balance (in billions):	$5.8 billion	$5.9 billion	$6.4 billion	$6.6 billion

(1)	As of the last day of the calendar year indicated.
(2)	As of September 30, 2025.

Within National Cooperative Bank, N.A.’s total portfolio of serviced commercial and multifamily mortgage loans, as of September 30, 2025, are approximately 1,312 commercial and multifamily mortgage loans with an unpaid principal balance of approximately $5.1 billion related to commercial mortgage-backed securities transactions (including agency mortgage-backed security and cash sale transactions). In addition to servicing loans related to commercial mortgage-backed securities transactions, National Cooperative Bank, N.A. also services whole loans for itself and a variety of investors. The properties securing loans in National Cooperative Bank, N.A.’s servicing portfolio, as of

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September 30, 2025, were located in 32 states and the District of Columbia and include retail, office, multifamily (including residential cooperative properties), industrial and other types of income-producing properties.

National Cooperative Bank, N.A. has detailed operating policies and procedures for the performance of its master servicing obligations. National Cooperative Bank, N.A. servicing policies and procedures are updated periodically to keep pace with changes in the commercial mortgage-backed securities industry generally and have been generally consistent for the last three years in all material respects. The only significant changes in National Cooperative Bank, N.A.’s policies and procedures have come in response to changes in federal or state law or investor requirements, such as updates issued by Fannie Mae. At the end of the COVID-19 pandemic, National Cooperative Bank, N.A. returned to a 2-day per week in-office work schedule with 3-days per week remote which has not resulted in an adverse impact on daily operations. This remote-working capability is part of National Cooperative Bank, N.A.’s business continuity plan.

National Cooperative Bank, N.A. utilizes a multi-application mortgage-servicing technology platform, with multiple capabilities and reporting functions, to facilitate the processing of mortgage servicing activities. Among other functions, this platform performs account maintenance, tracks borrower communications, tracks escrow deposits, balances and withdrawals, tracks loan prepayments and payoffs, updates transaction data and generates various account reports. National Cooperative Bank, N.A.’s primary servicing system runs on McCracken Financial Solutions Corp. Strategy CS software. National Cooperative Bank, N.A. reports to trustees and certificate administrators in the CREFC® format. National Cooperative Bank, N.A. has a formal, documented disaster recovery and business continuity plan, including the use of off-site backup facilities, which is managed by its on-site staff.

The table below sets forth information regarding principal and interest advances and servicing advances made by National Cooperative Bank, N.A., as master servicer, on commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations. The information set forth is the amount of such advances as of the last day of the period indicated (expressed as a dollar amount and as a percentage of National Cooperative Bank, N.A.’s portfolio, as of the end of each such period, of master serviced commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations).

Period	Approximate Securitized Master-Serviced Portfolio (UPB)*	Approximate Outstanding Advances (P&I and PPA)*	Approximate Outstanding Advances as % of UPB*
Calendar Year 2022	$3,115,144,567	$ 900,020.02	0.029%
Calendar Year 2023	$2,997,811,633	$1,263,458.00	0.042%
Calendar Year 2024	$3,283,728,637	$3,297,461.34	0.100%
Calendar Year 2025**	$3,273,861,280	$3,808,186.63	0.116%

*	“UPB” means unpaid principal balance, “P&I” means principal and interest advances and “PPA” means property protection advances.
**	As of September 30, 2025.

National Cooperative Bank, N.A. may perform any of its obligations under the PSA through one or more third-party vendors, affiliates or subsidiaries. Notwithstanding the foregoing, National Cooperative Bank, N.A., as a master servicer, will remain responsible for its duties under the PSA. National Cooperative Bank, N.A. may engage third-party vendors to provide technology or process efficiencies. National Cooperative Bank, N.A. monitors its

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third-party vendors in compliance with its internal vendor management procedures and applicable law. National Cooperative Bank, N.A. has entered into contracts with third party vendors for the following functions:

●	provision of loan servicing software – McCracken/Strategy CS;
●	tracking and reporting of flood zone changes;
●	legal representation;
●	performance of ongoing property inspections;
●	performance of tax parcel searches based on property legal description, monitoring and reporting of delinquent taxes, and collection and payment of taxes; and
●	Uniform Commercial Code searches and filings.

Generally, all amounts received by National Cooperative Bank, N.A. on the mortgage loans for which it is acting as master servicer will initially be deposited into a common clearing account with collections on other mortgage loans serviced by National Cooperative Bank, N.A. Funds are then transferred to segregated investor specific accounts pursuant to the servicing agreements.

Via a password-protected website, for commercial mortgage-backed securitization transactions for which National Cooperative Bank, N.A. is master servicer, National Cooperative Bank, N.A. provides its commercial mortgage-backed securities investors with access to data and reports.

There are no legal proceedings pending against National Cooperative Bank, N.A., or to which any property of National Cooperative Bank, N.A. is subject, that are material to the Certificateholders, nor does National Cooperative Bank, N.A. have actual knowledge of any such proceedings that are contemplated by governmental authorities.

No securitization transaction in which National Cooperative Bank, N.A. was acting as master servicer has experienced a servicer event of default under any applicable servicing agreement as a result of any action or inaction of National Cooperative Bank, N.A. as master servicer, including as a result of a failure by National Cooperative Bank, N.A. to comply with the applicable servicing criteria in connection with any securitization transaction. National Cooperative Bank, N.A. has not been terminated as master servicer in any securitization due to a servicing default. National Cooperative Bank, N.A. has made all advances required to be made by it under the servicing agreements related to the securitization transactions in which National Cooperative Bank, N.A. is acting as master servicer. No assessment of compliance with the servicing criteria set forth in Item 1122 of Regulation AB applicable to National Cooperative Bank, N.A. has disclosed any material noncompliance by National Cooperative Bank, N.A. with such applicable servicing criteria in connection with any securitization in which National Cooperative Bank, N.A. was acting as master servicer.

National Cooperative Bank, N.A., as a master servicer, will be required to pay all expenses incurred by it in connection with its responsibilities under the PSA (subject to reimbursement as described in this prospectus), including all fees of any sub-servicers retained by it.

In its capacity as master servicer, National Cooperative Bank, N.A. will not have primary responsibility for custody services of original documents evidencing the Mortgage Loans. On

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occasion, National Cooperative Bank, N.A. may have custody of certain of such documents as are necessary for enforcement actions involving the Mortgage Loans as to which it is acting as master servicer or otherwise. To the extent National Cooperative Bank, N.A. performs custodial functions as a servicer, documents will be maintained in a manner consistent with the Servicing Standard.

National Cooperative Bank, N.A. converted to a national bank charter from a federal thrift charter effective as of December 31, 2014. As a result of the conversion, its name changed from NCB, FSB to National Cooperative Bank, N.A. The Office of the Comptroller of the Currency continues to be the primary federal regulator of the bank.

As of the Closing Date, neither National Cooperative Bank, N.A. nor any of its affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, National Cooperative Bank, N.A. or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates at any time.

For a description of any material affiliations, relationships and related transactions between National Cooperative Bank, N.A., in its capacity as master servicer, and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

National Cooperative Bank, N.A. will have various duties under the PSA. Certain duties and obligations of National Cooperative Bank, N.A. are described under “Pooling and Servicing Agreement—General” and “—Enforcement of ‘Due-on-Sale’ and ‘Due-on-Encumbrance’ Provisions” in this prospectus. The ability of a master servicer to waive or modify any terms, fees, penalties or payments on the Mortgage Loans (other than a Non-Serviced Mortgage Loan), and the effect of that ability on the potential cash flows from such Mortgage Loans, are described under “Pooling and Servicing Agreement—Modifications, Waivers and Amendments” in this prospectus. The master servicers’ obligations to make advances, and the interest or other fees charged for those advances and the terms of the master servicers’ recovery of those advances, are described under “Pooling and Servicing Agreement—Advances” in this prospectus.

National Cooperative Bank, N.A., in its capacity as a master servicer, will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. Certain terms of the PSA regarding a master servicer’s removal or replacement, resignation are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, “—Termination of a Master Servicer or Special Servicer for Cause—Servicer Termination Events”, “—Rights Upon Servicer Termination Event” and “—Waiver of Servicer Termination Event” in this prospectus. A master servicer’s rights and obligations with respect to indemnification, and certain limitations on a master servicer’s liability under the PSA, are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification” in this prospectus.

The information provided in this prospectus concerning National Cooperative Bank, N.A. has been provided by it.

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The Primary Servicer

General

Trimont LLC, a Georgia limited liability company (“Trimont”), will act as the primary servicer for the Serviced Mortgage Loans for which Wells Fargo Bank is acting as mortgage loan seller: the Sheraton Denver Downtown Hotel Mortgage Loan, the Brentwood Commons Mortgage Loan, the Marriott Chicago O’Hare Mortgage Loan, the Courtyard Titusville Kennedy Space Center Mortgage Loan and the 40-52 Derwood Circle Mortgage Loan (collectively, the “Trimont Serviced Mortgage Loans”) and any related Serviced Companion Loans. Trimont will be responsible for the primary servicing and administration of the Trimont Serviced Mortgage Loans pursuant to a primary servicing agreement between Trimont, as primary servicer, and Midland, as master servicer (the “Trimont Primary Servicing Agreement”). Pursuant to a primary servicing agreement entered into with the related Non-Serviced Master Servicer for the WFCM 2025-C65 transaction, Trimont also acts as primary servicer with respect to the Market Place Center Whole Loan and the 4 Union Square South Whole Loan.

Trimont is a provider of loan servicing, asset management, due diligence, and customized advisory solutions. The principal servicing offices of Trimont are located at 550 South Tryon Street, Charlotte, North Carolina 28202 and Two Alliance Center, 3560 Lenox Road NE, Suite 2200, Atlanta, Georgia 30326. Trimont also has offices in the US located in Overland Park, Kansas, New York, New York, and Dallas, Texas.

As of March 1, 2025 (“CMS Acquisition Closing Date”), Trimont purchased the third-party servicing segment (“CMS”) of Wells Fargo Bank’s commercial mortgage servicing business (the “CMS Transaction”). See “—CMS Transaction” below. As of the CMS Acquisition Closing Date, Trimont is rated (ranked) by Fitch, S&P and Morningstar DBRS as a master servicer, a primary servicer and a special servicer of commercial mortgage loans in the US. Trimont’s servicer ratings (rankings) by each of these agencies are outlined below:

US Servicer Ratings	Fitch[1]	S&P	Morningstar DBRS[3]
Primary Servicer:	CPS2	Strong	MOR CS2
Master Servicer:	CMS3+	Average[2]	MOR CS3
Special Servicer:	CSS2	Strong	MOR CS2

1       The Fitch primary servicer and special servicer ratings of Trimont have been placed on “Rating Watch Negative” during the integration period associated with the CMS Transaction as is consistent with Fitch’s criteria and historical practice.

2       The S&P master servicer rating of Trimont has been placed on “Rating Watch Positive” during the integration period associated with the CMS Transaction.

3       Morningstar DBRS has designated the trends for the primary servicer and special servicer rankings of Trimont as “Stable”, and the trend for the master servicer ranking as “Positive”.

Trimont is also rated ‘Strong’ as a Construction Loan Servicer by S&P in the US.

Prior to the CMS Acquisition Closing Date, Trimont had been primary servicing and special servicing securitized and non-securitized commercial and multifamily loans in excess of 15 years.

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The following table sets forth information prior to the CMS Acquisition Closing Date about Trimont’s portfolio of primary serviced commercial and multifamily loans (securitized and non-securitized) as of the dates indicated.

Commercial and Multifamily Mortgage Loans	As of 12/31/2022	As of 12/31/2023	As of 12/31/2024
By Approximate Number:	2,574	2,529	2,301
By Approximate Aggregate Unpaid Principal Balance (in billions):	$100.4	$110.1	$114.6

The following table sets forth information as of September 30, 2025 showing the portfolio of Trimont master or primary serviced commercial and multifamily loans (securitized and non-securitized).

Commercial and Multifamily Mortgage Loans	As of 9/30/2025
By Approximate Number:	20,168
By Approximate Aggregate Unpaid Principal Balance (in billions):	$605.76

The properties securing the loans in Trimont’s servicing portfolio include multifamily, office, retail, hospitality, industrial and other income producing properties.

Within this servicing portfolio, as of September 30, 2025, approximately 16,006 commercial and multifamily loans with an unpaid principal balance of approximately $422.63 billion were loans that back commercial mortgage-backed securities or commercial real estate collateralized debt obligation securities.

Trimont has operating procedures across the various servicing functions to maintain compliance with its servicing obligations and servicing standards under Trimont’s servicing agreements. The only significant changes in Trimont’s policies and procedures over the past three years have come in response to changes in federal or state law or investor requirements. Since the CMS Acquisition Closing Date, Trimont has been incorporating CMS master and primary servicing policies and procedures into its best practices for servicing CMS Loans and newly originated commercial and multifamily loans, including procedures for handling delinquent loans during the period prior to the occurrence of a special servicing transfer event.

Trimont’s servicing platform allows Trimont to process loan servicing activities including, but not limited to: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports.

Prior to the CMS Acquisition Closing Date, Trimont was not the designated primary advancing agent for any of the mortgage loans it serviced. In connection with the CMS Transaction, Trimont acquired the outstanding CMS servicer advances using funding from a Wells Fargo Bank credit facility and other capital sources and expects to use such credit facility and other capital sources to fund the future advancing obligations of Trimont as servicer under the servicing agreements that transferred to Trimont on, or that Trimont enters into following the CMS Acquisition Closing Date.

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The following table sets forth information as of September 30, 2025 showing the approximate principal and interest advances and protective property advances held by Trimont, as master servicer, on commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations.

As of	Approximate Securitized Master-Serviced Portfolio (UPB)**	Approximate Outstanding Advances (P&I and PPA)**	Approximate Outstanding Advances as % of UPB
9/30/2025	$389,654,027,851	$878,847,160	0.23%

**       “UPB” means unpaid principal balance, “P&I” means principal and interest advances and “PPA” means property protection advances.

Trimont may perform some of its obligations under the Trimont Primary Servicing Agreement through one or more third-party vendors, affiliates or subsidiaries, including the engagement of third-party vendors to provide technology or process efficiencies. Trimont monitors its third-party vendors in compliance with its internal procedures and applicable law. Trimont has entered into contracts directly with third-party vendors and may also obtain services from third party vendors through Wells Fargo Bank under the Transition Agreement (as hereinafter defined) for some or all of the following functions:

●	provision of Strategy and Strategy CS software;
●	audit services;
●	tracking and reporting of flood zone changes;
●	abstracting of leasing consent requirements contained in loan documents;
●	legal representation;
●	assembly of data regarding buyer and seller (borrower) with respect to proposed loan assumptions and preparation and underwriting of loan assumption package for review by Trimont;
●	performance of property inspections;
●	performance of tax parcel searches based on property legal description, monitoring and reporting of delinquent taxes, and collection and payment of taxes;
●	Uniform Commercial Code searches and filings;
●	insurance tracking and compliance;
●	onboarding-new loan setup;
●	lien release-filing and tracking;
●	credit investigation and background checks; and
●	defeasance calculations.

Trimont may enter into agreements with certain firms to act as a sub-subservicer and to provide cashiering or non-cashiering sub-servicing on the Mortgage Loans and Serviced Companion Loans it services. Trimont will monitor and review the performance of sub-servicers appointed by it. Generally, all amounts received by Trimont on the Mortgage

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Loans and Serviced Companion Loans it services will initially be deposited into a common clearing account with collections on other mortgage loans serviced by Trimont and will then be allocated and transferred to the appropriate account as described in this prospectus. On the day any amount is to be disbursed by Trimont, that amount may be transferred to a common disbursement account prior to disbursement.

Trimont will not have primary responsibility for custody services of original documents evidencing the Mortgage Loans or Serviced Companion Loans it services. On occasion, Trimont may have custody of certain of such documents as are necessary for enforcement actions involving such Mortgage Loans, Serviced Companion Loans or otherwise. To the extent Trimont performs custodial functions as a servicer, documents will be maintained in a manner consistent with the Servicing Standard.

There are, to the actual current knowledge of Trimont, no special or unique factors of a material nature involved in servicing the Mortgage Loans it services or is anticipated to service, as compared to the types of assets serviced by Trimont in other commercial real estate securitization pools generally.

Trimont does not believe that its financial condition will have any adverse effect on the performance of its duties under the Trimont Primary Servicing Agreement and, accordingly, Trimont believes that its financial condition will not have any material impact on the performance of the Mortgage Loans it services or the Certificates.

No securitization involving commercial or multifamily real estate loans in which Trimont was acting as a servicer has experienced a servicer event of default as a result of any action or inaction of Trimont in such capacity, including as a result of Trimont’s failure to comply with the applicable servicing criteria in connection with any securitization.

From time to time, Trimont is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. Trimont does not believe that any such lawsuits or legal proceedings, individually or in the aggregate, would be material to the Certificateholders. There are no legal proceedings pending against Trimont, or to which any property of Trimont is subject, that are material to the Certificateholders, nor does Trimont have actual knowledge of any proceedings of this type contemplated by governmental authorities.

A Trimont website (https://cmsview.trimont.com/tcms) provides investors with access to investor reports for commercial mortgage-backed securitization transactions for which Trimont is master servicer, and also provides borrowers with access to current and historical loan and property information for these transactions.

Trimont will enter into an agreement with Wells Fargo Bank (1) to purchase the primary servicing rights to the Trimont Serviced Mortgage Loans and any related Serviced Companion Loans and/or (2) to be appointed as the primary servicer with respect to the Trimont Serviced Mortgage Loans and any related Serviced Companion Loans.

Pursuant to certain interim servicing arrangements between Wells Fargo Bank (and/or certain of its affiliates) and Trimont, Trimont acts as an interim servicer with respect to certain mortgage loans owned by Wells Fargo Bank or its affiliates from time to time, which may include certain of the Mortgage Loans for which Wells Fargo Bank is acting as Mortgage Loan Seller.

Pursuant to certain interim servicing arrangements between MSMCH (and/or certain of its affiliates) and Trimont, Trimont acts as an interim servicer with respect to certain

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mortgage loans owned by MSMCH or its affiliates from time to time, which may include certain of the Mortgage Loans for which MSMCH is acting as Mortgage Loan Seller.

Pursuant to certain interim servicing arrangements between Bank of America (and/or certain of its affiliates) and Trimont, Trimont acts as an interim servicer with respect to certain mortgage loans owned by Bank of America or its affiliates from time to time, which may include certain of the Mortgage Loans for which Bank of America is acting as Mortgage Loan Seller.

Neither Trimont nor any of its affiliates intends to retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, Trimont or its affiliates may acquire certain classes of certificates on the Closing Date or, pursuant to secondary market transactions, in the future. Any such party will have the right to dispose of any such certificates at any time.

CMS Transaction

As of the CMS Acquisition Closing Date, Trimont purchased the third-party servicing segment (“CMS”) of Wells Fargo Bank’s commercial mortgage servicing business. The CMS Transaction did not include Wells Fargo Bank’s rights and obligations related to the servicing of loans that Wells Fargo Bank originated for Fannie Mae, Freddie Mac, and FHA/Ginnie Mae, which will continue to be serviced by Wells Fargo Bank.

Senior leadership of Trimont and CMS and certain Trimont and former Wells Fargo Bank corporate functions that supported CMS were generally integrated within Trimont on or shortly following the CMS Acquisition Closing Date. Most of the CMS employees along with relevant CMS systems, technologies and operating procedures and guidelines supporting CMS were transferred to Trimont as part of the CMS Transaction. Further, as of the CMS Acquisition Closing Date, Wells Fargo Bank’s duties, obligations, and rights as servicer, under the related servicing agreements were transferred to Trimont, subject to the terms and conditions of such servicing agreements.

In order to facilitate the transition of CMS to Trimont, Wells Fargo Bank and Trimont entered into a Transition Services Agreement (“Transition Agreement”) pursuant to which Wells Fargo Bank agreed to provide certain support services, or cause such services to be provided, to Trimont for 12 months from the CMS Acquisition Closing Date (with two 3-month extension options) (the “Transition Period”).

Trimont operates two loan servicing technology platforms with each using a separate instance of McCracken Financial Solutions software, Strategy CS. During a portion or all of the Transition Period, Trimont expects to continue to service the loans it was servicing prior to the CMS Acquisition Closing Date using operating guidelines, procedures and the servicing technology platform that Trimont was using prior to the CMS Acquisition Closing Date. During a portion or all of the Transition Period, Trimont expects to service loans serviced under the servicing agreements transferred in connection with the CMS Transaction and certain loans serviced under CMBS servicing agreements entered into by Trimont after the CMS Acquisition Closing Date (“CMS Loans”), including the Mortgage Loans it services, in accordance with the CMS operating guidelines, procedures and servicing technology platform.

The foregoing information set forth under this “Transaction Parties—The Primary Servicer” heading has been provided by Trimont.

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Summary of the Primary Servicing Agreement

Trimont LLC will be appointed to act as the primary servicer with respect to all of the Trimont Serviced Mortgage Loans pursuant to a primary servicing agreement between Midland, as master servicer, and Trimont LLC, as primary servicer (the “Primary Servicing Agreement”). The Primary Servicing Agreement will govern the primary servicing of all the Trimont Serviced Mortgage Loans.

Pursuant to the Primary Servicing Agreement, the primary servicer, on behalf of the master servicer, will be responsible for certain cashiering and other obligations of the master servicer described under “Pooling and Servicing Agreement” in this prospectus with respect to the Trimont Serviced Mortgage Loans. The Primary Servicing Agreement will obligate the primary servicer to comply with all applicable terms and conditions of the PSA and diligently primary service and administer the Trimont Serviced Mortgage Loans that it is obligated to service pursuant to the Primary Servicing Agreement, as an independent contractor, on behalf of the trust fund, in the best interests of and for the benefit of the relevant parties in interest and in accordance with the Servicing Standard. See “Pooling and Servicing Agreement—Servicing Standard” in this prospectus.

Subject to the terms of the Primary Servicing Agreement, the primary servicer will be entitled to receive as compensation for its activities thereunder a primary servicing fee with respect to each of the Trimont Serviced Mortgage Loans from the master servicer, to the extent the master servicer receives its Servicing Fees with respect such Mortgage Loan under the PSA. In addition, the primary servicer will be entitled to retain certain additional servicer compensation payable to the master servicer under the PSA. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Master Servicer Compensation” in this prospectus.

The primary servicer may not resign as primary servicer except (a) by mutual consent of the primary servicer and the master servicer, or (b) upon certain conditions as further set forth in the Primary Servicing Agreement.

The primary servicer can only be terminated for cause by the master servicer or the Trustee, as the case may be, in connection with certain termination events specified in the Primary Servicing Agreement.

The Special Servicers

Rialto Capital Advisors, LLC

Rialto Capital Advisors, LLC, a Delaware limited liability company (“RCA”), is expected to act as the general special servicer and in such capacity is expected to initially be responsible for the servicing and administration of Specially Serviced Loans (other than any Excluded Special Servicer Loan and any non-serviced whole loan) and REO Properties (in such capacity, the “General Special Servicer”) as well as the reviewing of certain Major Decisions and other transactions relating to Mortgage Loans and other Special Servicer Decisions for all of the Mortgage Loans (other than any Excluded Special Servicer Loan and any non-serviced whole loan), and in certain circumstances, will review, evaluate and provide or withhold consent as to certain Major Decisions and Special Servicer Decisions and other transactions relating to such Mortgage Loans and Serviced Companion Loans that are Non-Specially Serviced Loans, pursuant to the PSA. RCA maintains its principal servicing office at 200 S. Biscayne Blvd., Suite 3550, Miami, Florida 33131.

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RCA has been engaged in the special servicing of commercial mortgage loans for commercial real estate securitizations since approximately May 2012. RCA currently has a commercial mortgage-backed securities special servicer rating of “CSS2+” by Fitch, a commercial loan special servicer ranking of “Above Average” by S&P and a commercial mortgage special servicer ranking of “MOR CS2” by Morningstar DBRS. RCA is also rated by Kroll Bond Rating Agency, LLC.

RCA is an affiliate of Rialto Capital Management, LLC, a Delaware limited liability company (“RCM”) and a Securities and Exchange Commission registered investment adviser. RCM is a vertically integrated commercial real estate investment and asset manager. Previously an indirect wholly-owned subsidiary of Lennar Corporation (“Lennar”) (NYSE: LEN and LEN.B), a national homebuilder, RCM and RCA were acquired on November 30, 2018 by investment funds managed by Stone Point Capital LLC (“Stone Point”) in partnership with RCM’s management team. Stone Point is a financial services and asset management focused private equity firm based in Greenwich, Connecticut. As of September 30, 2025, RCM was the sponsor of, and certain of its affiliates were investors in, 14 private equity fund structures (collectively, the “Funds”) and RCM also advised several other investment vehicles such as co-investments, joint ventures and separately managed accounts, having over $20.9 billion of regulatory assets under management in the aggregate. Of the 14 Funds, 10 are focused in whole or in part on investments in commercial mortgage-backed securities with the remaining Funds focused on distressed and value-add real estate related investments, mezzanine debt and/or credit investments.

In addition, as of September 30, 2025, RCM has underwritten and purchased, primarily for the Funds, over $11.8 billion in face value of subordinate commercial mortgage-backed securities certificates in approximately 256 securitizations totaling approximately $275 billion in overall transaction size. RCM (or an affiliate) has the right to appoint the special servicer in a majority of these transactions.

Rialto Management Group, LLC, together with its subsidiaries RCA and RCM (excluding Stone Point), had 316 employees as of September 30, 2025 and is headquartered in Miami with offices located in New York City and Santa Monica and additional offices across the United States and in Europe.

RCA has detailed operating policies and procedures which are reviewed at least annually and updated as appropriate. These policies and procedures for the performance of its special servicing obligations are, among other things, in compliance with the applicable servicing criteria set forth in Item 1122 of Regulation AB under the Securities Act. RCA has developed strategies and procedures for managing delinquent loans, loans subject to bankruptcies of the borrowers and other breaches by borrowers of the underlying loan documents that are designed to maximize value from the assets for the benefit of certificateholders. These strategies and procedures vary on a case by case basis, and include, but are not limited to, liquidation of the underlying collateral, note sales, discounted payoffs, and borrower negotiation or workout in accordance with the related servicing standard. The strategy pursued by RCA for any particular property depends upon, among other things, the terms and provisions of the underlying loan documents, the jurisdiction where the underlying property is located and the condition and type of underlying property. Standardization and automation have been pursued, and continue to be pursued, wherever possible so as to provide for continued accuracy, efficiency, transparency, monitoring and controls.

RCA is subject to an annual external audit. As part of such external audit, auditors perform test work and review internal controls throughout the year. While RCA was a part of Lennar, RCA was determined to be Sarbanes-Oxley compliant.

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RCA maintains a web-based asset management system that contains performance information at the portfolio, loan and property levels on the various loan and REO assets that it services. Additionally, RCA has a formal, documented disaster recovery and business continuity plan.

As of September 30, 2025, RCA and its affiliates were actively special servicing approximately 538 portfolio loans (and REO properties) with an unpaid principal balance of approximately $15.22 billion (see footnote 2 to the chart below).

As of September 30, 2025, RCA is also performing special servicing for approximately 180 commercial real estate securitizations. With respect to such securitization transactions, RCA is administering approximately 10,024 assets with an unpaid principal balance at securitization of approximately $$170.3 billion. The asset pools specially serviced by RCA include residential, multifamily/condo, office, retail, hotel, healthcare, industrial, manufactured housing and other income-producing properties as well as residential and commercial land.

The following table sets forth information about RCA’s portfolio of specially serviced commercial and multifamily mortgage loans and REO properties in commercial mortgage-backed securitization transactions as of the dates indicated:

CMBS Pools	As of 12/31/2022	As of 12/31/2023	As of 12/31/2024	As of 9/30/2025
Number of CMBS Pools Named Special Servicer	151	160	173	188
Approximate Aggregate Unpaid Principal Balance(1)	$149.2 billion	$151.0 billion	$159.9 billion	$170.3 billion
Approximate Number of Specially Serviced Loans or REO Properties(2)	360	362	465	538
Approximate Aggregate Unpaid Principal Balance of Specially Serviced Loans or REO Properties(2)	$8.54 billion	$9.94 billion	$12.68 billion	$15.22 billion

(1)	Includes all commercial and multifamily mortgage loans and related REO properties in RCA’s portfolio for which RCA is the named special servicer, regardless of whether such mortgage loans and related REO properties are, as of the specified date, specially serviced by RCA.
(2)	Includes only those commercial and multifamily mortgage loans and related REO properties in RCA’s portfolio for which RCA is the named special servicer that are, as of the specified date, specially serviced by RCA. Does not include any resolutions during the specified year.

In its capacity as the special servicer, RCA will not have primary responsibility for custody services of original documents evidencing the underlying mortgage loans. RCA may

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from time to time have custody of certain of such documents as necessary for enforcement actions involving particular underlying mortgage loans or otherwise. To the extent that RCA has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the Servicing Standard (as defined in the PSA).

RCA does not have any material advancing rights or obligations with respect to the commercial mortgage-backed securities pools as to which it acts as special servicer. In certain instances RCA may have the right or be obligated to make property related servicing advances in emergency situations with respect to certain commercial mortgage-backed securities pools as to which it acts as special servicer.

There are, to the actual current knowledge of RCA, no special or unique factors of a material nature involved in special servicing the particular types of assets included in this securitization transaction, as compared to the types of assets specially serviced by RCA in other commercial mortgage-backed securitization pools generally, for which RCA has developed processes and procedures which materially differ from the processes and procedures employed by RCA in connection with its special servicing of commercial mortgage-backed securitization pools generally. There have not been, during the past three years, any material changes to the policies or procedures of RCA in the servicing function it will perform under the PSA for assets of the same type included in this securitization transaction.

No securitization transaction in which RCA was acting as special servicer has experienced a servicer event of default as a result of any action or inaction of RCA as special servicer, including as a result of a failure by RCA to comply with the applicable servicing criteria in connection with any securitization transaction. RCA has not been terminated as special servicer in any securitization, either due to a servicing default or the application of a servicing performance test or trigger. RCA has made all advances required to be made by it under the servicing agreements related to the securitization transactions in which RCA is acting as special servicer. There has been no previous disclosure of material noncompliance with the applicable servicing criteria by RCA in connection with any securitization in which RCA was acting as special servicer.

RCA does not believe that its financial condition will have any adverse effect on the performance of its duties under the PSA and, accordingly, RCA believes that its financial condition will not have any material impact on the Mortgage Pool performance or the performance of the certificates.

From time to time RCA is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. RCA does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service loans pursuant to the PSA. It is noted that, in November 2021, Icahn Partners LP and Icahn Partners Master Fund LP (together, the “Icahn Funds”) purportedly acquired 84% of the Class E certificates of COMM 2012-CCRE4 Commercial Pass-Through Certificates (the “CCRE4 Trust”). At that time, the value of the Class E certificates had already been written down to zero. Immediately following the acquisition of their interest in the CCRE4 Trust, in December 2021, the Icahn Funds made a request that the CCRE4 Trust’s trustee deem a “Servicer Termination Event” to have occurred in connection with the special servicing by RCA of a specific CCRE4 Trust asset, the Prizm Outlets mall in Nevada. The basis of the Icahn Funds’ request was their allegation that RCA violated the servicing standard by obtaining inflated appraisals from CBRE – Valuation & Advisory Services to prevent control from shifting to the Class E certificateholders and engaging in a 39-month plan to rehabilitate the asset. On June 15, 2022, the Icahn Funds

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filed a lawsuit against RCA in the District Court for Clark County, Nevada based on the same allegations set forth in its “Servicer Termination Event” notice to the CCRE4 Trust’s trustee. RCA denies that the claims have merit and intends to assert many legal and factual defenses against those claims. On December 27, 2024, the Icahn Funds directed the CCRE4 Trust’s trustee to intervene in the pending action in order to recover alleged damages that might be recoverable by other certificateholders as a result of the Icahn Funds’ claims. On March 21, 2025, the court denied RCA’s Motion for Summary Judgment which argued that the plaintiffs lacked standing to proceed with the case and granted a Motion to intervene that was filed by the CCRE4 Trust’s trustee at Icahn’s direction. The litigation is ongoing in District Court in Nevada. RCA continues to serve as special servicer of the CCRE4 Trust and has not been terminated.

There are currently no legal proceedings pending, and no legal proceedings known to be contemplated by governmental authorities, against RCA or of which any of its property is the subject, that are material to the Certificateholders.

RCA occasionally engages consultants to perform property inspections and to provide surveillance on a property and its local market; it currently does not have any plans to engage sub-servicers to perform on its behalf any of its duties with respect to this transaction with the exception of some outsourced base servicing functions.

In the commercial mortgage-backed securitizations in which RCA acts as special servicer, RCA may enter into one or more arrangements with any party entitled to appoint or remove and replace the special servicer to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, RCA’s appointment as special servicer under the applicable servicing agreement and limitations on such person’s right to replace RCA as the special servicer.

RCA is an affiliate of RREF V – D AIV RR L, LLC (or its affiliate), the entity expected to purchase the Class E-RR, Class F-RR and Class G-RR certificates, and be the initial Controlling Class Certificateholder and be appointed as the initial Directing Certificateholder (other than (a) any non-serviced mortgage loan or (b) any excluded loan with respect to the directing certificateholder). RREF V – D AIV RR L, LLC or its affiliates may also purchase one or more other classes of certificates. Except as described above, as of the Closing Date, neither RCA nor any of its affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, RCA or its affiliates may, in the future, retain or own interests in certain other classes of certificates. Any such party will have the right to dispose of such certificates at any time. RCA or an affiliate assisted RREF V – D AIV RR L, LLC and/or one or more of its affiliates with its due diligence of the Mortgage Loans prior to the Closing Date.

From time to time, RCA and/or its affiliates may purchase securities, including CMBS certificates. RCA and/or its affiliates may review this prospectus and purchase certificates issued in this offering, including in the secondary market. Any such party will have the right to dispose of such certificates at any time, except with respect to the Horizontal Risk Retention Certificates (defined below).

The foregoing information regarding RCA under this section titled “—The Special Servicers—Rialto Capital Advisors, LLC” has been provided by RCA.

The general special servicer will be required to pay all expenses incurred in connection with its responsibilities under the PSA (subject to reimbursement as described in this prospectus).

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The general special servicer may be terminated, with respect to the Mortgage Loans and Serviced Companion Loans, without cause, by (i) the applicable Certificateholders (if a Control Termination Event has occurred and is continuing) and (ii) the Directing Certificateholder (for so long as a Control Termination Event does not exist), as described and to the extent in “Pooling and Servicing Agreement— Replacement of Special Servicer Without Cause” in this prospectus.

The general special servicer may resign under the PSA as described under “Pooling and Servicing Agreement—Resignation of a Master Servicer and Special Servicer” in this prospectus.

Certain duties and obligations of RCA as the general special servicer and the provisions of the PSA are described under “Pooling and Servicing Agreement”, “—Enforcement of “Due-On-Sale” and “Due-On-Encumbrance” Provisions” and “—Inspections” in this prospectus. RCA’s ability to waive or modify any terms, fees, penalties or payments on the Mortgage Loans and the potential effect of that ability on the potential cash flows from the Mortgage Loans are described under “Pooling and Servicing Agreement—Modifications, Waivers and Amendments” below.

The general special servicer and various related persons and entities will be entitled to be indemnified by the issuing entity for certain losses and liabilities incurred by the general special servicer as described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification” in this prospectus.

RCA, in its capacity as special servicer, will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. Certain terms of the PSA regarding the general special servicer’s removal, replacement, resignation or transfer are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, “—Termination of a Master Servicer and Special Servicer for Cause—Servicer Termination Events” and “—Rights Upon Servicer Termination Event”. The general special servicer’s rights and obligations with respect to indemnification, and certain limitations on the general special servicer’s liability under the PSA, are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”.

National Cooperative Bank, N.A.

National Cooperative Bank, N.A. (“NCB”), a national banking association regulated by the Office of the Comptroller of the Currency, will initially be responsible for the servicing and administration of forty (40) Mortgage Loans (14.8%) if they become Specially Serviced Loans and any related REO Properties and, with respect to the applicable mortgage loans that are non-Specially Serviced Loans, reviewing and evaluating certain borrower requests and applicable master servicer’s written analysis and recommendations. National Cooperative Bank, N.A. is one of the mortgage loan sellers and one of the master servicers. Its servicing offices are located at 2011 Crystal Drive, Suite 800, Arlington, VA 22202. National Cooperative Bank, N.A. has been servicing mortgage loans since 1990.

As of September 30, 2025, National Cooperative Bank, N.A. had total assets of $3,926.0 million (unaudited), a capital base in excess of regulatory requirements with a Common Equity Tier 1 Capital to Risk Weighted Assets ratio of 13.73%.  For the nine months ended September 30, 2025, National Cooperative Bank, N.A. reported net income of $30.3 million (unaudited). As of December 31, 2024, National Cooperative Bank, N.A. had total assets of $3,773.7 million, a capital base in excess of regulatory requirements with a Common Equity Tier 1 Capital to Risk Weighted Assets ratio of 13.36%. For the year ended December 31, 2024, National Cooperative Bank, N.A. reported net income of $26.1 million.

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National Cooperative Bank, N.A. is approved as a special servicer by Fitch and S&P and currently has a special servicer rating of “CSS2-” by Fitch and “Average” by S&P. National Cooperative Bank, N.A. is also a Fannie Mae-approved multifamily loan servicer.

National Cooperative Bank, N.A.’s total portfolio of serviced commercial and multifamily mortgage loans by approximate number of loans and approximate unpaid principal balance is shown below:

Year-End	2022(1)	2023(1)	2024(2)	2025(2)
By Approximate Number:	3,509	3,596	3,625	3,639
By Approximate Aggregate Unpaid Principal Balance:	$5.8 billion	$5.9 billion	$6.4 billion	$6.6 billion

(1)	As of the last day of the calendar year indicated.
(2)	As of September 30, 2025.

Within National Cooperative Bank, N.A.’s total portfolio of serviced commercial and multifamily mortgage loans, as of September 30, 2025, are approximately 1,312 commercial and multifamily mortgage loans with an unpaid principal balance of approximately $5.1 billion related to commercial mortgage-backed securities transactions (including agency mortgage-backed security and cash sale transactions). In addition to servicing loans related to commercial mortgage-backed securities transactions, National Cooperative Bank, N.A. also services whole loans for itself and a variety of investors. The properties securing loans in National Cooperative Bank, N.A.’s servicing portfolio, as of September 30, 2025, were located in 32 states and the District of Columbia and include retail, office, multifamily (including residential cooperative properties), industrial and other types of income-producing properties.

National Cooperative Bank, N.A. has been acting as a special servicer of mortgage loans in CMBS transactions since 2010. National Cooperative Bank, N.A.’s parent, National Consumer Cooperative Bank, has acted as a special servicer of mortgage loans in CMBS transactions since 1998. In 2010, National Consumer Cooperative Bank transferred its CMBS special servicing operations to National Cooperative Bank, N.A. As of September 30, 2025, National Cooperative Bank, N.A. was named the special servicer in approximately 52 commercial mortgage-backed securities transactions with an aggregate outstanding principal balance of approximately $3.27 billion. The table below contains information on the size of the portfolio of specially serviced commercial and multifamily mortgage loans and REO properties that have been referred to National Cooperative Bank, N.A. as special servicer in CMBS transactions from 2022 to September 30, 2025.

Portfolio Size – CMBS Special Servicing (000’s)	2022(1)	2023(1)	2024(1)	2025(2)
Total	$2,965,465	$2,950,819	$3,282,391	$3,272,833

(1)	Size of portfolio in thousands for which National Cooperative Bank, N.A. acted as special servicer as of the last day of the calendar year indicated.
(2)	Size of portfolio in thousands for which National Cooperative Bank, N.A. acted as special servicer as of September 30, 2025.

National Cooperative Bank, N.A. has detailed servicing policies and procedures across the various servicing functions to maintain compliance with its servicing obligations and the servicing standards under National Cooperative Bank, N.A.’s servicing agreements, including procedures for managing delinquent and specially serviced loans and loans subject to the bankruptcy of the borrower. These policies and procedures include, among other things, measures for notifying borrowers of payment delinquencies and other loan defaults and for working with borrowers to facilitate collections and performance. National Cooperative

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Bank, N.A. periodically updates its servicing policies and procedures to keep pace with changes in the commercial mortgage-backed securities industry generally and to comply with changes in federal or state law or investor requirements. These policies and procedures are, among other things, in compliance with the applicable servicing criteria set forth in Item 1122 of Regulation AB.

In light of COVID-19 and related social distancing, shelter-in-place and similar guidance and requirements, National Cooperative Bank, N.A. instituted temporary requirements that, subject to certain exceptions, its personnel, including those in the commercial mortgage servicing group, worked remotely. At the end of the COVID-19 pandemic, National Cooperative Bank, N.A. returned to a 2-day per week in-office work schedule with 3-days per week remote which has not resulted in an adverse impact on daily operations. This remote-working capability is part of National Cooperative Bank, N.A.’s business continuity plan.

National Cooperative Bank, N.A.’s servicing personnel are highly skilled professionals that proactively manage specially serviced assets through the workout cycle from initiation of foreclosure, bankruptcy, real estate owned or modification. National Cooperative Bank, N.A. takes a disciplined approach to the management and resolution of specially serviced loans and evaluates all viable resolution strategies to determine the strategy that generates the highest net present value for the holder of such specially serviced loan. Default resolution strategies are determined in accordance with the respective pooling and servicing agreement and the terms of the related mortgage loan documents.

National Cooperative Bank, N.A. has not engaged and does not currently intend to engage any third party servicers to perform on its behalf any of its special servicing duties with respect to the trust mortgage loans for which National Cooperative Bank, N.A. acts as special servicer.

National Cooperative Bank, N.A. has a formal, documented disaster recovery and business continuity plan, including the use of off-site backup facilities, which is managed by its on-site staff.

There are no legal proceedings pending against National Cooperative Bank, N.A., or to which any property of National Cooperative Bank, N.A. is subject, that are material to the Certificateholders, nor does National Cooperative Bank, N.A. have actual knowledge of any such proceedings that are contemplated by governmental authorities.

No securitization transaction in which National Cooperative Bank, N.A. was acting as special servicer has experienced a servicer event of default under any applicable servicing agreement as a result of any action or inaction of National Cooperative Bank, N.A. as special servicer, including as a result of a failure by National Cooperative Bank, N.A. to comply with the applicable servicing criteria in connection with any securitization transaction. National Cooperative Bank, N.A. has not been terminated as special servicer in any securitization due to a servicing default. National Cooperative Bank, N.A. has made all advances required to be made by it under the servicing agreements related to the securitization transactions in which National Cooperative Bank, N.A. is acting as special servicer. No assessment of compliance with the servicing criteria set forth in Item 1122 of Regulation AB applicable to National Cooperative Bank, N.A. has disclosed any material noncompliance by National Cooperative Bank, N.A. with such applicable servicing criteria in connection with any securitization in which National Cooperative Bank, N.A. was acting as special servicer.

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National Cooperative Bank, N.A., as a special servicer, will be required to pay all expenses incurred in connection with its responsibilities under the PSA (subject to reimbursement as described in this prospectus), including all fees of any sub-servicers retained by it.

Although National Cooperative Bank, N.A. does not presently intend to enter into any such arrangement, National Cooperative Bank, N.A. may, in the future, enter into one or more arrangements with any party entitled to appoint or remove and replace a special servicer to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, National Cooperative Bank, N.A.’s appointment as special servicer under the PSA and limitations on such person’s right to replace National Cooperative Bank, N.A. as a special servicer.

National Cooperative Bank, N.A. converted to a national bank charter from a federal thrift charter effective as of December 31, 2014. As a result of the conversion, its name changed from NCB, FSB to National Cooperative Bank, N.A. The Office of the Comptroller of the Currency continues to be the primary federal regulator of the bank.

As of the Closing Date, neither National Cooperative Bank, N.A. nor any of its affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, National Cooperative Bank, N.A. or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates at any time.

For a description of any material affiliations, relationships and related transactions between National Cooperative Bank, N.A., in its capacity as special servicer, and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” in this prospectus.

National Cooperative Bank, N.A. will be required to pay all expenses incurred in connection with its responsibilities under the PSA (subject to reimbursement as described in this prospectus).

National Cooperative Bank, N.A. may be terminated, with respect to the National Cooperative Bank, N.A. Mortgage Loans, without cause, by (i) the applicable Certificateholders (if a Control Termination Event has occurred and is continuing) and (ii) the Directing Certificateholder (for so long as a Control Termination Event does not exist), as described and to the extent in “Pooling and Servicing Agreement—Replacement of a Special Servicer Without Cause” in this prospectus.

National Cooperative Bank, N.A. may resign under the PSA as described under “Pooling and Servicing Agreement—Resignation of a Master Servicer or Special Servicer” in this prospectus.

Certain duties and obligations of National Cooperative Bank, N.A. as the special servicer and the provisions of the PSA are described under “Pooling and Servicing Agreement”, “—Enforcement of ‘Due-On-Sale’ and ‘Due-On-Encumbrance’ Provisions”, “—Inspections”, “—Collection of Operating Information” and “—Servicing and Other Compensation and Payment of Expenses—Appraisal Reduction Amounts” in this prospectus. National Cooperative Bank, N.A.’s ability to waive or modify any terms, fees, penalties or payments on the National Cooperative Bank, N.A. Mortgage Loans and the potential effect of that ability on the potential cash flows from the National Cooperative Bank, N.A. Mortgage Loans are described under “Pooling and Servicing Agreement—Modifications, Waivers and Amendments” below.

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National Cooperative Bank, N.A. and various related persons and entities will be entitled to be indemnified by the issuing entity for certain losses and liabilities incurred by National Cooperative Bank, N.A. as described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification” in this prospectus.

National Cooperative Bank, N.A. will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. Certain terms of the PSA regarding National Cooperative Bank, N.A.’s removal, replacement, resignation or transfer are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, “—Termination of a Master Servicer or Special Servicer for Cause—Servicer Termination Events” and “—Rights Upon Servicer Termination Event”. National Cooperative Bank, N.A.’s rights and obligations with respect to indemnification, and certain limitations on National Cooperative Bank, N.A.’s liability under the PSA, are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”.

The foregoing information regarding National Cooperative Bank, N.A. set forth in this section entitled “—National Cooperative Bank, N.A.” has been provided by National Cooperative Bank, N.A. None of the depositor, the underwriters, the master servicer, the general special servicer, the operating advisor, the asset representations reviewer, the trustee, the certificate administrator, or any of their affiliates takes any responsibility for this information or makes any representation or warranty as to its accuracy or completeness.

The Operating Advisor and Asset Representations Reviewer

Pentalpha Surveillance LLC, a Delaware limited liability company (“Pentalpha Surveillance”), will act as the operating advisor under the PSA. The operating advisor will have certain review and consultation duties with respect to activities of the special servicer, including the right to recommend the replacement of the special servicer at any time. Pentalpha Surveillance will also be serving as the asset representations reviewer under the PSA. The asset representations reviewer generally will be required to review certain delinquent Mortgage Loans after a specified delinquency threshold has been exceeded and notification from the certificate administrator that the required percentage of Certificateholders have voted to direct a review of such delinquent Mortgage Loans.

The principal office of Pentalpha Surveillance is located at Two Greenwich Office Park, Greenwich, Connecticut 06831. Pentalpha Surveillance is a privately held firm founded in 2005 that is primarily dedicated to providing independent oversight of loan securitization trusts’ ongoing operations.

Pentalpha Surveillance and its affiliates have been engaged by individual securitization trusts, financial institutions, institutional investors and agencies of the U.S. Government. Pentalpha Surveillance’s platform utilizes compliance checking software and has a team of industry specialists focused on loan origination and servicing oversight, with engagements in surveillance, valuation, collections optimization, representation and warranty failures, derivative contract errors, litigation support, and expert testimony as well as other consulting assignments.

As of September 30, 2025, Pentalpha Surveillance was acting as operating advisor or trust advisor for approximately 350 commercial mortgage-backed securitizations with an aggregate initial unpaid principal balance of approximately $285 billion. As of September 30, 2025, Pentalpha Surveillance was acting as asset representations reviewer for 150 commercial mortgage-backed securitizations with an aggregate initial unpaid principal balance of approximately $135 billion.

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Pentalpha Surveillance has not been operating advisor on a transaction for which any Rating Agency has qualified, downgraded or withdrawn its rating or ratings of, one or more classes of certificates for such transaction citing servicing concerns with the operating advisor as the sole or a material factor in such rating action.

Pentalpha Surveillance is not an affiliate of the issuing entity, the depositor, the sponsors, the mortgage loan sellers, the trustee, the certificate administrator, the master servicer, the special servicer, the Directing Certificateholder, any “originators” (within the meaning of Item 1110 of Regulation AB) or any “significant obligor” (within the meaning of Item 1112 of Regulation AB) with respect to the Trust.

There are currently no legal proceedings pending against Pentalpha Surveillance, or to which any of its property is subject, that are material to the Certificateholders, nor does Pentalpha Surveillance have actual knowledge of any proceedings of this type contemplated by governmental authorities.

The foregoing information under this heading “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” has been provided by Pentalpha Surveillance.

For a description of any material affiliations, relationships and related transactions between the operating advisor, the asset representations reviewer and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” in this prospectus.

The operating advisor and the asset representations reviewer will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA, and no implied duties or obligations may be asserted against the operating advisor or the asset representations reviewer. For further information regarding the duties, responsibilities, rights and obligations of the operating advisor and the asset representations reviewer, as the case may be, under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—The Operating Advisor”, “—The Asset Representations Reviewer” and “—Limitation on Liability; Indemnification”. Certain terms of the PSA regarding the operating advisor’s or asset representations reviewer’s, as the case may be, removal, replacement, resignation or transfer of obligations are described under “Pooling and Servicing Agreement—The Operating Advisor” and “—The Asset Representations Reviewer” in this prospectus.

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Credit Risk Retention

General

This transaction is required to comply with the risk retention requirements of Section 15G of the Exchange Act (the “Credit Risk Retention Rules”) as they relate to commercial mortgage-backed securities. Bank of America will act as the “retaining sponsor” (as defined in the Credit Risk Retention Rules, the “Retaining Sponsor”).

The Retaining Sponsor is expected to satisfy its risk retention requirement through a combination of the following:

●	The RR Interest is intended to meet the definition of a “single vertical security” that is an “eligible vertical interest” (as such terms are defined in the Credit Risk Retention Rules), and Bank of America is acting as the retaining sponsor under the Credit Risk Retention Rules (in such capacity, the “Retaining Sponsor”). Bank of America, Wells Fargo Bank and Morgan Stanley Bank. (the “Retaining Parties”) will retain the indicated amount of the RR Interest below.
o	The RR Interest will have an aggregate Certificate Balance as of the Closing Date of approximately $17,629,601.28, representing approximately 1.75% of all “ABS interests” (as defined in the Credit Risk Retention Rules) in the Trust (which will consist of the certificates other than the Class R certificates). The effective interest rate of the RR Interest will be equal to the WAC Rate. In accordance with the definition of “single vertical security” under the Credit Risk Retention Rules, the RR Interest will entitle the holders thereof to a specified percentage (equal to the Risk Retention Allocation Percentage) of the amounts paid on each class of certificates (other than the Class R certificates and the RR Interest).
o	Bank of America will be permitted to offset the amount of its required risk retention by the portions of the RR Interest acquired by each of Wells Fargo Bank and Morgan Stanley Bank, as originators of one or more of the securitized assets. For a description of the originators, see “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.
o	On the Closing Date, Bank of America, a national banking association, in its capacity as Retaining Sponsor, will acquire from the depositor, and retain, $7,661,157.46 Certificate Balance of the RR Interest, representing approximately 43.5% of the aggregate Certificate Balance of all of the outstanding RR Interest. Wells Fargo Bank, a national banking association, will acquire from the depositor, and retain, $4,326,875.00 Certificate Balance of the RR Interest, representing approximately 24.5% of the aggregate Certificate Balance of all of the outstanding RR Interest and representing at least 20% of the aggregate Certificate Balance of all of the outstanding RR Interest. Wells Fargo Bank originated approximately 24.5% of the aggregate Initial Pool Balance, which is at least 20% of the total Initial Pool Balance and is equal to or greater than its percentage ownership of the aggregate Certificate Balance of all of the outstanding RR Interest (but such percentage ownership of the aggregate Certificate Balance of all of the outstanding RR Interest is at least 20%), in accordance with Rule 11(a)(1) of the Credit Risk Retention Rules. Morgan Stanley Bank, a national banking association, will acquire from the depositor, and retain, $5,641,568.82 Certificate Balance of the RR Interest, representing approximately 32.0% of the aggregate Certificate Balance of all of the outstanding RR Interest. Morgan Stanley Bank originated approximately 32.0% of
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the aggregate Initial Pool Balance, which is at least 20% of the total Initial Pool Balance and is equal to or greater than its percentage ownership of the aggregate Certificate Balance of all of the outstanding RR Interest (but such percentage ownership of the aggregate Certificate Balance of all of the outstanding RR Interest is at least 20%), in accordance with Rule 11(a)(1) of the Credit Risk Retention Rules. Each Retaining Party (other than Bank of America) will acquire its applicable portion of the RR Interest from the depositor pursuant to an exchange under Rule 11(a)(1)(iv)(B) of the Credit Risk Retention Rules, whereby such Retaining Party will sell to the depositor (in the case of Morgan Stanley Bank, through its affiliate, MSMCH) the Mortgage Loans (or applicable portions thereof) that it has originated in exchange for cash consideration and such applicable portion of the RR Interest.  The Certificate Balance of such applicable portion of the RR Interest (i) will represent a reduction in the price received by such Retaining Party from the depositor for the Mortgage Loans (or applicable portions thereof) sold by such Retaining Party (in the case of Morgan Stanley Bank, through its affiliate, MSMCH) to the depositor for inclusion in the Mortgage Pool and (ii) will equal the amount by which the Retaining Sponsor’s risk retention is reduced by such Retaining Party in accordance with the Credit Risk Retention Rules.

●	The Retaining Sponsor is expected to satisfy the remainder of its risk retention requirement through the purchase by RREF V – D AIV RR L, LLC, a Delaware limited liability company, the “third-party purchaser” (as defined in the Credit Risk Retention Rules, the “Third Party Purchaser”) of the Class E-RR, Class F-RR and Class G-RR certificates (collectively, the “Horizontal Risk Retention Certificates”), with an estimated aggregate initial Certificate Balance of $66,810,186 and representing approximately 3.27% of the aggregate fair value of the certificates (other than the Class R certificates) as of the Closing Date, determined in accordance with Generally Accepted Accounting Principles (“GAAP”). The Horizontal Risk Retention Certificates will constitute an “eligible horizontal residual interest” (as such term is defined in the Credit Risk Retention Rules).

Notwithstanding any references in this prospectus to the Credit Risk Retention Rules, the Retaining Sponsor, any Retaining Party, the Third Party Purchaser and other risk retention related matters, in the event the Credit Risk Retention Rules (or any relevant portion thereof) are repealed or determined by applicable regulatory agencies to be no longer applicable to this securitization transaction, none of the Retaining Sponsor, any Retaining Party, the Third Party Purchaser or any other party will be required to comply with or act in accordance with the Credit Risk Retention Rules (or such relevant portion thereof).

Qualifying CRE Loans; Required Credit Risk Retention Percentage

The sponsors have determined that 0.0% of the Initial Pool Balance (the “Qualifying CRE Loan Percentage”) is comprised of mortgage loans that are “qualifying CRE loans” as such term is described in the Credit Risk Retention Rules.

The total required credit risk retention percentage (the “Required Credit Risk Retention Percentage”) for this transaction is 5.0%. The Required Credit Risk Retention Percentage is equal to the product of (i) 1 minus the Qualifying CRE Loan Percentage (expressed as a decimal) and (ii) 5%; subject to a minimum Required Credit Risk Retention Percentage of no less than 2.50% if the issuing entity includes any non-qualifying CRE loans.

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RR Interest

Retained Certificate Available Funds

The right to payment of holders of the RR Interest is pro rata and pari passu with the right to payment of holders of the certificates other than the Class R certificates and the RR Interest (as a collective whole). The amount available for distribution to the holders of the RR Interest on each Distribution Date will, in general, equal the sum of (i) the Vertically Retained Percentage of the Aggregate Available Funds (described under “Description of the Certificates—Distributions—Available Funds”) for such Distribution Date and (ii) the Retained Certificate Gain-on-Sale Remittance Amount for such Distribution Date (such amount, the “Retained Certificate Available Funds”).

The “Retained Certificate Gain-on-Sale Remittance Amount” for each Distribution Date will be equal to the lesser of (i) the amount on deposit in the Retained Certificate Gain-on-Sale Reserve Account on such Distribution Date, and (ii) the Vertically Retained Percentage of the Aggregate Gain-on-Sale Entitlement Amount (described under “Description of the Certificates—Distributions—Available Funds”).

The “Vertically Retained Percentage” is equal to a fraction, expressed as a percentage, the numerator of which is the initial Certificate Balance of the RR Interest, and the denominator of which is the sum of the aggregate initial Certificate Balance of all of the classes of Principal Balance Certificates (including the RR Interest).

Priority of Distributions

On each Distribution Date, for so long as the aggregate Certificate Balance of the RR Interest has not been reduced to zero, the certificate administrator is required to apply amounts on deposit in the Distribution Account, to the extent of the Retained Certificate Available Funds, in the following order of priority:

First, to the RR Interest, in respect of interest, up to an amount equal to the Retained Certificate Interest Distribution Amount for such Distribution Date;

Second, to the RR Interest, in reduction of the Certificate Balance thereof, an amount equal to the Retained Certificate Principal Distribution Amount for such Distribution Date, until the Certificate Balance of the RR Interest has been reduced to zero; and

Third, to the RR Interest, up to an amount equal to the product of (A) the Risk Retention Allocation Percentage and (B) the aggregate amount of unreimbursed Realized Losses and interest thereon distributed to the holders of the Regular Certificates (other than the RR Interest) pursuant to clauses Third, Sixth, Ninth, Twelfth, Fifteenth, Eighteenth, Twenty-first and Twenty-fourth in “Description of the Certificates—Distributions—Priority of Distributions” in this prospectus;

provided, however, that to the extent any Retained Certificate Available Funds remain in the Distribution Account after applying amounts as set forth in clauses First through Third above, any such amounts will be disbursed to the Class R certificates, representing the residual interest in each Trust REMIC, in compliance with the Code and applicable Treasury regulations. A REMIC residual interest, sometimes commonly referred to as a “non-economic residual”, is a tax-based certificate required to be issued as part of any REMIC securitization and the holder of that interest will incur any tax liability of the REMIC. A REMIC residual interest is not entitled to any interest or principal in the securitization

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trust; however, Treasury regulations require that the amount, if any, remaining in a REMIC after all amounts are paid to the regular interests be paid to the REMIC residual interest.

The effective interest rate on the RR Interest will be a per annum rate equal to the WAC Rate for the related Distribution Date.

The “Non-Vertically Retained Percentage” is 100% minus the Vertically Retained Percentage.

The “Retained Certificate Interest Distribution Amount” with respect to any Distribution Date and the RR Interest will equal the product of (A) the Risk Retention Allocation Percentage and (B) the aggregate amount of interest distributed on the Regular Certificates (other than the RR Interest) according to clauses First, Fourth, Seventh, Tenth, Thirteenth, Sixteenth, Nineteenth and Twenty-second in “Description of the Certificates—Distributions—Priority of Distributions” in this prospectus.

The “Retained Certificate Principal Distribution Amount” with respect to any Distribution Date and the RR Interest will equal the product of (a) the Risk Retention Allocation Percentage and (b) the aggregate amount of principal distributed on the Regular Certificates (other than the RR Interest) according to clauses Second, Fifth, Eighth, Eleventh, Fourteenth, Seventeenth, Twentieth and Twenty-third in “Description of the Certificates—Distributions—Priority of Distributions” in this prospectus.

The “Risk Retention Allocation Percentage” will equal the Vertically Retained Percentage divided by the Non-Vertically Retained Percentage.

Allocation of Retained Certificate Realized Losses

The certificate administrator will be required to allocate any Retained Certificate Realized Losses to the RR Interest in reduction of the Certificate Balance thereof.

The “Retained Certificate Realized Loss” with respect to any Distribution Date is the amount, if any, by which (i) the product of (A) the Vertically Retained Percentage and (B) the aggregate Stated Principal Balance (for purposes of this calculation only, not giving effect to any reductions of the Stated Principal Balance for payments of principal collected on the Mortgage Loans that were used to reimburse any Workout-Delayed Reimbursement Amounts to the extent such Workout-Delayed Reimbursement Amounts are not otherwise determined to be Nonrecoverable Advances) of the Mortgage Loans and any REO Loans (excluding any portion allocable to the related Companion Loan, if applicable) as of the related Determination Date, is less than (ii) the Certificate Balance of the RR Interest after giving effect to distributions of principal on such Distribution Date.

Yield Maintenance Charge or Prepayment Premium

On each Distribution Date, the certificate administrator is required to distribute to the holders of the RR Interest the Vertically Retained Percentage of any Yield Maintenance Charge or Prepayment Premium received on or prior to the related Determination Date, as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”.

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The HRR Interest

Third Party Purchaser

It is anticipated that RREF V – D AIV RR L, LLC, a Delaware limited liability company (the “Third Party Purchaser”), will act as the “third-party purchaser” by purchasing the Horizontal Risk Retention Certificates, and will agree to hedging, transfer, financing and other restrictions applicable to a “third-party purchaser” (and its affiliates) under the Credit Risk Retention Rules. The Third Party Purchaser is wholly owned, directly or indirectly, by RREF V – D AIV HoldCo RR, LLC, which was formed with a primary purpose of investing in commercial mortgaged-backed securities, including the junior tranches of such securities (“CMBS B-Piece Securities”) and which is an affiliate of Rialto Capital Advisors, LLC. The Third Party Purchaser has previously purchased other CMBS B-Piece Securities like the Horizontal Risk Retention Certificates and its affiliates have been a third party purchaser in many other CMBS securitizations and have held CMBS B-Piece Securities and served as controlling class representative and directing certificate holder (or in a similar capacity) in other CMBS securitizations. The Third Party Purchaser is advised by Rialto Capital Management, LLC, a Delaware limited liability company (“RCM”), an affiliate of the expected special servicer and a registered investment adviser specialized in commercial real estate debt investments. RCM has underwritten and purchased, primarily for funds under its management, as of September 30, 2025, over $11.8 billion in face value of subordinate commercial mortgage-backed securities certificates in approximately 256 securitizations totaling approximately $275 billion in overall transaction size. RCM (or an affiliate or managed fund) has the right to appoint the special servicer in the majority of these transactions. See “Transaction Parties—The Special Servicers” for additional information about the Third Party Purchaser, RCM, Rialto Capital Advisors, LLC and their respective affiliates.

RREF V – D AIV RR L, LLC or its affiliate is expected to (i) act as the initial Third Party Purchaser, (ii) retain the Class E-RR, Class F-RR and Class G-RR certificates and (iii) be the initial Controlling Class Certificateholder and appoint itself the initial Directing Certificateholder (other than with respect to any Non-Serviced Mortgage Loan and any applicable Excluded Loan). RREF V – D AIV RR L, LLC or its affiliates may also purchase one or more other classes of certificates.

General

The Third Party Purchaser is expected to purchase the Horizontal Risk Retention Certificates, consisting of the classes of certificates identified in the table below.

Class of Horizontal Risk Retention Certificates	Expected Initial Certificate Balance	Estimated Fair Values of the Horizontal Risk Retention Certificates (in $ and %)(1)	Expected Purchase Price(2)
Class E-RR	$17,321,000	$8,921,894 / 0.85%	51.5091%
Class F-RR	$12,372,000	$6,372,708 / 0.61%	51.5091%
Class G-RR	$37,117,186	$19,118,734 / 1.82%	51.5091%

(1)	The estimated fair value (expressed as a dollar amount) and estimated fair values (expressed as a percentage of the aggregate fair value of all of the certificates (other than the Class R certificates and the RR Interest)) of the Horizontal Risk Retention Certificates. The fair value of the Horizontal Risk Retention Certificates have been determined as described under “—Yield-Priced Principal Balance Certificates”. The fair value of the other certificates is unknown and has been determined by the Retaining Sponsor as described under “—Determination of Amount of Required Horizontal Credit Risk Retention” below.
(2)	Expressed as a percentage of the expected initial Certificate Balance of each class of the Horizontal Risk Retention Certificates, excluding accrued interest. The aggregate purchase price expected to be paid for the Horizontal Risk Retention Certificates to be acquired by the Third Party Purchaser is approximately $34,413,336, excluding accrued interest.
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The aggregate fair value of the Horizontal Risk Retention Certificates and the RR Interest is expected to be equal to or above 5.0% of the aggregate fair value, as of the Closing Date, of all of the certificates (other than the Class R certificates). The Retaining Sponsor estimates that, relying solely on retaining an “eligible horizontal residual interest” in order to meet the credit risk retention requirements of the Credit Risk Retention Rules with respect to this securitization transaction, it is required to retain an eligible horizontal residual interest with an aggregate fair value dollar amount of approximately $52,647,558, representing 5.0% of the aggregate fair value, as of the Closing Date, of all of the certificates (other than the Class R certificates).

A reasonable time after the Closing Date, the Retaining Sponsor will be required to disclose to, or cause to be disclosed to, Certificateholders the following: (a) the fair value of the Horizontal Risk Retention Certificates that will be retained by the Third Party Purchaser based on actual sale prices and finalized tranche sizes, (b) the fair value of the “eligible horizontal residual interest” (as such term is defined in the Credit Risk Retention Rules) that the Retaining Sponsor would have been required to retain under the Credit Risk Retention Rules, and (c) to the extent the valuation methodology or any of the key inputs and assumptions that were used in calculating the fair value or range of fair values disclosed below under the heading “—Determination of Amount of Required Horizontal Credit Risk Retention” prior to the pricing of the certificates materially differs from the methodology or key inputs and assumptions used to calculate the fair value at the time of the Closing Date, descriptions of those material differences. Any such notice disclosures are expected to be included in a Current Report on Form 8-K on, or a reasonable period after, the Closing Date.

Material Terms of the Eligible Horizontal Residual Interest

On any Distribution Date, the aggregate amount available for distributions from the Mortgage Loans, net of specified servicing and administrative costs and expenses, will be distributed to the certificates in sequential order in accordance with their respective principal and interest entitlements (beginning with the Class A-1, Class A-3, Class A-SB, Class A-4, Class A-5, Class X-A, Class X-B and Class X-D certificates), in each case as set forth under “Description of the Certificates—Distributions—Priority of Distributions”. On any Distribution Date, Realized Losses on the Mortgage Loans will be allocated first, to the Class G-RR certificates, second, to the Class F-RR certificates, third, to the Class E-RR certificates, fourth, to the Class D certificates, fifth, to the Class C certificates, sixth, to the Class B certificates, seventh, to the Class A-S certificates, and finally, pro rata based on their respective Certificate Balances, to the Class A-1, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates, in each case until the Certificate Balance of that class has been reduced to zero. See “Description of the Certificates—Distributions—Priority of Distributions” and “Pooling and Servicing Agreement—The Directing Certificateholder”.

For a description of other material payment terms of the Classes of Yield-Priced Principal Balance Certificates identified in the table above in “—General”, see “Description of the Certificates”.

Determination of Amount of Required Horizontal Credit Risk Retention

General

CMBS such as the Principal Balance Certificates are typically priced based relative to either the treasury yield curve or to a targeted yield. The method of pricing used is primarily a function of the rating, but can also be determined by prevailing market conditions or investor preference. For this transaction, the Class A-1, Class A-3, Class A-SB, Class A-4, Class A-5, Class A-S, Class B, Class C and Class D certificates (collectively, the “Treasury-

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Priced Principal Balance Certificates”) are anticipated to be priced based on the treasury yield curve, and the Class E-RR, Class F-RR and Class G-RR certificates (the “Yield-Priced Principal Balance Certificates”) are anticipated to be priced based on a targeted yield. The Retaining Sponsor calculated the expected scheduled principal payments (the “Scheduled Certificate Principal Payments”) on each class of Treasury-Priced Principal Balance Certificates and each class of Yield Priced Principal Balance Certificates as described below. CMBS such as the Class X-A, Class X-B and Class X-D certificates (the “Interest-Only Certificates”) are typically priced relative to the treasury yield curve. The Retaining Sponsor made its determination of the fair value of the Treasury-Priced Principal Balance Certificates and the Interest-Only Certificates based on a number of inputs and assumptions consistent with these typical pricing methodologies in the manner described below for the applicable class of certificates. It should be noted in reviewing the fair value discussion below, that certain of the inputs and assumptions, such as yields, credit spreads, prices and coupons, are not directionally correlated. Variations from the base case in the direction of the high or low estimates will not necessarily occur in the same manner, in the same direction or to the same degree for each applicable input or assumption at any given point in time or as a result of any particular market condition. For example, with respect to any particular class of certificates, treasury yields may widen in the direction of the high estimate provided, while credit spreads may tighten in the direction of the low estimate provided.

Treasury-Priced Principal Balance Certificates

Based on the Structuring Assumptions and assuming a 0% CPR prepayment rate, the Retaining Sponsor calculated what the Scheduled Certificate Principal Payments on each Class of Treasury-Priced Principal Balance Certificates would be over the course of this securitization based on when principal payments were required to be made under the terms of the underlying mortgage loan documents during each Collection Period and which classes of Treasury-Priced Principal Balance Certificates would be entitled to receive principal payments based on the certificate payment priorities described in “Description of the Certificates—Distributions—Priority of Distributions”. On the basis of the Scheduled Certificate Principal Payments, the Retaining Sponsor calculated the weighted average life for each class of Treasury-Priced Principal Balance Certificates.

Treasury Yield Curve

The Retaining Sponsor utilized the assumed treasury yield curve in the table below in determining the range of estimated fair values of the Treasury-Priced Principal Balance Certificates. The actual treasury yield curve that will be used as a basis for determining the price of the Treasury-Priced Principal Balance Certificates is not known at this time and differences in the treasury yield curve will ultimately result in higher or lower fair value calculations. For an expected range of values at specified points along the treasury yield curve, see the table below titled “Range of Treasury Yields for the Treasury-Priced Principal Balance Certificates”. The Retaining Sponsor identified the range presented in the table below at each maturity on the treasury yield curve, which represents the Retaining Sponsor’s estimate of the largest increase or decrease in the treasury yield at that maturity reasonably expected to occur prior to pricing of the Treasury-Priced Principal Balance Certificates, based on 10 business day rolling periods over the past 6 months.

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Range of Treasury Yields for the Treasury-Priced Principal Balance Certificates

Tenor	Low Estimate of Treasury Yield	Base Case Treasury Yield	High Estimate of Treasury Yield
2YR	3.2565%	3.5226%	3.7076%
3YR	3.3003%	3.5445%	3.7468%
5YR	3.4387%	3.6728%	3.8831%
7YR	3.6305%	3.8657%	4.0986%
10YR	3.8628%	4.0981%	4.3378%
20YR	4.4156%	4.7136%	4.9615%

Based on the treasury yield curve, the Retaining Sponsor will determine for each class of Treasury-Priced Principal Balance Certificates the treasury yield reflected on the treasury yield curve (the “Interpolated Yield”) that corresponds to that class’s weighted average life, by using a linear interpolation using the treasury yield curve with 2, 3, 5, 7, 10 and 20 year maturities if the weighted average life does not correspond to a specified maturity on the treasury yield curve.

Credit Spread Determination

The Retaining Sponsor determined the credit spread for each class of Treasury-Priced Principal Balance Certificates on the basis of market bids obtained for similar CMBS with similar credit ratings, pool composition and asset quality, payment priority and weighted average lives of the related class of Treasury-Priced Principal Balance Certificates as of the date of this prospectus. The actual credit spread for a particular class of Treasury-Priced Principal Balance Certificates at the time of pricing is not known at this time and differences in the then-current credit spread demanded by investors for similar CMBS will ultimately result in higher or lower fair values. The Retaining Sponsor identified the range presented in the table below from the base case credit spread percentage, which represents the Retaining Sponsor’s estimate of the largest increase or decrease in the credit spread for newly issued CMBS reasonably expected to occur prior to pricing of the Treasury-Priced Principal Balance Certificates based on the Retaining Sponsor’s observation and experience in the placement of CMBS with similar characteristics.

Range of Credit Spreads for the Treasury-Priced Principal Balance Certificates

Class of Certificates	Low Estimate of Credit Spread	Base Case Credit Spread	High Estimate of Credit Spread
Class A-1	0.62%	0.72%	0.82%
Class A-3	0.72%	0.82%	0.92%
Class A-SB	0.67%	0.77%	0.87%
Class A-4	0.70%	0.80%	0.90%
Class A-5	0.72%	0.82%	0.92%
Class A-S	0.95%	1.10%	1.25%
Class B	1.30%	1.45%	1.60%
Class C	1.85%	2.05%	2.25%
Class D	4.00%	4.25%	4.50%

Discount Yield Determination

The discount yield (the “Discount Yield”) for each class of Treasury-Priced Principal Balance Certificates is the sum of the Interpolated Yield for such class and the related credit spread established at pricing. For an expected range of estimated values for each class of Treasury-Priced Principal Balance Certificates, see the table titled “Range of Discount Yields for the Treasury-Priced Principal Balance Certificates” below. The Retaining Sponsor

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identified the range presented in the table below for each such class of Treasury-Priced Principal Balance Certificates as the range from (i) the sum of the lowest estimated Interpolated Yield for that class and the lowest estimated credit spread to (ii) the sum of the highest estimated Interpolated Yield for that class and the highest estimated credit spread.

Range of Discount Yields for the Treasury-Priced Principal Balance Certificates

Class of Certificates	Low Estimate of Discount Yield	Base Case Discount Yield	High Estimate of Discount Yield
Class A-1	3.9057%	4.2572%	4.5537%
Class A-3	4.3324%	4.6675%	4.9982%
Class A-SB	4.3260%	4.6612%	4.9948%
Class A-4	4.5415%	4.8768%	5.2159%
Class A-5	4.5761%	4.9114%	5.2509%
Class A-S	4.8111%	5.1964%	5.5860%
Class B	5.1611%	5.5464%	5.9360%
Class C	5.7125%	6.1478%	6.5875%
Class D	7.8662%	8.3519%	8.8416%

Determination of Class Sizes

The Retaining Sponsor was provided credit support levels for each class of Treasury-Priced Principal Balance Certificates by each Rating Agency. A credit support level for a particular class of Treasury-Priced Principal Balance Certificates reflects the Rating Agency’s assessment of the aggregate Certificate Balance of Principal Balance Certificates that would be required to be subordinate to that class of Treasury-Priced Principal Balance Certificates in order to satisfy that Rating Agency’s internal ratings criteria to permit it to issue a particular credit rating. Based on the individual credit support levels (expressed as a percentage) provided by the Rating Agencies, or a stipulation by the b-piece buyer, if applicable, the Retaining Sponsor determined the highest required credit support level of the Rating Agencies selected to rate a particular class of Treasury-Priced Principal Balance Certificates, or of the b-piece buyer, if applicable (the “Constraining Level”). In certain circumstances the Retaining Sponsor may have elected not to engage an NRSRO for particular Classes of Principal Balance Certificates, based in part on the credit support levels provided by that NRSRO. See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded”. The aggregate Certificate Balance for the Class A-1, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates was determined by multiplying the Initial Pool Balance by a percentage equal to 1.0 minus 0.3. The Certificate Balance for the Class A-S certificates was determined by multiplying the Initial Pool Balance by a percentage equal to 1.0 minus such class’s Constraining Level, minus the percentage of the Initial Pool Balance represented by the aggregate Certificate Balance of the Class A-1, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates. For each other subordinate class of Treasury-Priced Principal Balance Certificates, that class’s Certificate Balance was determined by multiplying the Initial Pool Balance by a percentage equal to the difference between the credit support level for the immediately senior class of Treasury-Priced Principal Balance Certificates and such subordinate class’s Constraining Level.

Target Price Determination

The Retaining Sponsor determined a target price (the “Target Price”) for each class of Treasury-Priced Principal Balance Certificates (other than the Class D certificates) on the

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basis of the price (expressed as a percentage of the Certificate Balance of that class) that similar CMBS with similar credit ratings, similar average lives, cash flow profiles and prepayment risk have priced at in recent securitization transactions. The Target Price utilized for each class of Treasury-Priced Principal Balance Certificates is set forth in the table below. The Target Prices utilized by the Retaining Sponsor have not changed materially during the prior year.

Class of Certificates	Target Price(1)
Class A-1	100%
Class A-3	103%
Class A-SB	103%
Class A-4	101%
Class A-5	103%
Class A-S	103%
Class B	103%
Class C	100%

(1)	The Target Price with respect to a Class of certificates may not be achieved if such Class accrues interest at the WAC Rate.

Determination of Assumed Certificate Coupon

Based on the Target Price, the Discount Yield and the Scheduled Certificate Principal Payments for each class of Treasury-Priced Principal Balance Certificates, the Retaining Sponsor determined the assumed certificate coupon (the “Assumed Certificate Coupon”) by calculating what coupon would be required to be used based on the Scheduled Certificate Principal Payments for such class of Treasury-Priced Principal Balance Certificates in order to achieve the related Target Price for that class of Treasury-Priced Principal Balance Certificates when utilizing the related Discount Yield in determining that Target Price. The Assumed Certificate Coupon for each class of Treasury-Priced Principal Balance Certificates and Range of Assumed Certificate Coupons generated as a result of the estimated range of Discount Yields as of the Closing Date is set forth in the table below.

Range of Assumed Certificate Coupons for the Treasury-Priced Principal Balance
Certificates

Class of Certificates	Low Estimate of Assumed Certificate Coupon	Base Case Assumed Certificate Coupon	High Estimate of Assumed Certificate Coupon
Class A-1	3.935%	4.287%	4.583%
Class A-3	4.834%	5.171%	5.503%
Class A-SB	4.797%	5.134%	5.469%
Class A-4	4.649%	4.982%	5.318%
Class A-5	4.933%	5.269%	5.610%
Class A-S	5.167%	5.553%	5.944%
Class B	5.518%	5.904%	6.132%(1)
Class C	5.674%	6.102%	6.132%(1)
Class D	4.000%	4.000%	4.000%

(1)	WAC Rate.

Determination of Treasury-Priced Expected Price

Based on the Assumed Certificate Coupons, the Discount Yield and the Scheduled Certificate Principal Payments for each class of Treasury-Priced Principal Balance Certificates, the Retaining Sponsor determined the price (the “Treasury-Priced Expected Price”) expressed as a percent of the certificate balance of that class by determining the net

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present value of the Scheduled Certificate Principal Payments and interest accruing at the related Assumed Certificate Coupon discounted at the related Discount Yield.

Interest-Only Certificates

Based on the Structuring Assumptions and assuming a 100% CPY prepayment rate and exercise of optional termination (with such optional termination being exercised as soon as possible once able to do so), the Retaining Sponsor calculated what the expected scheduled interest payments on each class of Interest-Only Certificates would be over the course of the transaction (for each class of certificates, the “Scheduled Certificate Interest Payments”) based on what the Notional Amount of the related class of Interest-Only Certificates would be during each Collection Period as a result of the application of the expected principal payments during such Collection Period under the terms of the underlying Mortgage Loan documents and the payment priorities described in “Description of the Certificates—Distributions—Priority of Distributions”. On the basis of the periodic reduction in the Notional Amount of each Class of Interest-Only Certificates, the Retaining Sponsor calculated the weighted average life for each such class of Interest-Only Certificates.

Treasury Yield Curve

The Retaining Sponsor utilized the assumed treasury yield curve in the table below in determining the range of estimated fair value for the Interest-Only Certificates. The actual treasury yield curve that will be used as a basis for determining the price of the Interest-Only Certificates is not known at this time and differences in the treasury yield curve will ultimately result in higher or lower fair value calculations. For an expected range of values at specified points along the treasury yield curve, see the table below titled “Range of Treasury Yield Curve Values”. The Retaining Sponsor identified the range presented in the table below at each maturity on the treasury yield curve, which represents the Retaining Sponsor’s estimate of the largest increase or decrease in the treasury yield at that maturity reasonably expected to occur prior to pricing of the Interest-Only Certificates, based on 10 business day rolling periods over the past 6 months.

Range of Treasury Yield Curve Values

Tenor	Low Estimate of Treasury Yield	Base Case Treasury Yield	High Estimate of Treasury Yield
7YR	3.6305%	3.8657%	4.0986%
10YR	3.8628%	4.0981%	4.3378%

Based on the treasury yield curve, the Retaining Sponsor will determine for each class of Interest-Only Certificates the yield reflected on the treasury yield curve (the “Interpolated Yield”) that corresponds to that class’s weighted average life, by using a linear interpolation using treasury yield curves with 7 and 10 year maturities if the weighted average life does not correspond to a specified maturity on the treasury yield curve.

Credit Spread Determination

The Retaining Sponsor determined the credit spread for each class of Interest-Only Certificates on the basis of market bids obtained for similar CMBS with similar credit ratings, pool composition and asset quality, payment priority and weighted average lives of such class of Interest-Only Certificates as of the date of this prospectus. The actual credit spread for a particular class of Interest-Only Certificates at the time of pricing is not known at this time and differences in the then-current credit spread demanded by investors for similar CMBS will ultimately result in higher or lower fair values. The Retaining Sponsor identified

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the range presented in the table below from the base case credit spread percentage, which is the Retaining Sponsor’s estimate of the largest increase or decrease in the credit spread for newly issued CMBS reasonably expected to occur prior to pricing of the certificates based on the Retaining Sponsor’s experience in the placement of CMBS with similar characteristics.

Range of Credit Spreads for the Interest-Only Certificates

Class of Certificates	Low Estimate of Credit Spread	Base Case Credit Spread	High Estimate of Credit Spread
Class X-A	1.25%	1.50%	1.75%
Class X-B	1.25%	1.50%	1.75%
Class X-D	1.75%	2.00%	2.25%

Discount Yield Determination

Discount Yield for each class of Interest-Only Certificates is the sum of the Interpolated Yield for such class and the related credit spread. For an expected range of values for each class of Interest-Only Certificates, see the table titled “Range of Discount Yields for the Interest-Only Certificates” below. The Retaining Sponsor identified the range presented in the table below for each such class of certificates as the range from (i) the sum of the lowest estimated Interpolated Yield for that class and the lowest estimated credit spread to (ii) the sum of the highest estimated Interpolated Yield for that class and the highest estimated credit spread.

Range of Discount Yields for the Interest-Only Certificates

Class of Certificates	Low Estimate of Discount Yield	Base Case Discount Yield	High Estimate of Discount Yield
Class X-A	5.0435%	5.5287%	6.0164%
Class X-B	5.0773%	5.5626%	6.0512%
Class X-D	5.5842%	6.0694%	6.5583%

Determination of Scheduled Certificate Interest Payments

Based on the range of Assumed Certificate Coupons determined for the Principal Balance Certificates, the Retaining Sponsor determined the range of Scheduled Certificate Interest Payments for each scenario for each Class of Interest-Only Certificates based on the difference between the WAC Rate in effect from time to time, over the weighted average of the Pass-Through Rate(s) of the underlying Class(es) of Principal Balance Certificates upon which the Notional Amount of such Class of Interest-Only Certificates is based.

Determination of Interest-Only Expected Price

Based on the Discount Yield and the Scheduled Certificate Interest Payments for each class of Interest-Only Certificates, the Retaining Sponsor determined the price (the “Interest-Only Expected Price”) expressed as a percent of the Notional Amount of that class by determining the net present value of the Scheduled Certificate Interest Payments discounted at the related Discount Yield. The Retaining Sponsor determined the Interest-Only Expected Price for each class of Interest-Only Certificates based on the low estimate and high estimate of Assumed Certificate Coupons. The lower the Assumed Certificate Coupon for the Principal Balance Certificates, the higher the corresponding Interest-Only Expected Price for a class of certificates will be, therefore, the low range of estimated fair values of the Interest-Only Certificates will correspond to the high range of the estimate of

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Assumed Certificate Coupons for the Principal Balance Certificates and correspondingly, the high range of estimated fair values of the Interest-Only Certificates will correspond to the low range of the estimate of Assumed Certificate Coupons for the Principal Balance Certificates.

Yield-Priced Principal Balance Certificates

The Yield-Priced Principal Balance Certificates are anticipated to be acquired by the Third Party Purchaser based on a targeted discount yield of 16.3750% (inclusive of agreed upon price adjustments, if applicable) for each class of Yield-Priced Principal Balance Certificates, an Assumed Certificate Coupon equal to the WAC Rate for each class of Yield-Priced Principal Balance Certificates, the Structuring Assumptions and 0% CPY, each as agreed to among the sponsors and the Third Party Purchaser.

Determination of Class Size

The Retaining Sponsor determined the Certificate Balance of each class of Yield-Priced Principal Balance Certificates in the same manner described above under “—Determination of Amount of Required Horizontal Credit Risk Retention—Treasury-Priced Principal Balance Certificates—Determination of Class Sizes”.

Determination of Yield-Priced Expected Price

Based on the Assumed Certificate Coupons, the targeted discount yield and the Scheduled Certificate Principal Payments for each class of Yield-Priced Principal Balance Certificates, the Retaining Sponsor determined the price (the “Yield-Priced Expected Price”) expressed as a percent of the Certificate Balance of that class by determining the net present value of the Scheduled Certificate Principal Payments and interest accruing at the related Assumed Certificate Coupon discounted at the related Discount Yield.

Calculation of Estimated Fair Value

Based on the Treasury-Priced Expected Prices, the Interest-Only Expected Prices and the Yield-Priced Expected Prices, as applicable, the Retaining Sponsor determined the estimated fair value of each class of certificates (other than the Class R certificates) by multiplying the range of the Treasury-Priced Expected Prices, the Interest-Only Expected Prices and the Yield-Priced Expected Prices, as applicable, by the related Certificate Balance or Notional Amount. The Retaining Sponsor determined the range of estimated fair values for each class of certificates based on the low estimate and high estimate of expected prices.

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Range of Estimated Fair Values for the Certificates
(Other than the Class R Certificates)

Class of Certificates	Low Estimate of Fair Value (Based on High Estimate of Discount Yield)	Base Case Estimate of Fair Value	High Estimate of Fair Value (Based on Low Estimate of Discount Yield)
Class A-1	$17,898,813	$17,898,902	$17,898,689
Class A-3	$5,993,299	$5,993,399	$5,993,406
Class A-SB	$24,262,988	$24,263,373	$24,263,680
Class A-4(1)	$201,996,747	$201,998,878	$201,995,308
Class A-5(1)	$458,920,746	$458,901,099	$458,921,040
Class X-A	$34,476,334	$51,961,083	$69,980,990
Class X-B	$2,560,847	$7,556,733	$13,689,148
Class A-S	$129,981,260	$129,974,855	$129,979,251
Class B	$43,111,184	$43,326,807	$43,326,895
Class C	$32,654,811	$33,404,408	$33,403,433
Class X-D	$4,510,525	$4,605,931	$4,703,660
Class D	$19,491,235	$20,225,700	$20,988,070
Class E-RR	$8,921,894	$8,921,894	$8,921,894
Class F-RR	$6,372,708	$6,372,708	$6,372,708
Class G-RR	$19,118,734	$19,118,734	$19,118,734
Total:	$1,010,272,128	$1,034,524,503	$1,059,556,906

(1)	The approximate initial Certificate Balances of the Class A-4 and Class A-5 Certificates are unknown and will be determined based on the final pricing of those Classes of Certificates. However, the respective initial Certificate Balances of the Class A-4 Certificates are expected to be within a range of $0 to $300,000,000, and the respective initial Certificate Balances of the Class A-5 Certificates are expected to be within a range of $345,568,000 to $645,568,000. In the event that the Class A-5 certificates are issued with an initial certificate balance of $645,568,000, the Class A-4 certificates will not be issued. The aggregate initial Certificate Balance of the Class A-4 and Class A-5 Certificates is expected to be approximately $645,568,000, subject to a variance of plus or minus 5%. For purposes of providing the range of estimated fair values for the certificates in the table above, the Certificate Balance of the Class A-4 Certificates is assumed to be $200,000,000 and the Certificate Balance of the Class A-5 Certificates is assumed to be $445,568,000.

The estimated range of fair values for all the certificates (other than the Class R certificates) is approximately $1,010,272,128 to $1,059,556,906.

Hedging, Transfer and Financing Restrictions

The Third Party Purchaser will be required to comply with the hedging, transfer and financing restrictions applicable to a “retaining sponsor” under the Credit Risk Retention Rules.

These restrictions will include an agreement by the Third Party Purchaser not to transfer the Horizontal Risk Retention Certificates (except to a majority-owned affiliate) until December 23, 2030. On and after that date, the Third Party Purchaser may transfer the eligible horizontal residual interest to a successor third party purchaser as long as the Third Party Purchaser satisfies all applicable provisions of the Credit Risk Retention Rules, including providing the sponsors with complete identifying information for the successor third party purchaser and the successor third party purchaser agreeing to comply with the hedging, transfer, financing and other restrictions applicable to subsequent third-party purchasers (and their affiliates) under the Credit Risk Retention Rules.

The restrictions on hedging and transfer under the Credit Risk Retention Rules as in effect on the Closing Date of this transaction will expire on and after the date that is the earliest of (A) the date that is the latest of (i) the date on which the aggregate principal balance of the Mortgage Loans has been reduced to 33% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date; (ii) the date on which the total unpaid principal obligations under the certificates has been reduced to 33% of the total unpaid principal obligations under the certificates as of the Closing Date; or (iii) two years after the

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Closing Date, (B) the date on which all of the Mortgage Loans have been defeased in accordance with 12 C.F.R. §43.7(b)(8)(i) of the Credit Risk Retention Rules or (C) the date that the Credit Risk Retention Rules applicable to a holder of the Horizontal Risk Retention Certificates is withdrawn, repealed, amended or modified as it relates to the restrictions on hedging and transfer as to this securitization, or the Horizontal Risk Retention Certificates.

Operating Advisor

The operating advisor for the transaction is Pentalpha Surveillance LLC, a Delaware limited liability company. As described under “Pooling and Servicing Agreement—The Operating Advisor”, the operating advisor will, in general and under certain circumstances described in this prospectus, have the following responsibilities with respect to the Mortgage Loans:

●	review the actions of the special servicer with respect to any Specially Serviced Loan to the extent set forth in the PSA; and for so long as an Operating Advisor Consultation Event exists, with respect to Major Decisions relating to Serviced Mortgage Loans that are not Specially Serviced Loans;
●	review reports provided by the special servicer to the extent set forth in the PSA;
●	review for accuracy certain calculations made by the special servicer to the extent set forth in the PSA; and
●	issue an annual report generally (if any Mortgage Loan was a Specially Serviced Loan at any time during the prior calendar year or if an Operating Advisor Consultation Event occurred during the prior calendar year) setting forth whether the operating advisor believes, in its sole discretion exercised in good faith, that the special servicer is operating in compliance with the Servicing Standard with respect to its performance of its duties under the PSA with respect to Specially Serviced Loans.

In addition, if the operating advisor determines, in its sole discretion exercised in good faith, that (1) the special servicer has failed to comply with the Servicing Standard and (2) a replacement of the special servicer would be in the best interest of the Certificateholders (as a collective whole), the operating advisor will have the right at any time to recommend the replacement of the special servicer with respect to the Mortgage Loans. See “Pooling and Servicing Agreement—The Operating Advisor—Recommendation of the Replacement of the Special Servicer” and “—Termination of a Master Servicer or Special Servicer for Cause”.

Further, after the occurrence and during the continuance of an Operating Advisor Consultation Event, the operating advisor will be required to consult on a non-binding basis with the special servicer with respect to Asset Status Reports prepared for each Specially Serviced Loan and with respect to Major Decisions in respect of the Mortgage Loans for which the operating advisor has received a Major Decision Reporting Package. The operating advisor will generally have no obligations or consultation rights as operating advisor under the PSA for this transaction with respect to any Non-Serviced Mortgage Loan or any related REO Property; provided, however, that the operating advisor may have limited consultation rights with a Non-Serviced Special Servicer pursuant to the Non-Serviced Pooling and Servicing Agreement. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Operating Advisor”.

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An “Operating Advisor Consultation Event” will occur when the Certificate Balances of the classes of Horizontal Risk Retention Certificates in the aggregate (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of such classes) is 25% or less of the initial Certificate Balances of such classes in the aggregate.

The certificate administrator will be required to notify the operating advisor, the master servicer and the special servicer of the commencement or cessation of any Operating Advisor Consultation Event.

The operating advisor will be entitled to compensation in the form of the Operating Advisor Fee, the Operating Advisor Consulting Fee and reimbursement of any Operating Advisor Expenses. For additional information, see “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Operating Advisor Compensation”.

The operating advisor is required to be an Eligible Operating Advisor at all times that it is acting as operating advisor under the PSA. As a result of Pentalpha Surveillance LLC’s experience and independence as described under “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”, the representations and warranties being given by Pentalpha Surveillance LLC under the PSA and satisfaction that no payments have been paid by any special servicer to Pentalpha Surveillance LLC of any fees, compensation or other remuneration (x) in respect of its obligations under the PSA, or (y) for the appointment or recommendation for replacement of a successor special servicer to become the special servicer, Pentalpha Surveillance LLC qualifies as an Eligible Operating Advisor under the PSA.

For additional information regarding the operating advisor, a description of how the operating advisor satisfies the requirements of an Eligible Operating Advisor, a description of the material terms of the PSA with respect to the operating advisor’s obligations under the PSA and any material conflicts of interest or material potential conflicts of interest between the operating advisor and another party to this securitization transaction, see “Risk Factors—Risks Related to Conflicts of Interest—Potential Conflicts of Interest of the Operating Advisor”, “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Operating Advisor”.

The disclosures set forth in this prospectus under the headings referenced in the preceding paragraphs are hereby incorporated by reference in this “Credit Risk Retention—Operating Advisor” section.

Representations and Warranties

Each of Wells Fargo Bank (solely in its capacity as a mortgage loan seller), MSMCH, Bank of America, NCB and JPMCB will make the representations and warranties identified on Annex D-1 with respect to their respective Mortgage Loans, subject in each case to the exceptions to these representations and warranties set forth in Annex D-2.

At the time of Wells Fargo Bank’s decision to include each of its Mortgage Loans in this transaction, Wells Fargo Bank determined either that the risks associated with the matters giving rise to each exception set forth on Annex D-2 to this prospectus with respect to each of its Mortgage Loans were not material or were mitigated by one or more compensating factors, including without limitation, reserves, title insurance or other relevant insurance, opinions of legal counsel, letters of credit, a full or partial recourse guaranty from the mortgage loan sponsor, a full or partial cash sweep, positive credit metrics (such as low

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loan-to-value ratio, high debt service coverage ratio or debt yield, or any combination of such factors), or by other circumstances, such as strong sponsorship, a desirable property type, strong tenancy at the related Mortgaged Property, the likelihood that the related mortgage loan borrower or a third party may (and/or is required to under the related loan documents to) resolve the matter soon, any requirements to obtain rating agency confirmation prior to taking an action related to such exception, a determination by Wells Fargo Bank that the acceptance of the related fact or circumstance by the related originator was prudent and consistent with market standards after consultation with appropriate industry experts or a determination by Wells Fargo Bank that the circumstances that gave rise to such exception should not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on any related lender’s security interest in such Mortgaged Property. However, there can be no assurance that the compensating factors or other circumstances upon which Wells Fargo Bank based its decisions will in fact sufficiently mitigate those risks. In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given.

At the time of MSMCH’s decision to include each of its Mortgage Loans in this transaction, MSMCH determined either that the risks associated with the matters giving rise to each exception set forth on Annex D-2 to this prospectus with respect to each of its Mortgage Loans were not material or were mitigated by one or more compensating factors, including without limitation, reserves, title insurance or other relevant insurance, opinions of legal counsel, letters of credit, a full or partial recourse guaranty from the mortgage loan sponsor, a full or partial cash sweep, positive credit metrics (such as low loan-to-value ratio, high debt service coverage ratio or debt yield, or any combination of such factors), or by other circumstances, such as strong sponsorship, a desirable property type, strong tenancy at the related Mortgaged Property, the likelihood that the related mortgage loan borrower or a third party may (and/or is required to under the related loan documents to) resolve the matter soon, any requirements to obtain rating agency confirmation prior to taking an action related to such exception, a determination by MSMCH that the acceptance of the related fact or circumstance by the related originator was prudent and consistent with market standards after consultation with appropriate industry experts or a determination by MSMCH that the circumstances that gave rise to such exception should not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on any related lender’s security interest in such Mortgaged Property. However, there can be no assurance that the compensating factors or other circumstances upon which MSMCH based its decisions will in fact sufficiently mitigate those risks. In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given.

At the time of Bank of America’s decision to include each of its Mortgage Loans in this transaction, Bank of America determined either that the risks associated with the matters giving rise to each exception set forth on Annex D-2 to this prospectus with respect to each of its Mortgage Loans were not material or were mitigated by one or more compensating factors, including without limitation, reserves, title insurance or other relevant insurance, opinions of legal counsel, letters of credit, a full or partial recourse guaranty from the mortgage loan sponsor, a full or partial cash sweep, positive credit metrics (such as low loan-to-value ratio, high debt service coverage ratio or debt yield, or any combination of such factors), or by other circumstances, such as strong sponsorship, a desirable property type, strong tenancy at the related Mortgaged Property, the likelihood that the related mortgage loan borrower or a third party may (and/or is required to under the related loan

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documents to) resolve the matter soon, any requirements to obtain rating agency confirmation prior to taking an action related to such exception, a determination by Bank of America that the acceptance of the related fact or circumstance by the related originator was prudent and consistent with market standards after consultation with appropriate industry experts or a determination by Bank of America that the circumstances that gave rise to such exception should not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on any related lender’s security interest in such Mortgaged Property. However, there can be no assurance that the compensating factors or other circumstances upon which Bank of America based its decisions will in fact sufficiently mitigate those risks. In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given.

At the time of NCB’s decision to include each of its Mortgage Loans in this transaction, NCB determined either that the risks associated with the matters giving rise to each exception set forth on Annex D-2 to this prospectus with respect to each of its Mortgage Loans were not material or were mitigated by one or more compensating factors, including without limitation, reserves, title insurance or other relevant insurance, opinions of legal counsel, letters of credit, a full or partial recourse guaranty from the mortgage loan sponsor, a full or partial cash sweep, positive credit metrics (such as low loan-to-value ratio, high debt service coverage ratio or debt yield, or any combination of such factors), or by other circumstances, such as strong sponsorship, a desirable property type, strong tenancy at the related Mortgaged Property, the likelihood that the related mortgage loan borrower or a third party may (and/or is required to under the related loan documents to) resolve the matter soon, any requirements to obtain rating agency confirmation prior to taking an action related to such exception, a determination by NCB that the acceptance of the related fact or circumstance by the related originator was prudent and consistent with market standards after consultation with appropriate industry experts or a determination by NCB that the circumstances that gave rise to such exception should not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on any related lender’s security interest in such Mortgaged Property. However, there can be no assurance that the compensating factors or other circumstances upon which NCB based its decisions will in fact sufficiently mitigate those risks. In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given.

At the time of JPMCB’s decision to include each of its Mortgage Loans in this transaction, JPMCB determined either that the risks associated with the matters giving rise to each exception set forth on Annex D-2 to this prospectus with respect to each of its Mortgage Loans were not material or were mitigated by one or more compensating factors, including without limitation, reserves, title insurance or other relevant insurance, opinions of legal counsel, letters of credit, a full or partial recourse guaranty from the mortgage loan sponsor, a full or partial cash sweep, positive credit metrics (such as low loan-to-value ratio, high debt service coverage ratio or debt yield, or any combination of such factors), or by other circumstances, such as strong sponsorship, a desirable property type, strong tenancy at the related Mortgaged Property, the likelihood that the related mortgage loan borrower or a third party may (and/or is required to under the related loan documents to) resolve the matter soon, any requirements to obtain rating agency confirmation prior to taking an action related to such exception, a determination by JPMCB that the acceptance of the related fact or circumstance by the related originator was prudent and consistent with market standards after consultation with appropriate industry experts or a determination by

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JPMCB that the circumstances that gave rise to such exception should not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on any related lender’s security interest in such Mortgaged Property. However, there can be no assurance that the compensating factors or other circumstances upon which JPMCB based its decisions will in fact sufficiently mitigate those risks. In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given.

Additional information regarding the applicable Mortgage Loans, including the risks related thereto, is described under “Risk Factors” and “Description of the Mortgage Pool”.

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Description of the Certificates

General

The certificates will be issued pursuant to a pooling and servicing agreement, among the depositor, each applicable master servicer, each applicable special servicer, the trustee, the certificate administrator, the operating advisor and the asset representations reviewer (the “PSA”) and will represent in the aggregate the entire ownership interest in the issuing entity. The assets of the issuing entity will consist of: (1) the Mortgage Loans and all payments under and proceeds of the Mortgage Loans received after the Cut-off Date (exclusive of payments of principal and/or interest due on or before the Cut-off Date and interest relating to periods prior to, but due after, the Cut-off Date); (2) any REO Property but, with respect to any Whole Loan, only to the extent of the issuing entity’s interest in such Whole Loan; (3) those funds or assets as from time to time are deposited in the accounts discussed in “Pooling and Servicing Agreement—Accounts” (such accounts collectively, the “Securitization Accounts”) (but, with respect to any Whole Loan, only to the extent of the issuing entity’s interest in such Whole Loan), if established; (4) the rights of the mortgagee under all insurance policies with respect to its Mortgage Loans; and (5) certain rights of the depositor under each MLPA relating to Mortgage Loan document delivery requirements and the representations and warranties of each mortgage loan seller regarding the Mortgage Loans it sold to the depositor.

The Commercial Mortgage Pass-Through Certificates, Series 2025-BNK51 will consist of the following classes: the Class A-1, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates (collectively, with the Class A-S certificates, the “Class A Certificates”), Class X-A, Class X-B and Class X-D certificates (collectively, the “Class X Certificates”) and the Class A-S, Class B, Class C, Class D, Class E-RR, Class F-RR, Class G-RR and Class R certificates and an interest in certificated form representing the RR Interest (the “RR Interest”).

The Class A Certificates (other than the Class A-S certificates) and the Class X Certificates are referred to collectively in this prospectus as the “Senior Certificates”. The Class A-S, Class B, Class C, Class D, Class E-RR, Class F-RR and Class G-RR certificates are referred to collectively in this prospectus as the “Subordinate Certificates”. The Class R certificates are sometimes referred to in this prospectus as the “Residual Certificates”. The Senior Certificates and the Subordinate Certificates and the RR Interest are collectively referred to in this prospectus as the “Regular Certificates”. The Senior Certificates, the Subordinate Certificates and the Class R certificates are collectively referred to in this prospectus as the “Non-Retained Certificates”.

The Non-Retained Certificates (other than the Class X Certificates and the Class R certificates) and the RR Interest are collectively referred to in this prospectus as the “Principal Balance Certificates”. The Class A Certificates and the Class X-A, Class X-B, Class B and Class C certificates are also referred to in this prospectus as the “Offered Certificates”. The Class E-RR, Class F-RR and Class G-RR certificates are also referred to in this prospectus as the “Horizontal Risk Retention Certificates” and are expected to be purchased and retained by RREF V – D AIV RR L, LLC.

Upon initial issuance, the Principal Balance Certificates will have the respective Certificate Balances and the Class X Certificates will have the respective Notional Amounts shown under “Summary of Certificates”.

The “Certificate Balance” of any class of Principal Balance Certificates outstanding at any time represents the maximum amount that its holders are entitled to receive as

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distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the issuing entity, all as described in this prospectus. On each Distribution Date, the Certificate Balance of each class of Principal Balance Certificates will be reduced by any distributions of principal actually made on, and by any Realized Losses or Retained Certificate Realized Losses, as applicable, actually allocated to, that class of Principal Balance Certificates on that Distribution Date. In the event that Realized Losses or Retained Certificate Realized Losses previously allocated to a class of Principal Balance Certificates in reduction of its Certificate Balance are recovered subsequent to such Certificate Balance being reduced to zero, holders of such class of Principal Balance Certificates may receive distributions in respect of such recoveries in accordance with the distribution priorities described under “—Distributions—Priority of Distributions” below and “Credit Risk Retention—RR Interest—Priority of Distributions”.

The Residual Certificates will not have a Certificate Balance or entitle their holders to distributions of principal or interest.

The Class X Certificates will not have Certificate Balances, nor will they entitle their holders to distributions of principal, but will represent the right to receive distributions of interest in an amount equal to the aggregate interest accrued on their respective notional amounts (each, a “Notional Amount”). The Notional Amount of the Class X-A certificates will equal the aggregate of the Certificate Balances of the Class A Certificates (other than the Class A-S certificates) outstanding from time to time. The initial Notional Amount of the Class X-A certificates will be approximately $692,843,000. The Notional Amount of the Class X-B certificates will equal the aggregate of the Certificate Balances of the Class A-S, Class B and Class C certificates outstanding from time to time. The initial Notional Amount of the Class X-B certificates will be approximately $201,667,000. The Notional Amount of the Class X-D certificates will equal the Certificate Balance of the Class D certificates outstanding from time to time. The initial Notional Amount of the Class X-D certificates will be approximately $28,456,000.

The Mortgage Loans will be held by the lower-tier REMIC (the “Lower-Tier REMIC”). The certificates will be issued by the upper-tier REMIC (the “Upper-Tier REMIC” and, collectively with the Lower-Tier REMIC, the “Trust REMICs”).

Distributions

Method, Timing and Amount

Distributions on the certificates are required to be made by the certificate administrator, to the extent of available funds as described in this prospectus, on the 4th business day following each Determination Date (each, a “Distribution Date”). The “Determination Date” will be the 11th day of each calendar month (or, if the 11th calendar day of that month is not a business day, then the next business day) commencing in January 2026.

All distributions (other than the final distribution on any certificate) are required to be made to the Certificateholders in whose names the certificates are registered at the close of business on each Record Date. With respect to any Distribution Date, the “Record Date” will be the last business day of the month immediately preceding the month in which that Distribution Date occurs. These distributions are required to be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities to accept such funds, if the Certificateholder has provided the certificate administrator with written wiring instructions no less than 5 business days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) or otherwise by check mailed

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to the Certificateholder. The final distribution on any certificate is required to be made in like manner, but only upon presentation and surrender of the certificate at the location that will be specified in a notice of the pendency of the final distribution. All distributions made with respect to a class of certificates will be allocated pro rata among the outstanding certificates of that class based on their respective Percentage Interests.

The “Percentage Interest” evidenced by any certificate (other than a Class R certificate) will equal its initial denomination as of the Closing Date divided by the initial Certificate Balance or Notional Amount, as applicable, of the related class.

Each master servicer is authorized but not required to direct the investment of funds held in any Collection Account and any Companion Distribution Account maintained by it, in Permitted Investments. Each master servicer will be entitled to retain any interest or other income earned on such funds and each master servicer will be required to bear any losses resulting from the investment of such funds, as provided in the PSA. The certificate administrator is authorized but not required to direct the investment of funds held in the Lower-Tier REMIC Distribution Account, the Upper-Tier REMIC Distribution Account, the Interest Reserve Account, the Gain-on-Sale Reserve Account and the Retained Certificate Gain-on-Sale Reserve Account in Permitted Investments. The certificate administrator will be entitled to retain any interest or other income earned on such funds and the certificate administrator will be required to bear any losses resulting from the investment of such funds, as provided in the PSA.

Available Funds

The aggregate amount available for distribution to holders of the certificates (including the RR Interest) on each Distribution Date (the “Aggregate Available Funds”) will, in general, equal the sum of the following amounts (without duplication):

(a)    the aggregate amount of all cash received on the Mortgage Loans (in the case of each Non-Serviced Mortgage Loan, only to the extent received by the issuing entity pursuant to the related Non-Serviced PSA) and any REO Property that is on deposit in the Collection Account (in each case, exclusive of any amount on deposit in or credited to any portion of the Collection Account that is held for the benefit of the holder of any related Companion Loan), as of the related P&I Advance Date, exclusive of (without duplication):

●	all scheduled payments of principal and/or interest and any balloon payments paid by the borrowers of a Mortgage Loan (such amounts, the “Periodic Payments”), that are due on a Payment Due Date after the end of the related Collection Period, excluding interest relating to periods prior to, but due after, the Cut-off Date;
●	all unscheduled payments of principal (including prepayments), unscheduled interest, liquidation proceeds, insurance proceeds and condemnation proceeds and other unscheduled recoveries received subsequent to the related Determination Date (or, with respect to voluntary prepayments of principal of each Mortgage Loan with a Payment Due Date occurring after the related Determination Date, subsequent to the related Payment Due Date) allocable to the Mortgage Loans;
●	all amounts in the Collection Account that are due or reimbursable to any person other than the Certificateholders;
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●	with respect to each Actual/360 Loan and any Distribution Date occurring in each February and in any January occurring in a year that is not a leap year (in each case, unless such Distribution Date is the final Distribution Date), the related Withheld Amount to the extent those funds are on deposit in the Collection Account;
●	all Yield Maintenance Charges and Prepayment Premiums;
●	all amounts deposited in the Collection Account in error; and
●	any late payment charges or accrued interest on a Mortgage Loan actually collected thereon and allocable to the default interest rate for such Mortgage Loan, to the extent permitted by law, excluding any interest calculated at the Interest Rate for the related Mortgage Loan;

(b)    if and to the extent not already included in clause (a), the aggregate amount transferred from the REO Accounts allocable to the Mortgage Loans to the Collection Account for such Distribution Date if received by the master servicer on or prior to the related Determination Date;

(c)    all Compensating Interest Payments made by any master servicer with respect to the Mortgage Loans with respect to such Distribution Date and P&I Advances made by any master servicer or the trustee, as applicable, with respect to the Distribution Date (net of certain amounts that are due or reimbursable to persons other than the Certificateholders);

(d)  with respect to each Actual/360 Loan and any Distribution Date occurring in each March (or February, if such Distribution Date is the final Distribution Date), the related Withheld Amounts as required to be deposited in the Lower-Tier REMIC Distribution Account pursuant to the PSA; and

(e)  solely with respect to the Distribution Date occurring in January 2026, the Closing Date Deposit Amount.

The amount available for distribution to holders of the Non-Retained Certificates on each Distribution Date will, in general, equal the sum of (i) the Non-Vertically Retained Percentage of the Aggregate Available Funds for such Distribution Date and (ii) the Gain-on-Sale Remittance Amount for such Distribution Date (such sum, the “Available Funds”).

The “Aggregate Gain-on-Sale Entitlement Amount” for each Distribution Date will be equal to the aggregate amount of (i) the sum of (a)(x) the aggregate portion of the Interest Distribution Amount for each Class of Non-Retained Certificates (other than the Class R certificates) that would remain unpaid as of the close of business on such Distribution Date, divided by (y) the Non-Vertically Retained Percentage and (b)(x) the amount by which the Principal Distribution Amount exceeds the aggregate amount that would actually be distributed on such Distribution Date in respect of such Principal Distribution Amount, divided by (y) the Non-Vertically Retained Percentage and (ii) any Realized Losses and Retained Certificate Realized Losses outstanding immediately after such Distribution Date, in each case, to the extent such amounts would occur on such Distribution Date or would be outstanding immediately after such Distribution Date, as applicable, without the inclusion of the Gain-on-Sale Remittance Amount as part of the definition of Available Funds and the Retained Certificate Gain-on-Sale Remittance Amount as part of the definition of Retained Certificate Available Funds.

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The “Collection Period” for each Distribution Date and any Mortgage Loan (including any Companion Loan) will be the period commencing on the day immediately succeeding the Payment Due Date for such Mortgage Loan (including any Companion Loan) in the month preceding the month in which such Distribution Date occurs or the date that would have been the Payment Due Date if such Mortgage Loan (including any Companion Loan) had a Payment Due Date in such preceding month and ending on and including the Payment Due Date for such Mortgage Loan (including any related Companion Loan) occurring in the month in which such Distribution Date occurs. Notwithstanding the foregoing, in the event that the last day of a Collection Period is not a business day, any Periodic Payments received with respect to Mortgage Loans (including any periodic payments for any Companion Loan) relating to such Collection Period on the business day immediately following such day will be deemed to have been received during such Collection Period and not during any other Collection Period.

“Payment Due Date” means, with respect to each Mortgage Loan (including any Companion Loan), the date on which scheduled payments of principal, interest or both are required to be made by the related borrower.

The “Gain-on-Sale Remittance Amount” for each Distribution Date will be equal to the lesser of (i) the amount on deposit in the Gain-on-Sale Reserve Account on such Distribution Date, and (ii) the Non-Vertically Retained Percentage of the Aggregate Gain-on-Sale Entitlement Amount.

Priority of Distributions

On each Distribution Date, for so long as the Certificate Balances or Notional Amounts of the Non-Retained Certificates (other than the Class R certificates) have not been reduced to zero, the certificate administrator is required to apply amounts on deposit in the Distribution Account, to the extent of the Non-Vertically Retained Percentage of Available Funds, in the following order of priority:

First, to the Class A-1, Class A-3, Class A-SB, Class A-4, Class A-5, Class X-A, Class X-B and Class X-D certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective Interest Distribution Amounts for such classes;

Second, to the Class A-1, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates, in reduction of the Certificate Balances of those classes, in the following priority:

(i)             prior to the Cross-Over Date:

(a)  to the Class A-SB certificates, in an amount equal to the Principal Distribution Amount for such Distribution Date until the Certificate Balance of the Class A-SB certificates is reduced to the Class A-SB Planned Principal Balance for such Distribution Date;

(b)  to the Class A-1 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clause (a) above have been made) for such Distribution Date until the Certificate Balance of the Class A-1 certificates is reduced to zero;

(c)  to the Class A-3 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a) and (b) above have been made) for such Distribution Date until the Certificate Balance of the Class A-3 certificates is reduced to zero;

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(d)  to the Class A-4 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a), (b) and (c) above have been made) for such Distribution Date until the Certificate Balance of the Class A-4 certificates is reduced to zero;

(e)  to the Class A-5 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a), (b), (c) and (d) above have been made) for such Distribution Date until the Certificate Balance of the Class A-5 certificates is reduced to zero;

(f)   to the Class A-SB certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a), (b), (c), (d) and (e) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-SB certificates is reduced to zero;

(ii)          on or after the Cross-Over Date, to the Class A-1, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates, pro rata (based upon their respective Certificate Balances), in an amount equal to the Principal Distribution Amount for such Distribution Date, until the Certificate Balances of the Class A-1, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates, are reduced to zero;

Third, to the Class A-1, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates, first, (i) up to an amount equal to, and pro rata in accordance with, the aggregate unreimbursed Realized Losses previously allocated to each such class, then, (ii) up to an amount equal to, and pro rata in accordance with, all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Fourth, to the Class A-S certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Fifth, after the Certificate Balances of the Class A-1, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates have been reduced to zero, to the Class A-S certificates, in reduction of its Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Sixth, to the Class A-S certificates, first, (i) up to an amount equal to the aggregate unreimbursed Realized Losses previously allocated to such class, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Seventh, to the Class B certificates, in respect of interest, up to an amount equal the Interest Distribution Amounts of such class;

Eighth, after the Certificate Balances of the Class A Certificates have been reduced to zero, to the Class B certificates, in reduction of its Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

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Ninth, to the Class B certificates, first, (i) up to an amount equal to the aggregate unreimbursed Realized Losses previously allocated to such class, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Tenth, to the Class C certificates, in respect of interest, up to an amount equal to the Interest Distribution Amounts of such class;

Eleventh, after the Certificate Balances of the Class A Certificates and the Class B certificates have been reduced to zero, to the Class C certificates, in reduction of its Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twelfth, to the Class C certificates, first (i) up to an amount equal to the aggregate unreimbursed Realized Losses previously allocated to such class, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Thirteenth, to the Class D certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Fourteenth, after the Certificate Balances of the Class A Certificates and the Class B and Class C certificates have been reduced to zero, to the Class D certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Fifteenth, to the Class D certificates, first (i) up to an amount equal to the aggregate unreimbursed Realized Losses previously allocated to such class, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Sixteenth, to the Class E-RR certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Seventeenth, after the Certificate Balances of the Class A Certificates and the Class B, Class C and Class D certificates have been reduced to zero, to the Class E-RR certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Eighteenth, to the Class E-RR certificates, first (i) up to an amount equal to the aggregate unreimbursed Realized Losses previously allocated to such class, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Nineteenth, to the Class F-RR certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

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Twentieth, after the Certificate Balances of the Class A Certificates and the Class B, Class C, Class D and Class E-RR certificates have been reduced to zero, to the Class F-RR certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twenty-first, to the Class F-RR certificates, first (i) up to an amount equal to the aggregate unreimbursed Realized Losses previously allocated to such class, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Twenty-second, to the Class G-RR certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twenty-third, after the Certificate Balances of the Class A Certificates and the Class B, Class C, Class D, Class E-RR and Class F-RR certificates have been reduced to zero, to the Class G-RR certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twenty-fourth, to the Class G-RR certificates, first (i) up to an amount equal to the aggregate unreimbursed Realized Losses previously allocated to such class, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed; and

Twenty-fifth, to the Class R certificates, any remaining amounts.

The “Cross-Over Date” means the Distribution Date on which the Certificate Balances of the Subordinate Certificates have all previously been reduced to zero as a result of the allocation of Realized Losses to those certificates.

Reimbursement of previously allocated Realized Losses or Retained Certificate Realized Losses will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the class of certificates in respect of which a reimbursement is made.

If and to the extent that any Nonrecoverable Advances (plus interest on such Nonrecoverable Advances) that were reimbursed from principal collections on the Mortgage Loans (including REO Loans) and previously resulted in a reduction of the Aggregate Principal Distribution Amount are subsequently recovered on the related Mortgage Loan or REO Property, then (on the Distribution Date related to the Collection Period during which the recovery occurred): (i) the Vertically Retained Percentage of the amount of such recovery will be added to the Certificate Balance of the RR Interest, up to the lesser of (A) the Vertically Retained Percentage of the amount of such recovery and (B) the amount of unreimbursed Retained Certificate Realized Loss previously allocated to the RR Interest; (ii) the Non-Vertically Retained Percentage of the amount of such recovery will be added to the Certificate Balance(s) of the class or classes of Principal Balance Certificates that previously were allocated Realized Losses, in the order of distributions set forth in “—Priority of Distributions” above, in each case up to the lesser of (A) the unallocated portion of the Non-

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Vertically Retained Percentage of the amount of such recovery and (B) the amount of the unreimbursed Realized Losses previously allocated to the subject class of certificates; and (iii) the Interest Shortfall with respect to each affected class of Non-Retained Certificates (other than the Class R certificates) for the next Distribution Date will be increased by the amount of interest that would have accrued through the then-current Distribution Date if the restored write-down for the reimbursed class of Principal Balance Certificates had never been written down (and correspondingly the Retained Certificate Interest Distribution Amount will increase as a result of such increase). If the Certificate Balance of any class of Principal Balance Certificates is so increased, the amount of unreimbursed Realized Losses or Retained Certificate Realized Loss, as applicable, of such class of certificates will be decreased by such amount.

Pass-Through Rates

The interest rate (the “Pass-Through Rate”) applicable to each class of Principal Balance Certificates (other than the RR Interest) for any Distribution Date will equal one of the following: (i) a fixed rate per annum, (ii) a variable rate per annum equal to the WAC Rate for the related Distribution Date, (iii) a variable rate per annum equal to the lesser of (a) a fixed rate and (b) the WAC Rate for the related Distribution Date or (iv) a variable rate per annum equal to the WAC Rate for the related Distribution Date minus a specified percentage.

The Pass-Through Rate for the Class X-A certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class A-1, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates for such Distribution Date, weighted on the basis of their respective Certificate Balances immediately prior to that Distribution Date.

The Pass-Through Rate for the Class X-B certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class A-S, Class B and Class C certificates for the related Distribution Date, weighted on the basis of their respective Certificate Balances immediately prior to that Distribution Date.

The Pass-Through Rate for the Class X-D certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the Pass-Through Rate on the Class D certificates for the related Distribution Date.

The “WAC Rate” with respect to any Distribution Date is equal to the weighted average of the applicable Net Mortgage Rates of the Mortgage Loans (including any Non-Serviced Mortgage Loan) as of the first day of the related Collection Period, weighted on the basis of their respective Stated Principal Balances as of the first day of such Collection Period (after giving effect to any payments received during any applicable grace period).

The “Net Mortgage Rate” for each Mortgage Loan (including any Non-Serviced Mortgage Loan) and any REO Loan (other than the portion of the REO Loan related to any Companion Loan) is equal to the related Interest Rate then in effect, minus the related Administrative Fee Rate; provided, however, that for purposes of calculating Pass-Through Rates, the Net Mortgage Rate for any Mortgage Loan will be determined without regard to any modification, waiver or amendment of the terms of the related Mortgage Loan, whether agreed to by the applicable master servicer, the applicable special servicer, a Non-Serviced Master Servicer or a Non-Serviced Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower. Notwithstanding the

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foregoing, for Mortgage Loans that do not accrue interest on a 30/360 Basis, then, solely for purposes of calculating the Pass-Through Rates and the WAC Rate, the Net Mortgage Rate of any Mortgage Loan for any one-month period preceding a related Payment Due Date will be the annualized rate at which interest would have to accrue in respect of the Mortgage Loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually required to be paid in respect of the Mortgage Loan during the one-month period at the related Net Mortgage Rate; provided, however, that with respect to each Actual/360 Loan, the Net Mortgage Rate for the one-month period (1) prior to the Payment Due Dates in January and February in any year which is not a leap year or in February in any year which is a leap year (in either case, unless the related Distribution Date is the final Distribution Date) will be determined exclusive of Withheld Amounts, and (2) prior to the Payment Due Date in March (or February, if the related Distribution Date is the final Distribution Date), will be determined inclusive of Withheld Amounts for the immediately preceding February and January, as applicable; provided, further, that with respect to the Mortgage Loan for which the Closing Date Deposit Amount was made, the Closing Date Deposit Amount will be included in determining the Interest Rate relating to the initial Distribution Date. With respect to any REO Loan, the Net Mortgage Rate will be calculated as described above, as if the predecessor Mortgage Loan had remained outstanding.

“Administrative Fee Rate” as of any date of determination will be a per annum rate equal to the sum of the Servicing Fee Rate, the Certificate Administrator/Trustee Fee Rate, the Operating Advisor Fee Rate, the Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate.

“Componentized Mortgage Loan” means any Mortgage Loan that has been divided into more than one component under the related loan agreement for purposes of calculating interest and other amounts payable under such Mortgage Loan. The BioMed MIT Portfolio Mortgage Loan is the only Componentized Mortgage Loan related to the Trust.

“Interest Rate” with respect to any Mortgage Loan (including any Non-Serviced Mortgage Loan) or any related Companion Loan is the per annum rate at which interest accrues on the Mortgage Loan (which, in the case of any Componentized Mortgage Loan, is the weighted average of the interest rates of the respective components of such Mortgage Loan) or the related Companion Loan as stated in the related Mortgage Note or the promissory note evidencing such Companion Loan without giving effect to any default rate.

Interest Distribution Amount

The “Interest Distribution Amount” with respect to any Distribution Date and each class of Regular Certificates (other than the RR Interest) will equal (A) the sum of (i) the Interest Accrual Amount with respect to such class for such Distribution Date and (ii) the Interest Shortfall, if any, with respect to such class for such Distribution Date, less (B) any Excess Prepayment Interest Shortfall allocated to such class on such Distribution Date.

The “Interest Accrual Amount” with respect to any Distribution Date and any class of Regular Certificates (other than the RR Interest) will be equal to the interest for the related Interest Accrual Period accrued at the Pass-Through Rate for such class on the Certificate Balance or Notional Amount, as applicable, for such class immediately prior to that Distribution Date. Calculations of interest for each Interest Accrual Period will be made on a 30/360 Basis.

An “Interest Shortfall” with respect to any Distribution Date for any class of Regular Certificates (other than the RR Interest) will be equal to the sum of (a) the portion of the

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Interest Distribution Amount for such class remaining unpaid as of the close of business on the preceding Distribution Date, and (b) to the extent permitted by applicable law, (i) other than in the case of the certificates with a Notional Amount, one month’s interest on that amount remaining unpaid at the Pass-Through Rate applicable to such class for such Distribution Date and (ii) in the case of the certificates with a Notional Amount, one-month’s interest on that amount remaining unpaid at the WAC Rate for such Distribution Date.

The “Interest Accrual Period” for each Distribution Date will be the calendar month immediately preceding the month in which that Distribution Date occurs.

Principal Distribution Amount

The “Aggregate Principal Distribution Amount” for any Distribution Date will be equal to the sum of the following amounts:

(a)  the Scheduled Principal Distribution Amount for that Distribution Date,

(b)  the Unscheduled Principal Distribution Amount for that Distribution Date, and

(c)    the Principal Shortfall for such Distribution Date;

provided that the Aggregate Principal Distribution Amount for any Distribution Date will be reduced, to not less than zero, by the amount of any reimbursements of:

(A) Nonrecoverable Advances (including any servicing advance with respect to any Non-Serviced Mortgage Loan under the related Non-Serviced PSA reimbursed out of general collections on the Mortgage Loans), with interest on such Nonrecoverable Advances at the Reimbursement Rate, that are paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Aggregate Principal Distribution Amount for such Distribution Date, and

(B) Workout-Delayed Reimbursement Amounts paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Aggregate Principal Distribution Amount for such Distribution Date, provided, further, that in the case of clauses (A) and (B) above, if any of the amounts that were reimbursed from principal collections on the Mortgage Loans (including REO Loans) are subsequently recovered on the related Mortgage Loan (or REO Loan), such recovery will increase the Aggregate Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs.

The “Principal Distribution Amount” with respect to any Distribution Date and the Principal Balance Certificates (other than the RR Interest) will equal the sum of (a) the Principal Shortfall for such Distribution Date and (b) the Non-Vertically Retained Percentage of the Aggregate Principal Distribution Amount for such Distribution Date.

The “Scheduled Principal Distribution Amount” for each Distribution Date will equal the aggregate of the principal portions of (a) all Periodic Payments (excluding balloon payments) with respect to the Mortgage Loans due during or, if and to the extent not previously received or advanced and distributed to Certificateholders on a preceding Distribution Date, prior to the related Collection Period and all Assumed Scheduled Payments with respect to the Mortgage Loans for the related Collection Period, in each case to the extent paid by the related borrower as of the related Determination Date (or, with

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respect to each Mortgage Loan with a Payment Due Date occurring, or a grace period ending, after the related Determination Date, the related Payment Due Date or, last day of such grace period, as applicable, to the extent received by the applicable master servicer as of the business day preceding the P&I Advance Date) or advanced by the applicable master servicer or the trustee, as applicable, and (b) all balloon payments with respect to the Mortgage Loans to the extent received on or prior to the related Determination Date (or, with respect to each Mortgage Loan with a Payment Due Date occurring, or a grace period ending, after the related Determination Date, the related Payment Due Date or, last day of such grace period, as applicable, to the extent received by the applicable master servicer as of the business day preceding the related P&I Advance Date), and to the extent not included in clause (a) above. The Scheduled Principal Distribution Amount from time to time will include all late payments of principal made by a borrower with respect to the Mortgage Loans, including late payments in respect of a delinquent balloon payment, received by the times described above in this definition, except to the extent those late payments are otherwise available to reimburse the applicable master servicer or the trustee, as the case may be, for prior Advances, as described above.

The “Unscheduled Principal Distribution Amount” for each Distribution Date will equal the aggregate of the following: (a) all prepayments of principal received on the Mortgage Loans as of the Determination Date; and (b) any other collections (exclusive of payments by borrowers) received on the Mortgage Loans and any REO Properties on or prior to the related Determination Date whether in the form of Liquidation Proceeds, Insurance and Condemnation Proceeds, net income, rents, and profits from REO Property or otherwise, that were identified and applied by any master servicer as recoveries of previously unadvanced principal of the related Mortgage Loan; provided that all such Liquidation Proceeds and Insurance and Condemnation Proceeds will be reduced by any unpaid Special Servicing Fees, Liquidation Fees, any amount related to the Loss of Value Payments to the extent that such amount was transferred into the Collection Account as of the related Determination Date, accrued interest on Advances and other additional trust fund expenses incurred in connection with the related Mortgage Loan, thus reducing the Unscheduled Principal Distribution Amount.

The “Assumed Scheduled Payment” for any Collection Period and with respect to any Mortgage Loan (including any Non-Serviced Mortgage Loan) that is delinquent in respect of its balloon payment or any REO Loan (excluding, for purposes of any P&I Advances, the portion allocable to any related Companion Loan), is an amount equal to the sum of (a) the principal portion of the Periodic Payment that would have been due on such Mortgage Loan or REO Loan on the related Payment Due Date based on the constant payment required by such related Mortgage Note or the original amortization schedule of the Mortgage Loan, as the case may be (as calculated with interest at the related Interest Rate), if applicable, assuming the related balloon payment has not become due, after giving effect to any reduction in the principal balance occurring in connection with a modification of such Mortgage Loan in connection with a default or a bankruptcy (or similar proceeding), and (b) interest on the Stated Principal Balance of that Mortgage Loan or REO Loan (excluding, for purposes of any P&I Advances, the portion allocable to any related Companion Loan) at its Interest Rate (net of interest at the applicable rate at which the Servicing Fee is calculated).

The “Principal Shortfall” for any Distribution Date means the amount, if any, by which (1) the Principal Distribution Amount for the prior Distribution Date exceeds (2) the aggregate amount actually distributed on the preceding Distribution Date in respect of such Principal Distribution Amount.

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The “Class A-SB Planned Principal Balance” for any Distribution Date is the balance shown for such Distribution Date in the table set forth in Annex E. Such balances were calculated using, among other things, certain weighted average life assumptions. See “Yield and Maturity Considerations—Weighted Average Life”. Based on such assumptions, the Certificate Balance of the Class A-SB certificates on each Distribution Date would be expected to be reduced to the balance indicated for such Distribution Date in the table set forth in Annex E. We cannot assure you, however, that the mortgage loans will perform in conformity with our assumptions. Therefore, we cannot assure you that the balance of the Class A-SB certificates on any Distribution Date will be equal to the balance that is specified for such Distribution Date in the table.

Certain Calculations with Respect to Individual Mortgage Loans

The “Stated Principal Balance” of each Mortgage Loan will be an amount equal to its unpaid principal balance as of the Cut-off Date or, in the case of a replacement Mortgage Loan, as of the date it is added to the trust, after application of all payments of principal due during or prior to the month of substitution, whether or not those payments have been received, minus the sum of:

(i)                the principal portion of each Periodic Payment due on such Mortgage Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, due after the Payment Due Date in the related month of substitution), to the extent received from the borrower or advanced by the applicable master servicer;

(ii)             all principal prepayments received with respect to such Mortgage Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, after the Payment Due Date in the related month of substitution);

(iii)          the principal portion of all Insurance and Condemnation Proceeds (to the extent allocable to principal on such Mortgage Loan) and Liquidation Proceeds received with respect to such Mortgage Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, after the Payment Due Date in the related month of substitution); and

(iv)           any reduction in the outstanding principal balance of such Mortgage Loan resulting from a valuation by a court in a bankruptcy proceeding that is less than the then-outstanding principal amount of such Mortgage Loan or a modification of such Mortgage Loan pursuant to the terms and provisions of the PSA that occurred prior to the end of the Collection Period for the most recent Distribution Date.

The Stated Principal Balance of any REO Loan that is a successor to a Mortgage Loan, as of any date of determination, will be an amount equal to (x) the Stated Principal Balance of the predecessor Mortgage Loan as of the date of the related REO Property was acquired for U.S. federal tax purposes, minus (y) the sum of:

(i)                the principal portion of any P&I Advance made with respect to such REO Loan; and

(ii)             the principal portion of all Insurance and Condemnation Proceeds (to the extent allocable to principal on the related Mortgage Loan), Liquidation Proceeds and all income rents and profits received with respect to such REO Loan.

See “Certain Legal Aspects of Mortgage Loans” below.

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With respect to any Companion Loan on any date of determination, the Stated Principal Balance will equal the unpaid principal balance of such Companion Loan as of such date. On any date of determination, the Stated Principal Balance of any Whole Loan will equal the sum of the Stated Principal Balances of the related Mortgage Loan and the related Companion Loan(s), as applicable, on such date.

With respect to any REO Loan that is a successor to a Companion Loan as of any date of determination, the Stated Principal Balance will equal (x) the Stated Principal Balance of the predecessor Companion Loan as of the date of the related REO acquisition, minus (y) the principal portion of any amounts allocable to the related Companion Loan in accordance with the related Intercreditor Agreement.

If any Mortgage Loan or REO Loan is paid in full or the Mortgage Loan or REO Loan (or any REO Property) is otherwise liquidated, then, as of the first Distribution Date that follows the end of the Collection Period in which that payment in full or liquidation occurred and notwithstanding that a loss may have occurred in connection with any liquidation, the Stated Principal Balance of the Mortgage Loan or REO Loan will be zero.

For purposes of calculating allocations of, or recoveries in respect of, Realized Losses and Retained Certificate Realized Losses, as well as for purposes of calculating the Servicing Fee, Certificate Administrator/Trustee Fee, Operating Advisor Fee and Asset Representations Reviewer Fee payable each month, each REO Property (including any REO Property with respect to a Non-Serviced Mortgage Loan held pursuant to the related Non-Serviced PSA) will be treated as if there exists with respect to such REO Property an outstanding Mortgage Loan and, if applicable, each related Companion Loan (an “REO Loan”), and all references to Mortgage Loan or Companion Loan and pool of Mortgage Loans in this prospectus, when used in that context, will be deemed to also be references to or to also include, as the case may be, any REO Loans. Each REO Loan will generally be deemed to have the same characteristics as its actual predecessor Mortgage Loan (or Companion Loan), including the same fixed Interest Rate (and, accordingly, the same Net Mortgage Rate) and the same unpaid principal balance and Stated Principal Balance. Amounts due on the predecessor Mortgage Loan (or Companion Loan) including any portion of it payable or reimbursable to any master servicer, any special servicer, the operating advisor, the asset representations reviewer, the certificate administrator or the trustee, as applicable, will continue to be “due” in respect of the REO Loan; and amounts received in respect of the related REO Property, net of payments to be made, or reimbursement to any master servicer or special servicer for payments previously advanced, in connection with the operation and management of that property, generally will be applied by such master servicer as if received on the predecessor Mortgage Loan or related Companion Loan.

With respect to any Serviced Whole Loan, no amounts relating to the related REO Property or REO Loan allocable to any related Companion Loan will be available for amounts due to the Certificateholders or to reimburse the issuing entity, other than in the limited circumstances related to Servicing Advances, indemnification, Special Servicing Fees and other reimbursable expenses related to such Serviced Whole Loan incurred with respect to such Serviced Whole Loan in accordance with the PSA.

Application Priority of Mortgage Loan Collections or Whole Loan Collections

Absent express provisions in the related Mortgage Loan documents (and, with respect to any Serviced Whole Loan, the related Intercreditor Agreement) or to the extent otherwise agreed to by the related borrower in connection with a workout of a Mortgage Loan, all amounts collected by or on behalf of the issuing entity in respect of any Mortgage Loan in the form of payments from the related borrower, Liquidation Proceeds, condemnation

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proceeds or insurance proceeds (excluding, if applicable, in the case of any Serviced Whole Loan, any amounts payable to the holder of the related Companion Loan(s) pursuant to the related Intercreditor Agreement) will be applied pursuant to the PSA in the following order of priority:

First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and unpaid interest at the Reimbursement Rate on such Advances and, if applicable, unreimbursed and unpaid additional trust fund expenses (including Special Servicing Fees, Liquidation Fees and Workout Fees previously paid by the issuing entity from general collections);

Second, as a recovery of Nonrecoverable Advances and any interest on those Nonrecoverable Advances at the Reimbursement Rate, to the extent previously paid or reimbursed from principal collections on the Mortgage Loans (as described in the first proviso in the definition of Aggregate Principal Distribution Amount);

Third, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of accrued and unpaid interest on such Mortgage Loan (or, with respect to any Componentized Mortgage Loan, on each component thereof) to the extent of the excess of (i) accrued and unpaid interest (exclusive of default interest) on such Mortgage Loan at the related Interest Rate in effect from time to time through the end of the applicable mortgage interest accrual period, over (ii) after taking into account any allocations pursuant to clause Fifth below on earlier dates, the aggregate portion of the accrued and unpaid interest described in subclause (i) of this clause Third that either (A)(x) was not advanced because of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or (y) with respect to any accrued and unpaid interest that was not advanced due to a determination that the related P&I Advance would be a Nonrecoverable Advance, the amount of interest that (absent such determination of nonrecoverability preventing such P&I Advance from being made) would not have been advanced because of the reductions in the amount of related P&I Advances for such Mortgage Loan that would have occurred in connection with related Appraisal Reduction Amounts, or (B) accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (with respect to any Componentized Mortgage Loan, such accrued and unpaid interest as between the components thereof to be applied in sequential order to such components);

Fourth, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of principal of such Mortgage Loan then due and owing, including by reason of acceleration of such Mortgage Loan following a default thereunder (or, if the Mortgage Loan has been liquidated, as a recovery of principal to the extent of its entire remaining unpaid principal balance) (with respect to any Componentized Mortgage Loan, such principal to be applied to the components thereof in sequential order until the outstanding principal balance of each such component is reduced to zero);

Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan (or, with respect to any Componentized Mortgage Loan, on each component thereof) to the extent of the sum of (A) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or would have occurred in connection with related Appraisal Reduction Amounts but for such P&I Advance not having been made as a result of a determination that such P&I Advance would have been a Nonrecoverable Advance, plus (B) any unpaid interest (exclusive of default interest) that accrued at the related Net

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Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (to the extent collections have not been allocated as recovery of such accrued and unpaid interest pursuant to this clause Fifth on earlier dates) (with respect to any Componentized Mortgage Loan, such accrued and unpaid interest as between the components thereof to be applied in sequential order to such components);

Sixth, as a recovery of amounts to be currently allocated to the payment of, or, to the extent required under the loan documents, escrowed for the future payment of, real estate taxes, assessments and insurance premiums and similar items relating to such Mortgage Loan;

Seventh, as a recovery of any other reserves to the extent then required to be held in escrow with respect to such Mortgage Loan;

Eighth, as a recovery of any Yield Maintenance Charge or Prepayment Premium then due and owing under such Mortgage Loan;

Ninth, as a recovery of any late payment charges and default interest then due and owing under such Mortgage Loan;

Tenth, as a recovery of any assumption fees and Modification Fees then due and owing under such Mortgage Loan;

Eleventh, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees); and

Twelfth, as a recovery of any remaining principal of such Mortgage Loan to the extent of its entire remaining unpaid principal balance (with respect to any Componentized Mortgage Loan, such principal to be applied to the components thereof in sequential order, in each case until the outstanding principal balance of each such component is reduced to zero);

provided that, to the extent required under the REMIC provisions of the Code, payments or proceeds received (or receivable by exercise of the lender’s rights under the related Mortgage Loan documents) with respect to any partial release of a Mortgaged Property (including in connection with a condemnation) at a time when the loan-to-value ratio of the related Mortgage Loan or Serviced Whole Loan exceeds 125%, or would exceed 125% following any partial release (based solely on the value of real property and excluding personal property and going concern value, if any, unless otherwise permitted under the applicable REMIC rules as evidenced by an opinion of counsel provided to the trustee) must be collected and allocated to reduce the principal balance of the Mortgage Loan or Serviced Whole Loan in the manner required by such REMIC provisions of the Code. Interest received on any Componentized Mortgage Loan pursuant to the foregoing will be required to be applied to the components thereof in sequential order, in each case to pay all accrued and outstanding interest in such Componentized Mortgage Loan. Principal received on any Componentized Mortgage Loan pursuant to the foregoing will be required to be applied to the components thereof in sequential order, in each case until the outstanding principal balance of each such component is reduced to zero.

Interest received on the BioMed MIT Portfolio Mortgage Loan pursuant to the foregoing will be required to be applied to the components thereof in alphabetical order of the loan component designations, in each case to pay all accrued and outstanding interest on the

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subject component. Principal received on the BioMed MIT Portfolio Mortgage Loan pursuant to the foregoing will be required to be applied to the components thereof in alphabetical order of the loan component designations, in each case until the outstanding principal balance of each such component is reduced to zero.

Collections by or on behalf of the issuing entity in respect of any REO Property (exclusive of the amounts to be allocated to the payment of the costs of operating, managing, leasing, maintaining and disposing of such REO Property and, if applicable, in the case of any Serviced Whole Loan, exclusive of any amounts payable to the holder of the related Companion Loan(s), as applicable, pursuant to the related Intercreditor Agreement) will be applied pursuant to the PSA in the following order of priority:

First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and interest at the Reimbursement Rate on all Advances and, if applicable, unreimbursed and unpaid additional trust fund expenses (including Special Servicing Fees, Liquidation Fees and Workout Fees previously paid by the issuing entity from general collections) with respect to the related Mortgage Loan;

Second, as a recovery of Nonrecoverable Advances and any interest on those Nonrecoverable Advances at the Reimbursement Rate, to the extent previously paid or reimbursed from principal collections on the Mortgage Loans (as described in the first proviso in the definition of Aggregate Principal Distribution Amount);

Third, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of accrued and unpaid interest on such Mortgage Loan (or, with respect to any Componentized Mortgage Loan, on each component thereof) to the extent of the excess of (i) accrued and unpaid interest (exclusive of default interest) on such Mortgage Loan at the related Interest Rate in effect from time to time through the end of the applicable mortgage interest accrual period, over (ii) after taking into account any allocations pursuant to clause Fifth below or clause Fifth of the prior paragraph on earlier dates, the aggregate portion of the accrued and unpaid interest described in subclause (i) of this clause Third that either (A)(x) was not advanced because of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or (y) with respect to any accrued and unpaid interest that was not advanced due to a determination that the related P&I Advance would be a Nonrecoverable Advance, the amount of interest that (absent such determination of nonrecoverability preventing such P&I Advance from being made) would not have been advanced because of the reductions in the amount of related P&I Advances for such Mortgage Loan that would have occurred in connection with related Appraisal Reduction Amounts, or (B) accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (with respect to any Componentized Mortgage Loan, such accrued and unpaid interest as between the components thereof to be applied in sequential order to such components);

Fourth, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of principal of such Mortgage Loan to the extent of its entire unpaid principal balance (with respect to any Componentized Mortgage Loan, such principal to be applied to the components thereof in sequential order until the outstanding principal balance of each such component is reduced to zero);

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Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan (or, with respect to any Componentized Mortgage Loan, on each component thereof) to the extent of the sum of (A) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or would have occurred in connection with related Appraisal Reduction Amounts but for such P&I Advance not having been made as a result of a determination that such P&I Advance would have been a Nonrecoverable Advance, plus (B) any unpaid interest (exclusive of default interest) that accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to this clause Fifth or clause Fifth of the prior paragraph on earlier dates) (with respect to any Componentized Mortgage Loan, such accrued and unpaid interest as between the components thereof to be applied in sequential order to such components);

Sixth, as a recovery of any Yield Maintenance Charge or Prepayment Premium then due and owing under such Mortgage Loan;

Seventh, as a recovery of any late payment charges and default interest then due and owing under such Mortgage Loan;

Eighth, as a recovery of any assumption fees and Modification Fees then due and owing under such Mortgage Loan; and

Ninth, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees).

Interest received on any Componentized Mortgage Loan pursuant to the foregoing will be required to be applied to the components thereof in sequential order, in each case to pay all accrued and outstanding interest in such Componentized Mortgage Loan. Principal received on any Componentized Mortgage Loan pursuant to the foregoing will be required to be applied to the components thereof in sequential order, in each case until the outstanding principal balance of each such component is reduced to zero.

Allocation of Yield Maintenance Charges and Prepayment Premiums

If any Yield Maintenance Charge or Prepayment Premium is collected during any particular Collection Period with respect to any Mortgage Loan, then on the Distribution Date corresponding to that Collection Period, the certificate administrator will pay that Yield Maintenance Charge or Prepayment Premium (net of liquidation fees or workout fees payable therefrom) in the following manner:

(x) to the Non-Retained Certificates (other than the Class E-RR, Class F-RR, Class G-RR and Class R certificates), in the following amounts:

(1) to each of the Class A-1, Class A-3, Class A-SB, Class A-4, Class A-5, Class A-S, Class B, Class C and Class D certificates, the product of (a) the Non-Vertically Retained Percentage of such Yield Maintenance Charge or Prepayment Premium, (b) the related Base Interest Fraction for such class and the applicable principal prepayment, and (c) a fraction, the numerator of which is equal to the amount of principal distributed to such class for that Distribution Date, and the denominator of which is the total amount of

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principal distributed to the Class A-1, Class A-3, Class A-SB, Class A-4, Class A-5, Class A-S, Class B, Class C, Class D, Class E-RR, Class F-RR and Class G-RR certificates for that Distribution Date;

(2) to the Class X-A certificates, the excess, if any, of (a) the product of (i) the Non-Vertically Retained Percentage of such Yield Maintenance Charge or Prepayment Premium and (ii) a fraction, the numerator of which is equal to the total amount of principal distributed to the Class A-1, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-3, Class A-SB, Class A-4, Class A-5, Class A-S, Class B, Class C, Class D, Class E-RR, Class F-RR and Class G-RR certificates for that Distribution Date, over (b) the total amount of such Yield Maintenance Charge or Prepayment Premium distributed to the Class A-1, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates as described above;

(3) to the Class X-B certificates, the excess, if any, of (a) the product of (i) the Non-Vertically Retained Percentage of such Yield Maintenance Charge or Prepayment Premium and (ii) a fraction, the numerator of which is equal to the total amount of principal distributed to the Class A-S, Class B and Class C certificates for that Distribution Date and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-3, Class A-SB, Class A-4, Class A-5, Class A-S, Class B, Class C, Class D, Class E-RR, Class F-RR and Class G-RR certificates for that Distribution Date, over (b) the total amount of such Yield Maintenance Charge or Prepayment Premium distributed to the Class A-S, Class B and Class C certificates as described above; and

(4) to the Class X-D certificates, any remaining portion of the Non-Vertically Retained Percentage of such Yield Maintenance Charge or Prepayment Premium not distributed as described above; and

(y) to the RR Interest, the Vertically Retained Percentage of such Yield Maintenance Charge or Prepayment Premium;

provided, however, that after the Notional Amounts of the Class X-A, Class X-B and Class X-D certificates and the Certificate Balances of the Class A-1, Class A-3, Class A-SB, Class A-4, Class A-5, Class A-S, Class B, Class C and Class D certificates have been reduced to zero as a result of the allocation of principal payments on the Mortgage Loans, the Non-Vertically Retained Percentage of all Prepayment Premiums and Yield Maintenance Charges with respect to the Mortgage Loans (net of any Liquidation Fees or Workout Fees payable therefrom) payable on any Distribution Date will be allocated among the holders of the Class E-RR, Class F-RR and Class G-RR certificates then entitled to distributions of principal on such Distribution Date in each case according to a fraction, the numerator of which is equal to the amount of principal distributed to such Class for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class E-RR, Class F-RR and Class G-RR Certificates for that Distribution Date.

“Base Interest Fraction” means, with respect to any principal prepayment of any Mortgage Loan that provides for the payment of a Yield Maintenance Charge or Prepayment Premium, and with respect to any class of Principal Balance Certificates (other than the RR Interest), a fraction (A) the numerator of which is the greater of (x) zero and (y) the difference between (i) the pass-through rate on that class, and (ii) the applicable Discount Rate and (B) the denominator of which is the difference between (i) the mortgage interest

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rate on the related Mortgage Loan and (ii) the applicable Discount Rate; provided, however, that:

●	under no circumstances will the Base Interest Fraction be greater than one;
●	if the Discount Rate referred to above is greater than or equal to the mortgage interest rate on the related Mortgage Loan and is greater than or equal to the pass-through rate on that class, then the Base Interest Fraction will equal zero; and
●	if the Discount Rate referred to above is greater than or equal to the mortgage interest rate on the related Mortgage Loan and is less than the pass-through rate on that class, then the Base Interest Fraction will be equal to 1.0.

“Discount Rate” means, with respect to any principal prepayment of any Mortgage Loan that provides for the payment of a Yield Maintenance Charge or Prepayment Premium—

●	if a discount rate was used in the calculation of the applicable Yield Maintenance Charge or Prepayment Premium pursuant to the terms of the Mortgage Loan or REO Loan, that discount rate, converted (if necessary) to a monthly equivalent yield, or
●	if a discount rate was not used in the calculation of the applicable Yield Maintenance Charge or Prepayment Premium pursuant to the terms of the Mortgage Loan or REO Loan, the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15 (519)—Selected Interest Rates under the heading “U.S. government securities/treasury constant maturities” for the week ending prior to the date of the relevant prepayment (or deemed prepayment), of U.S. Treasury constant maturities with a maturity date, one longer and one shorter, most nearly approximating the maturity date of that Mortgage Loan or REO Loan, such interpolated treasury yield converted to a monthly equivalent yield.

For purposes of the immediately preceding bullet, the certificate administrator or the applicable master servicer will select a comparable publication as the source of the applicable yields of U.S. Treasury constant maturities if Federal Reserve Statistical Release H.15 is no longer published.

“Prepayment Premium” means, with respect to any Mortgage Loan, any premium, fee or other additional amount (other than a Yield Maintenance Charge) paid or payable, as the context requires, by a borrower in connection with a principal prepayment on, or other early collection of principal of, that Mortgage Loan or any successor REO Loan with respect thereto (including any payoff of a Mortgage Loan by a mezzanine lender on behalf of the subject borrower if and as set forth in the related intercreditor agreement).

“Yield Maintenance Charge” means, with respect to any Mortgage Loan, any premium, fee or other additional amount paid or payable, as the context requires, by a borrower in connection with a principal prepayment on, or other early collection of principal of, a Mortgage Loan, calculated, in whole or in part, pursuant to a yield maintenance formula or otherwise pursuant to a formula that reflects the lost interest, including any specified amount or specified percentage of the amount prepaid which constitutes the minimum amount that such Yield Maintenance Charge may be.

No Prepayment Premiums or Yield Maintenance Charges will be distributed to the holders of the Class R Certificates.

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For a description of Yield Maintenance Charges, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Certain Legal Aspects of Mortgage Loans—Default Interest and Limitations on Prepayments”.

Assumed Final Distribution Date; Rated Final Distribution Date

The “Assumed Final Distribution Date” with respect to any class of certificates is the Distribution Date on which the aggregate Certificate Balance of that class of certificates would be reduced to zero based on the assumptions set forth below. The Assumed Final Distribution Date with respect to each class of Offered Certificates will in each case be as shown in the table under “Summary of Certificates”.

The Assumed Final Distribution Dates were calculated without regard to any delays in the collection of balloon payments and without regard to delinquencies, defaults or liquidations. Accordingly, in the event of defaults on the Mortgage Loans, the actual final Distribution Date for one or more classes of the Offered Certificates may be later, and could be substantially later, than the related Assumed Final Distribution Date(s).

In addition, the Assumed Final Distribution Dates set forth above were calculated on the basis of a 0% CPR prepayment rate and the Structuring Assumptions. Since the rate of payment (including prepayments) of the Mortgage Loans may exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the actual final Distribution Date for one or more classes of the Offered Certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s). The rate of payments (including prepayments) on the Mortgage Loans will depend on the characteristics of the Mortgage Loans, as well as on the prevailing level of interest rates and other economic factors, and we cannot assure you as to actual payment experience.

The “Rated Final Distribution Date” for each class of Offered Certificates will be the Distribution Date in December 2067. See “Ratings”.

Prepayment Interest Shortfalls

If a borrower prepays a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan in whole or in part, after the payment due date but on or before the Determination Date in any calendar month, the amount of interest (net of related Servicing Fees) accrued on such prepayment from such payment due date to, but not including, the date of prepayment (or any later date through which interest accrues) will, to the extent actually collected (without regard to any Prepayment Premium or Yield Maintenance Charge actually collected) constitute a “Prepayment Interest Excess”. Conversely, if a borrower prepays a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan in whole or in part after the Determination Date (or, with respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Pari Passu Companion Loan, as applicable, with a payment due date occurring after the related Determination Date, the related Payment Due Date) in any calendar month and does not pay interest on such prepayment through the following Payment Due Date, then the shortfall in a full month’s interest (net of related Servicing Fees) on such prepayment will constitute a “Prepayment Interest Shortfall”. Prepayment Interest Excesses (to the extent not offset by Prepayment Interest Shortfalls or required to be paid as Compensating Interest Payments) collected on the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any related Serviced Pari Passu Companion Loan, will be retained by the applicable master servicer as additional servicing compensation.

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Each master servicer will be required to deliver to the certificate administrator for deposit in the Distribution Account (other than the portion of any Compensating Interest Payment described below that is allocable to a Serviced Pari Passu Companion Loan) on each P&I Advance Date, without any right of reimbursement thereafter, a cash payment (a “Compensating Interest Payment”) in an aggregate amount, equal to the lesser of:

(i)                the aggregate amount of Prepayment Interest Shortfalls incurred in connection with voluntary principal prepayments received in respect of the Mortgage Loans (other than the Non-Serviced Mortgage Loans) and any related Serviced Pari Passu Companion Loan (in each case other than a Specially Serviced Loan or a Mortgage Loan or any related Serviced Pari Passu Companion Loan on which the applicable special servicer allowed a prepayment on a date other than the applicable Payment Due Date) for the related Distribution Date, and

(ii)             the aggregate of (A) that portion of such master servicer’s Servicing Fees for the related Distribution Date that is, in the case of each Mortgage Loan (other than a Non-Serviced Mortgage Loan), Serviced Pari Passu Companion Loan and REO Loan for which such Servicing Fees are being paid to such master servicer with respect to the related Collection Period, calculated at a rate of 0.00125% per annum, (B) all Prepayment Interest Excesses received by such master servicer during such Collection Period with respect to the Mortgage Loans (other than the Non-Serviced Mortgage Loans and, so long as a Whole Loan is serviced under the PSA, any related Serviced Pari Passu Companion Loan) subject to such prepayment and (C) to the extent earned on voluntary principal prepayments, net investment earnings payable to such master servicer for such Collection Period received by such master servicer during such Collection Period with respect to the applicable Mortgage Loans (other than the Non-Serviced Mortgage Loans) or any related Serviced Pari Passu Companion Loan, as applicable, subject to such prepayment. In no event will the rights of the Certificateholders to the offset of the aggregate Prepayment Interest Shortfalls be cumulative.

If a Prepayment Interest Shortfall occurs with respect to a Mortgage Loan as a result of the applicable master servicer allowing the related borrower to deviate (a “Prohibited Prepayment”) from the terms of the related Mortgage Loan documents regarding principal prepayments (other than (v) any Non-Serviced Mortgage Loan, (w) subsequent to a default under the related Mortgage Loan documents or if the Mortgage Loan is a Specially Serviced Loan, (x) pursuant to applicable law or a court order or otherwise in such circumstances where the applicable master servicer is required to accept such principal prepayment in accordance with the Servicing Standard, (y)(i) at the request or with the consent of the applicable special servicer or, (ii) so long as no Control Termination Event has occurred or is continuing, and with respect to the Mortgage Loans other than an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, at the request or with the consent of the Directing Certificateholder or (z) in connection with the payment of any insurance proceeds or condemnation awards), then for purposes of calculating the Compensating Interest Payment for the related Distribution Date, the applicable master servicer will pay, without regard to clause (ii) above, the aggregate amount of Prepayment Interest Shortfalls with respect to such Mortgage Loan otherwise described in clause (i) above in connection with such Prohibited Prepayments. No master servicer will be required to make any compensating interest payment as a result of any prepayments on Mortgage Loans for which it does not act as master servicer.

Compensating Interest Payments with respect to any Serviced Whole Loan will be allocated among the related Mortgage Loan and, any related Serviced Pari Passu Companion Loans in accordance with their respective principal amounts, and the applicable master

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servicer will be required to pay the portion of such Compensating Interest Payments allocable to the related Serviced Pari Passu Companion Loan to the related Other Master Servicer.

The aggregate of any Prepayment Interest Shortfalls resulting from any principal prepayments made on the Mortgage Loans to be included in the Aggregate Available Funds for any Distribution Date that are not covered by each applicable master servicer’s Compensating Interest Payments for the related Distribution Date and the portion of the compensating interest payments allocable to each Non-Serviced Mortgage Loan to the extent received from the related Non-Serviced Master Servicer is referred to in this prospectus as the “Aggregate Excess Prepayment Interest Shortfall”. The “Excess Prepayment Interest Shortfall” for any Distribution Date will be the Non-Vertically Retained Percentage of the Aggregate Excess Prepayment Interest Shortfall and will be allocated on that Distribution Date among the classes of Non-Retained Certificates (other than the Class R certificates), pro rata, in accordance with their respective Interest Accrual Amounts for that Distribution Date.

Subordination; Allocation of Realized Losses

The rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the Mortgage Loans and allocable to the Non-Retained Certificates (other than the Class R Certificates) will be subordinated, to the extent described in this prospectus, to the rights of holders of the Senior Certificates. In particular, the rights of the holders of the Class A-S, Class B, Class C, Class D, Class E-RR, Class F-RR and Class G-RR certificates to receive distributions of interest and principal, as applicable, will be subordinated to such rights of the holders of the Senior Certificates. The Class A-S certificates will likewise be protected by the subordination of the Class B, Class C, Class D, Class E-RR, Class F-RR and Class G-RR certificates. The Class B certificates will likewise be protected by the subordination of the Class C, Class D, Class E-RR, Class F-RR and Class G-RR certificates. The Class C certificates will likewise be protected by the subordination of the Class D, Class E-RR, Class F-RR and Class G-RR certificates.

This subordination will be effected in two ways: (i) by the preferential right of the holders of a class of Non-Retained Certificates to receive on any Distribution Date the amounts of interest and/or principal allocable to the Non-Retained Certificates and distributable to them prior to any distribution being made on such Distribution Date in respect of any classes of certificates subordinate to that class (as described above under “—Distributions—Priority of Distributions”) and (ii) by the allocation of Realized Losses to classes of Non-Retained Certificates (other than the Class R certificates) that are subordinate to more senior classes, as described below.

No other form of credit support will be available for the benefit of the Offered Certificates.

Prior to the Cross-Over Date, allocation of principal that is allocable to the Non-Retained Certificates that are Principal Balance Certificates on any Distribution Date will be made as described under “—Distributions—Priority of Distributions” above. On or after the Cross-Over Date, allocation of principal will be made to the Class A-1, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates that are still outstanding, pro rata (based upon their respective Certificate Balances), without regard to the Class A-SB Planned Principal Balance, until their Certificate Balances have been reduced to zero. See “—Distributions—Priority of Distributions” above.

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Allocation to the Class A-1, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates, for so long as they are outstanding, of the entire Principal Distribution Amount for each Distribution Date will have the effect of reducing the aggregate Certificate Balance of the Class A-1, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the pool of Mortgage Loans will decline. Therefore, as principal is distributed to the holders of the Class A-1, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates, the percentage interest in the issuing entity evidenced by the Class A-1, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates will be decreased (with a corresponding increase in the percentage interest in the issuing entity evidenced by the Subordinate Certificates), thereby increasing, relative to their respective Certificate Balances, the subordination afforded to the Class A-1, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates by the Subordinate Certificates.

Following retirement of the Class A-1, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates, the successive allocation on each Distribution Date of the remaining Principal Distribution Amount to the Class A-S, Class B, Class C, Class D, Class E-RR, Class F-RR and Class G-RR certificates, in that order, for so long as they are outstanding, will provide a similar, but diminishing benefit to those certificates (other than to the Class G-RR certificates) as to the relative amount of subordination afforded by the outstanding classes of certificates with later sequential designations.

On each Distribution Date, immediately following the distributions to be made to the Certificateholders on that date, the certificate administrator is required to calculate the Realized Loss and Retained Certificate Realized Loss for such Distribution Date.

The “Realized Loss” with respect to any Distribution Date is the amount, if any, by which (i) the product of (A) the Non-Vertically Retained Percentage and (B) the aggregate Stated Principal Balance (for purposes of this calculation only, the aggregate Stated Principal Balance will not be reduced by the amount of principal payments received on the Mortgage Loans that were used to reimburse each applicable master servicer, each applicable special servicer or the trustee from general collections of principal on the Mortgage Loans for Workout-Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances) of the Mortgage Loans, including any REO Loans (but in each case, excluding any Companion Loan) as of the related Determination Date is less than (ii) the then aggregate Certificate Balance of the Principal Balance Certificates (other than the RR Interest) after giving effect to distributions of principal on that Distribution Date. The certificate administrator will be required to allocate any Realized Losses among the respective classes of Principal Balance Certificates (other than the RR Interest) in the following order, until the Certificate Balance of each such class is reduced to zero:

first, to the Class G-RR certificates;

second, to the Class F-RR certificates;

third, to the Class E-RR certificates;

fourth, to the Class D certificates;

fifth, to the Class C certificates;

sixth, to the Class B certificates; and

seventh, to the Class A-S certificates.

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Following the reduction of the Certificate Balances of all classes of Subordinate Certificates to zero, the certificate administrator will be required to allocate Realized Losses among the Senior Certificates (other than the Class X-A and Class X-B certificates), pro rata, based upon their respective Certificate Balances, until their respective Certificate Balances have been reduced to zero.

Realized Losses will not be allocated to the RR Interest or the Class R certificates and will not be directly allocated to the Class X Certificates. However, the Notional Amounts of the classes of Class X Certificates will be reduced if the related classes of Principal Balance Certificates are reduced by such Realized Losses.

In general, Realized Losses and Retained Certificate Realized Losses could result from the occurrence of: (1) losses and other shortfalls on or in respect of the Mortgage Loans, including as a result of defaults and delinquencies on the related Mortgage Loans, Nonrecoverable Advances made in respect of the Mortgage Loans, the payment to each applicable special servicer of any compensation as described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, and the payment of interest on Advances and certain servicing expenses; and (2) certain unanticipated, non-Mortgage Loan specific expenses of the issuing entity, including certain reimbursements to the certificate administrator or trustee as described under “Transaction Parties—The Certificate Administrator and Trustee”, and certain federal, state and local taxes, and certain tax-related expenses, payable out of the issuing entity, as described under “Material Federal Income Tax Considerations”.

Losses on each Whole Loan will be allocated, pro rata, between the related Mortgage Loan and the related Pari Passu Companion Loan(s), based upon their respective principal balances. With respect to any Whole Loan that has a related Subordinate Companion Loan, losses will be allocated first to each related Subordinate Companion Loan in accordance with the related Intercreditor Agreement until each such Subordinate Companion Loan is reduced to zero and then to the related Mortgage Loan and the related Pari Passu Companion Loans (if any), pro rata, based upon their respective principal balances.

A class of Non-Retained Certificates (other than the Class R certificates) or the RR Interest will be considered outstanding until its Certificate Balance or Notional Amount, as the case may be, is reduced to zero. However, notwithstanding a reduction of its Certificate Balance to zero, reimbursements of any previously allocated Realized Losses or Retained Certificate Realized Losses, as applicable, are required thereafter to be made to a class of Principal Balance Certificates in accordance with the payment priorities set forth in “—Distributions—Priority of Distributions” above and, with respect to the RR Interest in accordance with the payment priorities set forth in “Credit Risk Retention—RR Interest—Priority of Distributions”.

Reports to Certificateholders; Certain Available Information

Certificate Administrator Reports

On each Distribution Date, based in part on information delivered to it by each applicable master servicer or special servicer, as applicable, the certificate administrator will be required to prepare and make available to each Certificateholder of record a Distribution Date Statement providing the information required under Regulation AB and in the form of Annex B relating to distributions made on that date for the relevant class and the recent status of the Mortgage Loans.

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In addition, the certificate administrator will include (to the extent it receives such information) (i) the identity of any Mortgage Loans permitting additional secured debt, identifying (A) the amount of any additional secured debt incurred during the related Collection Period, (B) the total DSCR calculated on the basis of the mortgage loan and such additional secured debt and (C) the aggregate loan-to-value ratio calculated on the basis of the mortgage loan and the additional secured debt in each applicable Form 10-D filed on behalf of the issuing entity and (ii) the beginning and ending account balances for each of the Securitization Accounts (for the applicable period) in each Form 10-D filed on behalf of the issuing entity.

Within a reasonable period of time after the end of each calendar year, the certificate administrator is required to furnish to each person or entity who at any time during the calendar year was a holder of a certificate, a statement with (i) the amount of the distribution on each Distribution Date in reduction of the Certificate Balance of the certificates and (ii) the amount of the distribution on each Distribution Date of the applicable Interest Accrual Amount, in each case, as to the applicable class, aggregated for the related calendar year or applicable partial year during which that person was a Certificateholder, together with any other information that the certificate administrator deems necessary or desirable, or that a Certificateholder or Certificate Owner reasonably requests, to enable Certificateholders to prepare their tax returns for that calendar year. This obligation of the certificate administrator will be deemed to have been satisfied to the extent that substantially comparable information will be provided by the certificate administrator pursuant to any requirements of the Code as from time to time are in force.

In addition, the certificate administrator will make available on its website (www.ctslink.com), to the extent received from the applicable person, on each Distribution Date to each Privileged Person the following reports (other than clause (1) below, the “CREFC® Reports”) prepared by any master servicer, the certificate administrator or any special servicer, as applicable (substantially in the form provided in the PSA, in the case of the Distribution Date Statement, which form is subject to change, and as required in the PSA in the case of the CREFC® Reports) and including substantially the following information:

(1)      a report as of the close of business on the immediately preceding Determination Date, containing the information provided for in Annex B (the “Distribution Date Statement”);

(2)      a Commercial Real Estate Finance Council (“CREFC®”) delinquent loan status report;

(3)      a CREFC® historical loan modification/forbearance and corrected mortgage loan report;

(4)      a CREFC® advance recovery report;

(5)      a CREFC® total loan report;

(6)      a CREFC® operating statement analysis report;

(7)      a CREFC® comparative financial status report;

(8)      a CREFC® net operating income adjustment worksheet;

(9)      a CREFC® real estate owned status report;

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(10)   a CREFC® servicer watch list;

(11)   a CREFC® loan level reserve and letter of credit report;

(12)   a CREFC® property file;

(13)   a CREFC® financial file;

(14)   a CREFC® loan setup file (to the extent delivery is required under the PSA); and

(15)   a CREFC® loan periodic update file.

Each master servicer or special servicer, as applicable, may omit any information from these reports that such master servicer or special servicer regards as confidential. Subject to any potential liability for willful misconduct, bad faith or negligence as described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, no master servicer or special servicer, the trustee or the certificate administrator will be responsible for the accuracy or completeness of any information supplied to it by a borrower, a mortgage loan seller or another party to the PSA or a party under any Non-Serviced PSA that is included in any reports, statements, materials or information prepared or provided by it. Some information will be made available to Certificateholders by electronic transmission as may be agreed upon between the depositor and the certificate administrator.

Before each Distribution Date, each master servicer will deliver to the certificate administrator by electronic means:

●	a CREFC® property file;
●	a CREFC® financial file;
●	a CREFC® loan setup file (to the extent delivery is required under the PSA);
●	a CREFC® Schedule AL file (with respect to the General Master Servicer);
●	a CREFC® loan periodic update file; and
●	a CREFC® appraisal reduction template (to the extent received by the applicable master servicer from the applicable special servicer).

In addition, each master servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan or a Non-Serviced Mortgage Loan) or special servicer (with respect to Specially Serviced Loans and REO Properties), as applicable, is also required to prepare the following for each Mortgaged Property securing a Mortgage Loan (other than a Non-Serviced Mortgage Loan) and REO Property for which it acts as master servicer or special servicer, as applicable:

●	Within 45 days after receipt of a quarterly operating statement, if any, commencing within 45 days of receipt of such quarterly operating statement for the quarter ending March 31, 2026, a CREFC® operating statement analysis report but only to the extent the related borrower is required by the Mortgage Loan documents to deliver and does deliver, or otherwise agrees to provide and does provide, that information, for the Mortgaged Property or REO Property as of the end of that calendar quarter and provides sufficient information to report pursuant to CREFC® guidelines, provided, however, that any analysis or report with respect to the first
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calendar quarter of each year will not be required to the extent provided in the then-current applicable CREFC® guidelines (it being understood that as of the date of this prospectus, the applicable CREFC® guidelines provide that such analysis or report with respect to the first calendar quarter (in each year) is not required for a Mortgaged Property or REO Property unless such Mortgaged Property or REO Property is analyzed on a trailing 12-month basis, or if the related Mortgage Loan (other than a Non-Serviced Mortgage Loan) is on the CREFC® Servicer Watch List).

●	Within 45 days after receipt by the applicable special servicer (with respect to Specially Serviced Loans and REO Properties) or the applicable master servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan or a Non-Serviced Mortgage Loan) of any annual operating statements or rent rolls (or, with respect to residential cooperative properties, maintenance schedules) (if and to the extent any such information is in the form of normalized year-end financial statements that has been based on a minimum number of months of operating results as recommended by CREFC® in the instructions to the CREFC® guidelines) commencing within 45 days of receipt of such annual operating statement for the calendar year ending December 31, 2026, a CREFC® net operating income adjustment worksheet, but only to the extent the related borrower is required by the Mortgage Loan documents to deliver and does deliver, or otherwise agrees to provide and does provide, that information, presenting the computation made in accordance with the methodology in the PSA to “normalize” the full year net operating income and debt service coverage numbers used by the applicable master servicer to prepare the CREFC® comparative financial status report.

Certificate Owners and any holder of a Serviced Pari Passu Companion Loan who are also Privileged Persons may also obtain access to any of the certificate administrator reports upon request and pursuant to the provisions of the PSA. Otherwise, until the time Definitive Certificates are issued to evidence the certificates, the information described above will be available to the related Certificate Owners only if DTC and its participants provide the information to the Certificate Owners.

“Privileged Person” includes the depositor and its designees, the initial purchasers, the underwriters, the mortgage loan sellers, each applicable master servicer, each applicable special servicer (including, for the avoidance of doubt any Excluded Special Servicer), the trustee, the certificate administrator, any additional servicer designated by any master servicer or special servicer, the operating advisor, any affiliate of the operating advisor designated by the operating advisor, the asset representations reviewer, any holder of a Companion Loan who provides an Investor Certification, any Non-Serviced Master Servicer, any Non-Serviced Special Servicer, any Other Master Servicer, any Other Special Servicer and any person (including the Directing Certificateholder and a Risk Retention Consultation Party) who provides the certificate administrator with an Investor Certification and any nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Exchange Act (“NRSRO”), including any Rating Agency, that delivers an NRSRO Certification to the certificate administrator, which Investor Certification and NRSRO Certification may be submitted electronically via the certificate administrator’s website; provided that in no event may a Borrower Party (other than a Borrower Party that is a Risk Retention Consultation Party or a special servicer) be entitled to receive (i) if such party is the Directing Certificateholder or any Controlling Class Certificateholder (each such party, as applicable, an “Excluded Controlling Class Holder”), any Excluded Information via the certificate administrator’s website unless a loan-by-loan segregation is later performed by the certificate administrator, in which case such access will only be prohibited with respect to the related Excluded Controlling Class Loans, and (ii) if such party is not the Directing

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Certificateholder or any Controlling Class Certificateholder, any information other than the Distribution Date Statement; provided, further, however, that, if a special servicer obtains knowledge that it has become a Borrower Party, such special servicer will not directly or indirectly provide any information solely related to any related Excluded Special Servicer Loan, which may include any asset status reports, Final Asset Status Reports (or summaries thereof), and such other information as may be specified in the PSA pertaining to such Excluded Special Servicer Loan to the related Borrower Party, any of such special servicer’s employees or personnel or any of its affiliates involved in the management of any investment in the related Borrower Party or the related Mortgaged Property or, to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related Borrower Party, and will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations; provided, further, however, that each special servicer will at all times be a Privileged Person, despite such restriction on information; provided, further, however, that any Excluded Controlling Class Holder will be permitted to reasonably request and obtain from the applicable master servicer or the applicable special servicer, in accordance with terms of the PSA, any Excluded Information relating to any Excluded Controlling Class Loan with respect to which such Excluded Controlling Class Holder is not a Borrower Party (if such Excluded Information is not otherwise available via the certificate administrator’s website on account of it constituting Excluded Information). Notwithstanding any provision to the contrary herein, neither the applicable master servicer nor a certificate administrator will have any obligation to restrict access by the special servicer or any Excluded Special Servicer to any information related to any Excluded Special Servicer Loan.

In determining whether any person is an additional servicer or an affiliate of the operating advisor, the certificate administrator may rely on a certification by a master servicer, a special servicer, a mortgage loan seller or the operating advisor, as the case may be.

The “Risk Retention Consultation Party” will be each of (i) the party selected by Bank of America, National Association, (ii) the party selected by Wells Fargo Bank, National Association and (iii) the party selected by Morgan Stanley Bank, N.A., in each case, as an owner of the RR Interest. The certificate administrator and the other parties to the PSA will be entitled to assume that the identity of any Risk Retention Consultation Party has not changed until such parties receive written notice of the identity and contact information of a replacement of such Risk Retention Consultation Party from a party holding the requisite interest in the RR Interest (as confirmed by the certificate registrar). For the avoidance of doubt, there may be multiple Risk Retention Consultation Parties. The initial Risk Retention Consultation Parties are expected to be Bank of America, National Association, Wells Fargo Bank, National Association and Morgan Stanley Mortgage Capital Holdings LLC.

“Borrower Party” means a borrower, a mortgagor, a manager of a Mortgaged Property, an Accelerated Mezzanine Loan Lender, or any Borrower Party Affiliate. For the avoidance of doubt, with respect to a Mortgage Loan secured by a residential cooperative property, a person will not be considered a “Borrower Party” solely by reason of such person holding one or more cooperative unit loans that are secured by direct equity interests in the related borrower or owning one or more residential cooperative units comprising the related Mortgaged Property as a result of any foreclosure, transfer in lieu of foreclosure or other exercise of remedies with respect to any such unit loan(s).

“Borrower Party Affiliate” means, with respect to a borrower, a mortgagor, a manager of a Mortgaged Property or an Accelerated Mezzanine Loan Lender, (a) any other person controlling or controlled by or under common control with such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable, or (b) any other person

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owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable. For purposes of this definition, “control” when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Accelerated Mezzanine Loan Lender” means a mezzanine lender under a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure such mezzanine loan.

“Excluded Controlling Class Loan” means a Mortgage Loan or Whole Loan with respect to which the Directing Certificateholder or any Controlling Class Certificateholder is a Borrower Party.

“Excluded Information” means, with respect to any Excluded Controlling Class Loan, any information solely related to such Excluded Controlling Class Loan, which may include any asset status reports, Final Asset Status Reports (or summaries thereof), inspection reports related to Specially Serviced Loans prepared by the applicable special servicer or any Excluded Special Servicer and such other information as may be specified in the PSA specifically pertaining to such Excluded Controlling Class Loan and/or the related Mortgaged Properties, other than such information with respect to such Excluded Controlling Class Loan(s) that is aggregated with information of other Mortgage Loans at a pool level.

“Excluded Loan” means (a) with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, a Mortgage Loan or Whole Loan with respect to which, as of any date of determination, the Directing Certificateholder or the holder of the majority of the Controlling Class is a Borrower Party or (b) with respect to any Risk Retention Consultation Party or the holder of the RR Interest by whom such Risk Retention Consultation Party was appointed, a Mortgage Loan or Whole Loan with respect to which, as of any date of determination, such Risk Retention Consultation Party or the holder of the RR Interest by whom such Risk Retention Consultation Party was appointed is a Borrower Party. It is expected that there will be no Excluded Loans with respect to this securitization on the Closing Date.

“Investor Certification” means a certificate (which may be in electronic form), substantially in the form attached to the PSA or in the form of an electronic certification contained on the certificate administrator’s website (which may be a click-through confirmation), representing (i) that such person executing the certificate is a Certificateholder, the Directing Certificateholder, a Risk Retention Consultation Party, a beneficial owner of a certificate, a Companion Holder or a prospective purchaser of a certificate (or any investment advisor, manager or other representative of the foregoing), (ii) that either (a) such person is a Risk Retention Consultation Party or is a person who is not a Borrower Party, in which case such person will have access to all the reports and information made available to Certificateholders via the certificate administrator’s website under the PSA, or (b) such person is a Borrower Party, in which case (1) if such person is the Directing Certificateholder or a Controlling Class Certificateholder, such person will have access to all the reports and information made available to Certificateholders via the certificate administrator’s website under the PSA other than any Excluded Information as set forth in the PSA, (2) if such person is a Risk Retention Consultation Party, such person will have access to all the reports and information made available to Certificateholders via the certificate administrator’s website under the PSA or (3) if such person is not the Directing Certificateholder, a Controlling Class Certificateholder or a Risk Retention Consultation Party, such person will only receive access to the Distribution Date Statements

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prepared by the certificate administrator, (iii) (other than with respect to a Companion Holder) that such person has received a copy of the final prospectus and (iv) such person agrees to keep any Privileged Information confidential and will not violate any securities laws; provided, however, that any Excluded Controlling Class Holder (i) will be permitted to reasonably request and obtain from the applicable master servicer or the applicable special servicer, in accordance with terms of PSA, any Excluded Information relating to any Excluded Controlling Class Loan with respect to which such Excluded Controlling Class Holder is not a Borrower Party (if such Excluded Information is not otherwise available via the certificate administrator’s website on account of it constituting Excluded Information) and (ii) will be considered a Privileged Person for all other purposes, except with respect to its ability to obtain information with respect to any related Excluded Controlling Class Loan. The Certificate Administrator may require that Investor Certifications be re-submitted from time to time in accordance with its policies and procedures and will restrict access to the Certificate Administrator’s website to any mezzanine lender upon notice from any party to the PSA that such mezzanine lender has become an Accelerated Mezzanine Loan Lender.

A “Certificateholder” is the person in whose name a certificate (including the RR Interest) is registered in the certificate register or any beneficial owner thereof; provided, however, that solely for the purposes of giving any consent, approval, waiver or taking any action pursuant to the PSA, any certificate (including the RR Interest) registered in the name of or beneficially owned by a master servicer, a special servicer (including, for the avoidance of doubt, any Excluded Special Servicer), the trustee, the certificate administrator, the depositor, any mortgage loan seller, a Borrower Party, or any affiliate of any of such persons will be deemed not to be outstanding (provided that notwithstanding the foregoing, any Controlling Class certificates owned by an Excluded Controlling Class Holder will not be deemed to be outstanding as to such Excluded Controlling Class Holder solely with respect to any related Excluded Controlling Class Loan; and provided, further, that any Controlling Class certificates owned by a special servicer or an affiliate thereof will be deemed not to be outstanding as to such special servicer or such affiliate solely with respect to any related Excluded Special Servicer Loan), and the Voting Rights to which it is entitled will not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval, waiver or take any such action has been obtained; provided, however, that the foregoing restrictions will not apply in the case of each applicable master servicer, each applicable special servicer (including, for the avoidance of doubt, any Excluded Special Servicer), the trustee, the certificate administrator, the depositor, any mortgage loan seller or any affiliate of any of such persons unless such consent, approval or waiver sought from such party would in any way increase its compensation or limit its obligations in the named capacities under the PSA, waive a Servicer Termination Event or trigger an Asset Review (with respect to an Asset Review and any mortgage loan seller, solely with respect to any related Mortgage Loan subject to the Asset Review); provided, further, that so long as there is no Servicer Termination Event with respect to the applicable master servicer or the applicable special servicer, as applicable, such master servicer and special servicer or such affiliate of either will be entitled to exercise such Voting Rights with respect to any issue which could reasonably be believed to adversely affect such party’s compensation or increase its obligations or liabilities under the PSA; and provided, further, that such restrictions will not apply to (i) the exercise of any special servicer’s, any master servicer’s or any mortgage loan seller’s rights, if any, or any of their affiliates as a member of the Controlling Class or (ii) any affiliate of the depositor, any master servicer, any special servicer, the trustee or the certificate administrator that has provided an Investor Certification in which it has certified as to the existence of certain policies and procedures restricting the flow of information between it and the depositor, the applicable master servicer, the applicable special servicer, the trustee or the certificate administrator, as applicable.

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“NRSRO Certification” means a certification (a) executed by an NRSRO or (b) provided electronically and executed by such NRSRO by means of a “click-through” confirmation on the 17g-5 Information Provider’s website in favor of the 17g-5 Information Provider that states that such NRSRO is a Rating Agency as such term is defined in the PSA or that such NRSRO has provided the depositor with the appropriate certifications pursuant to paragraph (e) of Rule 17g-5 under the Exchange Act (“Rule 17g-5”), that such NRSRO has access to the depositor’s 17g-5 Information Provider’s website, and that such NRSRO will keep such information confidential except to the extent such information has been made available to the general public.

Under the PSA, the applicable master servicer or the applicable special servicer, as applicable, is required to provide or make available to the holders of any Companion Loan (or their designees including the related Other Master Servicer or Other Special Servicer) certain other reports, copies and information relating to the related Serviced Whole Loan to the extent required under the related Intercreditor Agreement.

Certain information concerning the Mortgage Loans and the certificates, including the Distribution Date Statements, CREFC® reports and supplemental notices with respect to such Distribution Date Statements and CREFC® reports, may be provided by the certificate administrator at the direction of the depositor to certain market data providers, such as Bloomberg, L.P., CRED iQ, Trepp, LLC, Intex Solutions, Inc., Markit Group Limited, Interactive Data Corp., BlackRock Financial Management, Inc., CMBS.com, Inc., Moody’s Analytics, Inc., Morningstar Credit Information & Analytics, LLC, KBRA Analytics, LLC, MBS Data, LLC, RealInsight, LSEG, DealView Technologies Ltd. (dba DealX) and Recursion Co., pursuant to the terms of the PSA.

Upon the reasonable request of any Certificateholder that has delivered an Investor Certification to the applicable master servicer or special servicer, as applicable, such master servicer (with respect to Non-Specially Serviced Loans) and such special servicer (with respect to Specially Serviced Loans) may provide (or make available electronically) at the expense of such Certificateholder copies of any appraisals, operating statements, rent rolls and financial statements obtained by such master servicer or special servicer, as the case may be, at the expense of such Certificateholder; provided that in connection with such request, the applicable master servicer or special servicer, as applicable, may require a written confirmation executed by the requesting person substantially in such form as may be reasonably acceptable to such master servicer or special servicer, as applicable, generally to the effect that such person will keep such information confidential and will use such information only for the purpose of analyzing asset performance and evaluating any continuing rights the Certificateholder may have under the PSA. Upon the request of any Privileged Person (other than the NRSROs) to receive copies of annual operating statements, budgets and rent rolls (or, with respect to residential cooperative properties, maintenance schedules) either collected by the applicable master servicer or the applicable special servicer or caused to be prepared by the applicable special servicer in respect of each REO Property, the applicable master servicer or the applicable special servicer, as the case may be, will be required to deliver copies of such items to the certificate administrator to be posted on the certificate administrator’s website. Certificateholders will not, however, be given access to or be provided copies of, any Mortgage Files or Diligence Files.

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Information Available Electronically

The certificate administrator will make available to any Privileged Person via the certificate administrator’s website initially located at www.ctslink.com (and will make available to the general public this prospectus, Distribution Date Statements, the PSA, the MLPAs and the SEC EDGAR filings referred to below):

●	the following “deal documents”:
o	this prospectus;
o	the PSA, each sub-servicing agreement delivered to the certificate administrator from and after the Closing Date, if any, and the MLPAs and any amendments and exhibits to those agreements; and
o	the CREFC® loan setup file delivered to the certificate administrator by a master servicer;
●	the following “SEC EDGAR filings”:
o	any reports on Forms 10-D, 10-K, 8-K and ABS-EE that have been filed by the certificate administrator with respect to the issuing entity through the SEC’s Electronic Data Gathering and Retrieval (EDGAR) system;
●	the following documents, which will be made available under a tab or heading designated “periodic reports”:
o	the Distribution Date Statements;
o	the CREFC® bond level files;
o	the CREFC® collateral summary files; and
o	the CREFC® Reports, other than the CREFC® loan setup file and other than the CREFC® special servicer loan file (provided that they are received by the certificate administrator);
●	the following documents, which will be made available under a tab or heading designated “additional documents”:
o	the summary of any Final Asset Status Report as provided by a special servicer;
o	any property inspection reports, any environmental reports and appraisals delivered to the certificate administrator in electronic format;
o	any appraisals delivered in connection with any Asset Status Report;
o	any CREFC® appraisal reduction template received by the certificate administrator;
o	any annual reports as provided by the operating advisor; and
o	any notice or documents provided to the certificate administrator by the depositor, master servicer or the special servicer directing the certificate administrator to post to the “additional documents” tab;
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●	the following documents, which will be made available under a tab or heading designated “special notices”:
o	notice of any release based on an environmental release under the PSA;
o	notice of any waiver, modification or amendment of any term of any Mortgage Loan;
o	notice of final payment on the certificates;
o	all notices of the occurrence of any Servicer Termination Event received by the certificate administrator or any notice to Certificateholders of the termination of a master servicer or special servicer;
o	any notice of resignation or termination of a master servicer or special servicer;
o	notice of resignation of the trustee or the certificate administrator, and notice of the acceptance of appointment by the successor trustee or the successor certificate administrator, as applicable;
o	any notice of any request by requisite percentage of Certificateholders for a vote to terminate a special servicer, the operating advisor or the asset representations reviewer;
o	any notice to Certificateholders of the operating advisor’s recommendation to replace a special servicer and the related report prepared by the operating advisor in connection with such recommendation;
o	notice of resignation or termination of the operating advisor or the asset representations reviewer and notice of the acceptance of appointment by the successor operating advisor or the successor asset representations reviewer;
o	notice of the certificate administrator’s determination that an Asset Review Trigger has occurred and a copy of any Asset Review Report Summary received by the certificate administrator;
o	any notice of termination of a sub-servicer by a successor master servicer or trustee;
o	officer’s certificates supporting any determination that any Advance was (or, if made, would be) a Nonrecoverable Advance;
o	any notice of the termination of the issuing entity;
o	any notice that a Control Termination Event has occurred or is terminated or that a Consultation Termination Event has occurred or is terminated (provided that with respect to a Control Termination Event or a Consultation Termination Event deemed to exist due solely to the existence of an Excluded Loan with respect to the Directing Certificateholder, the certificate administrator will only be required to make available such notice of the occurrence and continuance of a Control Termination Event or the notice of the occurrence and continuance of a Consultation Termination Event to the extent the certificate administrator has been notified of such Excluded Loan);
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o	any notice that an Operating Advisor Consultation Event has occurred or is terminated;
o	any notice of the occurrence of an Operating Advisor Termination Event;
o	any notice of the occurrence of an Asset Representations Reviewer Termination Event;
o	any Proposed Course of Action Notice;
o	any assessment of compliance delivered to the certificate administrator;
o	any notice or documents provided to the certificate administrator by the depositor or any applicable master servicer directing the certificate administrator to post to the “Special Notices” tab;
o	any Attestation Reports delivered to the certificate administrator; and
o	any “special notices” requested by a Certificateholder to be posted on the certificate administrator’s website described under “—Certificateholder Communication” below;
●	the “Investor Q&A Forum”;
●	solely to Certificateholders, Certificate Owners that are Privileged Persons, the “Investor Registry”; and
●	the “U.S. Risk Retention Special Notices” tab, which will contain any notices relating to (A) ongoing compliance by the Retaining Sponsor with the Credit Risk Retention Rules and (B) any noncompliance by the Third Party Purchaser or a successor third party purchaser with the applicable provisions of the Risk Retention Rules;

provided that with respect to a Control Termination Event or a Consultation Termination Event that is deemed to exist due solely to the existence of an Excluded Loan, the certificate administrator will only be required to provide notice of the occurrence and continuance of such event if it has been notified of or has knowledge of the existence of such Excluded Loan.

The certificate administrator will be required to, in addition to posting the applicable notices on the “U.S. Risk Retention Special Notices” tab, provide e-mail notification to any Privileged Person (other than certain financial market information providers under the PSA) that has registered to receive access to the Certificate Administrator’s Website that a notice has been posted to the “U.S. Risk Retention Special Notices” tab. In the event that the Retaining Sponsor determines that any Retaining Party or the Third Party Purchaser no longer complies with certain specified provisions of the Credit Risk Retention Rules, it will be required to send written notice of such non-compliance to the Certificate Administrator, who will be required to post such notice on its website under the “U.S. Risk Retention Special Notices” tab.

Notwithstanding the foregoing, if the Directing Certificateholder or any Controlling Class Certificateholder, as applicable, is an Excluded Controlling Class Holder, such Excluded Controlling Class Holder is required to promptly notify each master servicer, each special servicer, the operating advisor, the trustee and the certificate administrator pursuant to the PSA and provide an Investor Certification pursuant to the PSA and will not be entitled to access any Excluded Information (unless a loan-by-loan segregation is later performed by

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the certificate administrator in which case such access will only be prohibited with respect to the related Excluded Controlling Class Loan(s)) made available on the certificate administrator’s website for so long as it is an Excluded Controlling Class Holder. The PSA will require each Excluded Controlling Class Holder in such new Investor Certification to certify that it acknowledges and agrees that it is prohibited from accessing and reviewing (and it agrees not to access and review) any Excluded Information. In addition, if the Directing Certificateholder or any Controlling Class Certificateholder is not an Excluded Controlling Class Holder, such person will certify and agree that they will not share any Excluded Information with any Excluded Controlling Class Holder.

Notwithstanding the foregoing, nothing set forth in the PSA will prohibit the Directing Certificateholder or any Controlling Class Certificateholder from receiving, requesting or reviewing any Excluded Information relating to any Excluded Controlling Class Loan with respect to which the Directing Certificateholder or such Controlling Class Certificateholder is not a Borrower Party and, if such Excluded Information is not available via the certificate administrator’s website, such Directing Certificateholder or Controlling Class Certificateholder that is not a Borrower Party with respect to the related Excluded Controlling Class Loan will be permitted to obtain such information in accordance with terms of the PSA, and the applicable master servicer and the applicable special servicer may require and rely on such certifications and other reasonable information prior to releasing any such information.

Any reports on Form 10-D filed by the certificate administrator will (i) contain the information required by Rule 15Ga-1(a) concerning all Mortgage Loans held by the issuing entity that were the subject of a demand to repurchase or replace due to a breach or alleged breach of one or more representations and warranties made by the related mortgage loan seller, (ii) contain a reference to the most recent Form ABS-15G filed by the depositor and the mortgage loan sellers, if applicable, and the SEC’s assigned “Central Index Key” for each such filer, (iii) contain certain account balances to the extent available to the certificate administrator and (iv) incorporate the most recent Form ABS-EE filing by reference (which such Form ABS-EE will be filed on or prior to the filing of the applicable report on Form 10-D).

The certificate administrator will not make any representation or warranty as to the accuracy or completeness of any report, document or other information made available on the certificate administrator’s website and will assume no responsibility for any such report, document or other information, other than with respect to such reports, documents or other information prepared by the certificate administrator. In addition, the certificate administrator may disclaim responsibility for any information distributed by it for which it is not the original source.

In connection with providing access to the certificate administrator’s website (other than with respect to access provided to the general public in accordance with the PSA), the certificate administrator may require registration and the acceptance of a disclaimer, including an agreement to keep certain nonpublic information made available on the website confidential, as required under the PSA. The certificate administrator will not be liable for the dissemination of information in accordance with the PSA.

The certificate administrator will make the “Investor Q&A Forum” available to Privileged Persons via the certificate administrator’s website under a tab or heading designated “Investor Q&A Forum”, where (i) Certificateholders and beneficial owners that are Privileged Persons may submit inquiries to (a) the certificate administrator relating to the Distribution Date Statements, (b) any master servicer or special servicer relating to servicing reports prepared by that party, the applicable Mortgage Loans (excluding each Non-Serviced

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Mortgage Loan) or the related Mortgaged Properties or (c) the operating advisor relating to annual or other reports prepared by the operating advisor or actions by any special servicer referenced in such reports, and (ii) Privileged Persons may view previously submitted inquiries and related answers. The certificate administrator will forward such inquiries to the appropriate person and, in the case of an inquiry relating to a Non-Serviced Mortgage Loan, to the applicable party under the related Non-Serviced PSA. The certificate administrator, the applicable master servicer, the applicable special servicer or the operating advisor, as applicable, will be required to answer each inquiry, unless such party determines (i) the question is beyond the scope of the topics detailed above, (ii) that answering the inquiry would not be in the best interests of the issuing entity, the Certificateholders, (iii) that answering the inquiry would be in violation of applicable law, the PSA (including requirements in respect of non-disclosure of Privileged Information) or the Mortgage Loan documents, (iv) that answering the inquiry would materially increase the duties of, or result in significant additional cost or expense to, the certificate administrator, the applicable master servicer, the applicable special servicer or the operating advisor, as applicable, (v) that answering the inquiry would require the disclosure of Privileged Information (subject to the Privileged Information Exception), (vi) that answering the inquiry would or is reasonably expected to result in a waiver of an attorney-client privilege or disclosure of attorney work product or (vii) that answering the inquiry is otherwise, for any reason, not advisable. In addition, no party will post or otherwise disclose any direct communications with the Directing Certificateholder or a Risk Retention Consultation Party (in its capacity as a Risk Retention Consultation Party) as part of its responses to any inquiries. In the case of an inquiry relating to a Non-Serviced Mortgage Loan, the certificate administrator is required to make reasonable efforts to obtain an answer from the applicable party under the related Non-Serviced PSA; provided that the certificate administrator will not be responsible for the content of such answer, or any delay or failure to obtain such answer. The certificate administrator will be required to post the inquiries and related answers, if any, on the Investor Q&A Forum, subject to and in accordance with the PSA. The Investor Q&A Forum may not reflect questions, answers and other communications that are not submitted through the certificate administrator’s website. Answers posted on the Investor Q&A Forum will be attributable only to the respondent, and will not be deemed to be answers from any of the depositor, the underwriters or any of their respective affiliates. None of the underwriters, depositor, any of their respective affiliates or any other person will certify as to the accuracy of any of the information posted in the Investor Q&A Forum and no such person will have any responsibility or liability for the content of any such information.

The certificate administrator will make the “Investor Registry” available to any Certificateholder and beneficial owner that is a Privileged Person via the certificate administrator’s website. Certificateholders and beneficial owners may register on a voluntary basis for the “Investor Registry” and obtain contact information for any other Certificateholder or beneficial owner that has also registered, provided that they comply with certain requirements as provided for in the PSA.

The certificate administrator’s internet website will initially be located at www.ctslink.com. Access will be provided by the certificate administrator to such persons upon receipt by the certificate administrator from such person of an Investor Certification or NRSRO Certification in the form(s) attached to the PSA, which form(s) will also be located on and submitted electronically via the certificate administrator’s internet website. The parties to the PSA will not be required to provide that certification. In connection with providing access to the certificate administrator’s internet website, the certificate administrator may require registration and the acceptance of a disclaimer. The certificate administrator will not be liable for the dissemination of information in accordance with the

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terms of the PSA. The certificate administrator will make no representation or warranty as to the accuracy or completeness of such documents and will assume no responsibility for them. In addition, the certificate administrator may disclaim responsibility for any information distributed by the certificate administrator for which it is not the original source. Assistance in using the certificate administrator’s internet website can be obtained by calling the certificate administrator’s customer service desk at 866-846-4526.

The certificate administrator is responsible for the preparation of tax returns on behalf of the issuing entity and the preparation of Distribution Reports on Form 10-D (based on information included in each monthly Distribution Date Statement and other information provided by other transaction parties) and Annual Reports on Form 10-K and certain other reports on Form 8-K that are required to be filed with the SEC on behalf of the issuing entity.

“17g-5 Information Provider” means the certificate administrator.

The PSA will permit each master servicer and each special servicer, at their respective sole cost and expense, to make available by electronic media, bulletin board service or internet website any reports or other information such master servicer or such special servicer, as applicable, is required or permitted to provide to any party to the PSA, the Rating Agencies or any Certificateholder or any prospective Certificateholder that has provided such master servicer or such special servicer, as applicable, with an Investor Certification or has executed a “click-through” confidentiality agreement in accordance with the PSA to the extent such action does not conflict with the terms of the PSA (including, without limitation, any requirements to keep Privileged Information confidential), the terms of the Mortgage Loans or applicable law. However, the availability of such information or reports on the internet or similar electronic media will not be deemed to satisfy any specific delivery requirements in the PSA except as set forth therein.

Except as otherwise set forth in this paragraph, until the time definitive certificates are issued, notices and statements required to be mailed to holders of certificates will be available to Certificate Owners of certificates only to the extent they are forwarded by or otherwise available through DTC and its Participants. Conveyance of notices and other communications by DTC to Participants, and by Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Except as otherwise set forth in this paragraph, each applicable master servicer, each applicable special servicer, the trustee, the certificate administrator and the depositor are required to recognize as Certificateholders only those persons in whose names the certificates are registered on the books and records of the certificate registrar. The initial registered holder of the certificates will be Cede & Co., as nominee for DTC.

Voting Rights

At all times during the term of the PSA, the voting rights for the certificates (the “Voting Rights”) will be allocated among the respective classes of Certificateholders as follows:

(1)      2% in the case of the Class X Certificates, allocated pro rata, based upon their respective Notional Amounts as of the date of determination, and

(2)      in the case of any Principal Balance Certificates (other than the RR Interest), a percentage equal to the product of 98% and a fraction, the numerator of which is equal to the aggregate Certificate Balance (and solely in connection with certain votes relating to the replacement of a special servicer or the operating

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advisor as described in this prospectus, taking into account any notional reduction in the Certificate Balance for Allocated Cumulative Appraisal Reduction Amounts allocated to the certificates) of the class, in each case, determined as of the prior Distribution Date, and the denominator of which is equal to the aggregate Certificate Balance (and solely in connection with certain votes relating to the replacement of a special servicer or the operating advisor as described in this prospectus, taking into account any notional reduction in the Certificate Balance for Allocated Cumulative Appraisal Reduction Amounts allocated to the certificates) of the Principal Balance Certificates (other than the RR Interest), each determined as of the prior Distribution Date.

The Voting Rights of any class of certificates are required to be allocated among Certificateholders of such class in proportion to their respective Percentage Interests.

Neither the Class R certificates nor the RR Interest will be entitled to any Voting Rights.

Delivery, Form, Transfer and Denomination

The Offered Certificates (other than the Class X-A Certificates) will be issued, maintained and transferred in the book-entry form only in minimum denominations of $10,000 and integral multiples of $1 in excess of $10,000. The Class X-A and Class X-B Certificates will be issued, maintained and transferred only in minimum denominations of authorized initial Notional Amounts of $1,000,000 and integral multiples of $1 in excess of $1,000,000.

Book-Entry Registration

The Offered Certificates will initially be represented by one or more global certificates for each such class registered in the name of a nominee of The Depository Trust Company (“DTC”). The depositor has been informed by DTC that DTC’s nominee will be Cede & Co. No holder of an Offered Certificate will be entitled to receive a certificate issued in fully registered, certificated form (each, a “Definitive Certificate”) representing its interest in such class, except under the limited circumstances described under “―Definitive Certificates” below. Unless and until Definitive Certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from holders of Offered Certificates through its participating organizations (together with Clearstream Banking, Luxembourg (“Clearstream”) and Euroclear Bank, as operator of the Euroclear System (“Euroclear”) participating organizations, the “Participants”), and all references in this prospectus to payments, notices, reports, statements and other information to holders of Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to holders of Offered Certificates through its Participants in accordance with DTC procedures; provided, however, that to the extent that the party to the PSA responsible for distributing any report, statement or other information has been provided in writing with the name of the Certificate Owner of such an Offered Certificate (or the prospective transferee of such Certificate Owner), such report, statement or other information will be provided to such Certificate Owner (or prospective transferee).

Until Definitive Certificates are issued in respect of the Offered Certificates, interests in the Offered Certificates will be transferred on the book-entry records of DTC and its Participants. The certificate administrator will initially serve as certificate registrar for purposes of recording and otherwise providing for the registration of the Offered Certificates.

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Holders of Offered Certificates may hold their certificates through DTC (in the United States) or Clearstream or Euroclear (in Europe) if they are Participants of such system, or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear Participants, respectively, through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositories (collectively, the “Depositories”), which in turn will hold such positions in customers’ securities accounts in the Depositories’ names on the books of DTC. DTC is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants (“DTC Participants”) include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (“Indirect Participants”).

Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with the applicable rules and operating procedures of Clearstream and Euroclear.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depository; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depository to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the Depositories.

Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream Participant or Euroclear Participant on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

The holders of Offered Certificates that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, such Offered Certificates may do so only through Participants and Indirect Participants. In addition, holders of Offered Certificates in global form (“Certificate Owners”) will receive all distributions of principal and interest through the Participants who in turn will receive them from DTC. Under a book-entry format, holders of such Offered Certificates may experience

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some delay in their receipt of payments, since such payments will be forwarded by the certificate administrator to Cede & Co., as nominee for DTC. DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or the applicable Certificate Owners. Certificate Owners will not be recognized by the trustee, the certificate administrator, the certificate registrar, the operating advisor, the applicable special servicer or the applicable master servicer as holders of record of certificates and Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Participants and Indirect Participants, except that Certificate Owners will be entitled to receive or have access to notices and information and to exercise certain rights as holders of beneficial interests in the certificates through the certificate administrator and the trustee to the extent described in “—Reports to Certificateholders; Certain Available Information”, “—Certificateholder Communication” and “—List of Certificateholders” and “Pooling and Servicing Agreement—The Operating Advisor”, “—The Asset Representations Reviewer”, “—Replacement of a Special Servicer Without Cause”, “—Replacement of a Special Servicer After Operating Advisor Recommendation and Investor Vote”, “—Limitation on Rights of Certificateholders to Institute a Proceeding”, “—Termination; Retirement of Certificates” and “—Resignation and Removal of the Trustee and the Certificate Administrator”.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the “DTC Rules”), DTC is required to make book-entry transfers of Offered Certificates in global form among Participants on whose behalf it acts with respect to such Offered Certificates and to receive and transmit distributions of principal of, and interest on, such Offered Certificates. Participants and Indirect Participants with which the Certificate Owners have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners. Accordingly, although the Certificate Owners will not possess the Offered Certificates, the DTC Rules provide a mechanism by which Certificate Owners will receive payments on Offered Certificates and will be able to transfer their interest.

Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder of Offered Certificates in global form to pledge such Offered Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Offered Certificates, may be limited due to the lack of a physical certificate for such Offered Certificates.

DTC has advised the depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the PSA only at the direction of one or more Participants to whose accounts with DTC such certificate is credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

Clearstream is incorporated under the laws of Luxembourg and is a global securities settlement clearing house. Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream in numerous currencies, including United States dollars. Clearstream provides to its Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream is regulated as a bank by the Luxembourg Monetary Institute. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks,

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trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

Euroclear was created in 1968 to hold securities for participants of the Euroclear system (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of numerous currencies, including United States dollars. The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related operating procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in book-entry securities among Participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to comply with such procedures, and such procedures may be discontinued at any time. None of the depositor, the trustee, the certificate administrator, any master servicer, any special servicer or the underwriters will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect Participants of their respective obligations under the rules and procedures governing their operations.

Definitive Certificates

Owners of beneficial interests in book-entry certificates of any class will not be entitled to receive physical delivery of Definitive Certificates unless: (i) DTC advises the certificate registrar in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the book-entry certificates of such class or ceases to be a clearing agency, and the certificate administrator and the depositor are unable to locate a qualified successor within 90 days of such notice or (ii) the trustee has instituted or has been directed to institute any judicial proceeding to enforce the rights of the Certificateholders of such class and the trustee has been advised by counsel that in connection with such proceeding it is necessary or appropriate for the certificate administrator to obtain possession of the certificates of such class.

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The RR Interest will be evidenced by one or more certificates and is expected to be held at all times in definitive form by the certificate administrator on behalf of the beneficial owners of the RR Interest for so long as the Retaining Sponsor requires and in accordance with the PSA.

The Class E-RR, Class F-RR and Class G-RR certificates may only be issued as Definitive Certificates and held by the certificate administrator pursuant to the PSA. Any request for release of a Class E-RR, Class F-RR or Class G-RR certificate is subject to any additional requirements pursuant to the PSA.

The Class R certificates may only be issued as Definitive Certificates.

Certificateholder Communication

Access to Certificateholders’ Names and Addresses

Upon the written request of any Certificateholder or Certificate Owner that has delivered an executed Investor Certification to the trustee or the certificate administrator (a “Certifying Certificateholder”), the certificate administrator (in its capacity as certificate registrar) will promptly furnish or cause to be furnished to such requesting party a list of the names and addresses of the certificateholders as of the most recent Record Date as they appear in the certificate register, at the expense of the requesting party.

Requests to Communicate

The PSA will require that the certificate administrator include on any Form 10–D any request received prior to the Distribution Date to which such Form 10-D relates (and on or after the Distribution Date preceding such Distribution Date) from a Certificateholder or Certificate Owner to communicate with other Certificateholders or Certificate Owners related to Certificateholders or Certificate Owners exercising their rights under the terms of the PSA. Any Form 10-D containing such disclosure regarding the request to communicate is required to include the following and no more than the following: (i) the name of the Certificateholder or Certificate Owner making the request, (ii) the date the request was received, (iii) a statement to the effect that the certificate administrator has received such request, stating that such Certificateholder or Certificate Owner is interested in communicating with other Certificateholders or Certificate Owners with regard to the possible exercise of rights under the PSA, and (iv) a description of the method other Certificateholders or Certificate Owners may use to contact the requesting Certificateholder or Certificate Owner.

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Any Certificateholder or Certificate Owner wishing to communicate with other Certificateholders and Certificate Owners regarding the exercise of its rights under the terms of the PSA (such party, a “Requesting Investor”) should deliver a written request (a “Communication Request”) signed by an authorized representative of the Requesting Investor to the certificate administrator at the address below:

Computershare Trust Company, N.A.

9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: Corporate Trust Administration Group – BANK 2025-BNK51

With a copy to:
trustadministrationgroup@computershare.com

Any Communication Request must contain the name of the Requesting Investor and the method other Certificateholders and Certificate Owners should use to contact the Requesting Investor, and, if the Requesting Investor is not the registered holder of a class of certificates, then the Communication Request must contain (i) a written certification from the Requesting Investor that it is a beneficial owner of a class of certificates, and (ii) one of the following forms of documentation evidencing its beneficial ownership in such class of certificates: (A) a trade confirmation, (B) an account statement, (C) a medallion stamp guaranteed letter from a broker or dealer stating the Requesting Investor is the beneficial owner, or (D) a document acceptable to the certificate administrator that is similar to any of the documents identified in clauses (A) through (C). The certificate administrator will not be permitted to require any information other than the foregoing in verifying a Certificateholder’s or Certificate Owner’s identity in connection with a Communication Request. Requesting Investors will be responsible for their own expenses in making any Communication Request, but will not be required to bear any expenses of the certificate administrator.

List of Certificateholders

Upon the written request of any Certificateholder, which is required to include a copy of the communication the Certificateholder proposes to transmit, that has provided an Investor Certification, which request is made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the PSA or the certificates, the certificate registrar or other specified person will, within 10 business days after receipt of such request afford such Certificateholder (at such Certificateholder’s sole cost and expense) access during normal business hours to the most recent list of Certificateholders related to the class of certificates. In addition, upon written request to the certificate administrator of any Certificateholder or certificate owner (if applicable) that has provided an Investor Certification, the certificate administrator is required to promptly notify such Certificateholder or certificate owner of the identity of the then-current Directing Certificateholder.

Description of the Mortgage Loan Purchase Agreements

General

On the Closing Date, the depositor will acquire the Mortgage Loans from each mortgage loan seller pursuant to a separate mortgage loan purchase agreement (each, an “MLPA”), between the related mortgage loan seller and the depositor. For purposes of each applicable MLPA and the related discussion below, the Market Place Center Mortgage Loan will

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constitute a “Mortgage Loan” under each of the respective MLPAs pursuant to which the related mortgage loan sellers are selling Mortgage Loans, only to the extent of the portion thereof to be sold to the depositor by the applicable mortgage loan seller.

Under the applicable MLPA, the depositor will require each mortgage loan seller to deliver to the certificate administrator, in its capacity as custodian, among other things, generally the following documents (except that the documents with respect to any Non-Serviced Whole Loans (other than the original promissory note) will be held by the custodian under the related Non-Serviced PSA) with respect to each Mortgage Loan sold by the mortgage loan seller (collectively, as to each Mortgage Loan, the “Mortgage File”):

(i)                     the original Mortgage Note, endorsed on its face or by allonge to the Mortgage Note, without recourse, to the order of the trustee or in blank and further showing a complete, unbroken chain of endorsement from the originator (or, if the original Mortgage Note has been lost, an affidavit to such effect from the related mortgage loan seller or another prior holder, together with a copy of the Mortgage Note and an indemnity properly assigned and endorsed to the trustee);

(ii)                  the original or a copy of the Mortgage, together with an original or copy of any intervening assignments of the Mortgage, in each case with evidence of recording indicated thereon or certified to have been submitted for recording;

(iii)               an original assignment of the Mortgage in favor of the trustee or in blank and (subject to the completion of certain missing recording information and, if applicable, the assignee’s name) in recordable form (or, if the related mortgage loan seller is responsible for the recordation of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

(iv)                the original or a copy of any related assignment of leases and of any intervening assignments (if such item is a document separate from the Mortgage), with evidence of recording indicated thereon or certified to have been submitted for recording;

(v)                   an original or a copy of each assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the trustee or in blank and (subject to the completion of certain missing recording information and, if applicable, the assignee’s name) in recordable form (or, if the related mortgage loan seller is responsible for the recordation of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

(vi)                the original assignment of all unrecorded documents relating to the Mortgage Loan or a Serviced Whole Loan, if not already assigned pursuant to items (iii) or (v) above;

(vii)             originals or copies of all modification, consolidation, assumption, written assurance and substitution agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan has been assumed or consolidated;

(viii)          the original or a copy of the policy or certificate of lender’s title insurance issued in connection with the origination of such Mortgage Loan, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative

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of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

(ix)              any filed copies (bearing evidence of filing) or evidence of filing of any Uniform Commercial Code financing statements, related amendments and continuation statements in the possession of the related mortgage loan seller;

(x)                 an original assignment in favor of the trustee of any financing statement executed and filed in favor of the related mortgage loan seller or an affiliate thereof in the relevant jurisdiction (or, if the related mortgage loan seller is responsible for the filing of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

(xi)              the original or a copy of any intercreditor agreement relating to existing debt of the borrower, including any Intercreditor Agreement relating to a Serviced Whole Loan;

(xii)           the original or copies of any loan agreement, escrow agreement, security agreement or letter of credit (with any necessary transfer documentation) relating to a Mortgage Loan or a Serviced Whole Loan;

(xiii)        the original or a copy of any ground lease, ground lessor estoppel, environmental insurance policy, environmental indemnity or guaranty relating to a Mortgage Loan or a Serviced Whole Loan;

(xiv)         other than with respect to the Mortgage Loans secured by residential cooperative properties, the original or a copy of any property management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xv)            the original or a copy of any franchise agreements and comfort letters or similar agreements relating to a Mortgage Loan or Serviced Whole Loan and, with respect to any franchise agreement, comfort letter or similar agreement, any assignment of such agreements or any notice to the franchisor of the transfer of a Mortgage Loan or Serviced Whole Loan and/or request for the issuance of a new comfort letter in favor of the trustee, in each case as applicable;

(xvi)         the original or a copy of any lock-box or cash management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xvii)      the original or a copy of any related mezzanine intercreditor agreement; and

(xviii)   the original or a copy of all related environmental insurance policies;

provided that with respect to any Mortgage Loan which is a Non-Serviced Mortgage Loan on the Closing Date, the foregoing documents (other than the documents described in clause (i) above) will be delivered to and held by the custodian under the related Non-Serviced PSA on or prior to the Closing Date (or, in certain cases, a later date to be specified in the PSA).

In addition, each mortgage loan seller will be required to deliver the Diligence Files for each of its Mortgage Loans to the depositor by uploading such Diligence Files to the designated website, and the depositor will deliver to the certificate administrator an electronic copy of such Diligence Files to be posted to the secure data room.

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Notwithstanding anything to the contrary contained herein, with respect to the Market Place Center Mortgage Loan, the obligation of each of the applicable mortgage loan sellers to deliver Mortgage Notes as part of the related Mortgage File will be limited to delivery of only the Mortgage Notes held by such party. In addition, with respect to such Mortgage Loan, the obligation of each applicable mortgage loan seller to deliver the remaining portion of the related Mortgage File will be joint and several; however, delivery of such remaining documents by either of the applicable mortgage loan sellers will satisfy the delivery requirements for both of the applicable mortgage loan sellers.

“Diligence File” means, with respect to each Mortgage Loan or Companion Loan, if applicable, generally the following documents in electronic format:

(a)    A copy of each of the following documents:

(i)                     the Mortgage Note, endorsed on its face or by allonge attached to the Mortgage Note, without recourse, to the order of the trustee or in blank and further showing a complete, unbroken chain of endorsement from the originator (or, if the original Mortgage Note has been lost, an affidavit to such effect from the applicable mortgage loan seller or another prior holder, together with a copy of the Mortgage Note and an indemnity properly assigned and endorsed to the trustee);

(ii)                  the Mortgage, together with a copy of any intervening assignments of the Mortgage, in each case with evidence of recording indicated thereon or certified to have been submitted for recording (if in the possession of the applicable mortgage loan seller);

(iii)               any related assignment of leases and of any intervening assignments (if such item is a document separate from the Mortgage), with evidence of recording indicated thereon or certified to have been submitted for recording (if in the possession of the applicable mortgage loan seller);

(iv)                all modification, consolidation, assumption, written assurance and substitution agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan has been assumed or consolidated;

(v)                   the policy or certificate of lender’s title insurance issued in connection with the origination of such Mortgage Loan, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

(vi)                any UCC financing statements, related amendments and continuation statements in the possession of the applicable mortgage loan seller;

(vii)             any intercreditor agreement relating to permitted debt of the mortgagor, including any intercreditor agreement relating to a Serviced Whole Loan, and any related mezzanine intercreditor agreement;

(viii)          any loan agreement, escrow agreement, security agreement or letter of credit relating to a Mortgage Loan or a Serviced Whole Loan;

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(ix)              any ground lease, related ground lessor estoppel, indemnity or guaranty relating to a Mortgage Loan or a Serviced Whole Loan;

(x)                 other than with respect to the Mortgage Loans secured by residential cooperative properties, any property management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xi)              any franchise agreements and comfort letters or similar agreements relating to a Mortgage Loan or a Serviced Whole Loan and, with respect to any franchise agreement, comfort letter or similar agreement, any assignment of such agreements or any notice to the franchisor of the transfer of a Mortgage Loan or a Serviced Whole Loan;

(xii)           any lock-box or cash management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xiii)        all related environmental reports; and

(xiv)         all related environmental insurance policies;

(b)    a copy of any engineering reports or property condition reports;

(c)    other than with respect to a hospitality property (except with respect to tenanted commercial space within a hospitality property) or a residential cooperative property, a copy of any rent roll;

(d)    for any office, retail, industrial or warehouse property, a copy of all leases and estoppels and subordination and non-disturbance agreements delivered to the related mortgage loan seller;

(e)    a copy of all legal opinions (excluding attorney-client communications between the related mortgage loan seller or an affiliate thereof, and its counsel that are privileged communications or constitute legal or other due diligence analyses), if any, delivered in connection with the closing of the related Mortgage Loan;

(f)     a copy of all mortgagor’s certificates of hazard insurance and/or hazard insurance policies or other applicable insurance policies (to the extent not previously included as part of this definition), if any, delivered in connection with the closing of the related Mortgage Loan;

(g)    a copy of the appraisal for the related Mortgaged Property(ies);

(h)   for any Mortgage Loan that the related Mortgaged Property(ies) is leased to a single tenant, a copy of the lease;

(i)     a copy of the applicable mortgage loan seller’s asset summary;

(j)     a copy of all surveys for the related Mortgaged Property or Mortgaged Properties;

(k)    a copy of all zoning reports;

(l)     a copy of financial statements of the related mortgagor;

(m)  a copy of operating statements for the related Mortgaged Property or Mortgaged Properties;

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(n)   a copy of all UCC searches;

(o)    a copy of all litigation searches;

(p)    a copy of all bankruptcy searches;

(q)    a copy of any origination settlement statement;

(r)    a copy of the insurance summary report;

(s)    a copy of organizational documents of the related mortgagor and any guarantor;

(t)     a copy of all escrow statements related to the escrow account balances as of the Mortgage Loan origination date;

(u)   a copy of all related environmental reports that were received by the applicable mortgage loan seller;

(v)    a copy of any closure letter (environmental); and

(w)   a copy of any environmental remediation agreement for the related Mortgaged Property or Mortgaged Properties;

in each case, to the extent that the originator received such documents in connection with the origination of such Mortgage Loan. In the event any of the items identified above were not included in connection with the origination of such Mortgage Loan (other than documents that would not be included in connection with the origination of the Mortgage Loan because such document is inapplicable to the origination of a Mortgage Loan of that structure or type), the Diligence File will be required to include a statement to that effect. No information that is proprietary to the related originator or mortgage loan seller or any draft documents or privileged or internal communications will constitute part of the Diligence File. It is generally not required to include any of the same items identified above again if such items have already been included under another clause of the definition of Diligence File, and the Diligence File will be required to include a statement to that effect. The mortgage loan seller may, without any obligation to do so, include such other documents as part of the Diligence File that such mortgage loan seller believes should be included to enable the asset representations reviewer to perform the Asset Review on such Mortgage Loan; provided that such documents are clearly labeled and identified.

Each MLPA will contain certain representations and warranties of the applicable mortgage loan seller with respect to each Mortgage Loan sold by that mortgage loan seller. Those representations and warranties are set forth in Annex D-1, and will be made as of the Closing Date, or as of another date specifically provided in the representation and warranty, subject to certain exceptions to such representations and warranties as set forth in Annex D-2.

If any of the documents required to be included by the related mortgage loan seller in the Mortgage File for any Mortgage Loan is missing from the Mortgage File or is defective or if there is a breach of a representation or warranty relating to any Mortgage Loan, and, in either case, such omission, defect or breach materially and adversely affects the value of the related Mortgage Loan, the value of the related Mortgaged Property or the interests of any Certificateholders in the Mortgage Loan or Mortgaged Property or causes the Mortgage Loan to be other than a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a “qualified

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mortgage” (a “Material Defect”), the applicable mortgage loan seller will be required to, no later than 90 days following:

(x)	such mortgage loan seller’s discovery of the Material Defect or receipt of notice of the Material Defect from any party to the PSA (a “Breach Notice”), except in the case of the following clause (y); or
(y)	in the case of such Material Defect that would cause the Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a qualified mortgage, the earlier of (A) discovery by the related mortgage loan seller or any party to the PSA of such Material Defect, or (B) receipt of a Breach Notice by the mortgage loan seller,
(A)	cure such Material Defect in all material respects, at its own expense,
(B)	repurchase the affected Mortgage Loan (or, in the case of the Market Place Center Mortgage Loan, the applicable portion thereof) or REO Loan at the Purchase Price, or
(C)	substitute a Qualified Substitute Mortgage Loan (other than with respect to any Whole Loans, as applicable, for which no substitution will be permitted) for such affected Mortgage Loan or REO Loan, and pay a shortfall amount in connection with such substitution;

provided that no such substitution may occur on or after the second anniversary of the Closing Date; provided, however, that the applicable mortgage loan seller will generally have an additional 90-day period to cure such Material Defect (or, failing such cure, to repurchase the affected Mortgage Loan or REO Loan or, in the case of the Market Place Center Mortgage Loan, the applicable portion thereof) or, if applicable, substitute a Qualified Substitute Mortgage Loan (other than with respect to any related Whole Loan, for which no substitution will be permitted), if it is diligently proceeding toward that cure, and has delivered to the applicable master servicer, the applicable special servicer, the certificate administrator (who will promptly deliver a copy of such officer’s certificate to the 17g-5 Information Provider), the trustee, the operating advisor and, prior to the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholder, an officer’s certificate that describes the reasons that a cure was not effected within the initial 90-day period; provided that if any such Material Defect is not cured after the initial cure period and any such extended cure period solely due to the failure of the mortgage loan seller to have received the recorded document, then the mortgage loan seller will be entitled to continue to defer its cure, repurchase and/or substitution obligations in respect of such Material Defect until eighteen (18) months after the closing date so long as the mortgage loan seller certifies to the trustee, the applicable master servicer, the applicable special servicer, the Directing Certificateholder (prior to the occurrence and continuance of a Consultation Termination Event) and the certificate administrator no less than every ninety (90) days beginning at the end of such extended cure period, that the Material Defect is still in effect solely because of its failure to have received the recorded document and that the mortgage loan seller is diligently pursuing the cure of such Material Defect (specifying the actions being taken). Notwithstanding the foregoing, there will be no such 90-day extension if such Material Defect would cause the related Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a qualified mortgage.

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However, a delay in either the discovery of a Material Defect or in providing notice of such Material Defect will relieve the applicable mortgage loan seller of its obligation to cure, repurchase or substitute for (or make a Loss of Value Payment with respect to) the related Mortgage Loan if (i) the mortgage loan seller did not otherwise discover or have knowledge of such Material Defect, (ii) such delay is the result of the failure by a party to the PSA to promptly provide a notice of such Material Defect as required by the terms of the MLPA or the PSA after such party has actual knowledge of such defect or breach (knowledge will not be deemed to exist by reason of the custodian’s exception report), (iii) such Material Defect does not relate to the applicable Mortgage Loan not being a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a qualified mortgage, and (iv) such delay or failure to promptly provide notice (as required by the terms of the MLPA or the PSA) prevented the mortgage loan seller from being able to cure such Material Defect and such Material Defect was otherwise curable. Notwithstanding the foregoing, if a Mortgage Loan is not secured by a Mortgaged Property that is, in whole or in part, a hotel, restaurant (operated by a borrower), healthcare facility, nursing home, assisted living facility, self storage facility, theater or fitness center (operated by a borrower), then the failure to deliver copies of the UCC financing statements with respect to such Mortgage Loan will not be a Material Defect.

If there is a Material Defect with respect to one or more Mortgaged Properties with respect to a Mortgage Loan, the applicable mortgage loan seller will not be obligated to repurchase the Mortgage Loan (or, in the case of the Market Place Center Mortgage Loan, the applicable portion thereof) if (i) the affected Mortgaged Property may be released pursuant to the terms of any partial release provisions in the related Mortgage Loan documents (and such Mortgaged Property is, in fact, released pursuant to such terms), (ii) the remaining Mortgaged Property(ies) satisfy the requirements, if any, set forth in the Mortgage Loan documents and the applicable mortgage loan seller provides an opinion of counsel to the effect that such release in lieu of repurchase would not (A) cause any Trust REMIC to fail to qualify as a REMIC or (B) result in the imposition of a tax upon any Trust REMIC or the issuing entity and (iii) each applicable Rating Agency has provided a Rating Agency Confirmation.

Notwithstanding the foregoing, in lieu of a mortgage loan seller repurchasing, substituting or curing such Material Defect, to the extent that the mortgage loan seller and the Enforcing Servicer (with the consent of the Directing Certificateholder in respect of any Mortgage Loan that is not an Excluded Loan with regard to the Directing Certificateholder or the holder of the majority of the Controlling Class and for so long as no Control Termination Event has occurred and is continuing) are able to agree upon a cash payment payable by the mortgage loan seller to the issuing entity that would be deemed sufficient to compensate the issuing entity for such Material Defect (a “Loss of Value Payment”), the mortgage loan seller may elect, in its sole discretion, to pay such Loss of Value Payment. Upon its making such payment, the mortgage loan seller will be deemed to have cured such Material Defect in all respects. A Loss of Value Payment may not be made with respect to any such Material Defect that would cause the applicable Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a qualified mortgage.

With respect to any Mortgage Loan, the “Purchase Price” equals the sum of (1) the outstanding principal balance of such Mortgage Loan (or related REO Loan (excluding, for such purpose, the related Companion Loan, if applicable)), as of the date of purchase, (2) all accrued and unpaid interest on the Mortgage Loan (or any related REO Loan

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(excluding, for such purpose, the related Companion Loan, if applicable)) at the related Interest Rate in effect from time to time, to, but not including, the payment due date immediately preceding or coinciding with the Determination Date for the Collection Period of purchase, (3) all related unreimbursed Servicing Advances plus accrued and unpaid interest on all related Advances at the Reimbursement Rate, Special Servicing Fees (whether paid or unpaid) and any other additional trust fund expenses (except for Liquidation Fees) in respect of such Mortgage Loan or related REO Loan (excluding, for such purposes, any Companion Loan, if any), (4) solely in the case of a repurchase or substitution by a mortgage loan seller, all reasonable out-of-pocket expenses reasonably incurred or to be incurred by the applicable master servicer, the applicable special servicer, the depositor, the certificate administrator or the trustee in respect of the omission, breach or defect giving rise to the repurchase or substitution obligation, including any expenses arising out of the enforcement of the repurchase or substitution obligation, including, without limitation, legal fees and expenses and any additional trust fund expenses relating to such Mortgage Loan or related REO Loan; provided, however, that such out-of-pocket expenses will not include expenses incurred by investors in instituting an Asset Review Vote Election, in taking part in an Affirmative Asset Review Vote or in utilizing the dispute resolution provisions described below under “—Dispute Resolution Provisions”, (5) Liquidation Fees, if any, payable with respect to the affected Mortgage Loan or related REO Loan (which will not include any Liquidation Fees if such affected Mortgage Loan is repurchased or a Loss of Value Payment is received during the initial 90-day period or, if applicable, prior to the expiration of the additional 90-day period immediately following the initial 90-day period) and (6) solely in the case of a repurchase or substitution by the related mortgage loan seller, the Asset Representations Reviewer Asset Review Fee for such Mortgage Loan, to the extent not previously paid by the related mortgage loan seller. With respect to the Market Place Center Mortgage Loan, the Purchase Price that would be payable by each of the applicable mortgage loan sellers for its related promissory note(s) will be equal to its respective percentage interest in such Mortgage Loan as of the Closing Date multiplied by the total Purchase Price for such Mortgage Loan.

A “Qualified Substitute Mortgage Loan” is a substitute mortgage loan (other than with respect to any Whole Loan, for which no substitution will be permitted) replacing a removed Mortgage Loan with respect to which a material breach or document defect exists that must, on the date of substitution:

(a)    have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, whether or not received, not in excess of the Stated Principal Balance of the removed Mortgage Loan as of the payment due date in the calendar month during which the substitution occurs;

(b)    have a fixed Interest Rate not less than the Interest Rate of the removed Mortgage Loan (determined without regard to any prior modification, waiver or amendment of the terms of the removed Mortgage Loan);

(c)    have the same payment due date and a grace period no longer than that of the removed Mortgage Loan;

(d)    accrue interest on the same basis as the removed Mortgage Loan (for example, on the basis of a 360-day year consisting of twelve 30-day months);

(e)    have a remaining term to stated maturity not greater than, and not more than five years less than, the remaining term to stated maturity of the removed Mortgage Loan;

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(f)     have a then-current loan-to-value ratio equal to or less than the lesser of (i) the loan-to-value ratio for the removed Mortgage Loan as of the Closing Date and (ii) 75%, in each case using a “value” for the Mortgaged Property as determined using an appraisal conducted by a member of the Appraisal Institute (“MAI”) prepared in accordance with the requirements of the FIRREA;

(g)    comply as of the date of substitution in all material respects with all of the representations and warranties set forth in the related MLPA;

(h)   have an environmental report that indicates no material adverse environmental conditions with respect to the related Mortgaged Property and that will be delivered as a part of the related Mortgage File;

(i)     have a then-current debt service coverage ratio at least equal to (A) with respect to any Mortgage Loan other than a Mortgage Loan secured by a residential cooperative property, the greater of (i) the original debt service coverage ratio of the removed Mortgage Loan as of the Closing Date and (ii) 1.25x, or (B) in the case of a Mortgage Loan secured by a residential cooperative property, the original debt service coverage ratio of the removed Mortgage Loan as of the Closing Date;

(j)     constitute a “qualified replacement mortgage” within the meaning of Code Section 860G(a)(4) as evidenced by an opinion of counsel (provided at the related mortgage loan seller’s expense);

(k)    not have a maturity date or an amortization period that extends to a date that is after the date five years prior to the Rated Final Distribution Date;

(l)     have comparable prepayment restrictions to those of the removed Mortgage Loan;

(m)  not be substituted for a removed Mortgage Loan unless the trustee and the certificate administrator have received a Rating Agency Confirmation from each of the Rating Agencies (the cost, if any, of obtaining such Rating Agency Confirmation to be paid by the related mortgage loan seller);

(n)   have been approved, so long as no Control Termination Event has occurred and is continuing and the affected Mortgage Loan is not an Excluded Loan with respect to either the Directing Certificateholder or the holder of the majority of the Controlling Class, by the Directing Certificateholder;

(o)    prohibit defeasance within two years of the Closing Date;

(p)    not be substituted for a removed Mortgage Loan if it would result in the termination of the REMIC status of any Trust REMIC or the imposition of tax on the Trust or any Trust REMIC other than a tax on income expressly permitted or contemplated to be imposed by the terms of the PSA, as determined by an opinion of counsel at the cost of the related mortgage loan seller;

(q)    have an engineering report that indicates no material adverse property condition or deferred maintenance with respect to the related Mortgaged Property that will be delivered as a part of the related servicing file; and

(r)    be current in the payment of all scheduled payments of principal and interest then due.

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In the event that more than one Mortgage Loan is substituted for a removed Mortgage Loan or Mortgage Loans, then (x) the amounts described in clause (a) are required to be determined on the basis of aggregate principal balances and (y) each such proposed Qualified Substitute Mortgage Loan must individually satisfy each of the requirements specified in clauses (b) through (r) of the preceding sentence, except (z) the rates described in clause (b) above and the remaining term to stated maturity referred to in clause (e) above are required to be determined on a weighted average basis, provided that no individual Interest Rate (net of the Servicing Fee Rate, the Certificate Administrator/Trustee Fee Rate, the Operating Advisor Fee Rate, the Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate) may be lower than the highest fixed Pass-Through Rate (not based on or subject to a cap equal to or based on the WAC Rate) of any class of Principal Balance Certificates having a principal balance then-outstanding. When a Qualified Substitute Mortgage Loan is substituted for a removed Mortgage Loan, the applicable mortgage loan seller will be required to certify that the Mortgage Loan meets all of the requirements of the above definition and send the certification to the trustee the certificate administrator and, prior to the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholder.

The foregoing repurchase or substitution obligation or the obligation to pay the Loss of Value Payment will constitute the sole remedy available to the Certificateholders and the trustee under the PSA for any uncured breach of any mortgage loan seller’s representations and warranties regarding the Mortgage Loans or any uncured document defect. The applicable mortgage loan seller will be the sole warranting party in respect of the Mortgage Loans sold by that mortgage loan seller to the depositor, and none of its affiliates and no other person will be obligated to cure, repurchase or replace any affected Mortgage Loan or make a Loss of Value Payment in connection with a breach of any representation and warranty or in connection with a document defect if the applicable mortgage loan seller defaults on its obligation to do so. If any breach pertains to a representation or warranty that the related Mortgage Loan documents or any particular Mortgage Loan document requires the related borrower to bear the costs and expenses associated with any particular action or matter under such Mortgage Loan document(s), then the applicable mortgage loan seller may cure such breach within the applicable cure period (as the same may be extended) by reimbursing the issuing entity (by wire transfer of immediately available funds) for (i) the reasonable amount of any such costs and expenses incurred by parties to the PSA or the issuing entity that are incurred as a result of such breach and have not been reimbursed by the related borrower and (ii) the amount of any fees of the asset representations reviewer attributable to the Asset Review of such Mortgage Loan. Upon the applicable mortgage loan seller’s remittance of such costs and expenses, the applicable mortgage loan seller (or other applicable party) will be deemed to have cured the breach in all respects.

As stated above, with respect to a Material Defect related to the Market Place Center Mortgage Loan (4.0%), each of the related mortgage loan sellers will only be a mortgage loan seller with respect to, and will only be obligated to take the remedial actions described above with respect to, its percentage interest in such Mortgage Loan that it sold to the depositor (in the case of the Market Place Center Mortgage Loan, 75.0% with respect to JPMorgan Chase Bank, National Association and 25.0% with respect to Wells Fargo Bank, National Association). It is possible that under certain circumstances only one of the related mortgage loan sellers will repurchase, or otherwise comply with any repurchase obligations with respect to, its interest in such Mortgage Loan if there is a Material Defect. If for any reason, one of those mortgage loan sellers repurchases its interest in such Mortgage Loan and the other mortgage loan seller does not, (i) the non-repurchased portion of the Mortgage Loan will be deemed to constitute a “Mortgage Loan” under the PSA, the

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repurchasing mortgage loan seller’s interest in such Mortgage Loan will be deemed to constitute a “Pari Passu Companion Loan” with respect such Mortgage Loan, (ii) the related Whole Loan will continue to be serviced and administered under the PSA (if such Whole Loan is a Serviced Whole Loan) or the related Non-Serviced PSA (if such Whole Loan is a Non-Serviced Whole Loan) and the related Intercreditor Agreement, (iii) all amounts applied in respect of interest, principal and yield maintenance premiums in respect of the related Whole Loan from time to time will be allocated pursuant to the related Intercreditor Agreement between the issuing entity, the repurchasing mortgage loan seller and the other related Companion Holders and (iv) the repurchasing mortgage loan seller will be entitled to receive remittances of allocated collections monthly to the same extent as any other related Companion Holder.

Dispute Resolution Provisions

Each mortgage loan seller will be subject to the dispute resolution provisions described under “Pooling and Servicing Agreement—Dispute Resolution Provisions” to the extent those provisions are triggered with respect to any mortgage loan sold to the depositor by such mortgage loan seller and will be obligated under the related MLPA to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Asset Review Obligations

Each mortgage loan seller will be obligated to perform its obligations described under “Pooling and Servicing Agreement—The Asset Representations Reviewer—Asset Review” relating to any Asset Reviews performed by the asset representations reviewer, and each mortgage loan seller will have the rights described under that heading.

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Pooling and Servicing Agreement

General

The servicing and administration of the Mortgage Loans (other than any Non-Serviced Mortgage Loan), any related Serviced Companion Loan and any related REO Properties (including any interest of the holder of any Companion Loan in the REO Property acquired with respect to any Serviced Whole Loan) will be governed by the PSA and any related Intercreditor Agreement.

Each Non-Serviced Mortgage Loan, the related Non-Serviced Companion Loans and any related REO Properties (including the issuing entity’s interest in REO Property acquired with respect to a Non-Serviced Whole Loan) will be serviced by the related Non-Serviced Master Servicer and the related Non-Serviced Special Servicer under the related Non-Serviced PSA in accordance with such Non-Serviced PSA and the related Intercreditor Agreement. Unless otherwise specifically stated and except where the context otherwise indicates (such as with respect to P&I Advances), discussions in this section or in any other section of this prospectus regarding the servicing and administration of the Mortgage Loans should be deemed to include the servicing and administration of the related Serviced Companion Loans but not to include any Non-Serviced Mortgage Loan, any Non-Serviced Companion Loan and any related REO Property.

The following summaries describe certain provisions of the PSA relating to the servicing and administration of the Mortgage Loans (excluding each Non-Serviced Mortgage Loan), any related Companion Loan and any related REO Properties. In the case of any Serviced Whole Loan, certain provisions of the related Intercreditor Agreement are described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”.

Certain provisions of each Non-Serviced PSA relating to the servicing and administration of the related Non-Serviced Mortgage Loan, the related Non-Serviced Companion Loans, the related REO Properties and the related Intercreditor Agreement are summarized under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced AB Whole Loan” and “—Servicing of the Non-Serviced Mortgage Loans” below.

Assignment of the Mortgage Loans

The depositor will purchase the Mortgage Loans to be included in the issuing entity on or before the Closing Date from each of the mortgage loan sellers pursuant to separate MLPAs. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers” and “Description of the Mortgage Loan Purchase Agreements”.

On the Closing Date, the depositor will sell, transfer or otherwise convey, assign or cause the assignment of the Mortgage Loans, without recourse, together with the depositor’s rights and remedies against the mortgage loan sellers under the MLPAs, to the trustee for the benefit of the Certificateholders. On or prior to the Closing Date, the depositor will require each mortgage loan seller to deliver to the certificate administrator, in its capacity as custodian, the Mortgage Notes and certain other documents and instruments with respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan. The custodian will hold such documents in the name of the issuing entity for the benefit of the Certificateholders. The custodian is obligated to review certain documents for each Mortgage Loan within 60 days of the Closing Date and report any missing documents or certain types of document defects to the parties to the PSA, the

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Directing Certificateholder (for so long as no Consultation Termination Event has occurred and is continuing and other than in respect of an Excluded Loan with respect to either the Directing Certificateholder or the holder of the majority of the Controlling Class) and the related mortgage loan seller.

In addition, pursuant to the related MLPA, each mortgage loan seller will be required to deliver the Diligence File for each of its Mortgage Loans to the depositor by uploading such Diligence File to the designated website within 60 days following the Closing Date, and the depositor will deliver to the certificate administrator an electronic copy of such Diligence Files to be posted to the secure data room.

Pursuant to the PSA, the depositor will assign to the trustee for the benefit of Certificateholders the representations and warranties made by the mortgage loan sellers to the depositor in the MLPAs and any rights and remedies that the depositor has against the mortgage loan sellers under the MLPAs with respect to any Material Defect. See “—Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA” below and “Description of the Mortgage Loan Purchase Agreements”.

Servicing Standard

Each master servicer and each special servicer will be required to diligently service and administer the Mortgage Loans (excluding each Non-Serviced Mortgage Loan), any related Serviced Companion Loan and the related REO Properties (other than any REO Property related to a Non-Serviced Mortgage Loan) for which it is responsible in accordance with applicable law, the terms of the PSA, the Mortgage Loan documents, and the related Intercreditor Agreements and, to the extent consistent with the foregoing, in accordance with the higher of the following standards of care: (1) the same manner in which, and with the same care, skill, prudence and diligence with which such master servicer or special servicer, as the case may be, services and administers similar mortgage loans for other third-party portfolios, and (2) the same care, skill, prudence and diligence with which such master servicer or special servicer, as the case may be, services and administers similar mortgage loans owned by such master servicer or special servicer, as the case may be, with a view to: (A) the timely recovery of all payments of principal and interest under the Mortgage Loans or any Serviced Whole Loan or (B) in the case of a Specially Serviced Loan or an REO Property, the maximization of recovery of principal and interest on a net present value basis on the Mortgage Loans and any related Serviced Companion Loan, and the best interests of the issuing entity and the Certificateholders (as a collective whole as if such Certificateholders constituted a single lender) (and, in the case of any Whole Loan, the best interests of the issuing entity, the Certificateholders and the holder of the related Companion Loan (as a collective whole as if such Certificateholders and the holder or holders of the related Companion Loan constituted a single lender), taking into account the pari passu or subordinate, as applicable, nature of the related Companion Loan), as determined by such master servicer or special servicer, as the case may be, in its reasonable judgment, in either case giving due consideration to the customary and usual standards of practice of prudent, institutional commercial, multifamily and manufactured housing community mortgage loan servicers, but without regard to any conflict of interest arising from:

(A) any relationship that the applicable master servicer or special servicer, as the case may be, or any of their respective affiliates, may have with any of the underlying borrowers, the sponsors, the mortgage loan sellers, the originators, any party to the PSA or any affiliate of the foregoing;

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(B) the ownership of any certificate (or any interest in any Companion Loan, mezzanine loan or subordinate debt relating to a Mortgage Loan) by the applicable master servicer or special servicer, as the case may be, or any of their respective affiliates;

(C) the obligation, if any, of the applicable master servicer to make advances;

(D) the right of the applicable master servicer or special servicer, as the case may be, or any of its affiliates to receive compensation or reimbursement of costs under the PSA generally or with respect to any particular transaction;

(E) the ownership, servicing or management for others of (i) a Non-Serviced Mortgage Loan and a Non-Serviced Companion Loan or (ii) any other mortgage loans, subordinate debt, mezzanine loans or properties not covered by the PSA or held by the issuing entity by the applicable master servicer or special servicer, as the case may be, or any of its affiliates;

(F)  any debt that the applicable master servicer or special servicer, as the case may be, or any of its affiliates, has extended to any underlying borrower or an affiliate of any borrower (including, without limitation, any mezzanine financing);

(G) any option to purchase any Mortgage Loan or the related Companion Loan the applicable master servicer or special servicer, as the case may be, or any of its affiliates, may have; and

(H) any obligation of the applicable master servicer or special servicer, or any of their respective affiliates, to repurchase or substitute for a Mortgage Loan as a mortgage loan seller (if such master servicer or special servicer or any of their respective affiliates is a mortgage loan seller) (the foregoing, collectively referred to as the “Servicing Standard”).

All net present value calculations and determinations made under the PSA with respect to any Mortgage Loan, Mortgaged Property or REO Property (including for purposes of the definition of “Servicing Standard” set forth above) will be made in accordance with the Mortgage Loan documents or, in the event the Mortgage Loan documents are silent, by using a discount rate (i) for principal and interest payments on the Mortgage Loan or Serviced Pari Passu Companion Loan or sale by the applicable special servicer of a Defaulted Loan, the highest of (1) the rate determined by the applicable master servicer or special servicer, as applicable, that approximates the market rate that would be obtainable by the related borrower on similar non-defaulted debt of such borrower as of such date of determination, (2) the Interest Rate and (3) the yield on 10-year U.S. treasuries as of such date of determination and (ii) for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent appraisal (or updated appraisal) of the related Mortgaged Property.

In the case of each Non-Serviced Mortgage Loan, each master servicer and each special servicer will be required to act in accordance with the Servicing Standard with respect to any action required to be taken regarding such Non-Serviced Mortgage Loan pursuant to their respective obligations under the PSA.

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Subservicing

Each master servicer and each special servicer may delegate and/or assign some or all of its respective servicing obligations and duties with respect to some or all of the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any Serviced Pari Passu Companion Loan for which it is responsible to one or more third-party sub-servicers, provided that each master servicer and each special servicer, as applicable, will remain obligated under the PSA. A sub-servicer may be an affiliate of the depositor, any master servicer or special servicer. Notwithstanding the foregoing, no special servicer may enter into any sub-servicing agreement that provides for the performance by third parties of any or all of its obligations under the PSA without, with respect to any Mortgage Loan other than an Excluded Loan and prior to the occurrence and continuance of a Control Termination Event and other than with respect to any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, the consent of the Directing Certificateholder, except to the extent necessary for the applicable special servicer to comply with applicable regulatory requirements.

Each sub-servicing agreement between a master servicer or special servicer and a sub-servicer (a “Sub-Servicing Agreement”) will generally be required to provide that (i) if for any reason such master servicer or special servicer, as applicable, is no longer acting in that capacity (including, without limitation, by reason of a Servicer Termination Event), the trustee or any successor master servicer or special servicer, as applicable, may, except with respect to certain initial Sub-Servicing Agreements, assume or terminate such party’s rights and obligations under such Sub-Servicing Agreement and (ii) the sub-servicer will be in default under such Sub-Servicing Agreement and such Sub-Servicing Agreement will be terminated (following the expiration of any applicable grace period) if the sub-servicer fails (A) to deliver by the due date any Exchange Act reporting items required to be delivered to the applicable master servicer, the certificate administrator or the depositor pursuant to the PSA or such Sub-Servicing Agreement or to the master servicer under any other pooling and servicing agreement that the depositor is a party to, or (B) to perform in any material respect any of its covenants or obligations contained in such Sub-Servicing Agreement regarding creating, obtaining or delivering any Exchange Act reporting items required in order for any party to the PSA to perform its obligations under the PSA or under the Exchange Act reporting requirements of any other pooling and servicing agreement to which the depositor is a party. Each master servicer or special servicer, as applicable, will be required to monitor the performance of sub-servicers retained by it and will have the right to remove a sub-servicer retained by it pursuant to the terms of the related Sub-Servicing Agreement. However, no sub-servicer will be permitted under any Sub-Servicing Agreement to make material servicing decisions, such as loan modifications or determinations as to the manner or timing of enforcing remedies under the Mortgage Loan documents, without the consent of the applicable master servicer or special servicer, as applicable.

Generally, each master servicer will be solely liable for all fees owed by it to any sub-servicer retained by such master servicer, without regard to whether such master servicer’s compensation pursuant to the PSA is sufficient to pay those fees. Each sub-servicer will be required to be reimbursed by the applicable master servicer for certain expenditures which such sub-servicer makes, only to the same extent such master servicer is reimbursed under the PSA.

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Advances

P&I Advances

On the business day immediately preceding each Distribution Date (the “P&I Advance Date”), except as otherwise described below, each master servicer will be obligated, unless determined to be nonrecoverable as described below, to make advances for each Mortgage Loan as to which it acts as master servicer (but not otherwise) (each, a “P&I Advance”) out of its own funds or, subject to the replacement of those funds as provided in the PSA, certain funds held in its Collection Account that are not required to be part of the Aggregate Available Funds for that Distribution Date, in an amount equal to (but subject to reduction as described below) the aggregate of:

(1)      all Periodic Payments (other than balloon payments) (net of any applicable Servicing Fees) that were due on the Mortgage Loans (including any Non-Serviced Mortgage Loan) and any REO Loan (other than any portion of an REO Loan related to a Companion Loan) for which it acts as master servicer during the related Collection Period and not received as of the business day preceding the P&I Advance Date; and

(2)      in the case of each Mortgage Loan for which it acts as master servicer that is delinquent in respect of its balloon payment as of the P&I Advance Date (including any REO Loan (other than any portion of an REO Loan related to a Companion Loan) as to which the balloon payment would have been past due), an amount equal to its Assumed Scheduled Payment.

Each master servicer’s obligations to make P&I Advances in respect of any Mortgage Loan (including any Non-Serviced Mortgage Loan) or REO Loan (other than any portion of an REO Loan related to a Companion Loan) will continue, except if a determination as to non-recoverability is made, through and up to liquidation of the Mortgage Loan or disposition of the REO Property, as the case may be. For the avoidance of doubt, each master servicer will make P&I Advances on the basis of the original terms of any Mortgage Loan, including Mortgage Loans subject to forbearance agreements or other temporary deferrals or payment accommodations, unless (a) the terms of the Mortgage Loan have been permanently modified to reduce or forgive a monetary obligation or (b) such advance has been determined to be non-recoverable. To the extent that any master servicer fails to make a P&I Advance that it is required to make under the PSA, the trustee will be required to make the required P&I Advance in accordance with the terms of the PSA.

If an Appraisal Reduction Amount has been determined with respect to any Mortgage Loan (or, in the case of a Non-Serviced Mortgage Loan, an appraisal reduction has been made in accordance with the related Non-Serviced PSA and the master servicer has notice of such appraisal reduction amount) and such Mortgage Loan experiences subsequent delinquencies, then the interest portion of any P&I Advance in respect of that Mortgage Loan for the related Distribution Date will be reduced (there will be no reduction in the principal portion, if any, of such P&I Advance) to equal the product of (x) the amount of the interest portion of the P&I Advance for that Mortgage Loan for the related Distribution Date without regard to this sentence, and (y) a fraction, expressed as a percentage, the numerator of which is equal to the Stated Principal Balance of that Mortgage Loan immediately prior to the related Distribution Date, net of the related Appraisal Reduction Amount (or, in the case of any Whole Loan, the portion of such Appraisal Reduction Amount allocated to the related Mortgage Loan), if any, and the denominator of which is equal to the Stated Principal Balance of that Mortgage Loan immediately prior to the related Distribution Date.

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No master servicer or the trustee will be required to make a P&I Advance for a Balloon Payment in excess of the regular periodic payment, default interest, late payment charges, Yield Maintenance Charges or Prepayment Premiums or with respect to any Companion Loan or any Mortgage Loan that is serviced by any other master servicer.

No special servicer will be required to make any P&I Advance or any non-recoverability determination with respect to any P&I Advance.

Servicing Advances

In addition to P&I Advances, except as otherwise described under “—Recovery of Advances” below and except in certain limited circumstances described below, each master servicer will also be obligated (subject to the limitations described in this prospectus), to make advances (“Servicing Advances” and, collectively with P&I Advances, “Advances”) in connection with the servicing and administration of any Mortgage Loan (other than a Non-Serviced Mortgage Loan) for which it acts as master servicer and any related Serviced Companion Loan (but not otherwise), as applicable, in respect of which a default, delinquency or other unanticipated event has occurred or is reasonably foreseeable, or, in connection with the servicing and administration of any Mortgaged Property securing such Mortgage Loan (other than a Non-Serviced Mortgage Loan) or REO Property (other than REO Property related to a Non-Serviced Mortgage Loan), in order to pay delinquent real estate taxes, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of or enforce the related Mortgage Loan documents or to protect, lease, manage and maintain the related Mortgaged Property. To the extent that any master servicer fails to make a Servicing Advance that it is required to make under the PSA and the trustee has received notice or otherwise has actual knowledge of this failure, the trustee will be required to make the required Servicing Advance in accordance with the terms of the PSA.

However, no master servicer, special servicer or the trustee will make any Servicing Advance in connection with the exercise of any cure rights or purchase rights granted to the holder of a Serviced Pari Passu Companion Loan under the related Intercreditor Agreement or the PSA.

No special servicer will have an obligation to make any Servicing Advances or recoverability determination with respect to any Servicing Advance. However, in an urgent or emergency situation requiring the making of a Servicing Advance, the applicable special servicer may make such Servicing Advance, and the applicable master servicer will be required to reimburse such special servicer for such Advance (with interest on that Advance) within a specified number of days as set forth in the PSA, unless such Advance is determined to be nonrecoverable by the applicable master servicer in its reasonable judgment (in which case it will be reimbursed out of the applicable Collection Account). Once the applicable special servicer is reimbursed, the applicable master servicer will be deemed to have made such special servicer’s Servicing Advance as of the date made by that special servicer, and will be entitled to reimbursement with interest on that Advance in accordance with the terms of the PSA.

No Servicing Advances will be made with respect to any Serviced Whole Loan if the related Mortgage Loan is no longer held by the issuing entity or if such Serviced Whole Loan is no longer serviced under the PSA and no Servicing Advances will be made for any Non-Serviced Whole Loans under the PSA. Any requirement of any master servicer or the trustee to make an Advance in the PSA is intended solely to provide liquidity for the benefit of the Certificateholders and not as credit support or otherwise to impose on any such

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person the risk of loss with respect to one or more Mortgage Loans or the related Companion Loan.

The applicable master servicer will also be obligated to make Servicing Advances with respect to any Serviced Whole Loan. With respect to a Non-Serviced Whole Loan, the applicable servicer under the related Non-Serviced PSA will be obligated to make property protection advances with respect to such Non-Serviced Whole Loan. See “—Servicing of the Non-Serviced Mortgage Loans” below and “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced AB Whole Loan”.

Nonrecoverable Advances

Notwithstanding the foregoing, no master servicer, special servicer or the trustee will be obligated to make any Advance that the applicable master servicer or the applicable special servicer, in accordance with the Servicing Standard, or the trustee, in its good faith business judgment, determines would, if made, not be recoverable (including recovery of interest on the Advance) out of Related Proceeds (a “Nonrecoverable Advance”). In addition, each special servicer may, at its option make a determination in accordance with the Servicing Standard that any previously made or proposed P&I Advance or Servicing Advance is or, if made, would be a Nonrecoverable Advance, and if it makes such a determination, must deliver to the applicable master servicer (and, with respect to a Serviced Pari Passu Mortgage Loan, to the applicable master servicer or special servicer under the pooling and servicing agreement governing any securitization trust into which a related Serviced Pari Passu Companion Loan is deposited, and, with respect to each Non-Serviced Mortgage Loan, the related Non-Serviced Master Servicer and Non-Serviced Special Servicer), the certificate administrator, the trustee, the operating advisor and the 17g-5 Information Provider notice of such determination, which determination will be conclusive and binding on the applicable master servicer and the trustee. Each special servicer will have no such obligation to make an affirmative determination that any P&I Advance or Servicing Advance is, or would be, recoverable, and in the absence of a determination by such special servicer that such an Advance is nonrecoverable, each such decision will remain with the applicable master servicer or the trustee, as applicable. If any special servicer makes a determination that only a portion, and not all, of any previously made or proposed P&I Advance or Servicing Advance is nonrecoverable, the applicable master servicer and the trustee will have the right to make its own subsequent determination that any remaining portion of any such previously made or proposed P&I Advance or Servicing Advance is nonrecoverable.

In making such non-recoverability determination, each person will be entitled to consider (among other things): (a) (i) the obligations of the borrower under the terms of the related Mortgage Loan or Companion Loan, as applicable, as it may have been modified, and (ii) the related Mortgaged Properties in their “as-is” or then-current conditions and occupancies, as modified by such party’s assumptions regarding the possibility and effects of future adverse change with respect to such Mortgaged Properties, (b) estimated future expenses, (c) estimated timing of recoveries, and (d) the existence of any Nonrecoverable Advances which, at the time of such consideration, the recovery of which are being deferred or delayed by the applicable master servicer or the trustee because there is insufficient principal available for such recovery, in light of the fact that Related Proceeds are a source of recovery not only for the Advance under consideration but also a potential source of recovery for such delayed or deferred Advance. In addition, any such person may update or change its recoverability determinations (but not reverse any other person’s determination that an Advance is nonrecoverable) at any time and may obtain at the expense of the

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issuing entity any reasonably required analysis, appraisals or market value estimates or other information for such purposes. Absent bad faith, any non-recoverability determination described in this paragraph will be conclusive and binding on the Certificateholders. Each master servicer and the trustee will be entitled to rely conclusively on and will be bound by any non-recoverability determination of the applicable special servicer. Nonrecoverable Advances will represent a portion of the losses to be borne by the Certificateholders.

With respect to a Non-Serviced Whole Loan, if any servicer under the related Non-Serviced PSA determines that a principal and interest advance with respect to the related Non-Serviced Companion Loan, if made, would be nonrecoverable, such determination will not be binding on the applicable master servicer and the trustee as it relates to any proposed P&I Advance with respect to such Non-Serviced Mortgage Loan. Similarly, with respect to a Non-Serviced Mortgage Loan, if the applicable master servicer or the applicable special servicer determines that any P&I Advance with respect to such Non-Serviced Mortgage Loan, if made, would be nonrecoverable, such determination will not be binding on the related Non-Serviced Master Servicer and Non-Serviced Trustee as such determination relates to any proposed P&I Advance with respect to the related Non-Serviced Companion Loan (unless the related Non-Serviced PSA provides otherwise).

Recovery of Advances

Each master servicer, each special servicer and the trustee, as applicable, will be entitled to recover (a) any Servicing Advance made out of its own funds from any amounts collected in respect of a Mortgage Loan (or, consistent with the related Intercreditor Agreement, a Serviced Whole Loan) as to which such Servicing Advance was made, and (b) any P&I Advance made out of its own funds from any amounts collected in respect of the Mortgage Loan as to which such P&I Advance was made, whether in the form of late payments, insurance and condemnation proceeds, liquidation proceeds or otherwise from the related Mortgage Loan or Mortgaged Property (“Related Proceeds”). Each master servicer, each special servicer and the trustee will be entitled to recover any Advance by it that it subsequently determines to be a Nonrecoverable Advance out of general collections on or relating to the Mortgage Loans on deposit in each applicable Collection Account (first from principal collections and then from any other collections). Amounts payable in respect of any Serviced Pari Passu Companion Loan pursuant to the related Intercreditor Agreement will not be available for distributions on the certificates or for the reimbursement of Nonrecoverable Advances of principal or interest with respect to the related Mortgage Loan, but will be available, in accordance with the PSA and related Intercreditor Agreement, for the reimbursement of any Servicing Advances with respect to the related Serviced Whole Loan. If a Servicing Advance by the applicable master servicer or the applicable special servicer (or trustee, as applicable) on a Serviced Whole Loan becomes a Nonrecoverable Advance and the applicable master servicer, the applicable special servicer or the trustee, as applicable, is unable to recover such amounts from related proceeds or the related Companion Loans, as applicable, the applicable master servicer, the applicable special servicer or the trustee (as applicable) will be permitted to recover such Nonrecoverable Advance (including interest thereon) out of general collections on or relating to the Mortgage Loans on deposit in each applicable Collection Account.

If the funds in each applicable Collection Account relating to the Mortgage Loans allocable to principal on the Mortgage Loans are insufficient to fully reimburse the party entitled to reimbursement, then such party as an accommodation may elect, on a monthly basis, at its sole option and discretion to defer reimbursement of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the advance) for a time as required to reimburse the excess portion

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from principal for a consecutive period up to 12 months (provided that, other than in the case of an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, any such deferral exceeding 6 months will require, prior to the occurrence and continuance of any Control Termination Event, the consent of the Directing Certificateholder) and any election to so defer will be deemed to be in accordance with the Servicing Standard; provided that no such deferral may occur at any time to the extent that amounts otherwise distributable as principal are available for such reimbursement.

In connection with a potential election by any master servicer or the trustee to refrain from the reimbursement of all or a portion of a particular Nonrecoverable Advance during the Collection Period for any Distribution Date, such master servicer or the trustee will be authorized to wait for principal collections on the Mortgage Loans to be received until the end of such Collection Period before making its determination of whether to refrain from the reimbursement of all or a portion of a particular Nonrecoverable Advance; provided, however, that if, at any time a master servicer or the trustee, as applicable, elects, in its sole discretion, not to refrain from obtaining such reimbursement or otherwise determines that the reimbursement of a Nonrecoverable Advance during a Collection Period will exceed the full amount of the principal portion of general collections on or relating to the Mortgage Loans deposited in each applicable Collection Account for such Distribution Date, then such master servicer or the trustee, as applicable, will be required to use its reasonable efforts to give the 17g-5 Information Provider 15 days’ notice of such determination for posting on the 17g-5 Information Provider’s website, unless extraordinary circumstances make such notice impractical, which means (1) that party determines in its sole discretion that waiting 15 days after such a notice could jeopardize its ability to recover such Nonrecoverable Advance, (2) changed circumstances or new or different information becomes known to that party that could affect or cause a determination or whether any Advance is a Nonrecoverable Advance or whether to defer reimbursement of a Nonrecoverable Advance or the determination in clause (1) above, or (3) in the case of a master servicer, it has not timely received from the trustee information required by such master servicer to consider in determining whether to defer reimbursement of a Nonrecoverable Advance. If any of the circumstances described in clause (1), clause (2) or clause (3) above apply, the applicable master servicer or trustee, as applicable, must give the 17g-5 Information Provider notice (in accordance with the procedures regarding Rule 17g-5 set forth in the PSA) of the anticipated reimbursement as soon as reasonably practicable. Notwithstanding the foregoing, failure to give such notice will in no way affect the applicable master servicer’s or the trustee’s election whether to refrain from obtaining such reimbursement or right to obtain reimbursement.

Each master servicer, each special servicer and the trustee will be entitled to recover any Advance that is outstanding at the time that a Mortgage Loan is modified but is not repaid in full by the borrower in connection with such modification but becomes an obligation of the borrower to pay such amounts in the future (such Advance, together with interest on that Advance, a “Workout-Delayed Reimbursement Amount”) out of principal collections on the Mortgage Loans in each applicable Collection Account.

Any amount that constitutes all or a portion of any Workout-Delayed Reimbursement Amount may in the future be determined to constitute a Nonrecoverable Advance and thereafter will be recoverable as any other Nonrecoverable Advance.

In connection with its recovery of any Advance, each master servicer, each special servicer and the trustee will be entitled to be paid, out of any amounts relating to the Mortgage Loans then on deposit in each applicable Collection Account, interest compounded annually at the Prime Rate, subject to a floor of 2.00% (the “Reimbursement Rate”) accrued

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on the amount of the Advance from the date made to, but not including, the date of reimbursement. Neither the applicable master servicer nor the trustee will be entitled to interest on P&I Advances if the related Periodic Payment is received on or before the related Payment Due Date and any applicable grace period has expired or if the related Periodic Payment is received after the Determination Date but on or prior to the P&I Advance Date. The “Prime Rate” will be the prime rate, for any day, set forth in The Wall Street Journal, New York City edition.

See “—Servicing of the Non-Serviced Mortgage Loans” for reimbursements of servicing advances made in respect of a Non-Serviced Whole Loan under the related Non-Serviced PSA.

Accounts

Each master servicer is required to establish and maintain, or cause to be established and maintained, one or more accounts and subaccounts (each, a “Collection Account”) in its own name on behalf of the trustee and for the benefit of the Certificateholders. Each master servicer is required to deposit in its Collection Account on a daily business day basis (and in no event later than the 2nd business day following receipt in available and properly identified funds) all payments and collections due after the Cut-off Date and other amounts received or advanced with respect to the Mortgage Loans for which it acts as master servicer (including, without limitation, all proceeds (the “Insurance and Condemnation Proceeds”) received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related Mortgage Loan or in connection with the full or partial condemnation of a Mortgaged Property (other than proceeds applied to the restoration of the Mortgaged Property or released to the related borrower in accordance with the Servicing Standard (or, if applicable, a special servicer) and/or the terms and conditions of the related Mortgage) and all other amounts received and retained in connection with the liquidation (including any full, partial or discounted payoff) of any Mortgage Loan that is defaulted and any related defaulted Companion Loan or property acquired by foreclosure or otherwise (the “Liquidation Proceeds”)) together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any REO Properties. Notwithstanding the foregoing, the collections on any Whole Loan will be limited to the portion of such amounts that are payable to the holder of the related Mortgage Loan pursuant to the related Intercreditor Agreement.

The applicable master servicer will also be required to establish and maintain a segregated custodial account (the “Companion Distribution Account”) with respect to the Serviced Companion Loans, which may be a sub-account or ledger account of its Collection Account, and deposit amounts collected in respect of such Serviced Companion Loan in such Companion Distribution Account. The issuing entity will only be entitled to amounts on deposit in any Companion Distribution Account to the extent these funds are not otherwise payable to the holder of a Serviced Companion Loan or payable or reimbursable to any party to the PSA. Any amounts in the Companion Distribution Account to which the issuing entity is entitled will be transferred on a monthly basis to its Collection Account.

With respect to each Distribution Date, each master servicer will be required to disburse from its Collection Account and remit to the certificate administrator for deposit into the Lower-Tier REMIC Distribution Account, to the extent of funds on deposit in such Collection Account and in respect of the Mortgage Loans for which it acts as master servicer, on the related P&I Advance Date, the Aggregate Available Funds for such Distribution Date and any Yield Maintenance Charges or Prepayment Premiums received as of the related Determination Date. The certificate administrator is required to establish and maintain various accounts, including a “Lower-Tier REMIC Distribution Account” and a “Upper-Tier

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REMIC Distribution Account”, both of which may be sub-accounts of a single account, (collectively, the “Distribution Accounts”), in its own name on behalf of the trustee and for the benefit of the Certificateholders.

On each Distribution Date, the certificate administrator is required to apply amounts on deposit in the Upper-Tier REMIC Distribution Account (which will include all funds that were remitted by each applicable master servicer from the applicable Collection Account, plus, among other things, any P&I Advances less amounts, if any, distributable to the Class R certificates or distributable to the RR Interest) as set forth in the PSA generally to make distributions of interest and principal from Available Funds to the holders of the Non-Retained Certificates (other than the Class R Certificates) and to make distributions of interest and principal from Retained Certificate Available Funds to the holders of the RR Interest as described under “Description of the Certificates—Distributions—Priority of Distributions” and “Credit Risk Retention—RR Interest—Priority of Distributions”, respectively.

The certificate administrator is also required to establish and maintain an account (the “Interest Reserve Account”) which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the Certificateholders. On the P&I Advance Date occurring each February and on any P&I Advance Date occurring in any January which occurs in a year that is not a leap year (in each case, unless the related Distribution Date is the final Distribution Date), the certificate administrator will be required to deposit amounts remitted by each applicable master servicer or P&I Advances made on the related Mortgage Loans into the Interest Reserve Account during the related interest period, in respect of the Mortgage Loans that accrue interest on an Actual/360 Basis (collectively, the “Actual/360 Loans”), in an amount equal to one day’s interest at the Net Mortgage Rate for each such Actual/360 Loan on its Stated Principal Balance and as of the Payment Due Date in the month preceding the month in which the P&I Advance Date occurs, to the extent a Periodic Payment or P&I Advance or other deposit is made in respect of the Mortgage Loans (all amounts so deposited in any consecutive January (if applicable) and February, “Withheld Amounts”). On the P&I Advance Date occurring each March (or February, if the related Distribution Date is the final Distribution Date), the certificate administrator will be required to withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts from the preceding January (if applicable) and February, if any, and deposit that amount into the Lower-Tier REMIC Distribution Account.

The certificate administrator may be required to establish and maintain two accounts (the “Gain-on-Sale Reserve Account” and the “Retained Certificate Gain-on-Sale Reserve Account”), each of which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the Certificateholders of the Non-Retained Certificates and of the RR Interest, respectively. To the extent that any gains are realized on sales of Mortgaged Properties (or, with respect to any Whole Loan, the portion of such amounts that are payable on the related Mortgage Loan pursuant to the related Intercreditor Agreement), such gains will be deposited into the Gain-on-Sale Reserve Account in an amount equal to the Non-Vertically Retained Percentage multiplied by such gains and into the Retained Certificate Gain-on-Sale Reserve Account in an amount equal to the Vertically Retained Percentage multiplied by such amounts. Amounts in the Gain-on-Sale Reserve Account will be applied on the applicable Distribution Date as part of Available Funds to all amounts due and payable on the Non-Retained Certificates (including to reimburse for Realized Losses previously allocated to such certificates), and amounts in the Retained Certificate Gain-on-Sale Reserve Account will be applied on the applicable Distribution Date as part of Retained Certificate Available Funds to all amounts due and payable on the RR Interest (including to reimburse for Retained Certificate Realized Losses

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previously allocated to such certificates). Any remaining amounts will be held in the Gain-on-Sale Reserve Account and Retained Certificate Gain-on-Sale Reserve Account, as applicable, and applied to offset shortfalls and losses incurred on subsequent Distribution Dates as described above. Any remaining amounts not necessary to offset any shortfalls or losses on the final Distribution Date will be distributed on the Class R certificates after all amounts payable to the Regular Certificates have been made.

Each special servicer will also be required to establish one or more segregated custodial accounts (each, an “REO Account”) for collections from REO Properties for which each special servicer is responsible. Each REO Account will be maintained by the applicable special servicer in its own name on behalf of the trustee and for the benefit of the Certificateholders.

Each applicable Collection Account, the Distribution Accounts, the Interest Reserve Account, the Companion Distribution Account, the Gain-on-Sale Reserve Account, the Retained Certificate Gain-on-Sale Reserve Account and the REO Accounts are collectively referred to as the “Securitization Accounts” (but with respect to any Whole Loan, only to the extent of the issuing entity’s interest in the Whole Loan). Each of the foregoing accounts will be held at a depository institution or trust company meeting the requirements of the PSA.

Amounts on deposit in the foregoing accounts may be invested in certain United States government securities and other investments meeting the requirements of the PSA (“Permitted Investments”). Interest or other income earned on funds in the accounts maintained by any master servicer, the certificate administrator or any special servicer will be payable to each of them as additional compensation, and each of them will be required to bear any losses resulting from its investment of such funds, as provided in the PSA.

In the event that any loss is incurred in respect of any Permitted Investment (as to which the applicable master servicer or applicable special servicer, as the case may be, would have been entitled to any net investment earnings) directed to be made by the applicable master servicer or the applicable special servicer, as the case may be, and on deposit in any of the Collection Account, the Companion Distribution Account, the Servicing Account, Loss of Value Reserve Fund or the REO Account (each an “Investment Account”), the applicable master servicer or the applicable special servicer, as applicable, will be required to deposit therein, no later than the P&I Advance Date, without right of reimbursement, the amount of net investment loss, if any, with respect to such account for the period from and including the prior Distribution Date to and including the P&I Advance Date related to the current Distribution Date; provided that neither the applicable master servicer nor the applicable special servicer will be required to deposit any loss on an investment of funds in an Investment Account if such loss is incurred solely as a result of the insolvency of the federal or state chartered depository institution or trust company that holds such Investment Account, so long as such depository institution or trust company satisfied the qualifications set forth in the definition of Eligible Account (as such term is defined in the PSA) at the time such investment was made (and such federal or state chartered depository institution or trust company is not an affiliate of the master servicer or the special servicer, as applicable, unless such depository institution or trust company satisfied the qualification set forth in the definition of Eligible Account both (x) at the time the investment was made and (y) thirty (30) days prior to such insolvency).

Withdrawals from Each Applicable Collection Account

Any master servicer may, from time to time, make withdrawals from its Collection Account (or the applicable subaccount of such Collection Account, exclusive of the

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Companion Distribution Account that may be a subaccount of such Collection Account) for any of the following purposes, in each case only to the extent permitted under the PSA and with respect to any Serviced Whole Loan, subject to the terms of the related Intercreditor Agreement, without duplication (the order set forth below not constituting an order of priority for such withdrawals):

(i)                     to remit on each P&I Advance Date to the certificate administrator for deposit into the Lower-Tier REMIC Distribution Account certain portions of the Aggregate Available Funds and any Prepayment Premiums or Yield Maintenance Charges attributable to the Mortgage Loans for which it acts as master servicer on the related Distribution Date;

(ii)                  to pay or reimburse the applicable master servicer, the applicable special servicer and the trustee, as applicable, pursuant to the terms of the PSA for Advances made by any of them and interest on Advances (such master servicer’s, special servicer’s or the trustee’s respective right, as applicable, to reimbursement for items described in this clause (ii) being limited as described above under “—Advances”) (provided that with respect to any Serviced Whole Loan, such reimbursements are subject to the terms of the related Intercreditor Agreement);

(iii)               to pay to the applicable master servicer and special servicer, as compensation, the aggregate unpaid servicing compensation;

(iv)                to pay to the operating advisor the Operating Advisor Consulting Fee (but, with respect to the period when the outstanding Certificate Balances of the Control Eligible Certificates have not been reduced to zero as a result of the allocation of Realized Losses to such certificates, only to the extent actually received from the related borrower) or the Operating Advisor Fee;

(v)                   to pay to the asset representations reviewer the Asset Representations Reviewer Fee and any unpaid Asset Representations Reviewer Asset Review Fee (but only to the extent such Asset Representations Reviewer Asset Review Fee is to be paid by the issuing entity);

(vi)                to reimburse the trustee, the applicable special servicer and the applicable master servicer, as applicable, for certain Nonrecoverable Advances or Workout-Delayed Reimbursement Amounts;

(vii)             to reimburse the applicable master servicer, the applicable special servicer or the trustee, as applicable, for any unreimbursed expenses reasonably incurred with respect to each related Mortgage Loan that has been repurchased or substituted by such person pursuant to the PSA or otherwise;

(viii)          to reimburse the applicable master servicer or the applicable special servicer for any unreimbursed expenses reasonably incurred by such person in connection with the enforcement of the related mortgage loan seller’s obligations under the applicable section of the related MLPA;

(ix)              to pay for any unpaid costs and expenses incurred by the issuing entity;

(x)                 to pay itself and the applicable special servicer, as applicable, as additional servicing compensation, (A) interest and investment income earned in respect of amounts relating to the issuing entity held in its Collection Account and the Companion Distribution Account (but only to the extent of the net investment earnings during the applicable one month period ending on the related Distribution

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Date) and (B) certain penalty charges and default interest as described under “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Master Servicing Compensation” and “—Special Servicing Compensation”;

(xi)              to recoup any amounts deposited in its Collection Account in error;

(xii)           to the extent not reimbursed or paid pursuant to any of the above clauses, to reimburse or pay the applicable master servicer, the applicable special servicer, the operating advisor, the asset representations reviewer, the depositor or any of their respective directors, officers, members, managers, employees and agents, unpaid additional expenses of the issuing entity and certain other unreimbursed expenses incurred by such person pursuant to and to the extent reimbursable under the PSA and to satisfy any indemnification obligations of the issuing entity under the PSA;

(xiii)        to pay for the cost of the opinions of counsel or the cost of obtaining any extension to the time in which the issuing entity is permitted to hold REO Property;

(xiv)         to pay any applicable federal, state or local taxes imposed on any Trust REMIC, or any of their assets or transactions, together with all incidental costs and expenses, to the extent that none of any master servicer, any special servicer, the certificate administrator or the trustee is liable under the PSA;

(xv)            to pay the CREFC® Intellectual Property Royalty License Fee;

(xvi)         to reimburse the certificate administrator out of general collections on the Mortgage Loans and REO Properties for legal expenses incurred by and reimbursable to it by the issuing entity of any administrative or judicial proceedings related to an examination or audit by any governmental taxing authority;

(xvii)      to pay the related mortgage loan seller or any other person, with respect to each Mortgage Loan, if any, previously purchased or replaced by such person pursuant to the PSA, all amounts received thereon subsequent to the date of purchase or replacement relating to periods after the date of purchase or replacement;

(xviii)   to remit to the certificate administrator for deposit in the Interest Reserve Account the amounts required to be deposited in the Interest Reserve Account pursuant to the PSA;

(xix)       in accordance with the terms of the PSA, to pay or reimburse the applicable person for any Uncovered Amount in respect of any other master servicer’s Collection Account, any such person’s right to payment or reimbursement for any such Uncovered Amount being limited to any general funds in the subject master servicer’s Collection Account that are not otherwise to be applied to make any of the payments or reimbursements contemplated to be made out of the subject master servicer’s Collection Account pursuant to any of clauses (i)-(xviii) above;

(xx)          to remit to the companion paying agent for deposit into the Companion Distribution Account the amounts required to be deposited pursuant to the PSA; and

(xxi)       to clear and terminate its Collection Account pursuant to a plan for termination and liquidation of the issuing entity.

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As used in clause (xix) above, “Uncovered Amount” means, with respect to any master servicer’s Collection Account, any additional trust fund expense, Nonrecoverable Advance or other item that would be payable or reimbursable out of general funds (as opposed to a specific source of funds) in such Collection Account pursuant to the PSA, but which cannot be so paid or reimbursed because such general funds are insufficient to cover such payment or reimbursement; provided that any such additional trust fund expense, Nonrecoverable Advance or other item will be an Uncovered Amount only to the extent that such general funds are insufficient to cover the payment or reimbursement thereof.

No amounts payable or reimbursable to parties to the PSA out of general collections that do not specifically relate to a Serviced Whole Loan may be reimbursable from amounts that would otherwise be payable to the related Companion Loan.

Certain costs and expenses (such as a pro rata share of any related Servicing Advances) allocable to a Mortgage Loan that is part of a Serviced Whole Loan may be paid or reimbursed out of payments and other collections on the other Mortgage Loans, subject to the issuing entity’s right to reimbursement from future payments and other collections on the related Companion Loan or from general collections with respect to the securitization of the related Companion Loan. If the applicable master servicer makes, with respect to any related Serviced Whole Loan, any reimbursement or payment out of its Collection Account to cover the related Serviced Pari Passu Companion Loan’s share of any cost, expense, indemnity, Servicing Advance or interest on such Servicing Advance, or fee with respect to such Serviced Whole Loan, then such master servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan or a Non-Serviced Mortgage Loan) or such special servicer (with respect to Specially Serviced Loans and REO Properties) must use efforts consistent with the Servicing Standard to collect such amount out of collections on such Serviced Pari Passu Companion Loan or, if and to the extent permitted under the related Intercreditor Agreement, from the holder of the related Serviced Pari Passu Companion Loan.

Each master servicer will also be entitled to make withdrawals, from time to time, from the applicable Collection Account of amounts necessary for the payments or reimbursements required to be paid to the parties to the applicable Non-Serviced PSA, pursuant to the applicable Intercreditor Agreement and the applicable Non-Serviced PSA. See “—Servicing of the Non-Serviced Mortgage Loans”.

If a P&I Advance is made with respect to any Mortgage Loan that is part of a Whole Loan, then that P&I Advance, together with interest on such P&I Advance, may only be reimbursed out of future payments and collections on that Mortgage Loan or, as and to the extent described under “—Advances” above, on other Mortgage Loans, but not out of payments or other collections on the related Companion Loan; provided that a P&I Advance will be reimbursable from the proceeds of the Whole Loan prior to any distribution to the promissory notes comprising such Whole Loan to the extent provided under the related Intercreditor Agreement, as described under “Description of the Mortgage Pool—The Whole Loans”. Likewise, the Certificate Administrator/Trustee Fee, the Operating Advisor Fee and the Asset Representations Reviewer Fee that accrue with respect to any Mortgage Loan that is part of a Whole Loan and any other amounts payable to the operating advisor may only be paid out of payments and other collections on such Mortgage Loan and/or the Mortgage Pool generally, but not out of payments or other collections on the related Companion Loan.

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Servicing and Other Compensation and Payment of Expenses

General

The parties to the PSA other than the depositor will be entitled to payment of certain fees as compensation for services performed under the PSA. Below is a summary of the fees payable to the parties to the PSA from amounts that the issuing entity is entitled to receive. In addition, CREFC® will be entitled to a license fee for use of its names and trademarks, including the CREFC® Investor Reporting Package. Certain additional fees and costs payable by the related borrowers are allocable to the parties to the PSA other than the depositor, but such amounts are not payable from amounts that the issuing entity is entitled to receive.

The amounts available for distribution on the certificates on any Distribution Date will generally be net of the following amounts:

Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Fees
Master Servicing Fee / Master Servicers	With respect to each Mortgage Loan, REO Loan and any related Serviced Companion Loan, the product of the monthly portion of the related annual Servicing Fee Rate calculated on the Stated Principal Balance of such Mortgage Loan, REO Loan and any related Serviced Companion Loan.	Out of recoveries of interest with respect to the related Mortgage Loan (and REO Loan or any related Serviced Companion Loan) or if unpaid after final recovery on the related Mortgage Loan, out of general collections on deposit in each applicable Collection Account with respect to the other Mortgage Loans.	Monthly
Special Servicing Fee / Special Servicers	With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and the related Serviced Companion Loan that are Specially Serviced Loans (including REO Properties), the product of the monthly portion of the related annual Special Servicing Fee Rate calculated on the Stated Principal Balance of such Specially Serviced Loan.	First, from Liquidation Proceeds, Insurance and Condemnation Proceeds, and collections in respect of the related Mortgage Loan (and any related Serviced Companion Loan), and then from general collections on deposit in each applicable Collection Account with respect to the other Mortgage Loans.	Monthly
Workout Fee / Special Servicers(2)	With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and the related Serviced Companion Loan that are Corrected Loans, the Workout Fee Rate multiplied by all payments of interest and principal received on such Mortgage Loan and the related Serviced Companion Loan for so long as they remain a Corrected Loan.	Out of each collection of interest, principal, and prepayment consideration received on the related Mortgage Loan (and each related Serviced Companion Loan) and then from general collections on deposit in each applicable Collection Account with respect to the other Mortgage Loans.	Time to time
472

Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Liquidation Fee /Special Servicers(2)	With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan that is a Specially Serviced Loan (or REO Property) or for which the applicable special servicer is the enforcing servicer for which such special servicer obtains (i) a full, partial or discounted payoff, (ii) any Liquidation Proceeds or Insurance and Condemnation Proceeds (including with respect to the related Companion Loan(s), if applicable), or (iii) Loss of Value Payments, an amount calculated by application of a Liquidation Fee Rate to the related payment or proceeds (exclusive of default interest).	From any Liquidation Proceeds, Insurance and Condemnation Proceeds, Loss of Value Payments and any other revenues received with respect to the related Mortgage Loan (and each related Serviced Companion Loan) and then from general collections on deposit in each applicable Collection Account with respect to the other Mortgage Loans.	Time to time
Additional Servicing Compensation / Master Servicers and/or Special Servicers(3)	All modification fees, assumption application fees, defeasance fees, assumption, waiver, consent and earnout fees, late payment charges, default interest, review fees and other similar fees actually collected on the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan and income on the amounts held in certain accounts and certain permitted investments.	Related payments made by borrowers with respect to the related Mortgage Loans and any related Serviced Companion Loan.	Time to time
Certificate Administrator / Trustee Fee / Certificate Administrator	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Certificate Administrator/Trustee Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan.	Out of general collections with respect to Mortgage Loans on deposit in each applicable Collection Account or the Distribution Account.	Monthly
Certificate Administrator / Trustee Fee / Trustee	With respect to each Distribution Date, an amount equal to the monthly portion of the annual Certificate Administrator/Trustee Fee	Out of general collections with respect to Mortgage Loans on deposit in each applicable Collection Account or the Distribution Account.	Monthly
Operating Advisor Upfront Fee / Operating Advisor	A fee of $10,000 on the Closing Date.	Payable by the mortgage loan sellers.	At closing
Operating Advisor Fee / Operating Advisor	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Operating Advisor Fee Rate multiplied by the Stated Principal Balance of each	First, out of recoveries of interest with respect to the related Mortgage Loan and then, if the related Mortgage Loan has been liquidated, out of general collections on deposit in each applicable Collection	Monthly
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Type/Recipient(1)	Amount(1)	Source(1)	Frequency
	Mortgage Loan (including each Non-Serviced Mortgage Loan but not any Companion Loan) and REO Loan.	Account with respect to the other Mortgage Loans.
Operating Advisor Consulting Fee / Operating Advisor	$10,000 for each Major Decision made with respect to a Serviced Mortgage Loan or, with respect to the period when the outstanding Certificate Balances of the Control Eligible Certificates have not been reduced to zero as a result of the allocation of Realized Losses to such certificates, such lesser amount as the related borrower actually pays with respect to such Mortgage Loan.	Payable by the related borrower when incurred during the period when the outstanding Certificate Balances of the Control Eligible Certificates and the corresponding portion of the RR Interest have not been reduced to zero as a result of the allocation of Realized Losses to such certificates; and when incurred subsequent to such period, out of general collections on deposit in each applicable Collection Account.	Time to time
Asset Representations Reviewer Fee / Asset Representations Reviewer	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Asset Representations Reviewer Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan (including each Non-Serviced Mortgage Loan, but excluding each Companion Loan).	Out of general collections on deposit in each applicable Collection Account.	Monthly
Asset Representations Reviewer Upfront Fee / Asset Representations Reviewer	A fee of $5,000 on the Closing Date.	Payable by the mortgage loan sellers.	At closing
Asset Representations Reviewer Asset Review Fee / Asset Representations Reviewer

For (a) each Delinquent Loan (other than any Delinquent Loan identified on Annex A-1 as being secured by a residential cooperative property and sold to the depositor by National Cooperative Bank, N.A.): (i) $15,000, plus $1,000 per additional Mortgaged Property with respect to a Delinquent Loan with a Cut-off Date Balance less than $20,000,000, (ii) $20,000 plus $1,000 per additional Mortgaged Property with respect to a Delinquent Loan with a Cut-off Date Balance greater than or equal to $20,000,000, but less than $40,000,000 or (iii) $25,000 plus $1,000 per additional Mortgaged Property with respect to a Delinquent Loan with a Cut-off Date Balance greater than or equal to $40,000,000 and (b) each Delinquent Loan identified on

		Payable by the related mortgage loan seller; provided, however, that if the related mortgage loan seller is insolvent or fails to pay such amount within 90 days of written invoice therefor by the asset representations reviewer, such fee will be paid by the trust out of general collections on deposit in each applicable Collection Account.	In connection with each Asset Review with respect to a Delinquent Loan.
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Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Annex A-1 as being secured by a residential cooperative property and sold to the depositor by National Cooperative Bank, N.A., $10,000.
Servicing Advances / Master Servicers, Special Servicers or Trustee	To the extent of funds available, the amount of any Servicing Advances.	First, from funds collected with respect to the related Mortgage Loan (and any related Serviced Companion Loan), and then with respect to any Nonrecoverable Advance or a Workout-Delayed Reimbursement Amount, out of general collections with respect to Mortgage Loans on deposit in each applicable Collection Account, subject to certain limitations.	Time to time
Interest on Servicing Advances / Master Servicers, Special Servicers or Trustee	At a rate per annum equal to the Reimbursement Rate calculated on the number of days the related Advance remains unreimbursed.	First, out of late payment charges and default interest on the related Mortgage Loan (and any related Serviced Companion Loan), and then, after or at the same time such Servicing Advance is reimbursed, out of any other amounts then on deposit in each applicable Collection Account, subject to certain limitations.	Time to time
P&I Advances / Master Servicers and Trustee	To the extent of funds available, the amount of any P&I Advances.	First, from funds collected with respect to the related Mortgage Loan and then, with respect to a Nonrecoverable Advance or a Workout-Delayed Reimbursement Amount, out of general collections on deposit in each applicable Collection Account.	Time to time
Interest on P&I Advances / Master Servicers and Trustee	At a rate per annum equal to the Reimbursement Rate calculated on the number of days the related Advance remains unreimbursed.	First, out of default interest and late payment charges on the related Mortgage Loan and then, after or at the same time such P&I Advance is reimbursed, out of general collections then on deposit in each applicable Collection Account with respect to the other Mortgage Loans.	Monthly
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Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Indemnification Expenses / Trustee, Certificate Administrator, Depositor, Master Servicers, Special Servicers, Operating Advisor or Asset Representations Reviewer and any director, officer, employee or agent of any of the foregoing parties	Amount to which such party is entitled for indemnification under the PSA.	Out of general collections with respect to Mortgage Loans on deposit in each applicable Collection Account or the Distribution Account (and, under certain circumstances, from collections on any Serviced Companion Loan)	Time to time
CREFC® Intellectual Property Royalty License Fee / CREFC®	With respect to each Distribution Date, an amount equal to the product of the CREFC® Intellectual Property Royalty License Fee Rate multiplied by the outstanding principal amount of each Mortgage Loan.	Out of general collections with respect to Mortgage Loans on deposit in each applicable Collection Account.	Monthly
Expenses of the issuing entity not advanced (which may include reimbursable expenses incurred by the operating advisor or asset representations reviewer, expenses relating to environmental remediation or appraisals, expenses of operating REO Property and expenses incurred by any independent contractor hired to operate REO Property)	Based on third party charges.	First from collections on the related Mortgage Loan (income on the related REO Property), if applicable, and then from general collections with respect to Mortgage Loans in each applicable Collection Account (and custodial account with respect to a Serviced Companion Loan, if applicable), subject to certain limitations.	Time to time

(1)	With respect to any Mortgage Loan and any related Serviced Companion Loan (or any Specially Serviced Loan) in respect of which an REO Property was acquired, all references to Mortgage Loan, Companion Loan, Specially Serviced Loan in this table will be deemed to also be references to or to also include any REO Loans. With respect to each Non-Serviced Mortgage Loan, the related master servicer, special servicer, certificate administrator, trustee, operating advisor, if any, and/or asset representations reviewer, if any, under the related Non-Serviced PSA will be entitled to receive similar fees and reimbursements with respect to that Non-Serviced Mortgage Loan in amounts, from sources and at frequencies that are similar, but not necessarily identical, to those described above and, in certain cases (for example, with respect to unreimbursed special servicing fees and servicing advances with respect to each Non-Serviced Whole Loan), such amounts may be reimbursable from general collections on the other Mortgage Loans to the extent not recoverable from the related Non-Serviced Whole Loan. In connection with the servicing and administration of any Serviced Whole Loan pursuant to the terms of the PSA and the related Intercreditor Agreement, the applicable master servicer and the applicable special servicer will be entitled to servicing compensation, without duplication, with respect to the related Serviced Pari Passu Companion Loan as well as the related Mortgage Loan to the extent consistent with the PSA and not prohibited by the related Intercreditor Agreement.
(2)	Subject to certain offsets as described below. Circumstances as to when a Liquidation Fee is not payable are set forth in this “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” section.
(3)	Allocable between the applicable master servicer and the applicable special servicer as provided in the PSA.
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Master Servicing Compensation

The fee of each master servicer including the fee of any primary or other sub-servicer (the “Servicing Fee”) will be payable monthly from amounts allocable in respect of interest received in respect of each Mortgage Loan, Serviced Companion Loan (to the extent not prohibited under the related Intercreditor Agreement) and REO Loan (other than the portion of any REO Loan related to any Non-Serviced Companion Loan) (including Specially Serviced Loans and any Non-Serviced Mortgage Loan constituting a “specially serviced loan” under any related Non-Serviced PSA), and will accrue at a rate (the “Servicing Fee Rate”) on the Stated Principal Balance of such Mortgage Loan, Serviced Companion Loan or REO Loan, equal to (i) with respect to each Serviced Mortgage Loan (other than a Serviced Mortgage Loan sold to the depositor by National Cooperative Bank, N.A.) (and any successor REO Loan), a per annum rate equal to the sum of a master servicing fee rate equal to 0.00125% per annum and a primary servicing fee rate of between 0.00125% and 0.00250% per annum, (ii) with respect to each mortgage loan sold to the depositor by National Cooperative Bank, N.A. (and any successor REO Loan), a master servicing fee rate equal to 0.08000% per annum and a primary servicing fee rate equal to 0.00000% per annum, (iii) with respect to each Non-Serviced Mortgage Loan (and any successor REO Loan), a master servicing fee rate equal to 0.00125% per annum, plus the primary servicing fee rate set forth in the chart entitled “Non-Serviced Mortgage Loans” in the “Summary of Terms—Offered Certificates,” and (iv) with respect to each Serviced Companion Loan (and any successor REO Loan), a primary servicing fee rate equal to 0.00125% per annum. The Servicing Fee payable to each applicable master servicer with respect to any related Serviced Companion Loan will be payable, subject to the terms of the related Intercreditor Agreement, from amounts payable in respect of the related Companion Loan.

In addition to the Servicing Fee, each master servicer will be entitled to retain, as additional servicing compensation (other than with respect to a Non-Serviced Mortgage Loan), the following amounts to the extent collected from a borrower relating to a Mortgage Loan and any related Serviced Companion Loan for which it acts as master servicer:

●	100% of Excess Modification Fees related to any modifications, waivers, extensions or amendments of any such Mortgage Loans (other than a Non-Serviced Mortgage Loan) that are not Specially Serviced Loans (including any related Serviced Companion Loan to the extent not prohibited by the related Intercreditor Agreement) that are Master Servicer Decisions; and for any matter for a Mortgage Loan (including any related Companion Loan) that is not a Specially Serviced Loan which matter involves a Major Decision or a Special Servicer Decision, then such master servicer will be entitled to 50% of such Excess Modification Fees;
●	100% of all assumption application fees and other similar items received on any such Mortgage Loans that are not Specially Serviced Loans (including any related Serviced Companion Loan to the extent not prohibited by the related Intercreditor Agreement) to the extent such applicable master servicer is processing the underlying transaction and 100% of all defeasance fees (provided that for the avoidance of doubt, any such defeasance fee will not include any modification fees or waiver fees in connection with a defeasance that the applicable special servicer is entitled to under the PSA);
●	100% of assumption, waiver, loan processing, review, consent and earnout fees and other similar fees (other than assumption application fees and defeasance fees) pursuant to the PSA on any such Mortgage Loans that are not Specially Serviced Loans (including any related Serviced Companion Loan to the extent not prohibited by the related Intercreditor Agreement) relating to Master Servicer Decisions; and for any matter for a Mortgage Loan (including any related Companion Loan) that is
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not a Specially Serviced Loan which matter involves a Major Decision or a Special Servicer Decision, then such master servicer will be entitled to 50% of such assumption, waiver, consent and earnout fees and other similar fees;

●	with respect to accounts held by such applicable master servicer, 100% of charges by such master servicer collected for checks returned for insufficient funds;
●	100% of charges for beneficiary statements or demands actually paid by the related borrowers under such Mortgage Loans (and any related Serviced Companion Loan) to the extent such beneficiary statements or demand charges are prepared by such master servicer;
●	the excess, if any, of Prepayment Interest Excesses over Prepayment Interest Shortfalls arising from any principal prepayments on such Mortgage Loans and any related Serviced Pari Passu Companion Loan; and
●	penalty charges, including late payment charges and default interest paid by such borrowers (that were accrued while the related Mortgage Loans (other than a Non-Serviced Mortgage Loan) or any related Serviced Companion Loan (to the extent not prohibited by the related Intercreditor Agreement) were not Specially Serviced Loans), but only to the extent such penalty charges, late payment charges and default interest are not needed to pay interest on Advances or certain additional trust fund expenses (including Special Servicing Fees, Liquidation Fees and Workout Fees) incurred with respect to the related Mortgage Loan or, if provided under the related Intercreditor Agreement, any related Serviced Companion Loan since the Closing Date.

Notwithstanding anything to the contrary, the applicable master servicer and the applicable special servicer will each be entitled to charge and retain reasonable review fees in connection with any borrower request to the extent such fees are not prohibited under the related Mortgage Loan documents and are actually paid by or on behalf of the related borrower.

Notwithstanding anything to the contrary, if either a master servicer or a special servicer has partially waived any penalty charge (part of which accrued when the related Mortgage Loan was not a Specially Serviced Loan and part of which accrued when the related Mortgage Loan was a Specially Serviced Loan), any collections in respect of such penalty charge will be shared pro rata by the master servicer and the special servicer based on the respective portions of such penalty charge to which each would otherwise have been entitled.

With respect to any of the preceding fees (other than penalty charges) as to which both the applicable master servicer and the applicable special servicer are entitled to receive all or a portion thereof, the applicable master servicer and the applicable special servicer will each have the right in their sole discretion, but not any obligation, to reduce, waive or elect not to charge its respective portion of such fee; provided that (A) neither the applicable master servicer nor the applicable special servicer will have the right to reduce, waive or elect not to charge the portion of any such fee due to the other and (B) to the extent either such master servicer or such special servicer exercises its right to reduce, waive or elect not to charge its respective portion in any such fee, the party that reduced, waived or elected not to charge its respective portion of such fee will not have any right to share in any part of the other party’s portion of such fee. If the applicable master servicer decides not to charge any fee, the applicable special servicer will nevertheless be entitled to charge its portion of the related fee to which such special servicer would have been entitled if such

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master servicer had charged a fee and such master servicer will not be entitled to any of such fee charged by such special servicer. Similarly, if the applicable special servicer decides not to charge any fee (other than penalty charges), the applicable master servicer will nevertheless be entitled to charge its portion of the related fee to which such master servicer would have been entitled if such special servicer had charged a fee and such special servicer will not be entitled to any portion of such fee charged by such master servicer. For the avoidance of doubt, the Special Servicer may, in connection with a workout or other modification of a Mortgage Loan and without the consent of the Master Servicer, waive any or all related Penalty Charges, regardless of who is entitled to receive such payments as compensation; provided that any collections in respect of such penalty charges will be shared pro rata in accordance with the PSA.

In addition, each master servicer also is authorized but not required to invest or direct the investment of funds held in the related Collection Account and Companion Distribution Account in Permitted Investments, and such master servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the PSA. Each master servicer also is entitled to retain any interest earned on any servicing escrow account maintained by such master servicer, to the extent the interest is not required to be paid to the related borrowers.

See “—Modifications, Waivers and Amendments”.

“Excess Modification Fees” means, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan, the sum of (A) the excess, if any, of (i) any and all Modification Fees with respect to a modification, waiver, extension or amendment of any of the terms of such Mortgage Loan or Serviced Whole Loan, over (ii) all unpaid or unreimbursed additional expenses (including, without limitation, reimbursement of Advances and interest on Advances to the extent not otherwise paid or reimbursed by the borrower but excluding Special Servicing Fees, Workout Fees and Liquidation Fees) outstanding or previously incurred on behalf of the issuing entity with respect to the related Mortgage Loan or Serviced Whole Loan, and reimbursed from such Modification Fees and (B) expenses previously paid or reimbursed from Modification Fees as described in the preceding clause (A), which expenses have been recovered from the related borrower or otherwise.

“Modification Fees” means, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Companion Loan, any and all fees with respect to a modification, extension, waiver or amendment that modifies, extends, amends or waives any term of such Mortgage Loan documents and/or related Serviced Companion Loan documents (as evidenced by a signed writing) agreed to by the applicable master servicer or the applicable special servicer, as applicable (other than all assumption fees, assumption application fees, consent fees, loan service transaction fees, defeasance fees, Special Servicing Fees, Liquidation Fees or Workout Fees).

With respect to each master servicer and each special servicer, the Excess Modification Fees collected and earned by such person from the related borrower (taken in the aggregate with any other Excess Modification Fees collected and earned by such person from the related borrower within the prior 12 months of the collection of the current Excess Modification Fees) will be subject to a cap of 1.0% of the outstanding principal balance of the related Mortgage Loan or Serviced Whole Loan on the closing date of the related modification, extension, waiver or amendment (after giving effect to such modification, extension, waiver or amendment) with respect to any Mortgage Loan or Serviced Whole Loan.

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The Servicing Fee is calculated on the Stated Principal Balance of each Mortgage Loan (including each Non-Serviced Mortgage Loan and any successor REO Loan) and any related Serviced Companion Loan in the same manner as interest is calculated on such Mortgage Loans and Serviced Companion Loan. The Servicing Fee for each Mortgage Loan and any successor REO Loan is included in the Administrative Fee Rate listed for that Mortgage Loan on Annex A-1. Any Servicing Fee Rate calculated on an Actual/360 Basis will be recomputed on the basis of twelve 30-day months, assuming a 360-day year (“30/360 Basis”) for purposes of calculating the Net Mortgage Rate.

Pursuant to the terms of the PSA, Midland and National Cooperative Bank, N.A. will each be entitled to retain a portion of the Servicing Fee (which portion will be 0% if the applicable master servicer elects not to exercise such right to retain) with respect to each Mortgage Loan and any successor REO Loan (other than a Non-Serviced Mortgage Loan) for which it acts as a master servicer and, to the extent provided for in the related Intercreditor Agreement, each related Serviced Companion Loan, notwithstanding any termination or resignation of such party as master servicer; provided that Midland and National Cooperative Bank, N.A. may not retain any portion of the Servicing Fee to the extent that portion of the Servicing Fee is required to appoint a successor master servicer. In addition, Midland and National Cooperative Bank, N.A. will have the right to assign and transfer its rights to receive that retained portion of its Servicing Fee to another party.

Each master servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the PSA. A master servicer will not be entitled to reimbursement for any expenses incurred by it except as expressly provided in the PSA. Each master servicer will be responsible for all fees payable to any sub-servicers. See “Description of the Certificates—Distributions—Method, Timing and Amount”.

A Liquidation Fee will be payable to the master servicer with respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) with respect to which the master servicer acts as Enforcing Servicer and obtains a Loss of Value Payment or obtains other recoveries resulting from repurchases by the related Mortgage Loan Seller due to material breaches of representations and warranties or material document defects, as described in the pooling and servicing agreement.

With respect to a Non-Serviced Mortgage Loan, the related Non-Serviced Master Servicer (or primary servicer) will be entitled to a primary servicing fee accruing at the rate set forth in the chart entitled “Non-Serviced Mortgage Loans” in the “Summary of Terms—Offered Certificates”. In each of the foregoing cases, such primary servicing fee rate is included as part of the Servicing Fee Rate for purposes of the information presented in this prospectus.

Special Servicing Compensation

The principal compensation to be paid to each special servicer in respect of its special servicing activities will be the Special Servicing Fee, the Workout Fee and the Liquidation Fee.

The “Special Servicing Fee” will accrue with respect to each Specially Serviced Loan and each REO Loan (other than a Non-Serviced Mortgage Loan) on a loan-by-loan basis at a rate equal to (i) other than with respect to National Cooperative Bank, N.A., the greater (i) of a per annum rate of 0.25% and (ii) the per annum rate that would result in a special servicing fee of $5,000 for the related month; and (ii) with respect to National Cooperative Bank, N.A., the greater of 0.25000% and the per annum rate that would result in a special

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servicing fee for the related month of $2,500 (the “Special Servicing Fee Rate”), calculated on the basis of the Stated Principal Balance of the related Mortgage Loan (including any REO Loan) and Companion Loan, as applicable, and in the same manner as interest is calculated on the Specially Serviced Loans, and will be payable monthly, first from Liquidation Proceeds, Insurance and Condemnation Proceeds, and collections in respect of the related REO Property or Specially Serviced Loan and then from general collections on all the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any REO Properties.

Each Non-Serviced Whole Loan will be subject to a similar special servicing fee pursuant to the related Non-Serviced PSA. For further detail, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced AB Whole Loan”.

The “Workout Fee” will generally be payable with respect to each Corrected Loan and will be calculated by application of a “Workout Fee Rate” of 1.00% to each collection (other than penalty charges) of interest and principal (other than any amount for which a Liquidation Fee would be paid) (including scheduled payments, prepayments, balloon payments (other than the balloon payments that are received within 120 days following the related maturity date as a result of a Mortgage Loan or the Serviced Whole Loan being refinanced or otherwise repaid in full if such Mortgage Loan or the Serviced Whole Loan becomes a Specially Serviced Loan only because of an event described in clause (1) of the definition of “Specially Serviced Loan” under the heading “Pooling and Servicing Agreement—Special Servicing Transfer Event”), and payments at maturity) received on the Corrected Loan for so long as it remains a Corrected Loan; provided, however, that after receipt by the applicable special servicer of Workout Fees with respect to such Corrected Loan in an amount equal to $25,000, any Workout Fees in excess of such amount will be reduced by the Excess Modification Fee Amount received by such special servicer; provided, further, however, that in the event the Workout Fee collected over the course of such workout calculated at the Workout Fee Rate is less than $25,000, then such special servicer will be entitled to an amount from the final payment on the related Corrected Loan (including any related Serviced Companion Loan) that would result in the total Workout Fees payable to such special servicer in respect of that Corrected Loan (including any related Serviced Companion Loan) equal to $25,000. The “Excess Modification Fee Amount” with respect to any master servicer or special servicer, any Corrected Loan and any particular modification, waiver, extension or amendment with respect to such Corrected Loan that gives rise to the payment of a Workout Fee, is an amount equal to the aggregate of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related Mortgage Loan (including the related Serviced Companion Loan, if applicable, unless prohibited under the related Intercreditor Agreement) and received and retained by the applicable master servicer or special servicer, as applicable, as compensation within the prior 12 months of such modification, waiver, extension or amendment, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee. The Non-Serviced Whole Loan will be subject to a similar workout fee pursuant to the related Non-Serviced PSA. For further details, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced AB Whole Loan” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

The Workout Fee with respect to any Corrected Loan will cease to be payable if the Corrected Loan again becomes a Specially Serviced Loan but will become payable again if and when the Mortgage Loan (including a Serviced Pari Passu Companion Loan) again becomes a Corrected Loan. The Workout Fee with respect to any Specially Serviced Loan that becomes a Corrected Loan will be reduced by any Excess Modification Fees paid by or

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on behalf of the related borrower with respect to a related Mortgage Loan or REO Loan and received by the applicable special servicer as compensation within the prior 12 months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

If any special servicer is terminated (other than for cause) or resigns, it will retain the right to receive any and all Workout Fees payable with respect to a Mortgage Loan or Serviced Pari Passu Companion Loan that became a Corrected Loan during the period that it acted as special servicer and remained a Corrected Loan at the time of that termination or resignation, except that such Workout Fees will cease to be payable if the Corrected Loan again becomes a Specially Serviced Loan. The successor special servicer will not be entitled to any portion of those Workout Fees. If any special servicer resigns or is terminated (other than for cause), it will receive any Workout Fees payable on Specially Serviced Loans for which the resigning or terminated special servicer had determined to grant a forbearance or cured the event of default through a modification, restructuring or workout negotiated by such special servicer and evidenced by a signed writing, but which had not as of the time such special servicer resigned or was terminated become a Corrected Loan solely because the borrower had not made 3 consecutive timely Periodic Payments and which subsequently becomes a Corrected Loan as a result of the borrower making such 3 consecutive timely Periodic Payments.

A Liquidation Fee will be payable to the applicable special servicer with respect to each (a) Non-Specially Serviced Loan with respect to which it acts as the Enforcing Servicer, (b) Specially Serviced Loan or (c) REO Property (except with respect to any Non-Serviced Mortgage Loan) as to which such special servicer obtains (i) a full, partial or discounted payoff from the related borrower, (ii) any Liquidation Proceeds or Insurance and Condemnation Proceeds (including with respect to the related Companion Loan(s), if applicable) or (iii) any Loss of Value Payment or Purchase Price paid by a Mortgage Loan Seller (except if such Mortgage Loan Seller makes such Loss of Value Payment in connection with a breach or document defect within the 90-day initial cure period or, if applicable, within the subsequent 90-day extended cure period).

A “Liquidation Fee”, with respect to a Mortgage Loan (and each related Serviced Companion Loan) or an REO Property, will be payable from, and will be calculated by application of a “Liquidation Fee Rate” of 1.00% to the related payment or proceeds (or, if such rate would result in an aggregate liquidation fee less than $25,000, then the Liquidation Fee Rate will be equal to the lesser of (i) 3.00% and (ii) such rate as would result in an aggregate liquidation fee equal to $25,000); provided that the Liquidation Fee with respect to any Mortgage Loan will be reduced by the amount of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related Mortgage Loan (including a Serviced Pari Passu Companion Loan) or REO Property and received by the applicable special servicer or the applicable master servicer, as applicable, as compensation within the prior 12 months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based upon, or out of, Liquidation Proceeds or a Loss of Value Payment received in connection with:

(i)                     (A) the repurchase of, or substitution for, any Mortgage Loan or Serviced Pari Passu Companion Loan by a mortgage loan seller for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation within the time period (or extension of such time period, if applicable) provided for such repurchase or substitution if such repurchase or substitution occurs prior to the

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termination of such extended period, or (B) the payment of a Loss of Value Payment in connection with any such breach or document defect if the applicable mortgage loan seller makes such Loss of Value Payment within the 90-day initial cure period or, if applicable, within the subsequent 90-day extended cure period,

(ii)                  the purchase of any Specially Serviced Loan or an REO Property that is subject to mezzanine indebtedness by the holder of the related mezzanine loan, in each case, within 90 days of such holder’s purchase option first becoming exercisable during the period prior to such Mortgage Loan becoming a Corrected Loan,

(iii)               the purchase of all of the Mortgage Loans and REO Properties in connection with any termination of the issuing entity,

(iv)                with respect to a Serviced Pari Passu Companion Loan, (A) a repurchase of such Serviced Pari Passu Companion Loan by the related mortgage loan seller for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation under the pooling and servicing agreement for the securitization trust that owns such Serviced Pari Passu Companion Loan within the time period (or extension of such time period) provided for such repurchase if such repurchase occurs prior to the termination of such extended period provided in such pooling and servicing agreement or (B) a purchase of such Serviced Pari Passu Companion Loan by an applicable party to a pooling and servicing agreement pursuant to a clean-up call or similar liquidation of another securitization entity,

(v)                   the purchase of any Specially Serviced Loan by the applicable special servicer or its affiliate (except if such affiliate purchaser is the Directing Certificateholder or its affiliate; provided, however, that if no Control Termination Event has occurred and is continuing, and such affiliated Directing Certificateholder or its affiliate purchases any Specially Serviced Loan within 90 days after the applicable special servicer delivers to such Directing Certificateholder for approval the initial asset status report with respect to such Specially Serviced Loan, such special servicer will not be entitled to a liquidation fee in connection with such purchase by the Directing Certificateholder or its affiliates), or

(vi)                if a Mortgage Loan or a Serviced Whole Loan becomes a Specially Serviced Loan only because of an event described in clause (1) of the definition of “Specially Serviced Loan” under the heading “Pooling and Servicing Agreement—General” and the related Liquidation Proceeds are received within 120 days following the related maturity date as a result of the related Mortgage Loan or a Serviced Whole Loan being refinanced or otherwise repaid in full.

Notwithstanding the foregoing, in the event that a liquidation fee is not payable due to the application of any of clauses (i) through (vi) above, the applicable special servicer may still collect and retain a liquidation fee and similar fees from the related borrower to the extent provided for in, or not prohibited by, the related Mortgage Loan documents. Each Non-Serviced Whole Loan will be subject to a similar liquidation fee pursuant to the related Non-Serviced PSA. For further detail, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced AB Whole Loan”.

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Each special servicer will also be entitled to additional servicing compensation relating to each Mortgage Loan and Serviced Companion Loan for which it acts as special servicer or performs duties in the form of:

(i)                    100% of Excess Modification Fees related to modifications, waivers, extensions or amendments of any Specially Serviced Loans,

(ii)                 100% of assumption application fees and other similar items received with respect to Specially Serviced Loans and 100% of assumption application fees and other similar items received with respect to Mortgage Loans (other than Non-Serviced Mortgage Loans) and Serviced Companion Loans that are not Specially Serviced Loans to the extent the applicable special servicer is processing the underlying transaction,

(iii)              100% of waiver, loan processing, review, consent and earnout fees on any Specially Serviced Loan or certain other similar fees paid by the related borrower,

(iv)               100% of assumption fees and other related fees as further described in the PSA, received with respect to Specially Serviced Loans,

(v)                   50% of all Excess Modification Fees and assumption, waiver, consent and earnout fees and other similar fees (other than assumption application fees and defeasance fees) received with respect to any Mortgage Loans (other than Non-Serviced Mortgage Loans, but including any related Serviced Pari Passu Companion Loan(s)) that are not Specially Serviced Loans to the extent that the matter involves a Major Decision or a Special Servicer Decision,

(vi)                with respect to the accounts held by such applicable Special Servicer, 100% of charges by such Special Servicer collected for checks returned for insufficient funds,

(vii)            100% of charges for beneficiary statements and demand charges actually paid by the borrowers to the extent such beneficiary statements or demand charges are prepared by such special servicer, and

(viii)         100% of any charges collected for checks intended for deposit in the applicable REO account maintained by the special servicer and returned for insufficient funds.

The applicable special servicer will also be entitled to penalty charges, including late payment charges and default interest paid by the borrowers and accrued while the related Mortgage Loans (including the related Companion Loan, if applicable, and to the extent not prohibited by the related Intercreditor Agreement) were Specially Serviced Loans and that are not needed to pay interest on Advances or certain additional trust fund expenses (including Special Servicing Fees, Liquidation Fees and Workout Fees) with respect to the related Mortgage Loan (including the related Companion Loan, if applicable, to the extent not prohibited by the related Intercreditor Agreement) since the Closing Date. The special servicer also is authorized but not required to invest or direct the investment of funds held in the REO Accounts and any loss of value reserve fund in Permitted Investments, and each special servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the PSA.

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Notwithstanding anything to the contrary, if either the master servicer or the special servicer has partially waived any penalty charge (part of which accrued when the related Mortgage Loan was not a Specially Serviced Loan and part of which accrued when the related Mortgage Loan was a Specially Serviced Loan), any collections in respect of such penalty charge will be shared pro rata by the master servicer and the special servicer based on the respective portions of such penalty charge to which each would otherwise have been entitled.

With respect to any of the preceding fees (other than penalty charges) as to which both the applicable master servicer and the applicable special servicer are entitled to receive a portion thereof (other than a split fee with respect to penalty charges), the applicable master servicer and the applicable special servicer will each have the right in their sole discretion, but not any obligation, to reduce or elect not to charge its respective portion of such fee; provided, that (A) neither the applicable master servicer nor the applicable special servicer will have the right to reduce or elect not to charge the portion of any such fee due to the other and (B) to the extent either the applicable master servicer or the applicable special servicer exercises its right to reduce or elect not to charge its respective portion in any such fee, the party that reduced or elected not to charge its respective portion of such fee will not have any right to share in any part of the other party’s portion of such fee. If the applicable master servicer decides not to charge any fee (other than penalty charges), the applicable special servicer will nevertheless be entitled to charge its portion of the related fee to which the applicable special servicer would have been entitled if the applicable master servicer had charged a fee, and the applicable master servicer will not be entitled to any of such fee charged by the applicable special servicer. Similarly, if the applicable special servicer decides not to charge any fee (other than penalty charges), the applicable master servicer will nevertheless be entitled to charge its portion of the related fee to which the applicable master servicer would have been entitled if the applicable special servicer had charged a fee, and the applicable special servicer will not be entitled to any portion of such fee charged by the applicable master servicer. For the avoidance of doubt, the Special Servicer may, in connection with a workout or other modification of a Mortgage Loan and without the consent of the Master Servicer, waive any or all related Penalty Charges, regardless of who is entitled to receive such payments as compensation; provided that any collections in respect of such penalty charges will be shared pro rata in accordance with the PSA.

Each Non-Serviced Mortgage Loan is serviced under the related Non-Serviced PSA (including on those occasions under such Non-Serviced PSA when the servicing of such Non-Serviced Mortgage Loan has been transferred from the related Non-Serviced Master Servicer to the related Non-Serviced Special Servicer). Accordingly, in its capacity as a special servicer under the PSA, no special servicer will be entitled to receive any special servicing compensation for any Non-Serviced Mortgage Loan. Only the related Non-Serviced Special Servicer will be entitled to special servicing compensation on any such Non-Serviced Mortgage Loan and only the related Non-Serviced Special Servicer will be entitled to special servicing compensation on any related Non-Serviced Whole Loan.

Disclosable Special Servicer Fees

The PSA will provide that each special servicer and its affiliates will be prohibited from receiving or retaining any Disclosable Special Servicer Fees in connection with the disposition, workout or foreclosure of any Mortgage Loan and Serviced Pari Passu Companion Loan, the management or disposition of any REO Property, or the performance of any other special servicing duties under the PSA. The PSA will also provide that, with respect to each Distribution Date, each special servicer must deliver or cause to be

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delivered to the applicable master servicer within two (2) business days following the Determination Date, and such master servicer must deliver, to the extent it has received, to the certificate administrator, without charge and on the P&I Advance Date, an electronic report which discloses and contains an itemized listing of any Disclosable Special Servicer Fees received by such special servicer or any of its affiliates with respect to such Distribution Date, provided that no such report will be due in any month during which no Disclosable Special Servicer Fees were received.

“Disclosable Special Servicer Fees” means, with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) and related Serviced Pari Passu Companion Loan (including any related REO Property), any compensation and other remuneration (including, without limitation, in the form of commissions, brokerage fees, rebates, or as a result of any other fee-sharing arrangement) received or retained by a special servicer or any of its affiliates that is paid by any person (including, without limitation, the issuing entity, any mortgagor, any manager, any guarantor or indemnitor in respect of such Mortgage Loan or Serviced Pari Passu Companion Loan and any purchaser of such Mortgage Loan or Serviced Pari Passu Companion Loan or REO Property) in connection with the disposition, workout or foreclosure of any Mortgage Loan or related Serviced Companion Loan, the management or disposition of any REO Property, and the performance by such special servicer or any such affiliate of any other special servicing duties under the PSA, other than (1) any Permitted Special Servicer/Affiliate Fees and (2) any compensation to which such special servicer is entitled pursuant to the PSA or any Non-Serviced PSA.

“Permitted Special Servicer/Affiliate Fees” means any commercially reasonable treasury management fees, property condition report fees, banking fees, title insurance (or title agency) and/or other fees, insurance commissions or fees and appraisal review fees received or retained by the special servicer or any of its affiliates in connection with any services performed by such party with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) and Serviced Pari Passu Companion Loan (including any related REO Property) in accordance with the PSA.

Each special servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the PSA. A special servicer will not be entitled to reimbursement for any expenses incurred by it except as expressly provided in the PSA. See “Description of the Certificates—Distributions—Method, Timing and Amount”.

Certificate Administrator and Trustee Compensation

As compensation for the performance of its routine duties, the trustee and the certificate administrator will be paid a fee (collectively, the “Certificate Administrator/Trustee Fee”); provided that the Certificate Administrator/Trustee Fee includes the trustee fee, and the certificate administrator will pay the trustee fee to the trustee. The Certificate Administrator/Trustee Fee will be payable monthly from amounts received in respect of the Mortgage Loans and will be equal to the product of a rate equal to 0.00936% (0.936 basis points) per annum (the “Certificate Administrator/Trustee Fee Rate”) and the Stated Principal Balance of the Mortgage Loans and any REO Loans and will be calculated in the same manner as interest is calculated on such Mortgage Loans or REO Loans.

Operating Advisor Compensation

The operating advisor will be paid a fee of $10,000 on the Closing Date (the “Operating Advisor Upfront Fee”). An additional fee of the operating advisor (the “Operating Advisor Fee”) will be payable monthly from amounts received in respect of each Mortgage Loan

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(including each Non-Serviced Mortgage Loan, but not any Companion Loan) and REO Loan, and will accrue at a rate (the “Operating Advisor Fee Rate”) payable on the Stated Principal Balance of such Mortgage Loans and any REO Loans and will be calculated in the same manner as interest is calculated on such Mortgage Loans and REO Loans. The Operating Advisor Fee Rate will be equal to 0.00112% (0.112 basis points) per annum with respect to each Mortgage Loan.

An “Operating Advisor Consulting Fee” will be payable to the operating advisor with respect to each Major Decision on which the operating advisor has consultation obligations and performed its duties with respect to that Major Decision. The Operating Advisor Consulting Fee will be a fee for each such Major Decision equal to $10,000 (or such lesser amount as the related borrower actually pays) with respect to any Serviced Mortgage Loan; provided that the operating advisor may in its sole discretion reduce the Operating Advisor Consulting Fee with respect to any Major Decision.

Each of the Operating Advisor Fee and the Operating Advisor Consulting Fee will be payable from funds on deposit in each applicable Collection Account out of amounts otherwise available to make distributions on the certificates as described above in “—Withdrawals from Each Applicable Collection Account”, but with respect to the Operating Advisor Consulting Fee, only as and to the extent that such fee is actually received from the related borrower (other than as described above). If the operating advisor has consultation rights with respect to a Major Decision, the PSA will require the applicable master servicer or special servicer, as applicable, to use commercially reasonable efforts consistent with the Servicing Standard to collect the applicable Operating Advisor Consulting Fee from the related borrower in connection with such Major Decision only to the extent not prohibited by the related Mortgage Loan documents, and in no event will it take any enforcement action with respect to the collection of such Operating Advisor Consulting Fee other than requests for collection. The applicable master servicer or special servicer, as applicable, will each be permitted to waive or reduce the amount of any such Operating Advisor Consulting Fee payable by the related borrower if it determines that such full or partial waiver is in accordance with the Servicing Standard; provided that such master servicer or special servicer, as applicable, will be required to consult, on a non-binding basis, with the operating advisor prior to any such waiver or reduction.

In addition to the Operating Advisor Fee and the Operating Advisor Consulting Fee, the operating advisor will be entitled to reimbursement of Operating Advisor Expenses in accordance with the terms of the PSA. “Operating Advisor Expenses” for each Distribution Date will equal any unreimbursed indemnification amounts or additional trust fund expenses payable to the operating advisor pursuant to the PSA (other than the Operating Advisor Fee and the Operating Advisor Consulting Fee).

Asset Representations Reviewer Compensation

The asset representations reviewer will be paid a fee of $5,000 (the “Asset Representations Reviewer Upfront Fee”) on the Closing Date. As compensation for the performance of its routine duties, the asset representations reviewer will be paid a fee (the “Asset Representations Reviewer Fee”). The Asset Representations Reviewer Fee will be payable monthly from amounts received in respect of each Mortgage Loan (including each Non-Serviced Mortgage Loan, but excluding any Companion Loan) and REO Loan, and will be equal to the product of a rate equal to 0.00030% (0.030 basis points) per annum (the “Asset Representations Reviewer Fee Rate”) and the Stated Principal Balance of each such Mortgage Loan, Non-Serviced Mortgage Loan and REO Loan, and will be calculated in the same manner as interest is calculated on such Mortgage Loans.

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In connection with each Asset Review with respect to each Delinquent Loan (a “Subject Loan”), the asset representations reviewer will be required to be paid a fee equal to (a) with respect to each Subject Loan (other than any Subject Loan identified on Annex A-1 as being secured by a residential cooperative property and sold to the depositor by National Cooperative Bank, N.A.) (i) $15,000, plus $1,000 per additional Mortgaged Property with respect to a Delinquent Loan with a Cut-off Date Balance less than $20,000,000, (ii) $20,000 plus $1,000 per additional Mortgaged Property with respect to a Delinquent Loan with a Cut-off Date Balance greater than or equal to $20,000,000, but less than $40,000,000 or (iii) $25,000 plus $1,000 per additional Mortgaged Property with respect to a Delinquent Loan with a Cut-off Date Balance greater than or equal to $40,000,000 and (b) with respect to each Subject Loan identified on Annex A-1 as being secured by a residential cooperative property and sold to the depositor by National Cooperative Bank, N.A., $10,000 (any such fee, the “Asset Representations Reviewer Asset Review Fee”).

The Asset Representations Reviewer Fee will be payable from funds on deposit in each applicable Collection Account out of amounts otherwise available to make distributions on the certificates as described above in “—Withdrawals from Each Applicable Collection Account”. The Asset Representations Reviewer Asset Review Fee with respect to each Delinquent Loan will be required to be paid by the related mortgage loan seller; provided, however, that if the related mortgage loan seller is insolvent or fails to pay such amount within 90 days of written invoice therefor by the asset representations reviewer, such fee will be paid by the trust following delivery by the asset representations reviewer of evidence reasonably satisfactory to the applicable master servicer of such insolvency or failure to pay such amount (which evidence may be an officer’s certificate of the asset representations reviewer); provided, further, that notwithstanding any payment of such fee by the issuing entity to the asset representations reviewer, such fee will remain an obligation of the related mortgage loan seller and the Enforcing Servicer will be required to pursue remedies against such mortgage loan seller to recover any such amounts to the extent paid by the issuing entity. The Asset Representations Reviewer Asset Review Fee with respect to a Delinquent Loan is required to be included in the Purchase Price for any Mortgage Loan that was the subject of a completed Asset Review and that is repurchased by the related mortgage loan seller, and such portion of the Purchase Price received will be used to reimburse the trust for any such fees paid to the asset representations reviewer pursuant to the terms of the PSA.

CREFC® Intellectual Property Royalty License Fee

A CREFC® Intellectual Property Royalty License Fee will be paid to CREFC® on a monthly basis.

“CREFC® Intellectual Property Royalty License Fee” with respect to each Mortgage Loan and REO Loan (other than the portion of an REO Loan related to any Serviced Pari Passu Companion Loan) and for any Distribution Date is the amount accrued during the related Interest Accrual Period at the CREFC® Intellectual Property Royalty License Fee Rate on the Stated Principal Balance of such Mortgage Loan and REO Loan as of the close of business on the Distribution Date in such Interest Accrual Period; provided that such amounts will be computed for the same period and on the same interest accrual basis respecting which any related interest payment due or deemed due on the related Mortgage Loan and REO Loan is computed and will be prorated for partial periods. The CREFC® Intellectual Property Royalty License Fee is a fee payable to CREFC® for a license to use the CREFC® Investor Reporting Package in connection with the servicing and administration, including delivery of periodic reports to the Certificateholders, of the issuing entity pursuant to the PSA. No CREFC® Intellectual Property Royalty License Fee will be paid on any Companion Loan.

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“CREFC® Intellectual Property Royalty License Fee Rate” with respect to each Mortgage Loan is a rate equal to 0.00050% per annum.

Appraisal Reduction Amounts

After an Appraisal Reduction Event has occurred with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or a Serviced Whole Loan, an Appraisal Reduction Amount and an Allocated Appraisal Reduction Amount are required to be calculated. An “Appraisal Reduction Event” will occur on the earliest of:

(1)      120 days after an uncured delinquency (without regard to the application of any grace period), other than any uncured delinquency in respect of a balloon payment, occurs in respect of the Mortgage Loan or a related Companion Loan, as applicable;

(2)      the date on which a reduction in the amount of Periodic Payments on the Mortgage Loan or Companion Loan, as applicable, or a change in any other material economic term of the Mortgage Loan or Companion Loan, as applicable (other than an extension of its maturity), becomes effective as a result of a modification of the related Mortgage Loan or Companion Loan, as applicable, by any special servicer;

(3)      30 days after the date on which a receiver has been appointed for the Mortgaged Property;

(4)      30 days after the date on which a borrower or the tenant at a single tenant property declares bankruptcy (and the bankruptcy petition is not otherwise dismissed within such time);

(5)      60 days after the date on which an involuntary petition of bankruptcy is filed with respect to the borrower if not dismissed within such time;

(6)      90 days after an uncured delinquency occurs in respect of a balloon payment with respect to such Mortgage Loan or Companion Loan, except where a refinancing or sale is anticipated within 120 days after the maturity date of the Mortgage Loan and related Companion Loan in which case 120 days after such uncured delinquency; and

(7)      immediately after a Mortgage Loan or related Companion Loan becomes an REO Loan;

provided, however, that the 30-day period referenced in clauses (3) and (4) above will not apply if the related Mortgage Loan is a Specially Serviced Loan.

No Appraisal Reduction Event may occur at any time when the Certificate Balances of all classes of Subordinate Certificates have been reduced to zero.

The “Appraisal Reduction Amount” for any Distribution Date and for any Mortgage Loan (other than any Non-Serviced Mortgage Loan), Serviced Companion Loan or any Serviced Whole Loan as to which any Appraisal Reduction Event has occurred, will be an amount, calculated by the applicable special servicer (and, prior to the occurrence and continuance of a Consultation Termination Event, in consultation with the Directing Certificateholder (except in the case of an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class) and, after the occurrence and during the continuance of a Control Termination Event, in consultation with the Directing Certificateholder (except with respect to an Excluded Loan) and the operating advisor and,

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after the occurrence and during the continuance of a Consultation Termination Event, in consultation with the operating advisor), as of the first Determination Date that is at least 10 business days following the date the applicable special servicer receives an appraisal (together with information requested by the applicable special servicer from the applicable master servicer in accordance with the PSA that is in possession of the applicable master servicer and reasonably necessary to calculate the Appraisal Reduction Amount) or conducts a valuation described below equal to the excess of:

(a)    the Stated Principal Balance of that Mortgage Loan or the Stated Principal Balance of the applicable Serviced Whole Loan, as the case may be, over

(b)    the excess of

1.    the sum of

a)    90% of the appraised value of the related Mortgaged Property as determined (A) by one or more MAI appraisals obtained by the applicable special servicer with respect to that Mortgage Loan (together with any other Mortgage Loan cross-collateralized with such Mortgage Loan) or Serviced Whole Loan with an outstanding principal balance equal to or in excess of $2,000,000 (the costs of which will be paid by the applicable master servicer as an Advance), or (B) by an internal valuation performed by the applicable special servicer (or at the applicable special servicer’s election, by one or more MAI appraisals obtained by such special servicer) with respect to any Mortgage Loan (together with any other Mortgage Loan cross-collateralized with such Mortgage Loan) or Serviced Whole Loan with an outstanding principal balance less than $2,000,000, minus with respect to any MAI appraisals such downward adjustments as such special servicer may make (without implying any obligation to do so) based upon its review of the appraisals and any other information it deems relevant; in the case of a residential cooperative property, such appraised value will be determined (i) except as provided in clause (ii) below, in the case of each Mortgaged Property, assuming such Mortgaged Property is operated as a residential cooperative with such value, in general, to equal the sum of (x) the gross share value of all cooperative units in such residential cooperative property (generally applying a discount for sponsor or investor held units that are rent regulated, rent stabilized or rent controlled units, and in certain instances, for market rate units as and if deemed appropriate by the appraiser), based in part on various comparable sales of cooperative apartment units in the market, plus (y) the amount of the underlying debt encumbering such residential cooperative property and (ii) if the applicable special servicer determines, in accordance with the Servicing Standard, that there is no reasonable expectation that the related Mortgaged Property will be operated as a residential cooperative following any work-out or liquidation of the related Mortgage Loan, assuming such Mortgaged Property is operated as a multifamily rental property; and

b)    all escrows, letters of credit and reserves in respect of that Mortgage Loan or Serviced Whole Loan as of the date of calculation; over

2.    the sum as of the Payment Due Date occurring in the month of the date of determination of

a)    to the extent not previously advanced by the applicable master servicer or the trustee, all unpaid interest due on that Mortgage Loan or Serviced Whole Loan at a per annum rate equal to the Interest Rate,

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b)    all P&I Advances on the related Mortgage Loan and all Servicing Advances on the related Mortgage Loan or Serviced Whole Loan not reimbursed from the proceeds of such Mortgage Loan or Serviced Whole Loan and interest on those Advances at the Reimbursement Rate in respect of that Mortgage Loan or Serviced Whole Loan, and

c)    all currently due and unpaid real estate taxes and assessments, insurance premiums and ground rents, unpaid Special Servicing Fees and all other amounts due and unpaid (including any capitalized interest whether or not then due and payable) with respect to such Mortgage Loan or Serviced Whole Loan (which taxes, premiums, ground rents and other amounts have not been the subject of an Advance by the applicable master servicer, the applicable special servicer or the trustee, as applicable).

Each Serviced Whole Loan will be treated as a single mortgage loan for purposes of calculating an Appraisal Reduction Amount with respect to the Mortgage Loan and Companion Loans, as applicable, that comprise such Serviced Whole Loan. Any Appraisal Reduction Amount that would impact any Serviced Mortgage Loan will be allocated pro rata, between the related Serviced Pari Passu Mortgage Loan and the related Serviced Pari Passu Companion Loans based upon their respective outstanding principal balances.

The “Allocated Appraisal Reduction Amount” means, with respect to any Appraisal Reduction Amount, the Non-Vertically Retained Percentage of such Appraisal Reduction Amount.

The “Allocated Cumulative Appraisal Reduction Amount” means, with respect to any Cumulative Appraisal Reduction Amount, the Non-Vertically Retained Percentage of such Cumulative Appraisal Reduction Amount.

The “Allocated Collateral Deficiency Amount” means, with respect to any Collateral Deficiency Amount, the Non-Vertically Retained Percentage of such Collateral Deficiency Amount.

The applicable special servicer will be required to use reasonable efforts to order an appraisal or conduct a valuation promptly upon the occurrence of an Appraisal Reduction Event (other than with respect to a Non-Serviced Whole Loan). On the first Determination Date occurring on or after the tenth business day following the receipt of the MAI appraisal or the completion of the valuation, the applicable special servicer will be required to calculate and report to the applicable master servicer, the trustee, the certificate administrator, the operating advisor and, prior to the occurrence and continuance of any Consultation Termination Event, the Directing Certificateholder, the Appraisal Reduction Amount, taking into account the results of such appraisal or valuation and information reasonably requested by such special servicer from the applicable master servicer that is in the possession of the master servicer and reasonably necessary to calculate the Appraisal Reduction Amount.

Following the applicable master servicer’s receipt from the applicable special servicer of the calculation of the Appraisal Reduction Amounts, such master servicer will be required to provide such information to the certificate administrator in the form of the CREFC® loan periodic update file, and the certificate administrator will calculate the Allocated Appraisal Reduction Amount and the Allocated Cumulative Appraisal Reduction Amount.

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Each such report will also be forwarded by the applicable master servicer (or the applicable special servicer if the related Mortgage Loan is a Specially Serviced Loan), to the extent the related Serviced Pari Passu Companion Loan has been included in a securitization transaction, to the master servicer of such securitization into which the related Serviced Pari Passu Companion Loan has been sold, or to the holder of any related Serviced Pari Passu Companion Loan by the master servicer (or the special servicer if the related Mortgage Loan is a Specially Serviced Loan).

In the event that the applicable special servicer has not received any required MAI appraisal within 60 days after the Appraisal Reduction Event, the Appraisal Reduction Amount will be deemed to be an amount equal to 25% of the current Stated Principal Balance of the related Mortgage Loan (or Serviced Whole Loan) until an MAI appraisal or valuation is received (together with information requested by the applicable special servicer from the applicable master servicer in accordance with the PSA) or performed by such special servicer and the Appraisal Reduction Amount is calculated by such special servicer as of the first Determination Date that is at least 10 business days after the later of (a) the applicable special servicer’s receipt of such MAI appraisal or the completion of the valuation and receipt of information from the applicable master servicer in the applicable master servicer’s possession reasonably necessary to calculate the Appraisal Reduction Amount and (b) the occurrence of such Appraisal Reduction Event. The applicable master servicer will provide (via electronic delivery) the applicable special servicer with any information in its possession that is reasonably required to determine, redetermine, calculate or recalculate any Appraisal Reduction Amount pursuant to its definition using reasonable efforts to deliver such information within four business days of such special servicer’s reasonable request; provided, however, that the applicable special servicer’s failure to timely make such a request will not relieve the applicable master servicer of its obligation to use reasonable efforts to provide such information to such special servicer within 4 business days following such special servicer’s reasonable request. No master servicer will calculate Appraisal Reduction Amounts.

With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any Serviced Whole Loan as to which an Appraisal Reduction Event has occurred (unless the Mortgage Loan or Serviced Whole Loan has remained current for 3 consecutive Periodic Payments, and with respect to which no other Appraisal Reduction Event has occurred with respect to that Mortgage Loan or Serviced Whole Loan during the preceding 3 months (for such purposes taking into account any amendment or modification of such Mortgage Loan or Serviced Whole Loan)), the applicable special servicer is required (i) within 30 days of each anniversary of the related Appraisal Reduction Event and (ii) upon its determination that the value of the related Mortgaged Property has materially changed, to notify the applicable master servicer of the occurrence of such anniversary or determination and to order an appraisal (which may be an update of a prior appraisal), the cost of which will be paid by such master servicer as a Servicing Advance (or to the extent it would be a Nonrecoverable Advance, an expense of the issuing entity paid out of each applicable Collection Account), or to conduct an internal valuation, as applicable. Based upon the appraisal or valuation and receipt of information reasonably requested by the applicable special servicer from the applicable master servicer that is in the possession of the applicable master servicer and reasonably necessary to calculate the Appraisal Reduction Amount, such special servicer is required to determine or redetermine, as applicable, and report to such master servicer, the trustee, the certificate administrator, the operating advisor and, prior to the occurrence and continuance of a Consultation Termination Event and other than with respect to any Mortgage Loan that is an Excluded Loan with respect to the Directing Certificateholder, to the Directing Certificateholder, the amount and calculation or recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, with respect to the

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Mortgage Loan or Serviced Whole Loan, as applicable. Such report will also be forwarded, to the extent any related Serviced Companion Loan has been included in a securitization transaction, to the applicable master servicer of such securitization transaction, or to the holder of any related Serviced Companion Loan, by the applicable master servicer (or the applicable special servicer if the related Mortgage Loan is a Specially Serviced Loan). Prior to the occurrence and continuance of a Consultation Termination Event (and unless the related Mortgage Loan is an Excluded Loan with respect to the Directing Certificateholder), the applicable special servicer will consult with the Directing Certificateholder with respect to any appraisal, valuation or downward adjustment in connection with an Appraisal Reduction Amount. Notwithstanding the foregoing, the applicable special servicer will not be required to obtain an appraisal or valuation with respect to a Mortgage Loan or Serviced Whole Loan that is the subject of an Appraisal Reduction Event to the extent such special servicer has obtained an appraisal or valuation with respect to the related Mortgaged Property within the 12-month period prior to the occurrence of the Appraisal Reduction Event. Instead, the applicable special servicer may use the prior appraisal or valuation in calculating any Appraisal Reduction Amount with respect to the Mortgage Loan or Serviced Whole Loan, provided that such special servicer has no knowledge of any material change to the Mortgaged Property that has occurred that would affect the validity of the appraisal or valuation.

Each Non-Serviced Mortgage Loan is subject to provisions in the related Non-Serviced PSA relating to appraisal reductions that are similar, but not necessarily identical, to the provisions described above. The existence of an appraisal reduction under a Non-Serviced PSA in respect of the related Non-Serviced Mortgage Loan will proportionately reduce the applicable master servicer’s or the trustee’s, as the case may be, obligation to make P&I Advances on the related Non-Serviced Mortgage Loan and will generally have the effect of reducing the amount otherwise available for distributions to the Certificateholders. Pursuant to such Non-Serviced PSA, the related Non-Serviced Mortgage Loan will be treated, together with each related Non-Serviced Companion Loan, as a single mortgage loan for purposes of calculating an appraisal reduction amount with respect to the loans that comprise a Non-Serviced Whole Loan. Any appraisal reduction calculated with respect to a Non-Serviced Whole Loan will generally be allocated first, to any related Subordinate Companion Loan(s) and then, to the related Non-Serviced Mortgage Loan and the related Non-Serviced Pari Passu Companion Loan(s) on a pro rata basis based upon their respective Stated Principal Balances. Any appraisal reduction amount determined under such Non-Serviced PSA and allocable to such Non-Serviced Mortgage Loan pursuant to the related intercreditor agreement will constitute an “Appraisal Reduction Amount” under the terms of the PSA with respect to the Non-Serviced Mortgage Loan.

If any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or any Serviced Whole Loan previously subject to an Appraisal Reduction Amount becomes a Corrected Loan, and no other Appraisal Reduction Event has occurred and is continuing with respect to such Mortgage Loan or Serviced Whole Loan, the Appraisal Reduction Amount and the related Appraisal Reduction Event will cease to exist.

As a result of calculating one or more Appraisal Reduction Amounts (and, in the case of any Whole Loan, to the extent allocated in the related Mortgage Loan), the amount of any required P&I Advance will be reduced, which will have the effect of reducing the allocable amount of interest available to the most subordinate class of certificates then-outstanding (i.e., first, to the Class G-RR certificates, second, to the Class F-RR certificates, third, to the Class E-RR certificates, fourth, to the Class D certificates, fifth, pro rata based on their respective interest entitlements, to the Class C, sixth, pro rata based on their respective interest entitlements, to the Class B, seventh, pro rata based on their respective interest

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entitlements, to the Class A-S, and finally, pro rata based on their respective interest entitlements, to the Senior Certificates). See “—Advances” in this prospectus. The resulting reduction of interest entitlements will also result in a corresponding reduction in any amount of the interest entitlement of the RR Interest.

Appraisal Reduction Amounts and Cumulative Appraisal Reduction Amounts allocated to a related Mortgage Loan will be allocated between the RR Interest on the one hand and the Non-Retained Certificates (other than the Class R certificates), on the other hand, based on the Vertically Retained Percentage and the Non-Vertically Retained Percentage, respectively.

As of the first Determination Date following a Mortgage Loan (other than a Non-Serviced Mortgage Loan) becoming an AB Modified Loan, the applicable special servicer will be required to calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, taking into account the most recent appraisal obtained by the applicable special servicer with respect to such Mortgage Loan, and all other information in its possession relevant to a Collateral Deficiency Amount determination. The master servicer will be required to provide (via electronic delivery) the special servicer with any information in its possession that is reasonably required to determine, redetermine, calculate or recalculate any Collateral Deficiency Amount for any Serviced Mortgage Loan and any Serviced Companion Loan using reasonable efforts to deliver such information within 4 business days of the special servicer’s reasonable request. Upon obtaining knowledge or receipt of notice by the applicable master servicer that a Non-Serviced Mortgage Loan has become an AB Modified Loan, the applicable master servicer will be required to (i) promptly request from the related Non-Serviced Master Servicer, Non-Serviced Special Servicer and Non-Serviced Trustee the most recent appraisal with respect to such AB Modified Loan, in addition to all other information reasonably required by the applicable master servicer to calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, and (ii) as of the first Determination Date following receipt by the applicable master servicer of the appraisal and any other information set forth in the immediately preceding clause (i) that such master servicer reasonably expects to receive, calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, taking into account the most recent appraisal obtained by the Non-Serviced Special Servicer with respect to such Non-Serviced Mortgage Loan, and all other information in its possession relevant to a Collateral Deficiency Amount determination. Upon obtaining actual knowledge or receipt of notice by any other party to the PSA that a Non-Serviced Mortgage Loan has become an AB Modified Loan, such party will be required to promptly notify the applicable master servicer thereof. None of the applicable master servicer (with respect to Mortgage Loans other than Non-Serviced Mortgage Loans), the applicable special servicer (with regard to Non-Serviced Mortgage Loans), the trustee, the operating advisor or the certificate administrator will calculate or verify any Collateral Deficiency Amount.

A “Cumulative Appraisal Reduction Amount” as of any date of determination, is equal to the sum of (i) all Appraisal Reduction Amounts then in effect, and (ii) with respect to any AB Modified Loan, any Collateral Deficiency Amount then in effect. The applicable master servicer and the certificate administrator will be entitled to conclusively rely on the applicable special servicer’s calculation or determination of any Cumulative Appraisal Reduction Amount with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan). With respect to a Non-Serviced Mortgage Loan, the applicable special servicer, the applicable master servicer and the certificate administrator will be entitled to conclusively rely on the calculation or determination of any Appraisal Reduction Amount or Collateral Deficiency Amount with respect to such Mortgage Loan performed by the applicable servicer responsible therefore pursuant to the related Non-Serviced PSA.

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“AB Modified Loan” means any Corrected Loan (1) that became a Corrected Loan (which includes for purposes of this definition any Non-Serviced Mortgage Loan that became a “corrected loan” (or any term substantially similar thereto) pursuant to the related Non-Serviced PSA) due to a modification thereto that resulted in the creation of an A/B note structure (or similar structure) and as to which the new junior note(s) did not previously exist or the principal amount of the new junior note(s) was previously part of either an A note held by the issuing entity or the original unmodified Mortgage Loan and (2) as to which an Appraisal Reduction Amount is not in effect.

“Collateral Deficiency Amount” means, with respect to any AB Modified Loan as of any date of determination, the excess of (i) the Stated Principal Balance of such AB Modified Loan (taking into account the related junior note(s) and any pari passu notes included therein), over (ii) the sum of (in the case of a Whole Loan, solely to the extent allocable to the subject Mortgage Loan) (x) the most recent appraised value for the related Mortgaged Property or Mortgaged Properties, plus (y) solely to the extent not reflected or taken into account in such appraised value (or in the calculation of any related Appraisal Reduction Amount) and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the Mortgage Loan became (and as part of the modification related thereto) such AB Modified Loan for the benefit of the related Mortgaged Property or Mortgaged Properties (provided that in the case of an Non-Serviced Mortgage Loan, the amounts set forth in this clause (y) will be taken into account solely to the extent relevant information is received by the applicable master servicer), plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y) and solely to the extent not reflected or taken into account in the calculation of any related Appraisal Reduction Amount) held by the lender in respect of such AB Modified Loan as of the date of such determination, which such excess, for the avoidance of doubt, will be determined separately from and exclude any related Appraisal Reduction Amounts. The applicable master servicer (other than with respect to Non-Serviced Mortgage Loans), the operating advisor and the certificate administrator will be entitled to conclusively rely on the applicable special servicer’s calculation or determination of any Collateral Deficiency Amount with respect to any Serviced Mortgage Loan. The operating advisor, the certificate administrator and the applicable special servicer will be entitled to conclusively rely on the applicable master servicer’s calculation of any Collateral Deficiency Amount with respect to a Non-Serviced Mortgage Loan.

For purposes of (x) determining the Controlling Class and the occurrence and continuance of a Control Termination Event or an Operating Advisor Consultation Event, and (y) determining the Voting Rights of the related Classes for purposes of removal of the special servicer or the operating advisor, Allocated Appraisal Reduction Amounts and Allocated Collateral Deficiency Amounts allocated to a related Mortgage Loan will be allocated to each class of Principal Balance Certificates (other than the RR Interest) in reverse sequential order to notionally reduce their Certificate Balances until the Certificate Balances of each such class is notionally reduced to zero (i.e., first, to the Class G-RR certificates, second, to the Class F-RR certificates, third, to the Class E-RR certificates, fourth, to the Class D certificates, fifth, to the Class C certificates, sixth, to the Class B certificates, seventh, to the Class A-S certificates, and finally, pro rata based on their respective Certificate Balances, to the Senior Certificates (other than the Class X-A and Class X-B Certificates)).

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In addition, for purposes of determining the Controlling Class and the occurrence and continuance of a Control Termination Event, Allocated Collateral Deficiency Amounts allocated to a related AB Modified Loan will be allocated to each class of Control Eligible Certificates in reverse sequential order to notionally reduce the Certificate Balance thereof until the related Certificate Balance of each such class is reduced to zero (i.e., first, to the Class G-RR certificates and second, to the Class F-RR certificates). For the avoidance of doubt, for purposes of determining the Controlling Class and the occurrence of a Control Termination Event, any Class of Control Eligible Certificates will be allocated both applicable Appraisal Reduction Amounts and applicable Collateral Deficiency Amounts (the sum of which will constitute the applicable “Cumulative Appraisal Reduction Amount”) but only to the extent of the Allocated Appraisal Reduction Amounts and the Allocated Collateral Deficiency Amounts, as described in this paragraph.

With respect to any Appraisal Reduction Amount or Collateral Deficiency Amount calculated for purposes of determining the Controlling Class and the occurrence and continuance of a Control Termination Event or an Operating Advisor Consultation Event, the appraised value of the related Mortgaged Property will be determined on an “as-is” basis. The applicable special servicer (in the case of a Serviced Mortgage Loan) or the applicable master servicer (in the case of a Non-Serviced Mortgage Loan) will be required to promptly notify the applicable master servicer or the applicable special servicer, as the case may be, and the applicable master servicer will be required to notify the certificate administrator of (i) any Appraisal Reduction Amount, (ii) any Collateral Deficiency Amount, and (iii) any resulting Allocated Cumulative Appraisal Reduction Amount, and the certificate administrator will be required to promptly post notice of such Appraisal Reduction Amount, Collateral Deficiency Amount and/or Allocated Cumulative Appraisal Reduction Amount, as applicable, to the certificate administrator’s website.

Any class of Control Eligible Certificates, the Certificate Balance of which (taking into account the application of any Appraisal Reduction Amounts or Collateral Deficiency Amounts to notionally reduce the Certificate Balance of such class) has been reduced to less than 25% of its initial Certificate Balance, is referred to as an “Appraised-Out Class”. Any Appraised-Out Class will no longer be the Controlling Class; provided, however, that if at any time, the Certificate Balances of the certificates other than the Control Eligible Certificates and the RR Interest have been reduced to zero as a result of principal payments on the Mortgage Loans, then the Controlling Class will be the most subordinate class of Control Eligible Certificates that has a Certificate Balance greater than zero without regard to any Appraisal Reduction Amounts. The holders of the majority (by Certificate Balance) of an Appraised-Out Class will have the right, at their sole expense, to require the applicable special servicer to order (or, with respect to a Non-Serviced Mortgage Loan, require the applicable master servicer to request from the applicable Non-Serviced Special Servicer) a second appraisal of any Mortgage Loan (or Serviced Whole Loan) for which an Appraisal Reduction Event has occurred or as to which there exists a Collateral Deficiency Amount (such holders, the “Requesting Holders”). The applicable special servicer will use its reasonable best efforts to ensure that such appraisal is delivered within 30 days from receipt of the Requesting Holders’ written request and will ensure that such appraisal is prepared on an “as-is” basis by an MAI appraiser. With respect to any such Non-Serviced Mortgage Loan, the applicable master servicer will be required to use commercially reasonable efforts to obtain such second appraisal from the applicable Non-Serviced Special Servicer and to forward such second appraisal to the applicable special servicer. Upon receipt of such supplemental appraisal, the applicable master servicer (for Collateral Deficiency Amounts on Non-Serviced Mortgage Loans), the non-serviced special servicer (for Appraisal Reduction Amounts on Non-Serviced Mortgage Loans to the extent provided for in the applicable Non-Serviced PSA and applicable Intercreditor Agreement) and the

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applicable special servicer (for any Mortgage Loan (other than a Non-Serviced Mortgage Loan)) will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such supplemental appraisal, any recalculation of the applicable Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, is warranted and, if so warranted, such person will recalculate such Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, based upon such supplemental appraisal and (for any Mortgage Loan (other than a Non-Serviced Mortgage Loan)) receipt of information that is in the possession of the applicable master servicer and reasonably requested by the applicable special servicer from the applicable master servicer as described above. If required by any such recalculation, the applicable Appraised-Out Class will be reinstated as the Controlling Class and each other Appraised-Out Class will, if applicable, have its related Certificate Balance notionally restored to the extent required by such recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount, if applicable.

In addition, the Requesting Holders of any Appraised-Out Class will have the right to challenge the Collateral Deficiency Amount and to require the applicable special servicer to order an additional appraisal of any Mortgage Loan (other than a Non-Serviced Mortgage Loan) as to which there exists a Collateral Deficiency Amount if an event has occurred at, or with respect to, the related Mortgaged Property or Mortgaged Properties that would have a material effect on its or their appraised value, and such special servicer is required to use reasonable efforts to obtain an appraisal from an MAI appraiser reasonably acceptable to such special servicer within 30 days from receipt of the Requesting Holders’ written request.

Any Appraised-Out Class may not exercise any direction, control, consent and/or similar rights of the Controlling Class until such time, if any, as such class is reinstated as the Controlling Class; the rights of the Controlling Class will be exercised by the next most senior class of Control Eligible Certificates that is not an Appraised-Out Class, if any, during such period.

With respect to each Non-Serviced Mortgage Loan, the related Non-Serviced Directing Certificateholder will be subject to provisions similar to those described above. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced AB Whole Loan” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Maintenance of Insurance

To the extent permitted by the related Mortgage Loan and required by the Servicing Standard, the applicable master servicer (with respect to the Mortgage Loans and any related Serviced Pari Passu Companion Loan, but excluding any Non-Serviced Mortgage Loan) will be required to use efforts consistent with the Servicing Standard to cause each borrower to maintain, and the applicable special servicer (with respect to REO Properties other than a Mortgaged Property securing a Non-Serviced Whole Loan and subject to the conditions set forth in the following sentence) will maintain, for the related Mortgaged Property all insurance coverage required by the terms of the related Mortgage Loan documents; provided, however, that such master servicer (with respect to Mortgage Loans and any related Serviced Pari Passu Companion Loan) will not be required to cause the borrower to maintain and such special servicer (with respect to REO Properties) will not be required to maintain terrorism insurance to the extent that the failure of the related borrower to do so is an Acceptable Insurance Default (as defined below) or if the trustee does not have an insurable interest. Insurance coverage is required to be in the amounts (which, in the case of casualty insurance, is generally equal to the lesser of the outstanding principal balance of the related Mortgage Loan and the replacement cost of the related Mortgaged Property), and from an insurer meeting the requirements, set forth in the related

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Mortgage Loan documents. If the borrower does not maintain such coverage, the applicable master servicer (with respect to such Mortgage Loans and any related Serviced Pari Passu Companion Loan) or the applicable special servicer (with respect to REO Properties other than a Mortgaged Property securing a Non-Serviced Whole Loan), as the case may be, will be required to maintain such coverage to the extent such coverage is available at commercially reasonable rates and the trustee has an insurable interest, as determined by such master servicer (with respect to the Mortgage Loans and any related Serviced Pari Passu Companion Loan) or such special servicer (with respect to REO Properties other than a Mortgaged Property securing a Non-Serviced Whole Loan), as applicable, in accordance with the Servicing Standard; provided that if any Mortgage Loan documents permit the holder thereof to dictate to the borrower the insurance coverage to be maintained on such Mortgaged Property, the applicable master servicer or, with respect to REO Property, the applicable special servicer will impose or maintain such insurance requirements as are consistent with the Servicing Standard taking into account the insurance in place at the origination of the Mortgage Loan; provided, further, that with respect to the immediately preceding proviso the applicable master servicer will be obligated to use efforts consistent with the Servicing Standard to cause the borrower to maintain (or to itself maintain) insurance against property damage resulting from terrorist or similar acts unless the borrower’s failure is an Acceptable Insurance Default as determined by the applicable master servicer (with respect to Non-Specially Serviced Loans) or the applicable special servicer (with respect to Specially Serviced Loans) with (unless a Control Termination Event has occurred and is continuing and other than with respect to an Excluded Loan with respect to the Directing Certificateholder) the consent of the Directing Certificateholder. In addition, upon the written request of a Risk Retention Consultation Party with respect to any individual triggering event, the applicable special servicer will be required to consult on a non-binding basis with such Risk Retention Consultation Party (only with respect to a Specially Serviced Loan and other than with respect to any Mortgage Loan that is an Excluded Loan as to such party) within the same time period as it would obtain the consent of, or consult with, the Directing Certificateholder in connection with any such determination of an Acceptable Insurance Default. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties”.

Notwithstanding any contrary provision above, no master servicer will be required to maintain, and will be in default for failing to obtain, any earthquake or environmental insurance on any Mortgaged Property unless (other than with respect to a Mortgaged Property securing a Non-Serviced Mortgage Loan) such insurance was required at the time of origination of the related Mortgage Loan, the trustee has an insurable interest and such insurance is currently available at commercially reasonable rates. In addition, each applicable master servicer and special servicer will be entitled to rely on insurance consultants (at the applicable servicer’s expense) in determining whether any insurance is available at commercially reasonable rates. After the applicable master servicer determines that a Mortgaged Property (other than a Mortgaged Property securing a Non-Serviced Mortgage Loan) is located in an area identified as a federally designated special flood hazard area (and flood insurance has been made available), such master servicer will be required to use efforts consistent with the Servicing Standard (1) to cause the borrower to maintain (to the extent required by the related Mortgage Loan documents), and (2) if the borrower does not so maintain, to itself maintain to the extent the trustee, as mortgagee, has an insurable interest in the Mortgaged Property and such insurance is available at commercially reasonable rates (as determined by such master servicer in accordance with the Servicing Standard but only to the extent that the related Mortgage Loan permits the lender to require the coverage) a flood insurance policy in an amount representing coverage not less than the lesser of (x) the outstanding principal balance of the related Mortgage Loan (and

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any related Serviced Pari Passu Companion Loan) and (y) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, as amended, plus such additional excess flood coverage with respect to the Mortgaged Property, if any, in an amount consistent with the Servicing Standard.

Notwithstanding the foregoing, with respect to the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any related Serviced Pari Passu Companion Loan that either (x) require the borrower to maintain “all-risk” property insurance (and do not expressly permit an exclusion for terrorism) or (y) contain provisions generally requiring the applicable borrower to maintain insurance in types and against such risks as the holder of such Mortgage Loan and any related Serviced Pari Passu Companion Loan reasonably requires from time to time in order to protect its interests, the applicable master servicer will be required to, consistent with the Servicing Standard, (A) monitor in accordance with the Servicing Standard whether the insurance policies for the related Mortgaged Property contain exclusions in addition to those customarily found in insurance policies for mortgaged properties similar to the Mortgaged Properties on or prior to September 11, 2001 (“Additional Exclusions”) (provided that each applicable master servicer will be entitled to conclusively rely upon certificates of insurance in determining whether such policies contain Additional Exclusions), (B) request the borrower to either purchase insurance against the risks specified in the Additional Exclusions or provide an explanation as to its reasons for failing to purchase such insurance, and (C) if the related Mortgage Loan is a Specially Serviced Loan, notify the applicable special servicer if it has knowledge that any insurance policy contains Additional Exclusions or if it has knowledge that any borrower fails to purchase the insurance requested to be purchased by such master servicer pursuant to clause (B) above. If the applicable master servicer (with respect to Non-Specially Serviced Loans) or the applicable special servicer (with respect to Specially Serviced Loans) determines in accordance with the Servicing Standard that such failure is not an Acceptable Insurance Default, such special servicer (with regard to such determination made by such special servicer) will be required to notify the applicable master servicer and the applicable master servicer (in the case of a Specially Serviced Loan, after notice from the special servicer) will be required to use efforts consistent with the Servicing Standard to cause such insurance to be maintained. If the applicable master servicer or the applicable special servicer, as applicable, determines that such failure is an Acceptable Insurance Default, it will be required to promptly deliver such conclusions in writing to the 17g-5 Information Provider for posting to the 17g-5 Information Provider’s website for those Mortgage Loans that (i) have one of the 10 highest outstanding principal balances of the Mortgage Loans then included in the issuing entity or (ii) comprise more than 5% of the outstanding principal balance of the Mortgage Loans then included in the issuing entity.

“Acceptable Insurance Default” means, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan, a default under the related Mortgage Loan documents arising by reason of (i) any failure on the part of the related borrower to maintain with respect to the related Mortgaged Property specific insurance coverage with respect to, or an all-risk casualty insurance policy that does not specifically exclude, terrorist or similar acts, and/or (ii) any failure on the part of the related borrower to maintain with respect to the related Mortgaged Property insurance coverage with respect to damages or casualties caused by terrorist or similar acts upon terms not materially less favorable than those in place as of the Closing Date, in each case, as to which default the applicable master servicer and the applicable special servicer may forbear taking any enforcement action; provided that, subject to the consent or consultation rights of the Directing Certificateholder or the holder of any Companion Loan as described under “—The Directing Certificateholder—Major Decisions”, and/or the consultation rights of the Risk Retention Consultation Parties (solely with respect to the Specially Serviced Loans), the

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applicable master servicer (with respect to a Non-Specially Serviced Loan) or the applicable special servicer (with respect to a Specially Serviced Loan) has determined in its reasonable judgment based on inquiry consistent with the Servicing Standard that either (a) such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the related Mortgaged Property and located in or around the region in which such related Mortgaged Property is located, or (b) such insurance is not available at any rate. The applicable master servicer (at its own expense) and the applicable special servicer (at the expense of the trust fund) may rely on insurance consultants in making the determinations described above.

During the period that the applicable master servicer or the applicable special servicer is evaluating the availability of such insurance, or waiting for a response from the Directing Certificateholder or the holder of any Companion Loan, and/or (solely with respect to Specially Serviced Loans) upon the request of a Risk Retention Consultation Party, consulting (on a non-binding basis) with such Risk Retention Consultation Party, neither the applicable master servicer nor the applicable special servicer will be liable for any loss related to its failure to require the borrower to maintain (or its failure to maintain) such insurance and neither will be in default of its obligations as a result of such failure.

Each special servicer will be required to maintain (or cause to be maintained) fire and hazard insurance on each REO Property (other than any REO Property with respect to a Non-Serviced Mortgage Loan) for which it is acting as special servicer, to the extent obtainable at commercially reasonable rates and the trustee has an insurable interest, in an amount that is at least equal to the lesser of (1) the full replacement cost of the improvements on the REO Property, and (2) the outstanding principal balance owing on the related Mortgage Loan and any related Serviced Pari Passu Companion Loan or REO Loan, as applicable, and in any event, the amount necessary to avoid the operation of any co-insurance provisions. In addition, if the REO Property is located in an area identified as a federally designated special flood hazard area, the applicable special servicer will be required to cause to be maintained, to the extent available at commercially reasonable rates (as determined by the applicable special servicer prior to the occurrence and continuance of a Control Termination Event, with the consent of the Directing Certificateholder (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party)) and, with respect to a Specially Serviced Loan and upon request of a Risk Retention Consultation Party, upon non-binding consultation with such Risk Retention Consultation Party within the same time period as it would obtain the consent of, or consult with, the Directing Certificateholder (in either such case, in accordance with the Servicing Standard), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration in an amount representing coverage not less than the maximum amount of insurance that is available under the National Flood Insurance Act of 1968, as amended, plus such additional excess flood insurance with respect to the Mortgaged Property, if any, in an amount consistent with the Servicing Standard.

The PSA provides that each master servicer may satisfy its obligation to cause each applicable borrower to maintain a hazard insurance policy and each master servicer or special servicer may satisfy its obligation to maintain hazard insurance by maintaining a blanket or master single interest or force-placed policy insuring against hazard losses on the applicable Mortgage Loans and related Serviced Pari Passu Companion Loan and REO Properties (other than a Mortgaged Property securing a Non-Serviced Whole Loan), as applicable. Any losses incurred with respect to Mortgage Loans (and any related Serviced Pari Passu Companion Loan) or REO Properties due to uninsured risks (including earthquakes, mudflows and floods) or insufficient hazard insurance proceeds may adversely affect payments to Certificateholders. Any cost incurred by any master servicer or special

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servicer in maintaining a hazard insurance policy, if the borrower defaults on its obligation to do so, will be advanced by the applicable master servicer as a Servicing Advance and will be charged to the related borrower. Generally, no borrower is required by the Mortgage Loan documents to maintain earthquake insurance on any Mortgaged Property and each applicable special servicer will not be required to maintain earthquake insurance on any REO Properties. Any cost of maintaining that kind of required insurance or other earthquake insurance obtained by the applicable special servicer will be paid out of the applicable REO Account or advanced by the applicable master servicer as a Servicing Advance.

The costs of the insurance may be recovered by the applicable master servicer or the trustee, as the case may be, from reimbursements received from the borrower or, if the borrower does not pay those amounts, as a Servicing Advance as set forth in the PSA. All costs and expenses incurred by any special servicer in maintaining the insurance described above on REO Properties will be paid out of the related REO Account or, if the amount in such account is insufficient, such costs and expenses will be advanced by the applicable master servicer to such special servicer as a Servicing Advance to the extent that such Servicing Advance is not determined to be a Nonrecoverable Advance and otherwise will be paid to the applicable special servicer from general collections in the Collection Accounts.

No pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or certificate guarantee insurance will be maintained with respect to the Mortgage Loans, nor will any Mortgage Loan be subject to FHA insurance.

Modifications, Waivers and Amendments

The applicable master servicer will be responsible for processing waivers, modifications, amendments and consents that are not Major Decisions or Special Servicer Decisions with respect to any Serviced Mortgage Loan and any related Serviced Companion Loan that, in either case, is not a Specially Serviced Loan, without the consent or approval of the Directing Certificateholder (except as specified in the definition of “Master Servicer Decision”) or the consent or approval of the applicable special servicer. The applicable special servicer will be responsible for processing waivers, modifications, amendments and consents with respect to Specially Serviced Loans and will also be responsible for processing waivers, modifications, amendments and consents that are Major Decisions or Special Servicer Decisions with respect to any Serviced Mortgage Loan and any related Serviced Companion Loan. However, except as otherwise set forth in this paragraph, neither the applicable special servicer nor the applicable master servicer may waive, modify or amend (or consent to waive, modify or amend) any provision of a Mortgage Loan and/or Serviced Companion Loan that is not in default or as to which default is not reasonably foreseeable except for (1) the waiver of any due-on-sale clause or due-on-encumbrance clause to the extent permitted in the PSA, and (2) any waiver, modification or amendment more than 3 months after the Closing Date that would not be a “significant modification” of the Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b) or does not otherwise cause any Trust REMIC to fail to qualify as a REMIC or any Trust REMIC to be subject to tax. Prior to the occurrence and continuance of a Control Termination Event, the applicable special servicer will only be permitted to agree to any modifications, waivers and amendments that constitute Major Decisions with the consent of the Directing Certificateholder (which consent will be deemed given (unless earlier objected to by the Directing Certificateholder and such objection is communicated to the applicable special servicer) within 10 business days of such party’s receipt from the applicable special servicer of such special servicer’s recommendation and analysis and all information reasonably requested by such party with respect to such Major Decision); provided that after the occurrence and during the continuance of a Control Termination Event, but prior to a

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Consultation Termination Event, the applicable special servicer will be required to consult with the Directing Certificateholder as provided in the PSA and described in this prospectus. Any agreement to a modification, waiver or amendment that constitutes a Major Decision will be subject to the process described in “—The Directing Certificateholder—Major Decisions” and “—Control Termination Event, Operating Advisor Consultation Event and Consultation Termination Event” below, including providing adequate time to accommodate the consultation rights of any Companion Holder, to the extent set forth in the related Intercreditor Agreement.

Upon receiving a request for any matter described in the first paragraph of this section that constitutes a Major Decision or Special Servicer Decision with respect to a Serviced Mortgage Loan that is not a Specially Serviced Loan, the applicable master servicer will be required to promptly forward such request to the applicable special servicer and such special servicer will be required to process such request (including, without limitation, interfacing with the borrower) (unless the applicable master servicer and special servicer mutually agree with respect to a Mortgage Loan or Serviced Whole Loan that is not a Specially Serviced Loan that such master servicer will process such request with respect to a Major Decision or a Special Servicer Decision) and except as provided in the next sentence, such master servicer will have no further obligation with respect to such request or such Major Decision or Special Servicer Decision. The applicable master servicer will be required to deliver any additional information in such master servicer’s possession to the applicable special servicer reasonably requested by such special servicer relating to such Major Decision or Special Servicer Decision. Unless the applicable master servicer and special servicer mutually agree that such master servicer will process a Major Decision or a Special Servicer Decision with respect to a Mortgage Loan or Serviced Whole Loan that is not a Specially Serviced Loan, such master servicer will not be permitted to process any Major Decision or Special Servicer Decision and will not be required to interface with the borrower or provide a written recommendation and/or analysis with respect to any Major Decision or Special Servicer Decision. If the applicable master servicer and special servicer mutually agree that such master servicer will process a Major Decision or Special Servicer Decision with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan that is a non-Specially Serviced Loan, such master servicer will be required to obtain the special servicer’s prior consent (or deemed consent) to the Major Decision or Special Servicer Decision, as applicable.

In connection with the mutual agreement between the applicable special servicer and master servicer that such master servicer would process a Major Decision or a Special Servicer Decision, such master servicer will deliver notice to such special servicer upon completion of the related transaction (and with respect to such Major Decision, such special servicer, prior to the occurrence and continuance of a Consultation Termination Event and other than in respect of any Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, will deliver such notice to the Directing Certificateholder (except to the extent that such special servicer or the Directing Certificateholder, as applicable, notifies such master servicer that such special servicer or the Directing Certificateholder, as applicable, does not desire to receive copies of such items)).

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With respect to a Non-Specially Serviced Loan (and in the case of clause (ix), a Non-Serviced Mortgage Loan), the following actions will be performed by the applicable master servicer (each such action, a “Master Servicer Decision”) and, in connection with each such action, the applicable master servicer will not be required (other than as provided below in this paragraph) to seek or obtain the consent or approval of (or consult with) the Directing Certificateholder, the applicable special servicer or the applicable Risk Retention Consultation Party:

(i)                     grant waivers of non-material covenant defaults (other than financial covenants and receipt of financial statements, but including immaterial timing waivers such as with respect to late financial statements) (except, that, other than with respect to any Mortgage Loan secured by a residential cooperative property sold to the depositor by National Cooperative Bank, N.A. or with respect to any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, and prior to the occurrence and continuance of a Control Termination Event, the Directing Certificateholder’s consent (or deemed consent) will be required to grant timing waivers of more than 3 consecutive late deliveries of financial statements);

(ii)                  consents to releases of non-material, non-income producing parcels of a Mortgaged Property that do not materially affect the use or value of the related Mortgaged Property or the ability of the related borrower to pay amounts due in respect of the Mortgage Loan as and when due, provided such releases are required by the related Mortgage Loan documents and there is no material lender discretion permitted under the Mortgage Loan documents;

(iii)               approve or consent to grants of easements or rights of way (including, without limitation, for utilities, access, parking, public improvements or another purpose) or subordination of the lien of the Mortgage Loan to easements if the special servicer has determined, in accordance with the proviso to the definition of “Special Servicer Decision”, that such easements or rights of way do not materially affect the use or value of a Mortgaged Property or a borrower’s ability to make payments with respect to the related Mortgage Loan or any related Companion Loan;

(iv)                grant subordination, non-disturbance and attornment agreements and consents involving leasing activities that do not involve a ground lease and affect an area less than or equal to the lesser of (1) 30% of the net rentable area of the improvements at the Mortgaged Property and (2) 30,000 square feet of the improvements at the Mortgaged Property, including approval of new leases and amendments to current leases;

(v)                   approve or consent to actions and releases related to condemnation of parcels of a Mortgaged Property if the special servicer has determined, in accordance with the proviso to the definition of “Special Servicer Decision”, that such condemnation is not with respect to a material parcel or a material income producing parcel and such condemnation does not materially affect the use or value of the related Mortgaged Property or the ability of the related borrower to pay amounts due in respect of the related Mortgage Loan or Companion Loan when due;

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(vi)                consent to a change in property management relating to any Mortgage Loan and related Serviced Companion Loan if the replacement property manager is not a Borrower Party and, other than with respect to any Mortgage Loan secured by a residential cooperative property sold to the Depositor by National Cooperative Bank, N.A., the Mortgage Loan has an outstanding principal balance less than $10,000,000);

(vii)             approve annual operating budgets for Mortgage Loans;

(viii)          grant any extension or enter into any forbearance with respect to the anticipated refinancing of a Mortgage Loan or sale of a Mortgaged Property after the related maturity date of such Mortgage Loan so long as (1) such extension or forbearance does not extend beyond 120 days after the related maturity date and (2) the related borrower has delivered documentation reasonably satisfactory in form and substance to the applicable master servicer and the applicable special servicer which provides that a refinancing of such Mortgage Loan or sale of the related Mortgaged Property will occur within 120 days after the date on which such balloon payment will become due;

(ix)              any non-material modification, amendment, consent to a non-material modification or waiver of any term of any intercreditor, co-lender or similar agreement with any mezzanine lender, subordinate debt holder or Companion Loan holder related to a Mortgage Loan or Whole Loan if the applicable special servicer has determined, in accordance with the proviso to the definition of “Major Decision”, that such modification, amendment or consent is administrative in nature, including a note splitting amendment, provided, that if any such modification or amendment would adversely impact the applicable special servicer, such modification or amendment will additionally require the consent of such special servicer as a condition to its effectiveness;

(x)                 any determination of an Acceptable Insurance Default, except that, prior to the occurrence and continuance of any Control Termination Event and other than in the case of any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, the Directing Certificateholder’s consent (or deemed consent) will be required in accordance with the terms of the PSA for any such determination;

(xi)              approve or consent to any defeasance of the related Mortgage Loan or Serviced Companion Loan other than agreeing to (A) a modification of the type of defeasance collateral required under the Mortgage Loan or Serviced Whole Loan documents such that defeasance collateral other than direct, non-callable obligations of the United States would be permitted or (B) a modification that would permit a principal prepayment instead of defeasance if the Mortgage Loan or Serviced Whole documents do not otherwise permit such principal prepayment;

(xii)           any determination to bring a Mortgaged Property into compliance with applicable environmental laws or to otherwise address hazardous material located at a Mortgaged Property subject, prior to the occurrence and continuance of a Control Termination Event and other than with respect to any Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, to the consent (or deemed consent) of the Directing Certificateholder,

(xiii)        any transfer of the Mortgaged Property that the Mortgage Loan documents allow without the consent of the mortgagee but subject to satisfaction of conditions

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specified in the Mortgage Loan documents where no material lender discretion is necessary in order to determine if such conditions are satisfied;

(xiv)         to the extent not a Major Decision or a Special Servicer Decision pursuant to clause (x) of the definition of “Major Decision” or clause (iii) of the definition of “Special Servicer Decision”, respectively, approve any requests for the funding or disbursement of amounts from any escrow accounts, reserve funds or letters of credit held as “performance”, “earn-out”, “holdback” or similar escrows or reserves where such request is for the funding or disbursement of ordinary course impounds, repair and replacement reserves, lender approved budget and operating expenses, and tenant improvements pursuant to an approved lease, or in the case of any Mortgage Loan secured by a residential cooperative property sold to the Depositor by National Cooperative Bank, N.A., any other escrow funds, reserve funds or other additional collateral with respect to such Mortgage Loan, each in accordance with the Mortgage Loan documents (all such fundings and disbursements being collectively referred to as “Routine Disbursements”) or any other funding or disbursement as mutually agreed upon by the applicable master servicer and the applicable special servicer; provided, however, that in the case of any Mortgage Loan (other than a Mortgage Loan secured by a residential cooperative property sold to the Depositor by National Cooperative Bank, N.A.) whose escrows, reserves, holdbacks and related letters of credit exceed, in the aggregate, at the related origination date, 10% of the initial principal balance of such Mortgage Loan, no such funding or disbursement of such escrows, reserves, holdbacks or letters of credit will be deemed to constitute a Routine Disbursement, and will instead constitute Special Servicer Decisions, except for the routine funding of tax payments and insurance premiums when due and payable and except for any such funding or disbursement as to which the related Mortgage Loan documents do not provide for material lender discretion;

(xv)            with respect to a Mortgage Loan secured by a residential cooperative property sold to the Depositor by National Cooperative Bank, N.A., consent to the related borrower incurring subordinate debt secured by the related Mortgaged Property, subject to the satisfaction of certain conditions with respect to such subordinate debt; and

(xvi)         grant or agree to any other waiver, modification, amendment and/or consent that does not constitute a Major Decision or a Special Servicer Decision; provided that (A) any such action would not in any way affect a payment term of the Certificates, (B) any such action would not constitute a “significant modification” of such Mortgage Loan or Companion Loan pursuant to Treasury Regulations Section 1.860G-2(b), and would not otherwise cause either Trust REMIC to fail to qualify as a REMIC for federal income tax purposes (as evidenced by an opinion of counsel (at the issuing entity’s expense), to the extent requesting such opinion is consistent with the Servicing Standard), (C) agreeing to such action would be consistent with the Servicing Standard, and (D) agreeing to such action would not violate the terms, provisions or limitations of the PSA or any Intercreditor Agreement.

In the case of any Master Servicer Decision that expressly requires the consent of the Directing Certificateholder or of the applicable special servicer, such consent will be deemed given if a response to the request for consent is not provided within 10 business days after receipt of the applicable master servicer’s written recommendation and analysis and all information reasonably requested by the Directing Certificateholder or the applicable special servicer, as applicable, and reasonably available to such master servicer in order to grant or withhold such consent.

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If, and only if, the applicable special servicer determines that a modification, waiver or amendment (including the forgiveness or deferral of interest or principal or the substitution or release of collateral or the pledge of additional collateral) of the terms of a Specially Serviced Loan with respect to which a payment default or other material default has occurred or a payment default or other material default is, in such special servicer’s judgment, reasonably foreseeable, is reasonably likely to produce a greater (or equivalent) recovery on a net present value basis (the relevant discounting to be performed at the related Interest Rate) to the issuing entity and, if applicable, the holders of any applicable Companion Loan, than liquidation of such Specially Serviced Loan, then such special servicer may, but is not required to, agree to a modification, waiver or amendment of the Specially Serviced Loan, subject to (x) the restrictions and limitations described below, (y) with respect to any Major Decision, (a) with respect to any Mortgage Loan other than any Excluded Loan as to such party, the approval of the Directing Certificateholder (prior to the occurrence and continuance of a Control Termination Event or after the occurrence and during the continuance of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event, upon consultation with the Directing Certificateholder), and (b) upon request of a Risk Retention Consultation Party, with respect to any Major Decision in respect of a Specially Serviced Loan other than any Excluded Loan as to such party, non-binding consultation with such Risk Retention Consultation Party (within the same time period as it would obtain the approval of, or consult with, the Directing Certificateholder), in each case as provided in the PSA and described in this prospectus and (z) with respect to a Serviced Whole Loan, the rights of the holder of the related Companion Loan, as applicable, to advise or consult with the applicable special servicer with respect to, or consent to, such modification, waiver or amendment, in each case, pursuant to the terms of the related intercreditor agreement and, with respect to a Mortgage Loan that has mezzanine debt, the rights of the mezzanine lender to consent to such modification, waiver or amendment, in each case, pursuant to the terms of the related intercreditor agreement.

In connection with (i) the release of a Mortgaged Property (other than a Mortgaged Property securing a Non-Serviced Whole Loan) or any portion of such a Mortgaged Property from the lien of the related Mortgage or (ii) the taking of a Mortgaged Property (other than a Mortgaged Property securing a Non-Serviced Whole Loan) or any portion of such a Mortgaged Property by exercise of the power of eminent domain or condemnation, if the related Mortgage Loan documents require the applicable master servicer or the applicable special servicer, as applicable, to calculate (or to approve the calculation of the related borrower of) the loan-to-value ratio of the remaining Mortgaged Property or Mortgaged Properties or the fair market value of the real property constituting the remaining Mortgaged Property or Mortgaged Properties, for purposes of REMIC qualification of the related Mortgage Loan, then such calculation will, unless then permitted by the REMIC provisions of the Code, exclude the value of personal property and going concern value, if any, as determined by an appropriate third party.

The applicable special servicer is required to use its reasonable efforts to the extent reasonably possible to fully amortize a modified Mortgage Loan prior to the Rated Final Distribution Date. The applicable special servicer may not agree to an extension, modification, waiver, amendment or forbearance of any term of any Specially Serviced Loan for which it is acting as special servicer if that modification, waiver or amendment would:

(1)      extend (or have the effect of extending) the maturity date of the Specially Serviced Loan to a date occurring later than the earlier of (A) 5 years prior to the Rated Final Distribution Date and (B) if the Specially Serviced Loan is secured solely or primarily by a leasehold estate and not the related fee interest, the date occurring

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20 years or, to the extent consistent with the Servicing Standard giving due consideration to the remaining term of the ground lease and (a) prior to the occurrence and continuance of a Control Termination Event, with the consent of the Directing Certificateholder and (b) upon request of a Risk Retention Consultation Party, with non-binding consultation with such Risk Retention Consultation Party within the same time period as it would obtain the consent of, or consult with, the Directing Certificateholder (in either such case, other than with respect to any Mortgage Loan that is an Excluded Loan as to such party), 10 years, prior to the end of the current term of the ground lease, plus any options to extend exercisable unilaterally by the borrower; or

(2)      provide for the deferral of interest unless interest accrues on the Mortgage Loan or any Serviced Whole Loan, generally, at the related Interest Rate.

In connection with the processing by the applicable special servicer of any modification, waiver or amendment of any term of any Serviced Mortgage Loan or Serviced Whole Loan, after completion, such special servicer will be required to deliver notice thereof to the applicable master servicer, the holder of any related Serviced Companion Loan, the related mortgage loan seller (so long as such mortgage loan seller is not the applicable master servicer or sub-servicer of such Mortgage Loan, the Directing Certificateholder or any Risk Retention Consultation Party), the operating advisor (after the occurrence and during the continuance of an Operating Advisor Consultation Event), the certificate administrator, the trustee, the Directing Certificateholder (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party, and unless a Consultation Termination Event has occurred and is continuing), a Risk Retention Consultation Party (other than with respect to a Mortgage Loan that is an Excluded Loan as to such party) and the 17g-5 Information Provider, who will thereafter post any such notice to the 17g-5 Information Provider’s website. In connection with the processing by the applicable master servicer of any modification, waiver or amendment of any term of any Serviced Mortgage Loan or Serviced Whole Loan, after completion, such master servicer will be required to deliver notice thereof to the certificate administrator, the trustee, the applicable special servicer (and the applicable special servicer will be required to forward such notice to the Directing Certificateholder (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party, and unless a Consultation Termination Event has occurred and is continuing), a Risk Retention Consultation Party (other than with respect to a Mortgage Loan that is an Excluded Loan as to such party), the related mortgage loan seller (so long as such mortgage loan seller is not the applicable master servicer or sub-servicer of such Mortgage Loan, the Directing Certificateholder or a Risk Retention Consultation Party), the holder of any related Serviced Companion Loan (or, to the extent the related Serviced Companion Loan has been included in a securitization transaction, to the master servicer of such securitization transaction) and the 17g-5 Information Provider, who will be required to thereafter post any such notice to the 17g-5 Information Provider’s website. The party providing notice will be required to deliver to the custodian for deposit in the related Mortgage File, an original counterpart of the agreement related to the modification, waiver or amendment, promptly following the execution of that agreement, and if required, a copy to the applicable master servicer and applicable special servicer and to the holder of any related Serviced Companion Loan (or, to the extent the related Serviced Companion Loan has been included in a securitization transaction, the master servicer of such securitization transaction), all as set forth in the PSA. Copies of each agreement whereby the modification, waiver or amendment of any term of any Mortgage Loan is effected are required to be available for review during normal business hours at the offices of the custodian. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

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The modification, waiver or amendment of a Serviced Whole Loan or a Mortgage Loan that has a related mezzanine loan will be subject to certain limitations set forth in the related intercreditor agreement. See “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

Each of the following is a “Special Servicer Decision”:

(i)                     other than with respect to residential cooperative mortgage loans secured by a residential cooperative property sold to the Depositor by National Cooperative Bank, N.A., approval of any waiver regarding the receipt of financial statements (other than immaterial timing waivers including late financial statements);

(ii)                  subject to the proviso at the end of this definition, consent to actions and releases related to condemnation of parcels of a Mortgaged Property;

(iii)               other than with respect to a Non-Specially Serviced Loan secured by a residential cooperative property sold to the Depositor by National Cooperative Bank, N.A., any requests for the funding or disbursement of amounts from any escrow accounts, reserve funds or letters of credit held as “performance”, “earn-out”, “holdback” or similar escrows or reserves, including the funding or disbursement of any such amounts with respect to any Mortgage Loan, but excluding, as to Mortgage Loans that are not Specially Serviced Loans, any routine and/or customary escrow and reserve fundings or disbursements for which the satisfaction of performance related criteria or material lender discretion is not required or permitted pursuant to the terms of the related Mortgage Loan documents (for the avoidance of doubt, any request with respect to a Mortgage Loan that is not a Specially Serviced Loan for Routine Disbursements or any other funding or disbursement as mutually agreed upon by the applicable master servicer and the applicable special servicer, will not constitute a Special Servicer Decision; provided, however, that in the case of any such Mortgage Loan (other than with respect to a Non-Specially Serviced Loan secured by a residential cooperative property sold to the depositor by National Cooperative Bank, N.A.) whose escrows, reserves, holdbacks and related letters of credit exceed, in the aggregate, at the related origination date, 10% of the initial principal balance of such Mortgage Loan, no such funding or disbursement of such escrows, reserves, holdbacks or letters of credit will be deemed to constitute a Routine Disbursement, and will instead constitute Special Servicer Decisions, except for the routine funding of tax payments and insurance premiums when due and payable and except for any such funding or disbursement as to which the related Mortgage Loan documents do not provide for material lender discretion);

(iv)                other than any request with respect to a residential cooperative property sold to the Depositor by National Cooperative Bank, N.A. that constitutes a Master Servicer Decision pursuant to clause (xv) of the definition thereof, requests to incur additional debt in accordance with the terms of the Mortgage Loan documents;

(v)                   subject to the proviso at the end of this definition, any approval or consent to grants of easements or rights of way (including, without limitation, for utilities, access, parking, public improvements or another purpose) or subordination of the lien of the Mortgage Loan to easements, that materially affect the use or value of a Mortgaged Property or a borrower’s ability to make payments with respect to the related Mortgage Loan or any related Companion Loan;

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(vi)                determining whether to cure any default by a borrower under a ground lease or permit any Ground Lease modification, amendment or subordination, nondisturbance and attornment agreement or entry into a new Ground Lease;

(vii)             other than with respect to a ground lease, any modification, waiver or amendment of any lease, the execution of a new lease or the granting of a subordination, non-disturbance and attornment agreement in connection with any lease at a Mortgaged Property or REO Property if the lease affects an area greater than the lesser of (1) 30% of the net rentable area of the improvements at the Mortgaged Property and (2) 30,000 square feet of the improvements at the Mortgaged Property; provided that the applicable special servicer will be required to reach a decision on any such Special Servicer Decision within twenty (20) business days of its receipt from the borrower of all information reasonably requested by the applicable special servicer in order to process the Special Servicer Decision (such twenty (20) business days being inclusive of the five (5) business day period within which the Directing Certificateholder is required to grant or withhold its consent); and

(viii)          the determination that a “cash sweep period,” “cash trap period” or similar term with respect to a Mortgage Loan has terminated;

provided that, with respect to a non-Specially Serviced Loan, if the applicable special servicer determines (a) with respect to clause (ii) above, that a condemnation is not with respect to a material parcel or a material income producing parcel and that such condemnation does not materially affect the use or value of the related Mortgaged Property or the ability of the related borrower to pay amounts due in respect of the related Mortgage Loan or Companion Loan when due, or (b) with respect to clause (v) above that an easement or right of way will not materially affect the use or value of a Mortgaged Property or a borrower’s ability to make payments with respect to the related Mortgage Loan or any related Companion Loan, it is required to provide written notice of such determination to the master servicer, in which case, the master servicer will process such decision and such decision will be deemed to be a Master Servicer Decision not a Special Servicer Decision; provided, further, that the applicable special servicer will be required to make any such determination and provide any such notice within two (2) business days of its receipt of a request related to any such decision.

Except as otherwise described under “—Control Termination Event, Operating Advisor Consultation Event and Consultation Termination Event” and “—Servicing Override”, prior to the occurrence and continuance of a Control Termination Event, the applicable special servicer will only be permitted to take any of the Special Servicer Decisions in clauses (iv), (v), (vi) and (vii) of the definition of “Special Servicer Decision” as to which the Directing Certificateholder has consented in writing within 10 business days (or, with respect to clause (vii) of the definition of “Special Servicer Decision”, 5 business days) after receipt of the special servicer’s written recommendation and analysis and all information reasonably requested by the Directing Certificateholder, and reasonably available to the special servicer in order to grant or withhold such consent (the “Major Decision Reporting Package”) (provided that if such written consent has not been received by the special servicer within such 10 business day (or 5 business day) period, the Directing Certificateholder will be deemed to have approved such action).

Neither the master servicer nor the special servicer may enter into or structure (including, without limitation, by way of the application of credits, discounts, forgiveness or otherwise), any modification, waiver, amendment, work-out, consent or approval with respect to the mortgage loans in a manner that would have the effect of placing amounts

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payable as compensation, or otherwise reimbursable, to such master servicer or special servicer in a higher priority than the allocation and payment priorities set forth above under “Description of the Certificates—Distributions—Application Priority of Mortgage Loan Collections or Whole Loan Collections” or in the related Intercreditor Agreement.

Enforcement of “Due-on-Sale” and “Due-on-Encumbrance” Provisions

Other than with respect to an action that constitutes a Master Servicer Decision pursuant to clause (xiii) of the definition thereof, the applicable special servicer will determine, in a manner consistent with the Servicing Standard, whether (a) to exercise any right it may have with respect to a Serviced Mortgage Loan and any related Serviced Companion Loan containing a “due-on-sale” clause (1) to accelerate the payments on that Mortgage Loan and any related Companion Loan, as applicable, or (2) to withhold its consent to any sale or transfer, consistent with the Servicing Standard or (b) to waive its right to exercise such rights; provided, that if such matter is a Major Decision (i) (x) prior to the occurrence and continuance of a Control Termination Event and other than with respect to an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, the applicable special servicer has obtained the prior written consent (or deemed consent) of the Directing Certificateholder, which consent will be deemed given if a response to the request for consent is not provided within 10 business days after the Directing Certificateholder’s receipt of such special servicer’s written recommendation and analysis with respect to such waiver and all information reasonably requested by the Directing Certificateholder below, and reasonably available to such special servicer with respect to such proposed waiver or proposed granting of consent (or after the occurrence and during the continuance of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event and other than with respect to an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, the applicable special servicer has consulted with the Directing Certificateholder) and (y) after the occurrence and during the continuance of an Operating Advisor Consultation Event, the special servicer has consulted with the operating advisor on a non-binding basis and (ii) with respect to any Mortgage Loan (either alone or, if applicable, with other related Mortgage Loans) that exceeds specified size thresholds (either actual or relative), or that fails to satisfy certain other applicable conditions imposed by the Rating Agencies, in each case as set forth in the PSA, a Rating Agency Confirmation is received by the applicable master servicer or the applicable special servicer, as applicable, from each Rating Agency and a confirmation of any applicable rating agency that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any class of securities backed, wholly or partially, by any Serviced Pari Passu Companion Loan (if any).

With respect to a Serviced Mortgage Loan and any related Serviced Companion Loan with a “due-on-encumbrance” clause (and other than with respect to an action that constitutes a Master Servicer Decision pursuant to clause (xiii), clause (xv) or clause (xvi) of the definition thereof with respect to such “due-on-encumbrance” clause), the applicable special servicer will determine, in a manner consistent with the Servicing Standard, whether (a) to exercise any right it may have with respect to a Serviced Mortgage Loan containing a “due-on-encumbrance” clause (1) to accelerate the payments thereon, or (2) to withhold its consent to the creation of any additional lien or other encumbrance, consistent with the Servicing Standard or (b) to waive its right to exercise such rights, provided, that if such matter is a Major Decision (i) prior to the occurrence and continuance of a Control Termination Event and other than with respect to an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, the applicable special servicer has obtained the prior written consent (or deemed consent) of the Directing Certificateholder, which consent will be deemed given if a response to the request for

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consent is not provided within 10 business days after the Directing Certificateholder’s receipt of such special servicer’s written recommendation and analysis with respect to such waiver and all information reasonably requested by the Directing Certificateholder below, and reasonably available to the applicable special servicer with respect to such proposed waiver or proposed granting of consent (or after the occurrence and during the continuance of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event and other than with respect to an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, the applicable special servicer has consulted with the Directing Certificateholder) and (ii) with respect to any Mortgage Loan (either alone or, if applicable, with other related Mortgage Loans) that exceeds specified size thresholds (either actual or relative), or that fails to satisfy certain other applicable conditions imposed by the Rating Agencies, the applicable master servicer or the applicable special servicer has received a Rating Agency Confirmation from each Rating Agency and a confirmation of any applicable rating agency that such action will not result in the downgrade, withdrawal or qualification of its then current ratings of any class of securities backed, wholly or partially, by any Serviced Companion Loan (if any).

After receiving a request for any matter described in the first two paragraphs of this section that constitutes a consent or waiver with respect to a “due-on-sale” or “due-on-encumbrance” clause with respect to a Mortgage Loan that is not a Specially Serviced Loan and other than any transfers provided for in clause (xiii) of the definition of “Master Servicer Decision” and other than any waiver of a “due-on-encumbrance” clause which waiver constitutes a Master Servicer Decision pursuant to clause (xiii), clause (xv) or clause (xvi) of the definition thereof, the applicable master servicer will be required to promptly forward such request to the applicable special servicer and such special servicer will be required to process such request (including, without limitation, interfacing with the borrower) (unless the applicable master servicer and special servicer mutually agree with respect to a Mortgage Loan or Serviced Whole Loan that is not a Specially Serviced Loan that such master servicer will process such request with respect to a Major Decision or a Special Servicer Decision) and except as provided in the next sentence, such master servicer will have no further obligation with respect to such request or due-on-sale or due-on-encumbrance. The applicable master servicer will continue to cooperate with the applicable special servicer by delivering any additional information in such master servicer’s possession to such special servicer requested by such special servicer relating to such consent or waiver with respect to a “due-on-sale” or “due-on-encumbrance” clause. Unless the applicable master servicer and special servicer mutually agree that such master servicer will process such request with respect to a Mortgage Loan or Serviced Whole Loan that is not a Specially Serviced Loan, such master servicer will not be permitted to process any request relating to such consent or waiver with respect to a “due-on-sale” or “due-on-encumbrance” clause (other than any transfers provided for in clause (xiii) of the definition of “Master Servicer Decision” and other than any waiver of a “due-on-encumbrance” clause which waiver constitutes a Master Servicer Decision pursuant to clause (xiii), clause (xv) or clause (xvi) of the definition thereof) and will not be required to interface with the borrower or provide a written recommendation and analysis with respect to any such request. If the applicable master servicer and special servicer mutually agree that such master servicer will process a Major Decision or Special Servicer Decision with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan that is a non-Specially Serviced Loan, such master servicer will be required to obtain such special servicer’s prior consent (or deemed consent) to the Major Decision or Special Servicer Decision, as applicable.

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For the avoidance of doubt, with respect to any “due-on-sale” or “due-on-encumbrance” matter described above that is a Major Decision related to any Mortgage Loan that is not an Excluded Loan with respect to a Risk Retention Consultation Party or the holder of the RR Interest by whom such Risk Retention Consultation Party was appointed, upon the request of any Risk Retention Consultation Party, the applicable special servicer will be required to consult on a non-binding basis with the applicable Risk Retention Consultation Party (provided, that prior to the occurrence and continuance of a Consultation Termination Event, such Mortgage Loan must also be a Specially Serviced Loan), within the same time period as it would obtain the consent of, or consult with, the Directing Certificateholder with respect to such Major Decision.

Any modification, extension, waiver or amendment of the payment terms of a Non-Serviced Whole Loan will be required to be structured so as to be consistent with the servicing standard under the related Non-Serviced PSA and the allocation and payment priorities in the related Mortgage Loan documents and the related Intercreditor Agreement, such that neither the issuing entity as holder of such Non-Serviced Mortgage Loan nor any holder of the related Non-Serviced Companion Loan gains a priority over the other holder that is not reflected in the related Mortgage Loan documents and the related Intercreditor Agreement. No master servicer or special servicer may enter into, or structure (including, without limitation, by way of the application of credits, discounts, forgiveness or otherwise), any modification, waiver, amendment, work-out, consent or approval with respect to the mortgage loans in a manner that would have the effect of placing amounts payable as compensation, or otherwise reimbursable, to such master servicer or special servicer in a higher priority than that which is provided in the allocation and payment priorities set forth above under “Description of the Certificates—Distributions—Application Priority of Mortgage Loan Collections or Whole Loan Collections” or in the related Intercreditor Agreement.

Notwithstanding the foregoing, with respect to the Mortgage Loans secured by residential cooperative properties, the related master servicer will be permitted to waive the enforcement of “due-on-encumbrance” clauses to permit subordinate debt secured by the related Mortgaged Property without the consent of the applicable special servicer or any other person (and without the need to obtain a Rating Agency Confirmation), but subject to the satisfaction of various conditions set forth in the PSA. The Mortgage Loans secured by residential cooperative properties do not restrict the transfer or pledge of interests in the related cooperative borrower in connection with the transfer or financing of cooperative apartment units.

Inspections

Each master servicer will be required to perform (at its own expense) or cause to be performed (at its own expense) a physical inspection of each Mortgaged Property relating to a Mortgage Loan (other than a Mortgaged Property securing a Non-Serviced Mortgage Loan, which is subject to inspection pursuant to the related Non-Serviced PSA, and other than an REO Property, an REO Loan or a Specially Serviced Loan) for which it is acting as master servicer with a Stated Principal Balance of (A) $2,000,000 or more at least once every 12 months and (B) less than $2,000,000 at least once every 24 months, in each case commencing in the calendar year 2027 (and each Mortgaged Property is required to be inspected on or prior to December 31, 2028) unless a physical inspection has been performed by the applicable special servicer within the previous 12 months; provided, however, that if any scheduled payment becomes more than 60 days delinquent on the related Mortgage Loan, such special servicer is required to inspect or cause to be inspected the related Mortgaged Property as soon as practicable after the Mortgage Loan becomes a Specially Serviced Loan and annually thereafter for so long as the Mortgage Loan remains a

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Specially Serviced Loan (the cost of which inspection, to the extent not paid by the related borrower, will be reimbursed first from default interest and late charges constituting additional compensation of the special servicer on the related Mortgage Loan (but with respect to a Serviced Whole Loan, only amounts available for such purpose under the related Intercreditor Agreement) and then from each applicable Collection Account as an expense of the issuing entity), and in the case of a Serviced Whole Loan, as an expense of the holders of the related Serviced Mortgage Loan and Serviced Companion Loan, pro rata and pari passu, to the extent provided in the related Intercreditor Agreement. The applicable special servicer or master servicer, as applicable, will be required to prepare or cause to be prepared a written report of the inspection describing, among other things, the condition of and any damage to the Mortgaged Property to the extent evident from the inspection and specifying the existence of any vacancies at the Mortgaged Property of which the preparer of such report has knowledge and the applicable master servicer or special servicer, as applicable, deems material, of any sale, transfer or abandonment of the Mortgaged Property of which the preparer of such report has knowledge or that is evident from the inspection, of any adverse change in the condition of the Mortgaged Property of which the preparer of such report has knowledge or that is evident from the inspection, and that the applicable master servicer or special servicer, as applicable, deems material, or of any material waste committed on the Mortgaged Property to the extent evident from the inspection.

Copies of the inspection reports referred to above that are delivered to the certificate administrator will be posted to the certificate administrator’s website for review by Privileged Persons pursuant to the PSA. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

Collection of Operating Information

With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan), the applicable special servicer or the applicable master servicer, as applicable, will be required to use reasonable efforts to collect and review quarterly and annual (or, in the case of Mortgage Loans secured by residential cooperative properties, annual only) operating statements, financial statements, budgets and rent rolls (or, with respect to residential cooperative properties, maintenance schedules) of the related Mortgaged Property commencing with the calendar quarter ending on March 31, 2026 and the calendar year ending on December 31, 2026. Most of the Mortgage Loan documents obligate the related borrower to deliver annual property operating statements. However, we cannot assure you that any operating statements required to be delivered will in fact be delivered, nor is the applicable special servicer or the applicable master servicer likely to have any practical means of compelling the delivery in the case of an otherwise performing Mortgage Loan. In addition, the applicable special servicer will be required to cause quarterly and annual operating statements, budgets and rent rolls to be regularly prepared in respect of each REO Property and to collect all such items promptly following their preparation.

Special Servicing Transfer Event

The Mortgage Loans (other than a Non-Serviced Mortgage Loan), any related Companion Loan and any related REO Properties will be serviced by the applicable special servicer under the PSA in the event that the servicing responsibilities of the related master servicer are transferred to such special servicer as described below. Such Mortgage Loans and related Companion Loan (including those loans that have become REO Properties) serviced by any special servicer are referred to in this prospectus collectively as the “Specially Serviced Loans”. Each master servicer will be required to transfer its servicing

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responsibilities to the applicable special servicer with respect to any Mortgage Loan (including any related Companion Loan) for which such master servicer is responsible for servicing if:

(1)      the related borrower has failed to make when due any balloon payment, and the borrower has not delivered to the applicable master servicer or the applicable special servicer, on or before the date on which the subject payment was due, a written and fully executed (subject only to customary final closing conditions) refinancing commitment (or if refinancing commitments are not then customarily issued by commercial mortgage lenders, such written, executed and binding alternative documentation as is customarily used by commercial real estate lenders for such purpose) or purchase and sale agreement from an acceptable lender or purchaser, as applicable, and reasonably satisfactory in form and substance to the applicable master servicer and the applicable special servicer, as applicable (and such master servicer or such special servicer, as applicable, will be required to promptly forward such documentation to the applicable special servicer or the applicable master servicer, as applicable) which provides that a refinancing of such Mortgage Loan or sale of the related Mortgaged Property will occur within 120 days after the date on which such balloon payment will become due (provided that if either such refinancing or sale does not occur before the expiration of the time period for refinancing or sale specified in such documentation or the applicable master servicer is required to make a P&I Advance in respect of such Mortgage Loan (or, in the case of any Serviced Whole Loan, in respect of the Mortgage Loan included in the same Whole Loan) at any time prior to such refinancing or sale, a special servicing transfer event will occur immediately);

(2)      the related borrower has failed to make when due any Periodic Payment (other than a balloon payment) or any other payment (other than a balloon payment) required under the related mortgage note or the related mortgage, which failure continues unremedied for 60 days;

(3)      the applicable master servicer determines (in accordance with the Servicing Standard) or receives from the applicable special servicer a written determination of such special servicer (which determination the applicable special servicer is required to make in accordance with the Servicing Standard and (A) with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party and only if no Control Termination Event has occurred and is continuing) or (B) following consultation with the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party and only if a Control Termination Event has occurred and is continuing but no Consultation Termination Event has occurred and is continuing) that a default in making any Periodic Payment (other than a balloon payment) or any other material payment (other than a balloon payment) required under the related mortgage note or the related mortgage is likely to occur in the foreseeable future, and such default is likely to remain unremedied for at least 60 days beyond the date on which the subject payment will become due; or the applicable master servicer determines (in accordance with the Servicing Standard) or receives from the applicable special servicer a written determination of such special servicer (which determination the applicable special servicer is required to make in accordance with the Servicing Standard and (A) with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party and only if no Control Termination Event has occurred and is continuing) or (B) following consultation with the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party and only if a Control Termination Event has occurred and is continuing but no Consultation Termination Event has occurred and is continuing) that a default in making a balloon payment is likely to occur in the foreseeable future, and such default is likely to remain unremedied for at least 60 days beyond the date on which such

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balloon payment will become due (or, if the borrower has delivered on or before the date on which the subject payment was due a written and fully executed (subject only to customary final closing conditions) refinancing commitment (or if refinancing commitments are not then customarily issued by commercial mortgage lenders, such written, executed and binding alternative documentation as is customarily used by commercial real estate lenders for such purpose) or purchase and sale agreement from an acceptable lender or purchaser, as applicable, and reasonably satisfactory in form and substance to the applicable master servicer and the applicable special servicer (and such master servicer or such special servicer, as applicable, will be required to promptly forward such documentation to the applicable special servicer or the applicable master servicer, as applicable) which provides that a refinancing of such Mortgage Loan or sale of the related Mortgaged Property will occur within 120 days after the date on which such balloon payment will become due, the applicable master servicer determines (in accordance with the Servicing Standard) or receives from the applicable special servicer a written determination of such special servicer (which determination the applicable special servicer is required to make in accordance with the Servicing Standard and (A) with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party and only if no Control Termination Event has occurred and is continuing) or (B) following consultation with the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party and only if a Control Termination Event has occurred and is continuing but no Consultation Termination Event has occurred and is continuing) that (a) the borrower is likely not to make one or more assumed Periodic Payments as described under “Pooling and Servicing Agreement—Advances—P&I Advances” in this prospectus prior to such a refinancing or sale or (b) the refinancing or sale is not likely to occur within 120 days following the date on which the balloon payment will become due);

(4)      there has occurred a default (including, in the applicable master servicer’s or the applicable special servicer’s judgment, the failure of the related borrower to maintain any insurance required to be maintained pursuant to the related Mortgage Loan documents, unless such default has been waived in accordance with the PSA) under the related Mortgage Loan documents, other than as described in clause (1) or (2) above, that may, in the good faith and reasonable judgment of the applicable master servicer or the applicable special servicer (and, in the case of the applicable special servicer (A) with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party and only if no Control Termination Event has occurred and is continuing) or (B) following consultation with the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party and only if a Control Termination Event has occurred and is continuing but no Consultation Termination Event has occurred and is continuing), materially impair the value of the related Mortgaged Property as security for such Mortgage Loan or Serviced Whole Loan or otherwise materially and adversely affect the interests of Certificateholders (or, in the case of a Serviced Whole Loan, the interests of any holder of a related Serviced Companion Loan), which default has continued unremedied for the applicable cure period under the terms of such Mortgage Loan or Serviced Whole Loan (or, if no cure period is specified, 60 days));

(5)      a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered against the related borrower and such decree or order has remained in force undischarged or unstayed for a period of sixty (60) days;

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(6)      the related borrower has consented to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to such borrower or of or relating to all or substantially all of its property;

(7)      the related borrower has admitted in writing its inability to pay its debts generally as they become due, filed a petition to take advantage of any applicable insolvency or reorganization statute, made an assignment for the benefit of its creditors, or voluntarily suspended payment of its obligations;

(8)      the applicable master servicer or the applicable special servicer receives notice of the commencement of foreclosure or similar proceedings with respect to the corresponding Mortgaged Property; or

(9)      the applicable master servicer or the applicable special servicer (and in the case of the applicable special servicer, with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party and only for so long as no Control Termination Event has occurred and is continuing)) determines that (i) a default (including, in the applicable master servicer’s or the applicable special servicer’s judgment, the failure of the related borrower to maintain any insurance required to be maintained pursuant to the related Mortgage Loan documents, unless such default has been waived in accordance with the PSA) under the Mortgage Loan documents (other than as described in clause 3 above) is imminent or reasonably foreseeable, (ii) such default will materially impair the value of the corresponding Mortgaged Property as security for the Mortgage Loan or Serviced Pari Passu Companion Loan (if any) or otherwise materially and adversely affect the interests of Certificateholders (or the holder of the related Serviced Pari Passu Companion Loan) and (iii) the default is likely to continue unremedied for the applicable cure period under the terms of the Mortgage Loan documents, or, if no cure period is specified and the default is capable of being cured, for 60 days.

However, the applicable master servicer will be required to continue to (x) receive payments on the Mortgage Loans (and any related Serviced Companion Loan) (including amounts collected by the applicable special servicer), (y) make certain calculations with respect to the Mortgage Loans and any related Serviced Companion Loan and (z) make remittances and prepare certain reports to the Certificateholders with respect to the Mortgage Loans and any related Serviced Companion Loan. Additionally, such master servicer will continue to receive the Servicing Fee in respect of the Mortgage Loans (and any related Serviced Companion Loan) at the Servicing Fee Rate.

If the related Mortgaged Property is acquired in respect of any Mortgage Loan (and any related Serviced Companion Loan) (upon acquisition, an “REO Property”) whether through foreclosure, deed-in-lieu of foreclosure or otherwise, the applicable special servicer will continue to be responsible for its operation and management. If any Serviced Pari Passu Companion Loan becomes specially serviced, then the related Mortgage Loan will also become a Specially Serviced Loan. If any Mortgage Loan becomes a Specially Serviced Loan, then the related Serviced Companion Loan will also become a Specially Serviced Loan. No master servicer or special servicer will have any responsibility for the performance by any other master servicer or special servicer of such other master servicer’s or special servicer’s duties under the PSA. Any Mortgage Loan (excluding any Non-Serviced Mortgage Loan) that is or becomes a cross-collateralized Mortgage Loan and is cross-collateralized with a Specially Serviced Loan will become a Specially Serviced Loan.

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If any Specially Serviced Loan, in accordance with its original terms or as modified in accordance with the PSA, becomes performing for at least 3 consecutive Periodic Payments (provided that no additional event of default is foreseeable in the reasonable judgment of the applicable special servicer and no other event or circumstance exists that causes such Mortgage Loan or related Companion Loan to otherwise constitute a Specially Serviced Loan), such special servicer will be required to transfer servicing of such Specially Serviced Loan (a “Corrected Loan”) to the applicable master servicer.

Asset Status Report

The applicable special servicer will be required to prepare a report (an “Asset Status Report”) for each Serviced Mortgage Loan for which it acts as special servicer and, if applicable, any Serviced Whole Loan that becomes a Specially Serviced Loan not later than 60 days after the servicing of such Mortgage Loan is transferred to such special servicer. Each Asset Status Report will be required to be delivered in electronic form to:

●	the Directing Certificateholder (but only with respect to any Mortgage Loan other than an Excluded Loan as to such party and prior to the occurrence and continuance of a Consultation Termination Event);
●	each Risk Retention Consultation Party (but only with respect to any Mortgage Loan other than an Excluded Loan as to such party);
●	with respect to any related Serviced Pari Passu Companion Loan, the holder of the related Serviced Pari Passu Companion Loan or, to the extent the related Serviced Pari Passu Companion Loan has been included in a securitization transaction, the master servicer of such securitization into which the related Serviced Pari Passu Companion Loan has been sold;
●	the operating advisor (but, other than with respect to an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, only after the occurrence and during the continuance of a Control Termination Event);
●	the applicable master servicer; and
●	the 17g-5 Information Provider, which will be required to post such report to the 17g-5 Information Provider’s website.

A summary of each Final Asset Status Report will be provided to the certificate administrator and the certificate administrator will be required to post the summary of the Final Asset Status Report to the certificate administrator’s website.

The special servicer will be required to notify the operating advisor of whether any Asset Status Report delivered to the operating advisor is a Final Asset Status Report. Each Final Asset Status Report will be required to be labeled or otherwise identified or communicated as being final by the special servicer.

An Asset Status Report prepared for each Specially Serviced Loan will be required to include, among other things, the following information:

●	a summary of the status of such Specially Serviced Loan and any negotiations with the related borrower;
●	a discussion of the legal and environmental considerations reasonably known to the applicable special servicer, consistent with the Servicing Standard, that are
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applicable to the exercise of remedies and to the enforcement of any related guaranties or other collateral for the related Specially Serviced Loan and whether outside legal counsel has been retained;

●	the most current rent roll (or, with respect to residential cooperative properties, maintenance schedule) and income or operating statement available for the related Mortgaged Property;
●	(A) the applicable special servicer’s recommendations on how such Specially Serviced Loan might be returned to performing status (including the modification of a monetary term, and any workout, restructure or debt forgiveness) and returned to the applicable master servicer for regular servicing or foreclosed or otherwise realized upon (including any proposed sale of a Defaulted Loan or REO Property), (B) a description of any such proposed or taken actions, and (C) the alternative courses of action that were or are being considered by such special servicer in connection with the proposed or taken actions;
●	the status of any foreclosure actions or other proceedings undertaken with respect to the Specially Serviced Loan, any proposed workouts and the status of any negotiations with respect to such workouts, and an assessment of the likelihood of additional defaults under the related Mortgage Loan or Serviced Whole Loan;
●	a description of any amendment, modification or waiver of a material term of any ground lease (or any space lease or air rights lease, if applicable) or franchise agreement;
●	the decision that the applicable special servicer made, or intends or proposes to make, including a narrative analysis setting forth such special servicer’s rationale for its proposed decision, including its rejection of the alternatives;
●	an analysis of whether or not taking such proposed action is reasonably likely to produce a greater recovery on a present value basis than not taking such action, setting forth (x) the basis on which the applicable special servicer made such determination and (y) the net present value calculation and all related assumptions;
●	the appraised value of the related Mortgaged Property (and a copy of the last obtained appraisal of such Mortgaged Property) together with a description of any adjustments to the valuation of such Mortgaged Property made by the applicable special servicer together with an explanation of those adjustments; and
●	such other information as the applicable special servicer deems relevant in light of the Servicing Standard.

With respect to any Mortgage Loan other than an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, if no Control Termination Event has occurred and is continuing, the Directing Certificateholder will have the right to disapprove the Asset Status Report prepared by any special servicer with respect to a Specially Serviced Loan within 10 business days after receipt of the Asset Status Report. If the Directing Certificateholder does not disapprove an Asset Status Report within 10 business days or if the applicable special servicer makes a determination, in accordance with the Servicing Standard, that the disapproval by the Directing Certificateholder (communicated to such special servicer within 10 business days) is not in the best interest of all the Certificateholders and the holder of any related Companion Loan, as a collective whole (taking into account the pari passu or subordinate nature of any

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Companion Loan), such special servicer will be required to implement the recommended action as outlined in the Asset Status Report. If the Directing Certificateholder disapproves the Asset Status Report within the 10 business day period and the applicable special servicer has not made the affirmative determination described above, such special servicer will be required to revise the Asset Status Report as soon as practicable thereafter, but in no event later than 30 days after the disapproval. The applicable special servicer will be required to continue to revise the Asset Status Report until the Directing Certificateholder fails to disapprove the revised Asset Status Report or until such special servicer makes a determination, in accordance with the Servicing Standard, that the disapproval is not in the best interests of the Certificateholders and the holder of any related Companion Loan, as a collective whole (taking into account the pari passu or subordinate nature of any Companion Loan); provided that, if the Directing Certificateholder has not approved the Asset Status Report for a period of 60 business days following the first submission of an Asset Status Report, such special servicer may act upon the most recently submitted form of Asset Status Report, if consistent with the Servicing Standard.

A “Final Asset Status Report” means, with respect to any Specially Serviced Loan, the final iteration of the initial Asset Status Report (together with such other data or supporting information provided by the special servicer to the Directing Certificateholder or any Risk Retention Consultation Party that does not include any communication (other than the related Asset Status Report) between the special servicer and the Directing Certificateholder or such Risk Retention Consultation Party with respect to such Specially Serviced Loan) required to be delivered by the special servicer by the Initial Delivery Date and any Subsequent Asset Status Report, in each case, in the form fully approved or deemed approved, if applicable, by the Directing Certificateholder pursuant to the Directing Certificateholder Asset Status Report Approval Process or following completion of the ASR Consultation Process, as applicable. For the avoidance of doubt, the special servicer may issue more than one Final Asset Status Report with respect to any Specially Serviced Loan in accordance with the procedures described above. Each Final Asset Status Report will be labeled or otherwise identified or communicated as being final.

Prior to the occurrence of an Operating Advisor Consultation Event, the applicable special servicer will be required to deliver each Final Asset Status Report to the operating advisor promptly following the approval or deemed approval of the Directing Certificateholder.

If an Operating Advisor Consultation Event has occurred and is continuing, the applicable special servicer will be required to promptly deliver each Asset Status Report prepared in connection with a Specially Serviced Loan to the operating advisor (and, for so long as no Consultation Termination Event has occurred, the Directing Certificateholder (other than with respect to an Excluded Loan as to such party)). The operating advisor will be required to provide comments to the applicable special servicer in respect of the Asset Status Report, if any, within 10 business days following the later of receipt of (i) such Asset Status Report or (ii) such related additional information reasonably requested by the operating advisor, and propose possible alternative courses of action to the extent it determines such alternatives to be in the best interest of the Certificateholders (including any Certificateholders that are holders of the Control Eligible Certificates), as a collective whole. The applicable special servicer will be obligated to consider such alternative courses of action and any other feedback provided by the operating advisor (and, so long as no Consultation Termination Event has occurred, the Directing Certificateholder (other than with respect to an Excluded Loan as to such party)) in connection with such special servicer’s preparation of any Asset Status Report. The applicable special servicer may revise the Asset Status Report as it deems necessary to take into account any input and/or

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comments from the operating advisor (and, so long as no Consultation Termination Event has occurred, the Directing Certificateholder (other than with respect to an Excluded Loan as to such party)), to the extent such special servicer determines that the operating advisor’s and/or Directing Certificateholder’s input and/or recommendations are consistent with the Servicing Standard and in the best interest of the Certificateholders as a collective whole (or, with respect to a Serviced Whole Loan, the best interest of the Certificateholders and the holders of the related Companion Loan, as a collective whole (taking into account the pari passu or subordinate nature of any Companion Loans)). Promptly upon determining whether or not to revise any Asset Status Report to take into account any input and/or comments from the operating advisor or the Directing Certificateholder, the applicable special servicer will be required to revise the Asset Status Report, if applicable, and deliver to the operating advisor and the Directing Certificateholder the revised Asset Status Report (until a Final Asset Status Report is issued) or provide notice that such special servicer has decided not to revise such Asset Status Report, as applicable.

The applicable special servicer will not be required to take or to refrain from taking any action because of an objection or comment by the operating advisor or a recommendation of the operating advisor.

After the occurrence and during the continuance of a Control Termination Event but prior to the occurrence and continuance of a Consultation Termination Event, each of the Directing Certificateholder (other than with respect to an applicable Excluded Loan) and the operating advisor will be entitled to consult with the applicable special servicer and propose alternative courses of action and provide other feedback in respect of any Asset Status Report. After the occurrence and during the continuance of a Consultation Termination Event, the Directing Certificateholder will have no right to receive any Asset Status Report or otherwise consult with such special servicer with respect to Asset Status Reports and such special servicer will only be obligated to consult with the operating advisor with respect to any Asset Status Report as described above. The applicable special servicer may choose to revise the Asset Status Report as it deems reasonably necessary in accordance with the Servicing Standard to take into account any input and/or recommendations of the operating advisor or the Directing Certificateholder during the applicable periods described above, but is under no obligation to follow any particular recommendation of the operating advisor or the Directing Certificateholder.

With respect to each Non-Serviced Mortgage Loan, the related Non-Serviced Directing Certificateholder will have approval and consultation rights with respect to any asset status report prepared by the related Non-Serviced Special Servicer with respect to the related Non-Serviced Whole Loan that are substantially similar, but not identical, to the approval and consultation rights of the Directing Certificateholder with respect to the Mortgage Loans and the Serviced Whole Loans. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced AB Whole Loan”. See also “—Servicing of the Non-Serviced Mortgage Loans” below.

Realization Upon Mortgage Loans

If a payment default or material non-monetary default on a Mortgage Loan (other than a Non-Serviced Mortgage Loan) has occurred, then, pursuant to the PSA, the applicable special servicer, on behalf of the trustee, may, in accordance with the terms and provisions of the PSA, at any time institute foreclosure proceedings, exercise any power of sale contained in the related Mortgage, obtain a deed-in-lieu of foreclosure, or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise. Such special servicer is not permitted, however, to cause the trustee to acquire title to any Mortgaged Property, have a receiver of rents appointed with respect to any Mortgaged Property or take

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any other action with respect to any Mortgaged Property that would cause the trustee, for the benefit of the Certificateholders, or any other specified person to be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or an “operator” of such Mortgaged Property within the meaning of certain federal environmental laws, unless such special servicer has determined in accordance with the Servicing Standard, based on an updated environmental assessment report prepared by a person who regularly conducts environmental audits and performed within six months prior to any such acquisition of title or other action (which report will be an expense of the issuing entity subject to the terms of the PSA) that:

(a)    such Mortgaged Property is in compliance with applicable environmental laws or, if not, after consultation with an environmental consultant, that it would be in the best economic interest of the Certificateholders (and with respect to any Serviced Whole Loan, the related Companion Holders), as a collective whole as if such Certificateholders and, if applicable, Companion Holders constituted a single lender, to take such actions as are necessary to bring such Mortgaged Property in compliance with such laws, and

(b)    there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any currently effective federal, state or local law or regulation, or that, if any such hazardous materials are present for which such action could be required, after consultation with an environmental consultant, it would be in the best economic interest of the Certificateholders (and with respect to any Serviced Whole Loan, the related Companion Holders), as a collective whole as if such Certificateholders and, if applicable, Companion Holders constituted a single lender, to take such actions with respect to the affected Mortgaged Property.

Such requirement precludes enforcement of the security for the related Mortgage Loan until a satisfactory environmental site assessment is obtained (or until any required remedial action is taken), but will decrease the likelihood that the issuing entity will become liable for a material adverse environmental condition at the Mortgaged Property. However, we cannot assure you that the requirements of the PSA will effectively insulate the issuing entity from potential liability for a materially adverse environmental condition at any Mortgaged Property.

If title to any Mortgaged Property is acquired by the issuing entity (directly or through a single member limited liability company established for that purpose), the applicable special servicer will be required to sell the Mortgaged Property prior to the close of the third calendar year beginning after the year of acquisition, unless (1) the IRS grants (or has not denied) a qualifying extension of time to sell the Mortgaged Property or (2) such special servicer, the certificate administrator and the trustee receive an opinion of independent counsel to the effect that the holding of the Mortgaged Property by the Lower-Tier REMIC longer than the above-referenced 3 year period will not result in the imposition of a tax on any Trust REMIC or cause any Trust REMIC to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding. Subject to the foregoing and any other tax-related limitations, pursuant to the PSA, the applicable special servicer will generally be required to attempt to sell any Mortgaged Property so acquired in accordance with the Servicing Standard. The applicable special servicer will also be required to ensure that any Mortgaged Property acquired by the issuing entity is administered so that it constitutes “foreclosure property” within the meaning of Code Section 860G(a)(8) at all times, and that the sale of the Mortgaged Property does not result in the receipt by the issuing entity of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B). If the Lower-Tier REMIC acquires title to any Mortgaged Property, the applicable special servicer,

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on behalf of the Lower-Tier REMIC, will retain, at the expense of the issuing entity, an independent contractor to manage and operate the property. The independent contractor generally will be permitted to perform construction (including renovation) on a foreclosed property only if the construction was more than 10% completed at the time default on the related Mortgage Loan became imminent. The retention of an independent contractor, however, will not relieve the applicable special servicer of its obligation to manage the Mortgaged Property as required under the PSA.

In general, the applicable special servicer will be obligated to cause any Mortgaged Property acquired as an REO Property to be operated and managed in a manner that would, in its reasonable judgment and in accordance with the Servicing Standard, maximize the issuing entity’s net after-tax proceeds from such property. Generally, no Trust REMIC will be taxable on income received with respect to a Mortgaged Property acquired by the issuing entity to the extent that it constitutes “rents from real property”, within the meaning of Code Section 856(c)(3)(A) and Treasury regulations under the Code. Rents from real property include fixed rents and rents based on the gross receipts or sales of a tenant but do not include the portion of any rental based on the net income or profit of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. Rents from real property include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are “customary” within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the issuing entity would not constitute rents from real property. In addition, it is possible that none of the income with respect to a Mortgaged Property would qualify if a separate charge is not stated for non-customary services provided to tenants or if such services are not performed by an independent contractor. Rents from real property also do not include income from the operation of a trade or business on the Mortgaged Property, such as a hotel property, or rental income attributable to personal property leased in connection with a lease of real property if the rent attributable to personal property exceeds 15% of the total net rent for the taxable year. Any of the foregoing types of income may instead constitute “net income from foreclosure property”, which would be taxable to a REMIC at the federal corporate rate and may also be subject to state or local taxes. The PSA provides that the applicable special servicer will be permitted to cause the Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to Certificateholders is greater than another method of operating or net leasing the Mortgaged Property. Because these sources of income, if they exist, are already in place with respect to the Mortgaged Properties, it is generally viewed as beneficial to Certificateholders to permit the issuing entity to continue to earn them if it acquires a Mortgaged Property, even at the cost of this tax. These taxes would be chargeable against the related income for purposes of determining the proceeds available for distribution to holders of certificates. See “Material Federal Income Tax Considerations—Taxes That May Be Imposed on a REMIC—Prohibited Transactions”.

Under the PSA, each special servicer is required to establish and maintain one or more REO Accounts, to be held on behalf of the trustee for the benefit of the Certificateholders and, with respect to a Serviced Whole Loan, the related Companion Holder, for the retention of revenues and insurance proceeds derived from each REO Property. Each special servicer is required to use the funds in the applicable REO Account to pay for the proper operation, management, maintenance and disposition of any REO Property for which it is acting as

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special servicer, but only to the extent that amounts on deposit in the applicable REO Account relate to such REO Property. To the extent that amounts in the applicable REO Account in respect of any REO Property are insufficient to make such payments, the applicable master servicer is required to make a Servicing Advance, unless it determines such Servicing Advance would be nonrecoverable. On the later of the date that is (x) on or prior to each Determination Date or (y) two business days after such amounts are received and properly identified, the applicable special servicer is required to remit to the master servicer for deposit all amounts received in respect of each REO Property during the most recently ended Collection Period, net of any amounts withdrawn to make any permitted disbursements, into the applicable Collection Account; provided that such special servicer may retain in the applicable REO Account permitted reserves.

Sale of Defaulted Loans and REO Properties

If the applicable special servicer determines in accordance with the Servicing Standard that no satisfactory arrangements (including by way of discounted payoff) can be made for collection of delinquent payments thereon and such sale would be in the best economic interests of the Certificateholders or, in the case of a Serviced Whole Loan, Certificateholders and any holder of the related Serviced Pari Passu Companion Loan (as a collective whole as if such Certificateholders and Companion Holder constituted a single lender) to attempt to sell a Defaulted Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan as described below, such special servicer will be required to use reasonable efforts to solicit offers for each Defaulted Loan on behalf of the Certificateholders and the holder of any related Serviced Companion Loan in such manner as will be reasonably likely to maximize the value of the Defaulted Loan on a net present value basis. To the extent that a Non-Serviced Mortgage Loan is not sold together with the related Non-Serviced Companion Loan by the related Non-Serviced Special Servicer, the applicable special servicer will, under certain limited circumstances specified in the related Intercreditor Agreement, be entitled to sell (i) with the consent of the Directing Certificateholder if no Control Termination Event has occurred and is continuing and (ii) after consulting with the applicable Risk Retention Consultation Party, in each case, with respect to any Mortgage Loan (other than an Excluded Loan as to such party) such Non-Serviced Mortgage Loan if it determines in accordance with the Servicing Standard that such action would be in the best interests of the Certificateholders. In the absence of a cash offer at least equal to its outstanding principal balance plus all accrued and unpaid interest and outstanding costs and expenses and certain other amounts under the PSA (a “Par Purchase Price”), the applicable special servicer may purchase the Defaulted Loan for the Par Purchase Price or may accept the first cash offer received from any person that constitutes a fair price for the Defaulted Loan. If multiple offers are received during the period designated by the applicable special servicer for receipt of offers, such special servicer is generally required to select the highest offer. The applicable special servicer is required to give the trustee, the certificate administrator, the applicable master servicer, the operating advisor and (other than in respect of any applicable Excluded Loan) the Directing Certificateholder (but only prior to the occurrence and continuance of a Consultation Termination Event) and each Risk Retention Consultation Party not less than 10 business days’ prior written notice of its intention to sell any such Defaulted Loan. Neither the trustee nor any of its affiliates may make an offer for or purchase any Defaulted Loan. “Defaulted Loan” means a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan that is a Specially Serviced Loan and (i) that is delinquent at least 60 days in respect of its Periodic Payments (other than a balloon payment) or delinquent in respect of its balloon payment, if any; provided that in respect of a balloon payment, such period will be 120 days if the related borrower has provided the applicable master servicer or applicable special servicer, as applicable, with a written and fully

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executed (subject only to customary final closing conditions) refinancing commitment (or if refinancing commitments are not then customarily issued by commercial mortgage lenders, such written, executed and binding alternative documentation as is customarily used by commercial real estate lenders for such purpose) or purchase and sale agreement from an acceptable lender or purchaser, as applicable, and reasonably satisfactory in form and substance to such master servicer and special servicer, as applicable (and such master servicer or special servicer, as applicable, will be required to promptly forward such documentation to the Directing Certificateholder); and such delinquency is to be determined without giving effect to any grace period permitted by the related Mortgage or Mortgage Note and without regard to any acceleration of payments under the related Mortgage and Mortgage Note or (ii) as to which such special servicer has, by written notice to the related borrower, accelerated the maturity of the indebtedness evidenced by the related Mortgage Note.

The applicable special servicer will be required to determine whether any cash offer constitutes a fair price for any Defaulted Loan if the highest offeror is a person other than an Interested Person. In determining whether any offer from a person other than an Interested Person constitutes a fair price for any Defaulted Loan, such special servicer will be required to take into account (in addition to the results of any appraisal, updated appraisal or narrative appraisal that it may have obtained pursuant to the PSA within the prior 9 months), among other factors, the period and amount of the occupancy level and physical condition of the related Mortgaged Property and the state of the local economy.

If the offeror is an Interested Person (provided that the trustee may not be a offeror), then the trustee will be required to determine whether the cash offer constitutes a fair price unless (i) the offer is equal to or greater than the applicable Par Purchase Price and (ii) the offer is the highest offer received. Absent an offer at least equal to the Par Purchase Price, no offer from an Interested Person will constitute a fair price unless (A) it is the highest offer received and (B) at least two other offers are received from independent third parties. In determining whether any offer received from an Interested Person represents a fair price for any such Defaulted Loan, the trustee will be supplied with and will be required to rely on the most recent appraisal or updated appraisal conducted in accordance with the PSA within the preceding 9-month period or, in the absence of any such appraisal, on a new appraisal. Except as provided in the following paragraph, the cost of any appraisal will be covered by, and will be reimbursable as, a Servicing Advance by the applicable master servicer.

Notwithstanding anything contained in the preceding paragraph to the contrary, if the trustee is required to determine whether a cash offer by an Interested Person constitutes a fair price, the trustee will be required to (at the expense of the Interested Person) designate an independent third party expert in real estate or commercial mortgage loan matters with at least 5 years’ experience in valuing loans similar to the subject Mortgage Loan or Serviced Whole Loan, as the case may be, that has been selected with reasonable care by the trustee to determine if such cash offer constitutes a fair price for such Mortgage Loan or Serviced Whole Loan. If the trustee designates such a third party to make such determination, the trustee will be entitled to rely conclusively upon such third party’s determination. The reasonable fees of, and the costs of all appraisals, inspection reports and broker opinions of value incurred by any such third party pursuant to this paragraph will be covered by, and will be reimbursable by, the Interested Person, and to the extent not collected from such Interested Person within 30 days of request therefor, by the applicable master servicer as a Servicing Advance; provided that the trustee will not engage a third party expert whose fees exceed a commercially reasonable amount as determined by the trustee.

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The applicable special servicer is required to use reasonable efforts to solicit offers for each REO Property on behalf of the Certificateholders and the related Companion Holder(s) (if applicable) and to sell each REO Property in the same manner as with respect to a Defaulted Loan.

Notwithstanding any of the foregoing paragraphs, the applicable special servicer will not be required to accept the highest cash offer for a Defaulted Loan or REO Property if such special servicer determines in consultation with (i) the Directing Certificateholder (unless a Consultation Termination Event has occurred and is continuing) and (ii) each Risk Retention Consultation Party, in each case, other than with respect to any Mortgage Loan that is an Excluded Loan as to such party and subject to the limitations on consultation under this “Pooling and Servicing Agreement” and, in the case of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s), in accordance with the Servicing Standard (and subject to the requirements of any related Intercreditor Agreement), that rejection of such offer would be in the best interests of the Certificateholders and, in the case of a sale of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s) (as a collective whole as if such Certificateholders and, if applicable, the related Companion Holder(s) constituted a single lender). In addition, such special servicer may accept a lower offer (from any person other than itself or an affiliate) if it determines, in accordance with the Servicing Standard, that acceptance of such offer would be in the best interests of the Certificateholders and, in the case of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s) (as a collective whole as if such Certificateholders and, if applicable, the related Companion Holder(s) constituted a single lender). Each applicable special servicer will be required to use reasonable efforts to sell all Defaulted Loans prior to the Rated Final Distribution Date.

An “Interested Person”, as of the date of any determination, is the depositor, any master servicer, any special servicer, the operating advisor, the asset representations reviewer, the certificate administrator, the trustee, the Directing Certificateholder, any Risk Retention Consultation Party, any sponsor, any Borrower Party, any independent contractor engaged by a special servicer or any known affiliate of any of the preceding entities, and, with respect to a Whole Loan if it is a Defaulted Loan, the depositor, the applicable master servicer, the applicable special servicer (or any independent contractor engaged by the applicable special servicer), or the trustee for the securitization of a Companion Loan, and each related Companion Holder or its representative, any holder of a related mezzanine loan, or any known affiliate of any such party described above.

With respect to any Serviced Whole Loan, pursuant to the terms of the related Intercreditor Agreement(s), if such Serviced Whole Loan becomes a Defaulted Loan, and if the applicable special servicer determines to sell the related Mortgage Loan in accordance with the discussion in this “—Sale of Defaulted Loans and REO Properties” section, then such special servicer will be required to sell each related Companion Loan together with such Mortgage Loan as one whole loan and will be required to require that all offers be submitted to such special servicer in writing. The applicable special servicer will not be permitted to sell the related Mortgage Loan together with each related Companion Loan if such Serviced Whole Loan becomes a Defaulted Loan without the consent of the holder of the related Companion Loan, unless such special servicer complies with certain notice and delivery requirements set forth in the PSA and any related Intercreditor Agreement. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”.

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In addition, with respect to each Non-Serviced Mortgage Loan, if such Mortgage Loan has become a defaulted loan under the related Non-Serviced PSA, the related Non-Serviced Special Servicer will generally have the right and obligation to sell such Mortgage Loan together with the related Companion Loan(s) as notes evidencing one whole loan. The issuing entity, as the holder of such Non-Serviced Mortgage Loan, will have the right to consent to such sale, provided that the Non-Serviced Special Servicer may sell the related Non-Serviced Whole Loan without such consent if the required notices and information regarding such sale are provided to the issuing entity in accordance with the related Intercreditor Agreement. The Directing Certificateholder will be entitled to exercise such consent right so long as no Control Termination Event has occurred and is continuing, and if a Control Termination Event has occurred and is continuing, the applicable special servicer will be entitled to exercise such consent rights. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced AB Whole Loan”.

To the extent that Liquidation Proceeds collected with respect to any Mortgage Loan are less than the sum of (1) the outstanding principal balance of the Mortgage Loan, (2) interest accrued on the Mortgage Loan and (3) the aggregate amount of outstanding reimbursable expenses (including any (i) unpaid servicing compensation, (ii) unreimbursed Servicing Advances, (iii) accrued and unpaid interest on all Advances and (iv) additional expenses of the issuing entity) incurred with respect to the Mortgage Loan, the issuing entity will realize a loss in the amount of the shortfall. The trustee, the applicable master servicer and/or the applicable special servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any Mortgage Loan, prior to the distribution of those Liquidation Proceeds to Certificateholders, of any and all amounts that represent unpaid servicing compensation in respect of the related Mortgage Loan, certain unreimbursed expenses incurred with respect to the Mortgage Loan and any unreimbursed Advances (including interest on Advances) made with respect to the Mortgage Loan. In addition, amounts otherwise distributable on the certificates will be further reduced by interest payable to the applicable master servicer, the applicable special servicer or trustee on these Advances.

The Directing Certificateholder

General

Subject to the rights of the holder of any related Companion Loan under the related Intercreditor Agreements as described in the next paragraph and under “—Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans” below, for so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder will be entitled to advise (1) the applicable special servicer, with respect to all Major Decisions for all Serviced Mortgage Loans (other than any Excluded Loan), (2) the applicable special servicer, with respect to all Serviced Mortgage Loans, as to the Special Servicer Decisions described in clauses (iv), (v), (vi) and (vii) of the definition of “Special Servicer Decision” and (3) the applicable master servicer to the extent the Directing Certificateholder’s consent is required by the applicable clauses of the definition of “Master Servicer Decision”, and will have the right to replace the applicable special servicer with or without cause and have certain other rights under the Pooling and Servicing Agreement as described below. With respect to any Mortgage Loan other than an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, upon the occurrence and continuance of a Control Termination Event, the Directing Certificateholder will have certain consultation rights only, and upon the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholder will not have any consent or consultation rights, as further described below.

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Each Risk Retention Consultation Party will be entitled to consult (other than with respect to any Excluded Loan with respect to any Risk Retention Consultation Party or the holder of the RR Interest by whom such Risk Retention Consultation Party was appointed) on a strictly non-binding basis with the applicable special servicer in connection with Major Decisions described herein; provided, that prior to the occurrence and continuance of a Consultation Termination Event, the related Mortgage Loan must also be a Specially Serviced Loan.

The “Directing Certificateholder” will be, with respect to each Mortgage Loan (other than any Excluded Loan), the Controlling Class Certificateholder (or its representative) selected by more than 50% of the Controlling Class Certificateholders, by Certificate Balance, as determined by the certificate registrar from time to time; provided, however, that

(1)      absent that selection, or

(2)      until a Directing Certificateholder is so selected, or

(3)      upon receipt of a notice from a majority of the Controlling Class Certificateholders, by Certificate Balance, that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class (or its representative) will be the Directing Certificateholder;

provided, however, that (i) in the case of this clause (3), in the event no one holder owns the largest aggregate Certificate Balance of the Controlling Class, then there will be no Directing Certificateholder until appointed in accordance with the terms of the PSA, and (ii) the certificate administrator and the other parties to the PSA will be entitled to assume that the identity of the Directing Certificateholder has not changed until such parties receive written notice of a replacement of the Directing Certificateholder from a party holding the requisite interest in the Controlling Class (as confirmed by the certificate registrar), or the resignation of the then-current Directing Certificateholder.

The initial Directing Certificateholder with respect to each Mortgage Loan (other than any Excluded Loans as to the Directing Certificateholder) is expected to be RREF V – D AIV RR L, LLC or its affiliate.

A “Controlling Class Certificateholder” is each holder (or Certificate Owner, if applicable) of a certificate of the Controlling Class as determined by the certificate registrar from time to time, upon request by any party to the PSA.

The “Controlling Class” will be, as of any time of determination, the most subordinate class of Control Eligible Certificates then-outstanding that has an aggregate Certificate Balance (as notionally reduced by any Allocated Cumulative Appraisal Reduction Amounts allocable to such class) at least equal to 25% of the initial Certificate Balance of that class; provided, however, that if at any time the Certificate Balances of the Principal Balance Certificates (other than the Control Eligible Certificates and the RR Interest) have been reduced to zero as a result of principal payments on the Mortgage Loans, then the Controlling Class will be the most subordinate class of Control Eligible Certificates that has a Certificate Balance greater than zero without regard to any Allocated Cumulative Appraisal Reduction Amounts. The Controlling Class as of the Closing Date will be the Class G-RR certificates.

The “Control Eligible Certificates” will be any of the Class F-RR or Class G-RR certificates.

Any master servicer, any special servicer, the operating advisor, the certificate administrator, the trustee or any certificateholder may request that the certificate registrar

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determine which class of certificates is the then-current Controlling Class and the certificate registrar must thereafter provide such information to the requesting party. The depositor, the trustee, any master servicer, any special servicer, the operating advisor and, for so long as no Consultation Termination Event has occurred and is continuing, the Directing Certificateholder, may request that the certificate administrator provide, and the certificate administrator must so provide, a list of the holders (or Certificate Owners, if applicable) of the Controlling Class at the expense of the issuing entity. The trustee, the certificate administrator, each applicable master servicer, each applicable special servicer and the operating advisor may each rely on any such list so provided.

In the event that no Directing Certificateholder or Risk Retention Consultation Party, as applicable, has been appointed or identified to any master servicer or special servicer, as applicable, and such master servicer or special servicer, as applicable, has attempted to obtain such information from the certificate administrator and no such entity has been identified to such master servicer or special servicer, as applicable, then until such time as the new Directing Certificateholder or Risk Retention Consultation Party, as applicable, is identified to such master servicer and special servicer, such master servicer or special servicer, as applicable, will have no duty to consult with, provide notice to, or seek the approval or consent of any such Directing Certificateholder or Risk Retention Consultation Party, as applicable, as the case may be.

Major Decisions

Except as otherwise described under “—Control Termination Event, Operating Advisor Consultation Event and Consultation Termination Event” and “—Servicing Override” below and subject to the rights of the holder of any related Companion Loan under the related Intercreditor Agreement as described under “—Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans” below, prior to the occurrence and continuance of a Control Termination Event, the applicable special servicer will not be permitted to take any of the following actions without the Directing Certificateholder’s consent (provided that if such written consent has not been received by such special servicer within 10 business days after receipt of the applicable special servicer’s written recommendation and analysis and all information reasonably requested by the Directing Certificateholder and reasonably available to the applicable special servicer in order to grant or withhold such consent, the Directing Certificateholder will be deemed to have approved such action); provided that the foregoing consent rights of the Directing Certificateholder will not apply to any Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class. Upon request, the applicable special servicer, other than with respect to an Excluded Loan as to any Risk Retention Consultation Party or the holder of the RR Interest by whom such Risk Retention Consultation Party was appointed (except to the extent set forth above in “—Enforcement of ‘Due-on-Sale’ and ‘Due-on-Encumbrance’ Provisions”), will also be required to consult on a non-binding basis with a Risk Retention Consultation Party with respect to such Major Decision; provided, that prior to the occurrence and continuance of a Consultation Termination Event, the related Mortgage Loan must also be a Specially Serviced Loan.

“Major Decision” means with respect to any Serviced Mortgage Loan or Serviced Whole Loan (and, in the case of clause (xii), a Non-Serviced Mortgage Loan), each of the following:

(i)                     any proposed or actual foreclosure upon or comparable conversion (which may include acquisition of an REO Property) of the ownership of properties securing any Serviced Mortgage Loan or Serviced Companion Loan that comes into and continues in default;

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(ii)                  any modification, consent to a modification or waiver of any monetary term (other than late fees and default interest) or material non-monetary term (including, without limitation, the timing of payments and acceptance of discounted payoffs) of a Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan or any extension of the maturity date of such Mortgage Loan or Serviced Whole Loan other than in connection with a maturity default if refinancing or sale is expected within 120 days as provided in clause (viii) of the definition of “Master Servicer Decisions”;

(iii)               following a default or an event of default with respect to a Mortgage Loan or Serviced Whole Loan, any exercise of remedies, including the acceleration of the Mortgage Loan or Serviced Whole Loan or initiation of any proceedings, judicial or otherwise, under the related Mortgage Loan documents;

(iv)                any sale of a Defaulted Loan and any related defaulted Companion Loan, or any REO Property (other than in connection with the termination of the issuing entity as described under “—Termination; Retirement of Certificates”) or a defaulted Non-Serviced Mortgage Loan that the applicable special servicer is permitted to sell in accordance with the PSA, in each case, for less than the applicable Purchase Price;

(v)                   any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at an REO Property;

(vi)                any release of material collateral or any acceptance of substitute or additional collateral for a Serviced Mortgage Loan or Serviced Whole Loan or any consent to either of the foregoing, other than if required pursuant to the specific terms of the related Mortgage Loan documents and for which there is no material lender discretion and other than the items listed in clauses (ii), (v) and (xiv) of the definition of “Master Servicer Decision”;

(vii)             any waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to a Serviced Mortgage Loan or a Serviced Whole Loan, or any consent to such a waiver or consent to a transfer of the Mortgaged Property or interests in the borrower, other than (A) any such transfer as described under clause (xiii) of the definition of “Master Servicer Decision” or any such encumbrance as described under clause (xv) of the definition of “Master Servicer Decision”, or (B) solely with respect to a Mortgage Loan secured by a residential cooperative property sold to the depositor by National Cooperative Bank, N.A., subject to the satisfaction of various conditions and subject to certain parameters set forth in the PSA and discussed under “Description of the Mortgage Pool—Additional Indebtedness—Other Secured Indebtedness—Additional Debt Financing For Mortgage Loans Secured by Residential Cooperatives Sold to the Depositor by National Cooperative Bank, N.A.” in this prospectus, (a) the waiver of a “due-on-encumbrance” clause with respect to a mortgage loan secured by a residential cooperative property sold to the depositor by National Cooperative Bank, N.A. to permit subordinate debt secured by the related mortgaged property and (b) the incurrence of additional indebtedness by a residential cooperative borrower;

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(viii)          other than in the case of a Mortgage Loan secured by a residential cooperative property sold to the depositor by National Cooperative Bank, N.A., any property management company changes with respect to a Mortgage Loan, including, without limitation, approval of the termination of a manager and appointment of a new property manager, in each case, if the replacement property manager is a Borrower Party or the Mortgage Loan has an outstanding principal balance equal to or greater than $10,000,000;

(ix)              any franchise changes with respect to a Mortgage Loan for which the lender is required to consent or approve such changes under the related Mortgage Loan documents;

(x)                 other than in the case of any Non-Specially Serviced Loan or Mortgage Loan secured by a residential cooperative property sold to the depositor by National Cooperative Bank, N.A., releases of any material amounts from escrow accounts, reserve accounts or letters of credit held as performance escrows or reserves, other than those required pursuant to the specific terms of the related Serviced Mortgage Loan or Serviced Whole Loan and for which there is no material lender discretion, and other than those that are permitted to be undertaken by the applicable master servicer without the consent of the applicable special servicer under the PSA;

(xi)              any acceptance of an assumption agreement or any other agreement permitting a transfer of interests in a borrower or guarantor releasing a borrower or guarantor from liability under a Serviced Mortgage Loan or Serviced Whole Loan other than pursuant to the specific terms of such Mortgage Loan or Serviced Whole Loan and for which there is no material lender discretion;

(xii)           subject to the proviso at the end of this definition, any modification, amendment, consent to a modification or waiver of any material term of any intercreditor, co-lender or similar agreement with any mezzanine lender, subordinate debt holder or Pari Passu Companion Loan holder related to a Mortgage Loan or Whole Loan, or any action to enforce rights (or decision not to enforce rights) with respect thereto; provided, however, that any such modification or amendment that would adversely impact the applicable master servicer will additionally require the consent of such master servicer as a condition to its effectiveness;

(xiii)        agreeing to any modification, waiver, consent or amendment of the related Mortgage Loan or Serviced Whole Loan in connection with a defeasance if such proposed modification, waiver, consent or amendment is with respect to (A) a modification of the type of defeasance collateral required under the Mortgage Loan or Serviced Whole Loan documents such that defeasance collateral other than direct, non-callable obligations of the United States would be permitted or (B) a modification that would permit a principal prepayment instead of defeasance if the applicable loan documents do not otherwise permit such principal prepayment;

(xiv)         other than with respect to a Non-Specially Serviced Loan, any determination of Acceptable Insurance Default; and

(xv)            any consent to incurrence of additional debt by a borrower or mezzanine debt by a direct or indirect parent of a borrower, to the extent the mortgagee’s approval is required under the related Mortgage Loan documents, other than with respect to a Mortgage Loan secured by a residential cooperative property sold to the Depositor by National Cooperative Bank, N.A., as to which certain parameters set forth in the PSA and discussed under “Description of the Mortgage Pool—Additional

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Indebtedness—Other Secured Indebtedness—Additional Debt Financing for Mortgage Loans Secured by Residential Cooperatives Sold to the Depositor by National Cooperative Bank, N.A.” have been satisfied;

provided that with respect to any Non-Specially Serviced Loan or any Non-Serviced Mortgage Loan, if the applicable special servicer determines, with respect to clause (xii) above, that a modification, amendment or waiver is administrative in nature, including a note splitting amendment, it is required to provide written notice of such determination to the applicable master servicer, in which case, such master servicer will process such decision and such decision will be deemed to be a Master Servicer Decision not a Major Decision; provided, further, that the applicable special servicer will be required to make any such determination and provide any such notice within two (2) business days of its receipt of a request related to any such decision.

A “Non-Specially Serviced Loan” means any Serviced Mortgage Loan or Serviced Companion Loan that is not a Specially Serviced Loan.

Subject to the terms and conditions described in this section, the applicable special servicer will be required to process all requests for any matter that constitutes a “Major Decision” with respect to all Serviced Mortgage Loans and Serviced Companion Loans. Upon receiving a request for any matter described in this section that constitutes a Major Decision with respect to a Serviced Mortgage Loan (other than a Non-Serviced Mortgage Loan) that is not a Specially Serviced Loan, the applicable master servicer will be required to promptly forward such request to the applicable special servicer and the applicable special servicer will be required to process such request (including, without limitation, interfacing with the borrower) (unless the applicable master servicer and special servicer mutually agree that such master servicer will process such request with respect to a Mortgage Loan or Serviced Whole Loan that is not a Specially Serviced Loan with respect to a Major Decision or Special Servicer Decision) and, except as provided in the next sentence, the applicable master servicer will have no further obligation with respect to such request or the Major Decision. With respect to such request, the applicable master servicer will continue to cooperate with reasonable requests of the applicable special servicer by delivering any additional information in such master servicer’s possession to such special servicer that is reasonably requested by such special servicer relating to such Major Decision. Unless the applicable master servicer and special servicer mutually agree that such master servicer will process such Major Decision with respect to a Mortgage Loan or Serviced Whole Loan that is not a Specially Serviced Loan, such master servicer will not be permitted to process any Major Decision or Special Servicer Decision and will not be required to interface with the borrower or provide a written recommendation and analysis with respect to any Major Decision or Special Servicer Decision. If the applicable master servicer and special servicer mutually agree that such master servicer will process a Major Decision with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan that is a non-Specially Serviced Loan, such master servicer will be required to obtain the special servicer’s prior consent (or deemed consent) to the Major Decision.

In addition, the applicable master servicer is required to provide the applicable special servicer with any notice that it receives relating to a default by the borrower under a ground lease where the collateral for the Mortgage Loan is the ground lease, and such special servicer will determine in accordance with the Servicing Standard whether the issuing entity as lender should cure any borrower defaults relating to ground leases. Any costs relating to any such cure of a borrower default relating to a ground lease is required to be paid by the applicable master servicer as a Servicing Advance.

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With respect to (i) prior to the occurrence and continuance of a Consultation Termination Event, any Major Decision relating to a Specially Serviced Loan, and (ii) after the occurrence and during the continuance of a Consultation Termination Event, any Major Decision relating to a Mortgage Loan (in each case, other than with respect to an Excluded Loan with respect to any Risk Retention Consultation Party or the holder of the RR Interest by whom such Risk Retention Consultation Party was appointed), each special servicer will be required to provide copies of any notice, information and report that it is required to provide to the Directing Certificateholder pursuant to the PSA with respect to such Major Decision to a Risk Retention Consultation Party, within the same time frame it is required to provide such notice, information or report to the Directing Certificateholder (for this purpose, without regard to whether such items are actually required to be provided to the Directing Certificateholder under the PSA due to the occurrence of a Control Termination Event or a Consultation Termination Event).

Notwithstanding anything to the contrary contained herein, after the occurrence and during the continuance of a Control Termination Event but prior to the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholder and the Risk Retention Consultation Parties will remain entitled to receive any notices, reports or information to which it is entitled, and the applicable special servicer and any other applicable party will be required to consult (on a non-binding basis) with the Directing Certificateholder and, with respect to a Specially Serviced Loan, the applicable Risk Retention Consultation Party (in each case, other than with respect to any Excluded Loan as to such party) in connection with any Major Decision to be taken or refrained from being taken in accordance with the PSA. After the occurrence and continuance of a Consultation Termination Event (and at any time with respect to any Excluded Loan with respect the Directing Certificateholder or the holder of the majority of the Controlling Class), the Directing Certificateholder will have no direction, consultation or consent rights and no right to receive any notices, reports or information (other than notices, reports or information required to be delivered to all Certificateholders) or any other rights as Directing Certificateholder and, other than with respect to any Excluded Loan with respect to a Risk Retention Consultation Party or the holder of the RR Interest by whom such Risk Retention Consultation Party was appointed, the Risk Retention Consultation Parties will remain entitled to receive any notices, reports or information to which they are entitled, and the applicable special servicer and any other applicable party will be required to consult with the applicable Risk Retention Consultation Party (on a non-binding basis) in connection with any Major Decision to be taken or refrained from being taken.

Prior to the occurrence of an Operating Advisor Consultation Event, or if an Operating Advisor Consultation Event is no longer continuing, the applicable special servicer will be required to provide each Major Decision Reporting Package to the operating advisor promptly after such special servicer receives the Directing Certificateholder’s approval or deemed approval of such Major Decision Reporting Package; provided that with respect to any Non-Specially Serviced Loan, no Major Decision Reporting Package will be required to be delivered (and the applicable special servicer will use reasonable efforts not to deliver such Major Decision Reporting Package) prior to the occurrence of an Operating Advisor Consultation Event or if an Operating Advisor Consultation Event is no longer continuing. After the occurrence and during the continuance of an Operating Advisor Consultation Event (whether or not a Control Termination Event is continuing), the applicable special servicer will be required to provide each Major Decision Reporting Package to the operating advisor simultaneously with such special servicer’s written request for the operating advisor’s input regarding the related Major Decision (which written request and Major Decision Reporting Package may be delivered in one notice), as set forth under “—Control Termination Event, Operating Advisor Consultation Event and Consultation Termination Event” below.

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Asset Status Report

So long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder will have the right to disapprove the Asset Status Report prepared by any special servicer with respect to a Specially Serviced Loan (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party). If a Consultation Termination Event has occurred and is continuing, the Directing Certificateholder will have no right to receive any Asset Status Report or consult with the applicable special servicer with respect to Asset Status Reports. See “—Asset Status Report” above.

Replacement of a Special Servicer

With respect to any Mortgage Loan other than an applicable Excluded Loan and for so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder will have the right to replace any special servicer with or without cause as described under “—Replacement of a Special Servicer Without Cause” and “—Termination of a Master Servicer or Special Servicer for Cause—Servicer Termination Events” below.

Control Termination Event, Operating Advisor Consultation Event and Consultation Termination Event

With respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan or any applicable Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class) or Serviced Whole Loan and subject to the rights of any Companion Holder under an Intercreditor Agreement, if a Control Termination Event has occurred and is continuing, but for so long as no Consultation Termination Event has occurred and is continuing, the applicable special servicer will not be required to obtain the consent of the Directing Certificateholder with respect to any of the Major Decisions or Asset Status Reports, but will be required to consult with the Directing Certificateholder in connection with any Major Decision or Asset Status Report (or any other matter for which the consent of the Directing Certificateholder would have been required or for which the Directing Certificateholder would have the right to direct such special servicer if no Control Termination Event had occurred and was continuing) and to consider alternative actions recommended by the Directing Certificateholder, in respect of such Major Decision or Asset Status Report (or such other matter). Additionally, upon request, such special servicer will be required to consult with a Risk Retention Consultation Party in connection with any Major Decision not relating to an Excluded Loan as to such party and consider alternative actions recommended by such Risk Retention Consultation Party. Any such consultation will not be binding on the applicable special servicer; provided, that prior to the occurrence and continuance of a Consultation Termination Event, the related Mortgage Loan must also be a Specially Serviced Loan. In the event such special servicer receives no response from the Directing Certificateholder or a Risk Retention Consultation Party, as applicable, within 10 business days following its written request for input (which request is required to include the related Major Decision Reporting Package) on any required consultation, such special servicer will not be obligated to consult with the Directing Certificateholder or such Risk Retention Consultation Party, as applicable, on the specific matter; provided, however, that the failure of the Directing Certificateholder to respond will not relieve such special servicer from consulting with the Directing Certificateholder on any future matters with respect to the related Mortgage Loan (other than a Non-Serviced Mortgage Loan or any applicable Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class) or Serviced Whole Loan. Each applicable special servicer will be required to provide each Major Decision Reporting Package to the operating advisor (a) prior to the occurrence of an Operating Advisor Consultation Event, promptly after the applicable special

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servicer receives the Directing Certificateholder’s approval or deemed approval with respect to such Major Decision or (b) following the occurrence and during the continuance of an Operating Advisor Consultation Event, simultaneously upon providing such Major Decision Reporting Package to the Directing Certificateholder; provided, however, that with respect to any Non-Specially Serviced Loan no Major Decision Reporting Package will be required to be delivered prior to the occurrence and continuance of an Operating Advisor Consultation Event. With respect to any particular Major Decision and/or related Major Decision Reporting Package or any Asset Status Report required to be delivered by the applicable special servicer to the operating advisor, such special servicer will be required to make available to the operating advisor a servicing officer with the relevant knowledge regarding any Mortgage Loan and such Major Decision and/or Asset Status Report in order to address reasonable questions that the operating advisor may have relating to, among other things, such Major Decision and/or Asset Status Report.

With respect to any Excluded Special Servicer Loan (that is not also an applicable Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class), if any, the Directing Certificateholder (prior to the occurrence and continuance of a Control Termination Event) will be required to select an Excluded Special Servicer with respect to such Excluded Special Servicer Loan. After the occurrence and during the continuance of a Control Termination Event, if at any time the applicable Excluded Special Servicer Loan is also an applicable Excluded Loan or if the Directing Certificateholder is entitled to appoint the Excluded Special Servicer but does not so appoint within 30 days of notice of resignation, the resigning special servicer will be required to use reasonable efforts to select the related Excluded Special Servicer. The resigning special servicer will not have any liability with respect to the actions or inactions of the applicable Excluded Special Servicer or with respect to the identity of the applicable Excluded Special Servicer.

In addition, if an Operating Advisor Consultation Event has occurred and is continuing, the applicable special servicer will also be required to deliver a Major Decision Reporting Package to the operating advisor and consult with the operating advisor in connection with any Major Decision (and such other matters that are subject to consultation rights of the operating advisor pursuant to the PSA) and to consider alternative actions recommended by the operating advisor in respect of such Major Decision; provided that such consultation is on a non-binding basis. In the event such special servicer receives no response from the operating advisor within 10 business days following the later of (i) its written request for input (which request is required to include the related Major Decision Reporting Package) on any required consultation and (ii) delivery of all such additional information reasonably requested by the operating advisor related to the subject matter of such consultation, such special servicer will not be obligated to consult with the operating advisor on the specific matter; provided, however, that the failure of the operating advisor to respond will not relieve such special servicer from consulting with the operating advisor on any future matters with respect to the related Mortgage Loan or Serviced Whole Loan or any other Mortgage Loan. Notwithstanding anything to the contrary contained in this prospectus, with respect to any applicable Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class (regardless of whether an Operating Advisor Consultation Event has occurred and is continuing), the applicable special servicer or the related Excluded Special Servicer, as applicable, will be required to consult with the operating advisor, on a non-binding basis, in connection with the related transactions involving proposed Major Decisions and consider alternative actions recommended by the operating advisor, in respect thereof, in accordance with the procedures set forth in the PSA for consulting with the operating advisor.

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If a Consultation Termination Event has occurred and is continuing, no class of certificates will act as the Controlling Class, and the Directing Certificateholder will not have any consultation or consent rights under the PSA or any right to receive any notices, reports or information (other than notices, reports or information required to be delivered to all Certificateholders) or any other rights as Directing Certificateholder under the PSA. The applicable special servicer will nonetheless be required to consult with only the operating advisor in connection with Major Decisions, asset status reports and other material special servicing actions to the extent set forth in the PSA, and no Controlling Class Certificateholder will be recognized or have any right to approve or be consulted with respect to asset status reports or material special servicer actions.

A “Control Termination Event” will occur when there is no class of Control Eligible Certificates has a then-outstanding Certificate Balance (taking into account the application of any Allocated Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of such class) at least equal to 25% of the initial Certificate Balance of that class; provided that a Control Termination Event will not be deemed continuing in the event that the Certificate Balances of the Principal Balance Certificates (other than the Control Eligible Certificates and the RR Interest) have been reduced to zero as a result of principal payments on the Mortgage Loans.

A “Consultation Termination Event” will occur when there is no class of Control Eligible Certificates that has a then-outstanding Certificate Balance at least equal to 25% of the initial Certificate Balance of that class, in each case, without regard to the application of any Allocated Cumulative Appraisal Reduction Amounts; provided that a Consultation Termination Event will not be deemed continuing in the event that the Certificate Balances of the Principal Balance Certificates (other than the Control Eligible Certificates and the RR Interest) have been reduced to zero as a result of principal payments on the Mortgage Loans.

The certificate administrator will notify the operating advisor, the applicable master servicer and the applicable special servicer within 10 business days of the existence or cessation of (i) any Control Termination Event, (ii) any Consultation Termination Event or (iii) any Operating Advisor Consultation Event.

With respect to any Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, none of the Directing Certificateholder or any Controlling Class Certificateholder will have any consent or consultation rights with respect to the servicing of such Excluded Loan and a Control Termination Event and Consultation Termination Event will be deemed to have occurred during such time as the applicable Mortgage Loan is an Excluded Loan.

The Directing Certificateholder will not have any consent or consultation rights with respect to any Mortgage Loan determined to be an Excluded Loan as to either such Directing Certificateholder or the holder of the majority of the Controlling Class. Notwithstanding the proviso to each of the definitions of “Control Termination Event” and “Consultation Termination Event”, in respect of the servicing of any such Excluded Loan, a Control Termination Event and a Consultation Termination Event will each be deemed to have occurred with respect to such Excluded Loan as to such party.

For a description of certain restrictions on any modification, waiver or amendment to the Mortgage Loan documents, see “—Modifications, Waivers and Amendments” above.

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Servicing Override

In the event that the applicable master servicer or the applicable special servicer, as applicable, determines that immediate action with respect to any Major Decision, Master Servicer Decision or Special Servicer Decision (or any other matter requiring consent of the Directing Certificateholder with respect to any Mortgage Loan other than an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, prior to the occurrence and continuance of a Control Termination Event in the PSA (or any matter requiring consultation with the Directing Certificateholder, any Risk Retention Consultation Party or the operating advisor)) is necessary to protect the interests of the Certificateholders (and, with respect to a Serviced Whole Loan, the interest of the Certificateholders and the holders of any related Serviced Pari Passu Companion Loan), as a collective whole (taking into account the pari passu nature of any Companion Loan), such master servicer or special servicer, as the case may be, may take any such action without waiting for the Directing Certificateholder’s response (or without waiting to consult with the Directing Certificateholder, any Risk Retention Consultation Party or the operating advisor, as the case may be); provided that such special servicer or master servicer, as applicable, if and to the extent required pursuant to the PSA, provides the Directing Certificateholder and such Risk Retention Consultation Party (or the operating advisor, if applicable) with prompt written notice following such action including a reasonably detailed explanation of the basis for such action.

In addition, neither the applicable master servicer nor the applicable special servicer (i) will be required to take or refrain from taking any action pursuant to instructions or objections from the Directing Certificateholder or (ii) may follow any advice or consultation provided by the Directing Certificateholder, any Risk Retention Consultation Party, the operating advisor or the holder of a Serviced Pari Passu Companion Loan (or its representative) that would (1) cause it to violate any applicable law, the related Mortgage Loan documents, any related Intercreditor Agreement, the PSA, including the Servicing Standard, or the REMIC provisions of the Code, (2) expose any master servicer, any special servicer, the certificate administrator, the operating advisor, the asset representations reviewer, the issuing entity or the trustee to liability, (3) materially expand the scope of responsibilities, or materially reduce the rights, of a master servicer or special servicer, as applicable, under the PSA or (4) cause such master servicer or special servicer, as applicable, to act, or fail to act, in a manner which in the reasonable judgment of such master servicer or special servicer, as applicable, is not in the best interests of the Certificateholders.

Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans

With respect to any Non-Serviced Whole Loan, the Directing Certificateholder for this securitization will not be entitled to exercise the rights described above, but such rights, or rights substantially similar to those rights, will be exercisable by the related Non-Serviced Directing Certificateholder or Controlling Holder, as applicable. The issuing entity, as the holder of the Non-Serviced Mortgage Loans has consultation rights with respect to certain major decisions relating to the related Non-Serviced Whole Loan and, other than in respect of an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, so long as no Consultation Termination Event has occurred and is continuing, the Directing Certificateholder will be entitled to exercise such consultation rights of the issuing entity pursuant to the terms of the related Intercreditor Agreement. In addition, other than in respect of an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder may have

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certain consent rights in connection with a sale of a Non-Serviced Whole Loan that has become a defaulted loan under the PSA or the related Non-Serviced PSA, as applicable. See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced AB Whole Loan” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Rights of the Holders of Serviced Pari Passu Companion Loans

With respect to a Serviced Pari Passu Mortgage Loan that has a related Pari Passu Companion Loan, the holder of the related Pari Passu Companion Loan has consultation rights with respect to certain Major Decisions and notice and information rights in connection with the sale of the related Serviced Whole Loan if it has become a Defaulted Loan to the extent described in “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “—Sale of Defaulted Loans and REO Properties”.

Limitation on Liability of Directing Certificateholder

The Directing Certificateholder will not be liable to the issuing entity or the Certificateholders for any action taken, or for refraining from the taking of any action, or for errors in judgment. However, the Directing Certificateholder will not be protected against any liability to the Controlling Class Certificateholders that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties owed to the Controlling Class Certificateholders.

Each Certificateholder will acknowledge and agree, by its acceptance of its certificates, that the Directing Certificateholder:

(a)  may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(b)  may act solely in the interests of the holders of the Controlling Class;

(c)  does not have any liability or duties to the holders of any class of certificates (other than the Controlling Class);

(d)  may take actions that favor the interests of the holders of one or more classes including the Controlling Class over the interests of the holders of one or more other classes of certificates; and

(e)    will have no liability whatsoever (other than to a Controlling Class Certificateholder) for having so acted as set forth in (a) – (d) above, and no Certificateholder may take any action whatsoever against the Directing Certificateholder or any director, officer, employee, agent or principal of the Directing Certificateholder for having so acted.

The taking of, or refraining from taking, any action by any master servicer or special servicer in accordance with the direction of or approval of the Directing Certificateholder, which does not violate the terms of any Mortgage Loan, any law, the Servicing Standard or the provisions of the PSA or the related Intercreditor Agreement, will not result in any liability on the part of such master servicer or special servicer.

Each Certificateholder will acknowledge and agree, by its acceptance of its certificates, that the holders of a Non-Serviced Companion Loan or their respective designees (e.g., the related Non-Serviced Directing Certificateholder) will have limitations on liability with

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respect to actions taken in connection with the related Mortgage Loan similar to the limitations of the Directing Certificateholder described above pursuant to the terms of the related Intercreditor Agreement and the related Non-Serviced PSA. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced AB Whole Loan”.

The Operating Advisor

General

The operating advisor will act solely as a contracting party to the extent set forth in the PSA, and in accordance with the Operating Advisor Standard, and will have no fiduciary duty to any party. The operating advisor’s duties will be limited to its specific duties under the PSA, and the operating advisor will have no duty or liability to any particular class of certificates or any Certificateholder or any third-party. The operating advisor is not a special servicer or a sub-servicer and will not be charged with changing the outcome on any particular Specially Serviced Loan. By purchasing a certificate, potential investors acknowledge and agree that there could be multiple strategies to resolve any Specially Serviced Loan and that the goal of the operating advisor’s participation is to provide additional input relating to each applicable special servicer’s compliance with the Servicing Standard in making its determinations as to which strategy to execute.

Potential investors should note that the operating advisor is not an “advisor” for any purpose other than as specifically set forth in the PSA and is not an advisor to any person, including without limitation any Certificateholder. For the avoidance of doubt, the operating advisor is not an “investment adviser” within the meaning of the Investment Advisers Act of 1940, as amended, or a “broker” or “dealer” within the meaning of the Exchange Act. See “Risk Factors—Other Risks Relating to the Certificates—Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment”.

Notwithstanding the foregoing, the operating advisor will generally have no obligations or consultation rights as operating advisor under the PSA for this transaction with respect to any Non-Serviced Whole Loan (each of which will be serviced pursuant to the related Non-Serviced PSA) or any related REO Properties. Furthermore, the operating advisor will have no obligation or responsibility at any time to review the actions of the applicable master servicer for compliance with the Servicing Standard. In addition, the operating advisors or equivalent parties (if any) under the Non-Serviced PSAs have certain obligations and consultation rights which are substantially similar to those of the operating advisor under the PSA for this transaction.

Duties of Operating Advisor at All Times

With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan), the operating advisor’s obligations will generally consist of the following:

(a)  reviewing the actions of the applicable special servicer with respect to any Specially Serviced Loan to the extent described in this prospectus and required under the PSA;

(b)  reviewing (i) all reports by the applicable special servicer made available to Privileged Persons that are posted on the certificate administrator’s website that are relevant to the operating advisor’s obligations under the PSA and (ii) each Asset Status Report (after the occurrence and during the continuance of an Operating Advisor Consultation Event) and Final Asset Status Report;

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(c)  recalculating and reviewing for accuracy and consistency with the PSA the mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with Appraisal Reduction Amounts, Collateral Deficiency Amounts, Cumulative Appraisal Reduction Amounts and net present value calculations used in the applicable special servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan, as described below; and

(d)  preparing an annual report (if any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan was a Specially Serviced Loan at any time during the prior calendar year or if an Operating Advisor Consultation Event occurred during the prior calendar year) generally in the form attached to this prospectus as Annex C, to be provided to the certificate administrator (and made available through the certificate administrator’s website) and the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website), as described below under “—Annual Report”.

In connection with the performance of the duties described in clause (c) above:

(i)                     after the calculation has been finalized (and, if an Operating Advisor Consultation Event has occurred and is continuing, prior to the utilization by the applicable special servicer), the applicable special servicer will be required to deliver the foregoing calculations together with information and support materials (including such additional information that is either in such special servicer’s possession or reasonably obtainable by such special servicer and necessary in support thereof reasonably requested by the operating advisor to confirm the mathematical accuracy of such calculations, but not including any Privileged Information) to the operating advisor;

(ii)                  if the operating advisor does not agree with the mathematical calculations or the application of the applicable non-discretionary portions of the formula required to be utilized for such calculation, the operating advisor and the applicable special servicer will be required to consult with each other in order to resolve any material inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations or any disagreement; and

(iii)               if the operating advisor and the applicable special servicer are not able to resolve such matters, the operating advisor will be required to promptly notify the certificate administrator and the certificate administrator will be required to examine the calculations and supporting materials provided by such special servicer and the operating advisor and determine which calculation is to apply and will provide such parties prompt written notice of its determination.

Prior to the occurrence and continuance of an Operating Advisor Consultation Event, the operating advisor’s review will be limited to an after-the-action review of the reports, calculations and materials described above (together with any additional information and material reviewed by the operating advisor), and, therefore, it will have no involvement with respect to the determination and execution of Major Decisions and other similar actions that the applicable special servicer may perform under the PSA and will have no obligations at any time with respect to any Non-Serviced Mortgage Loan. In addition, with respect to the operating advisor’s review of net present value calculations as described above, the operating advisor’s recalculation will not take into account the reasonableness of the

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applicable special servicer’s property and borrower performance assumptions or other similar discretionary portions of the net present value calculation.

With respect to the determination of whether an Operating Advisor Consultation Event has occurred and is continuing, or has terminated, the operating advisor is entitled to rely solely on its receipt from the Certificate Administrator of notice thereof pursuant to the PSA, and, with respect to any obligations of the operating advisor that are performed only after the occurrence and continuation of an Operating Advisor Consultation Event, the operating advisor will have no obligation to perform any such duties until the receipt of such notice or actual knowledge of the occurrence of an Operating Advisor Consultation Event.

The “Operating Advisor Standard” means the requirement that the operating advisor must act solely on behalf of the issuing entity and in the best interest of, and for the benefit of, the Certificateholders and, with respect to any Serviced Whole Loan for the benefit of the holders of the related Companion Loan (as a collective whole as if such Certificateholders and Companion Holders constituted a single lender), and not in the best interest of nor for the benefit of holders of any particular class of certificates (as determined by the operating advisor in the exercise of its good faith and reasonable judgment), but without regard to any conflict of interest arising from any relationship that the operating advisor or any of its affiliates may have with any of the underlying borrowers, any sponsor, any mortgage loan seller, the depositor, any master servicer, any special servicer, the asset representations reviewer, the Directing Certificateholder, any Certificateholder, any Risk Retention Consultation Party, or any of their affiliates. The operating advisor will perform its duties under the PSA in accordance with the Operating Advisor Standard.

Annual Report

Based on the operating advisor’s review of (i) any Assessment of Compliance report, any Attestation Report and other information delivered to the operating advisor by the applicable special servicer or made available to Privileged Persons that are posted on the certificate administrator’s website during the prior calendar year, (ii) prior to the occurrence and continuance of an Operating Advisor Consultation Event, with respect to any Specially Serviced Loan, any related Final Asset Status Report or Major Decision Reporting Package provided to the operating advisor and (iii) after the occurrence and continuance of an Operating Advisor Consultation Event, any Asset Status Report and any Major Decision Reporting Package provided to the operating advisor with respect to any Mortgage Loan, the operating advisor will (to the extent required to be delivered for a particular calendar year as described above) prepare an annual report generally in the form attached to this prospectus as Annex C (the “Operating Advisor Annual Report”) to be provided to the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website) and the certificate administrator for the benefit of the Certificateholders (and made available through the certificate administrator’s website) within 120 days of the end of the prior calendar year that (a) sets forth whether the operating advisor believes, in its sole discretion exercised in good faith, that the applicable special servicer is operating in compliance with the Servicing Standard with respect to its performance of its duties under the PSA with respect to Specially Serviced Loans (and, after the occurrence and continuance of an Operating Advisor Consultation Event, also with respect to Major Decisions on non-Specially Serviced Loans) during the prior calendar year on a “trust-level basis” and (b) identifies (1) which, if any, standards the operating advisor believes, in its sole discretion exercised in good faith, the applicable special servicer has failed to comply with and (2) any material deviations from the special servicer’s obligations under the PSA with respect to the resolution or liquidation of any Specially Serviced Loan that the special servicer is responsible for servicing under the PSA or REO Property (other than with respect to any REO Property related to any Non-Serviced Mortgage Loan); provided, however, that

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in the event the applicable special servicer is replaced, the operating advisor’s annual report will only relate to the entity that was acting as special servicer as of December 31 in the prior calendar year and is continuing in such capacity through the date of such annual report. In addition, in preparing any Operating Advisor Annual Report, the operating advisor will not be required to report on instances of non-compliance with, or deviations from, the Servicing Standard or the special servicer’s obligations under the PSA that the operating advisor determines, in its sole discretion exercised in good faith, to be immaterial.

Only as used in connection with the operating advisor’s annual report, the term “trust-level basis” refers to the special servicer’s performance of its duties with respect to the resolution and liquidation of Specially Serviced Loans (and, after the occurrence and continuance of an Operating Advisor Consultation Event, with respect to Major Decisions on non-Specially Serviced Loans) under the PSA, taking into account the special servicer’s specific duties under the PSA as well as the extent to which those duties were performed in accordance with the Servicing Standard, with reasonable consideration by the operating advisor of any Assessment of Compliance report, Attestation Report, Major Decision Reporting Package, Asset Status Report (during the continuance of an Operating Advisor Consultation Event), Final Asset Status Report and any other information delivered to the operating advisor by the applicable special servicer (other than any communications between the Directing Certificateholder and such special servicer that would be Privileged Information) pursuant to the PSA.

The applicable special servicer must be given an opportunity to review any annual report produced by the operating advisor at least 5 business days prior to its delivery to the certificate administrator and the 17g-5 Information Provider; provided that the operating advisor will have no obligation to adopt any comments to such annual report that are provided by such special servicer.

In each annual report, the operating advisor will identify any material deviations (i) from the Servicing Standard and (ii) from the applicable special servicer’s obligations under the PSA with respect to the resolution or liquidation of Specially Serviced Loans or REO Properties that such special servicer is responsible for servicing under the PSA (other than with respect to any REO Property related to any Non-Serviced Mortgage Loan) based on the limited review required in the PSA. Each annual report will be required to comply with the confidentiality requirements, subject to certain exceptions, each as described in this prospectus and as provided in the PSA regarding Privileged Information. In preparing any operating advisor annual report, the operating advisor will not be required to provide or obtain a legal opinion, legal review or legal conclusion.

The ability to perform the duties of the operating advisor and the quality and the depth of any annual report will be dependent upon the timely receipt of information prepared or made available by others and the accuracy and the completeness of such information. In addition, in no event will the operating advisor have the power to compel any transaction party to take, or refrain from taking, any action. It is possible that the lack of access to Privileged Information may limit or prohibit the operating advisor from performing its duties under the PSA, in which case any annual report will describe any resulting limitations, and the operating advisor will not be subject to any liability arising from such limitations or prohibitions. The operating advisor will be entitled to conclusively rely on the accuracy and completeness of any information it is provided without liability for any such reliance thereunder.

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Additional Duties of the Operating Advisor While an Operating Advisor Consultation Event Has Occurred and Is Continuing

With respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan, after the operating advisor has received notice that an Operating Advisor Consultation Event has occurred and is continuing, in addition to the duties described above, the operating advisor will be required to perform the following additional duties:

●	to consult (on a non-binding basis) with the applicable special servicer (telephonically or electronically) in respect of the Asset Status Reports, as described under “—Asset Status Report”; and
●	to consult (on a non-binding basis) with the applicable special servicer to the extent it has received a Major Decision Reporting Package (telephonically or electronically) with respect to Major Decisions processed by such special servicer as described under “—The Directing Certificateholder—Major Decisions”.

To facilitate the consultation above, the applicable special servicer will be required to send to the operating advisor an Asset Status Report or Major Decision Reporting Package, as applicable, before the action is implemented.

Recommendation of the Replacement of a Special Servicer

If at any time the operating advisor determines, in its sole discretion exercised in good faith, that (1) the applicable special servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard, and (2) the replacement of the applicable special servicer would be in the best interest of the Certificateholders as a collective whole, then the operating advisor may recommend the replacement of such special servicer and deliver a report supporting such recommendation in the manner described in “—Replacement of a Special Servicer After Operating Advisor Recommendation and Investor Vote”.

Eligibility of Operating Advisor

The operating advisor will be required to be an Eligible Operating Advisor at all times during the term of the PSA. “Eligible Operating Advisor” means an entity:

(i)                     that is a special servicer or operating advisor on a commercial mortgage-backed securities transaction rated by the Rating Agencies (including, in the case of the operating advisor, this transaction) but has not been a special servicer or operating advisor on a transaction for which any Rating Agency has qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates for such transaction citing servicing or other relevant concerns with the operating advisor in its capacity as the applicable special servicer or operating advisor, as applicable, as the sole or a material factor in such rating action;

(ii)                  that can and will make the representations and warranties of the operating advisor set forth in the PSA;

(iii)               that is not (and is not affiliated (including Risk Retention Affiliated) with) the depositor, the trustee, the certificate administrator, a master servicer, a special servicer, a mortgage loan seller, a Borrower Party, the Directing Certificateholder, any Risk Retention Consultation Party, the Third Party Purchaser, or a depositor, a

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trustee, a certificate administrator, a master servicer or a special servicer with respect to the securitization of a Companion Loan, or any of their respective affiliates (including Risk Retention Affiliates);

(iv)                that has not been paid by any special servicer or successor special servicer any fees, compensation or other remuneration (x) in respect of its obligations under the PSA or (y) for the appointment or recommendation for replacement of a successor special servicer to become a special servicer;

(v)                   that (x) has been regularly engaged in the business of analyzing and advising clients in commercial mortgage-backed securities matters and has at least five years of experience in collateral analysis and loss projections, and (y) has at least five years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets; and

(vi)                that does not directly or indirectly, through one or more affiliates or otherwise, own or have derivative exposure in any interest in any certificates, any Mortgage Loan, any Companion Loan or securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which the PSA relates, other than in fees from its role as operating advisor and asset representations reviewer (to the extent it also acts as the asset representations reviewer).

“Risk Retention Affiliate” or “Risk Retention Affiliated” means “affiliate of” or “affiliated with”, as such terms are defined in 12 C.F.R. 43.2 of the Credit Risk Retention Rules.

Other Obligations of Operating Advisor

At all times, subject to the Privileged Information Exception, the operating advisor and its affiliates will be obligated to keep confidential any information appropriately labeled as “Privileged Information” received from a special servicer or the Directing Certificateholder in connection with the Directing Certificateholder’s exercise of any rights under the PSA (including, without limitation, in connection with any Asset Status Report) or otherwise in connection with the transaction, except under the circumstances described below. As used in this prospectus, “Privileged Information” means (i) any correspondence between the Directing Certificateholder or a Risk Retention Consultation Party and a special servicer related to any Specially Serviced Loan (in each case, other than with respect to an Excluded Loan as to such party) or the exercise of the Directing Certificateholder’s consent or consultation rights or a Risk Retention Consultation Party’s consultation rights under the PSA, (ii) any strategically sensitive information (including any such information contained within any Asset Status Report) that the applicable special servicer has reasonably determined could compromise the issuing entity’s position in any ongoing or future negotiations with the related borrower or other interested party and (iii) information subject to attorney-client privilege.

The operating advisor is required to keep all such labeled Privileged Information confidential and may not disclose such labeled Privileged Information to any person (including Certificateholders other than the Directing Certificateholder), other than (1) to the extent expressly required by the PSA, to the other parties to the PSA with a notice indicating that such information is Privileged Information, (2) pursuant to a Privileged Information Exception or (3) where necessary to support specific findings or conclusions concerning allegations of deviations from the Servicing Standard or the special servicer’s obligations under the PSA (i) in the Operating Advisor Annual Report or (ii) in connection with a recommendation by the operating advisor to replace the applicable special servicer.

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Each party to the PSA that receives Privileged Information from the operating advisor with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the applicable special servicer and, unless a Control Termination Event has occurred, the Directing Certificateholder (with respect to any Mortgage Loan other than a Non-Serviced Whole Loan and other than any Excluded Loan as to such party) other than pursuant to a Privileged Information Exception.

“Privileged Information Exception” means, with respect to any Privileged Information, at any time (a) such Privileged Information becomes generally available to the public other than as a result of a disclosure directly or indirectly by the party restricted from disclosing such Privileged Information (the “Restricted Party”), (b) it is reasonable and necessary for the Restricted Party to disclose such Privileged Information in working with legal counsel, auditors, arbitration parties, taxing authorities or other governmental agencies, (c) such Privileged Information was already known to such Restricted Party and not otherwise subject to a confidentiality obligation and/or (d) the Restricted Party is required by law, rule, regulation, order, judgment or decree to disclose such information.

Neither the operating advisor nor any of its affiliates may make any investment in any class of certificates; provided, however, that such prohibition will not apply to (i) riskless principal transactions effected by a broker dealer affiliate of the operating advisor or (ii) investments by an affiliate of the operating advisor if the operating advisor and such affiliate maintain policies and procedures that (A) segregate personnel involved in the activities of the operating advisor under the PSA from personnel involved in such affiliate’s investment activities and (B) prevent such affiliate and its personnel from gaining access to information regarding the issuing entity and the operating advisor and its personnel from gaining access to such affiliate’s information regarding its investment activities.

Delegation of Operating Advisor’s Duties

The operating advisor may delegate its duties to agents or subcontractors in accordance with the PSA to the extent such agents or subcontractors satisfy clauses (iii), (iv) and (vi) of the definition of “Eligible Operating Advisor”; however, the operating advisor will remain obligated and primarily liable for any actions required to be performed by it under the PSA without diminution of such obligation or liability or related obligation or liability by virtue of such delegation or arrangements or by virtue of indemnification from any person acting as its agents or subcontractor to the same extent and under the same terms and conditions as if the operating advisor alone were performing its obligations under the PSA.

Termination of the Operating Advisor With Cause

The following constitute operating advisor termination events under the PSA (each, an “Operating Advisor Termination Event”), whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(a)  any failure by the operating advisor to observe or perform in any material respect any of its covenants or agreements or the material breach of any of its representations or warranties under the PSA, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA or to the operating advisor, the certificate administrator and the trustee by the holders of certificates (other than the RR Interest) having greater than 25% of the aggregate Voting Rights; provided that with respect to any such failure that is not curable within such 30 day period, the

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operating advisor will have an additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure within the initial 30 day period and has provided the trustee and the certificate administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

(b)  any failure by the operating advisor to perform in accordance with the Operating Advisor Standard which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA;

(c)  any failure by the operating advisor to be an Eligible Operating Advisor, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA;

(d)  a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, was entered against the operating advisor, and such decree or order remained in force undischarged or unstayed for a period of 60 days;

(e)  the operating advisor consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the operating advisor or of or relating to all or substantially all of its property; or

(f)   the operating advisor admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the certificate administrator of notice of the occurrence of any Operating Advisor Termination Event, the certificate administrator will be required to promptly provide written notice to all Certificateholders electronically by posting such notice on its internet website and by mail, unless the certificate administrator has received notice that such Operating Advisor Termination Event has been remedied.

Rights Upon Operating Advisor Termination Event

After the occurrence of an Operating Advisor Termination Event, the trustee may, and upon the written direction of Certificateholders representing at least 25% of the Voting Rights (taking into account the application of any Allocated Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the classes of certificates), the trustee will, promptly terminate the operating advisor for cause and appoint a replacement operating advisor that is an Eligible Operating Advisor; provided that no such termination will be effective until a successor operating advisor has been appointed and has assumed all of the obligations of the operating advisor under the PSA. The trustee may rely on a certification by the replacement operating advisor that it is an Eligible Operating Advisor. If the trustee is unable to find a replacement operating advisor that is an Eligible Operating Advisor within 30 days of the termination of the operating advisor, the depositor will be permitted to find a replacement.

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Upon any termination of the operating advisor and appointment of a successor operating advisor, the trustee will, as soon as possible, be required to give written notice of the termination and appointment to each applicable special servicer, each applicable master servicer, the certificate administrator, the depositor, the Directing Certificateholder (for any Mortgage Loan other than an Excluded Loan as to such party and only for so long as no Consultation Termination Event has occurred), the Risk Retention Consultation Parties, any Companion Holder, the Certificateholders and the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website).

Waiver of Operating Advisor Termination Event

The holders of certificates representing at least 25% of the Voting Rights affected by any Operating Advisor Termination Event may waive such Operating Advisor Termination Event within 20 days of the receipt of notice from the trustee of the occurrence of such Operating Advisor Termination Event. Upon any such waiver of an Operating Advisor Termination Event, such Operating Advisor Termination Event will cease to exist and will be deemed to have been remedied. Upon any such waiver of an Operating Advisor Termination Event by Certificateholders, the trustee and the certificate administrator will be entitled to recover all costs and expenses incurred by it in connection with enforcement action taken with respect to such Operating Advisor Termination Event prior to such waiver from the issuing entity.

Termination of the Operating Advisor Without Cause

After the occurrence and during the continuance of a Consultation Termination Event, the operating advisor may be removed upon (i) the written direction of Certificateholders evidencing not less than 25% of the Voting Rights (taking into account the application of Allocated Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of classes to which such Allocated Cumulative Appraisal Reduction Amounts are allocable) requesting a vote to replace the operating advisor with a replacement operating advisor that is an Eligible Operating Advisor selected by such Certificateholders, (ii) payment by such requesting holders to the certificate administrator of all reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote and (iii) receipt by the trustee of the Rating Agency Confirmation with respect to such removal.

The certificate administrator will be required to promptly provide written notice to all Certificateholders of such request by posting such notice on its internet website, and by mail, and conduct the solicitation of votes of all certificates in such regard.

Upon the vote or written direction of holders of at least 75% of the Voting Rights (taking into account the application of Allocated Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of classes to which such Allocated Cumulative Appraisal Reduction Amounts are allocable), the trustee will immediately replace the operating advisor with the replacement operating advisor.

Resignation of the Operating Advisor

The operating advisor may resign upon 30 days’ prior written notice to the depositor, each applicable master servicer, each applicable special servicer, the trustee, the certificate administrator, the asset representations reviewer and the Directing Certificateholder and each Risk Retention Consultation Party, if applicable, if the operating advisor has secured a replacement operating advisor that is an Eligible Operating Advisor and such replacement operating advisor has accepted its appointment as the replacement operating advisor and receipt by the trustee of a Rating Agency Confirmation from each Rating Agency. If no

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successor operating advisor has been so appointed and accepted the appointment within 30 days after the notice of resignation, the resigning operating advisor may petition any court of competent jurisdiction for the appointment of a successor operating advisor that is an Eligible Operating Advisor. No such resignation will become effective until the replacement operating advisor has assumed the resigning operating advisor’s responsibilities and obligations. The resigning operating advisor must pay all costs and expenses associated with the transfer of its duties.

Operating Advisor Compensation

Certain fees will be payable to the operating advisor, and the operating advisor will be entitled to be reimbursed for certain expenses, as described under “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”.

In the event the operating advisor resigns or is terminated for any reason it will remain entitled to any accrued and unpaid fees and reimbursement of Operating Advisor Expenses and any rights to indemnification provided under the PSA with respect to the period for which it acted as operating advisor.

The operating advisor will be entitled to reimbursement of certain expenses incurred by the operating advisor in the event that the operating advisor is terminated without cause. See “—Termination of the Operating Advisor Without Cause” above.

The Asset Representations Reviewer

Asset Review

Asset Review Trigger

On or prior to each Distribution Date, based on the CREFC® delinquent loan status report and/or the CREFC® loan periodic update file delivered by each master servicer for such Distribution Date, the certificate administrator will be required to determine if an Asset Review Trigger has occurred. If an Asset Review Trigger is determined to have occurred, the certificate administrator will be required to promptly provide notice to the asset representations reviewer and to provide notice to all Certificateholders by posting a notice of its determination on its internet website and by mailing such notice to the Certificateholders’ addresses appearing in the certificate register. On each Distribution Date after providing such notice to the Certificateholders, the certificate administrator, based on information provided to it by a master servicer or a special servicer, will be required to determine whether (1) any additional Mortgage Loan has become a Delinquent Loan, (2) any Mortgage Loan has ceased to be a Delinquent Loan and (3) an Asset Review Trigger has ceased to exist, and, if there is an occurrence of any of the events or circumstances identified in clauses (1), (2) and/or (3), deliver such information in a written notice (which may be via email) within 2 business days to each applicable master servicer, each applicable special servicer, the operating advisor and the asset representations reviewer.

An “Asset Review Trigger” will occur when either (1) Mortgage Loans with an aggregate outstanding principal balance of 25.0% or more of the aggregate outstanding principal balance of all of the Mortgage Loans (including any successor REO Loans (or a portion of any REO Loan corresponding to the predecessor Mortgage Loan, in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period are Delinquent Loans or (2)(A) prior to and including the second (2nd) anniversary of the Closing Date, at least ten (10) Mortgage Loans are Delinquent Loans as of the end of the applicable Collection Period and the outstanding principal balance of such Delinquent Loans

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in the aggregate constitutes at least 15.0% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any successor REO Loans (or a portion of any REO Loan corresponding to the predecessor Mortgage Loan, in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period, or (B) after the second (2nd) anniversary of the Closing Date, at least fifteen (15) Mortgage Loans are Delinquent Loans as of the end of the applicable Collection Period and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 20.0% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any successor REO Loans (or a portion of any REO Loan corresponding to the predecessor Mortgage Loan, in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period. The PSA will require that the certificate administrator include in the Distribution Report on Form 10-D relating to the distribution period in which the Asset Review Trigger occurred a description of the events that caused the Asset Review Trigger to occur.

We believe this Asset Review Trigger is appropriate considering the unique characteristics of pools of Mortgage Loans underlying CMBS. See “Risk Factors—Risks Relating to the Mortgage Loans—Static Pool Data Would Not Be Indicative of the Performance of this Pool”. In general, upon a Delinquent Loan becoming a Specially Serviced Loan, as part of the applicable special servicer’s initial investigation into the circumstances that caused the Mortgage Loan to become delinquent and be transferred to such special servicer, such special servicer will typically conduct a review of the Delinquent Loan for possible breaches of representations and warranties. Given that such special servicer will commonly have already conducted such a review and discussed any findings with the Directing Certificateholder (prior to the occurrence and continuance of a Control Termination Event) prior to the occurrence of an Asset Review Trigger, to avoid additional fees, costs and expenses to the issuing entity, we set the Delinquent Loan percentage based on an outstanding principal balance in clause (1) of the definition of Asset Review Trigger to exceed a delinquency rate that would result in estimated losses that exceed the subordination provided by the Control Eligible Certificates. For purpose of this calculation, we assumed an average loss severity of 40%, however, we cannot assure you that any actual loss severity will equal that assumed percentage. On the other hand, a significant number of Delinquent Loans by loan count, but representing a smaller percentage of the aggregate outstanding principal balance of the Mortgage Loans than the percentage set forth in clause (1) of the definition of Asset Review Trigger, could also indicate an issue with the quality of the Mortgage Pool. As a result, we believe it would be appropriate to have an alternative test as set forth in clause (2) of the definition of Asset Review Trigger, namely to have the Asset Review Trigger be met if Mortgage Loans representing 15 of the Mortgage Loans (by loan count) are Delinquent Loans so long as those Mortgage Loans represent at least 20% of the aggregate outstanding principal balance of the Mortgage Loans. With respect to prior pools of commercial mortgage loans for which Wells Fargo Bank (or its predecessors) was sponsor in a public offering of CMBS with a securitization closing date on or after January 1, 2016, the highest percentage of loans (by outstanding principal balance) that were delinquent at least 60 days at the end of any reporting period between October 1, 2020 and September 30, 2025 was 30.2%.

“Delinquent Loan” means a Mortgage Loan that is delinquent at least 60 days in respect of its Periodic Payments or balloon payment, if any, in either case such delinquency to be determined without giving effect to any grace period.

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Asset Review Vote

If Certificateholders evidencing not less than 5.0% of the Voting Rights deliver to the certificate administrator, within 90 days after the filing of the Form 10-D reporting the occurrence of an Asset Review Trigger, a written direction requesting a vote to commence an Asset Review (an “Asset Review Vote Election”), the certificate administrator will promptly provide written notice of such direction to all Certificateholders (with a copy to the asset representations reviewer), and to conduct a solicitation of votes of Certificateholders to authorize an Asset Review. Upon the affirmative vote to authorize an Asset Review by Certificateholders evidencing at least (i) a majority of those Certificateholders who cast votes and (ii) a majority of an Asset Review Quorum within 150 days of the receipt of the Asset Review Vote Election (an “Affirmative Asset Review Vote”), the certificate administrator will promptly provide written notice of such Affirmative Asset Review Vote to all parties to the PSA, the underwriters, the mortgage loan sellers, the Directing Certificateholder, each Risk Retention Consultation Party and the Certificateholders. In the event an Affirmative Asset Review Vote has not occurred within such 150-day period following the receipt of the Asset Review Vote Election, no Certificateholder may request a vote or cast a vote for an Asset Review and the asset representations reviewer will not be required to review any Delinquent Loan unless and until, as applicable, (A) an additional Mortgage Loan has become a Delinquent Loan after the expiration of such 150-day period, (B) a new Asset Review Trigger has occurred as a result or an Asset Review Trigger is otherwise in effect, (C) the certificate administrator has timely received an Asset Review Vote Election after the occurrence of the events described in clauses (A) and (B) above and (D) an Affirmative Asset Review Vote has occurred within 150 days after the Asset Review Vote Election described in clause (C) above. After the occurrence of any Asset Review Vote Election or an Affirmative Asset Review Vote, no Certificateholder may make any additional Asset Review Vote Election except as described in the immediately preceding sentence. Any reasonable out-of-pocket expenses incurred by the certificate administrator in connection with administering such vote will be paid as an expense of the issuing entity from the Collection Account.

An “Asset Review Quorum” means, in connection with any solicitation of votes to authorize an Asset Review as described above, the holders of certificates evidencing at least 5.0% of the aggregate Voting Rights.

Review Materials

Upon receipt of notice from the certificate administrator of an Affirmative Asset Review Vote (the “Asset Review Notice”), the custodian (with respect to clauses (i) – (v)), the applicable master servicer (with respect to clauses (vi) and (vii) for Non-Specially Serviced Loans for which it acts as master servicer) and the applicable special servicer (with respect to clauses (vi) and (vii) for Specially Serviced Loans), in each case to the extent in such party’s possession, will be required to promptly, but in no event later than within 10 business days, provide the following materials in electronic format to the asset representations reviewer (collectively, with the Diligence Files posted to the secure data room by the certificate administrator, a copy of the prospectus, a copy of each related MLPA and a copy of the PSA, the “Review Materials”):

(i)                     a copy of an assignment of the Mortgage in favor of the trustee, with evidence of recording thereon, for each Delinquent Loan that is subject to an Asset Review;

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(ii)                  a copy of an assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the trustee, with evidence of recording thereon, related to each Delinquent Loan that is subject to an Asset Review;

(iii)               a copy of the assignment of all unrecorded documents relating to each Delinquent Loan that is subject to an Asset Review, if not already covered pursuant to items (i) or (ii) above;

(iv)                copies of all filed copies (bearing evidence of filing) or evidence of filing of any UCC financing statements related to each Delinquent Loan that is subject to an Asset Review;

(v)                   a copy of an assignment in favor of the trustee of any financing statement executed and filed in the relevant jurisdiction related to each Delinquent Loan that is subject to an Asset Review;

(vi)                a copy of any notice previously delivered by the applicable master servicer or special servicer, as applicable, of any alleged defect or breach with respect to any Delinquent Loan; and

(vii)             copies of any other related documents that were entered into or delivered in connection with the origination of such Mortgage Loan that the asset representations reviewer has determined are necessary in connection with its completion of any Asset Review and that are requested by the asset representations reviewer, in the time frames and as otherwise described below.

In the event that, as part of an Asset Review of a Mortgage Loan, the asset representations reviewer determines that it is missing any document that is required to be part of the Review Materials for such Mortgage Loan and that is necessary in connection with its completion of the Asset Review, the asset representations reviewer will promptly, but in no event later than 10 business days after receipt of the Review Materials, notify the applicable master servicer (with respect to Non-Specially Serviced Loans) or the applicable special servicer (with respect to Specially Serviced Loans), as applicable, of such missing document(s), and request such master servicer or special servicer, as applicable, promptly, but in no event later than 10 business days after receipt of notification from the asset representations reviewer, deliver to the asset representations reviewer such missing document(s) to the extent in its possession. In the event any missing documents are not provided by the applicable master servicer or special servicer, as applicable, within such 10 business day period, the asset representations reviewer will be required to request such documents from the related mortgage loan seller. The mortgage loan seller will be required under the related MLPA to deliver such additional documents only to the extent such documents are in the possession of such party but in any event excluding any documents that contain information that is proprietary to the related originator or mortgage loan seller or any draft documents or privileged or internal communications (and, if such documents are not in its possession, solely with respect to any Mortgage Loan sold by such mortgage loan seller that is a Non-Serviced Mortgage Loan, the mortgage loan seller will be required to make a request under the applicable Non-Serviced PSA for any such documents that are not in its possession). In the event any missing documents with respect to a Non-Serviced Mortgage Loan are not provided by the mortgage loan seller, the asset representations reviewer will request such documents from the parties to the related Non-Serviced PSA, to the extent that the asset representations reviewer is entitled to request such documents under such Non-Serviced PSA.

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The asset representations reviewer may, but is under no obligation to, consider and rely upon information furnished to it by a person that is not a party to the PSA or the related mortgage loan seller, and will do so only if such information can be independently verified (without unreasonable effort or expense to the asset representations reviewer) and is determined by the asset representations reviewer in its good faith and sole discretion to be relevant to the Asset Review (any such information, “Unsolicited Information”), as described below.

Asset Review

Upon its receipt of the Asset Review Notice and access to the Diligence Files posted to the secure data room with respect to a Delinquent Loan, the asset representations reviewer, as an independent contractor, will be required to commence a review of the compliance of each Delinquent Loan with the representations and warranties related to that Delinquent Loan (such review, the “Asset Review”). An Asset Review of each Delinquent Loan will consist of the application of a set of pre-determined review procedures (the “Tests”) for each representation and warranty made by the applicable mortgage loan seller with respect to such Delinquent Loan; provided, that the asset representations reviewer may, but is under no obligation to, modify any Test and/or associated Review Materials if, and only to the extent, the asset representations reviewer determines pursuant to the Asset Review Standard that it is necessary to modify such Test and/or associated Review Materials in order to facilitate its Asset Review in accordance with the Asset Review Standard. Once an Asset Review of a Mortgage Loan is completed, no further Asset Review will be required of or performed on that Mortgage Loan notwithstanding that such Mortgage Loan may continue to be a Delinquent Loan or become a Delinquent Loan again at the time when a new Asset Review Trigger occurs and a new Affirmative Asset Review Vote is obtained subsequent to the occurrence of such Asset Review Trigger.

“Asset Review Standard” means the performance by the asset representations reviewer of its duties under the PSA in good faith subject to the express terms of the PSA. All determinations or assumptions made by the asset representations reviewer in connection with an Asset Review are required to be made in the asset representations reviewer’s good faith discretion and judgment based on the facts and circumstances known to it at the time of such determination or assumption.

No Certificateholder will have the right to change the scope of the asset representations reviewer’s review, and the asset representations reviewer will not be required to review any information other than (i) the Review Materials and (ii) if applicable, Unsolicited Information.

The asset representations reviewer may, absent manifest error and subject to the Asset Review Standard, (i) assume, without independent investigation or verification, that the Review Materials are accurate and complete in all material respects and (ii) conclusively rely on such Review Materials.

The asset representations reviewer must prepare a preliminary report with respect to each delinquent loan within 56 days after the date on which access to the secure data room is provided by the certificate administrator. In the event that the asset representations reviewer determines that the Review Materials are insufficient to complete a Test and such missing documentation is not delivered to the asset representations reviewer by the applicable master servicer (with respect to Non-Specially Serviced Loans) or the applicable special servicer (with respect to Specially Serviced Loans), to the extent in the possession of the applicable master servicer or applicable special servicer, as applicable, or from the related mortgage loan seller within 10 business days following the request by the asset

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representations reviewer to the applicable master servicer, the applicable special servicer or the related mortgage loan seller, as the case may be, as described above, the asset representations reviewer will list such missing documents in a preliminary report setting forth the preliminary results of the application of the Tests and the reasons why such missing documents are necessary to complete a Test and (if the asset representations reviewer has so concluded) that the absence of such documents will be deemed to be a failure of such Test. The asset representations reviewer will be required to provide such preliminary report to the applicable master servicer (with respect to Non-Specially Serviced Loans) or the applicable special servicer (with respect to Specially Serviced Loans), and the related mortgage loan seller. If the preliminary report indicates that any of the representations and warranties fails or is deemed to fail any Test, the mortgage loan seller will have 90 days (the “Cure/Contest Period”) to remedy or otherwise refute the failure. Any documents or explanations to support the related mortgage loan seller’s claim that the representation and warranty has not failed a Test or that any missing documents in the Review Materials are not required to complete a Test will be sent by the related mortgage loan seller to the asset representations reviewer. For the avoidance of doubt, the asset representations reviewer will not be required to prepare a preliminary report in the event the asset representations reviewer determines that there is no Test failure with respect to the related Delinquent Loan.

The asset representations reviewer will be required, within 60 days after the date on which access to the secure data room is provided to the asset representations reviewer by the certificate administrator or within 10 days after the expiration of the Cure/Contest Period (whichever is later), to complete an Asset Review with respect to each Delinquent Loan and deliver (i) a report setting forth the asset representations reviewer’s findings and conclusions as to whether or not it has determined there is any evidence of a failure of any Test based on the Asset Review and a statement that the asset representations reviewer’s findings and conclusions set forth in such report were not influenced by any third party (an “Asset Review Report”) to each party to the PSA, the related mortgage loan seller for each Delinquent Loan and the Directing Certificateholder, and (ii) a summary of the asset representations reviewer’s conclusions included in such Asset Review Report (an “Asset Review Report Summary”) to the trustee, the applicable special servicer and the certificate administrator. The period of time by which the Asset Review Report must be completed and delivered may be extended by up to an additional 30 days, upon written notice to the parties to the PSA and the related mortgage loan seller, if the asset representations reviewer determines pursuant to the Asset Review Standard that such additional time is required due to the characteristics of the Mortgage Loans and/or the Mortgaged Property or Mortgaged Properties. In no event will the asset representations reviewer be required to determine whether any Test failure constitutes a Material Defect, or whether the issuing entity should enforce any rights it may have against the related mortgage loan seller, which, in each such case, will be the responsibility of the Enforcing Servicer. See “—Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA” below. In addition, in the event that the asset representations reviewer does not receive any documentation that it requested from a master servicer (with respect to Non-Specially Serviced Loans), a special servicer (with respect to Specially Serviced Loans) or the related mortgage loan seller in sufficient time to allow the asset representations reviewer to complete its Asset Review and deliver an Asset Review Report, the asset representations reviewer will be required to prepare the Asset Review Report solely based on the documentation received by the asset representations reviewer with respect to the related Delinquent Loan, and the asset representations reviewer will have no responsibility to independently obtain any such documentation from any party to the PSA or otherwise. The PSA will require that the certificate administrator (i) include the Asset Review Report Summary in the Distribution Report on Form 10–D relating to the distribution period in which the Asset Review Report

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Summary was received, and (ii) post such Asset Review Report Summary to the certificate administrator’s website not later than two business days after receipt of such Asset Review Report Summary from the asset representations reviewer.

Eligibility of Asset Representations Reviewer

The asset representations reviewer will be required to represent and warrant in the PSA that it is an Eligible Asset Representations Reviewer. The asset representations reviewer is required to be at all times an Eligible Asset Representations Reviewer. If the asset representations reviewer ceases to be an Eligible Asset Representations Reviewer, the asset representations reviewer is required to immediately notify each applicable master servicer, each applicable special servicer, the trustee, the operating advisor, the certificate administrator and the Directing Certificateholder of such disqualification and immediately resign under the PSA as described under the “—Resignation of Asset Representations Reviewer” below.

An “Eligible Asset Representations Reviewer” is an entity that (i) is the special servicer, operating advisor or asset representations reviewer on a transaction rated by any of DBRS, Inc. (“Morningstar DBRS”), Fitch Ratings, Inc. (“Fitch”), Kroll Bond Rating Agency, LLC (“KBRA”), Moody’s Investors Service, Inc. (“Moody’s”) or S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC (“S&P”) and that has not been a special servicer, operating advisor or asset representations reviewer on a transaction for which Morningstar DBRS, Fitch, KBRA, Moody’s or S&P has qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates for such transaction citing servicing or other relevant concerns with such special servicer, operating advisor or asset representations reviewer, as applicable, as the sole or material factor in such rating action, (ii) can and will make the representations and warranties of the asset representations reviewer set forth in the PSA, (iii) is not (and is not affiliated (including Risk Retention Affiliated) with) any sponsor, any mortgage loan seller, any originator, any master servicer, any special servicer, the depositor, the certificate administrator, the trustee, the Directing Certificateholder, any Risk Retention Consultation Party, the Third Party Purchaser or any of their respective affiliates (including Risk Retention Affiliates), (iv) has not performed (and is not affiliated with any party hired to perform) any due diligence, loan underwriting, brokerage, borrower advisory or similar services with respect to any Mortgage Loan or any related Companion Loan prior to the Closing Date for or on behalf of any sponsor, any mortgage loan seller, any underwriter, the Third Party Purchaser, any party to the PSA, the Directing Certificateholder, any Risk Retention Consultation Party or any of their respective affiliates, or have been paid any fees, compensation or other remuneration by any of them in connection with any such services and (v) that does not directly or indirectly, through one or more affiliates or otherwise, own any interest in any certificates, any Mortgage Loans, any Companion Loan or any securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which the PSA relates, other than in fees from its role as asset representations reviewer (or as operating advisor, if applicable) and except as otherwise set forth in the PSA.

Other Obligations of Asset Representations Reviewer

The asset representations reviewer and its affiliates are required to keep confidential any information labeled as Privileged Information received from any party to the PSA or any sponsor under the PSA (including, without limitation, in connection with the review of the Mortgage Loans) and not disclose such Privileged Information to any person (including Certificateholders), other than (1) to the extent expressly required by the PSA in an Asset Review Report or otherwise, to the other parties to the PSA with a notice indicating that

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such information is Privileged Information or (2) pursuant to a Privileged Information Exception. Each party to the PSA that receives such Privileged Information from the asset representations reviewer with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the applicable special servicer other than pursuant to a Privileged Information Exception.

Neither the asset representations reviewer nor any of its affiliates may make any investment in any class of certificates; provided, however, that such prohibition will not apply to (i) riskless principal transactions effected by a broker dealer affiliate of the asset representations reviewer or (ii) investments by an affiliate of the asset representations reviewer if the asset representations reviewer and such affiliate maintain policies and procedures that (A) segregate personnel involved in the activities of the asset representations reviewer under the PSA from personnel involved in such affiliate’s investment activities and (B) prevent such affiliate and its personnel from gaining access to information regarding the issuing entity and the asset representations reviewer and its personnel from gaining access to such affiliate’s information regarding its investment activities.

Delegation of Asset Representations Reviewer’s Duties

The asset representations reviewer may delegate its duties to agents or subcontractors in accordance with the PSA, however, the asset representations reviewer will remain obligated and primarily liable for any Asset Review required in accordance with the provisions of the PSA without diminution of such obligation or liability by virtue of such delegation or arrangements or by virtue of indemnification from any person acting as its agents or subcontractor to the same extent and under the same terms and conditions as if the asset representations reviewer alone were performing its obligations under the PSA.

Asset Representations Reviewer Termination Events

The following constitute asset representations reviewer termination events under the PSA (each, an “Asset Representations Reviewer Termination Event”) whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(i)                     any failure by the asset representations reviewer to observe or perform in any material respect any of its covenants or agreements or the material breach of any of its representations or warranties under the PSA, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by the trustee or to the asset representations reviewer and the trustee by the holders of certificates evidencing greater than 25% of the Voting Rights; provided that with respect to any such failure that is not curable within such 30-day period, the asset representations reviewer will have an additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure within the initial 30-day period and has provided the trustee and the certificate administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

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(ii)                  any failure by the asset representations reviewer to perform its obligations set forth in the PSA in accordance with the Asset Review Standard in any material respect, which failure continues unremedied for a period of 30 days after the date written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by any party to the PSA;

(iii)               any failure by the asset representations reviewer to be an Eligible Asset Representations Reviewer, which failure continues unremedied for a period of 30 days after the date written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by any party to the PSA;
(iv)                a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered against the asset representations reviewer, and such decree or order has remained in force undischarged or unstayed for a period of 60 days;

(v)                   the asset representations reviewer consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the asset representations reviewer or of or relating to all or substantially all of its property; or

(vi)                the asset representations reviewer admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the certificate administrator of written notice of the occurrence of any Asset Representations Reviewer Termination Event, the certificate administrator will be required to promptly provide written notice to all Certificateholders (which is required to be simultaneously delivered to the asset representations reviewer) electronically by posting such notice on its internet website and by mail, unless the certificate administrator has received notice that such Asset Representations Reviewer Termination Event has been remedied.

Rights Upon Asset Representations Reviewer Termination Event

If an Asset Representations Reviewer Termination Event occurs, and in each and every such case, so long as such Asset Representations Reviewer Termination Event has not been remedied, then either the trustee (i) may or (ii) upon the written direction of Certificateholders evidencing at least 25% of the Voting Rights (without regard to the application of any Allocated Cumulative Appraisal Reduction Amounts) will be required to, terminate all of the rights and obligations of the asset representations reviewer under the PSA, other than rights and obligations accrued prior to such termination and other than indemnification rights (arising out of events occurring prior to such termination), by written notice to the asset representations reviewer. The asset representations reviewer is required to bear all reasonable costs and expenses of each other party to the PSA in connection with its termination for cause.

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Termination of the Asset Representations Reviewer Without Cause

Upon (i) the written direction of Certificateholders evidencing not less than 25% of the Voting Rights (without regard to the application of any Allocated Cumulative Appraisal Reduction Amounts) requesting a vote to terminate and replace the asset representations reviewer with a proposed successor asset representations reviewer that is an Eligible Asset Representations Reviewer, and (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote, the certificate administrator will promptly provide notice to all Certificateholders and the asset representations reviewer of such request by posting such notice on its internet website, and by mailing to all Certificateholders and the asset representations reviewer. Upon the written direction of Certificateholders evidencing at least 75% of a Certificateholder Quorum (without regard to the application of any Allocated Cumulative Appraisal Reduction Amounts), the trustee will terminate all of the rights and obligations of the asset representations reviewer under the PSA (other than any rights or obligations that accrued prior to the date of such termination and other than indemnification rights (arising out of events occurring prior to such termination)) by written notice to the asset representations reviewer, and the proposed successor asset representations reviewer will be appointed.

In the event that holders of the certificates evidencing at least 75% of the Voting Rights elect to remove the asset representations reviewer without cause and appoint a successor, the successor asset representations reviewer will be responsible for all expenses necessary to effect the transfer of responsibilities from its predecessor.

Resignation of Asset Representations Reviewer

The asset representations reviewer may at any time resign by giving written notice to the other parties to the PSA. In addition, the asset representations reviewer will at all times be, and will be required to resign if it fails to be, an Eligible Asset Representations Reviewer by giving written notice to the other parties. Upon such notice of resignation, the depositor will be required to promptly appoint a successor asset representations reviewer that is an Eligible Asset Representations Reviewer. No resignation of the asset representations reviewer will be effective until a successor asset representations reviewer that is an Eligible Asset Representations Reviewer has been appointed and accepted the appointment. If no successor asset representations reviewer has been so appointed and accepted the appointment within 30 days after the notice of resignation, the resigning asset representations reviewer may petition any court of competent jurisdiction for the appointment of a successor asset representations reviewer that is an Eligible Asset Representations Reviewer. The resigning asset representations reviewer must pay all costs and expenses associated with the transfer of its duties.

Asset Representations Reviewer Compensation

Certain fees will be payable to the asset representations reviewer, and the asset representations reviewer will be entitled to be reimbursed for certain expenses, as described under “—Servicing and Other Compensation and Payment of Expenses”.

Limitation on Liability of Risk Retention Consultation Parties

The Risk Retention Consultation Parties in their capacity as Risk Retention Consultation Parties will not be liable to the issuing entity or the Certificateholders for any action taken, or for refraining from the taking of any action, or for errors in judgment. However, the Risk Retention Consultation Parties will not be protected against any liability to the holders of the

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RR Interest that would otherwise be imposed by reason of willful misconduct, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations or duties owed to the holders of the RR Interest.

Each Certificateholder will acknowledge and agree, by its acceptance of its certificates, that a Risk Retention Consultation Party:

(a)  may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(b)  may act solely in the interests of the holders of the RR Interest;

(c)  does not have any liability or duties to the holders of any class of certificates other than the RR Interest;

(d)  may take actions that favor the interests of the holders of one or more classes of certificates (including the RR Interest) over the interests of the holders of one or more other classes of certificates; and

(e)  will have no liability whatsoever (other than to a holder of the RR Interest) for having so acted as set forth in (a) – (d) above, and no Certificateholder may take any action whatsoever against the applicable Risk Retention Consultation Party or any director, officer, employee, agent or principal of the applicable Risk Retention Consultation Party for having so acted.

The taking of, or refraining from taking, any action by any master servicer or any special servicer in accordance with the recommendation of a Risk Retention Consultation Party, which does not violate the terms of any Mortgage Loan, any law, the Servicing Standard or the provisions of the PSA or the related Intercreditor Agreement, will not result in any liability on the part of such master servicer or special servicer.

Replacement of a Special Servicer Without Cause

Except as limited by certain conditions described in this prospectus and subject to the rights of any related Companion Holder under a related Intercreditor Agreement, any special servicer may generally be replaced, prior to the occurrence and continuance of a Control Termination Event, at any time and without cause, by the Directing Certificateholder so long as, among other things, the Directing Certificateholder appoints a replacement special servicer that meets the requirements of the PSA, including that the trustee and the certificate administrator receive a Rating Agency Confirmation from each Rating Agency and confirmation from the applicable rating agencies that such replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities and that such replacement special servicer may not be the asset representations reviewer or any of its affiliates. The reasonable fees and out-of-pocket expenses of any such termination incurred by the Directing Certificateholder without cause (including the costs of obtaining a Rating Agency Confirmation) will be paid by the holders of the Controlling Class.

After the occurrence and during the continuance of a Control Termination Event, upon (i) the written direction of holders of Principal Balance Certificates evidencing not less than 25% of the Voting Rights (taking into account the application of any Allocated Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances) of the Principal Balance Certificates (other than the RR Interest) requesting a vote to replace the applicable special servicer with a new special servicer, (ii) payment by such holders to the certificate

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administrator of the reasonable fees and expenses (including any legal fees and any Rating Agency fees and expenses) to be incurred by the certificate administrator in connection with administering such vote (which fees and expenses will not be additional trust fund expenses), and (iii) delivery by such holders to the certificate administrator and the trustee of Rating Agency Confirmation from each Rating Agency (such Rating Agency Confirmation will be obtained at the expense of those holders of certificates requesting such vote) and confirmation from the applicable rating agencies that the contemplated appointment or replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities, the certificate administrator will be required to post notice of the same on the certificate administrator’s website and concurrently by mail and conduct the solicitation of votes of all certificates in such regard, which requisite affirmative votes must be received within 180 days of the posting of such notice. Upon the written direction of holders of Principal Balance Certificates evidencing at least 66-2/3% of a Certificateholder Quorum, the trustee will be required to terminate all of the rights and obligations of the applicable special servicer under the PSA and appoint the successor special servicer (which must be a Qualified Replacement Special Servicer) designated by such Certificateholders, subject to indemnification, right to outstanding fees, reimbursement of Advances and other rights set forth in the PSA, which survive such termination. The certificate administrator will include on each Distribution Date Statement a statement that each Certificateholder may access such notices via the certificate administrator’s website and that each Certificateholder may register to receive electronic mail notifications when such notices are posted thereon.

A “Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of a special servicer or asset representations reviewer described above, the holders of certificates evidencing at least 50% of the aggregate Voting Rights (taking into account the application of Realized Losses and, other than with respect to the termination of the asset representations reviewer, the application of any Allocated Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the certificates) of all Principal Balance Certificates (other than the RR Interest) on an aggregate basis.

Notwithstanding the foregoing, if a special servicer obtains knowledge that it has become a Borrower Party with respect to any Mortgage Loan or Serviced Whole Loan (any such Mortgage Loan or Serviced Whole Loan, an “Excluded Special Servicer Loan”), such special servicer will be required to resign as special servicer of that Excluded Special Servicer Loan. Prior to the occurrence and continuance of a Control Termination Event, if the applicable Excluded Special Servicer Loan is not also an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, the Directing Certificateholder will be required to use reasonable efforts to select a separate special servicer that is not a Borrower Party in accordance with the terms of the PSA (the “Excluded Special Servicer”) for the related Excluded Special Servicer Loan. After the occurrence and during the continuance of a Control Termination Event or if at any time the applicable Excluded Special Servicer Loan is also an Excluded Loan as to the Directing Certificateholder or if the holder of the majority of the Controlling Class or if the Directing Certificateholder is entitled to appoint the Excluded Special Servicer but does not select a replacement special servicer within 30 days of notice of resignation (provided that the conditions required to be satisfied for the appointment of the replacement special servicer to be effective are not required to be completed within such 30 day period but in any event are to be completed within 120 days), the resigning special servicer will be required to use reasonable efforts to select the related Excluded Special Servicer. The applicable special servicer will not have any liability with respect to the actions or inactions of the applicable Excluded Special Servicer or with respect to the identity of the applicable Excluded Special

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Servicer. It will be a condition to any such appointment that (i) the Rating Agencies confirm that the appointment would not result in a qualification, downgrade or withdrawal of any of their then-current ratings of the certificates and the equivalent from each NRSRO hired to provide ratings with respect to any class of securities backed, wholly or partially, by any Serviced Pari Passu Companion Loan, (ii) the applicable Excluded Special Servicer is a Qualified Replacement Special Servicer and (iii) the applicable Excluded Special Servicer delivers to the depositor and the certificate administrator and any applicable depositor and certificate administrator of any other securitization, if applicable, that contains a Serviced Pari Passu Companion Loan, the information, if any, required pursuant to Item 6.02 of the Form 8-K regarding itself in its role as Excluded Special Servicer.

If at any time the applicable special servicer is no longer a Borrower Party with respect to an Excluded Special Servicer Loan (including, without limitation, as a result of the related Mortgaged Property becoming REO Property), (1) the related Excluded Special Servicer will be required to resign, (2) the related Mortgage Loan or Serviced Whole Loan will no longer be an Excluded Special Servicer Loan, (3) the applicable special servicer will become the special servicer again for such related Mortgage Loan or Serviced Whole Loan and (4) the applicable special servicer will be entitled to all special servicing compensation with respect to such Mortgage Loan or Serviced Whole Loan earned during such time on and after such Mortgage Loan or Serviced Whole Loan is no longer an Excluded Special Servicer Loan.

The applicable Excluded Special Servicer will be required to perform all of the obligations of the applicable special servicer for the related Excluded Special Servicer Loan and will be entitled to all special servicing compensation with respect to such Excluded Special Servicer Loan earned during such time as the related Mortgage Loan or Serviced Whole Loan is an Excluded Special Servicer Loan (provided that the applicable special servicer will remain entitled to all other special servicing compensation with respect to all Mortgage Loans and Serviced Whole Loans that are not Excluded Special Servicer Loans during such time).

A “Qualified Replacement Special Servicer” is a replacement special servicer that (i) satisfies all of the eligibility requirements applicable to a special servicer in the PSA, (ii) is not the operating advisor, the asset representations reviewer or an affiliate of the operating advisor or the asset representations reviewer (and, if appointed by the Directing Certificateholder or with the approval of the requisite vote of certificateholders following the operating advisor’s recommendation to replace a special servicer as described in “—Replacement of a Special Servicer After Operating Advisor Recommendation and Investor Vote” below, is not the originally replaced special servicer or its affiliate), (iii) is not obligated to pay the operating advisor (x) any fees or otherwise compensate the operating advisor in respect of its obligations under the PSA, or (y) for the appointment of the successor special servicer or the recommendation by the operating advisor for the replacement special servicer to become a special servicer, (iv) is not entitled to receive any compensation from the operating advisor other than compensation that is not material and is unrelated to the operating advisor’s recommendation that such party be appointed as the replacement special servicer, (v) is not entitled to receive any fee from the operating advisor for its appointment as successor special servicer, in each case, unless expressly approved by 100% of the Certificateholders, (vi) currently has a special servicer rating of at least “CSS3” from Fitch, (vii) is listed on S&P’s Select Servicer List as a “U.S. Commercial Mortgage Special Servicer”, and (viii) is currently acting as a special servicer in a transaction rated by KBRA and has not been publicly cited by KBRA as having servicing concerns as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a rating downgrade or withdrawal) of securities in a transaction serviced by the applicable servicer prior to the time of determination.

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Replacement of a Special Servicer After Operating Advisor Recommendation and Investor Vote

If the operating advisor determines, in its sole discretion exercised in good faith, that (i) the applicable special servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard and (ii) the replacement of the applicable special servicer would be in the best interest of the certificateholders as a collective whole, then the operating advisor will have the right to recommend the replacement of such special servicer. In such event, the operating advisor will be required to deliver to the trustee and the certificate administrator, with a copy to the applicable special servicer, a written report detailing the reasons supporting its recommendation (along with relevant information justifying its recommendation) and recommending a suggested replacement special servicer (which must be a Qualified Replacement Special Servicer). The certificate administrator will be required to notify each Certificateholder of the recommendation and post it on the certificate administrator’s internet website, and to conduct the solicitation of votes with respect to such recommendation. Approval by the Certificateholders of such Qualified Replacement Special Servicer will not preclude the Directing Certificateholder from appointing a replacement, so long as such replacement is a Qualified Replacement Special Servicer and is not the originally replaced special servicer or its affiliate.

The operating advisor’s recommendation to replace the applicable special servicer must be confirmed by an affirmative vote of holders of Certificates representing a majority of the aggregate outstanding Certificate Balance of all Principal Balance Certificates whose holders voted on the matter, provided that the holders of Principal Balance Certificates that so voted on the matter (i) hold Principal Balance Certificates representing at least 20% of the outstanding Certificate Balance of all Principal Balance Certificates on an aggregate basis and (ii) consist of at least three Certificateholders or Certificate Owners that are not Risk Retention Affiliated with each other). In the event the holders of Principal Balance Certificates, evidencing at least a majority of a quorum of Certificateholders, elect to remove and replace a special servicer (which requisite affirmative votes must be received within 180 days of the posting of the notice of the operating advisor’s recommendation to replace the applicable special servicer to the certificate administrator’s website), the certificate administrator will be required to receive a Rating Agency Confirmation from each of the Rating Agencies at that time, and confirmation from the applicable rating agencies that such replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities. In the event the certificate administrator receives a Rating Agency Confirmation from each of the Rating Agencies (and the successor special servicer agrees to be bound by the terms of the PSA), the trustee will then be required to terminate all of the rights and obligations of the applicable special servicer under the PSA and to appoint the successor special servicer approved by the holders of Certificates evidencing at least a majority of a quorum of Certificateholders, provided such successor special servicer is a Qualified Replacement Special Servicer, subject to the terminated special servicer’s rights to indemnification, payment of outstanding fees, reimbursement of Advances and other rights set forth in the PSA that survive termination. The reasonable out-of-pocket costs and expenses (including reasonable legal fees and expenses of outside counsel) associated with obtaining such Rating Agency Confirmations and administering the vote of the applicable holders of the Certificates and the operating advisor’s identification of a Qualified Replacement Special Servicer will be an additional trust fund expense.

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In any case, the trustee will notify the outgoing special servicer promptly of the effective date of its termination. Any replacement special servicer recommended by the operating advisor must be a Qualified Replacement Special Servicer.

In the event the applicable special servicer is terminated as a result of the recommendation of the operating advisor described in this “—Replacement of a Special Servicer After Operating Advisor Recommendation and Investor Vote”, the Directing Certificateholder may not subsequently reappoint as special servicer such terminated special servicer or any affiliate of such terminated special servicer.

No appointment of a special servicer will be effective until the depositor or the depositor for the securitization of a Companion Loan has filed any required Exchange Act filings related to the removal and replacement of the applicable special servicer.

With respect to any Non-Serviced Whole Loans, the related Non-Serviced Special Servicer may be removed, and a successor special servicer appointed at any time by the related Non-Serviced Directing Certificateholder (and not by the Directing Certificateholder) to the extent set forth in the related Non-Serviced PSA and the related Intercreditor Agreement for such Non-Serviced Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced AB Whole Loan” and “—Servicing of the Non-Serviced Mortgage Loans” below.

Resignation of a Master Servicer, Trustee, Certificate Administrator, Operating Advisor or Asset Representations Reviewer Upon Prohibited Risk Retention Affiliation

Upon the occurrence of (i) a servicing officer of a master servicer or a responsible officer of the certificate administrator or the trustee, as applicable, obtaining actual knowledge that the applicable master servicer, the certificate administrator or the trustee, as applicable, is or has become Risk Retention Affiliated with or a Risk Retention Affiliate of the Third Party Purchaser (in such case, an “Impermissible TPP Affiliate”), or (ii) the operating advisor or the asset representations reviewer becoming Risk Retention Affiliated with or a Risk Retention Affiliate of the Third Party Purchaser or any other party to the PSA (other than the operating advisor and asset representations reviewer) (such operating advisor or asset representations reviewer together with an Impermissible TPP Affiliate, an “Impermissible Risk Retention Affiliate”), then, in each case, such Impermissible Risk Retention Affiliate is required to promptly notify the Sponsors and the other parties to the PSA and resign in accordance with the terms of the PSA. The resigning Impermissible Risk Retention Affiliate will be required to bear all reasonable out-of-pocket costs and expenses of each other party to the PSA, the issuing entity and each Rating Agency in connection with such resignation as and to the extent required under the PSA, provided however, if the affiliation causing an Impermissible Risk Retention Affiliate is the result of the Third Party Purchaser acquiring an interest in such Impermissible Risk Retention Affiliate or an affiliate of such Impermissible Risk Retention Affiliate, then such costs and expenses will be an expense of the issuing entity.

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Termination of a Master Servicer or Special Servicer for Cause

Servicer Termination Events

A “Servicer Termination Event” under the PSA with respect to any master servicer or special servicer, as the case may be, will include, without limitation:

(a)    (i) any failure by such master servicer to make any deposit required to be made by such master servicer to the applicable Collection Account or remit to the companion paying agent for deposit into the Companion Distribution Account on the day and by the time such deposit or remittance is first required to be made, which failure is not remedied within one business day, or (ii) any failure by such master servicer to deposit into, or remit to the certificate administrator for deposit into, the Distribution Account any amount required to be so deposited or remitted, which failure is not remedied by 11:00 a.m. New York City time on the relevant Distribution Date;

(b)    any failure by the applicable special servicer to deposit into the applicable REO Account within one business day after the day such deposit is required to be made, or to remit to the applicable master servicer for deposit in the applicable Collection Account, or any other account required under the PSA, any such deposit or remittance required to be made by such special servicer pursuant to, and at the time specified by, the PSA;

(c)    any failure on the part of such master servicer or special servicer, as the case may be, duly to observe or perform in any material respect any of its other covenants or obligations under the PSA, which failure continues unremedied for 30 days (or (i) with respect to any year that a report on Form 10-K is required to be filed, 5 business days in the case of such master servicer’s or special servicer’s obligations, as the case may be, under the PSA in respect of Exchange Act reporting items (after any applicable grace periods), (ii) 15 days in the case of such master servicer’s failure to make a Servicing Advance or (iii) 15 days in the case of a failure to pay the premium for any property insurance policy required to be maintained under the PSA) after written notice of the failure has been given (A) to such master servicer or special servicer, as the case may be, by any other party to the PSA, or (B) to such master servicer or special servicer, as the case may be, with a copy to each other party to the related PSA, by Certificateholders evidencing not less than 25% of all Voting Rights or, with respect to a Serviced Whole Loan if affected by that failure, by the holder of the related Serviced Pari Passu Companion Loan; provided, however, that if that failure is capable of being cured and such master servicer or special servicer, as the case may be, is diligently pursuing that cure, such period will be extended an additional 30 days; provided, further, however, that such extended period will not apply to the obligations regarding Exchange Act reporting;

(d)    any breach on the part of such master servicer or special servicer, as the case may be, of any representation or warranty in the PSA that materially and adversely affects the interests of any class of Certificateholders or holders of any Serviced Pari Passu Companion Loan and that continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, will have been given to such master servicer or special servicer, as the case may be, by the depositor, the certificate administrator or the trustee, or to the applicable master servicer, the applicable special servicer, the depositor, the certificate administrator and the trustee by the Certificateholders evidencing not less than 25% of Voting Rights or, with respect to a Serviced Whole Loan affected by such breach, by the holder of the related Serviced Pari Passu Companion Loan; provided, however, that if that breach is capable of being cured

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and such master servicer or special servicer, as the case may be, is diligently pursuing that cure, that 30-day period will be extended an additional 30 days;

(e)    certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the applicable master servicer or special servicer, and certain actions by or on behalf of such master servicer or special servicer indicating its insolvency or inability to pay its obligations;

(f)     KBRA (or, in the case of Serviced Pari Passu Companion Loan Securities, any Companion Loan Rating Agency) has (i) qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates or Serviced Pari Passu Companion Loan Securities, as applicable, or (ii) placed one or more classes of certificates or Serviced Pari Passu Companion Loan Securities, as applicable, on “watch status” in contemplation of a ratings downgrade or withdrawal (and in the case of clause (i) or (ii), (A) such rating action has not been withdrawn by KBRA (or, in the case of Serviced Pari Passu Companion Loan Securities, any Companion Loan Rating Agency) within 60 days of such rating action) and (B) KBRA (or, in the case of Serviced Pari Passu Companion Loan Securities, any Companion Loan Rating Agency) has publicly cited servicing concerns with such master servicer or special servicer, as the case may be, as the sole or a material factor in such rating action;

(g)    such master servicer or such special servicer, as the case may be, is no longer rated at least “CMS3” or “CSS3”, respectively, by Fitch and such master servicer or special servicer is not reinstated to at least that rating within 60 days of the delisting; or

(h)   such master servicer or such special servicer, as the case may be, is removed from S&P’s Select Servicer List as a “U.S. Commercial Mortgage Master Servicer” or a “U.S. Commercial Mortgage Special Servicer,” as applicable, and is not restored to such status on such list within 60 days.

“Serviced Pari Passu Companion Loan Securities” means, for so long as the related Mortgage Loan or any successor REO Loan is part of the Mortgage Pool, any class of securities issued by another securitization and backed by a Serviced Pari Passu Companion Loan.

Rights Upon Servicer Termination Event

If a Servicer Termination Event occurs with respect to any master servicer or special servicer under the PSA, then, so long as the Servicer Termination Event remains unremedied, the depositor or the trustee will be authorized, and at the written direction of Certificateholders entitled to 25% or more of the Voting Rights or, for so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder (solely with respect to a special servicer and other than with respect to an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class), the trustee will be required to terminate all of the rights and obligations of the defaulting party as master servicer or special servicer, as the case may be (other than certain rights in respect of indemnification and certain items of servicing compensation), under the PSA. The trustee will then succeed to all of the responsibilities, duties and liabilities of the defaulting party as master servicer or special servicer, as the case may be, under the PSA and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable to so act, it may (or, at the written request of Certificateholders entitled to a majority of the Voting Rights, or, for so long as no Control Termination Event has occurred and is continuing and other than in respect of an Excluded Loan with respect to the Directing Certificateholder, the Directing Certificateholder, it will be required to) appoint, or petition a court of competent

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jurisdiction to appoint, a mortgage loan servicing institution, subject to the trustee’s receipt of a Rating Agency Confirmation from each of the Rating Agencies and confirmation (or deemed confirmation) from the applicable rating agencies that such appointment (or replacement) will not result in the downgrade, withdrawal or qualification of the then current ratings of any class of any related Serviced Pari Passu Companion Loan Securities and, with respect to a successor special servicer, for so long as no Control Termination Event has occurred and is continuing, that has been approved by the Directing Certificateholder, which approval may not be unreasonably withheld. In addition, none of the asset representations reviewer, the operating advisor and their respective affiliates may be appointed as a successor master servicer or special servicer.

Notwithstanding anything to the contrary contained in the section above, if a Servicer Termination Event on the part of the applicable special servicer remains unremedied and affects the holder of a Serviced Pari Passu Companion Loan, and such special servicer has not otherwise been terminated, the holder of such Serviced Pari Passu Companion Loan (or, if applicable, the related trustee, acting at the direction of the related directing certificateholder (or similar entity)) will be entitled to direct the trustee to terminate such special servicer solely with respect to the related Serviced Whole Loan. The appointment (or replacement) of such special servicer with respect to a Serviced Whole Loan will in any event be subject to Rating Agency Confirmation from each Rating Agency and confirmation from the applicable rating agencies that such appointment (or replacement) will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities. A replacement special servicer will be selected by the trustee or, prior to the occurrence and continuance of a Consultation Termination Event, by the Directing Certificateholder; provided, however, that any successor special servicer appointed to replace the special servicer with respect to a Serviced Pari Passu Mortgage Loan cannot at any time be the person (or an affiliate of such person) that was terminated at the direction of the holder of the related Serviced Pari Passu Companion Loan, without the prior written consent of such holder of the related Serviced Pari Passu Companion Loan.

Notwithstanding anything to the contrary contained in the section above, if a servicer termination event on the part of a Non-Serviced Special Servicer remains unremedied and affects the issuing entity, and such Non-Serviced Special Servicer has not otherwise been terminated, the trustee, acting at the direction of the Directing Certificateholder, will generally be entitled to direct the related Non-Serviced Trustee to terminate such Non-Serviced Special Servicer, solely with respect to the related Non-Serviced Whole Loan(s), and a successor will be appointed in accordance with the related Non-Serviced PSA.

In addition, notwithstanding anything to the contrary contained in the section described above, if a master servicer receives notice of termination solely due to a Servicer Termination Event described in clause (f), (g) or (h) under “—Termination of a Master Servicer or Special Servicer for Cause—Servicer Termination Events” above, and prior to being replaced as described in the third preceding paragraph, the applicable master servicer will have 45 days after receipt of the notice of termination to find, and sell its rights and obligations to, a successor master servicer that meets the requirements of a master servicer under the PSA; provided that the Rating Agencies have each provided a Rating Agency Confirmation and the Companion Loan Rating Agencies have provided a confirmation (or deemed confirmation) that such sale will not result in the downgrade, withdrawal or qualification of the then current rating assigned to any Serviced Pari Passu Companion Loan Security. The termination of the applicable master servicer will be effective when such successor master servicer has succeeded the terminated master servicer, as successor

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master servicer and such successor master servicer has assumed the terminated master servicer’s servicing obligations and responsibilities under the PSA. If a successor has not entered into the PSA as successor master servicer within 45 days after notice of the termination of the applicable master servicer, such master servicer will be replaced by the trustee as described above.

Notwithstanding the foregoing, (1) if any Servicer Termination Event on the part of the applicable master servicer affects a Serviced Pari Passu Companion Loan, the related holder of a Serviced Pari Passu Companion Loan or the rating on any Serviced Pari Passu Companion Loan Securities, and if such master servicer is not otherwise terminated, or (2) if a Servicer Termination Event on the part of the applicable master servicer affects only a Serviced Pari Passu Companion Loan, the related holder of a Serviced Pari Passu Companion Loan or the rating on any Serviced Pari Passu Companion Loan Securities, then such master servicer may not be terminated by or at the direction of the related holder of such Serviced Pari Passu Companion Loan or the holders of any Serviced Pari Passu Companion Loan Securities, but upon the written direction of the related holder of such Serviced Pari Passu Companion Loan, the applicable master servicer will be required to appoint a sub-servicer that will be responsible for servicing the related Serviced Whole Loan.

Further, if replaced as a result of a Servicer Termination Event, the applicable master servicer or special servicer, as the case may be, will be responsible for the costs and expenses associated with the transfer of its duties.

Waiver of Servicer Termination Event

The Certificateholders representing at least 66-2/3% of the Voting Rights allocated to certificates affected by any Servicer Termination Event may waive such Servicer Termination Event; provided, however, that a Servicer Termination Event under clause (a), (b), (f), (g) or (h) of the definition of “Servicer Termination Event” may be waived only with the consent of all of the Certificateholders of the affected classes and a Servicer Termination Event under clause (c) of the definition of “Servicer Termination Event” relating to Exchange Act reporting may be waived only with the consent of the depositor. Upon any such waiver of a Servicer Termination Event, such Servicer Termination Event will cease to exist and will be deemed to have been remedied. Upon any such waiver of a Servicer Termination Event by Certificateholders, the trustee and the certificate administrator will be entitled to recover all costs and expenses incurred by it in connection with enforcement actions taken with respect to such Servicer Termination Event prior to such waiver from the issuing entity.

Resignation of a Master Servicer or Special Servicer

The PSA permits each applicable master servicer and each applicable special servicer to resign from their respective obligations only upon (a) the appointment of, and the acceptance of the appointment by, a successor (which may be appointed by the resigning master servicer or special servicer, as applicable) and receipt by the certificate administrator and the trustee of a Rating Agency Confirmation from each of the Rating Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any Serviced Pari Passu Companion Loan Securities (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation required under the PSA may be considered satisfied with respect to the certificates as described in this prospectus); and, as to a special servicer only, for so long as no Control Termination Event has occurred and is continuing, the approval of such successor by the Directing Certificateholder, which approval will not be unreasonably withheld or (b) a determination

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that their respective obligations are no longer permissible with respect to a master servicer or a special servicer, as the case may be, under applicable law. In the event that a master servicer or special servicer resigns as a result of the determination that their respective obligations are no longer permissible under applicable law, the trustee will then succeed to all of the responsibilities, duties and liabilities of the defaulting party as master servicer or special servicer, as the case may be, under the PSA and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable to so act, it may appoint, or petition a court of competent jurisdiction to appoint, a mortgage loan servicing institution, subject to the trustee’s receipt of a Rating Agency Confirmation from each of the Rating Agencies and confirmation (or deemed confirmation) from the Companion Loan Rating Agencies that such appointment (or replacement) will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of related Serviced Pari Passu Companion Loan Securities, and, with respect to a successor special servicer, for so long as no Control Termination Event has occurred and is continuing, which has been approved by the Directing Certificateholder, which approval may not be unreasonably withheld.

No resignation will become effective until the trustee or other successor has assumed the obligations and duties of the resigning master servicer or special servicer, as the case may be, under the PSA. Further, the resigning master servicer or special servicer, as the case may be, must pay all reasonable out-of-pocket costs and expenses associated with the transfer of its duties. Other than as described under “—Termination of a Master Servicer or Special Servicer for Cause—Servicer Termination Events” above, in no event will the applicable master servicer or the applicable special servicer have the right to appoint any successor master servicer or special servicer if such master servicer or special servicer, as applicable, is terminated or removed pursuant to the PSA. In addition, the PSA will prohibit the appointment of the asset representations reviewer, the operating advisor or one of their respective affiliates as successor to a master servicer or special servicer.

Limitation on Liability; Indemnification

The PSA will provide that none of any master servicer (including in any capacity as the paying agent for any Companion Loan), any special servicer, the depositor, the operating advisor, the asset representations reviewer or any partner, shareholder, member, manager, director, officer, employee or agent of any of them will be under any liability to the issuing entity, Certificateholders or holders of the related Companion Loan, as applicable, for any action taken, or not taken, in good faith pursuant to the PSA or for errors in judgment; provided, however, that none of any master servicer (including in any capacity as the paying agent for any Serviced Companion Loan), any special servicer, the depositor, the operating advisor, the asset representations reviewer or similar person will be protected against any breach of a representation or warranty made by such party, as applicable, in the PSA or any liability that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of such party’s obligations or duties under the PSA or by reason of negligent disregard of such obligations and duties. For the purposes of indemnification of any master servicer or special servicer and limitation of liability, such master servicer or special servicer will be deemed not to have engaged in willful misconduct or committed bad faith or negligence in the performance of its respective obligations and duties under the PSA or acted in negligent disregard of such obligations and duties if such master servicer or special servicer, as applicable, fails to follow the terms of the Mortgage Loan documents because such master servicer or special servicer, as applicable, in accordance with the Servicing Standard, determines that compliance with any Mortgage Loan documents would or potentially would (i) cause any Trust REMIC to fail to qualify as a REMIC or (ii) cause a tax to be imposed on the trust or any Trust REMIC under the relevant

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provisions of the Code (for any such determination in clauses (i), (ii) or (iii), the applicable master servicer and the applicable special servicer will be entitled to rely on advice of counsel, the cost of which will be reimbursed as an additional trust fund expense). The PSA will also provide that each applicable master servicer (including in any capacity as the paying agent for any Serviced Companion Loan), each applicable special servicer, the depositor, the operating advisor, the asset representations reviewer and their respective affiliates and any partner, shareholder, member, manager, director, officer, employee or agent of any of them will be entitled to indemnification by the issuing entity against any claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and other costs, liabilities, fees and expenses (including expenses relating to the enforcement of such indemnity) incurred in connection with any actual or threatened legal or administrative action or claim that relates to the PSA, the Mortgage Loans, any related Serviced Companion Loan, the issuing entity or the certificates; provided, however, that the indemnification will not extend to any loss, liability or expense specifically required to be borne by such party pursuant to the terms the PSA, incurred in connection with any breach of a representation or warranty made by such party, as applicable, in the PSA or incurred by reason of willful misconduct, bad faith or negligence in the performance of such party’s obligations or duties under the PSA, by reason of negligent disregard of such party’s obligations or duties, or in the case of the depositor and any of its partners, shareholders, directors, officers, members, managers, employees and agents, any violation by any of them of any state or federal securities law. In addition, absent actual fraud (as determined by a final non-appealable court order), neither the trustee nor the certificate administrator (including its capacity as custodian) will be liable for special, punitive, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the trustee or the certificate administrator has been advised of the likelihood of such loss or damage and regardless of the form of action.

The PSA will also provide that any master servicer or special servicer, the depositor, operating advisor (or the equivalent), asset representations reviewer, paying agent, certificate administrator or trustee under any Non-Serviced PSA with respect to a Non-Serviced Mortgage Loan and any partner, director, officer, shareholder, member, manager, employee or agent of any of them will be entitled to indemnification by the issuing entity and held harmless against the issuing entity’s pro rata share (subject to the applicable Intercreditor Agreement) of any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with servicing and administration of such Non-Serviced Mortgage Loan and the related Mortgaged Property (as and to the same extent the securitization trust formed under the related Non-Serviced PSA is required to indemnify such parties in respect of other mortgage loans in the securitization trust formed under the related Non-Serviced PSA pursuant to the terms of such Non-Serviced PSA).

In addition, the PSA will provide that none of any master servicer (including in any capacity as the paying agent for any Companion Loan), any special servicer, the depositor, operating advisor or asset representations reviewer will be under any obligation to appear in, prosecute or defend any legal or administrative action, proceeding, hearing or examination that is not incidental to its respective responsibilities under the PSA or that in its opinion may involve it in any expense or liability not recoverable from the issuing entity. However, each applicable master servicer, each applicable special servicer, the depositor, the operating advisor and the asset representations reviewer will be permitted, in the exercise of its discretion, to undertake any action, proceeding, hearing or examination that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the PSA and the interests of the Certificateholders (and, in the case of a Serviced Whole Loan, the rights of the Certificateholders and the

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holders of the related Serviced Pari Passu Companion Loan (as a collective whole), taking into account the pari passu nature of such Serviced Pari Passu Companion Loan) under the PSA; provided, however, that if a Serviced Whole Loan and/or the holder of the related Companion Loan are involved, such expenses, costs and liabilities will be payable out of funds related to such Serviced Whole Loan in accordance with the related Intercreditor Agreement and will also be payable out of the other funds in the applicable Collection Account if amounts on deposit with respect to such Serviced Whole Loan are insufficient therefor. If any such expenses, costs or liabilities relate to a Mortgage Loan or Companion Loan, then any subsequent recovery on that Mortgage Loan or Companion Loan, as applicable, will be used to reimburse the issuing entity for any amounts advanced for the payment of such expenses, costs or liabilities. In that event, the legal expenses and costs of the action, proceeding, hearing or examination and any liability resulting therefrom, will be expenses, costs and liabilities of the issuing entity, and the applicable master servicer (including in its capacity as the paying agent for any Companion Loan), the applicable special servicer, the depositor, the asset representations reviewer or the operating advisor, as the case may be, will be entitled to be reimbursed out of the applicable Collection Account for the expenses.

Pursuant to the PSA, each master servicer and each special servicer will each be required to maintain a fidelity bond and errors and omissions policy or their equivalent with a qualified insurer that provides coverage against losses that may be sustained as a result of an officer’s or employee’s misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the PSA. Notwithstanding the foregoing, each master servicer and special servicer will be allowed to self-insure with respect to an errors and omissions policy and a fidelity bond so long as certain conditions set forth in the PSA are met.

Any person into which any master servicer, any special servicer, the depositor, operating advisor, or asset representations reviewer may be merged or consolidated, or any person resulting from any merger or consolidation to which any master servicer, any special servicer, the depositor, operating advisor or asset representations reviewer is a party, or any person succeeding to the business of any master servicer, any special servicer, the depositor, operating advisor or asset representations reviewer, will be the successor of such master servicer, such special servicer, the depositor, operating advisor or asset representations reviewer, as the case may be, under the PSA, subject to certain conditions set forth in the PSA. Each applicable master servicer, each applicable special servicer, the operating advisor and the asset representations reviewer may have other normal business relationships with the depositor or the depositor’s affiliates.

The trustee and the certificate administrator make no representations as to the validity or sufficiency of the PSA (other than as to it being a valid obligation of the trustee and the certificate administrator), the certificates, the Mortgage Loans, this prospectus (other than as to the accuracy of the information provided by the trustee and the certificate administrator as set forth above) or any related documents and will not be accountable for the use or application by the depositor of any of the certificates issued to it or of the proceeds of such certificates, or for the use or application of any funds paid to the depositor in respect of the assignment of the Mortgage Loans to the issuing entity, or any funds deposited in or withdrawn from any Collection Account or any other account by or on behalf of the depositor, any master servicer, any special servicer or, in the case of the trustee, the certificate administrator. The PSA provides that no provision of such agreement will be construed to relieve the trustee and the certificate administrator from liability for their own negligent action, their own negligent failure to act or their own willful misconduct or bad faith.

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The PSA provides that neither the trustee nor the certificate administrator, as applicable, will be liable for an error of judgment made in good faith by a responsible officer of the trustee or the certificate administrator, unless it is proven that the trustee or the certificate administrator, as applicable, was negligent in ascertaining the pertinent facts. In addition, neither the trustee nor the certificate administrator, as applicable, will be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of certificates entitled to greater than 25% of the percentage interest of each affected class, or of the aggregate Voting Rights of the certificates, relating to the time, method and place of conducting any proceeding for any remedy available to the trustee and the certificate administrator, or exercising any trust or power conferred upon the trustee and the certificate administrator, under the PSA (unless a higher percentage of Voting Rights is required for such action).

The trustee and the certificate administrator and any director, officer, employee, representative or agent of the trustee and the certificate administrator, will be entitled to indemnification by the issuing entity, to the extent of amounts held in each applicable Collection Account or the Lower-Tier REMIC Distribution Account from time to time, for any loss, liability, damages, claims or unanticipated expenses (including reasonable attorneys’ fees and expenses) arising out of or incurred by the trustee or the certificate administrator in connection with their participation in the transaction and any act or omission of the trustee or the certificate administrator relating to the exercise and performance of any of the powers and duties of the trustee and the certificate administrator (including in any capacities in which they serve, e.g., paying agent, REMIC administrator, authenticating agent, custodian, certificate registrar and 17g-5 Information Provider) under the PSA. However, the indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the trustee or the certificate administrator pursuant to the PSA, or to any loss, liability or expense incurred by reason of willful misconduct, bad faith or negligence on the part of the trustee or the certificate administrator in the performance of their obligations and duties under the PSA, or by reason of their negligent disregard of those obligations or duties, or as may arise from a breach of any representation or warranty of the trustee or the certificate administrator made in the PSA.

The rights and protections afforded to the trustee and the certificate administrator as set forth above and under the PSA will also apply in addition to each other capacity in which it serves under the PSA.

For the avoidance of doubt, with respect to any indemnification provisions in the PSA providing that the issuing entity or a party to the PSA is required to indemnify another party to the PSA for costs, fees and expenses, such costs, fees and expenses are intended to include costs (including, but not limited to, reasonable attorney’s fees and expenses) of the enforcement of such indemnity.

Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA

In the event any party to the PSA receives a request or demand from a Requesting Certificateholder to the effect that a Mortgage Loan should be repurchased or replaced due to a Material Defect, or if such party to the PSA determines that a Mortgage Loan should be repurchased or replaced due to a Material Defect, that party to the PSA will be required to promptly forward such request or demand to the applicable master servicer and special servicer, and such master servicer or special servicer, as applicable, will be required to promptly forward it to the related mortgage loan seller. The Enforcing Servicer will be required to enforce the obligations of the mortgage loan sellers under the MLPAs pursuant to the terms of the PSA and the MLPAs. These obligations include obligations resulting from a Material Defect. Subject to the provisions of the applicable MLPA relating to the dispute

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resolutions as described under “Description of the Mortgage Loan Purchase Agreements—Dispute Resolution Provisions”, such enforcement, including, without limitation, the legal prosecution of claims, if any, will be required to be carried out in accordance with the Servicing Standard.

Within 30 days after receipt of an Asset Review Report with respect to any Mortgage Loan, the Enforcing Servicer will be required to determine whether at that time, based on the Servicing Standard, there exists a Material Defect with respect to such Mortgage Loan. If the Enforcing Servicer determines that a Material Defect exists, the Enforcing Servicer will be required to enforce the obligations of the applicable mortgage loan seller under the MLPA with respect to such Material Defect as discussed in the preceding paragraph. See “—The Asset Representations Reviewer—Asset Review” above.

Any costs incurred by an Enforcing Servicer with respect to the enforcement of the obligations of a mortgage loan seller under the applicable MLPA will be deemed to be Servicing Advances, to the extent not recovered from the mortgage loan seller or the Requesting Certificateholder. See “Description of the Mortgage Loan Purchase Agreements—Dispute Resolution Provisions”.

Dispute Resolution Provisions

Certificateholder’s Rights When a Repurchase Request Is Initially Delivered by a Certificateholder

In the event an Initial Requesting Certificateholder delivers a written request to a party to the PSA that a Mortgage Loan be repurchased by the applicable mortgage loan seller alleging the existence of a Material Defect with respect to such Mortgage Loan and setting forth the basis for such allegation (a “Certificateholder Repurchase Request”), the receiving party will be required to promptly forward that Certificateholder Repurchase Request to the applicable master servicer and the applicable special servicer. The Enforcing Servicer will then be required to promptly forward it to the applicable mortgage loan seller and each other party to the PSA. An “Initial Requesting Certificateholder” is the first Certificateholder or Certificate Owner (in either case, other than a holder of the RR Interest) to deliver a Certificateholder Repurchase Request as described above with respect to a Mortgage Loan, and there may not be more than one Initial Requesting Certificateholder with respect to any Mortgage Loan. Subject to the provisions described below under this heading “—Dispute Resolution Provisions”, the Enforcing Servicer will be the Enforcing Party with respect to the Certificateholder Repurchase Request.

The “Enforcing Servicer” will be the applicable special servicer.

An “Enforcing Party” is the person obligated to or that elects pursuant to the terms of the PSA to enforce the rights of the issuing entity against the related mortgage loan seller with respect to a Repurchase Request.

Repurchase Request Delivered by a Party to the PSA

In the event that the depositor, any master servicer, any special servicer, the trustee, the certificate administrator, the operating advisor (solely in its capacity as operating advisor) or the Directing Certificateholder identifies a Material Defect with respect to a Mortgage Loan, that party will be required to deliver prompt written notice of such Material Defect to each other party to the PSA and the Directing Certificateholder and the applicable mortgage loan seller, identifying the applicable Mortgage Loan and setting forth the basis for such allegation (a “PSA Party Repurchase Request” and, each of a Certificateholder

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Repurchase Request or a PSA Party Repurchase Request, a “Repurchase Request”), and the Enforcing Servicer will be required to promptly send the PSA Party Repurchase Request to the related mortgage loan seller. The Enforcing Servicer will be required to act as the Enforcing Party and enforce the rights of the issuing entity against the related mortgage loan seller with respect to the PSA Party Repurchase Request. However, if a Resolution Failure occurs with respect to the PSA Party Repurchase Request, the provisions described below under “—Resolution of a Repurchase Request” will apply.

In the event the Repurchase Request is not Resolved within 180 days after the mortgage loan seller receives the Repurchase Request (a “Resolution Failure”), then the provisions described below under “—Resolution of a Repurchase Request” will apply. Receipt of the Repurchase Request will be deemed to occur 2 business days after the Repurchase Request is sent to the related mortgage loan seller. A Resolved Repurchase Request will not preclude the applicable master servicer (in the case of Non-Specially Serviced Loans) or the applicable special servicer (in the case of Specially Serviced Loans) from exercising any of their respective rights related to a Material Defect in the manner and timing otherwise set forth in the PSA, in the related MLPA or as provided by law. “Resolved” means, with respect to a Repurchase Request, (i) that the related Material Defect has been cured, (ii) the related Mortgage Loan has been repurchased in accordance with the related MLPA, (iii) a mortgage loan has been substituted for the related Mortgage Loan in accordance with the related MLPA, (iv) the applicable mortgage loan seller makes a Loss of Value Payment, (v) a contractually binding agreement is entered into between the Enforcing Servicer, on behalf of the issuing entity, and the related mortgage loan seller that settles the related mortgage loan seller’s obligations under the related MLPA or (vi) the related Mortgage Loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the PSA.

Resolution of a Repurchase Request

After a Resolution Failure occurs with respect to a Repurchase Request regarding a Mortgage Loan (whether the Repurchase Request was initiated by an Initial Requesting Certificateholder, a party to the PSA or the Directing Certificateholder), the Enforcing Servicer will be required to send a notice (a “Proposed Course of Action Notice”) to the Initial Requesting Certificateholder, if any, to the address specified in the Initial Requesting Certificateholder’s Repurchase Request, and to the certificate administrator. The certificate administrator will be required to make the Proposed Course of Action Notice available to all other Certificateholders and Certificate Owners (by posting such notice on the certificate administrator’s website) indicating the Enforcing Servicer’s intended course of action with respect to the Repurchase Request (a “Proposed Course of Action”). The Proposed Course of Action Notice will be required to include (a) a request to Certificateholders to indicate their agreement with or dissent from such Proposed Course of Action, by clearly marking “agree” or “disagree” to the Proposed Course of Action on such notice within 30 days after the date of such notice and a disclaimer that responses received after such 30-day period will not be taken into consideration, (b) a statement that in the event any Certificateholder disagrees with the Proposed Course of Action, the Enforcing Servicer (either as the Enforcing Party or as the Enforcing Servicer in circumstances where a Certificateholder is acting as the Enforcing Party) will be compelled to follow the course of action agreed to and/or proposed by the majority of the responding Certificateholders that involves referring the matter to mediation or arbitration, as the case may be, in accordance with the procedures relating to the delivery of Preliminary Dispute Resolution Election Notices and Final Dispute Resolution Election Notices described in this prospectus, (c) a statement that the responding Certificateholders will be required to certify their holdings in connection with such response, (d) a statement that only responses clearly marked “agree” or “disagree”

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with such Proposed Course of Action will be taken into consideration and (e) instructions for the responding Certificateholders to send their responses to the Enforcing Servicer and the certificate administrator. The certificate administrator will, within three (3) business days after the expiration of the 30-day response period, tabulate the responses received from the Certificateholders and share the results with the Enforcing Servicer. The certificate administrator will only count responses timely received that clearly indicate agreement or dissent with the related Proposed Course of Action and additional verbiage or qualifying language will not be taken into consideration for purposes of determining whether the related Certificateholder agrees or disagrees with the Proposed Course of Action. The certificate administrator will be under no obligation to answer any questions from the Certificateholders regarding such Proposed Course of Action. For the avoidance of doubt, the certificate administrator’s obligations in connection with this heading “—Resolution of a Repurchase Request” will be limited solely to tabulating the Certificateholders’ responses of “agree” or “disagree” to the Proposed Course of Action, and such obligation will not be construed to impose any enforcement obligation on the certificate administrator. The Enforcing Servicer may conclusively rely (without investigation) on the certificate administrator’s tabulation of the responses of the responding Certificateholders and whether that amount constitutes a majority. If (a) the Enforcing Servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request and the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, as discussed below under “—Mediation and Arbitration Provisions”, or (b) the Enforcing Servicer’s intended course of action is to pursue further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner does not agree with the dispute resolution method selected by the Enforcing Servicer, then the Initial Requesting Certificateholder, if any, or such other Certificateholder or Certificate Owner may deliver to the Enforcing Servicer a written notice (a “Preliminary Dispute Resolution Election Notice”) within 30 days after the date the Proposed Course of Action Notice is posted on the certificate administrator’s website (the “Dispute Resolution Cut-off Date”) indicating its intent to exercise its right to refer the matter to either mediation (including non-binding arbitration) or arbitration. In the event that (a) the Enforcing Servicer’s initial Proposed Course of Action indicated a recommendation to undertake mediation (including non-binding arbitration) or arbitration, (b) any Certificateholder or Certificate Owner delivers a Preliminary Dispute Resolution Election Notice, and (c) the Enforcing Servicer also received responses from other Certificateholders or Certificate Owners supporting the Enforcing Servicer’s initial Proposed Course of Action, such additional responses from other Certificateholders or Certificate Owners will also be considered Preliminary Dispute Resolution Election Notices supporting such Proposed Course of Action for purposes of determining the course of action approved by the majority of responding Certificateholders.

If neither the Initial Requesting Certificateholder, if any, nor any other Certificateholder or Certificate Owner entitled to do so delivers a Preliminary Dispute Resolution Election Notice prior to the Dispute Resolution Cut-off Date, no Certificateholder or Certificate Owner otherwise entitled to do so will have the right to refer the Repurchase Request to mediation or arbitration, and the Enforcing Servicer, as the Enforcing Party, will be the sole party entitled to determine a course of action, including, but not limited to, enforcing the issuing entity’s rights against the related mortgage loan seller, subject to any consent or consultation rights of the Directing Certificateholder.

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Promptly and in any event within 10 business days following receipt of a Preliminary Dispute Resolution Election Notice from (i) the Initial Requesting Certificateholder, if any, or (ii) any other Certificateholder or Certificate Owner (in either case, other than of the RR Interest) (each of clauses (i) and (ii), a “Requesting Certificateholder”), the Enforcing Servicer will be required to consult with each Requesting Certificateholder regarding such Requesting Certificateholder’s intention to elect either mediation (including nonbinding arbitration) or arbitration as the dispute resolution method with respect to the Repurchase Request (the “Dispute Resolution Consultation”) so that such Requesting Certificateholder may consider the views of the Enforcing Servicer as to the claims underlying the Repurchase Request and possible dispute resolution methods, such discussions to occur and be completed no later than 10 business days following the Dispute Resolution Cut-off Date. The Enforcing Servicer will be entitled to establish procedures the Enforcing Servicer deems in good faith to be appropriate relating to the timing and extent of such consultations. No later than 5 business days after completion of the Dispute Resolution Consultation, a Requesting Certificateholder may provide a final notice to the Enforcing Servicer indicating its decision to exercise its right to refer the matter to either mediation or arbitration (“Final Dispute Resolution Election Notice”).

If, following the Dispute Resolution Consultation, no Requesting Certificateholder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then the Enforcing Servicer will continue to act as the Enforcing Party and remain obligated under the PSA to determine a course of action, including, but not limited to, enforcing the rights of the issuing entity with respect to the Repurchase Request and no Certificateholder or Certificate Owner will have any further right to elect to refer the matter to mediation or arbitration.

If a Requesting Certificateholder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then such Requesting Certificateholder will become the Enforcing Party and must promptly submit the matter to mediation (including nonbinding arbitration) or arbitration. If there is more than one Requesting Certificateholder that timely deliver a Final Dispute Resolution Election Notice, then such Requesting Certificateholders will collectively become the Enforcing Party, and the holder or holders of a majority of the Voting Rights among such Requesting Certificateholders will be entitled to make all decisions relating to such mediation or arbitration. If, however, no Requesting Certificateholder commences arbitration or mediation pursuant to the terms of the PSA within 30 days after delivery of its Final Dispute Resolution Election Notice to the Enforcing Servicer, then (i) the rights of a Requesting Certificateholder to act as the Enforcing Party will terminate and no Certificateholder or Certificate Owner will have any further right to elect to refer the matter to mediation or arbitration, (ii) if the Proposed Course of Action Notice indicated that the Enforcing Servicer will take no further action with respect to the Repurchase Request, then the related Material Defect will be deemed waived for all purposes under the PSA and related MLPA; provided, however, that such Material Defect will not be deemed waived with respect to a Requesting Certificateholder, any other Certificateholder or Certificate Owner or the Enforcing Servicer to the extent there is a material change in the facts and circumstances known to such party at the time when the Proposed Course of Action Notice was posted on the certificate administrator’s website and (iii) if the Proposed Course of Action Notice had indicated a course of action other than the course of action under clause (ii), then the Enforcing Servicer will again become the Enforcing Party and, as such, will be the sole party entitled to enforce the issuing entity’s rights against the related mortgage loan seller.

Notwithstanding the foregoing, the dispute resolution provisions described under this heading “—Resolution of a Repurchase Request” will not apply, and the Enforcing Servicer will remain the Enforcing Party, if the Enforcing Servicer has commenced litigation with

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respect to the Repurchase Request, or determines in accordance with the Servicing Standard that it is in the best interest of Certificateholders to commence litigation with respect to the Repurchase Request to avoid the running of any applicable statute of limitations.

In the event a Requesting Certificateholder becomes the Enforcing Party, the Enforcing Servicer, on behalf of the issuing entity, will remain a party to any proceedings against the related mortgage loan seller. For the avoidance of doubt, none of the depositor, the mortgage loan seller with respect to the subject mortgage loan or any of their respective affiliates will be entitled to be an Initial Requesting Certificateholder or a Requesting Certificateholder, to act as a Certificateholder for purposes of delivering any Preliminary Dispute Resolution Election Notice or Final Dispute Resolution Election Notice or otherwise to vote Certificates owned by it or such affiliate(s) with respect to a course of action proposed or undertaken pursuant to the procedures described under this “—Dispute Resolution Provisions” heading.

Subject to the other provisions of this section, the Requesting Certificateholder is entitled to elect either mediation or arbitration in its sole discretion; however, the Requesting Certificateholder may not elect to then utilize the alternative method in the event that the initial method is unsuccessful.

Mediation and Arbitration Provisions

If the Enforcing Party elects mediation (including nonbinding arbitration) or arbitration, the mediation or arbitration will be administered by a nationally recognized arbitration or mediation organization selected by the related mortgage loan seller within sixty (60) days of written notice of the Enforcing Party’s selection of mediation or arbitration, as applicable. A single mediator or arbitrator will be selected by the mediation or arbitration organization from a list of neutrals maintained by it according to its mediation or arbitration rules then in effect. The mediator or arbitrator must be impartial, an attorney admitted to practice in the State of New York and have at least 15 years of experience in commercial litigation and, if possible, commercial real estate finance or commercial mortgage-backed securitization matters.

The expenses of any mediation will be allocated among the parties to the mediation, including, if applicable, between the Enforcing Party and Enforcing Servicer, as mutually agreed by the parties as part of the mediation.

In any arbitration, the arbitrator will be required to resolve the dispute in accordance with the MLPA and PSA, and may not modify or change those agreements in any way or award remedies not consistent with those agreements. The arbitrator will not have the power to award punitive or consequential damages. In its final determination, the arbitrator will determine and award the costs of the arbitration to the parties to the arbitration in its reasonable discretion. In the event a Requesting Certificateholder is the Enforcing Party, the Requesting Certificateholder will be required to pay any expenses allocated to the Enforcing Party in the arbitration proceedings or any expenses that the Enforcing Party agrees to bear in the mediation proceedings.

The final determination of the arbitrator will be final and non-appealable, except for actions to confirm or vacate the determination permitted under federal or state law, and may be entered and enforced in any court with jurisdiction over the parties and the matter. By selecting arbitration, the Enforcing Party would be waiving its right to sue in court, including the right to a trial by jury.

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In the event a Requesting Certificateholder is the Enforcing Party, the agreement with the arbitrator or mediator, as the case may be, will be required under the PSA to contain an acknowledgment that the issuing entity, or the Enforcing Servicer on its behalf, will be a party to any arbitration or mediation proceedings solely for the purpose of being the beneficiary of any award in favor of the Enforcing Party; provided that the degree and extent to which the Enforcing Servicer actively prepares for and participates in such proceeding will be determined by such Enforcing Servicer in consultation with the Directing Certificateholder (provided that no Consultation Termination Event has occurred and is continuing and subject to the time periods for such consultation set forth in the PSA), and in accordance with the Servicing Standard. All amounts recovered by the Enforcing Party will be required to be paid to the issuing entity, or the Enforcing Servicer on its behalf, and deposited in the applicable Collection Account. The agreement with the arbitrator or mediator, as the case may be, will provide that in the event a Requesting Certificateholder is allocated any related costs and expenses pursuant to the terms of the arbitrator’s decision or the agreement reached in mediation, neither the issuing entity nor the Enforcing Servicer acting on its behalf will be responsible for any such costs and expenses allocated to the Requesting Certificateholder.

The issuing entity (or the Enforcing Servicer or the trustee, acting on its behalf), the depositor or any mortgage loan seller will be permitted to redact any personally identifiable customer information included in any information provided for purposes of any mediation or arbitration. Each party to the proceedings will be required to agree to keep confidential the details related to the Repurchase Request and the dispute resolution identified in connection with such proceedings; provided, however, that the Certificateholders will be permitted to communicate prior to the commencement of any such proceedings to the extent described under “Description of the Certificates—Certificateholder Communication”.

For the avoidance of doubt, in no event will the exercise of any right of a Requesting Certificateholder to refer a Repurchase Request to mediation or arbitration or participation in such mediation or arbitration affect in any manner the ability of the Enforcing Servicer to perform its obligations with respect to a Mortgage Loan (including without limitation, a liquidation, foreclosure, negotiation of a loan modification or workout, acceptance of a discounted pay off or deed-in-lieu of foreclosure, or bankruptcy or other litigation) or the exercise of any rights of a Directing Certificateholder.

Any out-of-pocket expenses required to be borne by or allocated to the Enforcing Servicer in a mediation or arbitration or related responsibilities under the PSA will be reimbursable as additional trust fund expenses.

Servicing of the Non-Serviced Mortgage Loans

Each applicable master servicer, each applicable special servicer, the certificate administrator and the trustee under the PSA have no obligation or authority to (a) supervise any related Non-Serviced Master Servicer, Non-Serviced Special Servicer, Non-Serviced Certificate Administrator or Non-Serviced Trustee or (b) make servicing advances with respect to any Non-Serviced Whole Loan. The obligation of the applicable master servicer to provide information and collections and make P&I Advances to the certificate administrator for the benefit of the Certificateholders with respect to each Non-Serviced Mortgage Loan is dependent on its receipt of the corresponding information and/or collections from the applicable Non-Serviced Master Servicer or Non-Serviced Special Servicer.

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The Non-Serviced Mortgage Loans will be serviced pursuant to the related Non-Serviced PSAs and the related Intercreditor Agreement. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced AB Whole Loan”.

The servicing terms of each such Non-Serviced PSA as it relates to the servicing of the Non-Serviced Pari Passu Whole Loans will be similar in all material respects to the servicing terms of the PSA applicable to the Serviced Mortgage Loans; however, the servicing arrangements under such agreements will differ in certain respects. For example:

●	Each Non-Serviced Master Servicer and Non-Serviced Special Servicer will be required to service the related Non-Serviced Mortgage Loan pursuant to a servicing standard set forth in the related Non-Serviced PSA that is substantially similar to, but may not be identical to, the Servicing Standard.
●	Any party to the related Non-Serviced PSA that makes a property protection advance with respect to the related Non-Serviced Mortgage Loan will be entitled to reimbursement for that advance, with interest at the prime rate, in a manner substantially similar to the reimbursement of Servicing Advances under the PSA. The Trust, as holder of the related Non-Serviced Mortgage Loan, will be responsible for its pro rata share of any such advance reimbursement amounts (including out of general collections on the BANK 2025-BNK51 mortgage pool, if necessary); provided that, in the case of the BX 2025-LIFE TSA for the BioMed MIT Portfolio Whole Loan, there are no mortgage loans other than the related Non-Serviced Whole Loan serviced under such Non-Serviced PSA.
●	Pursuant to the related Non-Serviced PSA, the liquidation fee, the special servicing fee and the workout fee with respect to the related Non-Serviced Mortgage Loan are calculated in a manner similar to the corresponding fees payable under the PSA, but may accrue at different rates, as described below.
●	The extent to which modification fees or other fee items with respect to the related Whole Loan may be applied to offset interest on advances, servicer expenses and servicing compensation will, in certain circumstances, be less than is the case under the PSA.
●	Items with respect to the related Non-Serviced Whole Loan that are the equivalent of assumption application fees, defeasance fees, assumption, waiver, consent and earnout fees, late payment charges, default interest and/or modification fees and that constitute additional servicing compensation under the related Non-Serviced PSA will not be payable to any master servicer or special servicer under the PSA and one or more of such items will be allocated between the related Non-Serviced Master Servicer and the related Non-Serviced Special Servicer under the related Non-Serviced PSA in proportions that may be different than the allocation of similar fees under the PSA between each applicable master servicer and special servicer for this transaction.
●	The Non-Serviced Directing Certificateholder, if any, under the related Non-Serviced PSA will have rights substantially similar to the Directing Certificateholder under the PSA with respect to the servicing and administration of the related Non-Serviced Whole Loan, including consenting to the substantial equivalent of Major Decisions under such Non-Serviced PSA proposed by the related Non-Serviced Master Servicer or Non-Serviced Special Servicer and reviewing and consenting to asset status reports prepared by such Non-Serviced Special Servicer in respect of the related
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Non-Serviced Whole Loan. “Major Decisions” under the related Non-Serviced PSA will differ in certain respects from those actions that constitute Major Decisions under the PSA, and therefore the specific types of servicer actions with respect to which the applicable Non-Serviced Directing Certificateholder will be permitted to consent will correspondingly differ. The related Non-Serviced PSA also provides for the removal of the related Non-Serviced Special Servicer by the related Non-Serviced Directing Certificateholder under such Non-Serviced PSA under certain conditions that are similar to the conditions under which the Directing Certificateholder is permitted to replace each applicable special servicer under the PSA.

●	The termination events that will result in the termination of the related Non-Serviced Master Servicer or Non-Serviced Special Servicer are substantially similar to, but not identical to, the Servicer Termination Events under the PSA applicable to each applicable master servicer and special servicer, as applicable.
●	Servicing transfer events under the related Non-Serviced PSA that would cause the related Non-Serviced Whole Loan to become specially serviced will be substantially similar to, but not identical to, the corresponding provisions under the PSA.
●	The servicing decisions which the related Non-Serviced Master Servicer will perform, and in certain cases for which the related Non-Serviced Master Servicer must obtain the related Non-Serviced Directing Certificateholder’s or Non-Serviced Special Servicer’s consent, differ in certain respects from those decisions that constitute Master Servicer Decisions and Major Decisions, respectively, under the PSA.
●	The related Non-Serviced Special Servicer is required to take actions with respect to the related Non-Serviced Whole Loan if it becomes the equivalent of a defaulted mortgage loan, which actions are substantially similar, but not necessarily identical, to the actions described under “—Sale of Defaulted Loans and REO Properties”.
●	Appraisal reduction amounts in respect of the related Non-Serviced Mortgage Loan will be calculated by the related Non-Serviced Special Servicer under the related Non-Serviced PSA in a manner substantially similar to, but not necessarily identical to, calculations of such amounts by the applicable special servicer under the PSA in respect of Serviced Mortgage Loans.
●	The requirement of the related Non-Serviced Master Servicer to make compensating interest payments in respect of prepayment interest shortfalls related to the related Non-Serviced Mortgage Loan is similar, but not necessarily identical, to the requirement of the applicable master servicer to make Compensating Interest Payments in respect of the Serviced Mortgage Loans under the PSA; except that, in the case of the Non-Serviced PSA for the BioMed MIT Portfolio Whole Loan, the Non-Serviced PSA does not provide for compensating interest payments.
●	The servicing provisions under the related Non-Serviced PSA relating to performing inspections and collecting operating information are substantially similar but not necessarily identical to those of the PSA.
●	While each applicable special servicer under the PSA and the Non-Serviced Special Servicer under the related Non-Serviced PSA must each resign as special servicer with respect to a mortgage loan if it becomes affiliated with the related borrower under such mortgage loan, the particular types of affiliations that trigger such resignation obligation, as well as the parties that are entitled to appoint a successor special servicer, may differ as between the PSA and the related Non-Serviced PSA.
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●	The parties to the related Non-Serviced PSA (and their related directors, officers and other agents) will be entitled to reimbursement and/or indemnification for losses, liabilities, costs and expenses associated with the servicing of the related Non-Serviced Whole Loan under such Non-Serviced PSA to the same extent that parties to the PSA performing similar functions (and their related directors, officers and other agents) are entitled to reimbursement and/or indemnification for losses, liabilities, costs and expenses associated with their obligations under the PSA. The Trust, as holder of the related Non-Serviced Mortgage Loan, will be responsible for its pro rata share of any such indemnification amounts (including out of general collections on the BANK 2025-BNK51 mortgage pool, if necessary).
●	The matters as to which notice or rating agency confirmation with respect to the rating agencies under the related Non-Serviced PSA are required are similar, but not identical to, similar matters with respect to the Rating Agencies under the PSA (and such agreements differ as to whether it is notice or rating agency confirmation that is required).
●	With respect to non-specially serviced mortgage loans, the related Non-Serviced PSA may differ with respect to whether the related Non-Serviced Master Servicer or related Non-Serviced Special Servicer will be responsible for conducting or managing certain litigation related to such mortgage loans.
●	Each of the related Non-Serviced Master Servicer and related Non-Serviced Special Servicer will be liable in accordance with the related Non-Serviced PSA only to the extent of its obligations specifically imposed by that agreement. Accordingly, in general, each of the related Non-Serviced Master Servicer and related Non-Serviced Special Servicer will not be liable for any action taken, or for refraining from the taking of any action, in good faith pursuant to the related Non-Serviced PSA or for errors in judgment; provided that neither such party will be protected against any breach of representations or warranties made by it in the related Non-Serviced PSA or against any liability which would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations and duties under the related Non-Serviced PSA.
●	The operating advisor under the Non-Serviced PSA may only be entitled to consult with the related Non-Serviced Special Servicer and recommend the termination of the Non-Serviced Special Servicer after a consultation termination event.
●	The Non-Serviced PSA may provide certain non-binding consultation rights in respect of the Non-Serviced Mortgage Loan (if such Non-Serviced Mortgage Loan is specially serviced) to a representative of the holders of the vertical credit risk retention interests.
●	The provisions of the related Non-Serviced PSA will also vary from the PSA with respect to one or more of the following: timing, control or consultation triggers or thresholds, terminology, allocation of ministerial duties between multiple servicers or other service providers or certificateholder or investor voting or consent thresholds, master servicer and special servicer termination events, rating requirements for accounts and permitted investments, eligibility requirements applicable to servicers and other service providers, and the circumstances under which approvals, consents, consultation, notices or rating agency confirmations may be required.
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●	With respect to the BioMed MIT Portfolio Whole Loan, there is no operating advisor under the related Non-Serviced PSA.
●	With respect to the BioMed MIT Portfolio Whole Loan, (i) there is no asset representations reviewer under the related Non-Serviced PSA and (ii) there are no certificateholder-directed dispute resolution procedures similar to those described under “—Dispute Resolution Provisions” with respect to the Companion Loan(s) securitized under the related Non-Serviced PSA.

Prospective investors are encouraged to review the full provisions of each of the Non-Serviced PSAs, which are available by requesting copies from the underwriters.

Servicing of the Market Place Center Mortgage Loan and the 4 Union Square South Mortgage Loan

Each of the Market Place Center Mortgage Loan and the 4 Union Square South Mortgage Loan is being serviced pursuant to the WFCM 2025-C65 PSA. The servicing terms of the WFCM 2025-C65 PSA are similar in all material respects to the servicing terms of the PSA applicable to the Serviced Mortgage Loans; however, the servicing arrangements under such agreements differ in certain respects, including the items set forth above under “—General” (unless otherwise addressed below) and the following:

●	Trimont LLC as the related primary servicer of each such Mortgage Loan earns a primary servicing fee with respect to each such Mortgage Loan that is to be calculated at 0.00125% per annum.
●	Upon the related Whole Loan becoming a specially serviced loan under the WFCM 2025-C65 PSA, the related Non-Serviced Special Servicer will earn a special servicing fee payable monthly respect to such Whole Loan accruing at a rate equal to 0.25% per annum, subject to a monthly minimum fee of $5,000.
●	In connection with a workout of the Market Place Center Whole Loan or the 4 Union Square South Whole Loan, the related Non-Serviced Special Servicer will be entitled to a workout fee equal to 1.00% of each collection (other than penalty charges) of principal and interest (other than any amount for which a liquidation fee would be paid) made by the related borrower on the corrected Whole Loan for so long as it remains a corrected Whole Loan. Such fee is subject to a monthly minimum fee of $25,000.
●	The related Non-Serviced Special Servicer will be entitled to a liquidation fee equal to 1.00% of the related payments or proceeds received in connection with the liquidation of the related Whole Loan or related REO Property. Such fee is subject to a monthly minimum fee of $25,000.

Servicing of the BioMed MIT Portfolio Mortgage Loan

The BioMed MIT Portfolio Mortgage Loan is being serviced pursuant to the BX 2025-LIFE TSA. The servicing terms of the BX 2025-LIFE TSA are similar in all material respects to the servicing terms of the PSA applicable to the Serviced Whole Loans; however, the servicing arrangements under such agreements will differ in certain respects, including as set forth above under “—Servicing of the Non-Serviced Mortgage Loans” (unless otherwise addressed below) and the following:

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●	The related Non-Serviced Master Servicer under the BX 2025-LIFE TSA earns a primary servicing fee with respect to the BioMed MIT Portfolio Mortgage Loan equal to 0.00010% per annum.
●	Upon the BioMed MIT Portfolio Mortgage Loan becoming a specially serviced loan under the BX 2025-LIFE TSA, the related Non-Serviced Special Servicer under the BX 2025-LIFE TSA will earn a special servicing fee payable monthly with respect to the Mortgage Loan accruing at a rate equal to 0.15% per annum.
●	The related Non-Serviced Special Servicer under the BX 2025-LIFE TSA will be entitled to a workout fee determined, with respect to each applicable principal and interest collection, at a workout fee rate equal to 0.25%.
●	The related Non-Serviced Special Servicer under the BX 2025-LIFE TSA will be entitled to a liquidation fee determined, with respect to the applicable liquidation proceeds, at a liquidation fee rate equal to 0.25%.

See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loan—The BioMed MIT Portfolio AB Whole Loan”.

Prospective investors are encouraged to review the full provisions of the BX 2025-LIFE TSA, which is available via request from the underwriters.

Rating Agency Confirmations

The PSA will provide that, notwithstanding the terms of the related Mortgage Loan documents or other provisions of the PSA, if any action under such Mortgage Loan documents or the PSA requires a Rating Agency Confirmation from each of the Rating Agencies as a condition precedent to such action, if the party (the “Requesting Party”) attempting and/or required to obtain such Rating Agency Confirmations has made a request to any Rating Agency for such Rating Agency Confirmation and, within 10 business days of such request being posted to the 17g-5 Information Provider’s website, such Rating Agency has not replied to such request or has responded in a manner that indicates that such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then such Requesting Party will be required to confirm (through direct communication and not by posting any confirmation on the 17g-5 Information Provider’s website) that the applicable Rating Agency has received the Rating Agency Confirmation request, and, if it has not, promptly request the related Rating Agency Confirmation again (which may be through direct communication). The circumstances described in the preceding sentence are referred to in this prospectus as a “RAC No-Response Scenario”.

If there is no response to either such Rating Agency Confirmation request within 5 business days of such second request in a RAC No-Response Scenario or if such Rating Agency has responded in a manner that indicates such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then (x) with respect to any condition in any Mortgage Loan document requiring such Rating Agency Confirmation, or with respect to any other matter under the PSA relating to the servicing of the Mortgage Loans (other than as set forth in clause (y) below), the requirement to obtain a Rating Agency Confirmation will be deemed not to apply (as if such requirement did not exist) with respect to such Rating Agency, and the applicable master servicer or the applicable special servicer, as the case may be, may then take such action if such master servicer or special servicer, as applicable, confirms its original determination (made prior to making such request) that taking the action with respect to which it requested the Rating Agency Confirmation would still be consistent with the Servicing Standard, and (y) with

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respect to a replacement of any master servicer or the applicable special servicer, such condition will be deemed not to apply (as if such requirement did not exist) if (i) the applicable replacement master servicer or special servicer is listed on S&P’s Select Servicer List as a “U.S. Commercial Mortgage Master Servicer” or “U.S. Commercial Mortgage Special Servicer,” as applicable, if S&P is the non-responding Rating Agency, (ii) the applicable replacement master servicer or special servicer is rated at least “CMS3” (in the case of the replacement master servicer) or “CSS3” (in the case of the replacement special servicer), if Fitch is the non-responding Rating Agency or (iii) KBRA has not publicly cited servicing concerns with respect to the applicable replacement master servicer or special servicer as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in a commercial mortgage-backed securitization transaction serviced by such replacement master servicer or special servicer prior to the time of determination, if KBRA is the non-responding Rating Agency. Promptly following the applicable master servicer’s or special servicer’s determination to take any action discussed above following any requirement to obtain Rating Agency Confirmation being deemed not to apply (as if such requirement did not exist) as described in clause (x) above, such master servicer or special servicer will be required to provide electronic written notice to the 17g-5 Information Provider, who will promptly post such notice to the 17g-5 Information Provider’s website pursuant to the PSA, of the action taken.

For all other matters or actions not specifically discussed above as to which a Rating Agency Confirmation is required, the applicable Requesting Party will be required to obtain a Rating Agency Confirmation from each of the Rating Agencies. In the event an action otherwise requires a Rating Agency Confirmation from each of the Rating Agencies, in absence of such Rating Agency Confirmation, we cannot assure you that any Rating Agency will not downgrade, qualify or withdraw its ratings as a result of any such action taken by the applicable master servicer or the applicable special servicer in accordance with the procedures discussed above.

As used above, “Rating Agency Confirmation” means, with respect to any matter, confirmation in writing (which may be in electronic form) by each applicable Rating Agency that a proposed action, failure to act or other event specified in this prospectus will not, in and of itself, result in the downgrade, withdrawal or qualification of the then-current rating assigned to any class of certificates (if then rated by the Rating Agency); provided that a written waiver or acknowledgment from the Rating Agency indicating its decision not to review the matter for which the Rating Agency Confirmation is sought will be deemed to satisfy the requirement for the Rating Agency Confirmation from the Rating Agency with respect to such matter. The “Rating Agencies” mean S&P, Fitch and KBRA.

Any Rating Agency Confirmation requests made by any master servicer, any special servicer, the certificate administrator, or the trustee, as applicable, pursuant to the PSA, will be required to be made in writing, which writing must contain a cover page indicating the nature of the Rating Agency Confirmation request, and must contain all back-up material necessary for the Rating Agency to process such request. Such written Rating Agency Confirmation requests must be provided in electronic format to the 17g-5 Information Provider (who will be required to post such request on the 17g-5 Information Provider’s website in accordance with the PSA).

The applicable master servicer, the applicable special servicer, the certificate administrator and the trustee will be permitted (but not obligated) to orally communicate with the Rating Agencies regarding any of the Mortgage Loan documents or any matter related to the Mortgage Loans, the related Mortgaged Properties, the related borrowers or any other matters relating to the PSA or any related Intercreditor Agreement; provided that

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such party summarizes the information provided to the Rating Agencies in such communication in writing and provides the 17g-5 Information Provider with such written summary the same day such communication takes place; provided, further, that the summary of such oral communications will not identify with which Rating Agency the communication was. The 17g-5 Information Provider will be required to post such written summary on the 17g-5 Information Provider’s website in accordance with the provisions of the PSA. All other information required to be delivered to the Rating Agencies pursuant to the PSA or requested by the Rating Agencies, will first be provided in electronic format to the 17g-5 Information Provider, who will be required to post such information to the 17g-5 Information Provider’s website in accordance with the PSA. The operating advisor will have no obligation or authority to communicate directly with the Rating Agencies, but may deliver required information to the Rating Agencies to the extent set forth in this prospectus.

The PSA will provide that the PSA may be amended to change the procedures regarding compliance with Rule 17g-5 without any Certificateholder consent; provided that notice of any such amendment must be provided to the 17g-5 Information Provider (who will post such notice to the 17g-5 Information Provider’s website) and to the certificate administrator (which will post such report to the certificate administrator’s website).

To the extent required under the PSA, in the event a rating agency confirmation is required by the applicable rating agencies that any action under any Mortgage Loan documents or the PSA will not result in the downgrade, withdrawal or qualification of any such rating agency’s then-current ratings of any Serviced Pari Passu Companion Loan Securities, then such rating agency confirmation may be considered satisfied in the same manner as described above with respect to any Rating Agency Confirmation from a Rating Agency.

Evidence as to Compliance

Each master servicer, each special servicer (regardless of whether such special servicer has commenced special servicing of a Mortgage Loan), the custodian, the trustee (provided, however, that the trustee will not be required to deliver an assessment of compliance with respect to any period during which there was no relevant servicing criteria applicable to it) and the certificate administrator will be required to furnish (and each such party will be required, with respect to each servicing function participant with which it has entered into a servicing relationship with respect to the Mortgage Loans, to cause (or, in the case of a sub-servicer that is also a servicing function participant that a mortgage loan seller requires a master servicer to retain, to use commercially reasonable efforts to cause) such servicing function participant to furnish), to the depositor, the certificate administrator, the trustee and the 17g-5 Information Provider, an officer’s certificate of the officer responsible for the servicing activities of such party stating, among other things, that (i) a review of that party’s activities during the preceding calendar year or portion of that year and of performance under the PSA or any sub-servicing agreement in the case of an additional master servicer or special servicer, as applicable, has been made under such officer’s supervision and (ii) to the best of such officer’s knowledge, based on the review, such party has fulfilled all of its obligations under the PSA or the sub-servicing agreement in the case of an additional master servicer or special servicer, as applicable, in all material respects throughout the preceding calendar year or portion of such year, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status of the failure.

In addition, each master servicer, each special servicer (regardless of whether such special servicer has commenced special servicing of any Mortgage Loan), the trustee (but only if an advance was made by the trustee in the calendar year), the custodian, the

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certificate administrator and the operating advisor, each at its own expense, will be required to furnish (and each such party will be required, with respect to each servicing function participant with which it has entered into a servicing relationship with respect to the Mortgage Loans, to cause (or, in the case of a sub-servicer that is also a servicing function participant that a mortgage loan seller requires a master servicer to retain, to use commercially reasonable efforts to cause) such servicing function participant to furnish) to the trustee, the certificate administrator, the 17g-5 Information Provider and the depositor (and, with respect to any special servicer, also to the operating advisor) a report (an “Assessment of Compliance”) assessing compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (as described below) under the Securities Act of 1933, as amended (the “Securities Act”) that contains the following:

●	a statement of the party’s responsibility for assessing compliance with the servicing criteria set forth in Item 1122 of Regulation AB applicable to it;
●	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;
●	the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the fiscal year, covered by the Form 10-K required to be filed pursuant to the PSA setting forth any material instance of noncompliance identified by the party, a discussion of each such failure and the nature and status of such failure; and
●	a statement that a registered public accounting firm has issued an attestation report (an “Attestation Report”) on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior fiscal year.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver an Attestation Report of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the public company accounting oversight board, that expresses an opinion, or states that an opinion cannot be expressed (and the reasons for this), concerning the party’s assessment of compliance with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB.

With respect to each Non-Serviced Whole Loan, each of the Non-Serviced Master Servicer, the Non-Serviced Special Servicer, the Non-Serviced Trustee and the Non-Serviced Certificate Administrator will have obligations under the related Non-Serviced PSA similar to those described above.

“Regulation AB” means subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100–229.1125, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the SEC or by the staff of the SEC, or as may be provided by the SEC or its staff from time to time.

Limitation on Rights of Certificateholders to Institute a Proceeding

Other than with respect to any rights to deliver a Certificateholder Repurchase Request and exercise the rights described under “—Dispute Resolution Provisions”, no Certificateholder will have any right under the PSA to institute any proceeding with respect to the PSA or with respect to the certificates, unless the Certificateholder previously has given to the trustee and the certificate administrator written notice of default and the continuance of the default and unless (except in the case of a default by the trustee) the

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holders of certificates of any class evidencing not less than 25% of the aggregate Percentage Interests constituting the class have made written request upon the trustee to institute a proceeding in its own name (as trustee) and have offered to the trustee reasonable indemnity satisfactory to it, and the trustee for 60 days after receipt of the request and indemnity has neglected or refused to institute the proceeding. However, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the PSA, the certificates or to institute, conduct or defend any related litigation at the request, order or direction of any of the Certificateholders, unless the Certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred as a result.

Each Certificateholder will be deemed under the PSA to have expressly covenanted with every other Certificateholder and the trustee, that no one or more Certificateholders will have any right in any manner whatsoever by virtue of any provision of the PSA or the certificates to affect, disturb or prejudice the rights of any other holders of certificates, or to obtain or seek to obtain priority over or preference to any other Certificateholder, or to enforce any right under the PSA, the certificates, except in the manner provided in the PSA or the certificates and for the equal, ratable and common benefit of all Certificateholders.

Termination; Retirement of Certificates

The obligations created by the PSA will terminate upon payment (or provision for payment) to all Certificateholders of all amounts held by the certificate administrator on behalf of the trustee and required to be paid on the Distribution Date following the earlier of (1) the final payment (or related Advance) or other liquidation of the last Mortgage Loan and REO Property (as applicable) subject to the PSA, (2) the voluntary exchange of all the then-outstanding Non-Retained Certificates (other than the Class R certificates) and the payment or deemed payment by such exchanging party of the Termination Purchase Amount for the Mortgage Loans and REO Properties remaining in the issuing entity, of which (a) an amount equal to the product of (i) the Vertically Retained Percentage and (ii) the Termination Purchase Amount will be paid to the holders of the RR Interest in exchange for the surrender of the RR Interest, and (b) an amount equal to the product of (i) the Non-Vertically Retained Percentage and (ii) the Termination Purchase Amount will be deemed paid to the issuing entity and deemed distributed to the holder or holders described in clause (b) below in exchange for then-outstanding Non-Retained Certificates (other than the Class R certificates) (provided, however, that (a) the aggregate certificate balance of the Class A-1, Class A-3, Class A-SB, Class A-4, Class A-5, Class A-S, Class B, Class C and Class D certificates is reduced to zero, (b) there is only one holder (or multiple holders acting unanimously) of then-outstanding Non-Retained Certificates (other than the Class R certificates) and (c) each applicable master servicer consents to the exchange) or (3) the purchase or other liquidation of all of the assets of the issuing entity as described below by the holders of the Controlling Class, any special servicer, any master servicer or the holders of the Class R certificates, in that order of priority. Written notice of termination of the PSA will be given by the certificate administrator to each Certificateholder, each holder of a Serviced Companion Loan and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website). The final distribution will be made only upon surrender and cancellation of the certificates at the office of the certificate registrar or other location specified in the notice of termination.

The “Termination Purchase Amount” will equal the sum of (1) the aggregate Purchase Price of all the Mortgage Loans (exclusive of REO Loans) then included in the issuing entity, (2) the appraised value of the issuing entity’s portion of all REO Properties then included in the issuing entity (which fair market value for any REO Property may be less than the

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Purchase Price for the corresponding REO Loan), as determined by an appraiser selected by the applicable special servicer and approved by the applicable master servicer and the Controlling Class and (3) if the Mortgaged Property secures a Non-Serviced Mortgage Loan and is an REO Property under the terms of the related Non-Serviced PSA, the pro rata portion of the fair market value of the related property, as determined by the related Non-Serviced Master Servicer in accordance with clause (2) above.

The holders of the Controlling Class, the special servicer servicing the greater principal balance of the Mortgage Loans as of that time, the other special servicer, the master servicer servicing the greater principal balance of the Mortgage Loans as of that time, the other master servicer and the holders of the Class R certificates (in that order) will have the right to purchase all of the assets of the issuing entity. This purchase of all the Mortgage Loans and other assets in the issuing entity is required to be made at a price equal to (a) the Termination Purchase Amount, plus (b) the reasonable out-of-pocket expenses of the applicable master servicer and the applicable special servicer related to such purchase, unless such master servicer or special servicer, as applicable, is the purchaser and less (c) solely in the case where the applicable master servicer is exercising such purchase right, the aggregate amount of unreimbursed Advances and unpaid Servicing Fees remaining outstanding and payable solely to such master servicer (which items will be deemed to have been paid or reimbursed to such master servicer in connection with such purchase). This purchase will effect early retirement of the then-outstanding certificates, but the rights of the holders of the Controlling Class, the applicable special servicer, the applicable master servicer or the holders of the Class R certificates to effect the termination is subject to the requirements that the then aggregate Stated Principal Balance of the pool of Mortgage Loans be less than 1.0% of the Initial Pool Balance. The voluntary exchange of certificates (other than the Class R certificates and the RR Interest), for the remaining Mortgage Loans is not subject to the above-described percentage limits but is limited to each such class of outstanding certificates being held by one Certificateholder (or group of Certificateholders acting unanimously) who must voluntarily participate.

If any party above, other than National Cooperative Bank, N.A. as the master servicer of the National Cooperative Bank, N.A. Mortgage Loans, exercises such purchase option, National Cooperative Bank, N.A., so long as National Cooperative Bank, N.A. is a master servicer or a special servicer under the PSA, will be entitled to purchase the remaining National Cooperative Bank, N.A. Mortgage Loans and any related REO Property, and if National Cooperative Bank, N.A. elects to purchase such Mortgage Loans and REO Properties that other party will then purchase only the remaining Mortgage Loans and REO Property that are not being purchased by National Cooperative Bank, N.A.

With respect to the foregoing options to purchase the Mortgage Loans and REO Properties, if both of the special servicers or, if neither special servicer exercises its option, both of the master servicers wish to elect to exercise such rights, then the special servicer or master servicer, as applicable, servicing the greater principal balance of Mortgage Loans will be entitled to exercise such a right, subject to National Cooperative Bank, N.A.’s prior right to acquire the National Cooperative Bank, N.A. Mortgage Loans.

On the applicable Distribution Date, the aggregate amount paid by the holders of the Controlling Class, any special servicer, any master servicer or the holders of the Class R certificates, as the case may be, for the Mortgage Loans and other applicable assets in the issuing entity, together with all other amounts on deposit in each applicable Collection Account and not otherwise payable to a person other than the Certificateholders, will be applied generally as described above under “Description of the Certificates—Distributions—Priority of Distributions”.

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Amendment

The PSA may be amended by the parties to the PSA, without the consent of any of the holders of certificates or holders of any Companion Loan:

(a)    to correct any defect or ambiguity in the PSA;

(b)    to cause the provisions in the PSA to conform or be consistent with or in furtherance of the statements made in the prospectus (or in an offering document for any related non-offered certificates) with respect to the certificates, the issuing entity or the PSA or to correct or supplement any of its provisions which may be defective or inconsistent with any other provisions in the PSA or to correct any error;

(c)    to change the timing and/or nature of deposits in the each applicable Collection Account, the Distribution Accounts or any REO Account, provided that (A) the P&I Advance Date will in no event be later than the business day prior to the related Distribution Date and (B) the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced in writing by an opinion of counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment;

(d)    to modify, eliminate or add to any of its provisions to the extent as will be necessary to maintain the qualification of any Trust REMIC as a REMIC under the relevant provisions of the Code at all times that any certificate is outstanding, or to avoid or minimize the risk of imposition of any tax on the issuing entity or any Trust REMIC; provided that the trustee and the certificate administrator have received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of imposition of any such tax and (2) the action will not adversely affect in any material respect the interests of any Certificateholder (including, for the avoidance of doubt, any holder of the RR Interest) or holder of a Companion Loan;

(e)    to modify, eliminate or add to any of its provisions to restrict (or to remove any existing restrictions with respect to) the transfer of the Residual Certificates; provided that the depositor has determined that the amendment will not, as evidenced by an opinion of counsel, give rise to any tax with respect to the transfer of the Residual Certificates to a non-permitted transferee;

(f)     to revise or add any other provisions with respect to matters or questions arising under the PSA or any other change, provided that the required action will not adversely affect in any material respect the interests of any Certificateholder (including, for the avoidance of doubt, any holder of the RR Interest) or any holder of a Serviced Pari Passu Companion Loan not consenting to such revision or addition, as evidenced in writing by an opinion of counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment or supplement and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus);

(g)    to amend or supplement any provision of the PSA to the extent necessary to maintain the then-current ratings assigned to each class of Offered Certificates by each

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Rating Agency, as evidenced by a Rating Agency Confirmation from each of the Rating Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus); provided that such amendment or supplement would not adversely affect in any material respect the interests of any Certificateholder (including, for the avoidance of doubt, any holder of the RR Interest) not consenting to such amendment or supplement, as evidenced by an opinion of counsel;

(h)   to modify the provisions of the PSA with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts if (a) the depositor, each applicable master servicer, the trustee and (with respect to any Mortgage Loan other than an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class and for so long as no Control Termination Event has occurred and is continuing), the Directing Certificateholder, determine that the commercial mortgage-backed securities industry standard for such provisions has changed, in order to conform to such industry standard, (b) such modification does not cause any Trust REMIC to fail to qualify as a REMIC under the relevant provisions of the Code, as evidenced by an opinion of counsel and (c) a Rating Agency Confirmation from each Rating Agency and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any related Serviced Pari Passu Companion Loan Securities (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus) has been received;

(i)     to modify the procedures set forth in the PSA relating to compliance with Rule 17g-5, provided that the change would not adversely affect in any material respect the interests of any Certificateholder (including, for the avoidance of doubt, any holder of the RR Interest), as evidenced by (A) an opinion of counsel or (B) if any certificate is then rated, receipt of Rating Agency Confirmation from each Rating Agency rating such certificates; and provided, further, that the certificate administrator must give notice of any such amendment to the 17g-5 Information Provider for posting on the 17g-5 Information Provider’s website and the certificate administrator must post such notice to its website;

(j)     to modify, eliminate or add to any of its provisions to such extent as will be necessary to comply with the requirements for use of Form SF-3 in registered offerings to the extent provided in C.F.R. 239.45(b)(1)(ii), (iii) or (iv); or

(k)    to modify, eliminate or add to any of its provisions in the event the Credit Risk Retention Rules or any other regulations applicable to the risk retention requirements for this securitization transaction are amended or repealed, to the extent required to comply with any such amendment or to modify or eliminate the provision related to the risk retention requirements in the event of such repeal, upon the consent of the Retaining Sponsor, such consent not to be unreasonably withheld, conditioned or delayed.

The PSA may also be amended by the parties to the PSA with the consent of the holders of certificates of each class affected by such amendment evidencing, in each case, a majority of the aggregate Percentage Interests constituting the class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the PSA or of modifying in any manner the rights of the holders of the certificates, except

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that the amendment may not directly (1) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans that are required to be distributed on a certificate of any class without the consent of the holder of such certificate, or which are required to be distributed to a holder of a Companion Loan without the consent of such holder, (2) reduce the aforesaid percentage of certificates of any class the holders of which are required to consent to the amendment or remove the requirement to obtain consent of any holder of a Companion Loan, without the consent of the holders of all certificates of that class then outstanding or such holder of the related Companion Loan, (3) adversely affect the Voting Rights of any class of certificates, without the consent of the holders of all certificates of that class then outstanding, (4) change in any manner any defined term used in any MLPA or the obligations or rights of any mortgage loan seller under any MLPA or change any rights of any mortgage loan seller as third party beneficiary under the PSA without the consent of the related mortgage loan seller, or (5) amend the Servicing Standard without the consent of 100% of the holders of certificates or a Rating Agency Confirmation by each Rating Agency and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus).

Notwithstanding the foregoing, no amendment to the PSA may be made that changes in any manner the obligations or rights of any mortgage loan seller under any MLPA or the rights of any mortgage loan seller, including as a third party beneficiary, under the PSA, without the consent of such mortgage loan seller. In addition, no amendment to the PSA may be made that changes any provisions specifically required to be included in the PSA by the related Intercreditor Agreement or that otherwise materially and adversely affects the holder of a Companion Loan without the consent of the holder of the related Companion Loan.

Also, notwithstanding the foregoing, no party will be required to consent to any amendment to the PSA without the trustee, the certificate administrator, each applicable master servicer, each applicable special servicer, the asset representations reviewer and the operating advisor having first received an opinion of counsel (at the issuing entity’s expense) to the effect that the amendment does not conflict with the terms of the PSA, and that the amendment or the exercise of any power granted to each applicable master servicer, each applicable special servicer, the depositor, the certificate administrator, the trustee, the operating advisor, the asset representations reviewer or any other specified person in accordance with the amendment will not result in the imposition of a tax on any portion of the issuing entity or cause any Trust REMIC to fail to qualify as a REMIC under the relevant provisions of the Code.

Resignation and Removal of the Trustee and the Certificate Administrator

Each of the trustee and the certificate administrator will at all times be, and will be required to resign if it fails to be, (i) a corporation, national bank, national banking association or a trust company, organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers and to accept the trust conferred under the PSA, having a combined capital and surplus of at least $100,000,000 and subject to supervision or examination by federal or state authority and, in the case of the trustee, will not be an affiliate of any master servicer or any special servicer (except during any period when the trustee is acting as, or has become successor to, such master servicer or such special servicer, as the case may be), (ii) in the

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case of the trustee, an institution whose long-term senior unsecured debt rating or issuer credit rating is at least (A) “BBB” by S&P, (B) “A” by Fitch (or short-term rating of “F1” by Fitch) (provided, however, that the trustee may maintain a rating of at least “BBB-” by Fitch as long as the general master servicer has a rating on its long-term senior unsecured debt of at least “A” by Fitch or has a short-term rating of at least “F1” by Fitch, and (C) if rated by KBRA, a long term senior unsecured debt rating or an issuer credit rating of at least “BBB-” by KBRA (or if not rated by KBRA, then at least an equivalent rating by two other NRSROs, which may include S&P and Fitch), (iii) in the case of the certificate administrator, an institution whose long-term senior unsecured debt or issuer credit rating is rated at least “BBB-” by KBRA (or an investment grade rating by any other NRSRO, which may include S&P or Fitch) or (iv) in the case of clauses (ii) and (iii), such other rating with respect to which the Rating Agencies have provided a Rating Agency Confirmation.

The trustee and the certificate administrator will be also permitted at any time to resign from their obligations and duties under the PSA by giving written notice (which notice will be posted to the certificate administrator’s website pursuant to the PSA) to the depositor, each applicable master servicer, each applicable special servicer, the trustee or the certificate administrator, as applicable, all Certificateholders, the operating advisor, the asset representations reviewer and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website). Upon receiving this notice of resignation, the depositor will be required to use its reasonable best efforts to promptly appoint a successor trustee or certificate administrator acceptable to each applicable master servicer and, prior to the occurrence and continuance of a Control Termination Event, the Directing Certificateholder. If no successor trustee or certificate administrator has accepted an appointment within 90 days after the giving of notice of resignation, the resigning trustee or certificate administrator, as applicable, may petition any court of competent jurisdiction to appoint a successor trustee or certificate administrator, as applicable, and such petition will be an expense of the issuing entity.

If at any time the trustee or certificate administrator ceases to be eligible to continue as trustee or certificate administrator, as applicable, under the PSA, and fails to resign after written request therefor by the depositor or any master servicer, or if at any time the trustee or certificate administrator becomes incapable of acting, or if certain events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the trustee or certificate administrator, or if the trustee or certificate administrator fails to timely publish any report to be delivered, published, or otherwise made available by the certificate administrator pursuant to the PSA, and such failure continues unremedied for a period of 5 days, or if the certificate administrator fails to make distributions required pursuant to the PSA, the depositor will be authorized to remove the trustee or certificate administrator, as applicable, and appoint a successor trustee or certificate administrator acceptable to each applicable master servicer. If no successor trustee or certificate administrator has accepted an appointment within 90 days after the giving of notice of removal, the removed trustee or certificate administrator, as applicable, may petition any court of competent jurisdiction to appoint a successor trustee or certificate administrator, as applicable, and such petition will be an expense of the issuing entity.

In addition, holders of the certificates entitled to at least 75% of the Voting Rights may upon 30 days prior written notice, with or without cause, remove the trustee or certificate administrator under the PSA and appoint a successor trustee or certificate administrator. In the event that holders of the certificates entitled to at least 75% of the Voting Rights elect to remove the trustee or certificate administrator without cause and appoint a successor, the successor trustee or certificate administrator, as applicable, will be responsible for all expenses necessary to effect the transfer of responsibilities from its predecessor.

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Any resignation or removal of the trustee or certificate administrator and appointment of a successor trustee or certificate administrator will not become effective until (i) acceptance of appointment by the successor trustee or certificate administrator, as applicable, and (ii) the certificate administrator files any required Form 8-K. Further, the resigning trustee or certificate administrator, as the case may be, must pay all costs and expenses associated with the transfer of its duties.

The PSA will prohibit the appointment of the asset representations reviewer or one of its affiliates as successor to the trustee or certificate administrator.

Governing Law; Waiver of Jury Trial; and Consent to Jurisdiction

The PSA will be governed by the laws of the State of New York. Each party to the PSA will waive its respective right to a jury trial for any claim or cause of action based upon or arising out of or related to the PSA or certificates. Additionally, each party to the PSA will consent to the jurisdiction of any New York State and Federal courts sitting in New York City with respect to matters arising out of or related to the PSA.

Certain Legal Aspects of Mortgage Loans

The following discussion contains general summaries of certain legal aspects of mortgage loans secured by commercial and multifamily residential properties. Because such legal aspects are governed by applicable local law (which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular jurisdiction, or to encompass the laws of all jurisdictions in which the security for the mortgage loans is situated.

New York. Mortgage loans in New York are generally secured by mortgages on the related real estate. Foreclosure of a mortgage is usually accomplished in judicial proceedings. After an action for foreclosure is commenced, and if the lender secures a ruling that is entitled to foreclosure ordinarily by motion for summary judgment, the court then appoints a referee to compute the amount owed together with certain costs, expenses and legal fees of the action. The lender then moves to confirm the referee’s report and enter a final judgment of foreclosure and sale. Public notice of the foreclosure sale, including the amount of the judgment, is given for a statutory period of time, after which the mortgaged real estate is sold by a referee at public auction. There is no right of redemption after the foreclosure of sale. In certain circumstances, deficiency judgments may be obtained. Under mortgages containing a statutorily sanctioned covenant, the lender has a right to have a receiver appointed without notice and without regard to the adequacy of the mortgaged real estate as security for the amount owed.

Florida. In Florida, loans involving real property may be mortgaged in order to secure a borrower’s obligations under the loan. The mortgage is the security instrument that is a lien on and encumbers the real property that is the collateral for the indebtedness evidenced by the promissory note. Accordingly, there is no power of sale in Florida, but rather judicial foreclosure. Under Florida law, ownership of the mortgage follows the promissory note and the plaintiff must be the holder of the promissory note and the mortgage in order to have standing to bring a foreclosure action. After an action for foreclosure is filed with the court and the lender obtains a final judgment of foreclosure, such foreclosure judgment will require that the property be sold at a public judicial sale at the courthouse (or on-line depending on the county) if the full amount of the judgment is not paid prior to the scheduled foreclosure sale. After the foreclosure judgment is entered and prior to the foreclosure sale, a notice of sale must be published once a week for two (2) consecutive

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weeks in the county in which the property is located. Section 45.031, Florida Statutes, requires that foreclosure sale be held no earlier than 20 (but not more than 35) days after the date of judgment is entered, unless plaintiff agrees otherwise. Notwithstanding, due to a back-log of foreclosure cases in many counties, it is not unusual for foreclosure sales to be held later than the 35 day period specified in the statute.

General

Each mortgage loan will be evidenced by a promissory note and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located. Mortgages, deeds of trust and deeds to secure debt are in this prospectus collectively referred to as “mortgages”. A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

Types of Mortgage Instruments

There are two parties to a mortgage: a mortgagor (the borrower and usually the owner of the applicable property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties, pursuant to which the borrower, or grantor, conveys title to the real property to the grantee, or lender generally with a power of sale, until such time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the promissory note. The land trustee would not be personally liable for the promissory note obligation. The mortgagee’s authority under a mortgage, the trustee’s authority under a deed of trust and the grantee’s authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws and, in some deed of trust transactions, the directions of the beneficiary.

Leases and Rents

Mortgages that encumber income-producing property often contain an assignment of rents and leases, and/or may be accompanied by a separate assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower’s right, title and interest as landlord under each lease and the income derived from the lease, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the

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lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

In most states, hotel property and motel room rates are considered accounts receivable under the Uniform Commercial Code (“UCC”). In cases where hospitality properties or motels constitute loan security, the revenues are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the room revenues and must file continuation statements, generally every 5 years, to maintain perfection of such security interest. In certain cases, mortgage loans secured by hospitality properties or motels may be included in the issuing entity even if the security interest in the room revenues was not perfected. Even if the lender’s security interest in room revenues is perfected under applicable non-bankruptcy law, it will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room revenues following a default. In the bankruptcy setting, however, the lender will be stayed from enforcing its rights to collect room revenues, but those room revenues constitute “cash collateral” and therefore generally cannot be used by the bankruptcy debtor without a hearing or lender’s consent or unless the lender’s interest in the room revenues is given adequate protection (e.g., cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case in value equivalent to the amount of room revenues that the debtor proposes to use, or other similar relief). See “—Foreclosure—Bankruptcy Laws” below.

Personalty

In the case of certain types of mortgaged properties, such as hospitality properties, motels, nursing homes and manufactured housing, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property’s value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in that personal property, and must file continuation statements, generally every five years, to maintain that perfection. Certain mortgage loans secured in part by personal property may be included in the issuing entity even if the security interest in such personal property was not perfected.

Foreclosure

General

Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the promissory note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

Foreclosure Procedures Vary from State to State

Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and nonjudicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

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A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete.

See also “Risk Factors—Risks Relating to the Mortgage Loans—Risks Associated with One Action Rules”.

Judicial Foreclosure

A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender’s right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

Equitable and Other Limitations on Enforceability of Certain Provisions

United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a nonmonetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

In addition, some states may have statutory protection such as the right of the borrower to reinstate a mortgage loan after commencement of foreclosure proceedings but prior to a foreclosure sale.

Nonjudicial Foreclosure/Power of Sale

In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee’s sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after

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notice of sale is given in accordance with the terms of the deed of trust and applicable state law. In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender’s expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

Public Sale

A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the exact status of title to the property (due to, among other things, redemption rights that may exist) and because of the possibility that physical deterioration of the mortgaged property may have occurred during the foreclosure proceedings. Potential buyers may also be reluctant to purchase mortgaged property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Co., 621 F.2d 2001 (5th Cir. 1980) and other decisions that have followed its reasoning. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the Bankruptcy Code and, thus, could be rescinded in favor of the bankrupt’s estate, if (1) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition and (2) the price paid for the foreclosed property did not represent “fair consideration”, which is “reasonably equivalent value” under the Bankruptcy Code. Although the reasoning and result of Durrett in respect of the Bankruptcy Code was rejected by the United States Supreme Court in BFP v. Resolution Trust Corp., 511 U.S. 531 (1994), the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett. Therefore, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower’s debt will be extinguished, or for a lesser amount in order to preserve its right to seek a deficiency judgment if such is available under state law and under the terms of the mortgage loan documents. Thereafter, subject to the borrower’s right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. Frequently, the lender employs a third-party management company to manage and operate the property. The costs of operating and maintaining a property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels, restaurants, nursing or convalescent homes, hospitals or casinos may be particularly significant because of the expertise, knowledge and, with respect to certain property types, regulatory compliance, required to run those operations and the effect which foreclosure and a change in ownership may have on the public’s and the industry’s, including franchisors’, perception of the quality of those operations. The lender also will

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commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of a property may not equal the lender’s investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

Furthermore, an increasing number of states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See “—Environmental Considerations” below.

The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a “due-on-sale” clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

Rights of Redemption

The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their “equity of redemption”. The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

The equity of redemption is a common-law (nonstatutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee’s sale under a deed of trust.

Anti-Deficiency Legislation

Some or all of the mortgage loans are non-recourse loans, as to which recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that

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were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower’s other assets, a lender’s ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust.

A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security; however, in some of those states, the lender, following judgment on that personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

Leasehold Considerations

Mortgage loans may be secured by a mortgage on the borrower’s leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower’s leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a “mortgageable” ground lease. Certain mortgage loans, however, may be secured by ground leases which do not contain these provisions.

In addition, where a lender has as its security both the fee and leasehold interest in the same property, the grant of a mortgage lien on its fee interest by the land owner/ground lessor to secure the debt of a borrower/ground lessee may be subject to challenge as a fraudulent conveyance. Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by the land owner/ground lessor from the loan. If a court concluded that the granting of the mortgage lien was an avoidable fraudulent conveyance, it might take actions detrimental to the holders of the certificates, including, under certain circumstances, invalidating the mortgage lien on the fee interest of the land owner/ground lessor.

Cooperative Shares

Mortgage loans may be secured by a security interest on the borrower’s ownership interest in shares, and the related proprietary leases, allocable to cooperative dwelling units that may be vacant or occupied by non-owner tenants. Such loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Such a loan typically is subordinate to the mortgage, if any, on the cooperative’s building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative are subject to various regulations

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as well as to restrictions under the governing documents of the cooperative, and the shares may be cancelled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.

Under the laws applicable in many states, “foreclosure” on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a “commercially reasonable” manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest. A recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary leases.

Bankruptcy Laws

Operation of the federal bankruptcy code codified in Title 11 of the United States Code, as amended from time to time (“Bankruptcy Code”) and related state laws may interfere with or affect the ability of a lender to obtain payment of a loan, realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences of a delay caused by an automatic stay can be significant. For example, the filing of a petition in bankruptcy by or on behalf of a junior mortgage lien holder may stay the senior lender from taking action to foreclose out such junior lien. At a minimum, the senior lender would suffer delay due to its need to seek bankruptcy court approval before taking any foreclosure or other action that could be deemed in violation of the automatic stay under the Bankruptcy Code.

Under the Bankruptcy Code, a bankruptcy trustee, or a borrower as debtor-in-possession, may under certain circumstances sell the related mortgaged property or other collateral free and clear of all liens, claims, encumbrances and interests, which liens would then attach to the proceeds of such sale, despite the provisions of the related mortgage or other security agreement to the contrary. Such a sale may be approved by a bankruptcy court even if the proceeds are insufficient to pay the secured debt in full.

Under the Bankruptcy Code, provided certain substantive and procedural safeguards for a lender are met, the amount and terms of a mortgage or other security agreement secured by property of a debtor may be modified under certain circumstances. Pursuant to a confirmed plan of reorganization, lien avoidance or claim objection proceeding, the secured claim arising from a loan secured by real property or other collateral may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender’s security interest), thus leaving the lender a secured creditor to the extent of the then-current value of the property and a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Such general unsecured claims may be paid less than 100% of the amount of the debt or not at all, depending upon the circumstances. Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date.

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Some courts have approved bankruptcy plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under the Bankruptcy Code, a bankruptcy court may permit a debtor through its plan of reorganization to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court prior to the filing of the debtor’s petition (provided that no sale of the property had yet occurred). This may be done even if the plan of reorganization does not provide for payment of the full amount due under the original loan. Thus, the full amount due under the original loan may never be repaid. Other types of significant modifications to the terms of mortgage loan may be acceptable to the bankruptcy court, such as making distributions to the mortgage holder of property other than cash, or the substitution of collateral which is the “indubitable equivalent” of the real property subject to the mortgage, or the subordination of the mortgage to liens securing new debt (provided that the lender’s secured claim is “adequately protected” as such term is defined and interpreted under the Bankruptcy Code), often depending on the particular facts and circumstances of the specific case.

Federal bankruptcy law may also interfere with or otherwise adversely affect the ability of a secured mortgage lender to enforce an assignment by a borrower of rents and leases (which “rents” may include revenues from hotels and other lodging facilities specified in the Bankruptcy Code) related to a mortgaged property if the related borrower is in a bankruptcy proceeding. Under the Bankruptcy Code, a lender may be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue can be time consuming and may result in significant delays in the receipt of the rents. Rents (including applicable hotel and other lodging revenues) and leases may also escape such an assignment, among other reasons, (i) if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding, (ii) to the extent such rents and leases are used by the borrower to maintain the mortgaged property, or for other court authorized expenses, (iii) to the extent other collateral may be substituted for the rents and leases, (iv) to the extent the bankruptcy court determines that the lender is adequately protected, or (v) to the extent the court determines based on the equities of the case that the post-petition rents are not subject to the lender’s pre-petition security interest.

Under the Bankruptcy Code, a security interest in real property acquired before the commencement of the bankruptcy case does not extend to income received after the commencement of the bankruptcy case unless such income is a proceed, product or rent of such property. Therefore, to the extent a business conducted on the mortgaged property creates accounts receivable rather than rents or results from payments under a license rather than payments under a lease, a valid and perfected pre-bankruptcy lien on such accounts receivable or license income generally would not continue as to post-bankruptcy accounts receivable or license income.

The Bankruptcy Code provides that a lender’s perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary “based on the equities of the case”. Thus, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is filed will constitute “cash collateral” under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender’s consent or a prior court order finding that the lender’s interest in the mortgaged hotel, motel or other lodging property and the cash collateral is “adequately protected” as the term is defined and interpreted under the Bankruptcy Code. In addition to post-petition rents, any cash held by a lender in a lockbox or reserve account generally would also constitute “cash collateral” under the Bankruptcy Code. So long as the lender is adequately

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protected, a debtor’s use of cash collateral may be for its own benefit or for the benefit of any affiliated entity group that is also subject to bankruptcy proceedings, including use as collateral for new debt. It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personalty necessary for a security interest to attach to such revenues.

The Bankruptcy Code provides generally that rights and obligations under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the lease providing for the termination or modification of such rights or obligations upon the filing of a bankruptcy petition or the occurrence of certain other similar events. This prohibition on so-called “ipso facto” clauses could limit the ability of a lender to exercise certain contractual remedies with respect to the leases on any mortgaged property. In addition, section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor’s estate, which may delay a lender’s exercise of those remedies, including foreclosure, in the event that a lessee becomes the subject of a proceeding under the Bankruptcy Code. Thus, the filing of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the related lease that occurred prior to the filing of the lessee’s petition. While relief from the automatic stay to enforce remedies may be requested by a creditor and granted by a bankruptcy court in certain circumstances, it can be denied for a number of reasons, including where the collateral is “necessary to an effective reorganization” for the debtor, and if a debtor’s case has been administratively consolidated with those of its affiliates, the court may also consider whether the property is “necessary to an effective reorganization” of the debtor and its affiliates, taken as a whole.

The Bankruptcy Code generally provides that a trustee in bankruptcy or debtor-in-possession may, with respect to an unexpired lease of non-residential real property under which the debtor is a lessee, before the earlier of (i) 120 days after the filing of a bankruptcy case or (ii) the entry of an order confirming a plan, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the trustee or debtor-in-possession fails to assume or reject the lease within the time specified in the preceding sentence, subject to any extensions by the bankruptcy court, the lease will be deemed rejected and the property will be surrendered to the lessor. The bankruptcy court may for cause shown extend the 120-day period up to 90 days for a total of 210 days. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with “adequate assurance” of future performance. These remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant (if the lease was assigned), and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease as of the date immediately preceding the filing date of the bankruptcy petition. As a consequence, the other party or parties to the lease, such as the borrower, as lessor under a lease, generally would have only an unsecured claim against the debtor, as lessee, for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. In addition, under the Bankruptcy Code, a lease rejection damages claim is limited to the “(a) rent reserved by the lease, without acceleration, for the greater of one year, or 15 percent, not to exceed 3 years, of the remaining term of such lease, following the earlier of the date of the

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bankruptcy petition and the date on which the lessor regained possession of the real property, (b) plus any unpaid rent due under such lease, without acceleration, on the earlier of such dates”.

If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable non-bankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and the related renewal or extension of the lease, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.

Similarly, there is risk associated with a borrower ground lessee or ground lessor becoming a debtor in a proceeding under the Bankruptcy Code. In general, upon the bankruptcy of a lessor or a lessee under a lease of nonresidential real property, including a ground lease, that has not been terminated prior to the bankruptcy filing date, the debtor entity has the statutory right to assume or reject the lease. Given that the Bankruptcy Code generally invalidates clauses that terminate contracts automatically upon the filing by one of the parties of a bankruptcy petition or that are conditioned on a party’s insolvency, following the filing of a bankruptcy petition, a debtor would ordinarily be required to perform its obligations under such lease until the debtor decides whether to assume or reject the lease, provided that the bankruptcy court may defer the time for a debtor lessee to perform under the lease until 60 days following the petition date for cause shown. The Bankruptcy Code provides certain additional protections with respect to non-residential real property leases, such as establishing a specific timeframe in which a debtor must determine whether to assume or reject the lease. Additionally, the Bankruptcy Code requires a debtor lessee to timely perform any obligations under a non-residential real property lease arising after the petition date, until the debtor determines whether to assume or reject the lease. The bankruptcy court may defer the time for the debtor lessee to perform under the lease until 60 days following the petition date for cause shown. Even if the agreements were terminated prior to bankruptcy, a bankruptcy court may determine that the agreement was improperly terminated and therefore remains part of the debtor’s bankruptcy estate. The debtor also can seek bankruptcy court approval to assume and assign the lease to a third party, and to modify the lease in connection with such assignment. In order to assume the lease, the debtor or assignee generally will have to cure outstanding defaults and provide “adequate assurance of future performance” in addition to satisfying other requirements imposed under the Bankruptcy Code. Under the Bankruptcy Code, subject to certain exceptions, once a lease is rejected by a debtor lessee, it is deemed breached, and the nondebtor lessor will have a claim for lease rejection damages, as described above.

If the ground lessor files for bankruptcy, it may wait until the confirmation of its plan of reorganization to determine whether to reject the ground lease. On request of any party to the lease, the bankruptcy court may order the debtor to determine within a specific period of time whether to assume or reject the lease or to comply with the terms of the lease pending its decision to assume or reject. In the event of rejection, the non-debtor lessee will have the right to treat the lease as terminated by virtue of its terms, applicable nonbankruptcy law, or any agreement made by the lessee. The non-debtor lessee may also, if the lease term has begun, retain its rights under the lease, including its rights to remain in possession of the leased premises under the rent reserved in the lease for the balance of the term of the lease (including renewals). The term “lessee” includes any

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“successor, assign or mortgagee permitted under the terms of such lease”. If, pre-petition, the ground lessor had specifically granted the leasehold mortgagee such right, the leasehold mortgagee may have the right to succeed to the lessee/borrower’s position under the lease.

In the event of concurrent bankruptcy proceedings involving the ground lessor and the lessee/borrower, actions by creditors against the lessee/borrower debtor would be subject to the automatic stay, and a lender may be unable to enforce both the bankrupt lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated and any agreement by the ground lessor to grant the lender a new lease upon such termination. In such circumstances, a lease could be terminated notwithstanding lender protection provisions contained in that lease or in the mortgage. A lender could lose its security unless the lender holds a fee mortgage or the bankruptcy court, as a court of equity, allows the mortgagee to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although consistent with the Bankruptcy Code, such position may not be adopted by the bankruptcy court.

Further, in an appellate decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir, 2003)), the court ruled with respect to an unrecorded lease of real property that where a sale of leased property occurs under the Bankruptcy Code upon the bankruptcy of a landlord, that sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to the Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that, at least where a memorandum of lease had not been recorded, this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. As a result, we cannot assure you that, in the event of a sale of leased property pursuant to the Bankruptcy Code, the lessee would be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that a leasehold mortgagor and/or a leasehold mortgagee (to the extent it has standing to intervene) would be able to recover the full value of the leasehold interest in bankruptcy court.

Because of the possible termination of the related ground lease, whether arising from a bankruptcy, the expiration of a lease term or an uncured defect under the related ground lease, lending on a leasehold interest in a real property is riskier than lending on the fee interest in the property.

Although the borrowers under the Mortgage Loans included in a trust fund may be special purpose entities, special purpose entities can become debtors in bankruptcy under various circumstances. For example, in the bankruptcy case of General Growth Properties, notwithstanding that such subsidiaries were special purpose entities with independent directors, numerous property-level, special purpose subsidiaries were filed for bankruptcy protection by their parent entity. Nonetheless, the United States Bankruptcy Court for the Southern District of New York denied various lenders’ motions to dismiss the special purpose entity subsidiaries’ cases as bad faith filings. In denying the motions, the bankruptcy court stated that the fundamental and bargained for creditor protections embedded in the special purpose entity structures at the property level would remain in place during the pendency of the chapter 11 cases. Those protections included adequate protection of the lenders’ interest in their collateral and protection against the substantive consolidation of the property-level debtors with any other entities.

The moving lenders in the General Growth Properties case had argued that the 21 property-level bankruptcy filings were premature and improperly sought to restructure the

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debt of solvent entities for the benefit of equity holders. However, the Bankruptcy Code does not require that a voluntary debtor be insolvent or unable to pay its debts currently in order to be eligible for relief and generally a bankruptcy petition will not be dismissed for bad faith if the debtor has a legitimate rehabilitation objective. Accordingly, after finding that the relevant debtors were experiencing varying degrees of financial distress due to factors such as cross defaults, a need to refinance in the near term (i.e., within 1 to 4 years), and other considerations, the bankruptcy court noted that it was not required to analyze in isolation each debtor’s basis for filing. In the court’s view, the critical issue was whether a parent company that had filed its bankruptcy case in good faith could include in the filing subsidiaries that were necessary for the parent’s reorganization. As demonstrated in the General Growth Properties bankruptcy case, although special purpose entities are designed to mitigate the bankruptcy risk of a borrower, special purpose entities can become debtors in bankruptcy under various circumstances.

Generally, pursuant to the doctrine of substantive consolidation, a bankruptcy court, in the exercise of its broad equitable powers, has the authority to order that the assets and liabilities of a borrower be substantively consolidated with those of an affiliate (i.e., even a non-debtor), including for the purposes of making distributions under a plan of reorganization or liquidation. Thus, property that is ostensibly the property of a borrower may become subject to the bankruptcy case of an affiliate, the automatic stay applicable to such bankrupt affiliate may be extended to a borrower, and the rights of creditors of a borrower may become impaired. Substantive consolidation is generally viewed as an equitable remedy that could result in an otherwise solvent company becoming subject to the bankruptcy proceedings of an insolvent affiliate, making the solvent company’s assets available to repay the debts of affiliated companies. A court has the discretion to order substantive consolidation in whole or in part and may include nondebtor affiliates of the bankrupt entity in the proceedings. The interrelationship among a borrower and other affiliates may pose a heightened risk of substantive consolidation and other bankruptcy risks in the event that any one or more of them were to become a debtor under the Bankruptcy Code. In the event of the bankruptcy of the applicable parent entities of any borrower, the assets of such borrower may be treated as part of the bankruptcy estates of such parent entities. In addition, in the event of the institution of voluntary or involuntary bankruptcy proceedings involving a borrower and certain of its affiliates, to serve judicial economy, it is likely that a court would jointly administer the respective bankruptcy proceedings. Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to substantively consolidate the assets of such borrowers with those of the parent.

In a bankruptcy or similar proceeding involving a borrower, action may be taken seeking the recovery as a preferential transfer of any payments made by such borrower, or made directly by the related lessee, under the related mortgage loan to the issuing entity. Payments on long term debt may be protected from recovery as preferences if they qualify for the “ordinary course” exception under the Bankruptcy Code or if certain other defenses in the Bankruptcy Code are applicable. Whether any particular payment would be protected depends upon the facts speciﬁc to a particular transaction.

In addition, in a bankruptcy or similar proceeding involving any borrower or an affiliate, action may be taken to avoid the transaction (or any component of the transaction, such as joint and several liability on the related mortgage loan) as an actual or constructive fraudulent conveyance under state or federal law. Any payment by a borrower in excess of its allocated share of the loan could be challenged as a fraudulent conveyance by creditors of that borrower in an action outside a bankruptcy case or by the representative of the borrower’s bankruptcy estate in a bankruptcy case. Generally, under most fraudulent

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conveyance statutes, the incurrence of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person transferred such property with the intent to hinder, delay or defraud its creditors or the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and (i) was insolvent or was rendered insolvent by such obligation or transfer, (ii) was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the person constituted unreasonably small capital, or (iii) intended to, believed or reasonably should have believed that it would, incur debts that would be beyond the person’s ability to pay as such debts matured. The measure of insolvency will vary depending on the law of the applicable jurisdiction. However, an entity will generally be considered insolvent if the present fair salable value of its assets is less than (x) the sum of its debts or (y) the amount that would be required to pay its probable liabilities on its existing debts as they become absolute and matured. Under certain fraudulent transfer statutes, a debtor that is generally not paying its debts as they become due other than as a result of a bona fide dispute is presumed to be insolvent. A lien granted by a borrower to secure repayment of the loan in excess of its allocated share could be avoided if a court were to determine that (i) such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital, or intended to, believed or reasonably should have believed that it would incur debts that would render it unable to pay its debts as they matured and (ii) the borrower did not, when it allowed its property to be encumbered by a lien securing the entire indebtedness represented by the loan, receive fair consideration or reasonably equivalent value for pledging such property for the equal benefit of each other borrower.

A bankruptcy court may, under certain circumstances, authorize a debtor to obtain credit after the commencement of a bankruptcy case, secured by, among other things, senior, equal or junior liens on property that is already subject to a lien. In the bankruptcy case of General Growth Properties filed on April 16, 2009, the debtors initially sought approval of a debtor-in-possession loan to the corporate parent entities guaranteed by the property-level single-purpose entities and secured by second liens on their properties. Although the debtor-in-possession loan subsequently was modified to eliminate the subsidiary guarantees and second liens, we cannot assure you that, in the event of a bankruptcy of the borrower sponsor, the borrower sponsor would not seek approval of a similar debtor-in-possession loan, or that a bankruptcy court would not approve a debtor-in-possession loan that included such subsidiary guarantees and second liens on such subsidiaries’ properties.

Certain of the borrowers may be partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an “ipso facto” clause and, in the event of the general partner’s bankruptcy, may not be enforceable. Certain limited partnership agreements of the borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a specified time frame (often 60 days) after the withdrawal to continue the business of the limited partnership and

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to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of the partnership triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. Those state laws, however, may not be enforceable or effective in a bankruptcy case. Limited liability companies may be subjected to similar treatment as that described in this prospectus with respect to limited partnerships. The dissolution of a borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under the borrower’s mortgage loan, which may reduce the yield on the Offered Certificates in the same manner as a principal prepayment.

In addition, the bankruptcy of the general or limited partner of a borrower that is a partnership, or the bankruptcy of a member of a borrower that is a limited liability company or the bankruptcy of a shareholder of a borrower that is a corporation may provide the opportunity in the bankruptcy case of the partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt partner, member or shareholder. Not only would the mortgaged property be available to satisfy the claims of creditors of the partner, member or shareholder, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to the mortgaged property. However, such an occurrence should not affect a lender’s status as a secured creditor with respect to the mortgagor or its security interest in the mortgaged property.

A borrower that is a limited partnership, in many cases, may be required by the loan documents to have a single-purpose entity as its sole general partner, and a borrower that is a general partnership, in many cases, may be required by the loan documents to have as its general partners only entities that are single-purpose entities. A borrower that is a limited liability company may be required by the loan documents to have a single-purpose member or a springing member. All borrowers that are tenants-in-common may be required by the loan documents to be single-purpose entities. These provisions are designed to mitigate the risk of the dissolution or bankruptcy of the borrower partnership or its general partner, a borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common. However, we cannot assure you that any borrower partnership or its general partner, or any borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common, will not dissolve or become a debtor under the Bankruptcy Code.

A debtor in possession or trustee in a bankruptcy proceeding may in some cases be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to a secured mortgage lender. Moreover, the laws of certain states also give priority to certain tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of mortgagees have been inequitable, the claims of the mortgagees may be subordinated to the claims of other creditors and the liens securing such claims may be transferred to the debtor’s estate.

Environmental Considerations

General

A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial,

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manufacturing, military or disposal activity. Such environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender’s loan. In certain circumstances, a lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

Superlien Laws

Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a “superlien”.

CERCLA

The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), imposes strict liability on present and past “owners” and “operators” of contaminated real property for the costs of clean-up. A secured lender may be liable as an “owner” or “operator” of a contaminated mortgaged property if agents or employees of the lender have participated in the management or operation of such mortgaged property. Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed-in-lieu of foreclosure or otherwise. Moreover, such liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA’s definition of “owner” or “operator”, however, is a person “who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest”. This is the so called “secured creditor exemption”.

The Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the “1996 Act”) amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The 1996 Act offers protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The 1996 Act provides that “merely having the capacity to influence, or unexercised right to control” operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption if it exercises decision-making control over the borrower’s environmental compliance and hazardous substance handling or disposal practices, or assumes day-to-day management of environmental or substantially all other operational functions of the mortgaged property. The 1996 Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure, provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

Certain Other Federal and State Laws

Many states have statutes similar to CERCLA, and not all of those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

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Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may impose liability for releases of or exposure to asbestos-containing materials, and provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

Federal legislation requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known lead-based paint hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

In a few states, transfers of some types of properties are conditioned upon clean-up of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed-in-lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property) related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower’s ability to meet its loan obligations or may decrease the re-sale value of the collateral.

Additional Considerations

The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard, but that individual or entity may be without substantial assets. Accordingly, it is possible that such costs could become a liability of the issuing entity and occasion a loss to the certificateholders.

If a lender forecloses on a mortgage secured by a property, the operations on which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Such compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure). Such disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recover its investment in a loan upon foreclosure.

Due-on-Sale and Due-on-Encumbrance Provisions

Certain of the mortgage loans may contain “due-on-sale” and “due-on-encumbrance” clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related mortgaged property. The Garn-St Germain Depository Institutions Act of 1982 (the “Garn Act”) generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limitations as set forth in the Garn Act and related regulations. Accordingly, a lender may nevertheless have the right to

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accelerate the maturity of a mortgage loan that contains a “due-on-sale” provision upon transfer of an interest in the property, without regard to the lender’s ability to demonstrate that a sale threatens its legitimate security interest.

Subordinate Financing

The terms of certain of the mortgage loans may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or such restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower (as-is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Default Interest and Limitations on Prepayments

Promissory notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower’s payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 (“Title V”) provides that state usury limitations will not apply to certain types of residential (including multifamily) first mortgage loans originated by certain lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction,

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thereby permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

Americans with Disabilities Act

Under Title III of the Americans with Disabilities Act of 1990 and related regulations (collectively, the “ADA”), in order to protect individuals with disabilities, public accommodations (such as hospitality properties, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent “readily achievable”. In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The “readily achievable” standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the “readily achievable” standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Servicemembers Civil Relief Act

Under the terms of the Servicemembers Civil Relief Act as amended (the “Relief Act”), a borrower who enters military service after the origination of such borrower’s mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan), upon notification by such borrower, will not be charged interest, including fees and charges, in excess of 6% per annum during the period of such borrower’s active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6% unless a court or administrative agency orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. Because the Relief Act applies to individuals who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a master servicer or special servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of certificates, and would not be covered by advances or, any form of credit support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of a lender to foreclose on an affected mortgage loan during the borrower’s period of active duty status, and, under certain circumstances, during an additional one-year period thereafter.

Anti-Money Laundering, Economic Sanctions and Bribery

Many jurisdictions have adopted wide-ranging anti-money laundering, economic and trade sanctions, and anti-corruption and anti-bribery laws, and regulations (collectively, the “Requirements”). Any of the depositor, the issuing entity, the underwriters or other party

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to the PSA could be requested or required to obtain certain assurances from prospective investors intending to purchase certificates and to retain such information or to disclose information pertaining to them to governmental, regulatory or other authorities or to financial intermediaries or engage in due diligence or take other related actions in the future. Failure to honor any request by the depositor, the issuing entity, the underwriters or other party to the PSA to provide requested information or take such other actions as may be necessary or advisable for the depositor, the issuing entity, the underwriters or other party to the PSA to comply with any Requirements, related legal process or appropriate requests (whether formal or informal) may result in, among other things, a forced sale to another investor of such investor’s certificates. In addition, it is expected that each of the depositor, the issuing entity, the underwriters and the other parties to the PSA will comply with the U.S. Anti-Money Laundering Act of 2020, U.S. Bank Secrecy Act, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (also known as the “Patriot Act”) and any other anti-money laundering and anti-terrorism, economic and trade sanctions, and anti-corruption or anti-bribery laws, and regulations of the United States and other countries, and will disclose any information required or requested by authorities in connection with such compliance.

Potential Forfeiture of Assets

Federal law provides that assets (including property purchased or improved with assets) derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, is subject to the blocking requirements of economic sanctions laws and regulations, and can be blocked and/or seized and ordered forfeited to the United States of America. The offenses that can trigger such a blocking and/or seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the U.S. Bank Secrecy Act, the anti-money laundering, anti-terrorism, economic sanctions, and anti-bribery laws and regulations, including the Patriot Act and the regulations issued pursuant to that act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (a) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (b) the lender, at the time of the execution of the mortgage, “did not know or was reasonably without cause to believe that the property was subject to forfeiture”. However, there is no assurance that such a defense will be successful.

Certain Affiliations, Relationships and Related Transactions
Involving Transaction Parties

Wells Fargo Bank and its affiliates are playing several roles in this transaction. Wells Fargo Bank, a sponsor, an originator and a mortgage loan seller, is also the current holder of one or more of the Companion Loans to the extent in the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General”, is expected to be the initial holder of a portion of the RR Interest and an initial Risk Retention Consultation Party under this securitization and is an affiliate of Wells Fargo Commercial Mortgage Securities, Inc., the depositor, and of Wells Fargo Securities, LLC, one of the underwriters.

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MSMCH and its affiliates are playing several roles in this transaction. MSMCH, a mortgage loan seller and an initial Risk Retention Consultation Party, is an affiliate of Morgan Stanley & Co. LLC, one of the underwriters, and Morgan Stanley Bank, an originator, the holder of a portion of the RR Interest and the current holder of one or more of the Companion Loans to the extent set forth in the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General”.

Bank of America, a mortgage loan seller, an originator, the Retaining Sponsor, a sponsor, an initial Risk Retention Consultation Party and the holder of a portion of the RR Interest, is also the current holder of one or more of the Companion Loans to the extent in the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General” and is an affiliate of BofA Securities, Inc., one of the underwriters.

National Cooperative Bank, N.A. is playing several roles in this transaction. National Cooperative Bank, N.A., a mortgage loan seller, a sponsor and an originator, is also a master servicer and a special servicer under this securitization. In addition, with respect to certain mortgage loans secured by residential cooperative properties, National Cooperative Bank, N.A. or an affiliate thereof may, now or in the future, be the lender with respect to one or more (1) loans to the related borrower that are secured, on a subordinated basis, by a mortgage lien upon a mortgaged property that also secures a mortgage loan included in the trust, (2) unsecured loans to the related borrower and/or (3) cooperative unit loans that are secured by direct equity interests in the related borrower.

In addition, National Cooperative Bank, N.A. or a wholly-owned subsidiary or other affiliate is party to certain interest rate swaps or other interest rate hedging arrangements with respect to some or all of the mortgage loans that National Cooperative Bank, N.A. will transfer to the depositor in connection with this securitization transaction. In each instance, those hedging arrangements will terminate in connection with the contribution of those mortgage loans to this securitization transaction.

JPMCB and its affiliates are playing several roles in this transaction. J.P. Morgan Securities LLC, an underwriter, is an affiliate of JPMCB, a mortgage loan seller, a sponsor, an originator and the holder of the companion loans for which the noteholder is identified as “JPMCB” in the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General”.

While Wells Fargo Bank may have undertaken some evaluation of the Mortgage Loans originated or acquired by such mortgage loan sellers, any such review was undertaken by it solely for the purpose of determining whether such Mortgage Loans were eligible for financing under the terms of the related warehouse financing and was unrelated to this offering. In addition, we cannot assure you that such review was undertaken and, if undertaken, any such review was limited in scope to that specific purpose. The related mortgage loan sellers are solely responsible for the underwriting of their Mortgage Loans as well as the Mortgage Loan representations and warranties related thereto.

Midland is the master servicer under the WFCM 2025-C65 PSA, which governs the servicing and administration of the Market Place Center Whole Loan and the 4 Union Square South Whole Loan.

RCA is an affiliate of RREF V – D AIV RR L, LLC (or its affiliate), the entity expected to purchase the Class E-RR, Class F-RR and Class G-RR certificates, and be the initial Controlling Class Certificateholder and be appointed as the initial Directing Certificateholder

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(other than (a) any non-serviced mortgage loan or (b) any excluded loan with respect to the directing certificateholder). RREF V – D AIV RR L, LLC or its affiliates may also purchase one or more other classes of certificates. Except as described above, as of the Closing Date, neither RCA nor any of its affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, RCM or its affiliates may, in the future, retain or own interests in certain other classes of certificates. Any such party will have the right to dispose of such certificates at any time. RCA or an affiliate assisted RREF V – D AIV RR L, LLC and/or one or more of its affiliates with its due diligence of the Mortgage Loans prior to the Closing Date.

In the case of certain Mortgage Loans, pari passu loan and/or a mezzanine loan secured by equity interests in the related borrower may be held by the related mortgage loan seller or one of its affiliates.

Pursuant to certain interim servicing agreements between Midland and MSMCH, a sponsor and a mortgage loan seller, or Midland and certain affiliates of MSMCH, Midland acts as primary servicer with respect to certain mortgage loans owned by MSMCH and such affiliates from time to time.

Pursuant to certain interim servicing agreements between Midland and JPMCB, a sponsor and a mortgage loan seller, or Midland and certain affiliates of JPMCB, Midland acts as primary servicer with respect to certain mortgage loans owned by JPMCB and such affiliates from time to time, including, prior to their inclusion in the trust fund, some or all of the JPMCB Mortgage Loans.

Computershare Trust Company is the interim custodian of the loan files for all of the mortgage loans to be serviced under the PSA that MSMCH and Bank of America will transfer to the depositor.

Computershare Trust Company, the trustee, certificate administrator and custodian, is the trustee, certificate administrator and custodian under (i) the WFCM 2025-C65 PSA, which governs the servicing and administration of the Market Place Center Whole Loan and the 4 Union Square South Whole Loan and (ii) the BX 2025-LIFE TSA, which governs the servicing and administration of the BioMed MIT Portfolio Whole Loan.

Pursuant to interim servicing agreements between Trimont LLC and Bank of America, Trimont LLC acts as interim servicer with respect to all of the Bank of America Mortgage Loans (15.0%).

Trimont LLC will act as the primary servicer for the Serviced Mortgage Loans and any related Serviced Companion Loans for which Wells Fargo Bank is acting (solely or jointly) as mortgage loan seller. Pursuant to a primary servicing agreement entered into with the related Non-Serviced Master Servicer for the WFCM 2025-C65 transaction, Trimont also acts as primary servicer with respect to the Market Place Center Whole Loan and the 4 Union Square South Whole Loan.

Pentalpha Surveillance is the operating advisor and asset representations reviewer under the WFCM 2025-C65 PSA, which governs the servicing and administration of the Market Place Center Whole Loan and the 4 Union Square South Whole Loan.

See “Risk Factors—Risks Related to Conflicts of Interest—Potential Conflicts of Interest of Each Applicable Master Servicers and Each Applicable Special Servicers”, “—Potential Conflicts of Interest of the Asset Representations Reviewer”, “—Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders” and “—Risks Relating

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to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks”. For a description of certain other affiliations, relationships and related transactions, to the extent known and material, among the transaction parties, see the individual descriptions of the transaction parties under “Transaction Parties”.

Pending Legal Proceedings Involving Transaction Parties

The sponsors have been involved in, and are currently involved in, certain litigation or potential litigation, including, in certain circumstances, actions relating to repurchase claims. However, there are no legal proceedings currently pending, or any proceedings known to be contemplated by any governmental authorities, against the sponsors that are material to Certificateholders.

For a description of certain other material legal proceedings pending against the transaction parties, see the individual descriptions of the transaction parties under “Transaction Parties”.

Use of Proceeds

Certain of the net proceeds from the sale of the Offered Certificates, together with the net proceeds from the sale of the other certificates not being offered by this prospectus, will be used by the depositor to purchase the mortgage loans from the mortgage loan sellers and to pay certain expenses in connection with the issuance of the certificates.

Yield and Maturity Considerations

Yield Considerations

General

The yield to maturity on the Offered Certificates will depend upon the price paid by the investors, the rate and timing of the distributions in reduction of the Certificate Balance or Notional Amount of the applicable class of Offered Certificates, the extent to which Yield Maintenance Charges and Prepayment Premiums allocated to the class of Offered Certificates are collected, and the rate, timing and severity of losses on the Mortgage Loans and the extent to which such losses are allocable in reduction of the Certificate Balance or Notional Amount of the class of Offered Certificates, as well as prevailing interest rates at the time of payment or loss realization.

Rate and Timing of Principal Payments

The rate and amount of distributions in reduction of the Certificate Balance of any class of Offered Certificates that are also Principal Balance Certificates and the yield to maturity of any class of Offered Certificates will be directly related to the rate of payments of principal (both scheduled and unscheduled) on the Mortgage Loans, as well as borrower defaults and the severity of losses occurring upon a default and the resulting rate and timing of collections made in connection with liquidations of Mortgage Loans due to these defaults. Principal payments on the Mortgage Loans will be affected by their amortization schedules, lockout periods, defeasance provisions, provisions relating to the release and/or application of earnout reserves, provisions requiring prepayments in connection with the release of real

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property collateral, requirements to pay Yield Maintenance Charges or Prepayment Premiums in connection with principal payments, the dates on which balloon payments are due, property release provisions, provisions relating to the application or release of earnout reserves, and any extensions of maturity dates by the applicable master servicer or special servicer. While voluntary prepayments of some Mortgage Loans are generally prohibited during applicable prepayment lockout periods, effective prepayments may occur if a sufficiently significant portion of a mortgaged property is lost due to casualty or condemnation. In addition, such distributions in reduction of Certificate Balances of the respective classes of Offered Certificates that are also Principal Balance Certificates may result from repurchases of, or substitutions for, Mortgage Loans made by the sponsors due to missing or defective documentation or breaches of representations and warranties with respect to the Mortgage Loans as described under “Description of the Mortgage Loan Purchase Agreements” or purchases of the Mortgage Loans in the manner described under “Pooling and Servicing Agreement—Termination; Retirement of Certificates”, and the exercise of purchase options by the holder of a mezzanine loan, if any. To the extent a Mortgage Loan requires payment of a Yield Maintenance Charge or Prepayment Premium in connection with a voluntary prepayment, any such Yield Maintenance Charge or Prepayment Premium generally is not due in connection with a prepayment due to casualty or condemnation, is not included in the purchase price of a Mortgage Loan purchased or repurchased due to a breach of a representation or warranty or otherwise, and may not be enforceable or collectible upon a default.

Because the certificates with Notional Amounts are not entitled to distributions of principal, the yield on such certificates will be extremely sensitive to prepayments received in respect of the Mortgage Loans allocated to the Non-Retained Certificates to the extent distributed to reduce the related Notional Amount of the applicable class of certificates. Moreover, with respect to the Class A-SB certificates, the extent to which the planned balances are achieved and the sensitivity of the Class A-SB certificates to principal prepayments on the mortgage loans allocated to the Non-Retained Certificates will depend in part on the period of time during which the Class A-1, Class A-3, Class A-4 and Class A-5 certificates remain outstanding. As such, the Class A-SB certificates will become more sensitive to the rate of prepayments on the mortgage loans allocated to the Non-Retained Certificates than they were when the Class A-1, Class A-3, Class A-4 and Class A-5 certificates were outstanding.

The extent to which the yield to maturity of any class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which the certificates are purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans are in turn distributed on the certificates or, in the case of the Class X Certificates, applied to reduce their Notional Amounts. An investor should consider, in the case of any certificate (other than a certificate with a Notional Amount) purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans allocated to the Non-Retained Certificates could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any certificate purchased at a premium (including certificates with Notional Amounts), the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a payment of principal on the Mortgage Loans is distributed or otherwise results in reduction of the Certificate Balance of a certificate purchased at a discount or premium, the greater will be the effect on an investor’s yield to maturity. As a result, the effect on an investor’s yield of principal payments distributed on an investor’s certificates occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

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The yield on each of the classes of certificates that have a Pass-Through Rate equal to, limited by, or based on, the WAC Rate could (or in the case of any class of certificates with a Pass-Through Rate equal to, or based on, the WAC Rate, would) be adversely affected if Mortgage Loans with higher Interest Rates prepay faster than Mortgage Loans with lower Interest Rates. The Pass-Through Rates on these classes of certificates may be adversely affected by a decrease in the WAC Rate even if principal prepayments do not occur.

Losses and Shortfalls

The Certificate Balance or Notional Amount of any class of Offered Certificates may be reduced without distributions of principal as a result of the occurrence and allocation of Realized Losses, reducing the maximum amount distributable in respect of principal on the Offered Certificates that are Principal Balance Certificates as well as the amount of interest that would have otherwise been payable on the Offered Certificates in the absence of such reduction. In general, a Realized Loss occurs when the principal balance of a Mortgage Loan is reduced without an equal distribution (based on the allocation of amounts among the Non-Retained Certificates, on the one hand, and the RR Interest, on the other hand) to applicable Certificateholders in reduction of the Certificate Balances of the certificates. Realized Losses may occur in connection with a default on a Mortgage Loan, acceptance of a discounted pay-off, the liquidation of the related Mortgaged Properties, a reduction in the principal balance of a Mortgage Loan by a bankruptcy court or pursuant to a modification, a recovery by the applicable master servicer or trustee of a Nonrecoverable Advance on a Distribution Date or the incurrence of certain unanticipated or default-related costs and expenses (such as interest on Advances, Workout Fees, Liquidation Fees and Special Servicing Fees). Any reduction of the Certificate Balances of the underlying classes of certificates indicated in the table below as a result of the application of Realized Losses will also reduce the Notional Amount of the related certificates.

Interest-Only Class of Certificates	Class Notional Amount	Underlying Classes of Certificates
Class X-A	$692,843,000	Class A-1, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates
Class X-B	$201,667,000	Class A-S, Class B and Class C certificates

Certificateholders are not entitled to receive distributions of Periodic Payments when due except to the extent they are either covered by a P&I Advance or actually received. Consequently, any defaulted Periodic Payment for which no such P&I Advance is made will tend to extend the weighted average lives of the Offered Certificates, whether or not a permitted extension of the payment due date of the related Mortgage Loan has been completed.

Certain Relevant Factors Affecting Loan Payments and Defaults

The rate and timing of principal payments and defaults and the severity of losses on the Mortgage Loans may be affected by a number of factors, including, without limitation, the availability of credit for commercial or multifamily real estate, prevailing interest rates, the terms of the Mortgage Loans (for example, due-on-sale clauses, lockout periods or Yield Maintenance Charges, release of property provisions, amortization terms that require balloon payments and performance reserves being applied to repay a mortgage loan if certain criteria are not timely satisfied), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for rental properties in those areas, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. See “Risk Factors” and “Description of the Mortgage Pool”.

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The rate of prepayment on the pool of Mortgage Loans is likely to be affected by prevailing market interest rates for Mortgage Loans of a comparable type, term and risk level as the Mortgage Loans. When the prevailing market interest rate is below a mortgage interest rate, a borrower may have an increased incentive to refinance its Mortgage Loan. Although the Mortgage Loans contain provisions designed to mitigate the likelihood of an early loan repayment, we cannot assure you that the related borrowers will refrain from prepaying their Mortgage Loans due to the existence of these provisions, or that involuntary prepayments will not occur. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

With respect to certain Mortgage Loans, the related Mortgage Loan documents allow for the sale of individual properties and the severance of the related debt and the assumption by the transferee of such portion of the Mortgage Loan as-is allocable to the individual property acquired by that transferee, subject to the satisfaction of certain conditions. In addition, with respect to certain Mortgage Loans, the related Mortgage Loan documents allow for partial releases of individual Mortgaged Properties during a lockout period or during such time as a Yield Maintenance Charge would otherwise be payable, which could result in a prepayment of a portion of the initial principal balance of the related Mortgage Loan without payment of a Yield Maintenance Charge or Prepayment Premium. Additionally, in the case of a partial release of an individual Mortgaged Property, the related release amount in many cases is greater than the allocated loan amount for the Mortgaged Property being released, which would result in a greater than proportionate paydown of the Mortgage Loan. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Releases; Partial Releases; Property Additions”.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity in the Mortgaged Property, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

We make no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the Mortgage Loans, as to the relative importance of those factors, as to the percentage of the principal balance of the Mortgage Loans that will be prepaid or as to which a default will have occurred as of any date or as to the overall rate of prepayment or default on the Mortgage Loans.

Delay in Payment of Distributions

Because each monthly distribution is made on each Distribution Date, which is at least 15 days after the end of the related Interest Accrual Period for the certificates, the effective yield to the holders of such certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming the prices did not account for the delay).

Yield on the Certificates with Notional Amounts

The yield to maturity of the certificates with Notional Amounts will be highly sensitive to the rate and timing of reductions made to the Certificate Balances of the underlying classes of certificates indicated in the table below, including by reason of prepayments and principal losses on the Mortgage Loans allocated to the Non-Retained Certificates and other factors described above.

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Interest-Only Class of Certificates	Class Notional Amount	Underlying Classes of Certificates
Class X-A	$692,843,000	Class A-1, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates
Class X-B	$201,667,000	Class A-S, Class B and Class C certificates

Any optional termination by the holders of the Controlling Class, any special servicer, any master servicer or the holders of the Class R certificates would result in prepayment in full of the Offered Certificates and would have an adverse effect on the yield of a class of the certificates with a Notional Amount because a termination would have an effect similar to a principal prepayment in full of the Mortgage Loans and, as a result, investors in these certificates and any other Offered Certificates purchased at premium might not fully recoup their initial investment. See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”.

Investors in the certificates with a Notional Amount should fully consider the associated risks, including the risk that an extremely rapid rate of prepayment or other liquidation of the Mortgage Loans could result in the failure of such investors to recoup fully their initial investments.

Weighted Average Life

The weighted average life of a Principal Balance Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar to be applied in reduction of the aggregate certificate balance of those certificates is paid to the related investor. The weighted average life of a Principal Balance Certificate will be influenced by, among other things, the rate at which principal on the Mortgage Loans is paid or otherwise received, which may be in the form of scheduled amortization, voluntary prepayments, Insurance and Condemnation Proceeds and Liquidation Proceeds. Distributions among the various classes of certificates will be made as set forth under “Description of the Certificates—Distributions—Priority of Distributions” and “Credit Risk Retention—RR Interest—Priority of Distributions”.

Prepayments on Mortgage Loans may be measured by a prepayment standard or model. The “Constant Prepayment Rate” or “CPR” model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then-scheduled principal balance of the pool of Mortgage Loans. The “CPY” model represents an assumed CPR prepayment rate after any applicable lockout period, any applicable period in which defeasance is permitted and any applicable yield maintenance period. The depositor also may utilize the “CPP” model, which represents an assumed CPR prepayment rate after any applicable lockout period, any applicable period in which defeasance is permitted, any applicable yield maintenance period and after any fixed penalty period. The model used in this prospectus is the CPP model. As used in each of the following tables, the column headed “0% CPP” assumes that none of the Mortgage Loans is prepaid before its maturity date. The columns headed “25% CPP”, “50% CPP”, “75% CPP” and “100% CPP” assume that prepayments on the Mortgage Loans are made at those levels of CPP. We cannot assure you, however, that prepayments of the Mortgage Loans will conform to any level of CPP, and we make no representation that the Mortgage Loans will prepay at the levels of CPP shown or at any other prepayment rate.

The following tables indicate the percentage of the initial Certificate Balance (or, in the case of the Class A-4 and Class A-5 Certificates, the percentage of the potential maximum and minimum initial Certificate Balances, respectively) of each class of Offered Certificates that are also Principal Balance Certificates that would be outstanding after each of the dates shown at various CPPs and the corresponding weighted average life of each such class of

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Offered Certificates. The tables have been prepared on the basis of the following assumptions (the “Structuring Assumptions”), among others:

●	except as otherwise set forth below, the Mortgage Loans have the characteristics set forth on Annex A-1 and the aggregate Cut-off Date Balance of the Mortgage Loans is as described in this prospectus;
●	the initial aggregate certificate balance or notional amount, as the case may be, of each interest-bearing class of certificates is as described in this prospectus;
●	the pass-through rate for each interest-bearing class of certificates is as described in this prospectus;
●	no delinquencies, defaults or losses occur with respect to any of the Mortgage Loans;
●	no additional trust fund expenses (including Operating Advisor Expenses) arise, no Servicing Advances are made under the PSA and the only expenses of the issuing entity consist of the Certificate Administrator/Trustee Fees, the Servicing Fees, the CREFC® Intellectual Property Royalty License Fees, the Asset Representations Reviewer Fees and the Operating Advisor fees, each as set forth on Annex A-1;
●	there are no modifications, extensions, waivers or amendments affecting the monthly debt service payments by borrowers on the Mortgage Loans;
●	each of the Mortgage Loans provides for monthly debt service payments to be due on the first day of each month, regardless of the actual day of the month on which those payments are otherwise due and regardless of whether the subject date is a business day or not;
●	all monthly debt service or balloon payments on the Mortgage Loans are timely received by the applicable master servicer on behalf of the issuing entity on the day on which they are assumed to be due or paid as described in the immediately preceding bullet;
●	no involuntary prepayments are received as to any Mortgage Loan at any time (including, without limitation, as a result of any application of escrows, reserve or holdback amounts if performance criteria are not satisfied);
●	except as described in the next two succeeding bullet points, no voluntary prepayments are received as to any Mortgage Loan during that Mortgage Loan’s prepayment lockout period, any period when defeasance is permitted, or during any period when principal prepayments on that Mortgage Loan are required to be accompanied by a Prepayment Premium or Yield Maintenance Charge;
●	except as otherwise assumed in the immediately preceding two bullet points, voluntary prepayments are made on each of the Mortgage Loans at the indicated CPPs set forth in the subject tables or other relevant part of this prospectus, without regard to any limitations in those Mortgage Loans on partial voluntary principal prepayments;
●	all prepayments on the Mortgage Loans are assumed to be accompanied by a full month’s interest and no Prepayment Interest Shortfalls occur;
●	no Yield Maintenance Charges or Prepayment Premiums are collected;
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●	no person or entity entitled thereto exercises its right of optional termination as described in this prospectus;
●	the Interest Rate in effect for each Mortgage Loan and each Non-Serviced AB Whole Loan as of the Cut-off Date will remain in effect to the related maturity date and will be adjusted as required pursuant to the definition of Mortgage Rate (which, in the case of a Componentized Mortgage Loan assumes no change in the weighted average of the interest rates of the respective components in connection with any partial prepayment);
●	no Mortgage Loan is required to be repurchased, and none of the holders of the Controlling Class (or any other Certificateholder), any special servicer, any master servicer or the holders of the Class R certificates will exercise its option to purchase all the Mortgage Loans and thereby cause an early termination of the issuing entity and no holder of any mezzanine debt or other indebtedness will exercise its option to purchase the related Mortgage Loan;
●	distributions on the Offered Certificates are made on the 15th day of each month, commencing in January 2026; and
●	the Offered Certificates are settled with investors on December 23, 2025.

To the extent that the Mortgage Loans have characteristics that differ from those assumed in preparing the tables set forth below, a class of the Offered Certificates that are also Principal Balance Certificates may mature earlier or later than indicated by the tables. The tables set forth below are for illustrative purposes only and it is highly unlikely that the Mortgage Loans will actually prepay at any constant rate until maturity or that all the Mortgage Loans will prepay at the same rate. In addition, variations in the actual prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentages of initial Certificate Balances (and weighted average lives) shown in the following tables. These variations may occur even if the average prepayment experience of the Mortgage Loans were to equal any of the specified CPP percentages. Investors should not rely on the prepayment assumptions set forth in this prospectus and are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay, based on their own assumptions. Based on the foregoing assumptions, the following tables indicate the resulting weighted average lives of each class of Offered Certificates and set forth the percentage of the initial Certificate Balance of the class of the certificate that would be outstanding after each of the dates shown at the indicated CPPs.

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Percent of the Initial Certificate Balance
of the Class A-1 Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
December 2026	83%	83%	83%	83%	83%
December 2027	64%	64%	64%	64%	64%
December 2028	44%	44%	44%	44%	44%
December 2029	23%	23%	23%	23%	23%
December 2030 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	2.67	2.67	2.67	2.67	2.67

Percent of the Initial Certificate Balance
of the Class A-3 Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
December 2026	100%	100%	100%	100%	100%
December 2027	100%	100%	100%	100%	100%
December 2028	100%	100%	100%	100%	100%
December 2029	100%	100%	100%	100%	100%
December 2030	100%	100%	100%	100%	100%
December 2031	100%	100%	100%	100%	100%
December 2032 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	6.81	6.80	6.78	6.76	6.56

Percent of the Initial Certificate Balance
of the Class A-SB Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
December 2026	100%	100%	100%	100%	100%
December 2027	100%	100%	100%	100%	100%
December 2028	100%	100%	100%	100%	100%
December 2029	100%	100%	100%	100%	100%
December 2030	100%	100%	100%	100%	100%
December 2031	80%	80%	80%	80%	80%
December 2032	58%	58%	58%	58%	58%
December 2033	35%	35%	35%	35%	35%
December 2034	11%	11%	11%	11%	11%
December 2035 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	7.33	7.33	7.33	7.33	7.33
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Percent of the Maximum Initial Certificate Balance ($300,000,000)(1)
of the Class A-4 Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
December 2026	100%	100%	100%	100%	100%
December 2027	100%	100%	100%	100%	100%
December 2028	100%	100%	100%	100%	100%
December 2029	100%	100%	100%	100%	100%
December 2030	100%	100%	100%	100%	100%
December 2031	100%	100%	100%	100%	100%
December 2032	100%	100%	100%	100%	100%
December 2033	100%	100%	100%	100%	100%
December 2034	100%	100%	100%	99%	92%
December 2035 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.75	9.69	9.61	9.53	9.31

(1)	The exact initial Certificate Balance of the Class A-4 Certificates is unknown and will be determined based on final pricing of that Class. The information in the chart above is based on the maximum potential initial Certificate Balance of the Class A-4 Certificates, however, the actual Certificate Balance may be less than the maximum shown, in which case the Weighted Average Lives may be different than those shown above.

Percent of the Minimum Initial Certificate Balance ($0)(1)
of the Class A-4 Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	NAP	NAP	NAP	NAP	NAP
December 2026	NAP	NAP	NAP	NAP	NAP
December 2027	NAP	NAP	NAP	NAP	NAP
December 2028	NAP	NAP	NAP	NAP	NAP
December 2029	NAP	NAP	NAP	NAP	NAP
December 2030	NAP	NAP	NAP	NAP	NAP
December 2031	NAP	NAP	NAP	NAP	NAP
December 2032	NAP	NAP	NAP	NAP	NAP
December 2033	NAP	NAP	NAP	NAP	NAP
December 2034	NAP	NAP	NAP	NAP	NAP
December 2035 and thereafter	NAP	NAP	NAP	NAP	NAP
Weighted Average Life (years)	NAP	NAP	NAP	NAP	NAP

(1)	The exact initial Certificate Balance of the Class A-4 Certificates is unknown and will be determined based on final pricing of that Class. The information in the chart above is based on the minimum potential initial Certificate Balance of the Class A-4 Certificates, however, the actual Certificate Balance may be greater than the minimum shown, in which case the Weighted Average Lives may be different than those shown above.
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Percent of the Maximum Initial Certificate Balance ($645,568,000)(1)
of the Class A-5 Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
December 2026	100%	100%	100%	100%	100%
December 2027	100%	100%	100%	100%	100%
December 2028	100%	100%	100%	100%	100%
December 2029	100%	100%	100%	100%	100%
December 2030	100%	100%	100%	100%	100%
December 2031	100%	100%	100%	100%	100%
December 2032	100%	100%	100%	100%	100%
December 2033	100%	100%	100%	100%	100%
December 2034	100%	100%	100%	100%	96%
December 2035 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.85	9.81	9.76	9.68	9.40

(1)	The exact initial Certificate Balance of the Class A-5 Certificates is unknown and will be determined based on final pricing of that Class. The information in the chart above is based on the maximum potential initial Certificate Balance of the Class A-5 Certificates, however, the actual Certificate Balance may be less than the maximum shown, in which case the Weighted Average Lives may be different than those shown above.

Percent of the Minimum Initial Certificate Balance ($345,568,000)(1)
of the Class A-5 Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
December 2026	100%	100%	100%	100%	100%
December 2027	100%	100%	100%	100%	100%
December 2028	100%	100%	100%	100%	100%
December 2029	100%	100%	100%	100%	100%
December 2030	100%	100%	100%	100%	100%
December 2031	100%	100%	100%	100%	100%
December 2032	100%	100%	100%	100%	100%
December 2033	100%	100%	100%	100%	100%
December 2034	100%	100%	100%	100%	100%
December 2035 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.94	9.91	9.88	9.81	9.49

(1)	The exact initial Certificate Balance of the Class A-5 Certificates is unknown and will be determined based on final pricing of that Class. The information in the chart above is based on the minimum potential initial Certificate Balance of the Class A-5 Certificates, however, the actual Certificate Balance may be greater than the minimum shown, in which case the Weighted Average Lives may be different than those shown above.

Percent of the Initial Certificate Balance
of the Class A-S Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
December 2026	100%	100%	100%	100%	100%
December 2027	100%	100%	100%	100%	100%
December 2028	100%	100%	100%	100%	100%
December 2029	100%	100%	100%	100%	100%
December 2030	100%	100%	100%	100%	100%
December 2031	100%	100%	100%	100%	100%
December 2032	100%	100%	100%	100%	100%
December 2033	100%	100%	100%	100%	100%
December 2034	100%	100%	100%	100%	100%
December 2035 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.98	9.98	9.98	9.97	9.56
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Percent of the Initial Certificate Balance
of the Class B Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
December 2026	100%	100%	100%	100%	100%
December 2027	100%	100%	100%	100%	100%
December 2028	100%	100%	100%	100%	100%
December 2029	100%	100%	100%	100%	100%
December 2030	100%	100%	100%	100%	100%
December 2031	100%	100%	100%	100%	100%
December 2032	100%	100%	100%	100%	100%
December 2033	100%	100%	100%	100%	100%
December 2034	100%	100%	100%	100%	100%
December 2035 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.98	9.98	9.98	9.98	9.62

Percent of the Initial Certificate Balance
of the Class C Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
December 2026	100%	100%	100%	100%	100%
December 2027	100%	100%	100%	100%	100%
December 2028	100%	100%	100%	100%	100%
December 2029	100%	100%	100%	100%	100%
December 2030	100%	100%	100%	100%	100%
December 2031	100%	100%	100%	100%	100%
December 2032	100%	100%	100%	100%	100%
December 2033	100%	100%	100%	100%	100%
December 2034	100%	100%	100%	100%	100%
December 2035	22%	0%	0%	0%	0%
December 2036 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	10.00	9.98	9.98	9.98	9.64

Pre-Tax Yield to Maturity Tables

The following tables indicate the approximate pre-tax yield to maturity on a corporate bond equivalent basis on the Offered Certificates for the specified CPPs based on the assumptions set forth under “—Weighted Average Life” above. It was further assumed that the purchase price of the Offered Certificates is as specified in the tables below, expressed as a percentage of the initial Certificate Balance or Notional Amount, as applicable, plus accrued interest from December 1, 2025 to the Closing Date.

The yields set forth in the following tables were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the applicable class of Offered Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price of such class plus accrued interest, and by converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculations do not take into account shortfalls in collection of interest due to prepayments (or other liquidations) of the Mortgage Loans or the interest rates at which investors may be able to reinvest funds received by them as distributions on the applicable class of certificates (and, accordingly, do not purport to reflect the return on any investment in the applicable class of Offered Certificates when such reinvestment rates are considered).

The characteristics of the Mortgage Loans may differ from those assumed in preparing the tables below. In addition, we cannot assure you that the Mortgage Loans will prepay in accordance with the above assumptions at any of the rates shown in the tables or at any

622

other particular rate, that the cash flows on the applicable class of Offered Certificates will correspond to the cash flows shown in this prospectus or that the aggregate purchase price of such class of Offered Certificates will be as assumed. In addition, it is unlikely that the Mortgage Loans will prepay in accordance with the above assumptions at any of the specified CPPs until maturity or that all the Mortgage Loans will so prepay at the same rate. Timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors. Investors must make their own decisions as to the appropriate prepayment assumption to be used in deciding whether to purchase any class of Offered Certificates.

For purposes of this prospectus, prepayment assumptions with respect to the Mortgage Loans are presented in terms of the CPP model described under “—Weighted Average Life” above.

Pre-Tax Yield to Maturity for the Class A-1 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-1 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%

[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%

[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%

Pre-Tax Yield to Maturity for the Class A-3 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-3 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%

[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%

[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%

Pre-Tax Yield to Maturity for the Class A-SB Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-SB certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%

[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%

[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%

623

Pre-Tax Yield to Maturity for the Class A-4 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-4 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%

[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%

[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%

Pre-Tax Yield to Maturity for the Class A-5 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-5 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%

[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%

[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%

Pre-Tax Yield to Maturity for the Class X-A Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class X-A certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%

[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%

[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%

Pre-Tax Yield to Maturity for the Class X-B Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class X-B certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%

[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%

624

Pre-Tax Yield to Maturity for the Class A-S Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-S certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%

[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%

[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%

Pre-Tax Yield to Maturity for the Class B Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class B certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%

[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%

[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%

Pre-Tax Yield to Maturity for the Class C Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class C certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%

[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%

[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%

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Material Federal Income Tax Considerations

General

The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors (such as banks, insurance companies, securities dealers, foreign persons, investors subject to the alternative minimum tax, investors whose functional currency is not the U.S. dollar, and investors that hold the certificates as part of a “straddle” or “conversion transaction”), some of which may be subject to special rules. The authorities on which this discussion is based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the Code, as well as regulations promulgated by the U.S. Department of the Treasury and the IRS (together, the “REMIC Provisions”). Investors are encouraged to consult their tax advisors in determining the federal, state, local or any other tax consequences to them of the purchase, ownership and disposition of the certificates.

Two separate real estate mortgage investment conduit (“REMIC”) elections will be made with respect to designated portions of the issuing entity (the “Lower-Tier REMIC” and the “Upper-Tier REMIC”, and, together, the “Trust REMICs”). The Lower-Tier REMIC will hold the Mortgage Loans and certain other assets and will issue (i) certain classes of uncertificated regular interests (the “Lower-Tier Regular Interests”) to the Upper-Tier REMIC and (ii) an uncertificated residual interest represented by the Class R certificates as the sole class of “residual interests” in the Lower-Tier REMIC.

The Upper-Tier REMIC will hold the Lower-Tier Regular Interests and will issue (i) the Class A-1, Class A-3, Class A-SB, Class A-4, Class A-5, Class X-A, Class X-B, Class A-S, Class B, Class C, Class X-D, Class D, Class E-RR, Class F-RR and Class G-RR certificates and the RR Interest (the “Regular Interests”), each representing a regular interest in the Upper-Tier REMIC and (ii) an uncertificated residual interest represented by the Class R certificates as the sole class of “residual interests” in the Upper-Tier REMIC.

Qualification as a REMIC requires ongoing compliance with certain conditions. Assuming (i) the making of appropriate elections, (ii) compliance with the PSA and the Intercreditor Agreements, (iii) compliance with the provisions of any Non-Serviced PSA and any amendments thereto and the continued qualification of the REMICs formed under any Non-Serviced PSA and (iv) compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations thereunder, in the opinion of Cadwalader, Wickersham & Taft LLP, special tax counsel to the depositor, (a) each Trust REMIC will qualify as a REMIC, (b) each of the Lower-Tier Regular Interests will constitute a “regular interest” in the Lower-Tier REMIC, (c) each of the Regular Interests will constitute a “regular interest” in the Upper-Tier REMIC and (d) the Class R certificates will evidence the sole class of “residual interests” in each Trust REMIC.

Qualification as a REMIC

In order for each Trust REMIC to qualify as a REMIC, there must be ongoing compliance on the part of such Trust REMIC with the requirements set forth in the Code. Each Trust REMIC must fulfill an asset test, which requires that no more than a de minimis portion of the assets of such Trust REMIC, as of the close of the third calendar month beginning after the Closing Date (which for purposes of this discussion is the date of the issuance of the Regular Interests, the “Startup Day”) and at all times thereafter, may consist of assets

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other than “qualified mortgages” and “permitted investments”. The REMIC Provisions provide a safe harbor pursuant to which the de minimis requirements will be met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all such Trust REMIC’s assets. Each Trust REMIC also must provide “reasonable arrangements” to prevent its residual interest from being held by “disqualified organizations” or their agents and must furnish applicable tax information to transferors or agents that violate this restriction. The PSA will provide that no legal or beneficial interest in the Class R certificates may be transferred or registered unless certain conditions, designed to prevent violation of this restriction, are met. It is expected that each Trust REMIC will qualify as a REMIC at all times that any of its regular interests are outstanding.

A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to a REMIC on the Startup Day or is purchased by a REMIC within a 3 month period thereafter pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include (i) whole mortgage loans or split-note interests in such mortgage loans, such as the Mortgage Loans; provided that, in general, (a) the fair market value of the real property security (including buildings and structural components of the real property security) (reduced by (1) the amount of any lien on the real property security that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property security that is in parity with the Mortgage Loan) is at least 80% of the aggregate principal balance of such Mortgage Loan either at origination or as of the Startup Day (a loan-to-value ratio of not more than 125% with respect to the real property security) or (b) substantially all the proceeds of the Mortgage Loan were used to acquire, improve or protect an interest in real property that, at the date of origination, was the only security for the Mortgage Loan, and (ii) regular interests in another REMIC, such as the Lower-Tier Regular Interests that will be held by the Upper-Tier REMIC. If a Mortgage Loan was not in fact principally secured by real property or is otherwise not a qualified mortgage, it must be disposed of within 90 days of discovery of such defect, or otherwise ceases to be a qualified mortgage after such 90-day period.

Permitted investments include “cash flow investments”, “qualified reserve assets” and “foreclosure property”. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC to provide for payments of expenses of the REMIC or amounts due on its regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, Prepayment Interest Shortfalls and certain other contingencies. The Trust REMICs will not hold any qualified reserve assets. Foreclosure property is real property acquired by a REMIC in connection with the default or imminent default of a qualified mortgage and maintained by the REMIC in compliance with applicable rules and personal property that is incidental to such real property; provided that the mortgage loan sellers had no knowledge or reason to know, as of the Startup Day, that such a default had occurred or would occur. Foreclosure property may generally not be held after the close of the third calendar year beginning after the date the issuing entity acquires such property, with one extension that may be granted by the IRS.

A mortgage loan held by a REMIC will fail to be a qualified mortgage if it is “significantly modified” unless default is “reasonably foreseeable” or where the servicer believes there is a “significant risk of default” upon maturity of the mortgage loan or at an earlier date, and that by making such modification the risk of default is substantially reduced. A mortgage

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loan held by a REMIC will not be considered to have been “significantly modified” following the release of the lien on a portion of the real property collateral if (a) the release is pursuant to a defeasance permitted under the mortgage loan documents that occurs more than two years after the startup day of the REMIC or (b) following the release the loan-to-value ratio for the mortgage loan is not more than 125% with respect to the real property security. Furthermore, if the release is not pursuant to a defeasance and following the release the loan-to-value ratio for the mortgage loan is greater than 125%, the mortgage loan will continue to be a qualified mortgage if the release is part of a “qualified paydown transaction” in accordance with Revenue Procedure 2010-30.

In addition to the foregoing requirements, the various interests in a REMIC also must meet certain requirements. All of the interests in a REMIC must be either of the following: (i) one or more classes of regular interests or (ii) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on the qualified mortgages. The rate on the specified portion may be a fixed rate, a variable rate, or the difference between one fixed or qualified variable rate and another fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. An interest in a REMIC may be treated as a regular interest even if payments of principal with respect to such interest are subordinated to payments on other regular interests or the residual interest in the REMIC, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, expenses incurred by the REMIC or Prepayment Interest Shortfalls. A residual interest is an interest in a REMIC other than a regular interest that is issued on the Startup Day that is designated as a residual interest. Accordingly, each class of Lower-Tier Regular Interests will constitute a class of regular interests in the Lower-Tier REMIC, each class of Regular Interests will constitute a class of regular interests in the Upper-Tier REMIC, and the Class R certificates will represent the sole class of residual interests in each Trust REMIC.

If an entity fails to comply with one or more of the ongoing requirements of the Code for status as a REMIC during any taxable year, the Code provides that the entity or applicable portion of it will not be treated as a REMIC for such year and thereafter. In this event, any entity with debt obligations with two or more maturities, such as the Trust REMICs, may be treated as a separate association taxable as a corporation under Treasury regulations, and the certificates may be treated as equity interests in such an association. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith. Investors should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the “1986 Act”) indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of a REMIC’s income for the period of time in which the requirements for REMIC status are not satisfied.

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Status of Offered Certificates

Offered Certificates held by a real estate investment trust will constitute “real estate assets” within the meaning of Code Section 856(c)(5)(B), and interest (including original issue discount) on the Offered Certificates will be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the issuing entity would be so treated. For purposes of Code Section 856(c)(5)(B), payments of principal and interest on the Mortgage Loans that are reinvested pending distribution to holders of Offered Certificates qualify for such treatment. Offered Certificates held by a domestic building and loan association will be treated as “loans . . . secured by an interest in real property which is . . . residential real property” within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C) only to the extent the Mortgage Loans are secured by residential real property. As of the Cut-off Date, forty-six (46) of the Mortgaged Properties securing forty-six (46) Mortgage Loans representing 19.9% of the Initial Pool Balance, are multifamily properties. Holders of Offered Certificates should consult their tax advisors whether the foregoing percentage or some other percentage applies to their Offered Certificates. If at all times 95% or more of the assets of the issuing entity qualify for each of the foregoing treatments, the Offered Certificates will qualify for the corresponding status in their entirety. For the purposes of the foregoing determinations, the Trust REMICs will be treated as a single REMIC. In addition, Mortgage Loans that have been defeased with government securities will not qualify for such treatment. Offered Certificates will be “qualified mortgages” within the meaning of Code Section 860G(a)(3) for another REMIC if transferred to that REMIC within a prescribed time period in exchange for regular or residual interests in that REMIC. Moreover, Offered Certificates held by certain financial institutions will constitute an “evidence of indebtedness” within the meaning of Code Section 582(c)(1).

Taxation of Regular Interests

General

Each class of Regular Interests represents a regular interest in the Upper-Tier REMIC. The Regular Interests will represent newly originated debt instruments for federal income tax purposes. In general, interest, original issue discount and market discount on a Regular Interest will be treated as ordinary income to the holder of a Regular Interest (a “Regular Interestholder”), and principal payments on a Regular Interest will be treated as a return of capital to the extent of the Regular Interestholder’s basis in the Regular Interest. Regular Interestholders must use the accrual method of accounting with regard to the Regular Interests, regardless of the method of accounting otherwise used by such Regular Interestholders.

Original Issue Discount

Holders of Regular Interests issued with original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues in accordance with the constant yield method, which takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The following discussion is based in part on temporary and final Treasury regulations (the “OID Regulations”) under Code Sections 1271 through 1273 and 1275 and in part on the provisions of the 1986 Act. Regular Interestholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Interests. To the extent such issues are not addressed in the OID

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Regulations, the certificate administrator will apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations if necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule, however, in the absence of a substantial effect on the present value of a taxpayer’s tax liability. Investors are advised to consult their own tax advisors as to the discussion in this prospectus and the appropriate method for reporting interest and original issue discount with respect to the Regular Interests.

Each Regular Interest will be treated as an installment obligation for purposes of determining the original issue discount includible in a Regular Interestholder’s income. The total amount of original issue discount on a Regular Interest is the excess of the “stated redemption price at maturity” of the Regular Interest over its “issue price”. The issue price of a class of Regular Interests is the first price at which a substantial amount of Regular Interests of such class is sold to investors (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, the certificate administrator will treat the issue price of Regular Interests for which there is no substantial sale as of the issue date as the fair market value of such Regular Interests as of the issue date. The issue price of the Regular Interests also includes the amount paid by an initial Regular Interestholder for accrued interest that relates to a period prior to the issue date of such class of Regular Interests. The stated redemption price at maturity of a Regular Interest is the sum of all payments provided by the debt instrument other than any qualified stated interest payments. Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate; provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the obligation. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Interest, it is possible that no interest on any class of Regular Interests will be treated as qualified stated interest. However, because the Mortgage Loans provide for remedies in the event of default, the certificate administrator will treat all payments of stated interest on the Regular Interests (other than the Class X Certificates) as qualified stated interest (other than accrued interest distributed on the first Distribution Date for the number of days that exceed the interval between the Closing Date and the first Distribution Date). Based upon the anticipated issue price of each such class and a stated redemption price equal to the par amount of each such class (plus such excess interest accrued thereon), it is anticipated that the Class [__] certificates will be issued with original issue discount for federal income tax purposes.

It is anticipated that the certificate administrator will treat the Class X-A and Class X-B certificates as having no qualified stated interest. Accordingly, such classes will be considered to be issued with original issue discount in an amount equal to the excess of all distributions of interest expected to be received on such classes over their respective issue prices (including interest accrued prior to the Closing Date). Any “negative” amounts of original issue discount on such classes attributable to rapid prepayments with respect to the Mortgage Loans will not be deductible currently. The holder of a Class X-A or Class X-B certificate may be entitled to a deduction for a loss, which may be a capital loss, to the extent it becomes certain that such holder will not recover a portion of its basis in such certificate, assuming no further prepayments.

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Under a de minimis rule, original issue discount on a Regular Interest will be considered to be zero if such original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Interest multiplied by the weighted average maturity of the Regular Interest. For this purpose, the weighted average maturity of the Regular Interest is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Interest and the denominator of which is the stated redemption price at maturity of the Regular Interest. The Conference Committee Report to the 1986 Act provides that the schedule of such distributions should be determined in accordance with the assumed rate of prepayment on the Mortgage Loans used in pricing the transaction, i.e., 0% CPP (the “Prepayment Assumption”). See “Yield and Maturity Considerations—Weighted Average Life” above. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and such income will be capital gain if the Regular Interest is held as a capital asset. Under the OID Regulations, however, Regular Interestholders may elect to accrue all de minimis original issue discount, as well as market discount and premium, under the constant yield method. See “—Election To Treat All Interest Under the Constant Yield Method” below. Based on the foregoing, it is anticipated that the Class [__] certificates will be issued with de minimis original issue discount for federal income tax purposes.

A holder of a Regular Interest issued with original issue discount generally must include in gross income for any taxable year the sum of the “daily portions”, as defined below, of the original issue discount on the Regular Interest accrued during an accrual period for each day on which it holds the Regular Interest, including the date of purchase but excluding the date of disposition. With respect to each such Regular Interest, a calculation will be made of the original issue discount that accrues during each successive full accrual period that ends on the day prior to each Distribution Date with respect to the Regular Interests, assuming that prepayments and extensions with respect to the Mortgage Loans will be made in accordance with the Prepayment Assumption. The original issue discount accruing in a full accrual period will be the excess, if any, of (i) the sum of (a) the present value of all of the remaining distributions to be made on the Regular Interest as of the end of that accrual period and (b) the distributions made on the Regular Interest during the accrual period that are included in the Regular Interest’s stated redemption price at maturity, over (ii) the adjusted issue price of the Regular Interest at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence is calculated based on (i) the yield to maturity of the Regular Interest as of the Startup Day, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period and (iii) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. For these purposes, the adjusted issue price of a Regular Interest at the beginning of any accrual period equals the issue price of the Regular Interest, increased by the aggregate amount of original issue discount with respect to the Regular Interest that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Interest’s stated redemption price at maturity that were made on the Regular Interest that were attributable to such prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period.

Under the method described above, the daily portions of original issue discount required to be included as ordinary income by a Regular Interestholder (other than a holder of a Class X-A or Class X-B certificate) generally will increase to take into account prepayments

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on the Regular Interests as a result of prepayments on the Mortgage Loans that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. Due to the unique nature of interest-only certificates, the preceding sentence may not apply in the case of the Class X-A or Class X-B certificates.

Acquisition Premium

A purchaser of a Regular Interest at a price greater than its adjusted issue price and less than its remaining stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Interest reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over such adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, such a purchaser may elect to treat all such acquisition premium under the constant yield method, as described under “—Election To Treat All Interest Under the Constant Yield Method” below.

Market Discount

A purchaser of a Regular Interest also may be subject to the market discount rules of Code Sections 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of original issue discount, “market discount” is the amount by which the purchaser’s original basis in the Regular Interest (i) is exceeded by the remaining outstanding principal payments and non-qualified stated interest payments due on the Regular Interest, or (ii) in the case of a Regular Interest having original issue discount, is exceeded by the adjusted issue price of such Regular Interest at the time of purchase. Such purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on such Regular Interest as distributions includible in its stated redemption price at maturity are received, in an amount not exceeding any such distribution. Such market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until such regulations are issued, such market discount would accrue, at the election of the holder, either (i) on the basis of a constant interest rate or (ii) in the ratio of interest accrued for the relevant period to the sum of the interest accrued for such period plus the remaining interest after the end of such period, or, in the case of classes issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for such period plus the remaining original issue discount after the end of such period. Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Interest as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Such purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry the Regular Interest over the interest (including original issue discount) distributable on the Regular Interest. The deferred portion of such interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Interest for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Interest is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Interestholder may elect to include market discount in income currently as it accrues in which case the interest deferral rule will not apply. Such election, if made, will apply to all market discount instruments

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acquired by such Regular Interestholder as of the first day of the taxable year for which the election is made and to all market discount instruments acquired thereafter. The election, is irrevocable except with the approval of the IRS. See “—Election To Treat All Interest Under the Constant Yield Method” below regarding making the market discount election and an alternative manner in which such election may be deemed to be made.

Market discount with respect to a Regular Interest will be considered to be zero if such market discount is less than 0.25% of the remaining stated redemption price at maturity of such Regular Interest multiplied by the weighted average maturity of the Regular Interest remaining after the date of purchase. For this purpose, the weighted average maturity is determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each such distribution included in the stated redemption price at maturity of the Regular Interest and the denominator of which is the total stated redemption price at maturity of the Regular Interest. It appears that de minimis market discount would be reported pro rata as principal payments are received. Treasury regulations implementing the market discount rules have not yet been proposed, and investors should therefore consult their own tax advisors regarding the application of these rules as well as the advisability of making any of the elections with respect to such rules. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

Premium

A Regular Interest purchased upon initial issuance or in the secondary market at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Interestholder holds such Regular Interest as a “capital asset” within the meaning of Code Section 1221, the Regular Interestholder may elect under Code Section 171 to amortize such premium under the constant yield method. Such election, if made, will apply to all premium bonds (other than tax exempt bonds) held by such Regular Interestholder as of the first day of the taxable year for which the election is made and to all taxable premium bonds acquired thereafter. The election, is irrevocable except with the approval of the IRS. See “—Election To Treat All Interest Under the Constant Yield Method” below regarding making the election under Code Section 171 and an alternative manner in which the Code Section 171 election may be deemed to be made. Final Treasury regulations under Code Section 171 do not, by their terms, apply to prepayable obligations such as the Regular Interests. The Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Interests, although it is unclear whether the alternatives to the constant interest method described above under “—Market Discount” are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Interest rather than as a separate deduction item. It is anticipated that the Class [_] certificates will be issued at a premium for federal income tax purposes.

Election To Treat All Interest Under the Constant Yield Method

A holder of a debt instrument such as a Regular Interest may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to such an election, (i) “interest” includes stated

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interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (ii) the debt instrument is treated as if the instrument were issued on the holder’s acquisition date in the amount of the holder’s adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder’s acquisition would apply. A holder generally may make such an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes such an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all taxable premium bonds held, and for all market discount bonds acquired, by the holder as of the first day of the taxable year for which the election is made and for all bond premium bonds and market discount bonds acquired thereafter. The election is irrevocable except with the approval of the IRS. Investors are encouraged to consult their tax advisors regarding the advisability of making such an election.

Treatment of Losses

Holders of the Regular Interests will be required to report income with respect to the Regular Interests on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans, except to the extent it can be established that such losses are uncollectible. Accordingly, a Regular Interestholder may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they generally may cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166. The following discussion does not apply to holders of interest-only Regular Interests. Under Code Section 166, it appears that the holders of Regular Interests that are corporations or that otherwise hold the Regular Interests in connection with a trade or business should in general be allowed to deduct as an ordinary loss any such loss sustained (and not previously deducted) during the taxable year on account of any such Regular Interests becoming wholly or partially worthless, and that, in general, the Regular Interestholders that are not corporations and do not hold the Regular Interests in connection with a trade or business will be allowed to deduct as a short term capital loss any loss with respect to principal sustained during the taxable year on account of such Regular Interests becoming wholly worthless. Although the matter is not free from doubt, such non-corporate holders of Regular Interests should be allowed a bad debt deduction at such time as the certificate balance of any class of such Regular Interests is reduced to reflect losses on the Mortgage Loans below such holder’s basis in the Regular Interests. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect such losses only after the classes of Regular Interests have been otherwise retired. The IRS could also assert that losses on a class of Regular Interests are deductible based on some other method that may defer such deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount. This may have the effect of creating “negative” original issue discount that, with the possible exception of the method discussed in the following sentence, would be deductible only against future positive original issue discount or otherwise upon termination of the applicable class. Although not free from doubt, a holder of Regular Interests with negative original issue discount may be entitled to deduct a loss to

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the extent that its remaining basis would exceed the maximum amount of future payments to which such holder was entitled, assuming no further prepayments. No bad debt losses will be allowed with respect to the Class X Certificates. Regular Interestholders are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Regular Interests. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on the Regular Interests.

Yield Maintenance Charges and Prepayment Premiums

Yield Maintenance Charges and Prepayment Premiums actually collected on the Mortgage Loans will be distributed as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”. It is not entirely clear under the Code when the amount of Yield Maintenance Charges and Prepayment Premiums so allocated should be taxed to the holders of such classes of certificates, but it is not expected, for federal income tax reporting purposes, that Yield Maintenance Charges and Prepayment Premiums will be treated as giving rise to any income to the holder of such class of certificates prior to the certificate administrator’s actual receipt of Yield Maintenance Charges and Prepayment Premiums. Yield Maintenance Charges and Prepayment Premiums, if any, may be treated as paid upon the retirement or partial retirement of such classes of certificates. The IRS may disagree with these positions. Certificateholders should consult their own tax advisors concerning the treatment of Yield Maintenance Charges and Prepayment Premiums.

Sale or Exchange of Regular Interests

If a Regular Interestholder sells or exchanges a Regular Interest, such Regular Interestholder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Regular Interest. The adjusted basis of a Regular Interest generally will equal the cost of the Regular Interest to the seller increased by any original issue discount or market discount or other amounts previously included in the seller’s gross income with respect to the Regular Interest and reduced by amounts included in the stated redemption price at maturity of the Regular Interest that were previously received by the seller, by any amortized premium, and by any deductible losses on the Regular Interest.

Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Interest realized by an investor that holds the Regular Interest as a capital asset will be capital gain or loss and will be long term or short term depending on whether the Regular Interest has been held for the long term capital gain holding period (more than one year). Such gain will be treated as ordinary income: (i) if the Regular Interest is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Interestholder’s net investment in the conversion transaction at 120% of the appropriate applicable federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction; (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates; or (iii) to the extent that such gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the Regular Interestholder if his yield on such Regular Interest were 110% of the

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applicable federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of such Regular Interestholder with respect to the Regular Interest. In addition, gain or loss recognized from the sale of a Regular Interest by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Long-term capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate than ordinary income of such taxpayers for property held for more than one year. The tax rate for corporations is the same with respect to both ordinary income and capital gains.

Taxes That May Be Imposed on a REMIC

Prohibited Transactions

Income from certain transactions by either Trust REMIC, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of holders of the Class R certificates, but rather will be taxed directly to the related Trust REMIC at a 100% rate. Prohibited transactions generally include (i) the disposition of a qualified mortgage other than for (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within 3 months of the Startup Day, (b) foreclosure, default or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC, or (d) a qualified (complete) liquidation, (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC is permitted to hold, (iii) the receipt of compensation for services or (iv) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation. Notwithstanding (i) and (iv), it is not a prohibited transaction to sell REMIC property to prevent a default on regular interests as a result of a default on qualified mortgages or to facilitate a qualified liquidation or a clean-up call. The REMIC Provisions indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of a mortgage loan or the waiver of a “due-on-sale” or “due-on-encumbrance” clause. It is not anticipated that the Trust REMICs will engage in any prohibited transactions.

Contributions to a REMIC After the Startup Day

In general, a REMIC will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC after the Startup Day. Exceptions are provided for cash contributions to the REMIC (i) during the 3 months following the Startup Day, (ii) made to a qualified reserve fund by a holder of a Class R certificate, (iii) in the nature of a guarantee, (iv) made to facilitate a qualified liquidation or clean-up call, and (v) as otherwise permitted in Treasury regulations yet to be issued. It is not anticipated that there will be any taxable contributions to the Trust REMICs.

Net Income from Foreclosure Property

The Lower-Tier REMIC will be subject to federal income tax at the corporate rate on “net income from foreclosure property”, determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by foreclosure or deed-in-lieu of foreclosure would be treated as “foreclosure property” until the close of the third calendar year beginning after the Lower-Tier REMIC’s acquisition of an REO Property, with a possible extension. Net income from foreclosure property generally means gain from the sale of a

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foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

In order for a foreclosed property to qualify as foreclosure property, any operation of the foreclosed property by the Lower-Tier REMIC generally must be conducted through an independent contractor. Further, such operation, even if conducted through an independent contractor, may give rise to “net income from foreclosure property”, taxable at the corporate rate. Payment of such tax by the Lower-Tier REMIC would reduce amounts available for distribution to Certificateholders.

The applicable special servicer will be required to determine generally whether the operation of foreclosed property in a manner that would subject the Lower-Tier REMIC to such tax would be expected to result in higher after-tax proceeds than an alternative method of operating such property that would not subject the Lower-Tier REMIC to such tax.

REMIC Partnership Representative

A “partnership representative” (as defined in Section 6223 of the Code) (“partnership representative”) will represent each REMIC in connection with any IRS and judicial proceeding relating to the REMIC and the Pooling and Servicing Agreement will designate the Securities Administrator as the partnership representative. Under the audit rules applicable to REMICs, (1) unless a REMIC elects otherwise, taxes arising from IRS audit adjustments are required to be paid by the REMIC rather than by its residual interest holders, (2) the partnership representative acts as a REMIC’s sole representative and its actions, including agreeing to adjustments to REMIC taxable income, are binding on residual interest holders and (3) if the IRS makes an adjustment to a REMIC’s taxable year, the holders of residual interests for the audited taxable year, may have to take the adjustment into account for the taxable year in which the adjustment is made rather than for the audited taxable year.

The partnership representative will utilize any election or other exception available to make any REMIC’s residual interest holders (that is, the holders of the Class R certificates) rather than the REMIC itself, liable for any taxes arising from audit adjustments to the REMIC’s taxable income. It is unclear how that may affect a REMIC residual interest holder’s ability to challenge any audit adjustment that might otherwise be available in the absence of any such election or exception. Holders of Class R certificates should discuss with their own tax advisors the possible effect of these rules on them.

Taxation of Certain Foreign Investors

Interest, including original issue discount, distributable to the Regular Interestholders that are nonresident aliens, foreign corporations or other Non-U.S. Persons will be considered “portfolio interest” and, therefore, generally will not be subject to a 30% United States withholding tax; provided that such Non-U.S. Person (i) is not a “10-percent shareholder” within the meaning of Code Section 871(h)(3)(B) or a “controlled foreign corporation” described in Code Section 881(c)(3)(C) with respect to the Trust REMICs and (ii) provides the certificate administrator, or the person that would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Interest is a Non-U.S. Person. The appropriate documentation includes IRS Form W-8BEN-E or W-8BEN, if the Non-U.S. Person is an entity (such as a corporation) or individual, respectively, eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; IRS

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Form W-8ECI if the Non-U.S. Person is eligible for an exemption on the basis of its income from the Regular Interest being effectively connected to a United States trade or business; IRS Form W-8BEN-E or W-8IMY if the Non-U.S. Person is a trust, depending on whether such trust is classified as the beneficial owner of the Regular Interest; and Form W-8IMY, with supporting documentation as specified in the Treasury regulations, required to substantiate exemptions from withholding on behalf of its partners, if the Non-U.S. Person is a partnership. With respect to IRS Forms W-8BEN, W-8BEN-E, W-8IMY and W-8ECI, each (other than IRS Form W-8IMY) expires after 3 full calendar years or as otherwise provided by applicable law. An intermediary (other than a partnership) must provide IRS Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account. A “qualified intermediary” must certify that it has provided, or will provide, a withholding statement as required under Treasury Regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its IRS Form W-8IMY, and may certify its account holders’ status without including each beneficial owner’s certification. A “non-qualified intermediary” must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners. The term “intermediary” means a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a Regular Interest. A “qualified intermediary” is generally a foreign financial institution or clearing organization or a non-U.S. branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the IRS.

If such statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Interest is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Person. In the latter case, such Non-U.S. Person will be subject to United States federal income tax at regular rates. Investors that are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Interest.

A “U.S. Person” is a citizen or resident of the United States, a domestic corporation, domestic partnership (except to the extent provided in the applicable Treasury regulations) or other entity created or organized in or under the laws of the United States, any State or the District of Columbia, including any entity treated as a domestic corporation or domestic partnership for federal income tax purposes, an estate that is subject to U.S. federal income tax regardless of the source of income, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in the applicable Treasury regulations, certain trusts in existence on August 20, 1996 that have elected to be treated as U.S. Persons). The term “Non-U.S. Person” means a person other than a U.S. Person. Partnerships are urged to consult their tax advisors concerning the application of the rules described herein, which may be applied differently to partners that are U.S. Persons and to partners that are not.

FATCA

Under the “Foreign Account Tax Compliance Act” (“FATCA”), a 30% withholding tax is generally imposed on certain payments, including U.S.-source interest payments to “foreign financial institutions” and certain other foreign financial entities if those foreign entities fail to comply with the information reporting requirements of FATCA. The certificate administrator will be required to withhold amounts under FATCA on payments made to

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holders who are subject to the FATCA requirements and who fail to provide the certificate administrator with proof that they have complied with such requirements. Prospective investors should consult their tax advisors regarding the applicability of FATCA to their certificates.

Backup Withholding

Distributions made on the certificates, and proceeds from the sale of the certificates to or through certain brokers, may be subject to a “backup” withholding tax under Code Section 3406 on “reportable payments” (including interest distributions, original issue discount and, under certain circumstances, principal distributions) unless the Certificateholder (i) is a U.S. Person and provides IRS Form W-9 with the correct taxpayer identification number; or (ii) other than a holder of a Class R certificate, is a Non-U.S. Person and provides IRS Form W-8BEN or W-8BEN-E, as applicable, identifying the Non-U.S. Person and stating that the beneficial owner is not a U.S. Person or can be treated as an exempt recipient within the meaning of Treasury Regulations Section 1.6049-4(c)(1)(ii). Any amounts to be withheld from distribution on the certificates would be refunded by the IRS or allowed as a credit against the Certificateholder’s federal income tax liability. Information reporting requirements may also apply regardless of whether withholding is required. Holders are urged to contact their own tax advisors regarding the application to them of backup withholding and information reporting.

Information Reporting

Holders that are individuals (and certain domestic entities that are formed or availed of for purposes of holding, directly or indirectly, “specified foreign financial assets”) may be subject to certain foreign financial asset reporting obligations with respect to their certificates held through a financial account maintained by a foreign financial institution if the aggregate value of their certificates and their other “specified foreign financial assets” exceeds $50,000. Significant penalties can apply if a holder fails to disclose its specified foreign financial assets. We urge you to consult your tax advisor with respect to this and other reporting obligations with respect to your certificates.

3.8% Medicare Tax on “Net Investment Income”

Certain non-corporate Certificateholders that are U.S. Persons are subject to an additional 3.8% tax on all or a portion of their “net investment income”, which can include the interest payments and any gain realized with respect to the certificates, to the extent of their net investment income that, when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return. The 3.8% Medicare tax is determined in a different manner than the regular income tax. Certificateholders should consult their tax advisors with respect to their consequences with respect to the 3.8% Medicare tax.

Reporting Requirements

Each Trust REMIC will be required to maintain its books on a calendar year basis and to file federal income tax returns in a manner similar to a partnership. The form for such returns is IRS Form 1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return. The trustee will be required to sign each Trust REMIC’s returns.

Reports of accrued interest, original issue discount, if any, and information necessary to compute the accrual of any market discount on the Regular Interests will be made annually

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to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships that are either Regular Interestholders or beneficial owners that own Regular Interests through a broker or middleman as nominee. All brokers, nominees and all other nonexempt Regular Interestholders (including corporations, non-calendar year taxpayers, securities or commodities dealers, placement agents, real estate investment trusts, investment companies, common trusts, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication 938 with respect to the related Trust REMIC. Holders through nominees must request such information from the nominee.

Treasury regulations require that, in addition to the foregoing requirements, information must be furnished annually to the Regular Interestholders and filed annually with the IRS concerning the percentage of each Trust REMIC’s assets meeting the qualified asset tests described under “—Qualification as a REMIC” above.

DUE TO THE COMPLEXITY OF THESE RULES AND THE CURRENT UNCERTAINTY AS TO THE MANNER OF THEIR APPLICATION TO THE ISSUING ENTITY AND CERTIFICATEHOLDERS, IT IS PARTICULARLY IMPORTANT THAT POTENTIAL INVESTORS CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THEIR ACQUISITION, OWNERSHIP AND DISPOSITION OF THE CERTIFICATES.

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Certain State and Local Tax Considerations

In addition to the federal income tax consequences described in “Material Federal Income Tax Considerations” above, purchasers of Offered Certificates should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the Offered Certificates. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality.

It is possible that one or more jurisdictions may attempt to tax nonresident holders of offered certificates solely by reason of the location in that jurisdiction of the depositor, the trustee, the certificate administrator, the sponsors, a related borrower or a mortgaged property or on some other basis, may require nonresident holders to file returns in such jurisdiction or may attempt to impose penalties for failure to file such returns; and it is possible that any such jurisdiction will ultimately succeed in collecting such taxes or penalties from such nonresident holders. We cannot assure you that holders of offered certificates will not be subject to tax in any particular state, local or other taxing jurisdiction.

You should consult with your tax advisor with respect to the various state and local, and any other, tax consequences of an investment in the Offered Certificates.

Method of Distribution (Conflicts of Interest)

Subject to the terms and conditions set forth in an underwriting agreement (the “Underwriting Agreement”), among the depositor and the underwriters, the depositor has agreed to sell to the underwriters, and the underwriters have severally, but not jointly, agreed to purchase from the depositor the respective Certificate Balance or the Notional Amount, as applicable, of each class of Offered Certificates set forth below subject in each case to a variance of 5%.

Underwriter	Class A-1	Class A-3	Class A-SB	Class A-4
Wells Fargo Securities, LLC	$ [__]	$ [__]	$ [__]	$ [__]
Morgan Stanley & Co. LLC	$ [__]	$ [__]	$ [__]	$ [__]
BofA Securities, Inc.	$ [__]	$ [__]	$ [__]	$ [__]
J.P. Morgan Securities LLC	$ [__]	$ [__]	$ [__]	$ [__]
Academy Securities, Inc.	$ [__]	$ [__]	$ [__]	$ [__]
Drexel Hamilton, LLC	$ [__]	$ [__]	$ [__]	$ [__]
Siebert Williams Shank & Co., LLC	$ [__]	$ [__]	$ [__]	$ [__]
Total	$ [__]	$ [__]	$ [__]	$ [__]

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Underwriter	Class A-5	Class X-A	Class X-B	Class A-S
Wells Fargo Securities, LLC	$ [__]	$ [__]	$ [__]	$ [__]
Morgan Stanley & Co. LLC	$ [__]	$ [__]	$ [__]	$ [__]
BofA Securities, Inc.	$ [__]	$ [__]	$ [__]	$ [__]
J.P. Morgan Securities LLC	$ [__]	$ [__]	$ [__]	$ [__]
Academy Securities, Inc.	$ [__]	$ [__]	$ [__]	$ [__]
Drexel Hamilton, LLC	$ [__]	$ [__]	$ [__]	$ [__]
Siebert Williams Shank & Co., LLC	$ [__]	$ [__]	$ [__]	$ [__]
Total	$ [__]	$ [__]	$ [__]	$ [__]
Underwriter	Class B	Class C
Wells Fargo Securities, LLC	$ [__]	$ [__]
Morgan Stanley & Co. LLC	$ [__]	$ [__]
BofA Securities, Inc.	$ [__]	$ [__]
J.P. Morgan Securities LLC	$ [__]	$ [__]
Academy Securities, Inc.	$ [__]	$ [__]
Drexel Hamilton, LLC	$ [__]	$ [__]
Siebert Williams Shank & Co., LLC	$ [__]	$ [__]
Total	$ [__]	$ [__]

The Underwriting Agreement provides that the obligations of the underwriters will be subject to certain conditions precedent and that the underwriters will be obligated to purchase all Offered Certificates if any are purchased. In the event of a default by any underwriter, the Underwriting Agreement provides that, in certain circumstances, purchase commitments of the non-defaulting underwriter(s) may be increased or the Underwriting Agreement may be terminated.

Additionally, the parties to the PSA have severally agreed to indemnify the underwriters, and the underwriters have agreed to indemnify the depositor and controlling persons of the depositor, against certain liabilities, including liabilities under the Securities Act, and have agreed, if required, to contribute to payments required to be made in respect of these liabilities.

The depositor has been advised by the underwriters that they propose to offer the Offered Certificates to the public from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the depositor from the sale of Offered Certificates will be approximately [__]% of the initial aggregate Certificate Balance of the Offered Certificates, plus accrued interest on the Offered Certificates from December 1, 2025, before deducting expenses payable by the depositor (estimated at $[______], excluding underwriting discounts and commissions). The underwriters may effect the transactions by selling the Offered Certificates to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters. In connection with the purchase and sale of the Offered Certificates offered by this prospectus, the underwriters may be deemed to have received compensation from the depositor in the form of underwriting discounts.

We anticipate that the Offered Certificates will be sold primarily to institutional investors. Purchasers of Offered Certificates, including dealers, may, depending on the facts and circumstances of those purchases, be deemed to be “underwriters” within the meaning of the Securities Act in connection with reoffers and resales by them of Offered Certificates. If you purchase Offered Certificates, you should consult with your legal advisors in this regard prior to any reoffer or resale. The underwriters are under no obligation to make a market in the Offered Certificates and may discontinue any market making activities at any time without notice. In addition, the ability of the Underwriters to make a market in the Offered Certificates may be impacted by changes in regulatory requirements applicable to

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marketing, holding and selling of, or issuing quotations with respect to, asset-backed securities generally. See “Risk Factors—General Risks—The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline”.

Pursuant to Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in one (1) business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Offered Certificates in the secondary market prior to such delivery should specify a longer settlement cycle, or should refrain from specifying a shorter settlement cycle, to the extent that failing to do so would result in a settlement date that is earlier than the date of delivery of such Offered Certificates.

The primary source of ongoing information available to investors concerning the Offered Certificates will be the monthly statements discussed under “Description of the Certificates—Reports to Certificateholders; Certain Available Information”. We cannot assure you that any additional information regarding the Offered Certificates will be available through any other source. In addition, we are not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis. The limited nature of that information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

Wells Fargo Securities, LLC, one of the underwriters, is an affiliate of Wells Fargo Bank, which is a sponsor, an originator, a mortgage loan seller and an initial holder of a portion of the RR Interest and an initial Risk Retention Consultation Party under this securitization and is an affiliate of Wells Fargo Commercial Mortgage Securities, Inc., the depositor. Morgan Stanley & Co. LLC, one of the underwriters, is an affiliate of MSMCH, which is a sponsor, a mortgage loan seller and an initial Risk Retention Consultation Party under this securitization, and Morgan Stanley Bank, which is an originator and an initial holder of a portion of the RR Interest. BofA Securities, Inc., one of the underwriters, is an affiliate of Bank of America, which is a sponsor, an originator, the Retaining Sponsor, the initial Risk Retention Consultation Party, an initial holder of a portion of the RR Interest and a mortgage loan seller. J.P. Morgan Securities LLC, one of the underwriters, is an affiliate of JPMCB, which is a sponsor, an originator and a mortgage loan seller. The above-referenced mortgage loan sellers or their affiliates are also the holders of certain companion loans, as set forth in the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General,” and certain mezzanine loans related to the Mortgage Loans, as described under “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

A portion of the net proceeds of this offering (after the payment of underwriting compensation and transaction expenses) is intended to be directed to affiliates of Wells Fargo Securities, LLC, which is one of the underwriters, a co-lead manager and a joint bookrunner for this offering, affiliates of Morgan Stanley & Co. LLC, which is one of the underwriters, a co-lead manager and joint bookrunner for this offering, affiliates of BofA Securities, Inc., which is one of the underwriters, a co-lead manager and a joint bookrunner for this offering, and affiliates of J.P. Morgan Securities LLC, which is one of the underwriters, a co-lead manager and a joint bookrunner for this offering. That direction will occur by means of the collective effect of the payment by the underwriters to the depositor, an affiliate of Wells Fargo Securities, LLC, of the purchase price for the Offered Certificates and the following payments:

(1)      the payment by the depositor to Wells Fargo Bank, an affiliate of Wells Fargo Securities, LLC, in that affiliate’s capacity as a mortgage loan seller, of the

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purchase price for the Mortgage Loans to be sold to the depositor by Wells Fargo Bank (or, with respect to the Market Place Center Mortgage Loan, the portion thereof allocable to Wells Fargo Bank);

(2)      the payment by the depositor to MSMCH, an affiliate of Morgan Stanley & Co. LLC, in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the Mortgage Loans to be sold to the depositor by MSMCH;

(3)      the payment by the depositor to Bank of America, an affiliate of BofA Securities, Inc., in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the Mortgage Loans to be sold to the depositor by Bank of America; and

(4)      the payment by the depositor to JPMCB, an affiliate of J.P. Morgan Securities LLC, in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the Mortgage Loans to be sold to the depositor by JPMCB (or, with respect to the Market Place Center Mortgage Loan, the portion thereof allocable to JPMCB).

As a result of the circumstances described above in the prior two paragraphs, each of Wells Fargo Securities, LLC, Morgan Stanley & Co. LLC, BofA Securities, Inc. and J.P. Morgan Securities LLC has a “conflict of interest” within the meaning of Rule 5121 of the consolidated rules of The Financial Industry Regulatory Authority, Inc. In addition, other circumstances exist that result in the underwriters or their affiliates having conflicts of interest, notwithstanding that such circumstances may not constitute a “conflict of interest” within the meaning of such Rule 5121. See “Risk Factors—Risks Related to Conflicts of Interest—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Wells Fargo Securities is the trade name for the capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including but not limited to Wells Fargo Securities, LLC, a member of the New York Stock Exchange, the Financial Industry Regulatory Authority (“FINRA”), the National Futures Association (“NFA”) and the Securities Investor Protection Corporation (“SIPC”), Wells Fargo Prime Services, LLC, a member of FINRA, NFA and SIPC, and Wells Fargo Bank, National Association, Wells Fargo Securities, LLC and Wells Fargo Prime Services, LLC are distinct entities from affiliated banks and thrifts.

Incorporation of Certain Information by Reference

The disclosures filed as exhibits to the most recent Form ABS-EE filed on or prior to the date of the filing of this prospectus by or on behalf of the depositor with respect to the issuing entity (file number 333-282099-10)—in accordance with Item 601(b)(102) and Item 601(b)(103) of Regulation S-K (17 C.F.R. §§ 601(b)(102) and 601(b)(103))—are hereby incorporated by reference into this prospectus.

All reports filed or caused to be filed by the depositor with respect to the issuing entity before the termination of this offering pursuant to Section 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934, as amended, that relate to the Offered Certificates (other than Annual Reports on Form 10-K) will be deemed to be incorporated by reference into this prospectus, except that if a Non-Serviced PSA is entered into after termination of this offering, any Current Report on Form 8-K filed after termination of this offering that includes as an exhibit such Non-Serviced PSA will be deemed to be incorporated by reference into this prospectus.

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The depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with this offering (including beneficial owners of the Offered Certificates), upon written or oral request of that person, a copy of any or all documents or reports incorporated in this prospectus by reference, in each case to the extent the documents or reports relate to the Offered Certificates, other than the exhibits to those documents (unless the exhibits are specifically incorporated by reference in those documents). Requests to the depositor should be directed in writing to its principal executive offices at 301 South College Street, Charlotte, North Carolina 28202, or by telephone at (704) 374-6161.

Where You Can Find More Information

The depositor has filed a Registration Statement on Form SF-3 (SEC File No. 333-282099) (the “Registration Statement”) relating to multiple series of CMBS, including the Offered Certificates, with the SEC. This prospectus will form a part of the Registration Statement, but the Registration Statement includes additional information. Copies of the Registration Statement and other materials filed with or furnished to the SEC, including Distribution Reports on Form 10-D, Annual Reports on Form 10-K, Current Reports on Form 8-K, Forms ABS-15G, Form ABS-EE and any amendments to these reports may be accessed electronically at “http://www.sec.gov” at which you can view and download copies of reports, proxy and information statements and other information filed or furnished electronically through the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system.

The depositor has met the registrant requirements of Section I.A.1. of the General Instructions to the Registration Statement.

Copies of all reports of the issuing entity on Forms ABS-EE, 10-D, 10-K and 8-K will also be made available on the website of the certificate administrator as soon as reasonably practicable after these materials are electronically filed with or furnished to the SEC through the EDGAR system.

Financial Information

The issuing entity will be newly formed and will not have engaged in any business activities or have any assets or obligations prior to the issuance of the Offered Certificates. Accordingly, no financial statements with respect to the issuing entity are included in this prospectus.

The depositor has determined that its financial statements will not be material to the offering of the Offered Certificates.

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Certain ERISA Considerations

General

The Employee Retirement Income Security Act of 1974, as amended, or ERISA, and Code Section 4975 impose certain requirements on retirement plans, and on certain other employee benefit plans and arrangements, including individual retirement accounts and annuities, Keogh plans, collective investment funds, insurance company separate accounts and some insurance company general accounts in which those plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA or to Code Section 4975 (all of which are referred to as “Plans”), and on persons who are fiduciaries with respect to Plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Code Section 410(d), church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. However, those plans may be subject to the provisions of other applicable federal, state or local law (“Similar Law”) materially similar to the foregoing provisions of ERISA or the Code. Moreover, those plans, if qualified and exempt from taxation under Code Sections 401(a) and 501(a), are subject to the prohibited transaction rules set forth in Code Section 503.

ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons (“Parties in Interest” under ERISA and “Disqualified Persons” under Code Section 4975) who have certain specified relationships to the Plan, unless a statutory, regulatory or administrative exemption is available. Certain Parties in Interest and Disqualified Persons that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Code Section 4975, unless a statutory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Code Section 4975. Special caution should be exercised before the assets of a Plan are used to purchase an Offered Certificate if, with respect to those assets, the depositor, any servicer or the trustee or any of their affiliates, either: (a) has investment discretion with respect to the investment of those assets of that Plan; or (b) has authority or responsibility to give, or gives, investment advice with respect to those Plan assets within the meaning of Section 3(21) of ERISA; or (c) is an employer maintaining or contributing to the Plan.

Before purchasing any Offered Certificates with Plan assets, a Plan fiduciary should consult with its counsel and determine whether there exists any prohibition to that purchase under the requirements of ERISA or Code Section 4975, whether any prohibited transaction class exemption or any individual administrative prohibited transaction exemption (as described below) applies, including whether the appropriate conditions set forth in those exemptions would be met, or whether any statutory prohibited transaction exemption is applicable. Fiduciaries of plans subject to a Similar Law should consider the need for, and the availability of, an exemption under such applicable Similar Law.

Plan Asset Regulations

A Plan’s investment in Offered Certificates may cause the assets of the issuing entity to be deemed Plan assets. Section 2510.3-101 of the regulations of the United States Department of Labor (“DOL”), as modified by Section 3(42) of ERISA, provides that when a Plan acquires an equity interest in an entity, the Plan’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable to this discussion apply, or unless the equity participation

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in the entity by “benefit plan investors” (that is, Plans and entities whose underlying assets include plan assets) is not “significant”. For this purpose, in general, equity participation in an entity will be “significant” on any date if, immediately after the most recent acquisition of any certificate, 25% or more of any class of certificates is held by benefit plan investors.

In general, any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to those assets for a fee or other compensation, is a fiduciary of the investing Plan. If the assets of the issuing entity constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as a master servicer, a special servicer or any sub-servicer, may be deemed to be a Plan “fiduciary” with respect to the investing Plan, and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and Code Section 4975. In addition, if the assets of the issuing entity constitute Plan assets, the purchase of Offered Certificates by a Plan, as well as the operation of the issuing entity, may constitute or involve a prohibited transaction under ERISA or the Code.

Administrative Exemptions

The U.S. Department of Labor has issued to the predecessor of Wells Fargo Securities, LLC, Prohibited Transaction Exemption (“PTE”) 96-22, 61 Fed. Reg. 14,828 (April 3, 1996), to the predecessor of Morgan Stanley & Co. LLC, PTE 90-24, 55 Fed. Reg. 20,548 (May 17, 1990), to the predecessor of BofA Securities, Inc., PTE 93-31, 58 Fed. Reg. 28,620 (May 14, 1993) and to J.P. Morgan Securities LLC, PTE 2002-19, 67 Fed. Reg. 14,979 (March 28, 2002), each as amended by PTE 97-34, 62 Fed. Reg. 39,021 (July 21, 1997), PTE 2000-58, 65 Fed. Reg. 67,765 (November 13, 2000), PTE 2002-41, 67 Fed. Reg. 54,487 (August 22, 2002), PTE 2007-05, 72 Fed. Reg. 13,130 (March 20, 2007) and PTE 2013-08, 78 Fed. Reg. 41,090 (July 9, 2013) (collectively, the “Exemption”). The Exemption generally exempts from the application of the prohibited transaction provisions of Sections 406 and 407 of ERISA, and the excise taxes imposed on prohibited transactions pursuant to Code Sections 4975(a) and (b), certain transactions, among others, relating to the servicing and operation of pools of mortgage loans, such as the pool of mortgage loans held by the issuing entity, and the purchase, sale and holding of mortgage pass-through certificates, such as the Offered Certificates, underwritten by Wells Fargo Securities, LLC, Morgan Stanley & Co. LLC, BofA Securities, Inc. and J.P. Morgan Securities LLC, provided that certain conditions set forth in the Exemption are satisfied. The depositor expects that the Exemption generally will apply to the Offered Certificates.

The Exemption sets forth five general conditions that must be satisfied for a transaction involving the purchase, sale and holding of the Offered Certificates to be eligible for exemptive relief. First, the acquisition of the Offered Certificates by a Plan must be on terms (including the price paid for the Offered Certificates) that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party. Second, the Offered Certificates at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by at least one NRSRO that meets the requirements of the Exemption (an “Exemption Rating Agency”). Third, the trustee cannot be an affiliate of any other member of the Restricted Group other than an underwriter. The “Restricted Group” consists of any underwriter, the depositor, the trustee, each master servicer, each special servicer, any sub-servicer, any entity that provides insurance or other credit support to the issuing entity and any borrower with respect to mortgage loans constituting more than 5% of the aggregate unamortized principal balance of the mortgage loans as of the date of initial issuance of the Offered Certificates, and any affiliate of any of the foregoing entities. Fourth, the sum of all payments made to and retained by the underwriters must

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represent not more than reasonable compensation for underwriting the Offered Certificates, the sum of all payments made to and retained by the depositor pursuant to the assignment of the mortgage loans to the issuing entity must represent not more than the fair market value of the mortgage loans and the sum of all payments made to and retained by each applicable master servicer, each applicable special servicer and any sub-servicer must represent not more than reasonable compensation for that person’s services under the PSA and reimbursement of the person’s reasonable expenses in connection therewith. Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act.

It is a condition of the issuance of the Offered Certificates that they have the ratings described above required by the Exemption and the depositor believes that each of the Rating Agencies qualifies as an Exemption Rating Agency. Consequently, the second general condition set forth above will be satisfied with respect to the Offered Certificates as of the Closing Date. As of the Closing Date, the third general condition set forth above will be satisfied with respect to the Offered Certificates. In addition, the depositor believes that the fourth general condition set forth above will be satisfied with respect to the Offered Certificates. A fiduciary of a Plan contemplating purchasing an Offered Certificate in the secondary market must make its own determination that, at the time of purchase, the Offered Certificates continue to satisfy the second general condition set forth above. A fiduciary of a Plan contemplating purchasing an Offered Certificate, whether in the initial issuance of the Offered Certificates or in the secondary market, must make its own determination that the first and fifth general conditions set forth above will be satisfied with respect to the related Offered Certificate.

The Exemption also requires that the issuing entity meet the following requirements: (1) the issuing entity must consist solely of assets of the type that have been included in other investment pools; (2) certificates in those other investment pools must have been rated in one of the four highest categories by at least one of the Exemption Rating Agencies for at least one year prior to the Plan’s acquisition of Offered Certificates; and (3) certificates in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of Offered Certificates.

The depositor believes that the conditions to the applicability of the Exemption will generally be met with respect to the Offered Certificates, other than those conditions which are dependent on facts unknown to the depositor or which it cannot control, such as those relating to the circumstances of the Plan purchaser or the Plan fiduciary making the decision to purchase any such Offered Certificates.

If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Code Sections 4975(a) and (b) by reason of Code Sections 4975(c)(1)(A) through (D)) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of certificates between the depositor or the underwriters and a Plan when the depositor, any of the underwriters, the trustee, any master servicer, any special servicer, a sub-servicer or a borrower is a Party in Interest or a Disqualified Person with respect to the investing Plan, (2) the direct or indirect acquisition or disposition in the secondary market of the Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an Offered Certificate on behalf of an “Excluded Plan” by any person who has discretionary authority or renders investment advice with respect to the assets of the Excluded Plan. For purposes of this prospectus, an “Excluded Plan” is a Plan sponsored by any member of the Restricted Group.

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If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Code Section 4975(c)(1)(E) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of certificates between the depositor or the underwriters and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in those certificates is (a) a borrower with respect to 5% or less of the fair market value of the mortgage loans or (b) an affiliate of that person, (2) the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan.

Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Code Sections 4975(a) and (b) by reason of Code Section 4975(c) for transactions in connection with the servicing, management and operation of the pool of mortgage loans.

A fiduciary of a Plan should consult with its counsel with respect to the applicability of the Exemption. The fiduciary of a plan not subject to ERISA or Code Section 4975, such as a governmental plan, should determine the need for and availability of exemptive relief under applicable Similar Law. A purchaser of an Offered Certificate should be aware, however, that even if the conditions specified in one or more exemptions are satisfied, the scope of relief provided by an exemption may not cover all acts which might be construed as prohibited transactions.

In addition, each beneficial owner of an Offered Certificate or any interest therein that is a Plan will be deemed to have represented by its acquisition of such Offered Certificates that (i) none of the depositor, any underwriter, the trustee, any master servicer, any special servicer, the certificate administrator, the operating advisor, the asset representations reviewer or any of their respective affiliated entities (the “Transaction Parties”), has provided any investment recommendation or investment advice to the Plan or the fiduciary making the investment decision for the Plan in connection with the decision to acquire Offered Certificates (except where an exemption applies (all of the conditions of which are satisfied) or it would not otherwise result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code), and the Transaction Parties are not otherwise acting as a fiduciary (within the meaning of Section 3(21) of ERISA or Section 4975(e)(3) of the Code) to the Plan in connection with the Plan’s acquisition of Offered Certificates, and (ii) the Plan fiduciary is exercising its own independent judgment in evaluating the investment in the Offered Certificates.

Insurance Company General Accounts

Sections I and III of Prohibited Transaction Class Exemption (“PTCE”) 95-60 exempt from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Code Section 4975 transactions in connection with the acquisition of a security (such as a certificate issued by the issuing entity) as well as the servicing, management and operation of a trust (such as the issuing entity) in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the issuing entity, provided that certain conditions are satisfied. If these conditions are met, insurance company general accounts investing assets that are treated as assets of Plans would be allowed to purchase certain classes of certificates which do not meet the ratings requirements of the Exemption. All other conditions of the Exemption would have to be satisfied in order for PTCE 95-60 to be available. Before purchasing any class of Offered Certificates, an insurance company general account seeking to rely on Sections I and III of

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PTCE 95-60 should itself confirm that all applicable conditions and other requirements have been satisfied.

Section 401(c) of ERISA provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Code Section 4975, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account. Pursuant to Section 401(c) of ERISA, the DOL issued regulations (“401(c) Regulations”) to provide guidance for the purpose of determining, in cases where insurance policies supported by an insurance company’s general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan assets. Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as Plan assets. In addition, because Section 401(c) of ERISA does not relate to insurance company separate accounts, separate account assets are still generally treated as Plan assets of any Plan invested in that separate account. Insurance companies contemplating the investment of general account assets in the Offered Certificates should consult with their counsel with respect to the applicability of Section 401(c) of ERISA.

Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is particularly important that potential investors who are Plan fiduciaries or who are investing Plan assets consult with their counsel regarding the consequences under ERISA and the Code of their acquisition and ownership of certificates.

THE SALE OF OFFERED CERTIFICATES TO A PLAN IS IN NO RESPECT A REPRESENTATION BY THE DEPOSITOR OR ANY OF THE UNDERWRITERS THAT THIS INVESTMENT MEETS ANY RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR PLANS GENERALLY OR ANY PARTICULAR PLAN.

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Legal Investment

None of the classes of Offered Certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”). Generally, the only classes of Offered Certificates which will qualify as “mortgage related securities” will be those that (1) are rated in one of the two highest rating categories by at least one NRSRO; and (2) are part of a series evidencing interests in a trust consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate.

Although Section 939(e) of the Dodd-Frank Act amended SMMEA, effective July 21, 2012, to require the SEC to establish creditworthiness standards by that date in substitution for the foregoing ratings test, the SEC has neither proposed nor adopted a rule establishing new creditworthiness standards for purposes of SMMEA as of the date of this prospectus. However, the SEC has issued a transitional interpretation (Release No. 34-67448 (effective July 20, 2012)), which provides that, until such time as final rules establishing new standards of creditworthiness become effective, the standard of creditworthiness for purposes of the definition of the term “mortgage related security” is a security that is rated in one of the two highest rating categories by at least one NRSRO. Depending on the standards of creditworthiness that are ultimately established by the SEC, the various classes of Offered Certificates may or may not qualify as “mortgage related securities” for purposes of SMMEA at the time such new standards are effective.

The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to those restrictions to purchase the Offered Certificates, are subject to significant interpretive uncertainties. We make no representation as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase any Offered Certificates under applicable legal investment restrictions. Further, any ratings downgrade of a class of Offered Certificates by an NRSRO to less than an “investment grade” rating (i.e., lower than the top four rating categories) may adversely affect the ability of an investor to purchase or retain, or otherwise impact the regulatory characteristics of, that class. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity and market value of the Offered Certificates.

Accordingly, if your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, you should consult with your own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments or are subject to investment, capital, or other regulatory restrictions.

The issuing entity will not be registered under the Investment Company Act of 1940, as amended. The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended contained in Section 3(c)(5) of the Investment Company Act of 1940, as amended, or Rule 3a-7 under the Investment Company Act of 1940, as amended, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act.

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Legal Matters

The validity of the Offered Certificates and certain federal income tax matters will be passed upon for the depositor by Cadwalader, Wickersham & Taft LLP, Charlotte, North Carolina, and certain other legal matters will be passed upon for the underwriters by Sidley Austin LLP, New York, New York.

Ratings

It is a condition to their issuance that the Offered Certificates receive investment grade credit ratings from the three (3) Rating Agencies engaged by the depositor to rate the Offered Certificates.

We are not obligated to maintain any particular rating with respect to any class of Offered Certificates. Changes affecting the Mortgaged Properties, the parties to the PSA or another person may have an adverse effect on the ratings of the Offered Certificates, and thus on the liquidity, market value and regulatory characteristics of the Offered Certificates, although such adverse changes would not necessarily be an event of default under the related Mortgage Loan.

The ratings address the likelihood of full and timely receipt by the Certificateholders of all distributions of interest at the applicable Pass-Through Rate on the Offered Certificates to which they are entitled on each Distribution Date and the ultimate payment in full of the Certificate Balance of each class of Offered Certificates on a date that it not later than the Rated Final Distribution Date with respect to such class of certificates. The Rated Final Distribution Date will be the Distribution Date in December 2067. See “Yield and Maturity Considerations” and “Pooling and Servicing Agreement—Advances”. Any ratings of each Offered Certificates should be evaluated independently from similar ratings on other types of securities.

The ratings are not a recommendation to buy, sell or hold securities, a measure of asset value or an indication of the suitability of an investment, and may be subject to revision or withdrawal at any time by any Rating Agency. In addition, these ratings do not address: (a) the likelihood, timing, or frequency of prepayments (both voluntary and involuntary) and their impact on interest payments or the degree to which such prepayments might differ from those originally anticipated, (b) the possibility that a Certificateholder might suffer a lower than anticipated yield, (c) the likelihood of receipt of Yield Maintenance Charges, prepayment charges, Prepayment Premiums, prepayment fees or penalties, default interest, (d) the likelihood of experiencing any Prepayment Interest Shortfalls, an assessment of whether or to what extent the interest payable on any class of Offered Certificates may be reduced in connection with any Prepayment Interest Shortfalls, or of receiving Compensating Interest Payments, (e) the tax treatment of the Offered Certificates or effect of taxes on the payments received, (f) the likelihood or willingness of the parties to the respective documents to meet their contractual obligations or the likelihood or willingness of any party or court to enforce, or hold enforceable, the documents in whole or in part, (g) an assessment of the yield to maturity that investors may experience, (h) the likelihood, timing or receipt of any payments of interest to the holders of the Offered Certificates resulting from an increase in the interest rate on any Mortgage Loan in connection with a Mortgage Loan modification, waiver or amendment, or (i) other non-credit risks, including, without limitation, market risks or liquidity.

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The ratings take into consideration the credit quality of the underlying Mortgaged Properties and the Mortgage Loans, structural and legal aspects associated with the Offered Certificates, and the extent to which the payment stream of the Mortgage Loans is adequate to make payments required under the Offered Certificates. However, as noted above, the ratings do not represent an assessment of the likelihood, timing or frequency of principal prepayments (both voluntary and involuntary) by the borrowers, or the degree to which such prepayments might differ from those originally anticipated. In general, the ratings address credit risk and not prepayment risk. Ratings are forward-looking opinions about credit risk and express an agency’s opinion about the ability and willingness of an issuer of securities to meet its financial obligations in full and on time. Ratings are not indications of investment merit. In addition, the ratings do not represent an assessment of the yield to maturity that investors may experience or the possibility that investors might not fully recover their initial investment in the event of delinquencies or defaults or rapid prepayments on the Mortgage Loans (including both voluntary and involuntary prepayments) or the application of any Realized Losses. In the event that holders of such certificates do not fully recover their investment as a result of rapid principal prepayments on the Mortgage Loans, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the ratings assigned to such certificates. As indicated in this prospectus, holders of the certificates with Notional Amounts are entitled only to payments of interest on the related Mortgage Loans. If the Mortgage Loans were to prepay in the initial month, with the result that the holders of the certificates with Notional Amounts receive only a single month’s interest and therefore, suffer a nearly complete loss of their investment, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the rating received on those certificates. The Notional Amounts of the certificates with Notional Amounts on which interest is calculated may be reduced by the allocation of Realized Losses and prepayments, whether voluntary or involuntary. The ratings do not address the timing or magnitude of reductions of such Notional Amount, but only the obligation to pay interest timely on the Notional Amount, as so reduced from time to time. Therefore, the ratings of the certificates with Notional Amounts should be evaluated independently from similar ratings on other types of securities. See “Risk Factors—Other Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” and “Yield and Maturity Considerations”.

Although the depositor will prepay fees for ongoing rating surveillance by certain of the Rating Agencies, the depositor has no obligation or ability to ensure that any Rating Agency performs ratings surveillance. In addition, a Rating Agency may cease ratings surveillance if the information furnished to that Rating Agency is insufficient to allow it to perform surveillance.

Any of the three (3) NRSROs that we hired may issue unsolicited credit ratings on one or more classes of certificates that we did not hire it to rate. Additionally, other NRSROs that we have not engaged to rate the Offered Certificates may nevertheless issue unsolicited credit ratings on one or more classes of Offered Certificates relying on information they receive pursuant to Rule 17g-5 or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from those ratings assigned by the Rating Agencies. The issuance of unsolicited ratings of a class of the Offered Certificates that are lower than the ratings assigned by the Rating Agencies may adversely impact the liquidity, market value and regulatory characteristics of that class. As part of the process of obtaining ratings for the Offered Certificates, the depositor had initial discussions with and submitted certain materials to five NRSROs. Based on preliminary feedback from those five NRSROs at that time, the depositor hired the Rating Agencies to rate the Offered Certificates and not the other three NRSROs due, in part, to those NRSROs’ initial subordination levels for the various classes of Offered Certificates. Had the depositor

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selected such other NRSROs to rate the Offered Certificates, we cannot assure you as to the ratings that such other NRSROs would ultimately have assigned to the Certificates. Although unsolicited ratings may be issued by any NRSRO, an NRSRO might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor. Although unsolicited ratings may be issued by any NRSRO, an NRSRO might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor.

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Index of Defined Terms

@
@%(#)	196
1
17g-5 Information Provider	439
1986 Act	628
1996 Act	605
3
30/360 Basis	480
4
401(c) Regulations	650
A
AB Modified Loan	495
Accelerated Mezzanine Loan Lender	431
Acceptable Insurance Default	499
Accretive Lease	260
Acting General Counsel’s Letter	177
Actual/360 Basis	249
Actual/360 Loans	467
ADA	608
Additional Exclusions	499
Administrative Fee Rate	411
ADR	190
Advances	462
Affirmative Asset Review Vote	549
Aggregate Available Funds	404
Aggregate Gain-on-Sale Entitlement Amount	405
AIFM Regulations	157
Allocated Appraisal Reduction Amount	491
Allocated Collateral Deficiency Amount	491
Allocated Cumulative Appraisal Reduction Amount	491
Alternate Release Price	257
Annual Debt Service	190
Appraisal Institute	294
Appraisal Reduction Amount	489
Appraisal Reduction Event	489
Appraised Value	191
Appraised-Out Class	496

Approved First Mortgagee	221
Assessment of Compliance	583
Asset Representations Reviewer Asset Review Fee	488
Asset Representations Reviewer Fee	487
Asset Representations Reviewer Fee Rate	487
Asset Representations Reviewer Termination Event	554
Asset Representations Reviewer Upfront Fee	487
Asset Review	551
Asset Review Notice	549
Asset Review Quorum	549
Asset Review Report	552
Asset Review Report Summary	552
Asset Review Standard	551
Asset Review Trigger	547
Asset Review Vote Election	549
Asset Status Report	517
Assumed Certificate Coupon	392
Assumed Final Distribution Date	422
Assumed Scheduled Payment	413
Attestation Report	583
AUL	227
Available Funds	405
B
Balloon LTV Ratio	195
Balloon Payment	196
BAMLCM	331
BANA Qualification Criteria	327
Bank of America	317
Bank of America Data File	326
Bank of America Guidelines	318
Bank of America Reporting Period	327
Bank of America Securitization Database	325
Bankruptcy Code	78, 597
Base Interest Fraction	420
Beds	202
BioMed MIT Portfolio B Note Holders	282
BioMed MIT Portfolio B Notes	281
BioMed MIT Portfolio C Note Holders	282
BioMed MIT Portfolio C Notes	281

656

BioMed MIT Portfolio Companion Loans	281
BioMed MIT Portfolio Controlling Holder	287
BioMed MIT Portfolio D Note Holders	282
BioMed MIT Portfolio D Notes	281
BioMed MIT Portfolio Default Release	258
BioMed MIT Portfolio Non-SASB Loan Holders	282
BioMed MIT Portfolio Non-SASB Loans	281
BioMed MIT Portfolio Non-SASB Pari Passu Companion Loans	281
BioMed MIT Portfolio Non-SASB Trust	283
BioMed MIT Portfolio Pari Passu Companion Loans	281
BioMed MIT Portfolio SASB Loans	282
BioMed MIT Portfolio SASB Pari Passu Companion Loans	281
BioMed MIT Portfolio Senior Loan Holders	282
BioMed MIT Portfolio Senior Loans	281
BioMed MIT Portfolio Subordinate Companion Loans	281
BioMed MIT Portfolio Whole Loan	281
Borrower Party	430
Borrower Party Affiliate	430
Breach Notice	451
Bridge Bank	135
BSCMI	341
BTEX	223
BX 2025-LIFE Certificate Administrator	283
BX 2025-LIFE Master Servicer	282
BX 2025-LIFE Securitization	282
BX 2025-LIFE Special Servicer	282
BX 2025-LIFE Trustee	283
BX 2025-LIFE TSA	271
C
C(WUMP)O	24
Cash Flow Analysis	192
Casualty/Condemnation Option	238
CCRE4 Trust	375
CERCLA	605
Certificate Administrator/Trustee Fee	486
Certificate Administrator/Trustee Fee Rate	486

Certificate Balance	402
Certificate Owners	441
Certificateholder	432
Certificateholder Quorum	558
Certificateholder Repurchase Request	570
Certifying Certificateholder	444
Class A Certificates	402
Class A-SB Planned Principal Balance	414
Class X Certificates	402
Clearstream	440
Clearstream Participants	442
Closing Date	189, 290
Closing Date Deposit Amount	57, 207
CMBS	182
CMBS B-Piece Securities	387
CMS	367, 371
CMS Acquisition Closing Date	367
CMS Loans	371
CMS Transaction	367
Collateral Deficiency Amount	495
Collection Account	466
Collection Period	406
Communication Request	445
Companion Distribution Account	466
Companion Holder	271
Companion Holders	271
Companion Loan	54
Companion Loan Rating Agency	271
Companion Loans	187
Compensating Interest Payment	423
Componentized Mortgage Loan	411
Computershare Limited	355
Computershare Trust Company	355
Constant Prepayment Rate	616
Constraining Level	391
Consultation Termination Event	535
Control Eligible Certificates	527
Control Note	271
Control Termination Event	535
Controlling Class	527
Controlling Class Certificateholder	527
Controlling Holder	271
Corrected Loan	517
CPP	616
CPR	616
CPY	616
CRE Loans	299, 314
CREC	223
CRECs	226
Credit Risk Retention Rules	383
CREFC®	427

657

CREFC® Intellectual Property Royalty License Fee	488
CREFC® Intellectual Property Royalty License Fee Rate	489
CREFC® Reports	427
Cross-Over Date	409
Cumulative Appraisal Reduction Amount	494, 496
Cure/Contest Period	552
Cut-off Date	187
Cut-off Date Balance	193
Cut-off Date Loan-to-Value Ratio	194
Cut-off Date LTV Ratio	194
D
D or @%(#)	197
D or YM(#)	197
D or YM@(#)	197
D(#)	196
Debt Service Coverage Ratio	194
Defaulted Loan	523
Defeasance Deposit	254
Defeasance Loans	254
Defeasance Lock-Out Period	254
Defeasance Option	254
Definitive Certificate	440
Delegated Directive	20
Delinquent Loan	548
Demand Entities	315, 330
Depositories	441
Determination Date	403
Diligence File	448
Direct Lease	222
Directing Certificateholder	527
Directing Certificateholder Asset Status Report Approval Process	519
Disclosable Special Servicer Fees	486
Discount Rate	421
Discount Yield	390
Dispute Resolution Consultation	573
Dispute Resolution Cut-off Date	572
Disqualified Persons	646
Distribution Accounts	467
Distribution Date	403
Distribution Date Statement	427
Dodd-Frank Act	184
DOL	646
DSCR	194
DTC	440
DTC Participants	441
DTC Rules	442

E
EDGAR	645
EEA	19, 156
Effective Gross Income	192
Eight Year Period	220
Eligible Asset Representations Reviewer	553
Eligible Operating Advisor	542
Enforcing Party	570
Enforcing Servicer	570
ESA	222, 346
Escrow/Reserve Mitigating Circumstances	348
EU	156
EU CRR	156
EU Institutional Investor	156
EU Investor Requirements	156
EU PRIIPS Regulation	19
EU Prospectus Regulation	19
EU Qualified Investor	19
EU Retail Investor	19
EU Securitization Regulation	156
EU SR Rules	156
Euroclear	440
Euroclear Operator	443
Euroclear Participants	443
EUWA	20
Excess Modification Fee Amount	481
Excess Modification Fees	479
Excess Prepayment Interest Shortfall	424
Exchange Act	290
Excluded Controlling Class Holder	429
Excluded Controlling Class Loan	431
Excluded Information	431
Excluded Loan	431
Excluded Plan	648
Excluded Special Servicer	558
Excluded Special Servicer Loan	558
Exemption	647
Exemption Rating Agency	647
Extension Term	220
F
FATCA	638
FDIA	176
FDIC	135, 177
FIEL	25
Final Asset Status Report	519
Final Dispute Resolution Election Notice	573

658

Financial Promotion Order	21
FINRA	644
FIRREA	178, 345
First Purchase Option	238
FISP	229
Fitch	553
Flagstar	135
FPO Persons	21
FSMA	20, 156
G
GAAP	384
Gain-on-Sale Remittance Amount	406
Gain-on-Sale Reserve Account	467
Garn Act	606
General Special Servicer	372
GLA	195
Government Securities	251
Ground Lease Default Release	258
Ground Leases	220
Ground Lessee	220
Ground Lessor	220
H
HFC	87
Horizontal Risk Retention Certificates	384, 402
House Bill 21	87
HREC	223
HSTP Act	85, 86
I
Icahn Funds	375
Impermissible Risk Retention Affiliate	561
Impermissible TPP Affiliate	561
In Place Cash Management	195
Indirect Participants	441
Initial Pool Balance	187
Initial Requesting Certificateholder	570
Institutional Investor	24
Insurance and Condemnation Proceeds	466
Intercreditor Agreement	271
Interest Accrual Amount	411
Interest Accrual Period	412
Interest Distribution Amount	411
Interest Rate	411
Interest Reserve Account	467
Interest Shortfall	411
Interested Person	525

Interest-Only Certificates	389
Interest-Only Expected Price	394
Interpolated Yield	390, 393
Investment Account	468
Investor Certification	431
IPNA	229
IRS	179
J
Japanese Retention Requirement	26
JFSA	26
JPMC	340
JPMCB	340
JPMCB Data Tape	342
JPMCB Deal Team	342
JPMCB Mortgage Loans	342
JPMCB’s Qualification Criteria	344
JPMCCMSC	341
JRR Rule	26
K
KBRA	553
Kohl’s	242
Kohl’s Parcel	255
L
L(#)	196
LASTs	224
Lennar	373
Liquidation Fee	482
Liquidation Fee Rate	482
Liquidation Proceeds	466
Loan Per Unit	195
Loan-to-Value Ratio at Maturity	195
Local Law 97	114, 138
Lock-out Period	251
Loss of Value Payment	452
Low DSCR Release Amount	257
Lower-Tier Regular Interests	626
Lower-Tier REMIC	403, 626
LST Cases	223
LTV Ratio	193
LTV Ratio at Maturity	195
M
MAI	454
Major Decision	528
Major Decision Reporting Package	509
MAS	24
MassDEP	226

659

Master Servicer Decision	503
Material Defect	451
Maturity Date Balloon Payment	196
Midland	358
MIFID II	19
MIT	239
Mitchell Lama Program	210
MLPA	445
Modification Fees	479
Moody’s	553
Morgan Stanley Bank	303
Morgan Stanley Group	303
Morgan Stanley Origination Entity	305
Morningstar DBRS	553
Mortgage	188
Mortgage ALA	257
Mortgage File	446
Mortgage Loan	53
Mortgage Loans	187
Mortgage Note	188
Mortgage Pool	187
Mortgaged Property	188
MSMCH	303
MSMCH Data File	312
MSMCH Mortgage Loans	303
MSMCH Qualification Criteria	314
MSMCH Securitization Database	312
N
National Cooperative Bank, N.A. Data Tape	338
National Cooperative Bank, N.A. Deal Team	338
National Cooperative Bank, N.A. Mortgage Loans	333
NCB	377
Net Mortgage Rate	410
Net Operating Income	196
NFA	644
NFIP	115
NI 33-105	26
Non-Control Note	271
Non-Controlling Holder	272
Nonrecoverable Advance	463
Non-Retained Certificates	44, 402
Non-Serviced AB Whole Loan	272
Non-Serviced Certificate Administrator	272
Non-Serviced Companion Loan	54, 272
Non-Serviced Companion Loans	54
Non-Serviced Custodian	272

Non-Serviced Directing Certificateholder	272
Non-Serviced Master Servicer	272
Non-Serviced Mortgage Loan	54, 272
Non-Serviced Pari Passu Companion Loan	272
Non-Serviced Pari Passu Mortgage Loan	272
Non-Serviced Pari Passu Whole Loan	272
Non-Serviced PSA	272
Non-Serviced Special Servicer	272
Non-Serviced Trustee	273
non-serviced whole loan	54
Non-Serviced Whole Loan	273
Non-Specially Serviced Loan	531
Non-U.S. Person	638
Non-Vertically Retained Percentage	386
Note Holder	282
Note Holders	282
Notional Amount	403
NRA	196
NRSRO	429
NRSRO Certification	433
NYS DHCR	210
O
O(#)	197
OCC	291, 317
Occupancy As Of Date	196
Offer	20
Offered Certificates	402
OID Regulations	629
OLA	177
OPC	223
Operating Advisor Annual Report	540
Operating Advisor Consultation Event	398
Operating Advisor Consulting Fee	487
Operating Advisor Expenses	487
Operating Advisor Fee	486
Operating Advisor Fee Rate	487
Operating Advisor Standard	540
Operating Advisor Termination Event	544
Operating Advisor Upfront Fee	486
Other Master Servicer	273
Other PSA	273
Other Special Servicer	273

660

P
P&I	364
P&I Advance	461
P&I Advance Date	461
PACE	135, 266
Pads	202
PAHs	225
PAR	346
Par Purchase Price	523
Pari Passu Companion Loan	53
Pari Passu Companion Loans	187
Pari Passu Mortgage Loan	273
Participants	440
Parties in Interest	646
partnership representative	637
Pass-Through Rate	410
Patriot Act	609
Payment Due Date	248, 406
PCE	223
Pentalpha Surveillance	381
Percentage Allocation Entitlement	44
Percentage Interest	404
Percentage Rent	220
Percentage Rent Threshold	221
Periodic Payments	404
Permitted Investments	468
Permitted PILOT Arrangement	247
Permitted Special Servicer/Affiliate Fees	486
PFAS	224
PILOT	247
PILOT Lease	247
PILOT Lessee	247
PL	295
Plans	646
PLL Policy	246
PML	295
Portfolio Property	258
Portfolio Release Property	258
PRASR	156
PRC	23
Preliminary Dispute Resolution Election Notice	572
Prepayment Assumption	631
Prepayment Interest Excess	422
Prepayment Interest Shortfall	422
Prepayment Premium	421
Prepayment Provisions	196
Primary Servicing Agreement	372
Prime Ground Lease	239
Prime Leases	220
Prime Lessee	220, 239

Prime Lessor	220
Prime Rate	466
Principal Balance Certificates	402
Principal Distribution Amount	412
Principal Shortfall	413
Privileged Information	543
Privileged Information Exception	544
Privileged Person	429
Professional Investors	24
Prohibited Prepayment	423
Promotion of Collective Investment Schemes Exemptions Order	21
Proposed Course of Action	571
Proposed Course of Action Notice	571
Prospectus	24
PSA	402
PSA Party Repurchase Request	570
PTCE	649
PTE	647
Purchase Price	452
Q
Qualification Criteria	299
Qualified Replacement Special Servicer	559
Qualified Substitute Mortgage Loan	453
Qualifying CRE Loan Percentage	384
R
RAC No-Response Scenario	580
Rated Final Distribution Date	422
Rating Agencies	581
Rating Agency Confirmation	581
RCA	372
RCM	373, 387
REA	83
Realized Loss	425
REC	223
Record Date	403
Registration Statement	645
Regular Certificates	402
Regular Interestholder	629
Regular Interests	626
Regulation AB	583
Reimbursement Rate	465
Related Proceeds	464
Release Amount	257
Release Date	254
Release DSCR	257
Release DSCR Test	257
Release Price	255

661

Release Property	257
Relevant Investor	24
Relevant Persons	22
Relief Act	608
Remaining Term to Maturity	197
REMIC	626
REMIC Provisions	626
REO Account	468
REO Loan	415
REO Property	516
Repurchase Request	571
Requesting Certificateholder	573
Requesting Holders	496
Requesting Investor	445
Requesting Party	580
Required Credit Risk Retention Percentage	384
Requirements	608
Residual Certificates	402
Resolution Failure	571
Resolved	571
Restricted Group	647
Restricted Party	544
Retained Certificate Available Funds	385
Retained Certificate Gain-on-Sale Remittance Amount	385
Retained Certificate Gain-on-Sale Reserve Account	467
Retained Certificate Interest Distribution Amount	386
Retained Certificate Principal Distribution Amount	386
Retained Certificate Realized Loss	386
Retaining Parties	383
Retaining Sponsor	383
Review Materials	549
RevPAR	197
Risk Retention Affiliate	543
Risk Retention Affiliated	543
Risk Retention Allocation Percentage	386
Risk Retention Consultation Party	430
ROFO	238
ROFR	238, 239
Rooms	202
Routine Disbursements	505
RR Interest	402
Rule 15Ga-1 Reporting Period	299, 349
Rule 17g-5	433

S
S&P	553
Scheduled Certificate Interest Payments	393
Scheduled Certificate Principal Payments	389
Scheduled Principal Distribution Amount	412
SEC	290
SECN	156
Second Purchase Option	238
Securities Act	583
Securitization Accounts	402, 468
SEL	295
Senior Certificates	402
Serviced Companion Loan	273
Serviced Companion Loans	54
Serviced Mortgage Loan	273
Serviced Mortgage Loans	54
Serviced Pari Passu Companion Loan	273
Serviced Pari Passu Companion Loan Securities	563
Serviced Pari Passu Mortgage Loan	273
Serviced Pari Passu Whole Loan	273
Serviced Whole Loan	273
Serviced Whole Loans	54
Servicer Termination Event	562
Servicing Advances	462
Servicing Fee	477
Servicing Fee Rate	477
Servicing Standard	459
SF	197
SFA	24
SFO	23
Similar Law	646
SIPC	644
SMMEA	651
Spaces	202
Special Servicing Fee	480
Special Servicing Fee Rate	481
Specially Serviced Loans	513
Specially Serviced Whole Loan	287
Sq. Ft.	197
Square Feet	197
SR Institutional Investors	157
SR Investor Requirements	157
SSTLs	227
Startup Day	626
Stated Principal Balance	414
Stone Point	373
Structured Product	23

662

Structuring Assumptions	617
Sub-Ground Lease	239
Subject Loan	488
Sub-Landlord	239
Subordinate Certificates	402
Subordinate Companion Loan	54, 273
Subordinate Companion Loans	187
Subordinate LOC	205
Sub-Servicing Agreement	460
SVB	135
T
T-12	197
Target Price	391
TCE	223
Term to Maturity	197
Termination Purchase Amount	584
Terms and Conditions	443
Tests	551
third country	157
Third Party Purchaser	384, 387
Title IV Financial Aid	77
Title V	607
Total Operating Expenses	192
Transaction Parties	649
Transition Agreement	371
Transition Period	371
Traveling HFCs	87
Treasury-Priced Expected Price	392
Treasury-Priced Principal Balance Certificates	389
Trimont	367
Trimont Primary Servicing Agreement	367
Trimont Serviced Mortgage Loans	367
TRIPRA	116, 10
Trust	355
Trust REMICs	403, 626
TTM	197
U
U.S. Person	638
U/W DSCR	194
U/W Expenses	198
U/W NCF	198
U/W NCF Debt Yield	201
U/W NCF DSCR	194
U/W Net Cash Flow	198
U/W Net Operating Income	201
U/W NOI	201
U/W NOI Debt Yield	202

U/W NOI DSCR	201
U/W Revenues	202
UCC	592
UK	20, 156
UK CRR	157
UK Institutional Investor	157
UK Investor Requirements	156
UK MiFIR	20
UK MIFIR Product Governance Rules	21
UK PRIIPS Regulation	20
UK Professional Client	20
UK Prospectus Regulation	20
UK Qualified Investor	20
UK Retail Investor	20
UK Securitization Framework	156
Uncovered Amount	471
Underwriter Entities	145
Underwriting Agreement	641
Underwritten Debt Service Coverage Ratio	194
Underwritten Economic Occupancy	197
Underwritten Expenses	198
Underwritten NCF	198
Underwritten NCF Debt Yield	201
Underwritten Net Cash Flow	198
Underwritten Net Cash Flow Debt Service Coverage Ratio	194
Underwritten Net Operating Income	201
Underwritten Net Operating Income Debt Service Coverage Ratio	201
Underwritten NOI	201
Underwritten NOI Debt Yield	202
Underwritten Revenues	202
Units	202
Unscheduled Principal Distribution Amount	413
Unsolicited Information	551
UPB	364
Upper-Tier REMIC	403, 626
USEPA	223
USPS	235
USTs	224
V
VDEQ	223
Vertically Retained Percentage	385
VOCs	225
Volcker Rule	185
Voting Rights	439

663

W
WAC	4
WAC Rate	410
Wachovia Bank	291
Weighted Average Interest Rate	202
Weighted Averages	203
Wells Fargo Bank	291, 356
Wells Fargo Bank Data Tape	298
Wells Fargo Bank Deal Team	297
WFCM 2025-C65 PSA	273
Whole Loan	54, 187
Wisconsin DNR	225
Withheld Amounts	467

Workout Fee	481
Workout Fee Rate	481
Workout-Delayed Reimbursement Amount	465
Y
Yield Maintenance Charge	421
Yield-Priced Expected Price	395
Yield-Priced Principal Balance Certificates	389
YM(#)	197
YM@%(#)	197

664

ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
AND MORTGAGED PROPERTIES

[THIS PAGE INTENTIONALLY LEFT BLANK]

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	% of Initial Pool Balance	% of Loan Balance	Mortgage Loan Originator(1)	Mortgage Loan Seller(1)	Related Group	Crossed Group
1.00	Loan	7	1	Sheraton Denver Downtown Hotel	9.9%	100.0%	WFB	WFB	NAP	NAP
2.00	Loan	5	1	255 Greenwich	8.9%	100.0%	MSBNA	MSMCH	NAP	NAP
3.00	Loan	6, 8	1	Burke Centre	8.7%	100.0%	MSBNA	MSMCH	NAP	NAP
4.00	Loan		1	Ellenton Premium Outlets	8.3%	100.0%	BANA	BANA	NAP	NAP
5.00	Loan	9, 10, 11, 12, 13, 14, 15, 32	9	Midwest Industrial Portfolio	5.8%		JPMCB	JPMCB	NAP	NAP
5.01	Property		1	Franklin, PA	1.0%	16.8%
5.02	Property		1	Sheboygan, WI (Muth)	0.9%	15.0%
5.03	Property		1	Freeport, IL	0.8%	14.2%
5.04	Property		1	Milwaukee, WI (Cudahy)	0.8%	13.6%
5.05	Property		1	Milwaukee, WI (Broadway)	0.6%	10.4%
5.06	Property		1	Dekalb, IL	0.6%	10.1%
5.07	Property		1	Orleans, IN	0.6%	9.7%
5.08	Property		1	Andrews, NC	0.4%	7.5%
5.09	Property		1	Pine Bluff, AR	0.2%	2.7%
6.00	Loan	6, 16	1	Brentwood Commons	4.8%	100.0%	WFB	WFB	NAP	NAP
7.00	Loan	6	1	Market Place Center	4.0%	100.0%	JPMCB/WFB	JPMCB/WFB	NAP	NAP
8.00	Loan		1	Marriott Chicago O’Hare	3.4%	100.0%	WFB	WFB	NAP	NAP
9.00	Loan		1	Red Rock Commons	2.8%	100.0%	MSBNA	MSMCH	NAP	NAP
10.00	Loan	17	1	4 Union Square South	2.7%	100.0%	WFB	WFB	NAP	NAP
11.00	Loan	18, 19, 33	2	Natson Hotel Largo Portfolio	2.6%		JPMCB	JPMCB	NAP	NAP
11.01	Property		1	Hampton Inn & Suites	1.4%	53.7%
11.02	Property		1	Holiday Inn Express & Suites	1.2%	46.3%
12.00	Loan	5, 20, 21, 22, 23, 24, 25, 26, 27, 28, 29, 30	8	BioMed MIT Portfolio	2.3%		JPMCB	JPMCB	NAP	NAP
12.01	Property		1	45 - 75 Sidney	0.5%	21.3%
12.02	Property		1	40 Landsdowne	0.4%	18.0%
12.03	Property		1	35 Landsdowne	0.4%	16.8%
12.04	Property		1	65 Landsdowne	0.3%	11.7%
12.05	Property		1	88 Sidney	0.2%	10.2%
12.06	Property		1	64 Sidney	0.2%	8.1%
12.07	Property		1	38 Sidney	0.2%	7.8%
12.08	Property		1	26 Landsdowne	0.1%	6.2%
13.00	Loan		1	Tennant Station	2.2%	100.0%	BANA	BANA	NAP	NAP
14.00	Loan	31	1	Canyon Portal	2.2%	100.0%	BANA	BANA	NAP	NAP
15.00	Loan		1	Courtyard Titusville Kennedy Space Center	1.9%	100.0%	WFB	WFB	NAP	NAP
16.00	Loan		1	Lawton Town Center	1.7%	100.0%	MSBNA	MSMCH	NAP	NAP
17.00	Loan		1	Lancaster Plaza	1.6%	100.0%	MSBNA	MSMCH	NAP	NAP
18.00	Loan		1	1919 Madison Avenue	1.2%	100.0%	MSBNA	MSMCH	NAP	NAP
19.00	Loan		1	E Residences at 6810 Polk Street	1.2%	100.0%	MSBNA	MSMCH	NAP	NAP
20.00	Loan		1	Porterwood Shopping Center	1.1%	100.0%	MSBNA	MSMCH	NAP	NAP
21.00	Loan		1	Meadowlark Gardens	0.9%	100.0%	MSBNA	MSMCH	NAP	NAP
22.00	Loan	35, 36, 37	1	24535 Owners Corp.	0.9%	100.0%	NCCB	NCB	NAP	NAP
23.00	Loan		1	3900 Bailey Ave	0.8%	100.0%	MSBNA	MSMCH	NAP	NAP
24.00	Loan	35, 36, 37	1	Greenbriar Owners Corp.	0.7%	100.0%	NCCB	NCB	NAP	NAP
25.00	Loan	35, 36, 37	1	Birchwood On The Green Owners Corp.	0.7%	100.0%	NCCB	NCB	NAP	NAP
26.00	Loan	35, 36, 37	1	Coronet Hall Tenants Corp.	0.7%	100.0%	NCCB	NCB	NAP	NAP
27.00	Loan		1	40-52 Derwood Circle	0.7%	100.0%	WFB	WFB	NAP	NAP
28.00	Loan		1	Lambertville Mini Storage I and II	0.7%	100.0%	MSBNA	MSMCH	NAP	NAP
29.00	Loan	35, 36, 37	1	150 Joralemon St. Owners Corp.	0.7%	100.0%	NCCB	NCB	NAP	NAP
30.00	Loan	35, 36, 37	1	711 Shore Road Owners Corp.	0.7%	100.0%	NCCB	NCB	NAP	NAP
31.00	Loan	35, 36, 37	1	Tudor Woods, Inc.	0.7%	100.0%	NCCB	NCB	NAP	NAP
32.00	Loan		1	Hillcrest Shopping Center	0.6%	100.0%	BANA	BANA	NAP	NAP
33.00	Loan	35, 36, 37	1	Colorado Owners, Inc.	0.6%	100.0%	NCCB	NCB	NAP	NAP
34.00	Loan	35, 36, 37	1	Congress Owners, Ltd.	0.5%	100.0%	NCCB	NCB	NAP	NAP
35.00	Loan		1	StorQuest - San Leandro, CA	0.5%	100.0%	BANA	BANA	Group 1	NAP
36.00	Loan	35, 36, 37	1	Saxony Hall Owners, Inc.	0.5%	100.0%	NCCB	NCB	NAP	NAP
37.00	Loan	34	1	Karen Gardens	0.5%	100.0%	MSBNA	MSMCH	NAP	NAP
38.00	Loan		1	A Storage Place Yucaipa	0.5%	100.0%	MSBNA	MSMCH	NAP	NAP
39.00	Loan		1	Hartsdale Gardens Coop	0.5%	100.0%	MSBNA	MSMCH	NAP	NAP
40.00	Loan	35, 36, 37	1	505 Central Avenue Corp.	0.5%	100.0%	NCCB	NCB	NAP	NAP
41.00	Loan		2	CVS Solomon Portfolio	0.5%		MSBNA	MSMCH	NAP	NAP
41.01	Property		1	CVS Solomon - Brandon	0.3%	53.8%
41.02	Property		1	CVS Solomon - Paris	0.2%	46.2%

A-1-1

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	% of Initial Pool Balance	% of Loan Balance	Mortgage Loan Originator(1)	Mortgage Loan Seller(1)	Related Group	Crossed Group
42.00	Loan		1	Katy Fort Bend Business Park	0.5%	100.0%	BANA	BANA	NAP	NAP
43.00	Loan	35, 36, 37	1	7901 4th Tenants Corp.	0.5%	100.0%	NCCB	NCB	NAP	NAP
44.00	Loan	35, 36, 37	1	Lafayette Studios Corp.	0.4%	100.0%	NCCB	NCB	NAP	NAP
45.00	Loan	35, 36, 37	1	85 8th Avenue Owners Corp.	0.4%	100.0%	NCB	NCB	NAP	NAP
46.00	Loan	35, 36, 37	1	3050 Fairfield Avenue Owners Corp.	0.4%	100.0%	NCCB	NCB	NAP	NAP
47.00	Loan	35, 36, 37	1	3520 Tryon Avenue Owners, Inc.	0.4%	100.0%	NCCB	NCB	NAP	NAP
48.00	Loan	35, 36, 37	1	Highland Terrace Housing Development Fund Corporation	0.4%	100.0%	NCCB	NCB	NAP	NAP
49.00	Loan	35, 36, 37	1	494 Ocean Harbor View Apartment Corp.	0.4%	100.0%	NCCB	NCB	NAP	NAP
50.00	Loan	35, 36, 37	1	31 East 12th Street Owners, Inc.	0.3%	100.0%	NCCB	NCB	NAP	NAP
51.00	Loan	35, 36, 37	1	315 St. John's Owners, Inc.	0.3%	100.0%	NCCB	NCB	NAP	NAP
52.00	Loan		1	Wisconsin Rapids Retail	0.3%	100.0%	MSBNA	MSMCH	NAP	NAP
53.00	Loan	35, 36, 37	1	6535 Broadway Owners Corp.	0.3%	100.0%	NCCB	NCB	NAP	NAP
54.00	Loan	35, 36, 37	1	64th Apartment Corp.	0.3%	100.0%	NCCB	NCB	NAP	NAP
55.00	Loan		1	StorQuest - Vallejo, CA	0.3%	100.0%	BANA	BANA	Group 1	NAP
56.00	Loan		1	StorQuest - 51st Avenue, Phoenix, AZ	0.3%	100.0%	BANA	BANA	Group 1	NAP
57.00	Loan	35, 36, 37	1	137-05 Franklin Avenue Owners, Inc.	0.3%	100.0%	NCCB	NCB	NAP	NAP
58.00	Loan	35, 36, 37	1	57 Park Terrace West Owners, Inc.	0.3%	100.0%	NCCB	NCB	NAP	NAP
59.00	Loan	35, 36, 37	1	Park Avenue and Seventy-Seventh Street Corporation a/k/a Park Avenue and Seventy-Seventh Street, Corporation	0.2%	100.0%	NCCB	NCB	NAP	NAP
60.00	Loan	35, 36, 37	1	284-5 Apt Inc.	0.2%	100.0%	NCB	NCB	NAP	NAP
61.00	Loan	35, 36, 37	1	111 Tenants Corp.	0.2%	100.0%	NCCB	NCB	NAP	NAP
62.00	Loan	35, 36, 37	1	3231-5-9 Barker Owners, Inc.	0.2%	100.0%	NCCB	NCB	NAP	NAP
63.00	Loan	35, 36, 37	1	80 Avenue P Owners Corp.	0.2%	100.0%	NCCB	NCB	NAP	NAP
64.00	Loan	35, 36, 37	1	The Manton House Corp.	0.2%	100.0%	NCCB	NCB	NAP	NAP
65.00	Loan	35, 36, 37	1	Hilltop Village Cooperative #Two, Inc. a/k/a Hilltop Village Cooperative #2, Inc.	0.2%	100.0%	NCCB	NCB	NAP	NAP
66.00	Loan	35, 36, 37	1	Hampton House Tenants Corp.	0.2%	100.0%	NCCB	NCB	NAP	NAP
67.00	Loan	35, 36, 37	1	Melissa Court Owners, Inc.	0.2%	100.0%	NCCB	NCB	NAP	NAP
68.00	Loan	35, 36, 37	1	Greenwich 33 Apartment Corp.	0.1%	100.0%	NCCB	NCB	NAP	NAP
69.00	Loan	35, 36, 37	1	Heathcote Manor Owners Corp.	0.1%	100.0%	NCB	NCB	NAP	NAP
70.00	Loan	35, 36, 37	1	Gramatan Court Apartments, Inc.	0.1%	100.0%	NCCB	NCB	NAP	NAP
71.00	Loan	35, 36, 37	1	120 East 83rd Street Owners Corp.	0.1%	100.0%	NCB	NCB	NAP	NAP
72.00	Loan	35, 36, 37	1	Wappanocca Manor, Inc.	0.1%	100.0%	NCCB	NCB	NAP	NAP
73.00	Loan	35, 36, 37	1	131 West Owners Corp.	0.1%	100.0%	NCCB	NCB	NAP	NAP
74.00	Loan	35, 36, 37	1	Carolyn Court Owners, Inc.	0.1%	100.0%	NCCB	NCB	NAP	NAP

A-1-2

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Address	City
1.00	Loan	7	1	Sheraton Denver Downtown Hotel	1550 Court Place	Denver
2.00	Loan	5	1	255 Greenwich	255 Greenwich Street	New York
3.00	Loan	6, 8	1	Burke Centre	5649-5815 Burke Centre Parkway	Burke
4.00	Loan		1	Ellenton Premium Outlets	5103-5135 Factory Shops Boulevard	Ellenton
5.00	Loan	9, 10, 11, 12, 13, 14, 15, 32	9	Midwest Industrial Portfolio	Various	Various
5.01	Property		1	Franklin, PA	325 Buffalo Street	Franklin
5.02	Property		1	Sheboygan, WI (Muth)	2821 Muth Court	Sheboygan
5.03	Property		1	Freeport, IL	1555 IL Route 75 East	Freeport
5.04	Property		1	Milwaukee, WI (Cudahy)	4200 North Holton Street	Milwaukee
5.05	Property		1	Milwaukee, WI (Broadway)	4353 North Richards Street	Milwaukee
5.06	Property		1	Dekalb, IL	1900 Pleasant Street	Dekalb
5.07	Property		1	Orleans, IN	190 East Polk Street	Orleans
5.08	Property		1	Andrews, NC	300 Kent Street	Andrews
5.09	Property		1	Pine Bluff, AR	3411 North Hutchinson Street	Pine Bluff
6.00	Loan	6, 16	1	Brentwood Commons	750 Old Hickory Boulevard	Brentwood
7.00	Loan	6	1	Market Place Center	3200-3240 El Camino Real, 400-450 Exchange, and 200, 210, 220, 240, 250, and 300-350 Commerce	Irvine
8.00	Loan		1	Marriott Chicago O’Hare	8535 West Higgins Road	Chicago
9.00	Loan		1	Red Rock Commons	15 South River Road	St. George
10.00	Loan	17	1	4 Union Square South	44 East 14th Street	New York
11.00	Loan	18, 19, 33	2	Natson Hotel Largo Portfolio	Various	Largo
11.01	Property		1	Hampton Inn & Suites	100 East Bay Drive	Largo
11.02	Property		1	Holiday Inn Express & Suites	210 Seminole Boulevard	Largo
12.00	Loan	5, 20, 21, 22, 23, 24, 25, 26, 27, 28, 29, 30	8	BioMed MIT Portfolio	Various	Cambridge
12.01	Property		1	45 - 75 Sidney	45-75 Sidney Street	Cambridge
12.02	Property		1	40 Landsdowne	40 Landsdowne Street	Cambridge
12.03	Property		1	35 Landsdowne	35 Landsdowne Street	Cambridge
12.04	Property		1	65 Landsdowne	65 Landsdowne Street	Cambridge
12.05	Property		1	88 Sidney	88 Sidney Street	Cambridge
12.06	Property		1	64 Sidney	64 Sidney Street	Cambridge
12.07	Property		1	38 Sidney	38 Sidney Street	Cambridge
12.08	Property		1	26 Landsdowne	26 Landsdowne Street	Cambridge
13.00	Loan		1	Tennant Station	201 & 602 Tennant Station Way and 950 Tennant Avenue	Morgan Hill
14.00	Loan	31	1	Canyon Portal	270-300 North Highway 89A	Sedona
15.00	Loan		1	Courtyard Titusville Kennedy Space Center	6245 Riverfront Center Boulevard	Titusville
16.00	Loan		1	Lawton Town Center	261 Northwest 2nd Street	Lawton
17.00	Loan		1	Lancaster Plaza	44405-44417, 44431-44433, 44445-44449, 44455-44551 & 44599 Valley Central Way and 2343 West Avenue J	Lancaster
18.00	Loan		1	1919 Madison Avenue	1919 Madison Avenue	New York
19.00	Loan		1	E Residences at 6810 Polk Street	6806-6810 Polk Street	Guttenberg
20.00	Loan		1	Porterwood Shopping Center	23741 Highway 59	Porter
21.00	Loan		1	Meadowlark Gardens	69-48 197th Street	Fresh Meadows
22.00	Loan	35, 36, 37	1	24535 Owners Corp.	245 East 35th Street	New York
23.00	Loan		1	3900 Bailey Ave	3900 Bailey Avenue	Bronx
24.00	Loan	35, 36, 37	1	Greenbriar Owners Corp.	68-61 Yellowstone Boulevard	Forest Hills
25.00	Loan	35, 36, 37	1	Birchwood On The Green Owners Corp.	2800 Wilshire Lane	Oakdale
26.00	Loan	35, 36, 37	1	Coronet Hall Tenants Corp.	172-70 Highland Avenue	Jamaica
27.00	Loan		1	40-52 Derwood Circle	40-52 Derwood Circle	Rockville
28.00	Loan		1	Lambertville Mini Storage I and II	7310 Lewis Avenue and 8502 Secor Road	Temperance and Lambertville
29.00	Loan	35, 36, 37	1	150 Joralemon St. Owners Corp.	150 Joralemon Street	Brooklyn
30.00	Loan	35, 36, 37	1	711 Shore Road Owners Corp.	711 Shore Road	Long Beach
31.00	Loan	35, 36, 37	1	Tudor Woods, Inc.	76-98 DeHaven Drive	Yonkers
32.00	Loan		1	Hillcrest Shopping Center	100 Green Springs Highway	Homewood
33.00	Loan	35, 36, 37	1	Colorado Owners, Inc.	67-12 Yellowstone Boulevard	Forest Hills
34.00	Loan	35, 36, 37	1	Congress Owners, Ltd.	200/220 Congress Street a/k/a 198/226 Congress Street a/k/a 237/245 Clinton Street	Brooklyn
35.00	Loan		1	StorQuest - San Leandro, CA	1100 & 1080 Davis Street and 38 Preda Street	San Leandro
36.00	Loan	35, 36, 37	1	Saxony Hall Owners, Inc.	87-15 165th Street	Jamaica
37.00	Loan	34	1	Karen Gardens	86-05 60th Road	Elmhurst
38.00	Loan		1	A Storage Place Yucaipa	35056 County Line Road	Yucaipa
39.00	Loan		1	Hartsdale Gardens Coop	27, 37, 47 North Central Avenue	Hartsdale
40.00	Loan	35, 36, 37	1	505 Central Avenue Corp.	505 Central Avenue	White Plains
41.00	Loan		2	CVS Solomon Portfolio	Various	Various
41.01	Property		1	CVS Solomon - Brandon	112 Stribling Lane	Brandon
41.02	Property		1	CVS Solomon - Paris	3710 Lamar Avenue	Paris

A-1-3

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Address	City
42.00	Loan		1	Katy Fort Bend Business Park	2224-2304 Katy Hockley Cut Off Road and 2405-2421 Kay Fort Bend Road	Katy
43.00	Loan	35, 36, 37	1	7901 4th Tenants Corp.	7925 4th Avenue a/k/a 7901/7925 4th Avenue a/k/a 402/418 79th Street a/k/a 401/415 80th Street	Brooklyn
44.00	Loan	35, 36, 37	1	Lafayette Studios Corp.	280-290 Lafayette Street a/k/a 115 Crosby Street	New York
45.00	Loan	35, 36, 37	1	85 8th Avenue Owners Corp.	85 Eighth Avenue	New York
46.00	Loan	35, 36, 37	1	3050 Fairfield Avenue Owners Corp.	3050 Fairfield Avenue	Bronx
47.00	Loan	35, 36, 37	1	3520 Tryon Avenue Owners, Inc.	3520 Tryon Avenue	Bronx
48.00	Loan	35, 36, 37	1	Highland Terrace Housing Development Fund Corporation	101 Highland Avenue	Yonkers
49.00	Loan	35, 36, 37	1	494 Ocean Harbor View Apartment Corp.	494 South Ocean Avenue	Freeport
50.00	Loan	35, 36, 37	1	31 East 12th Street Owners, Inc.	31 East 12th Street a/k/a 101-103 University Place	New York
51.00	Loan	35, 36, 37	1	315 St. John's Owners, Inc.	315 St. Johns Place a/k/a 309/319 Saint Johns Place	Brooklyn
52.00	Loan		1	Wisconsin Rapids Retail	1100 East Riverview Expressway	Wisconsin Rapids
53.00	Loan	35, 36, 37	1	6535 Broadway Owners Corp.	6535 Broadway	Bronx
54.00	Loan	35, 36, 37	1	64th Apartment Corp.	102-18 64th Avenue and 102-17 64th Road	Forest Hills
55.00	Loan		1	StorQuest - Vallejo, CA	1080 Magazine Street	Vallejo
56.00	Loan		1	StorQuest - 51st Avenue, Phoenix, AZ	3750 South 51st Avenue	Phoenix
57.00	Loan	35, 36, 37	1	137-05 Franklin Avenue Owners, Inc.	137-05 Franklin Avenue	Flushing
58.00	Loan	35, 36, 37	1	57 Park Terrace West Owners, Inc.	57 Park Terrace West	New York
59.00	Loan	35, 36, 37	1	Park Avenue and Seventy-Seventh Street Corporation a/k/a Park Avenue and Seventy-Seventh Street, Corporation	850 Park Avenue a/k/a 80 East 77th Street	New York
60.00	Loan	35, 36, 37	1	284-5 Apt Inc.	284 Fifth Avenue	New York
61.00	Loan	35, 36, 37	1	111 Tenants Corp.	111 East 75th Street	New York
62.00	Loan	35, 36, 37	1	3231-5-9 Barker Owners, Inc.	3231 a/k/a 3231-5-9 Barker Avenue	Bronx
63.00	Loan	35, 36, 37	1	80 Avenue P Owners Corp.	80 Avenue P	Brooklyn
64.00	Loan	35, 36, 37	1	The Manton House Corp.	139-05 85th Drive	Briarwood
65.00	Loan	35, 36, 37	1	Hilltop Village Cooperative #Two, Inc. a/k/a Hilltop Village Cooperative #2, Inc.	87-40 Francis Lewis Boulevard and 87-15/19 204th Street	Queens Village and Hollis
66.00	Loan	35, 36, 37	1	Hampton House Tenants Corp.	120 Morris Avenue	Rockville Centre
67.00	Loan	35, 36, 37	1	Melissa Court Owners, Inc.	20 William Street	Mt. Vernon
68.00	Loan	35, 36, 37	1	Greenwich 33 Apartment Corp.	708 Greenwich Street	New York
69.00	Loan	35, 36, 37	1	Heathcote Manor Owners Corp.	412 Munro Avenue	Mamaroneck
70.00	Loan	35, 36, 37	1	Gramatan Court Apartments, Inc.	23 & 25 Sagamore Road	Bronxville
71.00	Loan	35, 36, 37	1	120 East 83rd Street Owners Corp.	120 East 83rd Street	New York
72.00	Loan	35, 36, 37	1	Wappanocca Manor, Inc.	24 Wappanocca Avenue	Rye
73.00	Loan	35, 36, 37	1	131 West Owners Corp.	131 West 85th Street	New York
74.00	Loan	35, 36, 37	1	Carolyn Court Owners, Inc.	314 Livingston Avenue	Mamaroneck

A-1-4

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	County	State	Zip Code	General Property Type	Detailed Property Type
1.00	Loan	7	1	Sheraton Denver Downtown Hotel	Denver	CO	80202	Leased Fee	Leased Fee
2.00	Loan	5	1	255 Greenwich	New York	NY	10007	Office	CBD
3.00	Loan	6, 8	1	Burke Centre	Fairfax	VA	22015	Retail	Anchored
4.00	Loan		1	Ellenton Premium Outlets	Manatee	FL	34222	Retail	Outlet Center
5.00	Loan	9, 10, 11, 12, 13, 14, 15, 32	9	Midwest Industrial Portfolio	Various	Various	Various	Industrial	Various
5.01	Property		1	Franklin, PA	Venango	PA	16323	Industrial	Manufacturing
5.02	Property		1	Sheboygan, WI (Muth)	Sheboygan	WI	53083	Industrial	Manufacturing
5.03	Property		1	Freeport, IL	Stephenson	IL	61032	Industrial	Warehouse/Distribution
5.04	Property		1	Milwaukee, WI (Cudahy)	Milwaukee	WI	53212	Industrial	Warehouse/Distribution
5.05	Property		1	Milwaukee, WI (Broadway)	Milwaukee	WI	53212	Industrial	Manufacturing
5.06	Property		1	Dekalb, IL	DeKalb	IL	60115	Industrial	Warehouse/Distribution
5.07	Property		1	Orleans, IN	Orange	IN	47452	Industrial	Manufacturing/Warehouse
5.08	Property		1	Andrews, NC	Cherokee	NC	28901	Industrial	Warehouse/Distribution
5.09	Property		1	Pine Bluff, AR	Jefferson	AR	71602	Industrial	Warehouse/Distribution
6.00	Loan	6, 16	1	Brentwood Commons	Davidson	TN	37027	Office	Suburban
7.00	Loan	6	1	Market Place Center	Orange	CA	92612	Office	CBD
8.00	Loan		1	Marriott Chicago O’Hare	Cook	IL	60631	Hospitality	Full Service
9.00	Loan		1	Red Rock Commons	Washington	UT	84790	Retail	Anchored
10.00	Loan	17	1	4 Union Square South	New York	NY	10003	Retail	Anchored
11.00	Loan	18, 19, 33	2	Natson Hotel Largo Portfolio	Pinellas	FL	33770	Hospitality	Limited Service
11.01	Property		1	Hampton Inn & Suites	Pinellas	FL	33770	Hospitality	Limited Service
11.02	Property		1	Holiday Inn Express & Suites	Pinellas	FL	33770	Hospitality	Limited Service
12.00	Loan	5, 20, 21, 22, 23, 24, 25, 26, 27, 28, 29, 30	8	BioMed MIT Portfolio	Middlesex	MA	02139	Mixed Use	Lab/Office
12.01	Property		1	45 - 75 Sidney	Middlesex	MA	02139	Mixed Use	Lab/Office
12.02	Property		1	40 Landsdowne	Middlesex	MA	02139	Mixed Use	Lab/Office
12.03	Property		1	35 Landsdowne	Middlesex	MA	02139	Mixed Use	Lab/Office
12.04	Property		1	65 Landsdowne	Middlesex	MA	02139	Mixed Use	Lab/Office
12.05	Property		1	88 Sidney	Middlesex	MA	02139	Mixed Use	Lab/Office
12.06	Property		1	64 Sidney	Middlesex	MA	02139	Mixed Use	Lab/Office
12.07	Property		1	38 Sidney	Middlesex	MA	02139	Mixed Use	Lab/Office
12.08	Property		1	26 Landsdowne	Middlesex	MA	02139	Mixed Use	Lab/Office
13.00	Loan		1	Tennant Station	Santa Clara	CA	95037	Retail	Anchored
14.00	Loan	31	1	Canyon Portal	Coconino	AZ	86336	Mixed Use	Retail/Hospitality
15.00	Loan		1	Courtyard Titusville Kennedy Space Center	Brevard	FL	32780	Hospitality	Select Service
16.00	Loan		1	Lawton Town Center	Comanche	OK	73501	Retail	Anchored
17.00	Loan		1	Lancaster Plaza	Los Angeles	CA	93536	Retail	Anchored
18.00	Loan		1	1919 Madison Avenue	New York	NY	10035	Multifamily	Cooperative
19.00	Loan		1	E Residences at 6810 Polk Street	Hudson	NJ	07093	Multifamily	Mid Rise
20.00	Loan		1	Porterwood Shopping Center	Montgomery	TX	77365	Retail	Anchored
21.00	Loan		1	Meadowlark Gardens	Queens	NY	11365	Multifamily	Cooperative
22.00	Loan	35, 36, 37	1	24535 Owners Corp.	New York	NY	10016	Multifamily	Cooperative
23.00	Loan		1	3900 Bailey Ave	Bronx	NY	10463	Multifamily	Cooperative
24.00	Loan	35, 36, 37	1	Greenbriar Owners Corp.	Queens	NY	11375	Multifamily	Cooperative
25.00	Loan	35, 36, 37	1	Birchwood On The Green Owners Corp.	Suffolk	NY	11769	Multifamily	Cooperative
26.00	Loan	35, 36, 37	1	Coronet Hall Tenants Corp.	Queens	NY	11432	Multifamily	Cooperative
27.00	Loan		1	40-52 Derwood Circle	Montgomery	MD	20850	Industrial	Warehouse
28.00	Loan		1	Lambertville Mini Storage I and II	Monroe	MI	48182, 48144	Self Storage	Self Storage
29.00	Loan	35, 36, 37	1	150 Joralemon St. Owners Corp.	Kings	NY	11201	Multifamily	Cooperative
30.00	Loan	35, 36, 37	1	711 Shore Road Owners Corp.	Nassau	NY	11561	Multifamily	Cooperative
31.00	Loan	35, 36, 37	1	Tudor Woods, Inc.	Westchester	NY	10703	Multifamily	Cooperative
32.00	Loan		1	Hillcrest Shopping Center	Jefferson	AL	35209	Retail	Anchored
33.00	Loan	35, 36, 37	1	Colorado Owners, Inc.	Queens	NY	11375	Multifamily	Cooperative
34.00	Loan	35, 36, 37	1	Congress Owners, Ltd.	Kings	NY	11201	Multifamily	Cooperative
35.00	Loan		1	StorQuest - San Leandro, CA	Alameda	CA	94577	Self Storage	Self Storage
36.00	Loan	35, 36, 37	1	Saxony Hall Owners, Inc.	Queens	NY	11432	Multifamily	Cooperative
37.00	Loan	34	1	Karen Gardens	Queens	NY	11373	Multifamily	Cooperative
38.00	Loan		1	A Storage Place Yucaipa	San Bernardino	CA	92399	Self Storage	Self Storage
39.00	Loan		1	Hartsdale Gardens Coop	Westchester	NY	10530	Multifamily	Cooperative
40.00	Loan	35, 36, 37	1	505 Central Avenue Corp.	Westchester	NY	10606	Multifamily	Cooperative
41.00	Loan		2	CVS Solomon Portfolio	Various	Various	Various	Retail	Single Tenant
41.01	Property		1	CVS Solomon - Brandon	Rankin	MS	39042	Retail	Single Tenant
41.02	Property		1	CVS Solomon - Paris	Lamar	TX	75462	Retail	Single Tenant

A-1-5

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	County	State	Zip Code	General Property Type	Detailed Property Type
42.00	Loan		1	Katy Fort Bend Business Park	Harris	TX	77493	Industrial	Flex
43.00	Loan	35, 36, 37	1	7901 4th Tenants Corp.	Kings	NY	11209	Multifamily	Cooperative
44.00	Loan	35, 36, 37	1	Lafayette Studios Corp.	New York	NY	10012	Multifamily	Cooperative
45.00	Loan	35, 36, 37	1	85 8th Avenue Owners Corp.	New York	NY	10011	Multifamily	Cooperative
46.00	Loan	35, 36, 37	1	3050 Fairfield Avenue Owners Corp.	Bronx	NY	10463	Multifamily	Cooperative
47.00	Loan	35, 36, 37	1	3520 Tryon Avenue Owners, Inc.	Bronx	NY	10467	Multifamily	Cooperative
48.00	Loan	35, 36, 37	1	Highland Terrace Housing Development Fund Corporation	Westchester	NY	10705	Multifamily	Cooperative
49.00	Loan	35, 36, 37	1	494 Ocean Harbor View Apartment Corp.	Nassau	NY	11520	Multifamily	Cooperative
50.00	Loan	35, 36, 37	1	31 East 12th Street Owners, Inc.	New York	NY	10003	Multifamily	Cooperative
51.00	Loan	35, 36, 37	1	315 St. John's Owners, Inc.	Kings	NY	11238	Multifamily	Cooperative
52.00	Loan		1	Wisconsin Rapids Retail	Wood	WI	54494	Retail	Shadow Anchored
53.00	Loan	35, 36, 37	1	6535 Broadway Owners Corp.	Bronx	NY	10471	Multifamily	Cooperative
54.00	Loan	35, 36, 37	1	64th Apartment Corp.	Queens	NY	11375	Multifamily	Cooperative
55.00	Loan		1	StorQuest - Vallejo, CA	Solano	CA	94591	Self Storage	Self Storage
56.00	Loan		1	StorQuest - 51st Avenue, Phoenix, AZ	Maricopa	AZ	85043	Self Storage	Self Storage
57.00	Loan	35, 36, 37	1	137-05 Franklin Avenue Owners, Inc.	Queens	NY	11355	Multifamily	Cooperative
58.00	Loan	35, 36, 37	1	57 Park Terrace West Owners, Inc.	New York	NY	10034	Multifamily	Cooperative
59.00	Loan	35, 36, 37	1	Park Avenue and Seventy-Seventh Street Corporation a/k/a Park Avenue and Seventy-Seventh Street, Corporation	New York	NY	10075	Multifamily	Cooperative
60.00	Loan	35, 36, 37	1	284-5 Apt Inc.	New York	NY	10001	Multifamily	Cooperative
61.00	Loan	35, 36, 37	1	111 Tenants Corp.	New York	NY	10021	Multifamily	Cooperative
62.00	Loan	35, 36, 37	1	3231-5-9 Barker Owners, Inc.	Bronx	NY	10467	Multifamily	Cooperative
63.00	Loan	35, 36, 37	1	80 Avenue P Owners Corp.	Kings	NY	11204	Multifamily	Cooperative
64.00	Loan	35, 36, 37	1	The Manton House Corp.	Queens	NY	11435	Multifamily	Cooperative
65.00	Loan	35, 36, 37	1	Hilltop Village Cooperative #Two, Inc. a/k/a Hilltop Village Cooperative #2, Inc.	Queens	NY	11427, 11423	Multifamily	Cooperative
66.00	Loan	35, 36, 37	1	Hampton House Tenants Corp.	Nassau	NY	11570	Multifamily	Cooperative
67.00	Loan	35, 36, 37	1	Melissa Court Owners, Inc.	Westchester	NY	10552	Multifamily	Cooperative
68.00	Loan	35, 36, 37	1	Greenwich 33 Apartment Corp.	New York	NY	10014	Multifamily	Cooperative
69.00	Loan	35, 36, 37	1	Heathcote Manor Owners Corp.	Westchester	NY	10543	Multifamily	Cooperative
70.00	Loan	35, 36, 37	1	Gramatan Court Apartments, Inc.	Westchester	NY	10708	Multifamily	Cooperative
71.00	Loan	35, 36, 37	1	120 East 83rd Street Owners Corp.	New York	NY	10028	Multifamily	Cooperative
72.00	Loan	35, 36, 37	1	Wappanocca Manor, Inc.	Westchester	NY	10580	Multifamily	Cooperative
73.00	Loan	35, 36, 37	1	131 West Owners Corp.	New York	NY	10024	Multifamily	Cooperative
74.00	Loan	35, 36, 37	1	Carolyn Court Owners, Inc.	Westchester	NY	10543	Multifamily	Cooperative

A-1-6

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Year Built	Year Renovated	Number of Units	Unit of Measure	Loan Per Unit ($)
1.00	Loan	7	1	Sheraton Denver Downtown Hotel	NAP	NAP	191,437	SF	940.26
2.00	Loan	5	1	255 Greenwich	1987	2024	626,617	SF	234.59
3.00	Loan	6, 8	1	Burke Centre	1980	NAP	256,958	SF	342.47
4.00	Loan		1	Ellenton Premium Outlets	1991	2015	477,175	SF	251.48
5.00	Loan	9, 10, 11, 12, 13, 14, 15, 32	9	Midwest Industrial Portfolio	Various	Various	2,815,493	SF	20.78
5.01	Property		1	Franklin, PA	1970, 1981	2023	452,157	SF
5.02	Property		1	Sheboygan, WI (Muth)	1960, 1995	2013	290,856	SF
5.03	Property		1	Freeport, IL	1980	NAP	480,000	SF
5.04	Property		1	Milwaukee, WI (Cudahy)	1950	2015	331,445	SF
5.05	Property		1	Milwaukee, WI (Broadway)	1953	2015	224,354	SF
5.06	Property		1	Dekalb, IL	1946	NAP	265,250	SF
5.07	Property		1	Orleans, IN	1920	2023	359,434	SF
5.08	Property		1	Andrews, NC	1964	2023	281,512	SF
5.09	Property		1	Pine Bluff, AR	1986	NAP	130,485	SF
6.00	Loan	6, 16	1	Brentwood Commons	1983, 2017 and 2020	2003	437,947	SF	110.74
7.00	Loan	6	1	Market Place Center	1999-2006	2015-2025	1,154,250	SF	116.96
8.00	Loan		1	Marriott Chicago O’Hare	1967	2021	470	Rooms	73,936.17
9.00	Loan		1	Red Rock Commons	2011	2013	134,152	SF	209.09
10.00	Loan	17	1	4 Union Square South	1971	2003	204,189	SF	587.69
11.00	Loan	18, 19, 33	2	Natson Hotel Largo Portfolio	Various	Various	187	Rooms	139,037.43
11.01	Property		1	Hampton Inn & Suites	2005	2015, 2018	92	Rooms
11.02	Property		1	Holiday Inn Express & Suites	2009	2015	95	Rooms
12.00	Loan	5, 20, 21, 22, 23, 24, 25, 26, 27, 28, 29, 30	8	BioMed MIT Portfolio	Various	Various	1,314,481	SF	478.74
12.01	Property		1	45 - 75 Sidney	1999	2018	277,174	SF
12.02	Property		1	40 Landsdowne	2002	NAP	214,638	SF
12.03	Property		1	35 Landsdowne	2002	2016	202,423	SF
12.04	Property		1	65 Landsdowne	2001	NAP	122,410	SF
12.05	Property		1	88 Sidney	2002	2016	146,034	SF
12.06	Property		1	64 Sidney	1989	2019	126,371	SF
12.07	Property		1	38 Sidney	1989	2019	122,554	SF
12.08	Property		1	26 Landsdowne	1997	2019	102,877	SF
13.00	Loan		1	Tennant Station	1981	NAP	205,024	SF	109.74
14.00	Loan	31	1	Canyon Portal	1947	2000	51,418	SF	427.87
15.00	Loan		1	Courtyard Titusville Kennedy Space Center	2022	NAP	152	Rooms	128,289.47
16.00	Loan		1	Lawton Town Center	2014	NAP	207,477	SF	80.73
17.00	Loan		1	Lancaster Plaza	1989	NAP	111,398	SF	144.08
18.00	Loan		1	1919 Madison Avenue	1997	NAP	155	Units	80,558.21
19.00	Loan		1	E Residences at 6810 Polk Street	2025	NAP	36	Units	333,333.33
20.00	Loan		1	Porterwood Shopping Center	1974	2007	101,723	SF	113.05
21.00	Loan		1	Meadowlark Gardens	1951-1952	NAP	288	Units	32,191.75
22.00	Loan	35, 36, 37	1	24535 Owners Corp.	1962	2004	114	Units	78,790.74
23.00	Loan		1	3900 Bailey Ave	1963	NAP	189	Units	42,208.84
24.00	Loan	35, 36, 37	1	Greenbriar Owners Corp.	1950	2010	131	Units	57,251.91
25.00	Loan	35, 36, 37	1	Birchwood On The Green Owners Corp.	1967	2010	335	Units	22,325.01
26.00	Loan	35, 36, 37	1	Coronet Hall Tenants Corp.	1957	2004	141	Units	49,645.39
27.00	Loan		1	40-52 Derwood Circle	1982	NAP	60,765	SF	115.20
28.00	Loan		1	Lambertville Mini Storage I and II	1987, 1993, 1994, 1995, 2001, 2002 and 2008	NAP	118,080	SF	59.28
29.00	Loan	35, 36, 37	1	150 Joralemon St. Owners Corp.	1925	2000	86	Units	81,235.96
30.00	Loan	35, 36, 37	1	711 Shore Road Owners Corp.	1965	2010	84	Units	80,874.53
31.00	Loan	35, 36, 37	1	Tudor Woods, Inc.	1960	2024	148	Units	44,594.59
32.00	Loan		1	Hillcrest Shopping Center	1971	2013	114,446	SF	56.80
33.00	Loan	35, 36, 37	1	Colorado Owners, Inc.	1951	2021	135	Units	46,249.79
34.00	Loan	35, 36, 37	1	Congress Owners, Ltd.	1949	2017	111	Units	48,599.00
35.00	Loan		1	StorQuest - San Leandro, CA	1985, 2002	NAP	43,147	SF	120.52
36.00	Loan	35, 36, 37	1	Saxony Hall Owners, Inc.	1958	2000	85	Units	61,111.25
37.00	Loan	34	1	Karen Gardens	1964	NAP	68	Units	73,529.41
38.00	Loan		1	A Storage Place Yucaipa	2004	NAP	52,280	SF	95.64
39.00	Loan		1	Hartsdale Gardens Coop	1926	1983	75	Units	66,628.38
40.00	Loan	35, 36, 37	1	505 Central Avenue Corp.	1967	1995	156	Units	32,018.01
41.00	Loan		2	CVS Solomon Portfolio	Various	Various	26,551	SF	188.05
41.01	Property		1	CVS Solomon - Brandon	2003	NAP	13,813	SF
41.02	Property		1	CVS Solomon - Paris	1999	2004	12,738	SF

A-1-7

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Year Built	Year Renovated	Number of Units	Unit of Measure	Loan Per Unit ($)
42.00	Loan		1	Katy Fort Bend Business Park	2024	NAP	29,900	SF	161.54
43.00	Loan	35, 36, 37	1	7901 4th Tenants Corp.	1927	2004	131	Units	35,051.30
44.00	Loan	35, 36, 37	1	Lafayette Studios Corp.	1900	2007	24	Units	187,500.00
45.00	Loan	35, 36, 37	1	85 8th Avenue Owners Corp.	1973	2020	117	Units	38,461.54
46.00	Loan	35, 36, 37	1	3050 Fairfield Avenue Owners Corp.	1957	2007	72	Units	59,722.22
47.00	Loan	35, 36, 37	1	3520 Tryon Avenue Owners, Inc.	1962	2004	63	Units	60,031.96
48.00	Loan	35, 36, 37	1	Highland Terrace Housing Development Fund Corporation	1969	2010	95	Units	39,369.43
49.00	Loan	35, 36, 37	1	494 Ocean Harbor View Apartment Corp.	1949	2013	56	Units	64,212.97
50.00	Loan	35, 36, 37	1	31 East 12th Street Owners, Inc.	1929	2013	78	Units	44,871.79
51.00	Loan	35, 36, 37	1	315 St. John's Owners, Inc.	1921	2015	47	Units	74,428.19
52.00	Loan		1	Wisconsin Rapids Retail	1969	2022	102,383	SF	32.23
53.00	Loan	35, 36, 37	1	6535 Broadway Owners Corp.	1959	2000	61	Units	52,459.02
54.00	Loan	35, 36, 37	1	64th Apartment Corp.	1949	2000	118	Units	27,095.72
55.00	Loan		1	StorQuest - Vallejo, CA	1989	NAP	45,470	SF	65.10
56.00	Loan		1	StorQuest - 51st Avenue, Phoenix, AZ	2021	NAP	52,275	SF	54.52
57.00	Loan	35, 36, 37	1	137-05 Franklin Avenue Owners, Inc.	1961	2004	109	Units	25,655.25
58.00	Loan	35, 36, 37	1	57 Park Terrace West Owners, Inc.	1937	2005	51	Units	54,797.25
59.00	Loan	35, 36, 37	1	Park Avenue and Seventy-Seventh Street Corporation a/k/a Park Avenue and Seventy-Seventh Street, Corporation	1923	1995	49	Units	51,020.41
60.00	Loan	35, 36, 37	1	284-5 Apt Inc.	1888	2005	37	Units	66,098.10
61.00	Loan	35, 36, 37	1	111 Tenants Corp.	1925	2000	35	Units	68,571.43
62.00	Loan	35, 36, 37	1	3231-5-9 Barker Owners, Inc.	1952	2013	36	Units	61,084.05
63.00	Loan	35, 36, 37	1	80 Avenue P Owners Corp.	1936	2017	82	Units	24,390.24
64.00	Loan	35, 36, 37	1	The Manton House Corp.	1950	2004	47	Units	42,499.00
65.00	Loan	35, 36, 37	1	Hilltop Village Cooperative #Two, Inc. a/k/a Hilltop Village Cooperative #2, Inc.	1953	2004	194	Units	9,375.77
66.00	Loan	35, 36, 37	1	Hampton House Tenants Corp.	1958	2023	61	Units	28,673.56
67.00	Loan	35, 36, 37	1	Melissa Court Owners, Inc.	1931	2007	47	Units	36,170.21
68.00	Loan	35, 36, 37	1	Greenwich 33 Apartment Corp.	1910	2004	33	Units	45,454.55
69.00	Loan	35, 36, 37	1	Heathcote Manor Owners Corp.	1926	2009	36	Units	41,645.34
70.00	Loan	35, 36, 37	1	Gramatan Court Apartments, Inc.	1913	2012	28	Units	52,626.73
71.00	Loan	35, 36, 37	1	120 East 83rd Street Owners Corp.	1898	2006	20	Units	64,935.42
72.00	Loan	35, 36, 37	1	Wappanocca Manor, Inc.	1950	2005	12	Units	91,666.67
73.00	Loan	35, 36, 37	1	131 West Owners Corp.	1891	2019	40	Units	27,425.47
74.00	Loan	35, 36, 37	1	Carolyn Court Owners, Inc.	1925	2023	33	Units	30,221.61

A-1-8

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Original Balance ($)	Cut-off Date Balance ($)	Maturity/ARD Balance ($)	Interest Rate %	Administrative Fee Rate %(2)	Net Mortgage Rate %
1.00	Loan	7	1	Sheraton Denver Downtown Hotel	100,000,000	100,000,000	100,000,000	6.27600%	0.01378%	6.26222%
2.00	Loan	5	1	255 Greenwich	90,000,000	90,000,000	90,000,000	6.40500%	0.01503%	6.38997%
3.00	Loan	6, 8	1	Burke Centre	88,000,000	88,000,000	88,000,000	6.39000%	0.01503%	6.37497%
4.00	Loan		1	Ellenton Premium Outlets	84,000,000	84,000,000	84,000,000	6.20800%	0.01503%	6.19297%
5.00	Loan	9, 10, 11, 12, 13, 14, 15, 32	9	Midwest Industrial Portfolio	58,500,000	58,500,000	50,250,653	6.38000%	0.01378%	6.36622%
5.01	Property		1	Franklin, PA	9,818,000	9,818,000	8,433,520
5.02	Property		1	Sheboygan, WI (Muth)	8,767,000	8,767,000	7,530,726
5.03	Property		1	Freeport, IL	8,301,000	8,301,000	7,130,439
5.04	Property		1	Milwaukee, WI (Cudahy)	7,971,000	7,971,000	6,846,974
5.05	Property		1	Milwaukee, WI (Broadway)	6,074,000	6,074,000	5,217,478
5.06	Property		1	Dekalb, IL	5,937,000	5,937,000	5,099,797
5.07	Property		1	Orleans, IN	5,678,000	5,678,000	4,877,320
5.08	Property		1	Andrews, NC	4,398,000	4,398,000	3,777,818
5.09	Property		1	Pine Bluff, AR	1,556,000	1,556,000	1,336,581
6.00	Loan	6, 16	1	Brentwood Commons	48,500,000	48,500,000	48,500,000	6.00300%	0.03378%	5.96922%
7.00	Loan	6	1	Market Place Center	40,000,000	40,000,000	40,000,000	5.55200%	0.01378%	5.53822%
8.00	Loan		1	Marriott Chicago O’Hare	34,750,000	34,750,000	27,411,516	6.46700%	0.01378%	6.45322%
9.00	Loan		1	Red Rock Commons	28,050,000	28,050,000	28,050,000	6.20000%	0.01503%	6.18497%
10.00	Loan	17	1	4 Union Square South	27,500,000	27,500,000	27,500,000	5.64200%	0.01378%	5.62822%
11.00	Loan	18, 19, 33	2	Natson Hotel Largo Portfolio	26,000,000	26,000,000	24,557,711	6.65800%	0.01378%	6.64422%
11.01	Property		1	Hampton Inn & Suites	13,969,048	13,969,048	13,194,148
11.02	Property		1	Holiday Inn Express & Suites	12,030,952	12,030,952	11,363,563
12.00	Loan	5, 20, 21, 22, 23, 24, 25, 26, 27, 28, 29, 30	8	BioMed MIT Portfolio	23,500,000	23,500,000	23,500,000	5.89283%	0.01263%	5.88020%
12.01	Property		1	45 - 75 Sidney	4,997,022	4,997,022	4,997,022
12.02	Property		1	40 Landsdowne	4,228,262	4,228,262	4,228,262
12.03	Property		1	35 Landsdowne	3,937,039	3,937,039	3,937,039
12.04	Property		1	65 Landsdowne	2,743,949	2,743,949	2,743,949
12.05	Property		1	88 Sidney	2,388,221	2,388,221	2,388,221
12.06	Property		1	64 Sidney	1,903,784	1,903,784	1,903,784
12.07	Property		1	38 Sidney	1,840,662	1,840,662	1,840,662
12.08	Property		1	26 Landsdowne	1,461,062	1,461,062	1,461,062
13.00	Loan		1	Tennant Station	22,500,000	22,500,000	22,500,000	5.95600%	0.06253%	5.89347%
14.00	Loan	31	1	Canyon Portal	22,000,000	22,000,000	20,774,095	6.63600%	0.01503%	6.62097%
15.00	Loan		1	Courtyard Titusville Kennedy Space Center	19,500,000	19,500,000	16,902,504	6.70900%	0.01378%	6.69522%
16.00	Loan		1	Lawton Town Center	16,750,000	16,750,000	14,524,537	5.91000%	0.01503%	5.89497%
17.00	Loan		1	Lancaster Plaza	16,050,000	16,050,000	16,050,000	6.28000%	0.04253%	6.23747%
18.00	Loan		1	1919 Madison Avenue	12,500,000	12,486,523	10,486,946	5.58000%	0.01503%	5.56497%
19.00	Loan		1	E Residences at 6810 Polk Street	12,000,000	12,000,000	12,000,000	6.11000%	0.01503%	6.09497%
20.00	Loan		1	Porterwood Shopping Center	11,500,000	11,500,000	11,500,000	6.48000%	0.01503%	6.46497%
21.00	Loan		1	Meadowlark Gardens	9,300,000	9,271,225	7,802,466	5.58000%	0.01503%	5.56497%
22.00	Loan	35, 36, 37	1	24535 Owners Corp.	9,000,000	8,982,144	7,563,973	5.63000%	0.09128%	5.53872%
23.00	Loan		1	3900 Bailey Ave	8,000,000	7,977,470	6,802,112	6.03000%	0.01503%	6.01497%
24.00	Loan	35, 36, 37	1	Greenbriar Owners Corp.	7,500,000	7,500,000	6,359,812	5.93000%	0.09128%	5.83872%
25.00	Loan	35, 36, 37	1	Birchwood On The Green Owners Corp.	7,500,000	7,478,879	6,376,980	6.03000%	0.09128%	5.93872%
26.00	Loan	35, 36, 37	1	Coronet Hall Tenants Corp.	7,000,000	7,000,000	7,000,000	5.66000%	0.09128%	5.56872%
27.00	Loan		1	40-52 Derwood Circle	7,000,000	7,000,000	7,000,000	6.00000%	0.01378%	5.98622%
28.00	Loan		1	Lambertville Mini Storage I and II	7,000,000	7,000,000	7,000,000	6.24000%	0.07253%	6.16747%
29.00	Loan	35, 36, 37	1	150 Joralemon St. Owners Corp.	7,000,000	6,986,293	5,893,763	5.69000%	0.09128%	5.59872%
30.00	Loan	35, 36, 37	1	711 Shore Road Owners Corp.	6,800,000	6,793,460	5,806,645	6.18000%	0.09128%	6.08872%
31.00	Loan	35, 36, 37	1	Tudor Woods, Inc.	6,600,000	6,600,000	5,536,679	5.57000%	0.09128%	5.47872%
32.00	Loan		1	Hillcrest Shopping Center	6,500,000	6,500,000	6,500,000	6.01200%	0.01503%	5.99697%
33.00	Loan	35, 36, 37	1	Colorado Owners, Inc.	6,250,000	6,243,721	5,928,266	5.48000%	0.09128%	5.38872%
34.00	Loan	35, 36, 37	1	Congress Owners, Ltd.	5,400,000	5,394,489	4,569,873	5.87000%	0.09128%	5.77872%
35.00	Loan		1	StorQuest - San Leandro, CA	5,200,000	5,200,000	5,200,000	5.59300%	0.01503%	5.57797%
36.00	Loan	35, 36, 37	1	Saxony Hall Owners, Inc.	5,200,000	5,194,457	4,370,510	5.64000%	0.09128%	5.54872%
37.00	Loan	34	1	Karen Gardens	5,000,000	5,000,000	4,294,845	6.39000%	0.01503%	6.37497%
38.00	Loan		1	A Storage Place Yucaipa	5,000,000	5,000,000	5,000,000	5.66000%	0.01503%	5.64497%
39.00	Loan		1	Hartsdale Gardens Coop	5,000,000	4,997,128	4,596,675	5.50000%	0.01503%	5.48497%
40.00	Loan	35, 36, 37	1	505 Central Avenue Corp.	5,000,000	4,994,809	4,220,096	5.78000%	0.09128%	5.68872%
41.00	Loan		2	CVS Solomon Portfolio	5,000,000	4,993,015	3,910,223	6.21000%	0.01503%	6.19497%
41.01	Property		1	CVS Solomon - Brandon	2,690,583	2,686,824	2,104,156
41.02	Property		1	CVS Solomon - Paris	2,309,417	2,306,191	1,806,067

A-1-9

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Original Balance ($)	Cut-off Date Balance ($)	Maturity/ARD Balance ($)	Interest Rate %	Administrative Fee Rate %(2)	Net Mortgage Rate %
42.00	Loan		1	Katy Fort Bend Business Park	4,830,000	4,830,000	4,830,000	6.69800%	0.01503%	6.68297%
43.00	Loan	35, 36, 37	1	7901 4th Tenants Corp.	4,600,000	4,591,720	3,916,735	6.07000%	0.09128%	5.97872%
44.00	Loan	35, 36, 37	1	Lafayette Studios Corp.	4,500,000	4,500,000	4,500,000	5.84000%	0.09128%	5.74872%
45.00	Loan	35, 36, 37	1	85 8th Avenue Owners Corp.	4,500,000	4,500,000	4,500,000	6.05000%	0.09128%	5.95872%
46.00	Loan	35, 36, 37	1	3050 Fairfield Avenue Owners Corp.	4,300,000	4,300,000	3,984,191	5.83000%	0.09128%	5.73872%
47.00	Loan	35, 36, 37	1	3520 Tryon Avenue Owners, Inc.	3,785,000	3,782,013	3,533,257	6.17000%	0.09128%	6.07872%
48.00	Loan	35, 36, 37	1	Highland Terrace Housing Development Fund Corporation	3,750,000	3,740,096	3,215,915	6.33000%	0.09128%	6.23872%
49.00	Loan	35, 36, 37	1	494 Ocean Harbor View Apartment Corp.	3,600,000	3,595,926	3,384,089	6.52000%	0.09128%	6.42872%
50.00	Loan	35, 36, 37	1	31 East 12th Street Owners, Inc.	3,500,000	3,500,000	3,500,000	5.53000%	0.09128%	5.43872%
51.00	Loan	35, 36, 37	1	315 St. John's Owners, Inc.	3,500,000	3,498,125	3,237,098	5.76000%	0.09128%	5.66872%
52.00	Loan		1	Wisconsin Rapids Retail	3,300,000	3,300,000	3,300,000	6.02000%	0.01503%	6.00497%
53.00	Loan	35, 36, 37	1	6535 Broadway Owners Corp.	3,200,000	3,200,000	3,200,000	5.91000%	0.09128%	5.81872%
54.00	Loan	35, 36, 37	1	64th Apartment Corp.	3,200,000	3,197,295	2,974,932	5.98000%	0.09128%	5.88872%
55.00	Loan		1	StorQuest - Vallejo, CA	2,960,000	2,960,000	2,960,000	5.65300%	0.01503%	5.63797%
56.00	Loan		1	StorQuest - 51st Avenue, Phoenix, AZ	2,850,000	2,850,000	2,850,000	6.03300%	0.01503%	6.01797%
57.00	Loan	35, 36, 37	1	137-05 Franklin Avenue Owners, Inc.	2,800,000	2,796,422	2,612,577	6.16000%	0.09128%	6.06872%
58.00	Loan	35, 36, 37	1	57 Park Terrace West Owners, Inc.	2,800,000	2,794,660	2,365,986	5.81000%	0.09128%	5.71872%
59.00	Loan	35, 36, 37	1	Park Avenue and Seventy-Seventh Street Corporation a/k/a Park Avenue and Seventy-Seventh Street, Corporation	2,500,000	2,500,000	2,500,000	6.05000%	0.09128%	5.95872%
60.00	Loan	35, 36, 37	1	284-5 Apt Inc.	2,450,000	2,445,630	2,088,498	6.11000%	0.09128%	6.01872%
61.00	Loan	35, 36, 37	1	111 Tenants Corp.	2,400,000	2,400,000	2,400,000	6.50000%	0.09128%	6.40872%
62.00	Loan	35, 36, 37	1	3231-5-9 Barker Owners, Inc.	2,200,000	2,199,026	2,065,504	6.46000%	0.09128%	6.36872%
63.00	Loan	35, 36, 37	1	80 Avenue P Owners Corp.	2,000,000	2,000,000	1,692,956	5.87000%	0.09128%	5.77872%
64.00	Loan	35, 36, 37	1	The Manton House Corp.	2,000,000	1,997,453	1,866,523	6.17000%	0.09128%	6.07872%
65.00	Loan	35, 36, 37	1	Hilltop Village Cooperative #Two, Inc. a/k/a Hilltop Village Cooperative #2, Inc.	1,818,900	1,818,900	1,554,481	6.20000%	0.09128%	6.10872%
66.00	Loan	35, 36, 37	1	Hampton House Tenants Corp.	1,750,000	1,749,087	1,622,193	5.86000%	0.09128%	5.76872%
67.00	Loan	35, 36, 37	1	Melissa Court Owners, Inc.	1,700,000	1,700,000	1,700,000	5.98000%	0.09128%	5.88872%
68.00	Loan	35, 36, 37	1	Greenwich 33 Apartment Corp.	1,500,000	1,500,000	1,279,373	6.13000%	0.09128%	6.03872%
69.00	Loan	35, 36, 37	1	Heathcote Manor Owners Corp.	1,500,000	1,499,232	1,392,611	5.93000%	0.09128%	5.83872%
70.00	Loan	35, 36, 37	1	Gramatan Court Apartments, Inc.	1,475,000	1,473,548	1,255,196	6.06000%	0.09128%	5.96872%
71.00	Loan	35, 36, 37	1	120 East 83rd Street Owners Corp.	1,300,000	1,298,708	1,104,672	6.01000%	0.09128%	5.91872%
72.00	Loan	35, 36, 37	1	Wappanocca Manor, Inc.	1,100,000	1,100,000	1,100,000	6.39000%	0.09128%	6.29872%
73.00	Loan	35, 36, 37	1	131 West Owners Corp.	1,100,000	1,097,019	940,139	6.21000%	0.09128%	6.11872%
74.00	Loan	35, 36, 37	1	Carolyn Court Owners, Inc.	1,000,000	997,313	855,644	6.25000%	0.09128%	6.15872%

A-1-10

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Monthly Debt Service (P&I) ($)	Monthly Debt Service (IO) ($)	Annual Debt Service (P&I) ($)	Annual Debt Service (IO) ($)	Amortization Type
1.00	Loan	7	1	Sheraton Denver Downtown Hotel	NAP	530,263.89	NAP	6,363,166.68	Interest Only
2.00	Loan	5	1	255 Greenwich	NAP	487,046.88	NAP	5,844,562.56	Interest Only
3.00	Loan	6, 8	1	Burke Centre	NAP	475,108.33	NAP	5,701,299.96	Interest Only
4.00	Loan		1	Ellenton Premium Outlets	NAP	440,595.56	NAP	5,287,146.72	Interest Only
5.00	Loan	9, 10, 11, 12, 13, 14, 15, 32	9	Midwest Industrial Portfolio	365,155.22	NAP	4,381,862.64	NAP	Amortizing Balloon
5.01	Property		1	Franklin, PA
5.02	Property		1	Sheboygan, WI (Muth)
5.03	Property		1	Freeport, IL
5.04	Property		1	Milwaukee, WI (Cudahy)
5.05	Property		1	Milwaukee, WI (Broadway)
5.06	Property		1	Dekalb, IL
5.07	Property		1	Orleans, IN
5.08	Property		1	Andrews, NC
5.09	Property		1	Pine Bluff, AR
6.00	Loan	6, 16	1	Brentwood Commons	NAP	245,990.99	NAP	2,951,891.88	Interest Only
7.00	Loan	6	1	Market Place Center	NAP	187,637.04	NAP	2,251,644.48	Interest Only
8.00	Loan		1	Marriott Chicago O’Hare	233,918.43	NAP	2,807,021.16	NAP	Amortizing Balloon
9.00	Loan		1	Red Rock Commons	NAP	146,937.85	NAP	1,763,254.20	Interest Only
10.00	Loan	17	1	4 Union Square South	NAP	131,091.61	NAP	1,573,099.32	Interest Only
11.00	Loan	18, 19, 33	2	Natson Hotel Largo Portfolio	167,048.57	146,260.23	2,004,582.84	1,755,122.76	Interest Only, Amortizing Balloon
11.01	Property		1	Hampton Inn & Suites
11.02	Property		1	Holiday Inn Express & Suites
12.00	Loan	5, 20, 21, 22, 23, 24, 25, 26, 27, 28, 29, 30	8	BioMed MIT Portfolio	NAP	117,004.05	NAP	1,404,048.60	Interest Only
12.01	Property		1	45 - 75 Sidney
12.02	Property		1	40 Landsdowne
12.03	Property		1	35 Landsdowne
12.04	Property		1	65 Landsdowne
12.05	Property		1	88 Sidney
12.06	Property		1	64 Sidney
12.07	Property		1	38 Sidney
12.08	Property		1	26 Landsdowne
13.00	Loan		1	Tennant Station	NAP	113,226.04	NAP	1,358,712.48	Interest Only
14.00	Loan	31	1	Canyon Portal	141,028.46	123,349.72	1,692,341.52	1,480,196.64	Interest Only, Amortizing Balloon
15.00	Loan		1	Courtyard Titusville Kennedy Space Center	125,945.64	NAP	1,511,347.68	NAP	Amortizing Balloon
16.00	Loan		1	Lawton Town Center	99,457.57	83,639.50	1,193,490.84	1,003,674.00	Interest Only, Amortizing Balloon
17.00	Loan		1	Lancaster Plaza	NAP	85,161.60	NAP	1,021,939.20	Interest Only
18.00	Loan		1	1919 Madison Avenue	71,602.31	NAP	859,227.72	NAP	Amortizing Balloon
19.00	Loan		1	E Residences at 6810 Polk Street	NAP	61,948.61	NAP	743,383.32	Interest Only
20.00	Loan		1	Porterwood Shopping Center	NAP	62,962.50	NAP	755,550.00	Interest Only
21.00	Loan		1	Meadowlark Gardens	53,272.12	NAP	639,265.44	NAP	Amortizing Balloon
22.00	Loan	35, 36, 37	1	24535 Owners Corp.	51,837.49	NAP	622,049.88	NAP	Amortizing Balloon
23.00	Loan		1	3900 Bailey Ave	48,118.45	NAP	577,421.40	NAP	Amortizing Balloon
24.00	Loan	35, 36, 37	1	Greenbriar Owners Corp.	44,629.31	NAP	535,551.72	NAP	Amortizing Balloon
25.00	Loan	35, 36, 37	1	Birchwood On The Green Owners Corp.	45,111.05	NAP	541,332.60	NAP	Amortizing Balloon
26.00	Loan	35, 36, 37	1	Coronet Hall Tenants Corp.	NAP	33,475.23	NAP	401,702.76	Interest Only
27.00	Loan		1	40-52 Derwood Circle	NAP	35,486.11	NAP	425,833.32	Interest Only
28.00	Loan		1	Lambertville Mini Storage I and II	NAP	36,905.56	NAP	442,866.72	Interest Only
29.00	Loan	35, 36, 37	1	150 Joralemon St. Owners Corp.	40,583.68	NAP	487,004.16	NAP	Amortizing Balloon
30.00	Loan	35, 36, 37	1	711 Shore Road Owners Corp.	41,559.68	NAP	498,716.16	NAP	Amortizing Balloon
31.00	Loan	35, 36, 37	1	Tudor Woods, Inc.	37,764.45	NAP	453,173.40	NAP	Amortizing Balloon
32.00	Loan		1	Hillcrest Shopping Center	NAP	33,017.29	NAP	396,207.48	Interest Only
33.00	Loan	35, 36, 37	1	Colorado Owners, Inc.	32,150.64	NAP	385,807.68	NAP	Amortizing Balloon
34.00	Loan	35, 36, 37	1	Congress Owners, Ltd.	31,925.79	NAP	383,109.48	NAP	Amortizing Balloon
35.00	Loan		1	StorQuest - San Leandro, CA	NAP	24,572.95	NAP	294,875.40	Interest Only
36.00	Loan	35, 36, 37	1	Saxony Hall Owners, Inc.	29,983.40	NAP	359,800.80	NAP	Amortizing Balloon
37.00	Loan	34	1	Karen Gardens	31,242.56	26,994.79	374,910.72	323,937.48	Interest Only, Amortizing Balloon
38.00	Loan		1	A Storage Place Yucaipa	NAP	23,910.88	NAP	286,930.56	Interest Only
39.00	Loan		1	Hartsdale Gardens Coop	25,788.51	NAP	309,462.12	NAP	Amortizing Balloon
40.00	Loan	35, 36, 37	1	505 Central Avenue Corp.	29,274.00	NAP	351,288.00	NAP	Amortizing Balloon
41.00	Loan		2	CVS Solomon Portfolio	32,859.95	NAP	394,319.40	NAP	Amortizing Balloon
41.01	Property		1	CVS Solomon - Brandon
41.02	Property		1	CVS Solomon - Paris

A-1-11

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Monthly Debt Service (P&I) ($)	Monthly Debt Service (IO) ($)	Annual Debt Service (P&I) ($)	Annual Debt Service (IO) ($)	Amortization Type
42.00	Loan		1	Katy Fort Bend Business Park	NAP	27,333.89	NAP	328,006.68	Interest Only
43.00	Loan	35, 36, 37	1	7901 4th Tenants Corp.	27,786.68	NAP	333,440.16	NAP	Amortizing Balloon
44.00	Loan	35, 36, 37	1	Lafayette Studios Corp.	NAP	22,204.17	NAP	266,450.04	Interest Only
45.00	Loan	35, 36, 37	1	85 8th Avenue Owners Corp.	NAP	23,002.60	NAP	276,031.20	Interest Only
46.00	Loan	35, 36, 37	1	3050 Fairfield Avenue Owners Corp.	23,151.62	NAP	277,819.44	NAP	Amortizing Balloon
47.00	Loan	35, 36, 37	1	3520 Tryon Avenue Owners, Inc.	21,275.87	NAP	255,310.44	NAP	Amortizing Balloon
48.00	Loan	35, 36, 37	1	Highland Terrace Housing Development Fund Corporation	23,284.86	NAP	279,418.32	NAP	Amortizing Balloon
49.00	Loan	35, 36, 37	1	494 Ocean Harbor View Apartment Corp.	21,127.76	NAP	253,533.12	NAP	Amortizing Balloon
50.00	Loan	35, 36, 37	1	31 East 12th Street Owners, Inc.	NAP	16,353.18	NAP	196,238.16	Interest Only
51.00	Loan	35, 36, 37	1	315 St. John's Owners, Inc.	18,675.19	NAP	224,102.28	NAP	Amortizing Balloon
52.00	Loan		1	Wisconsin Rapids Retail	NAP	16,784.93	NAP	201,419.16	Interest Only
53.00	Loan	35, 36, 37	1	6535 Broadway Owners Corp.	NAP	15,978.89	NAP	191,746.68	Interest Only
54.00	Loan	35, 36, 37	1	64th Apartment Corp.	17,562.24	NAP	210,746.88	NAP	Amortizing Balloon
55.00	Loan		1	StorQuest - Vallejo, CA	NAP	14,137.73	NAP	169,652.76	Interest Only
56.00	Loan		1	StorQuest - 51st Avenue, Phoenix, AZ	NAP	14,527.38	NAP	174,328.56	Interest Only
57.00	Loan	35, 36, 37	1	137-05 Franklin Avenue Owners, Inc.	15,719.42	NAP	188,633.04	NAP	Amortizing Balloon
58.00	Loan	35, 36, 37	1	57 Park Terrace West Owners, Inc.	16,446.92	NAP	197,363.04	NAP	Amortizing Balloon
59.00	Loan	35, 36, 37	1	Park Avenue and Seventy-Seventh Street Corporation a/k/a Park Avenue and Seventy-Seventh Street, Corporation	NAP	12,779.22	NAP	153,350.64	Interest Only
60.00	Loan	35, 36, 37	1	284-5 Apt Inc.	14,862.70	NAP	178,352.40	NAP	Amortizing Balloon
61.00	Loan	35, 36, 37	1	111 Tenants Corp.	NAP	13,180.56	NAP	158,166.72	Interest Only
62.00	Loan	35, 36, 37	1	3231-5-9 Barker Owners, Inc.	12,817.41	NAP	153,808.92	NAP	Amortizing Balloon
63.00	Loan	35, 36, 37	1	80 Avenue P Owners Corp.	11,824.36	NAP	141,892.32	NAP	Amortizing Balloon
64.00	Loan	35, 36, 37	1	The Manton House Corp.	11,242.20	NAP	134,906.40	NAP	Amortizing Balloon
65.00	Loan	35, 36, 37	1	Hilltop Village Cooperative #Two, Inc. a/k/a Hilltop Village Cooperative #2, Inc.	11,140.20	NAP	133,682.40	NAP	Amortizing Balloon
66.00	Loan	35, 36, 37	1	Hampton House Tenants Corp.	9,458.50	NAP	113,502.00	NAP	Amortizing Balloon
67.00	Loan	35, 36, 37	1	Melissa Court Owners, Inc.	NAP	8,589.33	NAP	103,071.96	Interest Only
68.00	Loan	35, 36, 37	1	Greenwich 33 Apartment Corp.	9,119.01	NAP	109,428.12	NAP	Amortizing Balloon
69.00	Loan	35, 36, 37	1	Heathcote Manor Owners Corp.	8,180.13	NAP	98,161.56	NAP	Amortizing Balloon
70.00	Loan	35, 36, 37	1	Gramatan Court Apartments, Inc.	8,900.35	NAP	106,804.20	NAP	Amortizing Balloon
71.00	Loan	35, 36, 37	1	120 East 83rd Street Owners Corp.	7,802.52	NAP	93,630.24	NAP	Amortizing Balloon
72.00	Loan	35, 36, 37	1	Wappanocca Manor, Inc.	NAP	5,938.85	NAP	71,266.20	Interest Only
73.00	Loan	35, 36, 37	1	131 West Owners Corp.	6,744.30	NAP	80,931.60	NAP	Amortizing Balloon
74.00	Loan	35, 36, 37	1	Carolyn Court Owners, Inc.	6,157.17	NAP	73,886.04	NAP	Amortizing Balloon

A-1-12

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	ARD Loan (Yes / No)	Interest Accrual Method	Original Interest-Only Period (Mos.)	Remaining Interest-Only Period (Mos.)	Original Term To Maturity / ARD (Mos.)	Remaining Term To Maturity / ARD (Mos.)
1.00	Loan	7	1	Sheraton Denver Downtown Hotel	No	Actual/360	121	121	121	121
2.00	Loan	5	1	255 Greenwich	No	Actual/360	120	120	120	120
3.00	Loan	6, 8	1	Burke Centre	No	Actual/360	120	118	120	118
4.00	Loan		1	Ellenton Premium Outlets	No	Actual/360	120	120	120	120
5.00	Loan	9, 10, 11, 12, 13, 14, 15, 32	9	Midwest Industrial Portfolio	No	Actual/360	0	0	120	120
5.01	Property		1	Franklin, PA
5.02	Property		1	Sheboygan, WI (Muth)
5.03	Property		1	Freeport, IL
5.04	Property		1	Milwaukee, WI (Cudahy)
5.05	Property		1	Milwaukee, WI (Broadway)
5.06	Property		1	Dekalb, IL
5.07	Property		1	Orleans, IN
5.08	Property		1	Andrews, NC
5.09	Property		1	Pine Bluff, AR
6.00	Loan	6, 16	1	Brentwood Commons	No	Actual/360	120	119	120	119
7.00	Loan	6	1	Market Place Center	No	Actual/360	120	117	120	117
8.00	Loan		1	Marriott Chicago O’Hare	No	Actual/360	0	0	120	120
9.00	Loan		1	Red Rock Commons	No	Actual/360	120	118	120	118
10.00	Loan	17	1	4 Union Square South	No	Actual/360	120	117	120	117
11.00	Loan	18, 19, 33	2	Natson Hotel Largo Portfolio	No	Actual/360	60	60	120	120
11.01	Property		1	Hampton Inn & Suites
11.02	Property		1	Holiday Inn Express & Suites
12.00	Loan	5, 20, 21, 22, 23, 24, 25, 26, 27, 28, 29, 30	8	BioMed MIT Portfolio	No	Actual/360	120	114	120	114
12.01	Property		1	45 - 75 Sidney
12.02	Property		1	40 Landsdowne
12.03	Property		1	35 Landsdowne
12.04	Property		1	65 Landsdowne
12.05	Property		1	88 Sidney
12.06	Property		1	64 Sidney
12.07	Property		1	38 Sidney
12.08	Property		1	26 Landsdowne
13.00	Loan		1	Tennant Station	No	Actual/360	120	120	120	120
14.00	Loan	31	1	Canyon Portal	No	Actual/360	60	60	120	120
15.00	Loan		1	Courtyard Titusville Kennedy Space Center	No	Actual/360	0	0	120	120
16.00	Loan		1	Lawton Town Center	No	Actual/360	12	11	120	119
17.00	Loan		1	Lancaster Plaza	No	Actual/360	120	120	120	120
18.00	Loan		1	1919 Madison Avenue	No	Actual/360	0	0	120	119
19.00	Loan		1	E Residences at 6810 Polk Street	No	Actual/360	120	120	120	120
20.00	Loan		1	Porterwood Shopping Center	No	Actual/360	120	120	120	120
21.00	Loan		1	Meadowlark Gardens	No	Actual/360	0	0	120	117
22.00	Loan	35, 36, 37	1	24535 Owners Corp.	No	Actual/360	0	0	120	118
23.00	Loan		1	3900 Bailey Ave	No	Actual/360	0	0	120	117
24.00	Loan	35, 36, 37	1	Greenbriar Owners Corp.	No	Actual/360	0	0	120	120
25.00	Loan	35, 36, 37	1	Birchwood On The Green Owners Corp.	No	Actual/360	0	0	120	117
26.00	Loan	35, 36, 37	1	Coronet Hall Tenants Corp.	No	Actual/360	120	118	120	118
27.00	Loan		1	40-52 Derwood Circle	No	Actual/360	120	118	120	118
28.00	Loan		1	Lambertville Mini Storage I and II	No	Actual/360	120	118	120	118
29.00	Loan	35, 36, 37	1	150 Joralemon St. Owners Corp.	No	Actual/360	0	0	120	118
30.00	Loan	35, 36, 37	1	711 Shore Road Owners Corp.	No	Actual/360	0	0	120	119
31.00	Loan	35, 36, 37	1	Tudor Woods, Inc.	No	Actual/360	0	0	120	120
32.00	Loan		1	Hillcrest Shopping Center	No	Actual/360	120	120	120	120
33.00	Loan	35, 36, 37	1	Colorado Owners, Inc.	No	Actual/360	0	0	84	82
34.00	Loan	35, 36, 37	1	Congress Owners, Ltd.	No	Actual/360	0	0	120	119
35.00	Loan		1	StorQuest - San Leandro, CA	No	Actual/360	120	118	120	118
36.00	Loan	35, 36, 37	1	Saxony Hall Owners, Inc.	No	Actual/360	0	0	120	119
37.00	Loan	34	1	Karen Gardens	No	Actual/360	1	1	121	121
38.00	Loan		1	A Storage Place Yucaipa	No	Actual/360	120	119	120	119
39.00	Loan		1	Hartsdale Gardens Coop	No	Actual/360	0	0	120	119
40.00	Loan	35, 36, 37	1	505 Central Avenue Corp.	No	Actual/360	0	0	120	119
41.00	Loan		2	CVS Solomon Portfolio	No	Actual/360	0	0	120	119
41.01	Property		1	CVS Solomon - Brandon
41.02	Property		1	CVS Solomon - Paris

A-1-13

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	ARD Loan (Yes / No)	Interest Accrual Method	Original Interest-Only Period (Mos.)	Remaining Interest-Only Period (Mos.)	Original Term To Maturity / ARD (Mos.)	Remaining Term To Maturity / ARD (Mos.)
42.00	Loan		1	Katy Fort Bend Business Park	No	Actual/360	120	119	120	119
43.00	Loan	35, 36, 37	1	7901 4th Tenants Corp.	No	Actual/360	0	0	120	118
44.00	Loan	35, 36, 37	1	Lafayette Studios Corp.	No	Actual/360	120	119	120	119
45.00	Loan	35, 36, 37	1	85 8th Avenue Owners Corp.	No	Actual/360	120	119	120	119
46.00	Loan	35, 36, 37	1	3050 Fairfield Avenue Owners Corp.	No	Actual/360	0	0	120	120
47.00	Loan	35, 36, 37	1	3520 Tryon Avenue Owners, Inc.	No	Actual/360	0	0	120	118
48.00	Loan	35, 36, 37	1	Highland Terrace Housing Development Fund Corporation	No	Actual/360	0	0	120	117
49.00	Loan	35, 36, 37	1	494 Ocean Harbor View Apartment Corp.	No	Actual/360	0	0	120	117
50.00	Loan	35, 36, 37	1	31 East 12th Street Owners, Inc.	No	Actual/360	120	120	120	120
51.00	Loan	35, 36, 37	1	315 St. John's Owners, Inc.	No	Actual/360	0	0	120	119
52.00	Loan		1	Wisconsin Rapids Retail	No	Actual/360	120	117	120	117
53.00	Loan	35, 36, 37	1	6535 Broadway Owners Corp.	No	Actual/360	120	119	120	119
54.00	Loan	35, 36, 37	1	64th Apartment Corp.	No	Actual/360	0	0	120	118
55.00	Loan		1	StorQuest - Vallejo, CA	No	Actual/360	120	118	120	118
56.00	Loan		1	StorQuest - 51st Avenue, Phoenix, AZ	No	Actual/360	120	119	120	119
57.00	Loan	35, 36, 37	1	137-05 Franklin Avenue Owners, Inc.	No	Actual/360	0	0	120	117
58.00	Loan	35, 36, 37	1	57 Park Terrace West Owners, Inc.	No	Actual/360	0	0	120	118
59.00	Loan	35, 36, 37	1	Park Avenue and Seventy-Seventh Street Corporation a/k/a Park Avenue and Seventy-Seventh Street, Corporation	No	Actual/360	120	117	120	117
60.00	Loan	35, 36, 37	1	284-5 Apt Inc.	No	Actual/360	0	0	120	118
61.00	Loan	35, 36, 37	1	111 Tenants Corp.	No	Actual/360	120	117	120	117
62.00	Loan	35, 36, 37	1	3231-5-9 Barker Owners, Inc.	No	Actual/360	0	0	120	119
63.00	Loan	35, 36, 37	1	80 Avenue P Owners Corp.	No	Actual/360	0	0	120	120
64.00	Loan	35, 36, 37	1	The Manton House Corp.	No	Actual/360	0	0	120	117
65.00	Loan	35, 36, 37	1	Hilltop Village Cooperative #Two, Inc. a/k/a Hilltop Village Cooperative #2, Inc.	No	Actual/360	0	0	120	120
66.00	Loan	35, 36, 37	1	Hampton House Tenants Corp.	No	Actual/360	0	0	120	119
67.00	Loan	35, 36, 37	1	Melissa Court Owners, Inc.	No	Actual/360	120	119	120	119
68.00	Loan	35, 36, 37	1	Greenwich 33 Apartment Corp.	No	Actual/360	0	0	120	120
69.00	Loan	35, 36, 37	1	Heathcote Manor Owners Corp.	No	Actual/360	0	0	120	119
70.00	Loan	35, 36, 37	1	Gramatan Court Apartments, Inc.	No	Actual/360	0	0	120	119
71.00	Loan	35, 36, 37	1	120 East 83rd Street Owners Corp.	No	Actual/360	0	0	120	119
72.00	Loan	35, 36, 37	1	Wappanocca Manor, Inc.	No	Actual/360	120	117	120	117
73.00	Loan	35, 36, 37	1	131 West Owners Corp.	No	Actual/360	0	0	120	117
74.00	Loan	35, 36, 37	1	Carolyn Court Owners, Inc.	No	Actual/360	0	0	120	117

A-1-14

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Original Amortization Term (Mos.)	Remaining Amortization Term (Mos.)	Origination Date	Seasoning (Mos.)	Payment Due Date	First Payment Date
1.00	Loan	7	1	Sheraton Denver Downtown Hotel	0	0	12/1/2025	0	1	1/1/2026
2.00	Loan	5	1	255 Greenwich	0	0	11/4/2025	0	1	1/1/2026
3.00	Loan	6, 8	1	Burke Centre	0	0	9/18/2025	2	1	11/1/2025
4.00	Loan		1	Ellenton Premium Outlets	0	0	11/18/2025	0	1	1/1/2026
5.00	Loan	9, 10, 11, 12, 13, 14, 15, 32	9	Midwest Industrial Portfolio	360	360	11/17/2025	0	5	1/5/2026
5.01	Property		1	Franklin, PA
5.02	Property		1	Sheboygan, WI (Muth)
5.03	Property		1	Freeport, IL
5.04	Property		1	Milwaukee, WI (Cudahy)
5.05	Property		1	Milwaukee, WI (Broadway)
5.06	Property		1	Dekalb, IL
5.07	Property		1	Orleans, IN
5.08	Property		1	Andrews, NC
5.09	Property		1	Pine Bluff, AR
6.00	Loan	6, 16	1	Brentwood Commons	0	0	10/29/2025	1	11	12/11/2025
7.00	Loan	6	1	Market Place Center	0	0	8/26/2025	3	11	10/11/2025
8.00	Loan		1	Marriott Chicago O’Hare	300	300	11/18/2025	0	11	1/11/2026
9.00	Loan		1	Red Rock Commons	0	0	10/1/2025	2	1	11/1/2025
10.00	Loan	17	1	4 Union Square South	0	0	8/12/2025	3	11	10/11/2025
11.00	Loan	18, 19, 33	2	Natson Hotel Largo Portfolio	360	360	11/14/2025	0	6	1/6/2026
11.01	Property		1	Hampton Inn & Suites
11.02	Property		1	Holiday Inn Express & Suites
12.00	Loan	5, 20, 21, 22, 23, 24, 25, 26, 27, 28, 29, 30	8	BioMed MIT Portfolio	0	0	6/5/2025	6	9	7/9/2025
12.01	Property		1	45 - 75 Sidney
12.02	Property		1	40 Landsdowne
12.03	Property		1	35 Landsdowne
12.04	Property		1	65 Landsdowne
12.05	Property		1	88 Sidney
12.06	Property		1	64 Sidney
12.07	Property		1	38 Sidney
12.08	Property		1	26 Landsdowne
13.00	Loan		1	Tennant Station	0	0	11/5/2025	0	1	1/1/2026
14.00	Loan	31	1	Canyon Portal	360	360	11/18/2025	0	1	1/1/2026
15.00	Loan		1	Courtyard Titusville Kennedy Space Center	360	360	12/3/2025	0	11	1/11/2026
16.00	Loan		1	Lawton Town Center	360	360	10/17/2025	1	1	12/1/2025
17.00	Loan		1	Lancaster Plaza	0	0	11/21/2025	0	1	1/1/2026
18.00	Loan		1	1919 Madison Avenue	360	359	10/29/2025	1	1	12/1/2025
19.00	Loan		1	E Residences at 6810 Polk Street	0	0	11/17/2025	0	1	1/1/2026
20.00	Loan		1	Porterwood Shopping Center	0	0	11/6/2025	0	1	1/1/2026
21.00	Loan		1	Meadowlark Gardens	360	357	8/19/2025	3	1	10/1/2025
22.00	Loan	35, 36, 37	1	24535 Owners Corp.	360	358	9/30/2025	2	1	11/1/2025
23.00	Loan		1	3900 Bailey Ave	360	357	8/14/2025	3	1	10/1/2025
24.00	Loan	35, 36, 37	1	Greenbriar Owners Corp.	360	360	11/25/2025	0	1	1/1/2026
25.00	Loan	35, 36, 37	1	Birchwood On The Green Owners Corp.	360	357	8/26/2025	3	1	10/1/2025
26.00	Loan	35, 36, 37	1	Coronet Hall Tenants Corp.	0	0	9/30/2025	2	1	11/1/2025
27.00	Loan		1	40-52 Derwood Circle	0	0	10/8/2025	2	11	11/11/2025
28.00	Loan		1	Lambertville Mini Storage I and II	0	0	9/3/2025	2	1	11/1/2025
29.00	Loan	35, 36, 37	1	150 Joralemon St. Owners Corp.	360	358	9/30/2025	2	1	11/1/2025
30.00	Loan	35, 36, 37	1	711 Shore Road Owners Corp.	360	359	10/28/2025	1	1	12/1/2025
31.00	Loan	35, 36, 37	1	Tudor Woods, Inc.	360	360	11/24/2025	0	1	1/1/2026
32.00	Loan		1	Hillcrest Shopping Center	0	0	11/4/2025	0	1	1/1/2026
33.00	Loan	35, 36, 37	1	Colorado Owners, Inc.	480	478	9/29/2025	2	1	11/1/2025
34.00	Loan	35, 36, 37	1	Congress Owners, Ltd.	360	359	10/20/2025	1	1	12/1/2025
35.00	Loan		1	StorQuest - San Leandro, CA	0	0	9/29/2025	2	1	11/1/2025
36.00	Loan	35, 36, 37	1	Saxony Hall Owners, Inc.	360	359	10/30/2025	1	1	12/1/2025
37.00	Loan	34	1	Karen Gardens	360	360	12/2/2025	0	1	1/1/2026
38.00	Loan		1	A Storage Place Yucaipa	0	0	10/31/2025	1	1	12/1/2025
39.00	Loan		1	Hartsdale Gardens Coop	480	479	10/30/2025	1	1	12/1/2025
40.00	Loan	35, 36, 37	1	505 Central Avenue Corp.	360	359	10/28/2025	1	1	12/1/2025
41.00	Loan		2	CVS Solomon Portfolio	300	299	10/6/2025	1	1	12/1/2025
41.01	Property		1	CVS Solomon - Brandon
41.02	Property		1	CVS Solomon - Paris

A-1-15

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Original Amortization Term (Mos.)	Remaining Amortization Term (Mos.)	Origination Date	Seasoning (Mos.)	Payment Due Date	First Payment Date
42.00	Loan		1	Katy Fort Bend Business Park	0	0	10/31/2025	1	1	12/1/2025
43.00	Loan	35, 36, 37	1	7901 4th Tenants Corp.	360	358	9/18/2025	2	1	11/1/2025
44.00	Loan	35, 36, 37	1	Lafayette Studios Corp.	0	0	10/29/2025	1	1	12/1/2025
45.00	Loan	35, 36, 37	1	85 8th Avenue Owners Corp.	0	0	10/30/2025	1	1	12/1/2025
46.00	Loan	35, 36, 37	1	3050 Fairfield Avenue Owners Corp.	480	480	11/24/2025	0	1	1/1/2026
47.00	Loan	35, 36, 37	1	3520 Tryon Avenue Owners, Inc.	480	478	9/5/2025	2	1	11/1/2025
48.00	Loan	35, 36, 37	1	Highland Terrace Housing Development Fund Corporation	360	357	8/28/2025	3	1	10/1/2025
49.00	Loan	35, 36, 37	1	494 Ocean Harbor View Apartment Corp.	480	477	8/26/2025	3	1	10/1/2025
50.00	Loan	35, 36, 37	1	31 East 12th Street Owners, Inc.	0	0	11/6/2025	0	1	1/1/2026
51.00	Loan	35, 36, 37	1	315 St. John's Owners, Inc.	480	479	10/30/2025	1	1	12/1/2025
52.00	Loan		1	Wisconsin Rapids Retail	0	0	8/15/2025	3	1	10/1/2025
53.00	Loan	35, 36, 37	1	6535 Broadway Owners Corp.	0	0	10/31/2025	1	1	12/1/2025
54.00	Loan	35, 36, 37	1	64th Apartment Corp.	480	478	9/29/2025	2	1	11/1/2025
55.00	Loan		1	StorQuest - Vallejo, CA	0	0	9/29/2025	2	1	11/1/2025
56.00	Loan		1	StorQuest - 51st Avenue, Phoenix, AZ	0	0	10/31/2025	1	1	12/1/2025
57.00	Loan	35, 36, 37	1	137-05 Franklin Avenue Owners, Inc.	480	477	8/28/2025	3	1	10/1/2025
58.00	Loan	35, 36, 37	1	57 Park Terrace West Owners, Inc.	360	358	9/26/2025	2	1	11/1/2025
59.00	Loan	35, 36, 37	1	Park Avenue and Seventy-Seventh Street Corporation a/k/a Park Avenue and Seventy-Seventh Street, Corporation	0	0	8/27/2025	3	1	10/1/2025
60.00	Loan	35, 36, 37	1	284-5 Apt Inc.	360	358	9/3/2025	2	1	11/1/2025
61.00	Loan	35, 36, 37	1	111 Tenants Corp.	0	0	8/29/2025	3	1	10/1/2025
62.00	Loan	35, 36, 37	1	3231-5-9 Barker Owners, Inc.	480	479	10/29/2025	1	1	12/1/2025
63.00	Loan	35, 36, 37	1	80 Avenue P Owners Corp.	360	360	11/20/2025	0	1	1/1/2026
64.00	Loan	35, 36, 37	1	The Manton House Corp.	480	477	8/22/2025	3	1	10/1/2025
65.00	Loan	35, 36, 37	1	Hilltop Village Cooperative #Two, Inc. a/k/a Hilltop Village Cooperative #2, Inc.	360	360	11/20/2025	0	1	1/1/2026
66.00	Loan	35, 36, 37	1	Hampton House Tenants Corp.	480	479	10/30/2025	1	1	12/1/2025
67.00	Loan	35, 36, 37	1	Melissa Court Owners, Inc.	0	0	10/30/2025	1	1	12/1/2025
68.00	Loan	35, 36, 37	1	Greenwich 33 Apartment Corp.	360	360	11/25/2025	0	1	1/1/2026
69.00	Loan	35, 36, 37	1	Heathcote Manor Owners Corp.	480	479	10/24/2025	1	1	12/1/2025
70.00	Loan	35, 36, 37	1	Gramatan Court Apartments, Inc.	360	359	10/16/2025	1	1	12/1/2025
71.00	Loan	35, 36, 37	1	120 East 83rd Street Owners Corp.	360	359	10/3/2025	1	1	12/1/2025
72.00	Loan	35, 36, 37	1	Wappanocca Manor, Inc.	0	0	8/15/2025	3	1	10/1/2025
73.00	Loan	35, 36, 37	1	131 West Owners Corp.	360	357	8/26/2025	3	1	10/1/2025
74.00	Loan	35, 36, 37	1	Carolyn Court Owners, Inc.	360	357	8/27/2025	3	1	10/1/2025

A-1-16

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	First P&I Payment Date	Maturity Date or Anticipated Repayment Date	Final Maturity Date	Grace Period - Late Fee (Days)	Grace Period - Default (Days)
1.00	Loan	7	1	Sheraton Denver Downtown Hotel	NAP	1/1/2036	NAP	10	10
2.00	Loan	5	1	255 Greenwich	NAP	12/1/2035	NAP	5	5
3.00	Loan	6, 8	1	Burke Centre	NAP	10/1/2035	NAP	0	5
4.00	Loan		1	Ellenton Premium Outlets	NAP	12/1/2035	NAP	0	0
5.00	Loan	9, 10, 11, 12, 13, 14, 15, 32	9	Midwest Industrial Portfolio	1/5/2026	12/5/2035	NAP	0	0
5.01	Property		1	Franklin, PA
5.02	Property		1	Sheboygan, WI (Muth)
5.03	Property		1	Freeport, IL
5.04	Property		1	Milwaukee, WI (Cudahy)
5.05	Property		1	Milwaukee, WI (Broadway)
5.06	Property		1	Dekalb, IL
5.07	Property		1	Orleans, IN
5.08	Property		1	Andrews, NC
5.09	Property		1	Pine Bluff, AR
6.00	Loan	6, 16	1	Brentwood Commons	NAP	11/11/2035	NAP	0	0
7.00	Loan	6	1	Market Place Center	NAP	9/11/2035	NAP	0	0
8.00	Loan		1	Marriott Chicago O’Hare	1/11/2026	12/11/2035	NAP	0	0
9.00	Loan		1	Red Rock Commons	NAP	10/1/2035	NAP	5	5
10.00	Loan	17	1	4 Union Square South	NAP	9/11/2035	NAP	3	0
11.00	Loan	18, 19, 33	2	Natson Hotel Largo Portfolio	1/6/2031	12/6/2035	NAP	0	0
11.01	Property		1	Hampton Inn & Suites
11.02	Property		1	Holiday Inn Express & Suites
12.00	Loan	5, 20, 21, 22, 23, 24, 25, 26, 27, 28, 29, 30	8	BioMed MIT Portfolio	NAP	6/9/2035	NAP	0	0
12.01	Property		1	45 - 75 Sidney
12.02	Property		1	40 Landsdowne
12.03	Property		1	35 Landsdowne
12.04	Property		1	65 Landsdowne
12.05	Property		1	88 Sidney
12.06	Property		1	64 Sidney
12.07	Property		1	38 Sidney
12.08	Property		1	26 Landsdowne
13.00	Loan		1	Tennant Station	NAP	12/1/2035	NAP	0	0
14.00	Loan	31	1	Canyon Portal	1/1/2031	12/1/2035	NAP	0	4
15.00	Loan		1	Courtyard Titusville Kennedy Space Center	1/11/2026	12/11/2035	NAP	0	0
16.00	Loan		1	Lawton Town Center	12/1/2026	11/1/2035	NAP	5	5
17.00	Loan		1	Lancaster Plaza	NAP	12/1/2035	NAP	5	5
18.00	Loan		1	1919 Madison Avenue	12/1/2025	11/1/2035	NAP	5	5
19.00	Loan		1	E Residences at 6810 Polk Street	NAP	12/1/2035	NAP	5	5
20.00	Loan		1	Porterwood Shopping Center	NAP	12/1/2035	NAP	5	5
21.00	Loan		1	Meadowlark Gardens	10/1/2025	9/1/2035	NAP	5	5
22.00	Loan	35, 36, 37	1	24535 Owners Corp.	11/1/2025	10/1/2035	NAP	10	10
23.00	Loan		1	3900 Bailey Ave	10/1/2025	9/1/2035	NAP	5	5
24.00	Loan	35, 36, 37	1	Greenbriar Owners Corp.	1/1/2026	12/1/2035	NAP	10	10
25.00	Loan	35, 36, 37	1	Birchwood On The Green Owners Corp.	10/1/2025	9/1/2035	NAP	10	10
26.00	Loan	35, 36, 37	1	Coronet Hall Tenants Corp.	NAP	10/1/2035	NAP	10	10
27.00	Loan		1	40-52 Derwood Circle	NAP	10/11/2035	NAP	0	0
28.00	Loan		1	Lambertville Mini Storage I and II	NAP	10/1/2035	NAP	5	5
29.00	Loan	35, 36, 37	1	150 Joralemon St. Owners Corp.	11/1/2025	10/1/2035	NAP	10	10
30.00	Loan	35, 36, 37	1	711 Shore Road Owners Corp.	12/1/2025	11/1/2035	NAP	10	10
31.00	Loan	35, 36, 37	1	Tudor Woods, Inc.	1/1/2026	12/1/2035	NAP	10	10
32.00	Loan		1	Hillcrest Shopping Center	NAP	12/1/2035	NAP	5	0
33.00	Loan	35, 36, 37	1	Colorado Owners, Inc.	11/1/2025	10/1/2032	NAP	10	10
34.00	Loan	35, 36, 37	1	Congress Owners, Ltd.	12/1/2025	11/1/2035	NAP	10	10
35.00	Loan		1	StorQuest - San Leandro, CA	NAP	10/1/2035	NAP	5	4
36.00	Loan	35, 36, 37	1	Saxony Hall Owners, Inc.	12/1/2025	11/1/2035	NAP	10	10
37.00	Loan	34	1	Karen Gardens	2/1/2026	1/1/2036	NAP	5	5
38.00	Loan		1	A Storage Place Yucaipa	NAP	11/1/2035	NAP	5	5
39.00	Loan		1	Hartsdale Gardens Coop	12/1/2025	11/1/2035	NAP	5	5
40.00	Loan	35, 36, 37	1	505 Central Avenue Corp.	12/1/2025	11/1/2035	NAP	10	10
41.00	Loan		2	CVS Solomon Portfolio	12/1/2025	11/1/2035	NAP	0	5
41.01	Property		1	CVS Solomon - Brandon
41.02	Property		1	CVS Solomon - Paris

A-1-17

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	First P&I Payment Date	Maturity Date or Anticipated Repayment Date	Final Maturity Date	Grace Period - Late Fee (Days)	Grace Period - Default (Days)
42.00	Loan		1	Katy Fort Bend Business Park	NAP	11/1/2035	NAP	5	4
43.00	Loan	35, 36, 37	1	7901 4th Tenants Corp.	11/1/2025	10/1/2035	NAP	10	10
44.00	Loan	35, 36, 37	1	Lafayette Studios Corp.	NAP	11/1/2035	NAP	10	10
45.00	Loan	35, 36, 37	1	85 8th Avenue Owners Corp.	NAP	11/1/2035	NAP	10	10
46.00	Loan	35, 36, 37	1	3050 Fairfield Avenue Owners Corp.	1/1/2026	12/1/2035	NAP	10	10
47.00	Loan	35, 36, 37	1	3520 Tryon Avenue Owners, Inc.	11/1/2025	10/1/2035	NAP	10	10
48.00	Loan	35, 36, 37	1	Highland Terrace Housing Development Fund Corporation	10/1/2025	9/1/2035	NAP	10	10
49.00	Loan	35, 36, 37	1	494 Ocean Harbor View Apartment Corp.	10/1/2025	9/1/2035	NAP	10	10
50.00	Loan	35, 36, 37	1	31 East 12th Street Owners, Inc.	NAP	12/1/2035	NAP	10	10
51.00	Loan	35, 36, 37	1	315 St. John's Owners, Inc.	12/1/2025	11/1/2035	NAP	10	10
52.00	Loan		1	Wisconsin Rapids Retail	NAP	9/1/2035	NAP	5	5
53.00	Loan	35, 36, 37	1	6535 Broadway Owners Corp.	NAP	11/1/2035	NAP	10	10
54.00	Loan	35, 36, 37	1	64th Apartment Corp.	11/1/2025	10/1/2035	NAP	10	10
55.00	Loan		1	StorQuest - Vallejo, CA	NAP	10/1/2035	NAP	5	4
56.00	Loan		1	StorQuest - 51st Avenue, Phoenix, AZ	NAP	11/1/2035	NAP	5	4
57.00	Loan	35, 36, 37	1	137-05 Franklin Avenue Owners, Inc.	10/1/2025	9/1/2035	NAP	10	10
58.00	Loan	35, 36, 37	1	57 Park Terrace West Owners, Inc.	11/1/2025	10/1/2035	NAP	10	10
59.00	Loan	35, 36, 37	1	Park Avenue and Seventy-Seventh Street Corporation a/k/a Park Avenue and Seventy-Seventh Street, Corporation	NAP	9/1/2035	NAP	10	10
60.00	Loan	35, 36, 37	1	284-5 Apt Inc.	11/1/2025	10/1/2035	NAP	10	10
61.00	Loan	35, 36, 37	1	111 Tenants Corp.	NAP	9/1/2035	NAP	10	10
62.00	Loan	35, 36, 37	1	3231-5-9 Barker Owners, Inc.	12/1/2025	11/1/2035	NAP	10	10
63.00	Loan	35, 36, 37	1	80 Avenue P Owners Corp.	1/1/2026	12/1/2035	NAP	10	10
64.00	Loan	35, 36, 37	1	The Manton House Corp.	10/1/2025	9/1/2035	NAP	10	10
65.00	Loan	35, 36, 37	1	Hilltop Village Cooperative #Two, Inc. a/k/a Hilltop Village Cooperative #2, Inc.	1/1/2026	12/1/2035	NAP	10	10
66.00	Loan	35, 36, 37	1	Hampton House Tenants Corp.	12/1/2025	11/1/2035	NAP	10	10
67.00	Loan	35, 36, 37	1	Melissa Court Owners, Inc.	NAP	11/1/2035	NAP	10	10
68.00	Loan	35, 36, 37	1	Greenwich 33 Apartment Corp.	1/1/2026	12/1/2035	NAP	10	10
69.00	Loan	35, 36, 37	1	Heathcote Manor Owners Corp.	12/1/2025	11/1/2035	NAP	10	10
70.00	Loan	35, 36, 37	1	Gramatan Court Apartments, Inc.	12/1/2025	11/1/2035	NAP	10	10
71.00	Loan	35, 36, 37	1	120 East 83rd Street Owners Corp.	12/1/2025	11/1/2035	NAP	10	10
72.00	Loan	35, 36, 37	1	Wappanocca Manor, Inc.	NAP	9/1/2035	NAP	10	10
73.00	Loan	35, 36, 37	1	131 West Owners Corp.	10/1/2025	9/1/2035	NAP	10	10
74.00	Loan	35, 36, 37	1	Carolyn Court Owners, Inc.	10/1/2025	9/1/2035	NAP	10	10

A-1-18

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Prepayment Provision	Most Recent EGI ($)	Most Recent Expenses ($)	Most Recent NOI ($)	Most Recent NOI Date	Most Recent Description
1.00	Loan	7	1	Sheraton Denver Downtown Hotel	L(24),D(90),O(7)	NAV	NAV	NAV	NAV	NAV
2.00	Loan	5	1	255 Greenwich	L(23),YM1(1),DorYM1(89),O(7)	30,738,609	14,335,746	16,402,863	8/31/2025	T-12
3.00	Loan	6, 8	1	Burke Centre	YM1(113),O(7)	9,667,560	1,677,915	7,989,644	12/31/2024	T-12
4.00	Loan		1	Ellenton Premium Outlets	L(24),D(89),O(7)	25,317,394	5,618,407	19,698,987	9/30/2025	T-12
5.00	Loan	9, 10, 11, 12, 13, 14, 15, 32	9	Midwest Industrial Portfolio	L(25),YM1(89),O(6)	8,135,616	3,729,017	4,406,598	6/30/2025	T-12
5.01	Property		1	Franklin, PA		446,366	553,450	(107,084)	6/30/2025	T-12
5.02	Property		1	Sheboygan, WI (Muth)		1,772,170	441,437	1,330,734	6/30/2025	T-12
5.03	Property		1	Freeport, IL		1,120,735	360,312	760,423	6/30/2025	T-12
5.04	Property		1	Milwaukee, WI (Cudahy)		2,210,932	781,921	1,429,011	6/30/2025	T-12
5.05	Property		1	Milwaukee, WI (Broadway)		1,281,432	294,216	987,216	6/30/2025	T-12
5.06	Property		1	Dekalb, IL		429,461	454,002	(24,540)	6/30/2025	T-12
5.07	Property		1	Orleans, IN		490,893	293,368	197,525	6/30/2025	T-12
5.08	Property		1	Andrews, NC		55,902	347,521	(291,619)	6/30/2025	T-12
5.09	Property		1	Pine Bluff, AR		327,724	202,791	124,933	6/30/2025	T-12
6.00	Loan	6, 16	1	Brentwood Commons	L(25),D(88),O(7)	13,273,471	4,033,538	9,239,933	8/31/2025	T-12
7.00	Loan	6	1	Market Place Center	L(24),YM1(3),DorYM1(88),O(5)	31,917,955	10,598,318	21,319,637	6/30/2025	T-12
8.00	Loan		1	Marriott Chicago O’Hare	L(24),D(89),O(7)	27,994,907	21,697,933	6,296,974	10/31/2025	T-12
9.00	Loan		1	Red Rock Commons	L(24),YM1(89),O(7)	3,614,349	695,193	2,919,156	5/31/2025	T-12
10.00	Loan	17	1	4 Union Square South	L(27),D(86),O(7)	27,795,944	10,552,243	17,243,702	6/30/2025	T-12
11.00	Loan	18, 19, 33	2	Natson Hotel Largo Portfolio	L(25),YM1(92),O(3)	9,807,892	5,672,555	4,135,337	8/31/2025	T-12
11.01	Property		1	Hampton Inn & Suites		5,101,105	2,878,040	2,223,065	8/31/2025	T-12
11.02	Property		1	Holiday Inn Express & Suites		4,706,787	2,794,515	1,912,272	8/31/2025	T-12
12.00	Loan	5, 20, 21, 22, 23, 24, 25, 26, 27, 28, 29, 30	8	BioMed MIT Portfolio	L(30),D(83),O(7)	175,871,308	44,899,369	130,971,938	2/28/2025	T-12
12.01	Property		1	45 - 75 Sidney		41,553,368	12,255,620	29,297,748	2/28/2025	T-12
12.02	Property		1	40 Landsdowne		25,790,563	5,914,848	19,875,716	2/28/2025	T-12
12.03	Property		1	35 Landsdowne		24,533,713	5,763,317	18,770,396	2/28/2025	T-12
12.04	Property		1	65 Landsdowne		27,637,235	5,260,138	22,377,096	2/28/2025	T-12
12.05	Property		1	88 Sidney		17,611,487	4,015,330	13,596,157	2/28/2025	T-12
12.06	Property		1	64 Sidney		16,215,004	3,911,501	12,303,502	2/28/2025	T-12
12.07	Property		1	38 Sidney		9,348,721	3,722,623	5,626,098	2/28/2025	T-12
12.08	Property		1	26 Landsdowne		13,181,218	4,055,992	9,125,226	2/28/2025	T-12
13.00	Loan		1	Tennant Station	L(24),D(89),O(7)	4,681,422	1,134,100	3,547,322	7/31/2025	T-12
14.00	Loan	31	1	Canyon Portal	L(24),D(91),O(5)	3,493,587	1,411,218	2,082,369	10/31/2025	T-12
15.00	Loan		1	Courtyard Titusville Kennedy Space Center	L(24),D(92),O(4)	10,582,404	7,460,605	3,121,799	9/30/2025	T-12
16.00	Loan		1	Lawton Town Center	L(25),D(88),O(7)	2,344,255	591,751	1,752,504	6/30/2025	T-12
17.00	Loan		1	Lancaster Plaza	L(24),D(91),O(5)	2,402,559	768,408	1,634,150	8/31/2025	T-12
18.00	Loan		1	1919 Madison Avenue	L(23),YM1(90),O(7)	NAV	NAV	NAV	NAV	NAV
19.00	Loan		1	E Residences at 6810 Polk Street	L(24),DorYM1(89),O(7)	NAV	NAV	NAV	NAV	NAV
20.00	Loan		1	Porterwood Shopping Center	L(24),D(89),O(7)	2,105,384	565,640	1,539,744	6/30/2025	T-12
21.00	Loan		1	Meadowlark Gardens	L(23),YM1(90),O(7)	NAV	NAV	NAV	NAV	NAV
22.00	Loan	35, 36, 37	1	24535 Owners Corp.	YM1(113),1%(3),O(4)	NAP	NAP	NAP	NAP	NAP
23.00	Loan		1	3900 Bailey Ave	L(23),YM1(92),O(5)	NAV	NAV	NAV	NAV	NAV
24.00	Loan	35, 36, 37	1	Greenbriar Owners Corp.	YM1(113),1%(3),O(4)	NAP	NAP	NAP	NAP	NAP
25.00	Loan	35, 36, 37	1	Birchwood On The Green Owners Corp.	YM1(113),1%(3),O(4)	NAP	NAP	NAP	NAP	NAP
26.00	Loan	35, 36, 37	1	Coronet Hall Tenants Corp.	YM1(113),1%(3),O(4)	NAP	NAP	NAP	NAP	NAP
27.00	Loan		1	40-52 Derwood Circle	L(26),YM1(90),O(4)	1,233,075	311,696	921,379	8/31/2025	T-12
28.00	Loan		1	Lambertville Mini Storage I and II	L(26),D(89),O(5)	991,119	344,320	646,799	6/30/2025	T-7 Annualized
29.00	Loan	35, 36, 37	1	150 Joralemon St. Owners Corp.	YM1(113),1%(3),O(4)	NAP	NAP	NAP	NAP	NAP
30.00	Loan	35, 36, 37	1	711 Shore Road Owners Corp.	YM1(113),1%(3),O(4)	NAP	NAP	NAP	NAP	NAP
31.00	Loan	35, 36, 37	1	Tudor Woods, Inc.	YM1(113),1%(3),O(4)	NAP	NAP	NAP	NAP	NAP
32.00	Loan		1	Hillcrest Shopping Center	L(24),D(89),O(7)	931,240	271,672	659,568	9/30/2025	T-12
33.00	Loan	35, 36, 37	1	Colorado Owners, Inc.	YM1(77),1%(3),O(4)	NAP	NAP	NAP	NAP	NAP
34.00	Loan	35, 36, 37	1	Congress Owners, Ltd.	YM1(113),1%(3),O(4)	NAP	NAP	NAP	NAP	NAP
35.00	Loan		1	StorQuest - San Leandro, CA	L(26),D(87),O(7)	1,253,980	426,752	827,228	7/31/2025	T-12
36.00	Loan	35, 36, 37	1	Saxony Hall Owners, Inc.	YM1(113),1%(3),O(4)	NAP	NAP	NAP	NAP	NAP
37.00	Loan	34	1	Karen Gardens	L(24),YM1(90),O(7)	NAV	NAV	NAV	NAV	NAV
38.00	Loan		1	A Storage Place Yucaipa	L(25),D(88),O(7)	989,424	322,726	666,698	8/31/2025	T-12
39.00	Loan		1	Hartsdale Gardens Coop	L(23),YM1(93),O(4)	NAV	NAV	NAV	NAV	NAV
40.00	Loan	35, 36, 37	1	505 Central Avenue Corp.	YM1(113),1%(3),O(4)	NAP	NAP	NAP	NAP	NAP
41.00	Loan		2	CVS Solomon Portfolio	L(25),D(91),O(4)	667,479	0	667,479	7/31/2025	T-12
41.01	Property		1	CVS Solomon - Brandon		NAV	NAV	NAV	NAV	NAV
41.02	Property		1	CVS Solomon - Paris		NAV	NAV	NAV	NAV	NAV

A-1-19

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Prepayment Provision	Most Recent EGI ($)	Most Recent Expenses ($)	Most Recent NOI ($)	Most Recent NOI Date	Most Recent Description
42.00	Loan		1	Katy Fort Bend Business Park	L(25),D(91),O(4)	NAV	NAV	NAV	NAV	NAV
43.00	Loan	35, 36, 37	1	7901 4th Tenants Corp.	YM1(113),1%(3),O(4)	NAP	NAP	NAP	NAP	NAP
44.00	Loan	35, 36, 37	1	Lafayette Studios Corp.	YM1(113),1%(3),O(4)	NAP	NAP	NAP	NAP	NAP
45.00	Loan	35, 36, 37	1	85 8th Avenue Owners Corp.	YM1(113),1%(3),O(4)	NAP	NAP	NAP	NAP	NAP
46.00	Loan	35, 36, 37	1	3050 Fairfield Avenue Owners Corp.	YM1(113),1%(3),O(4)	NAP	NAP	NAP	NAP	NAP
47.00	Loan	35, 36, 37	1	3520 Tryon Avenue Owners, Inc.	YM1(113),1%(3),O(4)	NAP	NAP	NAP	NAP	NAP
48.00	Loan	35, 36, 37	1	Highland Terrace Housing Development Fund Corporation	YM1(113),1%(3),O(4)	NAP	NAP	NAP	NAP	NAP
49.00	Loan	35, 36, 37	1	494 Ocean Harbor View Apartment Corp.	YM1(113),1%(3),O(4)	NAP	NAP	NAP	NAP	NAP
50.00	Loan	35, 36, 37	1	31 East 12th Street Owners, Inc.	YM1(113),1%(3),O(4)	NAP	NAP	NAP	NAP	NAP
51.00	Loan	35, 36, 37	1	315 St. John's Owners, Inc.	YM1(113),1%(3),O(4)	NAP	NAP	NAP	NAP	NAP
52.00	Loan		1	Wisconsin Rapids Retail	L(23),YM1(90),O(7)	778,056	163,575	614,481	5/31/2025	T-12
53.00	Loan	35, 36, 37	1	6535 Broadway Owners Corp.	YM1(113),1%(3),O(4)	NAP	NAP	NAP	NAP	NAP
54.00	Loan	35, 36, 37	1	64th Apartment Corp.	YM1(113),1%(3),O(4)	NAP	NAP	NAP	NAP	NAP
55.00	Loan		1	StorQuest - Vallejo, CA	L(26),D(87),O(7)	777,959	378,161	399,798	7/31/2025	T-12
56.00	Loan		1	StorQuest - 51st Avenue, Phoenix, AZ	L(25),D(88),O(7)	579,004	301,120	277,884	8/31/2025	T-12
57.00	Loan	35, 36, 37	1	137-05 Franklin Avenue Owners, Inc.	YM1(113),1%(3),O(4)	NAP	NAP	NAP	NAP	NAP
58.00	Loan	35, 36, 37	1	57 Park Terrace West Owners, Inc.	YM1(113),1%(3),O(4)	NAP	NAP	NAP	NAP	NAP
59.00	Loan	35, 36, 37	1	Park Avenue and Seventy-Seventh Street Corporation a/k/a Park Avenue and Seventy-Seventh Street, Corporation	YM1(113),1%(3),O(4)	NAP	NAP	NAP	NAP	NAP
60.00	Loan	35, 36, 37	1	284-5 Apt Inc.	YM1(113),1%(3),O(4)	NAP	NAP	NAP	NAP	NAP
61.00	Loan	35, 36, 37	1	111 Tenants Corp.	YM1(113),1%(3),O(4)	NAP	NAP	NAP	NAP	NAP
62.00	Loan	35, 36, 37	1	3231-5-9 Barker Owners, Inc.	YM1(113),1%(3),O(4)	NAP	NAP	NAP	NAP	NAP
63.00	Loan	35, 36, 37	1	80 Avenue P Owners Corp.	YM1(113),1%(3),O(4)	NAP	NAP	NAP	NAP	NAP
64.00	Loan	35, 36, 37	1	The Manton House Corp.	YM1(113),1%(3),O(4)	NAP	NAP	NAP	NAP	NAP
65.00	Loan	35, 36, 37	1	Hilltop Village Cooperative #Two, Inc. a/k/a Hilltop Village Cooperative #2, Inc.	YM1(113),1%(3),O(4)	NAP	NAP	NAP	NAP	NAP
66.00	Loan	35, 36, 37	1	Hampton House Tenants Corp.	YM1(113),1%(3),O(4)	NAP	NAP	NAP	NAP	NAP
67.00	Loan	35, 36, 37	1	Melissa Court Owners, Inc.	YM1(113),1%(3),O(4)	NAP	NAP	NAP	NAP	NAP
68.00	Loan	35, 36, 37	1	Greenwich 33 Apartment Corp.	YM1(113),1%(3),O(4)	NAP	NAP	NAP	NAP	NAP
69.00	Loan	35, 36, 37	1	Heathcote Manor Owners Corp.	YM1(113),1%(3),O(4)	NAP	NAP	NAP	NAP	NAP
70.00	Loan	35, 36, 37	1	Gramatan Court Apartments, Inc.	YM1(113),1%(3),O(4)	NAP	NAP	NAP	NAP	NAP
71.00	Loan	35, 36, 37	1	120 East 83rd Street Owners Corp.	YM1(113),1%(3),O(4)	NAP	NAP	NAP	NAP	NAP
72.00	Loan	35, 36, 37	1	Wappanocca Manor, Inc.	YM1(113),1%(3),O(4)	NAP	NAP	NAP	NAP	NAP
73.00	Loan	35, 36, 37	1	131 West Owners Corp.	YM1(113),1%(3),O(4)	NAP	NAP	NAP	NAP	NAP
74.00	Loan	35, 36, 37	1	Carolyn Court Owners, Inc.	YM1(113),1%(3),O(4)	NAP	NAP	NAP	NAP	NAP

A-1-20

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Second Most Recent EGI ($)	Second Most Recent Expenses ($)	Second Most Recent NOI ($)	Second Most Recent NOI Date	Second Most Recent Description	Third Most Recent EGI ($)
1.00	Loan	7	1	Sheraton Denver Downtown Hotel	NAV	NAV	NAV	NAV	NAV	NAV
2.00	Loan	5	1	255 Greenwich	30,344,640	13,927,068	16,417,572	12/31/2024	T-12	32,152,546
3.00	Loan	6, 8	1	Burke Centre	9,344,861	1,869,013	7,475,848	12/31/2023	T-12	9,118,958
4.00	Loan		1	Ellenton Premium Outlets	24,694,656	5,708,443	18,986,213	12/31/2024	T-12	24,227,619
5.00	Loan	9, 10, 11, 12, 13, 14, 15, 32	9	Midwest Industrial Portfolio	8,149,190	3,695,229	4,453,961	12/31/2024	T-12	6,595,906
5.01	Property		1	Franklin, PA	138,603	513,677	(375,074)	12/31/2024	T-12	0
5.02	Property		1	Sheboygan, WI (Muth)	1,747,523	435,318	1,312,205	12/31/2024	T-12	1,610,581
5.03	Property		1	Freeport, IL	1,245,470	548,945	696,525	12/31/2024	T-12	1,082,934
5.04	Property		1	Milwaukee, WI (Cudahy)	2,521,876	767,686	1,754,190	12/31/2024	T-12	2,350,161
5.05	Property		1	Milwaukee, WI (Broadway)	1,243,276	278,140	965,135	12/31/2024	T-12	1,199,405
5.06	Property		1	Dekalb, IL	428,737	448,900	(20,163)	12/31/2024	T-12	186,646
5.07	Property		1	Orleans, IN	433,942	299,550	134,392	12/31/2024	T-12	58,118
5.08	Property		1	Andrews, NC	77,534	231,450	(153,916)	12/31/2024	T-12	64,756
5.09	Property		1	Pine Bluff, AR	312,228	171,562	140,666	12/31/2024	T-12	43,303
6.00	Loan	6, 16	1	Brentwood Commons	13,175,691	3,820,924	9,354,767	12/31/2024	T-12	12,535,490
7.00	Loan	6	1	Market Place Center	30,615,804	10,234,541	20,381,263	12/31/2024	T-12	30,016,925
8.00	Loan		1	Marriott Chicago O’Hare	24,220,307	20,517,276	3,703,031	12/31/2024	T-12	23,679,495
9.00	Loan		1	Red Rock Commons	3,600,470	692,097	2,908,374	12/31/2024	T-12	3,306,944
10.00	Loan	17	1	4 Union Square South	27,417,769	10,213,386	17,204,383	12/31/2024	T-12	26,496,042
11.00	Loan	18, 19, 33	2	Natson Hotel Largo Portfolio	9,168,318	5,524,646	3,643,672	12/31/2024	T-12	8,324,758
11.01	Property		1	Hampton Inn & Suites	4,847,281	2,806,258	2,041,023	12/31/2024	T-12	4,620,743
11.02	Property		1	Holiday Inn Express & Suites	4,321,037	2,718,388	1,602,649	12/31/2024	T-12	3,704,015
12.00	Loan	5, 20, 21, 22, 23, 24, 25, 26, 27, 28, 29, 30	8	BioMed MIT Portfolio	176,733,917	46,671,196	130,062,720	12/31/2024	T-12	173,447,650
12.01	Property		1	45 - 75 Sidney	41,408,214	12,536,787	28,871,427	12/31/2024	T-12	39,535,268
12.02	Property		1	40 Landsdowne	25,600,810	6,077,135	19,523,675	12/31/2024	T-12	24,543,095
12.03	Property		1	35 Landsdowne	24,359,988	5,915,644	18,444,344	12/31/2024	T-12	23,362,188
12.04	Property		1	65 Landsdowne	27,913,006	5,702,624	22,210,383	12/31/2024	T-12	25,908,903
12.05	Property		1	88 Sidney	17,446,719	4,113,632	13,333,087	12/31/2024	T-12	16,644,554
12.06	Property		1	64 Sidney	16,109,379	4,100,376	12,009,003	12/31/2024	T-12	15,402,242
12.07	Property		1	38 Sidney	10,840,792	4,128,744	6,712,048	12/31/2024	T-12	15,628,120
12.08	Property		1	26 Landsdowne	13,055,008	4,096,254	8,958,755	12/31/2024	T-12	12,423,280
13.00	Loan		1	Tennant Station	4,687,985	1,098,501	3,589,484	12/31/2024	T-12	4,689,332
14.00	Loan	31	1	Canyon Portal	3,470,360	1,355,842	2,114,518	12/31/2024	T-12	3,316,525
15.00	Loan		1	Courtyard Titusville Kennedy Space Center	10,773,245	7,489,354	3,283,891	12/31/2024	T-12	9,376,336
16.00	Loan		1	Lawton Town Center	2,127,100	569,688	1,557,412	12/31/2024	T-12	2,004,181
17.00	Loan		1	Lancaster Plaza	2,238,575	723,949	1,514,627	12/31/2024	T-12	2,278,298
18.00	Loan		1	1919 Madison Avenue	NAV	NAV	NAV	NAV	NAV	NAV
19.00	Loan		1	E Residences at 6810 Polk Street	NAV	NAV	NAV	NAV	NAV	NAV
20.00	Loan		1	Porterwood Shopping Center	2,126,757	743,259	1,383,498	12/31/2024	T-12	2,302,090
21.00	Loan		1	Meadowlark Gardens	NAV	NAV	NAV	NAV	NAV	NAV
22.00	Loan	35, 36, 37	1	24535 Owners Corp.	NAP	NAP	NAP	NAP	NAP	NAP
23.00	Loan		1	3900 Bailey Ave	NAV	NAV	NAV	NAV	NAV	NAV
24.00	Loan	35, 36, 37	1	Greenbriar Owners Corp.	NAP	NAP	NAP	NAP	NAP	NAP
25.00	Loan	35, 36, 37	1	Birchwood On The Green Owners Corp.	NAP	NAP	NAP	NAP	NAP	NAP
26.00	Loan	35, 36, 37	1	Coronet Hall Tenants Corp.	NAP	NAP	NAP	NAP	NAP	NAP
27.00	Loan		1	40-52 Derwood Circle	1,297,752	280,835	1,016,917	12/31/2024	T-12	1,201,338
28.00	Loan		1	Lambertville Mini Storage I and II	727,939	349,983	377,956	12/31/2023	T-12	728,912
29.00	Loan	35, 36, 37	1	150 Joralemon St. Owners Corp.	NAP	NAP	NAP	NAP	NAP	NAP
30.00	Loan	35, 36, 37	1	711 Shore Road Owners Corp.	NAP	NAP	NAP	NAP	NAP	NAP
31.00	Loan	35, 36, 37	1	Tudor Woods, Inc.	NAP	NAP	NAP	NAP	NAP	NAP
32.00	Loan		1	Hillcrest Shopping Center	1,058,555	262,561	795,994	12/31/2024	T-12	1,026,579
33.00	Loan	35, 36, 37	1	Colorado Owners, Inc.	NAP	NAP	NAP	NAP	NAP	NAP
34.00	Loan	35, 36, 37	1	Congress Owners, Ltd.	NAP	NAP	NAP	NAP	NAP	NAP
35.00	Loan		1	StorQuest - San Leandro, CA	1,273,566	426,192	847,374	12/31/2024	T-12	1,244,145
36.00	Loan	35, 36, 37	1	Saxony Hall Owners, Inc.	NAP	NAP	NAP	NAP	NAP	NAP
37.00	Loan	34	1	Karen Gardens	NAV	NAV	NAV	NAV	NAV	NAV
38.00	Loan		1	A Storage Place Yucaipa	1,010,898	319,848	691,050	12/31/2024	T-12	974,641
39.00	Loan		1	Hartsdale Gardens Coop	NAV	NAV	NAV	NAV	NAV	NAV
40.00	Loan	35, 36, 37	1	505 Central Avenue Corp.	NAP	NAP	NAP	NAP	NAP	NAP
41.00	Loan		2	CVS Solomon Portfolio	665,656	0	665,656	12/31/2024	T-12	656,709
41.01	Property		1	CVS Solomon - Brandon	NAV	NAV	NAV	NAV	NAV	NAV
41.02	Property		1	CVS Solomon - Paris	NAV	NAV	NAV	NAV	NAV	NAV

A-1-21

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Second Most Recent EGI ($)	Second Most Recent Expenses ($)	Second Most Recent NOI ($)	Second Most Recent NOI Date	Second Most Recent Description	Third Most Recent EGI ($)
42.00	Loan		1	Katy Fort Bend Business Park	NAV	NAV	NAV	NAV	NAV	NAV
43.00	Loan	35, 36, 37	1	7901 4th Tenants Corp.	NAP	NAP	NAP	NAP	NAP	NAP
44.00	Loan	35, 36, 37	1	Lafayette Studios Corp.	NAP	NAP	NAP	NAP	NAP	NAP
45.00	Loan	35, 36, 37	1	85 8th Avenue Owners Corp.	NAP	NAP	NAP	NAP	NAP	NAP
46.00	Loan	35, 36, 37	1	3050 Fairfield Avenue Owners Corp.	NAP	NAP	NAP	NAP	NAP	NAP
47.00	Loan	35, 36, 37	1	3520 Tryon Avenue Owners, Inc.	NAP	NAP	NAP	NAP	NAP	NAP
48.00	Loan	35, 36, 37	1	Highland Terrace Housing Development Fund Corporation	NAP	NAP	NAP	NAP	NAP	NAP
49.00	Loan	35, 36, 37	1	494 Ocean Harbor View Apartment Corp.	NAP	NAP	NAP	NAP	NAP	NAP
50.00	Loan	35, 36, 37	1	31 East 12th Street Owners, Inc.	NAP	NAP	NAP	NAP	NAP	NAP
51.00	Loan	35, 36, 37	1	315 St. John's Owners, Inc.	NAP	NAP	NAP	NAP	NAP	NAP
52.00	Loan		1	Wisconsin Rapids Retail	NAV	NAV	NAV	NAV	NAV	NAV
53.00	Loan	35, 36, 37	1	6535 Broadway Owners Corp.	NAP	NAP	NAP	NAP	NAP	NAP
54.00	Loan	35, 36, 37	1	64th Apartment Corp.	NAP	NAP	NAP	NAP	NAP	NAP
55.00	Loan		1	StorQuest - Vallejo, CA	813,100	378,340	434,760	12/31/2024	T-12	854,962
56.00	Loan		1	StorQuest - 51st Avenue, Phoenix, AZ	504,293	288,341	215,952	12/31/2024	T-12	379,958
57.00	Loan	35, 36, 37	1	137-05 Franklin Avenue Owners, Inc.	NAP	NAP	NAP	NAP	NAP	NAP
58.00	Loan	35, 36, 37	1	57 Park Terrace West Owners, Inc.	NAP	NAP	NAP	NAP	NAP	NAP
59.00	Loan	35, 36, 37	1	Park Avenue and Seventy-Seventh Street Corporation a/k/a Park Avenue and Seventy-Seventh Street, Corporation	NAP	NAP	NAP	NAP	NAP	NAP
60.00	Loan	35, 36, 37	1	284-5 Apt Inc.	NAP	NAP	NAP	NAP	NAP	NAP
61.00	Loan	35, 36, 37	1	111 Tenants Corp.	NAP	NAP	NAP	NAP	NAP	NAP
62.00	Loan	35, 36, 37	1	3231-5-9 Barker Owners, Inc.	NAP	NAP	NAP	NAP	NAP	NAP
63.00	Loan	35, 36, 37	1	80 Avenue P Owners Corp.	NAP	NAP	NAP	NAP	NAP	NAP
64.00	Loan	35, 36, 37	1	The Manton House Corp.	NAP	NAP	NAP	NAP	NAP	NAP
65.00	Loan	35, 36, 37	1	Hilltop Village Cooperative #Two, Inc. a/k/a Hilltop Village Cooperative #2, Inc.	NAP	NAP	NAP	NAP	NAP	NAP
66.00	Loan	35, 36, 37	1	Hampton House Tenants Corp.	NAP	NAP	NAP	NAP	NAP	NAP
67.00	Loan	35, 36, 37	1	Melissa Court Owners, Inc.	NAP	NAP	NAP	NAP	NAP	NAP
68.00	Loan	35, 36, 37	1	Greenwich 33 Apartment Corp.	NAP	NAP	NAP	NAP	NAP	NAP
69.00	Loan	35, 36, 37	1	Heathcote Manor Owners Corp.	NAP	NAP	NAP	NAP	NAP	NAP
70.00	Loan	35, 36, 37	1	Gramatan Court Apartments, Inc.	NAP	NAP	NAP	NAP	NAP	NAP
71.00	Loan	35, 36, 37	1	120 East 83rd Street Owners Corp.	NAP	NAP	NAP	NAP	NAP	NAP
72.00	Loan	35, 36, 37	1	Wappanocca Manor, Inc.	NAP	NAP	NAP	NAP	NAP	NAP
73.00	Loan	35, 36, 37	1	131 West Owners Corp.	NAP	NAP	NAP	NAP	NAP	NAP
74.00	Loan	35, 36, 37	1	Carolyn Court Owners, Inc.	NAP	NAP	NAP	NAP	NAP	NAP

A-1-22

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Third Most Recent Expenses ($)	Third Most Recent NOI ($)	Third Most Recent NOI Date	Third Most Recent Description	Underwritten Economic Occupancy (%)	Underwritten EGI ($)
1.00	Loan	7	1	Sheraton Denver Downtown Hotel	NAV	NAV	NAV	NAV	100.0%	14,738,237
2.00	Loan	5	1	255 Greenwich	13,834,112	18,318,434	12/31/2023	T-12	91.1%	33,664,589
3.00	Loan	6, 8	1	Burke Centre	1,733,296	7,385,661	12/31/2022	T-12	95.0%	10,092,123
4.00	Loan		1	Ellenton Premium Outlets	5,450,378	18,777,241	12/31/2023	T-12	83.3%	24,235,222
5.00	Loan	9, 10, 11, 12, 13, 14, 15, 32	9	Midwest Industrial Portfolio	3,080,953	3,514,953	12/31/2023	T-12	76.2%	10,570,076
5.01	Property		1	Franklin, PA	33,836	(33,836)	12/31/2023	T-12	44.6%	1,021,767
5.02	Property		1	Sheboygan, WI (Muth)	471,152	1,139,429	12/31/2023	T-12	98.4%	1,718,471
5.03	Property		1	Freeport, IL	530,906	552,028	12/31/2023	T-12	59.8%	1,084,732
5.04	Property		1	Milwaukee, WI (Cudahy)	778,942	1,571,220	12/31/2023	T-12	92.5%	2,038,097
5.05	Property		1	Milwaukee, WI (Broadway)	235,444	963,961	12/31/2023	T-12	100.0%	1,280,129
5.06	Property		1	Dekalb, IL	495,247	(308,600)	12/31/2023	T-12	85.8%	974,951
5.07	Property		1	Orleans, IN	168,896	(110,777)	12/31/2023	T-12	48.6%	673,486
5.08	Property		1	Andrews, NC	166,712	(101,956)	12/31/2023	T-12	100.0%	1,427,383
5.09	Property		1	Pine Bluff, AR	199,818	(156,515)	12/31/2023	T-12	59.6%	351,060
6.00	Loan	6, 16	1	Brentwood Commons	3,748,346	8,787,144	12/31/2023	T-12	88.3%	13,479,317
7.00	Loan	6	1	Market Place Center	9,883,330	20,133,595	6/30/2024	T-12	81.8%	34,555,896
8.00	Loan		1	Marriott Chicago O’Hare	19,838,787	3,840,708	12/31/2023	T-12	58.4%	27,994,907
9.00	Loan		1	Red Rock Commons	636,072	2,670,872	12/31/2023	T-12	95.0%	3,476,870
10.00	Loan	17	1	4 Union Square South	9,534,301	16,961,741	12/31/2023	T-12	95.0%	28,099,056
11.00	Loan	18, 19, 33	2	Natson Hotel Largo Portfolio	5,399,844	2,924,914	12/31/2023	T-12	89.9%	9,807,892
11.01	Property		1	Hampton Inn & Suites	2,753,169	1,867,573	12/31/2023	T-12	91.1%	5,101,105
11.02	Property		1	Holiday Inn Express & Suites	2,646,675	1,057,340	12/31/2023	T-12	88.8%	4,706,787
12.00	Loan	5, 20, 21, 22, 23, 24, 25, 26, 27, 28, 29, 30	8	BioMed MIT Portfolio	49,851,854	123,595,795	12/31/2023	T-12	96.6%	182,951,992
12.01	Property		1	45 - 75 Sidney	13,105,185	26,430,083	12/31/2023	T-12	100.0%	42,926,154
12.02	Property		1	40 Landsdowne	6,332,943	18,210,152	12/31/2023	T-12	100.0%	27,577,180
12.03	Property		1	35 Landsdowne	6,133,796	17,228,392	12/31/2023	T-12	100.0%	26,214,627
12.04	Property		1	65 Landsdowne	6,548,980	19,359,923	12/31/2023	T-12	100.0%	28,027,439
12.05	Property		1	88 Sidney	4,300,594	12,343,960	12/31/2023	T-12	100.0%	18,448,942
12.06	Property		1	64 Sidney	4,275,564	11,126,679	12/31/2023	T-12	99.9%	16,656,167
12.07	Property		1	38 Sidney	4,881,993	10,746,127	12/31/2023	T-12	62.1%	9,630,596
12.08	Property		1	26 Landsdowne	4,272,800	8,150,480	12/31/2023	T-12	100.0%	13,470,887
13.00	Loan		1	Tennant Station	1,131,213	3,558,119	12/31/2023	T-12	83.2%	4,379,301
14.00	Loan	31	1	Canyon Portal	1,306,753	2,009,772	12/31/2023	T-12	93.9%	3,552,972
15.00	Loan		1	Courtyard Titusville Kennedy Space Center	6,892,395	2,483,941	12/31/2023	T-12	74.2%	10,582,404
16.00	Loan		1	Lawton Town Center	624,225	1,379,955	12/31/2023	T-12	95.0%	2,594,515
17.00	Loan		1	Lancaster Plaza	655,217	1,623,081	12/31/2023	T-12	95.0%	2,481,990
18.00	Loan		1	1919 Madison Avenue	NAV	NAV	NAV	NAV	95.0%	6,793,509
19.00	Loan		1	E Residences at 6810 Polk Street	NAV	NAV	NAV	NAV	95.0%	1,229,235
20.00	Loan		1	Porterwood Shopping Center	549,811	1,752,279	12/31/2023	T-12	83.0%	2,074,349
21.00	Loan		1	Meadowlark Gardens	NAV	NAV	NAV	NAV	95.0%	8,059,523
22.00	Loan	35, 36, 37	1	24535 Owners Corp.	NAP	NAP	NAP	NAP	95.0%	4,612,978
23.00	Loan		1	3900 Bailey Ave	NAV	NAV	NAV	NAV	95.0%	5,885,306
24.00	Loan	35, 36, 37	1	Greenbriar Owners Corp.	NAP	NAP	NAP	NAP	98.5%	4,899,871
25.00	Loan	35, 36, 37	1	Birchwood On The Green Owners Corp.	NAP	NAP	NAP	NAP	95.0%	9,535,017
26.00	Loan	35, 36, 37	1	Coronet Hall Tenants Corp.	NAP	NAP	NAP	NAP	95.0%	3,870,400
27.00	Loan		1	40-52 Derwood Circle	221,917	979,421	12/31/2023	T-12	95.0%	1,390,404
28.00	Loan		1	Lambertville Mini Storage I and II	342,907	386,005	12/31/2022	T-12	78.2%	991,119
29.00	Loan	35, 36, 37	1	150 Joralemon St. Owners Corp.	NAP	NAP	NAP	NAP	93.8%	4,887,604
30.00	Loan	35, 36, 37	1	711 Shore Road Owners Corp.	NAP	NAP	NAP	NAP	94.5%	2,737,423
31.00	Loan	35, 36, 37	1	Tudor Woods, Inc.	NAP	NAP	NAP	NAP	95.0%	3,965,547
32.00	Loan		1	Hillcrest Shopping Center	256,431	770,148	12/31/2023	T-12	93.3%	1,107,816
33.00	Loan	35, 36, 37	1	Colorado Owners, Inc.	NAP	NAP	NAP	NAP	95.0%	3,866,150
34.00	Loan	35, 36, 37	1	Congress Owners, Ltd.	NAP	NAP	NAP	NAP	95.0%	4,581,090
35.00	Loan		1	StorQuest - San Leandro, CA	460,564	783,581	12/31/2023	T-12	84.9%	1,253,980
36.00	Loan	35, 36, 37	1	Saxony Hall Owners, Inc.	NAP	NAP	NAP	NAP	98.0%	2,028,981
37.00	Loan	34	1	Karen Gardens	NAV	NAV	NAV	NAV	95.0%	2,042,940
38.00	Loan		1	A Storage Place Yucaipa	311,865	662,775	12/31/2023	T-12	89.4%	989,424
39.00	Loan		1	Hartsdale Gardens Coop	NAV	NAV	NAV	NAV	95.0%	2,354,024
40.00	Loan	35, 36, 37	1	505 Central Avenue Corp.	NAP	NAP	NAP	NAP	95.0%	4,491,026
41.00	Loan		2	CVS Solomon Portfolio	0	656,709	12/31/2023	T-12	95.0%	652,707
41.01	Property		1	CVS Solomon - Brandon	NAV	NAV	NAV	NAV	NAV	NAV
41.02	Property		1	CVS Solomon - Paris	NAV	NAV	NAV	NAV	NAV	NAV

A-1-23

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Third Most Recent Expenses ($)	Third Most Recent NOI ($)	Third Most Recent NOI Date	Third Most Recent Description	Underwritten Economic Occupancy (%)	Underwritten EGI ($)
42.00	Loan		1	Katy Fort Bend Business Park	NAV	NAV	NAV	NAV	95.0%	593,592
43.00	Loan	35, 36, 37	1	7901 4th Tenants Corp.	NAP	NAP	NAP	NAP	94.9%	3,964,112
44.00	Loan	35, 36, 37	1	Lafayette Studios Corp.	NAP	NAP	NAP	NAP	94.4%	7,895,245
45.00	Loan	35, 36, 37	1	85 8th Avenue Owners Corp.	NAP	NAP	NAP	NAP	95.1%	5,717,535
46.00	Loan	35, 36, 37	1	3050 Fairfield Avenue Owners Corp.	NAP	NAP	NAP	NAP	98.2%	2,763,561
47.00	Loan	35, 36, 37	1	3520 Tryon Avenue Owners, Inc.	NAP	NAP	NAP	NAP	96.0%	1,628,077
48.00	Loan	35, 36, 37	1	Highland Terrace Housing Development Fund Corporation	NAP	NAP	NAP	NAP	95.0%	2,729,958
49.00	Loan	35, 36, 37	1	494 Ocean Harbor View Apartment Corp.	NAP	NAP	NAP	NAP	96.0%	1,445,576
50.00	Loan	35, 36, 37	1	31 East 12th Street Owners, Inc.	NAP	NAP	NAP	NAP	97.0%	5,117,122
51.00	Loan	35, 36, 37	1	315 St. John's Owners, Inc.	NAP	NAP	NAP	NAP	94.5%	3,234,905
52.00	Loan		1	Wisconsin Rapids Retail	NAV	NAV	NAV	NAV	95.0%	1,113,965
53.00	Loan	35, 36, 37	1	6535 Broadway Owners Corp.	NAP	NAP	NAP	NAP	95.0%	1,418,093
54.00	Loan	35, 36, 37	1	64th Apartment Corp.	NAP	NAP	NAP	NAP	96.0%	3,156,870
55.00	Loan		1	StorQuest - Vallejo, CA	351,978	502,984	12/31/2023	T-12	78.8%	784,380
56.00	Loan		1	StorQuest - 51st Avenue, Phoenix, AZ	297,956	82,002	12/31/2023	T-12	83.3%	621,190
57.00	Loan	35, 36, 37	1	137-05 Franklin Avenue Owners, Inc.	NAP	NAP	NAP	NAP	98.0%	3,232,925
58.00	Loan	35, 36, 37	1	57 Park Terrace West Owners, Inc.	NAP	NAP	NAP	NAP	95.0%	1,476,212
59.00	Loan	35, 36, 37	1	Park Avenue and Seventy-Seventh Street Corporation a/k/a Park Avenue and Seventy-Seventh Street, Corporation	NAP	NAP	NAP	NAP	96.9%	10,032,963
60.00	Loan	35, 36, 37	1	284-5 Apt Inc.	NAP	NAP	NAP	NAP	95.0%	1,986,923
61.00	Loan	35, 36, 37	1	111 Tenants Corp.	NAP	NAP	NAP	NAP	95.0%	2,516,740
62.00	Loan	35, 36, 37	1	3231-5-9 Barker Owners, Inc.	NAP	NAP	NAP	NAP	95.0%	790,448
63.00	Loan	35, 36, 37	1	80 Avenue P Owners Corp.	NAP	NAP	NAP	NAP	98.2%	2,213,639
64.00	Loan	35, 36, 37	1	The Manton House Corp.	NAP	NAP	NAP	NAP	96.4%	1,033,746
65.00	Loan	35, 36, 37	1	Hilltop Village Cooperative #Two, Inc. a/k/a Hilltop Village Cooperative #2, Inc.	NAP	NAP	NAP	NAP	96.0%	5,836,454
66.00	Loan	35, 36, 37	1	Hampton House Tenants Corp.	NAP	NAP	NAP	NAP	95.0%	1,975,905
67.00	Loan	35, 36, 37	1	Melissa Court Owners, Inc.	NAP	NAP	NAP	NAP	95.0%	1,068,100
68.00	Loan	35, 36, 37	1	Greenwich 33 Apartment Corp.	NAP	NAP	NAP	NAP	95.0%	3,731,980
69.00	Loan	35, 36, 37	1	Heathcote Manor Owners Corp.	NAP	NAP	NAP	NAP	95.0%	1,057,217
70.00	Loan	35, 36, 37	1	Gramatan Court Apartments, Inc.	NAP	NAP	NAP	NAP	96.0%	1,685,578
71.00	Loan	35, 36, 37	1	120 East 83rd Street Owners Corp.	NAP	NAP	NAP	NAP	97.1%	714,404
72.00	Loan	35, 36, 37	1	Wappanocca Manor, Inc.	NAP	NAP	NAP	NAP	95.0%	385,320
73.00	Loan	35, 36, 37	1	131 West Owners Corp.	NAP	NAP	NAP	NAP	95.0%	1,487,472
74.00	Loan	35, 36, 37	1	Carolyn Court Owners, Inc.	NAP	NAP	NAP	NAP	96.0%	884,851

A-1-24

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Underwritten Expenses ($)	Underwritten Net Operating Income ($)	Underwritten Replacement / FF&E Reserve ($)	Underwritten TI / LC ($)	Underwritten Net Cash Flow ($)	Underwritten NOI DSCR (x)
1.00	Loan	7	1	Sheraton Denver Downtown Hotel	0	14,738,237	0	0	14,738,237	1.29
2.00	Loan	5	1	255 Greenwich	14,771,377	18,893,213	125,323	626,617	18,141,272	1.98
3.00	Loan	6, 8	1	Burke Centre	2,043,675	8,048,448	46,861	339,028	7,662,559	1.41
4.00	Loan		1	Ellenton Premium Outlets	6,006,419	18,228,803	76,348	715,763	17,436,692	2.41
5.00	Loan	9, 10, 11, 12, 13, 14, 15, 32	9	Midwest Industrial Portfolio	3,792,481	6,777,595	31,549	422,324	6,323,722	1.55
5.01	Property		1	Franklin, PA	600,269	421,498	5,067	67,824	348,608
5.02	Property		1	Sheboygan, WI (Muth)	474,466	1,244,005	3,259	43,628	1,197,117
5.03	Property		1	Freeport, IL	364,898	719,834	5,379	72,000	642,456
5.04	Property		1	Milwaukee, WI (Cudahy)	692,310	1,345,787	3,714	49,717	1,292,356
5.05	Property		1	Milwaukee, WI (Broadway)	294,892	985,237	2,514	33,653	949,070
5.06	Property		1	Dekalb, IL	460,348	514,604	2,972	39,789	471,844
5.07	Property		1	Orleans, IN	313,287	360,199	4,028	53,915	302,256
5.08	Property		1	Andrews, NC	382,768	1,044,615	3,155	42,227	999,233
5.09	Property		1	Pine Bluff, AR	209,243	141,817	1,462	19,573	120,782
6.00	Loan	6, 16	1	Brentwood Commons	4,219,809	9,259,508	87,589	656,921	8,514,998	3.14
7.00	Loan	6	1	Market Place Center	10,668,450	23,887,446	247,246	1,154,250	22,485,950	3.14
8.00	Loan		1	Marriott Chicago O’Hare	21,685,901	6,309,006	1,399,745	0	4,909,260	2.25
9.00	Loan		1	Red Rock Commons	669,416	2,807,454	25,489	115,448	2,666,517	1.59
10.00	Loan	17	1	4 Union Square South	11,025,961	17,073,095	76,090	408,372	16,588,633	2.49
11.00	Loan	18, 19, 33	2	Natson Hotel Largo Portfolio	5,809,106	3,998,786	392,316	0	3,606,470	1.99
11.01	Property		1	Hampton Inn & Suites	2,967,811	2,133,295	204,044	0	1,929,250
11.02	Property		1	Holiday Inn Express & Suites	2,841,296	1,865,491	188,271	0	1,677,220
12.00	Loan	5, 20, 21, 22, 23, 24, 25, 26, 27, 28, 29, 30	8	BioMed MIT Portfolio	42,158,762	140,793,230	197,172	1,314,481	139,281,577	2.78
12.01	Property		1	45 - 75 Sidney	11,652,405	31,273,749	41,576	277,174	30,954,999
12.02	Property		1	40 Landsdowne	5,530,397	22,046,783	32,196	214,638	21,799,950
12.03	Property		1	35 Landsdowne	5,404,895	20,809,732	30,363	202,423	20,576,945
12.04	Property		1	65 Landsdowne	4,819,787	23,207,652	18,362	122,410	23,066,881
12.05	Property		1	88 Sidney	3,663,173	14,785,769	21,905	146,034	14,617,830
12.06	Property		1	64 Sidney	3,529,887	13,126,280	18,956	126,371	12,980,953
12.07	Property		1	38 Sidney	3,661,066	5,969,530	18,383	122,554	5,828,593
12.08	Property		1	26 Landsdowne	3,897,152	9,573,734	15,432	102,877	9,455,426
13.00	Loan		1	Tennant Station	1,106,171	3,273,130	59,457	271,518	2,942,155	2.41
14.00	Loan	31	1	Canyon Portal	1,446,409	2,106,562	15,681	52,652	2,038,229	1.24
15.00	Loan		1	Courtyard Titusville Kennedy Space Center	7,556,805	3,025,599	423,296	0	2,602,303	2.00
16.00	Loan		1	Lawton Town Center	629,967	1,964,547	31,122	204,368	1,729,058	1.65
17.00	Loan		1	Lancaster Plaza	787,716	1,694,274	16,710	92,782	1,584,782	1.66
18.00	Loan		1	1919 Madison Avenue	2,845,360	3,948,148	48,375	17,114	3,882,659	4.59
19.00	Loan		1	E Residences at 6810 Polk Street	255,004	974,231	9,000	0	965,231	1.31
20.00	Loan		1	Porterwood Shopping Center	810,977	1,263,372	36,620	91,974	1,134,777	1.67
21.00	Loan		1	Meadowlark Gardens	3,646,007	4,413,516	72,000	0	4,341,516	6.90
22.00	Loan	35, 36, 37	1	24535 Owners Corp.	2,358,463	2,254,515	56,500	0	2,198,015	3.62
23.00	Loan		1	3900 Bailey Ave	3,097,717	2,787,589	47,250	0	2,740,339	4.83
24.00	Loan	35, 36, 37	1	Greenbriar Owners Corp.	2,054,670	2,845,201	26,400	0	2,818,801	5.31
25.00	Loan	35, 36, 37	1	Birchwood On The Green Owners Corp.	2,950,738	6,584,279	117,600	0	6,466,679	12.16
26.00	Loan	35, 36, 37	1	Coronet Hall Tenants Corp.	1,554,654	2,315,746	39,050	0	2,276,696	5.76
27.00	Loan		1	40-52 Derwood Circle	337,904	1,052,500	21,268	26,642	1,004,591	2.47
28.00	Loan		1	Lambertville Mini Storage I and II	318,396	672,722	19,283	0	653,439	1.52
29.00	Loan	35, 36, 37	1	150 Joralemon St. Owners Corp.	1,956,068	2,931,536	18,000	0	2,913,536	6.02
30.00	Loan	35, 36, 37	1	711 Shore Road Owners Corp.	1,074,053	1,663,370	21,250	0	1,642,120	3.34
31.00	Loan	35, 36, 37	1	Tudor Woods, Inc.	1,648,699	2,316,848	40,700	0	2,276,148	5.11
32.00	Loan		1	Hillcrest Shopping Center	289,438	818,378	22,889	80,027	715,462	2.07
33.00	Loan	35, 36, 37	1	Colorado Owners, Inc.	1,745,599	2,120,551	35,400	0	2,085,151	5.50
34.00	Loan	35, 36, 37	1	Congress Owners, Ltd.	2,638,488	1,942,602	44,800	0	1,897,802	5.07
35.00	Loan		1	StorQuest - San Leandro, CA	388,120	865,859	4,315	0	861,545	2.94
36.00	Loan	35, 36, 37	1	Saxony Hall Owners, Inc.	699,042	1,329,939	17,200	0	1,312,739	3.70
37.00	Loan	34	1	Karen Gardens	982,521	1,060,419	20,400	0	1,040,019	2.83
38.00	Loan		1	A Storage Place Yucaipa	299,523	689,900	7,842	0	682,058	2.40
39.00	Loan		1	Hartsdale Gardens Coop	1,019,570	1,334,454	22,500	0	1,311,954	4.31
40.00	Loan	35, 36, 37	1	505 Central Avenue Corp.	2,054,661	2,436,365	39,700	0	2,396,665	6.94
41.00	Loan		2	CVS Solomon Portfolio	19,581	633,126	3,983	26,497	602,646	1.61
41.01	Property		1	CVS Solomon - Brandon	NAV	NAV	NAV	NAV	NAV
41.02	Property		1	CVS Solomon - Paris	NAV	NAV	NAV	NAV	NAV

A-1-25

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Underwritten Expenses ($)	Underwritten Net Operating Income ($)	Underwritten Replacement / FF&E Reserve ($)	Underwritten TI / LC ($)	Underwritten Net Cash Flow ($)	Underwritten NOI DSCR (x)
42.00	Loan		1	Katy Fort Bend Business Park	124,166	469,426	4,485	29,933	435,008	1.43
43.00	Loan	35, 36, 37	1	7901 4th Tenants Corp.	1,509,951	2,454,161	34,300	0	2,419,861	7.36
44.00	Loan	35, 36, 37	1	Lafayette Studios Corp.	1,727,980	6,167,265	18,300	0	6,148,965	23.15
45.00	Loan	35, 36, 37	1	85 8th Avenue Owners Corp.	2,909,479	2,808,056	21,700	0	2,786,356	10.17
46.00	Loan	35, 36, 37	1	3050 Fairfield Avenue Owners Corp.	1,537,425	1,226,136	21,900	0	1,204,236	4.41
47.00	Loan	35, 36, 37	1	3520 Tryon Avenue Owners, Inc.	762,269	865,808	16,000	0	849,808	3.39
48.00	Loan	35, 36, 37	1	Highland Terrace Housing Development Fund Corporation	1,159,769	1,570,189	26,400	0	1,543,789	5.62
49.00	Loan	35, 36, 37	1	494 Ocean Harbor View Apartment Corp.	560,858	884,718	17,100	0	867,618	3.49
50.00	Loan	35, 36, 37	1	31 East 12th Street Owners, Inc.	2,613,820	2,503,302	21,450	0	2,481,852	12.76
51.00	Loan	35, 36, 37	1	315 St. John's Owners, Inc.	1,058,534	2,176,371	14,400	0	2,161,971	9.71
52.00	Loan		1	Wisconsin Rapids Retail	275,220	838,745	29,206	69,673	739,866	4.16
53.00	Loan	35, 36, 37	1	6535 Broadway Owners Corp.	638,666	779,427	24,800	0	754,627	4.06
54.00	Loan	35, 36, 37	1	64th Apartment Corp.	1,474,151	1,682,719	32,450	0	1,650,269	7.98
55.00	Loan		1	StorQuest - Vallejo, CA	354,978	429,402	4,547	0	424,855	2.53
56.00	Loan		1	StorQuest - 51st Avenue, Phoenix, AZ	259,511	361,679	5,228	0	356,451	2.07
57.00	Loan	35, 36, 37	1	137-05 Franklin Avenue Owners, Inc.	1,141,324	2,091,601	33,000	0	2,058,601	11.09
58.00	Loan	35, 36, 37	1	57 Park Terrace West Owners, Inc.	644,174	832,038	12,500	0	819,538	4.22
59.00	Loan	35, 36, 37	1	Park Avenue and Seventy-Seventh Street Corporation a/k/a Park Avenue and Seventy-Seventh Street, Corporation	5,036,097	4,996,866	11,500	0	4,985,366	32.58
60.00	Loan	35, 36, 37	1	284-5 Apt Inc.	1,036,083	950,840	23,400	0	927,440	5.33
61.00	Loan	35, 36, 37	1	111 Tenants Corp.	952,984	1,563,756	27,000	0	1,536,756	9.89
62.00	Loan	35, 36, 37	1	3231-5-9 Barker Owners, Inc.	406,783	383,665	11,100	0	372,565	2.49
63.00	Loan	35, 36, 37	1	80 Avenue P Owners Corp.	917,309	1,296,330	24,900	0	1,271,430	9.14
64.00	Loan	35, 36, 37	1	The Manton House Corp.	477,665	556,081	9,600	0	546,481	4.12
65.00	Loan	35, 36, 37	1	Hilltop Village Cooperative #Two, Inc. a/k/a Hilltop Village Cooperative #2, Inc.	2,488,663	3,347,791	58,500	0	3,289,291	25.04
66.00	Loan	35, 36, 37	1	Hampton House Tenants Corp.	707,057	1,268,848	18,100	0	1,250,748	11.18
67.00	Loan	35, 36, 37	1	Melissa Court Owners, Inc.	471,954	596,146	14,400	0	581,746	5.78
68.00	Loan	35, 36, 37	1	Greenwich 33 Apartment Corp.	1,183,921	2,548,059	13,500	0	2,534,559	23.29
69.00	Loan	35, 36, 37	1	Heathcote Manor Owners Corp.	398,287	658,930	9,000	0	649,930	6.71
70.00	Loan	35, 36, 37	1	Gramatan Court Apartments, Inc.	536,981	1,148,597	13,500	0	1,135,097	10.75
71.00	Loan	35, 36, 37	1	120 East 83rd Street Owners Corp.	268,776	445,628	4,000	0	441,628	4.76
72.00	Loan	35, 36, 37	1	Wappanocca Manor, Inc.	160,301	225,019	3,600	0	221,419	3.16
73.00	Loan	35, 36, 37	1	131 West Owners Corp.	655,855	831,617	5,900	0	825,717	10.28
74.00	Loan	35, 36, 37	1	Carolyn Court Owners, Inc.	286,479	598,372	9,350	0	589,022	8.10

A-1-26

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Underwritten NCF DSCR (x)	Underwritten NOI Debt Yield (%)	Underwritten NCF Debt Yield (%)	Appraised Value ($)	Appraised Value Type
1.00	Loan	7	1	Sheraton Denver Downtown Hotel	1.29	8.2%	8.2%	235,000,000	As Is
2.00	Loan	5	1	255 Greenwich	1.90	12.9%	12.3%	280,000,000	As Is
3.00	Loan	6, 8	1	Burke Centre	1.34	9.1%	8.7%	129,300,000	As Is
4.00	Loan		1	Ellenton Premium Outlets	2.31	15.2%	14.5%	198,000,000	As Is
5.00	Loan	9, 10, 11, 12, 13, 14, 15, 32	9	Midwest Industrial Portfolio	1.44	11.6%	10.8%	95,460,000	As Is
5.01	Property		1	Franklin, PA				11,550,000	As Is
5.02	Property		1	Sheboygan, WI (Muth)				15,950,000	As Is
5.03	Property		1	Freeport, IL				15,100,000	As Is
5.04	Property		1	Milwaukee, WI (Cudahy)				14,500,000	As Is
5.05	Property		1	Milwaukee, WI (Broadway)				11,050,000	As Is
5.06	Property		1	Dekalb, IL				10,800,000	As Is
5.07	Property		1	Orleans, IN				6,680,000	As Is
5.08	Property		1	Andrews, NC				8,000,000	As Is
5.09	Property		1	Pine Bluff, AR				1,830,000	As Is
6.00	Loan	6, 16	1	Brentwood Commons	2.88	19.1%	17.6%	91,400,000	As Is
7.00	Loan	6	1	Market Place Center	2.96	17.7%	16.7%	265,000,000	As Is
8.00	Loan		1	Marriott Chicago O’Hare	1.75	18.2%	14.1%	72,500,000	As Is
9.00	Loan		1	Red Rock Commons	1.51	10.0%	9.5%	43,000,000	As Is
10.00	Loan	17	1	4 Union Square South	2.42	14.2%	13.8%	290,000,000	As Is
11.00	Loan	18, 19, 33	2	Natson Hotel Largo Portfolio	1.80	15.4%	13.9%	46,325,930	As-If PIP Reserve Funded
11.01	Property		1	Hampton Inn & Suites				24,889,582	As-If PIP Reserve Funded
11.02	Property		1	Holiday Inn Express & Suites				21,436,348	As-If PIP Reserve Funded
12.00	Loan	5, 20, 21, 22, 23, 24, 25, 26, 27, 28, 29, 30	8	BioMed MIT Portfolio	2.75	16.6%	16.4%	2,400,000,000	As Portfolio
12.01	Property		1	45 - 75 Sidney				501,300,000	As Is
12.02	Property		1	40 Landsdowne				378,100,000	As Is
12.03	Property		1	35 Landsdowne				356,900,000	As Is
12.04	Property		1	65 Landsdowne				358,400,000	As Is
12.05	Property		1	88 Sidney				224,900,000	As Is
12.06	Property		1	64 Sidney				183,700,000	As Is
12.07	Property		1	38 Sidney				170,600,000	As Is
12.08	Property		1	26 Landsdowne				156,400,000	As Is
13.00	Loan		1	Tennant Station	2.17	14.5%	13.1%	48,600,000	As Is
14.00	Loan	31	1	Canyon Portal	1.20	9.6%	9.3%	32,000,000	As Is
15.00	Loan		1	Courtyard Titusville Kennedy Space Center	1.72	15.5%	13.3%	34,500,000	As Is
16.00	Loan		1	Lawton Town Center	1.45	11.7%	10.3%	24,700,000	As Is
17.00	Loan		1	Lancaster Plaza	1.55	10.6%	9.9%	29,000,000	As Is
18.00	Loan		1	1919 Madison Avenue	4.52	31.6%	31.1%	79,500,000	Gross Sellout Value
19.00	Loan		1	E Residences at 6810 Polk Street	1.30	8.1%	8.0%	18,800,000	As Is
20.00	Loan		1	Porterwood Shopping Center	1.50	11.0%	9.9%	18,190,000	As Is
21.00	Loan		1	Meadowlark Gardens	6.79	47.6%	46.8%	74,110,000	Gross Sellout Value
22.00	Loan	35, 36, 37	1	24535 Owners Corp.	3.53	25.1%	24.5%	53,000,000	As Is
23.00	Loan		1	3900 Bailey Ave	4.75	34.9%	34.4%	29,000,000	As Is
24.00	Loan	35, 36, 37	1	Greenbriar Owners Corp.	5.26	37.9%	37.6%	65,500,000	As Is
25.00	Loan	35, 36, 37	1	Birchwood On The Green Owners Corp.	11.95	88.0%	86.5%	121,000,000	As Is
26.00	Loan	35, 36, 37	1	Coronet Hall Tenants Corp.	5.67	33.1%	32.5%	39,800,000	As Is
27.00	Loan		1	40-52 Derwood Circle	2.36	15.0%	14.4%	15,800,000	As Is
28.00	Loan		1	Lambertville Mini Storage I and II	1.48	9.6%	9.3%	12,000,000	As Is
29.00	Loan	35, 36, 37	1	150 Joralemon St. Owners Corp.	5.98	42.0%	41.7%	82,500,000	As Is
30.00	Loan	35, 36, 37	1	711 Shore Road Owners Corp.	3.29	24.5%	24.2%	51,400,000	As Is
31.00	Loan	35, 36, 37	1	Tudor Woods, Inc.	5.02	35.1%	34.5%	33,800,000	As Is
32.00	Loan		1	Hillcrest Shopping Center	1.81	12.6%	11.0%	9,500,000	As Is
33.00	Loan	35, 36, 37	1	Colorado Owners, Inc.	5.40	34.0%	33.4%	41,000,000	As Is
34.00	Loan	35, 36, 37	1	Congress Owners, Ltd.	4.95	36.0%	35.2%	90,850,000	As Is
35.00	Loan		1	StorQuest - San Leandro, CA	2.92	16.7%	16.6%	13,340,000	As Is
36.00	Loan	35, 36, 37	1	Saxony Hall Owners, Inc.	3.65	25.6%	25.3%	16,700,000	As Is
37.00	Loan	34	1	Karen Gardens	2.77	21.2%	20.8%	19,210,000	Gross Sellout Value
38.00	Loan		1	A Storage Place Yucaipa	2.38	13.8%	13.6%	10,500,000	As Is
39.00	Loan		1	Hartsdale Gardens Coop	4.24	26.7%	26.3%	20,625,000	Gross Sellout Value
40.00	Loan	35, 36, 37	1	505 Central Avenue Corp.	6.82	48.8%	48.0%	31,200,000	As Is
41.00	Loan		2	CVS Solomon Portfolio	1.53	12.7%	12.1%	8,920,000	As Is
41.01	Property		1	CVS Solomon - Brandon				4,800,000	As Is
41.02	Property		1	CVS Solomon - Paris				4,120,000	As Is

A-1-27

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Underwritten NCF DSCR (x)	Underwritten NOI Debt Yield (%)	Underwritten NCF Debt Yield (%)	Appraised Value ($)	Appraised Value Type
42.00	Loan		1	Katy Fort Bend Business Park	1.33	9.7%	9.0%	6,900,000	As Is
43.00	Loan	35, 36, 37	1	7901 4th Tenants Corp.	7.26	53.4%	52.7%	51,700,000	As Is
44.00	Loan	35, 36, 37	1	Lafayette Studios Corp.	23.08	137.1%	136.6%	129,300,000	As Is
45.00	Loan	35, 36, 37	1	85 8th Avenue Owners Corp.	10.09	62.4%	61.9%	75,000,000	As Is
46.00	Loan	35, 36, 37	1	3050 Fairfield Avenue Owners Corp.	4.33	28.5%	28.0%	28,850,000	As Is
47.00	Loan	35, 36, 37	1	3520 Tryon Avenue Owners, Inc.	3.33	22.9%	22.5%	13,600,000	As Is
48.00	Loan	35, 36, 37	1	Highland Terrace Housing Development Fund Corporation	5.53	42.0%	41.3%	19,400,000	As Is
49.00	Loan	35, 36, 37	1	494 Ocean Harbor View Apartment Corp.	3.42	24.6%	24.1%	14,700,000	As Is
50.00	Loan	35, 36, 37	1	31 East 12th Street Owners, Inc.	12.65	71.5%	70.9%	63,600,000	As Is
51.00	Loan	35, 36, 37	1	315 St. John's Owners, Inc.	9.65	62.2%	61.8%	79,500,000	As Is
52.00	Loan		1	Wisconsin Rapids Retail	3.67	25.4%	22.4%	11,800,000	As Is
53.00	Loan	35, 36, 37	1	6535 Broadway Owners Corp.	3.94	24.4%	23.6%	11,100,000	As Is
54.00	Loan	35, 36, 37	1	64th Apartment Corp.	7.83	52.6%	51.6%	36,700,000	As Is
55.00	Loan		1	StorQuest - Vallejo, CA	2.50	14.5%	14.4%	6,520,000	As Is
56.00	Loan		1	StorQuest - 51st Avenue, Phoenix, AZ	2.04	12.7%	12.5%	5,490,000	As Is
57.00	Loan	35, 36, 37	1	137-05 Franklin Avenue Owners, Inc.	10.91	74.8%	73.6%	40,050,000	As Is
58.00	Loan	35, 36, 37	1	57 Park Terrace West Owners, Inc.	4.15	29.8%	29.3%	19,100,000	As Is
59.00	Loan	35, 36, 37	1	Park Avenue and Seventy-Seventh Street Corporation a/k/a Park Avenue and Seventy-Seventh Street, Corporation	32.51	199.9%	199.4%	235,000,000	As Is
60.00	Loan	35, 36, 37	1	284-5 Apt Inc.	5.20	38.9%	37.9%	25,000,000	As Is
61.00	Loan	35, 36, 37	1	111 Tenants Corp.	9.72	65.2%	64.0%	31,300,000	As Is
62.00	Loan	35, 36, 37	1	3231-5-9 Barker Owners, Inc.	2.42	17.4%	16.9%	6,000,000	As Is
63.00	Loan	35, 36, 37	1	80 Avenue P Owners Corp.	8.96	64.8%	63.6%	30,800,000	As Is
64.00	Loan	35, 36, 37	1	The Manton House Corp.	4.05	27.8%	27.4%	11,700,000	As Is
65.00	Loan	35, 36, 37	1	Hilltop Village Cooperative #Two, Inc. a/k/a Hilltop Village Cooperative #2, Inc.	24.61	184.1%	180.8%	39,000,000	As Is
66.00	Loan	35, 36, 37	1	Hampton House Tenants Corp.	11.02	72.5%	71.5%	26,500,000	As Is
67.00	Loan	35, 36, 37	1	Melissa Court Owners, Inc.	5.64	35.1%	34.2%	7,800,000	As Is
68.00	Loan	35, 36, 37	1	Greenwich 33 Apartment Corp.	23.16	169.9%	169.0%	68,400,000	As Is
69.00	Loan	35, 36, 37	1	Heathcote Manor Owners Corp.	6.62	44.0%	43.4%	9,200,000	As Is
70.00	Loan	35, 36, 37	1	Gramatan Court Apartments, Inc.	10.63	77.9%	77.0%	22,700,000	As Is
71.00	Loan	35, 36, 37	1	120 East 83rd Street Owners Corp.	4.72	34.3%	34.0%	7,800,000	As Is
72.00	Loan	35, 36, 37	1	Wappanocca Manor, Inc.	3.11	20.5%	20.1%	3,800,000	As Is
73.00	Loan	35, 36, 37	1	131 West Owners Corp.	10.20	75.8%	75.3%	22,000,000	As Is
74.00	Loan	35, 36, 37	1	Carolyn Court Owners, Inc.	7.97	60.0%	59.1%	8,000,000	As Is

A-1-28

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Appraisal Date	Cut-off Date LTV Ratio (%)	LTV Ratio at Maturity / ARD (%)	Leased Occupancy (%)(3)	Occupancy Date	Single Tenant (Y/N)
1.00	Loan	7	1	Sheraton Denver Downtown Hotel	9/16/2025	76.6%	76.6%	100.0%	12/1/2025	Yes
2.00	Loan	5	1	255 Greenwich	9/25/2025	52.5%	52.5%	91.7%	10/1/2025	No
3.00	Loan	6, 8	1	Burke Centre	8/14/2025	68.1%	68.1%	100.0%	7/31/2025	No
4.00	Loan		1	Ellenton Premium Outlets	8/21/2025	60.6%	60.6%	84.4%	10/15/2025	No
5.00	Loan	9, 10, 11, 12, 13, 14, 15, 32	9	Midwest Industrial Portfolio	Various	61.3%	52.6%	69.1%	11/10/2025
5.01	Property		1	Franklin, PA	8/15/2025			32.6%	11/10/2025	No
5.02	Property		1	Sheboygan, WI (Muth)	8/18/2025			97.9%	11/10/2025	No
5.03	Property		1	Freeport, IL	8/18/2025			57.6%	11/10/2025	No
5.04	Property		1	Milwaukee, WI (Cudahy)	8/20/2025			88.2%	11/10/2025	No
5.05	Property		1	Milwaukee, WI (Broadway)	8/20/2025			100.0%	11/10/2025	Yes
5.06	Property		1	Dekalb, IL	8/18/2025			85.6%	11/10/2025	Yes
5.07	Property		1	Orleans, IN	7/31/2025			45.7%	11/10/2025	No
5.08	Property		1	Andrews, NC	9/1/2025			100.0%	11/10/2025	Yes
5.09	Property		1	Pine Bluff, AR	8/19/2025			36.3%	11/10/2025	Yes
6.00	Loan	6, 16	1	Brentwood Commons	10/1/2025	53.1%	53.1%	87.8%	10/24/2025	No
7.00	Loan	6	1	Market Place Center	3/5/2025	50.9%	50.9%	80.9%	7/31/2025	No
8.00	Loan		1	Marriott Chicago O’Hare	9/4/2025	47.9%	37.8%	58.4%	10/31/2025	NAP
9.00	Loan		1	Red Rock Commons	7/8/2025	65.2%	65.2%	99.1%	7/1/2025	No
10.00	Loan	17	1	4 Union Square South	5/12/2025	41.4%	41.4%	100.0%	4/1/2025	No
11.00	Loan	18, 19, 33	2	Natson Hotel Largo Portfolio	10/31/2025	56.1%	53.0%	89.9%	8/31/2025
11.01	Property		1	Hampton Inn & Suites	10/31/2025			91.1%	8/31/2025	No
11.02	Property		1	Holiday Inn Express & Suites	10/31/2025			88.8%	8/31/2025	No
12.00	Loan	5, 20, 21, 22, 23, 24, 25, 26, 27, 28, 29, 30	8	BioMed MIT Portfolio	3/5/2025	35.3%	35.3%	95.9%	4/1/2025
12.01	Property		1	45 - 75 Sidney	3/5/2025			100.0%	4/1/2025	No
12.02	Property		1	40 Landsdowne	3/5/2025			100.0%	4/1/2025	Yes
12.03	Property		1	35 Landsdowne	3/5/2025			100.0%	4/1/2025	Yes
12.04	Property		1	65 Landsdowne	3/5/2025			100.0%	4/1/2025	Yes
12.05	Property		1	88 Sidney	3/5/2025			100.0%	4/1/2025	Yes
12.06	Property		1	64 Sidney	3/5/2025			99.6%	4/1/2025	No
12.07	Property		1	38 Sidney	3/5/2025			56.4%	4/1/2025	No
12.08	Property		1	26 Landsdowne	3/5/2025			100.0%	4/1/2025	No
13.00	Loan		1	Tennant Station	9/5/2025	46.3%	46.3%	92.8%	11/1/2025	No
14.00	Loan	31	1	Canyon Portal	10/20/2025	68.8%	64.9%	100.0%	11/13/2025	No
15.00	Loan		1	Courtyard Titusville Kennedy Space Center	10/7/2025	56.5%	49.0%	74.2%	9/30/2025	NAP
16.00	Loan		1	Lawton Town Center	9/16/2025	67.8%	58.8%	97.6%	9/20/2025	No
17.00	Loan		1	Lancaster Plaza	9/4/2025	55.3%	55.3%	96.9%	9/8/2025	No
18.00	Loan		1	1919 Madison Avenue	6/15/2028	15.7%	13.2%	100.0%	8/1/2025	NAP
19.00	Loan		1	E Residences at 6810 Polk Street	7/14/2025	63.8%	63.8%	100.0%	11/7/2025	NAP
20.00	Loan		1	Porterwood Shopping Center	7/29/2025	63.2%	63.2%	79.0%	9/5/2025	No
21.00	Loan		1	Meadowlark Gardens	10/1/2028	12.5%	10.5%	100.0%	7/1/2025	NAP
22.00	Loan	35, 36, 37	1	24535 Owners Corp.	7/31/2025	16.9%	14.3%	95.0%	7/31/2025	No
23.00	Loan		1	3900 Bailey Ave	5/28/2025	27.5%	23.5%	98.9%	6/13/2025	NAP
24.00	Loan	35, 36, 37	1	Greenbriar Owners Corp.	9/30/2025	11.5%	9.7%	98.5%	9/30/2025	No
25.00	Loan	35, 36, 37	1	Birchwood On The Green Owners Corp.	7/29/2025	6.2%	5.3%	95.0%	7/29/2025	No
26.00	Loan	35, 36, 37	1	Coronet Hall Tenants Corp.	8/27/2025	17.6%	17.6%	95.0%	8/27/2025	No
27.00	Loan		1	40-52 Derwood Circle	8/29/2025	44.3%	44.3%	100.0%	12/1/2025	Yes
28.00	Loan		1	Lambertville Mini Storage I and II	7/16/2025	58.3%	58.3%	74.0%	8/20/2025	NAP
29.00	Loan	35, 36, 37	1	150 Joralemon St. Owners Corp.	7/17/2025	8.5%	7.1%	93.8%	7/17/2025	No
30.00	Loan	35, 36, 37	1	711 Shore Road Owners Corp.	8/28/2025	13.2%	11.3%	94.5%	8/28/2025	No
31.00	Loan	35, 36, 37	1	Tudor Woods, Inc.	10/9/2025	19.5%	16.4%	95.0%	10/9/2025	No
32.00	Loan		1	Hillcrest Shopping Center	10/1/2025	68.4%	68.4%	100.0%	8/31/2025	No
33.00	Loan	35, 36, 37	1	Colorado Owners, Inc.	7/23/2025	15.2%	14.5%	95.0%	7/23/2025	No
34.00	Loan	35, 36, 37	1	Congress Owners, Ltd.	8/15/2025	5.9%	5.0%	95.0%	8/15/2025	No
35.00	Loan		1	StorQuest - San Leandro, CA	8/26/2025	39.0%	39.0%	86.0%	9/9/2025	NAP
36.00	Loan	35, 36, 37	1	Saxony Hall Owners, Inc.	8/7/2025	31.1%	26.2%	98.0%	8/7/2025	No
37.00	Loan	34	1	Karen Gardens	12/1/2026	26.0%	22.4%	100.0%	9/17/2025	NAP
38.00	Loan		1	A Storage Place Yucaipa	8/28/2025	47.6%	47.6%	89.0%	10/23/2025	No
39.00	Loan		1	Hartsdale Gardens Coop	8/1/2027	24.2%	22.3%	100.0%	9/9/2025	NAP
40.00	Loan	35, 36, 37	1	505 Central Avenue Corp.	8/6/2025	16.0%	13.5%	95.0%	8/6/2025	No
41.00	Loan		2	CVS Solomon Portfolio	Various	56.0%	43.8%	100.0%	12/1/2025
41.01	Property		1	CVS Solomon - Brandon	8/16/2025			100.0%	12/1/2025	Yes
41.02	Property		1	CVS Solomon - Paris	8/15/2025			100.0%	12/1/2025	Yes

A-1-29

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Appraisal Date	Cut-off Date LTV Ratio (%)	LTV Ratio at Maturity / ARD (%)	Leased Occupancy (%)(3)	Occupancy Date	Single Tenant (Y/N)
42.00	Loan		1	Katy Fort Bend Business Park	9/16/2025	70.0%	70.0%	100.0%	10/24/2025	No
43.00	Loan	35, 36, 37	1	7901 4th Tenants Corp.	5/28/2025	8.9%	7.6%	94.9%	5/28/2025	No
44.00	Loan	35, 36, 37	1	Lafayette Studios Corp.	8/14/2025	3.5%	3.5%	94.4%	8/14/2025	No
45.00	Loan	35, 36, 37	1	85 8th Avenue Owners Corp.	9/5/2025	6.0%	6.0%	95.1%	9/5/2025	No
46.00	Loan	35, 36, 37	1	3050 Fairfield Avenue Owners Corp.	10/21/2025	14.9%	13.8%	98.2%	10/21/2025	No
47.00	Loan	35, 36, 37	1	3520 Tryon Avenue Owners, Inc.	4/3/2025	27.8%	26.0%	96.0%	4/3/2025	No
48.00	Loan	35, 36, 37	1	Highland Terrace Housing Development Fund Corporation	2/18/2025	19.3%	16.6%	95.0%	2/18/2025	No
49.00	Loan	35, 36, 37	1	494 Ocean Harbor View Apartment Corp.	7/23/2025	24.5%	23.0%	96.0%	7/23/2025	No
50.00	Loan	35, 36, 37	1	31 East 12th Street Owners, Inc.	8/21/2025	5.5%	5.5%	97.0%	8/21/2025	No
51.00	Loan	35, 36, 37	1	315 St. John's Owners, Inc.	9/11/2025	4.4%	4.1%	94.5%	9/11/2025	No
52.00	Loan		1	Wisconsin Rapids Retail	6/16/2025	28.0%	28.0%	100.0%	7/1/2025	No
53.00	Loan	35, 36, 37	1	6535 Broadway Owners Corp.	9/24/2025	28.8%	28.8%	95.0%	9/24/2025	No
54.00	Loan	35, 36, 37	1	64th Apartment Corp.	8/21/2025	8.7%	8.1%	96.0%	8/21/2025	No
55.00	Loan		1	StorQuest - Vallejo, CA	8/26/2025	45.4%	45.4%	74.6%	9/9/2025	NAP
56.00	Loan		1	StorQuest - 51st Avenue, Phoenix, AZ	10/2/2025	51.9%	51.9%	83.1%	10/13/2025	NAP
57.00	Loan	35, 36, 37	1	137-05 Franklin Avenue Owners, Inc.	6/11/2025	7.0%	6.5%	98.0%	6/11/2025	No
58.00	Loan	35, 36, 37	1	57 Park Terrace West Owners, Inc.	7/25/2025	14.6%	12.4%	95.0%	7/25/2025	No
59.00	Loan	35, 36, 37	1	Park Avenue and Seventy-Seventh Street Corporation a/k/a Park Avenue and Seventy-Seventh Street, Corporation	7/2/2025	1.1%	1.1%	96.9%	7/2/2025	No
60.00	Loan	35, 36, 37	1	284-5 Apt Inc.	6/16/2025	9.8%	8.4%	95.0%	6/16/2025	No
61.00	Loan	35, 36, 37	1	111 Tenants Corp.	7/16/2025	7.7%	7.7%	95.0%	7/16/2025	No
62.00	Loan	35, 36, 37	1	3231-5-9 Barker Owners, Inc.	9/9/2025	36.7%	34.4%	95.0%	9/9/2025	No
63.00	Loan	35, 36, 37	1	80 Avenue P Owners Corp.	10/2/2025	6.5%	5.5%	98.2%	10/2/2025	No
64.00	Loan	35, 36, 37	1	The Manton House Corp.	6/19/2025	17.1%	16.0%	96.4%	6/19/2025	No
65.00	Loan	35, 36, 37	1	Hilltop Village Cooperative #Two, Inc. a/k/a Hilltop Village Cooperative #2, Inc.	10/23/2025	4.7%	4.0%	96.0%	10/23/2025	No
66.00	Loan	35, 36, 37	1	Hampton House Tenants Corp.	9/17/2025	6.6%	6.1%	95.0%	9/17/2025	No
67.00	Loan	35, 36, 37	1	Melissa Court Owners, Inc.	8/7/2025	21.8%	21.8%	95.0%	8/7/2025	No
68.00	Loan	35, 36, 37	1	Greenwich 33 Apartment Corp.	9/25/2025	2.2%	1.9%	95.0%	9/25/2025	No
69.00	Loan	35, 36, 37	1	Heathcote Manor Owners Corp.	8/21/2025	16.3%	15.1%	95.0%	8/21/2025	No
70.00	Loan	35, 36, 37	1	Gramatan Court Apartments, Inc.	8/29/2025	6.5%	5.5%	96.0%	8/29/2025	No
71.00	Loan	35, 36, 37	1	120 East 83rd Street Owners Corp.	7/30/2025	16.7%	14.2%	97.1%	7/30/2025	No
72.00	Loan	35, 36, 37	1	Wappanocca Manor, Inc.	6/20/2025	28.9%	28.9%	95.0%	6/20/2025	No
73.00	Loan	35, 36, 37	1	131 West Owners Corp.	7/16/2025	5.0%	4.3%	95.0%	7/16/2025	No
74.00	Loan	35, 36, 37	1	Carolyn Court Owners, Inc.	8/5/2025	12.5%	10.7%	96.0%	8/5/2025	No

A-1-30

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Largest Tenant	Largest Tenant SF	Largest Tenant % of NRA	Largest Tenant Lease Expiration Date(4)
1.00	Loan	7	1	Sheraton Denver Downtown Hotel	Denver HS-EF Court Place, LLC	191,437	100.0%	11/30/2114
2.00	Loan	5	1	255 Greenwich	City University of New York - BMCC	244,092	39.0%	5/31/2035
3.00	Loan	6, 8	1	Burke Centre	Kohl's	87,127	33.9%	4/29/2029
4.00	Loan		1	Ellenton Premium Outlets	V.F. Factory Outlet	23,272	4.9%	1/31/2029
5.00	Loan	9, 10, 11, 12, 13, 14, 15, 32	9	Midwest Industrial Portfolio
5.01	Property		1	Franklin, PA	Qualex Manufacturing	60,898	13.5%	12/31/2029
5.02	Property		1	Sheboygan, WI (Muth)	Discovery Energy	153,527	52.8%	6/30/2026
5.03	Property		1	Freeport, IL	SPG International	236,698	49.3%	12/31/2034
5.04	Property		1	Milwaukee, WI (Cudahy)	Phoenix Storage Wisconsin	124,009	37.4%	12/31/2030
5.05	Property		1	Milwaukee, WI (Broadway)	Amentum	224,354	100.0%	1/31/2030
5.06	Property		1	Dekalb, IL	Logisticus	227,173	85.6%	7/31/2028
5.07	Property		1	Orleans, IN	C and M Conveyor Inc	134,654	37.5%	2/29/2028
5.08	Property		1	Andrews, NC	Phoenix Logistics (Eastman)	281,512	100.0%	12/31/2027
5.09	Property		1	Pine Bluff, AR	Graphyte Loblolly	47,394	36.3%	11/30/2028
6.00	Loan	6, 16	1	Brentwood Commons	HCA	96,984	22.1%	12/31/2030 (69,995 SF); 9/30/2027 (26,989 SF)
7.00	Loan	6	1	Market Place Center	Universal Services of America	53,360	4.6%	7/31/2030
8.00	Loan		1	Marriott Chicago O’Hare	NAP	NAP	NAP	NAP
9.00	Loan		1	Red Rock Commons	Dick's Sporting Goods	45,018	33.6%	1/31/2028
10.00	Loan	17	1	4 Union Square South	Burlington	92,602	45.4%	3/31/2030
11.00	Loan	18, 19, 33	2	Natson Hotel Largo Portfolio
11.01	Property		1	Hampton Inn & Suites	NAP	NAP	NAP	NAP
11.02	Property		1	Holiday Inn Express & Suites	NAP	NAP	NAP	NAP
12.00	Loan	5, 20, 21, 22, 23, 24, 25, 26, 27, 28, 29, 30	8	BioMed MIT Portfolio
12.01	Property		1	45 - 75 Sidney	Blueprint Medicines	139,216	50.2%	11/30/2029
12.02	Property		1	40 Landsdowne	Takeda	214,638	100.0%	6/30/2030
12.03	Property		1	35 Landsdowne	Takeda	202,423	100.0%	6/30/2030
12.04	Property		1	65 Landsdowne	The Brigham and Women's Hospital, Inc.	122,410	100.0%	8/31/2026
12.05	Property		1	88 Sidney	Agios Pharmaceuticals	146,034	100.0%	2/29/2028
12.06	Property		1	64 Sidney	Vericel Corporation	57,159	45.2%	2/29/2032
12.07	Property		1	38 Sidney	Blueprint Medicines	39,114	31.9%	11/30/2029
12.08	Property		1	26 Landsdowne	Beam Therapeutics	38,203	37.1%	9/30/2028
13.00	Loan		1	Tennant Station	Rosso's Furniture	40,428	19.7%	4/4/2026
14.00	Loan	31	1	Canyon Portal	Cliff's at L'Auberge	21,486	41.8%	12/31/2040
15.00	Loan		1	Courtyard Titusville Kennedy Space Center	NAP	NAP	NAP	NAP
16.00	Loan		1	Lawton Town Center	Kohl's Department Stores, Inc.	55,469	26.7%	1/31/2035
17.00	Loan		1	Lancaster Plaza	Food 4 Less	52,924	47.5%	5/16/2035
18.00	Loan		1	1919 Madison Avenue	NAP	NAP	NAP	NAP
19.00	Loan		1	E Residences at 6810 Polk Street	NAP	NAP	NAP	NAP
20.00	Loan		1	Porterwood Shopping Center	Goodwill Industries of Houston	28,291	27.8%	12/31/2035
21.00	Loan		1	Meadowlark Gardens	NAP	NAP	NAP	NAP
22.00	Loan	35, 36, 37	1	24535 Owners Corp.	NAP	NAP	NAP	NAP
23.00	Loan		1	3900 Bailey Ave	NAP	NAP	NAP	NAP
24.00	Loan	35, 36, 37	1	Greenbriar Owners Corp.	NAP	NAP	NAP	NAP
25.00	Loan	35, 36, 37	1	Birchwood On The Green Owners Corp.	NAP	NAP	NAP	NAP
26.00	Loan	35, 36, 37	1	Coronet Hall Tenants Corp.	NAP	NAP	NAP	NAP
27.00	Loan		1	40-52 Derwood Circle	ABC Supply Co	60,765	100.0%	12/31/2040
28.00	Loan		1	Lambertville Mini Storage I and II	NAP	NAP	NAP	NAP
29.00	Loan	35, 36, 37	1	150 Joralemon St. Owners Corp.	NAP	NAP	NAP	NAP
30.00	Loan	35, 36, 37	1	711 Shore Road Owners Corp.	NAP	NAP	NAP	NAP
31.00	Loan	35, 36, 37	1	Tudor Woods, Inc.	NAP	NAP	NAP	NAP
32.00	Loan		1	Hillcrest Shopping Center	Auto Zone Development, LLC	35,731	31.2%	3/31/2036
33.00	Loan	35, 36, 37	1	Colorado Owners, Inc.	NAP	NAP	NAP	NAP
34.00	Loan	35, 36, 37	1	Congress Owners, Ltd.	NAP	NAP	NAP	NAP
35.00	Loan		1	StorQuest - San Leandro, CA	NAP	NAP	NAP	NAP
36.00	Loan	35, 36, 37	1	Saxony Hall Owners, Inc.	NAP	NAP	NAP	NAP
37.00	Loan	34	1	Karen Gardens	NAP	NAP	NAP	NAP
38.00	Loan		1	A Storage Place Yucaipa	NAP	NAP	NAP	NAP
39.00	Loan		1	Hartsdale Gardens Coop	NAP	NAP	NAP	NAP
40.00	Loan	35, 36, 37	1	505 Central Avenue Corp.	NAP	NAP	NAP	NAP
41.00	Loan		2	CVS Solomon Portfolio
41.01	Property		1	CVS Solomon - Brandon	CVS - Brandon	13,813	100.0%	8/20/2028
41.02	Property		1	CVS Solomon - Paris	CVS - Paris	12,738	100.0%	4/13/2029

A-1-31

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Largest Tenant	Largest Tenant SF	Largest Tenant % of NRA	Largest Tenant Lease Expiration Date(4)
42.00	Loan		1	Katy Fort Bend Business Park	Crawford	7,700	25.8%	1/31/2030
43.00	Loan	35, 36, 37	1	7901 4th Tenants Corp.	NAP	NAP	NAP	NAP
44.00	Loan	35, 36, 37	1	Lafayette Studios Corp.	NAP	NAP	NAP	NAP
45.00	Loan	35, 36, 37	1	85 8th Avenue Owners Corp.	NAP	NAP	NAP	NAP
46.00	Loan	35, 36, 37	1	3050 Fairfield Avenue Owners Corp.	NAP	NAP	NAP	NAP
47.00	Loan	35, 36, 37	1	3520 Tryon Avenue Owners, Inc.	NAP	NAP	NAP	NAP
48.00	Loan	35, 36, 37	1	Highland Terrace Housing Development Fund Corporation	NAP	NAP	NAP	NAP
49.00	Loan	35, 36, 37	1	494 Ocean Harbor View Apartment Corp.	NAP	NAP	NAP	NAP
50.00	Loan	35, 36, 37	1	31 East 12th Street Owners, Inc.	NAP	NAP	NAP	NAP
51.00	Loan	35, 36, 37	1	315 St. John's Owners, Inc.	NAP	NAP	NAP	NAP
52.00	Loan		1	Wisconsin Rapids Retail	Marshall's	22,964	22.4%	4/30/2034
53.00	Loan	35, 36, 37	1	6535 Broadway Owners Corp.	NAP	NAP	NAP	NAP
54.00	Loan	35, 36, 37	1	64th Apartment Corp.	NAP	NAP	NAP	NAP
55.00	Loan		1	StorQuest - Vallejo, CA	NAP	NAP	NAP	NAP
56.00	Loan		1	StorQuest - 51st Avenue, Phoenix, AZ	NAP	NAP	NAP	NAP
57.00	Loan	35, 36, 37	1	137-05 Franklin Avenue Owners, Inc.	NAP	NAP	NAP	NAP
58.00	Loan	35, 36, 37	1	57 Park Terrace West Owners, Inc.	NAP	NAP	NAP	NAP
59.00	Loan	35, 36, 37	1	Park Avenue and Seventy-Seventh Street Corporation a/k/a Park Avenue and Seventy-Seventh Street, Corporation	NAP	NAP	NAP	NAP
60.00	Loan	35, 36, 37	1	284-5 Apt Inc.	NAP	NAP	NAP	NAP
61.00	Loan	35, 36, 37	1	111 Tenants Corp.	NAP	NAP	NAP	NAP
62.00	Loan	35, 36, 37	1	3231-5-9 Barker Owners, Inc.	NAP	NAP	NAP	NAP
63.00	Loan	35, 36, 37	1	80 Avenue P Owners Corp.	NAP	NAP	NAP	NAP
64.00	Loan	35, 36, 37	1	The Manton House Corp.	NAP	NAP	NAP	NAP
65.00	Loan	35, 36, 37	1	Hilltop Village Cooperative #Two, Inc. a/k/a Hilltop Village Cooperative #2, Inc.	NAP	NAP	NAP	NAP
66.00	Loan	35, 36, 37	1	Hampton House Tenants Corp.	NAP	NAP	NAP	NAP
67.00	Loan	35, 36, 37	1	Melissa Court Owners, Inc.	NAP	NAP	NAP	NAP
68.00	Loan	35, 36, 37	1	Greenwich 33 Apartment Corp.	NAP	NAP	NAP	NAP
69.00	Loan	35, 36, 37	1	Heathcote Manor Owners Corp.	NAP	NAP	NAP	NAP
70.00	Loan	35, 36, 37	1	Gramatan Court Apartments, Inc.	NAP	NAP	NAP	NAP
71.00	Loan	35, 36, 37	1	120 East 83rd Street Owners Corp.	NAP	NAP	NAP	NAP
72.00	Loan	35, 36, 37	1	Wappanocca Manor, Inc.	NAP	NAP	NAP	NAP
73.00	Loan	35, 36, 37	1	131 West Owners Corp.	NAP	NAP	NAP	NAP
74.00	Loan	35, 36, 37	1	Carolyn Court Owners, Inc.	NAP	NAP	NAP	NAP

A-1-32

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Second Largest Tenant	Second Largest Tenant SF	Second Largest Tenant % of NRA	Second Largest Tenant Lease Expiration Date
1.00	Loan	7	1	Sheraton Denver Downtown Hotel	NAP	NAP	NAP	NAP
2.00	Loan	5	1	255 Greenwich	The City of New York - DCAS	217,942	34.8%	6/30/2033 (207,812 SF); 4/30/2028 (10,130 SF)
3.00	Loan	6, 8	1	Burke Centre	Safeway Store	56,371	21.9%	1/31/2027
4.00	Loan		1	Ellenton Premium Outlets	Saks Fifth Avenue Off 5th	19,804	4.2%	10/31/2031
5.00	Loan	9, 10, 11, 12, 13, 14, 15, 32	9	Midwest Industrial Portfolio
5.01	Property		1	Franklin, PA	B&B Powercoating	47,749	10.6%	7/31/2030
5.02	Property		1	Sheboygan, WI (Muth)	Georgia-Pacific Corrugated	131,141	45.1%	1/31/2027
5.03	Property		1	Freeport, IL	DBS3 Enterprises LLC	14,800	3.1%	12/31/2027
5.04	Property		1	Milwaukee, WI (Cudahy)	JW Logistics	74,889	22.6%	3/31/2028
5.05	Property		1	Milwaukee, WI (Broadway)	NAP	NAP	NAP	NAP
5.06	Property		1	Dekalb, IL	NAP	NAP	NAP	NAP
5.07	Property		1	Orleans, IN	Steeltech Partners	29,608	8.2%	3/31/2028
5.08	Property		1	Andrews, NC	NAP	NAP	NAP	NAP
5.09	Property		1	Pine Bluff, AR	NAP	NAP	NAP	NAP
6.00	Loan	6, 16	1	Brentwood Commons	UHS of Delaware, Inc.	53,284	12.2%	3/31/2032
7.00	Loan	6	1	Market Place Center	MobilityWare, LLC & Upstanding	50,851	4.4%	3/31/2026
8.00	Loan		1	Marriott Chicago O’Hare	NAP	NAP	NAP	NAP
9.00	Loan		1	Red Rock Commons	Old Navy	15,003	11.2%	3/31/2027
10.00	Loan	17	1	4 Union Square South	Whole Foods	61,097	29.9%	11/30/2040
11.00	Loan	18, 19, 33	2	Natson Hotel Largo Portfolio
11.01	Property		1	Hampton Inn & Suites	NAP	NAP	NAP	NAP
11.02	Property		1	Holiday Inn Express & Suites	NAP	NAP	NAP	NAP
12.00	Loan	5, 20, 21, 22, 23, 24, 25, 26, 27, 28, 29, 30	8	BioMed MIT Portfolio
12.01	Property		1	45 - 75 Sidney	Takeda	78,655	28.4%	1/31/2032
12.02	Property		1	40 Landsdowne	NAP	NAP	NAP	NAP
12.03	Property		1	35 Landsdowne	NAP	NAP	NAP	NAP
12.04	Property		1	65 Landsdowne	NAP	NAP	NAP	NAP
12.05	Property		1	88 Sidney	NAP	NAP	NAP	NAP
12.06	Property		1	64 Sidney	Agios Pharmaceuticals	42,564	33.7%	2/29/2028
12.07	Property		1	38 Sidney	Agios Pharmaceuticals	12,995	10.6%	2/29/2028
12.08	Property		1	26 Landsdowne	Repertoire Immune Medicine	35,943	34.9%	9/30/2028
13.00	Loan		1	Tennant Station	Morgan Hill Bowl	35,678	17.4%	8/31/2036
14.00	Loan	31	1	Canyon Portal	Canyon Breeze	6,870	13.4%	12/31/2072
15.00	Loan		1	Courtyard Titusville Kennedy Space Center	NAP	NAP	NAP	NAP
16.00	Loan		1	Lawton Town Center	Dick's Sporting Goods	45,000	21.7%	1/31/2030
17.00	Loan		1	Lancaster Plaza	PetSmart	24,850	22.3%	2/28/2029
18.00	Loan		1	1919 Madison Avenue	NAP	NAP	NAP	NAP
19.00	Loan		1	E Residences at 6810 Polk Street	NAP	NAP	NAP	NAP
20.00	Loan		1	Porterwood Shopping Center	Supreme Hibachi - Nengwen Chen	10,356	10.2%	4/30/2030
21.00	Loan		1	Meadowlark Gardens	NAP	NAP	NAP	NAP
22.00	Loan	35, 36, 37	1	24535 Owners Corp.	NAP	NAP	NAP	NAP
23.00	Loan		1	3900 Bailey Ave	NAP	NAP	NAP	NAP
24.00	Loan	35, 36, 37	1	Greenbriar Owners Corp.	NAP	NAP	NAP	NAP
25.00	Loan	35, 36, 37	1	Birchwood On The Green Owners Corp.	NAP	NAP	NAP	NAP
26.00	Loan	35, 36, 37	1	Coronet Hall Tenants Corp.	NAP	NAP	NAP	NAP
27.00	Loan		1	40-52 Derwood Circle	NAP	NAP	NAP	NAP
28.00	Loan		1	Lambertville Mini Storage I and II	NAP	NAP	NAP	NAP
29.00	Loan	35, 36, 37	1	150 Joralemon St. Owners Corp.	NAP	NAP	NAP	NAP
30.00	Loan	35, 36, 37	1	711 Shore Road Owners Corp.	NAP	NAP	NAP	NAP
31.00	Loan	35, 36, 37	1	Tudor Woods, Inc.	NAP	NAP	NAP	NAP
32.00	Loan		1	Hillcrest Shopping Center	King's Home, Inc	25,000	21.8%	11/30/2030
33.00	Loan	35, 36, 37	1	Colorado Owners, Inc.	NAP	NAP	NAP	NAP
34.00	Loan	35, 36, 37	1	Congress Owners, Ltd.	NAP	NAP	NAP	NAP
35.00	Loan		1	StorQuest - San Leandro, CA	NAP	NAP	NAP	NAP
36.00	Loan	35, 36, 37	1	Saxony Hall Owners, Inc.	NAP	NAP	NAP	NAP
37.00	Loan	34	1	Karen Gardens	NAP	NAP	NAP	NAP
38.00	Loan		1	A Storage Place Yucaipa	NAP	NAP	NAP	NAP
39.00	Loan		1	Hartsdale Gardens Coop	NAP	NAP	NAP	NAP
40.00	Loan	35, 36, 37	1	505 Central Avenue Corp.	NAP	NAP	NAP	NAP
41.00	Loan		2	CVS Solomon Portfolio
41.01	Property		1	CVS Solomon - Brandon	NAP	NAP	NAP	NAP
41.02	Property		1	CVS Solomon - Paris	NAP	NAP	NAP	NAP

A-1-33

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Second Largest Tenant	Second Largest Tenant SF	Second Largest Tenant % of NRA	Second Largest Tenant Lease Expiration Date
42.00	Loan		1	Katy Fort Bend Business Park	RES Energy Solutions	6,600	22.1%	1/31/2031
43.00	Loan	35, 36, 37	1	7901 4th Tenants Corp.	NAP	NAP	NAP	NAP
44.00	Loan	35, 36, 37	1	Lafayette Studios Corp.	NAP	NAP	NAP	NAP
45.00	Loan	35, 36, 37	1	85 8th Avenue Owners Corp.	NAP	NAP	NAP	NAP
46.00	Loan	35, 36, 37	1	3050 Fairfield Avenue Owners Corp.	NAP	NAP	NAP	NAP
47.00	Loan	35, 36, 37	1	3520 Tryon Avenue Owners, Inc.	NAP	NAP	NAP	NAP
48.00	Loan	35, 36, 37	1	Highland Terrace Housing Development Fund Corporation	NAP	NAP	NAP	NAP
49.00	Loan	35, 36, 37	1	494 Ocean Harbor View Apartment Corp.	NAP	NAP	NAP	NAP
50.00	Loan	35, 36, 37	1	31 East 12th Street Owners, Inc.	NAP	NAP	NAP	NAP
51.00	Loan	35, 36, 37	1	315 St. John's Owners, Inc.	NAP	NAP	NAP	NAP
52.00	Loan		1	Wisconsin Rapids Retail	PetsMart	18,594	18.2%	1/31/2035
53.00	Loan	35, 36, 37	1	6535 Broadway Owners Corp.	NAP	NAP	NAP	NAP
54.00	Loan	35, 36, 37	1	64th Apartment Corp.	NAP	NAP	NAP	NAP
55.00	Loan		1	StorQuest - Vallejo, CA	NAP	NAP	NAP	NAP
56.00	Loan		1	StorQuest - 51st Avenue, Phoenix, AZ	NAP	NAP	NAP	NAP
57.00	Loan	35, 36, 37	1	137-05 Franklin Avenue Owners, Inc.	NAP	NAP	NAP	NAP
58.00	Loan	35, 36, 37	1	57 Park Terrace West Owners, Inc.	NAP	NAP	NAP	NAP
59.00	Loan	35, 36, 37	1	Park Avenue and Seventy-Seventh Street Corporation a/k/a Park Avenue and Seventy-Seventh Street, Corporation	NAP	NAP	NAP	NAP
60.00	Loan	35, 36, 37	1	284-5 Apt Inc.	NAP	NAP	NAP	NAP
61.00	Loan	35, 36, 37	1	111 Tenants Corp.	NAP	NAP	NAP	NAP
62.00	Loan	35, 36, 37	1	3231-5-9 Barker Owners, Inc.	NAP	NAP	NAP	NAP
63.00	Loan	35, 36, 37	1	80 Avenue P Owners Corp.	NAP	NAP	NAP	NAP
64.00	Loan	35, 36, 37	1	The Manton House Corp.	NAP	NAP	NAP	NAP
65.00	Loan	35, 36, 37	1	Hilltop Village Cooperative #Two, Inc. a/k/a Hilltop Village Cooperative #2, Inc.	NAP	NAP	NAP	NAP
66.00	Loan	35, 36, 37	1	Hampton House Tenants Corp.	NAP	NAP	NAP	NAP
67.00	Loan	35, 36, 37	1	Melissa Court Owners, Inc.	NAP	NAP	NAP	NAP
68.00	Loan	35, 36, 37	1	Greenwich 33 Apartment Corp.	NAP	NAP	NAP	NAP
69.00	Loan	35, 36, 37	1	Heathcote Manor Owners Corp.	NAP	NAP	NAP	NAP
70.00	Loan	35, 36, 37	1	Gramatan Court Apartments, Inc.	NAP	NAP	NAP	NAP
71.00	Loan	35, 36, 37	1	120 East 83rd Street Owners Corp.	NAP	NAP	NAP	NAP
72.00	Loan	35, 36, 37	1	Wappanocca Manor, Inc.	NAP	NAP	NAP	NAP
73.00	Loan	35, 36, 37	1	131 West Owners Corp.	NAP	NAP	NAP	NAP
74.00	Loan	35, 36, 37	1	Carolyn Court Owners, Inc.	NAP	NAP	NAP	NAP

A-1-34

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Third Largest Tenant	Third Largest Tenant SF	Third Largest Tenant % of NRA	Third Largest Tenant Lease Expiration Date	Fourth Largest Tenant
1.00	Loan	7	1	Sheraton Denver Downtown Hotel	NAP	NAP	NAP	NAP	NAP
2.00	Loan	5	1	255 Greenwich	Target	54,337	8.7%	1/31/2037	Icon Parking
3.00	Loan	6, 8	1	Burke Centre	CVS Pharmacy	11,168	4.3%	5/31/2030	Burke Auto Service Experts
4.00	Loan		1	Ellenton Premium Outlets	Nike Factory Store	15,076	3.2%	1/31/2032	Old Navy
5.00	Loan	9, 10, 11, 12, 13, 14, 15, 32	9	Midwest Industrial Portfolio
5.01	Property		1	Franklin, PA	Grand Valley Manufacturing	36,952	8.2%	2/28/2030	Snowshoe Enterprises
5.02	Property		1	Sheboygan, WI (Muth)	NAP	NAP	NAP	NAP	NAP
5.03	Property		1	Freeport, IL	Trenice Morgan and Jerry Harris	12,100	2.5%	MTM	Uptime Repair Services
5.04	Property		1	Milwaukee, WI (Cudahy)	Phoenix Logistics (Cargill)	53,376	16.1%	12/31/2027	Pathfinders Milwaukee
5.05	Property		1	Milwaukee, WI (Broadway)	NAP	NAP	NAP	NAP	NAP
5.06	Property		1	Dekalb, IL	NAP	NAP	NAP	NAP	NAP
5.07	Property		1	Orleans, IN	NAP	NAP	NAP	NAP	NAP
5.08	Property		1	Andrews, NC	NAP	NAP	NAP	NAP	NAP
5.09	Property		1	Pine Bluff, AR	NAP	NAP	NAP	NAP	NAP
6.00	Loan	6, 16	1	Brentwood Commons	Bell & Associates Construction, L.P.	19,167	4.4%	2/28/2031	Trinisys LLC (Sublease Fortified Health Security)
7.00	Loan	6	1	Market Place Center	TriMark Raygal, LLC	46,526	4.0%	3/31/2027	HDR Engineering, Inc
8.00	Loan		1	Marriott Chicago O’Hare	NAP	NAP	NAP	NAP	NAP
9.00	Loan		1	Red Rock Commons	Petsmart	12,145	9.1%	3/31/2027	Ulta Salon
10.00	Loan	17	1	4 Union Square South	DSW	30,762	15.1%	10/31/2034	Five Below
11.00	Loan	18, 19, 33	2	Natson Hotel Largo Portfolio
11.01	Property		1	Hampton Inn & Suites	NAP	NAP	NAP	NAP	NAP
11.02	Property		1	Holiday Inn Express & Suites	NAP	NAP	NAP	NAP	NAP
12.00	Loan	5, 20, 21, 22, 23, 24, 25, 26, 27, 28, 29, 30	8	BioMed MIT Portfolio
12.01	Property		1	45 - 75 Sidney	BioNTech	59,303	21.4%	3/22/2026	NAP
12.02	Property		1	40 Landsdowne	NAP	NAP	NAP	NAP	NAP
12.03	Property		1	35 Landsdowne	NAP	NAP	NAP	NAP	NAP
12.04	Property		1	65 Landsdowne	NAP	NAP	NAP	NAP	NAP
12.05	Property		1	88 Sidney	NAP	NAP	NAP	NAP	NAP
12.06	Property		1	64 Sidney	Voyager Therapeutics	26,148	20.7%	11/30/2026	NAP
12.07	Property		1	38 Sidney	General Hospital Corp	11,054	9.0%	8/31/2026	Siena Construction
12.08	Property		1	26 Landsdowne	Fulcrum Therapeutics	28,731	27.9%	6/30/2028	NAP
13.00	Loan		1	Tennant Station	Cinelux Theatres	29,292	14.3%	1/31/2029	Fitness 19
14.00	Loan	31	1	Canyon Portal	Earthbound Trading	3,264	6.3%	2/28/2031	Don Diego
15.00	Loan		1	Courtyard Titusville Kennedy Space Center	NAP	NAP	NAP	NAP	NAP
16.00	Loan		1	Lawton Town Center	Best Buy	18,000	8.7%	2/15/2036	Petco
17.00	Loan		1	Lancaster Plaza	Primo Café	6,000	5.4%	10/31/2026	Armed Forces Career Center
18.00	Loan		1	1919 Madison Avenue	NAP	NAP	NAP	NAP	NAP
19.00	Loan		1	E Residences at 6810 Polk Street	NAP	NAP	NAP	NAP	NAP
20.00	Loan		1	Porterwood Shopping Center	Arby's - Land Lease	5,000	4.9%	2/28/2030	Denny's
21.00	Loan		1	Meadowlark Gardens	NAP	NAP	NAP	NAP	NAP
22.00	Loan	35, 36, 37	1	24535 Owners Corp.	NAP	NAP	NAP	NAP	NAP
23.00	Loan		1	3900 Bailey Ave	NAP	NAP	NAP	NAP	NAP
24.00	Loan	35, 36, 37	1	Greenbriar Owners Corp.	NAP	NAP	NAP	NAP	NAP
25.00	Loan	35, 36, 37	1	Birchwood On The Green Owners Corp.	NAP	NAP	NAP	NAP	NAP
26.00	Loan	35, 36, 37	1	Coronet Hall Tenants Corp.	NAP	NAP	NAP	NAP	NAP
27.00	Loan		1	40-52 Derwood Circle	NAP	NAP	NAP	NAP	NAP
28.00	Loan		1	Lambertville Mini Storage I and II	NAP	NAP	NAP	NAP	NAP
29.00	Loan	35, 36, 37	1	150 Joralemon St. Owners Corp.	NAP	NAP	NAP	NAP	NAP
30.00	Loan	35, 36, 37	1	711 Shore Road Owners Corp.	NAP	NAP	NAP	NAP	NAP
31.00	Loan	35, 36, 37	1	Tudor Woods, Inc.	NAP	NAP	NAP	NAP	NAP
32.00	Loan		1	Hillcrest Shopping Center	Office Depot, Inc. Store #59	18,565	16.2%	10/31/2030	LA Hacienda Michoacana Supermarket LLC
33.00	Loan	35, 36, 37	1	Colorado Owners, Inc.	NAP	NAP	NAP	NAP	NAP
34.00	Loan	35, 36, 37	1	Congress Owners, Ltd.	NAP	NAP	NAP	NAP	NAP
35.00	Loan		1	StorQuest - San Leandro, CA	NAP	NAP	NAP	NAP	NAP
36.00	Loan	35, 36, 37	1	Saxony Hall Owners, Inc.	NAP	NAP	NAP	NAP	NAP
37.00	Loan	34	1	Karen Gardens	NAP	NAP	NAP	NAP	NAP
38.00	Loan		1	A Storage Place Yucaipa	NAP	NAP	NAP	NAP	NAP
39.00	Loan		1	Hartsdale Gardens Coop	NAP	NAP	NAP	NAP	NAP
40.00	Loan	35, 36, 37	1	505 Central Avenue Corp.	NAP	NAP	NAP	NAP	NAP
41.00	Loan		2	CVS Solomon Portfolio
41.01	Property		1	CVS Solomon - Brandon	NAP	NAP	NAP	NAP	NAP
41.02	Property		1	CVS Solomon - Paris	NAP	NAP	NAP	NAP	NAP

A-1-35

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Third Largest Tenant	Third Largest Tenant SF	Third Largest Tenant % of NRA	Third Largest Tenant Lease Expiration Date	Fourth Largest Tenant
42.00	Loan		1	Katy Fort Bend Business Park	TNH Group, LLC	6,000	20.1%	11/30/2028	Realleader Sports Technology CO LTD
43.00	Loan	35, 36, 37	1	7901 4th Tenants Corp.	NAP	NAP	NAP	NAP	NAP
44.00	Loan	35, 36, 37	1	Lafayette Studios Corp.	NAP	NAP	NAP	NAP	NAP
45.00	Loan	35, 36, 37	1	85 8th Avenue Owners Corp.	NAP	NAP	NAP	NAP	NAP
46.00	Loan	35, 36, 37	1	3050 Fairfield Avenue Owners Corp.	NAP	NAP	NAP	NAP	NAP
47.00	Loan	35, 36, 37	1	3520 Tryon Avenue Owners, Inc.	NAP	NAP	NAP	NAP	NAP
48.00	Loan	35, 36, 37	1	Highland Terrace Housing Development Fund Corporation	NAP	NAP	NAP	NAP	NAP
49.00	Loan	35, 36, 37	1	494 Ocean Harbor View Apartment Corp.	NAP	NAP	NAP	NAP	NAP
50.00	Loan	35, 36, 37	1	31 East 12th Street Owners, Inc.	NAP	NAP	NAP	NAP	NAP
51.00	Loan	35, 36, 37	1	315 St. John's Owners, Inc.	NAP	NAP	NAP	NAP	NAP
52.00	Loan		1	Wisconsin Rapids Retail	Harbor Freight	16,014	15.6%	7/31/2033	Five Below
53.00	Loan	35, 36, 37	1	6535 Broadway Owners Corp.	NAP	NAP	NAP	NAP	NAP
54.00	Loan	35, 36, 37	1	64th Apartment Corp.	NAP	NAP	NAP	NAP	NAP
55.00	Loan		1	StorQuest - Vallejo, CA	NAP	NAP	NAP	NAP	NAP
56.00	Loan		1	StorQuest - 51st Avenue, Phoenix, AZ	NAP	NAP	NAP	NAP	NAP
57.00	Loan	35, 36, 37	1	137-05 Franklin Avenue Owners, Inc.	NAP	NAP	NAP	NAP	NAP
58.00	Loan	35, 36, 37	1	57 Park Terrace West Owners, Inc.	NAP	NAP	NAP	NAP	NAP
59.00	Loan	35, 36, 37	1	Park Avenue and Seventy-Seventh Street Corporation a/k/a Park Avenue and Seventy-Seventh Street, Corporation	NAP	NAP	NAP	NAP	NAP
60.00	Loan	35, 36, 37	1	284-5 Apt Inc.	NAP	NAP	NAP	NAP	NAP
61.00	Loan	35, 36, 37	1	111 Tenants Corp.	NAP	NAP	NAP	NAP	NAP
62.00	Loan	35, 36, 37	1	3231-5-9 Barker Owners, Inc.	NAP	NAP	NAP	NAP	NAP
63.00	Loan	35, 36, 37	1	80 Avenue P Owners Corp.	NAP	NAP	NAP	NAP	NAP
64.00	Loan	35, 36, 37	1	The Manton House Corp.	NAP	NAP	NAP	NAP	NAP
65.00	Loan	35, 36, 37	1	Hilltop Village Cooperative #Two, Inc. a/k/a Hilltop Village Cooperative #2, Inc.	NAP	NAP	NAP	NAP	NAP
66.00	Loan	35, 36, 37	1	Hampton House Tenants Corp.	NAP	NAP	NAP	NAP	NAP
67.00	Loan	35, 36, 37	1	Melissa Court Owners, Inc.	NAP	NAP	NAP	NAP	NAP
68.00	Loan	35, 36, 37	1	Greenwich 33 Apartment Corp.	NAP	NAP	NAP	NAP	NAP
69.00	Loan	35, 36, 37	1	Heathcote Manor Owners Corp.	NAP	NAP	NAP	NAP	NAP
70.00	Loan	35, 36, 37	1	Gramatan Court Apartments, Inc.	NAP	NAP	NAP	NAP	NAP
71.00	Loan	35, 36, 37	1	120 East 83rd Street Owners Corp.	NAP	NAP	NAP	NAP	NAP
72.00	Loan	35, 36, 37	1	Wappanocca Manor, Inc.	NAP	NAP	NAP	NAP	NAP
73.00	Loan	35, 36, 37	1	131 West Owners Corp.	NAP	NAP	NAP	NAP	NAP
74.00	Loan	35, 36, 37	1	Carolyn Court Owners, Inc.	NAP	NAP	NAP	NAP	NAP

A-1-36

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Fourth Largest Tenant SF	Fourth Largest Tenant % of NRA	Fourth Largest Tenant Lease Expiration Date	Fifth Largest Tenant	Fifth Largest Tenant SF	Fifth Largest Tenant % of NRA
1.00	Loan	7	1	Sheraton Denver Downtown Hotel	NAP	NAP	NAP	NAP	NAP	NAP
2.00	Loan	5	1	255 Greenwich	16,471	2.6%	12/31/2032	Icahn School of Medicine	14,607	2.3%
3.00	Loan	6, 8	1	Burke Centre	4,950	1.9%	1/31/2026	Chick-Fil-A	4,779	1.9%
4.00	Loan		1	Ellenton Premium Outlets	12,771	2.7%	11/30/2035	Gap Outlet	11,429	2.4%
5.00	Loan	9, 10, 11, 12, 13, 14, 15, 32	9	Midwest Industrial Portfolio
5.01	Property		1	Franklin, PA	2,000	0.4%	MTM	NAP	NAP	NAP
5.02	Property		1	Sheboygan, WI (Muth)	NAP	NAP	NAP	NAP	NAP	NAP
5.03	Property		1	Freeport, IL	5,538	1.2%	4/30/2028	Danfoss Power Solutions	3,680	0.8%
5.04	Property		1	Milwaukee, WI (Cudahy)	40,072	12.1%	12/31/2031	NAP	NAP	NAP
5.05	Property		1	Milwaukee, WI (Broadway)	NAP	NAP	NAP	NAP	NAP	NAP
5.06	Property		1	Dekalb, IL	NAP	NAP	NAP	NAP	NAP	NAP
5.07	Property		1	Orleans, IN	NAP	NAP	NAP	NAP	NAP	NAP
5.08	Property		1	Andrews, NC	NAP	NAP	NAP	NAP	NAP	NAP
5.09	Property		1	Pine Bluff, AR	NAP	NAP	NAP	NAP	NAP	NAP
6.00	Loan	6, 16	1	Brentwood Commons	15,548	3.6%	10/31/2027	The Escape Game LLC	14,482	3.3%
7.00	Loan	6	1	Market Place Center	44,210	3.8%	5/31/2034	Waymakers	31,425	2.7%
8.00	Loan		1	Marriott Chicago O’Hare	NAP	NAP	NAP	NAP	NAP	NAP
9.00	Loan		1	Red Rock Commons	9,938	7.4%	2/28/2027	Maurices	8,012	6.0%
10.00	Loan	17	1	4 Union Square South	10,025	4.9%	1/31/2037	Sephora	8,018	3.9%
11.00	Loan	18, 19, 33	2	Natson Hotel Largo Portfolio
11.01	Property		1	Hampton Inn & Suites	NAP	NAP	NAP	NAP	NAP	NAP
11.02	Property		1	Holiday Inn Express & Suites	NAP	NAP	NAP	NAP	NAP	NAP
12.00	Loan	5, 20, 21, 22, 23, 24, 25, 26, 27, 28, 29, 30	8	BioMed MIT Portfolio
12.01	Property		1	45 - 75 Sidney	NAP	NAP	NAP	NAP	NAP	NAP
12.02	Property		1	40 Landsdowne	NAP	NAP	NAP	NAP	NAP	NAP
12.03	Property		1	35 Landsdowne	NAP	NAP	NAP	NAP	NAP	NAP
12.04	Property		1	65 Landsdowne	NAP	NAP	NAP	NAP	NAP	NAP
12.05	Property		1	88 Sidney	NAP	NAP	NAP	NAP	NAP	NAP
12.06	Property		1	64 Sidney	NAP	NAP	NAP	NAP	NAP	NAP
12.07	Property		1	38 Sidney	5,990	4.9%	2/28/2029	NAP	NAP	NAP
12.08	Property		1	26 Landsdowne	NAP	NAP	NAP	NAP	NAP	NAP
13.00	Loan		1	Tennant Station	26,742	13.0%	6/30/2031	Country Waffles	4,950	2.4%
14.00	Loan	31	1	Canyon Portal	2,616	5.1%	7/31/2031	Cactus Carlos	2,109	4.1%
15.00	Loan		1	Courtyard Titusville Kennedy Space Center	NAP	NAP	NAP	NAP	NAP	NAP
16.00	Loan		1	Lawton Town Center	12,500	6.0%	1/31/2030	Five Below	10,511	5.1%
17.00	Loan		1	Lancaster Plaza	5,296	4.8%	8/31/2027	Wing Stop	3,003	2.7%
18.00	Loan		1	1919 Madison Avenue	NAP	NAP	NAP	NAP	NAP	NAP
19.00	Loan		1	E Residences at 6810 Polk Street	NAP	NAP	NAP	NAP	NAP	NAP
20.00	Loan		1	Porterwood Shopping Center	3,677	3.6%	8/31/2027	Aaron's Rent 2 Own	3,480	3.4%
21.00	Loan		1	Meadowlark Gardens	NAP	NAP	NAP	NAP	NAP	NAP
22.00	Loan	35, 36, 37	1	24535 Owners Corp.	NAP	NAP	NAP	NAP	NAP	NAP
23.00	Loan		1	3900 Bailey Ave	NAP	NAP	NAP	NAP	NAP	NAP
24.00	Loan	35, 36, 37	1	Greenbriar Owners Corp.	NAP	NAP	NAP	NAP	NAP	NAP
25.00	Loan	35, 36, 37	1	Birchwood On The Green Owners Corp.	NAP	NAP	NAP	NAP	NAP	NAP
26.00	Loan	35, 36, 37	1	Coronet Hall Tenants Corp.	NAP	NAP	NAP	NAP	NAP	NAP
27.00	Loan		1	40-52 Derwood Circle	NAP	NAP	NAP	NAP	NAP	NAP
28.00	Loan		1	Lambertville Mini Storage I and II	NAP	NAP	NAP	NAP	NAP	NAP
29.00	Loan	35, 36, 37	1	150 Joralemon St. Owners Corp.	NAP	NAP	NAP	NAP	NAP	NAP
30.00	Loan	35, 36, 37	1	711 Shore Road Owners Corp.	NAP	NAP	NAP	NAP	NAP	NAP
31.00	Loan	35, 36, 37	1	Tudor Woods, Inc.	NAP	NAP	NAP	NAP	NAP	NAP
32.00	Loan		1	Hillcrest Shopping Center	8,500	7.4%	9/30/2032	La Perla Nayarita, LLC	8,000	7.0%
33.00	Loan	35, 36, 37	1	Colorado Owners, Inc.	NAP	NAP	NAP	NAP	NAP	NAP
34.00	Loan	35, 36, 37	1	Congress Owners, Ltd.	NAP	NAP	NAP	NAP	NAP	NAP
35.00	Loan		1	StorQuest - San Leandro, CA	NAP	NAP	NAP	NAP	NAP	NAP
36.00	Loan	35, 36, 37	1	Saxony Hall Owners, Inc.	NAP	NAP	NAP	NAP	NAP	NAP
37.00	Loan	34	1	Karen Gardens	NAP	NAP	NAP	NAP	NAP	NAP
38.00	Loan		1	A Storage Place Yucaipa	NAP	NAP	NAP	NAP	NAP	NAP
39.00	Loan		1	Hartsdale Gardens Coop	NAP	NAP	NAP	NAP	NAP	NAP
40.00	Loan	35, 36, 37	1	505 Central Avenue Corp.	NAP	NAP	NAP	NAP	NAP	NAP
41.00	Loan		2	CVS Solomon Portfolio
41.01	Property		1	CVS Solomon - Brandon	NAP	NAP	NAP	NAP	NAP	NAP
41.02	Property		1	CVS Solomon - Paris	NAP	NAP	NAP	NAP	NAP	NAP

A-1-37

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Fourth Largest Tenant SF	Fourth Largest Tenant % of NRA	Fourth Largest Tenant Lease Expiration Date	Fifth Largest Tenant	Fifth Largest Tenant SF	Fifth Largest Tenant % of NRA
42.00	Loan		1	Katy Fort Bend Business Park	5,100	17.1%	11/30/2027	Austart	4,500	15.1%
43.00	Loan	35, 36, 37	1	7901 4th Tenants Corp.	NAP	NAP	NAP	NAP	NAP	NAP
44.00	Loan	35, 36, 37	1	Lafayette Studios Corp.	NAP	NAP	NAP	NAP	NAP	NAP
45.00	Loan	35, 36, 37	1	85 8th Avenue Owners Corp.	NAP	NAP	NAP	NAP	NAP	NAP
46.00	Loan	35, 36, 37	1	3050 Fairfield Avenue Owners Corp.	NAP	NAP	NAP	NAP	NAP	NAP
47.00	Loan	35, 36, 37	1	3520 Tryon Avenue Owners, Inc.	NAP	NAP	NAP	NAP	NAP	NAP
48.00	Loan	35, 36, 37	1	Highland Terrace Housing Development Fund Corporation	NAP	NAP	NAP	NAP	NAP	NAP
49.00	Loan	35, 36, 37	1	494 Ocean Harbor View Apartment Corp.	NAP	NAP	NAP	NAP	NAP	NAP
50.00	Loan	35, 36, 37	1	31 East 12th Street Owners, Inc.	NAP	NAP	NAP	NAP	NAP	NAP
51.00	Loan	35, 36, 37	1	315 St. John's Owners, Inc.	NAP	NAP	NAP	NAP	NAP	NAP
52.00	Loan		1	Wisconsin Rapids Retail	13,450	13.1%	1/31/2034	Valvoline	1,674	1.6%
53.00	Loan	35, 36, 37	1	6535 Broadway Owners Corp.	NAP	NAP	NAP	NAP	NAP	NAP
54.00	Loan	35, 36, 37	1	64th Apartment Corp.	NAP	NAP	NAP	NAP	NAP	NAP
55.00	Loan		1	StorQuest - Vallejo, CA	NAP	NAP	NAP	NAP	NAP	NAP
56.00	Loan		1	StorQuest - 51st Avenue, Phoenix, AZ	NAP	NAP	NAP	NAP	NAP	NAP
57.00	Loan	35, 36, 37	1	137-05 Franklin Avenue Owners, Inc.	NAP	NAP	NAP	NAP	NAP	NAP
58.00	Loan	35, 36, 37	1	57 Park Terrace West Owners, Inc.	NAP	NAP	NAP	NAP	NAP	NAP
59.00	Loan	35, 36, 37	1	Park Avenue and Seventy-Seventh Street Corporation a/k/a Park Avenue and Seventy-Seventh Street, Corporation	NAP	NAP	NAP	NAP	NAP	NAP
60.00	Loan	35, 36, 37	1	284-5 Apt Inc.	NAP	NAP	NAP	NAP	NAP	NAP
61.00	Loan	35, 36, 37	1	111 Tenants Corp.	NAP	NAP	NAP	NAP	NAP	NAP
62.00	Loan	35, 36, 37	1	3231-5-9 Barker Owners, Inc.	NAP	NAP	NAP	NAP	NAP	NAP
63.00	Loan	35, 36, 37	1	80 Avenue P Owners Corp.	NAP	NAP	NAP	NAP	NAP	NAP
64.00	Loan	35, 36, 37	1	The Manton House Corp.	NAP	NAP	NAP	NAP	NAP	NAP
65.00	Loan	35, 36, 37	1	Hilltop Village Cooperative #Two, Inc. a/k/a Hilltop Village Cooperative #2, Inc.	NAP	NAP	NAP	NAP	NAP	NAP
66.00	Loan	35, 36, 37	1	Hampton House Tenants Corp.	NAP	NAP	NAP	NAP	NAP	NAP
67.00	Loan	35, 36, 37	1	Melissa Court Owners, Inc.	NAP	NAP	NAP	NAP	NAP	NAP
68.00	Loan	35, 36, 37	1	Greenwich 33 Apartment Corp.	NAP	NAP	NAP	NAP	NAP	NAP
69.00	Loan	35, 36, 37	1	Heathcote Manor Owners Corp.	NAP	NAP	NAP	NAP	NAP	NAP
70.00	Loan	35, 36, 37	1	Gramatan Court Apartments, Inc.	NAP	NAP	NAP	NAP	NAP	NAP
71.00	Loan	35, 36, 37	1	120 East 83rd Street Owners Corp.	NAP	NAP	NAP	NAP	NAP	NAP
72.00	Loan	35, 36, 37	1	Wappanocca Manor, Inc.	NAP	NAP	NAP	NAP	NAP	NAP
73.00	Loan	35, 36, 37	1	131 West Owners Corp.	NAP	NAP	NAP	NAP	NAP	NAP
74.00	Loan	35, 36, 37	1	Carolyn Court Owners, Inc.	NAP	NAP	NAP	NAP	NAP	NAP

A-1-38

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Fifth Largest Tenant Lease Expiration Date	Environmental Phase I Report Date	Environmental Phase II Report Date	Engineering Report Date	Seismic Report Date
1.00	Loan	7	1	Sheraton Denver Downtown Hotel	NAP	9/10/2025	NAP	NAP	NAP
2.00	Loan	5	1	255 Greenwich	5/31/2031	10/1/2025	NAP	9/29/2025	NAP
3.00	Loan	6, 8	1	Burke Centre	4/30/2032	3/24/2025	5/9/2025	3/21/2025	NAP
4.00	Loan		1	Ellenton Premium Outlets	1/31/2027	11/3/2025	NAP	11/3/2025	NAP
5.00	Loan	9, 10, 11, 12, 13, 14, 15, 32	9	Midwest Industrial Portfolio
5.01	Property		1	Franklin, PA	NAP	8/25/2025	NAP	8/22/2025	NAP
5.02	Property		1	Sheboygan, WI (Muth)	NAP	8/25/2025	NAP	8/22/2025	NAP
5.03	Property		1	Freeport, IL	MTM	8/25/2025	NAP	8/25/2025	NAP
5.04	Property		1	Milwaukee, WI (Cudahy)	NAP	8/25/2025	NAP	8/22/2025	NAP
5.05	Property		1	Milwaukee, WI (Broadway)	NAP	8/25/2025	NAP	8/22/2025	NAP
5.06	Property		1	Dekalb, IL	NAP	8/25/2025	NAP	8/22/2025	NAP
5.07	Property		1	Orleans, IN	NAP	8/25/2025	NAP	8/22/2025	NAP
5.08	Property		1	Andrews, NC	NAP	8/25/2025	NAP	8/22/2025	NAP
5.09	Property		1	Pine Bluff, AR	NAP	8/25/2025	NAP	8/22/2025	NAP
6.00	Loan	6, 16	1	Brentwood Commons	2/28/2029	10/22/2025	NAP	10/3/2025	NAP
7.00	Loan	6	1	Market Place Center	8/31/2031 (19,212 SF); 4/30/2031 (12,213 SF)	3/17/2025	NAP	3/17/2025	3/17/2025
8.00	Loan		1	Marriott Chicago O’Hare	NAP	9/9/2025	NAP	9/8/2025	NAP
9.00	Loan		1	Red Rock Commons	1/31/2034	7/18/2025	NAP	7/18/2025	NAP
10.00	Loan	17	1	4 Union Square South	1/31/2033	5/23/2025	NAP	5/22/2025	NAP
11.00	Loan	18, 19, 33	2	Natson Hotel Largo Portfolio
11.01	Property		1	Hampton Inn & Suites	NAP	10/1/2025	NAP	10/1/2025	NAP
11.02	Property		1	Holiday Inn Express & Suites	NAP	10/1/2025	NAP	10/1/2025	NAP
12.00	Loan	5, 20, 21, 22, 23, 24, 25, 26, 27, 28, 29, 30	8	BioMed MIT Portfolio
12.01	Property		1	45 - 75 Sidney	NAP	4/2/2025	NAP	4/24/2025	NAP
12.02	Property		1	40 Landsdowne	NAP	4/2/2025	NAP	4/24/2025	NAP
12.03	Property		1	35 Landsdowne	NAP	4/2/2025	NAP	4/24/2025	NAP
12.04	Property		1	65 Landsdowne	NAP	4/2/2025	NAP	4/24/2025	NAP
12.05	Property		1	88 Sidney	NAP	4/2/2025	NAP	4/24/2025	NAP
12.06	Property		1	64 Sidney	NAP	4/2/2025	NAP	4/24/2025	NAP
12.07	Property		1	38 Sidney	NAP	4/2/2025	NAP	4/24/2025	NAP
12.08	Property		1	26 Landsdowne	NAP	4/2/2025	NAP	4/24/2025	NAP
13.00	Loan		1	Tennant Station	3/31/2028	9/19/2025	NAP	9/19/2025	9/29/2025
14.00	Loan	31	1	Canyon Portal	12/31/2031	11/3/2025	NAP	10/24/2025	NAP
15.00	Loan		1	Courtyard Titusville Kennedy Space Center	NAP	10/10/2025	NAP	10/10/2025	NAP
16.00	Loan		1	Lawton Town Center	1/31/2034	8/19/2025	NAP	8/19/2025	NAP
17.00	Loan		1	Lancaster Plaza	9/30/2031	9/10/2025	NAP	9/10/2025	9/10/2025
18.00	Loan		1	1919 Madison Avenue	NAP	9/25/2025	NAP	9/25/2025	NAP
19.00	Loan		1	E Residences at 6810 Polk Street	NAP	7/16/2025	NAP	7/16/2025	NAP
20.00	Loan		1	Porterwood Shopping Center	2/29/2028	8/19/2025	NAP	8/18/2025	NAP
21.00	Loan		1	Meadowlark Gardens	NAP	8/18/2025	NAP	8/18/2025	NAP
22.00	Loan	35, 36, 37	1	24535 Owners Corp.	NAP	8/14/2025	NAP	8/15/2025	NAP
23.00	Loan		1	3900 Bailey Ave	NAP	6/10/2025	NAP	6/10/2025	NAP
24.00	Loan	35, 36, 37	1	Greenbriar Owners Corp.	NAP	10/8/2025	NAP	10/15/2025	NAP
25.00	Loan	35, 36, 37	1	Birchwood On The Green Owners Corp.	NAP	8/19/2025	NAP	8/6/2025	NAP
26.00	Loan	35, 36, 37	1	Coronet Hall Tenants Corp.	NAP	9/9/2025	NAP	9/9/2025	NAP
27.00	Loan		1	40-52 Derwood Circle	NAP	8/21/2025	NAP	9/2/2025	NAP
28.00	Loan		1	Lambertville Mini Storage I and II	NAP	7/25/2025	NAP	7/25/2025	NAP
29.00	Loan	35, 36, 37	1	150 Joralemon St. Owners Corp.	NAP	8/4/2025	NAP	8/4/2025	NAP
30.00	Loan	35, 36, 37	1	711 Shore Road Owners Corp.	NAP	9/9/2025	NAP	9/10/2025	NAP
31.00	Loan	35, 36, 37	1	Tudor Woods, Inc.	NAP	10/17/2025	NAP	10/20/2025	NAP
32.00	Loan		1	Hillcrest Shopping Center	11/30/2026	10/9/2025	NAP	10/7/2025	NAP
33.00	Loan	35, 36, 37	1	Colorado Owners, Inc.	NAP	8/5/2025	NAP	8/6/2025	NAP
34.00	Loan	35, 36, 37	1	Congress Owners, Ltd.	NAP	9/2/2025	NAP	9/4/2025	NAP
35.00	Loan		1	StorQuest - San Leandro, CA	NAP	9/10/2025	NAP	9/10/2025	9/10/2025
36.00	Loan	35, 36, 37	1	Saxony Hall Owners, Inc.	NAP	8/18/2025	NAP	8/20/2025	NAP
37.00	Loan	34	1	Karen Gardens	NAP	9/30/2025	NAP	9/30/2025	NAP
38.00	Loan		1	A Storage Place Yucaipa	NAP	9/15/2025	NAP	9/15/2025	9/15/2025
39.00	Loan		1	Hartsdale Gardens Coop	NAP	9/24/2025	NAP	9/24/2025	NAP
40.00	Loan	35, 36, 37	1	505 Central Avenue Corp.	NAP	8/14/2025	NAP	8/15/2025	NAP
41.00	Loan		2	CVS Solomon Portfolio
41.01	Property		1	CVS Solomon - Brandon	NAP	8/26/2025	NAP	8/26/2025	NAP
41.02	Property		1	CVS Solomon - Paris	NAP	8/27/2025	NAP	8/26/2025	NAP

A-1-39

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Fifth Largest Tenant Lease Expiration Date	Environmental Phase I Report Date	Environmental Phase II Report Date	Engineering Report Date	Seismic Report Date
42.00	Loan		1	Katy Fort Bend Business Park	12/31/2029	9/26/2025	NAP	10/24/2025	NAP
43.00	Loan	35, 36, 37	1	7901 4th Tenants Corp.	NAP	6/3/2025	NAP	6/3/2025	NAP
44.00	Loan	35, 36, 37	1	Lafayette Studios Corp.	NAP	8/22/2025	NAP	10/21/2025	NAP
45.00	Loan	35, 36, 37	1	85 8th Avenue Owners Corp.	NAP	9/8/2025	NAP	9/11/2025	NAP
46.00	Loan	35, 36, 37	1	3050 Fairfield Avenue Owners Corp.	NAP	10/27/2025	NAP	10/29/2025	NAP
47.00	Loan	35, 36, 37	1	3520 Tryon Avenue Owners, Inc.	NAP	4/15/2025	NAP	4/21/2025	NAP
48.00	Loan	35, 36, 37	1	Highland Terrace Housing Development Fund Corporation	NAP	3/3/2025	NAP	3/6/2025	NAP
49.00	Loan	35, 36, 37	1	494 Ocean Harbor View Apartment Corp.	NAP	8/8/2025	NAP	8/12/2025	NAP
50.00	Loan	35, 36, 37	1	31 East 12th Street Owners, Inc.	NAP	9/2/2025	NAP	9/5/2025	NAP
51.00	Loan	35, 36, 37	1	315 St. John's Owners, Inc.	NAP	9/24/2025	NAP	9/26/2025	NAP
52.00	Loan		1	Wisconsin Rapids Retail	12/1/2039	6/27/2025	NAP	6/27/2025	NAP
53.00	Loan	35, 36, 37	1	6535 Broadway Owners Corp.	NAP	10/8/2025	NAP	10/14/2025	NAP
54.00	Loan	35, 36, 37	1	64th Apartment Corp.	NAP	8/28/2025	NAP	9/3/2025	NAP
55.00	Loan		1	StorQuest - Vallejo, CA	NAP	9/10/2025	NAP	9/10/2025	9/10/2025
56.00	Loan		1	StorQuest - 51st Avenue, Phoenix, AZ	NAP	10/15/2025	NAP	10/15/2025	NAP
57.00	Loan	35, 36, 37	1	137-05 Franklin Avenue Owners, Inc.	NAP	6/26/2025	NAP	7/2/2025	NAP
58.00	Loan	35, 36, 37	1	57 Park Terrace West Owners, Inc.	NAP	8/12/2025	NAP	8/13/2025	NAP
59.00	Loan	35, 36, 37	1	Park Avenue and Seventy-Seventh Street Corporation a/k/a Park Avenue and Seventy-Seventh Street, Corporation	NAP	7/14/2025	NAP	7/15/2025	NAP
60.00	Loan	35, 36, 37	1	284-5 Apt Inc.	NAP	6/23/2025	NAP	7/1/2025	NAP
61.00	Loan	35, 36, 37	1	111 Tenants Corp.	NAP	7/28/2025	NAP	7/29/2025	NAP
62.00	Loan	35, 36, 37	1	3231-5-9 Barker Owners, Inc.	NAP	9/22/2025	NAP	9/23/2025	NAP
63.00	Loan	35, 36, 37	1	80 Avenue P Owners Corp.	NAP	10/20/2025	NAP	10/21/2025	NAP
64.00	Loan	35, 36, 37	1	The Manton House Corp.	NAP	7/7/2025	NAP	7/8/2025	NAP
65.00	Loan	35, 36, 37	1	Hilltop Village Cooperative #Two, Inc. a/k/a Hilltop Village Cooperative #2, Inc.	NAP	10/29/2025	NAP	11/7/2025	NAP
66.00	Loan	35, 36, 37	1	Hampton House Tenants Corp.	NAP	9/29/2025	NAP	10/3/2025	NAP
67.00	Loan	35, 36, 37	1	Melissa Court Owners, Inc.	NAP	8/20/2025	NAP	8/22/2025	NAP
68.00	Loan	35, 36, 37	1	Greenwich 33 Apartment Corp.	NAP	10/6/2025	NAP	10/17/2025	NAP
69.00	Loan	35, 36, 37	1	Heathcote Manor Owners Corp.	NAP	9/2/2025	NAP	9/4/2025	NAP
70.00	Loan	35, 36, 37	1	Gramatan Court Apartments, Inc.	NAP	9/11/2025	NAP	9/15/2025	NAP
71.00	Loan	35, 36, 37	1	120 East 83rd Street Owners Corp.	NAP	8/11/2025	NAP	8/14/2025	NAP
72.00	Loan	35, 36, 37	1	Wappanocca Manor, Inc.	NAP	7/1/2025	NAP	7/2/2025	NAP
73.00	Loan	35, 36, 37	1	131 West Owners Corp.	NAP	7/22/2025	NAP	7/24/2025	NAP
74.00	Loan	35, 36, 37	1	Carolyn Court Owners, Inc.	NAP	8/18/2025	NAP	8/18/2025	NAP
A-1-40

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	PML or SEL (%)	Flood Zone	Ownership Interest	Ground Lease Expiration Date	Ground Lease Extension Terms
1.00	Loan	7	1	Sheraton Denver Downtown Hotel	NAP	No	Fee	NAP	NAP
2.00	Loan	5	1	255 Greenwich	NAP	No	Fee	NAP	NAP
3.00	Loan	6, 8	1	Burke Centre	NAP	No	Fee	NAP	NAP
4.00	Loan		1	Ellenton Premium Outlets	NAP	No	Fee	NAP	NAP
5.00	Loan	9, 10, 11, 12, 13, 14, 15, 32	9	Midwest Industrial Portfolio
5.01	Property		1	Franklin, PA	NAP	Yes - A	Fee	NAP	NAP
5.02	Property		1	Sheboygan, WI (Muth)	NAP	No	Fee	NAP	NAP
5.03	Property		1	Freeport, IL	NAP	Yes - AE	Fee	NAP	NAP
5.04	Property		1	Milwaukee, WI (Cudahy)	NAP	No	Fee	NAP	NAP
5.05	Property		1	Milwaukee, WI (Broadway)	NAP	No	Fee	NAP	NAP
5.06	Property		1	Dekalb, IL	NAP	No	Fee	NAP	NAP
5.07	Property		1	Orleans, IN	NAP	No	Fee	NAP	NAP
5.08	Property		1	Andrews, NC	NAP	Yes - AE	Fee	NAP	NAP
5.09	Property		1	Pine Bluff, AR	NAP	No	Fee	NAP	NAP
6.00	Loan	6, 16	1	Brentwood Commons	NAP	No	Fee	NAP	NAP
7.00	Loan	6	1	Market Place Center	12%	No	Fee	NAP	NAP
8.00	Loan		1	Marriott Chicago O’Hare	NAP	No	Fee	NAP	NAP
9.00	Loan		1	Red Rock Commons	NAP	No	Fee	NAP	NAP
10.00	Loan	17	1	4 Union Square South	NAP	No	Fee	NAP	NAP
11.00	Loan	18, 19, 33	2	Natson Hotel Largo Portfolio
11.01	Property		1	Hampton Inn & Suites	NAP	No	Fee	NAP	NAP
11.02	Property		1	Holiday Inn Express & Suites	NAP	No	Fee	NAP	NAP
12.00	Loan	5, 20, 21, 22, 23, 24, 25, 26, 27, 28, 29, 30	8	BioMed MIT Portfolio
12.01	Property		1	45 - 75 Sidney	NAP	No	Sub-Leasehold	4/30/2099	None
12.02	Property		1	40 Landsdowne	NAP	No	Sub-Leasehold	4/30/2099	None
12.03	Property		1	35 Landsdowne	NAP	No	Sub-Leasehold	4/30/2099	None
12.04	Property		1	65 Landsdowne	NAP	No	Sub-Leasehold	4/30/2099	None
12.05	Property		1	88 Sidney	NAP	No	Sub-Leasehold	4/30/2099	None
12.06	Property		1	64 Sidney	NAP	No	Sub-Leasehold	4/30/2099	None
12.07	Property		1	38 Sidney	NAP	No	Sub-Leasehold	4/30/2099	None
12.08	Property		1	26 Landsdowne	NAP	No	Sub-Leasehold	4/30/2099	None
13.00	Loan		1	Tennant Station	12%	No	Fee	NAP	NAP
14.00	Loan	31	1	Canyon Portal	NAP	No	Leasehold	12/31/2124	None
15.00	Loan		1	Courtyard Titusville Kennedy Space Center	NAP	No	Fee	NAP	NAP
16.00	Loan		1	Lawton Town Center	NAP	No	Fee	NAP	NAP
17.00	Loan		1	Lancaster Plaza	12%	No	Fee	NAP	NAP
18.00	Loan		1	1919 Madison Avenue	NAP	No	Fee	NAP	NAP
19.00	Loan		1	E Residences at 6810 Polk Street	NAP	No	Fee	NAP	NAP
20.00	Loan		1	Porterwood Shopping Center	NAP	Yes - AE	Fee	NAP	NAP
21.00	Loan		1	Meadowlark Gardens	NAP	No	Fee	NAP	NAP
22.00	Loan	35, 36, 37	1	24535 Owners Corp.	NAP	No	Fee	NAP	NAP
23.00	Loan		1	3900 Bailey Ave	NAP	No	Fee	NAP	NAP
24.00	Loan	35, 36, 37	1	Greenbriar Owners Corp.	NAP	No	Fee	NAP	NAP
25.00	Loan	35, 36, 37	1	Birchwood On The Green Owners Corp.	NAP	No	Fee	NAP	NAP
26.00	Loan	35, 36, 37	1	Coronet Hall Tenants Corp.	NAP	No	Fee	NAP	NAP
27.00	Loan		1	40-52 Derwood Circle	NAP	No	Fee	NAP	NAP
28.00	Loan		1	Lambertville Mini Storage I and II	NAP	No	Fee	NAP	NAP
29.00	Loan	35, 36, 37	1	150 Joralemon St. Owners Corp.	NAP	No	Fee	NAP	NAP
30.00	Loan	35, 36, 37	1	711 Shore Road Owners Corp.	NAP	Yes - AE	Fee	NAP	NAP
31.00	Loan	35, 36, 37	1	Tudor Woods, Inc.	NAP	No	Fee	NAP	NAP
32.00	Loan		1	Hillcrest Shopping Center	NAP	No	Fee	NAP	NAP
33.00	Loan	35, 36, 37	1	Colorado Owners, Inc.	NAP	No	Fee	NAP	NAP
34.00	Loan	35, 36, 37	1	Congress Owners, Ltd.	NAP	No	Fee	NAP	NAP
35.00	Loan		1	StorQuest - San Leandro, CA	13%	No	Fee	NAP	NAP
36.00	Loan	35, 36, 37	1	Saxony Hall Owners, Inc.	NAP	No	Fee	NAP	NAP
37.00	Loan	34	1	Karen Gardens	NAP	No	Fee	NAP	NAP
38.00	Loan		1	A Storage Place Yucaipa	13%	No	Fee	NAP	NAP
39.00	Loan		1	Hartsdale Gardens Coop	NAP	No	Fee	NAP	NAP
40.00	Loan	35, 36, 37	1	505 Central Avenue Corp.	NAP	No	Fee	NAP	NAP
41.00	Loan		2	CVS Solomon Portfolio
41.01	Property		1	CVS Solomon - Brandon	NAP	No	Fee	NAP	NAP
41.02	Property		1	CVS Solomon - Paris	NAP	No	Fee	NAP	NAP

A-1-41

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	PML or SEL (%)	Flood Zone	Ownership Interest	Ground Lease Expiration Date	Ground Lease Extension Terms
42.00	Loan		1	Katy Fort Bend Business Park	NAP	No	Fee	NAP	NAP
43.00	Loan	35, 36, 37	1	7901 4th Tenants Corp.	NAP	No	Fee	NAP	NAP
44.00	Loan	35, 36, 37	1	Lafayette Studios Corp.	NAP	No	Fee	NAP	NAP
45.00	Loan	35, 36, 37	1	85 8th Avenue Owners Corp.	NAP	No	Fee	NAP	NAP
46.00	Loan	35, 36, 37	1	3050 Fairfield Avenue Owners Corp.	NAP	No	Fee	NAP	NAP
47.00	Loan	35, 36, 37	1	3520 Tryon Avenue Owners, Inc.	NAP	No	Fee	NAP	NAP
48.00	Loan	35, 36, 37	1	Highland Terrace Housing Development Fund Corporation	NAP	No	Fee	NAP	NAP
49.00	Loan	35, 36, 37	1	494 Ocean Harbor View Apartment Corp.	NAP	Yes - AE	Fee	NAP	NAP
50.00	Loan	35, 36, 37	1	31 East 12th Street Owners, Inc.	NAP	No	Fee	NAP	NAP
51.00	Loan	35, 36, 37	1	315 St. John's Owners, Inc.	NAP	No	Fee	NAP	NAP
52.00	Loan		1	Wisconsin Rapids Retail	NAP	No	Fee	NAP	NAP
53.00	Loan	35, 36, 37	1	6535 Broadway Owners Corp.	NAP	No	Fee	NAP	NAP
54.00	Loan	35, 36, 37	1	64th Apartment Corp.	NAP	No	Fee	NAP	NAP
55.00	Loan		1	StorQuest - Vallejo, CA	10%	No	Fee	NAP	NAP
56.00	Loan		1	StorQuest - 51st Avenue, Phoenix, AZ	NAP	No	Fee	NAP	NAP
57.00	Loan	35, 36, 37	1	137-05 Franklin Avenue Owners, Inc.	NAP	No	Fee	NAP	NAP
58.00	Loan	35, 36, 37	1	57 Park Terrace West Owners, Inc.	NAP	No	Fee	NAP	NAP
59.00	Loan	35, 36, 37	1	Park Avenue and Seventy-Seventh Street Corporation a/k/a Park Avenue and Seventy-Seventh Street, Corporation	NAP	No	Fee	NAP	NAP
60.00	Loan	35, 36, 37	1	284-5 Apt Inc.	NAP	No	Fee	NAP	NAP
61.00	Loan	35, 36, 37	1	111 Tenants Corp.	NAP	No	Fee	NAP	NAP
62.00	Loan	35, 36, 37	1	3231-5-9 Barker Owners, Inc.	NAP	No	Fee	NAP	NAP
63.00	Loan	35, 36, 37	1	80 Avenue P Owners Corp.	NAP	No	Fee	NAP	NAP
64.00	Loan	35, 36, 37	1	The Manton House Corp.	NAP	No	Fee	NAP	NAP
65.00	Loan	35, 36, 37	1	Hilltop Village Cooperative #Two, Inc. a/k/a Hilltop Village Cooperative #2, Inc.	NAP	No	Leasehold	10/31/2150	NAP
66.00	Loan	35, 36, 37	1	Hampton House Tenants Corp.	NAP	No	Fee	NAP	NAP
67.00	Loan	35, 36, 37	1	Melissa Court Owners, Inc.	NAP	No	Fee	NAP	NAP
68.00	Loan	35, 36, 37	1	Greenwich 33 Apartment Corp.	NAP	No	Fee	NAP	NAP
69.00	Loan	35, 36, 37	1	Heathcote Manor Owners Corp.	NAP	No	Fee	NAP	NAP
70.00	Loan	35, 36, 37	1	Gramatan Court Apartments, Inc.	NAP	No	Fee	NAP	NAP
71.00	Loan	35, 36, 37	1	120 East 83rd Street Owners Corp.	NAP	No	Fee	NAP	NAP
72.00	Loan	35, 36, 37	1	Wappanocca Manor, Inc.	NAP	Yes - AE	Fee	NAP	NAP
73.00	Loan	35, 36, 37	1	131 West Owners Corp.	NAP	No	Fee	NAP	NAP
74.00	Loan	35, 36, 37	1	Carolyn Court Owners, Inc.	NAP	No	Fee	NAP	NAP

A-1-42

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Annual Ground Lease Payment as of the Cut-off Date ($)	Annual Ground Rent Increases (Y/N)	Upfront RE Tax Reserve ($)
1.00	Loan	7	1	Sheraton Denver Downtown Hotel	NAP	NAP	0
2.00	Loan	5	1	255 Greenwich	NAP	NAP	3,188,067
3.00	Loan	6, 8	1	Burke Centre	NAP	NAP	467,355
4.00	Loan		1	Ellenton Premium Outlets	NAP	NAP	0
5.00	Loan	9, 10, 11, 12, 13, 14, 15, 32	9	Midwest Industrial Portfolio			137,573
5.01	Property		1	Franklin, PA	NAP	NAP
5.02	Property		1	Sheboygan, WI (Muth)	NAP	NAP
5.03	Property		1	Freeport, IL	NAP	NAP
5.04	Property		1	Milwaukee, WI (Cudahy)	NAP	NAP
5.05	Property		1	Milwaukee, WI (Broadway)	NAP	NAP
5.06	Property		1	Dekalb, IL	NAP	NAP
5.07	Property		1	Orleans, IN	NAP	NAP
5.08	Property		1	Andrews, NC	NAP	NAP
5.09	Property		1	Pine Bluff, AR	NAP	NAP
6.00	Loan	6, 16	1	Brentwood Commons	NAP	NAP	0
7.00	Loan	6	1	Market Place Center	NAP	NAP	0
8.00	Loan		1	Marriott Chicago O’Hare	NAP	NAP	821,310
9.00	Loan		1	Red Rock Commons	NAP	NAP	202,630
10.00	Loan	17	1	4 Union Square South	NAP	NAP	1,567,806
11.00	Loan	18, 19, 33	2	Natson Hotel Largo Portfolio			304,586
11.01	Property		1	Hampton Inn & Suites	NAP	NAP
11.02	Property		1	Holiday Inn Express & Suites	NAP	NAP
12.00	Loan	5, 20, 21, 22, 23, 24, 25, 26, 27, 28, 29, 30	8	BioMed MIT Portfolio			0
12.01	Property		1	45 - 75 Sidney		No
12.02	Property		1	40 Landsdowne		No
12.03	Property		1	35 Landsdowne		No
12.04	Property		1	65 Landsdowne		No
12.05	Property		1	88 Sidney		No
12.06	Property		1	64 Sidney		No
12.07	Property		1	38 Sidney		No
12.08	Property		1	26 Landsdowne		No
13.00	Loan		1	Tennant Station	NAP	NAP	61,993
14.00	Loan	31	1	Canyon Portal	The greater of (i) $659,225.67 ("Adjusted Base Amount") and (ii) 25% of Total Base Rent	Yes	29,377
15.00	Loan		1	Courtyard Titusville Kennedy Space Center	NAP	NAP	30,870
16.00	Loan		1	Lawton Town Center	NAP	NAP	189,192
17.00	Loan		1	Lancaster Plaza	NAP	NAP	236,003
18.00	Loan		1	1919 Madison Avenue	NAP	NAP	0
19.00	Loan		1	E Residences at 6810 Polk Street	NAP	NAP	785
20.00	Loan		1	Porterwood Shopping Center	NAP	NAP	0
21.00	Loan		1	Meadowlark Gardens	NAP	NAP	0
22.00	Loan	35, 36, 37	1	24535 Owners Corp.	NAP	NAP	0
23.00	Loan		1	3900 Bailey Ave	NAP	NAP	0
24.00	Loan	35, 36, 37	1	Greenbriar Owners Corp.	NAP	NAP	0
25.00	Loan	35, 36, 37	1	Birchwood On The Green Owners Corp.	NAP	NAP	411,511
26.00	Loan	35, 36, 37	1	Coronet Hall Tenants Corp.	NAP	NAP	0
27.00	Loan		1	40-52 Derwood Circle	NAP	NAP	13,068
28.00	Loan		1	Lambertville Mini Storage I and II	NAP	NAP	46,068
29.00	Loan	35, 36, 37	1	150 Joralemon St. Owners Corp.	NAP	NAP	0
30.00	Loan	35, 36, 37	1	711 Shore Road Owners Corp.	NAP	NAP	0
31.00	Loan	35, 36, 37	1	Tudor Woods, Inc.	NAP	NAP	59,278
32.00	Loan		1	Hillcrest Shopping Center	NAP	NAP	26,926
33.00	Loan	35, 36, 37	1	Colorado Owners, Inc.	NAP	NAP	0
34.00	Loan	35, 36, 37	1	Congress Owners, Ltd.	NAP	NAP	0
35.00	Loan		1	StorQuest - San Leandro, CA	NAP	NAP	78,879
36.00	Loan	35, 36, 37	1	Saxony Hall Owners, Inc.	NAP	NAP	41,949
37.00	Loan	34	1	Karen Gardens	NAP	NAP	0
38.00	Loan		1	A Storage Place Yucaipa	NAP	NAP	0
39.00	Loan		1	Hartsdale Gardens Coop	NAP	NAP	106,435
40.00	Loan	35, 36, 37	1	505 Central Avenue Corp.	NAP	NAP	0
41.00	Loan		2	CVS Solomon Portfolio			0
41.01	Property		1	CVS Solomon - Brandon	NAP	NAP
41.02	Property		1	CVS Solomon - Paris	NAP	NAP

A-1-43

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Annual Ground Lease Payment as of the Cut-off Date ($)	Annual Ground Rent Increases (Y/N)	Upfront RE Tax Reserve ($)
42.00	Loan		1	Katy Fort Bend Business Park	NAP	NAP	63,873
43.00	Loan	35, 36, 37	1	7901 4th Tenants Corp.	NAP	NAP	0
44.00	Loan	35, 36, 37	1	Lafayette Studios Corp.	NAP	NAP	0
45.00	Loan	35, 36, 37	1	85 8th Avenue Owners Corp.	NAP	NAP	349,177
46.00	Loan	35, 36, 37	1	3050 Fairfield Avenue Owners Corp.	NAP	NAP	0
47.00	Loan	35, 36, 37	1	3520 Tryon Avenue Owners, Inc.	NAP	NAP	8,750
48.00	Loan	35, 36, 37	1	Highland Terrace Housing Development Fund Corporation	NAP	NAP	36,352
49.00	Loan	35, 36, 37	1	494 Ocean Harbor View Apartment Corp.	NAP	NAP	18,100
50.00	Loan	35, 36, 37	1	31 East 12th Street Owners, Inc.	NAP	NAP	0
51.00	Loan	35, 36, 37	1	315 St. John's Owners, Inc.	NAP	NAP	0
52.00	Loan		1	Wisconsin Rapids Retail	NAP	NAP	22,521
53.00	Loan	35, 36, 37	1	6535 Broadway Owners Corp.	NAP	NAP	0
54.00	Loan	35, 36, 37	1	64th Apartment Corp.	NAP	NAP	0
55.00	Loan		1	StorQuest - Vallejo, CA	NAP	NAP	47,627
56.00	Loan		1	StorQuest - 51st Avenue, Phoenix, AZ	NAP	NAP	15,727
57.00	Loan	35, 36, 37	1	137-05 Franklin Avenue Owners, Inc.	NAP	NAP	0
58.00	Loan	35, 36, 37	1	57 Park Terrace West Owners, Inc.	NAP	NAP	0
59.00	Loan	35, 36, 37	1	Park Avenue and Seventy-Seventh Street Corporation a/k/a Park Avenue and Seventy-Seventh Street, Corporation	NAP	NAP	0
60.00	Loan	35, 36, 37	1	284-5 Apt Inc.	NAP	NAP	110,500
61.00	Loan	35, 36, 37	1	111 Tenants Corp.	NAP	NAP	0
62.00	Loan	35, 36, 37	1	3231-5-9 Barker Owners, Inc.	NAP	NAP	15,344
63.00	Loan	35, 36, 37	1	80 Avenue P Owners Corp.	NAP	NAP	27,656
64.00	Loan	35, 36, 37	1	The Manton House Corp.	NAP	NAP	13,969
65.00	Loan	35, 36, 37	1	Hilltop Village Cooperative #Two, Inc. a/k/a Hilltop Village Cooperative #2, Inc.	7,600	No	0
66.00	Loan	35, 36, 37	1	Hampton House Tenants Corp.	NAP	NAP	0
67.00	Loan	35, 36, 37	1	Melissa Court Owners, Inc.	NAP	NAP	0
68.00	Loan	35, 36, 37	1	Greenwich 33 Apartment Corp.	NAP	NAP	0
69.00	Loan	35, 36, 37	1	Heathcote Manor Owners Corp.	NAP	NAP	0
70.00	Loan	35, 36, 37	1	Gramatan Court Apartments, Inc.	NAP	NAP	0
71.00	Loan	35, 36, 37	1	120 East 83rd Street Owners Corp.	NAP	NAP	0
72.00	Loan	35, 36, 37	1	Wappanocca Manor, Inc.	NAP	NAP	23,386
73.00	Loan	35, 36, 37	1	131 West Owners Corp.	NAP	NAP	0
74.00	Loan	35, 36, 37	1	Carolyn Court Owners, Inc.	NAP	NAP	0

A-1-44

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Monthly RE Tax Reserve ($)	Upfront Insurance Reserve ($)	Monthly Insurance Reserve ($)	Upfront Replacement / PIP Reserve ($)	Monthly Replacement / FF&E Reserve ($)	Replacement Reserve Caps ($)
1.00	Loan	7	1	Sheraton Denver Downtown Hotel	Springing	0	Springing	0	0	0
2.00	Loan	5	1	255 Greenwich	273,643	0	Springing	0	10,444	0
3.00	Loan	6, 8	1	Burke Centre	93,471	124,904	12,490	0	3,905	0
4.00	Loan		1	Ellenton Premium Outlets	Springing	0	Springing	0	Springing	0
5.00	Loan	9, 10, 11, 12, 13, 14, 15, 32	9	Midwest Industrial Portfolio	53,293	0	Springing	0	23,538	282,458
5.01	Property		1	Franklin, PA
5.02	Property		1	Sheboygan, WI (Muth)
5.03	Property		1	Freeport, IL
5.04	Property		1	Milwaukee, WI (Cudahy)
5.05	Property		1	Milwaukee, WI (Broadway)
5.06	Property		1	Dekalb, IL
5.07	Property		1	Orleans, IN
5.08	Property		1	Andrews, NC
5.09	Property		1	Pine Bluff, AR
6.00	Loan	6, 16	1	Brentwood Commons	92,155	0	Springing	0	7,299	437,947
7.00	Loan	6	1	Market Place Center	Springing	0	Springing	0	Springing	0
8.00	Loan		1	Marriott Chicago O’Hare	164,262	0	Springing	7,797,000	116,645	0
9.00	Loan		1	Red Rock Commons	20,263	0	Springing	0	2,124	76,466
10.00	Loan	17	1	4 Union Square South	522,602	0	Springing	0	Springing	0
11.00	Loan	18, 19, 33	2	Natson Hotel Largo Portfolio	27,690	124,235	Springing	0	Springing	0
11.01	Property		1	Hampton Inn & Suites
11.02	Property		1	Holiday Inn Express & Suites
12.00	Loan	5, 20, 21, 22, 23, 24, 25, 26, 27, 28, 29, 30	8	BioMed MIT Portfolio	Springing	0	Springing	0	0	0
12.01	Property		1	45 - 75 Sidney
12.02	Property		1	40 Landsdowne
12.03	Property		1	35 Landsdowne
12.04	Property		1	65 Landsdowne
12.05	Property		1	88 Sidney
12.06	Property		1	64 Sidney
12.07	Property		1	38 Sidney
12.08	Property		1	26 Landsdowne
13.00	Loan		1	Tennant Station	20,664	0	Springing	0	4,955	0
14.00	Loan	31	1	Canyon Portal	9,792	0	Springing	0	0	0
15.00	Loan		1	Courtyard Titusville Kennedy Space Center	30,870	0	Springing	0	35,275	0
16.00	Loan		1	Lawton Town Center	15,766	83,538	11,934	0	2,593	0
17.00	Loan		1	Lancaster Plaza	19,667	63,123	5,260	33,484	1,392	100,000
18.00	Loan		1	1919 Madison Avenue	Springing	0	Springing	0	0	0
19.00	Loan		1	E Residences at 6810 Polk Street	261	20,556	2,570	0	750	0
20.00	Loan		1	Porterwood Shopping Center	23,700	99,550	14,143	0	3,052	0
21.00	Loan		1	Meadowlark Gardens	Springing	0	Springing	0	0	0
22.00	Loan	35, 36, 37	1	24535 Owners Corp.	Springing	0	Springing	0	0	0
23.00	Loan		1	3900 Bailey Ave	Springing	0	Springing	0	0	0
24.00	Loan	35, 36, 37	1	Greenbriar Owners Corp.	Springing	0	Springing	0	0	0
25.00	Loan	35, 36, 37	1	Birchwood On The Green Owners Corp.	82,302	0	Springing	0	0	0
26.00	Loan	35, 36, 37	1	Coronet Hall Tenants Corp.	Springing	0	Springing	0	0	0
27.00	Loan		1	40-52 Derwood Circle	13,068	0	Springing	0	Springing	0
28.00	Loan		1	Lambertville Mini Storage I and II	7,678	9,996	1,666	0	1,607	0
29.00	Loan	35, 36, 37	1	150 Joralemon St. Owners Corp.	Springing	0	Springing	0	0	0
30.00	Loan	35, 36, 37	1	711 Shore Road Owners Corp.	Springing	0	Springing	0	0	0
31.00	Loan	35, 36, 37	1	Tudor Woods, Inc.	22,842	0	Springing	0	0	0
32.00	Loan		1	Hillcrest Shopping Center	8,975	0	Springing	0	1,907	0
33.00	Loan	35, 36, 37	1	Colorado Owners, Inc.	Springing	0	Springing	0	0	0
34.00	Loan	35, 36, 37	1	Congress Owners, Ltd.	Springing	0	Springing	0	0	0
35.00	Loan		1	StorQuest - San Leandro, CA	9,860	0	Springing	0	360	12,944
36.00	Loan	35, 36, 37	1	Saxony Hall Owners, Inc.	13,983	0	Springing	0	0	0
37.00	Loan	34	1	Karen Gardens	31,903	0	Springing	0	0	0
38.00	Loan		1	A Storage Place Yucaipa	4,565	0	Springing	0	0	0
39.00	Loan		1	Hartsdale Gardens Coop	21,287	0	Springing	0	Springing	0
40.00	Loan	35, 36, 37	1	505 Central Avenue Corp.	Springing	0	Springing	0	0	0
41.00	Loan		2	CVS Solomon Portfolio	Springing	0	Springing	0	0	0
41.01	Property		1	CVS Solomon - Brandon
41.02	Property		1	CVS Solomon - Paris

A-1-45

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Monthly RE Tax Reserve ($)	Upfront Insurance Reserve ($)	Monthly Insurance Reserve ($)	Upfront Replacement / PIP Reserve ($)	Monthly Replacement / FF&E Reserve ($)	Replacement Reserve Caps ($)
42.00	Loan		1	Katy Fort Bend Business Park	5,807	3,946	1,973	0	374	0
43.00	Loan	35, 36, 37	1	7901 4th Tenants Corp.	Springing	0	Springing	0	0	0
44.00	Loan	35, 36, 37	1	Lafayette Studios Corp.	Springing	0	Springing	0	0	0
45.00	Loan	35, 36, 37	1	85 8th Avenue Owners Corp.	116,392	0	Springing	0	0	0
46.00	Loan	35, 36, 37	1	3050 Fairfield Avenue Owners Corp.	Springing	0	Springing	0	0	0
47.00	Loan	35, 36, 37	1	3520 Tryon Avenue Owners, Inc.	8,750	0	Springing	0	0	0
48.00	Loan	35, 36, 37	1	Highland Terrace Housing Development Fund Corporation	12,726	0	Springing	0	0	0
49.00	Loan	35, 36, 37	1	494 Ocean Harbor View Apartment Corp.	13,150	0	Springing	0	0	0
50.00	Loan	35, 36, 37	1	31 East 12th Street Owners, Inc.	Springing	0	Springing	0	0	0
51.00	Loan	35, 36, 37	1	315 St. John's Owners, Inc.	Springing	0	Springing	0	0	0
52.00	Loan		1	Wisconsin Rapids Retail	7,507	0	Springing	0	2,434	0
53.00	Loan	35, 36, 37	1	6535 Broadway Owners Corp.	Springing	0	Springing	0	0	0
54.00	Loan	35, 36, 37	1	64th Apartment Corp.	Springing	0	Springing	0	0	0
55.00	Loan		1	StorQuest - Vallejo, CA	5,953	0	Springing	0	379	13,641
56.00	Loan		1	StorQuest - 51st Avenue, Phoenix, AZ	7,863	0	Springing	0	265	9,548
57.00	Loan	35, 36, 37	1	137-05 Franklin Avenue Owners, Inc.	Springing	0	Springing	0	0	0
58.00	Loan	35, 36, 37	1	57 Park Terrace West Owners, Inc.	Springing	0	Springing	0	0	0
59.00	Loan	35, 36, 37	1	Park Avenue and Seventy-Seventh Street Corporation a/k/a Park Avenue and Seventy-Seventh Street, Corporation	Springing	0	Springing	0	0	0
60.00	Loan	35, 36, 37	1	284-5 Apt Inc.	55,250	0	Springing	0	0	0
61.00	Loan	35, 36, 37	1	111 Tenants Corp.	Springing	0	Springing	0	0	0
62.00	Loan	35, 36, 37	1	3231-5-9 Barker Owners, Inc.	5,115	0	Springing	0	0	0
63.00	Loan	35, 36, 37	1	80 Avenue P Owners Corp.	27,656	0	Springing	0	0	0
64.00	Loan	35, 36, 37	1	The Manton House Corp.	13,969	0	Springing	0	0	0
65.00	Loan	35, 36, 37	1	Hilltop Village Cooperative #Two, Inc. a/k/a Hilltop Village Cooperative #2, Inc.	Springing	0	Springing	0	0	0
66.00	Loan	35, 36, 37	1	Hampton House Tenants Corp.	Springing	0	Springing	0	0	0
67.00	Loan	35, 36, 37	1	Melissa Court Owners, Inc.	Springing	0	Springing	0	0	0
68.00	Loan	35, 36, 37	1	Greenwich 33 Apartment Corp.	Springing	0	Springing	0	0	0
69.00	Loan	35, 36, 37	1	Heathcote Manor Owners Corp.	Springing	0	Springing	0	0	0
70.00	Loan	35, 36, 37	1	Gramatan Court Apartments, Inc.	Springing	0	Springing	0	0	0
71.00	Loan	35, 36, 37	1	120 East 83rd Street Owners Corp.	Springing	0	Springing	0	0	0
72.00	Loan	35, 36, 37	1	Wappanocca Manor, Inc.	3,560	0	Springing	0	0	0
73.00	Loan	35, 36, 37	1	131 West Owners Corp.	Springing	0	Springing	0	0	0
74.00	Loan	35, 36, 37	1	Carolyn Court Owners, Inc.	Springing	0	Springing	0	0	0

A-1-46

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Upfront TI/LC Reserve ($)	Monthly TI/LC Reserve ($)	TI/LC Caps ($)	Upfront Debt Service Reserve ($)	Monthly Debt Service Reserve ($)	Debt Service Reserve Cap ($)	Upfront Deferred Maintenance Reserve ($)
1.00	Loan	7	1	Sheraton Denver Downtown Hotel	0	0	0	0	0	0	0
2.00	Loan	5	1	255 Greenwich	0	52,218	0	0	0	0	0
3.00	Loan	6, 8	1	Burke Centre	0	21,413	770,875	0	0	0	52,784
4.00	Loan		1	Ellenton Premium Outlets	0	60,000	1,432,000	0	0	0	0
5.00	Loan	9, 10, 11, 12, 13, 14, 15, 32	9	Midwest Industrial Portfolio	2,500,000	Springing	1,000,000	0	0	0	85,250
5.01	Property		1	Franklin, PA
5.02	Property		1	Sheboygan, WI (Muth)
5.03	Property		1	Freeport, IL
5.04	Property		1	Milwaukee, WI (Cudahy)
5.05	Property		1	Milwaukee, WI (Broadway)
5.06	Property		1	Dekalb, IL
5.07	Property		1	Orleans, IN
5.08	Property		1	Andrews, NC
5.09	Property		1	Pine Bluff, AR
6.00	Loan	6, 16	1	Brentwood Commons	0	72,991	4,500,000	0	0	0	0
7.00	Loan	6	1	Market Place Center	0	Springing	0	0	0	0	0
8.00	Loan		1	Marriott Chicago O’Hare	0	0	0	0	0	0	0
9.00	Loan		1	Red Rock Commons	250,000	Springing	250,000	0	0	0	0
10.00	Loan	17	1	4 Union Square South	200,000	34,031	0	0	0	0	0
11.00	Loan	18, 19, 33	2	Natson Hotel Largo Portfolio	0	0	0	0	0	0	4,600
11.01	Property		1	Hampton Inn & Suites
11.02	Property		1	Holiday Inn Express & Suites
12.00	Loan	5, 20, 21, 22, 23, 24, 25, 26, 27, 28, 29, 30	8	BioMed MIT Portfolio	0	Springing	1,314,481	0	0	0	0
12.01	Property		1	45 - 75 Sidney
12.02	Property		1	40 Landsdowne
12.03	Property		1	35 Landsdowne
12.04	Property		1	65 Landsdowne
12.05	Property		1	88 Sidney
12.06	Property		1	64 Sidney
12.07	Property		1	38 Sidney
12.08	Property		1	26 Landsdowne
13.00	Loan		1	Tennant Station	0	17,085	205,024	0	0	0	12,525
14.00	Loan	31	1	Canyon Portal	0	0	0	0	0	0	23,400
15.00	Loan		1	Courtyard Titusville Kennedy Space Center	0	0	0	0	0	0	0
16.00	Loan		1	Lawton Town Center	0	12,967	622,431	0	0	0	31,250
17.00	Loan		1	Lancaster Plaza	250,000	Springing	250,000	0	0	0	1,250
18.00	Loan		1	1919 Madison Avenue	0	0	0	0	0	0	175,750
19.00	Loan		1	E Residences at 6810 Polk Street	0	0	0	0	0	0	0
20.00	Loan		1	Porterwood Shopping Center	300,000	7,205	0	0	0	0	92,500
21.00	Loan		1	Meadowlark Gardens	0	0	0	0	0	0	0
22.00	Loan	35, 36, 37	1	24535 Owners Corp.	0	0	0	0	0	0	0
23.00	Loan		1	3900 Bailey Ave	0	0	0	0	0	0	0
24.00	Loan	35, 36, 37	1	Greenbriar Owners Corp.	0	0	0	0	0	0	0
25.00	Loan	35, 36, 37	1	Birchwood On The Green Owners Corp.	0	0	0	0	0	0	0
26.00	Loan	35, 36, 37	1	Coronet Hall Tenants Corp.	0	0	0	0	0	0	0
27.00	Loan		1	40-52 Derwood Circle	270,000	Springing	0	0	0	0	1,875
28.00	Loan		1	Lambertville Mini Storage I and II	0	0	0	0	0	0	90,250
29.00	Loan	35, 36, 37	1	150 Joralemon St. Owners Corp.	0	0	0	0	0	0	0
30.00	Loan	35, 36, 37	1	711 Shore Road Owners Corp.	0	0	0	0	0	0	0
31.00	Loan	35, 36, 37	1	Tudor Woods, Inc.	0	0	0	0	0	0	0
32.00	Loan		1	Hillcrest Shopping Center	0	9,537	343,338	0	0	0	0
33.00	Loan	35, 36, 37	1	Colorado Owners, Inc.	0	0	0	0	0	0	0
34.00	Loan	35, 36, 37	1	Congress Owners, Ltd.	0	0	0	0	0	0	0
35.00	Loan		1	StorQuest - San Leandro, CA	0	0	0	0	0	0	0
36.00	Loan	35, 36, 37	1	Saxony Hall Owners, Inc.	0	0	0	0	0	0	0
37.00	Loan	34	1	Karen Gardens	0	0	0	0	0	0	814,053
38.00	Loan		1	A Storage Place Yucaipa	0	0	0	0	0	0	0
39.00	Loan		1	Hartsdale Gardens Coop	0	0	0	0	0	0	0
40.00	Loan	35, 36, 37	1	505 Central Avenue Corp.	0	0	0	0	0	0	0
41.00	Loan		2	CVS Solomon Portfolio	0	2,213	0	0	0	0	0
41.01	Property		1	CVS Solomon - Brandon
41.02	Property		1	CVS Solomon - Paris

A-1-47

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Upfront TI/LC Reserve ($)	Monthly TI/LC Reserve ($)	TI/LC Caps ($)	Upfront Debt Service Reserve ($)	Monthly Debt Service Reserve ($)	Debt Service Reserve Cap ($)	Upfront Deferred Maintenance Reserve ($)
42.00	Loan		1	Katy Fort Bend Business Park	350,000	2,494	0	0	0	0	0
43.00	Loan	35, 36, 37	1	7901 4th Tenants Corp.	0	0	0	0	0	0	0
44.00	Loan	35, 36, 37	1	Lafayette Studios Corp.	0	0	0	0	0	0	0
45.00	Loan	35, 36, 37	1	85 8th Avenue Owners Corp.	0	0	0	0	0	0	0
46.00	Loan	35, 36, 37	1	3050 Fairfield Avenue Owners Corp.	0	0	0	0	0	0	0
47.00	Loan	35, 36, 37	1	3520 Tryon Avenue Owners, Inc.	0	0	0	0	0	0	0
48.00	Loan	35, 36, 37	1	Highland Terrace Housing Development Fund Corporation	0	0	0	0	0	0	0
49.00	Loan	35, 36, 37	1	494 Ocean Harbor View Apartment Corp.	0	0	0	0	0	0	0
50.00	Loan	35, 36, 37	1	31 East 12th Street Owners, Inc.	0	0	0	0	0	0	0
51.00	Loan	35, 36, 37	1	315 St. John's Owners, Inc.	0	0	0	0	0	0	0
52.00	Loan		1	Wisconsin Rapids Retail	0	Springing	0	0	0	0	15,688
53.00	Loan	35, 36, 37	1	6535 Broadway Owners Corp.	0	0	0	0	0	0	0
54.00	Loan	35, 36, 37	1	64th Apartment Corp.	0	0	0	0	0	0	0
55.00	Loan		1	StorQuest - Vallejo, CA	0	0	0	0	0	0	10,551
56.00	Loan		1	StorQuest - 51st Avenue, Phoenix, AZ	0	0	0	0	0	0	0
57.00	Loan	35, 36, 37	1	137-05 Franklin Avenue Owners, Inc.	0	0	0	0	0	0	0
58.00	Loan	35, 36, 37	1	57 Park Terrace West Owners, Inc.	0	0	0	0	0	0	0
59.00	Loan	35, 36, 37	1	Park Avenue and Seventy-Seventh Street Corporation a/k/a Park Avenue and Seventy-Seventh Street, Corporation	0	0	0	0	0	0	0
60.00	Loan	35, 36, 37	1	284-5 Apt Inc.	0	0	0	0	0	0	0
61.00	Loan	35, 36, 37	1	111 Tenants Corp.	0	0	0	0	0	0	0
62.00	Loan	35, 36, 37	1	3231-5-9 Barker Owners, Inc.	0	0	0	0	0	0	0
63.00	Loan	35, 36, 37	1	80 Avenue P Owners Corp.	0	0	0	0	0	0	0
64.00	Loan	35, 36, 37	1	The Manton House Corp.	0	0	0	0	0	0	0
65.00	Loan	35, 36, 37	1	Hilltop Village Cooperative #Two, Inc. a/k/a Hilltop Village Cooperative #2, Inc.	0	0	0	0	0	0	0
66.00	Loan	35, 36, 37	1	Hampton House Tenants Corp.	0	0	0	0	0	0	0
67.00	Loan	35, 36, 37	1	Melissa Court Owners, Inc.	0	0	0	0	0	0	0
68.00	Loan	35, 36, 37	1	Greenwich 33 Apartment Corp.	0	0	0	0	0	0	0
69.00	Loan	35, 36, 37	1	Heathcote Manor Owners Corp.	0	0	0	0	0	0	0
70.00	Loan	35, 36, 37	1	Gramatan Court Apartments, Inc.	0	0	0	0	0	0	0
71.00	Loan	35, 36, 37	1	120 East 83rd Street Owners Corp.	0	0	0	0	0	0	0
72.00	Loan	35, 36, 37	1	Wappanocca Manor, Inc.	0	0	0	0	0	0	0
73.00	Loan	35, 36, 37	1	131 West Owners Corp.	0	0	0	0	0	0	0
74.00	Loan	35, 36, 37	1	Carolyn Court Owners, Inc.	0	0	0	0	0	0	0

A-1-48

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Upfront Other Reserve ($)	Monthly Other Reserve ($)	Other Reserve Description
1.00	Loan	7	1	Sheraton Denver Downtown Hotel	0	0	NAP
2.00	Loan	5	1	255 Greenwich	1,816,264	0	Outstanding TILCs & LL Work Reserve ($1,623,080); Rent Abatement Reserve ($193,184.33)
3.00	Loan	6, 8	1	Burke Centre	155,940	0	Environmental Reserve ($39,500.00); Existing TI/LC Reserve ($116,440.39)
4.00	Loan		1	Ellenton Premium Outlets	1,472,100	0	Oustanding TI/LC Reserve Fund (Guaranty)
5.00	Loan	9, 10, 11, 12, 13, 14, 15, 32	9	Midwest Industrial Portfolio	0	0	NAP
5.01	Property		1	Franklin, PA
5.02	Property		1	Sheboygan, WI (Muth)
5.03	Property		1	Freeport, IL
5.04	Property		1	Milwaukee, WI (Cudahy)
5.05	Property		1	Milwaukee, WI (Broadway)
5.06	Property		1	Dekalb, IL
5.07	Property		1	Orleans, IN
5.08	Property		1	Andrews, NC
5.09	Property		1	Pine Bluff, AR
6.00	Loan	6, 16	1	Brentwood Commons	206,635	0	Rent Concession Reserve ($72,799.33), Existing TI/LC Reserve ($133,836.16)
7.00	Loan	6	1	Market Place Center	2,446,374	0	Rent Concession Reserve (Upfront: $537,085), TI/LC Obligations Reserve Funds (Upfront: $1,909,289)
8.00	Loan		1	Marriott Chicago O’Hare	2,002,500	Springing	Seasonality Reserve ($2,000,000); PIP Reserve (Springing); Replacement Comfort Letter Reserve ($2,500)
9.00	Loan		1	Red Rock Commons	0	0	NAP
10.00	Loan	17	1	4 Union Square South	0	0	NAP
11.00	Loan	18, 19, 33	2	Natson Hotel Largo Portfolio	1,773,517	Springing	PIP Reserve
11.01	Property		1	Hampton Inn & Suites
11.02	Property		1	Holiday Inn Express & Suites
12.00	Loan	5, 20, 21, 22, 23, 24, 25, 26, 27, 28, 29, 30	8	BioMed MIT Portfolio	1,869,382	Springing	Initial Unfunded Obligations Reserve (Upfront: $1,869,382); Ground Rent Reserve (Monthly: Springing); Takeda Reserve (Monthly: Springing)
12.01	Property		1	45 - 75 Sidney
12.02	Property		1	40 Landsdowne
12.03	Property		1	35 Landsdowne
12.04	Property		1	65 Landsdowne
12.05	Property		1	88 Sidney
12.06	Property		1	64 Sidney
12.07	Property		1	38 Sidney
12.08	Property		1	26 Landsdowne
13.00	Loan		1	Tennant Station	435,780	0	Landlord Obligation Reserve ($135,780), Rosso Furniture Reserve ($300,000)
14.00	Loan	31	1	Canyon Portal	126,709	4,285	Ground Rent Reserve (Upfront: $126,708.84), TI/LC/CapEx Reserve (Monthly: $4,284.83)
15.00	Loan		1	Courtyard Titusville Kennedy Space Center	2,500	Springing	PIP Reserve (Springing); Replacement Comfort Letter Reserve ($2,500)
16.00	Loan		1	Lawton Town Center	60,000	0	Best Buy Gap Rent
17.00	Loan		1	Lancaster Plaza	0	0	NAP
18.00	Loan		1	1919 Madison Avenue	0	0	NAP
19.00	Loan		1	E Residences at 6810 Polk Street	0	0	NAP
20.00	Loan		1	Porterwood Shopping Center	0	0	NAP
21.00	Loan		1	Meadowlark Gardens	0	0	NAP
22.00	Loan	35, 36, 37	1	24535 Owners Corp.	834,635	0	Collateral Security Agreement For Capital Improvements
23.00	Loan		1	3900 Bailey Ave	0	0	NAP
24.00	Loan	35, 36, 37	1	Greenbriar Owners Corp.	0	0	NAP
25.00	Loan	35, 36, 37	1	Birchwood On The Green Owners Corp.	500,000	0	Collateral Security Agreement For Capital Improvements
26.00	Loan	35, 36, 37	1	Coronet Hall Tenants Corp.	0	0	NAP
27.00	Loan		1	40-52 Derwood Circle	0	0	NAP
28.00	Loan		1	Lambertville Mini Storage I and II	0	0	NAP
29.00	Loan	35, 36, 37	1	150 Joralemon St. Owners Corp.	542,713	0	Collateral Security Agreement For Capital Improvements
30.00	Loan	35, 36, 37	1	711 Shore Road Owners Corp.	0	0	NAP
31.00	Loan	35, 36, 37	1	Tudor Woods, Inc.	0	0	NAP
32.00	Loan		1	Hillcrest Shopping Center	0	0	NAP
33.00	Loan	35, 36, 37	1	Colorado Owners, Inc.	312,500	0	Collateral Security Agreement For Capital Improvements
34.00	Loan	35, 36, 37	1	Congress Owners, Ltd.	500,000	0	Collateral Security Agreement For Capital Improvements
35.00	Loan		1	StorQuest - San Leandro, CA	0	0	NAP
36.00	Loan	35, 36, 37	1	Saxony Hall Owners, Inc.	879,050	0	Collateral Security Agreement For Capital Improvements ($800,000); Collateral Security Agreement Re: LL87 ($79,050)
37.00	Loan	34	1	Karen Gardens	0	0	NAP
38.00	Loan		1	A Storage Place Yucaipa	0	0	NAP
39.00	Loan		1	Hartsdale Gardens Coop	0	0	NAP
40.00	Loan	35, 36, 37	1	505 Central Avenue Corp.	0	0	NAP
41.00	Loan		2	CVS Solomon Portfolio	0	0	NAP
41.01	Property		1	CVS Solomon - Brandon
41.02	Property		1	CVS Solomon - Paris

A-1-49

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Upfront Other Reserve ($)	Monthly Other Reserve ($)	Other Reserve Description
42.00	Loan		1	Katy Fort Bend Business Park	185,212	0	Outstanding TI Reserve ($168,051.81), Free Rent Reserve ($17,160)
43.00	Loan	35, 36, 37	1	7901 4th Tenants Corp.	1,500,000	0	Collateral Security Agreement For Capital Improvements
44.00	Loan	35, 36, 37	1	Lafayette Studios Corp.	1,041,578	0	Collateral Security Agreement For Capital Improvements ($936,163); Collateral Security Agreement For Capital Improvements Re: LL87 ($105,415)
45.00	Loan	35, 36, 37	1	85 8th Avenue Owners Corp.	0	0	NAP
46.00	Loan	35, 36, 37	1	3050 Fairfield Avenue Owners Corp.	0	0	NAP
47.00	Loan	35, 36, 37	1	3520 Tryon Avenue Owners, Inc.	680,275	0	Collateral Security Agreement For Capital Improvements
48.00	Loan	35, 36, 37	1	Highland Terrace Housing Development Fund Corporation	0	0	NAP
49.00	Loan	35, 36, 37	1	494 Ocean Harbor View Apartment Corp.	93,750	0	Collateral Security Agreement For Capital Improvements
50.00	Loan	35, 36, 37	1	31 East 12th Street Owners, Inc.	0	0	NAP
51.00	Loan	35, 36, 37	1	315 St. John's Owners, Inc.	367,594	0	Collateral Security Agreement For Capital Improvements
52.00	Loan		1	Wisconsin Rapids Retail	0	0	NAP
53.00	Loan	35, 36, 37	1	6535 Broadway Owners Corp.	0	0	NAP
54.00	Loan	35, 36, 37	1	64th Apartment Corp.	0	0	NAP
55.00	Loan		1	StorQuest - Vallejo, CA	0	0	NAP
56.00	Loan		1	StorQuest - 51st Avenue, Phoenix, AZ	0	0	NAP
57.00	Loan	35, 36, 37	1	137-05 Franklin Avenue Owners, Inc.	13,050	0	Collateral Security Agreement For Capital Improvements
58.00	Loan	35, 36, 37	1	57 Park Terrace West Owners, Inc.	0	0	NAP
59.00	Loan	35, 36, 37	1	Park Avenue and Seventy-Seventh Street Corporation a/k/a Park Avenue and Seventy-Seventh Street, Corporation	$316,000, $201,250	0	Collateral Security Agreement For Capital Improvements, Collateral Security Agreement Re: Maintenance Arrears
60.00	Loan	35, 36, 37	1	284-5 Apt Inc.	250,000	0	Collateral Security Agreement For Capital Improvements
61.00	Loan	35, 36, 37	1	111 Tenants Corp.	306,617	0	Collateral Security Agreement For Capital Improvements
62.00	Loan	35, 36, 37	1	3231-5-9 Barker Owners, Inc.	36,713	0	Collateral Security Agreement For Capital Improvements
63.00	Loan	35, 36, 37	1	80 Avenue P Owners Corp.	0	0	NAP
64.00	Loan	35, 36, 37	1	The Manton House Corp.	0	0	NAP
65.00	Loan	35, 36, 37	1	Hilltop Village Cooperative #Two, Inc. a/k/a Hilltop Village Cooperative #2, Inc.	500,000	0	Collateral Security Agreement For Capital Improvements
66.00	Loan	35, 36, 37	1	Hampton House Tenants Corp.	0	0	NAP
67.00	Loan	35, 36, 37	1	Melissa Court Owners, Inc.	0	0	NAP
68.00	Loan	35, 36, 37	1	Greenwich 33 Apartment Corp.	0	0	NAP
69.00	Loan	35, 36, 37	1	Heathcote Manor Owners Corp.	0	0	NAP
70.00	Loan	35, 36, 37	1	Gramatan Court Apartments, Inc.	6,250	0	Collateral Security Agreement For Environmental Items
71.00	Loan	35, 36, 37	1	120 East 83rd Street Owners Corp.	49,000	0	Negative Carry Collateral Security Agreement
72.00	Loan	35, 36, 37	1	Wappanocca Manor, Inc.	0	0	NAP
73.00	Loan	35, 36, 37	1	131 West Owners Corp.	0	0	NAP
74.00	Loan	35, 36, 37	1	Carolyn Court Owners, Inc.	0	0	NAP

A-1-50

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Other Reserve Cap ($)	Holdback/ Earnout Amount ($)	Holdback/ Earnout Description	Lockbox Type	Cash Management
1.00	Loan	7	1	Sheraton Denver Downtown Hotel	0	0	NAP	Hard	Springing
2.00	Loan	5	1	255 Greenwich	0	0	NAP	Hard	Springing
3.00	Loan	6, 8	1	Burke Centre	0	0	NAP	Springing	Springing
4.00	Loan		1	Ellenton Premium Outlets	0	0	NAP	Hard	Springing
5.00	Loan	9, 10, 11, 12, 13, 14, 15, 32	9	Midwest Industrial Portfolio	0	10,000,000	Accretive Leasing Reserve	Hard	Springing
5.01	Property		1	Franklin, PA
5.02	Property		1	Sheboygan, WI (Muth)
5.03	Property		1	Freeport, IL
5.04	Property		1	Milwaukee, WI (Cudahy)
5.05	Property		1	Milwaukee, WI (Broadway)
5.06	Property		1	Dekalb, IL
5.07	Property		1	Orleans, IN
5.08	Property		1	Andrews, NC
5.09	Property		1	Pine Bluff, AR
6.00	Loan	6, 16	1	Brentwood Commons	0	0	NAP	Hard	Springing
7.00	Loan	6	1	Market Place Center	0	0	NAP	Hard	Springing
8.00	Loan		1	Marriott Chicago O’Hare	Seasonality Reserve: $2,000,000	0	NAP	Hard	Springing
9.00	Loan		1	Red Rock Commons	0	0	NAP	Springing	Springing
10.00	Loan	17	1	4 Union Square South	0	0	NAP	Hard	Springing
11.00	Loan	18, 19, 33	2	Natson Hotel Largo Portfolio	0	0	NAP	Hard	Springing
11.01	Property		1	Hampton Inn & Suites
11.02	Property		1	Holiday Inn Express & Suites
12.00	Loan	5, 20, 21, 22, 23, 24, 25, 26, 27, 28, 29, 30	8	BioMed MIT Portfolio	0	0	NAP	Hard	Springing
12.01	Property		1	45 - 75 Sidney
12.02	Property		1	40 Landsdowne
12.03	Property		1	35 Landsdowne
12.04	Property		1	65 Landsdowne
12.05	Property		1	88 Sidney
12.06	Property		1	64 Sidney
12.07	Property		1	38 Sidney
12.08	Property		1	26 Landsdowne
13.00	Loan		1	Tennant Station	0	0	NAP	Springing	Springing
14.00	Loan	31	1	Canyon Portal	TI/LC/CapEx Reserve: $150,000	0	NAP	Springing	Springing
15.00	Loan		1	Courtyard Titusville Kennedy Space Center	0	0	NAP	Hard	In Place
16.00	Loan		1	Lawton Town Center	0	0	NAP	Hard	Springing
17.00	Loan		1	Lancaster Plaza	0	0	NAP	Springing	Springing
18.00	Loan		1	1919 Madison Avenue	0	0	NAP	Springing	Springing
19.00	Loan		1	E Residences at 6810 Polk Street	0	0	NAP	Springing	Springing
20.00	Loan		1	Porterwood Shopping Center	0	0	NAP	Hard	Springing
21.00	Loan		1	Meadowlark Gardens	0	0	NAP	None	None
22.00	Loan	35, 36, 37	1	24535 Owners Corp.	0	0	NAP	None	None
23.00	Loan		1	3900 Bailey Ave	0	0	NAP	None	None
24.00	Loan	35, 36, 37	1	Greenbriar Owners Corp.	0	0	NAP	None	None
25.00	Loan	35, 36, 37	1	Birchwood On The Green Owners Corp.	0	0	NAP	None	None
26.00	Loan	35, 36, 37	1	Coronet Hall Tenants Corp.	0	0	NAP	None	None
27.00	Loan		1	40-52 Derwood Circle	0	0	NAP	Hard	Springing
28.00	Loan		1	Lambertville Mini Storage I and II	0	0	NAP	Springing	Springing
29.00	Loan	35, 36, 37	1	150 Joralemon St. Owners Corp.	0	0	NAP	None	None
30.00	Loan	35, 36, 37	1	711 Shore Road Owners Corp.	0	0	NAP	None	None
31.00	Loan	35, 36, 37	1	Tudor Woods, Inc.	0	0	NAP	None	None
32.00	Loan		1	Hillcrest Shopping Center	0	0	NAP	Hard	Springing
33.00	Loan	35, 36, 37	1	Colorado Owners, Inc.	0	0	NAP	None	None
34.00	Loan	35, 36, 37	1	Congress Owners, Ltd.	0	0	NAP	None	None
35.00	Loan		1	StorQuest - San Leandro, CA	0	0	NAP	Springing	Springing
36.00	Loan	35, 36, 37	1	Saxony Hall Owners, Inc.	0	0	NAP	None	None
37.00	Loan	34	1	Karen Gardens	0	0	NAP	Springing	Springing
38.00	Loan		1	A Storage Place Yucaipa	0	0	NAP	Springing	Springing
39.00	Loan		1	Hartsdale Gardens Coop	0	0	NAP	None	None
40.00	Loan	35, 36, 37	1	505 Central Avenue Corp.	0	0	NAP	None	None
41.00	Loan		2	CVS Solomon Portfolio	0	0	NAP	Hard	Springing
41.01	Property		1	CVS Solomon - Brandon
41.02	Property		1	CVS Solomon - Paris

A-1-51

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Other Reserve Cap ($)	Holdback/ Earnout Amount ($)	Holdback/ Earnout Description	Lockbox Type	Cash Management
42.00	Loan		1	Katy Fort Bend Business Park	0	0	NAP	Springing	Springing
43.00	Loan	35, 36, 37	1	7901 4th Tenants Corp.	0	0	NAP	None	None
44.00	Loan	35, 36, 37	1	Lafayette Studios Corp.	0	0	NAP	None	None
45.00	Loan	35, 36, 37	1	85 8th Avenue Owners Corp.	0	0	NAP	None	None
46.00	Loan	35, 36, 37	1	3050 Fairfield Avenue Owners Corp.	0	0	NAP	None	None
47.00	Loan	35, 36, 37	1	3520 Tryon Avenue Owners, Inc.	0	0	NAP	None	None
48.00	Loan	35, 36, 37	1	Highland Terrace Housing Development Fund Corporation	0	0	NAP	None	None
49.00	Loan	35, 36, 37	1	494 Ocean Harbor View Apartment Corp.	0	0	NAP	None	None
50.00	Loan	35, 36, 37	1	31 East 12th Street Owners, Inc.	0	0	NAP	None	None
51.00	Loan	35, 36, 37	1	315 St. John's Owners, Inc.	0	0	NAP	None	None
52.00	Loan		1	Wisconsin Rapids Retail	0	0	NAP	Springing	Springing
53.00	Loan	35, 36, 37	1	6535 Broadway Owners Corp.	0	0	NAP	None	None
54.00	Loan	35, 36, 37	1	64th Apartment Corp.	0	0	NAP	None	None
55.00	Loan		1	StorQuest - Vallejo, CA	0	0	NAP	Springing	Springing
56.00	Loan		1	StorQuest - 51st Avenue, Phoenix, AZ	0	0	NAP	Springing	Springing
57.00	Loan	35, 36, 37	1	137-05 Franklin Avenue Owners, Inc.	0	0	NAP	None	None
58.00	Loan	35, 36, 37	1	57 Park Terrace West Owners, Inc.	0	0	NAP	None	None
59.00	Loan	35, 36, 37	1	Park Avenue and Seventy-Seventh Street Corporation a/k/a Park Avenue and Seventy-Seventh Street, Corporation	0	0	NAP	None	None
60.00	Loan	35, 36, 37	1	284-5 Apt Inc.	0	0	NAP	None	None
61.00	Loan	35, 36, 37	1	111 Tenants Corp.	0	0	NAP	None	None
62.00	Loan	35, 36, 37	1	3231-5-9 Barker Owners, Inc.	0	0	NAP	None	None
63.00	Loan	35, 36, 37	1	80 Avenue P Owners Corp.	0	0	NAP	None	None
64.00	Loan	35, 36, 37	1	The Manton House Corp.	0	0	NAP	None	None
65.00	Loan	35, 36, 37	1	Hilltop Village Cooperative #Two, Inc. a/k/a Hilltop Village Cooperative #2, Inc.	0	0	NAP	None	None
66.00	Loan	35, 36, 37	1	Hampton House Tenants Corp.	0	0	NAP	None	None
67.00	Loan	35, 36, 37	1	Melissa Court Owners, Inc.	0	0	NAP	None	None
68.00	Loan	35, 36, 37	1	Greenwich 33 Apartment Corp.	0	0	NAP	None	None
69.00	Loan	35, 36, 37	1	Heathcote Manor Owners Corp.	0	0	NAP	None	None
70.00	Loan	35, 36, 37	1	Gramatan Court Apartments, Inc.	0	0	NAP	None	None
71.00	Loan	35, 36, 37	1	120 East 83rd Street Owners Corp.	0	0	NAP	None	None
72.00	Loan	35, 36, 37	1	Wappanocca Manor, Inc.	0	0	NAP	None	None
73.00	Loan	35, 36, 37	1	131 West Owners Corp.	0	0	NAP	None	None
74.00	Loan	35, 36, 37	1	Carolyn Court Owners, Inc.	0	0	NAP	None	None

A-1-52

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Excess Cash Trap Triggered by DSCR and/or Debt Yield Test (Y/N)	Tenant Specific Excess Cash Trap Trigger (Y/N)	Pari Passu (Y/N)	Pari Passu in Trust Controlling (Y/N)	Trust Pari Passu Cut-off Date Balance ($)	Non-Trust Pari Passu Companion Loan Cut-off Date Balance ($)
1.00	Loan	7	1	Sheraton Denver Downtown Hotel	Yes	No	Yes	Yes	100,000,000	80,000,000
2.00	Loan	5	1	255 Greenwich	Yes	Yes	Yes	Yes	90,000,000	57,000,000
3.00	Loan	6, 8	1	Burke Centre	Yes	Yes	No	NAP	NAP	NAP
4.00	Loan		1	Ellenton Premium Outlets	Yes	No	Yes	Yes	84,000,000	36,000,000
5.00	Loan	9, 10, 11, 12, 13, 14, 15, 32	9	Midwest Industrial Portfolio	Yes	Yes	No	NAP	NAP	NAP
5.01	Property		1	Franklin, PA
5.02	Property		1	Sheboygan, WI (Muth)
5.03	Property		1	Freeport, IL
5.04	Property		1	Milwaukee, WI (Cudahy)
5.05	Property		1	Milwaukee, WI (Broadway)
5.06	Property		1	Dekalb, IL
5.07	Property		1	Orleans, IN
5.08	Property		1	Andrews, NC
5.09	Property		1	Pine Bluff, AR
6.00	Loan	6, 16	1	Brentwood Commons	Yes	Yes	No	NAP	NAP	NAP
7.00	Loan	6	1	Market Place Center	Yes	No	Yes	No	40,000,000	95,000,000
8.00	Loan		1	Marriott Chicago O’Hare	Yes	No	No	NAP	NAP	NAP
9.00	Loan		1	Red Rock Commons	Yes	Yes	No	NAP	NAP	NAP
10.00	Loan	17	1	4 Union Square South	Yes	No	Yes	No	27,500,000	92,500,000
11.00	Loan	18, 19, 33	2	Natson Hotel Largo Portfolio	Yes	No	No	NAP	NAP	NAP
11.01	Property		1	Hampton Inn & Suites
11.02	Property		1	Holiday Inn Express & Suites
12.00	Loan	5, 20, 21, 22, 23, 24, 25, 26, 27, 28, 29, 30	8	BioMed MIT Portfolio	Yes	Yes	Yes	No	23,500,000	823,500,000
12.01	Property		1	45 - 75 Sidney
12.02	Property		1	40 Landsdowne
12.03	Property		1	35 Landsdowne
12.04	Property		1	65 Landsdowne
12.05	Property		1	88 Sidney
12.06	Property		1	64 Sidney
12.07	Property		1	38 Sidney
12.08	Property		1	26 Landsdowne
13.00	Loan		1	Tennant Station	Yes	No	No	NAP	NAP	NAP
14.00	Loan	31	1	Canyon Portal	Yes	No	No	NAP	NAP	NAP
15.00	Loan		1	Courtyard Titusville Kennedy Space Center	Yes	No	No	NAP	NAP	NAP
16.00	Loan		1	Lawton Town Center	Yes	Yes	No	NAP	NAP	NAP
17.00	Loan		1	Lancaster Plaza	Yes	Yes	No	NAP	NAP	NAP
18.00	Loan		1	1919 Madison Avenue	No	No	No	NAP	NAP	NAP
19.00	Loan		1	E Residences at 6810 Polk Street	Yes	No	No	NAP	NAP	NAP
20.00	Loan		1	Porterwood Shopping Center	Yes	Yes	No	NAP	NAP	NAP
21.00	Loan		1	Meadowlark Gardens	No	No	No	NAP	NAP	NAP
22.00	Loan	35, 36, 37	1	24535 Owners Corp.	No	No	No	NAP	NAP	NAP
23.00	Loan		1	3900 Bailey Ave	No	No	No	NAP	NAP	NAP
24.00	Loan	35, 36, 37	1	Greenbriar Owners Corp.	No	No	No	NAP	NAP	NAP
25.00	Loan	35, 36, 37	1	Birchwood On The Green Owners Corp.	No	No	No	NAP	NAP	NAP
26.00	Loan	35, 36, 37	1	Coronet Hall Tenants Corp.	No	No	No	NAP	NAP	NAP
27.00	Loan		1	40-52 Derwood Circle	Yes	Yes	No	NAP	NAP	NAP
28.00	Loan		1	Lambertville Mini Storage I and II	Yes	No	No	NAP	NAP	NAP
29.00	Loan	35, 36, 37	1	150 Joralemon St. Owners Corp.	No	No	No	NAP	NAP	NAP
30.00	Loan	35, 36, 37	1	711 Shore Road Owners Corp.	No	No	No	NAP	NAP	NAP
31.00	Loan	35, 36, 37	1	Tudor Woods, Inc.	No	No	No	NAP	NAP	NAP
32.00	Loan		1	Hillcrest Shopping Center	Yes	Yes	No	NAP	NAP	NAP
33.00	Loan	35, 36, 37	1	Colorado Owners, Inc.	No	No	No	NAP	NAP	NAP
34.00	Loan	35, 36, 37	1	Congress Owners, Ltd.	No	No	No	NAP	NAP	NAP
35.00	Loan		1	StorQuest - San Leandro, CA	No	No	No	NAP	NAP	NAP
36.00	Loan	35, 36, 37	1	Saxony Hall Owners, Inc.	No	No	No	NAP	NAP	NAP
37.00	Loan	34	1	Karen Gardens	No	No	No	NAP	NAP	NAP
38.00	Loan		1	A Storage Place Yucaipa	No	No	No	NAP	NAP	NAP
39.00	Loan		1	Hartsdale Gardens Coop	No	No	No	NAP	NAP	NAP
40.00	Loan	35, 36, 37	1	505 Central Avenue Corp.	No	No	No	NAP	NAP	NAP
41.00	Loan		2	CVS Solomon Portfolio	Yes	Yes	No	NAP	NAP	NAP
41.01	Property		1	CVS Solomon - Brandon
41.02	Property		1	CVS Solomon - Paris

A-1-53

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Excess Cash Trap Triggered by DSCR and/or Debt Yield Test (Y/N)	Tenant Specific Excess Cash Trap Trigger (Y/N)	Pari Passu (Y/N)	Pari Passu in Trust Controlling (Y/N)	Trust Pari Passu Cut-off Date Balance ($)	Non-Trust Pari Passu Companion Loan Cut-off Date Balance ($)
42.00	Loan		1	Katy Fort Bend Business Park	Yes	Yes	No	NAP	NAP	NAP
43.00	Loan	35, 36, 37	1	7901 4th Tenants Corp.	No	No	No	NAP	NAP	NAP
44.00	Loan	35, 36, 37	1	Lafayette Studios Corp.	No	No	No	NAP	NAP	NAP
45.00	Loan	35, 36, 37	1	85 8th Avenue Owners Corp.	No	No	No	NAP	NAP	NAP
46.00	Loan	35, 36, 37	1	3050 Fairfield Avenue Owners Corp.	No	No	No	NAP	NAP	NAP
47.00	Loan	35, 36, 37	1	3520 Tryon Avenue Owners, Inc.	No	No	No	NAP	NAP	NAP
48.00	Loan	35, 36, 37	1	Highland Terrace Housing Development Fund Corporation	No	No	No	NAP	NAP	NAP
49.00	Loan	35, 36, 37	1	494 Ocean Harbor View Apartment Corp.	No	No	No	NAP	NAP	NAP
50.00	Loan	35, 36, 37	1	31 East 12th Street Owners, Inc.	No	No	No	NAP	NAP	NAP
51.00	Loan	35, 36, 37	1	315 St. John's Owners, Inc.	No	No	No	NAP	NAP	NAP
52.00	Loan		1	Wisconsin Rapids Retail	Yes	Yes	No	NAP	NAP	NAP
53.00	Loan	35, 36, 37	1	6535 Broadway Owners Corp.	No	No	No	NAP	NAP	NAP
54.00	Loan	35, 36, 37	1	64th Apartment Corp.	No	No	No	NAP	NAP	NAP
55.00	Loan		1	StorQuest - Vallejo, CA	No	No	No	NAP	NAP	NAP
56.00	Loan		1	StorQuest - 51st Avenue, Phoenix, AZ	No	No	No	NAP	NAP	NAP
57.00	Loan	35, 36, 37	1	137-05 Franklin Avenue Owners, Inc.	No	No	No	NAP	NAP	NAP
58.00	Loan	35, 36, 37	1	57 Park Terrace West Owners, Inc.	No	No	No	NAP	NAP	NAP
59.00	Loan	35, 36, 37	1	Park Avenue and Seventy-Seventh Street Corporation a/k/a Park Avenue and Seventy-Seventh Street, Corporation	No	No	No	NAP	NAP	NAP
60.00	Loan	35, 36, 37	1	284-5 Apt Inc.	No	No	No	NAP	NAP	NAP
61.00	Loan	35, 36, 37	1	111 Tenants Corp.	No	No	No	NAP	NAP	NAP
62.00	Loan	35, 36, 37	1	3231-5-9 Barker Owners, Inc.	No	No	No	NAP	NAP	NAP
63.00	Loan	35, 36, 37	1	80 Avenue P Owners Corp.	No	No	No	NAP	NAP	NAP
64.00	Loan	35, 36, 37	1	The Manton House Corp.	No	No	No	NAP	NAP	NAP
65.00	Loan	35, 36, 37	1	Hilltop Village Cooperative #Two, Inc. a/k/a Hilltop Village Cooperative #2, Inc.	No	No	No	NAP	NAP	NAP
66.00	Loan	35, 36, 37	1	Hampton House Tenants Corp.	No	No	No	NAP	NAP	NAP
67.00	Loan	35, 36, 37	1	Melissa Court Owners, Inc.	No	No	No	NAP	NAP	NAP
68.00	Loan	35, 36, 37	1	Greenwich 33 Apartment Corp.	No	No	No	NAP	NAP	NAP
69.00	Loan	35, 36, 37	1	Heathcote Manor Owners Corp.	No	No	No	NAP	NAP	NAP
70.00	Loan	35, 36, 37	1	Gramatan Court Apartments, Inc.	No	No	No	NAP	NAP	NAP
71.00	Loan	35, 36, 37	1	120 East 83rd Street Owners Corp.	No	No	No	NAP	NAP	NAP
72.00	Loan	35, 36, 37	1	Wappanocca Manor, Inc.	No	No	No	NAP	NAP	NAP
73.00	Loan	35, 36, 37	1	131 West Owners Corp.	No	No	No	NAP	NAP	NAP
74.00	Loan	35, 36, 37	1	Carolyn Court Owners, Inc.	No	No	No	NAP	NAP	NAP

A-1-54

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Non-Trust Pari Passu Companion Loan Monthly Debt Service ($)	Total Trust and Non-Trust Pari Passu Companion Loan Monthly Debt Service ($)	Subordinate Companion Loan Cut-off Date Balance ($)	Subordinate Companion Loan Interest Rate
1.00	Loan	7	1	Sheraton Denver Downtown Hotel	424,211.11	954,475.00	NAP	NAP
2.00	Loan	5	1	255 Greenwich	308,463.02	795,509.90	NAP	NAP
3.00	Loan	6, 8	1	Burke Centre	NAP	NAP	NAP	NAP
4.00	Loan		1	Ellenton Premium Outlets	188,826.67	629,422.22	NAP	NAP
5.00	Loan	9, 10, 11, 12, 13, 14, 15, 32	9	Midwest Industrial Portfolio	NAP	NAP	NAP	NAP
5.01	Property		1	Franklin, PA
5.02	Property		1	Sheboygan, WI (Muth)
5.03	Property		1	Freeport, IL
5.04	Property		1	Milwaukee, WI (Cudahy)
5.05	Property		1	Milwaukee, WI (Broadway)
5.06	Property		1	Dekalb, IL
5.07	Property		1	Orleans, IN
5.08	Property		1	Andrews, NC
5.09	Property		1	Pine Bluff, AR
6.00	Loan	6, 16	1	Brentwood Commons	NAP	NAP	NAP	NAP
7.00	Loan	6	1	Market Place Center	445,637.96	633,275.00	NAP	NAP
8.00	Loan		1	Marriott Chicago O’Hare	NAP	NAP	NAP	NAP
9.00	Loan		1	Red Rock Commons	NAP	NAP	NAP	NAP
10.00	Loan	17	1	4 Union Square South	440,944.50	572,036.11	NAP	NAP
11.00	Loan	18, 19, 33	2	Natson Hotel Largo Portfolio	NAP	NAP	NAP
11.01	Property		1	Hampton Inn & Suites
11.02	Property		1	Holiday Inn Express & Suites
12.00	Loan	5, 20, 21, 22, 23, 24, 25, 26, 27, 28, 29, 30	8	BioMed MIT Portfolio	4,100,120.62	4,217,124.67	478,000,000	6.90861%
12.01	Property		1	45 - 75 Sidney
12.02	Property		1	40 Landsdowne
12.03	Property		1	35 Landsdowne
12.04	Property		1	65 Landsdowne
12.05	Property		1	88 Sidney
12.06	Property		1	64 Sidney
12.07	Property		1	38 Sidney
12.08	Property		1	26 Landsdowne
13.00	Loan		1	Tennant Station	NAP	NAP	NAP	NAP
14.00	Loan	31	1	Canyon Portal	NAP	NAP	NAP	NAP
15.00	Loan		1	Courtyard Titusville Kennedy Space Center	NAP	NAP	NAP	NAP
16.00	Loan		1	Lawton Town Center	NAP	NAP	NAP	NAP
17.00	Loan		1	Lancaster Plaza	NAP	NAP	NAP	NAP
18.00	Loan		1	1919 Madison Avenue	NAP	NAP	NAP	NAP
19.00	Loan		1	E Residences at 6810 Polk Street	NAP	NAP	NAP	NAP
20.00	Loan		1	Porterwood Shopping Center	NAP	NAP	NAP	NAP
21.00	Loan		1	Meadowlark Gardens	NAP	NAP	NAP	NAP
22.00	Loan	35, 36, 37	1	24535 Owners Corp.	NAP	NAP	0	Greater of (A) 5.00% or (B) Prime Rate
23.00	Loan		1	3900 Bailey Ave	NAP	NAP	NAP	NAP
24.00	Loan	35, 36, 37	1	Greenbriar Owners Corp.	NAP	NAP	0	Greater of (A) 5.00% or (B) Prime Rate
25.00	Loan	35, 36, 37	1	Birchwood On The Green Owners Corp.	NAP	NAP	0	Greater of (A) 5.00% or (B) Prime Rate
26.00	Loan	35, 36, 37	1	Coronet Hall Tenants Corp.	NAP	NAP	0	Greater of (A) 5.00% or (B) Prime Rate
27.00	Loan		1	40-52 Derwood Circle	NAP	NAP	NAP	NAP
28.00	Loan		1	Lambertville Mini Storage I and II	NAP	NAP	NAP	NAP
29.00	Loan	35, 36, 37	1	150 Joralemon St. Owners Corp.	NAP	NAP	0	Greater of (A) 5.00% or (B) Prime Rate
30.00	Loan	35, 36, 37	1	711 Shore Road Owners Corp.	NAP	NAP	0	Greater of (A) 5.00% or (B) Prime Rate
31.00	Loan	35, 36, 37	1	Tudor Woods, Inc.	NAP	NAP	0	Greater of (A) 5.00% or (B) Prime Rate
32.00	Loan		1	Hillcrest Shopping Center	NAP	NAP	NAP	NAP
33.00	Loan	35, 36, 37	1	Colorado Owners, Inc.	NAP	NAP	0	Greater of (A) 5.00% or (B) Prime Rate
34.00	Loan	35, 36, 37	1	Congress Owners, Ltd.	NAP	NAP	0	Greater of (A) 5.00% or (B) Prime Rate
35.00	Loan		1	StorQuest - San Leandro, CA	NAP	NAP	NAP	NAP
36.00	Loan	35, 36, 37	1	Saxony Hall Owners, Inc.	NAP	NAP	0	Greater of (A) 5.00% or (B) Prime Rate
37.00	Loan	34	1	Karen Gardens	NAP	NAP	NAP	NAP
38.00	Loan		1	A Storage Place Yucaipa	NAP	NAP	NAP	NAP
39.00	Loan		1	Hartsdale Gardens Coop	NAP	NAP	NAP	NAP
40.00	Loan	35, 36, 37	1	505 Central Avenue Corp.	NAP	NAP	0	Greater of (A) 5.00% or (B) Prime Rate
41.00	Loan		2	CVS Solomon Portfolio	NAP	NAP	NAP	NAP
41.01	Property		1	CVS Solomon - Brandon
41.02	Property		1	CVS Solomon - Paris

A-1-55

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Non-Trust Pari Passu Companion Loan Monthly Debt Service ($)	Total Trust and Non-Trust Pari Passu Companion Loan Monthly Debt Service ($)	Subordinate Companion Loan Cut-off Date Balance ($)	Subordinate Companion Loan Interest Rate
42.00	Loan		1	Katy Fort Bend Business Park	NAP	NAP	NAP	NAP
43.00	Loan	35, 36, 37	1	7901 4th Tenants Corp.	NAP	NAP	0	Greater of (A) 5.00% or (B) Prime Rate
44.00	Loan	35, 36, 37	1	Lafayette Studios Corp.	NAP	NAP	0	Greater of (A) 5.00% or (B) Prime Rate
45.00	Loan	35, 36, 37	1	85 8th Avenue Owners Corp.	NAP	NAP	0	Greater of (A) 5.00% or (B) Prime Rate
46.00	Loan	35, 36, 37	1	3050 Fairfield Avenue Owners Corp.	NAP	NAP	0	Greater of (A) 5.00% or (B) Prime Rate
47.00	Loan	35, 36, 37	1	3520 Tryon Avenue Owners, Inc.	NAP	NAP	0	Greater of (A) 5.00% or (B) Prime Rate
48.00	Loan	35, 36, 37	1	Highland Terrace Housing Development Fund Corporation	NAP	NAP	0	Greater of (A) 5.00% or (B) Prime Rate+0.25%
49.00	Loan	35, 36, 37	1	494 Ocean Harbor View Apartment Corp.	NAP	NAP	0	Greater of (A) 5.00% or (B) Prime Rate
50.00	Loan	35, 36, 37	1	31 East 12th Street Owners, Inc.	NAP	NAP	0	Greater of (A) 5.25% or (B) Prime Rate
51.00	Loan	35, 36, 37	1	315 St. John's Owners, Inc.	NAP	NAP	0	Greater of (A) 5.00% or (B) Prime Rate
52.00	Loan		1	Wisconsin Rapids Retail	NAP	NAP	NAP	NAP
53.00	Loan	35, 36, 37	1	6535 Broadway Owners Corp.	NAP	NAP	0	Greater of (A) 5.00% or (B) Prime Rate
54.00	Loan	35, 36, 37	1	64th Apartment Corp.	NAP	NAP	0	Greater of (A) 5.00% or (B) Prime Rate
55.00	Loan		1	StorQuest - Vallejo, CA	NAP	NAP	NAP	NAP
56.00	Loan		1	StorQuest - 51st Avenue, Phoenix, AZ	NAP	NAP	NAP	NAP
57.00	Loan	35, 36, 37	1	137-05 Franklin Avenue Owners, Inc.	NAP	NAP	0	Greater of (A) 5.00% or (B) Prime Rate
58.00	Loan	35, 36, 37	1	57 Park Terrace West Owners, Inc.	NAP	NAP	0	Greater of (A) 4.95% or (B) Prime Rate
59.00	Loan	35, 36, 37	1	Park Avenue and Seventy-Seventh Street Corporation a/k/a Park Avenue and Seventy-Seventh Street, Corporation	NAP	NAP	NAP	NAP
60.00	Loan	35, 36, 37	1	284-5 Apt Inc.	NAP	NAP	NAP	NAP
61.00	Loan	35, 36, 37	1	111 Tenants Corp.	NAP	NAP	NAP	NAP
62.00	Loan	35, 36, 37	1	3231-5-9 Barker Owners, Inc.	NAP	NAP	NAP	NAP
63.00	Loan	35, 36, 37	1	80 Avenue P Owners Corp.	NAP	NAP	0	Greater of (A) 5.00% or (B) Prime Rate
64.00	Loan	35, 36, 37	1	The Manton House Corp.	NAP	NAP	NAP	NAP
65.00	Loan	35, 36, 37	1	Hilltop Village Cooperative #Two, Inc. a/k/a Hilltop Village Cooperative #2, Inc.	NAP	NAP	NAP	NAP
66.00	Loan	35, 36, 37	1	Hampton House Tenants Corp.	NAP	NAP	0	Greater of (A) 5.00% or (B) Prime Rate
67.00	Loan	35, 36, 37	1	Melissa Court Owners, Inc.	NAP	NAP	0	Greater of (A) 5.00% or (B) Prime Rate
68.00	Loan	35, 36, 37	1	Greenwich 33 Apartment Corp.	NAP	NAP	0	Greater of (A) 5.00% or (B) Prime Rate
69.00	Loan	35, 36, 37	1	Heathcote Manor Owners Corp.	NAP	NAP	NAP	NAP
70.00	Loan	35, 36, 37	1	Gramatan Court Apartments, Inc.	NAP	NAP	0	Greater of (A) 5.00% or (B) Prime Rate
71.00	Loan	35, 36, 37	1	120 East 83rd Street Owners Corp.	NAP	NAP	0	Greater of (A) 5.00% or (B) Prime Rate
72.00	Loan	35, 36, 37	1	Wappanocca Manor, Inc.	NAP	NAP	NAP	NAP
73.00	Loan	35, 36, 37	1	131 West Owners Corp.	NAP	NAP	0	Greater of (A) 5.00% or (B) Prime Rate
74.00	Loan	35, 36, 37	1	Carolyn Court Owners, Inc.	NAP	NAP	0	Greater of (A) 5.00% or (B) Prime Rate

A-1-56

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Whole Loan Cut-off Date Balance ($)	Whole Loan Monthly Debt Service ($)	Whole Loan Cut-off Date LTV Ratio (%)	Whole Loan Underwritten NCF DSCR (x)	Whole Loan Underwritten NOI Debt Yield (%)	Mezzanine Debt Cut-off Date Balance($)
1.00	Loan	7	1	Sheraton Denver Downtown Hotel	180,000,000	954,475.00	76.6%	1.29	8.2%	NAP
2.00	Loan	5	1	255 Greenwich	147,000,000	795,510	52.5%	1.90	12.9%	NAP
3.00	Loan	6, 8	1	Burke Centre	NAP	NAP	NAP	NAP	NAP	NAP
4.00	Loan		1	Ellenton Premium Outlets	120,000,000	629,422	60.6%	2.31	15.2%	NAP
5.00	Loan	9, 10, 11, 12, 13, 14, 15, 32	9	Midwest Industrial Portfolio	NAP	NAP	NAP	NAP	NAP	NAP
5.01	Property		1	Franklin, PA
5.02	Property		1	Sheboygan, WI (Muth)
5.03	Property		1	Freeport, IL
5.04	Property		1	Milwaukee, WI (Cudahy)
5.05	Property		1	Milwaukee, WI (Broadway)
5.06	Property		1	Dekalb, IL
5.07	Property		1	Orleans, IN
5.08	Property		1	Andrews, NC
5.09	Property		1	Pine Bluff, AR
6.00	Loan	6, 16	1	Brentwood Commons	NAP	NAP	NAP	NAP	NAP	NAP
7.00	Loan	6	1	Market Place Center	135,000,000	633,275.00	50.9%	2.96	17.7%	NAP
8.00	Loan		1	Marriott Chicago O’Hare	NAP	NAP	NAP	NAP	NAP	NAP
9.00	Loan		1	Red Rock Commons	NAP	NAP	NAP	NAP	NAP	NAP
10.00	Loan	17	1	4 Union Square South	120,000,000	572,036.11	41.4%	2.42	14.2%	NAP
11.00	Loan	18, 19, 33	2	Natson Hotel Largo Portfolio	NAP	NAP	NAP	NAP	NAP	NAP
11.01	Property		1	Hampton Inn & Suites
11.02	Property		1	Holiday Inn Express & Suites
12.00	Loan	5, 20, 21, 22, 23, 24, 25, 26, 27, 28, 29, 30	8	BioMed MIT Portfolio	1,325,000,000	7,007,276.80	55.2%	1.66	10.6%	NAP
12.01	Property		1	45 - 75 Sidney
12.02	Property		1	40 Landsdowne
12.03	Property		1	35 Landsdowne
12.04	Property		1	65 Landsdowne
12.05	Property		1	88 Sidney
12.06	Property		1	64 Sidney
12.07	Property		1	38 Sidney
12.08	Property		1	26 Landsdowne
13.00	Loan		1	Tennant Station	NAP	NAP	NAP	NAP	NAP	NAP
14.00	Loan	31	1	Canyon Portal	NAP	NAP	NAP	NAP	NAP	NAP
15.00	Loan		1	Courtyard Titusville Kennedy Space Center	NAP	NAP	NAP	NAP	NAP	NAP
16.00	Loan		1	Lawton Town Center	NAP	NAP	NAP	NAP	NAP	NAP
17.00	Loan		1	Lancaster Plaza	NAP	NAP	NAP	NAP	NAP	NAP
18.00	Loan		1	1919 Madison Avenue	NAP	NAP	NAP	NAP	NAP	NAP
19.00	Loan		1	E Residences at 6810 Polk Street	NAP	NAP	NAP	NAP	NAP	NAP
20.00	Loan		1	Porterwood Shopping Center	NAP	NAP	NAP	NAP	NAP	NAP
21.00	Loan		1	Meadowlark Gardens	NAP	NAP	NAP	NAP	NAP	NAP
22.00	Loan	35, 36, 37	1	24535 Owners Corp.	9,482,144	54,794.67	17.9%	3.34	23.8%	NAP
23.00	Loan		1	3900 Bailey Ave	NAP	NAP	NAP	NAP	NAP	NAP
24.00	Loan	35, 36, 37	1	Greenbriar Owners Corp.	8,500,000	50,543.66	13.0%	4.65	33.5%	NAP
25.00	Loan	35, 36, 37	1	Birchwood On The Green Owners Corp.	8,478,879	51,025.40	7.0%	10.56	77.7%	NAP
26.00	Loan	35, 36, 37	1	Coronet Hall Tenants Corp.	7,500,000	36,432.41	18.8%	5.21	30.9%	NAP
27.00	Loan		1	40-52 Derwood Circle	NAP	NAP	NAP	NAP	NAP	NAP
28.00	Loan		1	Lambertville Mini Storage I and II	NAP	NAP	NAP	NAP	NAP	NAP
29.00	Loan	35, 36, 37	1	150 Joralemon St. Owners Corp.	7,486,293	43,540.86	9.1%	5.58	39.2%	NAP
30.00	Loan	35, 36, 37	1	711 Shore Road Owners Corp.	7,293,460	44,516.86	14.2%	3.07	22.8%	NAP
31.00	Loan	35, 36, 37	1	Tudor Woods, Inc.	7,100,000	40,721.63	21.0%	4.66	32.6%	NAP
32.00	Loan		1	Hillcrest Shopping Center	NAP	NAP	NAP	NAP	NAP	NAP
33.00	Loan	35, 36, 37	1	Colorado Owners, Inc.	7,243,721	38,064.99	17.7%	4.56	29.3%	NAP
34.00	Loan	35, 36, 37	1	Congress Owners, Ltd.	5,894,489	34,882.97	6.5%	4.53	33.0%	NAP
35.00	Loan		1	StorQuest - San Leandro, CA	NAP	NAP	NAP	NAP	NAP	NAP
36.00	Loan	35, 36, 37	1	Saxony Hall Owners, Inc.	5,694,457	32,940.58	34.1%	3.32	23.4%	NAP
37.00	Loan	34	1	Karen Gardens	NAP	NAP	NAP	NAP	NAP	NAP
38.00	Loan		1	A Storage Place Yucaipa	NAP	NAP	NAP	NAP	NAP	NAP
39.00	Loan		1	Hartsdale Gardens Coop	NAP	NAP	NAP	NAP	NAP	NAP
40.00	Loan	35, 36, 37	1	505 Central Avenue Corp.	5,494,809	32,231.18	17.6%	6.20	44.3%	NAP
41.00	Loan		2	CVS Solomon Portfolio	NAP	NAP	NAP	NAP	NAP	NAP
41.01	Property		1	CVS Solomon - Brandon
41.02	Property		1	CVS Solomon - Paris

A-1-57

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Whole Loan Cut-off Date Balance ($)	Whole Loan Monthly Debt Service ($)	Whole Loan Cut-off Date LTV Ratio (%)	Whole Loan Underwritten NCF DSCR (x)	Whole Loan Underwritten NOI Debt Yield (%)	Mezzanine Debt Cut-off Date Balance($)
42.00	Loan		1	Katy Fort Bend Business Park	NAP	NAP	NAP	NAP	NAP	NAP
43.00	Loan	35, 36, 37	1	7901 4th Tenants Corp.	5,091,720	30,743.86	9.8%	6.56	48.2%	NAP
44.00	Loan	35, 36, 37	1	Lafayette Studios Corp.	5,000,000	25,161.35	3.9%	20.37	123.3%	NAP
45.00	Loan	35, 36, 37	1	85 8th Avenue Owners Corp.	5,000,000	25,959.78	6.7%	8.94	56.2%	NAP
46.00	Loan	35, 36, 37	1	3050 Fairfield Avenue Owners Corp.	4,800,000	26,108.80	16.6%	3.84	25.5%	NAP
47.00	Loan	35, 36, 37	1	3520 Tryon Avenue Owners, Inc.	4,082,013	23,050.18	30.0%	3.07	21.2%	NAP
48.00	Loan	35, 36, 37	1	Highland Terrace Housing Development Fund Corporation	3,990,096	24,816.25	20.6%	5.18	39.4%	NAP
49.00	Loan	35, 36, 37	1	494 Ocean Harbor View Apartment Corp.	3,845,926	22,606	26.2%	3.20	0	NAP
50.00	Loan	35, 36, 37	1	31 East 12th Street Owners, Inc.	6,450,000	33,801	10.1%	6.12	0	NAP
51.00	Loan	35, 36, 37	1	315 St. John's Owners, Inc.	3,998,125	21,632	5.0%	8.33	1	NAP
52.00	Loan		1	Wisconsin Rapids Retail	NAP	NAP	NAP	NAP	NAP	NAP
53.00	Loan	35, 36, 37	1	6535 Broadway Owners Corp.	3,700,000	18,936	33.3%	3.32	0	NAP
54.00	Loan	35, 36, 37	1	64th Apartment Corp.	3,947,295	21,998	10.8%	6.25	0	NAP
55.00	Loan		1	StorQuest - Vallejo, CA	NAP	NAP	NAP	NAP	NAP	NAP
56.00	Loan		1	StorQuest - 51st Avenue, Phoenix, AZ	NAP	NAP	NAP	NAP	NAP	NAP
57.00	Loan	35, 36, 37	1	137-05 Franklin Avenue Owners, Inc.	3,296,422	18,677	8.2%	9.19	1	NAP
58.00	Loan	35, 36, 37	1	57 Park Terrace West Owners, Inc.	3,294,660	19,404	17.2%	3.52	0	NAP
59.00	Loan	35, 36, 37	1	Park Avenue and Seventy-Seventh Street Corporation a/k/a Park Avenue and Seventy-Seventh Street, Corporation	NAP	NAP	NAP	NAP	NAP	NAP
60.00	Loan	35, 36, 37	1	284-5 Apt Inc.	NAP	NAP	NAP	NAP	NAP	NAP
61.00	Loan	35, 36, 37	1	111 Tenants Corp.	NAP	NAP	NAP	NAP	NAP	NAP
62.00	Loan	35, 36, 37	1	3231-5-9 Barker Owners, Inc.	NAP	NAP	NAP	NAP	NAP	NAP
63.00	Loan	35, 36, 37	1	80 Avenue P Owners Corp.	2,250,000	13,303	7.3%	7.96	1	NAP
64.00	Loan	35, 36, 37	1	The Manton House Corp.	NAP	NAP	NAP	NAP	NAP	NAP
65.00	Loan	35, 36, 37	1	Hilltop Village Cooperative #Two, Inc. a/k/a Hilltop Village Cooperative #2, Inc.	NAP	NAP	NAP	NAP	NAP	NAP
66.00	Loan	35, 36, 37	1	Hampton House Tenants Corp.	1,999,087	10,937	7.5%	9.53	1	NAP
67.00	Loan	35, 36, 37	1	Melissa Court Owners, Inc.	2,200,000	11,547	28.2%	4.20	0	NAP
68.00	Loan	35, 36, 37	1	Greenwich 33 Apartment Corp.	1,700,000	10,302	2.5%	20.50	1	NAP
69.00	Loan	35, 36, 37	1	Heathcote Manor Owners Corp.	NAP	NAP	NAP	NAP	NAP	NAP
70.00	Loan	35, 36, 37	1	Gramatan Court Apartments, Inc.	1,973,548	11,858	8.7%	7.98	1	NAP
71.00	Loan	35, 36, 37	1	120 East 83rd Street Owners Corp.	1,548,708	9,281	19.9%	3.97	0	NAP
72.00	Loan	35, 36, 37	1	Wappanocca Manor, Inc.	NAP	NAP	NAP	NAP	NAP	NAP
73.00	Loan	35, 36, 37	1	131 West Owners Corp.	1,797,019	10,884	8.2%	6.32	0	NAP
74.00	Loan	35, 36, 37	1	Carolyn Court Owners, Inc.	1,497,313	9,114	18.7%	5.39	0	NAP

A-1-58

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Mezzanine Debt Interest Rate (%)	Total Debt Cut-off Date Balance ($)	Total Debt Monthly Debt Service ($)	Total Debt Cut-off Date LTV Ratio (%)	Total Debt Underwritten NCF DSCR (x)	Total Debt Underwritten NOI Debt Yield (%)
1.00	Loan	7	1	Sheraton Denver Downtown Hotel	NAP	NAP	NAP	NAP	NAP	NAP
2.00	Loan	5	1	255 Greenwich	NAP	NAP	NAP	NAP	NAP	NAP
3.00	Loan	6, 8	1	Burke Centre	NAP	NAP	NAP	NAP	NAP	NAP
4.00	Loan		1	Ellenton Premium Outlets	NAP	NAP	NAP	NAP	NAP	NAP
5.00	Loan	9, 10, 11, 12, 13, 14, 15, 32	9	Midwest Industrial Portfolio	NAP	NAP	NAP	NAP	NAP	NAP
5.01	Property		1	Franklin, PA
5.02	Property		1	Sheboygan, WI (Muth)
5.03	Property		1	Freeport, IL
5.04	Property		1	Milwaukee, WI (Cudahy)
5.05	Property		1	Milwaukee, WI (Broadway)
5.06	Property		1	Dekalb, IL
5.07	Property		1	Orleans, IN
5.08	Property		1	Andrews, NC
5.09	Property		1	Pine Bluff, AR
6.00	Loan	6, 16	1	Brentwood Commons	NAP	NAP	NAP	NAP	NAP	NAP
7.00	Loan	6	1	Market Place Center	NAP	NAP	NAP	NAP	NAP	NAP
8.00	Loan		1	Marriott Chicago O’Hare	NAP	NAP	NAP	NAP	NAP	NAP
9.00	Loan		1	Red Rock Commons	NAP	NAP	NAP	NAP	NAP	NAP
10.00	Loan	17	1	4 Union Square South	NAP	NAP	NAP	NAP	NAP	NAP
11.00	Loan	18, 19, 33	2	Natson Hotel Largo Portfolio	NAP	NAP	NAP	NAP	NAP	NAP
11.01	Property		1	Hampton Inn & Suites
11.02	Property		1	Holiday Inn Express & Suites
12.00	Loan	5, 20, 21, 22, 23, 24, 25, 26, 27, 28, 29, 30	8	BioMed MIT Portfolio	NAP	NAP	NAP	NAP	NAP	NAP
12.01	Property		1	45 - 75 Sidney
12.02	Property		1	40 Landsdowne
12.03	Property		1	35 Landsdowne
12.04	Property		1	65 Landsdowne
12.05	Property		1	88 Sidney
12.06	Property		1	64 Sidney
12.07	Property		1	38 Sidney
12.08	Property		1	26 Landsdowne
13.00	Loan		1	Tennant Station	NAP	NAP	NAP	NAP	NAP	NAP
14.00	Loan	31	1	Canyon Portal	NAP	NAP	NAP	NAP	NAP	NAP
15.00	Loan		1	Courtyard Titusville Kennedy Space Center	NAP	NAP	NAP	NAP	NAP	NAP
16.00	Loan		1	Lawton Town Center	NAP	NAP	NAP	NAP	NAP	NAP
17.00	Loan		1	Lancaster Plaza	NAP	NAP	NAP	NAP	NAP	NAP
18.00	Loan		1	1919 Madison Avenue	NAP	NAP	NAP	NAP	NAP	NAP
19.00	Loan		1	E Residences at 6810 Polk Street	NAP	NAP	NAP	NAP	NAP	NAP
20.00	Loan		1	Porterwood Shopping Center	NAP	NAP	NAP	NAP	NAP	NAP
21.00	Loan		1	Meadowlark Gardens	NAP	NAP	NAP	NAP	NAP	NAP
22.00	Loan	35, 36, 37	1	24535 Owners Corp.	NAP	NAP	NAP	NAP	NAP	NAP
23.00	Loan		1	3900 Bailey Ave	NAP	NAP	NAP	NAP	NAP	NAP
24.00	Loan	35, 36, 37	1	Greenbriar Owners Corp.	NAP	NAP	NAP	NAP	NAP	NAP
25.00	Loan	35, 36, 37	1	Birchwood On The Green Owners Corp.	NAP	NAP	NAP	NAP	NAP	NAP
26.00	Loan	35, 36, 37	1	Coronet Hall Tenants Corp.	NAP	NAP	NAP	NAP	NAP	NAP
27.00	Loan		1	40-52 Derwood Circle	NAP	NAP	NAP	NAP	NAP	NAP
28.00	Loan		1	Lambertville Mini Storage I and II	NAP	NAP	NAP	NAP	NAP	NAP
29.00	Loan	35, 36, 37	1	150 Joralemon St. Owners Corp.	NAP	NAP	NAP	NAP	NAP	NAP
30.00	Loan	35, 36, 37	1	711 Shore Road Owners Corp.	NAP	NAP	NAP	NAP	NAP	NAP
31.00	Loan	35, 36, 37	1	Tudor Woods, Inc.	NAP	NAP	NAP	NAP	NAP	NAP
32.00	Loan		1	Hillcrest Shopping Center	NAP	NAP	NAP	NAP	NAP	NAP
33.00	Loan	35, 36, 37	1	Colorado Owners, Inc.	NAP	NAP	NAP	NAP	NAP	NAP
34.00	Loan	35, 36, 37	1	Congress Owners, Ltd.	NAP	NAP	NAP	NAP	NAP	NAP
35.00	Loan		1	StorQuest - San Leandro, CA	NAP	NAP	NAP	NAP	NAP	NAP
36.00	Loan	35, 36, 37	1	Saxony Hall Owners, Inc.	NAP	NAP	NAP	NAP	NAP	NAP
37.00	Loan	34	1	Karen Gardens	NAP	NAP	NAP	NAP	NAP	NAP
38.00	Loan		1	A Storage Place Yucaipa	NAP	NAP	NAP	NAP	NAP	NAP
39.00	Loan		1	Hartsdale Gardens Coop	NAP	NAP	NAP	NAP	NAP	NAP
40.00	Loan	35, 36, 37	1	505 Central Avenue Corp.	NAP	NAP	NAP	NAP	NAP	NAP
41.00	Loan		2	CVS Solomon Portfolio	NAP	NAP	NAP	NAP	NAP	NAP
41.01	Property		1	CVS Solomon - Brandon
41.02	Property		1	CVS Solomon - Paris

A-1-59

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Mezzanine Debt Interest Rate (%)	Total Debt Cut-off Date Balance ($)	Total Debt Monthly Debt Service ($)	Total Debt Cut-off Date LTV Ratio (%)	Total Debt Underwritten NCF DSCR (x)	Total Debt Underwritten NOI Debt Yield (%)
42.00	Loan		1	Katy Fort Bend Business Park	NAP	NAP	NAP	NAP	NAP	NAP
43.00	Loan	35, 36, 37	1	7901 4th Tenants Corp.	NAP	NAP	NAP	NAP	NAP	NAP
44.00	Loan	35, 36, 37	1	Lafayette Studios Corp.	NAP	NAP	NAP	NAP	NAP	NAP
45.00	Loan	35, 36, 37	1	85 8th Avenue Owners Corp.	NAP	NAP	NAP	NAP	NAP	NAP
46.00	Loan	35, 36, 37	1	3050 Fairfield Avenue Owners Corp.	NAP	NAP	NAP	NAP	NAP	NAP
47.00	Loan	35, 36, 37	1	3520 Tryon Avenue Owners, Inc.	NAP	NAP	NAP	NAP	NAP	NAP
48.00	Loan	35, 36, 37	1	Highland Terrace Housing Development Fund Corporation	NAP	NAP	NAP	NAP	NAP	NAP
49.00	Loan	35, 36, 37	1	494 Ocean Harbor View Apartment Corp.	NAP	NAP	NAP	NAP	NAP	NAP
50.00	Loan	35, 36, 37	1	31 East 12th Street Owners, Inc.	NAP	NAP	NAP	NAP	NAP	NAP
51.00	Loan	35, 36, 37	1	315 St. John's Owners, Inc.	NAP	NAP	NAP	NAP	NAP	NAP
52.00	Loan		1	Wisconsin Rapids Retail	NAP	NAP	NAP	NAP	NAP	NAP
53.00	Loan	35, 36, 37	1	6535 Broadway Owners Corp.	NAP	NAP	NAP	NAP	NAP	NAP
54.00	Loan	35, 36, 37	1	64th Apartment Corp.	NAP	NAP	NAP	NAP	NAP	NAP
55.00	Loan		1	StorQuest - Vallejo, CA	NAP	NAP	NAP	NAP	NAP	NAP
56.00	Loan		1	StorQuest - 51st Avenue, Phoenix, AZ	NAP	NAP	NAP	NAP	NAP	NAP
57.00	Loan	35, 36, 37	1	137-05 Franklin Avenue Owners, Inc.	NAP	NAP	NAP	NAP	NAP	NAP
58.00	Loan	35, 36, 37	1	57 Park Terrace West Owners, Inc.	NAP	NAP	NAP	NAP	NAP	NAP
59.00	Loan	35, 36, 37	1	Park Avenue and Seventy-Seventh Street Corporation a/k/a Park Avenue and Seventy-Seventh Street, Corporation	NAP	NAP	NAP	NAP	NAP	NAP
60.00	Loan	35, 36, 37	1	284-5 Apt Inc.	NAP	NAP	NAP	NAP	NAP	NAP
61.00	Loan	35, 36, 37	1	111 Tenants Corp.	NAP	NAP	NAP	NAP	NAP	NAP
62.00	Loan	35, 36, 37	1	3231-5-9 Barker Owners, Inc.	NAP	NAP	NAP	NAP	NAP	NAP
63.00	Loan	35, 36, 37	1	80 Avenue P Owners Corp.	NAP	NAP	NAP	NAP	NAP	NAP
64.00	Loan	35, 36, 37	1	The Manton House Corp.	NAP	NAP	NAP	NAP	NAP	NAP
65.00	Loan	35, 36, 37	1	Hilltop Village Cooperative #Two, Inc. a/k/a Hilltop Village Cooperative #2, Inc.	NAP	NAP	NAP	NAP	NAP	NAP
66.00	Loan	35, 36, 37	1	Hampton House Tenants Corp.	NAP	NAP	NAP	NAP	NAP	NAP
67.00	Loan	35, 36, 37	1	Melissa Court Owners, Inc.	NAP	NAP	NAP	NAP	NAP	NAP
68.00	Loan	35, 36, 37	1	Greenwich 33 Apartment Corp.	NAP	NAP	NAP	NAP	NAP	NAP
69.00	Loan	35, 36, 37	1	Heathcote Manor Owners Corp.	NAP	NAP	NAP	NAP	NAP	NAP
70.00	Loan	35, 36, 37	1	Gramatan Court Apartments, Inc.	NAP	NAP	NAP	NAP	NAP	NAP
71.00	Loan	35, 36, 37	1	120 East 83rd Street Owners Corp.	NAP	NAP	NAP	NAP	NAP	NAP
72.00	Loan	35, 36, 37	1	Wappanocca Manor, Inc.	NAP	NAP	NAP	NAP	NAP	NAP
73.00	Loan	35, 36, 37	1	131 West Owners Corp.	NAP	NAP	NAP	NAP	NAP	NAP
74.00	Loan	35, 36, 37	1	Carolyn Court Owners, Inc.	NAP	NAP	NAP	NAP	NAP	NAP

A-1-60

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Future Additional Debt Permitted (Y/N)	Future Debt Permitted Type	Sponsor
1.00	Loan	7	1	Sheraton Denver Downtown Hotel	No	NAP	AVR Realty Corporation
2.00	Loan	5	1	255 Greenwich	No	NAP	Jack Resnick & Sons, Inc.
3.00	Loan	6, 8	1	Burke Centre	No	NAP	US Property Trust
4.00	Loan		1	Ellenton Premium Outlets	No	NAP	Simon Property Group, L.P.
5.00	Loan	9, 10, 11, 12, 13, 14, 15, 32	9	Midwest Industrial Portfolio	Yes	Mezzanine	Phoenix Investors
5.01	Property		1	Franklin, PA
5.02	Property		1	Sheboygan, WI (Muth)
5.03	Property		1	Freeport, IL
5.04	Property		1	Milwaukee, WI (Cudahy)
5.05	Property		1	Milwaukee, WI (Broadway)
5.06	Property		1	Dekalb, IL
5.07	Property		1	Orleans, IN
5.08	Property		1	Andrews, NC
5.09	Property		1	Pine Bluff, AR
6.00	Loan	6, 16	1	Brentwood Commons	No	NAP	Magnolia Investment Partners
7.00	Loan	6	1	Market Place Center	No	NAP	The Irvine Company LLC
8.00	Loan		1	Marriott Chicago O’Hare	No	NAP	Columbia Sussex Corporation
9.00	Loan		1	Red Rock Commons	No	NAP	Pacific Castle Management Inc.
10.00	Loan	17	1	4 Union Square South	No	NAP	Vornado Realty L.P.
11.00	Loan	18, 19, 33	2	Natson Hotel Largo Portfolio	No	NAP	Natson Hotel Group
11.01	Property		1	Hampton Inn & Suites
11.02	Property		1	Holiday Inn Express & Suites
12.00	Loan	5, 20, 21, 22, 23, 24, 25, 26, 27, 28, 29, 30	8	BioMed MIT Portfolio	Yes	Mezzanine	BioMed Realty, L.P.
12.01	Property		1	45 - 75 Sidney
12.02	Property		1	40 Landsdowne
12.03	Property		1	35 Landsdowne
12.04	Property		1	65 Landsdowne
12.05	Property		1	88 Sidney
12.06	Property		1	64 Sidney
12.07	Property		1	38 Sidney
12.08	Property		1	26 Landsdowne
13.00	Loan		1	Tennant Station	No	NAP	Michael T. Labarbera and Robert B. Facchino II
14.00	Loan	31	1	Canyon Portal	No	NAP	Albert B. Spector and The Survivor's Trust Under The Spector Family Trust
15.00	Loan		1	Courtyard Titusville Kennedy Space Center	No	NAP	Delaware North Companies Parks & Resorts, Inc.
16.00	Loan		1	Lawton Town Center	No	NAP	Collett
17.00	Loan		1	Lancaster Plaza	No	NAP	Henry Au, Janice Au
18.00	Loan		1	1919 Madison Avenue	No	NAP	NAP
19.00	Loan		1	E Residences at 6810 Polk Street	No	NAP	BlackBear Asset Management and Echevarria Properties
20.00	Loan		1	Porterwood Shopping Center	No	NAP	Moshen M. Sharif
21.00	Loan		1	Meadowlark Gardens	Yes	Subordinate	NAP
22.00	Loan	35, 36, 37	1	24535 Owners Corp.	Yes	Unsecured	NAP
23.00	Loan		1	3900 Bailey Ave	No	NAP	NAP
24.00	Loan	35, 36, 37	1	Greenbriar Owners Corp.	Yes	Unsecured	NAP
25.00	Loan	35, 36, 37	1	Birchwood On The Green Owners Corp.	Yes	Unsecured	NAP
26.00	Loan	35, 36, 37	1	Coronet Hall Tenants Corp.	Yes	Unsecured	NAP
27.00	Loan		1	40-52 Derwood Circle	No	NAP	Paul A. Casasco
28.00	Loan		1	Lambertville Mini Storage I and II	No	NAP	Crystal View Capital Fund III LLC
29.00	Loan	35, 36, 37	1	150 Joralemon St. Owners Corp.	Yes	Unsecured	NAP
30.00	Loan	35, 36, 37	1	711 Shore Road Owners Corp.	Yes	Unsecured	NAP
31.00	Loan	35, 36, 37	1	Tudor Woods, Inc.	Yes	Unsecured	NAP
32.00	Loan		1	Hillcrest Shopping Center	No	NAP	Time Equities, Inc.
33.00	Loan	35, 36, 37	1	Colorado Owners, Inc.	Yes	Unsecured	NAP
34.00	Loan	35, 36, 37	1	Congress Owners, Ltd.	Yes	Unsecured	NAP
35.00	Loan		1	StorQuest - San Leandro, CA	No	NAP	William Warren Group
36.00	Loan	35, 36, 37	1	Saxony Hall Owners, Inc.	Yes	Unsecured	NAP
37.00	Loan	34	1	Karen Gardens	No	NAP	NAP
38.00	Loan		1	A Storage Place Yucaipa	No	NAP	Arthur Scott Flaming
39.00	Loan		1	Hartsdale Gardens Coop	Yes	Subordinate	NAP
40.00	Loan	35, 36, 37	1	505 Central Avenue Corp.	Yes	Unsecured	NAP
41.00	Loan		2	CVS Solomon Portfolio	No	NAP	Gary Solomon
41.01	Property		1	CVS Solomon - Brandon
41.02	Property		1	CVS Solomon - Paris

A-1-61

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Future Additional Debt Permitted (Y/N)	Future Debt Permitted Type	Sponsor
42.00	Loan		1	Katy Fort Bend Business Park	No	NAP	Eagle Mountain Capital
43.00	Loan	35, 36, 37	1	7901 4th Tenants Corp.	Yes	Unsecured	NAP
44.00	Loan	35, 36, 37	1	Lafayette Studios Corp.	Yes	Unsecured	NAP
45.00	Loan	35, 36, 37	1	85 8th Avenue Owners Corp.	Yes	Unsecured	NAP
46.00	Loan	35, 36, 37	1	3050 Fairfield Avenue Owners Corp.	Yes	Unsecured	NAP
47.00	Loan	35, 36, 37	1	3520 Tryon Avenue Owners, Inc.	Yes	Unsecured	NAP
48.00	Loan	35, 36, 37	1	Highland Terrace Housing Development Fund Corporation	Yes	Unsecured	NAP
49.00	Loan	35, 36, 37	1	494 Ocean Harbor View Apartment Corp.	Yes	Unsecured	NAP
50.00	Loan	35, 36, 37	1	31 East 12th Street Owners, Inc.	Yes	Unsecured	NAP
51.00	Loan	35, 36, 37	1	315 St. John's Owners, Inc.	Yes	Unsecured	NAP
52.00	Loan		1	Wisconsin Rapids Retail	No	NAP	Fredrick R. Touton III
53.00	Loan	35, 36, 37	1	6535 Broadway Owners Corp.	Yes	Unsecured	NAP
54.00	Loan	35, 36, 37	1	64th Apartment Corp.	Yes	Unsecured	NAP
55.00	Loan		1	StorQuest - Vallejo, CA	No	NAP	William Warren Group
56.00	Loan		1	StorQuest - 51st Avenue, Phoenix, AZ	No	NAP	William Warren Group
57.00	Loan	35, 36, 37	1	137-05 Franklin Avenue Owners, Inc.	Yes	Unsecured	NAP
58.00	Loan	35, 36, 37	1	57 Park Terrace West Owners, Inc.	Yes	Unsecured	NAP
59.00	Loan	35, 36, 37	1	Park Avenue and Seventy-Seventh Street Corporation a/k/a Park Avenue and Seventy-Seventh Street, Corporation	Yes	Unsecured	NAP
60.00	Loan	35, 36, 37	1	284-5 Apt Inc.	Yes	Unsecured	NAP
61.00	Loan	35, 36, 37	1	111 Tenants Corp.	Yes	Unsecured	NAP
62.00	Loan	35, 36, 37	1	3231-5-9 Barker Owners, Inc.	Yes	Unsecured	NAP
63.00	Loan	35, 36, 37	1	80 Avenue P Owners Corp.	Yes	Unsecured	NAP
64.00	Loan	35, 36, 37	1	The Manton House Corp.	Yes	Unsecured	NAP
65.00	Loan	35, 36, 37	1	Hilltop Village Cooperative #Two, Inc. a/k/a Hilltop Village Cooperative #2, Inc.	Yes	Unsecured	NAP
66.00	Loan	35, 36, 37	1	Hampton House Tenants Corp.	Yes	Unsecured	NAP
67.00	Loan	35, 36, 37	1	Melissa Court Owners, Inc.	Yes	Unsecured	NAP
68.00	Loan	35, 36, 37	1	Greenwich 33 Apartment Corp.	Yes	Unsecured	NAP
69.00	Loan	35, 36, 37	1	Heathcote Manor Owners Corp.	Yes	Unsecured	NAP
70.00	Loan	35, 36, 37	1	Gramatan Court Apartments, Inc.	Yes	Unsecured	NAP
71.00	Loan	35, 36, 37	1	120 East 83rd Street Owners Corp.	Yes	Unsecured	NAP
72.00	Loan	35, 36, 37	1	Wappanocca Manor, Inc.	Yes	Unsecured	NAP
73.00	Loan	35, 36, 37	1	131 West Owners Corp.	Yes	Unsecured	NAP
74.00	Loan	35, 36, 37	1	Carolyn Court Owners, Inc.	Yes	Unsecured	NAP

A-1-62

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Non-Recourse Carveout Guarantor
1.00	Loan	7	1	Sheraton Denver Downtown Hotel	AVR Enterprises LLC
2.00	Loan	5	1	255 Greenwich	Jonathan D. Resnick
3.00	Loan	6, 8	1	Burke Centre	US Property Trust South America LLC
4.00	Loan		1	Ellenton Premium Outlets	Simon Property Group, L.P.
5.00	Loan	9, 10, 11, 12, 13, 14, 15, 32	9	Midwest Industrial Portfolio	Phoenix Fund Symbol LLC
5.01	Property		1	Franklin, PA
5.02	Property		1	Sheboygan, WI (Muth)
5.03	Property		1	Freeport, IL
5.04	Property		1	Milwaukee, WI (Cudahy)
5.05	Property		1	Milwaukee, WI (Broadway)
5.06	Property		1	Dekalb, IL
5.07	Property		1	Orleans, IN
5.08	Property		1	Andrews, NC
5.09	Property		1	Pine Bluff, AR
6.00	Loan	6, 16	1	Brentwood Commons	R. Robert Horton, Stanley Fields, Warren Smith, III, Brian Reames, Ben Bonner, Brooks Smith, Warren Smith, IV, Charles Warner
7.00	Loan	6	1	Market Place Center	Irvine Core Office LLC
8.00	Loan		1	Marriott Chicago O’Hare	CSC Holdings, LLC
9.00	Loan		1	Red Rock Commons	Wayne W. Cheng and Cheng Family Trust, Dated December 21, 2000
10.00	Loan	17	1	4 Union Square South	Vornado Realty L.P.
11.00	Loan	18, 19, 33	2	Natson Hotel Largo Portfolio	Subhash Patel
11.01	Property		1	Hampton Inn & Suites
11.02	Property		1	Holiday Inn Express & Suites
12.00	Loan	5, 20, 21, 22, 23, 24, 25, 26, 27, 28, 29, 30	8	BioMed MIT Portfolio	BRE-BMR MA Holdco LLC
12.01	Property		1	45 - 75 Sidney
12.02	Property		1	40 Landsdowne
12.03	Property		1	35 Landsdowne
12.04	Property		1	65 Landsdowne
12.05	Property		1	88 Sidney
12.06	Property		1	64 Sidney
12.07	Property		1	38 Sidney
12.08	Property		1	26 Landsdowne
13.00	Loan		1	Tennant Station	Michael T. Labarbera and Robert B. Facchino II
14.00	Loan	31	1	Canyon Portal	Albert B. Spector and The Survivor’s Trust Under The Spector Family Trust
15.00	Loan		1	Courtyard Titusville Kennedy Space Center	Delaware North Companies Parks & Resorts, Inc.
16.00	Loan		1	Lawton Town Center	Michael E. Robbe, John Collett and Michael D. Smith
17.00	Loan		1	Lancaster Plaza	Henry S. Au and Janice Y. Au
18.00	Loan		1	1919 Madison Avenue	NAP
19.00	Loan		1	E Residences at 6810 Polk Street	Arthur D. Bellini and Mario Echevarria
20.00	Loan		1	Porterwood Shopping Center	Moshen M. Sharif, Sharif Family Trust Dated July 21, 1999, Mark Vakili, The Vakili Family Trust Dated August 2, 1999, Albert D. Minoofar and Minoofar Family Trust Dated July 26, 1999
21.00	Loan		1	Meadowlark Gardens	NAP
22.00	Loan	35, 36, 37	1	24535 Owners Corp.	NAP
23.00	Loan		1	3900 Bailey Ave	NAP
24.00	Loan	35, 36, 37	1	Greenbriar Owners Corp.	NAP
25.00	Loan	35, 36, 37	1	Birchwood On The Green Owners Corp.	NAP
26.00	Loan	35, 36, 37	1	Coronet Hall Tenants Corp.	NAP
27.00	Loan		1	40-52 Derwood Circle	Paul A. Casasco and the Adelheid E. Casasco 2003 Trust
28.00	Loan		1	Lambertville Mini Storage I and II	Crystal View Capital Fund III LLC
29.00	Loan	35, 36, 37	1	150 Joralemon St. Owners Corp.	NAP
30.00	Loan	35, 36, 37	1	711 Shore Road Owners Corp.	NAP
31.00	Loan	35, 36, 37	1	Tudor Woods, Inc.	NAP
32.00	Loan		1	Hillcrest Shopping Center	TEI LLC
33.00	Loan	35, 36, 37	1	Colorado Owners, Inc.	NAP
34.00	Loan	35, 36, 37	1	Congress Owners, Ltd.	NAP
35.00	Loan		1	StorQuest - San Leandro, CA	Clark W. Porter, William W. Hobin, Timothy B. Hobin and Reese L. Milner
36.00	Loan	35, 36, 37	1	Saxony Hall Owners, Inc.	NAP
37.00	Loan	34	1	Karen Gardens	NAP
38.00	Loan		1	A Storage Place Yucaipa	Arthur Scott Flaming
39.00	Loan		1	Hartsdale Gardens Coop	NAP
40.00	Loan	35, 36, 37	1	505 Central Avenue Corp.	NAP
41.00	Loan		2	CVS Solomon Portfolio	Gary Solomon
41.01	Property		1	CVS Solomon - Brandon
41.02	Property		1	CVS Solomon - Paris

A-1-63

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Non-Recourse Carveout Guarantor
42.00	Loan		1	Katy Fort Bend Business Park	Hari Muthuswamy, Raja S. Pabba and Anand Shanmugham
43.00	Loan	35, 36, 37	1	7901 4th Tenants Corp.	NAP
44.00	Loan	35, 36, 37	1	Lafayette Studios Corp.	NAP
45.00	Loan	35, 36, 37	1	85 8th Avenue Owners Corp.	NAP
46.00	Loan	35, 36, 37	1	3050 Fairfield Avenue Owners Corp.	NAP
47.00	Loan	35, 36, 37	1	3520 Tryon Avenue Owners, Inc.	NAP
48.00	Loan	35, 36, 37	1	Highland Terrace Housing Development Fund Corporation	NAP
49.00	Loan	35, 36, 37	1	494 Ocean Harbor View Apartment Corp.	NAP
50.00	Loan	35, 36, 37	1	31 East 12th Street Owners, Inc.	NAP
51.00	Loan	35, 36, 37	1	315 St. John's Owners, Inc.	NAP
52.00	Loan		1	Wisconsin Rapids Retail	Jeffery Fry, Fredrick R. Touton III and Jennifer Touton
53.00	Loan	35, 36, 37	1	6535 Broadway Owners Corp.	NAP
54.00	Loan	35, 36, 37	1	64th Apartment Corp.	NAP
55.00	Loan		1	StorQuest - Vallejo, CA	Clark W. Porter, William W. Hobin, Timothy B. Hobin and Reese L. Milner
56.00	Loan		1	StorQuest - 51st Avenue, Phoenix, AZ	Clark W. Porter, William W. Hobin, Timothy B. Hobin and Gary Sugarman
57.00	Loan	35, 36, 37	1	137-05 Franklin Avenue Owners, Inc.	NAP
58.00	Loan	35, 36, 37	1	57 Park Terrace West Owners, Inc.	NAP
59.00	Loan	35, 36, 37	1	Park Avenue and Seventy-Seventh Street Corporation a/k/a Park Avenue and Seventy-Seventh Street, Corporation	NAP
60.00	Loan	35, 36, 37	1	284-5 Apt Inc.	NAP
61.00	Loan	35, 36, 37	1	111 Tenants Corp.	NAP
62.00	Loan	35, 36, 37	1	3231-5-9 Barker Owners, Inc.	NAP
63.00	Loan	35, 36, 37	1	80 Avenue P Owners Corp.	NAP
64.00	Loan	35, 36, 37	1	The Manton House Corp.	NAP
65.00	Loan	35, 36, 37	1	Hilltop Village Cooperative #Two, Inc. a/k/a Hilltop Village Cooperative #2, Inc.	NAP
66.00	Loan	35, 36, 37	1	Hampton House Tenants Corp.	NAP
67.00	Loan	35, 36, 37	1	Melissa Court Owners, Inc.	NAP
68.00	Loan	35, 36, 37	1	Greenwich 33 Apartment Corp.	NAP
69.00	Loan	35, 36, 37	1	Heathcote Manor Owners Corp.	NAP
70.00	Loan	35, 36, 37	1	Gramatan Court Apartments, Inc.	NAP
71.00	Loan	35, 36, 37	1	120 East 83rd Street Owners Corp.	NAP
72.00	Loan	35, 36, 37	1	Wappanocca Manor, Inc.	NAP
73.00	Loan	35, 36, 37	1	131 West Owners Corp.	NAP
74.00	Loan	35, 36, 37	1	Carolyn Court Owners, Inc.	NAP

A-1-64

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Delaware Statutory Trust (Y/N)	Tenants-in-common (Y/N)	Loan Purpose	Property Located Within a Qualified Opportunity Zone (Y/N)	Sources: Loan Amount ($)
1.00	Loan	7	1	Sheraton Denver Downtown Hotel	No	No	Refinance		180,000,000
2.00	Loan	5	1	255 Greenwich	No	No	Refinance		147,000,000
3.00	Loan	6, 8	1	Burke Centre	No	No	Acquisition		88,000,000
4.00	Loan		1	Ellenton Premium Outlets	No	No	Refinance		120,000,000
5.00	Loan	9, 10, 11, 12, 13, 14, 15, 32	9	Midwest Industrial Portfolio	No	No	Refinance		58,500,000
5.01	Property		1	Franklin, PA
5.02	Property		1	Sheboygan, WI (Muth)
5.03	Property		1	Freeport, IL
5.04	Property		1	Milwaukee, WI (Cudahy)
5.05	Property		1	Milwaukee, WI (Broadway)
5.06	Property		1	Dekalb, IL
5.07	Property		1	Orleans, IN
5.08	Property		1	Andrews, NC
5.09	Property		1	Pine Bluff, AR
6.00	Loan	6, 16	1	Brentwood Commons	No	Yes	Acquisition		48,500,000
7.00	Loan	6	1	Market Place Center	No	No	Recapitalization		135,000,000
8.00	Loan		1	Marriott Chicago O’Hare	No	No	Refinance		34,750,000
9.00	Loan		1	Red Rock Commons	No	No	Refinance		28,050,000
10.00	Loan	17	1	4 Union Square South	No	No	Refinance		120,000,000
11.00	Loan	18, 19, 33	2	Natson Hotel Largo Portfolio	No	No	Refinance		26,000,000
11.01	Property		1	Hampton Inn & Suites
11.02	Property		1	Holiday Inn Express & Suites
12.00	Loan	5, 20, 21, 22, 23, 24, 25, 26, 27, 28, 29, 30	8	BioMed MIT Portfolio	No	No	Refinance		847,000,000
12.01	Property		1	45 - 75 Sidney
12.02	Property		1	40 Landsdowne
12.03	Property		1	35 Landsdowne
12.04	Property		1	65 Landsdowne
12.05	Property		1	88 Sidney
12.06	Property		1	64 Sidney
12.07	Property		1	38 Sidney
12.08	Property		1	26 Landsdowne
13.00	Loan		1	Tennant Station	No	No	Refinance		22,500,000
14.00	Loan	31	1	Canyon Portal	No	No	Refinance		22,000,000
15.00	Loan		1	Courtyard Titusville Kennedy Space Center	No	No	Refinance		19,500,000
16.00	Loan		1	Lawton Town Center	No	No	Refinance
17.00	Loan		1	Lancaster Plaza	No	No	Refinance
18.00	Loan		1	1919 Madison Avenue	No	No	Refinance
19.00	Loan		1	E Residences at 6810 Polk Street	No	No	Refinance
20.00	Loan		1	Porterwood Shopping Center	No	No	Refinance
21.00	Loan		1	Meadowlark Gardens	No	No	Refinance
22.00	Loan	35, 36, 37	1	24535 Owners Corp.	No	No	Refinance
23.00	Loan		1	3900 Bailey Ave	No	No	Refinance
24.00	Loan	35, 36, 37	1	Greenbriar Owners Corp.	No	No	Refinance
25.00	Loan	35, 36, 37	1	Birchwood On The Green Owners Corp.	No	No	Refinance
26.00	Loan	35, 36, 37	1	Coronet Hall Tenants Corp.	No	No	Refinance
27.00	Loan		1	40-52 Derwood Circle	No	No	Refinance
28.00	Loan		1	Lambertville Mini Storage I and II	No	No	Refinance
29.00	Loan	35, 36, 37	1	150 Joralemon St. Owners Corp.	No	No	Refinance
30.00	Loan	35, 36, 37	1	711 Shore Road Owners Corp.	No	No	Refinance
31.00	Loan	35, 36, 37	1	Tudor Woods, Inc.	No	No	Refinance
32.00	Loan		1	Hillcrest Shopping Center	No	No	Refinance
33.00	Loan	35, 36, 37	1	Colorado Owners, Inc.	No	No	Refinance
34.00	Loan	35, 36, 37	1	Congress Owners, Ltd.	No	No	Refinance
35.00	Loan		1	StorQuest - San Leandro, CA	No	No	Refinance
36.00	Loan	35, 36, 37	1	Saxony Hall Owners, Inc.	No	No	Refinance
37.00	Loan	34	1	Karen Gardens	No	No	Refinance
38.00	Loan		1	A Storage Place Yucaipa	No	No	Refinance
39.00	Loan		1	Hartsdale Gardens Coop	No	No	Refinance
40.00	Loan	35, 36, 37	1	505 Central Avenue Corp.	No	No	Refinance
41.00	Loan		2	CVS Solomon Portfolio	No	No	Refinance
41.01	Property		1	CVS Solomon - Brandon
41.02	Property		1	CVS Solomon - Paris

A-1-65

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Delaware Statutory Trust (Y/N)	Tenants-in-common (Y/N)	Loan Purpose	Property Located Within a Qualified Opportunity Zone (Y/N)	Sources: Loan Amount ($)
42.00	Loan		1	Katy Fort Bend Business Park	No	No	Acquisition
43.00	Loan	35, 36, 37	1	7901 4th Tenants Corp.	No	No	Refinance
44.00	Loan	35, 36, 37	1	Lafayette Studios Corp.	No	No	Refinance
45.00	Loan	35, 36, 37	1	85 8th Avenue Owners Corp.	No	No	Refinance
46.00	Loan	35, 36, 37	1	3050 Fairfield Avenue Owners Corp.	No	No	Refinance
47.00	Loan	35, 36, 37	1	3520 Tryon Avenue Owners, Inc.	No	No	Refinance
48.00	Loan	35, 36, 37	1	Highland Terrace Housing Development Fund Corporation	No	No	Refinance
49.00	Loan	35, 36, 37	1	494 Ocean Harbor View Apartment Corp.	No	No	Refinance
50.00	Loan	35, 36, 37	1	31 East 12th Street Owners, Inc.	No	No	Refinance
51.00	Loan	35, 36, 37	1	315 St. John's Owners, Inc.	No	No	Refinance
52.00	Loan		1	Wisconsin Rapids Retail	No	No	Refinance
53.00	Loan	35, 36, 37	1	6535 Broadway Owners Corp.	No	No	Refinance
54.00	Loan	35, 36, 37	1	64th Apartment Corp.	No	No	Refinance
55.00	Loan		1	StorQuest - Vallejo, CA	No	No	Refinance
56.00	Loan		1	StorQuest - 51st Avenue, Phoenix, AZ	No	No	Refinance
57.00	Loan	35, 36, 37	1	137-05 Franklin Avenue Owners, Inc.	No	No	Refinance
58.00	Loan	35, 36, 37	1	57 Park Terrace West Owners, Inc.	No	No	Refinance
59.00	Loan	35, 36, 37	1	Park Avenue and Seventy-Seventh Street Corporation a/k/a Park Avenue and Seventy-Seventh Street, Corporation	No	No	Recapitalization
60.00	Loan	35, 36, 37	1	284-5 Apt Inc.	No	No	Refinance
61.00	Loan	35, 36, 37	1	111 Tenants Corp.	No	No	Refinance
62.00	Loan	35, 36, 37	1	3231-5-9 Barker Owners, Inc.	No	No	Refinance
63.00	Loan	35, 36, 37	1	80 Avenue P Owners Corp.	No	No	Refinance
64.00	Loan	35, 36, 37	1	The Manton House Corp.	No	No	Refinance
65.00	Loan	35, 36, 37	1	Hilltop Village Cooperative #Two, Inc. a/k/a Hilltop Village Cooperative #2, Inc.	No	No	Recapitalization
66.00	Loan	35, 36, 37	1	Hampton House Tenants Corp.	No	No	Refinance
67.00	Loan	35, 36, 37	1	Melissa Court Owners, Inc.	No	No	Refinance
68.00	Loan	35, 36, 37	1	Greenwich 33 Apartment Corp.	No	No	Refinance
69.00	Loan	35, 36, 37	1	Heathcote Manor Owners Corp.	No	No	Refinance
70.00	Loan	35, 36, 37	1	Gramatan Court Apartments, Inc.	No	No	Refinance
71.00	Loan	35, 36, 37	1	120 East 83rd Street Owners Corp.	No	No	Refinance
72.00	Loan	35, 36, 37	1	Wappanocca Manor, Inc.	No	No	Refinance
73.00	Loan	35, 36, 37	1	131 West Owners Corp.	No	No	Refinance
74.00	Loan	35, 36, 37	1	Carolyn Court Owners, Inc.	No	No	Refinance

A-1-66

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Sources: Principal's New Cash Contribution ($)	Sources: Subordinate Debt ($)	Sources: Other Sources ($)	Sources: Total Sources ($)	Uses: Loan Payoff ($)
1.00	Loan	7	1	Sheraton Denver Downtown Hotel	1,114,774	0	0	181,114,774	180,677,256
2.00	Loan	5	1	255 Greenwich	4,417,946	0	0	151,417,946	145,044,009
3.00	Loan	6, 8	1	Burke Centre	45,063,495	0	0	133,063,495	0
4.00	Loan		1	Ellenton Premium Outlets	59,439,911	0	0	179,439,911	178,650,473
5.00	Loan	9, 10, 11, 12, 13, 14, 15, 32	9	Midwest Industrial Portfolio	123,385	0	0	58,623,385	44,097,868
5.01	Property		1	Franklin, PA
5.02	Property		1	Sheboygan, WI (Muth)
5.03	Property		1	Freeport, IL
5.04	Property		1	Milwaukee, WI (Cudahy)
5.05	Property		1	Milwaukee, WI (Broadway)
5.06	Property		1	Dekalb, IL
5.07	Property		1	Orleans, IN
5.08	Property		1	Andrews, NC
5.09	Property		1	Pine Bluff, AR
6.00	Loan	6, 16	1	Brentwood Commons	43,003,750	0	880,298	92,384,048	0
7.00	Loan	6	1	Market Place Center	0	0	0	135,000,000	104,190,724
8.00	Loan		1	Marriott Chicago O’Hare	9,725,044	0	0	44,475,044	32,632,608
9.00	Loan		1	Red Rock Commons	0	0	0	28,050,000	20,795,143
10.00	Loan	17	1	4 Union Square South	3,134,253	0	0	123,134,253	120,234,395
11.00	Loan	18, 19, 33	2	Natson Hotel Largo Portfolio	0	0	0	26,000,000	12,682,432
11.01	Property		1	Hampton Inn & Suites
11.02	Property		1	Holiday Inn Express & Suites
12.00	Loan	5, 20, 21, 22, 23, 24, 25, 26, 27, 28, 29, 30	8	BioMed MIT Portfolio	305,238,760	478,000,000	0	1,630,238,760	1,307,413,701
12.01	Property		1	45 - 75 Sidney
12.02	Property		1	40 Landsdowne
12.03	Property		1	35 Landsdowne
12.04	Property		1	65 Landsdowne
12.05	Property		1	88 Sidney
12.06	Property		1	64 Sidney
12.07	Property		1	38 Sidney
12.08	Property		1	26 Landsdowne
13.00	Loan		1	Tennant Station	650,238	0	0	23,150,238	22,080,734
14.00	Loan	31	1	Canyon Portal	0	0	0	22,000,000	19,713,277
15.00	Loan		1	Courtyard Titusville Kennedy Space Center	1,125,147	0	0	20,625,147	20,347,574
16.00	Loan		1	Lawton Town Center
17.00	Loan		1	Lancaster Plaza
18.00	Loan		1	1919 Madison Avenue
19.00	Loan		1	E Residences at 6810 Polk Street
20.00	Loan		1	Porterwood Shopping Center
21.00	Loan		1	Meadowlark Gardens
22.00	Loan	35, 36, 37	1	24535 Owners Corp.
23.00	Loan		1	3900 Bailey Ave
24.00	Loan	35, 36, 37	1	Greenbriar Owners Corp.
25.00	Loan	35, 36, 37	1	Birchwood On The Green Owners Corp.
26.00	Loan	35, 36, 37	1	Coronet Hall Tenants Corp.
27.00	Loan		1	40-52 Derwood Circle
28.00	Loan		1	Lambertville Mini Storage I and II
29.00	Loan	35, 36, 37	1	150 Joralemon St. Owners Corp.
30.00	Loan	35, 36, 37	1	711 Shore Road Owners Corp.
31.00	Loan	35, 36, 37	1	Tudor Woods, Inc.
32.00	Loan		1	Hillcrest Shopping Center
33.00	Loan	35, 36, 37	1	Colorado Owners, Inc.
34.00	Loan	35, 36, 37	1	Congress Owners, Ltd.
35.00	Loan		1	StorQuest - San Leandro, CA
36.00	Loan	35, 36, 37	1	Saxony Hall Owners, Inc.
37.00	Loan	34	1	Karen Gardens
38.00	Loan		1	A Storage Place Yucaipa
39.00	Loan		1	Hartsdale Gardens Coop
40.00	Loan	35, 36, 37	1	505 Central Avenue Corp.
41.00	Loan		2	CVS Solomon Portfolio
41.01	Property		1	CVS Solomon - Brandon
41.02	Property		1	CVS Solomon - Paris

A-1-67

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Sources: Principal's New Cash Contribution ($)	Sources: Subordinate Debt ($)	Sources: Other Sources ($)	Sources: Total Sources ($)	Uses: Loan Payoff ($)
42.00	Loan		1	Katy Fort Bend Business Park
43.00	Loan	35, 36, 37	1	7901 4th Tenants Corp.
44.00	Loan	35, 36, 37	1	Lafayette Studios Corp.
45.00	Loan	35, 36, 37	1	85 8th Avenue Owners Corp.
46.00	Loan	35, 36, 37	1	3050 Fairfield Avenue Owners Corp.
47.00	Loan	35, 36, 37	1	3520 Tryon Avenue Owners, Inc.
48.00	Loan	35, 36, 37	1	Highland Terrace Housing Development Fund Corporation
49.00	Loan	35, 36, 37	1	494 Ocean Harbor View Apartment Corp.
50.00	Loan	35, 36, 37	1	31 East 12th Street Owners, Inc.
51.00	Loan	35, 36, 37	1	315 St. John's Owners, Inc.
52.00	Loan		1	Wisconsin Rapids Retail
53.00	Loan	35, 36, 37	1	6535 Broadway Owners Corp.
54.00	Loan	35, 36, 37	1	64th Apartment Corp.
55.00	Loan		1	StorQuest - Vallejo, CA
56.00	Loan		1	StorQuest - 51st Avenue, Phoenix, AZ
57.00	Loan	35, 36, 37	1	137-05 Franklin Avenue Owners, Inc.
58.00	Loan	35, 36, 37	1	57 Park Terrace West Owners, Inc.
59.00	Loan	35, 36, 37	1	Park Avenue and Seventy-Seventh Street Corporation a/k/a Park Avenue and Seventy-Seventh Street, Corporation
60.00	Loan	35, 36, 37	1	284-5 Apt Inc.
61.00	Loan	35, 36, 37	1	111 Tenants Corp.
62.00	Loan	35, 36, 37	1	3231-5-9 Barker Owners, Inc.
63.00	Loan	35, 36, 37	1	80 Avenue P Owners Corp.
64.00	Loan	35, 36, 37	1	The Manton House Corp.
65.00	Loan	35, 36, 37	1	Hilltop Village Cooperative #Two, Inc. a/k/a Hilltop Village Cooperative #2, Inc.
66.00	Loan	35, 36, 37	1	Hampton House Tenants Corp.
67.00	Loan	35, 36, 37	1	Melissa Court Owners, Inc.
68.00	Loan	35, 36, 37	1	Greenwich 33 Apartment Corp.
69.00	Loan	35, 36, 37	1	Heathcote Manor Owners Corp.
70.00	Loan	35, 36, 37	1	Gramatan Court Apartments, Inc.
71.00	Loan	35, 36, 37	1	120 East 83rd Street Owners Corp.
72.00	Loan	35, 36, 37	1	Wappanocca Manor, Inc.
73.00	Loan	35, 36, 37	1	131 West Owners Corp.
74.00	Loan	35, 36, 37	1	Carolyn Court Owners, Inc.

A-1-68

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Uses: Purchase Price ($)	Uses: Closing Costs ($)	Uses: Reserves ($)	Uses: Principal Equity Distribution ($)	Uses: Other Uses ($)
1.00	Loan	7	1	Sheraton Denver Downtown Hotel	0	437,517	0	0	0
2.00	Loan	5	1	255 Greenwich	0	1,369,605	5,004,331	0	0
3.00	Loan	6, 8	1	Burke Centre	127,500,000	4,762,512	800,983	0	0
4.00	Loan		1	Ellenton Premium Outlets	0	789,438	0	0	0
5.00	Loan	9, 10, 11, 12, 13, 14, 15, 32	9	Midwest Industrial Portfolio	0	1,802,694	12,722,823	0	0
5.01	Property		1	Franklin, PA
5.02	Property		1	Sheboygan, WI (Muth)
5.03	Property		1	Freeport, IL
5.04	Property		1	Milwaukee, WI (Cudahy)
5.05	Property		1	Milwaukee, WI (Broadway)
5.06	Property		1	Dekalb, IL
5.07	Property		1	Orleans, IN
5.08	Property		1	Andrews, NC
5.09	Property		1	Pine Bluff, AR
6.00	Loan	6, 16	1	Brentwood Commons	88,300,000	3,877,413	206,635	0	0
7.00	Loan	6	1	Market Place Center	0	352,778	2,446,374	28,010,124	0
8.00	Loan		1	Marriott Chicago O’Hare	0	1,221,626	10,620,810	0	0
9.00	Loan		1	Red Rock Commons	0	451,056	452,630	6,351,171	0
10.00	Loan	17	1	4 Union Square South	0	1,132,052	1,767,806	0	0
11.00	Loan	18, 19, 33	2	Natson Hotel Largo Portfolio	0	3,256,610	2,206,939	7,854,019	0
11.01	Property		1	Hampton Inn & Suites
11.02	Property		1	Holiday Inn Express & Suites
12.00	Loan	5, 20, 21, 22, 23, 24, 25, 26, 27, 28, 29, 30	8	BioMed MIT Portfolio	0	15,155,677	1,869,382	0	305,800,000
12.01	Property		1	45 - 75 Sidney
12.02	Property		1	40 Landsdowne
12.03	Property		1	35 Landsdowne
12.04	Property		1	65 Landsdowne
12.05	Property		1	88 Sidney
12.06	Property		1	64 Sidney
12.07	Property		1	38 Sidney
12.08	Property		1	26 Landsdowne
13.00	Loan		1	Tennant Station	0	559,206	510,298	0	0
14.00	Loan	31	1	Canyon Portal	0	404,456	179,486	1,702,781	0
15.00	Loan		1	Courtyard Titusville Kennedy Space Center	0	244,203	33,370	0	0
16.00	Loan		1	Lawton Town Center
17.00	Loan		1	Lancaster Plaza
18.00	Loan		1	1919 Madison Avenue
19.00	Loan		1	E Residences at 6810 Polk Street
20.00	Loan		1	Porterwood Shopping Center
21.00	Loan		1	Meadowlark Gardens
22.00	Loan	35, 36, 37	1	24535 Owners Corp.
23.00	Loan		1	3900 Bailey Ave
24.00	Loan	35, 36, 37	1	Greenbriar Owners Corp.
25.00	Loan	35, 36, 37	1	Birchwood On The Green Owners Corp.
26.00	Loan	35, 36, 37	1	Coronet Hall Tenants Corp.
27.00	Loan		1	40-52 Derwood Circle
28.00	Loan		1	Lambertville Mini Storage I and II
29.00	Loan	35, 36, 37	1	150 Joralemon St. Owners Corp.
30.00	Loan	35, 36, 37	1	711 Shore Road Owners Corp.
31.00	Loan	35, 36, 37	1	Tudor Woods, Inc.
32.00	Loan		1	Hillcrest Shopping Center
33.00	Loan	35, 36, 37	1	Colorado Owners, Inc.
34.00	Loan	35, 36, 37	1	Congress Owners, Ltd.
35.00	Loan		1	StorQuest - San Leandro, CA
36.00	Loan	35, 36, 37	1	Saxony Hall Owners, Inc.
37.00	Loan	34	1	Karen Gardens
38.00	Loan		1	A Storage Place Yucaipa
39.00	Loan		1	Hartsdale Gardens Coop
40.00	Loan	35, 36, 37	1	505 Central Avenue Corp.
41.00	Loan		2	CVS Solomon Portfolio
41.01	Property		1	CVS Solomon - Brandon
41.02	Property		1	CVS Solomon - Paris

A-1-69

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Uses: Purchase Price ($)	Uses: Closing Costs ($)	Uses: Reserves ($)	Uses: Principal Equity Distribution ($)	Uses: Other Uses ($)
42.00	Loan		1	Katy Fort Bend Business Park
43.00	Loan	35, 36, 37	1	7901 4th Tenants Corp.
44.00	Loan	35, 36, 37	1	Lafayette Studios Corp.
45.00	Loan	35, 36, 37	1	85 8th Avenue Owners Corp.
46.00	Loan	35, 36, 37	1	3050 Fairfield Avenue Owners Corp.
47.00	Loan	35, 36, 37	1	3520 Tryon Avenue Owners, Inc.
48.00	Loan	35, 36, 37	1	Highland Terrace Housing Development Fund Corporation
49.00	Loan	35, 36, 37	1	494 Ocean Harbor View Apartment Corp.
50.00	Loan	35, 36, 37	1	31 East 12th Street Owners, Inc.
51.00	Loan	35, 36, 37	1	315 St. John's Owners, Inc.
52.00	Loan		1	Wisconsin Rapids Retail
53.00	Loan	35, 36, 37	1	6535 Broadway Owners Corp.
54.00	Loan	35, 36, 37	1	64th Apartment Corp.
55.00	Loan		1	StorQuest - Vallejo, CA
56.00	Loan		1	StorQuest - 51st Avenue, Phoenix, AZ
57.00	Loan	35, 36, 37	1	137-05 Franklin Avenue Owners, Inc.
58.00	Loan	35, 36, 37	1	57 Park Terrace West Owners, Inc.
59.00	Loan	35, 36, 37	1	Park Avenue and Seventy-Seventh Street Corporation a/k/a Park Avenue and Seventy-Seventh Street, Corporation
60.00	Loan	35, 36, 37	1	284-5 Apt Inc.
61.00	Loan	35, 36, 37	1	111 Tenants Corp.
62.00	Loan	35, 36, 37	1	3231-5-9 Barker Owners, Inc.
63.00	Loan	35, 36, 37	1	80 Avenue P Owners Corp.
64.00	Loan	35, 36, 37	1	The Manton House Corp.
65.00	Loan	35, 36, 37	1	Hilltop Village Cooperative #Two, Inc. a/k/a Hilltop Village Cooperative #2, Inc.
66.00	Loan	35, 36, 37	1	Hampton House Tenants Corp.
67.00	Loan	35, 36, 37	1	Melissa Court Owners, Inc.
68.00	Loan	35, 36, 37	1	Greenwich 33 Apartment Corp.
69.00	Loan	35, 36, 37	1	Heathcote Manor Owners Corp.
70.00	Loan	35, 36, 37	1	Gramatan Court Apartments, Inc.
71.00	Loan	35, 36, 37	1	120 East 83rd Street Owners Corp.
72.00	Loan	35, 36, 37	1	Wappanocca Manor, Inc.
73.00	Loan	35, 36, 37	1	131 West Owners Corp.
74.00	Loan	35, 36, 37	1	Carolyn Court Owners, Inc.

A-1-70

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	#of Properties	Property Name	Uses: Total Uses ($)	Franchise Agreement Expiration	Underwritten ADR ($)	Underwritten RevPAR ($)	Underwritten Hotel Occupancy (%)	Most Recent ADR ($)
1.00	Loan	7	1	Sheraton Denver Downtown Hotel	181,114,774	NAP	NAP	NAP	NAP	NAP
2.00	Loan	5	1	255 Greenwich	151,417,946	NAP	NAP	NAP	NAP	NAP
3.00	Loan	6, 8	1	Burke Centre	133,063,495	NAP	NAP	NAP	NAP	NAP
4.00	Loan		1	Ellenton Premium Outlets	179,439,911	NAP	NAP	NAP	NAP	NAP
5.00	Loan	9, 10, 11, 12, 13, 14, 15, 32	9	Midwest Industrial Portfolio	58,623,385	NAP	NAP	NAP	NAP	NAP
5.01	Property		1	Franklin, PA		NAP	NAP	NAP	NAP	NAP
5.02	Property		1	Sheboygan, WI (Muth)		NAP	NAP	NAP	NAP	NAP
5.03	Property		1	Freeport, IL		NAP	NAP	NAP	NAP	NAP
5.04	Property		1	Milwaukee, WI (Cudahy)		NAP	NAP	NAP	NAP	NAP
5.05	Property		1	Milwaukee, WI (Broadway)		NAP	NAP	NAP	NAP	NAP
5.06	Property		1	Dekalb, IL		NAP	NAP	NAP	NAP	NAP
5.07	Property		1	Orleans, IN		NAP	NAP	NAP	NAP	NAP
5.08	Property		1	Andrews, NC		NAP	NAP	NAP	NAP	NAP
5.09	Property		1	Pine Bluff, AR		NAP	NAP	NAP	NAP	NAP
6.00	Loan	6, 16	1	Brentwood Commons	92,384,048	NAP	NAP	NAP	NAP	NAP
7.00	Loan	6	1	Market Place Center	135,000,000	NAP	NAP	NAP	NAP	NAP
8.00	Loan		1	Marriott Chicago O’Hare	44,475,044	6/23/2035	$159.97	$93.43	58.4%	$159.97
9.00	Loan		1	Red Rock Commons	28,050,000	NAP	NAP	NAP	NAP	NAP
10.00	Loan	17	1	4 Union Square South	123,134,253	NAP	NAP	NAP	NAP	NAP
11.00	Loan	18, 19, 33	2	Natson Hotel Largo Portfolio	26,000,000		$157.43	$141.60	89.9%	$157.43
11.01	Property		1	Hampton Inn & Suites		12/31/2045	$163.93	$149.40	91.1%	$163.93
11.02	Property		1	Holiday Inn Express & Suites		12/2/2049	$150.98	$134.06	88.8%	$150.98
12.00	Loan	5, 20, 21, 22, 23, 24, 25, 26, 27, 28, 29, 30	8	BioMed MIT Portfolio	1,630,238,760	NAP	NAP	NAP	NAP	NAP
12.01	Property		1	45 - 75 Sidney		NAP	NAP	NAP	NAP	NAP
12.02	Property		1	40 Landsdowne		NAP	NAP	NAP	NAP	NAP
12.03	Property		1	35 Landsdowne		NAP	NAP	NAP	NAP	NAP
12.04	Property		1	65 Landsdowne		NAP	NAP	NAP	NAP	NAP
12.05	Property		1	88 Sidney		NAP	NAP	NAP	NAP	NAP
12.06	Property		1	64 Sidney		NAP	NAP	NAP	NAP	NAP
12.07	Property		1	38 Sidney		NAP	NAP	NAP	NAP	NAP
12.08	Property		1	26 Landsdowne		NAP	NAP	NAP	NAP	NAP
13.00	Loan		1	Tennant Station	23,150,238	NAP	NAP	NAP	NAP	NAP
14.00	Loan	31	1	Canyon Portal	22,000,000	NAP	NAP	NAP	NAP	NAP
15.00	Loan		1	Courtyard Titusville Kennedy Space Center	20,625,147	4/8/2042	$196.04	$145.56	74.2%	$196.04
16.00	Loan		1	Lawton Town Center		NAP	NAP	NAP	NAP	NAP
17.00	Loan		1	Lancaster Plaza		NAP	NAP	NAP	NAP	NAP
18.00	Loan		1	1919 Madison Avenue		NAP	NAP	NAP	NAP	NAP
19.00	Loan		1	E Residences at 6810 Polk Street		NAP	NAP	NAP	NAP	NAP
20.00	Loan		1	Porterwood Shopping Center		NAP	NAP	NAP	NAP	NAP
21.00	Loan		1	Meadowlark Gardens		NAP	NAP	NAP	NAP	NAP
22.00	Loan	35, 36, 37	1	24535 Owners Corp.		NAP	NAP	NAP	NAP	NAP
23.00	Loan		1	3900 Bailey Ave		NAP	NAP	NAP	NAP	NAP
24.00	Loan	35, 36, 37	1	Greenbriar Owners Corp.		NAP	NAP	NAP	NAP	NAP
25.00	Loan	35, 36, 37	1	Birchwood On The Green Owners Corp.		NAP	NAP	NAP	NAP	NAP
26.00	Loan	35, 36, 37	1	Coronet Hall Tenants Corp.		NAP	NAP	NAP	NAP	NAP
27.00	Loan		1	40-52 Derwood Circle		NAP	NAP	NAP	NAP	NAP
28.00	Loan		1	Lambertville Mini Storage I and II		NAP	NAP	NAP	NAP	NAP
29.00	Loan	35, 36, 37	1	150 Joralemon St. Owners Corp.		NAP	NAP	NAP	NAP	NAP
30.00	Loan	35, 36, 37	1	711 Shore Road Owners Corp.		NAP	NAP	NAP	NAP	NAP
31.00	Loan	35, 36, 37	1	Tudor Woods, Inc.		NAP	NAP	NAP	NAP	NAP
32.00	Loan		1	Hillcrest Shopping Center		NAP	NAP	NAP	NAP	NAP
33.00	Loan	35, 36, 37	1	Colorado Owners, Inc.		NAP	NAP	NAP	NAP	NAP
34.00	Loan	35, 36, 37	1	Congress Owners, Ltd.		NAP	NAP	NAP	NAP	NAP
35.00	Loan		1	StorQuest - San Leandro, CA		NAP	NAP	NAP	NAP	NAP
36.00	Loan	35, 36, 37	1	Saxony Hall Owners, Inc.		NAP	NAP	NAP	NAP	NAP
37.00	Loan	34	1	Karen Gardens		NAP	NAP	NAP	NAP	NAP
38.00	Loan		1	A Storage Place Yucaipa		NAP	NAP	NAP	NAP	NAP
39.00	Loan		1	Hartsdale Gardens Coop		NAP	NAP	NAP	NAP	NAP
40.00	Loan	35, 36, 37	1	505 Central Avenue Corp.		NAP	NAP	NAP	NAP	NAP
41.00	Loan		2	CVS Solomon Portfolio		NAP	NAP	NAP	NAP	NAP
41.01	Property		1	CVS Solomon - Brandon		NAP	NAP	NAP	NAP	NAP
41.02	Property		1	CVS Solomon - Paris		NAP	NAP	NAP	NAP	NAP

A-1-71

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	#of Properties	Property Name	Uses: Total Uses ($)	Franchise Agreement Expiration	Underwritten ADR ($)	Underwritten RevPAR ($)	Underwritten Hotel Occupancy (%)	Most Recent ADR ($)
42.00	Loan		1	Katy Fort Bend Business Park		NAP	NAP	NAP	NAP	NAP
43.00	Loan	35, 36, 37	1	7901 4th Tenants Corp.		NAP	NAP	NAP	NAP	NAP
44.00	Loan	35, 36, 37	1	Lafayette Studios Corp.		NAP	NAP	NAP	NAP	NAP
45.00	Loan	35, 36, 37	1	85 8th Avenue Owners Corp.		NAP	NAP	NAP	NAP	NAP
46.00	Loan	35, 36, 37	1	3050 Fairfield Avenue Owners Corp.		NAP	NAP	NAP	NAP	NAP
47.00	Loan	35, 36, 37	1	3520 Tryon Avenue Owners, Inc.		NAP	NAP	NAP	NAP	NAP
48.00	Loan	35, 36, 37	1	Highland Terrace Housing Development Fund Corporation		NAP	NAP	NAP	NAP	NAP
49.00	Loan	35, 36, 37	1	494 Ocean Harbor View Apartment Corp.		NAP	NAP	NAP	NAP	NAP
50.00	Loan	35, 36, 37	1	31 East 12th Street Owners, Inc.		NAP	NAP	NAP	NAP	NAP
51.00	Loan	35, 36, 37	1	315 St. John's Owners, Inc.		NAP	NAP	NAP	NAP	NAP
52.00	Loan		1	Wisconsin Rapids Retail		NAP	NAP	NAP	NAP	NAP
53.00	Loan	35, 36, 37	1	6535 Broadway Owners Corp.		NAP	NAP	NAP	NAP	NAP
54.00	Loan	35, 36, 37	1	64th Apartment Corp.		NAP	NAP	NAP	NAP	NAP
55.00	Loan		1	StorQuest - Vallejo, CA		NAP	NAP	NAP	NAP	NAP
56.00	Loan		1	StorQuest - 51st Avenue, Phoenix, AZ		NAP	NAP	NAP	NAP	NAP
57.00	Loan	35, 36, 37	1	137-05 Franklin Avenue Owners, Inc.		NAP	NAP	NAP	NAP	NAP
58.00	Loan	35, 36, 37	1	57 Park Terrace West Owners, Inc.		NAP	NAP	NAP	NAP	NAP
59.00	Loan	35, 36, 37	1	Park Avenue and Seventy-Seventh Street Corporation a/k/a Park Avenue and Seventy-Seventh Street, Corporation		NAP	NAP	NAP	NAP	NAP
60.00	Loan	35, 36, 37	1	284-5 Apt Inc.		NAP	NAP	NAP	NAP	NAP
61.00	Loan	35, 36, 37	1	111 Tenants Corp.		NAP	NAP	NAP	NAP	NAP
62.00	Loan	35, 36, 37	1	3231-5-9 Barker Owners, Inc.		NAP	NAP	NAP	NAP	NAP
63.00	Loan	35, 36, 37	1	80 Avenue P Owners Corp.		NAP	NAP	NAP	NAP	NAP
64.00	Loan	35, 36, 37	1	The Manton House Corp.		NAP	NAP	NAP	NAP	NAP
65.00	Loan	35, 36, 37	1	Hilltop Village Cooperative #Two, Inc. a/k/a Hilltop Village Cooperative #2, Inc.		NAP	NAP	NAP	NAP	NAP
66.00	Loan	35, 36, 37	1	Hampton House Tenants Corp.		NAP	NAP	NAP	NAP	NAP
67.00	Loan	35, 36, 37	1	Melissa Court Owners, Inc.		NAP	NAP	NAP	NAP	NAP
68.00	Loan	35, 36, 37	1	Greenwich 33 Apartment Corp.		NAP	NAP	NAP	NAP	NAP
69.00	Loan	35, 36, 37	1	Heathcote Manor Owners Corp.		NAP	NAP	NAP	NAP	NAP
70.00	Loan	35, 36, 37	1	Gramatan Court Apartments, Inc.		NAP	NAP	NAP	NAP	NAP
71.00	Loan	35, 36, 37	1	120 East 83rd Street Owners Corp.		NAP	NAP	NAP	NAP	NAP
72.00	Loan	35, 36, 37	1	Wappanocca Manor, Inc.		NAP	NAP	NAP	NAP	NAP
73.00	Loan	35, 36, 37	1	131 West Owners Corp.		NAP	NAP	NAP	NAP	NAP
74.00	Loan	35, 36, 37	1	Carolyn Court Owners, Inc.		NAP	NAP	NAP	NAP	NAP
A-1-72

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Most Recent RevPAR ($)	Most Recent Hotel Occupancy (%)	Second Most Recent ADR ($)	Second Most Recent RevPAR ($)	Second Most Recent Hotel Occupancy (%)
1.00	Loan	7	1	Sheraton Denver Downtown Hotel	NAP	NAP	NAP	NAP	NAP
2.00	Loan	5	1	255 Greenwich	NAP	NAP	NAP	NAP	NAP
3.00	Loan	6, 8	1	Burke Centre	NAP	NAP	NAP	NAP	NAP
4.00	Loan		1	Ellenton Premium Outlets	NAP	NAP	NAP	NAP	NAP
5.00	Loan	9, 10, 11, 12, 13, 14, 15, 32	9	Midwest Industrial Portfolio	NAP	NAP	NAP	NAP	NAP
5.01	Property		1	Franklin, PA	NAP	NAP	NAP	NAP	NAP
5.02	Property		1	Sheboygan, WI (Muth)	NAP	NAP	NAP	NAP	NAP
5.03	Property		1	Freeport, IL	NAP	NAP	NAP	NAP	NAP
5.04	Property		1	Milwaukee, WI (Cudahy)	NAP	NAP	NAP	NAP	NAP
5.05	Property		1	Milwaukee, WI (Broadway)	NAP	NAP	NAP	NAP	NAP
5.06	Property		1	Dekalb, IL	NAP	NAP	NAP	NAP	NAP
5.07	Property		1	Orleans, IN	NAP	NAP	NAP	NAP	NAP
5.08	Property		1	Andrews, NC	NAP	NAP	NAP	NAP	NAP
5.09	Property		1	Pine Bluff, AR	NAP	NAP	NAP	NAP	NAP
6.00	Loan	6, 16	1	Brentwood Commons	NAP	NAP	NAP	NAP	NAP
7.00	Loan	6	1	Market Place Center	NAP	NAP	NAP	NAP	NAP
8.00	Loan		1	Marriott Chicago O’Hare	$93.43	58.4%	$159.88	$80.19	50.2%
9.00	Loan		1	Red Rock Commons	NAP	NAP	NAP	NAP	NAP
10.00	Loan	17	1	4 Union Square South	NAP	NAP	NAP	NAP	NAP
11.00	Loan	18, 19, 33	2	Natson Hotel Largo Portfolio	$141.60	89.9%	$154.60	$132.15	85.5%
11.01	Property		1	Hampton Inn & Suites	$149.40	91.1%	$161.53	$141.69	87.7%
11.02	Property		1	Holiday Inn Express & Suites	$134.06	88.8%	$147.54	$122.92	83.3%
12.00	Loan	5, 20, 21, 22, 23, 24, 25, 26, 27, 28, 29, 30	8	BioMed MIT Portfolio	NAP	NAP	NAP	NAP	NAP
12.01	Property		1	45 - 75 Sidney	NAP	NAP	NAP	NAP	NAP
12.02	Property		1	40 Landsdowne	NAP	NAP	NAP	NAP	NAP
12.03	Property		1	35 Landsdowne	NAP	NAP	NAP	NAP	NAP
12.04	Property		1	65 Landsdowne	NAP	NAP	NAP	NAP	NAP
12.05	Property		1	88 Sidney	NAP	NAP	NAP	NAP	NAP
12.06	Property		1	64 Sidney	NAP	NAP	NAP	NAP	NAP
12.07	Property		1	38 Sidney	NAP	NAP	NAP	NAP	NAP
12.08	Property		1	26 Landsdowne	NAP	NAP	NAP	NAP	NAP
13.00	Loan		1	Tennant Station	NAP	NAP	NAP	NAP	NAP
14.00	Loan	31	1	Canyon Portal	NAP	NAP	NAP	NAP	NAP
15.00	Loan		1	Courtyard Titusville Kennedy Space Center	$145.56	74.2%	$195.21	$149.28	76.5%
16.00	Loan		1	Lawton Town Center	NAP	NAP	NAP	NAP	NAP
17.00	Loan		1	Lancaster Plaza	NAP	NAP	NAP	NAP	NAP
18.00	Loan		1	1919 Madison Avenue	NAP	NAP	NAP	NAP	NAP
19.00	Loan		1	E Residences at 6810 Polk Street	NAP	NAP	NAP	NAP	NAP
20.00	Loan		1	Porterwood Shopping Center	NAP	NAP	NAP	NAP	NAP
21.00	Loan		1	Meadowlark Gardens	NAP	NAP	NAP	NAP	NAP
22.00	Loan	35, 36, 37	1	24535 Owners Corp.	NAP	NAP	NAP	NAP	NAP
23.00	Loan		1	3900 Bailey Ave	NAP	NAP	NAP	NAP	NAP
24.00	Loan	35, 36, 37	1	Greenbriar Owners Corp.	NAP	NAP	NAP	NAP	NAP
25.00	Loan	35, 36, 37	1	Birchwood On The Green Owners Corp.	NAP	NAP	NAP	NAP	NAP
26.00	Loan	35, 36, 37	1	Coronet Hall Tenants Corp.	NAP	NAP	NAP	NAP	NAP
27.00	Loan		1	40-52 Derwood Circle	NAP	NAP	NAP	NAP	NAP
28.00	Loan		1	Lambertville Mini Storage I and II	NAP	NAP	NAP	NAP	NAP
29.00	Loan	35, 36, 37	1	150 Joralemon St. Owners Corp.	NAP	NAP	NAP	NAP	NAP
30.00	Loan	35, 36, 37	1	711 Shore Road Owners Corp.	NAP	NAP	NAP	NAP	NAP
31.00	Loan	35, 36, 37	1	Tudor Woods, Inc.	NAP	NAP	NAP	NAP	NAP
32.00	Loan		1	Hillcrest Shopping Center	NAP	NAP	NAP	NAP	NAP
33.00	Loan	35, 36, 37	1	Colorado Owners, Inc.	NAP	NAP	NAP	NAP	NAP
34.00	Loan	35, 36, 37	1	Congress Owners, Ltd.	NAP	NAP	NAP	NAP	NAP
35.00	Loan		1	StorQuest - San Leandro, CA	NAP	NAP	NAP	NAP	NAP
36.00	Loan	35, 36, 37	1	Saxony Hall Owners, Inc.	NAP	NAP	NAP	NAP	NAP
37.00	Loan	34	1	Karen Gardens	NAP	NAP	NAP	NAP	NAP
38.00	Loan		1	A Storage Place Yucaipa	NAP	NAP	NAP	NAP	NAP
39.00	Loan		1	Hartsdale Gardens Coop	NAP	NAP	NAP	NAP	NAP
40.00	Loan	35, 36, 37	1	505 Central Avenue Corp.	NAP	NAP	NAP	NAP	NAP
41.00	Loan		2	CVS Solomon Portfolio	NAP	NAP	NAP	NAP	NAP
41.01	Property		1	CVS Solomon - Brandon	NAP	NAP	NAP	NAP	NAP
41.02	Property		1	CVS Solomon - Paris	NAP	NAP	NAP	NAP	NAP

A-1-73

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Most Recent RevPAR ($)	Most Recent Hotel Occupancy (%)	Second Most Recent ADR ($)	Second Most Recent RevPAR ($)	Second Most Recent Hotel Occupancy (%)
42.00	Loan		1	Katy Fort Bend Business Park	NAP	NAP	NAP	NAP	NAP
43.00	Loan	35, 36, 37	1	7901 4th Tenants Corp.	NAP	NAP	NAP	NAP	NAP
44.00	Loan	35, 36, 37	1	Lafayette Studios Corp.	NAP	NAP	NAP	NAP	NAP
45.00	Loan	35, 36, 37	1	85 8th Avenue Owners Corp.	NAP	NAP	NAP	NAP	NAP
46.00	Loan	35, 36, 37	1	3050 Fairfield Avenue Owners Corp.	NAP	NAP	NAP	NAP	NAP
47.00	Loan	35, 36, 37	1	3520 Tryon Avenue Owners, Inc.	NAP	NAP	NAP	NAP	NAP
48.00	Loan	35, 36, 37	1	Highland Terrace Housing Development Fund Corporation	NAP	NAP	NAP	NAP	NAP
49.00	Loan	35, 36, 37	1	494 Ocean Harbor View Apartment Corp.	NAP	NAP	NAP	NAP	NAP
50.00	Loan	35, 36, 37	1	31 East 12th Street Owners, Inc.	NAP	NAP	NAP	NAP	NAP
51.00	Loan	35, 36, 37	1	315 St. John's Owners, Inc.	NAP	NAP	NAP	NAP	NAP
52.00	Loan		1	Wisconsin Rapids Retail	NAP	NAP	NAP	NAP	NAP
53.00	Loan	35, 36, 37	1	6535 Broadway Owners Corp.	NAP	NAP	NAP	NAP	NAP
54.00	Loan	35, 36, 37	1	64th Apartment Corp.	NAP	NAP	NAP	NAP	NAP
55.00	Loan		1	StorQuest - Vallejo, CA	NAP	NAP	NAP	NAP	NAP
56.00	Loan		1	StorQuest - 51st Avenue, Phoenix, AZ	NAP	NAP	NAP	NAP	NAP
57.00	Loan	35, 36, 37	1	137-05 Franklin Avenue Owners, Inc.	NAP	NAP	NAP	NAP	NAP
58.00	Loan	35, 36, 37	1	57 Park Terrace West Owners, Inc.	NAP	NAP	NAP	NAP	NAP
59.00	Loan	35, 36, 37	1	Park Avenue and Seventy-Seventh Street Corporation a/k/a Park Avenue and Seventy-Seventh Street, Corporation	NAP	NAP	NAP	NAP	NAP
60.00	Loan	35, 36, 37	1	284-5 Apt Inc.	NAP	NAP	NAP	NAP	NAP
61.00	Loan	35, 36, 37	1	111 Tenants Corp.	NAP	NAP	NAP	NAP	NAP
62.00	Loan	35, 36, 37	1	3231-5-9 Barker Owners, Inc.	NAP	NAP	NAP	NAP	NAP
63.00	Loan	35, 36, 37	1	80 Avenue P Owners Corp.	NAP	NAP	NAP	NAP	NAP
64.00	Loan	35, 36, 37	1	The Manton House Corp.	NAP	NAP	NAP	NAP	NAP
65.00	Loan	35, 36, 37	1	Hilltop Village Cooperative #Two, Inc. a/k/a Hilltop Village Cooperative #2, Inc.	NAP	NAP	NAP	NAP	NAP
66.00	Loan	35, 36, 37	1	Hampton House Tenants Corp.	NAP	NAP	NAP	NAP	NAP
67.00	Loan	35, 36, 37	1	Melissa Court Owners, Inc.	NAP	NAP	NAP	NAP	NAP
68.00	Loan	35, 36, 37	1	Greenwich 33 Apartment Corp.	NAP	NAP	NAP	NAP	NAP
69.00	Loan	35, 36, 37	1	Heathcote Manor Owners Corp.	NAP	NAP	NAP	NAP	NAP
70.00	Loan	35, 36, 37	1	Gramatan Court Apartments, Inc.	NAP	NAP	NAP	NAP	NAP
71.00	Loan	35, 36, 37	1	120 East 83rd Street Owners Corp.	NAP	NAP	NAP	NAP	NAP
72.00	Loan	35, 36, 37	1	Wappanocca Manor, Inc.	NAP	NAP	NAP	NAP	NAP
73.00	Loan	35, 36, 37	1	131 West Owners Corp.	NAP	NAP	NAP	NAP	NAP
74.00	Loan	35, 36, 37	1	Carolyn Court Owners, Inc.	NAP	NAP	NAP	NAP	NAP

A-1-74

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Third Most Recent ADR ($)	Third Most Recent RevPAR ($)	Third Most Recent Hotel Occupancy (%)	Coop - Committed Secondary Debt	Coop - Rental Value
1.00	Loan	7	1	Sheraton Denver Downtown Hotel	NAP	NAP	NAP
2.00	Loan	5	1	255 Greenwich	NAP	NAP	NAP
3.00	Loan	6, 8	1	Burke Centre	NAP	NAP	NAP
4.00	Loan		1	Ellenton Premium Outlets	NAP	NAP	NAP
5.00	Loan	9, 10, 11, 12, 13, 14, 15, 32	9	Midwest Industrial Portfolio	NAP	NAP	NAP
5.01	Property		1	Franklin, PA	NAP	NAP	NAP
5.02	Property		1	Sheboygan, WI (Muth)	NAP	NAP	NAP
5.03	Property		1	Freeport, IL	NAP	NAP	NAP
5.04	Property		1	Milwaukee, WI (Cudahy)	NAP	NAP	NAP
5.05	Property		1	Milwaukee, WI (Broadway)	NAP	NAP	NAP
5.06	Property		1	Dekalb, IL	NAP	NAP	NAP
5.07	Property		1	Orleans, IN	NAP	NAP	NAP
5.08	Property		1	Andrews, NC	NAP	NAP	NAP
5.09	Property		1	Pine Bluff, AR	NAP	NAP	NAP
6.00	Loan	6, 16	1	Brentwood Commons	NAP	NAP	NAP
7.00	Loan	6	1	Market Place Center	NAP	NAP	NAP
8.00	Loan		1	Marriott Chicago O’Hare	$156.09	$76.84	49.2%
9.00	Loan		1	Red Rock Commons	NAP	NAP	NAP
10.00	Loan	17	1	4 Union Square South	NAP	NAP	NAP
11.00	Loan	18, 19, 33	2	Natson Hotel Largo Portfolio	$151.74	$120.03	79.1%
11.01	Property		1	Hampton Inn & Suites	$161.21	$135.16	83.8%
11.02	Property		1	Holiday Inn Express & Suites	$141.41	$105.37	74.5%
12.00	Loan	5, 20, 21, 22, 23, 24, 25, 26, 27, 28, 29, 30	8	BioMed MIT Portfolio	NAP	NAP	NAP
12.01	Property		1	45 - 75 Sidney	NAP	NAP	NAP
12.02	Property		1	40 Landsdowne	NAP	NAP	NAP
12.03	Property		1	35 Landsdowne	NAP	NAP	NAP
12.04	Property		1	65 Landsdowne	NAP	NAP	NAP
12.05	Property		1	88 Sidney	NAP	NAP	NAP
12.06	Property		1	64 Sidney	NAP	NAP	NAP
12.07	Property		1	38 Sidney	NAP	NAP	NAP
12.08	Property		1	26 Landsdowne	NAP	NAP	NAP
13.00	Loan		1	Tennant Station	NAP	NAP	NAP
14.00	Loan	31	1	Canyon Portal	NAP	NAP	NAP
15.00	Loan		1	Courtyard Titusville Kennedy Space Center	$185.67	$126.74	68.3%
16.00	Loan		1	Lawton Town Center	NAP	NAP	NAP
17.00	Loan		1	Lancaster Plaza	NAP	NAP	NAP
18.00	Loan		1	1919 Madison Avenue	NAP	NAP	NAP	NAP	66,000,000
19.00	Loan		1	E Residences at 6810 Polk Street	NAP	NAP	NAP
20.00	Loan		1	Porterwood Shopping Center	NAP	NAP	NAP
21.00	Loan		1	Meadowlark Gardens	NAP	NAP	NAP	NAP	52,500,000
22.00	Loan	35, 36, 37	1	24535 Owners Corp.	NAP	NAP	NAP	500,000	40,000,000
23.00	Loan		1	3900 Bailey Ave	NAP	NAP	NAP	NAP	29,000,000
24.00	Loan	35, 36, 37	1	Greenbriar Owners Corp.	NAP	NAP	NAP	1,000,000	47,000,000
25.00	Loan	35, 36, 37	1	Birchwood On The Green Owners Corp.	NAP	NAP	NAP	1,000,000	99,500,000
26.00	Loan	35, 36, 37	1	Coronet Hall Tenants Corp.	NAP	NAP	NAP	500,000	38,000,000
27.00	Loan		1	40-52 Derwood Circle	NAP	NAP	NAP
28.00	Loan		1	Lambertville Mini Storage I and II	NAP	NAP	NAP
29.00	Loan	35, 36, 37	1	150 Joralemon St. Owners Corp.	NAP	NAP	NAP	500,000	48,600,000
30.00	Loan	35, 36, 37	1	711 Shore Road Owners Corp.	NAP	NAP	NAP	500,000	27,400,000
31.00	Loan	35, 36, 37	1	Tudor Woods, Inc.	NAP	NAP	NAP	500,000	35,000,000
32.00	Loan		1	Hillcrest Shopping Center	NAP	NAP	NAP
33.00	Loan	35, 36, 37	1	Colorado Owners, Inc.	NAP	NAP	NAP	1,000,000	30,900,000
34.00	Loan	35, 36, 37	1	Congress Owners, Ltd.	NAP	NAP	NAP	500,000	34,500,000
35.00	Loan		1	StorQuest - San Leandro, CA	NAP	NAP	NAP
36.00	Loan	35, 36, 37	1	Saxony Hall Owners, Inc.	NAP	NAP	NAP	500,000	21,900,000
37.00	Loan	34	1	Karen Gardens	NAP	NAP	NAP	NAP	14,000,000
38.00	Loan		1	A Storage Place Yucaipa	NAP	NAP	NAP
39.00	Loan		1	Hartsdale Gardens Coop	NAP	NAP	NAP	NAP	19,600,000
40.00	Loan	35, 36, 37	1	505 Central Avenue Corp.	NAP	NAP	NAP	500,000	35,100,000
41.00	Loan		2	CVS Solomon Portfolio	NAP	NAP	NAP
41.01	Property		1	CVS Solomon - Brandon	NAP	NAP	NAP
41.02	Property		1	CVS Solomon - Paris	NAP	NAP	NAP

A-1-75

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Third Most Recent ADR ($)	Third Most Recent RevPAR ($)	Third Most Recent Hotel Occupancy (%)	Coop - Committed Secondary Debt	Coop - Rental Value
42.00	Loan		1	Katy Fort Bend Business Park	NAP	NAP	NAP
43.00	Loan	35, 36, 37	1	7901 4th Tenants Corp.	NAP	NAP	NAP	500,000	37,300,000
44.00	Loan	35, 36, 37	1	Lafayette Studios Corp.	NAP	NAP	NAP	500,000	106,900,000
45.00	Loan	35, 36, 37	1	85 8th Avenue Owners Corp.	NAP	NAP	NAP	500,000	48,500,000
46.00	Loan	35, 36, 37	1	3050 Fairfield Avenue Owners Corp.	NAP	NAP	NAP	500,000	17,800,000
47.00	Loan	35, 36, 37	1	3520 Tryon Avenue Owners, Inc.	NAP	NAP	NAP	300,000	12,600,000
48.00	Loan	35, 36, 37	1	Highland Terrace Housing Development Fund Corporation	NAP	NAP	NAP	250,000	24,700,000
49.00	Loan	35, 36, 37	1	494 Ocean Harbor View Apartment Corp.	NAP	NAP	NAP	250,000	13,300,000
50.00	Loan	35, 36, 37	1	31 East 12th Street Owners, Inc.	NAP	NAP	NAP	2,950,000	48,600,000
51.00	Loan	35, 36, 37	1	315 St. John's Owners, Inc.	NAP	NAP	NAP	500,000	36,000,000
52.00	Loan		1	Wisconsin Rapids Retail	NAP	NAP	NAP
53.00	Loan	35, 36, 37	1	6535 Broadway Owners Corp.	NAP	NAP	NAP	500,000	13,100,000
54.00	Loan	35, 36, 37	1	64th Apartment Corp.	NAP	NAP	NAP	750,000	29,000,000
55.00	Loan		1	StorQuest - Vallejo, CA	NAP	NAP	NAP
56.00	Loan		1	StorQuest - 51st Avenue, Phoenix, AZ	NAP	NAP	NAP
57.00	Loan	35, 36, 37	1	137-05 Franklin Avenue Owners, Inc.	NAP	NAP	NAP	500,000	34,300,000
58.00	Loan	35, 36, 37	1	57 Park Terrace West Owners, Inc.	NAP	NAP	NAP	500,000	12,600,000
59.00	Loan	35, 36, 37	1	Park Avenue and Seventy-Seventh Street Corporation a/k/a Park Avenue and Seventy-Seventh Street, Corporation	NAP	NAP	NAP	NAP	90,600,000
60.00	Loan	35, 36, 37	1	284-5 Apt Inc.	NAP	NAP	NAP	NAP	16,900,000
61.00	Loan	35, 36, 37	1	111 Tenants Corp.	NAP	NAP	NAP	NAP	27,900,000
62.00	Loan	35, 36, 37	1	3231-5-9 Barker Owners, Inc.	NAP	NAP	NAP	NAP	6,500,000
63.00	Loan	35, 36, 37	1	80 Avenue P Owners Corp.	NAP	NAP	NAP	250,000	18,800,000
64.00	Loan	35, 36, 37	1	The Manton House Corp.	NAP	NAP	NAP	NAP	9,100,000
65.00	Loan	35, 36, 37	1	Hilltop Village Cooperative #Two, Inc. a/k/a Hilltop Village Cooperative #2, Inc.	NAP	NAP	NAP	NAP	51,000,000
66.00	Loan	35, 36, 37	1	Hampton House Tenants Corp.	NAP	NAP	NAP	250,000	20,000,000
67.00	Loan	35, 36, 37	1	Melissa Court Owners, Inc.	NAP	NAP	NAP	500,000	9,700,000
68.00	Loan	35, 36, 37	1	Greenwich 33 Apartment Corp.	NAP	NAP	NAP	200,000	44,100,000
69.00	Loan	35, 36, 37	1	Heathcote Manor Owners Corp.	NAP	NAP	NAP	NAP	10,400,000
70.00	Loan	35, 36, 37	1	Gramatan Court Apartments, Inc.	NAP	NAP	NAP	500,000	20,000,000
71.00	Loan	35, 36, 37	1	120 East 83rd Street Owners Corp.	NAP	NAP	NAP	250,000	7,600,000
72.00	Loan	35, 36, 37	1	Wappanocca Manor, Inc.	NAP	NAP	NAP	NAP	3,700,000
73.00	Loan	35, 36, 37	1	131 West Owners Corp.	NAP	NAP	NAP	700,000	14,400,000
74.00	Loan	35, 36, 37	1	Carolyn Court Owners, Inc.	NAP	NAP	NAP	500,000	9,100,000

A-1-76

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Coop - LTV as Rental	Coop - Unsold Percent	Coop - Sponsor Units	Coop - Investor Units	Coop - Coop Units	Coop - Sponsor/ Investor Carry
1.00	Loan	7	1	Sheraton Denver Downtown Hotel
2.00	Loan	5	1	255 Greenwich
3.00	Loan	6, 8	1	Burke Centre
4.00	Loan		1	Ellenton Premium Outlets
5.00	Loan	9, 10, 11, 12, 13, 14, 15, 32	9	Midwest Industrial Portfolio
5.01	Property		1	Franklin, PA
5.02	Property		1	Sheboygan, WI (Muth)
5.03	Property		1	Freeport, IL
5.04	Property		1	Milwaukee, WI (Cudahy)
5.05	Property		1	Milwaukee, WI (Broadway)
5.06	Property		1	Dekalb, IL
5.07	Property		1	Orleans, IN
5.08	Property		1	Andrews, NC
5.09	Property		1	Pine Bluff, AR
6.00	Loan	6, 16	1	Brentwood Commons
7.00	Loan	6	1	Market Place Center
8.00	Loan		1	Marriott Chicago O’Hare
9.00	Loan		1	Red Rock Commons
10.00	Loan	17	1	4 Union Square South
11.00	Loan	18, 19, 33	2	Natson Hotel Largo Portfolio
11.01	Property		1	Hampton Inn & Suites
11.02	Property		1	Holiday Inn Express & Suites
12.00	Loan	5, 20, 21, 22, 23, 24, 25, 26, 27, 28, 29, 30	8	BioMed MIT Portfolio
12.01	Property		1	45 - 75 Sidney
12.02	Property		1	40 Landsdowne
12.03	Property		1	35 Landsdowne
12.04	Property		1	65 Landsdowne
12.05	Property		1	88 Sidney
12.06	Property		1	64 Sidney
12.07	Property		1	38 Sidney
12.08	Property		1	26 Landsdowne
13.00	Loan		1	Tennant Station
14.00	Loan	31	1	Canyon Portal
15.00	Loan		1	Courtyard Titusville Kennedy Space Center
16.00	Loan		1	Lawton Town Center
17.00	Loan		1	Lancaster Plaza
18.00	Loan		1	1919 Madison Avenue	18.9%	0.0%	0	0	0	NAP
19.00	Loan		1	E Residences at 6810 Polk Street
20.00	Loan		1	Porterwood Shopping Center
21.00	Loan		1	Meadowlark Gardens	17.7%	0.0%	0	0	0	NAP
22.00	Loan	35, 36, 37	1	24535 Owners Corp.	22.5%	10.5%	12	0	0	-87,343
23.00	Loan		1	3900 Bailey Ave	27.5%	0.0%	0	0	0	NAP
24.00	Loan	35, 36, 37	1	Greenbriar Owners Corp.	16.0%	5.3%	0	7	0	-13,551
25.00	Loan	35, 36, 37	1	Birchwood On The Green Owners Corp.	7.5%	0.0%	0	0	0	NAP
26.00	Loan	35, 36, 37	1	Coronet Hall Tenants Corp.	18.4%	0.0%	0	0	0	NAP
27.00	Loan		1	40-52 Derwood Circle
28.00	Loan		1	Lambertville Mini Storage I and II
29.00	Loan	35, 36, 37	1	150 Joralemon St. Owners Corp.	14.4%	0.0%	0	0	0	NAP
30.00	Loan	35, 36, 37	1	711 Shore Road Owners Corp.	24.8%	1.2%	0	1	0	NAV
31.00	Loan	35, 36, 37	1	Tudor Woods, Inc.	18.9%	0.0%	0	0	0	NAP
32.00	Loan		1	Hillcrest Shopping Center
33.00	Loan	35, 36, 37	1	Colorado Owners, Inc.	20.2%	40.7%	54	0	1	604,290
34.00	Loan	35, 36, 37	1	Congress Owners, Ltd.	15.6%	2.7%	0	3	0	NAV
35.00	Loan		1	StorQuest - San Leandro, CA
36.00	Loan	35, 36, 37	1	Saxony Hall Owners, Inc.	23.7%	5.9%	4	0	1	51,071
37.00	Loan	34	1	Karen Gardens	35.7%	0.0%	0	0	0	NAP
38.00	Loan		1	A Storage Place Yucaipa
39.00	Loan		1	Hartsdale Gardens Coop	25.5%	6.7%	5	0	0	NAP
40.00	Loan	35, 36, 37	1	505 Central Avenue Corp.	14.2%	3.8%	6	0	0	-7,713
41.00	Loan		2	CVS Solomon Portfolio
41.01	Property		1	CVS Solomon - Brandon
41.02	Property		1	CVS Solomon - Paris

A-1-77

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Coop - LTV as Rental	Coop - Unsold Percent	Coop - Sponsor Units	Coop - Investor Units	Coop - Coop Units	Coop - Sponsor/ Investor Carry
42.00	Loan		1	Katy Fort Bend Business Park
43.00	Loan	35, 36, 37	1	7901 4th Tenants Corp.	12.3%	15.3%	20	0	0	300,167
44.00	Loan	35, 36, 37	1	Lafayette Studios Corp.	4.2%	0.0%	0	0	0	NAP
45.00	Loan	35, 36, 37	1	85 8th Avenue Owners Corp.	9.3%	16.2%	19	0	0	341,403
46.00	Loan	35, 36, 37	1	3050 Fairfield Avenue Owners Corp.	24.2%	23.6%	17	0	0	184,869
47.00	Loan	35, 36, 37	1	3520 Tryon Avenue Owners, Inc.	30.0%	14.3%	4	0	5	14,131
48.00	Loan	35, 36, 37	1	Highland Terrace Housing Development Fund Corporation	15.1%	2.1%	0	0	2	NAP
49.00	Loan	35, 36, 37	1	494 Ocean Harbor View Apartment Corp.	27.0%	8.9%	4	0	1	13,060
50.00	Loan	35, 36, 37	1	31 East 12th Street Owners, Inc.	7.2%	47.4%	37	0	0	1,341,457
51.00	Loan	35, 36, 37	1	315 St. John's Owners, Inc.	9.7%	0.0%	0	0	0	NAP
52.00	Loan		1	Wisconsin Rapids Retail
53.00	Loan	35, 36, 37	1	6535 Broadway Owners Corp.	24.4%	6.6%	4	0	0	3,994
54.00	Loan	35, 36, 37	1	64th Apartment Corp.	11.0%	10.2%	12	0	0	14,730
55.00	Loan		1	StorQuest - Vallejo, CA
56.00	Loan		1	StorQuest - 51st Avenue, Phoenix, AZ
57.00	Loan	35, 36, 37	1	137-05 Franklin Avenue Owners, Inc.	8.2%	0.9%	1	0	0	2,447
58.00	Loan	35, 36, 37	1	57 Park Terrace West Owners, Inc.	22.2%	5.9%	3	0	0	2,893
59.00	Loan	35, 36, 37	1	Park Avenue and Seventy-Seventh Street Corporation a/k/a Park Avenue and Seventy-Seventh Street, Corporation	2.8%	0.0%	0	0	0	NAP
60.00	Loan	35, 36, 37	1	284-5 Apt Inc.	14.5%	21.6%	8	0	0	13,184
61.00	Loan	35, 36, 37	1	111 Tenants Corp.	8.6%	0.0%	0	0	0	NAP
62.00	Loan	35, 36, 37	1	3231-5-9 Barker Owners, Inc.	33.8%	2.8%	0	0	1	NAP
63.00	Loan	35, 36, 37	1	80 Avenue P Owners Corp.	10.6%	22.0%	18	0	0	223,239
64.00	Loan	35, 36, 37	1	The Manton House Corp.	22.0%	23.4%	11	0	0	92,578
65.00	Loan	35, 36, 37	1	Hilltop Village Cooperative #Two, Inc. a/k/a Hilltop Village Cooperative #2, Inc.	3.6%	0.5%	0	0	1	NAP
66.00	Loan	35, 36, 37	1	Hampton House Tenants Corp.	8.7%	0.0%	0	0	0	NAP
67.00	Loan	35, 36, 37	1	Melissa Court Owners, Inc.	17.5%	27.7%	13	0	0	82,750
68.00	Loan	35, 36, 37	1	Greenwich 33 Apartment Corp.	3.4%	0.0%	0	0	0	NAP
69.00	Loan	35, 36, 37	1	Heathcote Manor Owners Corp.	14.4%	13.9%	5	0	0	32,686
70.00	Loan	35, 36, 37	1	Gramatan Court Apartments, Inc.	7.4%	0.0%	0	0	0	NAP
71.00	Loan	35, 36, 37	1	120 East 83rd Street Owners Corp.	17.1%	15.0%	3	0	0	-48,611
72.00	Loan	35, 36, 37	1	Wappanocca Manor, Inc.	29.7%	0.0%	0	0	0	NAP
73.00	Loan	35, 36, 37	1	131 West Owners Corp.	7.6%	2.5%	1	0	0	NAV
74.00	Loan	35, 36, 37	1	Carolyn Court Owners, Inc.	11.0%	0.0%	0	0	0	NAP

A-1-78

FOOTNOTES TO ANNEX A-1

See “Annex A-3: Summaries of the Fifteen Largest Mortgage Loans” in the prospectus for additional information on the 15 largest mortgage loans.

(1)	“WFB” denotes Wells Fargo Bank, National Association, “MSBNA” denotes Morgan Stanley Bank, N.A., “MSMCH” denotes Morgan Stanley Mortgage Capital Holdings LLC, “JPMCB” denotes JPMorgan Chase Bank, “BANA” denotes Bank of America, National Association, “NCB” denotes National Cooperative Bank, N.A., and “NCCB” denotes National Consumer Cooperative Bank.
(2)	The Administrative Fee Rate % includes the master servicing fee rate, operating advisor fee rate, certificate administrator/trustee fee rate, asset representations reviewer fee rate, primary or sub-servicing servicing fee rate, CREFC® license fee rate and, with respect to any non-serviced Mortgage Loan, pari passu loan primary servicing fee rate, in each case applicable to the related Mortgage Loan.
(3)	Certain tenants may not be in occupancy or may be in free rent periods. See "Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations—Other" in this prospectus for information regarding (i) single tenant properties, (ii) the largest 5 tenants with respect to the largest 15 Mortgage Loans and (iii) tenants that, alone or together with affiliated tenants, occupy 50% or more of the net rentable area of, or represent 50% or more of the underwritten revenues of, the related Mortgaged Properties, which, in each case, are not in occupancy or are in free rent periods.
(4)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease. See "Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations—Terminations” in this prospectus for information regarding (i) single tenant properties, (ii) the largest 5 tenants with respect to the largest 15 Mortgage Loans and (iii) tenants that, alone or together with affiliated tenants, occupy 50% or more of the net rentable area of, or represent 50% or more of the underwritten revenues of, the related Mortgaged Properties.
(5)	With respect Mortgage Loan No. 2, 255 Greenwich, and Mortgage Loan No. 12, BioMed MIT Portfolio, such Mortgage Loans are part of a Whole Loan related to the Issuing Entity. For purposes of the statistical information set forth in this prospectus as to such Mortgage Loans, all LTV, DSCR, Debt Yield and Loan Per Unit ($) calculations are in each case based on the subject Mortgage Loan together with any related Pari Passu Companion Loan, but (unless otherwise indicated) without regard to any related Subordinate Companion Loan(s). For further information, see “Description of the Mortgage Pool—The Whole Loans—General”, “—The Serviced Pari Passu Whole Loans”, “—The Non-Serviced Pari Passu Whole Loans”, and “Pooling and Servicing Agreement” or “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans,” as applicable, in this prospectus.
(6)	With respect to Mortgage Loan No. 3, Burke Centre, Mortgage Loan No. 6, Brentwood Commons, and Mortgage Loan No. 7, Market Place Center, the related Mortgage Loan documents permit a partial collateral release subject to LTV, DSCR and/or Debt Yield tests, or other release conditions in connection with a partial defeasance or partial prepayment of a Mortgaged Property of the related Mortgage Loan. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Defeasance” and “—Releases; Partial Releases, Property Additions” in this prospectus.
(7)	With respect to Mortgage Loan No. 1, Sheraton Denver Downtown Hotel, the sole tenant and ground lessee, Denver HS-EF Court Place, LLC, leases the collateral site and the improvements built on the site are owned by the tenant. The ground lessee (including its successors/assigns) has an option to purchase the Mortgaged Property, as follows: (i) by notice to the borrower not later than June 30,
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2035 (six months prior to the last day of the 20th Lease Year) with closing occurring between July 1, 2035 and December 31, 2035 (the last six months of the 20th Lease Year) (the “First Purchase Option”); (ii) by notice to the borrower not later than June 30, 2045 (6 months prior to the last day of the 30th Lease Year) with closing occurring between July 1 and December 31, 2045 (the last 6 months of the 30th Lease Year) (the “Second Purchase Option”); or (iii) in conjunction with a casualty affecting more than 25% of the leased premises or a substantial condemnation affecting substantially all of the leased premises (the “Casualty/Condemnation Option”). With respect to the First Purchase Option and Second Purchase Option, the option strike price is calculated using a 5% capitalization rate applied to the base rent payable during the twenty-first and thirty-first lease years, respectively (i.e., base rent divided by 0.05), together with certain defeasance or prepayment costs of the borrower’s financing if the settlement date is prior to the last three months of the related option period. The First Purchase Option, if exercised, would occur during the Sheraton Denver Downtown Hotel Mortgage Loan’s open prepayment period. The ground lessee’s current annual rent is $13,196,026. The Casualty/Condemnation Option uses the same option strike price formula as the First Purchase Option and Second Purchase Option, but is based on the then-current rent at the time of the applicable casualty/ condemnation event. The calculation of the option strike price under each of the ground lessee’s option scenarios yields an amount greater than the original principal balance of the Sheraton Denver Downtown Hotel Whole Loan.
(8)	With respect to Mortgage Loan No. 3, Burke Centre, the Mortgage Loan documents permit the Debt Service Payment Grace Period to Impose Late Charge to be two days once every 12-month period.
(9)	With respect to Mortgage Loan No. 5, Midwest Industrial Portfolio, the Appraised Value ($) is based on the sum of the “as-is” appraised values for each of the Midwest Industrial Portfolio Mortgaged Properties. The appraised value for the Orleans, IN Mortgaged Property reflects the assumption that the proposed demolition of the 25,099 square feet section in the western portion of the building will be completed based on the plan and timeline provided and will be approved by the appropriate legal authorities in order to complete the demolition. The demolition was initially expected to cost $175,000 and be completed in October 2025. The appraised value for the Andrews, NC Mortgaged Property reflects the assumption that an unexecuted lease agreement, dated September 1, 2025, comprising 281,512 square feet, was executed prior to closing of the Midwest Industrial Portfolio Mortgage Loan.
(10)	With respect to Mortgage Loan No. 5, Midwest Industrial Portfolio, Underwritten Economic Occupancy (%) at the Mortgaged Properties does not take into account the lease expansions currently under negotiation with four of the current tenants at the Mortgaged Properties, Grand Valley Manufacturing, Qualex Manufacturing, Graphyte Loblolly, and Steeltech Partners. The addition of each expanded lease would result in an occupancy of 82.5% and would add 376,753 square feet of leased space
(11)	With respect to Mortgage Loan No. 5, Midwest Industrial Portfolio, the monthly payment amount of $365,155.22 will be reduced pro rata in connection with the payment of the allocated release amount towards the outstanding principal balance of the Mortgage Loan required for the release of any individual Mortgaged Property
(12)	With respect to Mortgage Loan No. 5, Midwest Industrial Portfolio, the Fourth Largest Tenant at the Midwest Industrial Portfolio Mortgaged Properties, PAE Applied Technologies LLC, was acquired by Amentum and is operating as Amentum; however, PAE Applied Technologies LLC remains the listed tenant on the lease as of March 2023
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(13)	With respect to Mortgage Loan No. 5, Midwest Industrial Portfolio, the borrowers were required at origination to deposit Holdback/ Earnout Amount ($) of $10,000,000 into the Accretive Leasing Reserve Account. The lender is required to disburse from the Accretive Leasing Reserve Account an amount requested by the borrowers subject to, among other conditions, the following: (a) the lender’s receipt of an executed copy of a new lease in form approved by the lender (each such lease, an “Accretive Lease”), (b) the resulting debt yield is not less than 12.18%, (c) that the resulting total combined occupancy at the Mortgaged Properties would be increased upon giving effect to the applicable Accretive Lease (unless the total combined occupancy at all Mortgaged Properties immediately before entering into the applicable Accretive Lease is equal to or greater than 82.5%), and (d) with respect to the final disbursement of funds from the Accretive Leasing Reserve Account in connection with the execution of an Accretive Lease, the occupancy at the Mortgaged Properties (in the aggregate) must be at least equal to 82.5%.
(14)	With respect to Mortgage Loan No. 5, Midwest Industrial Portfolio, one of the tenants at the Milwaukee, WI (Cudahy) Mortgaged Property, Phoenix Storage Wisconsin, and one of the tenants occupying space at both the Andrews, NC Mortgaged Property and the Milwaukee, WI (Cudahy) Mortgaged Property, Phoenix Logistics, comprising 16.3% of net rentable area in the aggregate across the portfolio of Mortgaged Properties, are affiliated with the borrower sponsor.
(15)	With respect to Mortgage Loan No. 5, Midwest Industrial Portfolio, the total 331,445 square feet of the Milwaukee, WI (Cudahy) Mortgaged Property is inclusive of 124,009 square feet of self-storage space occupied by Phoenix Storage Wisconsin and 40,072 square feet of office space occupied by Pathfinders Milwaukee.
(16)	With respect to Mortgage Loan No. 6, Brentwood Commons, the Largest Tenant, HCA, subleases 29,856 square feet to Franklin Madison at an annual rent of $32.24 per square feet with a sublease expiration co-terminous with the HCA direct lease.
(17)	With respect to Mortgage Loan No. 10, 4 Union Square South, the Mortgage Loan documents permit partial prepayment of the Mortgage Loan (with the applicable yield maintenance-based prepayment premium) if the borrower elects to make a low debt yield avoidance amount payment (a prepayment amount that results in the debt yield being at least 9.0%).
(18)	With respect to Mortgage Loan No. 11, Natson Hotel Largo Portfolio, the Appraised Value ($) represents the aggregate “As-If PIP Escrowed” appraised value based on the hypothetical assumption that a required change of control property improvement plan (“PIP”) is fully funded and that such funds would transfer with title to a potential future buyer. The borrower was required at origination to deposit $1,773,517.16 into the Closing Date PIP Reserve Account for the closing date PIP work.
(19)	With respect to Mortgage Loan No. 11, Natson Hotel Largo Portfolio, the borrower is required to deposit into the Ongoing Cap Ex Escrow - Monthly ($) the greater of (i)(a) commencing on January 6, 2027 and continuing until and including December 6, 2028, 2.0% of total gross revenues of the Mortgaged Properties for the calendar month that is two months prior to the applicable Due Date, and (b) commencing on January 6, 2029 and continuing at all times thereafter, 4.0% of total gross revenues of the Mortgaged Properties for the calendar month that is two months prior to the applicable Due Date, or (ii) the monthly amount required to be reserved pursuant to the related franchise agreement for the replacement of FF&E relating to the applicable Due Date.
(20)	With respect to Mortgage Loan No. 12, BioMed MIT Portfolio, the portfolio is comprised of eight mixed-use Mortgaged Properties totaling 1,314,481 square feet. Across the portfolio, 1,260,760 square feet (approximately 95.9% of total net rentable area) is used for life science laboratory
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space, 53,221 square feet (approximately 4.0% of total net rentable area) is used for office space and 500 square feet (approximately 0.0% of total net rentable area) is used for storage space.
(21)	With respect to Mortgage Loan No. 12, BioMed MIT Portfolio, the Appraised Value ($) represents the “As-Portfolio” value of the BioMed MIT Portfolio Mortgaged Properties, which includes a 3.0% portfolio premium. Based on the aggregate “As-Is” appraised value of the BioMed MIT Portfolio Mortgaged Properties of approximately $2.33 billion, the BioMed MIT Portfolio Mortgage Loan and the BioMed MIT Portfolio Whole Loan result in a Cut-off Date LTV Ratio (%) and LTV Ratio at Maturity / ARD (%) of 36.3% and 56.9%, respectively.
(22)	With respect to Mortgage Loan No. 12, BioMed MIT Portfolio, each individual Mortgaged Property is subject to a prime ground lease (collectively, the “Prime Leases”) with Massachusetts Institute of Technology (“MIT”), as ground lessor (the “Prime Lessor”), and a wholly-owned subsidiary of MIT, as ground lessee (the “Prime Lessee”), and a sub-ground lease (and in the case of the 65 Landsdowne Street Mortgaged Property, one sub-ground lease for each of the two applicable Prime Leases) (collectively, the “Ground Leases”), with the Prime Lessee as ground lessor, and the applicable borrower, as ground lessee. The mortgages are secured by the borrowers’ sub-leasehold interest in the Ground Leases and do not encumber the Prime Leases or the fee estate of the Prime Lessor.
(23)	With respect to Mortgage Loan No. 12, BioMed MIT Portfolio, the borrower sponsor prepaid the base rent and percentage rent portion of the annual ground lease payment for the 8-year period between July 1, 2024 and June 30, 2032, as well as for an extension term beginning on the date set forth in the applicable ground lease and expiring on April 30, 2099, and, therefore, neither base rent nor percentage rent is required to be paid during those periods (except in the limited circumstances described in the prospectus). Annual Ground Lease Payment as of the Cut-off Date ($) reflects the prepaid ground rent.
(24)	With respect to Mortgage Loan No. 12, BioMed MIT Portfolio, in the event Takeda, the Largest Tenant, has not provided a written notice of renewal or extension of its leases at the 35 Landsdowne Mortgaged Property and the 40 Landsdowne Mortgaged Property on the date that is 18 months prior to the expiration of the foregoing respective leases, the borrowers are required to reserve all excess cash remaining after funding all applicable required reserve payments (such funds, the “Takeda Reserve Funds”), which may be disbursed for various leasing costs and upon satisfaction of the related conditions set forth in the Whole Loan documents. In addition, the borrowers have the option to request the disbursement of any portion of the Takeda Reserve Funds for any purpose (such amount, the “Takeda Disbursement Amount”), provided that the borrowers deliver a guaranty executed by the non-recourse carveout guarantor or a replacement thereof in accordance with the Whole Loan documents in an amount equal to the Takeda Disbursement Amount.
(25)	With respect to Mortgage Loan No. 12, BioMed MIT Portfolio, Takeda, the Largest Tenant, occupies (i) 214,638 square feet of space at the 40 Landsdowne Mortgaged Property with a lease expiration date in June 2030 and two 10-year renewal options, (ii) 202,423 square feet of space at the 35 Landsdowne Mortgaged Property with a lease expiration date in June 2030 and two 10-year renewal options, and (iii) 78,655 square feet of space at the 45 - 75 Sidney Mortgaged Property with a lease expiration date in January 2032 and two five-year renewal options.
(26)	With respect to Mortgage Loan No. 12, BioMed MIT Portfolio, Agios Pharmaceuticals, the Second Largest Tenant at the BioMed MIT Portfolio Mortgaged Properties representing 15.3% of net rentable area and 15.7% of underwritten base rent, occupies (i) 146,034 square feet of space at the 88 Sidney Mortgaged Property, (ii) 42,564 square feet of space at the 64 Sidney Mortgaged Property and (iii)
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12,995 square feet of space at the 38 Sidney Mortgaged Property. Each respective lease expires in February 2028.
(27)	With respect to Mortgage Loan No. 12, BioMed MIT Portfolio, Agios Pharmaceuticals, the Second Largest Tenant at the BioMed MIT Portfolio Mortgaged Properties representing 15.3% of net rentable area and 15.7% of underwritten base rent, is currently dark on 12,995 square feet of space at the 38 Sidney Mortgaged Property and 35,157 square feet of space at the 64 Sidney Mortgaged Property.
(28)	With respect to Mortgage Loan No. 12, BioMed MIT Portfolio, the guarantor’s aggregate liability under the guaranty with respect to certain bankruptcy-related full non-recourse carveouts is capped at 15% of the outstanding amount of the BioMed MIT Portfolio Whole Loan as of the date that the first full recourse event (if any) occurs (but with a minimum aggregate liability with respect to such bankruptcy-related full non-recourse carveouts of $100,000,000), plus all reasonable out-of-pocket costs and expenses incurred by the lender in enforcing or preserving its rights under the guaranty. Only the single purpose entity borrowers and not the guarantor have provided an environmental indemnity to the lender. The borrowers have obtained an environmental insurance coverage with a limit of $20,000,000 for each incident and an aggregate of $25,000,000, with a deductible or self-insured retention of no more than $50,000 per incident for clean-up costs and legal liability third-party claims.
(29)	With respect to Mortgage Loan No. 12, BioMed MIT Portfolio, Loan Per Unit ($) is calculated based on 1,769,239 square feet, which is inclusive of 454,758 square feet of parking space.
(30)	With respect to Mortgage Loan No. 12, BioMed MIT Portfolio, Interest Rate % represents the weighted average interest rate of the BioMed MIT Portfolio Mortgage Loan and the senior pari passu companion notes. The interest rate of the BioMed MIT Portfolio Whole Loan is 6.25927852830189%.
(31)	With respect to Mortgage Loan No. 14, Canyon Portal, the Mortgaged Property includes retail, hospitality residential and office/storage space. The retail portion represents 25,243 SF, 49.1% of NRA and 87.6% of UW rent. The hospitality space is encumbered by a lease for 28 hotel rooms (19,812 SF, 38.5% of NRA and 5.0% of UW rent). The hospitality tenant operates and maintains all aspects of the hotel rooms and the borrower sponsor is not responsible for any expenses associated with the hotel rooms. There are 11 residential units utilized as employee housing (3,988 SF, 7.8% of NRA and 3.3% of UW rent). The office/storage portion represents 2,375 SF, 4.6% of NRA and 1.5% of UW rent.
(32)	With respect to Mortgage Loan No. 5, Midwest Industrial Portfolio, “Yield Maintenance Premium” means, with respect to any repayment of the outstanding principal balance of the Mortgage Loan, an amount equal to the greater of (a) one percent (1%) of the outstanding principal of the portion of the Mortgage Loan to be prepaid or satisfied and (b) the excess, if any, of (i) the sum of the present values of all then-scheduled payments of principal and interest under the Note to be made with respect to the portion of the Mortgage Loan under the Note assuming that all scheduled payments are made timely and that the remaining outstanding principal and interest on the portion of the Mortgage Loan being prepaid is paid on the Maturity Date (with each such payment and assumed payment discounted to its present value at the date of prepayment at the rate which, when compounded monthly, is equivalent to the Prepayment Rate when compounded semi-annually and deducting from the sum of such present values any short-term interest paid from the date of prepayment to the next succeeding Payment Date in the event such payment is not made on a Payment Date), over (ii) the principal amount being prepaid.
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(33)	With respect to Mortgage Loan No. 11, Natson Hotel Largo Portfolio, “Yield Maintenance Premium” means an amount equal to the greater of (a) one percent (1%) of the outstanding principal of the portion of the Mortgage Loan to be prepaid or satisfied and (b) the excess, if any, of (i) the sum of the present values of all then-scheduled payments of principal and interest under the Note to be made with respect to the portion of the Mortgage Loan under the Note assuming that all scheduled payments are made timely and that the remaining outstanding principal and interest on the portion of the Mortgage Loan being prepaid is paid on the Permitted Par Prepayment Date (with each such payment and assumed payment discounted to its present value at the date of prepayment at the rate which, when compounded monthly, is equivalent to the Prepayment Rate when compounded semi-annually and deducting from the sum of such present values any short-term interest paid from the date of prepayment to the next succeeding Payment Date in the event such payment is not made on a Payment Date), over (ii) the principal amount being prepaid.
(34)	With respect to Mortgage Loan No. 37, Karen Gardens, the first payment date for the Mortgage Loan is February 1, 2026. On the Closing Date, MSMCH will deposit sufficient funds to pay the amount of interest that would be due with respect to a January 1, 2026 payment for each such Mortgage Loan. Seasoning (mos.), Prepayment Provisions (No. of Payments), Original Term to Maturity (mos.), Original Interest-only Period (mos.), First Payment Date, Remaining Term to Maturity (mos.) and Remaining Interest-Only Period (mos.) are inclusive of the additional January 1, 2026 interest-only payment to be funded by MSMCH on the Closing Date.
(35)	With respect to the residential cooperative mortgage loans sold to the trust by National Cooperative Bank, N.A., the Underwritten Economic Occupancy (%) and Leased Occupancy (%) reported reflect the property vacancy assumption in the related appraisal for purposes of determining the Appraised Value of the related Mortgaged Property as a multifamily rental property (i.e., the Coop - Rental Value).
(36)	With respect to the residential cooperative mortgage loans sold to the trust by National Cooperative Bank, N.A., the Occupancy Date reported reflects the valuation date of the related appraisal for purposes of determining the Appraised Value of the related Mortgaged Property as a multifamily rental property (i.e., the Coop - Rental Value).
(37)	With respect to the residential cooperative Mortgage Loans sold to the trust by National Cooperative Bank, N.A., the information contained in the columns entitled “Subordinate Companion Loan Cut-off Date Balance” and “Subordinate Companion Loan Interest Rate” also includes relevant information regarding the subordinate lines of credit corresponding to such loans, although those subordinate lines of credit are not considered Companion Loans. See the chart column entitled “Non-Trust Mortgage Loan Interest Rate” under “Risk Factors — Other Secured Indebtedness — Additional Debt Secured by Residential Cooperative Properties” in this prospectus.

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ANNEX A-2

MORTGAGE POOL INFORMATION (TABLES)

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ANNEX A-2

Mortgage Loans by Mortgage Loan Seller

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
Loan Seller	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
Morgan Stanley Mortgage Capital Holdings LLC	16	$322,375,362	32.0%	6.2415%	119	364	2.01	x	13.9%	13.3%	55.4%	54.4%
Wells Fargo Bank, National Association	6	237,250,000	23.6	6.2021	120	322	1.88		13.4	12.2	60.9	58.8
Bank of America, National Association	8	150,840,000	15.0	6.2047	120	360	2.09		14.0	13.2	59.1	58.5
National Cooperative Bank, N.A.	40	148,940,426	14.8	5.9133	117	394	7.57		51.2	50.5	13.6	12.2
JPMorgan Chase Bank, National Association	3	108,000,000	10.7	6.3409	119	360	1.81		13.6	12.8	54.4	48.9
JPMorgan Chase Bank, National Association / Wells Fargo Bank, National Association	1	40,000,000	4.0	5.5520	117	0	2.96		17.7	16.7	50.9	50.9
Total/Weighted Average:	74	$1,007,405,787	100.0%	6.1615%	119	366	2.83	x	19.4%	18.6%	50.8%	49.1%

Mortgaged Properties by Property Type(1)

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgaged	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
Property Type	Properties	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
Retail	12	$309,143,015	30.7%	6.1820%	119	346	1.84	x	12.3%	11.6%	60.4%	59.7%
Anchored	8	216,850,000	21.5	6.1738	118	360	1.63		10.9	10.3	60.9	60.2
Outlet Center	1	84,000,000	8.3	6.2080	120	0	2.31		15.2	14.5	60.6	60.6
Single Tenant	2	4,993,015	0.5	6.2100	119	299	1.53		12.7	12.1	56.0	43.8
Shadow Anchored	1	3,300,000	0.3	6.0200	117	0	3.67		25.4	22.4	28.0	28.0
Multifamily	46	200,672,772	19.9	5.8952	117	389	6.65		45.2	44.6	17.8	16.2
Cooperative	45	188,672,772	18.7	5.8815	117	389	6.99		47.6	46.9	14.9	13.2
Mid Rise	1	12,000,000	1.2	6.1100	120	0	1.30		8.1	8.0	63.8	63.8
Office	3	178,500,000	17.7	6.1046	119	0	2.40		15.7	14.7	52.3	52.3
CBD	2	130,000,000	12.9	6.1425	119	0	2.23		14.4	13.7	52.0	52.0
Suburban	1	48,500,000	4.8	6.0030	119	0	2.88		19.1	17.6	53.1	53.1
Leased Fee	1	100,000,000	9.9	6.2760	121	0	1.29		8.2	8.2	76.6	76.6
Leased Fee	1	100,000,000	9.9	6.2760	121	0	1.29		8.2	8.2	76.6	76.6
Hospitality	4	80,250,000	8.0	6.5877	120	334	1.76		16.6	13.8	52.6	45.4
Full Service	1	34,750,000	3.4	6.4670	120	300	1.75		18.2	14.1	47.9	37.8
Limited Service	2	26,000,000	2.6	6.6580	120	360	1.80		15.4	13.9	56.1	53.0
Select Service	1	19,500,000	1.9	6.7090	120	360	1.72		15.5	13.3	56.5	49.0
Industrial	11	70,330,000	7.0	6.3640	120	360	1.52		11.8	11.0	60.2	53.0
Warehouse/Distribution	5	28,163,000	2.8	6.3800	120	360	1.44		11.6	10.8	61.3	52.6
Manufacturing	3	24,659,000	2.4	6.3800	120	360	1.44		11.6	10.8	61.3	52.6
Warehouse	1	7,000,000	0.7	6.0000	118	0	2.36		15.0	14.4	44.3	44.3
Manufacturing/Warehouse	1	5,678,000	0.6	6.3800	120	360	1.44		11.6	10.8	61.3	52.6
Flex	1	4,830,000	0.5	6.6980	119	0	1.33		9.7	9.0	70.0	70.0
Mixed Use	9	45,500,000	4.5	6.2522	117	360	2.00		13.2	13.0	51.5	49.6
Lab/Office	8	23,500,000	2.3	5.8928	114	0	2.75		16.6	16.4	35.3	35.3
Retail/Hospitality	1	22,000,000	2.2	6.6360	120	360	1.20		9.6	9.3	68.8	64.9
Self Storage	5	23,010,000	2.3	5.8666	118	0	2.20		13.1	12.9	49.2	49.2
Self Storage	5	23,010,000	2.3	5.8666	118	0	2.20		13.1	12.9	49.2	49.2
Total/Weighted Average:	91	$1,007,405,787	100.0%	6.1615%	119	366	2.83	x	19.4%	18.6%	50.8%	49.1%

(1) Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property  is based on allocated amounts (allocating the mortgage loan principal balance to each of those properties according to the relative appraised values of the mortgaged properties or the allocated loan amounts or property-specific release prices set forth in the related mortgage loan documents or in such other manner as the related mortgage loan seller deemed appropriate).

A-2-1

ANNEX A-2

Mortgaged Properties by Location(1)(2)

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgaged	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
State	Properties	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
New York	47	$306,172,772	30.4%	6.0139%	118	389	5.08	x	34.4%	33.8%	28.3%	27.3%
Florida	4	129,500,000	12.9	6.3738	120	360	2.12		15.3	14.2	59.1	57.3
Colorado	1	100,000,000	9.9	6.2760	121	0	1.29		8.2	8.2	76.6	76.6
California	6	91,710,000	9.1	5.7900	118	0	2.47		15.3	14.4	49.5	49.5
Southern California	3	61,050,000	6.1	5.7522	118	0	2.54		15.5	14.7	51.8	51.8
Northern California	3	30,660,000	3.0	5.8652	119	0	2.33		14.9	13.8	45.0	45.0
Virginia	1	88,000,000	8.7	6.3900	118	0	1.34		9.1	8.7	68.1	68.1
Illinois	3	48,988,000	4.9	6.4417	120	317	1.66		16.3	13.1	51.8	42.1
Tennessee	1	48,500,000	4.8	6.0030	119	0	2.88		19.1	17.6	53.1	53.1
Utah	1	28,050,000	2.8	6.2000	118	0	1.51		10.0	9.5	65.2	65.2
Wisconsin	4	26,112,000	2.6	6.3345	120	360	1.72		13.3	12.3	57.1	49.5
Arizona	2	24,850,000	2.5	6.5668	120	360	1.30		10.0	9.7	66.9	63.4
Massachusetts	8	23,500,000	2.3	5.8928	114	0	2.75		16.6	16.4	35.3	35.3
Texas	3	18,636,191	1.8	6.5031	120	299	1.46		10.9	9.9	64.1	62.6
Oklahoma	1	16,750,000	1.7	5.9100	119	360	1.45		11.7	10.3	67.8	58.8
New Jersey	1	12,000,000	1.2	6.1100	120	0	1.30		8.1	8.0	63.8	63.8
Pennsylvania	1	9,818,000	1.0	6.3800	120	360	1.44		11.6	10.8	61.3	52.6
Maryland	1	7,000,000	0.7	6.0000	118	0	2.36		15.0	14.4	44.3	44.3
Michigan	1	7,000,000	0.7	6.2400	118	0	1.48		9.6	9.3	58.3	58.3
Alabama	1	6,500,000	0.6	6.0120	120	0	1.81		12.6	11.0	68.4	68.4
Indiana	1	5,678,000	0.6	6.3800	120	360	1.44		11.6	10.8	61.3	52.6
North Carolina	1	4,398,000	0.4	6.3800	120	360	1.44		11.6	10.8	61.3	52.6
Mississippi	1	2,686,824	0.3	6.2100	119	299	1.53		12.7	12.1	56.0	43.8
Arkansas	1	1,556,000	0.2	6.3800	120	360	1.44		11.6	10.8	61.3	52.6
Total/Weighted Average:	91	$1,007,405,787	100.0%	6.1615%	119	366	2.83	x	19.4%	18.6%	50.8%	49.1%

(1) For purposes of determining whether a mortgaged property is in Northern California or Southern California, Northern California includes areas with zip codes above 93600 and Southern California includes areas with zip codes of 93600 and below.

(2) Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated amounts (allocating the mortgage loan principal balance to each of those properties according to the relative appraised values of the mortgaged properties or the allocated loan amounts or property-specific release prices set forth in the related mortgage loan documents or in such other manner as the related mortgage loan seller deemed appropriate).

Range of Cut-off Date Balances

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
Range of Cut-off Date Balances ($)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
997,313 - 2,000,000	12	$18,231,261	1.8%	6.0694%	119	400	10.35	x	74.2%	73.2%	11.7%	10.8%
2,000,001 - 4,000,000	16	48,759,193	4.8	6.0526	118	439	7.21		47.0	46.2	20.1	19.3
4,000,001 - 6,000,000	13	63,495,618	6.3	5.9288	119	380	5.62		36.9	36.4	27.3	25.0
6,000,001 - 10,000,000	13	95,333,192	9.5	5.8434	116	369	4.94		34.4	33.7	23.9	22.4
10,000,001 - 20,000,000	6	88,286,523	8.8	6.2085	120	360	1.95		14.6	13.5	54.5	50.8
20,000,001 - 50,000,000	9	272,800,000	27.1	6.0799	118	335	2.25		15.6	14.3	51.6	49.7
50,000,001 - 75,000,000	1	58,500,000	5.8	6.3800	120	360	1.44		11.6	10.8	61.3	52.6
75,000,001 - 100,000,000	4	362,000,000	35.9	6.3200	120	0	1.69		11.2	10.8	64.8	64.8
Total/Weighted Average:	74	$1,007,405,787	100.0%	6.1615%	119	366	2.83	x	19.4%	18.6%	50.8%	49.1%

A-2-2

ANNEX A-2

Range of Underwritten Net Cash Flow Debt Service Coverage Ratios

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
Range of Underwritten NCF DSCRs (x)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
1.20 - 1.40	5	$226,830,000	22.5%	6.3553%	120	360	1.30	x	8.7%	8.5%	71.7%	71.3%
1.41 - 1.70	7	142,843,015	14.2	6.2736	119	356	1.48		11.1	10.3	62.0	56.9
1.71 - 2.00	5	176,750,000	17.5	6.4735	120	334	1.83		14.6	13.0	53.2	49.9
2.01 - 2.50	8	154,009,026	15.3	6.0326	119	479	2.31		14.8	14.1	53.1	53.1
2.51 - 3.00	5	122,200,000	12.1	5.8326	117	360	2.88		18.1	17.2	47.2	47.1
3.01 - 5.00	16	77,194,432	7.7	5.8657	118	391	4.05		28.4	27.8	20.0	17.8
5.01 - 7.00	11	57,981,006	5.8	5.7450	115	377	5.82		39.9	39.3	14.6	13.0
7.01 - 32.51	17	49,598,308	4.9	5.9979	118	400	13.34		88.8	87.9	6.0	5.5
Total/Weighted Average:	74	$1,007,405,787	100.0%	6.1615%	119	366	2.83	x	19.4%	18.6%	50.8%	49.1%

Range of Underwritten Net Operating Income Debt Yields

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
Range of Underwritten NOI Debt Yields (%)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
8.1 - 10.0	7	$261,880,000	26.0%	6.3356%	119	360	1.33	x	8.9%	8.6%	70.7%	70.3%
10.1 - 11.0	2	27,550,000	2.7	6.3635	120	0	1.53		10.8	9.9	58.6	58.6
11.1 - 12.0	2	75,250,000	7.5	6.2754	120	360	1.44		11.6	10.7	62.7	54.0
12.1 - 13.0	4	104,343,015	10.4	6.3610	120	299	1.88		12.9	12.2	53.6	53.1
13.1 - 14.0	1	5,000,000	0.5	5.6600	119	0	2.38		13.8	13.6	47.6	47.6
14.1 - 199.9	58	533,382,772	52.9	6.0151	118	370	4.02		27.5	26.4	38.4	36.7
Total/Weighted Average:	74	$1,007,405,787	100.0%	6.1615%	119	366	2.83	x	19.4%	18.6%	50.8%	49.1%

Range of Underwritten Net Cash Flow Debt Yields

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
Range of Underwritten NCF Debt Yields (%)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
8.0 - 9.0	4	$204,830,000	20.3%	6.3252%	120	0	1.31	x	8.6%	8.4%	72.0%	72.0%
9.1 - 10.0	5	84,600,000	8.4	6.3699	119	360	1.43		10.1	9.6	63.4	62.4
10.1 - 12.0	3	81,750,000	8.1	6.2544	120	360	1.47		11.7	10.7	63.2	55.1
12.1 - 14.0	8	198,343,015	19.7	6.2823	120	354	1.98		13.9	12.9	51.1	49.6
14.1 - 16.0	4	128,710,000	12.8	6.2539	120	300	2.17		16.0	14.4	55.9	53.2
16.1 - 20.0	5	119,399,026	11.9	5.8208	117	479	2.87		18.0	17.0	47.9	47.9
20.1 - 199.4	45	189,773,746	18.8	5.8772	117	387	6.99		47.5	46.8	14.8	13.2
Total/Weighted Average:	74	$1,007,405,787	100.0%	6.1615%	119	366	2.83	x	19.4%	18.6%	50.8%	49.1%

Range of Loan-to-Value Ratios as of the Cut-off Date

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
Range of Cut-off Date LTV Ratios (%)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
1.1 - 30.0	44	$184,579,290	18.3%	5.8839%	117	388	7.08	x	48.1%	47.4%	14.4%	12.9%
30.1 - 40.0	4	36,093,483	3.6	5.8478	116	395	2.88		18.0	17.7	35.3	34.5
40.1 - 50.0	6	99,710,000	9.9	6.0267	119	300	2.13		15.7	13.8	45.4	41.9
50.1 - 60.0	9	254,893,015	25.3	6.2233	119	354	2.19		15.0	14.0	53.4	52.3
60.1 - 65.0	4	166,000,000	16.5	6.2804	120	360	1.87		13.1	12.4	61.3	58.2
65.1 - 76.6	7	266,130,000	26.4	6.3136	119	360	1.35		9.2	8.8	71.1	70.2
Total/Weighted Average:	74	$1,007,405,787	100.0%	6.1615%	119	366	2.83	x	19.4%	18.6%	50.8%	49.1%

A-2-3

ANNEX A-2

Range of Loan-to-Value Ratios as of the Maturity Date or ARD

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
Range of Balloon LTV Ratios (%)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
1.1 - 30.0	45	$189,773,746	18.8%	5.8772%	117	387	6.99	x	47.5%	46.8%	14.8%	13.2%
30.1 - 40.0	4	65,649,026	6.5	6.1920	118	311	2.22		17.5	15.2	42.3	36.9
40.1 - 50.0	7	89,453,015	8.9	6.0147	119	348	2.15		14.5	13.5	47.4	45.1
50.1 - 60.0	9	305,650,000	30.3	6.2054	119	360	2.05		14.2	13.3	55.5	53.1
60.1 - 65.0	4	129,500,000	12.9	6.2958	120	360	1.96		13.2	12.6	62.5	61.9
65.1 - 76.6	5	227,380,000	22.6	6.3122	119	0	1.35		8.9	8.7	71.5	71.5
Total/Weighted Average:	74	$1,007,405,787	100.0%	6.1615%	119	366	2.83	x	19.4%	18.6%	50.8%	49.1%

Range of Mortgage Rates

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
Range of Mortgage Rates (%)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
5.4800 - 5.7500	15	$151,921,491	15.1%	5.5938%	116	381	3.97	x	25.3%	24.7%	32.4%	31.5%
5.7501 - 6.0000	17	116,077,698	11.5	5.9039	118	391	4.45		29.4	28.6	33.2	31.5
6.0001 - 6.2500	25	250,241,551	24.8	6.1307	119	372	3.73		25.5	24.6	49.2	48.6
6.2501 - 6.5000	12	413,239,122	41.0	6.3694	120	342	1.63		11.8	11.0	61.9	59.7
6.5001 - 6.7090	5	75,925,926	7.5	6.6607	120	366	1.65		13.8	12.6	59.3	55.1
Total/Weighted Average:	74	$1,007,405,787	100.0%	6.1615%	119	366	2.83	x	19.4%	18.6%	50.8%	49.1%

Original Term to Maturity or ARD

			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
Original Terms to Maturity or ARD (mos.)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
84	1	$6,243,721	0.6%	5.4800%	82	478	5.40	x	34.0%	33.4%	15.2%	14.5%
120	71	896,162,066	89.0	6.1522	119	364	2.98		20.5	19.7	48.3	46.4
121	2	105,000,000	10.4	6.2814	121	360	1.36		8.8	8.8	74.2	74.0
Total/Weighted Average:	74	$1,007,405,787	100.0%	6.1615%	119	366	2.83	x	19.4%	18.6%	50.8%	49.1%

Range of Remaining Terms to Maturity or ARD as of the Cut-off Date

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
Range of Remaining Terms to Maturity (mos.)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
82 - 117	17	$145,495,525	14.4%	5.7885%	115	396	4.70	x	30.9%	30.2%	33.4%	32.8%
118 - 119	36	326,391,363	32.4	6.0662	118	380	3.23		21.6	21.0	46.5	45.3
120 - 121	21	535,518,900	53.2	6.3209	120	352	2.07		14.9	14.0	58.1	55.8
Total/Weighted Average:	74	$1,007,405,787	100.0%	6.1615%	119	366	2.83	x	19.4%	18.6%	50.8%	49.1%

Mortgage Loans by Original Amortization Term

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
Original Amortization Terms (mos.)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
Non-Amortizing	31	$666,640,000	66.2%	6.1485%	119	0	2.42	x	15.4%	14.8%	57.0%	57.0%
300	2	39,743,015	3.9	6.4347	120	300	1.72		17.5	13.8	48.9	38.6
360	29	261,167,342	25.9	6.1907	119	359	3.60		27.0	26.1	40.4	35.6
480	12	39,855,430	4.0	5.9142	113	478	5.78		38.3	37.7	17.2	16.1
Total/Weighted Average:	74	$1,007,405,787	100.0%	6.1615%	119	366	2.83	x	19.4%	18.6%	50.8%	49.1%

A-2-4

ANNEX A-2

Range of Remaining Amortization Terms as of the Cut-off Date(1)

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
Range of Remaining Amortization Terms (mos.)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
Non-Amortizing	31	$666,640,000	66.2%	6.1485%	119	0	2.42	x	15.4%	14.8%	57.0%	57.0%
299 - 359	20	133,741,457	13.3	6.0190	119	341	4.56		34.5	32.9	24.8	20.2
360 - 480	23	207,024,330	20.6	6.2952	119	383	3.04		22.5	21.5	47.6	42.4
Total/Weighted Average:	74	$1,007,405,787	100.0%	6.1615%	119	366	2.83	x	19.4%	18.6%	50.8%	49.1%

(1)The remain ing amortization term shown for any mortgage loan that is interest-only for part of its term does not include the number of months in its interest-only period and reflects only the number of months as of the commencement of amortization remaining from the end of such interest-only period.

Mortgage Loans by Amortization Type

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
Amortization Type	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
Interest Only	31	$666,640,000	66.2%	6.1485%	119	0	2.42	x	15.4%	14.8%	57.0%	57.0%
Amortizing Balloon	39	271,015,787	26.9	6.1185	118	368	4.16		30.8	29.6	33.0	28.0
Interest Only, Amortizing Balloon	4	69,750,000	6.9	6.4522	120	360	1.60		13.1	12.1	60.8	56.0
Total/Weighted Average:	74	$1,007,405,787	100.0%	6.1615%	119	366	2.83	x	19.4%	18.6%	50.8%	49.1%

Mortgage Loans by Loan Purpose

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
Loan Purpose	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
Refinance	68	$821,756,887	81.6%	6.1731%	119	366	2.85	x	19.8%	19.0%	48.9%	46.9%
Acquisition	3	141,330,000	14.0	6.2677	118	0	1.87		12.6	11.8	63.0	63.0
Recapitalization	3	44,318,900	4.4	5.6067	117	360	5.52		34.8	33.7	46.2	46.2
Total/Weighted Average:	74	$1,007,405,787	100.0%	6.1615%	119	366	2.83	x	19.4%	18.6%	50.8%	49.1%

Mortgage Loans by Lockbox Type

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
Type of Lockbox	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
Hard / Springing Cash Management	15	$579,493,015	57.5%	6.1934%	119	343	1.99	x	13.7%	12.8%	58.1%	56.1%
Springing	15	237,226,523	23.5	6.2353	119	360	1.75		11.9	11.4	58.7	58.1
None	43	171,186,250	17.0	5.8886	117	392	7.30		49.5	48.8	14.5	12.9
Hard / In Place Cash Management	1	19,500,000	1.9	6.7090	120	360	1.72		15.5	13.3	56.5	49.0
Total/Weighted Average:	74	$1,007,405,787	100.0%	6.1615%	119	366	2.83	x	19.4%	18.6%	50.8%	49.1%

Mortgage Loans by Escrow Type

	Initial				Monthly					Springing

	Number of				Number of					Number of
	Mortgage	Cut-off	% by Cut-off		Mortgage	Cut-off	% by Cut-off			Mortgage	Cut-off	Cut-off
Type of Escrow	Loans	Date Balance ($)	Date Balance		Loans	Date Balance ($)	Date Balance			Loans	Date Balance ($)	Date Balance ($)
Tax Escrow	34	$550,870,607	54.7%		38	$620,870,607	61.6%			36	$386,535,180	38.4%
Insurance Escrow	8	$182,130,000	18.1%		7	$156,130,000	15.5%			67	$851,275,787	84.5%
Replacement Reserve	2	$50,800,000	5.0%		19	$478,740,000	47.5%			6	$189,497,128	18.8%
TI/LC Reserve(1)	7	$153,430,000	21.8%		11	$405,073,015	57.6%			7	$176,400,000	25.1%

(1)The percentage of Initial Pool Balance for mortgage loans with TI/LC reserves is based on the aggregate principal balance allocable to loans that include office, mixed use, retail, industrial and leased fee properties.

A-2-5

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ANNEX A-3

SUMMARIES OF THE FIFTEEN LARGEST MORTGAGE LOANS

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Leased Fee – Leased Fee	Loan #1	Cut-off Date Balance:	$100,000,000
1550 Court Place	Sheraton Denver Downtown Hotel	Cut-off Date LTV:	76.6%
Denver, CO 80202		U/W NCF DSCR:	1.29x
		U/W NOI Debt Yield:	8.2%

A-3-1

Leased Fee – Leased Fee	Loan #1	Cut-off Date Balance:	$100,000,000
1550 Court Place	Sheraton Denver Downtown Hotel	Cut-off Date LTV:	76.6%
Denver, CO 80202		U/W NCF DSCR:	1.29x
		U/W NOI Debt Yield:	8.2%

Sheraton Denver Downtown Hotel
1550 Court Place
Denver, CO 80202
DENVER
Downtown Denver
LoDo
Ballpark
RiNo
Five Points
North Denver
Whitter
City Park West
Uptown
Capitol Hill
Civic Center
Lincoln Park
City of Cuernavaca Park
Denver Skate Park
Commons Park
Curtis Park
Lawson Park
Benedict Fountain Park
Civic Center Park
Sunken Gardens Park
Coors Field
Union Station
Museum of Contemporary Art Denver
17th Street Plaza
One Tabor Center
1800 Larimer
Denver Place
U.S. Courthouse
1999 Broadway
1801 California
US Bank Tower
707 17th Street
LARIMER SQUARE
1144 Fifteenth
Spire
555 17th Street
The Brown Palace Hotel
Wells Fargo Center
1700 Broadway
Denver Performing Arts Complex
DENVER PAVILIONS
Republic Plaza
Colorado Convention Center
Auraria Events Center
Univ. of Colorado at Denver
AURARIA CAMPUS
Metropolitan State Univ. of Denver
Denver Public Works
1560 Broadway
State Capitol
Legislative Services Building
Lindsey-Flanigan Courthouse
U.S. Mint
City and County Building
CO Court of Appeals
Denver Art Museum
Denver Public Library
Ralph L. Carr CO Judicial Ctr.
Clyfford Still Museum
Cultural Center Complex
Colorado History Center
The Kirkland at the Denver Art Museum
Saint Joseph Hospital
Denver Health Medical Center
16TH STREET MALL
RTD LIGHT RAIL L LINE
A LINE
A,B,G LINES
D,F,H,L LINES
UNION STATION
18TH ST/ STOUT
18TH ST/ CALIFORNIA
16TH ST/ STOUT
16TH ST/ CALIFORNIA
THEATRE DISTRICT/ CONV. CENTER
20TH ST/ WELTON
25TH ST/ WELTON
27TH ST/ WELTON
30TH ST/ DOWNING
COLFAX AT AURARIA
W. Colfax Ave.
E. Colfax Ave.
Speer Blvd.
Cherry Creek
Santa Fe Dr.
Broadway
Park Ave.
Welton St.
Washington St.
E. 20th Ave.
E. 19th Ave.
E. 18th Ave.
E. 17th Ave.
E. 14th Ave.
W. 14th Ave.
W. 13th Ave.
W. 12th Ave.
W. 11th Ave.
W. 10th Ave.
W. 9th Ave.
W. 8th Ave.
W. 7th Ave.
29th Ave.
28th Ave.
27th Ave.
E. 26th Ave.
E. 25th Ave.
E. 24th Ave.
E. 23rd Ave.
E. 22nd Ave.
40
287
Boulder
Broomfield
Thornton
Northglenn
Westminster
Arvada
Commerce City
Golden
Wheat Ridge
DENVER
Lakewood
Glendale
AURORA
Englewood
Greenwood Village
Littleton
Centennial
Highlands Ranch
Lone Tree
Parker
Castle Rock
Denver International Airport
ROCKY MTS.

A-3-2

Mortgage Loan No. 1 – Sheraton Denver Downtown Hotel

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	WFB			Single Asset/Portfolio:	Single Asset
				Location:	Denver, CO 80202
Original Balance(1):	$100,000,000			General Property Type:	Leased Fee
Cut-off Date Balance(1):	$100,000,000			Detailed Property Type:	Leased Fee
% of Initial Pool Balance:	9.9%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	NAP
Borrower Sponsor:	AVR Realty Corporation			Size:	191,437 SF
Guarantor:	AVR Enterprises LLC			Cut-off Date Balance PSF(1):	$940
Mortgage Rate:	6.2760%			Maturity Date Balance PSF(1):	$940
Note Date:	12/1/2025			Property Manager:	Sheraton License Operating
Maturity Date:	1/1/2036				Company, LLC (borrower-related)
Term to Maturity:	121 months
Amortization Term:	0 months			Underwriting and Financial Information
IO Period:	121 months			UW NOI:	$14,738,237
Seasoning:	0 months			UW NCF:	$14,738,237
Prepayment Provisions(2) :	L(24),D(90),O(7)			UW NOI Debt Yield:	8.2%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF Debt Yield:	8.2%
Additional Debt Type(1):	Pari Passu			UW NOI Debt Yield at Maturity:	8.2%
Additional Debt Balance(1):	$80,000,000			UW NCF DSCR:	1.29x
Future Debt Permitted (Type):	No (NAP)			Most Recent NOI(4):	NAV
Reserves(3)				2nd Most Recent NOI(4):	NAV
Type	Initial	Monthly	Cap	3rd Most Recent NOI(4):	NAV
RE Taxes:	$0	Springing	NAP	Most Recent Occupancy:	100.0% (12/1/2025)
Insurance:	$0	Springing	NAP	2nd Most Recent Occupancy:	100.0% (12/31/2024)
				3rd Most Recent Occupancy:	100.0% (12/31/2023)
				Appraised Value (as of):	$235,000,000 (9/16/2025)
				Appraised Value PSF:	$1,228
				Cut-off Date LTV Ratio:	76.6%
				Maturity Date LTV Ratio:	76.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount:	$180,000,000	99.4%	Loan Payoff:	$180,677,256	99.8%
Borrower Sponsor Equity	$1,114,774	0.6%	Closing Costs:	$437,517	0.2%

Total Sources:	$181,114,774	100.0%	Total Uses:	$181,114,774	100.0%

(1)	The Sheraton Denver Downtown Hotel Mortgage Loan (as defined below) is part of the Sheraton Denver Downtown Hotel Whole Loan (as defined below) evidenced by four pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $180.0 million. The Financial Information in the chart above reflects the Sheraton Denver Downtown Hotel Whole Loan.
(2)	Defeasance of the Sheraton Denver Downtown Hotel Whole Loan is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last portion of the Sheraton Denver Downtown Hotel Whole Loan to be securitized and (b) December 1, 2028. The assumed defeasance lockout period of 24 payments is based on the closing date of this transaction in December 2025.
(3)	See “Escrows and Reserves” below.
(4)	Historical financial information is not available due to the borrower sponsor’s acquisition in 2015 being a sale leaseback.

The Mortgage Loan. The largest mortgage loan (the “Sheraton Denver Downtown Hotel Mortgage Loan”) is part of a whole loan evidenced by four pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $180,000,000 (the “Sheraton Denver Downtown Hotel Whole Loan”). The Sheraton Denver Downtown Hotel Whole Loan is secured by the land/leased fee interest on 191,437 SF of land (the “Sheraton Denver Downtown Hotel Property”) that is improved by a 1,238-room full-service hotel located in Denver, Colorado. The Sheraton Denver Downtown Hotel Mortgage Loan is evidenced by the controlling A-1 note with an outstanding principal balance as of the Cut-off Date of $100,000,000. The relationship between the holders of the Sheraton Denver Downtown Hotel Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the prospectus.

The table below identifies the promissory notes that comprise the Sheraton Denver Downtown Hotel Whole Loan.

Sheraton Denver Downtown Hotel Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$100,000,000	$100,000,000	BANK 2025-BNK51	Yes
A-2(1)	$40,000,000	$40,000,000	WFB	No
A-3(1)	$25,000,000	$25,000,000	WFB	No
A-4(1)	$15,000,000	$15,000,000	WFB	No
Total	$180,000,000	$180,000,000
(1)	Expected to be contributed to one or more future securitization transactions.
A-3-3

Leased Fee – Leased Fee	Loan #1	Cut-off Date Balance:	$100,000,000
1550 Court Place	Sheraton Denver Downtown Hotel	Cut-off Date LTV:	76.6%
Denver, CO 80202		U/W NCF DSCR:	1.29x
		U/W NOI Debt Yield:	8.2%

The Borrower and the Borrower Sponsor. The borrower is Court Place Land LLC., a single-purpose entity, limited liability company, with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Sheraton Denver Downtown Hotel Whole Loan. The borrower sponsor is AVR Realty Corporation. The non-recourse carveout guarantor is AVR Enterprises LLC, an affiliate of AVR Realty Company. Founded in 1950, AVR Realty Company is a privately owned hospitality company headquartered in New York, NY.

The Property. The Sheraton Denver Downtown Hotel Property is the land/leased fee interest on 191,437 SF of land that is subject to a 99-year ground lease between the borrower, as ground lessor,  and Denver HS-EF Court Place, LLC (the “Ground Lessee”), and improved by a 22-story, 1,238-room, full-service hotel. On December 9, 2015, the Ground Lessee’s predecessor-in-interest sold the fee interest (including the hotel improvements) for $210,000,000 and leased-back the hotel improvements under a 99-year triple-net ground lease. The Sheraton Denver Downtown Hotel Property is approximately 22.2 miles from Denver International Airport in Denver, Colorado. The hotel improvements were built in 1959 and renovated in 2021, and are currently Sheraton-managed  under an agreement expiring in June 2039. The 2021 hotel renovations were undertaken at a reported cost of approximately $80.0 million, and involved upgrading guest rooms, meeting spaces and public areas. Hotel amenities include 139,165 SF of meeting/event space among 54 event rooms, as well as on-site restaurants, gifts shops, a fitness center and swimming pool.

Sole Tenant.

Denver HS-EF Court Place, LLC. (191,437 SF; 100.0% of NRA; 100.0% of underwritten base rent) – Denver HS-EF Court Place, LLC is a joint venture between Eagle Four Partners and High Street Real Estate Partners. The partnership purchased the Sheraton Denver Downtown Hotel Property in September 2018. Eagle Four Partners is a Newport Beach, CA-based private equity group specializing in strategic hospitality, golf, lifestyle residential, and sports entertainment investments. Founded in 1996, Eagle Four has participated as the lead equity investor in more than $3 billion in transactions. High Street Real Estate Partners is a privately held real estate investment firm. With over $1 billion in assets under management, the firm is focused on developing and acquiring high-quality, well-located hospitality and multifamily assets in growth markets. The initial lease was signed in December 2015 and conveyed to the current tenant upon their purchase of the Sheraton Denver Downtown Hotel Property. The lease expires in November 2114 with no termination or renewal options.

The following table presents certain information relating to the tenancy at the Sheraton Denver Downtown Hotel Property:

Tenant Summary
Tenant Name	Credit Rating (Fitch/Moody's/S&P)	Tenant SF	% of Total SF	Annual U/W Base Rent(1)	% of Annual U/W Base Rent	Annual U/W Base Rent psf	Lease Expiration	Term. Option (Y/N)	Renewal Option
Denver HS-EF Court Place, LLC	NR/NR/NR	191,437	100.0%	14,738,237(2)	100.0%	$76.99	11/30/2114	N	N
Subtotal/Wtd. Avg.		191,437	100.0%	14,738,237	100.0%	$76.99

Vacant Space		0	0.0%
Total/Wtd. Avg.		191,437	100.0%
(1)	Information is based on the underwritten cash flow analysis.
(2)	UW rent includes 2% annual rent steps through the loan term. Lease includes the lesser of CPI increase or 4%.

The following table presents certain information relating to the lease rollover schedule at the Sheraton Denver Downtown Hotel Property:

Lease Rollover Schedule(1)
Year	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2025	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2026	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2027	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2028	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2029	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2030	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2031	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2032	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2033	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2034	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2035	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
Thereafter	1	191,437	100.0%	191,437	100.0%	$14,738,237	100.0%	$76.99
Vacant	0	0	0.0%	191,437	100.0%	$0	0.0%	$0.00
Total/Weighted Average	1	191,437	100.0%			$14,738,237	100.0%	$76.99

(1)	Information based on the underwritten cash flow analysis.
A-3-4

Leased Fee – Leased Fee	Loan #1	Cut-off Date Balance:	$100,000,000
1550 Court Place	Sheraton Denver Downtown Hotel	Cut-off Date LTV:	76.6%
Denver, CO 80202		U/W NCF DSCR:	1.29x
		U/W NOI Debt Yield:	8.2%

The Market. The Sheraton Denver Downtown Hotel Property is located along both sides of Court Place, between 15th Street and 16th Street, within the central business district of Denver. Proximity to major office towers, government buildings, cultural institutions, and the Colorado Convention Center enhances its appeal for corporate, group, and convention-related demand. The Sheraton Denver Downtown Hotel Property is approximately 22.2 miles from Denver international Airport and 0.4 miles of the west of Central Business district Denver. According to the appraisal, Denver International Airport serves as a major economic engine, recording over 82 million passengers in 2024. Interstate 25 also provides access to Interstate 70, the major east/west freeway through the DMA, approximately 1 mile north of the CBD. Major employers includes HealthONE, UCHealth: University of Colorado Hospital, Lockheed Martin Corporation, United Airlines, Children's Hospital Colorado, Centura Health, Comcast, Amazon, Southwest Airlines and CenturyLink.

According to a third party report, the 2024 estimated population within a one-, two- and three-mile radius of the Sheraton Denver Downtown Hotel Property is 53,106, 147,534 and 251,745 respectively, and the average household income for the same radii is $112,578, $126,108 and $130,831 respectively.

According to a third-party report, the Denver Sheraton Property is in the Denver CBD submarket, which is within the Denver - CO USA market. According to a third-party report, the Denver CBD submarket is comprised of 14,931 rooms in total. As of September 2025, the Denver CBD submarket had a trailing-twelve-month occupancy, ADR and RevPAR of 67.6%, $209 and $141, respectively.

The following table presents certain information relating to comparable retail leases for the Denver Sheraton Downtown Hotel Property:

Comparable Hospitality Ground Leases
Property Name	Year Built/ Renovated	Total SF	Tenant	Lease Start Date	Term (yrs)	Size (SF)	Annual Base Rent PSF	Lease Type
Sheraton Denver Downtown Hotel	NAP/NAP	191,437	Denver HS-EF Court Place, LLC	Dec-15	99	191,437	$76.99(1)	NNN
Hilton Garden Inn Trinidad Downtown	NAV/NAP	187,308	Kip Hampden. LLLP	Jul-23	25	187,308	$0.22	Net
Holiday Inn Belingham	NAV/NAP	164,221	Bellingham HI, LLC	Jan-20	44	164,221	$0.90	Net
Super 8 Juneau	NAV/NAP	75,865	Alaska Resort Condos Inc.	Mar-18	40	75,865	$1.68	Modified Gross
Residence Inn Seattle	NAV/NAP	21,240	PNW Suites, LLC	Jan-15	108	21,240	$80.27	Net

Source: Appraisal

(1)	Information based on the underwritten cash flow analysis.

The following table presents certain information relating to comparable sales pertaining to the Denver Sheraton Downtown Hotel Property:

Comparable Sales
Property Name/Location	Location	Year Built/ Renovated	Total SF	Occupancy	Sale Date	Sale Price (PSF)
Sheraton Denver Downtown Hotel	Denver, CO	NAP/NAP	191,437	100%
The Sinclair	Fort Worth, TX	NAV/NAP	7,125	100%	Oct-25	$2,632

Source: Appraisal

Appraisal. The appraisal concluded to an “as-is” value for the Sheraton Denver Downtown Hotel Property of $235,000,000 as of September 16, 2025.

Environmental Matters. According to the Phase I environmental site assessment dated September 10, 2025, there was no evidence of any recognized environmental conditions at the Sheraton Denver Downtown Hotel Property.

A-3-5

Leased Fee – Leased Fee	Loan #1	Cut-off Date Balance:	$100,000,000
1550 Court Place	Sheraton Denver Downtown Hotel	Cut-off Date LTV:	76.6%
Denver, CO 80202		U/W NCF DSCR:	1.29x
		U/W NOI Debt Yield:	8.2%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow at the Sheraton Denver Downtown Hotel Property:

Cash Flow Analysis(1)
	UW	UW PSF
Gross Potential Rent	$14,738,237	$76.99
Total Recoveries	$0	$0
Less Vacancy & Credit loss	$0	$0
Effective Gross Income	$14,738,237	$76.99

Real Estate Taxes	$0	$0.00
Insurance	$0	$0.00
Management Fee	$0	$0.00
Other Operating Expense	$0	$0.00
Total Expenses	$0	$0.00

Net Operating Income	$14,738,237	$76.99
CapEx	$0	$0
TI/LC	$0	$0
Net Cash Flow	$14,738,237	$76.99

Occupancy %	100.0%
NOI DSCR	1.29x
NCF DSCR	1.29x
NOI Debt Yield	8.2%
NCF Debt Yield	8.2%

(1)	Historical financial information is not available due to the borrower sponsor’s acquisition in 2015 being a sale leaseback.

Escrows and Reserves.

Real Estate Taxes – The Sheraton Denver Downtown Hotel Whole Loan documents require a monthly deposit equal to 1/12th of the annual real estate taxes and other charges, as reasonably estimated by the lender, to accumulate sufficient funds to pay all such taxes at least 30 days prior to their due dates. No deposits are required so long as (i) the Ground Lessee is solely responsible for paying all taxes relating to each tax parcel comprising the Sheraton Denver Downtown Hotel Property, (ii) the ground lease remains in full force and effect, (iii) evidence of payment of such taxes is provided prior the delinquency of payment on such taxes.

Insurance – The Sheraton Denver Downtown Hotel Whole Loan documents require a monthly deposit equal to 1/12th of the annual insurance premiums, as reasonably estimated by the lender, to accumulate sufficient funds to pay all such premiums at least 30 days prior to policy expiration. No deposits are required so long as (i) the Ground Lessee is required to maintain all insurance policies covering the Sheraton Denver Downtown Hotel Property and is solely responsible for paying, or causing payment of, all insurance premiums with respect to such policies, (ii) the ground lease remains in full force and effect, and (iii) evidence of renewal and paid receipts are provided at least 30 days prior the delinquency of payment on such policies.

Lockbox and Cash Management. The Sheraton Denver Downtown Hotel Whole Loan is structured with a hard lockbox and springing cash management. The borrower is required to instruct the Ground Lessee to deposit all ground rent payments into the lender-controlled lockbox account. If notwithstanding the foregoing the borrower receives any ground rent payments then such funds are required to be deposited into the lockbox account within two business days. All funds deposited into the lockbox are required to be transferred on each business day to or at the direction of the borrower unless a Trigger Event (as defined below) occurred. Upon the occurrence and during the continuance of a Trigger Event, all funds in the lockbox account are required to be swept on each business day to a lender-controlled cash management account to be applied and disbursed in accordance with the Sheraton Denver Downtown Hotel Whole Loan documents. All excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Sheraton Denver Downtown Hotel Whole Loan documents may be held by the lender in an excess cash flow reserve account as additional collateral for the Sheraton Denver Downtown Hotel Whole Loan.

A “Trigger Event” will commence upon the occurrence of the following:

(i)	an event of default;
(ii)	an event of default by borrower occurs under the ground lease (beyond all notice and cure periods) which allows the Ground Lessee to withhold payments, offset any funds, commence the exercise of remedies or terminate the ground lease;
(iii)	the DSCR falling below 1.05x for two consecutive quarters; or
(iv)	bankruptcy of the borrower or guarantor.

A-3-6

Leased Fee – Leased Fee	Loan #1	Cut-off Date Balance:	$100,000,000
1550 Court Place	Sheraton Denver Downtown Hotel	Cut-off Date LTV:	76.6%
Denver, CO 80202		U/W NCF DSCR:	1.29x
		U/W NOI Debt Yield:	8.2%

A Trigger Event will end upon the occurrence of the following:

(i)	with regard to clause (i) above, upon the cure of such event of default; or
(ii)	with regard to clause (ii) above, upon the cure of the related event of default under the ground lease, or
(iii)	with regard to clause (iii) above, upon the DSCR has been equal to or greater than 1.10x for two consecutive quarters.

Right of First Refusal/Purchase Options.  The ground lessee, Denver HS-EF Court Place, LLC (including its successors/assigns) has an option to purchase the Sheraton Denver Downtown Hotel Property, as follows: (i) by notice to the borrower not later than June 30, 2035 (six months prior to the last day of the 20th lease year) with closing occurring between July 1, 2035 and December 31, 2035 (the last six months of the 20th lease year) (the “First Purchase Option”); (ii) by notice to borrower not later than June 30, 2045 (6 months prior to the last day of the 30th lease year) with closing occurring between July 1 and December 31, 2045 (the last 6 months of the 30th lease year) (the “Second Purchase Option”); or (iii) in conjunction with a casualty affecting more than 25% of the leased premises or a substantial condemnation affecting substantially all of the leased premises (the “Casualty/Condemnation Option”). With respect to the First and Second Purchase Options, the option strike price is calculated using a 5% capitalization rate applied to the base rent payable during the twenty-first and thirty-first lease years, respectively (i.e., base rent divided by 0.05), together with certain defeasance or prepayment costs of the borrower’s financing if the settlement date is prior to the last three months of the related option period. The First Purchase Option, if exercised, would occur during the Sheraton Denver Downtown Hotel Mortgage Loan’s open prepayment period.  The ground lessee’s current annual rent is $13,196,026. The Casualty/Condemnation Option uses the same option strike price formula as the First and Second Purchase Options, but is based on the then-current rent at the time of the applicable casualty/ condemnation event. The calculation of the option strike price under each of the ground lessee’s option scenarios yields an amount greater than the original principal balance of the Sheraton Denver Downtown Hotel Whole Loan.

Terrorism Insurance. The borrower’s interest in the Sheraton Denver Downtown Hotel Property is a leased fee interest, and the borrower does not own or insure the hotel improvements during the ground lease term. Subject to applicable restoration obligations, casualty proceeds are payable to the ground lessee or other non-borrower party and/or its leasehold mortgagee. The Sheraton Denver Downtown Hotel Whole Loan documents require that the ground lessee-provided “all risk” insurance policy includes coverage for terrorism in an amount equal to the full replacement cost of the hotel improvements, as well as business interruption insurance covering up to 24 months until the improvements are physically restored, together with an extended period of indemnity covering loss of income up to 12 months following physical restoration. See “Risk Factors-Risks Relating to the Mortgage Loans-Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

A-3-7

Office – CBD	Loan #2	Cut-off Date Balance:	$90,000,000
255 Greenwich Street	255 Greenwich Street	Cut-off Date LTV:	52.5%
New York, NY 10007		UW NCF DSCR:	1.90x
		UW NOI Debt Yield:	12.9%

A-3-8

Office – CBD	Loan #2	Cut-off Date Balance:	$90,000,000
255 Greenwich Street	255 Greenwich Street	Cut-off Date LTV:	52.5%
New York, NY 10007		UW NCF DSCR:	1.90x
		UW NOI Debt Yield:	12.9%

A-3-9

Office – CBD	Loan #2	Cut-off Date Balance:	$90,000,000
255 Greenwich Street	255 Greenwich Street	Cut-off Date LTV:	52.5%
New York, NY 10007		UW NCF DSCR:	1.90x
		UW NOI Debt Yield:	12.9%

255 Greenwich
255 Greenwich Street
New York, NY 10007
MANHATTAN
Tribeca
Nolita
Little Italy
Chinatown
Financial District
Battery Park City
Hudson River
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Color Factory - NYC
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Museum of Chinese in America
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388 Greenwich Street
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West St
Washington St
Greenwich St
Hudson St
West Broadway
6th Ave
Wooster St
Greene St
Mercer St
Broadway
Lafayette St
Centre St
Church St
Mott St
Mulberry St
Elizabeth St
Bowery
Park Row
Nassau St
Battery St
St. James Pl
Liberty St
Upper West Side
Upper East Side
Central Park
QUEENS
Astoria
West New York
North Bergen
Weehawken
West Side
East Side
Long Island City
Midtown
Union City
Chelsea
Greenpoint
Hoboken
NEW JERSEY
Greenwich Village
Williamsburg
Little Italy
Lower East Side
SoHo
Tribeca
Chinatown
Financial District
JERSEY CITY
BROOKLYN
Downtown Brooklyn
Brooklyn Heights
Park Slope
Prospect Park
Liberty State Park
East River
Hudson River
HUDSON COUNTY

A-3-10

Mortgage Loan No. 2 – 255 Greenwich

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
				Location:	New York, NY 10007
Original Balance(1):	$90,000,000			General Property Type:	Office
Cut-off Date Balance(1):	$90,000,000			Detailed Property Type:	CBD
% of Initial Pool Balance:	8.9%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	1987/2024
Borrower Sponsor:	Jack Resnick & Sons, Inc.			Size:	626,617 SF
Guarantor:	Jonathan D. Resnick			Cut-off Date Balance Per SF(1):	$235
Mortgage Rate:	6.4050%			Maturity Date Balance Per SF(1):	$235
Note Date:	11/4/2025			Property Manager:	Jack Resnick & Sons, Inc.
Maturity Date:	12/1/2035				(borrower-related)
Term to Maturity:	120 months			Underwriting and Financial Information
Amortization Term:	0 months			UW NOI:	$18,893,213
IO Period:	120 months			UW NCF:	$18,141,272
Seasoning:	0 months			UW NOI Debt Yield(1):	12.9%
Prepayment Provisions:	L(23),YM1(1),DorYM1(89),O(7)			UW NCF Debt Yield(1):	12.3%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity(1):	12.9%
Additional Debt Type(1):	Pari Passu			UW NCF DSCR(1):	1.90x
Additional Debt Balance(1):	$57,000,000			Most Recent NOI:	$16,402,863 (8/31/2025 TTM)
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI:	$16,417,572 (12/31/2024)
Reserves(2)				3rd Most Recent NOI:	$18,318,434 (12/31/2023)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	91.7% (10/1/2025)
RE Taxes:	$3,188,067	$273,643	NAP	2nd Most Recent Occupancy:	88.6% (12/31/2024)
Insurance:	$0	Springing	NAP	3rd Most Recent Occupancy:	96.6% (12/31/2023)
Replacement Reserve:	$0	$10,444	NAP	Appraised Value (as of):	$280,000,000 (9/25/2025)
TI/LC Reserve:	$0	$52,218	NAP	Appraised Value Per SF:	$447
Outstanding TI/LCs & LL Work Reserve:	$1,623,080	$0	NAP	Cut-off Date LTV Ratio(1):	52.5%
Rent Abatement Reserve:	$193,184	$0	NAP	Maturity Date LTV Ratio(1):	52.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount:	$147,000,000	97.1%	Loan Payoff:	$145,044,009	95.8%
Borrower Sponsor Equity:	$4,417,946	2.9%	Upfront Reserves:	$5,004,331	3.3%
			Closing Costs:	$1,369,605	0.9%
Total Sources:	$151,417,946	100.0%	Total Uses:	$151,417,946	100.0%

(1)	The 255 Greenwich Mortgage Loan (as defined below) is part of a whole loan evidenced by seven pari passu promissory notes with an aggregate original principal balance of $147,000,000. The financial information presented in the chart above is based on the 255 Greenwich Whole Loan (as defined below).
(2)	See “Escrows and Reserves”.

The Mortgage Loan. The second largest mortgage loan (the “255 Greenwich Mortgage Loan”) is part of a whole loan evidenced by seven pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $147,000,000 (the “255 Greenwich Whole Loan”). The 255 Greenwich Whole Loan is secured by the borrower’s fee interest in a 626,617 SF office property in New York, New York (the “255 Greenwich Property”). The 255 Greenwich Whole Loan was co-originated by Morgan Stanley Bank, N.A. (“MSBNA”) and Societe Generale Financial Corporation (“SocGen”) on November 4, 2025. The controlling Note A-1, and non-controlling Notes A-2, A-3 and A-4, with an aggregate original principal balance of $90,000,000, represent the 255 Greenwich Mortgage Loan and will be included in the BANK 2025-BNK51 securitization trust. The remaining 255 Greenwich notes are currently held by SocGen and are expected to be contributed to one or more future securitization transactions. The 255 Greenwich Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BANK 2025-BNK51 trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the prospectus.

A-3-11

Office – CBD	Loan #2	Cut-off Date Balance:	$90,000,000
255 Greenwich Street	255 Greenwich Street	Cut-off Date LTV:	52.5%
New York, NY 10007		UW NCF DSCR:	1.90x
		UW NOI Debt Yield:	12.9%

The table below summarizes the promissory notes that comprise the 255 Greenwich Whole Loan.

255 Greenwich Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1	$65,000,000	$65,000,000	BANK 2025-BNK51	Yes
A-2	$10,000,000	$10,000,000	BANK 2025-BNK51	No
A-3	$10,000,000	$10,000,000	BANK 2025-BNK51	No
A-4	$5,000,000	$5,000,000	BANK 2025-BNK51	No
A-5(1)	$27,000,000	$27,000,000	SocGen	No
A-6(1)	$20,000,000	$20,000,000	SocGen	No
A-7 (1)	$10,000,000	$10,000,000	SocGen	No
Total	$147,000,000	$147,000,000

(1)	Expected to be contributed to one or more future securitization transactions or may otherwise be transferred at any time.

The Borrower and the Borrower Sponsor. The borrower for the 255 Greenwich Whole Loan is Resnick 255 Greenwich, LLC, a single-purpose Delaware limited liability company with two independent directors in its organizational structure. The borrower is wholly owned by Resnick Murray St. Associates, LP, which is owned by multiple individuals, entities and trusts, most of which are various members of the Resnick family, and none of which have greater than an 18.4% equity stake in the borrower. The borrower is controlled by 75 Park Place Corp (G.P), which is owned by Jonathan D. Resnick (90%), Steven Rotter (5%) and Kalpana Gajjar (5%).

The borrower sponsor is Jack Resnick & Sons, Inc. (“Jack Resnick & Sons”), which, since its founding in 1928, has become one of the largest private owners of commercial real estate in New York City, operating in residential, retail, and commercial building ownership to ground-up development, construction, leasing and management. Jack Resnick & Sons currently owns and manages over five million SF of commercial office and retail space and approximately 900 residences in Manhattan. The borrower sponsor developed the 255 Greenwich Property, designed by architect Emery Roth & Sons, in 1987. Other properties developed by the borrower sponsor in Lower Manhattan include One Seaport Plaza, 161 William Street, 200 Chambers Street, and 52 Broadway.

The non-recourse carveout guarantor for the 255 Greenwich Whole Loan is Jonathan D. Resnick, who is the President and third-generation operator of the borrower sponsor.

The Property. The 255 Greenwich Property is comprised of a 13-story Class A office building with one ground floor retail unit, totaling 626,617 SF located in the Tribeca neighborhood of New York, New York. The 255 Greenwich Property is made up of 555,809 SF of office space (88.7% of NRA, 80.6% of underwritten rent), 54,337 SF of retail space, fully leased to Target (8.7% of NRA, 17.3% of underwritten rent), and a parking garage totaling 16,471 SF and offering 100 parking spaces (2.6% of NRA, 2.1% of underwritten rent), fully leased to Icon Parking. Built in 1987, the 255 Greenwich Property is situated on an entire city block bound by Greenwich Street to the west, Murray Street to the north, West Broadway to the east, and Park Place to the south totaling 42,601 SF of land area. The borrower sponsor completed a $14.3 million renovation in 2020 to replace the building air conditioning unit, make general building enhancements, and perform Local Law work. As of October 1, 2025, the 255 Greenwich Property was 91.7% leased to eight different tenants, with approximately 84.1% of NRA and 91.5% of underwritten base rent made up of investment-grade tenancy.

Major Tenants.

City University of New York – BMCC (244,092 SF, 39.0% of NRA, 44.0% of underwritten rent). The City University of New York - Borough of Manhattan Community College (“BMCC”) is a public community college in New York City, founded in 1963 as part of the City University of New York (CUNY) system. BMCC grants associate degrees in a wide variety of vocational, business, health, science, engineering and continuing education fields. BMCC currently enrolls more than 20,000 students. The 255 Greenwich Property is known throughout the school as the Murray Building and is important space for BMCC, including classrooms, computer labs, conference rooms and a student lounge on floors 2, 3, 10, 11 and 14, as well as BMCC Express on the ground floor, which provides information about the college for both students and the general public. BMCC has a private entrance to its space at the 255 Greenwich Property along Murray Street. The 255 Greenwich Property is located near the other two major portions of BMCC’s campus, which include Fiterman Hall (directly adjacent), a 15-story academic facility that houses a first floor art gallery, 65 classrooms, 35 computer labs, 130 offices for faculty, library spaces and several large assembly and performance rooms, and the Main Campus (two blocks to the north at 199 Chambers Street), which is the hub of life at the college, spanning four blocks and 4.3 acres. BMCC has been a tenant at the 255 Greenwich Property since 2004, and in 2019, it expanded to fully occupy the second and third floors, increasing its total footprint at the 255 Greenwich Property by nearly 50%. BMCC has a lease expiration date of May 31, 2035 and two, 5-year renewal options remaining.

The City of New York – DCAS (217,942 SF, 34.8% of NRA, 27.9% of underwritten rent). The City of New York – Department of Citywide Administrative Services (“DCAS”), is a department of the New York City government tasked with recruiting, hiring, and training City employees, managing 55 public buildings, acquiring, selling, and leasing City property, purchasing over $1 billion in goods and services for City agencies, and overseeing the municipal vehicle fleet, among other things. The 255 Greenwich Property serves as the primary location for the City of New York’s Office of Management and Budget, Office of the Actuary, Mayor’s Office of Contract Services, Department of Information, Technology and Telecommunications, Municipal Water Finance Authority and Transitional Finance Authority. DCAS has occupied the 255 Greenwich Property since 1998, and in 2018, expanded into an additional 10,130 SF of space. Additionally, in 2023, the tenant exercised a 2028, five-year extension option early. The City of New York – DCAS has no renewal options for 207,812 SF of its space that has a lease expiration date of June 30, 2033, and 2, 5-year renewal options for 10,130 SF of its space that has a lease expiration date of April 30, 2028.

A-3-12

Office – CBD	Loan #2	Cut-off Date Balance:	$90,000,000
255 Greenwich Street	255 Greenwich Street	Cut-off Date LTV:	52.5%
New York, NY 10007		UW NCF DSCR:	1.90x
		UW NOI Debt Yield:	12.9%

The following table presents a summary regarding the major tenants at the 255 Greenwich Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Moody’s/Fitch /S&P)(2)	Tenant SF	Approx.% of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration	Renewal Options	Term. Option (Y/N)
City University of New York - BMCC	Aa1/AA/AA	244,092	39.0%	$13,362,192	44.0%	$54.74	5/31/2035	2 x 5 year	N
The City of New York - DCAS	Aa1/AA/AA	217,942	34.8%	$8,476,334	27.9%	$38.89	Various(3)	Various(3)	N
Target	A2/A/A	54,337	8.7%	$5,243,419	17.3%	$96.50	1/31/2037	2 x 10 year	N
Icahn School of Medicine	NR/NR/NR	14,607	2.3%	$934,813	3.1%	$64.00	5/31/2031	1 x 5 year	N
Cornell University	NR/NR/NR	10,546	1.7%	$728,244	2.4%	$69.05	1/31/2032	1 x 10 year	N
NCS Pearson	NR/NR/NR	11,716	1.9%	$656,096	2.2%	$56.00	4/30/2036	1 x 5 year	N
Icon Parking	NR/NR/NR	16,471	2.6%	$650,250	2.1%	$39.48	12/31/2032	None	N
Medeast, Inc.	NR/NR/NR	4,953	0.8%	$343,491	1.1%	$69.35	5/31/2031	None	N
Subtotal/Wtd. Avg.		574,664	91.7%	$30,394,839	100.0%	$52.89

Vacant Space		51,953	8.3%
Total/Wtd. Avg.		626,617	100.0%

(1)	Information is based on the underwritten rent roll dated October 1, 2025.
(2)	Certain ratings are those of the parent entity, whether or not the parent entity guarantees the lease.
(3)	The City of New York – DCAS has no renewal options for 207,812 SF of its space that has a lease expiration date of June 30, 2033, and two, 5-year renewal options for 10,130 SF of its space that has a lease expiration date of April 30, 2028.

The following table presents certain information relating to the lease rollover schedule at the 255 Greenwich Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling	Annual UW Rent PSF Rolling
MTM/2025	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2026	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2027	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2028	1	10,130	1.6%	1.6%	$592,605	1.9%	1.9%	$58.50
2029	0	0	0.0%	1.6%	$0	0.0%	1.9%	$0.00
2030	0	0	0.0%	1.6%	$0	0.0%	1.9%	$0.00
2031	2	19,560	3.1%	4.7%	$1,278,304	4.2%	6.2%	$65.35
2032	2	27,017	4.3%	9.0%	$1,378,494	4.5%	10.7%	$51.02
2033	1	207,812	33.2%	42.2%	$7,883,729	25.9%	36.6%	$37.94
2034	0	0	0.0%	42.2%	$0	0.0%	36.6%	$0.00
2035	3	244,092	39.0%	81.2%	$13,362,192	44.0%	80.6%	$54.74
2036 & Thereafter	3	66,053	10.5%	91.7%	$5,899,515	19.4%	100.0%	$89.31
Vacant	0	51,953	8.3%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.(2)	12	626,617	100.0%		$30,394,839	100.0%		$52.89

(1)	Information is based on the underwritten rent roll as of October 1, 2025. Certain tenants may have lease termination options that are not taken into account in the Lease Rollover Schedule.
(2)	Total/Wtd. Avg. Annual UW Rent PSF Rolling excludes vacant space.

The Market. The 255 Greenwich Property is located in Manhattan’s Tribeca neighborhood, on a square block bounded by West Broadway, Murray Street, Greenwich Street and Park Place. The 255 Greenwich Property sits two blocks north of the World Trade Center, the Oculus Transportation Hub, 9/11 Memorial Museum and Memorial Pools, and two blocks northeast of Brookfield Place. Transportation access is from 12 subway lines (1, 2, 3, 4, 5, A, C, E, R, W, J, Z) within a 5-minute walk of the 255 Greenwich Property, as well as PATH access, and ferry access at the Brookfield Place/Battery Park Ferry Terminal for passage to New Jersey and the other boroughs.

According to the appraisal, as of the second quarter of 2025, the vacancy rate in the Downtown West office submarket was approximately 16.5%, with average asking rents of $61.63 PSF and inventory of approximately 35.3 million SF. According to the appraisal, as of the second quarter of 2025, the vacancy rate in the Downtown office market was approximately 20.7%, with average asking rents of $58.42 PSF and inventory of approximately 86.5 million SF. According to the appraisal, the estimated 2024 population within a 0.5-, 1.0-, and 1.5-mile radius of the 255 Greenwich Property was 71,197, 163,003, and 356,643, respectively. According to the appraisal, the 2024 average household income within the same radii was $231,594, $204,307 and $199,116, respectively.

A-3-13

Office – CBD	Loan #2	Cut-off Date Balance:	$90,000,000
255 Greenwich Street	255 Greenwich Street	Cut-off Date LTV:	52.5%
New York, NY 10007		UW NCF DSCR:	1.90x
		UW NOI Debt Yield:	12.9%

The following table presents recent leasing data for retail tenants at comparable properties with respect to the 255 Greenwich Property:

Comparable Retail Lease Summary
Subject/Neighborhood/Location	Tenant Name	Lease Size (SF)	Lease Date	Rent PSF	Lease Type
255 Greenwich (subject)(1) Financial District Manhattan, NY	Target	54,337	Nov. 2015	$96.50	MG
102 Fulton Street Financial District Manhattan, NY	Luckin Coffee	1,318	Q3 2025	$145.68	MG
62 Fulton Street Financial District Manhattan, NY	Xi’an Famous Foods	2,350	Q1 2025	$89.36	MG
28 Liberty Street Financial District Manhattan, NY	Madman Espresso	956	Q4 2024	$94.14	MG
55 Water Street Financial District Manhattan, NY	Chase	12,500	Q4 2024	$106.96	MG
130 Water Street Financial District Manhattan, NY	Le Jardine Café	4,440	Q3 2024	$77.03	MG
195 Broadway Financial District Manhattan, NY	Brooks Brothers	9,871	Q3 2024	$75.98	MG
86 Broad Street Financial District Manhattan, NY	Oxford Café	2,060	Q2 2024	$110.00	MG
111 Fulton Street Financial District Manhattan, NY	Wendy’s	2,000	Q2 2024	$156.00	MG
5 Hanover Square Financial District Manhattan, NY	Wonder	3,500	Q2 2024	$85.71	MG
20 Broad Street Financial District Manhattan, NY	Subway	783	Q2 2023	$143.04	MG

Source: Appraisal and third-party market research reports.

(1)	Information obtained from the underwritten rent roll other than Neighborhood/Location.
A-3-14

Office – CBD	Loan #2	Cut-off Date Balance:	$90,000,000
255 Greenwich Street	255 Greenwich Street	Cut-off Date LTV:	52.5%
New York, NY 10007		UW NCF DSCR:	1.90x
		UW NOI Debt Yield:	12.9%

The following table presents recent leasing data for office tenants at comparable properties with respect to the 255 Greenwich Property:

Comparable Office Lease Summary
Subject/Submarket, Market/Location	Year Built/ Renovated	Size (SF)	Tenant Name	Lease Size (SF)	Lease Date	Rent PSF	Lease Type
255 Greenwich (subject)(1) Downtown West, Downtown Manhattan, NY 10023	1987 / 2024	626,617	City University of New York – BMCC The City of New York – DCAS Icahn School of Medicine	244,092 217,942 14,607	Jun. 2015 Mar. 2018 Jun. 2016	$54.74 $38.89 $64.00	MG MG MG
99 Hudson Street Tribeca/City Hall, Downtown Manhattan, NY	1930 / NAP	193,749	Danielle Guizio LLC	12,159	Aug. 2025	$47.04	MG
1 New York Plaza Downtown East, Downtown Manhattan, NY	1970 / 1995	2,582,316	NYS Office of General Services	44,009	Aug. 2025	$45.13	MG
250 Broadway Downtown East, Downtown Manhattan, NY	1962 / NAP	648,000	WeWork	60,305	Jul. 2025	$38.14	MG
225 Liberty Street Downtown West, Downtown Manhattan, NY	1987 / NAP	2,591,244	Invesco (Renewal)	222,846	Jun. 2025	$53.08	MG
32 Old Slip Downtown East, Downtown Manhattan, NY	1987 / NAP	1,161,435	CFG Merchant Solutions	20,585	Apr. 2025	$37.52	MG
55 Broadway Downtown West, Downtown Manhattan, NY	1982 / NAP	363,378	CSA Group NY Architects & Engineers, P.C.	10,557	Mar. 2025	$48.00	MG
120 Wall Street Downtown East, Downtown Manhattan, NY	1929 / 2013	618,801	German American Chamber of Commerce in New York (GACC New York)	11,465	Jan. 2025	$46.69	MG
1 State Street Plaza Downtown East, Downtown Manhattan, NY	1970 / NAP	802,025	IPC Systems Inc.	26,580	Jan. 2025	$53.10	MG
28 Liberty Street Downtown East, Downtown Manhattan, NY	1964 / 2018	2,117,938	New York State Attorney General	34,954	Sep. 2024	$39.55	MG
200 Vesey Street Downtown West, Downtown Manhattan, NY	1986 / NAP	1,268,216	American Express	74,439	Sep. 2024	$50.29	MG

Source: Appraisal and third-party market research reports.

(1)	Information obtained from the underwritten rent roll other than year, Submarket, Market Location, and Year Built/Renovated.

The following table presents information relating to the appraisal’s market rent conclusion for the 255 Greenwich Property:

Market Rent Summary
	Market Rent (PSF)	Lease Term (Months)	Rent Increase Projection	Tenant Improvement PSF (New / Renewal)	Leasing Commissions (New / Renewal)	Rent Concession (New / Renewal)	Lease Type (Reimbursements)
Office	$57.00	120	$5.00 PSF Inc. Year 6	$130.00 / $65.00	4.0% / 2.0%	12 months / 6 months	MG
Lower Level Retail	$85.00	120	3.0% per year	$50.00 / $25.00	4.0% / 2.0%	8 months / 4 months	MG
Retail Ground	$125.00	120	3.0% per year	$50.00 / $25.00	4.0% / 2.0%	8 months / 4 months	MG

Source: Appraisal

Appraisal. The appraisal concluded to an “As-Is” value for the 255 Greenwich Property of $280,000,000 as of September 25, 2025.

Environmental Matters. According to the Phase I environmental site assessment dated October 1, 2025, there was no evidence of any recognized environmental conditions at the 255 Greenwich Property.

A-3-15

Office – CBD	Loan #2	Cut-off Date Balance:	$90,000,000
255 Greenwich Street	255 Greenwich Street	Cut-off Date LTV:	52.5%
New York, NY 10007		UW NCF DSCR:	1.90x
		UW NOI Debt Yield:	12.9%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 255 Greenwich Property:

Cash Flow Analysis
	2022	2023	2024	8/31/2025 TTM	UW	UW PSF
Gross Potential Rent(1)	$31,009,916	$30,564,059	$30,750,060	$30,776,332(1)	$33,356,160(1)	$53.23
Reimbursements	$2,088,783	$2,537,148	$3,039,127	$3,113,588	$3,269,751	$5.22
Other Income	$65,998	$60,833	$57,248	$110,629	$0	$0.00
Less Vacancy & Credit Loss	($644,380)	($1,009,494)	($3,501,795)	($3,261,940)	($2,961,321)	($4.73)
Effective Gross Income	$32,520,317	$32,152,546	$30,344,640	$30,738,609	$33,664,589	$53.72

Real Estate Taxes	$5,316,943	$5,892,246	$6,134,616	$6,384,518	$6,568,686	$10.48
Insurance	$427,145	$521,932	$562,381	$540,957	$477,363	$0.76
Other Expenses	$7,480,256	$7,419,934	$7,230,071	$7,410,271	$7,725,328	$12.33
Total Expenses	$13,224,344	$13,834,112	$13,927,068	$14,335,746	$14,771,377	$23.57

Net Operating Income	$19,295,973	$18,318,434	$16,417,572	$16,402,863(1)	$18,893,213(1)	$30.15
Capital Expenditures	$0	$0	$0	$0	$125,323	$0.20
TI/LC	$0	$0	$0	$0	$626,617	$1.00
Net Cash Flow	$19,295,973	$18,318,434	$16,417,572	$16,402,863	$18,141,272	$28.95

Occupancy %(2)	97.9%	96.6%	88.6%	91.7%	91.1%
NOI DSCR(3)	2.02x	1.92x	1.72x	1.72x	1.98x
NCF DSCR(3)	2.02x	1.92x	1.72x	1.72x	1.90x
NOI Debt Yield(3)	13.1%	12.5%	11.2%	11.2%	12.9%
NCF Debt Yield(3)	13.1%	12.5%	11.2%	11.2%	12.3%

(1)	UW Gross Potential Rent is based on the underwritten rent roll dated as of October 1, 2025. UW Gross Potential Rent includes $1,383,883 in straight line rent for four investment-grade tenants, the City University of NY – Borough of Manhattan Community College, the City of New York – Department of Citywide Administrative Services, Target Corporation, and Cornell University, as well as $37,342 of rent steps taken through September 2026 for two tenants, Medeast and Icon Parking. The increase in Gross Potential Rent and Net Operating Income from TTM 8/31/2025 to UW is primarily due to the inclusion of such straight line rent, as well as new tenant NCS Pearson taking occupancy for $656,096 in underwritten base rent.
(2)	Underwritten Occupancy represents economic occupancy and historical occupancies represent physical occupancies. 8/31/2025 TTM Occupancy % is based on the underwritten rent roll dated as of October 1, 2025.
(3)	DSCRs and Debt Yields are based on the 255 Greenwich Whole Loan.

Escrows and Reserves.

Real Estate Tax Escrows – On the loan origination date, the borrower was required to make an upfront deposit of approximately $3,188,067 into a reserve for real estate taxes. In addition, the borrower is required to deposit into a real estate tax reserve, on a monthly basis, an amount equal to 1/12th of the annual estimated tax payments (which currently equates to $273,643).

Insurance Escrows – The 255 Greenwich Whole Loan documents require the borrower to make ongoing monthly deposits into a reserve for insurance premiums in an amount equal to 1/12th of the insurance premiums that the lender estimates will be payable for the renewal of coverage upon the expiration of the insurance policies. However, the borrower will not be required to make the monthly insurance reserve deposit provided that (i) no event of default is continuing, (ii) the liability and casualty policies maintained by the borrower covering the 255 Greenwich Property are part of a blanket or umbrella policy reasonably approved by the lender, and (iii) the borrower provides the lender (x) evidence of renewal of such policies pursuant to the 255 Greenwich Whole Loan documents and (y) no later than 45 days following the inception or renewal of such policies, paid receipts for the related insurance premiums.

Replacement Reserve – On a monthly basis, the borrower is required to deposit approximately $10,444 into a reserve for capital expenditures.

Rollover Reserve – On the loan origination date the borrower was required to make an upfront deposit of $1,623,080 into a reserve for tenant improvements, landlord work and leasing commissions obligations (collectively, “Leasing Obligations”) granted to the tenant NCS Pearson. In addition the borrower is required to deposit into such reserve, on a monthly basis, an amount equal to approximately $52,218 for future Leasing Obligations.

Rent Concession Reserve - On the loan origination date, the borrower was required to make an upfront deposit of approximately $193,184 into a reserve, representing the entire amount of the outstanding rent abatements granted to the tenant NCS Pearson.

Lockbox and Cash Management. The 255 Greenwich Whole Loan is structured with a hard lockbox and springing cash management. The borrower is required to establish a lockbox account for the benefit of the lender within 30 days of the loan origination date, and within 10 business days after the lockbox account is established, must direct all tenants to deposit rents directly into the lockbox account. If, notwithstanding the foregoing direction, the borrower or property manager receives any rents from the 255 Greenwich Property, they are required to deposit such amounts into the lockbox account within two business days of receipt. In addition, upon the occurrence of a Cash Sweep Event Period (as defined below) the borrower is required to establish a lender-controlled cash management account, into which, during the continuance of a Cash Sweep Event Period, the borrower is required to cause the lockbox bank to transfer all funds on deposit in the lockbox account. Provided no event of default is continuing under the 255 Greenwich Whole Loan, funds on deposit in the cash management account are required to be applied on each monthly payment date, (i) to fund the required tax and insurance reserve deposits, if any, as described above under “Escrows and Reserves,” (ii) to fund the payment of debt service on the 255 Greenwich Whole Loan, (iii) to pay operating expenses set forth in the annual budget (which is required to be approved by the lender during a Cash Sweep Event Period) and

A-3-16

Office – CBD	Loan #2	Cut-off Date Balance:	$90,000,000
255 Greenwich Street	255 Greenwich Street	Cut-off Date LTV:	52.5%
New York, NY 10007		UW NCF DSCR:	1.90x
		UW NOI Debt Yield:	12.9%

lender-approved extraordinary expenses, (iv) to fund the required monthly deposits into the rollover reserve and the replacement reserve, as described above under “Escrows and Reserves,” and (v) to deposit all remaining amounts in the cash management account into an excess cash flow account to be held as additional collateral for the 255 Greenwich Whole Loan during the continuance of a Cash Sweep Event Period (provided that if a Cash Sweep Event Period is commenced in connection with any combination of clauses (A) (ii) (iii) (iv) and/or (v) of the definition of Cash Sweep Event Period, the lender is required to release funds in such account to the borrower to pay operating expenses, extraordinary expenses, and rollover and replacement reserves to the extent there is insufficient cash flow during any month to pay the same). Upon the termination of any Cash Sweep Event Period, provided that no other Cash Sweep Event Period is continuing, all funds on deposit in such excess cash flow account will be returned to the borrower.

A “Cash Sweep Event Period” means a period:

(A)	commencing upon the earliest of:

(i) the occurrence of an event of default under the 255 Greenwich Whole Loan;

(ii) the debt service coverage ratio of the 255 Greenwich Whole Loan being less than 1.25x at the end of any calendar quarter;

(iii) the occurrence of a Tenant Credit Event (as defined below);

(iv) the occurrence of a BMCC Lease Expiration Event (as defined below);

(v) the occurrence of a Tenant Downgrade Event (as defined below);

(vi) the date that is 18 months prior to the maturity date, if prior to such date DCAS has executed a written agreement to vacate the DCAS space and relocate the personnel in the DCAS space to a location other than the 255 Greenwich Property;

and

(B) expiring upon:

(i) regarding any Cash Sweep Event Period commenced in connection with clause (A)(i) above, the cure or waiver by the lender (if applicable) of such event of default;

(ii) regarding any Cash Sweep Event Period commenced in connection with clause (A)(ii) above, the date that the debt service coverage ratio is equal to or greater than 1.25x for the immediately preceding two consecutive calendar quarters;

(iii) regarding any Cash Sweep Event Period commenced in connection with clause (A)(iii) above, as applicable, (W) the lease of the BMCC/City Tenant (as defined below) is affirmed by the trustee in any such petition, case or proceeding pursuant to a final, non-appealable order of a court of competent jurisdiction, (X) if the Tenant Credit Event is the result of an involuntary petition to which BMCC/City Tenant did not consent, the date that such petition is discharged or dismissed, (Y) the BMCC/City Tenant is open for business and in occupancy of substantially all of the premises leased pursuant to its lease, or (Z) in the event the BMCC/City Tenant is no longer in occupancy, the premises formerly occupied by the BMCC/City Tenant is re-leased to a new tenant on terms and conditions acceptable to the lender in its reasonable discretion;

(iv) regarding any Cash Sweep Event Period commenced in connection with clause (A)(iv) above, (X) BMCC renews or extends the term of its lease in accordance with such lease or on terms reasonably acceptable to the lender, or (Y) substantially all of the premises formerly occupied by BMCC is re-leased in full (or in part, provided that the debt service coverage ratio after taking into account the Adjusted Net Cash Flow (as defined below) attributable to the new lease or leases is at least 1.25x) to one or more new tenants on terms reasonably acceptable to the lender, and each new tenant delivers to the lender an estoppel certificate certifying that such new tenant is in occupancy of substantially all of its space, is open for business, and is paying full, unabated rent with no outstanding remaining landlord obligations (provided, that if the borrower reserves with the lender any free rent to which each applicable tenant is entitled , then such estoppel will not be required to evidence that such tenant is paying full, unabated rent);

(v) regarding any Cash Sweep Event Period commenced in connection with clause (A)(v) above, the BMCC/City Tenant maintains a long-term unsecured debt rating of at least “BBB-” from S&P or an equivalent rating from any of the other rating agencies which rate such entity; and

(vi) regarding any Cash Sweep Event Period commenced in connection with clause (A)(vi) above, (a) substantially all of the premises formerly occupied by DCAS is re-leased in full (or in part, provided that the debt service coverage ratio after taking into account the Adjusted Net Cash Flow (as defined below) attributable to the new lease or leases is at least 1.25x) to one or more new tenants on terms reasonably acceptable to the lender; and (b) the borrower has deposited with the lender an amount of funds sufficient (as determined by the lender in its sole but good faith discretion taking into account all cash then on deposit in the excess cash flow account, which, subject to the terms and conditions of the loan agreement, must be made available to the borrower to pay for such items) to pay for all obligations of the borrower with respect to Leasing Obligations.

“Adjusted Net Cash Flow” means the underwritten net operating income less (a) normalized tenant improvement and leasing commission expenditures equal to $1.00 PSF per annum, and (b) normalized capital improvements equal to $0.20 PSF per annum.

“BMCC/City Tenant” means (i) BMCC, which is in occupancy of the BMCC space pursuant to the BMCC lease as of the loan origination date, (ii) DCAS, which is in occupancy of the DCAS space pursuant to the DCAS lease as of the loan origination date, and (iii) any other lessee(s) of the entire or substantially all of the BMCC space (if any) and/or the entire or substantially all of the DCAS space (if any) following the expiration or earlier termination of the BMCC lease and/or the DCAS lease, as applicable.

“BMCC Lease Expiration Event” means the lapse of the day that is 18 months prior to the expiration date set forth in the BMCC lease and BMCC has not otherwise renewed or extended the term of its lease in accordance with such lease or on terms reasonably acceptable to the lender.

“Tenant Credit Event” means a BMCC/City Tenant (a) filing or consenting to the filing of any petition, either voluntary or involuntary, to take advantage of any state or federal bankruptcy or insolvency laws, (b) seeking or consenting to the appointment of a receiver, liquidator or any similar official, (c) taking any action that would cause such entity to become insolvent, or (d) making an assignment for the benefit of creditors.

A-3-17

Office – CBD	Loan #2	Cut-off Date Balance:	$90,000,000
255 Greenwich Street	255 Greenwich Street	Cut-off Date LTV:	52.5%
New York, NY 10007		UW NCF DSCR:	1.90x
		UW NOI Debt Yield:	12.9%

“Tenant Downgrade Event” means any BMCC/City Tenant (other than any BMCC/City Tenant as set forth in clause (iii) of the definition of “BMCC/City Tenant” that does not have a long-term unsecured debt rating) failing to maintain a long-term unsecured debt rating of at least “BBB-“ from S&P and an equivalent rating from each of the other rating agencies which rate such entity, provided that for purposes of determining the credit ratings of the BMCC/City Tenants (x) with respect to BMCC, such credit rating will be based upon the issuer rating of BMCC (which as of the loan origination date was rated at least AA- by S&P) and (y) with respect to DCAS, such credit rating will be based upon the City of New York general obligation bond issuer rating (which as of the loan origination date was rated at least “AA” by Fitch and S&P and “Aa2” by Moody’s).

Terrorism Insurance. The 255 Greenwich Whole Loan documents require that the borrower obtain and maintain an “all risk” or “special form” insurance policy that provides coverage for loss caused by acts of terrorism in an amount equal to 100% of the full replacement cost of the 255 Greenwich Property, as well as business interruption insurance covering a period of at least 18 months, together with an extended period of indemnity of up to 12 months. For so long as the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”) is in effect (including any extensions thereof or if another federal governmental program is in effect relating to “acts of terrorism” which provides substantially similar protections), the lender is required to accept terrorism insurance which covers against “covered acts” as defined by TRIPRA (or such other program), so long as TRIPRA (or such other program) continues to cover both domestic and foreign acts of terrorism. Notwithstanding the foregoing, the borrower will not be obligated to expend an amount for terrorism insurance coverage that is more than two times the amount of the annual insurance premium that is payable at such time with respect to its all risk or special form and business interruption policies (without giving effect to the cost of earthquake insurance or terrorism insurance components of such policies) and allocable to the 255 Greenwich Property based on market rates, in any policy year. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

A-3-18

Retail – Anchored	Loan #3	Cut-off Date Balance:	$88,000,000
5649-5815 Burke Centre Parkway	Burke Centre	Cut-off Date LTV:	68.1%
Burke, VA 22015		UW NCF DSCR:	1.34x
		UW NOI Debt Yield:	9.2%

SAFEWAY

BURKE CENTRE
SHOPPING CENTER
SAFEWAY
CVS/pharmacy
CREST CLEANERS
verizon
COLD STONE
Massage Envy
FIVE GUYS

KOHL'S
SEPHORA

RUN & WALK

FIVE GUYS

Clinic
Panisa
Massage Envy
Chipotle

A-3-19

Retail – Anchored	Loan #3	Cut-off Date Balance:	$88,000,000
5649-5815 Burke Centre Parkway	Burke Centre	Cut-off Date LTV:	68.1%
Burke, VA 22015		UW NCF DSCR:	1.34x
		UW NOI Debt Yield:	9.2%

A-3-20

Retail – Anchored	Loan #3	Cut-off Date Balance:	$88,000,000
5649-5815 Burke Centre Parkway	Burke Centre	Cut-off Date LTV:	68.1%
Burke, VA 22015		UW NCF DSCR:	1.34x
		UW NOI Debt Yield:	9.2%

Burke Centre
5649-5815 Burke Centre Parkway
Burke, VA 22015
Dulles Intl. Airport - 8 miles
Washington, DC 17 miles
Inova Fair Oaks Hospital
Oakton
Oakton Shopping Center
Vienna
Penderwood
Penderbrook GC
Oak Mar GC
Tattersall Park
Greenbriar
Fair Oaks
Fairfax Towne Center
Fair Oaks Mall
Fair Lakes Shopping Center
East Market at Fairfax
Fairfax Corner
Fairfax County Offices
Fairfax Court
Jermantown Square
Fairfax Marketplace
Fairfax Centre
Fairfax Medical Center
Fairfax Co. Judicial Ctr.
Fairfax
Courthouse Plaza Shopping Center
Main Street Marketplace
Fair City Mall Shopping Center
Stryker Square
Army Navy Country Club-Fairfax
Merrifield
Mantua
VIENNA/FAIRFAX
METRO ORANGE LINE
Blake Ln
Little River Tpke
Jermantown Rd
Fox Mill Rd
Arlington Blvd
Fairfax Blvd
Prosperity Ave
Lee Hwy
FAIRFAX COUNTY
Spuhle Field
George Mason University
Univ. Mall Theaters
EagleBank Arena
Country Club of Fairfax
Braddock Rd
Ox Rd
Long Branch
Annandale
Vannoy Park
Popes Head Rd
Popes Head Stream Valley Park
Fairfax County Pkwy
Kings Park West
Royal Lake Park
Kings Park Shopping Center
Kings Park
Zion Dr
Guinea Rd
Fairfax Station
Fairfax Station Square
AMTRAK/VRE MANASSAS LINE
AMTRAK/VRE
Burke
Burke Village Center
Burke Town Center
Burke Centre Pkwy
Burke Centre
Clifton Rd
Clifton
Chapel Rd
Burke Lake Rd
Pohick Stream Valley Park
Rolling Valley Shopping Center
Old Keene Mill Rd
Burke Lake GC
Burke Lake
Burke Lake Park
Lee Chapel Rd
Burke
Huntsman Blvd
Henderson Rd
South Run
South Run Park
Hampton Rd
Crosspointe
MARYLAND
VIRGINIA
Purcellville
Leesburg
Poolesville
Gaithersburg
Olney
Rockville
Wheaton
Silver Spring
Bethesda
Potomac
Great Falls
Sterling
Ashburn
Middleburg
Aldie
Brambleton
Herndon
Reston
Chantilly
Centreville
Tysons
McLean
WASH. DC
ARLINGTON
Falls Church
Annandale
ALEXANDRIA
Haymarket
Gainesville
Manassas
Manassas Park
Springfield
Franconia
Lorton
Lake Ridge
Dale City
Woodbridge
Nokesville
Calverton
Midland
Mt. Vernon
Accokeek
Bennsville

A-3-21

Mortgage Loan No. 3 – Burke Centre

Mortgage Loan Information				Property Information
Mortgage Loan Sellers:	MSMCH			Single Asset/Portfolio:	Single Asset
				Location:	Burke, VA 22015
Original Balance:	$88,000,000			General Property Type:	Retail
Cut-off Date Balance:	$88,000,000			Detailed Property Type:	Anchored
% of Initial Pool Balance:	8.7%			Title Vesting:	Fee
Loan Purpose:	Acquisition			Year Built/Renovated:	1980/NAP
Borrower Sponsor:	US Property Trust			Size:	256,958 SF
Guarantor(1):	US Property Trust South America LLC			Cut-off Date Balance Per SF:	$342
Mortgage Rate:	6.3900%			Maturity Date Balance Per SF:	$342
Note Date:	9/18/2025			Property Manager:	JBG Smith Management Services,
Maturity Date:	10/1/2035				LLC
Term to Maturity:	120 months
Amortization Term:	0 months			Underwriting and Financial Information
IO Period:	120 months			UW NOI:	$8,048,448
Seasoning:	2 months			UW NCF:	$7,662,559
Prepayment Provisions:	YM1(113),O(7)			UW NOI Debt Yield:	9.1%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NCF Debt Yield:	8.7%
Additional Debt Type:	NAP			UW NOI Debt Yield at Maturity:	9.1%
Additional Debt Balance:	NAP			UW NCF DSCR:	1.34x
Future Debt Permitted (Type):	No (NAP)			Most Recent NOI:	$7,989,644 (12/31/2024)
Reserves(2)				2nd Most Recent NOI:	$7,475,848 (12/31/2023)
Type	Initial	Monthly	Cap	3rd Most Recent NOI:	$7,385,661 (12/31/2022)
RE Taxes:	$467,355	$93,471	NAP	Most Recent Occupancy:	100.0% (7/31/2025)
Insurance:	$124,904	$12,490	NAP	2nd Most Recent Occupancy:	99.0% (12/31/2024)
Deferred Maintenance:	$52,784	$0	NAP	3rd Most Recent Occupancy:	98.7% (12/31/2023)
Replacement Reserve:	$0	$3,905	NAP	Appraised Value (as of):	$129,300,000 (8/14/2025)
TI/LC Reserve:	$0	$21,413	$770,875	Appraised Value Per SF:	$503
Environmental Reserve:	$39,500	$0	NAP	Cut-off Date LTV Ratio:	68.1%
Outstanding TI/LC Reserve:	$116,440	$0	NAP	Maturity Date LTV Ratio:	68.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount:	$88,000,000	66.1%	Purchase Price	$127,500,000	95.8%
Borrower Sponsor Equity	$45,063,495	33.9%	Closing Costs:	$4,762,512	3.6%
			Upfront Reserves:	$800,983	0.6%
Total Sources:	$133,063,495	100.0%	Total Uses:	$133,063,495	100.0%

(1) See “The Borrower and the Borrower Sponsor” below.

(2) See “Escrows and Reserves”.

The Mortgage Loan. The third largest mortgage loan (the “Burke Centre Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $88,000,000 and secured by a first priority fee mortgage encumbering a 256,958 SF grocery anchored retail property in Burke, Virginia (the “Burke Centre Property”).

The Borrower and the Borrower Sponsor. The borrower for the Burke Centre Mortgage Loan is Burke Centre, Burke VA, LLC, a Delaware limited liability company and single purpose entity with one independent director in its organizational structure. The President and Manager of the borrower is Edward S. Glazer and the Vice President is Matthew Kaiser. The sole member of the borrowing entity is the Edward and Shari Glazer Family Trust dated January 23, 2008, as Amended. The Co-Trustees are Edward S. Glazer and Shari P. Glazer, who are also the current beneficiaries.

The borrower sponsor for the Burke Centre Mortgage Loan is US Property Trust. US Property Trust is owned and controlled by the Glazer family, which also owns the Tampa Bay Buccaneers NFL Franchise, the Manchester United F.C. English soccer franchise, and is the controlling shareholder of various large public companies including Zapata, Harley Davidson, Formica, and Specialty Equipment. The Glazer family owns over 65 community and neighborhood shopping centers totaling over 6.7 million SF throughout 18 states in the United States. US Property Trust South America LLC (the “Guarantor”) is the non-recourse carve-out guarantor and environmental indemnitor for the Burke Centre Mortgage Loan. However, the borrower sponsor and the Guarantor have only de minimis assets, and accordingly the Burke Centre Mortgage Loan effectively does not have a non-recourse carveout guarantor or separate environmental indemnitor.

The Property. The Burke Centre Property is a 256,958 SF grocery anchored retail property located on an approximately 29.6-acre site in Burke, Virginia. Built in 1980, the Burke Centre Property is comprised of 13 buildings and four pad sites, with 1,194 parking spaces (4.7 spaces per 1,000 SF). The Burke Centre Property is located along Burke Centre Parkway and Ox Road (State Route 23). The borrower sponsor acquired the Burke Centre Property for $127,500,000.

A-3-22

Retail – Anchored	Loan #3	Cut-off Date Balance:	$88,000,000
5649-5815 Burke Centre Parkway	Burke Centre	Cut-off Date LTV:	68.1%
Burke, VA 22015		UW NCF DSCR:	1.34x
		UW NOI Debt Yield:	9.2%

The Burke Centre Property has a nationally branded tenant mix and is anchored by the grocer tenant Safeway (21.9% of NRA, 3.9% of underwritten rent), as well as Kohl’s (33.9% of NRA, 20.0% of underwritten rent). Other major tenants include CVS Pharmacy, PNC Bank, Wells Fargo, Bank of America, and Chick-Fil-A. The Burke Centre Property is currently 100.0% leased to 50 tenants. The rent roll is granular, with no tenant other than Kohl’s, CVS, and PNC Bank accounting for more than 5.0% of underwritten rent. The tenant mix is comprised of service, medical, and food and beverage tenants. The Burke Centre Property has averaged 98.5% occupancy over the last 20 years.

Major Tenants.

Kohl’s (87,127 SF, 33.9% of NRA, 20.0% of underwritten base rent): Kohl’s Corporation (“Kohl’s”, NYSE: KSS), is an American department store retail chain, founded in 1962 in Milwaukee Wisconsin. Kohl’s is currently headquartered in the Milwaukee suburb of Menomonee Falls, Wisconsin and became the largest department store chain in the United States in May 2012. Kohl’s offers a wide variety of products including clothing, footwear, jewelry, accessories, beauty products, furniture, décor, bedding, bath, toys, books, appliances, electronics, pet products, and housewares. The Kohl’s at the Burke Centre Property also includes a Sephora within its store. Kohl’s operates over 1,100 stores in 49 states, online at Kohls.com, and through the Kohl’s app. Kohl’s has anchored the Burke Centre Property since 1983 and most recently executed a five-year renewal of its ground lease in April 2024. Kohl’s has a lease expiration date “of April 29, 2029, with four, 5-year renewal options remaining. The Kohl’s parcel is subject to partial release, as described below under “Partial Release.”

Safeway Store (56,371 SF, 21.9% of NRA, 3.9% of underwritten base rent): Safeway is an American supermarket chain that provides grocery items, food and general merchandise and a variety of specialty departments such as bakery, delicatessen, floral and pharmacy, as well as Starbucks coffee shops and vehicle fuel centers. Safeway is a subsidiary of Albertsons Companies, Inc. (NYSE: ACI), which operates under the brands Albertsons, Safeway, Vons, Jewel-Osco, Shaw’s, Acme, Tom Thumb, Randalls, United Supermarkets, Pavilions, Star Market, Haggen, Carrs, Kings Food Markets, and Balducci’s Food Lovers Market. Albertsons has 2,200 stores across 35 states and the District of Columbia with 22 distribution centers and 19 manufacturing plants, employing 280,000 associates. Safeway operates in 909 stores across 17 states, and the District of Columbia. Safeway Store has anchored the Burke Centre Property since 1980, has a lease expiration date of January 31, 2027, and has five, 5-year renewal options remaining. Safeway Store reported sales of $33.1 million ($586 PSF, 1.0% occupancy cost) for 2024, $30.8 million ($512 PSF) for 2023, $28.9 million ($512 PSF) for 2022 and $26.7 million ($474 PSF) for 2021.

The following table presents a summary regarding the major tenants at the Burke Centre Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s /S&P)(2)	Tenant SF	Approx.% of Total SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration	Renewal Options	Term. Option (Y/N)
Anchor Tenants
Kohl's	BB+/Ba3/B+	87,127	33.9%	$1,757,881	20.0%	$20.18	4/29/2029	4 x 5 year	N
Safeway Store	NR/Ba2/BB+	56,371	21.9%	$340,102	3.9%	$6.03	1/31/2027	5 x 5 year	N
Anchor Tenants Subtotal/Wtd. Avg.		143,498	55.8%	$2,097,983	23.8%	$14.62

Major Tenants
CVS Pharmacy	BBB/Baa3/BBB	11,168	4.3%	$466,731	5.3%	$41.79	5/31/2030	None	N
Burke Auto Service Experts	NR/NR/NR	4,950	1.9%	$193,759	2.2%	$39.14	1/31/2026	None	N
Chick-Fil-A	NR/NR/NR	4,779	1.9%	$143,000	1.6%	$29.92	4/30/2032	4 x 5 year	N
PNC Bank National Association	A+/A2/A	4,620	1.8%	$690,000	7.8%	$149.35	10/31/2028	2 x 5 year	N
Bank of America	AA-/A1/A-	4,300	1.7%	$396,000	4.5%	$92.09	4/30/2031	1 x 5 year	N
Parkway Veterinarian Clinic	NR/NR/NR	4,000	1.6%	$256,616	2.9%	$64.15	4/30/2034	None	N
Major Tenants Subtotal/Wtd. Avg.		33,817	13.2%	$2,146,106	24.4%	$63.46

Other Tenants		79,627	31.0%	$4,560,414	51.8%	$57.27
Occupied Subtotal/Wtd. Avg.		256,942	100.0%	$8,804,503	100.0%	$34.27

Vacant Space		16	0.0%
Total/Wtd. Avg.		256,958	100.0%

(1)	Information is based on the underwritten rent roll dated July 31, 2025.
(2)	Certain ratings are those of the parent entity, whether or not the parent entity guarantees the lease.

A-3-23

Retail – Anchored	Loan #3	Cut-off Date Balance:	$88,000,000
5649-5815 Burke Centre Parkway	Burke Centre	Cut-off Date LTV:	68.1%
Burke, VA 22015		UW NCF DSCR:	1.34x
		UW NOI Debt Yield:	9.2%

The following table presents certain information relating to the lease rollover schedule at the Burke Centre Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling	Annual UW Rent PSF Rolling
MTM/2025	1	1,200	0.5%	0.5%	$49,440	0.6%	0.6%	$41.20
2026	8	17,100	6.7%	7.1%	$962,617	10.9%	11.5%	$56.29
2027	10	75,520	29.4%	36.5%	$1,376,656	15.6%	27.1%	$18.23
2028	7	16,020	6.2%	42.7%	$1,227,208	13.9%	41.1%	$76.60
2029	4	91,927	35.8%	78.5%	$2,147,987	24.4%	65.5%	$23.37
2030	2	13,668	5.3%	83.8%	$825,156	9.4%	74.8%	$60.37
2031	5	11,500	4.5%	88.3%	$781,096	8.9%	83.7%	$67.92
2032	4	9,679	3.8%	92.1%	$378,125	4.3%	88.0%	$39.07
2033	3	7,150	2.8%	94.9%	$295,502	3.4%	91.4%	$41.33
2034	3	8,410	3.3%	98.1%	$467,836	5.3%	96.7%	$55.63
2035	2	2,268	0.9%	99.0%	$136,080	1.5%	98.2%	$60.00
2036 & Thereafter	1	2,500	1.0%	100.0%	$156,800	1.8%	100.0%	$62.72
Vacant	0	16	0.0%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.(3)	50	256,958	100.0%		$8,804,503	100.0%		$34.27

(1)	Information is based on the underwritten rent roll as of July 31, 2025.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the lease rollover schedule.
(3)	Total/Wtd. Avg. Annual UW Rent PSF Rolling excludes vacant space.

The Market. The Burke Centre Property is located in Burke, Virginia, within the Suburban Fairfax County retail submarket of the Suburban Virginia retail market. The Suburban Fairfax County retail submarket is the largest of the five submarkets within the Suburban Virginia retail market. Fairfax County is the seventh wealthiest county in the nation with a strong professional workforce. Eleven of the 20 Fortune 500 employers in the Washington, DC metropolitan area are headquartered in Fairfax County, including Freddie Mac, General Dynamics, Capital One Financial, Northrop Grumman, Leidos, Hilton Worldwide Holdings, and Booz Allen Hamilton. The Burke Centre Property is located along Burke Centre Parkway and Ox Road (State Route 123), benefitting from a traffic count of 21,800 vehicles per day along Burke Centre Parkway. Burke is approximately 20 miles southwest of Washington, DC and 15 miles west of Alexandria, Virginia. The Burke Centre Property is situated within the Burke Centre Planned Residential Community, which is governed by the Burke Centre Conservancy, which oversees the 1,700-acre community that includes five neighborhoods and approximately 6,000 homes. The Burke Centre Property’s immediate area includes an elementary school across the street and residential developments on secondary roads in the area. Other major retailers within a one-mile radius include Target and Walmart.

According to the appraisal, as of the first quarter of 2025, the vacancy rate in the Suburban Fairfax County retail submarket was approximately 5.1%, with average asking rents of $35.40 PSF and an inventory of approximately 13.1 million SF. According to the appraisal, as of the first quarter of 2025, the vacancy rate in the Suburban Virginia retail market was approximately 6.8%, with average asking rents of $30.93 PSF and inventory of approximately 41.0 million SF. According to the appraisal, the estimated 2024 population within a one-, three-, and five-mile radius of the Burke Centre Property was 9,000, 67,029, and 190,530, respectively. Additionally, the estimated 2024 average household income within the same radii was $205,157, $191,388, and $188,648, respectively.

The following table presents information relating to the appraisal’s market rent conclusion for the Burke Centre Property:

Market Rent Summary
	Market Rent (PSF)	Lease Term (years)	Rent Increase Projection	Tenant Improvement	Leasing Commissions (New / Renewal)
Big Box	$20.00	15	5% increase every 5 yrs	$0.00	$5.00 / $2.50
Grocery Anchor	$18.00	15	10% increase every 5 yrs	$25.00	$5.00 / $2.50
Major	$25.00	10	10% increase in yr 6	$35.00	6.0% / 3.0%
In Line	$45.00	10	3.0% per annum	$20.00	6.0% / 3.0%
In Line Large	$35.00	10	3.0% per annum	$20.00	6.0% / 3.0%
In Line $50/sf	$50.00	10	3.0% per annum	$20.00	6.0% / 3.0%
In Line End Cap	$55.00	10	3.0% per annum	$20.00	6.0% / 3.0%
In Line-Out Parcels	$60.00	10	10% increase in yr 6	$20.00	6.0% / 3.0%
In Line Bank Branch	$90.00	10	10% increase in yr 6	$20.00	6.0% / 3.0%
Fast Food Restaurant Out Parcel	$145,000 per year	20	10% increase every 5 yrs	$0.00	6.0% / 3.0%
Bank Branch Out Parcel	$350,000 per year	15	10% increase every 5 yrs	$0.00	6.0% / 3.0%
Gas Station Out Parcel	$300,000 per year	15	10% increase every 5 yrs	$0.00	6.0% / 3.0%
Auto Repair	$40.00	10	3.0% per annum	$10.00	6.0% / 3.0%

Source: Appraisal

A-3-24

Retail – Anchored	Loan #3	Cut-off Date Balance:	$88,000,000
5649-5815 Burke Centre Parkway	Burke Centre	Cut-off Date LTV:	68.1%
Burke, VA 22015		UW NCF DSCR:	1.34x
		UW NOI Debt Yield:	9.2%

The following table presents certain information relating to comparable sales pertaining to the Burke Centre Property:

Comparable Sales Summary
Property/Location	Year Built	Size (SF)	Anchor Tenants	Occupancy	Sale Date	Sale Price	Sale Price (PSF)
Burke Centre (subject)(1) 5649-5815 Burke Centre Parkway Burke, VA	1980	256,958	Kohl’s Safeway Store	100.0%	Aug. 2025	$127,500,000	$496.19
The Shoppes at Lorton Valley 8971 Ox Road Lorton, VA	2003	109,677	Giant Food	94%	Aug. 2025	$53,250,000	$485.52
The Station at Riverdale Park 6611 Baltimore Avenue Riverdale Park, MD	2017	163,524	Gold’s Gym and Whole Foods	88%	Apr. 2025	$69,150,000	$422.87
Short Pump Station 11331 West Broad Street Glen Allen, VA	2007	91,369	Petco, Trader Joe’s and Ulta	97%	Dec. 2024	$54,962,000	$601.54
The Shoppes at English Village 1460 Bethlehem Pike North Wales, PA	2003	103,325	Trader Joe’s and Iron Hill Brewery	95%	Nov. 2024	$53,600,000	$518.75
LaCenterra at Cinco Ranch 23501 Cinco Ranch Boulevard Katy, TX	2007	409,484	Alamo Drafthouse Cinema and Trader Joe’s	93%	Jul. 2025	$223,000,000	$544.59
Oklahoma City Open-Air Collection 6100 North Western Avenue Oklahoma City, OK	1964	364,759	Whole Foods, BC Clark, Trader Joe’s and Bassett Furniture	96%	Jun. 2025	$212,000,000	$581.21
Crossroads Shopping Center 15600 Northeast 8th Street Bellevue, WA	1962	460,725	Dick’s, QFC, Joann, Michaels, CostPlus World Market and Planet	98%	Jan. 2025	$224,000,000	$486.19

Source: Appraisal.

(1)	Information other than Year Built is based on the underwritten rent roll dated July 31, 2025.

The following table presents certain information relating to comparable big box retail tenants with respect to the Burke Centre Property:

Comparable Leases Summary
Property/Location	Year Built / Renovated	Tenant Name	Tenant Size (SF)	Lease Date	Lease Term (yrs)	Rent PSF	Lease Type
Burke Centre (subject)(1) 5649-5815 Burke Centre Parkway Burke, VA	1980 / NAP	Kohl’s	87,127	Apr. 2024	5	$20.18	Net
Newport Centre 30 Mall Drive West Jersey City, NJ	1987 / 2006	Dick’s House of Sport	82,508	Jan. 2025	10	$27.00	Net
Ridge at Creekside/Creekside Plaza 1112-1164 Galleria Boulevard Roseville, CA	2002 / 2007	Floor & Décor	80,874	Sep. 2024	10	$18.54	Net
Pathmark Supercenter 130 Midland Avenue Port Chester, NY	2023 / NAP	Floor & Décor	80,000	Dec. 2023	20	$22.50	Net
Former Sears Department Store 1400 Willowbrook Mall Wayne, NJ	1969 / 2022	BJ’s	105,031	Apr. 2023	19	$16.00	Net
Lynnhaven East 2701 North Mall Drive Virginia Beach, VA	1987 / NAP	Academy Sports	65,297	Dec. 2024	15	$17.00	Net
Washington Square 3700 Plank Road Fredericksburg, VA	1993 / NAP	Sportsman Warehouse	70,000	Oct. 2022	10	$12.00	Net
Woodmore Towne Centre 2700 Campus Way North Upper Marlboro, MD	2010 / 2017	At Home	96,446	Jul. 2021	10	$9.75	Net
LifeTime Fitness 7801 Limestone Drive Gainesville, VA	2019 /NAP	Life Time Fitness	110,000	Mar. 2020	25	$18.26	Net

Source: Appraisal.

(1)	Information other than Year Built is based on the underwritten rent roll dated July 31, 2025.

A-3-25

Retail – Anchored	Loan #3	Cut-off Date Balance:	$88,000,000
5649-5815 Burke Centre Parkway	Burke Centre	Cut-off Date LTV:	68.1%
Burke, VA 22015		UW NCF DSCR:	1.34x
		UW NOI Debt Yield:	9.2%

The following table presents certain information relating to comparable grocery retail tenants with respect to the Burke Centre Property:

Comparable Leases Summary
Property/Location	Year Built / Renovated	Tenant Name	Tenant Size (SF)	Lease Date	Lease Term (yrs)	Rent PSF	Lease Type
Burke Centre (subject)(1) 5649-5815 Burke Centre Parkway Burke, VA	1980 / NAP	Safeway Store	56,371	Feb. 2022	5	$6.03	Net
The Galvan at Twinbrook 1800 Rockville Pike Rockville, MD	2016 / NAP	Go Fresh 365	62,753	Jan. 2025	20	$16.00	Net
Damascus Shopping Center 9807 Main Street Damascus, MD	1972 / 2008	Safeway	46,711	Jan. 2025	10	$18.50	Net
St. Thomas Shopping Center 9900 Reisterstown Road Owings Mills, MD	1980 / 2023	Amazon Fresh	34,910	Apr. 2024	10	$18.00	Net
Maryland City Plaza 3401 Laurel Fort Meade Road Laurel, MD	1987 / NAP	Shopper Food Warehouse	59,317	Mar. 2023	10	$18.00	Net
The Shoppes at Livingston Square 9598 Livingston Road Fort Washington, MD	1976 / 2021	Giant Food	42,980	Nov. 2022	20	$16.87	Net
Bull Run Plaza Manassas, VA 11010 Sudley Manor Drive	1987 / NAP	Giant Food	60,000	Mar. 2022	20	$12.50	Net
Fairfax Court 11282 James Swart circle Fairfax, VA	1992 /NAP	Great Wall Supermarket	38,876	Oct. 2021	15	$17.00	Net

Source: Appraisal.

(1)	Information is based on the underwritten rent roll dated July 31, 2025 other than Year Built.

The following table presents certain information relating to comparable in line retail tenants with respect to the Burke Centre Property:

Comparable Leases Summary
Property/Location	Year Built / Renovated	Tenant Name	Tenant Size (SF)	Lease Date	Lease Term (yrs)	Rent PSF	Lease Type
Burke Centre (subject)(1) 5649-5815 Burke Centre Parkway Burke, VA	1980 / NAP	CVS Pharmacy Chick-Fil-A	11,168 4,779	Jun. 2020 May 2017	10 15	$41.79 $29.92	Mod. Gross Net
Sugarland Crossing 46920 Leesburg Pike Sterling, VA	1975 / 2000	Running Dish Sushi & Hot Pot	10,180	Jun. 2024	10	$23.00	Net
Germantown Commons 12940 Middlebrook Road Germantown, MD	1982 / 2005	Big Blue Swim School	11,900	Feb. 2024	10	$20.00	Net
Shops at Waldorf 2925 Festival Way Waldorf, MD	1983 / NAP	Five Below	10,401	Sep. 2023	10	$20.00	Net
Plaza America 11610 Plaza America Drive Reston, VA	1995 / NAP	Sola Salon Studios	12,103	Apr. 2023	10	$24.00	Net
Plaza I & II at Virginia Gateway 13029 & 13225 Gateway Center Drive Gainesville, VA	2005 / NAP	Ulta Salon	10,395	Jan. 2023	10	$23.00	Net
Woodmore Towne Centre 2700 Campus Way North Upper Marlboro, MD	2010 / 2017	Nike	15,000	Aug. 2022	5	$23.00	Net
Fair Lakes Center 12993 Fair Lakes Parkway Fairfax, VA	1992 / 2001	Rockler Woodworking & Hardware	12,351	Jun. 2022	10	$25.00	Net
Stonebridge at Potomac Towne Center 14900 Potomac Towne Place Woodbridge, VA	2007 / 2012	Barnes & Noble	11,223	Mar. 2022	10	$24.95	Net

Source: Appraisal.

(1)	Information is based on the underwritten rent roll dated July 31, 2025 other than Year Built.

Appraisal. The appraisal concluded to an “As-Is” value for the Burke Centre Property of $129,300,000 as of August 14, 2025. Additionally, the appraisal provided an “As-Is” value for the Kohl’s parcel only of $22,400,000 as of August 14, 2025.

A-3-26

Retail – Anchored	Loan #3	Cut-off Date Balance:	$88,000,000
5649-5815 Burke Centre Parkway	Burke Centre	Cut-off Date LTV:	68.1%
Burke, VA 22015		UW NCF DSCR:	1.34x
		UW NOI Debt Yield:	9.2%

Environmental Matters. According to the Phase I environmental site assessment dated March 24, 2025, there was no evidence of any recognized environmental conditions at the Burke Centre Property. The ESA identified two controlled recognized environmental conditions at the Burke Centre Property. See “Description of the Mortgage Pool—Environmental Considerations” in the prospectus.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Burke Centre Property:

Cash Flow Analysis
	2021	2022	2023	2024	UW	UW PSF
Gross Potential Rent	$8,230,227	$7,895,419	$7,952,042	$8,302,452	$8,804,503(1)(2)	$34.27
Reimbursements	$1,178,576	$1,290,209	$1,414,410	$1,341,637	$1,792,068	$6.97
Other Income(3)	$33,502	$7,177	$76,237	$24,914	$25,380	$0.10
Less Vacancy & Credit Loss	($198,739)	($73,847)	($97,828)	($1,444)	($529,829)	($2.06)
Effective Gross Income	$9,243,566	$9,118,958	$9,344,861	$9,667,560	$10,092,123	$39.28

Real Estate Taxes	$737,970	$774,904	$805,148	$842,320	$901,927	$3.51
Insurance	$60,552	$65,477	$69,406	$69,191	$184,710	$0.72
Other Expenses	$813,894	$892,915	$994,459	$766,405	$957,038	$3.72
Total Expenses	$1,612,416	$1,733,296	$1,869,013	$1,677,915	$2,043,675	$7.95

Net Operating Income	$7,631,150	$7,385,661	$7,475,848	$7,989,644	$8,048,448	$31.32
Capital Expenditures	$0	$0	$0	$0	$46,861	$0.18
TI/LC	$0	$0	$0	$0	$339,028	$1.32
Net Cash Flow	$7,631,150	$7,385,661	$7,475,848	$7,989,644	$7,662,559	$29.82

Occupancy %	97.6%	98.5%	98.7%	99.0%	100.0%(4)
NOI DSCR	1.34x	1.30x	1.31x	1.40x	1.41x
NCF DSCR	1.34x	1.30x	1.31x	1.40x	1.34x
NOI Debt Yield	8.7%	8.4%	8.5%	9.1%	9.1%
NCF Debt Yield	8.7%	8.4%	8.5%	9.1%	8.7%

(1)	Based on the underwritten rent roll dated as of July 31, 2025.
(2)	Includes $145,175 of contractual rent steps through August 2026.
(3)	Other Income includes $15,300 for leased electric parking spaces and miscellaneous income.
(4)	UW Occupancy % is based on the underwritten rent roll dated as of July 31, 2025.

Escrows and Reserves.

At origination, the borrower was required to deposit into escrow (i) $467,355 for real estate taxes, (ii) $124,904 for insurance premiums, (iii) $52,784 for required repairs, (iv) $39,500 for an environmental reserve and (v) approximately $116,440 for outstanding tenant improvement and leasing commission (“TI/LC”) obligations.

Tax Reserve – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated tax payments payable during the next ensuing 12 months (initially approximately $93,471 monthly).

Insurance Escrow – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated insurance premiums payable for the renewal of the insurance policies covering the Burke Centre Property (initially approximately $12,491 monthly). However, the borrower will not be required to make the monthly insurance reserve deposit if (i) no event of default is continuing, (ii) the liability and casualty policies maintained by the borrower covering the Burke Centre Property are part of a blanket or umbrella policy approved by the lender in its reasonable discretion, and (iii) the borrower provides the lender reasonably acceptable evidence of renewal of such policies and payment of the insurance premiums by no later than five days prior to the expiration dates of the policies.

Capital Expenditure Reserve – On a monthly basis, the borrower is required to escrow $3,905 for annual capital expenditures approved by the lender. If there is a partial release of the Kohl’s Parcel (as defined below), the amount of the monthly deposit required must be proportionately reduced based on the square footage of the Kohl’s Parcel.

TI/LC Reserve – On a monthly basis, the borrower is required to escrow $21,413 for tenant improvements and leasing commissions; provided that the borrower will not be required to make such deposit on any monthly payment date on which the amount in such reserve is greater than $770,875. If there is a partial release of the Kohl’s Parcel, the amount of the monthly deposit required must be proportionately reduced based on the square footage of the Kohl’s Parcel.

A-3-27

Retail – Anchored	Loan #3	Cut-off Date Balance:	$88,000,000
5649-5815 Burke Centre Parkway	Burke Centre	Cut-off Date LTV:	68.1%
Burke, VA 22015		UW NCF DSCR:	1.34x
		UW NOI Debt Yield:	9.2%

Lockbox and Cash Management. The Burke Centre Mortgage Loan is structured with a springing lockbox and springing cash management. Upon the occurrence of a Cash Sweep Event Period (as defined below), the borrower is required to establish a lender controlled lockbox account and a lender controlled cash management account. During any Cash Sweep Event Period, all rents must be deposited into the lockbox account and swept on each business day to the cash management account. Provided no event of default is continuing, on each monthly payment date during a Cash Sweep Event Period, all funds in the cash management account as of the end of the prior month are required to be applied (i) to fund the required tax and insurance reserve deposits, if any, as described above under “Escrows and Reserves,” (ii) to fund the payment of debt service on the Burke Centre Mortgage Loan, (iii) to fund the required monthly deposits into the replacement reserve and the TI/LC reserve, as described above under “Escrows and Reserves,” (iv) to pay operating expenses set forth in the annual budget (which is required to be approved by the lender during a Cash Sweep Event Period) and lender-approved extraordinary expenses, and (v) to deposit all remaining amounts into an excess cash flow account to be held as additional collateral for the Burke Centre Mortgage Loan during the continuance of a Cash Sweep Event Period (provided that so long as no event of default is continuing, the lender is required to disburse amounts in such account to pay budgeted operating expenses to the extent amounts disbursed to the borrower for such expenses as described above are insufficient). Upon the termination of any Cash Sweep Event Period, all funds on deposit in such excess cash flow account are required to be returned to the borrower.

A “Cash Sweep Event Period” commences upon the earliest to occur of (i) an event of default, (ii) the debt service coverage ratio falling below 1.20x as of the end of any calendar quarter, and (iii) a Material Tenant Cash Sweep Event Period (as defined below).

A Cash Sweep Event Period ends upon, as applicable, (x) the cure (if applicable) or waiver of the event of default, (y) the debt service coverage ratio being at least 1.20x for two consecutive calendar quarters, or (z) the Material Tenant Cash Sweep Event Period ceasing to exist upon (1) satisfaction of the Material Tenant Cure Conditions (as defined below), (2) the satisfaction of the Master Lease Cure Conditions (as defined below), or (3) the occurrence of a Material Tenant Re-Tenanting Event (as defined below).

“Material Tenant” means, as applicable, (i) Kohl’s, (ii) Safeway and (iii) any other lessee(s) of any applicable Material Tenant space (or any portion thereof).

“Material Tenant Cash Sweep Event Period” means a period (A) commencing on the first to occur of (i) a Material Tenant being in monetary or material non-monetary default under its lease, (ii) a Material Tenant ceasing to operate its business in its space (or applicable portion thereof), unless due to a renovation or a restoration following a casualty or condemnation, in each case in accordance with the terms of the loan agreement, (iii) a Material Tenant giving notice that it is terminating its lease for all or any portion of its space, (iv) any termination or cancellation of any Material Tenant lease (including, without limitation, rejection in any bankruptcy or similar insolvency proceeding) and/or any Material Tenant lease failing to otherwise be in full force and effect, (v) any bankruptcy or similar insolvency of a Material Tenant, or (vi) a Material Tenant failing to extend or renew the applicable Material Tenant lease on or prior to the date that is nine months prior to expiration for a term of at least five years; and (B) expiring upon the first to occur of (1) the satisfaction of the Master Lease Cure Conditions or (2) the lender’s receipt of reasonably acceptable evidence (which may, include, without limitation, a duly executed estoppel certificate from the applicable Material Tenant confirming the satisfaction of the Material Tenant Cure Conditions or a Material Tenant Re-Tenanting Event, as applicable) of (x) the satisfaction of the Material Tenant Cure Conditions or (y) the occurrence of a Material Tenant Re-Tenanting Event.

“Material Tenant Cure Conditions” means each of the following, as applicable: (i) with respect to any Material Tenant Cash Sweep Event Period under clause (A)(i) above, the applicable Material Tenant has cured all monetary and material nonmonetary defaults under its lease, (ii) with respect to any Material Tenant Cash Sweep Event Period under clause (A)(ii) above, the applicable Material Tenant recommences business operations in the entirety of its space, (iii) with respect to any Material Tenant Cash Sweep Event Period under clause (A)(iii) above, the applicable Material Tenant has revoked or rescinded all termination or cancellation notices and has re-affirmed its lease as being in full force and effect, (iv) with respect to any Material Tenant Cash Sweep Event Period under clause (A)(v) above, the applicable Material Tenant is no longer insolvent or subject to any bankruptcy or insolvency proceedings and has affirmed its lease pursuant to final, non-appealable order of a court of competent jurisdiction, (v) with respect to any Material Tenant Cash Sweep Event Period under clause (A)(vi) above, the applicable Material Tenant has renewed or extended its lease in accordance with the terms of the Burke Centre Mortgage Loan documents and lease for at least five years, and/or (vi) with respect to any Material Tenant Cash Sweep Event Period, the applicable Material Tenant is paying full, unabated rent under its lease.

“Material Tenant Re-Tenanting Event” means each of the following: (i) the borrower leasing the entirety of the applicable Material Tenant space for at least five years in accordance with the applicable terms and conditions of the Burke Centre Mortgage Loan documents, and the applicable tenant(s) under such lease(s) being in actual, physical occupancy of, and open to the public for business in, their leased space(s), (ii) either (a) there are no tenant improvements, tenant improvement allowances or leasing commissions due and payable in connection with such replacement lease(s), or (b) the borrower deposits with the lender such amounts, (iii) either (a) the applicable new tenant(s) is(are) paying full, unabated rent under its applicable lease(s), or (b) the borrower deposits with the lender the amount of any applicable rent concessions, free rent or rent credits under the new lease(s); and (iv) such lease(s) may not be revoked, rescinded, terminated or cancelled by the tenant (other than (1) in connection with a casualty or condemnation or (2) a termination right that is exercisable not sooner than one year following the maturity date of the Burke Centre Mortgage Loan).

“Master Lease Cure Conditions” means, among other conditions, (i) the borrower has entered into a master lease in form and substance acceptable to the lender and with monthly rent at least equal to the monthly rent under the Material Tenant lease which caused the applicable Material Tenant Cash Sweep Event Period, with an affiliate of the borrower or guarantor (which affiliate is not the subject of a bankruptcy or similar proceeding, has not been convicted of a violation of national security laws, anti-corruption laws, or a felony involving fraud or moral turpitude, and satisfies know your customer requirements), (ii) the borrower provides a guaranty of such master lease from an entity which has a minimum net worth of $100,000,000 and minimum liquidity of $10,000,000, (iii) such master lease and guaranty satisfy REMIC requirements, to the extent applicable, and (iv) the lender has received legal opinions reasonably required by it in connection with the foregoing (including without limitation a new non-consolidation opinion). A Material Tenant Cash Sweep Event Period will cease to be cured by the Master Lease Cure Conditions in the event of a default or termination of the master lease or bankruptcy proceeding with respect to the master tenant. If a Material Tenant Cash Sweep Event Period is cured by satisfaction of the Master Lease Cure Conditions, and thereafter the Material Tenant Cure Conditions or a Material Tenant Re-Tenanting Event occurs in accordance with the Burke Centre Mortgage Loan documents, the master lease and related guaranty will automatically terminate.

A-3-28

Retail – Anchored	Loan #3	Cut-off Date Balance:	$88,000,000
5649-5815 Burke Centre Parkway	Burke Centre	Cut-off Date LTV:	68.1%
Burke, VA 22015		UW NCF DSCR:	1.34x
		UW NOI Debt Yield:	9.2%

Partial Release. Provided no event of default has occurred and remains uncured and provided that the borrower determines to sell such parcel to a third party, the borrower may obtain the release of the parcel which Kohl’s currently ground leases (the “Kohl’s Parcel”) upon satisfaction of certain conditions set forth in the Burke Centre Mortgage Loan documents, including, without limitation, the following: (i) the borrower prepays the greater of (i) $22,400,000 and (ii) an amount sufficient to comply with item (ii) below, and (if prior to the open period) pays a prepayment fee equal to the greater of a yield maintenance premium and 1.00% of the amount prepaid, (ii) the debt yield for the remainder of the Burke Centre Property will be no less than 8.25% after giving effect to the partial release, and (iii) satisfaction of REMIC related conditions.

Right of First Offer / Right of First Refusal. The tenant Taco Bell has a right of first refusal and the tenant Chick-Fil-A has a right of first offer for their respective leased premises.

Terrorism Insurance. The Burke Centre Mortgage Loan documents require that the borrower maintain comprehensive “all risk” or “special form” property insurance covering perils of terrorism and acts of terrorism in an amount equal to 100% of the full replacement cost of the improvements, together with business income/loss of rents insurance for at least 18 months, with an extended period of indemnity of up to 12 months. If acts of terrorism, other similar acts or events, or “fire following” such acts or events are excluded from the borrower’s comprehensive all risk policies, the borrower is required to obtain an endorsement to such policies or a separate policy, from insurers satisfactory to the lender, insuring against all such excluded acts or events and “fire following” in amounts not less than full replacement cost plus the required business income/loss of rents coverage. Notwithstanding the foregoing, for so long as the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (including any extensions thereof, “TRIPRA”) or another federal governmental program providing substantially similar protections is in effect and continues to cover both domestic and foreign acts of terrorism, the lender is required to accept terrorism insurance that covers “covered acts” as defined by TRIPRA (or such other program) as full compliance with the terrorism insurance requirements described above. See “Risk Factors–Relating to the Mortgage Loans–Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

A-3-29

Retail – Outlet Center	Loan #4	Cut-off Date Balance:	$84,000,000
5103-5135 Factory Shops Boulevard	Ellenton Premium Outlets	Cut-off Date LTV:	60.6%
Ellenton, FL 34222		UW NCF DSCR:	2.31x
		UW NOI Debt Yield:	15.2%

ELLENTON
PREMIUM
OUTLETS

POLO RALPH LAUREN
ELLENTON
PREMIUM
OUTLETS

ELLENTON
PREMIUM
OUTLETS
UNDER ARMOUR

POLO RALPH LAUREN

TOMMY HILFIGER
TOMMY HILFIGER

VANS
Fragrance
Outlet

COACH
COACH

A-3-30

Retail – Outlet Center	Loan #4	Cut-off Date Balance:	$84,000,000
5103-5135 Factory Shops Boulevard	Ellenton Premium Outlets	Cut-off Date LTV:	60.6%
Ellenton, FL 34222		UW NCF DSCR:	2.31x
		UW NOI Debt Yield:	15.2%

A-3-31

Retail – Outlet Center	Loan #4	Cut-off Date Balance:	$84,000,000
5103-5135 Factory Shops Boulevard	Ellenton Premium Outlets	Cut-off Date LTV:	60.6%
Ellenton, FL 34222		UW NCF DSCR:	2.31x
		UW NOI Debt Yield:	15.2%

Tampa 36 miles
HILLSBOROUGH COUNTY
Airport Manatee
Tampa Bay
Tamiami Trail
Terra Ceia Preserve State Park
Moccasin Wallow Golf Club
St. Petersburg 15 miles
SUNSHINE SKYWAY BRIDGE
Terra Ceia
69th St E.
Parrish
Golf Course Rd
Terra Ceia Aquatic Preserve
Terra Ceia Bay
S. Tamiami Trail
49th St E.
39th St E.
Mendoza Rd
36th Ave E.
Ellenton Ice and Sports Complex
Erie Rd
Creekside Commons
Parkwood Square Shopping Center
The Club at River Wilderness
Fort Hamer Rd
Terra Ceia Bay Country Club
Memphis
Snead Island
Memphis Rd
Ellenton
Ellenton Premium Outlets
5103-5135 Factory Shops Boulevard
Ellenton, FL 34222
Palmetto
8th Ave W.
Palmetto Village
Bradenton Area Convention Center
Manatee River
Waterlefe Golf and River Club
Upper Manatee River Rd
River Strand Golf and Country Club
West Bradenton
Manatee Memorial Hospital
Manatee Ave W.
Manatee Ave E.
Tom Bennett Park
DOWNTOWN BRADENTON
Manatee Village Historical Park
Traveler's Oasis
Links at Greenfield Plantation
Bradenton Country Club
17th Ave W.
LECOM Park
27th St E.
Braden River
Lakewood Ranch Plaza
Rye Rd E.
HCA Florida Blake Hospital
G.T. Bray Park
Bradenton
West Samoset
MANATEE COUNTY
59th St W.
Cortez Rd
College Plaza
Cortez Plaza
South Bradenton
301 Blvd W.
Manatee County Golf Course
Oneco Town Center
53rd Ave W.
Manatee Technical College W. Campus
53rd Ave E.
Washington Blvd
Rosedale Golf and Country Club
Creekwood Crossing
Lorraine Rd
IMG Academy
Bayshore Gardens
Oneco
Tara Golf and Country Club
Lakewood Walk
State College of Florida - SCF Bradenton
Bayshore Gardens Shopping Ctr.
63rd Ave E.
Lockwood Ridge Rd
Honore Ave
The River Club
Sara Bay Golf and Country Club
9th St E.
Whitfield Ave
Whitfield
Lakewood Ranch Blvd
Sarasota Bay
Sarasota/ Bradenton Intl. Airport
Tallevast Rd
Palm-Aire Country Club
University Park Country Club
USF Sarasota-Manatee
University Park
Shoppes at University Center
Main Street at Lakewood Ranch
Centre at University Parkway
New College of Florida
University Pkwy
The Mall at University Town Center
Sarasota
SARASOTA COUNTY
Ocala
Daytona Beach
Atlantic Ocean
Deltona
Sanford
Spring Hill
Winter Park
ORLANDO
Kissimmee
Melbourne
Palm Bay
TAMPA
Lakeland
Clearwater
Brandon
Winter Haven
ST PETERSBURG
Ft. Meade
Bradenton
Ellenton
Wauchula
Sebring
Port St. Lucie
Sarasota
Arcadia
Gulf of Mexico
Port Charlotte
Lake Okeechobee
Cape Coral
Ft. Myers
Belle Glade

A-3-32

Mortgage Loan No. 4 – Ellenton Premium Outlets

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Single Asset
				Location:	Ellenton, FL 34222
Original Balance(1):	$84,000,000			General Property Type:	Retail
Cut-off Date Balance(1):	$84,000,000			Detailed Property Type:	Outlet Center
% of Initial Pool Balance:	8.3%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	1991/2015
Borrower Sponsor:	Simon Property Group, L.P.			Size:	477,175 SF
Guarantor:	Simon Property Group, L.P.			Cut-off Date Balance PSF(1):	$251
Mortgage Rate:	6.2080%			Maturity Date Balance PSF(1):	$251
Note Date:	11/18/2025			Property Manager:	Simon Management Associates, LLC
Maturity Date:	12/1/2035				(borrower-related)
Original Term to Maturity:	120 months			Underwriting and Financial Information
Original Amortization Term:	0 months			UW NOI:	$18,228,803
IO Period:	120 months			UW NCF:	$17,436,692
Seasoning:	0 months			UW NOI Debt Yield(1):	15.2%
Prepayment Provisions(2):	L(24),D(89),O(7)			UW NCF Debt Yield(1):	14.5%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity(1):	15.2%
Additional Debt Type(1):	Pari Passu			UW NCF DSCR(1):	2.31x
Additional Debt Balance(1):	$36,000,000			Most Recent NOI:	$19,698,987 (9/30/2025 TTM)
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI:	$18,986,213 (12/31/2024)
				3rd Most Recent NOI:	$18,777,241 (12/31/2023)
Reserves(3)				Most Recent Occupancy(5):	84.4% (10/15/2025)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy(6):	85.2% (12/31/2024)
RE Taxes:	$0	Springing	NAP	3rd Most Recent Occupancy(6):	85.2% (12/31/2023)
Insurance:	$0	Springing	NAP	Appraised Value (as of):	$198,000,000 (8/21/2025)
Replacement Reserve:	$0	Springing	NAP	Appraised Value PSF:	$415
TI/LC Reserve:	$0	$60,000	$1,432,000	Cut-off Date LTV Ratio(1):	60.6%
Outstanding TI/LC Reserve(4):	$1,472,100	$0	NAP	Maturity Date LTV Ratio(1):	60.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount:	$120,000,000	66.9%	Loan Payoff:	$178,650,473	99.6%
Borrower Sponsor Equity:	$59,439,911	33.1%	Closing Costs:	$789,438	0.4%
Total Sources:	$179,439,911	100.0%	Total Uses:	$179,439,911	100.0%

(1)	The Ellenton Premium Outlets Mortgage Loan (as defined below) is part of the Ellenton Premium Outlets Whole Loan (as defined below), which is evidenced by four pari passu promissory notes with an aggregate principal balance of $120,000,000. The Cut-off Date Balance PSF, Maturity Date Balance PSF, UW NOI Debt Yield, UW NCF Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the Ellenton Premium Outlets Whole Loan.
(2)	Defeasance of the Ellenton Premium Outlets Whole Loan is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last portion of the Ellenton Premium Outlets Whole Loan to be securitized and (b) December 1, 2028. The assumed defeasance lockout period of 24 payments is based on the closing date of this transaction in December 2025.
(3)	See “Escrows and Reserves” below for further discussion of reserve information.
(4)	The borrower sponsor provided a guaranty in lieu of the Outstanding TI/LC Reserve.
(5)	The Ellenton Premium Outlets Property (as defined below) was 96.1% occupied as of October 15, 2025, including the Retail Development Program (“RDP”) tenants. These tenants have been excluded from the underwriting as RDP lease terms are for less than a year and can be terminated by the landlord at any time with 30 days’ notice.
(6)	Historical occupancies exclude RDP tenants.

The Mortgage Loan. The fourth largest mortgage loan (the “Ellenton Premium Outlets Mortgage Loan”) is part of a whole loan (the “Ellenton Premium Outlets Whole Loan”) that is evidenced by four pari passu promissory notes in the aggregate original principal amount of $120,000,000 and secured by a first priority fee mortgage encumbering a 477,175 SF retail outlet center located in Ellenton, Florida (the “Ellenton Premium Outlets Property”). The Ellenton Premium Outlets Whole Loan was co-originated by Bank of America, N.A. and Societe Generale Financial Corporation. The Ellenton Premium Outlets Mortgage Loan is evidenced by the controlling Note A-1 and the non-controlling Note A-2, with an aggregate original principal balance of $84,000,000. The promissory notes comprising the Ellenton Premium Outlets Whole Loan are summarized in the below table. The Ellenton Premium Outlets Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BANK 2025-BNK51 securitization trust. The relationship between the holders of the Ellenton Premium Outlets Whole Loan is governed by a co-lender agreement. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the prospectus.

A-3-33

Retail – Outlet Center	Loan #4	Cut-off Date Balance:	$84,000,000
5103-5135 Factory Shops Boulevard	Ellenton Premium Outlets	Cut-off Date LTV:	60.6%
Ellenton, FL 34222		UW NCF DSCR:	2.31x
		UW NOI Debt Yield:	15.2%

The table below identifies the promissory notes that comprise the Ellenton Premium Outlets Whole Loan.

Ellenton Premium Outlets Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$70,000,000	$70,000,000	BANK 2025-BNK51	Yes
A-2	$14,000,000	$14,000,000	BANK 2025-BNK51	No
A-3(1)	$24,000,000	$24,000,000	Societe Generale Financial Corporation	No
A-4(1)	$12,000,000	$12,000,000	Societe Generale Financial Corporation	No
Total	$120,000,000	$120,000,000
(1)	Expected to be contributed to one or more future securitization transactions or may otherwise be transferred at any time.

The Borrower and the Borrower Sponsor. The borrower for the Ellenton Premium Outlets Whole Loan is Gulf Coast Factory Shops Limited Partnership, an Illinois limited partnership and single purpose entity. The non-recourse carveout guarantor and borrower sponsor for the Ellenton Premium Outlets Whole Loan is Simon Property Group, L.P. (“Simon”). Simon’s liability as the non-recourse carveout guarantor (or if any affiliate of Simon Property Group, L.P. is the non-recourse carveout guarantor) is limited to 20% ($24,000,000) of the original principal amount of the Ellenton Premium Outlets Whole Loan, plus all reasonable out-of-pocket costs and expenses incurred in the enforcement of the guaranty or preservation of the lender’s rights under the guaranty.

Simon is the operating partnership of Simon Property Group Inc. (NYSE: SPG / S&P: A-), which is in the ownership of shopping, dining, entertainment and mixed-use destinations and an S&P 100 company. As of June 30, 2025, Simon Property Group, Inc., had ownership interests in 194 income-producing properties in the United States, which consisted of 92 malls, fourteen Mills, 70 premium outlets, six lifestyle centers and twelve other retail properties across 37 states and Puerto Rico. Additionally, as of June 30, 2025, Simon had ownership interests in 38 international premium outlets, designer outlets and luxury outlet properties primarily located in Asia, Europe and Canada. Simon Property Group, Inc. also owns, through its acquisition of The Taubman Realty Group, LLC, interests in an additional 22 regional, super-regional, and outlet malls in the United States and Asia. Simon also has a 22.4% equity stake (as of June 30, 2025) in Klépierre SA, a publicly traded, Paris-based real estate company, which has ownership interests in shopping centers located in 14 countries in Europe. As of November 2025, Simon had a market cap of approximately $70 billion.

The Property. The Ellenton Premium Outlets Property is a 477,175 SF retail outlet center located in Ellenton, Florida. The Ellenton Premium Outlets Property is comprised of seven buildings situated on 70.05 acres. Parking is provided by 2,400 surface spaces, equating to a ratio of 5.03 spaces per 1,000 SF of NRA. The Ellenton Premium Outlets Property was originally developed in 1991 by Prime Outlets, which was subsequently acquired by the borrower sponsor in 2009. Since acquisition, the borrower sponsor has invested approximately $4.6 million in various capital improvements including landscaping, HVAC, fire safety, roof replacement, paving, lighting, furniture and signage. The Ellenton Premium Outlets Property is the largest outlet shopping center in Southwest Florida serving residents and the approximately 2.9 million annual visitors to the area.

As of October 15, 2025, the Ellenton Premium Outlets Property was 84.4% occupied by a granular rent roll consisting of approximately 86 unique tenants (96.1% occupied including 24 RDP tenants), with no single tenant occupying more than 4.9% of NRA or contributing more than 4.5% of underwritten rent. Historical occupancy at the Ellenton Premium Outlets Property has averaged 98.5%, including RDP tenants, since 2022. The ten largest tenants at the Ellenton Premium Outlets Property account for approximately 23.0% of the underwritten rent. The Ellenton Premium Outlets Property is anchored by Saks Fifth Avenue Off Fifth, V.F. Factory Outlet, Gap Outlet, Nike Factory Store, Adidas, Under Armour and Old Navy, and is home to many national brands including J. Crew Factory Store, Victoria's Secret Clearance, Columbia Sportswear Company, Banana Republic Factory Store, American Eagle Outfitters, Kate Spade and Ann Taylor Factory Store, as well as an indoor food court.

As of the trailing-12 months ending August 31, 2025, the Ellenton Premium Outlets Property generated total sales of approximately $157.1 million. Over the same time period, inline tenants with less than 10,000 SF generated sales of $406 PSF (at an occupancy cost of 13.7%). The comparable store sales at the Ellenton Premium Outlets Property (as shown below) have declined moderately. A major reason for the decline is the disruption in nearby traffic due to the reconstruction of nearby highways I-75 and US 301 by the Florida Department of Transportation. This reconstruction was completed by the end of October 2025.

The following table contains sales history for the Ellenton Premium Outlets Property:

Sales History(1)
	2019	2020(2)	2021	2022	2023	2024	August 2025 TTM
Gross Mall Sales	$174,106,899	$124,418,644	$165,570,307	$176,959,669	$164,356,846	$158,840,445	$157,075,402
Sales PSF (Inline < 10,000 SF)	$437	$299	$452	$464	$430(3)	$406(3)	$406(3)
Occupancy Cost (Inline < 10,000 SF)	14.8%	19.3%	14.4%	14.1%	13.4%(3)	14.3%(3)	13.7%(3)

(1)	Information is as provided by the borrower sponsor, and only includes tenants reporting sales.
(2)	The Ellenton Premium Outlets was closed between March 18, 2020 and May 4, 2020 due to COVID-19 restrictions.
(3)	For 2023 onwards, Simon adjusted its comparable sales reporting to include inline stores less than 20,000. The comparable inline sales PSF for this revised reporting methodology are $447 PSF, $420 PSF and $420 PSF for 2023, 2024 and TTM August 2025, respectively.

A-3-34

Retail – Outlet Center	Loan #4	Cut-off Date Balance:	$84,000,000
5103-5135 Factory Shops Boulevard	Ellenton Premium Outlets	Cut-off Date LTV:	60.6%
Ellenton, FL 34222		UW NCF DSCR:	2.31x
		UW NOI Debt Yield:	15.2%

The following table contains anchor and major tenant sales history at the Ellenton Premium Outlets Property:

Tenant Sales
					August 2025 TTM
Tenant	SF	2022 Sales/PSF(1)	2023 Sales/PSF(1)	2024 Sales/PSF(1)	Sales PSF
V.F. Factory Outlet	23,272	$109	$118	$112	$115
Saks Fifth Avenue Off 5th	19,804	$232	$181	$152	$137
Nike Factory Store	15,076	$1,108	$1,094	$1,017	$1,052
Gap Outlet	11,429	$249	$252	$251	$255
Adidas	10,500	$632	$533	$510	$526
Under Armour	10,055	$578	$577	$538	$501
Polo Ralph Lauren	9,243	$615	$563	$572	$590
Columbia Sportswear Company	8,889	$677	$608	$689	$594
Victoria's Secret Clearance	8,116	$407	$446	$520	$566
Loft Outlet	7,680	$194	$209	$205	$201
Rack Room Shoes	7,137	$628	$554	$505	$499
Skechers	7,080	$426	$506	$505	$522
Calvin Klein	6,638	$251	$242	$241	$243
Charlotte Russe	6,587	$154	$161	$179	$196
American Eagle Outfitters	6,298	$577	$563	$600	$619

(1)	Information is as of December 31, of each respective year as provided by the borrower sponsor.

Major Tenants.

V.F. Factory Outlet (23,272 SF, 4.9% of NRA, 3.3% of underwritten base rent). VF Outlet, Inc., a division of Kontoor Brands, Inc., (NYSE: KTB) (S&P: BB-/Moody's: Ba2) is a unique discount clothing store chain that specializes in offering a wide selection of clothes, brands sizes and styles at low prices. In 2019, the company was split into Kontoor Brands, Inc. which holds the jeans and outlet stores (Wrangler, Lee, Helly Hansen, Musto and Rock & Republic brands and the VF Outlets), and VF Corporation which holds the sports apparel and footwear businesses (The North Face, Altra, icebreaker, Smartwool, Vans, Timberland, Eastpak, Kipling and Jansport). V.F. Factory Outlet has been a tenant at the Ellenton Premium Outlets Property since 2008 and has renewed its lease multiple times. The current lease extends through January 31, 2026 at a current base rent of $16.94 PSF plus overage rent equal to 10.0% of sales over a $2,800,000 ($120 PSF) breakpoint. As per the borrower sponsor, the tenant is currently negotiating a three-year renewal option through January 31, 2029, with base rent starting at $21.45 PSF. The renewal rent and lease expiration were underwritten; however, we cannot assure you whether the tenant will renew on the expected renewal terms or at all. V.F. Factory Outlet reported sales of $118 PSF in 2023, $112 PSF in 2024 and $115 PSF as of TTM August 2025.

Saks Fifth Avenue Off 5th (19,804 SF, 4.2% of NRA, 1.8% of underwritten base rent). Saks Fifth Avenue (“Saks”) is an American luxury department store chain headquartered in New York City. Founded by Andrew Saks, the company offers dresses, blazers, tops, sweaters, jeans, skirts, shoes, bags, jewelry, gift sets and accessories. The original store opened in the F Street shopping district of Washington, D.C. in 1867. Saks expanded into Manhattan with its Herald Square store in 1902 and flagship store on Fifth Avenue in 1924. The company currently has 42 stores across North America. In 1992, the company launched Saks Off 5th to sell off clearance merchandise at a reduced price. Saks Fifth Avenue Off 5th has been a tenant at the Ellenton Premium Outlets Property since May of 1996 and has renewed its lease multiple times. Its current lease extends through October 31, 2031. The tenant’s current base rent is $13.75 PSF. Saks Fifth Avenue Off Fifth reported sales of $181 PSF in 2023, $152 PSF 2024 and $137 PSF as of TTM August 2025.

Nike Factory Store (15,076 SF, 3.2% of NRA, 4.1% of underwritten base rent). Nike Factory Store (S&P: A+/Moody's: A2) offers Nike performance products and athletic wear at discounted prices. Nike operates different types of retail stores, and the primary difference between a Nike store and a Nike factory outlet lies in the types of products they offer and their pricing. These stores often sell products from previous seasons or with minor imperfections, such as cosmetic blemishes or discontinued styles. Nike factory outlet stores provide an opportunity to purchase Nike products at lower prices compared to regular retail stores. Prices are generally lower, with discounts ranging from 20% to 50% off regular retail prices. Nike Factory Store has been a tenant at the Ellenton Premium Outlets Property since March of 2014. The tenant’s lease expired in January 2025 and it is currently month-to-month with a current base rent of $27.50 PSF. As per the borrower sponsor, a lease renewal is pending that will extend the tenant's term through January 31, 2032 at an initial base rent of $41.01 PSF. The tenant will also be required to pay overage rent equal to 4.0% of sales over a $17.425 million ($1,156 PSF) breakpoint. The renewal rent and lease expiration were underwritten; however, we cannot assure you whether the tenant will renew on the expected renewal terms or at all. Nike Factory Store reported sales of $1,094 PSF in 2023, $1,017 PSF in 2024 and $1,052 PSF as of TTM August 2025.

A-3-35

Retail – Outlet Center	Loan #4	Cut-off Date Balance:	$84,000,000
5103-5135 Factory Shops Boulevard	Ellenton Premium Outlets	Cut-off Date LTV:	60.6%
Ellenton, FL 34222		UW NCF DSCR:	2.31x
		UW NOI Debt Yield:	15.2%

The following table presents certain information relating to the tenancy at the Ellenton Premium Outlets Property:

Tenant Summary(1)
							August 2025 TTM Sales(3)
Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(2)	Tenant SF	% of Total SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Sales $	Sales PSF	Occ. Cost	Lease Exp	Renewal Option	Term. Option
V.F. Factory Outlet(4)	NR/Ba2/BB-	23,272	4.9%	$499,249	3.3%	$21.45	$2,683,904	$115	18.6%	1/31/2029	None	None
Saks Fifth Avenue Off 5th	NR/NR/NR	19,804	4.2%	$272,305	1.8%	$13.75	$2,709,230	$137	14.5%	10/31/2031	None	None
Nike Factory Store(5)	NR/A2/A+	15,076	3.2%	$633,723	4.1%	$42.04	$16,053,852	$1,065	5.8%	1/31/2032	None	None
Old Navy	NR/Ba3/BB	12,771	2.7%	$260,528	1.7%	$20.40	NAV	NAV	NAV	11/30/2035	None	None
Gap Outlet	NR/Ba3/BB	11,429	2.4%	$252,228	1.6%	$22.07	$2,943,987	$258	16.8%	1/31/2027	None	None
Occupied Subtotal/Wtd. Avg.		82,352	17.3%	$1,918,033	12.5%	$23.29

Other Tenants		320,214	67.1%	$13,411,528	87.5%	$41.88
Occupied Total/Wtd. Avg.		402,566	84.4%	$15,329,561	100.0%	$38.08

Vacant Space		74,609	15.6%
Total/Wtd. Avg.		477,175	100.0%

(1)	Based on the underwritten rent roll dated October 15, 2025, UW Rent is inclusive of rent steps through December 2026, with adjustments made for executed leases, pending renewals and tenants that have given notice to vacate.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	All sales information is based upon information provided by the borrower sponsor. In certain instances, sales figures represent estimates because the tenants are not required to report, or otherwise may not have reported, sales information on a timely basis. Further, because sales are self-reported by tenants, such information is not independently verified by the borrower sponsor. Old Navy lease was executed in November 2025. Accordingly, no sales data is available for the tenant.
(4)	V.F. Factory Outlet’s lease is scheduled to expire on January 31, 2026. The tenant is currently negotiating a renewal option through January 31, 2029, with base rent starting at $21.45 PSF. The renewal rent and lease expiration were underwritten.
(5)	Nike Factory Store’s lease expired in January 2025 and the tenant is currently month-to-month. The tenant is currently negotiating a renewal option through January 31, 2032, with base rent starting at $42.02 PSF. The renewal rent and lease expiration were underwritten.

The following table presents certain information relating to the lease rollover schedule at the Ellenton Premium Outlets Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling	UW Rent PSF Rolling
MTM/2025	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2026	9	20,729	4.3%	4.3%	$1,114,150	7.3%	7.3%	$53.75
2027	18	76,845	16.1%	20.4%	$2,749,195	17.9%	25.2%	$35.78
2028	19	79,131	16.6%	37.0%	$2,639,157	17.2%	42.4%	$33.35
2029	19	89,489	18.8%	55.8%	$3,325,196	21.7%	64.1%	$37.16
2030	7	24,479	5.1%	60.9%	$1,295,809	8.5%	72.6%	$52.94
2031	8	57,059	12.0%	72.9%	$2,396,609	15.6%	88.2%	$42.00
2032	3	19,615	4.1%	77.0%	$785,400	5.1%	93.3%	$40.04
2033	3	13,455	2.8%	79.8%	$487,312	3.2%	96.5%	$36.22
2034	1	2,355	0.5%	80.3%	$98,069	0.6%	97.1%	$41.64
2035	2	19,409	4.1%	84.4%	$438,665	2.9%	100.0%	$22.60
2036 & Thereafter	0	0	0.0%	84.4%	$0	0.0%	100.0%	$0.00
Vacant	0	74,609	15.6%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.	89	477,175	100.0%		$15,329,561	100.0%		$38.08(3)

(1)	Based on the underwritten rent roll dated October 15, 2025, UW rent is inclusive of rent steps through December 2026, with adjustments made for executed leases, pending renewals and tenants that have given notice to vacate.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the related lease and are not considered in the rollover schedule.
(3)	Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

A-3-36

Retail – Outlet Center	Loan #4	Cut-off Date Balance:	$84,000,000
5103-5135 Factory Shops Boulevard	Ellenton Premium Outlets	Cut-off Date LTV:	60.6%
Ellenton, FL 34222		UW NCF DSCR:	2.31x
		UW NOI Debt Yield:	15.2%

The Market. The Ellenton Premium Outlets Property is located in Ellenton, Manatee County, Florida, and is part of the North Port-Sarasota-Bradenton core-based statistical area (“CBSA”) in southwestern Florida. The CBSA is served by Interstate-75 which extends north-south along the west coast of Florida and U.S. Highway 301, which extends in an east-west direction in the vicinity of the Ellenton Premium Outlets Property. The Ellenton Premium Outlets Property is located immediately south of the Tampa Bay area and north of Sarasota/Bradenton.

The population of the North Port-Sarasota-Bradenton, FL CBSA is estimated at 957,900 as of 2025 and has increased at an annual rate of 2.4% since 2014. The unemployment rates are 3.7% and 3.8% for the North Port- Sarasota-Bradenton FL CBSA and the State of Florida, respectively. The economy of the North Port‒Sarasota‒Bradenton metropolitan statistical area is characterized by recent population and employment growth and a diversified sectoral base. Major growth sectors include healthcare and education, tourism, professional/business services, and advanced manufacturing, especially aviation/aerospace in the Bradenton area. Major employers in the market area include Sarasota Memorial Healthcare System (6,550), Bealls, Inc. (1,996), PGT Innovations (1,975), Tropicana Products (900) and IMG Academy (787).

The Ellenton Premium Outlets Property is part of the Sarasota, FL retail market. As of the fourth quarter of 2025, the Sarasota retail market contained a total of 53.8 million SF of retail space. Overall market vacancy is 4.3%, with average asking rents of $24.68 PSF. The Ellenton Premium Outlets Property is part of the Manatee County, FL retail submarket. As of the fourth quarter of 2025, the Manatee County retail submarket contained a total inventory of 20.31 million SF of retail space with an overall vacancy of 5.4%. Average asking rents were $22.39 PSF, up 1.4% over year-end 2024 asking rents.

According to the appraisal, the 2024 population within a 7-, 10- and 15-mile radius of the Ellenton Premium Outlets Property was 228,941, 396,003 and 600,789, respectively. The 2024 average household income within the same radii was $93,120, $97,049 and $100,358, respectively.

The following table presents information regarding certain competitive properties to the Ellenton Premium Outlets Property:

Competitive Retail Center Summary(1)
Property Name/Location	Year Built/ Renovated	Total NRA (SF)	Total Occupancy	Inline Sales PSF	Distance to Subject	Anchor Tenants
Ellenton Premium Outlets 5103-5135 Factory Shops Boulevard Ellenton, FL	1991/2015	477,175(2)	84.4%(2)	$406(2)	NAP	V.F. Factory Outlet, Saks Fifth Avenue Off 5th, Nike Factory Store(2)
Mall at University Town Center(3) 140 Town Center Drive Sarasota, FL	2014/NAP	867,000	97.0%	$1,440	12.5 miles	Dillard's, Macy's, Saks Fifth Avenue
Tampa Premium Outlets(3) 2300 Grand Cypress Drive Wesley Chapel, FL	2015/NAP	460,387	100.0%	$522	52.0 miles	Saks Off Fifth
Miromar Outlets 10801 Corkscrew Road Estero, FL	1998/2015	671,000	98.0%	$699	103.0 miles	Bloomingdale's Outlet, Neiman Marcus Last Call, Saks Off Fifth, Polo/Ralph Lauren, Nike

(1)	Source: Appraisal, unless otherwise indicated.
(2)	Information is based on the underwritten rent roll dated October 15, 2025. Sales for the Ellenton Premium Outlets Property were provided by the borrower sponsor.
(3)	The Mall at University Town Center and Tampa Premium Outlets are also owned by the borrower sponsor.

The following table presents certain information relating to the appraisal’s market rent conclusions for the Ellenton Premium Outlets Property:

Market Rent Summary
Space Type	Market Rent PSF	Lease Term (Years)	Rent Increase Projection
Under 2,000 SF	$60.00	5	3.0% annual
2,000 - 4,999 SF	$40.00	7	3.0% annual
5,000 - 9,999 SF	$40.00	7	3.0% annual
Food Court	$40.00	7	3.0% annual
10,000+ SF Tenants	$25.00	10	10% in Yr. 6
Majors	$22.00	10	10% in Yr. 6

Appraisal. The appraiser concluded to an “as-is” value for the Ellenton Premium Outlets Property of $198,000,000 as of August 21, 2025.

Environmental Matters. According to the Phase I environmental site assessment dated November 3, 2025, there was no evidence of any recognized environmental conditions at the Ellenton Premium Outlets Property.

A-3-37

Retail – Outlet Center	Loan #4	Cut-off Date Balance:	$84,000,000
5103-5135 Factory Shops Boulevard	Ellenton Premium Outlets	Cut-off Date LTV:	60.6%
Ellenton, FL 34222		UW NCF DSCR:	2.31x
		UW NOI Debt Yield:	15.2%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Ellenton Premium Outlets Property:

Cash Flow Analysis
	2021	2022	2023	2024	9/30/2025 TTM	UW	UW PSF
Base Rental Income(1)	$14,528,665	$14,469,985	$15,208,185	$15,542,761	$14,966,770	$14,503,615	$30.39
Contractual Rent Steps(2)	$0	$0	$0	$0	$0	$825,946	$1.73
Gross Up of Vacant Space	$0	$0	$0	$0	$0	$4,497,749	$9.43
Overage Rent(3)	$940,335	$1,210,946	$1,013,379	$731,296	$456,908	$426,035	$0.89
Percentage Rent in Lieu(4)	$245,920	$0	$0	$0	$15,333	$86,661	$0.18
Expense Reimbursements	$6,376,720	$6,220,279	$6,506,415	$6,688,704	$7,912,339	$6,593,162	$13.82
Net Rental Income	$22,091,640	$21,901,210	$22,727,979	$22,962,761	$23,351,350	$26,933,168	$56.44
(Vacancy & Credit Loss)	$273,291	$163,491	($120,177)	($111,680)	$258,277	($4,497,749)	($9.43)
Temporary Tenant / Other Rents	$951,746	$1,447,255	$1,405,501	$1,622,064	$1,437,864	$1,492,477	$3.13
Other Income(5)	$141,795	$182,906	$214,316	$221,511	$269,903	$307,326	$0.64
Effective Gross Income	$23,458,472	$23,694,862	$24,227,619	$24,694,656	$25,317,394	$24,235,222	$50.79

Real Estate Taxes	$1,438,615	$1,443,928	$1,448,786	$1,309,146	$1,277,444	$1,421,604	$2.98
Insurance	$579,311	$649,462	$802,817	$972,596	$1,102,008	$1,142,039	$2.39
Other Operating Expenses	$3,238,237	$3,057,613	$3,198,775	$3,426,701	$3,238,955	$3,442,777	$7.21
Total Operating Expenses	$5,256,163	$5,151,003	$5,450,378	$5,708,443	$5,618,407	$6,006,419	$12.59

Net Operating Income	$18,202,309	$18,543,859	$18,777,241	$18,986,213	$19,698,987	$18,228,803	$38.20
Replacement Reserves	$0	$0	$0	$0	$0	$76,348	$0.16
TI/LC	$0	$0	$0	$0	$0	$715,763	$1.50
Net Cash Flow	$18,202,309	$18,543,859	$18,777,241	$18,986,213	$19,698,987	$17,436,693	$36.54

Occupancy %	82.0%(6)	84.6%(6)	85.2%(6)	85.2%(6)	84.4%(7)	83.3%(8)
NOI DSCR(9)	2.41x	2.46x	2.49x	2.51x	2.61x	2.41x
NCF DSCR(9)	2.41x	2.46x	2.49x	2.51x	2.61x	2.31x
NOI Debt Yield(9)	15.2%	15.5%	15.6%	15.8%	16.4%	15.2%
NCF Debt Yield(9)	15.2%	15.5%	15.6%	15.8%	16.4%	14.5%

(1)	UW Base Rental Income is based on the underwritten rent roll dated October 15, 2025, with adjustments made for executed leases, pending renewals and tenants that have given notice to vacate.
(2)	UW Contractual Rent Steps were taken through December 2026.
(3)	UW Overage Rent is based on the terms of applicable leases using TTM August 2025 sales figures.
(4)	UW Percentage Rent in Lieu is based on the terms of applicable leases using TTM August 2025 sales figures.
(5)	UW Other income is based on the borrower sponsor’s budget and includes media participation, Simon ad panels and miscellaneous income.
(6)	UW Historical occupancies are as of December 31 for each respective year and exclude RDP tenants.
(7)	Represents occupancy per the underwritten rent roll dated October 15, 2025 and excludes RDP tenants. The Ellenton Premium Outlets Property was 96.1% occupied as of October 15, 2025, including the RDP tenants. These tenants have been excluded from the underwriting as RDP lease terms are for less than a year and can be terminated by the landlord at any time with 30 days’ notice.
(8)	Based on the economic vacancy of 16.7%.
(9)	Debt service coverage ratios and debt yields are based on the Ellenton Premium Outlets Whole Loan.

Escrows and Reserves.

Real Estate Taxes – On a monthly basis during the continuance of a Lockbox Event Period (as defined below), the borrower is required to escrow 1/12th of the annual estimated tax payments payable during the next ensuing 12 months.

Insurance – After the occurrence of a Lockbox Event Period, the borrower is required to escrow 1/12th of the annual estimated insurance payments on a monthly basis, except if the Ellenton Premium Outlets Property is insured under an acceptable blanket policy (in which case, no insurance escrows will be required.

Replacement Reserve – During the continuance of a Lockbox Event Period, the borrower is required to escrow $6,000 on a monthly basis for replacements and repairs to be made at the Ellenton Premium Outlets Property.

TI/LC Reserve – On each payment date, the borrower is required to deposit approximately $60,000 for future tenant improvements and leasing commissions, subject to a cap of $1,432,000 (except such cap will not apply during a Lockbox Event Period).

Outstanding TI/LC Reserve –The borrower sponsor provided a guaranty in lieu of reserves for all outstanding landlord obligations at the time of loan origination, in the amount of $1,472,100.

The borrower has the right in lieu of making cash deposits into the reserve accounts described above, to provide a letter of credit from Simon Property Group, Inc.

A-3-38

Retail – Outlet Center	Loan #4	Cut-off Date Balance:	$84,000,000
5103-5135 Factory Shops Boulevard	Ellenton Premium Outlets	Cut-off Date LTV:	60.6%
Ellenton, FL 34222		UW NCF DSCR:	2.31x
		UW NOI Debt Yield:	15.2%

Lockbox and Cash Management. The Ellenton Premium Outlets Whole Loan is structured with a hard lockbox and springing cash management. The borrower and property manager are required to direct the tenants to pay rent directly into the lockbox account, and to deposit any rents otherwise received in such account within two business days after receipt. During the continuance of a Lockbox Event Period, all funds in the lockbox account are required to be swept on a weekly basis and on the to a lender-controlled cash management account. Funds in the cash management account are required to be applied to debt service and the reserves and escrows described above, with any excess funds (i) to be deposited into an excess cash flow reserve account held by the lender as cash collateral for the Ellenton Premium Outlets Whole Loan, or if (ii) no Lockbox Event Period is continuing, disbursed to the borrower.

A “Lockbox Event Period” means the period commencing upon the occurrence of (i) an event of default, (ii) a bankruptcy action of borrower or manager and the manager is not replaced within 60 days with a qualified manager, or (iii) the debt yield for the Ellenton Premium Outlets Whole Loan based on the trailing four quarters is less than 10.0% for two consecutive calendar quarters. A Lockbox Event Period will end (a) with respect to the matters described in clause (i) above, if the cure of the event of default has been accepted by the lender, (b) with respect to the matters described in clause (ii) above, if the manager is replaced within 60 days or the bankruptcy action with respect to manager is dismissed within 90 days without adverse consequences to the Ellenton Premium Outlets Property or the Ellenton Premium Outlets Whole Loan; provided that a Lockbox Event Period triggered by bankruptcy action of the borrower cannot be cured, or (c) with respect to matters described in clause (iii) above, (x) the debt yield for the Ellenton Premium Outlets Whole Loan is greater than or equal to 10.0% for two consecutive calendar quarters, (y) a partial prepayment in an amount sufficient such that the debt yield is no less than 10.0%, or (z) the borrower delivers cash, U.S. obligations, other lender acceptable securities or a letter of credit in an amount if applied to the repayment of the Ellenton Premium Outlets Whole Loan would result in a debt yield equal to 10.0%.

Terrorism Insurance.  The borrower is required to obtain and maintain property insurance and is required to obtain and maintain business interruption insurance for 24 months plus a 365-day extended period of indemnity. Such insurance is required to cover perils of terrorism and acts of terrorism; provided that if TRIPRA or a subsequent statute is in effect and covers both foreign and domestic acts of terror, the provisions of TRIPRA will determine the acts of terrorism for which coverage will be required. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

A-3-39

Industrial – Various	Loan #5	Cut-off Date Balance:	$58,500,000
Various, Various	Midwest Industrial Portfolio	Cut-off Date LTV:	61.3%
		UW NCF DSCR:	1.44x
		UW NOI Debt Yield:	11.6%

Dekalb, IL

Freeport, IL

Andrews, NC

Pine Bluff, AR

Milwaukee, WI (Broadway)

Sheboygan, WI (Muth)

Franklin, PA

Orleans, IN

Milwaukee, WI (Cudahy)

A-3-40

Industrial – Various	Loan #5	Cut-off Date Balance:	$58,500,000
Various, Various	Midwest Industrial Portfolio	Cut-off Date LTV:	61.3%
		UW NCF DSCR:	1.44x
		UW NOI Debt Yield:	11.6%

Midwest Industrial Portfolio
1 Franklin, PA Franklin, PA
2 Sheboygan, WI (Muth) Sheboygan, WI
3 Freeport, IL Freeport, IL
4 Milwaukee, WI (Cudahy) Milwaukee, WI
5 Milwaukee, WI (Broadway) Milwaukee, WI
6 DeKalb, IL DeKalb, IL
7 Orleans, IN Orleans, IN
8 Andrews, NC Andrews, NC
9 Pine Bluff, AR Pine Bluff, AR

A-3-41

Mortgage Loan No. 5 – Midwest Industrial Portfolio

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:		JPMCB		Single Asset/Portfolio(3):	Portfolio
				Location:	Various, Various
Original Balance:		$58,500,000		General Property Type:	Industrial
Cut-off Date Balance:		$58,500,000		Detailed Property Type:	Various
% of Initial Pool Balance:		5.8%		Title Vesting:	Fee
Loan Purpose:		Refinance		Year Built/Renovated:	Various/Various
Borrower Sponsor:		Phoenix Investors		Size:	2,815,493 SF
Guarantor:		Phoenix Fund Symbol LLC		Cut-off Date Balance PSF:	$21
Mortgage Rate:		6.3800%		Maturity Date Balance PSF:	$18
Note Date:		11/17/2025		Property Manager:	Phoenix Investors, A Limited
Maturity Date:		12/5/2035			Liability Company
Term to Maturity:		120 months			(borrower related)
Amortization Term:		360 months		Underwriting and Financial Information
IO Period:		0 months		UW NOI(4):	$6,777,595
Seasoning:		0 months		UW NCF:	$6,323,722
Prepayment Provisions:		L(25),YM1(89),O(6)		UW NOI Debt Yield(2):	11.6%
Lockbox/Cash Mgmt Status:		Hard/Springing		UW NCF Debt Yield(2):	10.8%
Additional Debt Type:		NAP		UW NOI Debt Yield at Maturity:	13.5%
Additional Debt Balance:		NAP		UW NCF DSCR:	1.44x
Additional Debt Type (Balance):		Yes (Mezzanine)		Most Recent NOI(4):	$4,406,598 (6/30/2025 TTM)
				2nd Most Recent NOI:	$4,453,961 (12/31/2024)
				3rd Most Recent NOI:	$3,514,953 (12/31/2023)
Reserves(1)				Most Recent Occupancy:	69.1% (11/10/2025)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	46.3% (12/31/2024)
RE Taxes:	$137,573	$53,293	NAP	3rd Most Recent Occupancy:	52.7% (12/31/2023)
Insurance:	$0	Springing	NAP	Appraised Value (as of)(5):	$95,460,000 (Various)
Replacement Reserve:	$0	$23,538	$282,458	Appraised Value PSF(5):	$34
Required Repairs:	$85,250	$0	NAP	Cut-off Date LTV Ratio(2):	61.3%
TI/LC Reserve:	$2,500,000	Springing	$1,000,000	Maturity Date LTV Ratio(2):	52.6%
Earnout Reserve(2):	$10,000,000	$0	NAP

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount:	$58,500,000	99.8%	Loan Payoff:	$44,097,868	75.2%
Borrower Sponsor Equity:	$123,385	0.2%	Upfront Reserves:	$2,722,823	4.6%
			Earnout Reserve(2):	$10,000,000	17.1%
			Closing Costs:	$1,802,694	3.1%
Total Sources:	$58,623,385	100.0%	Total Uses:	$58,623,385	100.0%

(1)	See “Escrows and Reserves” section herein for further discussion.
(2)	The Midwest Industrial Portfolio Mortgage Loan (as defined below) has an UW NOI Debt Yield, UW NCF Debt Yield, Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 14.0%, 13.0%, 50.8% and 43.6%, respectively, based on the Midwest Industrial Portfolio Mortgage Loan amount net of the earnout reserve ($48,500,000). Release of the earnout reserve is conditioned upon, among other terms, the Midwest Industrial Portfolio (as defined below) achieving a debt yield of 12.18%. See “Earnout Reserve” section herein for further discussion.
(3)	See “Midwest Industrial Portfolio Summary” herein for additional detail.
(4)	The increase in UW NOI from the Most Recent NOI is attributable to recent leasing at the Midwest Industrial Portfolio Properties (as defined below), with six new leases having commenced between January 2025 and September 2025, accounting for $1,280,252 in UW Rents In-Place (16.2% of total).
(5)	See “Appraisal” section herein for further discussion.

The Mortgage Loan. The fifth largest mortgage loan (the “Midwest Industrial Portfolio Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $58,500,000 and secured by a first priority fee mortgage encumbering a portfolio of 9 industrial assets totaling 2,815,493 SF located across various states throughout the United States (each, a “Midwest Industrial Portfolio Property” and collectively, the “Midwest Industrial Portfolio Properties” or the “Midwest Industrial Portfolio”).

The Borrowers and the Borrower Sponsors. The borrowers are Phoenix Freeport Industrial Investors LLC, Phoenix Broadway LLC, Phoenix Cudahy LLC, Phoenix Muth LLC, Phoenix Andrews Industrial Investors LLC, Phoenix Franklin Industrial Investors LLC, Phoenix DeKalb Industrial Investors LLC, Phoenix Pine Bluff Industrial Investors LLC and Phoenix Orleans Industrial Investors LLC, each a single-purpose Delaware limited liability company with one independent director. The non-recourse carveout guarantor is Phoenix Fund Symbol LLC. The borrower sponsor is Phoenix Investors.

Founded in 1994, Phoenix Investors and its affiliates are leaders in the acquisition, development, renovation, and repositioning of industrial and data center facilities throughout the United States. Phoenix Investors’ portfolio spans 27 states and includes commercial properties totaling 83 million SF. Phoenix Investors’ entities have a diversified mix of locations, tenant credits, and property types. In accordance with macroeconomic conditions and recent shifts in retail spending habits, Phoenix Investors’ current investment strategy is generally cycling out of big-box, single-tenant retail to invest in larger value-added industrial properties and data centers. Phoenix Investors also continues to look at acquiring distressed retail and office properties, along with other REO, as opportunities are identified.

A-3-42

Industrial – Various	Loan #5	Cut-off Date Balance:	$58,500,000
Various, Various	Midwest Industrial Portfolio	Cut-off Date LTV:	61.3%
		UW NCF DSCR:	1.44x
		UW NOI Debt Yield:	11.6%

The Properties. The Midwest Industrial Portfolio Properties consist of nine industrial properties totaling 2,815,493 SF located across six states. The Midwest Industrial Portfolio Properties encompass three properties in Wisconsin (30.1% NRA), two in Illinois (26.5% NRA) and singular assets across North Carolina (10.0% NRA), Pennsylvania (16.1% NRA), Indiana (12.8% NRA) and Arkansas (4.6% NRA). Aside from the properties located within Wisconsin, the Midwest Industrial Portfolio Properties are largely based in markets supporting strategic intermediate distribution hubs between larger population centers. The Midwest Industrial Portfolio Properties were acquired by the borrower sponsor between 2012 and 2023 for a combined purchase price of $19.6 million ($6.96 PSF). Since acquisition, the borrowers have invested $25.5 million across the portfolio, resulting in a total cost basis of $45.1 million ($16.02 PSF). As of November 2025, the Midwest Industrial Portfolio is 69.1% occupied by 22 unique tenants. At acquisition, six of the Midwest Industrial Portfolio Properties were vacant with the remaining three acquired at occupancy rates ranging between 15.0% and 68.0%. Since acquisition, the borrower sponsor has worked to increase occupancy and revenue via accretive capex spend and effective repositioning. In 2025 alone, the borrower sponsor has successfully leased 333,614 SF (11.8% NRA). Further, the borrower sponsor currently has four additional pending or out-for-signature expansion leases, totaling 376,753 SF (13.4% NRA), which, upon execution, would increase the Midwest Industrial Portfolio’s occupancy from 69.1% to approximately 82.5%. These outstanding leases are projected to generate approximately $1.5 million in incremental underwritten rent in-place, which would result in an underwritten NOI of approximately $8.2 million, at which point the borrower would have achieved the necessary metrics for release of the Earnout Reserve. We cannot assure you whether such leases will be signed on such expected terms or at all. The Midwest Industrial Portfolio benefits from a granular rent roll, with borrower sponsor-affiliated Phoenix Logistics being the only tenant occupying greater than 8.4% of NRA or 12.5% of underwritten rents in-place. Additionally, between Phoenix Logistics and Phoenix Storage, 16.3% of the Midwest Industrial Portfolio’s NRA is leased by borrower sponsor-affiliated tenants. The Midwest Industrial Portfolio features clearing heights of up to 44 feet across the portfolio, supporting the diverse uses of the Midwest Industrial Portfolio Properties, which include logistics, storage, warehousing and manufacturing.

The table below presents certain information relating to the Midwest Industrial Portfolio Properties:

Midwest Industrial Portfolio Summary
Property	Property Subtype	Clear Heights	Dock High/ Drive In Doors	% Office	Year Built/ Renovated	Net Rentable Area (SF)(1)	Occupancy %	Allocated Cut-off Date Balance	% of Allocated Cut-off Date Balance	Appraised Value	UW NCF
Franklin, PA	Manufacturing	28 - 44'	10 / 7	4.0%	1970, 1981 / 2023	452,157	32.6%	$9,818,000	16.8%	$11,550,000	$348,608
Sheboygan, WI (Muth)	Manufacturing	8 - 25'	35 / 4	5.4%	1960, 1995 / 2013	290,856	97.9%	$8,767,000	15.0%	$15,950,000	$1,197,117
Freeport, IL	Warehouse/Distribution	14 - 25'	30 / 10	2.3%	1980 / NAP	480,000	57.6%	$8,301,000	14.2%	$15,100,000	$642,456
Milwaukee, WI (Cudahy)	Warehouse/Distribution	14 - 15'	14 / 7	17.5%	1950 / 2015	331,445	88.2%	$7,971,000	13.6%	$14,500,000	$1,292,356
Milwaukee, WI (Broadway)	Manufacturing	19 - 27'	19 / 1	0.9%	1953 / 2015	224,354	100.0%	$6,074,000	10.4%	$11,050,000	$949,070
Dekalb, IL	Warehouse/Distribution	16 - 18'	6 / 7	3.0%	1946 / NAP	265,250	85.6%	$5,937,000	10.1%	$10,800,000	$471,844
Orleans, IN	Manufacturing/Warehouse	14 - 19'	10 / 5	0.0%	1920 / 2023	359,434	45.7%	$5,678,000	9.7%	$6,680,000	$302,256
Andrews, NC	Warehouse/Distribution	21’	9 / 0	1.0%	1964 / 2023	281,512	100.0%	$4,398,000	7.5%	$8,000,000	$999,233
Pine Bluff, AR	Warehouse/Distribution	16 - 28'	1 / 10	4.6%	1986 / NAP	130,485	36.3%	$1,556,000	2.7%	$1,830,000	$120,782
Total / Weighted Average			134 / 51	4.3%		2,815,493	69.1%	$58,500,000	100.0%	$95,460,000	$6,323,722

(1)	Based on the underwritten rent roll dated November 10, 2025.

Major Tenants.

Phoenix Logistics (334,888 SF, 11.9% of NRA, 16.0% of UW Rent). Phoenix Logistics, an affiliate of the borrower sponsor, focuses on acquiring relevant logistics-based real estate and providing distribution and transport management services for clients. Strategically, Phoenix Logistics benefits from access to Phoenix Investors’ approximately 83 million SF industrial portfolio. Phoenix Logistics currently occupies a combined 334,888 SF across the Andrews, NC and Milwaukee, WI (Cudahy) properties. Phoenix Logistics has been at the Andrews, NC property since December 2022, currently occupying 281,512 SF, and has 10, one-year renewal options and no termination options. In June 2025, Phoenix Logistics extended its warehouse services agreement for an additional term with Eastman Chemical Company at the Andrews, NC property through February 2026. Phoenix Logistics has been in occupancy of 53,376 SF at the Milwaukee, WI (Cudahy) property since February 2021, has two, five-year renewal options and no termination options. Cargill, Incorporated currently has a warehouse service agreement with Phoenix Logistics at the Milwaukee, WI (Cudahy) property through the end of 2025. The Phoenix Logistics leases at the Andrews, NC and Milwaukee, WI (Cudahy) properties expire in December 2027.

Amentum (224,354 SF, 8.0% of NRA, 12.5% of UW Rent). Amentum is a global leader in advanced engineering and innovative technology solutions. Headquartered in Chantilly, Virginia, Amentum has approximately 50,000 employees in more than 70 countries across all 7 continents. Amentum, through PAE Applied Technologies LLC, has been in occupancy at the Milwaukee, WI (Broadway) property since April 2020. The Milwaukee, WI (Broadway) property plays an important role in Amentum’s mission to enhance national security and defense efforts. Amentum currently operates under contract with the USPS at the Milwaukee, WI (Broadway) property, aiding the USPS Mail Transport Equipment Service Center (MTESC) network. Amentum’s lease expires in January 2030 and has one, five-year renewal option. Amentum has the ability to terminate its lease subject to six months’ notice during the following periods: (a) January 31, 2026 through July 31, 2026 and from (b) January 31, 2028 through July 31, 2028, in each case, subject to payment of the remaining unamortized brokerage commissions.

Logisticus (227,173 SF, 8.1% of NRA, 10.1% of UW Rent). Founded in 2012, Logisticus specializes in transportation logistics, civil engineering, project management and technology. The company was created by four partners in an effort to fill a service gap in the logistics industry. Headquartered in Greenville, South Carolina, Logisticus has more than 100 employees servicing projects all over the country. Logisticus has been in occupancy at the Dekalb, IL property since September 2025. The Dekalb, IL property allows Logisticus to fulfill its goals of providing comprehensive logistics solutions through its access to truck, rail, and barge transportation. Logisticus’ lease currently expires in July 2028, has three, one-year renewal options and no termination options.

A-3-43

Industrial – Various	Loan #5	Cut-off Date Balance:	$58,500,000
Various, Various	Midwest Industrial Portfolio	Cut-off Date LTV:	61.3%
		UW NCF DSCR:	1.44x
		UW NOI Debt Yield:	11.6%

The following table presents certain information relating to the tenancy across the Midwest Industrial Portfolio Properties:

Tenant Summary(1)
Tenant Name	Credit Rating (Moody’s/ Fitch/S&P)	Tenant SF	Approx. % of SF	Annual UW Base Rent	% of Total Annual UW Base Rent	Annual UW Base Rent PSF	Lease Exp.	Renewal Options	Term. Option (Y/N)
Major Tenants
Phoenix Logistics(2)(3)	NR/NR/NR	334,888	11.9%	$1,266,289	16.0%	$3.78	12/31/2027	10, 1-year	N
Amentum(4)	B1/BB+/BB-	224,354	8.0%	$985,677	12.5%	$4.39	1/31/2030	1, 5-year	Y(5)
Logisticus	NR/NR/NR	227,173	8.1%	$795,106	10.1%	$3.50	7/31/2028	3, 1-year	N
SPG International	NR/NR/NR	236,698	8.4%	$734,919	9.3%	$3.10	12/31/2034	None	N
Discovery Energy(6)	NR/NR/NR	153,527	5.5%	$675,939	8.6%	$4.40	6/30/2026	None	N
Georgia-Pacific Corrugated	NR/NR/NR	131,141	4.7%	$617,539	7.8%	$4.71	1/31/2027	1, 3-year	N
Phoenix Storage Wisconsin(2)	NR/NR/NR	124,009	4.4%	$529,518	6.7%	$4.27	12/31/2030	3, 5-year	N
C and M Conveyor Inc	NR/NR/NR	134,654	4.8%	$468,596	5.9%	$3.48	2/29/2028	None	N
Major Tenants Subtotal/Wtd. Avg.		1,566,444	55.6%	$6,073,583	76.9%	$3.88
Other Tenants		379,280	13.5%	$1,820,269	23.1%	$4.80
Occupied Subtotal/Wtd. Avg.		1,945,724	69.1%	$7,893,852	100.0%	$4.06
Vacant Space		869,769	30.9%	-	-	-
Total/Wtd. Avg.		2,815,493	100.0%	$7,893,852	100.0%	$2.80

(1)	Based on the underwritten rent roll dated November 10, 2025.
(2)	Borrower Sponsor affiliated entity.
(3)	Inclusive of 281,512 SF and 53,376 SF at the Andrews, NC and Milwaukee, WI (Cudahy) properties, respectively. Lease Exp. and Renewal Options are for the lease pertaining to 281,512 SF at the Andrews, NC property. The lease pertaining to 53,376 SF at the Milwaukee, WI (Cudahy) property has two, five-year renewal options. Leases at both locations expire in December 2027.
(4)	PAE Applied Technologies LLC was acquired by Amentum in February of 2022 and is currently d/b/a Amentum. PAE Applied Technologies LLC remains the listed tenant on the lease as of March 2023.
(5)	PAE Applied Technologies LLC (d/b/a Amentum) has the ability to terminate its lease subject to six months’ notice during the following periods: (a) January 31, 2026 through July 31, 2026 and from (b) January 31, 2028 through July 31, 2028, in each case, subject to payment of the remaining unamortized brokerage commissions; provided Amentum’s contract with the United States Postal Service (“USPS”) will not terminate until at least the termination date of the lease. If USPS terminates its contract with Amentum for USPS’s convenience and the contract is insourced to USPS employees, Amentum may assign its lease to USPS without borrower’s consent.
(6)	Discovery Energy is the assignee-in-interest to Kohler Co., which remains the tenant under the lease and continues to be liable as if no assignment had been made.

The following table presents certain information relating to the lease rollover schedule at the Midwest Industrial Portfolio:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling	UW Rent PSF Rolling
MTM/2025	4	21,380	0.8%	0.8%	$41,882	0.5%	0.5%	$1.96
2026	1	153,527	5.5%	6.2%	$675,939	8.6%	9.1%	$4.40
2027	4	480,829	17.1%	23.3%	$1,940,431	24.6%	33.7%	$4.04
2028	6	519,256	18.4%	41.7%	$1,949,576	24.7%	58.4%	$3.75
2029	2	60,898	2.2%	43.9%	$258,817	3.3%	61.7%	$4.25
2030	4	433,064	15.4%	59.3%	$1,906,546	24.2%	85.8%	$4.40
2031	2	40,072	1.4%	60.7%	$385,742	4.9%	90.7%	$9.63
2032	0	0	0.0%	60.7%	$0	0.0%	90.7%	$0.00
2033	0	0	0.0%	60.7%	$0	0.0%	90.7%	$0.00
2034	1	236,698	8.4%	69.1%	$734,919	9.3%	100.0%	$3.10
2035	0	0	0.0%	69.1%	$0	0.0%	100.0%	$0.00
Vacant	0	869,769	30.9%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.	24	2,815,493	100.0%		$7,893,852	100.0%		$4.06(3)

(1)	Based on the underwritten rent roll dated November 10, 2025.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the related lease and are not considered in the lease rollover schedule.
(3)	UW Rent PSF Rolling total excludes 869,769 SF of vacant space.

A-3-44

Industrial – Various	Loan #5	Cut-off Date Balance:	$58,500,000
Various, Various	Midwest Industrial Portfolio	Cut-off Date LTV:	61.3%
		UW NCF DSCR:	1.44x
		UW NOI Debt Yield:	11.6%

The Market. The Midwest Industrial Portfolio consists of nine properties across six states, with the highest concentrations by NRA located within Wisconsin, Illinois, and Pennsylvania. Further information regarding the three largest markets/submarkets across the portfolio can be found in the paragraphs below:

Milwaukee, WI / Milwaukee County (555,799 SF): Milwaukee County has a robust industrial market with approximately 138 million SF of industrial space, the highest of any county across the state of Wisconsin. Per appraisal data, Milwaukee County industrial assets have a vacancy rate of 7.2% and experienced the delivery of 200,000 SF of new industrial space within the second quarter of 2025. Through the same period, the average quoted NNN rental rate was $5.35/SF and 810,520 SF of industrial space remains under construction. The market is currently experiencing a trend of slightly elevated vacancy rates, as vacancy rate across the past three years is 5.0%. According to the appraisal, it is expected that vacancy and occupancy levels will remain stable across the county moving forward.

Freeport, IL (480,000 SF): Freeport, Illinois is a tertiary market located approximately 30 miles west of Rockford, IL and 113 miles northwest of Chicago, IL. The appraisal denoted Freeport, IL micropolitan statistical area had a population of nearly 43,000 people as of 2024. A third party market research report and the appraisal denote the Freeport, IL property as a part of the Rockford – IL USA warehouse market. The market consists of approximately 52 million SF, with market occupancy being 94.1%. It is projected that a net value of 189,589 SF will be added to the market by year-end 2025, a decline from completions of 400,165 SF throughout 2024. The average asking rent is $5.73 PSF NNN.

Franklin, PA (452,157 SF): Franklin, Pennsylvania is located centrally in Venango County, 15 miles southwest of Oil City, PA and nearly 85 miles north of Pittsburgh, PA. The appraisal notes Franklin, PA as part of the Oil City, PA micropolitan statistical area, with a population of 49,563 people as of 2024. The summary market metrics for the Franklin, PA property are based on metrics for Venango County. The total supply within the market is approximately four million SF of industrial product, with no new construction and an average occupancy of 92.3%. Average rent PSF NNN is $6.62.

Appraisal. The “as-is” appraised value for the Midwest Industrial Portfolio Property of $95,460,000 is based on the sum of all ‘as-is’ values from the individual appraisals for each of the Midwest Industrial Portfolio Properties, having dates of value from July 31, 2025 to September 1, 2025.

Environmental Matters. According to the nine individual Phase I environmental site assessments (“ESAs”), all dated August 25, 2025, there was no evidence of any recognized environmental conditions (“RECs”) at the Freeport, IL, Sheboygan, WI (Muth), and Pine Bluff, AR properties. The ESAs for the Franklin, PA, Orleans, IN, Milwaukee, WI (Broadway) and Andrews, NC properties identified RECs with respect to long-term historical usage and unknown underground storage tank impacts. The ESA for the Milwaukee, WI (Cudahy) property identified a REC with respect to the former presence of a packaging company and the potential release of related hazardous materials. The ESA for the Dekalb, IL property identified a REC with respect to the former presence of an electrical motor plant and the potential release of related hazardous materials. In lieu of completing a phase II assessment for each of the aforementioned properties where a REC was identified, the borrower sponsor opted to purchase environmental insurance acceptable to the lender with a limit of $5,175,000 for each pollution condition and $20,000,000 in the aggregate, a deductible of $25,000 for each pollution condition, and a coverage period beginning on November 17, 2025, and expiring on November 17, 2038. Additionally, the ESAs identified controlled recognized environmental conditions at the Franklin, PA, Milwaukee, WI (Cudahy), Milwaukee, WI (Broadway), Sheboygan, WI (Muth), and Dekalb, IL properties for which further action was recommended and historical recognized environmental conditions at the Freeport, IL, Milwaukee, WI (Cudahy), Sheboygan, WI (Muth), and Pine Bluff, AR properties for which no further action was recommended. See “Description of the Mortgage Pool—Environmental Considerations” in the prospectus for additional information.

A-3-45

Industrial – Various	Loan #5	Cut-off Date Balance:	$58,500,000
Various, Various	Midwest Industrial Portfolio	Cut-off Date LTV:	61.3%
		UW NCF DSCR:	1.44x
		UW NOI Debt Yield:	11.6%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Midwest Industrial Portfolio Property:

Cash Flow Analysis(1)
	12/31/2023	12/31/2024	6/30/2024 TTM	UW(2)	UW PSF
Rents in Place	$4,779,544	$5,558,163	$5,601,006	$7,893,853	$2.80
Vacant Income	$0	$0	$0	$3,304,848	$1.17
Gross Potential Rent	$4,779,544	$5,558,163	$5,601,006	$11,198,700	$3.98
Reimbursements	$1,792,769	$2,513,435	$2,489,900	$2,676,223	$0.95
Gross Potential Income	$6,572,313	$8,071,598	$8,090,906	$13,874,924	$4.93
Other Income	$23,593	$77,591	$44,709	$0	$0.00
(Vacancy / Credit Loss)	$0	$0	$0	($3,304,848)	($1.17)
Effective Gross Income	$6,595,906	$8,149,190	$8,135,616	$10,570,076	$3.75

Real Estate Taxes	$523,922	$613,141	$634,279	$620,885	$0.22
Insurance	$465,828	659,872	$662,194	$607,394	$0.22
Management	$197,877	$244,476	$244,068	$317,102	$0.11
Other Operating Expenses	$1,893,326	$2,177,740	$2,188,476	$2,247,100	$0.80
Total Operating Expenses	$3,080,953	$3,695,229	$3,729,017	$3,792,481	$1.35

Net Operating Income	$3,514,953	$4,453,961	$4,406,598	$6,777,595(3)	$2.41
Replacement Reserves	$0	$0	$0	$281,549	$0.10
TI/LC	$0	$0	$0	$172,324(4)	$0.06
Net Cash Flow	$3,514,953	$4,453,961	$4,406,598	$6,323,722	$2.25

Occupancy (%)	52.7%	46.3%	69.1%	76.2%(5)
NOI DSCR	0.80x	1.02x	1.01x	1.55x
NCF DSCR	0.80x	1.02x	1.01x	1.44x
NOI Debt Yield	6.0%	7.6%	7.5%	11.6%
NCF Debt Yield	6.0%	7.6%	7.5%	10.8%

(1)	Certain items such as interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring items were excluded from the historical presentation and are not considered for the underwritten cash flow. A normalized 3.0% management fee was applied to historical cashflows.
(2)	Based on the underwritten rent roll as of November 10, 2025 inclusive of rent steps through November 2026.
(3)	The increase in UW Net Operating Income from the Most Recent Net Operating Income is attributable to recent leasing at the Midwest Industrial Portfolio Properties, with six new leases having commenced between January 2025 and September 2025, accounting for $1,280,252 in UW Rents In-Place (16.2% of total).
(4)	UW TI/LC is inclusive of a $250,000 offset as it relates to the $2.5 million TI/LC reserve escrowed at loan closing for future TI/LC.
(5)	The underwritten economic vacancy is 23.8%. The Midwest Industrial Portfolio Property was 69.1% physically occupied as of November 10, 2025.

Escrows and Reserves.

Real Estate Taxes – At origination, the borrower was required to deposit $137,573 into a real estate tax and insurance reserve. Additionally, the borrower is required to deposit into a real estate tax reserve, on a monthly basis, an amount equal to 1/12 of the real estate taxes that the mortgage lender estimates will be payable during the next twelve months (initially, $53,293).

Insurance – The borrower is required to deposit into an insurance reserve, on a monthly basis, an amount equal to 1/12 of the insurance premiums that the mortgage lender estimates will be payable for the renewal of the insurance coverage; provided, however, such monthly reserves for insurance premiums will not be required as long as (i) no event of default has occurred and is continuing and (ii) the insurance coverage for the Midwest Industrial Portfolio is included in a blanket policy approved by the lender in its reasonable discretion.

Replacement Reserve – The borrower is required to deposit into a replacement reserve, on each payment date, approximately $23,538 ($0.10 PSF, per annum), to be used for replacements and repairs required to be made to the Midwest Industrial Portfolio Properties, subject to a cap of approximately $282,458 ($0.10 PSF).

TI/LC Reserve – At origination, the borrower was required to deposit $2,500,000 into a TI/LC reserve. Additionally, at any time the balance of the reserve is less than or equal to $250,000, the borrower is required to deposit into a TI/LC reserve, on a monthly basis, an amount equal to approximately $35,307. The aggregate amount of the TI/LC reserve, excluding any amount deposited for any lease termination fees or payments received by the borrower, may not exceed $1,000,000 and, to the extent a monthly deposit would cause the aggregate amount to exceed $1,000,000, such monthly deposit will be decreased by an amount equal to the excess.

Required Repairs Reserve – At origination, the borrower was required to deposit $85,250, an amount equal to 110% of the estimated costs associated with performing immediate repairs to the Midwest Industrial Portfolio into a reserve for required repairs. Each completion deadline (except with respect to building 2 at the Dekalb, IL property) may be extended by an additional 3 months if the borrower is diligently pursuing the repairs and provides evidence of the same.

A-3-46

Industrial – Various	Loan #5	Cut-off Date Balance:	$58,500,000
Various, Various	Midwest Industrial Portfolio	Cut-off Date LTV:	61.3%
		UW NCF DSCR:	1.44x
		UW NOI Debt Yield:	11.6%

Earnout Reserve – At origination, the borrower was required to deposit $10,000,000 to be escrowed with the lender in connection with a leasing-specific earnout reserve. The borrowers may release of the funds within the Earnout Reserve upon the execution of accretive leases throughout the Midwest Industrial Portfolio if certain conditions are met, including the following: (1) lender’s receipt of an executed estoppel in regard to the applicable lease, (2) all outstanding obligations in regard to the applicable lease have been funded, (3) lenders’ receipt of an executed SNDA, if requested by tenant, (4) the debt yield of the Midwest Industrial Portfolio is above 12.18% after giving effect to the applicable lease and the release of funds from the reserve for such lease, as determined by lender, (5) the occupancy of the Midwest Industrial Portfolio is greater than occupancy immediately prior to execution of the applicable lease unless the occupancy is greater than or equal to 82.5% and (6) the final disbursement from the escrow account may only be completed in connection with an applicable lease if the aggregate occupancy at the Midwest Industrial Portfolio Properties is greater than or equal to 82.5%.

Lockbox and Cash Management. The Midwest Industrial Portfolio Mortgage Loan is structured with a hard lockbox and springing cash management. At origination, the borrower or property manager was required to deliver letters to all tenants directing such tenants to deliver all rents payable with respect to the Midwest Industrial Portfolio Properties directly into a lockbox account controlled by the mortgage lender within one business day of receipt thereof. In the absence of a Cash Sweep Period (as defined below), the funds in the lockbox account will be swept each business day into an account controlled by the borrower. If a Cash Sweep Period is continuing, all funds in the lockbox account are required to be swept to a mortgage lender-controlled cash management account once each business day and applied in accordance with the Midwest Industrial Portfolio Mortgage Loan documents. Provided that a Cash Sweep Period is continuing under the Midwest Industrial Portfolio Mortgage Loan, funds on deposit in the excess cash flow reserve account will be held as additional security for the Midwest Industrial Portfolio Mortgage Loan as set forth in the Midwest Industrial Portfolio Mortgage Loan documents. All sums remaining on deposit in the excess cash flow reserve account will be disbursed to the borrower upon payment in full of the Midwest Industrial Portfolio Mortgage Loan.

A “Cash Sweep Period” means a period commencing upon the occurrence of (i) an event of default, (ii) any bankruptcy action of the property manager, (iii) any bankruptcy action of the borrower, (iv) the commencement of a Lease Sweep Period (as defined below), or (v) the debt service coverage ratio falling below 1.25x; and expiring upon (a) with respect to clause (i) above, the cure of such event of default and the acceptance of such cure by the mortgage lender, (b) with respect to clause (ii) above, the borrower replacing the property manager with a qualified property manager under a replacement management agreement within 120 days following the occurrence of such bankruptcy action, (c) with respect to clause (iv) above, the Lease Sweep Period has ended and (d) with respect to clause (v) above, the achievement of a debt service coverage ratio of 1.30x or greater for one calendar quarter; provided that, the borrower is required to have paid all of lender’s reasonable out-of-pocket expenses incurred in connection with such Cash Sweep Period cure, including reasonable out-of-pocket attorneys’ fees and expenses. In no event will borrower be entitled to cure a Cash Sweep Period caused by the bankruptcy action of the borrower.

A “Lease Sweep Period” means a period commencing upon the first payment date following the occurrence of (i) with respect to each Lease Sweep Lease (as defined below), upon the date (A) required under a Lease Sweep Lease by which the tenant is required to give notice of its exercise of a renewal option thereunder (and such renewal has not been so exercised) or (B) if the Lease Sweep Lease does not contain such a date, the date that is 12 months prior to the earliest stated expiration (including the stated expiration of any renewal term) of a Lease Sweep Lease, (ii) the date that any tenant under a Lease Sweep Lease subleases its space unless the sublease is a strategic business decision to a supplier or affiliated entity, as determined by lender (iii) the date that a Lease Sweep Lease is surrendered, cancelled or terminated (in whole) prior to its then current expiration date or the receipt by borrower or property manager of notice from any tenant under a Lease Sweep Lease of its intent to surrender, cancel or terminate the Lease Sweep Lease prior to its then current expiration date, (iv) the date that any tenant under a Lease Sweep Lease vacates, abandons or discontinues its business (i.e. "goes dark") at 50% or more of its space at the applicable property or gives notice that it intends to vacate, abandon or discontinue its business at 50% or more of its space at the applicable individual Midwest Industrial Portfolio Property; provided, however, that a Lease Sweep Period will not commence upon a temporary cessation of operations due to a permitted dark event, as defined in the Midwest Industrial Portfolio Mortgage Loan agreement, (v) the occurrence of a Lease Sweep Tenant Party Insolvency Proceeding (as defined below). A Lease Sweep Period will expire upon the first to occur of (a) with respect to clauses (i) through (iv), the entirety of the applicable Lease Sweep Lease space is leased pursuant to an acceptable replacement lease and, subject to lender’s judgment, sufficient funds have been accumulated in the lease sweep reserve to cover anticipated leasing expenses, free rent periods and/or rent abatement periods as well as any shortfalls in required payments or operating expenses as a result of any anticipated down time prior to the commencement of payments under an acceptable replacement lease, (b) with respect to clause (i) above, the date on which the tenant under the Lease Sweep Lease exercises its renewal or extension option and in the lender’s judgement, sufficient funds have been accumulated in the lease sweep reserve account to cover related expenses, (c) with respect to clause (v), the date on which either (A) the applicable Lease Sweep Tenant Party Insolvency Proceeding has been dismissed pursuant to a final non-appealable order and the applicable Lease Sweep Lease has been affirmed, assumed or assigned in a manner satisfactory to the lender or (B) the applicable Lease Sweep Lease has been assumed and assigned to a third party in a manner satisfactory to the lender, or (d) with respect to clauses (i)-(iv) above, the date on which the lease sweep reserve funds collected with respect to the Lease Sweep Lease in question is equal to $2 multiplied by the total rentable SF of the applicable Lease Sweep Lease (the “Lease Sweep Deposit Amount”), provided that if the applicable space associated with a Lease Sweep Lease has been leased pursuant to one or more leases which, in the aggregate, require the borrower to incur brokerage commissions, completion of tenant improvements or payment of tenant allowances in excess of the sum of (x) the applicable Lease Sweep Deposit Amount and (y) the amount on deposit in the rollover reserve account available to pay such amounts, borrower must either (1) deposit an amount equal to such excess amount or (2) a Lease Sweep Period will occur until the amount swept equals or exceeds such amount. However, notwithstanding the foregoing, a Lease Sweep Period will not occur with respect to clauses (i) through (iv) above if (A) the DSCR for all of the Midwest Industrial Portfolio Properties is equal to or greater than 1.65x and (B) the weighted average remaining lease term for the tenants at all of the properties (excluding all tenants under Lease Sweep Leases with respect to which a Lease Sweep Period exists and all month-to-month tenancies) is equal to or greater than two years at the time the Lease Sweep Period would otherwise commence.

A “Lease Sweep Tenant Party Insolvency Proceeding” means (a) the admission in writing by the applicable tenant of its inability to pay its debts generally, the making of a general assignment for the benefit of creditors, the instituting by the applicable tenant of any proceeding seeking to adjudicate it insolvent or seeking a liquidation or dissolution, the taking advantage by the applicable tenant of any insolvency law, the commencement by any applicable tenant of a case or other proceeding naming it debtor under any insolvency law or the instituting of a case or other proceeding against or with respect to any applicable tenant under any insolvency law or (b) the instituting of any proceeding against or with respect to any applicable party seeking liquidation of its assets or the appointment of a receiver, liquidator, conservator, trustee or similar official in respect of it or the whole or any substantial part of its properties or assets or the taking of any corporate, partnership or limited liability company action in furtherance of any of the foregoing.

A-3-47

Industrial – Various	Loan #5	Cut-off Date Balance:	$58,500,000
Various, Various	Midwest Industrial Portfolio	Cut-off Date LTV:	61.3%
		UW NCF DSCR:	1.44x
		UW NOI Debt Yield:	11.6%

A “Lease Sweep Lease” means, any lease that, either individually, or when taken together with any other lease with the same tenant or its affiliates, at any time (including following the exercise of any expansion right or preferential right to lease additional space contained in such lease), demises 20% percent or more of the rentable square footage of all of the Midwest Industrial Portfolio Properties. There are currently no Lease Sweep Leases across the Midwest Industrial Portfolio as of the Cut-Off Date.

Partial Release. The borrower is permitted to release individual Midwest Industrial Portfolio Properties at any time after the second anniversary of the first payment date (each such released property, a “Release Property”), subject to the satisfaction of certain conditions including the following: (i) payment of 115% of the Midwest Industrial Portfolio Property’s allocated loan amount (the “Adjusted Release Amount”) along with the applicable yield maintenance premium, (ii) the loan-to-value ratio (“LTV”) after giving effect to such release must not exceed 61.3%, (iii) the debt service coverage ratio (“DSCR”) after giving effect to such release with respect to the remaining Midwest Industrial Portfolio Properties must be at least equal to the greater of 1.35x and the DSCR immediately preceding the release, and (iv) the debt yield after giving effect to such release for the remaining Midwest Industrial Portfolio Properties must be at least equal to the greater of 10.1% and the debt yield immediately preceding the release. Payment of any Adjusted Release Amount will be applied to the outstanding principal balance of the Midwest Industrial Portfolio Mortgage Loan and the monthly debt service payments will be reduced pro rata based on the outstanding principal balance of the Midwest Industrial Portfolio Mortgage Loan.

The borrower is also permitted to release four outparcel lots (two at the Andrews, NC property and one at each of the Franklin, PA and Freeport, IL properties) upon the satisfaction of customary conditions and payment of a release price equal to (1) if released to an affiliate of the borrower or guarantor, $20,010 per acre for the outparcels at the Andrews, NC property and $37,964 per acre for the outparcels at the Franklin, PA property, and (2) if sold to an unaffiliated third party, the greater of (i) the applicable amount outlined within clause (1) for the Andrews, NC property or the Franklin, PA property and (ii) 100% of net sale proceeds for the Andrews, NC property or the Franklin, PA property. No release price is required to be paid for the release of the outparcel at the Freeport, IL property. No releases of individual properties or outparcels may occur 60 days prior to or after the closing date of a securitization.

Future Mezzanine. The borrower is permitted to obtain a mezzanine loan, provided that (i) no event of default has occurred and is continuing, (ii) the LTV ratio of the Midwest Industrial Portfolio Mortgage Loan and the mezzanine loan is less than 61.3%, (iii) the debt service coverage ratio of the Midwest Industrial Portfolio Mortgage Loan and mezzanine loan is greater than 1.35x, (iv) the debt yield for the Midwest Industrial Portfolio Mortgage Loan and mezzanine loan is greater than 10.1%, (v) the mezzanine loan has a fixed interest rate and does not mature prior to the Midwest Industrial Portfolio Mortgage Loan maturity date, (vi) the mezzanine loan is approved by the lender in its discretion inclusive of lender’s right to obtain a rating agency confirmation, (vi) the mezzanine lender enters into an intercreditor agreement in form and substance acceptable to lender, and (vii) the new mezzanine lender is not an affiliate of the borrower and has total assets in excess of $600,000,000 and capital/statutory surplus or shareholder’s equity of at least $250,000,000.

Ground Lease. None.

Right of First Offer / Right of First Refusal. None.

Real Estate Substitution. Not permitted.

Terrorism Insurance. The borrower is required to obtain and maintain property insurance for 100% of full replacement cost and business interruption insurance for 12 months plus a 12 month extended period of indemnity. Such insurance is required to cover perils of terrorism and acts of terrorism. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

A-3-48

Office - Suburban	Loan #6	Cut-off Date Balance:	$48,500,000
750 Old Hickory Boulevard	Brentwood Commons	Cut-off Date LTV:	53.1%
Brentwood, TN 37027		UW NCF DSCR:	2.88x
		UW NOI Debt Yield:	19.1%

A-3-49

Office - Suburban	Loan #6	Cut-off Date Balance:	$48,500,000
750 Old Hickory Boulevard	Brentwood Commons	Cut-off Date LTV:	53.1%
Brentwood, TN 37027		UW NCF DSCR:	2.88x
		UW NOI Debt Yield:	19.1%

Downtown Nashville 6 miles
Berry Hill
Nashville International Airport
Belle Meade
Woodmont Blvd
The Mall at Green Hills
Hill Center Green Hills
Lipscomb University
George Shinn Event Center
Leealand Ln
Thompson Ln
One Hundred Oaks
Willowbrook Commons
Estes Rd
Antioch Pike
Harding Pl
Nashville Zoo at Grassmere
Nolensville Rd
Harding Mall
Antioch
DAVIDSON COUNTY
Oak Hill
Franklin Pike
Travellers Rest Historic House and Museum
TriStar Southern Hills Medical Ctr.
Hillsboro Pike
NASHVILLE
Forest Hills
Granny White Pike
Radnor Lake State Nature Area
Tennessee Agricultural Museum
Tusculum Rd
Overton Rd
Metrology
Vanderbilt Dyer Observatory
Richland Country Club
Brentwood Commons
750 Old Hickory Boulevard
Brentwood, TN 37027
Hickory Plaza
South Plaza
Old Hickory Blvd
Marketplace at Maryland Farms
Old Hickory Rd
Maryland Way
Comdata Inc.
Cloverland Dr
Lennox Village
Peartree Village
3T Solutions
Brentwood Place
Edmondson Pike
Brentwood Country Club
Old Smyrna Rd
Murray Ln
Holt Rd
Brentwood
Holly Tree Gap Rd
Hidden Valley Rd
Concord Rd
Franklin Rd
WILLIAMSON COUNTY
Knox Valley Dr
Wilson Pike
Cool Springs Pointe
Moores Ln
CoolSprings Crossing
CoolSprings Galleria
Nashville Golf & Athletic Club
Vanderbilt Legends Club
Cool Springs Market
The Carothers Building
Split Log Rd
M. Hatcher Mem. Pkwy
Randstad
Nissan North America
Cool Springs Blvd
Franklin
The Factory at Franklin
E. McEwen Dr
Hendersonville
NASHVILLE
Mount Juliet
Brentwood
La Vergne
Smyrna
Nolensville
Franklin
WILLIAMSON COUNTY
RUTHERFORD COUNTY
CHEATHAM COUNTY
DAVIDSON COUNTY
Ashland City

A-3-50

Mortgage Loan No. 6 – Brentwood Commons

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	WFB			Single Asset/Portfolio:	Single Asset
				Location:	Brentwood, TN 37027
Original Balance:	$48,500,000			General Property Type:	Office
Cut-off Date Balance:	$48,500,000			Detailed Property Type:	Suburban
% of Initial Pool Balance:	4.8%			Title Vesting:	Fee
Loan Purpose:	Acquisition			Year Built/Renovated:	1983, 2017, 2020/2003
Borrower Sponsor:	Magnolia Investment Partners			Size:	437,947 SF
Guarantors:	R. Robert Horton, Stanley Fields, Warren Smith,			Cut-off Date Balance Per SF:	$111
	III, Brian Reames, Ben Bonner, Brooks Smith,			Maturity Date Balance Per SF:	$111
	Warren Smith, IV, Charles Warner			Property Manager:	Magnolia Property Management
Mortgage Rate:	6.0030%				Corporation (borrower-related)
Note Date:	10/29/2025
Maturity Date:	11/11/2035			Underwriting and Financial Information
Term to Maturity:	120 months			UW NOI:	$9,259,508
Amortization Term:	0 months			UW NCF:	$8,514,998
IO Period:	120 months			UW NOI Debt Yield:	19.1%
Seasoning:	1 month			UW NCF Debt Yield:	17.6%
Prepayment Provisions:	L(25),D(88),O(7)			UW NOI Debt Yield at Maturity:	19.1%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF DSCR:	2.88x
Additional Debt Type:	NAP			Most Recent NOI:	$9,239,933 (8/31/2025 TTM)
Additional Debt Balance:	NAP			2nd Most Recent NOI:	$9,354,767 (12/31/2024)
Future Debt Permitted (Type):	No (NAP)			3rd Most Recent NOI:	$8,787,144 (12/31/2023)
Reserves(1)				Most Recent Occupancy:	87.8% (10/24/2025)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	92.0% (12/31/2024)
RE Taxes:	$0	$92,155	NAP	3rd Most Recent Occupancy:	92.2% (12/31/2023)
Insurance:	$0	Springing	NAP	Appraised Value (as of):	$91,400,000 (10/1/2025)
Replacement Reserve:	$0	$7,299	$437,947	Appraised Value PSF:	$209
TI/LC Reserve:	$0	$72,991	$4,500,000	Cut-off Date LTV Ratio:	53.1%
Existing TI/LC Reserve:	$133,836	$0	NAP	Maturity Date LTV Ratio:	53.1%
Rent Concession Reserve:	$72,799	$0	NAP

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount:	$48,500,000	52.5%	Purchase Price:	$88,300,000	95.6%
Borrower Sponsor Equity:	$43,003,750	46.5%	Closing Costs:	$3,877,413	4.2%
Seller Credit:	$880,298	1.0%	Upfront Reserve:	$206,635	0.2%
Total Sources:	$92,384,048	100.0%	Total Uses:	$92,384,048	100.0%

(1)	See “Escrows and Reserves” below.

The Mortgage Loan. The sixth largest mortgage loan (the “Brentwood Commons Mortgage Loan”) is evidenced by a promissory note in the original principal balance of $48,500,000 secured by the borrower’s fee interest in four, Class B multi-tenant office buildings totaling 437,947 SF, located in Brentwood, Tennessee (the “Brentwood Commons Property”).

The Borrower and the Borrower Sponsors. The borrowers are Magnolia Brentwood Commons, LLC, a Tennessee limited liability company, and Tenn Properties Brentwood Commons, LLC, a Delaware limited liability company, each a special purpose, bankruptcy-remote entity and tenants-in-common with one independent director. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Brentwood Commons Mortgage Loan.

The Property. The Brentwood Commons Property is a Class B multi-tenant mid-rise office complex consisting of four buildings ranging from two to eight stories totaling 437,947 SF, located in Brentwood, Tennessee. Buildings I and II were constructed in 1983, Building III was constructed in 2017, and Building IV was constructed in 2020. The Brentwood Commons Property is constructed on 14.01-acres of land and contains 2,075 parking spaces (4.8 spaces per 1,000 SF). Amenities at the Brentwood Commons Property include an atrium lobby, coffee shop, fitness center and emergency generators. As of August 31, 2025, the Brentwood Commons Property was 87.8% leased to 39 unique tenants and has a weighted-average remaining lease term of 4.2 years.

Major Tenants.

HCA (96,984 SF; 22.1% of NRA; 27.0% of underwritten rent). HCA is a healthcare services provider operating a network of hospitals and ambulatory care sites and was founded in 1968 in Nashville. Facilities include surgery centers, emergency rooms, urgent care clinics, and physician practices. The organization functions as a learning health system, analyzing data from over 44 million patient encounters annually to improve clinical practices and share insights with the broader healthcare community. HCA has been at the Brentwood Commons Property since 2017 and occupies four suites. One suite

A-3-51

Office - Suburban	Loan #6	Cut-off Date Balance:	$48,500,000
750 Old Hickory Boulevard	Brentwood Commons	Cut-off Date LTV:	53.1%
Brentwood, TN 37027		UW NCF DSCR:	2.88x
		UW NOI Debt Yield:	19.1%

totaling 16,283 SF is partially occupied with the remaining 6,000 SF remaining dark. HCA has one lease expiring in September 2027, and three leases expiring in December 2030. The lease expiring in 2027 has two 5-year extension options, with the other three leases having three 7-year extension options.

UHS of Delaware, Inc. (53,284 SF; 12.2% of NRA; 14.9% of underwritten rent). UHS of Delaware, Inc. operates as a management subsidiary of Universal Health Services, Inc. (UHS), a publicly traded healthcare company headquartered in King of Prussia, Pennsylvania, which was founded in 1979. UHS of Delaware, Inc oversees a broad portfolio of healthcare services, including acute care hospitals, behavioral health facilities, ambulatory surgery centers, and freestanding emergency departments. UHS ranked #271 on the Fortune 500 and 355 on Forbes' list of America's Largest Public Companies. UHS of Delaware, Inc. has been located at the Brentwood Commons Property since 2017 and has a lease expiration in March 2032 with one five-year renewal option and no termination options.

Bell & Associates Construction, L.P. (19,167 SF; 4.4% of NRA; 5.1% of underwritten rent). Bell & Associates Construction, L.P. is a full-service general contracting and construction management firm and was established in 1997 as the successor to Ray Bell Construction. Over its history, Bell has completed more than 1,000 construction projects, including major infrastructure and landmark developments in Nashville and surrounding regions. Bell & Associates Construction, L.P. has been located at the Brentwood Commons Property since 2017 and has a lease expiration in February 2031, with one termination option and no renewal options.

The following table presents certain information relating to the tenancy at the Brentwood Commons Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Moody’s/ Fitch/S&P)	Tenant SF	Approx. % of SF	Annual UW Base Rent	% of Total Annual UW Base Rent	Annual UW Base Rent PSF	Lease Exp.	Renewal Options	Term Option (Y/N)
Major Tenants
HCA(2)	NR/NR/BBB-	96,984	22.1%	$3,568,550	27.0%	$36.80	Various(3)	Various(3)	N
UHS of Delaware, Inc.	Baa3/BBB-/ BBB-	53,284	12.2%	$1,967,245	14.9%	$36.92	3/31/2032	1 x 5 Yr	N
Bell & Associates Construction, L.P.	NR/NR/NR	19,167	4.4%	$680,242	5.1%	$35.49	2/28/2031	None	Y(4)
Trinisys LLC(5)	NR/NR/NR	15,548	3.6%	$553,150	4.2%	$35.58	10/31/2027	1 x 5 Yr	N
The Escape Game LLC	NR/NR/NR	14,482	3.3%	$458,234	3.5%	$31.64	2/28/2029	1 x 5 Yr	N
Major Tenants Subtotal/Wtd. Avg.		199,465	45.5%	$7,227,421	54.6%	$36.23
Other Tenants		184,863	42.2%	$6,004,654	45.4%	$32.48
Occupied Subtotal/Wtd. Avg.		384,328	87.8%	$13,232,075	100.0%	$34.43
Vacant Space		53,619	12.2%
Total/Wtd. Avg.		437,947	100.0%

(1)	Based on the underwritten rent roll dated August 31, 2025.
(2)	HCA subleases 29,856 SF to Franklin Madison at a rental rate of $32.24 PSF with a sublease expiration co-terminous with the HCA direct lease.
(3)	HCA leases totaling 26,989 SF are scheduled to expire on September 30, 2027, and leases totaling 69,995 SF (inclusive of the Franklin Madison subleased space) will expire on December 31, 2030. HCA has one lease expiring in September 2027, and three leases expiring in December 2030. The lease expiring in 2027 has two 5-year extension options, with the other three leases having three 7-year extension options.
(4)	Bell & Associates Construction, L.P. has a termination option effective February 28, 2029, subject to 12 months prior notice and payment of a termination penalty of $136,429.94.
(5)	Trinisys LLC subleases 15,548 SF to Fortified Health Security at a rental rate of $35.79 PSF with a sublease expiration co-terminous with the Trinisys LLC direct lease.

The following table presents certain information relating to the lease rollover schedule at the Brentwood Commons Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Base Rent Rolling(3)	Approx. % of Total UW Base Rent Rolling(3)	Approx. Cumulative % of Total UW Base Rent Rolling	UW Base Rent PSF Rolling(3)
MTM/2025	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2026	9	29,680	6.8%	6.8%	$921,789	7.0%	7.0%	$31.06
2027	11	82,335	18.8%	25.6%	$2,759,314	20.9%	27.8%	$33.51
2028	8	40,220	9.2%	34.8%	$1,287,213	9.7%	37.5%	$32.00
2029	5	31,082	7.1%	41.9%	$982,885	7.4%	45.0%	$31.62
2030	6	82,506	18.8%	60.7%	$3,053,787	23.1%	68.1%	$37.01
2031	2	19,167	4.4%	65.1%	$680,242	5.1%	73.2%	$35.49
2032	1	53,284	12.2%	77.2%	$1,967,245	14.9%	88.1%	$36.92
2033	3	26,194	6.0%	83.2%	$840,862	6.4%	94.4%	$32.10
2034	1	11,059	2.5%	85.7%	$437,035	3.3%	97.7%	$39.52
2035	1	8,801	2.0%	87.8%	$301,702	2.3%	100.0%	$34.28
Thereafter	0	0	0.0%	87.8%	$0	0.0%	100.0%	$0.00
Vacant	0	53,619	12.2%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.	47	437,947	100.0%		$13,232,075	100.0%		$34.43

(1)	Based on the underwritten rent roll dated August 31, 2025.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the Lease Rollover Schedule.
(3)	Wtd. Avg. UW Base Rent PSF Rolling excludes vacant space.
A-3-52

Office - Suburban	Loan #6	Cut-off Date Balance:	$48,500,000
750 Old Hickory Boulevard	Brentwood Commons	Cut-off Date LTV:	53.1%
Brentwood, TN 37027		UW NCF DSCR:	2.88x
		UW NOI Debt Yield:	19.1%

The Market. The Brentwood Commons Property is located in Brentwood, Tennessee, within the Nashville-Davidson–Murfreesboro–Franklin Metropolitan Statistical Area (MSA). The Brentwood Commons Property has frontage on three arterials, with its primary access via Old Hickory Boulevard, a six-lane major arterial. It is located within one mile of Interstate 65 and U.S. Route 31, both of which are major north-south transportation routes. Additionally, State Route 255 is within four miles, and U.S. Route 431 is within five miles. Air travel is facilitated by Nashville International Airport (BNA), located approximately 13 miles northeast of the Brentwood Commons Property. Major employers in the area include HCA Healthcare, Inc., Vanderbilt University, State of Tennessee and Metro Nashville-Davidson County Government, Amazon.com, The Kroger Company, and Ascension Saint Thomas.

According to the appraisal, the Brentwood Commons Property is located within the Brentwood office submarket of the Nashville office market. As of the second quarter of 2025, the submarket had an inventory of 8.4 million SF with a vacancy rate of 13.8% and average rent of $31.03 PSF. The appraiser concluded a market rent range of $31.0 to $36.0 for the Brentwood Commons Property.

According to the appraisal, the 2024 population within a one-, three- and five-mile radius of the Brentwood Commons Property was 4,449, 45,492 and 152,797, respectively. The average household income within the same radii, as of 2024, was $168,667, $170,793, $161,486, respectively.

The following table presents certain information relating to the appraisal’s market rent conclusion for the Brentwood Commons Property:

	Brentwood Commons I(1)	Brentwood Commons II(1)	Brentwood Commons III(1)	Brentwood Commons IV(1)
Market Rent (PSF)	$31.00	$31.00	$36.00	$36.00
Lease Term (Years)	5	5	5	5
Lease Type	Gross	Gross	Gross	Gross
Escalations (Annual)	2.50%	2.50%	2.50%	2.50%
Tenant Improvements (New/Renewal)	$30 / $10	$30 / $10	$30 / $10	$30 / $10
Leasing Commissions (New/Renewal)	6.0% / 3.0%	6.0% / 3.0%	6.0% / 3.0%	6.0% / 3.0%
Free Rent (Months) (New/Renewal)	3 / 1	3 / 1	3 / 1	3 / 1
(1)	Information obtained from the appraisal.

The table below presents certain information relating to comparable properties to the Brentwood Commons Property identified by the appraiser:

Buildings I & II Comparable Office Leases
Property Name	Year Built/Renovated	Occ.	Total NRA (SF)	Tenant	Lease Date/ Term (yrs.)	Lease Size (SF)	Base Rent PSF
Brentwood Commons 750 Old Hickory Boulevard Brentwood, TN	1983/2003	87.8%(1)	437,947(1)	-	-	-	-
Six CityPark 214 Centerview Drive Brentwood, TN	1996/2018	91.0%	67,610	Confidential	Jan-24 / 5.0	6,085	$30.50
Gateway Plaza I 5409 Maryland Way Brentwood, TN	1996/NAP	78.6%	86,845	Confidential	Oct-24 / 5.4	4,024	$30.00
Seven Springs 1 320 Seven Springs Way Brentwood, TN	2001/NAP	60.0%	129,319	Confidential	Mar-25 / 5.4	1,407	$32.00
Two CityPark 7000 Executive Center Drive Brentwood, TN	1983/2007	95.2%	40,605	Confidential	Nov-24 / 3.0	1,407	$29.00
Maryland Park Center 115 East Park Drive Brentwood, TN	1997/NAP	67.1%	45,214	-	-	14,871	$32.00
Brentwood Highlands 783 Old Hickory Boulevard Brentwood, TN	1975/1996	95.0%	70,850	-	-	4,172	$30.50

Source: Appraisal.

(1)	Based on the underwritten rent roll dated August 31, 2025.
A-3-53

Office - Suburban	Loan #6	Cut-off Date Balance:	$48,500,000
750 Old Hickory Boulevard	Brentwood Commons	Cut-off Date LTV:	53.1%
Brentwood, TN 37027		UW NCF DSCR:	2.88x
		UW NOI Debt Yield:	19.1%
Buildings III & IV Comparable Office Leases
Property Name	Year Built/Renovated	Occ.	Total NRA (SF)	Tenant	Lease Date/ Term (yrs.)	Lease Size (SF)	Base Rent PSF
Brentwood Commons 750 Old Hickory Boulevard Brentwood, TN	2017,2020/NAP	87.8%(1)	437,947(1)	-	-	-	-
Virginia Way Plaza 5141 Virginia Way Brentwood, TN	2001/NAP	95.9%	81,532	Confidential	Mar-25 / 3.5	1,896	$32.81
Creekside 6 Cadillac Drive Brentwood, TN	1998/NAP	80.4%	119,458	Confidential	Jul-25 / 5.3	3,224	$35.50
The Ramparts of Brentwood 155 Franklin Road Brentwood, TN	1986/NAP	87.8%	131,620	Confidential	May-25 / 5.4	3,404	$35.00
Creekside 10 Cadillac Drive Brentwood, TN	1998/NAP	90.3%	117,000	Confidential	Mar-25 / 5.2	2,803	$34.75
5005 Maryland Way 5005 Maryland Way Brentwood, TN	2019/NAP	96.7%	83,000	-	-	83,000	$38.00
Westwood Building 112 Westwood Place Brentwood, TN	2006/NAP	92.0%	43,791	-	-	43,791	$33.50

Source: Appraisal.

(1)	Occupancy and Total NRA figures represent the entire portfolio.
(2)	Based on the underwritten rent roll dated August 31, 2025.

Appraisal. According to the appraisal as of October 1, 2025, the Brentwood Commons Property had an “as-is” appraised value of $91,400,000.

Environmental Matters. According to the Phase I environmental site assessment dated October 22, 2025, there was no evidence of any recognized environmental conditions at the Brentwood Commons Property.

A-3-54

Office - Suburban	Loan #6	Cut-off Date Balance:	$48,500,000
750 Old Hickory Boulevard	Brentwood Commons	Cut-off Date LTV:	53.1%
Brentwood, TN 37027		UW NCF DSCR:	2.88x
		UW NOI Debt Yield:	19.1%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Brentwood Commons Property:

Cash Flow Analysis(1)
	2021	2022	2023	2024	8/31/2025 TTM	UW	UW PSF
Base Rent	$10,722,096	$11,267,995	$12,344,301	$13,014,366	$13,152,551	$13,232,075	$30.21
Grossed Up Vacant Space	$0	$0	$0	$0	$0	$1,759,569	$4.02
Gross Potential Rent	$10,722,096	$11,267,995	$12,344,301	$13,014,366	$13,152,551	$14,991,644	$34.23
Expense Reimbursement	$427,626	$365,854	$187,589	$144,497	$104,272	$230,593	$0.53
Other Income	$32,709	$1,250	$3,601	$16,828	$16,648	$16,648	$0.04
Net Rental Income	$11,182,430	$11,635,099	$12,535,490	$13,175,691	$13,273,471	$15,238,886	$34.80
Vacancy/Credit Loss	$0	$0	$0	$0	$0	($1,759,569)	($4.02)
Free Rent Adjustment	$0	$0	$0	$0	$0	$0	$0.00
Effective Gross Income	$11,182,430	$11,635,099	$12,535,490	$13,175,691	$13,273,471	$13,479,317	$30.78
							$0.00
Real Estate Taxes	$1,711,234	$1,604,271	$965,281	$913,463	$913,462	$1,005,326	$2.30
Insurance	$103,568	$115,601	$144,484	$143,766	$135,098	$200,547	$0.46
Management Fee	$333,738	$350,529	$382,383	$399,906	$395,491	$404,380	$0.92
Other Operating Expenses	$1,939,013	$2,207,482	$2,256,199	$2,363,790	$2,589,487	$2,609,556	$5.96
Total Expenses	$4,087,553	$4,277,883	$3,748,346	$3,820,924	$4,033,538	$4,219,809	$9.64

Net Operating Income	$7,094,877	$7,357,217	$8,787,144	$9,354,767	$9,239,933	$9,259,508	$21.14
Capital Expenses	$0	$0	$0	$0	$0	$87,589	$0.20
TI/LC	$0	$0	$0	$0	$0	$656,921	$1.50
Net Cash Flow	$7,094,877	$7,357,217	$8,787,144	$9,354,767	$9,239,933	$8,514,998	$19.44

Occupancy (%)	NAV	84.9%	92.2%	92.0%	87.8%	88.3%
NOI DSCR	2.40x	2.49x	2.98x	3.17x	3.13x	3.14x
NCF DSCR	2.40x	2.49x	2.98x	3.17x	3.13x	2.88x
NOI Debt Yield	14.6%	15.2%	18.1%	19.3%	19.1%	19.1%
NCF Debt Yield	14.6%	15.2%	18.1%	19.3%	19.1%	17.6%

(1)	Historical cash flows reflect the full-year reporting period for the borrower sponsor, which has a fiscal year ending December 31st.

Escrows and Reserves.

Tax Escrows – The loan documents do not require an upfront deposit, however, ongoing monthly deposits of $92,155 are required for real estate taxes.

Insurance Escrows – The loan documents require upfront and ongoing insurance reserves in an amount equal to 1/12th of the annual estimated insurance payments; provided that no such reserves are required if, (i) no event of default has occurred and is continuing; and (ii) the Brentwood Commons Property is covered under an acceptable blanket policy and borrower provides lender with evidence of renewal.

Replacement Reserve – The loan documents require an ongoing monthly replacement reserve deposit of $7,299, capped at $437,947.

TI/LC Reserves – The loan documents require an ongoing monthly tenant improvements and leasing commissions deposit of $72,991 capped at $4,500,000.

Outstanding TI/LC Reserves – The loan documents require an upfront deposit of $133,836 for outstanding tenant improvements and leasing commissions related to three tenants.

Rent Concession Reserve – The loan documents require an upfront deposit of $72,799 for outstanding free rent related to two tenants.

Lockbox and Cash Management. The Brentwood Commons Mortgage Loan is structured with a hard lockbox and springing cash management. The borrower or property manager is required to instruct each tenant to send all rents directly to a lockbox account. If notwithstanding the foregoing borrower or manager receives any rents from the property, then such funds should be deposited into the lockbox account within one business days of receipt. Prior to the occurrence of a Cash Trap Event Period, all funds in the lockbox account are required to be distributed to borrower. During a Cash Trap Event Period, funds in the lockbox account are required to be swept on each business day to a lender-controlled cash management account. Any excess cash flow remaining after satisfaction of the waterfall items outlined in the loan documents is required to be swept to an excess cash flow subaccount controlled by the lender as additional security for the Brentwood Commons Mortgage Loan during the continuance of the Cash Trap Event Period.

A-3-55

Office - Suburban	Loan #6	Cut-off Date Balance:	$48,500,000
750 Old Hickory Boulevard	Brentwood Commons	Cut-off Date LTV:	53.1%
Brentwood, TN 37027		UW NCF DSCR:	2.88x
		UW NOI Debt Yield:	19.1%

A “Cash Trap Event Period” will commence upon the earliest of the following:

(i)	the occurrence of an event of default;
(ii)	the debt yield (“NCF DY”), tested quarterly, falling below 13.0%; or
(iii)	HCA or its replacement tenant (a) fails to renew or extend the term of its lease for a term no less than five years, pursuant to the lease agreement, (b) is in default under lease agreement (c) goes dark, vacates or fails to continuously occupy the space, (d) is subject to a bankruptcy or insolvency or (e) is subject to a termination or cancellation of its lease.

A Cash Trap Event Period will end upon the occurrence of the following:

(i)	with regard to clause (i) above, the cure of the related event of default;
(ii)	with regard to clause (ii), the NCF DY being at least 13.0% for two consecutive calendar quarters.
(iii)	with regard to clause (iii)(a)-(e) above, a Major Tenant Re-Tenanting Event (as defined below) has occurred;
(iv)	with regard to clause (iii)(a) above, the lender has received evidence that HCA has extended the term of its lease;
(v)	with regard to clause (iii)(b) above, the default under lease agreement has been cured and no other default under the lease occurs for two consecutive calendar quarters;
(vi)	with regard to clause (iii)(c) above, HCA has re-occupied the entire space and is open for business for one calendar quarter;
(vii)	with regard to clause (iii)(d) above, the bankruptcy or insolvency proceeding has terminated in a manner reasonably satisfactory to lender, the related lease has been affirmed, and the terms of such lease, as affirmed, are reasonably satisfactory to lender; or
(viii)	with regard to clause (iii)(e) above, HCA (x) has revoked any notification of any termination, cancellation or surrender of such lease and (y) delivered to the lender a tenant estoppel certificate in form and substance reasonably acceptable to lender.

A “Major Tenant Re-Tenanting Event” will occur when the lender has received satisfactory evidence that (i) the space currently occupied by HCA has been leased to replacement tenants reasonably for a period of at least 5 years, (ii) to a tenant that is in occupancy of the space and paying full, unabated rent pursuant to the lease, to the lender, and (iii) all tenant improvement costs and leasing commissions have been paid (or reserved with the lender).

Release of Property. The Brentwood Commons Mortgage Loan Documents permit the release of one parcel of the property known as Building IV, in connection with a sale on an arms-length basis, subject to certain conditions, including (i) no event of default has occurred or is continuing, (ii) partial defeasance of the Brentwood Commons Mortgage Loan in an amount equal to greater of (a) 150% of the allocated amount for the release property, (b) an amount that would result in the post-release DSCR  (interest-only) of the remaining property’s being no less than the greater of the pre-release DSCR (interest-only) for the entire property and 2.92x, (c) an amount that would result in the post-release debt yield of the remaining property’s being no less than the greater of the pre-release debt yield for the entire property and 17.6%, (d) an amount that would result in the post-release LTV of the remaining property’s being not greater than the lesser of the pre-release LTV for the entire property and 55%; and (e) an amount sufficient to comply with related REMIC requirements; (iii) receipt of a rating agency confirmation; and (iv) receipt of an opinion of counsel that the partial release complies with REMIC requirements.

Terrorism Insurance. The Brentwood Commons Mortgage Loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the Brentwood Commons Property, as well as business interruption insurance covering up to 18 months until the improvements are physically restored, together with an extended period of indemnity covering loss of income up to 12 months following physical restoration. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

A-3-56

Office - CBD	Loan #7	Cut-off Date Balance:	$40,000,000
3200-3240 El Camino Real, 400-450	Market Place Center	Cut-off Date LTV:	50.9%
Exchange, and 200, 210, 220,		UW NCF DSCR:	2.96x
240, 250, and 300-350 Commerce		UW NOI Debt Yield:	17.7%
Irvine, CA 92612

A-3-57

Office - CBD	Loan #7	Cut-off Date Balance:	$40,000,000
3200-3240 El Camino Real, 400-450	Market Place Center	Cut-off Date LTV:	50.9%
Exchange, and 200, 210, 220,		UW NCF DSCR:	2.96x
240, 250, and 300-350 Commerce		UW NOI Debt Yield:	17.7%
Irvine, CA 92612

Market Place Center
3200-3240 El Camino Real, 400-450 Exchange,
and 200, 210, 220, 240, 250, and 300-350 Commerce
Irvine, CA 92612
SANTA ANA
North Tustin
Tustin
IRVINE
ORANGE COUNTY
Westpark
Woodbridge
University Park
Orange County Great Park
Orange County Global Medical Center
Foothill Regional Medical Ctr.
Marconi Automotive Museum
Ricoh Training Center
Fujifilm Irvine Scientific
Integral Aerospace
Newport Corporation
The District at Tustin Legacy
B Braun Medical Inc.
John Wayne Airport 3 miles
Western Digital
Harvard Place Shopping Ctr.
Crossroads
Westpark Plaza
Culver Plaza
Woodbridge Village Center
Alton Square
Oak Creek Shopping Ctr.
Irvine Valley College
Oak Creek Golf Club
Sand Canyon Plaza
Discovery Business Center
Hoag Hospital Irvine
Kaiser Permanente OC - Irvine Medical Center
Quail Hill Shopping Center
Alton Marketplace
Irvine Spectrum
Irvine
Tustin
Tustin Ranch Plaza
The Market Place
Tustin Ranch Golf Course
Northpark Plaza
Northwood Town Center
Heritage Plaza
Walnut Village Center
Cypress Village Shopping Center
Orange Tree Square Shopping Center
University Park Center
Parkview Center
Rancho San Joaquin Golf Course
William R. Mason Regional Park
Concordia University-Irvine
Strawberry Farms Golf Club
University Center
Irvine Barclay Theatre
UC-Irvine
Bill Barber Mem. Park
METROLINK IE - OC LINE
Santa Ana Fwy
San Diego Fwy
Costa Mesa Fwy
17th St.
Irvine Blvd.
1st St.
McFadden Ave.
Tustin Ave.
Hewes Ave.
Newport Ave.
Red Hill Ave.
Tustin Ranch Rd.
Jamboree Rd.
Portola Pkwy.
Walnut Ave.
Valencia Ave.
Warner Ave.
Culver Dr.
Trabuco Rd.
Yale Ave.
Jeffrey Rd.
Sand Canyon Ave.
Harvard Ave.
Barranca Pkwy.
Von Karman Ave.
Alton Pkwy.
Main St.
Yale Loop
Irvine Center Dr.
Michelson Dr.
University Dr.
Campus Dr.
Turtle Rock Dr.
Laguna Cyn. Rd.
5
55
261
133
405
SAN GABRIEL MTS
LOS ANGELES
Burbank
Glendale
Pasadena
Santa Monica
Rancho Cucamonga
Pomona
Ontario
Chino
Corona
Torrance
LONG BEACH
ANAHEIM
Fullerton
Orange
SANTA ANA
Tustin
IRVINE
Huntington Beach
Pacific Ocean

A-3-58

Mortgage Loan No. 7 – Market Place Center

Mortgage Loan Information				Property Information
Mortgage Loan Seller:		JPMCB/WFB		Single Asset/Portfolio:	Single Asset
				Location:	Irvine, CA 92612
Original Balance(1):		$40,000,000		General Property Type:	Office
Cut-off Date Balance(1):		$40,000,000		Detailed Property Type:	CBD
% of Initial Pool Balance:		4.0%		Title Vesting:	Fee
Loan Purpose:		Recapitalization		Year Built/Renovated:	1999-2006/2015-2025
Borrower Sponsor:		The Irvine Company LLC		Size:	1,154,250 SF
Guarantor:		Irvine Core Office LLC		Cut-off Date Balance Per SF(1):	$117
Mortgage Rate:		5.5520%		Maturity Date Balance Per SF(1):	$117
Note Date:		8/26/2025		Property Manager:	Irvine Management Company
Maturity Date:		9/11/2035			(borrower-related)
Term to Maturity:		120 months		Underwriting and Financial Information
Amortization Term:		0 months		UW NOI:	$23,887,446
IO Period:		120 months		UW NCF:	$22,485,950
Seasoning:		3 months		UW NOI Debt Yield(1):	17.7%
Prepayment Provisions:		L(24),YM1(3),DorYM1(88),O(5)		UW NCF Debt Yield(1):	16.7%
Lockbox/Cash Mgmt Status:		Hard/Springing		UW NOI Debt Yield at Maturity(1):	17.7%
Additional Debt Type(1):		Pari Passu		UW NCF DSCR(1):	2.96x
Additional Debt Balance(1):		$95,000,000		Most Recent NOI(3):	$21,319,637 (6/30/2025 TTM)
Future Debt Permitted (Type):		No (NAP)		2nd Most Recent NOI:	$20,381,263 (12/31/2024)
				3rd Most Recent NOI:	$20,133,595 (6/30/2024)
Reserves(2)				Most Recent Occupancy:	80.9% (7/31/2025)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	79.0% (6/30/2024)
RE Taxes:	$0	Springing	NAP	3rd Most Recent Occupancy:	81.0% (6/30/2023)
Insurance:	$0	Springing	NAP	Appraised Value (as of):	$265,000,000 (3/5/2025)
Replacement Reserve:	$0	Springing	NAP	Appraised Value PSF:	$230
TI/LC Reserve:	$0	Springing	NAP	Cut-off Date LTV Ratio(1):	50.9%
Existing TI/LC Reserve:	$1,909,289	$0	NAP	Maturity Date LTV Ratio(1):	50.9%
Rent Concession Reserve:	$537,085	$0	NAP

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount:	$135,000,000	100.0%	Existing Debt(4):	$104,190,724	77.2%
			Return of Equity:	$28,010,124	20.7%
			Upfront Reserves:	$2,446,374	1.8%
			Closing Costs:	$352,778	0.3%
Total Sources:	$135,000,000	100.0%	Total Uses:	$135,000,000	100.0%

(1)	The Market Place Center Mortgage Loan (as defined below) is part of the Market Place Center Whole Loan (as defined below), which is comprised of eight pari passu promissory notes with an aggregate original principal balance of $135,000,000. Underwriting and Financial Information presented above is based on the Market Place Center Whole Loan.
(2)	See “Escrows and Reserves” below.
(3)	The increase in NOI between TTM 6/30/2025 and UW is primarily due to (i) 30 new and renewal leases commencing between July 2024 and July 2026 totaling 233,224 square feet and $5,299,961 of base rent and (ii) underwritten base rent inclusive of contractual rent steps through September 2026 totaling $540,076 and rent averaging for investment grade tenants (through the earlier of lease maturity or loan maturity) totaling $99,194.
(4)	The borrower paid off approximately $104.2 million of existing debt in March 2025.

The Mortgage Loan. The seventh largest mortgage loan (the “Market Place Center Mortgage Loan”) is part of a whole loan (the “Market Place Center Whole Loan”) evidenced by eight pari passu promissory notes with an aggregate original principal amount $135,000,000. The Market Place Center Whole Loan was co-originated by Wells Fargo Bank, National Association (“WFB”) and JPMorgan Chase Bank, National Association (“JPMCB”). The Market Place Center Whole Loan is secured by a first priority mortgage on a fee interest in 22 office buildings totaling 1,154,250 SF, located in Irvine, California (the “Market Place Center Property”).

The Market Place Center Mortgage Loan is evidenced by the (i) non-controlling Note A-3-A to be contributed by WFB and (ii) the non-controlling Notes A-4-B and A-5 to be contributed by JPMCB, with an aggregate original principal balance of $40,000,000. The Market Place Center Whole Loan will be serviced pursuant to the pooling and servicing agreement for the WFCM 2025-C65 transaction. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the prospectus.

A-3-59

Office - CBD	Loan #7	Cut-off Date Balance:	$40,000,000
3200-3240 El Camino Real, 400-450	Market Place Center	Cut-off Date LTV:	50.9%
Exchange, and 200, 210, 220,		UW NCF DSCR:	2.96x
240, 250, and 300-350 Commerce		UW NOI Debt Yield:	17.7%
Irvine, CA 92612
Market Place Center Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-A	$36,000,000	$36,000,000	WFCM 2025-C65	Yes
A-1-B	4,000,000	4,000,000	BBCMS 2025-C39	No
A-2	27,000,000	27,000,000	BBCMS 2025-C39	No
A-3-A	10,000,000	10,000,000	BANK 2025-BNK51	No
A-3-B	4,000,000	4,000,000	BBCMS 2025-C39	No
A-4-A	24,000,000	24,000,000	WFCM 2025-C65	No
A-4-B	10,000,000	10,000,000	BANK 2025-BNK51	No
A-5	20,000,000	20,000,000	BANK 2025-BNK51	No
Whole Loan	$135,000,000	$135,000,000

The Borrower and the Borrower Sponsor. The borrower is Market Place Business Center LLC, a special purpose, bankruptcy-remote entity and a Delaware limited liability company with at least two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Market Place Center Whole Loan.

The borrower sponsor of the Market Place Center Whole Loan is The Irvine Company LLC (“The Irvine Company”) and the non-recourse carveout guarantor is Irvine Core Office LLC. The Irvine Company is a private real estate investment company headquartered in Newport Beach, California and headed by Donald Bren. The Irvine Company focuses on long-term ownership of a real estate portfolio encompassing apartment communities, new home villages, office buildings, retail, dining and entertainment and resorts. The Irvine Company’s holdings consist of 129 million SF and includes more than 590 office buildings, 125 apartment communities with 65,000 units, 40 retail centers, one coastal resort, three golf courses and five marinas. The Irvine Company’s collection of office properties are located in Orange County, California, Los Angeles, San Diego, Silicon Valley, Chicago and New York.

The Property. The Market Place Center Property is comprised of 22 two-story office buildings totaling 1,154,250 SF, located in Irvine, California. The Market Place Center Property is a master planned office development that was constructed by the borrower sponsor in phases between 1999 and 2006. Located along Interstate 5, amenities include a café, fitness center, three outdoor basketball courts, a sand volleyball court, numerous grass lawns and brick paved patios, various indoor and outdoor seating areas, BBQ areas, and electric vehicle charging stations. The Market Place Center Property contains 4,692 parking spaces (4.06 spaces per 1,000 SF). As of July 31, 2025, the Market Place Center Property was 80.9% leased to 83 unique tenants and averaged 90.0% between FY 2015 and FY 2024.

Major Tenants.

Universal Services of America (53,360 SF; 4.6% of NRA; 5.6% of UW rent). Founded in 1957, Universal Services of America (“Allied Universal”) is a security and facilities services company that provides security services and smart technology to deliver evolving, tailored solutions that allow clients to focus on their core business. Operating in more than 100 countries, Allied Universal’s workforce comprises approximately 770,000 people. Allied Universal has been in occupancy at the Market Place Center Property, which serves as its corporate headquarters west, since 2023, has a lease expiration in July 2030 and has one, five-year renewal option. Allied Universal can terminate any time after March 1, 2026, if the manager reduces the contracted billable guard service hours provided by Allied Universal by more than 50% over the hours billed for the trailing 12 month period ending December 31, 2021, by providing at least six months’ prior notice and paying a termination fee equal to two months of base rent plus unamortized TI/LC.

MobilityWare, LLC & Upstanding (50,851 SF; 4.4% of NRA; 6.5% of UW rent). Upstanding was founded as a communication software in 1990 by Dave Yonamine and John Libby, who later formed MobilityWare in 2003, MobilityWare is a mobile application game developer and provider that launched 13 titles, including Solitaire and Blackjack, on the first day of the App Store launch in 2008. In 2018, the company reached 400 million downloads across its portfolio of games. MobilityWare, LLC & Upstanding has been in occupancy at the Market Place Center Property, which serves as its headquarters, since 2016, has a lease expiration in March 2026 and has one, five-year renewal option and no termination options.

TriMark Raygal, LLC (46,526 SF; 4.0% of NRA; 5.3% of UW rent). TriMark Raygal, LLC (“TriMark”) is a provider of equipment, supplies, and design services to the foodservice industry. TriMark has over 125 years of history, which includes mergers and acquisitions of several companies that created today’s ten TriMark divisions. TriMark has been in occupancy at the Market Place Center Property since 2017, has a lease expiration in March 2027 and has one, five-year renewal option and no termination options.

A-3-60

Office - CBD	Loan #7	Cut-off Date Balance:	$40,000,000
3200-3240 El Camino Real, 400-450	Market Place Center	Cut-off Date LTV:	50.9%
Exchange, and 200, 210, 220,		UW NCF DSCR:	2.96x
240, 250, and 300-350 Commerce		UW NOI Debt Yield:	17.7%
Irvine, CA 92612

The following table presents certain information relating to the tenancy at the Market Place Center Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Moody’s/ Fitch/S&P)	Tenant SF	Approx. % of SF	Annual UW Rent(2)	% of Total Annual UW Rent	Annual UW Rent PSF(2)	Lease Exp.	Renewal Options	Term. Option (Y/N)
Major Tenants
Universal Services of America	NR/NR/NR	53,360	4.6%	$1,299,850	5.6%	$24.36	7/31/2030	1 x 5 Yr	Y(3)
MobilityWare, LLC & Upstanding	NR/NR/NR	50,851	4.4%	$1,501,122	6.5%	$29.52	3/31/2026	1 x 5 Yr	N
TriMark Raygal, LLC(4)	NR/NR/NR	46,526	4.0%	$1,228,286	5.3%	$26.40	3/31/2027	1 x 5 Yr	N
HDR Engineering, Inc	NR/NR/NR	44,210	3.8%	$1,039,819	4.5%	$23.52	5/31/2034	1 x 5 Yr	N
Waymakers	NR/NR/NR	31,425	2.7%	$754,200	3.3%	$24.00	Various(5)	1 x 5 Yr	N
Major Tenants Subtotal/Wtd. Avg.		226,372	19.6%	$5,823,277	25.1%	$25.72
Other Tenants		707,607	61.3%	$17,370,390	74.9%	$24.55
Occupied Subtotal/Wtd. Avg.		933,979	80.9%	$23,193,667	100.0%	$24.83
Vacant Space		220,271	19.1%
Total/Wtd. Avg.		1,154,250	100.0%

(1)	Based on the underwritten rent roll dated July 31, 2025.
(2)	Annual UW Rent and Annual UW Rent PSF shown above includes contractual rent steps through September 2026 totaling $540,076 and rent averaging for investment grade tenants (through the earlier of lease maturity or loan maturity) totaling $99,194.
(3)	The tenant can terminate any time after March 1, 2026, if the manager reduces the contracted billable guard service hours provided by the tenant by more than 50% over the hours billed for the trailing 12 month period ending December 31, 2021, by providing at least six months’ prior notice and paying a termination fee equal to two months of base rent plus unamortized TI/LC.
(4)	TriMark is marketing 15,101 SF (1.3% of NRA) of its space for sublease. TriMark recently renewed its lease in April 2024.
(5)	Waymakers is on multiple leases expiring April 30, 2031 (12,213 SF) and August 31, 2031 (19,212 SF).

The following table presents certain information relating to the lease rollover schedule at the Market Place Center Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling(3)	Approx. % of Total UW Rent Rolling(3)	Approx. Cumulative % of Total UW Rent Rolling	UW Rent PSF Rolling(3)
MTM/2025	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2026	15	151,302	13.1%	13.1%	$4,098,868	17.7%	17.7%	$27.09
2027	16	168,038	14.6%	27.7%	$4,070,340	17.5%	35.2%	$24.22
2028	21	146,068	12.7%	40.3%	$3,682,611	15.9%	51.1%	$25.21
2029	15	148,748	12.9%	53.2%	$3,554,005	15.3%	66.4%	$23.89
2030	10	156,416	13.6%	66.8%	$3,891,386	16.8%	83.2%	$24.88
2031	5	64,271	5.6%	72.3%	$1,554,755	6.7%	89.9%	$24.19
2032	2	28,246	2.4%	74.8%	$683,972	2.9%	92.9%	$24.21
2033	0	0	0.0%	74.8%	$0	0.0%	92.9%	$0.00
2034	1	44,210	3.8%	78.6%	$1,039,819	4.5%	97.3%	$23.52
2035	1	26,680	2.3%	80.9%	$617,909	2.7%	100.0%	$23.16
Thereafter	0	0	0.0%	80.9%	$0	0.0%	100.0%	$0.00
Vacant	0	220,271	19.1%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.	86	1,154,250	100.0%		$23,193,667	100.0%		$24.83(4)

(1)	Based on the underwritten rent roll dated July 31, 2025.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the Lease Rollover Schedule.
(3)	Total UW Rent Rolling, Approx. % of Total UW Rent Rolling, and UW Rent PSF Rolling includes contractual rent steps through September 2026 totaling $540,076 and rent averaging for investment grade tenants (through the earlier of lease maturity or loan maturity) totaling $99,194.
(4)	Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

The Market. The Market Place Center Property is located in Irvine, California within Orange County. The Market Place Center Property comprises several square blocks, sits on a total of 73.5 acres and is situated at the southeast corner of the Santa Ana (5) Freeway and the Eastern Transportation Corridor (261) with additional frontage on El Camino Real. The Market Place Center Property is approximately 3.0 miles east of Costa Mesa (55) Freeway, 3.8 miles north of the San Diego (405) Freeway, and 4.6 miles northeast of John Wayne Airport in the City of Irvine, California. The local neighborhood contains a mix of office, industrial, retail, and residential uses. Major employers in the area include Disney Resorts, University of California, Irvine, St. Joseph Health, Kaiser Permanente, Target Brands, Inc., Walmart, Inc., Hoag Memorial Hospital Presbyterian, Universal Services of America, California State University and MemorialCare Health System.

According to the appraisal, the Market Place Center Property is located within the Irvine/Tustin Legacy office submarket of the Orange County office market. As of the fourth quarter of 2024, the submarket had an inventory of 23.5 million SF with a vacancy rate of 20.0% and average rent of $35.39 PSF. The appraiser concluded to market rents for the Market Place Center Property of $23.40.

A-3-61

Office - CBD	Loan #7	Cut-off Date Balance:	$40,000,000
3200-3240 El Camino Real, 400-450	Market Place Center	Cut-off Date LTV:	50.9%
Exchange, and 200, 210, 220,		UW NCF DSCR:	2.96x
240, 250, and 300-350 Commerce		UW NOI Debt Yield:	17.7%
Irvine, CA 92612

The 2023 population within a one-, three- and five-mile radius of the Market Place Center Property was 14,052, 163,308 and 529,936, respectively. The 2023 average household income within the same radii was $138,012, $136,667, $138,311, respectively.

The following table presents certain information relating to the appraisal’s market rent conclusion for the Market Place Center Property:

Market Rent Summary(1)
	Office Space	Café Space
Market Rent (PSF)	$23.40	$12.00
Lease Term (Years)	5	5
Lease Type	NNN	NNN
Escalations (Annual)	3.50%	3.50%
Tenant Improvements (New/Renewal)	$65 / $10	$50 / $10
Leasing Commissions (New/Renewal)	6.0% / 3.0%	6.0% / 3.0%
Free Rent (Months) (New/Renewal)	5 / 5	5 / 3
(1)	Information obtained from the appraisal.

The table below presents certain information relating to comparable properties to the Market Place Center Property identified by the appraiser:

Comparable Office Leases
Property Name	Year Built	Occ.	Total NRA (SF)	Major Tenant	Lease Start Date / Term (yrs.)	Lease Size (SF)	Base Rent PSF
Market Place Center Irvine, CA	1999-2006	80.9%(1)	1,154,250	Universal Services of America	Feb-23 / 7.5	53,360	$24.36(1)
Jamboree Business Center 14000 Jamboree Road Irvine, CA	2008	NAV	77,624	Henkel Electronic Materials, LLC	Sep-25 / 5.0	77,624	$24.00
Discovery Park 15480 Laguna Canyon Road Irvine, CA	2000	NAV	44,820	St. Joseph Health System, LLC	Mar-25 / 10.3	44,820	$21.48
Jamboree Business Center 2875 Michelle Drive Irvine, CA	2007	NAV	77,625	C. Patrick Hamblin, APC	Dec-24 / 1.0	3,342	$27.36
Irvine Business Center 7515 Irvine Center Drive Irvine, CA	1998	NAV	63,412	Primoris Services Corporation	Oct-24 / 7.0	31,706	$24.00
Discovery Park 15271 Laguna Canyon Road Irvine, CA	2007	NAV	54,306	DVA Healthcare Renal Care	Sep-24 / 7.0	40,206	$22.80
Discovery Park 47 Discovery Irvine, CA	2000	NAV	53,220	Xilinx International, Inc.	Aug-24 / 3.0	3,615	$25.20
Jamboree Business Center 2860 Michelle Drive Irvine, CA	2004	NAV	41,069	W&W-AFCO Steel, LLC	Jun-24 / 3.2	2,984	$28.80
Discovery Park 46 Discovery Irvine, CA	2001	NAV	44,240	Proteor USA	Jun-24 / 9.0	22,120	$21.00

Source: Appraisal.

(1)	Based on the underwritten rent roll dated July 31, 2025. Base Rent PSF for the Market Place Center Property includes rent steps through September 2026.

Appraisal. According to the appraisal as of March 5, 2025, the Market Place Center Property had an “as-is” appraised value of $265,000,000 and as of April 1, 2028, had an “upon stabilization” value of $304,000,000.

Environmental Matters. According to the Phase I environmental site assessment dated March 17, 2025, there was no evidence of any recognized environmental conditions at the Market Place Center Property.

A-3-62

Office - CBD	Loan #7	Cut-off Date Balance:	$40,000,000
3200-3240 El Camino Real, 400-450	Market Place Center	Cut-off Date LTV:	50.9%
Exchange, and 200, 210, 220,		UW NCF DSCR:	2.96x
240, 250, and 300-350 Commerce		UW NOI Debt Yield:	17.7%
Irvine, CA 92612

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Market Place Center Property:

Cash Flow Analysis
	2022(1)	2023(1)	2024(1)	6/30/2025 TTM	UW	UW PSF
Base Rent	$23,984,661	$22,397,820	$21,553,882	$22,542,673	$28,347,985(2)	$24.56
Vacancy	$0	$0	$0	$0	($5,154,318)(3)	($4.47)
Total Base Rent	$23,984,661	$22,397,820	$21,553,882	$22,542,673	$23,193,667	$20.09
Free Rent Adjustment	($625,549)	($1,126,550)	($1,220,397)	($1,459,805)	$0	$0.00
Net Rental Income	$23,359,112	$21,271,270	$20,333,484	$21,082,868	$23,193,667	$20.09
Total Recoveries	$8,740,508	$8,738,054	$9,067,517	$10,292,638	$10,528,606	$9.12
Other Income	$664,441	$588,550	$615,924	$542,449	$833,623	$0.72
Effective Gross Income	$32,764,061	$30,597,874	$30,016,925	$31,917,955	$34,555,896	$29.94

Real Estate Taxes	$1,605,907	$1,742,934	$1,623,528	$1,597,484	$1,599,925	$1.39
Insurance	$262,208	$398,103	$384,906	$426,902	$392,415	$0.34
Management Fee	$1,060,519	$971,830	$962,879	$1,020,888	$1,123,067	$0.97
Other Operating Expenses	$5,629,807	$6,891,943	$6,912,017	$7,553,044	$7,553,044	$6.54
Total Expenses	$8,558,440	$10,004,810	$9,883,330	$10,598,318	$10,668,450	$9.24

Net Operating Income	$24,205,621(4)	$20,593,064(4)	$20,133,595	$21,319,637(5)	$23,887,446(5)	$20.70
Capital Expenses	$0	$0	$0	$0	$247,246	$0.21
TI/LC	$0	$0	$0	$0	$1,154,250	$1.00
Net Cash Flow	$24,205,621	$20,593,064	$20,133,595	$21,319,637	$22,485,950	$19.48

Occupancy (%)	88.0%	81.0%	79.0%	80.9%(3)	81.8%(3)
NOI DSCR(6)	3.19x	2.71x	2.65x	2.81x	3.14x
NCF DSCR(6)	3.19x	2.71x	2.65x	2.81x	2.96x
NOI Debt Yield(6)	17.9%	15.3%	14.9%	15.8%	17.7%
NCF Debt Yield(6)	17.9%	15.3%	14.9%	15.8%	16.7%

(1)	Historical cash flows reflect the full-year reporting period for the borrower sponsor, which has a fiscal year ending in June.
(2)	Based on the underwritten rent roll dated July 31, 2025. Base Rent includes contractual rent steps through September 2026 totaling $540,076 and rent averaging for investment grade tenants (through the earlier of lease maturity or loan maturity) totaling $99,194.
(3)	The underwritten economic vacancy is 18.2%. The property was 80.9% physically occupied as of July 31, 2025.
(4)	The decrease in NOI between 2022 and 2023 was primarily due to occupancy decreasing from 88.0% to 81.0% and free rent increasing from $625,549 to $1,126,550.
(5)	The increase in NOI between 6/30/2025 TTM and UW is primarily due to (i) 30 new and renewal leases commencing between July 2024 and July 2026 totaling 233,224 SF and $5,299,961 of base rent and (ii) underwritten base rent including rent steps and rent averaging.
(6)	DSCRs and Debt Yields are based on the Market Place Center Whole Loan.

Escrows and Reserves.

Tax Escrows – The Market Place Center Whole Loan documents do not require upfront or ongoing reserves for real estate taxes in the amount equal to 1/12th of the annual estimated tax payments; provided, (i) no Cash Trap Event Period (as defined below) has occurred and is continuing and (ii) borrower provides the lender with paid receipts or other evidence reasonably satisfactory to the lender that all taxes have been and continue to be fully and timely paid.

Insurance Escrows – The Market Place Center Whole Loan documents do not require upfront and ongoing insurance reserves in an amount equal to 1/12th of the annual estimated insurance payments; provided, (i) no Cash Trap Event Period has occurred and is continuing; and (ii) the property is covered under an acceptable blanket policy and borrower provides the lender with evidence of renewal.

Replacement Reserve – Upon the occurrence of a Cash Trap Event Period, the borrower is required to deposit monthly replacement reserves equal to approximately $20,604.

TI/LC Reserves – Upon the occurrence of a Cash Trap Event Period, the borrower is required to deposit monthly TI/LC reserves equal to $96,187.50.

Existing TI/LC Reserves – The Market Place Center Whole Loan documents require an upfront deposit of $1,909,289 for outstanding tenant improvements and leasing commissions related to thirteen tenants.

Rent Concession Reserve – The Market Place Center Whole Loan documents require an upfront deposit of $537,085 for outstanding free rent related to 10 tenants.

A-3-63

Office - CBD	Loan #7	Cut-off Date Balance:	$40,000,000
3200-3240 El Camino Real, 400-450	Market Place Center	Cut-off Date LTV:	50.9%
Exchange, and 200, 210, 220,		UW NCF DSCR:	2.96x
240, 250, and 300-350 Commerce		UW NOI Debt Yield:	17.7%
Irvine, CA 92612

Lockbox and Cash Management. The Market Place Center Whole Loan is structured with a hard lockbox, which is already in place, and springing cash management. The borrower is required to direct tenants to pay rent directly into such lockbox account and all rents received directly by the borrower or the property manager are required to be deposited into the lockbox account within three business days of receipt. Prior to the occurrence of a Cash Trap Event Period, all funds in the lockbox account are required to be distributed to borrower. During a Cash Trap Event Period, funds in the lockbox account are required to be swept on each business day to a lender-controlled cash management account. Any excess cash flow remaining after satisfaction of the waterfall items outlined in the loan documents is required to be swept to an excess cash flow subaccount controlled by the lender as additional security for the loan during the continuance of the Cash Trap Event Period.

A “Cash Trap Event Period” will commence upon the earliest of the following:

(i)	the occurrence of an event of default; or
(ii)	subject to borrower’s providing Cash Trap Cure Collateral (as defined below), the net cash flow debt service coverage ratio (“NCF DSCR”) falling below 1.15x.

A Cash Trap Event Period will end upon the occurrence of the following:

(ix)	with regard to clause (i) the cure of the related event of default; or
(x)	with regard to clause (ii) the NCF DSCR being at least 1.20x for two consecutive calendar quarters.

“Cash Trap Cure Collateral” means either, or a combination of cash deposits or a letter of credit delivered to lender in an amount which, if applied as a principal prepayment of the loan, would result in a Debt Service Coverage Ratio that is equal to or greater than 1.20x. Provided there is no event of default, the Cash Trap Cure Collateral will be released to borrower if the DSCR is equal to or greater than 1.20x for two (2) consecutive calendar quarters.

Release of Property.  The Market Place Center Whole Loan documents permit the release, without lender consent and without fee, of any portion of the Market Place Center Property which: (a) is non-income producing; and (b) does not materially contribute to the ongoing use, economic value of, revenue or operations of the Market Place Center Property.

The Market Place Center Whole Loan documents provide that, following the lockout period, the borrower may obtain the release of not more than two adjacent buildings in connection with a sale on an arms-length basis (includes affiliates), subject to certain conditions, including: (i) no event of default shall have occurred or be continuing, (ii) partial defeasance of the loan in an amount equal to the greatest of (A) 110% of the allocated amount for the release property, (B) an amount necessary to ensure that the post-release DSCR (interest-only) of the remaining properties is no less than the greater of the pre-release DSCR (interest-only) for the entire property and 2.42x, (C) an amount necessary to ensure that the post-release LTV of the remaining properties is no less than the greater of the pre-release LTV for the entire property and 50.9%, and (D) an amount sufficient to comply with related REMIC requirements, (iii) a rating agency confirmation, and (iv) an opinion of counsel that the partial release complies with REMIC requirements.

Terrorism Insurance.  The Market Place Center Whole Loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the Market Place Center Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

A-3-64

Hospitality – Full Service	Loan #8	Cut-off Date Balance:	$34,750,000
8535 West Higgins Road	Marriott Chicago O’Hare	Cut-off Date LTV:	47.9%
Chicago, IL 60631		UW NCF DSCR:	1.75x
		UW NOI Debt Yield:	18.2%

A-3-65

Hospitality – Full Service	Loan #8	Cut-off Date Balance:	$34,750,000
8535 West Higgins Road	Marriott Chicago O’Hare	Cut-off Date LTV:	47.9%
Chicago, IL 60631		UW NCF DSCR:	1.75x
		UW NOI Debt Yield:	18.2%

Marriott Chicago O'Hare
8535 West Higgins Road
Chicago, IL 60631
Glenview
Glen View Club
Golf Rd
Oakton College
Golf Mill Shopping Center
Prairie View Plaza
Church St
Morton Grove
Dempster St
Dempster Plaza
Advocate Lutheran General Hospital
Skokie
St. Paul Woods Preserve
MORTON GROVE
METRA MILWAUKEE-NORTH LINE
Edens Expwy
Sysco Chicago
CUMBERLAND
Northwest Hwy
DES PLAINES
METRA UP-NW LINE
METRA NCS LINE
Algonquin Rd
Des Plaines
Wolf Rd
Algonquin Woods Preserve
Greenwood Ave
Milwaukee Ave
Harlem Ave
Oakton St
Niles
DEE ROAD
Park Ridge Country Club
The Shops of Uptown
Gross Point Rd
Village Crossing
Leaning Tower of Niles
Touhy Ave
Park Ridge
PARK RIDGE
Northwest Tollway
Rosemont Market Place
Allstate Arena
Tri-State Tollway
Bunker Hill Woods Preserve
Talcott Rd
COOK COUNTY
EDISON PARK
Lincoln Ave
Carpenter Rd
Devon Ave
EDGEBROOK
Edgebrook Golf Course
O'HARE
Chippewa Woods Preserve
Canfield Ave
Resurrection Medical Center
NORWOOD PARK
Norwood Park
Elston Ave
W. Higgins Rd
Kennedy Expwy
GLADSTONE PARK
Donald E. Stephens Convention Center
Rosemont
ROSEMONT
Rosemont Theatre
Fashion Outlets of Chicago
Chicago O'Hare Intl. Airport
CHICAGO
Harwood Heights
JEFFERSON PARK
Chicago Loop 16 miles
East River Rd
Norridge
Lawrence Ave
Harwood Square
Harwood Commons
Ridgemoor Country Club
Oak Park Ave
SCHILLER PARK
Cumberland Ave
Montrose Ave
Schiller Woods
Harlem Irving Plaza
Norridge Commons
Austin Ave
Central Ave
Schiller Park
Irving Park Rd
River Rd
METRA
METRA MILW.-WEST LINE
Franklin Ave
I-490/ O'HARE WEST BYPASS (Under Constr.)
MANNHEIM
Indian Boundary Golf Course
Forest Preserve Ave
BELMONT AVE
Thatcher Woods Center
Franklin Park
FRANKLIN PARK
RIVER GROVE
Grand Ave
Elmwood Park
Mannheim Rd
Rose St
River Grove
The Oak Park CC
Triton College
Gottlieb Memorial Hospital
Northlake
Melrose Park
North Ave
Lake Michigan
Mundelein
Libertyville
Lake Forest
Vernon Hills
Lincolnshire
Highland Park
Crystal Lake
Cary
Lake Zurich
Buffalo Grove
Algonquin
Barrington
Wheeling
Northbrook
Glencoe
Carpentersville
Barrington Hills
Palatine
Arlington Heights
Mount Prospect
Wilmette
Evanston
Elgin
Hoffman Estates
Schaumburg
Elk Grove Village
Des Plaines
Park Ridge
Skokie
Bartlett
St. Charles
Carol Stream
Glendale Heights
Addison
Elmhurst
Melrose Park
Oak Park
Geneva
Wheaton
Lombard
Glen Ellyn
Cicero
Berwyn
Loop
Batavia
West Chicago
North Aurora
Warrenville
Lisle
Downers Grove
Hinsdale
Brookfield
Aurora
Naperville
Woodridge
Burbank
Burr Ridge
Oswego
Bolingbrook
Oak Lawn
Palos Hills
Romeoville
Orland Park
Oak Forest
Harvey
Calumet City

A-3-66

Mortgage Loan No. 8 – Marriott Chicago O’Hare

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	WFB			Single Asset/Portfolio:	Single Asset
				Location:	Chicago, IL 60631
Original Balance:	$34,750,000			General Property Type:	Hospitality
Cut-off Date Balance:	$34,750,000			Detailed Property Type:	Full Service
% of Initial Pool Balance:	3.4%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	1967/2021
Borrower Sponsor(1):	Columbia Sussex Corporation			Size:	470 Rooms
Guarantor:	CSC Holdings, LLC			Cut-off Date Balance Per Room:	$73,936
Mortgage Rate:	6.4670%			Maturity Date Balance Per Room:	$58,322
Note Date:	11/18/2025			Property Manager:	Crestview Management, LLC
Maturity Date:	12/11/2035				(borrower-related)
Term to Maturity:	120 months
Amortization Term:	300 months			Underwriting and Financial Information
IO Period:	0 months			UW NOI:	$6,309,006
Seasoning:	0 months			UW NCF:	$4,909,260
Prepayment Provisions:	L(24),D(89),O(7)			UW NOI Debt Yield:	18.2%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF Debt Yield:	14.1%
Additional Debt Type:	NAP			UW NOI Debt Yield at Maturity:	23.0%
Additional Debt Balance:	NAP			UW NCF DSCR:	1.75x
Future Debt Permitted (Type):	No (NAP)			Most Recent NOI(3):	$6,296,974 (10/31/2025 TTM)
Reserves(2)				2nd Most Recent NOI(3):	$3,703,031 (12/31/2024)
Type	Initial	Monthly	Cap	3rd Most Recent NOI:	$3,840,708 (12/31/2023)
RE Taxes:	$821,310	$164,262	NAP	Most Recent Occupancy(3):	58.4% (10/31/2025)
Insurance:	$0	Springing	NAP	2nd Most Recent Occupancy(3):	50.2% (12/31/2024)
FF&E Reserve:	$7,797,000	$116,645	NAP	3rd Most Recent Occupancy:	49.2% (12/31/2023)
Seasonality Reserve:	$2,000,000	Springing	$2,000,000	Appraised Value (as of):	$72,500,000 (9/4/2025)
Replacement Comfort Letter Reserve:	$2,500	$0	NAP	Appraised Value Per Room:	$154,255
PIP Reserve:	$0	Springing	NAP	Cut-off Date LTV Ratio:	47.9%
				Maturity Date LTV Ratio:	37.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount:	$34,750,000	78.1%	Loan Payoff:	$32,632,608	73.4%
Borrower Sponsor Equity:	$9,725,044	21.9%	Upfront Reserves:	$10,620,810	23.9%
			Closing Costs:	$1,221,626	2.7%
Total Sources:	$44,475,044	100.0%	Total Uses:	$44,475,044	100.0%

(1)	See “The Borrower and the Borrower Sponsor” section below for further discussion of the borrower sponsors.
(2)	See “Escrows and Reserves” section below for further discussion of reserve requirements.
(3)	The increase in Net Operating Income and Occupancy from 2024 to TTM was primarily due to an increase in group bookings and prioritization of multi-day, conference bookings over single-night stays.

The Mortgage Loan. The eighth largest mortgage loan (the “Marriott Chicago O’Hare Mortgage Loan”) is evidenced by a promissory note in the original principal balance of $34,750,000 and secured by the fee interest in a 470-room full-service hotel located in Chicago, IL (the “Marriott Chicago O’Hare Property”).

The Borrower and the Borrower Sponsor. The borrower is CP Chicago O'Hare, LLC, a single-purpose, Delaware limited liability company with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Marriott Chicago O’Hare Mortgage Loan.

The borrower sponsor is Columbia Sussex Corporation (“CSC”). Founded in 1972, CSC is a privately owned hospitality company headquartered in Crestview Hills, Kentucky. CSC currently owns 47 hotels across 18 states, Saint Martin and Washington D.C. with major hospitality brands including Marriott, Hilton, and Hyatt. The non-recourse carveout guarantor is CSC Holdings, LLC, an affiliate of CSC.

The borrower sponsor has experienced prior loan defaults and foreclosures, including an affiliate bankruptcy. For additional information please see “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the prospectus.

The Property. The Marriott Chicago O’Hare Property is a twelve-story, 470-room, full-service hotel located in Chicago, Illinois. Situated on an approximately 11.78-acre site, the Marriott Chicago O’Hare property was built in 1967, renovated in 2021 and is operated under the Marriott flag with a franchise agreement expiring on June 23, 2035. The property provides 539 surface parking spaces, resulting in a parking ratio of 1.15 spaces per room. Amenities at the Marriott Chicago O’Hare Property include a restaurant, lounge, fitness room, business center, indoor swimming pool, attached three-story U-shaped guestroom wing, one-story ballroom, conference wing and a typical complement of back-of-the-house facilities. The Marriott Chicago O’Hare Property guestroom configuration consists of 257 king rooms, 158 double queen rooms, 10 suites and 45 ADA accessible rooms. The borrower sponsor acquired the Marriott Chicago O’Hare Property in 2015 and has invested approximately $9.2 million over the past 10 years renovating and upgrading the

A-3-67

Hospitality – Full Service	Loan #8	Cut-off Date Balance:	$34,750,000
8535 West Higgins Road	Marriott Chicago O’Hare	Cut-off Date LTV:	47.9%
Chicago, IL 60631		UW NCF DSCR:	1.75x
		UW NOI Debt Yield:	18.2%

property, including $6.4 million on hotel renovations and $2.2 million on FF&E, resulting in a total cost basis of approximately $77.7 million. The borrower sponsor plans to invest an additional approximately $7.8 million at the Marriott Chicago O’Hare Property improvements to areas including guestrooms, the lobby areas, restaurants, and fitness center. See “Escrows and Reserves – FF&E Reserve,” below.

The following table presents historical occupancy, ADR, and RevPAR penetration rates of the Marriott Chicago O’Hare Property:

Historical Occupancy, ADR, RevPAR(1)
	Competitive Set(2)			Marriott Chicago O’Hare Property(2)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
12/31/2023	67.6%	$161.25	$109.03	49.2%	$156.09	$76.84	72.8%	96.8%	70.5%
12/31/2024	69.6%	$171.82	$119.66	50.2%	$159.88	$80.19	72.1%	93.1%	67.0%
10/31/2025 TTM	70.5%	$176.28	$124.27	58.4%	$159.97	$93.43	82.8%	90.7%	75.2%

Source: Industry Report, unless otherwise indicated.

(1)	The variances between the underwriting, the appraisal and the industry report data with respect to Occupancy, ADR and RevPAR are attributable in part to variances in reporting methodologies and/or timing differences.
(2)	The competitive set includes the Hyatt Regency O’Hare Chicago, Sheraton Suites Chicago O’Hare, Embassy Suites by Hilton Chicago O'Hare Rosemont, The Westin O’Hare, DoubleTree by Hilton Hotel Chicago O’Hare Airport, Hilton Chicago O’Hare Airport, Hyatt Centric Chicago O’Hare and the Hilton Rosemont Chicago O’Hare.
(3)	The information for the Marriott Chicago O’Hare Property is obtained from the underwriting.

The Market. The Marriott Chicago O’Hare Property is located in Chicago O’Hare Airport submarket Chicago, IL and in the northwest quadrant formed by the intersection of Interstate 90 and North Cumberland Avenue. The Marriott Chicago O’Hare Property is approximately two miles from O’Hare International Airport and 14 miles northwest of the Central Business District of Chicago. The Marriott Chicago O’Hare Property is proximate to major highways, including Interstate 90 (Kennedy Expressway) and Interstate 294 (Tri-State Tollway), which provide regional and interstate access.

According to the appraisal, the 2024 estimated population within a one-, three- and five-mile radius of the Marriott Chicago O’Hare Property is 20,377, 148,582 and 446,816 respectively, and the average household income for the same radii is $126,917, $131,564 and $117,622 respectively.

According to a third-party report, the O’Hare submarket is comprised of 88 hotel properties and 15,687 rooms in total. As of October 2025, the O’Hare submarket had a trailing-twelve-month occupancy, ADR and RevPAR of 68.6%, $133 and $91 respectively.

The forward group rooms booked and associated revenue for 2025-2026 as of September 2025 indicates 12,223 rooms booked over the forward 12 months for a total revenue of approximately $2.0 million, which results in increases to rooms booked and associated revenue of 19.6% and 26.5%, respectively, compared to the same period of 2024-2025 bookings.

The following table presents competitive properties to the Marriott Chicago O’Hare Property:

Competitive Property Summary
Property	Year Built	Rooms	Total Meeting Space (sf)	Meeting Space SF per Room
Marriott Chicago O’Hare	1967	470	34,869	74.2
Hyatt Regency O'Hare Chicago	1971	1,095	110,000	100.5
Sheraton Suites Chicago O’Hare	1986	296	13,119	44.3
Embassy Suites by Hilton Chicago O'Hare Rosemont	1987	294	14,000	47.6
The Westin O'Hare	1984	525	50,000	95.2
DoubleTree by Hilton Hotel Chicago O'Hare Airport - Rosemont	2000	369	13,500	36.6
Hilton Chicago O'Hare Airport	1973	860	37,000	43.0
Hyatt Centric Chicago O’Hare	1999	206	7,600	36.9
Hilton Rosemont Chicago O'Hare	1987	300	22000	73.3
Subtotal/Average		4,415	33,565	61.3

Source: Appraisal

Appraisal. The appraisal concluded to an “as-is” value for the Marriott Chicago O’Hare Property of $72,500,000 as of September 4, 2025.

Environmental Matters. According to the Phase I environmental site assessment dated September 9, 2025, there was no evidence of any recognized environmental conditions at the Marriott Chicago O’Hare Property.

A-3-68

Hospitality – Full Service	Loan #8	Cut-off Date Balance:	$34,750,000
8535 West Higgins Road	Marriott Chicago O’Hare	Cut-off Date LTV:	47.9%
Chicago, IL 60631		UW NCF DSCR:	1.75x
		UW NOI Debt Yield:	18.2%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Marriott Chicago O’Hare Property:

Cash Flow Analysis(1)
	2020	2021	2022	2023	2024	10/31/2025 TTM	UW	UW per Room
Occupancy(2)	16.1%	22.7%	45.5%	49.2%	50.2%	58.4%	58.4%
ADR	$109.72	$125.45	$146.73	$156.09	$159.88	$159.97	$159.97
RevPAR	$17.67	$28.43	$66.69	$76.84	$80.19	$93.43	$93.43

Rooms Revenue	$3,039,095	$4,876,616	$11,440,502	$13,181,323	$13,794,033	$16,027,567	$16,027,567	$34,101.21
Food & Beverage Revenue	$1,692,461	$2,604,777	$7,782,954	$9,154,210	$9,095,604	$10,669,425	$10,669,425	$22,700.90
Parking Revenue	$0	$0	$0	$0	$0	$0	$0	$0.00
Other Income	$547,362	$651,250	$1,260,198	$1,343,962	$1,330,670	$1,297,915	$1,297,915	$2,761.52
Total Revenue	$5,278,918	$8,132,643	$20,483,654	$23,679,495	$24,220,307	$27,994,907	$27,994,907	$59,563.63

Room Expense	$2,422,980	$2,534,929	$4,850,351	$5,444,332	$5,774,778	$6,065,761	$6,065,761	$12,905.87
Food & Beverage Expense	$1,509,224	$1,657,452	$4,150,029	$4,681,176	$4,780,986	$5,513,401	$5,513,401	$11,730.64
Other Department Expense	$37,075	$31,249	$71,683	$70,844	$56,455	$65,861	$65,861	$140.13
Total Department Expenses	$3,969,279	$4,223,630	$9,072,063	$10,196,352	$10,612,219	$11,645,023	$11,645,023	$24,776.64
Gross Operating Income	$1,309,639	$3,909,013	$11,411,591	$13,483,143	$13,608,088	$16,349,884	$16,349,884	$34,786.99

Total Undistributed Expenses	$3,388,874	$3,438,694	$6,168,083	$7,120,376	$7,846,563	$7,905,029	$7,957,912	$16,931.73
Gross Operating Profit	($2,079,235)	$470,319	$5,243,508	$6,362,767	$5,761,525	$8,444,855	$8,391,972	$17,855.26

Property Taxes	$1,442,840	$934,038	$786,900	$2,257,450	$1,744,845	$1,821,248	$1,787,569	$3,803.34
Insurance	$187,237	$207,294	$214,169	$264,609	$313,649	$326,633	$295,397	$628.50
Total Operating Expenses	$1,630,077	$1,141,332	$1,001,069	$2,522,059	$2,058,494	$2,147,881	$2,082,966	$4,431.84

Net Operating Income(2)	($3,709,312)	($671,013)	$4,242,439	$3,840,708	$3,703,031	$6,296,974	$6,309,006	$13,423.42
FF&E	0	$0	$0	$0	$0	$0	$1,399,745	$2,978.18
Net Cash Flow	($3,709,312)	($671,013)	$4,242,439	$3,840,708	$3,703,031	$6,296,974	$4,909,260	$10,445.23

NOI DSCR	(1.32x)	(0.24x)	1.51x	1.37x	1.32x	2.24x	2.25x
NCF DSCR	(1.32x)	(0.24x)	1.51x	1.37x	1.32x	2.24x	1.75x
NOI Debt Yield	(10.7%)	(1.9%)	12.2%	11.1%	10.7%	18.1%	18.2%
NCF Debt Yield	(10.7%)	(1.9%)	12.2%	11.1%	10.7%	18.1%	14.1%

(1)	The variances between the underwriting, the appraisal, and the industry report data with respect to Occupancy, ADR and RevPAR at the Marriott Chicago O’Hare Property are attributable in part to variances in reporting methodologies and/or timing differences.
(2)	The increase in Net Operating Income and Occupancy from 2024 to TTM Oct 2025 was primarily due to an increase in group bookings and prioritization of multi-day, conference bookings over single-night stays.

Escrows and Reserves.

Real Estate Taxes– The Marriott Chicago O’Hare Mortgage Loan documents require an upfront deposit of $821,310 and ongoing monthly deposits of $164,262 for real estate taxes.

Insurance – The Marriott Chicago O’Hare Mortgage Loan documents require the borrower to deposit 1/12th of the estimated annual insurance premiums into an insurance reserve. However, the borrower will not be required to make the monthly insurance reserve deposit provided that (i) no event of default is continuing, (ii) there is a blanket policy in place that is satisfactory to the lender, and (iii) the borrower provides the lender evidence of renewal of such policy and paid receipts for the insurance premiums within 30 days after the scheduled expiration dates of the policies.

FF&E Reserve – The loan documents require an upfront deposit of $7,797,000 and ongoing monthly deposits in an amount equal to the greater of (i) the then-existing FF&E Reserve monthly deposit for the prior period or (ii) the greater of (a) 1/12th of 5% of the underwritten revenue for the prior fiscal year and (b) the amount required by the franchise agreement, initially $116,645. The FF&E Reserve funds are set aside for “mid-term refresh” improvements to guestrooms, lobby areas, restaurants, and fitness center that are planned by the borrower sponsor.

A-3-69

Hospitality – Full Service	Loan #8	Cut-off Date Balance:	$34,750,000
8535 West Higgins Road	Marriott Chicago O’Hare	Cut-off Date LTV:	47.9%
Chicago, IL 60631		UW NCF DSCR:	1.75x
		UW NOI Debt Yield:	18.2%

Seasonality Reserve –The Marriott Chicago O’Hare Mortgage Loan documents require an upfront deposit of $2,000,000 (the “Seasonality Reserve Required Annual Balance”). These funds may be used for disbursements to or for the payment of any part of the monthly debt service payments occurring in January, February, March, and April to the extent that there is insufficient cash flow from the Marriott Chicago O’Hare Property to make the monthly debt service payment. The lender may adjust the Seasonality Reserve Required Annual Balance (and thus the Seasonality Reserve Deposit Amount (as defined below)), upon notice to the borrower, to an amount equal to the shortfall in revenue from the Marriott Chicago O’Hare Property to cover the debt service at a debt service coverage ratio (“DSCR”) of 1.30x, as calculated by the lender based on actual operations from the prior 12 months. The borrower is required to deposit with the lender an amount equal to 1/2 of the Seasonality Reserve Required Annual Balance, initially $250,000 for monthly payment date in June and $350,000 for monthly payment dates occurring in July, August, September, October and November (the “Seasonality Reserve Deposit Amount”), provided, however, that the borrower is only required to make these deposits if the funds on deposit in the Seasonality Reserve are less than the Seasonality Reserve Required Annual Balance, initially $2,000,000.

Replacement Comfort Letter Reserve – The Marriott Chicago O’Hare Mortgage Loan documents require an upfront deposit of $2,500 for paying any costs and fees associated with obtaining one or more replacement or reissued franchisor comfort letters as determined by the lender to be necessary or appropriate in connection with any secondary market transaction.

PIP Reserve – The Marriott Chicago O’Hare Mortgage Loan documents require that on the date that any new PIP is imposed by the franchisor, the borrower is required to deposit within 15 days after receipt of notice from the franchisor with respect to such PIP work, cash or a letter of credit in an amount equal to 100% of the sum required to pay for such new PIP into a PIP reserve.

Lockbox and Cash Management. The Marriott Chicago O’Hare Loan is structured with a hard lockbox and springing cash management. The borrower is required to deliver direction letters to each of the credit card companies with which borrower has entered into a merchant’s or other credit card agreement directing them to pay to the lender-controlled lockbox account all payments which would otherwise be paid to borrower under the applicable credit card processing agreement. The borrower is required to (or cause the property manager to) deposit all revenue generated by the Marriott Chicago O’Hare Property into the lender-controlled lockbox account within three business days. All funds deposited into the lockbox are required to be transferred on each business day to the borrower unless a Cash Trap Event Period (as defined below) exists. Upon the occurrence and during the continuance of a Cash Trap Event Period, all funds in the lockbox account are required to be swept on each business day to a cash management account under the control of the lender to be applied and disbursed in accordance with the Marriott Chicago O’Hare Mortgage Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Marriott Chicago O’Hare Mortgage Loan documents may be held by the lender in an excess cash flow reserve account as additional collateral for the Marriott Chicago O’Hare Mortgage Loan.

A “Cash Trap Event Period” will commence upon the occurrence of the following:

(i)	an event of default;
(ii)	the DSCR falling below 1.25x, tested quarterly; or
(iii)	the date that is twelve months prior to expiration of the franchise agreement

A Cash Trap Event Period will end upon the occurrence of the following:

(i)	with regard to clause (i) above, upon the cure of such event of default;
(ii)	with regard to clause (ii) above, the DSCR has been equal to or greater than 1.25x for one calendar quarter; or
(iii)	With regard to clause (iii) above, upon the borrower delivering evidence, in form and substance acceptable to the lender that the franchise agreement has been extended, or the borrower entering into a replacement franchise agreement.

ROFR’s/ Purchase Options.   The franchisor (Marriott International, Inc.) has a conditional Right of First Refusal (ROFR) to acquire the subject property if there is transfer of hotel or controlling direct or indirect interest in the borrower to a competitor (generally, any person that exclusively develops, operates or franchises through or with a competitor of franchisor comprising at least 10 luxury service hotels, 20 full service hotels or 50 limited service hotels).  See “Description of the Mortgage Pool —Tenant Issues—Purchase Options and Rights of First Refusal” in the prospectus.

Terrorism Insurance. The Marriott Chicago O’Hare Mortgage Loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the Marriott Chicago O’Hare Property, as well as business interruption insurance covering up to 24 months until the improvements are physically restored, together with an extended period of indemnity covering Loss of income up to 12-months following physical restoration. See “Risk Factors-Risks Relating to the Mortgage Loans-Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

A-3-70

Retail – Anchored	Loan #9	Cut-off Date Balance:	$28,050,000
15 South River Road	Red Rock Commons	Cut-off Date LTV:	65.2%
St. George, UT 84790		UW NCF DSCR:	1.51x
		UW NOI Debt Yield:	10.0%

ULTA
OLD NAVY

DICK'S
SPORTING GOODS

DICK'S

PETSMART
ULTA
DICK'S

OLDNAVY

A-3-71

Retail – Anchored	Loan #9	Cut-off Date Balance:	$28,050,000
15 South River Road	Red Rock Commons	Cut-off Date LTV:	65.2%
St. George, UT 84790		UW NCF DSCR:	1.51x
		UW NOI Debt Yield:	10.0%

A-3-72

Retail – Anchored	Loan #9	Cut-off Date Balance:	$28,050,000
15 South River Road	Red Rock Commons	Cut-off Date LTV:	65.2%
St. George, UT 84790		UW NCF DSCR:	1.51x
		UW NOI Debt Yield:	10.0%

Red Rock Commons
15 South River Road
St. George, UT 84790
St. George
Washington
Santa Clara
Ivins
WASHINGTON COUNTY
Snow Canyon State Park
Tuacahn Center for the Arts
Red Cliffs National Conservation Area
Entrada At Snow Canyon Country Club
Santa Clara City Park
Dixie Red Hills Golf Course
Sunbrook Golf Club
Green Spring Golf Course
Southgate Golf Club
St. George Golf Club
Bloomington Country Club
SunRiver Golf Club
Bloomington Petroglyph Park
Dixie Commons
Rosenbruch World Wildlife Museum
Dixie Convention Center
The Dixie Sugarloaf
St. George Narrows
Red Hills Desert Garden
Utah Tech University
M. Anthony Burns Arena
Greater Zion Stadium
Intermountain Health St. George Regional Hospital
Red Cliffs Mall
The Shoppes at Zion
Cotton Mill Center
Western Sky Aviation Warbird Museum
St. George Regional Airport
Salt Lake City 296 miles
Las Vegas 114 miles
Snow Canyon Pkwy
Pioneer Pkwy
Sunset Blvd
Tuweap Dr
N. Dixie Downs Rd
Valley View Dr
Bluff St
Red Hills Pkwy
St. George Blvd
E. 700 South
Middleton Dr
Telegraph St
E. Riverside Dr
S. Mall Dr
Sandia Rd
River St
1450 South St
E. 3650 St
S. 3000 East
2450 S. St
Dixie Dr
Brigham Rd
Quarry Ridge Rd
River Rd
4130 South
Virgin River
18
8
34
15
OREGON
IDAHO
WYOMING
NEVADA
UTAH
COLORADO
CALIFORNIA
ARIZONA
NEW MEXICO
MEXICO
TX
Pacific Ocean
Nampa
Boise
Idaho Falls
Pocatello
Riverton
Casper
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Salt Lake City
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Ely
DENVER
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COLORADO SPRINGS
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St. George
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LAS VEGAS
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LOS ANGELES
San Bernardino
PHOENIX
MESA
SAN DIEGO
TIJUANA
Yuma
TUCSON
Nogales
Las Cruces
EL PASO

A-3-73

Mortgage Loan No. 9 – Red Rock Commons

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
				Location:	St. George, UT 84790
Original Balance:	$28,050,000			General Property Type:	Retail
Cut-off Date Balance:	$28,050,000			Detailed Property Type:	Anchored
% of Initial Pool Balance:	2.8%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	2011/2013
Borrower Sponsor:	Pacific Castle Management Inc.			Size:	134,152 SF
Guarantor:	Wayne W. Cheng; Cheng Family Trust			Cut-off Date Balance Per SF:	$209
	Dated December 21, 2000			Maturity Date Balance Per SF:	$209
Mortgage Rate:	6.2000%			Property Manager:	Pacific Castle PM, Inc.
Note Date:	10/1/2025				(borrower-related)
Maturity Date:	10/1/2035			Underwriting and Financial Information
Term to Maturity:	120 months			UW NOI:	$2,807,454
Amortization Term:	0 months			UW NCF:	$2,666,517
IO Period:	120 months			UW NOI Debt Yield:	10.0%
Seasoning:	2 months			UW NCF Debt Yield:	9.5%
Prepayment Provisions:	L(24),YM1(89),O(7)			UW NOI Debt Yield at Maturity:	10.0%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NCF DSCR:	1.51x
Additional Debt Type:	NAP			Most Recent NOI:	$2,919,156 (5/31/2025 TTM)
Additional Debt Balance:	NAP			2nd Most Recent NOI:	$2,908,374 (12/31/2024)
Future Debt Permitted (Type):	No (NAP)			3rd Most Recent NOI:	$2,670,872 (12/31/2023)
				Most Recent Occupancy:	99.1% (7/1/2025)
Reserves(1)				2nd Most Recent Occupancy:	99.0% (12/31/2024)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy:	99.0% (12/31/2023)
RE Taxes:	$202,630	$20,263	NAP	Appraised Value (as of):	$43,000,000 (7/8/2025)
Insurance:	$0	Springing	NAP	Appraised Value Per SF:	$321
Replacement Reserve:	$0	$2,124	$76,466	Cut-off Date LTV Ratio:	65.2%
TI/LC Reserve:	$250,000	Springing	$250,000	Maturity Date LTV Ratio:	65.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount:	$28,050,000	100.0%	Loan Payoff:	$20,795,143	74.1%
			Return of Equity:	$6,351,171	22.6%
			Reserves:	$452,630	1.6%
			Closing Costs:	$451,056	1.6%
Total Sources:	$28,050,000	100.0%	Total Uses:	$28,050,000	100.0%

(1)	See “Escrows and Reserves”.

The Mortgage Loan. The ninth largest mortgage loan (the “Red Rock Commons Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $28,050,000 and secured by a first priority fee mortgage encumbering a 134,152 SF anchored retail property in St. George, Utah (the “Red Rock Commons Property”).

The Borrower and the Borrower Sponsor. The borrower for the Red Rock Commons Mortgage Loan is Pacific Castle Red Rock, LLC, a single-purpose Delaware limited liability company, with one independent director in its organizational structure. The borrower is 100% owned by Pacific Castle HB Fund, LLC, which is 9% owned by its managing member, Pacific Castle Holdings, LLC, 88.0% owned by HAR-Pacific Castle I, LLC, and 3% owned by HAR-Managing Entity LLC. Pacific Castle Holdings, LLC is managed by an entity approximately 0.155% owned and controlled by Wayne W. Cheng, who, together with the Cheng Family Trust dated December 21, 2000, is the non-recourse carveout guarantor of the Red Rock Commons Mortgage Loan. Wayne W. Cheng is the chief executive officer of the borrower sponsor, Pacific Castle Management, Inc. Pacific Castle Management, Inc. is a southern California-based real estate investment company that was founded in 1993 by Wayne W. Cheng, who since 1993, has been the founder, principal shareholder, director and an executive officer of various affiliates of the borrower sponsor. The Cheng Family Trust owns approximately 7.834% of Pacific Castle Holdings, LLC and approximately 1.91% of the borrower. Affiliates of the borrower sponsor currently own and/or manage a portfolio of shopping centers in the western United States comprised of approximately two million SF.

The Property. The Red Rock Commons Property is comprised of a fee interest in a 134,152 SF six building, anchored retail property on an approximately 18.9-acre site in St. George, Utah, that includes 542 parking spaces (4.0 spaces per 1,000 SF). The Red Rock Commons Property was built in 2011 and renovated in 2013. The Red Rock Commons Property was acquired by the borrower sponsor for $33.2 million in 2017. The Red Rock Commons Property is anchored by Dick’s Sporting Goods (33.6% of NRA; 16.9% of underwritten base rent), with other major tenants including Ulta Salon, Old Navy, and PetSmart. As of July 1, 2025, the Red Rock Commons Property was 99.1% leased to 23 tenants, with 93.7% of the NRA (90.1% of rent) being leased to national retailers including Chick-Fil-A, FedEx and Sport Clips. The rent roll is granular, with no tenant other than Dick’s Sporting Goods accounting for more than 8.3% of rent. The Red Rock Commons Property benefits from long term tenancy with 89.8% of the NRA (83.0% of underwritten base rent) being original tenants that have been in occupancy for more than 10 years. Tenants representing 88.3% of the NRA (82.5% of underwritten base rent) have signed a renewal or new lease since 2022. The average tenure for the current tenant base is 10.4 years.

A-3-74

Retail – Anchored	Loan #9	Cut-off Date Balance:	$28,050,000
15 South River Road	Red Rock Commons	Cut-off Date LTV:	65.2%
St. George, UT 84790		UW NCF DSCR:	1.51x
		UW NOI Debt Yield:	10.0%

Major Tenants.

Dick’s Sporting Goods (45,018 SF, 33.6% of NRA, 16.9% of underwritten rent). Dick’s Sporting Goods (NYSE: DKS) is an American chain of sporting good stores founded in 1948 in Binghamton, New York. It is the largest sporting goods retailer in the United States, with over 850 stores, and employs approximately 50,100 employees. Additionally, Dick’s Sporting Goods operates a number of subsidiaries, including Foot Locker and Golf Galaxy. Dick’s Sporting Goods has anchored the Red Rock Commons Property since 2012, has a lease expiration date of January 31, 2028, and has three, five-year renewal options remaining.

Old Navy (15,003 SF, 11.2% of NRA, 8.0% of underwritten base rent). Old Navy is a national apparel and accessories brand that is owned by Gap. Old Navy opened its first store in 1994. Today, there are over 1,200 Old Navy stores. Old Navy’s corporate operations are based in the Mission Bay neighborhood of San Francisco, California, with its largest stores (its flagship stores), located in New York City, Seattle, Chicago, Manila, and Mexico City. Old Navy has operated at the Red Rock Commons Property since 2012, has a lease expiration date of March 31, 2027, and has no renewal options remaining.

Petsmart (12,145 SF, 9.1% of NRA, 6.7% of underwritten base rent). Founded in 1987, PetSmart is a privately held American chain of pet stores, which sell pet products, services and small pets. The company is headquartered in Phoenix, Arizona and has more than 1,680 locations in the United States, Canada and Puerto Rico. Petsmart has operated at the Red Rock Commons Property since 2012, has a lease expiration date of March 31, 2027, and has three automatic five-year renewal options remaining.

The following table presents a summary regarding the major stores at the Red Rock Commons Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(2)	Tenant SF	Approx.% of SF	Annual UW Base Rent	% of Total Annual UW Base Rent	Annual UW Base Rent PSF
							Lease Expiration	Renewal Options	Term. Option (Y/N)
Major Tenants
Dick's Sporting Goods	NR/Baa2/BBB	45,018	33.6%	$506,250	16.9%	$11.25	1/31/2028	3 x 5 year	N
Old Navy	NR/Ba2/BB	15,003	11.2%	$240,000	8.0%	$16.00	3/31/2027	None	N
Petsmart	NR/B2/B+	12,145	9.1%	$200,393	6.7%	$16.50	3/31/2027	3 x 5 year(3)	N
Ulta Salon	NR/NR/NR	9,938	7.4%	$210,586	7.0%	$21.19	2/28/2027	1 x 5 year	N
Maurices	NR/NR/NR	8,012	6.0%	$248,372	8.3%	$31.00	1/31/2034	2 x 5 year	N
Subtotal/Wtd. Avg.		90,116	67.2%	$1,405,601	47.0%	$15.60

Other Tenants		42,866	32.0%	$1,586,703	53.0%	$37.02
Occupied Subtotal/Wtd. Avg.		132,982	99.1%	$2,992,303	100.0%	$22.50

Vacant Space		1,170	0.9%
Total/Wtd. Avg.		134,152	100.0%

(1)	Information is based on the underwritten rent roll dated July 1, 2025.
(2)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(3)	The renewal option for Petsmart will be exercised automatically unless the tenant gives written notice to the landlord no later than nine months prior to the expiration of the current lease term that the tenant does not intend to exercise such option.

A-3-75

Retail – Anchored	Loan #9	Cut-off Date Balance:	$28,050,000
15 South River Road	Red Rock Commons	Cut-off Date LTV:	65.2%
St. George, UT 84790		UW NCF DSCR:	1.51x
		UW NOI Debt Yield:	10.0%

The following table presents certain information relating to the lease rollover at the Red Rock Commons Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling	Total UW Rent PSF Rolling
MTM	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2025	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2026	1	960	0.7%	0.7%	$42,344	1.4%	1.4%	$44.11
2027	8	49,110	36.6%	37.3%	$1,090,077	36.4%	37.8%	$22.20
2028	3	55,076	41.1%	78.4%	$845,204	28.2%	66.1%	$15.35
2029	7	15,562	11.6%	90.0%	$583,224	19.5%	85.6%	$37.48
2030	1	1,018	0.8%	90.7%	$44,039	1.5%	87.1%	$43.26
2031	0	0	0.0%	90.7%	$0	0.0%	87.1%	$0.00
2032	1	1200	0.9%	91.6%	$59,328	2.0%	89.0%	$49.44
2033	1	2,044	1.5%	93.2%	$79,716	2.7%	91.7%	$39.00
2034	1	8012	6.0%	99.1%	$248,372	8.3%	100.0%	$31.00
2035 & Thereafter	0	0	0.0%	99.1%	$0	0.0%	100.0%	$0.00
Vacant	0	1,170	0.9%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.(4)	23	134,152	100.0%		$2,992,303	100.0%		$22.50

(1)	Information is based on the underwritten rent roll dated July 1, 2025.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the Lease Rollover Schedule.
(3)	Total/Wtd. Avg. Total UW Rent PSF Rolling excludes vacant space.

The Market. The Red Rock Commons Property is located in St. George, Utah, within the Cedar City & St. George retail submarket of the St. George, Utah metropolitan statistical area retail market. St. George is situated in the southwest corner of Utah on the Arizona border, just off of I-15, approximately 120 miles northeast of Las Vegas. The Red Rock Commons Property is located at the highly trafficked, signalized intersection of South River Road and 100 South Street, within the area’s primary retail corridor. River Road is one of St. George’s major thoroughfares, with an average traffic count of approximately 30,000 vehicles per day. Additionally, the Red Rock Commons Property is adjacent to I-15 providing dining and shopping options for those traveling through St. George to Salt Lake City to the northeast and Las Vegas to the southwest. Major neighboring retailers in adjacent shopping centers include Target, TJ Maxx, Michaels, Ross, Dollar Tree and Lowe’s. The Red Rock Commons Property is also less than half a mile from Utah Tech University, which has an enrollment of over 12,500 students. St. George, which is the county seat, is considered the county’s largest city having approximately 65,000 residents. The population of Washington County is more than 140,000.

According to the appraisal, as of the second quarter of 2025, the vacancy rate in the St. George, Utah metropolitan statistical area retail market was approximately 2.7%, with average asking rents of $23.68 PSF and an inventory of approximately 10.2 million SF. According to the appraisal, as of the second quarter of 2025, the vacancy rate in the Cedar City & St. George retail submarket was approximately 2.5%, with average asking rents of $22.91 PSF and inventory of approximately 12.5 million SF. According to the appraisal, the 2025 estimated population within a one-, three- and five-mile radius of the Red Rock Commons Property was 8,830, 56,198 and 128,158, respectively. According to the appraisal, the 2025 estimated average household income within the same radii was $76,049, $103,239 and $107,412, respectively.

A-3-76

Retail – Anchored	Loan #9	Cut-off Date Balance:	$28,050,000
15 South River Road	Red Rock Commons	Cut-off Date LTV:	65.2%
St. George, UT 84790		UW NCF DSCR:	1.51x
		UW NOI Debt Yield:	10.0%

The following table presents recent inline space leasing data at comparable retail properties with respect to the Red Rock Commons Property:

Comparable Leases Summary
Property/Location	Year Built / Renovated	Size (SF)	Tenant Name	Tenant Size (SF)	Lease Date	Lease Term (months)	Rent PSF	Lease Type
Red Rock Commons (subject)(1) 15 South River Road St. George, UT	2011 / 2013	134,152	The Habit Mattress Firm	2,520 5,058	Jan. 2024 Feb. 2023	60 60	$42.00 $39.72	NNN NNN
The Promenade at Red Cliffs 245 Red Cliffs Drive St. George, UT	1995 / NAP	96,401	Rad Swimwear	1,200	Aug. 2023	36	$35.00	NNN
Sunset Corner 1051-1091 North Bluff Street Saint George, UT	2001 / NAP	350,173	Crave Cookies	1,767	Jan. 2025	120	$44.00	NNN
2505 South River Road St. George, UT	2024 / NAP	9,152	Canyon Pizza Co	1,603	Apr. 2025	84	$42.00	NNN
Pineview Plaza Retail Center 2376 Red Cliffs Drive St. George, UT	2004 / NAP	142,000	Wingstop	1,408	Aug. 2024	120	$36.00	NNN
5049 West 13400 South 5049 13400 South Riverton, UT	2008 / NAP	2,200	Starbucks	2,200	Sep. 2023	120	$58.00	NNN
Eagle Mountain Town Center Marketplace 1385 East Eagle Mountain Boulevard Eagle Mountain, UT	2022 / NAP	4,575	Arby’s	2,325	Jul. 2023	120	$41.40	NNN
25 North Plaza 25 North 100 East St. George, UT	1974 / 2022	37,202	ABS Kids	10,559	Apr. 2024	84	$24.10	NNN
St. George Place 717-745 South Bluff Street St. George, UT	1983 / NAP	230,150	Five Below	9,960	Sep. 2024	120	$16.50	NNN
Sandstone Village 42 South River Road Saint George, UT	2005 / NAP	79,575	Minky Couture	9,250	Mar. 2021	72	$15.50	NNN

Source: Appraisal.

(1)	Information other than Year Built is based on the underwritten rent roll dated July 1, 2025.

The following table presents information relating to the appraisal’s market rent conclusion for the Red Rock Commons Property:

Market Rent Summary
	Market Rent	Term (years)	Rent Escalations	TI Allowance (PSF) (New)	Leasing Commissions (New / Renewal)	Reimbursements
Big Box	$16.00	10	10% every 5 years	$5.00	6.0% / 3.0%	NNN
In-Line Retail	$38.00	5	3% per annum	$10.00	6.0% / 3.0%	NNN
Pad Retail	$42.00	10	10% every 5 years	$5.00	6.0% / 3.0%	NNN

Source: Appraisal.

Appraisal. The appraisal concluded to an “As-Is” value for the Red Rock Commons Property of $43,000,000 as of July 8, 2025.

Environmental Matters. According to the Phase I environmental site assessment dated July 18, 2025, there was no evidence of any recognized environmental conditions at the Red Rock Commons Property.

A-3-77

Retail – Anchored	Loan #9	Cut-off Date Balance:	$28,050,000
15 South River Road	Red Rock Commons	Cut-off Date LTV:	65.2%
St. George, UT 84790		UW NCF DSCR:	1.51x
		UW NOI Debt Yield:	10.0%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Red Rock Commons Property:

Cash Flow Analysis
	2022	2023	2024	5/31/2025 TTM	UW	UW PSF
Gross Potential Rent(1)	$2,719,889	$2,711,012	$2,970,744	$2,963,543	$3,036,763	$22.64
Reimbursements	$539,308	$593,121	$629,701	$650,781	$623,074	$4.64
Other Income	$5,108	$2,811	$25	$25	$25	$0.00
(Vacancy / Credit Loss)	$0	$0	$0	$0	($182,992)	($1.36)
Effective Gross Income	$3,264,305	$3,306,944	$3,600,470	$3,614,349	$3,476,870	$25.92

Real Estate Taxes	$224,454	$229,657	$229,336	$229,202	$243,175	$1.81
Insurance	$41,763	$52,586	$61,889	$66,032	$65,496	$0.49
Other Operating Expenses	$338,727	$353,829	$400,871	$399,959	$360,745	$2.69
Total Operating Expenses	$604,944	$636,072	$692,097	$695,193	$669,416	$4.99

Net Operating Income	$2,659,361	$2,670,872	$2,908,374	$2,919,156	$2,807,454	$20.93
Replacement Reserves	$0	$0	$0	$0	$25,489	$0.19
TI/LC	$0	$0	$0	$0	$115,448	$0.86
Net Cash Flow	$2,659,361	$2,670,872	$2,908,374	$2,919,156	$2,666,517	$19.88

Occupancy (%)(2)	100.0%	99.0%	99.0%	99.1%	95.0%
NOI DSCR	1.51x	1.51x	1.65x	1.66x	1.59x
NCF DSCR	1.51x	1.51x	1.65x	1.66x	1.51x
NOI Debt Yield	9.5%	9.5%	10.4%	10.4%	10.0%
NCF Debt Yield	9.5%	9.5%	10.4%	10.4%	9.5%

(1)	UW Gross Potential Rent is based on the underwritten rent roll dated July 1, 2025 and includes rent steps underwritten through August 2026 totaling $14,511.
(2)	UW Occupancy (%) represents economic occupancy. 5/31/2025 TTM Occupancy (%) is based on the underwritten rent roll dated July 1, 2025.

Escrows and Reserves. At origination, the borrower was required to deposit into escrow (i) $202,630 for real estate taxes, and (i) $250,000 for tenant improvements and leasing commissions.

Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated tax payments payable during the next ensuing 12 months (which currently equates to approximately $20,263).

Insurance Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated insurance payments. However, the borrower will not be required to make the monthly insurance reserve deposit provided that (i) no event of default is continuing, (ii) the liability and casualty policies maintained by the borrower are part of a blanket or umbrella policy approved by the lender, and (iii) the borrower provides the lender evidence of renewal of such policies and paid receipts for the insurance premiums at least 10 days prior to the expiration date of such policies.

Capital Expenditure Reserves – On a monthly basis, the borrower is required to escrow approximately $2,124 for annual capital expenditures approved by the lender; provided that the borrower is not required to make such deposits at any time that the balance of such funds is equal to or greater than $76,466.

Rollover Reserves – On a monthly basis, the borrower is required to escrow approximately $11,179 for tenant improvements and leasing commissions incurred after origination; provided\ that the borrower is not required to make such deposits at any time that the balance of such funds is equal to or greater than $250,000.

Lockbox and Cash Management. The Red Rock Commons Mortgage Loan is structured with a springing lockbox and springing cash management. From and after the first occurrence of a Cash Sweep Event Period (as defined below), the borrower is required to establish and maintain a lockbox account for the benefit of the lender, to direct all tenants to deposit all rents into the lockbox account and, if notwithstanding such direction, the borrower or manager receives any rents, to deposit such amounts into the lockbox account within one business day of receipt. In addition, upon the first occurrence of a Cash Sweep Event Period, the lender is required to establish, and the borrower is required to cooperate with the cash management bank to establish, a lender-controlled cash management account. During the continuance of a Cash Sweep Event Period, the lender will have the right, at its option, to direct the lockbox account bank to disburse all available funds then and thereafter on deposit in the lockbox account to the cash management account and, provided no event of default is continuing under the Red Rock commons Mortgage Loan documents, all funds on deposit in the cash management account on each monthly payment date are required to be applied in the following order of priority: (i) to make the monthly deposits into the real estate tax reserve and insurance reserve, if any, as described above under “Escrows and Reserves,” (ii) to pay debt service on the Red Rock Commons Mortgage Loan, (iii) to make the monthly deposits into the replacement reserve and rollover reserve, if any, as described above under “Escrows and Reserves,” (iv) to pay operating expenses set forth in the lender approved (or deemed approved) annual budget (“Approved Operating Expenses”) and lender approved extraordinary expenses and (v) to the extent that a Cash Sweep Event Period exists, to deposit all remaining amounts into an excess cash flow reserve, to be held as additional security for the Red Rock Commons Mortgage Loan during such Cash Sweep Event Period (provided, that if no event of default exists, the lender is required to release funds in such account to the borrower to pay Approved Operating Expenses) or to the extent that no Cash Sweep Event Period exists, to be disbursed to the borrower.

A-3-78

Retail – Anchored	Loan #9	Cut-off Date Balance:	$28,050,000
15 South River Road	Red Rock Commons	Cut-off Date LTV:	65.2%
St. George, UT 84790		UW NCF DSCR:	1.51x
		UW NOI Debt Yield:	10.0%

A "Cash Sweep Event Period" commences upon the occurrence of (a) an event of default; (b) the debt service coverage ratio being less than 1.15x at the end of any calendar quarter based upon the trailing 12 months operating statement and current in place rent roll (a “DSCR Event”); (c) Dick's Sporting Goods or any lease guarantor files for bankruptcy or Dick’s Sporting Goods ceases to do business open to the public at the Red Rock Commons Property (subject to exceptions for temporary cessation of operations due to remodeling, restoration or in accordance with a governmental order) (a “Tenant Credit Event”); and (d) for Dick’s Sporting Goods the date which is the earlier to occur of (i) the date Dick’s Sporting Goods gives notice to vacate and (ii) 9 months prior to the Dick's Sporting Goods’ lease expiration date (a "Lease Expiration Event").

If the DSCR is above 1.00x but below 1.15x , the borrower may avoid a Cash Sweep Event Period with respect to a DSCR Event by posting cash or a letter of credit in the amount which (if applied to the Red Rock Commons Mortgage Loan balance ) would cause the Red Rock Commons Property to have a debt service coverage ratio of 1.15x . The borrower may avoid a Cash Sweep Event Period with respect to a Tenant Credit Event or Lease Expiration Event by posting cash or a letter of credit in the minimum amount of $950,000.

A Cash Sweep Event Period will end upon (w) if commenced due to an event of default, upon the cure (if applicable) of such event of default, (x) if commenced due to a DSCR Event, upon the debt service coverage ratio being equal to or greater than 1.15x for the immediately preceding two calendar quarters, based upon the trailing 12 months operating statement and current in place rent roll, (y) if commenced in connection with a Tenant Credit Event, either (1) the applicable lease is affirmed in bankruptcy, the tenant is in occupancy of the entire space, open for business during customary business hours and paying full, unabated rent (which can include any free rent only during a free rent period under the lease provided that it is being held in a reserve with the lender), or (2) the entire tenant’s space is leased to a new tenant on terms and conditions approved by the lender in its sole but reasonable discretion, and the borrower delivers an estoppel from such new tenant evidencing that such new tenant is in occupancy of all of its space, open for business and paying full, unabated rent with all tenant improvements and leasing commissions fully paid (a “Tenant Estoppel”), and (z) if commenced due to a Lease Expiration Event, either (1) the tenant has renewed or extended its lease in accordance with its terms or otherwise on terms reasonably approved by the lender or (b) at least 90% of the subject space is re-leased to one or more new tenants on terms and conditions approved by the lender in its sole discretion along with the borrower’s delivery to the lender of a Tenant Estoppel.

Letter of Credit. The borrower may post a letter of credit to cure a Cash Sweep Event Period caused by a DSCR Event, Tenant Credit Event or Lease Expiration Event, as described above under “Lockbox and Cash Management.”

Terrorism Insurance. The Red Rock Commons Mortgage Loan documents require that the borrower obtain and maintain an “all risk” or “special form” property insurance policy that provides coverage for loss caused by acts of terrorism (including “fire following” such acts) in an amount not less than 100% of the full replacement cost of the Red Rock Commons Property plus 12 months of business interruption insurance with an extended period of indemnity of up to 12 months . If acts of terrorism or similar perils are excluded from the borrower’s all-risk policy, the borrower must obtain an endorsement to such policy, or a separate terrorism policy, insuring against such excluded acts and “fire following” in the amounts described above. Notwithstanding the foregoing, for so long as the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”) (including any extensions thereof or if another federal governmental program is in effect relating to "acts of terrorism" which provides substantially similar protections) is in effect the lender is required to accept terrorism insurance which covers against "covered acts" as defined by TRIPRA (or such other program), so long as TRIPRA (or such other program) continues to cover both domestic and foreign acts of terrorism. See “Risk Factors—Risks Relating to the Whole Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

A-3-79

Retail – Anchored	Loan #10	Cut-off Date Balance:	$27,500,000
44 East 14th Street	4 Union Square South	Cut-off Date LTV:	41.4%
New York, NY 10003		UW NCF DSCR:	2.42x
		UW NOI Debt Yield:	14.2%

Burlington
Burlington
DSW
SEPHORA
five BELOW

five BELOW
SEPHORA

Burlington
DSW
DSW
five BELOW

five BELOW

WHOLE FOODS MARKET

Burlington

A-3-80

Retail – Anchored	Loan #10	Cut-off Date Balance:	$27,500,000
44 East 14th Street	4 Union Square South	Cut-off Date LTV:	41.4%
New York, NY 10003		UW NCF DSCR:	2.42x
		UW NOI Debt Yield:	14.2%

A-3-81

Retail – Anchored	Loan #10	Cut-off Date Balance:	$27,500,000
44 East 14th Street	4 Union Square South	Cut-off Date LTV:	41.4%
New York, NY 10003		UW NCF DSCR:	2.42x
		UW NOI Debt Yield:	14.2%

4 Union Square South
44 East 14th Street
New York, NY 10003
MANHATTAN
Flatiron District
Union Square
Gramercy Park
Chelsea
West Village
Greenwich Village
East Village
NoHo
Madison Square Park
Union Square Park
Washington Square Park
Stuyvesant Square Park
Cooper Triangle
Supreme Court-Appellate Division
Metropolitan Life North Building
One Madison Avenue
69th Regiment Armory
Baruch College
The Marcel at Gramercy Hotel
Gramercy Theatre
Freehand New York
School of Visual Arts
Flatiron Building
Theo. Roosevelt Birthplace Natl. Historic Site
Cabrini Medical Ctr.
NYU Wagner
W New York Union Square
The Stand
Daryl Roth Theatre
Vel Records
Irving Plaza
Mt. Sinai Union Square
Vineyard Theatre
Con Edison
The Jefferson
Walker Tower
Rubin Museum of Himalayan Art
Oden Technologies
Adobe Inc.
The Twenty Two New York
The Victoria
The Sierra Chelsea
80 Fifth Ave. Business Ctr.
The New School University Center
Salvation Army - Greater New York Division
Lenox Health Greenwich Village
Walker Hotel Greenwich Village
Quad Cinema
MacMillan Building
Benjamin N. Cardozo School of Law
The Village Temple
Hyatt Union Sq.
Eugene Lang College - The New School of Liberal Arts
First Presbyterian Church
Webster Hall
Infinity Technologies Group
Grace Church
Moxy NYC East Village
Emma Lazarus House
The Stuyvesant Fish House
Yahoo
NYU Center for Bioethics
The Cooper Union
Albert Nerken School Of Engineering
St. George Ukrainian Catholic Church
Ukrainian Museum
Washington Arch
Silver Center for Arts & Science
Tisch School of The Arts
Blue Man Group New York
The Public Theater
New York University
The Standard, East Village
Merchant's House Museum
IFC Center
NYU School of Law
Skirball Center for the Performing Arts
Frederick Loewe Theatre at NYU
Hebrew Union College - Jewish Inst. of Religion
Gene Frankel Theatre
Wolfe Center
Museum of Wild & Newfangled Art
Zürcher Gallery
W. 23rd St.
E. 23rd St.
E. 25th St.
E. 24th St.
E. 22nd St.
E. 21st St.
E. 20th St.
E. 19th St.
W. 18th St.
E. 18th St.
W. 17th St.
E. 17th St.
W. 16th St.
E. 16th St.
W. 15th St.
E. 15th St.
W. 14th St.
E. 14th St.
W. 13th St.
E. 13th St.
W. 12th St.
E. 12th St.
W. 11th St.
E. 11th St.
W. 10th St.
E. 10th St.
W. 9th St.
E. 9th St.
W. 8th St.
Waverly Pl.
W. 4th St.
E. 5th St.
E. 4th St.
W. 3rd St.
E. 3rd St.
E. 2nd St.
Bleecker St.
Broadway
Park Ave. S.
Lexington Ave.
3rd Ave.
Irving Pl.
4th Ave.
5th Ave.
6th Ave.
7th Ave.
7th Ave. S.
University Pl.
Greenwich Ave.
Waverly Pl.
Christopher St.
Bleecker St.
Bedford St.
Carmine St.
Mercer St.
Lafayette St.
Bowery
23RD ST
23RD ST/ LEXINGTON
18TH ST/ 7TH AVE
14TH ST
UNION SQUARE/ 14TH ST
14TH ST/ LEXINGTON/ UNION SQUARE
6TH AVE
3RD AVE
14TH ST/ 7TH AVE
ASTOR PL/ 8TH ST/ LEXINGTON
8TH ST/ NYU
CHRISTOPHER/ SHERIDAN ST
4TH ST/ WASHINGTON SQ
N Q R
4 5 6
1 2 3
B D F M
A C E
L
Upper West Side
Upper East Side
Astoria
QUEENS
Central Park
West New York
North Bergen
Weehawken
West Side
East Side
Long Island City
Midtown
Union City
Chelsea
MANHATTAN
East River
Greenpoint
Williamsburg
HUDSON COUNTY
Hoboken
Hudson River
Greenwich Village
Little Italy
NEW JERSEY
SoHo
Lower East Side
Tribeca
Chinatown
BROOKLYN
JERSEY CITY
Financial District
Downtown Brooklyn
Brooklyn Heights
Liberty State Park
Governors Island
Park Slope
Prospect Park

A-3-82

Mortgage Loan No. 10 – 4 Union Square South

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	WFB			Single Asset/Portfolio:	Single Asset
				Location:	New York, NY 10003
Original Balance(1):	$27,500,000			General Property Type:	Retail
Cut-off Date Balance(1):	$27,500,000			Detailed Property Type:	Anchored
% of Initial Pool Balance:	2.7%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	1971/2003
Borrower Sponsor:	Vornado Realty L.P.			Size:	204,189 SF
Guarantor:	Vornado Realty L.P.			Cut-off Date Balance PSF(1):	$588
Mortgage Rate:	5.6420%			Maturity Date Balance PSF(1):	$588
Note Date:	8/12/2025			Property Manager:	Vornado Office Management LLC
Maturity Date:	9/11/2035				(borrower-related)
Term to Maturity:	120 months			Underwriting and Financial Information
Amortization Term:	0 months			UW NOI:	$17,073,095
IO Period:	120 months			UW NCF:	$16,588,633
Seasoning:	3 months			UW NOI Debt Yield(1):	14.2%
Prepayment Provisions(2):	L(27),D(86),O(7)			UW NCF Debt Yield(1):	13.8%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity(1):	14.2%
Additional Debt Type:	Pari Passu			UW NCF DSCR(1):	2.42x
Additional Debt Balance:	$92,500,000			Most Recent NOI:	$17,243,702 (6/30/2025 TTM)
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI:	$17,204,383 (12/31/2024)
				3rd Most Recent NOI:	$16,961,741 (12/31/2023)
Reserves(3)				Most Recent Occupancy:	100.0% (4/1/2025)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	100.0% (12/31/2024)
RE Taxes:	$1,567,806	$522,602	NAP	3rd Most Recent Occupancy:	100.0% (12/31/2023)
Insurance:	$0	Springing	NAP	Appraised Value (as of):	$290,000,000 (5/12/2025)
Replacement Reserve:	$0	Springing	NAP	Appraised Value PSF:	$1,420
TI/LC Obligations(4):	$200,000	$0	NAP	Cut-off Date LTV Ratio(1):	41.4%
Rollover Reserve:	$0	$34,031	NAP	Maturity Date LTV Ratio(1):	41.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount:	$120,000,000	97.5%	Existing Debt:	$120,234,395	97.6%
Borrower Sponsor Equity:	$3,134,253	2.5%	Reserves:	$1,767,806	1.4%
			Closing Costs:	$1,132,052	0.9%
Total Sources:	$123,134,253	100.0%	Total Uses:	$123,134,253	100.0%
(1)	4 Union Square South Mortgage Loan (as defined below) is part of the 4 Union Square South Whole Loan (as defined below) which is comprised of three pari passu promissory notes, with an aggregate original principal amount of $120,000,000. The Underwriting and Financial Information presented above is based on the 4 Union Square South Whole Loan.
(2)	The 4 Union Square South Whole Loan documents permit partial prepayment of the loan (with the applicable yield maintenance-based prepayment premium) if the borrower elects to make a low debt yield avoidance amount payment (a prepayment amount that results in the debt yield being at least 9.0%).
(3)	See “Escrows and Reserves” below.
(4)	Initial deposit for TI/LC Obligations is specifically for the Burlington Coat Factory only.

The Mortgage Loan. The tenth largest mortgage loan (the “4 Union Square South Mortgage Loan”) is part of a whole loan (the “4 Union Square South Whole Loan”) evidenced by three pari passu promissory notes with an aggregate principal amount of $120,000,000 and secured by the borrowers fee simple interest in a 204,189 SF trophy-class urban anchored retail center located at 44 East 14th Street in New York, NY (“4 Union Square South Property”). The 4 Union Square South Mortgage Loan is evidenced by the non-controlling Note A-2, with an original principal amount of $27,500,000.

The 4 Union Square South Whole Loan will be serviced pursuant to the pooling and servicing agreement for the WFCM 2025-C65 securitization trust. The relationship between the holders of the 4 Union Square South Whole Loan is governed by a co-lender agreement. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the prospectus.

The table below identifies the promissory notes that comprise the 4 Union Square South Whole Loan.

4 Union Square South Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1-1	$60,000,000	$60,000,000	WFCM 2025-C65	Yes
A-1-2	$32,500,000	$32,500,000	BBCMS 2025-C39	No
A-2	$27,500,000	$27,500,000	BANK 2025-BNK51	No
Whole Loan	$120,000,000	$120,000,000
A-3-83

Retail – Anchored	Loan #10	Cut-off Date Balance:	$27,500,000
44 East 14th Street	4 Union Square South	Cut-off Date LTV:	41.4%
New York, NY 10003		UW NCF DSCR:	2.42x
		UW NOI Debt Yield:	14.2%

The Borrower and the Borrower Sponsor. The borrower is 4 USS LLC, a Delaware limited liability company and single purpose entity with two independent directors. The borrower sponsor and non-recourse carveout guarantor is Vornado Realty L.P., owned and controlled by Vornado Realty Trust (“Vornado”, NYSE: VNO).

Vornado is a fully-integrated Real Estate Investment Trust (“REIT”) founded in 1982 and headquartered in New York City. Vornado is the largest owner and manager of street retail in Manhattan, with a portfolio of more than 2.4 million SF and a particular focus on flagship stores for marquee brands.

The Property. The 4 Union Square South Property is an anchored retail center totaling 204,189 SF located in New York, New York. Situated on an approximately 0.757-acre site, the 4 Union Square South Property was built in 1971 and, in 2003, the borrower sponsor redeveloped the property from a single-tenant department store into a multi-tenant retail center. The 4 Union Square South Property is anchored by Burlington Coat Factory (“Burlington”), Whole Foods and DSW Shoes (“DSW”) with additional national tenants including Five Below and Sephora. As of April 1, 2025, the 4 Union Square South Property was 100.0% leased to six retail tenants and has averaged 99.0% occupancy since 2015.

Major Tenants.

Burlington (92,602 SF; 45.4% of NRA; 21.8% of UW rent). Founded in 1972 and headquartered in Burlington Township, New Jersey, Burlington is an American national off-price department store retailer with more than 1,000 stores in 46 states and Puerto Rico. As of March 31, 2025, the tenant reported trailing 12-month sales of $399 PSF and an occupancy cost of 27.0%. Burlington has been in occupancy at the 4 Union Square South Property since 2012, has a lease expiration in March 2030 and has no renewal or termination options.

Whole Foods (61,097 SF; 29.9% of NRA; 41.6% of UW rent). Whole Foods, a subsidiary of Amazon, is an American multinational supermarket chain founded in 1980 and headquartered in Austin, Texas. Whole Foods has more than 500 stores in North America and seven in the United Kingdom. As of March 31, 2025, the tenant reported trailing 12-month sales of $1,251 PSF and an occupancy cost of 13.1%. Whole Foods has been at the 4 Union Square South Property since 2004, has a lease expiration in November 2040 and has no renewal or termination options.

DSW (30,762 SF; 15.1% of NRA; 12.5% of UW rent). Founded in 1969, DSW is an American retail shoe store chain with more than 500 stores in the United States. As of March 31, 2025, the tenant reported trailing 12-month sales of $482 PSF and an occupancy cost of 19.9%. DSW has been in occupancy at the 4 Union Square South Property since 2004, has a lease expiration in October 2034 and has no renewal or termination options.

The following table presents certain information relating to the tenancy at the 4 Union Square South Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody's/ S&P)(1)	Tenant SF	Approx. % of SF	Annual UW Rent(2)	% of Total Annual UW Rent(2)	Annual UW Rent PSF
							March 2025 TTM Sales $	March 2025 TTM Sales PSF	March 2025 TTM Occ Cost %	Lease Expiration	Renewal Options	Termination Option (Y/N)
Major Tenants
Burlington	NR/Ba1/BB+	92,602	45.4%	$5,154,227	21.8%	$55.66	$36,923,091	$399	27.0%	3/31/2030	None	N
Whole Foods	NR/A1/AA-	61,097	29.9%	$9,847,604	41.6%	$161.18	$76,424,936	$1,251	13.1%	11/30/2040	None	N
DSW	NR/NR/NR	30,762	15.1%	$2,950,000	12.5%	$95.90	$14,823,322	$482	19.9%	10/31/2034	None	N
Five Below	NR/NR/NR	10,025	4.9%	$1,008,000	4.3%	$100.55	$4,448,092	$444	24.4%	1/31/2037	1 x 5 years	N
Sephora	NR/NR/NR	8,018	3.9%	$4,369,810	18.5%	$545.00	$25,733,955	$3,210	17.9%	1/31/2033	None	N
Kazunori	NR/NR/NR	1,682	0.8%	$320,855	1.4%	$190.76	NAV	NAV	NAV	3/31/2038	None	N
Major Tenant Subtotal/Wtd. Avg.		204,186	100.0%	$23,650,496	100.0%	$115.83
Other		3	0.0%	$8,026	0.0%	$2,675.36
Occupied Collateral Subtotal/Wtd. Avg.		204,189	100.0%	$23,658,522	100.0%	$115.87
Vacant Space		0	0.0%	$0.0	0.0%	$0.0
Total/Wtd. Avg.		204,189	100.0%	$23,658,522	100.0%	$115.87
(1)	Based on the underwritten rent roll dated April 1, 2025.
(2)	Certain ratings may be those of the parent company whether or not the parent guarantees the lease.
(3)	Base Rent includes rent steps through June 2026 totaling $134,492 and straight line rent averaging for investment grade tenants totaling $1,447,604.

A-3-84

Retail – Anchored	Loan #10	Cut-off Date Balance:	$27,500,000
44 East 14th Street	4 Union Square South	Cut-off Date LTV:	41.4%
New York, NY 10003		UW NCF DSCR:	2.42x
		UW NOI Debt Yield:	14.2%

The following table presents a summary of sales and occupancy costs for certain Major Tenants (as defined below) at the 4 Union Square South Property.

Tenant Sales (1)
	2023 Sales (PSF)	2024 Sales (PSF)	March 2025 TTM Sales (PSF)	Occupancy Cost (2)
Burlington	$390	$401	$399	27.0%
Whole Foods	$1,152	$1,207	$1,251	13.1%
DSW	$466	$525	$482	19.9%
Five Below	$421	$446	$444	24.4%
Sephora	$3,038	$3,074	$3,210	17.9%
(1)	Information obtained from the borrower.
(2)	Occupancy cost is based on underwritten rent and total reimbursements divided by March 2025 TTM reported sales.

The following table presents certain information relating to the lease rollover schedule at 4 Union Square South Property:

Lease Rollover Schedule (1)
Year	# of Leases Rolling (2)	SF Rolling(2)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling(2)	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling	UW Rent PSF Rolling
MTM/2025(2)	1	1	0.0%	0.0%	$6,753	0.0%	0.0%	$6,753.00
2026	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2027(2)	1	1	0.0%	0.0%	$1,273	0.0%	0.0%	$1,273.08
2028	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2029	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2030	1	92,602	45.4%	45.4%	$5,154,227	21.8%	21.8%	$55.66
2031(2)	1	1	0.0%	45.4%	$0	0.0%	21.8%	$0.00
2032	0	0	0.0%	45.4%	$0	0.0%	21.8%	$0.00
2033	1	8,018	3.9%	49.3%	$4,369,810	18.5%	40.3%	$545.00
2034	1	30,762	15.1%	64.3%	$2,950,000	12.5%	52.8%	$95.90
2035	0	0	0.0%	64.3%	$0	0.0%	52.8%	$0.00
Thereafter	3	72,804	35.7%	100.0%	$11,176,459	47.2%	100.0%	$153.51
Vacant	0	0	0.00%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.(3)	9	204,189	100.00%		$23,658,522	100.00%		$115.87
(1)	Information is based on the underwritten rent roll dated as of April 1, 2025.
(2)	Includes three antenna/telecommunication tenants totaling 3 SF and $8,026 of UW rent.
(3)	Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

The Market. The 4 Union Square South Property is located along the south side of East 14th Street and the north side of East 13th Street between Broadway and University Place within the Union Square neighborhood of Manhattan. According to the appraisal, the estimated 2024 population within a 0.25-, 0.5- and one-mile radius was approximately 21,649, 68,718 and 274,520, respectively, and the average household income within the same radii was $233,379, $213,493 and $189,537, respectively.

According to a third-party report, the 4 Union Square South Property is located within the Gramercy Park Retail submarket of the New York-NY retail market. As of third quarter 2025, the submarket reported total inventory of approximately 1.48 million SF with a 3.8% vacancy rate and average asking rent of $143.92 PSF. The appraiser concluded to market rents for the 4 Union Square South Property ranging from $110.00 PSF for Retail (Floors 3-6), to $500.00 for Retail (Grade) (see table below).

A-3-85

Retail – Anchored	Loan #10	Cut-off Date Balance:	$27,500,000
44 East 14th Street	4 Union Square South	Cut-off Date LTV:	41.4%
New York, NY 10003		UW NCF DSCR:	2.42x
		UW NOI Debt Yield:	14.2%

The following table presents certain information relating to the appraisal’s market rent conclusion for the 4 Union Square South Property:

Market Rent Summary (1)
	Retail (Grade University Place)	Retail (Grade)	Retail (Multi-Level Small)	Retail (Floors 3-6)	Retail (Multi-Level Large)
Market Rent (PSF)	$175.00	$500.00	$125.00	$110.00	$140.00
Lease Term (Years)	10	10	10	15	15
Lease Type (Reimbursements)	Mod. Gross	Mod. Gross	Mod. Gross	Mod. Gross	Mod. Gross
Tenant Improvements New (PSF)	$100.00	$100.00	$100.00	$100.00	$100.00
Rent Increase Projection	3.00%/year	3.00%/year	3.00%/year	10% every 5 years	10% every 5 years
(1)	Information obtained from the appraisal.

Appraisal. The appraisal concluded to an “as-is” value for the 4 Union Square South Property of $290,000,000 as of May 12, 2025.

Environmental Matters. According to the Phase I environmental site assessment dated May 23, 2025, there was no evidence of any recognized environmental conditions at the 4 Union Square South Property.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the 4 Union Square South Property:

Cash Flow Analysis
	2023	2024	6/30/2025 TTM	UW		UW PSF
Base Rent(1)	$20,237,645	$20,838,157	$21,637,240	$23,658,522		$115.87
(Vacancy)	$0	$0	$0	($1,182,926)		($5.79)
Total Base Rent	$20,237,645	$20,838,157	$21,637,240	$22,475,596		$110.07
(Free Rent Adjustment/Collection Loss)	($125,755)	$0	$0	$0		$0.00
Other Income	$23,113	$23,008	$23,027	$23,020		$0.11
Total Recoveries	$6,109,529	$6,556,604	$6,135,677	$5,600,440		$27.43
Effective Gross Income	$26,496,042	$27,417,769	$27,795,944	$28,099,056		$137.61

Real Estate Taxes	$5,202,720	$5,715,518	$5,766,784	$5,972,591		$29.25
Insurance	$160,458	$177,099	$180,087	$176,860		$0.87
Management Fee	$407,427	$416,763	$432,745	$842,972		$4.13
Other Operating Expenses	$3,763,696	$3,904,006	$4,172,626	$4,033,539		$19.75
Total Operating Expenses	$9,534,301	$10,213,386	$10,552,243	$11,025,961		$54.00

Net Operating Income	$16,961,741	$17,204,383	$17,243,702	$17,073,095		$83.61
Replacement Reserves	$0	$0	$0	$76,090		$0.37
TI/LC	$0	$0	$0	$408,372		$2.00
Net Cash Flow	$16,961,741	$17,204,383	$17,243,702	$16,588,633		$81.24

Occupancy %	100.0%	100.0%	100.0%	95.0%	(2)
NOI DSCR(3)	2.47x	2.51x	2.51x	2.49x
NCF DSCR(3)	2.47x	2.51x	2.51x	2.42x
NOI Debt Yield(3)	14.1%	14.3%	14.4%	14.2%
NCF Debt Yield(3)	14.1%	14.3%	14.4%	13.8%
(1)	Base Rent includes rent steps through June 2026 totaling $134,492 and straight line rent averaging for investment grade tenants totaling $1,447,604.
(2)	UW Occupancy represents the economic occupancy. The 4 Union Square South Property was 100.0% physically occupied as of April 1, 2025.
(3)	DSCRs and Debt Yields are based on the 4 Union Square South Whole Loan.

Escrows and Reserves.

Real Estate Taxes – The 4 Union Square South Whole Loan documents require an upfront deposit of $1,567,806 and ongoing monthly deposits equal to 1/12th of the real estate taxes that the lender estimates will be payable during the next 12 months (initially totaling $522,602).

Insurance Reserve – The 4 Union Square South Whole Loan documents require an ongoing monthly deposit into an insurance reserve equal to 1/12th of the insurance premiums that the lender reasonably estimates will be payable for the renewal of the coverage afforded by the policies upon the expiration thereof; provided that no deposits are required if (i) no event of default is continuing, (ii) the borrower maintains insurance coverage for the 4 Union Square South Property as part of blanket or umbrella coverage reasonably approved by the lender, and (iii) the borrower provides the lender with evidence of the renewals of the insurance policies and paid receipts for the payment of the insurance premiums no later than 30 days prior to the expiration dates of the policies.

A-3-86

Retail – Anchored	Loan #10	Cut-off Date Balance:	$27,500,000
44 East 14th Street	4 Union Square South	Cut-off Date LTV:	41.4%
New York, NY 10003		UW NCF DSCR:	2.42x
		UW NOI Debt Yield:	14.2%

TI/LC Reserve – The 4 Union Square South Whole Loan documents require an upfront deposit of $200,000 for outstanding tenant improvements and leasing commissions related to Burlington. Additionally, the 4 Union Square South Whole Loan documents require ongoing monthly deposits of $34,031 for tenant improvements and leasing commissions.

Replacement Reserves – During the occurrence of a Cash Trap Event Period (as defined below), the 4 Union Square South Whole Loan documents require ongoing monthly deposits of $6,340 for capital expenditures.

Lockbox and Cash Management. The 4 Union Square South Whole Loan is structured with a hard lockbox and springing cash management. The borrower is required to direct tenants to pay rent directly into such lockbox account and all rents received directly by the borrower or the property manager are required to be deposited into the lockbox account within 10 business days of receipt. Prior to the occurrence of a Cash Trap Event Period (as defined below), all funds in the lockbox account are required to be distributed to the borrower. During a Cash Trap Event Period, funds in the lockbox account are required to be swept on each business day to a lender-controlled cash management account. Any excess cash flow remaining after satisfaction of the waterfall items outlined in the 4 Union Square South Whole Loan documents is required to be swept to an excess cash flow subaccount controlled by the lender as additional security for the loan during the continuance of the Cash Trap Event Period.

A “Cash Trap Event Period” will commence upon the earliest of the following:

(i)	the occurrence of an event of default;
(ii)	the net operating income debt yield (“NOI DY”) falling below 9.0%; provided, however, a Cash Trap Event Period will be deemed not to exist if, within 15 business days after the borrower receives notice from the lender that a Cash Trap Event Period has commenced, the borrower (a) prepays a portion of the loan (including any applicable yield maintenance premium) in an amount that would result in the NOI DY being at least 9.0%, or (b) delivers cash or a letter of credit to the lender as additional collateral for the loan in an amount that, if applied to the outstanding principal balance of the loan, would result in the NOI DY being at least 9.0%; or
(iii)	either (a) Burlington or Whole Foods (each a “Major Tenant”) goes dark, vacates, is in material default under its lease or is subject to a bankruptcy or insolvency proceeding, or (b) Burlington has not yet renewed its lease at least 12 months prior to lease expiration for a term of at least five years.

A Cash Trap Event Period will end upon the occurrence of the following:

(i)	with regard to clause (i), the cure of the related event of default;
(ii)	with regard to clause (ii), the NOI DY being at least 9.0% (tested quarterly);
(iii)	with regard to clause (iii), the entirety or a portion of the applicable major tenant space is leased to one or more replacement tenants pursuant to one or more executed qualified leases and the occupancy conditions are satisfied;
(iv)	with regard to clause (iii)(a), the Major Tenant is fully occupying its space and has recommenced normal business operations, the Major Tenant pays all obligations under its lease, the bankruptcy or insolvency proceeding is discharged and/or the applicable Major Tenant affirms the lease in such proceeding and is current on rent and other amounts due under the lease; and
(v)	with regard to clause (iii)(b), Burlington extends or renews the existing lease for an additional 5 year period as evidenced by a written acknowledgement of such extension or renewal executed by Burlington Tenant in a form reasonably acceptable to the lender.

Terrorism Insurance.  The 4 Union Square South Whole Loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the 4 Union Square South Property, as well as business interruption insurance covering no more than the 18-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

A-3-87

Mortgage Loan No. 11 – Natson Hotel Largo Portfolio

Mortgage Loan Information				Property Information
Mortgage Loan Seller:		JPMCB		Single Asset/Portfolio(1):	Portfolio
				Location:	Largo, FL 33770
Original Balance:		$26,000,000		General Property Type:	Hospitality
Cut-off Date Balance:		$26,000,000		Detailed Property Type:	Limited Service
% of Initial Pool Balance:		2.6%		Title Vesting:	Fee
Loan Purpose:		Refinance		Year Built/Renovated(5):	Various/Various
Borrower Sponsor:		Natson Hotel Group		Size:	187 Rooms
Guarantor:		Subhash Patel		Cut-off Date Balance per Room:	$139,037
Mortgage Rate:		6.6580%		Maturity Date Balance per Room:	$131,325
Note Date:		11/14/2025		Property Manager:	Natson Hotel Management LLC (borrower-related)
Maturity Date:		12/6/2035		Underwriting and Financial Information
Term to Maturity:		120 months		UW NOI:	$3,998,786
Amortization Term:		360 months		UW NCF:	$3,606,470
IO Period:		60 months		UW NOI Debt Yield:	15.4%
Seasoning:		0 months		UW NCF Debt Yield:	13.9%
Prepayment Provisions:		L(25),YM1(92),O(3)		UW NOI Debt Yield at Maturity:	16.3%
Lockbox/Cash Mgmt Status:		Hard/Springing		UW NCF DSCR:	1.80x
Additional Debt Type:		NAP		Most Recent NOI(6):	$4,135,337 (8/31/2025 TTM)
Additional Debt Balance:		NAP		2nd Most Recent NOI(6):	$3,643,672 (12/31/2024)
Future Debt Permitted (Type):		No (NAP)		3rd Most Recent NOI(6):	$2,924,914 (12/31/2023)
Reserves				Most Recent Occupancy:	89.9% (8/31/2025)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	85.5% (12/31/2024)
RE Taxes:	$304,586	$27,690	NAP	3rd Most Recent Occupancy:	79.1% (12/31/2023)
Insurance:	$124,235	Springing(2)	NAP	Appraised Value (as of)(7):	$46,325,930 (10/31/2025)
Deferred Maintenance	$4,600	$0	NAP	Appraised Value per Room(7):	$247,732
FF&E Reserve:	$0	Springing(3)	NAP	Cut-off Date LTV Ratio(7):	56.1%
PIP Reserve:	$1,773,517	Springing(4)	NAP	Maturity Date LTV Ratio(7):	53.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$26,000,000	100%	Loan Payoff:	$12,682,432	48.8%
			Upfront Reserves(7):	$2,206,939	8.5%
			Closing Costs(7):	$3,256,610	12.5%
			Return of Equity:	$7,854,019	30.2%
Total Sources:	$26,000,000	100%	Total Uses:	$26,000,000	100%

(1)	No releases permitted.
(2)	The borrowers are required to deposit into an insurance reserve, on a monthly basis, an amount equal to 1/12 of the insurance premiums that the lender estimates will be payable during the ensuing 12 months, initially estimated to be $41,412 ($221 per key); provided, however, if the Natson Hotel Largo Portfolio Properties (as defined below) are insured under a blanket policy, no monthly insurance escrows will be required.
(3)	The borrowers are required to deposit into an FF&E reserve, the greater of (i)(a) commencing on January 6, 2027 and continuing until and including December 6, 2028, 2.0% of total gross revenues of the Natson Hotel Largo Portfolio Properties for the calendar month that is two months prior to the applicable payment date, and (b) commencing on January 6, 2029 and continuing at all times thereafter, 4.0% of total gross revenues of the Natson Hotel Largo Portfolio Properties for the calendar month that is two months prior to the applicable payment date, or (ii) the monthly amount required to be reserved pursuant to the franchise agreements.
(4)	To the extent a property improvement plan (“PIP”) is required by the franchisor or any replacement franchisor or licensee, the borrowers must deposit 115% of the estimated cost of any PIP required by the franchisor or franchise agreement, less amounts in the Capital/FF&E reserve account (the “PIP Reserve Deposit”) with the lender within 30 days after final determination, to be held in the PIP reserve account. The PIP Reserve Deposit is only required to the extent the estimated cost of PIP repairs over the next 12 months exceeds the sum of the current and required deposits in the PIP reserve account. Funds in the PIP reserve account may be used only for completion of required PIP improvements as set forth in the loan agreement.
(5)	See “Natson Hotel Largo Portfolio Summary” table below for details regarding individual properties.
(6)	The Natson Hotel Largo Portfolio Properties in-land location is designated as a non-evacuation zone, providing stability during severe weather events, and attracts incremental revenue from displaced residents and disaster relief workers seeking accommodation during recovery periods. The recent increase from 2023 to 2024 in performance at the Natson Hotel Largo Portfolio Properties can be partially attributed to the inclement weather that has been experienced in the surrounding area from Hurricane Helene and Hurricane Milton in September and October 2024, respectively.
(7)	Appraised Value (as of) represents the aggregate “As-If PIP Escrowed” appraised value based on the hypothetical assumption that a required change of control PIP is fully funded and that such funds would transfer with title to a potential future buyer. At closing, the borrower sponsor funded a total of $3,828,987 for PIP related costs which consisted of (i) $2,055,470 that was paid directly to ApneWala for furniture/fixtures in connection with the required PIP which was included in closing costs and (ii) an upfront PIP reserve of $1,773,517 for the estimated remaining costs. Based on the aggregate “As Is” appraised value of $42,500,000, Natson Hotel Largo Portfolio Mortgage Loan (as defined below) results in a Cut-Off Date LTV Ratio of 61.2% and Maturity Date LTV Ratio of 57.8%.

The Mortgage Loan. The eleventh largest mortgage loan (the “Natson Hotel Largo Portfolio Mortgage Loan”) is evidenced by a promissory note in the original principal balance of $26,000,000 and secured by the fee interest in two limited service hotels located in Largo, Florida consisting of the 92-room Hampton Inn & Suites – Largo (the “Hampton Inn & Suites Property”) and the 95-room Holiday Inn Express & Suite – Largo - Clearwater (the “Holiday Inn Express Property”, and together with the Hampton Inn & Suites Property, the “Natson Hotel Largo Portfolio Properties”). The Natson Hotel Largo Portfolio Whole Loan has a 10-year term, is interest only for the first 60 months followed by fixed monthly principal and interest payments of $167,048.57 per month for the remaining term and accrues interest a rate of 6.6580% per annum on an Actual/360 basis.

The Borrowers and the Borrower Sponsor. The borrowers are Shiv Largo Hotel, LLC and Shri Hari Largo Hotel, LLC, each a single-purpose, Florida limited liability company with one independent director. The non-recourse carveout guarantor is Subhash Patel, CEO of Natson Hotel Group (“Natson”).

A-3-88

Hospitality – Limited Service	Loan #11	Cut-off Date Balance:	$26,000,000
Various	Natson Hotel Largo Portfolio	Cut-off Date LTV:	56.1%
Largo, FL 33770		UW NCF DSCR:	1.80x
		UW NOI Debt Yield:	15.4%

Natson is a hotel investment and management company that handles development, operations, accounting, marketing and revenue management services. The company currently owns and operates nearly 14,000 rooms across the United States with a variety of brands including Hilton, Marriott, IHG, Choice, Wyndham and G6.

The Properties. The Natson Hotel Largo Portfolio Properties consist of two limited service hotels located in Largo, Florida, totaling 187 rooms.

The following table presents certain information relating to the Natson Hotel Largo Portfolio Properties:

Natson Hotel Largo Portfolio Summary
Property Name	Property Sub-Type	Allocated Cut-Off Date Balance(1)	% of Portfolio Cut-Off Date Balance	Year Built/Renovated	Rooms	Underwritten NCF	% of Underwritten NCF	Appraised Value	% of Appraised Value
Hampton Inn & Suites Property	Limited Service	$13,969,048	53.7%	2005 / 2015 / 2018	92	$1,929,250	53.5%	$24,889,582	53.7%
Holiday Inn Express Property	Limited Service	$12,030,952	46.3%	2009 / 2015	95	$1,677,220	46.5%	$21,436,348	46.3%
Total		$26,000,000	100.0%		187	$3,606,470	100.0%	$46,325,930	100.0%
(1)	No allocated loan amounts are provided for in the underlying loan documents given no individual property releases are permitted. The Allocated Cut-Off Date Balances above are calculated on a pro-rata basis based on the appraised values of the Natson Hotel Largo Portfolio Properties.

Hampton Inn & Suites 53.7% of allocated cut-off date balance) is a five-story, 92-room limited service hotel originally constructed in 2005. Situated in Largo, Florida, just off East Bay Drive, proximate to several leisure demand generators including Highland Recreation Complex, Highland Park, Clearwater Beach and Clearwater Marine Aquarium. The Hampton Inn & Suites Property offers a range of amenities to enhance guest comfort and convenience including a complimentary breakfast area, an outdoor pool, a business center, a fitness center, a sundry shop, a guest laundry room, 1,503 SF of meeting space and 109 surface parking spaces. The Hampton Inn & Suites Property’s 92 guestrooms are comprised of king, queen/queen and king studio suites. Each room features a work area, nightstand, dresser, sofa chair, flat screen television, internet, iron and ironing board and coffee maker. The Hampton Inn & Suites Property has ranked at the top of its competitive set for the past three years, generating an average three-year RevPAR penetration of 130.6%, outperforming competitive properties across ADR and occupancy.

The Hampton Inn & Suites Property is anticipated to undergo an extensive franchise required PIP within the next year at an estimate cost of approximately $2.4 million ($25,974/key), with approximately $1.5 million paid at loan closing and $934,079 reserved. This planned PIP will be the first renovation since 2018. The renovation is anticipated to encompass mostly soft goods and select case goods. The Hampton Inn & Suites Property is subject to a franchise agreement with Hilton Franchise Holding LLC (“Hilton”), executed in October 2025 and expiring in December 2045 with no extension options. The Hampton Inn & Suites benefits from its Hilton affiliated reservation system and loyalty program. Hilton is one of the largest multi-brand hotel developers, operators, and franchisors with a portfolio of 25 distinct global brands comprised of more than 9,000 hotels and timeshare properties worldwide across 1.3 million rooms in 141 countries. The Hilton Honors guest loyalty program is one of the largest in the world with more than 226 million members. According to a travel news site, at its current rate, Hilton Honors is expected to surpass Marriott Bonvoy’s membership count in mid-to-late 2026. According to the appraisal, as of 2025, the estimated segmentation at the Hampton Inn & Suites Property is approximately 50% commercial, 5% meeting and group and 45% leisure.

The following table presents historical occupancy, ADR, and RevPAR penetration rates of the Hampton Inn & Suites Property:

Historical Occupancy, ADR, RevPAR(1)(2)
	Competitive Set(			Hampton Inn & Suites Property			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2022	72.2%	$135.68	$98.00	85.0%	$160.75	$136.69	117.7%	118.5%	139.5%
2023	68.9%	$141.87	$97.81	83.5%	$161.90	$135.17	121.1%	114.1%	138.2%
2024	75.6%	$145.88	$110.31	87.5%	$161.96	$141.69	115.7%	111.0%	128.5%
TTM August 2025	79.0%	$150.97	$119.31	90.5%	$165.10	$149.40	114.5%	109.4%	125.2%
(1)	Variances between the underwriting, the appraisal and industry report data with respect to occupancy, ADR and RevPAR are attributable in part to variances in reporting methodologies and/or timing differences.
(2)	According to third-party research reports. The competitive set listed in the report includes the Courtyard St. Petersburg Clearwater, Fairfield Inn & Suites St. Petersburg Clearwater, Holiday Inn Express Clearwater East - Icot Center, Fairfield Inn & Suites Clearwater Beach, Hampton Inn & Suites Clearwater/St. Petersburg-Ulmerton Road, Holiday Inn Express & Suites Clearwater/US 19 North and Holiday Inn Express & Suites Largo Clearwater.

Holiday Inn Express Property (46.3% of allocated cut-off date balance) is a five-story, 95-room, limited service hotel that opened in 2009 and most recently renovated in 2015. Conveniently located off Seminole Boulevard, proximate to several leisure demand generators including Highland Recreation Complex, Highland Park, Clearwater Beach and Clearwater Marine Aquarium, the Holiday Inn Express Property offers a range of amenities to cater to all travelers. Guests at the Holiday Inn Express Property enjoy a complimentary breakfast area, outdoor pool, a business center, guest self-laundry facilities, a sundry shop, a fitness center, 1,165 SF of meeting space and 101 surface parking spaces. The 95 guestrooms are comprised of king, queen/queen, king suites and queen/queen suites. Each of the rooms and suites is equipped with a work area, nightstand, dresser, sofa chair, flat screen television, internet, iron and ironing board and coffee maker. The property has historically performed in-line with its competitive set with a recent upward trend in RevPAR largely driven by outperformance in occupancy. Average annual occupancy has seen a 14.3% increase from 2023 levels of 76.8% due to increasing leisure and business travel demand and an average RevPAR penetration of 103.7% over the last three years.

The Holiday Inn Express Property is expected to undergo an extensive franchise required PIP within the next year at an estimated cost of approximately $1.4 million ($15,119/key), with $573,756 paid at closing and $839,438 reserved. The renovation is anticipated to encompass mostly soft goods and select

A-3-89

Hospitality – Limited Service	Loan #11	Cut-off Date Balance:	$26,000,000
Various	Natson Hotel Largo Portfolio	Cut-off Date LTV:	56.1%
Largo, FL 33770		UW NCF DSCR:	1.80x
		UW NOI Debt Yield:	15.4%

case goods. The Holiday Inn Express Property is subject to a franchise agreement with Holiday Hospitality Franchising, LLC (“IHG”), executed in November 2025 and expiring in December 2049 with no extension options, which allows access to its reservation system and loyalty program. IHG Hotels & Resorts is a global hospitality leader renowned for its diverse portfolio of 19 brands spanning luxury, lifestyle, premium and mainstream segments. According to a report from IHG, IHG One Rewards, the company’s loyalty program, continues to expand rapidly at a 27% year-over-year growth rate, providing members with exclusive benefits, personalized experiences, and seamless access to stays worldwide. According to the appraisal, as of 2025, the estimated segmentation at the Holiday Inn Express Property is approximately 50% commercial, 5% meeting and group and 45% leisure.

The following table presents historical occupancy, ADR, and RevPAR penetration rates of the Holiday Inn Express Property:

Historical Occupancy, ADR, RevPAR(1)(2)
	Competitive Set			Holiday Inn Express Property			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2022	72.8%	$140.87	$102.48	80.7%	$140.98	$113.73	110.9%	100.1%	111.0%
2023	72.6%	$146.61	$106.39	74.5%	$141.89	$105.73	102.7%	96.8%	99.4%
2024	77.8%	$150.99	$117.40	83.3%	$147.85	$123.17	107.1%	97.9%	104.9%
TTM August 2025	80.1%	$156.62	$125.42	88.8%	$150.98	$134.06	110.9%	96.4%	106.9%
(1)	The variances between the underwriting, the appraisal and industry report data with respect to occupancy, ADR and RevPAR are attributable in part to variances in reporting methodologies and/or timing differences.
(2)	According to third-party research reports. The competitive set listed in the report includes the Courtyard by Marriott St. Petersburg Clearwater, Fairfield Inn & Suites St. Petersburg Clearwater, Holiday Inn Express Clearwater East - Icot Center, Hampton Inn & Suites Largo, and Home2 Suites by Hilton Largo.

The Markets. The Natson Hotel Largo Portfolio Properties are situated just east of the Gulf shoreline in Largo, Florida. The Natson Hotel Largo Portfolio Properties are situated by one of Largo’s main east-west roads (East Bay Drive) which connects directly to US Highway 19, a major north-south route in the area. Additionally, the Natson Hotel Largo Portfolio Properties are close to major intersections including Missouri Avenue and Seminole Boulevard, further enhancing its connectivity to various demand drivers. Both Natson Hotel Largo Portfolio Properties are located near the Highland Recreation Complex, a 40,000 square-foot state of the art recreation center and Highland Park, a 33 acre park featuring the Largo Sports Complex and offering a range of facilities and fields for organized sports leagues. Clearwater is located on the peninsula, separating the Gulf from Tampa on Florida’s west coast, and home to 35 miles of white-sand beaches. Clearwater’s beaches are annually ranked among the world’s best and are known for their turquoise waters and frequent dolphin sightings. Other nearby demand drivers include Raymond James Stadium, Tropicana Field, Amalie Arena, Tampa Convention Center and the cultural, dining, and entertainment districts of downtown Clearwater and downtown St. Petersburg. The Natson Hotel Largo Portfolio Properties are situated in the Clearwater hospitality submarket, the third largest submarket in the Tampa Bay market with over 9,500 keys. The submarket typically achieves the highest RevPAR among the six Tampa submarkets due to the concentration of luxury and upper upscale properties along Clearwater Beach. Through October 2025, the 12-month RevPAR grew by 10.8%, driven by a 5.4% occupancy increase and a 5.1% ADR gain. The submarket is supported by a strong tourism industry that includes leisure and group travel.

Hampton Inn & Suites Property: The Hampton Inn & Suites Property has ranked at the top of its competitive set for the past three years, according to the appraisal. The Hampton Inn & Suites Property has outpaced its competitive set with an average three-year RevPAR penetration of 130.6%, driven by an 87.2% occupancy. The competitive market for the Hampton Inn & Suites Property consists of seven properties, ranging in size from 82 to 149 rooms, with 919 total rooms.

The following table presents the primary competitive properties to the Hampton Inn & Suites Property:

Competitive Property Summary(1)
Property	Year Built	Rooms	Commercial	Meeting & Group	Leisure	2024 Occupancy	2024 ADR	2024 RevPAR
Hampton Inn & Suites	2005	92	50%	5%	45%	87.50%	$161.96	$141.69
Courtyard St. Petersburg Clearwater	1989	149	55%	15%	30%	75%-80%	$145-$155	$110-$120
Fairfield Inn & Suites St. Petersburg Clearwater	1998	82	50%	10%	40%	75%-80%	$115-$125	$90-$100
Holiday Inn Express Clearwater East - ICOT Center	1987	127	50%	15%	35%	70%-75%	$130-$140	$95-$105
Fairfield Inn & Suites Clearwater Beach	2001	127	50%	10%	40%	75%-80%	$155-$165	$120-$130
Hampton Inn & Suites Clearwater/St. Petersburg-Ulmerton Road	2007	128	50%	15%	35%	75%-80%	$155-$165	$120-$130
Holiday Inn Express & Suites Clearwater/US 19 North	2005	119	50%	25%	25%	70%-75%	$135-$145	$95-$105
Holiday Inn Express & Suites Largo Clearwater	2009	95	50%	20%	30%	70%-75%	$145-$155	$105-$115
Total/Average		919	51%	15%	35%	77%	$147.71	$113.45

Source: Appraisal unless otherwise noted.

(1)	The variances between the underwriting, the appraisal and industry report data with respect to occupancy, ADR and RevPAR are attributable in part to variances in reporting methodologies and/or timing differences.

Holiday Inn Express Property: According to the appraisal, the Holiday Inn Express Property’s competitive set for limited service properties remained stable year-over-year in 2024 with slight increases to occupancy, ADR and RevPAR. The competitive market for the Holiday Inn Express Property consists of five properties, ranging in size from 82 to 149 rooms, with 663 total rooms.

A-3-90

Hospitality – Limited Service	Loan #11	Cut-off Date Balance:	$26,000,000
Various	Natson Hotel Largo Portfolio	Cut-off Date LTV:	56.1%
Largo, FL 33770		UW NCF DSCR:	1.80x
		UW NOI Debt Yield:	15.4%

The following table presents the primary competitive properties to the Holiday Inn Express Property:

Competitive Property Summary(1)
Property	Year Built	Rooms	Commercial	Meeting & Group	Leisure	2024 Occupancy	2024 ADR	2024 RevPAR
Holiday Inn Express	2009	95	50%	5%	45%	83.30%	$147.85	$123.17
Courtyard by Marriott St. Petersburg Clearwater	1988	149	60%	20%	20%	75%-80%	$145-$155	$110-$120
Fairfield Inn & Suites St. Petersburg Clearwater	1998	82	50%	10%	40%	70%-75%	$110-$120	$80-$90
Holiday Inn Express Clearwater East - ICOT Center	1987	127	50%	10%	40%	70%-75%	$140-$150	$100-$110
Hampton Inn & Suites Largo	2005	92	50%	20%	30%	85%-90%	$155-$165	$135-$145
Home2 Suites by Hilton Largo	2020	118	55%	10%	35%	80%-85%	$165-$175	$140-$150
Total/Average		663	53%	13%	35%	79%	$150.51	$118.22

Source: Appraisal unless otherwise noted.

(1)	The variances between the underwriting, the appraisal and industry report data with respect to occupancy, ADR and RevPAR are attributable in part to variances in reporting methodologies and/or timing differences.

Appraisal. The aggregate “As-If PIP Reserve Funded” appraised value for the Natson Hotel Largo Portfolio Properties is $46,325,930 based on the hypothetical assumption that a required change of control property improvement plan (“PIP”) is fully funded and that such funds would transfer with title to a potential future buyer. The individual “As-if PIP Reserve Funded” appraised value for the Hampton Inn & Suites Property and the Holiday Inn Express Property as of October 31, 2025 are $24,889,582 and $21,436,348, respectively. The individual “As Is” appraised values for the Hampton Inn & Suites Property and the Holiday Inn Express Property as of September 12, 2025 are $22,500,000 and $20,000,000, respectively.

Environmental Matters. According to the Phase I environmental site assessments dated October 1, 2025, there was no evidence of any recognized environmental conditions at the Natson Hotel Largo Portfolio Properties.

A-3-91

Hospitality – Limited Service	Loan #11	Cut-off Date Balance:	$26,000,000
Various	Natson Hotel Largo Portfolio	Cut-off Date LTV:	56.1%
Largo, FL 33770		UW NCF DSCR:	1.80x
		UW NOI Debt Yield:	15.4%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Natson Hotel Largo Portfolio Properties:

Cash Flow Analysis(1)(2)
	2022	2023	2024	TTM 8/31/2025	UW	UW per Room
Occupancy	82.9%	79.1%	85.5%	89.9%	89.9%
ADR	$150.70	$151.74	$154.60	$157.43	$157.43
RevPAR	$124.93	$120.03	$132.15	$141.60	$141.60

Room Revenue	$8,527,430	$8,192,651	$9,044,768	$9,665,192	$9,665,192	$51,686
Other Departmental Income	$137,763	$132,107	$123,549	$142,700	$142,700	$763
Total Revenue	$8,665,193	$8,324,758	$9,168,318	$9,807,892	$9,807,892	$52,449

Room Expense	$1,761,922	$1,747,869	$1,753,017	$1,869,531	$1,869,531	$9,997
Other Departmental Expense	$37,469	$37,196	$37,221	$34,561	$34,561	$185
Total Department Expenses	$1,799,391	$1,785,065	$1,790,238	$1,904,092	$1,904,092	$10,182
Departmental Profit	$6,865,802	$6,539,693	$7,378,080	$7,903,800	$7,903,800	$42,266

Management Fee	$259,956	$249,743	$275,050	$294,237	$294,237	$1,573
Franchise Fees	$1,063,099	$1,072,909	$1,143,751	$1,182,080	$1,182,080	$6,321
Real Estate Taxes	$328,637	$341,801	$334,876	$334,563	$354,614	$1,896
Insurance	$194,406	$298,355	$347,018	$348,005	$464,506	$2,484
Total Undistributed Expenses/Other Fixed Expenses(3)	$1,484,360	$1,651,971	$1,633,714	$1,609,578	$1,609,578	$8,607
Total Operating Expenses	$3,330,458	$3,614,779	$3,734,409	$3,768,463	$3,905,015	$20,882

EBITA/Net Operating Income	$3,535,345	$2,924,914	$3,643,672	$4,135,337	$3,998,786	$21,384
FF&E	$346,608	$332,990	$366,733	$392,316	$392,316	$2,098
Net Cash Flow	$3,188,737	$2,591,923	$3,276,939	$3,743,021	$3,606,470	$19,286

NOI DSCR	1.76x	1.46x	1.82x	2.06x	1.99x
NCF DSCR	1.59x	1.29x	1.63x	1.87x	1.80x
NOI Debt Yield	13.6%	11.2%	14.0%	15.9%	15.4%
NCF Debt Yield	12.3%	10.0%	12.6%	14.4%	13.9%
(1)	The variances between the underwriting, the appraisal and industry report data with respect to occupancy, ADR and RevPAR are attributable in part to variances in reporting methodologies and/or timing differences.
(2)	The Natson Hotel Largo Portfolio Properties in-land location is designated as a non-evacuation zone, providing stability during severe weather events and attracts incremental revenue from displaced residents and disaster relief workers seeking accommodation during recovery periods. The recent increase from 2023 to 2024 in performance at the Natson Hotel Largo Portfolio Properties can be partially attributed to the inclement weather that has been experienced in the surrounding area.
(3)	Undistributed Expenses is comprised of administrative & general, tech/information systems, maintenance, utilities expense and sales and marketing which are underwritten to TTM.

The following table presents historical and underwritten Net Cash Flows at the Natson Hotel Largo Portfolio:

Natson Hotel Largo Portfolio Property Net Cash Flows(1)
Property Name	2022	2023	2024	TTM 8/31/2025	UW
Hampton Inn & Suites Property	$1,909,369	$1,682,744	$1,847,131	$2,019,020	$1,929,250
Holiday Inn Express Property	$1,279,368	$909,180	$1,429,808	$1,724,000	$1,677,220
Total	$3,188,737	$2,591,923	$3,276,939	$3,743,021	$3,606,470

(1)	Historical NCFs are based on the historical operating statements provided by the borrower sponsor.

A-3-92

Mortgage Loan No. 12 – BioMed MIT Portfolio

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	JPMCB			Single Asset/Portfolio:	Portfolio
				Location:	Cambridge, MA 02139
Original Balance(1):	$23,500,000			General Property Type:	Mixed Use
Cut-off Date Balance(1):	$23,500,000			Detailed Property Type:	Lab/Office
% of Initial Pool Balance:	[2.4%]			Title Vesting:	Sub-Leasehold
Loan Purpose:	Refinance			Year Built/Renovated:	Various/Various
Borrower Sponsor:	BioMed Realty, L.P.			Size:	1,314,481 SF
Guarantor(2):	BRE-BMR MA Holdco LLC			Cut-off Date Balance Per SF(1)(5):	$479
Mortgage Rate(3):	5.89283%			Maturity Date Balance Per SF(1)(5):	$479
Note Date:	6/5/2025			Property Manager:	BioMed Realty LLC
Maturity Date:	6/9/2035				(borrower-affiliate)
Term to Maturity:	120 months			Underwriting and Financial Information(1)
Amortization Term:	0 months			UW NOI:	$140,793,230
IO Period:	120 months			UW NCF:	$139,281,577
Seasoning:	6 months			UW NOI Debt Yield:	16.6%
Prepayment Provisions(4):	L(30),D(83),O(7)			UW NCF Debt Yield:	16.4%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity:	16.6%
Additional Debt Type(1):	Pari Passu / Subordinate Debt			UW NCF DSCR:	2.75x
Additional Debt Balance(1):	$823,500,000 / $478,000,000			Most Recent NOI:	$130,971,938 (2/28/2025 TTM)
Future Debt Permitted (Type):	Yes (Mezzanine)			2nd Most Recent NOI:	$130,062,720 (12/31/2024)
				3rd Most Recent NOI:	$123,595,795 (12/31/2023)
Reserves(5)				Most Recent Occupancy:	95.9% (4/1/2025)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	95.1% (12/31/2024)
RE Taxes:	$0	Springing	NAP	3rd Most Recent Occupancy:	99.0% (12/31/2023)
Insurance:	$0	Springing	NAP	Appraised Value (as of)(6):	$2,400,000,000 (3/5/2025)
Rollover Reserve:	$0	Springing	$1,314,481	Appraised Value Per SF(5):	$1,357
Ground Rent Reserve:	$0	Springing	NAP	Cut-off Date LTV Ratio (6):	35.3%
Unfunded Obligations:	$1,869,382	$0	NAP	Maturity Date LTV Ratio (6):	35.3%
Takeda Reserve:	$0	Springing	NAP

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Senior Loan(1):	$847,000,000	52.0%	Loan Payoff(7):	$1,307,413,701	80.2%
Subordinate Loan(1):	$478,000,000	29.3%	Ground Lease: Prepayment & Extension(8):	$305,800,000	18.8%
Borrower Sponsor Equity:	$305,238,760	18.7%	Closing Costs:	$15,155,677	0.9%
			Upfront Reserves:	$1,869,382	0.1%
Total Sources:	$1,630,238,760	100.0%	Total Uses:	$1,630,238,760	100.0%

(1)	The BioMed MIT Portfolio mortgage loan (the “BioMed MIT Portfolio Mortgage Loan”) is part of the BioMed MIT Portfolio Whole Loan (as defined below), which is evidenced by 26 senior pari passu promissory notes and 15 junior promissory notes (divided into five B notes, five C notes and five D notes) with an aggregate principal balance as of the Cut-off Date of $1,325,000,000. The Cut-off Date Balance PSF, Maturity Date Balance PSF, UW NOI Debt Yield, UW NCF Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio presented above are based on the principal balance of the BioMed MIT Portfolio Senior Notes (as defined below). The Cut-off Date Balance PSF, Maturity Date Balance PSF, UW NOI Debt Yield, UW NCF Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR (based on a weighted average interest rate of (6.25927852830189%) per annum on the BioMed MIT Portfolio Whole Loan), Cut-off Date LTV Ratio and Maturity Date LTV Ratio for the BioMed MIT Portfolio Whole Loan are $749, $749, 10.6%, 10.5%, 10.6%, 1.66x, 55.2% and 55.2%, respectively. See defined term “Weighted Average Interest Rate” set forth under “Description of the Mortgage Pool—Definitions” in the prospectus.
(2)	The non-recourse carveout guarantor is BRE-BMR MA Holdco LLC. The guarantor’s aggregate liability under the guaranty with respect to certain bankruptcy-related full non-recourse carveouts is capped at 15% of the outstanding amount of the BioMed MIT Portfolio Whole Loan as of the date that the first full recourse event (if any) occurs (but with a minimum aggregate liability with respect to such bankruptcy-related full non-recourse carveouts of $100,000,000), plus all reasonable out-of-pocket costs and expenses incurred by the lender in enforcing or preserving its rights under the guaranty. Only the single purpose entity borrowers and not the guarantor have provided an environmental indemnity to the lender.
(3)	Interest Rate represents the interest rate of the BioMed MIT Portfolio Senior Notes. The interest rate of the BioMed MIT Portfolio Whole Loan is 6.25927852830189%.
(4)	Defeasance of the BioMed MIT Portfolio Whole Loan is permitted after the date that is the earlier of (i) two years from the closing date of the securitization that includes the last note to be securitized and (ii) the third anniversary of the origination date. The assumed defeasance lockout period is based on the anticipated closing date of the BANK 2025-BNK51 securitization in December 2025. The actual defeasance lockout period may be longer.
(5)	Based on 1,769,239 square feet, which is inclusive of 454,758 square feet of parking space.
(6)	Appraised Value represents the “As-Portfolio” value of the BioMed MIT Portfolio (as defined below), which includes an approximately 3.0% portfolio premium. Based on the aggregate “As-Is” appraised value of the BioMed MIT Portfolio properties of approximately $2.33 billion, the BioMed MIT Portfolio Senior Notes and the BioMed MIT Portfolio Whole Loan result in a Cut-off Date LTV and Maturity Date LTV of 36.3% and 56.9%, respectively.
(7)	The borrower sponsor purchased the BioMed MIT Portfolio in March 2021 and assumed the existing debt totaling $1.30 billion, inclusive of a $1.17 billion existing mortgage loan securitized in the CAMB 2019-LIFE transaction and a $130.0 million mezzanine loan. Loan Payoff shown in the table above is inclusive of accrued interest which was paid off in connection with the origination of the BioMed MIT Portfolio Whole Loan.
(8)	Ground Lease Prepayment & Extension was paid in 2024 and represents the costs associated with the borrower sponsor prepaying ground lease rents and extending the nine respective ground leases. See ““Description of the Mortgage Pool—Mortgage Pool Characteristics—Fee & Leasehold Estates; Ground Leases” in the prospectus for additional information.

The Mortgage Loan. The twelfth largest mortgage loan, the BioMed MIT Portfolio Mortgage Loan, is a part of a whole loan, the BioMed MIT Portfolio Whole Loan, secured by the borrowers’ sub-leasehold interest in eight Class A, mixed use lab/office properties totaling 1,314,481 square feet and two related parking structures located in Cambridge, Massachusetts (the “BioMed MIT Portfolio”). The BioMed MIT Portfolio Whole Loan is evidenced by (i) 25 pari passu A notes, with an aggregate Cut-off Date balance of $847.0 million (collectively, the “BioMed MIT Portfolio Senior Notes”), (ii) five pari passu

A-3-93

Mixed Use – Lab/Office	Loan #12	Cut-off Date Balance:	$23,500,000
Various	BioMed MIT Portfolio	Cut-off Date LTV:	35.3%
Cambridge, MA 02139		UW NCF DSCR:	2.75x
		UW NOI Debt Yield:	16.6%

B notes, with an aggregate Cut-off Date balance of $191.4 million (collectively, the “BioMed MIT Portfolio B Notes”), (iii) five pari passu C notes, with an aggregate Cut-off Date balance of $192.3 million (collectively, the “BioMed MIT Portfolio C Notes”) and (iv) five pari passu D notes, with an aggregate Cut-off Date balance of $94.3 million (collectively, the “BioMed MIT Portfolio D Notes” and, together with the BioMed MIT Portfolio Senior Notes, the BioMed MIT Portfolio B Notes and the BioMed MIT Portfolio C Notes, the “BioMed MIT Portfolio Whole Loan”). The BioMed MIT Portfolio Mortgage Loan is comprised of a portion of the BioMed MIT Portfolio Senior Notes (Note A1-C2-A) with a Cut-off Date balance of $23.5 million, which will be contributed to the BANK 2025-BNK51 trust.

The BioMed MIT Portfolio Whole Loan has a 10-year term and is interest-only for the full term with a maturity date of June 9, 2035. The BioMed MIT Portfolio Senior Notes accrue interest at a fixed rate of 5.89283% per annum, and the BioMed MIT Portfolio Whole Loan accrues at a fixed rate of 6.25927852830189% per annum.

The relationship between the holders of the BioMed MIT Portfolio Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loan” in the prospectus. The BioMed MIT Portfolio Whole Loan will be serviced under the trust and servicing agreement for the BX 2025-LIFE securitization trust. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the prospectus.

A-3-94

Mixed Use – Lab/Office	Loan #12	Cut-off Date Balance:	$23,500,000
Various	BioMed MIT Portfolio	Cut-off Date LTV:	35.3%
Cambridge, MA 02139		UW NCF DSCR:	2.75x
		UW NOI Debt Yield:	16.6%

The table below identifies the promissory notes that comprise the BioMed MIT Portfolio Whole Loan:

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A1-S	$87,400,000	$87,400,000	BX 2025-LIFE	Yes
A2-S	$87,400,000	$87,400,000	BX 2025-LIFE	No
A3-S	$87,400,000	$87,400,000	BX 2025-LIFE	No
A4-S	$87,400,000	$87,400,000	BX 2025-LIFE	No
A5-S	$87,400,000	$87,400,000	BX 2025-LIFE	No
A1-C1-A	$18,750,000	$18,750,000	BBCMS 2025-C35	No
A1-C1-B	$22,250,000	$22,250,000	WFCM 2025-C65	No
A1-C2-A	$23,500,000	$23,500,000	BANK 2025-BNK51	No
A1-C2-B	17,500,000	$17,500,000	BMO 2025-C13	No
A2-C1	$41,000,000	$41,000,000	MSBAM 2025-C35	No
A2-C2-A	$18,500,000	$18,500,000	MSBAM 2025-C35	No
A2-C2-B	$22,500,000	$22,500,000	Benchmark 2025-B41	No
A3-C1-A	$18,750,000	$18,750,000	BBCMS 2025-C35	No
A3-C1-B	$20,250,000	$20,250,000	Benchmark 2025-B41	No
A3-C1-C(1)	$2,000,000	$2,000,000	Deutsche Bank AG, New York Branch	No
A3-C2-A	$30,000,000	$30,000,000	BMO 2025-C13	No
A3-C2-B(1)	$11,000,000	$11,000,000	Deutsche Bank AG, New York Branch	No
A4-C1-A	$18,750,000	$18,750,000	BBCMS 2025-C35	No
A4-C1-B	$20,250,000	$20,250,000	Benchmark 2025-B41	No
A4-C1-C	$2,000,000	$2,000,000	WFCM 2025-C65	No
A4-C2-A	$30,000,000	$30,000,000	BMO 2025-C13	No
A4-C2-B	$11,000,000	$11,000,000	WFCM 2025-C65	No
A5-C1-A	$18,750,000	$18,750,000	BBCMS 2025-C35	No
A5-C1-B	$22,250,000	$22,250,000	WFCM 2025-C65	No
A5-C2-A(1)	$31,000,000	$31,000,000	SGFC	No
A5-C2-B(1)	$10,000,000	$10,000,000	SGFC	No
B-1	$38,280,000	$38,280,000	BX 2025-LIFE	No
B-2	$38,280,000	$38,280,000	BX 2025-LIFE	No
B-3	$38,280,000	$38,280,000	BX 2025-LIFE	No
B-4	$38,280,000	$38,280,000	BX 2025-LIFE	No
B-5	$38,280,000	$38,280,000	BX 2025-LIFE	No
C-1	$38,460,000	$38,460,000	BX 2025-LIFE	No
C-2	$38,460,000	$38,460,000	BX 2025-LIFE	No
C-3	$38,460,000	$38,460,000	BX 2025-LIFE	No
C-4	$38,460,000	$38,460,000	BX 2025-LIFE	No
C-5	$38,460,000	$38,460,000	BX 2025-LIFE	No
D-1	$18,860,000	$18,860,000	BX 2025-LIFE	No
D-2	$18,860,000	$18,860,000	BX 2025-LIFE	No
D-3	$18,860,000	$18,860,000	BX 2025-LIFE	No
D-4	$18,860,000	$18,860,000	BX 2025-LIFE	No
D-5	$18,860,000	$18,860,000	BX 2025-LIFE	No
Whole Loan	$1,325,000,000	$1,325,000,000
(1)	Expected to be contributed to one or more future securitization(s).

The Borrowers and the Borrower Sponsor. The borrowers are BRE-BMR 26 Landsdowne LLC, BRE-BMR 35 Landsdowne LLC, BRE-BMR 38 Sidney LLC, BRE-BMR 40 Landsdowne LLC, BRE-BMR Pilgrim & Sidney LLC, BRE-BMR 64 Sidney LLC, BRE-BMR 65 & 80 Landsdowne LLC, and BRE-BMR 88 Sidney LLC, each of which is a Delaware limited liability company (each a “Borrower” and collectively, the “Borrowers”), and each of which owns a sub-leasehold interest in the applicable BioMed MIT Portfolio property. The Borrowers are recycled bankruptcy remote single purpose entities. The Borrowers are required to have at least two independent directors consistent with rating agency requirements, whose responsibilities will be limited solely to voting on certain matters relating to bankruptcy and insolvency issues. Legal counsel to the Borrowers delivered a non-consolidation opinion in connection with the origination of the BioMed MIT Portfolio Whole Loan.

The borrower sponsor is BioMed Realty, L.P. (“BioMed”), a portfolio company of Blackstone. BioMed is a leading provider of real estate solutions to the life science and technology industries. BioMed owns and operates life science real estate comprising 15.9 million square feet concentrated in leading

A-3-95

Mixed Use – Lab/Office	Loan #12	Cut-off Date Balance:	$23,500,000
Various	BioMed MIT Portfolio	Cut-off Date LTV:	35.3%
Cambridge, MA 02139		UW NCF DSCR:	2.75x
		UW NOI Debt Yield:	16.6%

innovation markets throughout the United States and United Kingdom, including Boston/Cambridge, San Francisco, San Diego, Seattle, Boulder, and Cambridge, U.K. BioMed is one of the largest laboratory/office owners in Boston/Cambridge with its portfolio totaling over 5.6 million square feet. BioMed maintains a fully integrated operating platform across leasing, development, investments, operations, and facilities management.

The non-recourse carveout guarantor is BRE-BMR MA Holdco LLC. The guarantor’s aggregate liability under the guaranty with respect to certain bankruptcy-related full non-recourse carveouts is capped at 15% of the outstanding amount of the BioMed MIT Portfolio Whole Loan as of the date that the first full recourse event (if any) occurs (but with a minimum aggregate liability with respect to such bankruptcy-related full non-recourse carveouts of $100,000,000), plus all reasonable out-of-pocket costs and expenses incurred by the lender in enforcing or preserving its rights under the guaranty. Only the Borrowers and not the guarantor have provided an environmental indemnity to the lender.

Blackstone is a leading investment firm with approximately $1.1 trillion in total assets under management across investment vehicles focused on private equity, real estate, public debt and equity, infrastructure, life science, growth equity, opportunistic, non-investment grade credit, real assets, and secondary funds, all on a global basis. Blackstone’s Real Estate group began investing in real estate in 1991 and has approximately $315 billion of investor capital under management.

The Property. The BioMed MIT Portfolio is comprised of the sub-leasehold interests in eight Class A, mixed use lab/office properties and two related parking structures, located in Cambridge, Massachusetts totaling 1,314,481 square feet. The BioMed MIT Portfolio is located within University Park at MIT, a 30-acre master planned development completed in partnership with Massachusetts Institute of Technology (“MIT”) and is located directly adjacent to the MIT campus within the Cambridge Market. The University Park at MIT development features four landscaped parks providing abundant green space while being in an urban setting. University Park at MIT integrates scientific research facilities with more than 670 residential units, a hotel and conference center and retail amenities. The residential units, hotel and conference center and retail amenities are not collateral for the BioMed MIT Portfolio Whole Loan. As of April 1, 2025, the BioMed MIT Portfolio was approximately 95.9% leased by 12 unique tenants with a weighted average tenant tenure of approximately 19 years (based on solely the first unit occupied by each respective tenant and does not consider renewals and/or expansion space). With the exception of the 38 Sidney property, each BioMed MIT Portfolio property is at least 99.6% leased. The BioMed MIT Portfolio is leased to a strong tenant roster with approximately 47.9% of NRA and 48.8% of UW Base Rent attributable to investment grade rated tenants. The largest tenants by UW Base Rent include Takeda (along with its Millennium Pharmaceuticals subsidiary, which is now branded as Takeda Oncology) (“Takeda”) (37.7% of NRA; 37.1% of UW Base Rent; M/F/S&P: Baa1/NR/BBB+), Agios Pharmaceuticals (15.3% of NRA; 15.7% of UW Base Rent), and Blueprint Medicines (13.6% of NRA; 14.4% of UW Base Rent). The BioMed MIT Portfolio properties serve as the headquarter location for five of the tenants (Agios Pharmaceuticals, Blueprint Medicines, Vericel Corporation, Fulcrum Therapeutics and Siena Construction), collectively representing 35.9% of NRA and 37.7% of UW Base Rent. Over the past 20 years, the BioMed MIT Portfolio has maintained an average occupancy of approximately 98%.

Parking at the BioMed MIT Portfolio includes two parking structures, which consist of 1,702 total parking stalls (582 parking stalls at 30 Pilgrim, which is located adjacent to the 45-75 Sidney property, and 1,120 parking stalls at 80 Landsdowne, which is located adjacent to the 65 Landsdowne property). Both parking structures are included in the collateral for the BioMed MIT Portfolio Whole Loan. As of the TTM February 2025 period, the split of contractual to transient revenue across both structures was approximately 80% and 20%, respectively. The parking structures at the BioMed MIT Portfolio represent approximately 9.0% of total revenues at the BioMed MIT Portfolio as of TTM February 2025. ABM Parking Services manages the two parking structures.

In 2024, the borrower sponsor paid $305.80 million to extend all nine Ground Leases out until April 2099. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Fee & Leasehold Estates; Ground Leases” in the prospectus for additional information. Prior to the equity contribution, the borrower sponsor purchased the BioMed MIT Portfolio in March 2021 and assumed the existing debt totaling $1.30 billion, comprised of a $1.17 billion mortgage loan securitized in the CAMB 2019-LIFE transaction and a $130.0 million mezzanine loan. The borrower sponsor has a total cost basis of approximately $2.69 billion and approximately $1.37 billion of remaining equity.

Portfolio Summary
Property Name	Location	SF / Parking Stalls	Occupancy(1)	Allocated Cut-off Date Loan Amount (“ALA”)(2)	% of ALA	Appraised Value	UW NCF
45 - 75 Sidney	Cambridge, MA	277,174 / 582	100.0%	$281,747,000	21.3%	$501,300,000	$30,954,999
40 Landsdowne	Cambridge, MA	214,638 / NAP	100.0%	$238,402,000	18.0%	$378,100,000	$21,799,950
35 Landsdowne	Cambridge, MA	202,423 / NAP	100.0%	$221,982,000	16.8%	$356,900,000	$20,576,945
65 Landsdowne	Cambridge, MA	122,410 / 1,120	100.0%	$154,712,000	11.7%	$358,400,000	$23,066,881
88 Sidney	Cambridge, MA	146,034 / NAP	100.0%	$134,655,000	10.2%	$224,900,000	$14,617,830
64 Sidney	Cambridge, MA	126,371 / NAP	99.6%	$107,341,000	8.1%	$183,700,000	$12,980,953
38 Sidney	Cambridge, MA	122,554 / NAP	56.4%	$103,782,000	7.8%	$170,600,000	$5,828,593
26 Landsdowne	Cambridge, MA	102,877 / NAP	100.0%	$82,379,000	6.2%	$156,400,000	$9,455,426
Total / Wtd. Avg.		1,314,481 / 1,702	95.9%	$1,325,000,000	100.0%	$2,400,000,000(3)	$139,281,577
(1)	As of April 1, 2025.
(2)	Based on the BioMed MIT Portfolio Whole Loan.
(3)	Total / Wtd. Avg. Appraised Value represents the BioMed MIT Portfolio value, which includes an approximately 3.0% portfolio premium. Based on the aggregate “As-Is” appraised value of the BioMed MIT Portfolio properties of approximately $2.33 billion, the BioMed MIT Portfolio Whole Loan results in a 56.9% Cut-off Date LTV.

A-3-96

Mixed Use – Lab/Office	Loan #12	Cut-off Date Balance:	$23,500,000
Various	BioMed MIT Portfolio	Cut-off Date LTV:	35.3%
Cambridge, MA 02139		UW NCF DSCR:	2.75x
		UW NOI Debt Yield:	16.6%

Major Tenants.

Takeda (495,716 square feet, 37.7% of NRA; 37.1% of UW rent; M/F/S&P: Baa1/NR/BBB+). Founded in 1993, Millennium Pharmaceuticals was originally a genomics company applying recombinant technology to the discovery and development of new therapies in a broad spectrum of diseases. In May 2008, Millennium Pharmaceuticals was acquired by Takeda (NYSE: TAK). The company’s five core therapeutic areas are oncology, gastroenterology, neuroscience, rare diseases, and plasma-derived therapies, which collectively account for more than 80% of revenue. Its geographic footprint is diversified, with 50% derived from the US, 20% from Japan and 20% from Europe and Canada. As of December 31, 2024, Takeda held over 12,000 active patents.

Agios Pharmaceuticals (“Agios”) (201,593 square feet, 15.3% of NRA; 15.7% of UW rent). Agios Pharmaceuticals is a biopharmaceutical company with a focus on developing treatments geared towards cancer and rare genetic disorders of metabolism. The company’s primary focus is to develop potentially transformative small-molecule medicines. The clinical development plan for Agios’ product candidates includes a precision approach with initial study designs that allow for genetically or biomarker-defined patient populations. The company seeks the potential for proof of concept early in clinical development, along with any potential for accelerated approval. Founded in 2008, Agios employs nearly 400 people.

Blueprint Medicines (178,330 square feet, 13.6% of NRA; 14.4% of UW rent). Blueprint Medicines is a global biopharmaceutical company dedicated to inventing life-changing medicines in two core areas: allergy / inflammation and oncology / hematology. Blueprint Medicines and its approximately 655 employees aim to improve and extend patients’ lives by targeting the root causes of diseases through a combination of biological expertise, drug design capabilities and clinical development and commercial infrastructure.

The following table presents certain information relating to the historical and current occupancy of the BioMed MIT Portfolio:

Historical and Current Occupancy(1)
2019	2020	2021	2022	2023	2024	Current(2)
100.0%	100.0%	100.0%	98.3%	99.0%	95.1%	95.9%
(1)	Historical Occupancies are as of December 31 of each respective year.
(2)	Current Occupancy is as of April 1, 2025.

The following table presents a summary regarding the major tenants at the BioMed MIT Portfolio:

Tenant Summary(1)
Tenant Name	Credit Rating (Moody’s/Fitch /S&P)(2)	Tenant SF	Approx.% of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration	Renewal Options	Term. Option (Y/N)
Takeda	Baa1 / NR / BBB+	495,716	37.7%	$47,726,248	37.1%	$96.28	Various(3)	Various(3)	N
Agios Pharmaceuticals(4)(5)(6)	NR / NR / NR	201,593	15.3%	$20,232,748	15.7%	$100.36	2/29/2028	2 x 5 yr	N
Blueprint Medicines(7)	NR / NR / NR	178,330	13.6%	$18,508,766	14.4%	$103.79	11/30/2029	2 x 5 yr	N
Brigham & Women's Hospital	Aa3 / NR / AA-	122,410	9.3%	$13,777,246	10.7%	$112.55	8/31/2026	2 x 5 yr	N
BioNTech	NR / NR / NR	59,303	4.5%	$7,556,973	5.9%	$127.43	Various(8)	1 x 5 yr	N
Vericel Corporation	NR / NR / NR	57,159	4.3%	$6,561,853	5.1%	$114.80	2/29/2032	1 x 5 yr	N
Beam Therapeutics(9)	NR / NR / NR	38,203	2.9%	$3,664,814	2.9%	$95.93	Various(10)	1 x 5 yr	N
Repertoire Immune Medicine(11)(12)	NR / NR / NR	35,943	2.7%	$3,492,222	2.7%	$97.16	9/30/2028	1 x 5 yr	N
Fulcrum Therapeutics	NR / NR / NR	28,731	2.2%	$2,685,487	2.1%	$93.47	6/30/2028	1 x 5 yr	N
Voyager Therapeutics(13)	NR / NR / NR	26,148	2.0%	$2,669,188	2.1%	$102.08	11/30/2026	2 x 5 yr	N
Subtotal/Wtd. Avg.		1,243,536	94.6%	$126,875,543	98.7%	$102.03

Other Tenants		17,044	1.3%	$1,685,291	1.3%	$98.88
Occupied Subtotal/Wtd. Avg.		1,260,580	95.9%	$128,560,835	100.0%	$101.99

Vacant Space		53,901	4.1%
Total		1,314,481	100.0%

(1)	Based on the underwritten rent roll dated April 1, 2025, inclusive of rent steps through March 2026.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	Takeda occupies (i) 214,638 square feet of space at the 40 Landsdowne property with a lease expiration date in June 2030 and two 10-year renewal options, (ii) 202,423 square feet of space at the 35 Landsdowne property with a lease expiration date in June 2030 and two 10-year renewal options and (iii) 78,655 square feet of space at the 45 - 75 Sidney property with a lease expiration date in January 2032 and two five-year renewal options.
(4)	Agios Pharmaceuticals is subleasing 7,407 square feet of space to Watershed Informatics in suite 100 at the 64 Sidney property at a sublease rate of $50.00 per square foot. Annual UW Rent PSF represents the prime lease rent.
(5)	Agios Pharmaceuticals is currently dark in 12,995 square feet of space at the 38 Sidney property and 35,157 square feet of space at the 64 Sidney property.
(6)	Agios Pharmaceuticals occupies (i) 146,034 square feet of space at the 88 Sidney property, (ii) 42,564 square feet of space at the 64 Sidney property and (iii) 12,995 square feet of space at the 38 Sidney property. Each respective lease expires in February 2028.
(7)	Blueprint Medicines occupies (i) 139,216 square feet of space at the 45 – 75 Sidney property and (ii) 39,114 square feet of space at the 38 Sidney property. Each respective lease expires in November 2029.
(8)	BioNTech is subject to (i) 47,493 square feet of space expiring in January 2032 and (ii) 11,810 square feet of space expiring in March 2026.
(9)	Beam Therapeutics is subleasing 6,000 square feet of space to Xsphera Biosciences in suite 100 at a sublease rate of $80.00 per square foot. UW Annual UW Rent PSF represents the prime lease rent.
(10)	Beam Therapeutics is subject to (i) 16,518 square feet of space expiring in September 2028 and (ii) 21,685 square feet of space expiring in September 2029.
(11)	Repertoire Immune Medicine is subleasing 14,437 square feet of space to Montai Health in suite 400. Annual UW Rent PSF represents the prime lease rent.
(12)	Repertoire Immune Medicine is currently dark in 21,506 square feet of space.
(13)	Voyager Therapeutics is subleasing 26,148 square feet of space to Skylark Bio in suite 500 at a sublease rate of $84.00 per square foot. Annual UW Rent PSF represents the prime lease rent.
A-3-97

Mixed Use – Lab/Office	Loan #12	Cut-off Date Balance:	$23,500,000
Various	BioMed MIT Portfolio	Cut-off Date LTV:	35.3%
Cambridge, MA 02139		UW NCF DSCR:	2.75x
		UW NOI Debt Yield:	16.6%

The following table presents certain information relating to the lease rollover schedule at the BioMed MIT Portfolio:

Lease Rollover Schedule(1)(2)(3)
Year	# of Leases Rolling	SF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling	UW Rent PSF Rolling
MTM/2025	0	0	0.0	0.0%	$0	0.0%	0.0%	$0.00
2026	4	171,422	13.0%	13.0%	$19,019,777	14.8%	14.8%	$110.95
2027	0	0	0.0%	13.0%	$0	0.0%	14.8%	$0.00
2028	4	282,785	21.5%	34.6%	$27,995,029	21.8%	36.6%	$99.00
2029	3	206,005	15.7%	50.2%	$21,030,171	16.4%	52.9%	$102.09
2030	1	417,061	31.7%	82.0%	$41,097,191	32.0%	84.9%	$98.54
2031	0	0	0.0%	82.0%	$0	0.0%	84.9%	$0.00
2032	3	183,307	13.9%	95.9%	$19,418,667	15.1%	100.0%	$105.94
2033	0	0	0.0%	95.9%	$0	0.0%	100.0%	$0.00
2034(3)	0	0	0.0%	95.9%	$0	0.0%	100.0%	$0.00
2035	0	0	0.0%	95.9%	$0	0.0%	100.0%	$0.00
2036 & Thereafter	0	0	0.0%	95.9%	$0	0.0%	100.0%	$0.00
Vacant	NAP	53,901	4.1%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.	15	1,314,481	100.0%		$128,560,835	100.0%		$101.99

(1)	Based on the underwritten rent roll dated April 1, 2025, inclusive of contractual rent steps through March 2026.
(2)	Certain leases may have termination options that are exercisable prior to the originally stated expiration date of the lease and that are not considered in this Lease Rollover Schedule.
(3)	Certain tenants are subject to more than one lease, and certain tenants are either dark or subleasing their space. The information regarding the leases is based on the prime leases. See “Top Tenant Summary” above for additional information.

The Market. The BioMed MIT Portfolio is located in Greater Boston, Massachusetts, directly adjacent to the campus of MIT. As of the fourth quarter of 2024, Boston remains a center of the life science sector across the globe, with occupancy rates above 75% and average triple net lease asking rents of approximately $89.07 per square foot. Boston is home to 24 hospitals and research institutions. Venture capital funding in Boston reached approximately $2.1 billion as of year-end 2024 in line with 2023’s investment totals. In 2024, approximately 7.6 million square feet of research and development space was delivered in Boston with approximately 3.8 million square feet of leases signed in the Boston metropolitan area throughout 2024 and 544,000 square feet signed in the fourth quarter of 2024. The East Cambridge submarket led fourth quarter leasing activity, exceeding 211,000 square feet.

The BioMed MIT Portfolio is further located within the Mid-Cambridge submarket, directly adjacent to the East Cambridge submarket. At the core of Boston’s life science industry is East Cambridge/Kendall Square. As of year-end 2024, vacancy rates in the East Cambridge submarket reached 10.7% and average triple net lease asking rents exceeded $107 per square foot. The East Cambridge submarket is comprised of approximately 16.8 million square feet and features Boston’s highest asking rents. Approximately 3.8 million square feet of leases were signed in the Boston MSA throughout 2024, with 544,000 square feet signed in the fourth quarter. The East Cambridge submarket led fourth quarter leasing activity, exceeding 211,000 square feet. The East Cambridge submarket’s proximity to the knowledge capital associated with both Harvard and MIT bolsters prospects for both the near-and long-term tenancy. The BioMed MIT Portfolio properties in the East Cambridge submarket benefit from a location in one of the most desirable life science clusters in the world.

The following table presents certain information relating to comparable lab rentals for the BioMed MIT Portfolio:

Comparable Lab Rentals(1)
Property Name	Submarket	Year Built / Renovated	Tenant Name	Lease Date	NRA	Lease Term (Yrs)	Rent PSF
BioMed MIT Portfolio	Mid Cambridge	1989 / 2019(2)	Various	Various	1,207,359(3)(4)	Various	$103.13(3)(4)
100-700 Technology Square(5)	East Cambridge	1964 / 2001	Intellia Therapeutics	Jul-25	147,000	13	$108.00
100-700 Technology Square	East Cambridge	1964 / 2001	Ainra Corporation	May-26	18,998	4	$105.00
100-700 Technology Square	East Cambridge	1964 / 2001	Flare Therapeutics	Oct-24	21,621	3	$108.00
1 Kendall Square	East Cambridge	1893 / 2018	Convergence	Oct-24	12,165	3	$105.00
1 Kendall Square(5)	East Cambridge	1893 / 2018	InduPro Labs	Oct-24	10,838	3	$108.50
1 Kendall Square(5)	East Cambridge	1893 / 2018	Nava Therapeutics	Sep-24	13,906	3	$105.00
441 Morgan Avenue(5)	East Cambridge	2024 / NAP	Astellas Pharma	Jul-24	63,000	11	$106.00
(1)	Source: Appraisal.
(2)	Represents the earliest year built and latest year renovated throughout the BioMed MIT Portfolio.
(3)	Based on the underwritten rent roll dated April 1, 2025, inclusive of contractual rent steps through March 2026.
(4)	Represents occupied life sciences square feet and rents within the BioMed MIT Portfolio only.
(5)	Denotes a first-generation lease.
A-3-98

Mixed Use – Lab/Office	Loan #12	Cut-off Date Balance:	$23,500,000
Various	BioMed MIT Portfolio	Cut-off Date LTV:	35.3%
Cambridge, MA 02139		UW NCF DSCR:	2.75x
		UW NOI Debt Yield:	16.6%

Appraisal. The appraisal concluded to an “As-Portfolio” value of the BioMed MIT Portfolio, which includes an approximately 3.0% portfolio premium. Based on the aggregate “As-Is” appraised value of the BioMed MIT Portfolio properties of approximately $2.33 billion, the BioMed MIT Portfolio Senior Notes and the BioMed MIT Portfolio Whole Loan result in a Cut-off Date LTV and Maturity Date LTV of 36.3% and 56.9%, respectively.

Environmental Matters. According to the Phase I environmental assessments all dated April 2, 2025, there is no evidence of any recognized environmental conditions at the BioMed MIT Portfolio. However, controlled recognized environmental conditions were identified at the 45-75 Sidney property and 88 Sidney property. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Environmental Considerations” in the prospectus.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the BioMed MIT Portfolio Property:

Cash Flow Analysis(1)
	2022	2023	2024	February 2025 TTM	UW	UW PSF
Base Rental Revenue	$116,471,876	$123,542,607	$123,154,745	$122,653,922	$124,884,823	$95.01
Rent Steps	0	0	0	0	3,676,012	2.80
Credit Tenant Rent Steps	0	0	0	0	3,050,199	2.32
Vacant Income	0	0	0	0	5,884,110	4.48
Gross Potential Rent	$116,471,876	$123,542,607	$123,154,745	$122,653,922	$137,495,143	$104.60
Expense Reimbursement	32,545,853	35,355,800	37,198,115	37,340,208	35,472,053	26.99
Less Vacancy & Credit Loss	0	0	0	0	(5,884,110)	(4.48)
Parking Income	12,298,665	14,549,243	16,372,784	15,868,905	15,868,905	12.07
Other Income	0	0	8,273	8,273	0	0.00
Effective Gross Income	$161,316,394	$173,447,650	$176,733,917	$175,871,308	$182,951,992	$139.18

Real Estate Taxes	16,587,593	17,643,136	19,021,431	19,263,100	19,742,278	15.02
Insurance	268,675	292,707	410,003	434,254	483,503	0.37
Ground Lease(2)(3)	10,622,391	12,015,486	6,248,644	4,096,463	3,528,710	2.68
Repairs & Maintenance	6,391,858	7,550,251	7,435,051	7,795,754	7,795,754	5.93
Management Fee	3,556,254	3,871,438	3,737,688	3,701,282	1,000,000	0.76
Payroll	677,854	690,339	838,522	860,001	860,001	0.65
General and Administrative	1,770,155	1,205,638	1,308,553	1,311,718	1,311,718	1.00
Other Expenses	5,620,883	6,582,859	7,671,304	7,436,798	7,436,798	5.66
Total Expenses	$45,495,665	$49,851,854	$46,671,196	$44,899,369	$42,158,762	$32.07

Net Operating Income	$115,820,729	$123,595,795	$130,062,720	$130,971,938	$140,793,230	$107.11
Replacement Reserves	0	0	0	0	197,172	0.15
TI/LC	0	0	0	0	1,314,481	1.00
Net Cash Flow	$115,820,729	$123,595,795	$130,062,720	$130,971,938	$139,281,577	$105.96

Occupancy %	98.3%	99.0%	95.1%	95.9%(5)	96.6%(6)
NOI DSCR(4)	2.29x	2.44x	2.57x	2.59x	2.78x
NCF DSCR(4)	2.29x	2.44x	2.57x	2.59x	2.75x
NOI Debt Yield(4)	13.7%	14.6%	15.4%	15.5%	16.6%
NCF Debt Yield(4)	13.7%	14.6%	15.4%	15.5%	16.4%

(1)	Based on the underwritten rent roll dated April 1, 2025, inclusive of contractual rent steps through March 2026.
(2)	The borrower sponsor prepaid the Ground Lease Expense for the next eight years starting in July 2024 through June 30, 2032, as well as the Ground Lease Extension Term. 2024 Ground Lease Expense represents a partial-year payment due to the prepayment.
(3)	UW Ground Lease represents the 10-year average of the borrower sponsor's projections during the term of the BioMed MIT Portfolio Whole Loan, inclusive of pre-payments. All ground rent payments through June 2032 have been pre-paid (except in certain circumstances as described under “Description of the Mortgage Pool—Mortgage Pool Characteristics—Fee & Leasehold Estates; Ground Leases” in the prospectus). UW Ground Lease also includes the annual payment for each of the Prime Leases (as defined below) as described under ““Description of the Mortgage Pool—Mortgage Pool Characteristics—Fee & Leasehold Estates; Ground Leases” in the Prospectus.
(4)	Based on the BioMed MIT Portfolio Senior Notes.
(5)	As of April 1, 2025.
(6)	Represents the underwritten economic occupancy.

A-3-99

Mortgage Loan No. 13 – Tennant Station

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Single Asset
				Location:	Morgan Hill, CA 95037
Original Balance:	$22,500,000			General Property Type:	Retail
Cut-off Date Balance:	$22,500,000			Detailed Property Type:	Anchored
% of Initial Pool Balance:	2.2%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	1981/NAP
Borrower Sponsors:	Michael T. LaBarbera and Robert B. Facchino II			Size:	205,024 SF
Guarantors:	Michael T. LaBarbera and Robert B. Facchino II			Cut-off Date Balance PSF:	$110
Mortgage Rate:	5.9560%			Maturity Date Balance PSF:	$110
Note Date:	11/5/2025			Property Manager:	Terracommercial Management Corporation
Maturity Date:	12/1/2035			(borrower-related)
Original Term to Maturity:	120 months			Underwriting and Financial Information
Original Amortization Term:	0 months			UW NOI(3):	$3,273,130
IO Period:	120 months			UW NCF(3):	$2,942,155
Seasoning:	0 months			UW NOI Debt Yield(3):	14.5%
Prepayment Provisions:	L(24),D(89),O(7)			UW NCF Debt Yield(3):	13.1%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NOI Debt Yield at Maturity(3):	14.5%
Additional Debt Type:	NAP			UW NCF DSCR(3):	2.17x
Additional Debt Balance:	NAP			Most Recent NOI:	$3,547,322 (7/31/2025 TTM)
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI:	$3,589,484 (12/31/2024)
Reserves				3rd Most Recent NOI:	$3,558,119 (12/31/2023)
Type	Initial	Monthly	Cap	Most Recent Occupancy(3):	92.8% (11/1/2025)
RE Taxes:	$61,993	$20,664	NAP	2nd Most Recent Occupancy:	97.7% (12/31/2024)
Insurance(1):	$0	Springing	NAP	3rd Most Recent Occupancy:	97.2% (12/31/2023)
Replacement Reserve:	$0	$4,955	NAP	Appraised Value (as of):	$48,600,000 (9/5/2025)
TI/LC Reserve:	$0	$17,085	$205,024	Appraised Value PSF:	$237
Deferred Maintenance:	$12,525	$0	NAP	Cut-off Date LTV Ratio:	46.3%
Other Reserves(2):	$435,780	$0	NAP	Maturity Date LTV Ratio:	46.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$22,500,000	97.2%	Loan Payoff:	$22,080,734	95.4%
Borrower Sponsor Equity:	$650,238	2.8%	Closing Costs:	$559,206	2.4%
			Upfront Reserves:	$510,298	2.2%
Total Sources:	$23,150,238	100.0%	Total Uses:	$23,150,238	100.0%

(1)	Monthly deposits for insurance premiums are waived as long as an approved blanket policy is in place.
(2)	Other Reserves consist of a Landlord Obligation Reserve ($135,780) and a Rosso Furniture Reserve ($300,000). See “Major Tenants” section below for additional information on the Rosso Furniture Reserve.
(3)	The largest tenant at the Tennant Station Property (as defined below), Rosso's Furniture, publicly announced its store closure in August 2025 and has the right to terminate its lease with 30 days’ notice and payment of a termination fee (which it has not exercised). The tenant is open for business, advertising a liquidation sale. According to the borrower sponsor, the tenant intends to remain in the space and re-open under new branding. We cannot assure you that the tenant will remain at the Tennant Station Property as expected, or at all. At loan origination, the borrower was required to deposit $300,000 into a reserve for tenant improvement allowances and/or leasing commissions relating to this space. The lender excluded Rosso’s Furniture’s rent in its underwriting but has included such tenant in the most recent occupancy.

The Mortgage Loan. The thirteenth largest mortgage loan (the “Tennant Station Mortgage Loan”) is evidenced by a single promissory note in the original principal amount of $22,500,000 and secured by the borrower’s fee interest in a 205,024 SF anchored retail property located in Morgan Hill, California (the “Tennant Station Property”).

The Borrower and the Borrower Sponsors. The borrower is Facchino/LaBarbera Tennant Station LLC, a California limited liability company and single purpose entity. The borrower sponsors and non-recourse carveout guarantors are Michael T. LaBarbera and Robert B. Facchino II.

Michael T. LaBarbera and Robert B. Facchino II. are managing principals of Terracommercial Real Estate Corporation (“Terracommercial”). Founded in 1992 and headquartered in San Jose, California, Terracommercial is a family-owned business that focuses on retail, industrial, and residential development throughout the California Bay Area. Their portfolio consists of sixteen properties totaling over 1.0 million SF, including similar anchored retail centers in San Jose. The borrower sponsors have been with Terracommercial since 1992 and are responsible for many of the firm’s transactions including property acquisitions, dispositions, asset management, leasing and property management. The borrower sponsors originally acquired the Tennant Station Property in 2001.

The Property. The Tennant Station Property is a 205,024 SF anchored retail center located in Morgan Hill, California. The Tennant Station Property, situated on 16.36 acres, was developed in 1981 and consists of eight multi-tenant retail buildings, one single tenant building and one ground lease pad site. The Tennant Station Property has a total of 751 parking spaces, resulting in a ratio of approximately 3.7 spaces per 1,000 SF.

A-3-100

Retail – Anchored	Loan # 13	Cut-off Date Balance:	$22,500,000
201 & 602 Tennant Station Way and 950	Tennant Station	Cut-off Date LTV:	46.3%
Tennant Avenue		UW NCF DSCR:	2.17x
Morgan Hill, CA 95037		UW NOI Debt Yield:	14.5%

The tenant roster includes a diverse mix of retail tenants and is anchored by Rosso's Furniture, Morgan Hill Bowl, Cinelux Theaters and Fitness 19. Inline tenants include regional and national tenants such as Bank of the West, Coldwell Banker, Panda Express and Stanford Healthcare, as well as local service, finance, restaurant and retail businesses. The Tennant Station Property is shadow anchored by a (non-collateral) separately owned Safeway supermarket which shares access and parking with the Tennant Station Property and features a bakery, floral department, in-store Starbucks, fish market and an accompanying Safeway gas station, Safeway Fuel, that is part of the collateral for the Tennant Station Property under a ground lease. The Tennant Station Property has a granular rent roll, with no tenant contributing greater than 13.9% of the total underwritten rent. The Tennant Station Property has an average 10-year historical occupancy of 95.0%. Since January of 2023, ten new leases have been executed totaling 16,901 SF (8.2% of NRA). As of November 1, 2025, the Tennant Station Property was 92.8% occupied with an average in-place lease term of approximately six years.

Major Tenants.

Rosso's Furniture (40,428 SF, 19.7% of NRA, 5.6% of underwritten base rent). Rosso's Furniture was founded in the late 1960s in San Bernardino, California. The tenant has been in occupancy since 1996, originally subletting space from Safeway and later assuming the lease. Rosso’s Furniture has since renewed four times, including most recently for five years in 2021. Its current lease term expires in April of 2026, with two, 5-year renewal options. Rosso's Furniture currently pays a base rent of $5.14 PSF. As a part of the originally assumed lease, the tenant has the right to terminate upon 30 days written notice and payment of a termination fee. Rosso's Furniture is not required to report sales under the terms of its lease.

In August of 2025, the owner of Rosso's Furniture made a public announcement that it is liquidating its inventory and ceasing operations. According to the borrower sponsor, the tenant intends to remain in the space and re-open under new branding. We cannot assure you that the tenant will remain at the Tennant Station Property as expected, or at all. At loan origination, the borrower was required to deposit $300,000 into a reserve for tenant improvement allowances and/or leasing commissions relating to this space. The lender excluded Rosso’s Furniture’s rent in its underwriting but has included such tenant in the most recent occupancy.

Morgan Hill Bowl (35,678 SF, 17.4% of NRA, 11.5% of underwritten base rent). Morgan Hill Bowl is a locally owned and operated bowling alley that offers 32 bowling lanes, a full bar, snack bar, lounge area and arcade. Morgan Hill Bowl is the only bowling alley in Morgan Hill. The tenant’s lease commenced on September 1, 2016 and expires on August 31, 2036, with no renewal options. Morgan Hill Bowl most recently extended its lease for 10 years from September 1, 2026 through August 31, 2036. The tenant has a current base rent of $12 PSF, with no further increases in the current term. Morgan Hill Bowl is not required to report sales per the terms of its lease.

Cinelux Theatres (29,292 SF, 14.3% of NRA, 11.3% of underwritten base rent). Founded in 1966, Cinelux Theatres started with a single-screen theater in Campbell, California and currently operates eight theaters. Cinelux Theaters features state-of-the-art digital projection, surround sound and reserved luxury seating. Cinelux Theatres initially executed a 15-year lease at the Tennant Station Property, extended in 2019 and again in 2024 for another five years. Following the 2024 extension, the tenant completed a $1.05 million renovation of the theaters, including upgraded concessions and bathrooms and the addition of recliner seating. The current lease term expires on January 31, 2029, with three 5-year renewal options remaining. Cinelux Theatres currently pays a base rent of $14.34 PSF, with no further increases in the current term. The tenant reported sales of $2,665,708 ($242,337 per screen) in 2024 and $2,774,368 ($252,215 per screen) over the trailing twelve-month period ending September 2025.

Fitness 19 (26,742 SF, 13.0% of NRA, 13.9% of underwritten base rent). Founded in 2003 by fitness industry veterans, Fitness 19 is an affordable, family-friendly facility offering state-of-the-art cardio, strength and free weight equipment. Fitness 19 primarily operates in California with 42 locations but also has locations in Kentucky, Illinois, Maryland, Michigan, New Jersey, New York, Ohio, Pennsylvania, Virginia and Washington. The Fitness 19 lease is guaranteed by Innovative Fitness Club Consulting, Inc. and PGJBI, Inc. The lease commenced on July 25, 2020 and expires on June 30, 2031, with two 5-year renewal options remaining. In April of 2025, the tenant expanded into the adjacent suite, increasing its square footage from 24,708 SF to 26,742 SF. Fitness 19 currently pays a base rent of $17.28 PSF, which increases to $19.38 PSF in December of 2026. The tenant is not required to report sales or membership figures.

A-3-101

Retail – Anchored	Loan # 13	Cut-off Date Balance:	$22,500,000
201 & 602 Tennant Station Way and 950	Tennant Station	Cut-off Date LTV:	46.3%
Tennant Avenue		UW NCF DSCR:	2.17x
Morgan Hill, CA 95037		UW NOI Debt Yield:	14.5%

The following table presents certain information relating to the tenancy at the Tennant Station Property:

Tenant Summary(1)
							2025 Sales(3)
Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(2)	Tenant SF	% of Total SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Sales $	Sales PSF/ Screen	Occ Cost	Lease Exp	Renewal Options	Term. Option
Anchor Tenants
Rosso's Furniture(4)	NR/NR/NR	40,428	19.7%	$207,691	5.6%	$5.14	NAV	NAV	NAV	4/4/2026	2 x 5 yr	(4)
Morgan Hill Bowl	NR/NR/NR	35,678	17.4%	$428,136	11.5%	$12.00	NAV	NAV	NAV	8/31/2036	None	None
Cinelux Theatres(5)	NR/NR/NR	29,292	14.3%	$420,000	11.3%	$14.34	$2,774,368	$252,215	15.1%	1/31/2029	3 x 5 yr	None
Fitness 19	NR/NR/NR	26,742	13.0%	$518,174	13.9%	$19.38	NAV	NAV	NAV	6/30/2031	2 x 5 yr	None
Anchor Tenants Subtotal/Wtd. Avg.		132,140	64.5%	$1,574,001	42.3%	$11.91

Inline Tenants(6)		58,164	28.4%	$2,148,187	57.7%	$36.93
Occupied Total/Wtd. Avg.		190,304	92.8%	$3,722,188	100.0%	$19.56

Vacant Space		14,720	7.2%
Total/Wtd. Avg.		205,024	100.0%

(1)	Based on the underwritten rent roll dated November 1, 2025, inclusive of rent steps through December 1, 2026.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	All sales information is provided by the borrower sponsor for the tenants that report.
(4)	Rosso's Furniture publicly announced its store closure in August 2025 and has the right to terminate its lease with 30 days’ notice and payment of a termination fee (which it has not exercised). According to the borrower sponsor, the tenant intends to remain in the space and re-open under new branding. We cannot assure you that the tenant will remain at the Tennant Station Property as expected, or at all. At loan origination, the borrower was required to deposit $300,000 into a reserve for tenant improvement allowances and/or leasing commissions relating to this space. The lender excluded Rosso’s Furniture’s rent in its underwriting but has included such tenant in the most recent occupancy. See “Major Tenants” section above for additional information.
(5)	Cinelux Theatres sales are as of the trailing twelve-month period ending September 2025. Sales PSF/Screen is based on 11 screens.
(6)	Inline Tenants includes 4,697 SF of owner storage. No potential rent has been applied to the space as it is not currently marketed for lease.

The following table presents certain information relating to the lease rollover schedule at the Tennant Station Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling	UW Rent PSF Rolling
MTM/2025(3)	2	6,850	3.3%	3.3%	$3,900	0.1%	0.1%	$0.57
2026	6	51,639	25.2%	28.5%	$603,386	16.2%	16.3%	$11.68
2027	3	3,016	1.5%	30.0%	$107,995	2.9%	19.2%	$35.81
2028	7	15,209	7.4%	37.4%	$625,755	16.8%	36.0%	$41.14
2029	7	38,359	18.7%	56.1%	$910,130	24.5%	60.5%	$23.73
2030	3	6,403	3.1%	59.2%	$262,991	7.1%	67.5%	$41.07
2031	2	28,661	14.0%	73.2%	$591,587	15.9%	83.4%	$20.64
2032	0	0	0.0%	73.2%	$0	0.0%	83.4%	$0.00
2033	1	3,398	1.7%	74.9%	$144,482	3.9%	87.3%	$42.52
2034	0	0	0.0%	74.9%	$0	0.0%	87.3%	$0.00
2035	1	1,091	0.5%	75.4%	$43,825	1.2%	88.5%	$40.17
2036 & Thereafter	1	35,678	17.4%	92.8%	$428,136	11.5%	100.0%	$12.00
Vacant	0	14,720	7.2%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.	33	205,024	100.0%		$3,722,188	100.0%		$19.56(4)

(1)	Based on the underwritten rent roll dated November 1, 2025, inclusive of rent steps through December 1, 2026.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the related lease and are not considered in the rollover schedule.
(3)	Includes 4,697 SF used by onsite staff for storage, maintenance, etc. No potential rent has been applied to the space as it is not currently marketed for lease.
(4)	Total/Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

The Market. The Tennant Station Property is located in Morgan Hill, California, within the South Bay/San Jose market and the Morgan Hill submarket. The Tennant Station Property is situated at the intersection of two major neighborhood thoroughfares, Butterfield Boulevard and Monterey Road, along Tennant Avenue, the primary retail corridor. Tennant Avenue connects directly to U.S. Highway 101, providing regional access north toward the San Francisco Peninsula and south to the Central Coast and Los Angeles. Morgan Hill’s economy reflects a mix of technology, advanced manufacturing, and service industries, benefiting from immediate proximity to Silicon Valley while providing access to more affordable southern and inland markets. As of June of 2025, the Morgan Hill retail submarket had an inventory of 2.6 million SF, with a vacancy of 5.9%.

According to the appraisal, the estimated 2025 population within a 1-, 3- and 5-mile radius of the Tennant Station Property was 11,677, 44,364 and 57,660, respectively. The estimated 2025 average household income within the same radii was $182,056, $223,570 and $231,964, respectively.

A-3-102

Retail – Anchored	Loan # 13	Cut-off Date Balance:	$22,500,000
201 & 602 Tennant Station Way and 950	Tennant Station	Cut-off Date LTV:	46.3%
Tennant Avenue		UW NCF DSCR:	2.17x
Morgan Hill, CA 95037		UW NOI Debt Yield:	14.5%

The following table presents information regarding comparable leases to the Tennant Station Property:

Summary of Comparable Leases
Property / Location	Year Built/ Year Renov.	Distance from Subject	Tenant	Lease Date	Term (Yrs.)	Size (SF)	Initial Rent PSF (NNN)	TI per SF / Free Rent (mos.) / Rent Steps
Tennant Station(1) 201 & 602 Tennant Station Way and 950 Tennant Avenue Morgan Hill, CA	1981/NAP	-	Stanford Healthcare	Nov-24	5.7	3,032	$36.00	$40 / 9 / 3.0%
Gould Plaza 1001-1091 Capitol Exp San Jose, CA	1979/NAP	18.8 Miles	Salon	Sep-23	5	900	$36.00	$0 / 0 / 4.0%
Mariposa Shopping Center 2760 Homestead Road Santa Clara, CA	1965/NAP	30.4 Miles	Dental	Apr-25	10	2,906	$45.00	N/A / 0 / 5.0% every 2 yrs
Snell & Branham Plaza 179 Branham Lane San Jose, CA	1989/NAP	18.2 Miles	Restaurant	Jan-25	5	3,313	$54.25	N/A / 0 / 4.0%
Cochrane Plaza 102-154 Cochrane Plaza Morgan Hill, CA	1989/NAP	2.8 Miles	Restaurant	Aug-25	5	2,464	$42.00	$0 / 0 / 4.0%
Madrone Village 755 Cochrane Road Morgan Hill, CA	2007/NAP	4.3 Miles	Asking rate	N/A	N/A	1,577	$33.00	N/A / N/A / N/A

Source: Appraisal

(1)	Information is based on the underwritten rent roll dated November 1, 2025 and tenant lease.

The following table presents certain information relating to the appraisal’s market rent conclusion for the Tennant Station Property:

Market Rent Summary
Space Type	Market Rent PSF	Lease Term (Years)	Rent Increase Projection
Anchor	$10.00	10	10% midterm
Jr. Anchor	$17.00	10	10% midterm
Theater	$12.00	10	10% midterm
Inline <3,000 SF East	$40.00	5	3.5% annual
Inline <3,000 SF West	$37.00	5	3.5% annual
Inline >3,000 SF	$36.00	5	10% midterm
GL Pad	$125,000	10	None
2nd Level Office	$10.00	5	3.0% annual

Source: Appraisal

Appraisal. The appraiser concluded to an “as-is” value for the Tennant Station Property of $48,600,000 as of September 5, 2025.

Environmental Matters. According to the Phase I environmental site assessment dated September 19, 2025, are some recognized environmental conditions and controlled recognized environmental conditions at the Tennant Station Property. An opinion of probable cost (“OPC”) was obtained to quantify the remediation cost and such probable cost estimate was $1,260,886. The borrower has obtained an environmental policy from Beazley Excess and Surplus Insurance, Inc. with a policy term of 13 years which covers the Tennant Station Property for three years in excess of the entire term of the related Mortgage Loan. The aggregate limit for all claims is $5,000,000 that is subject to a $25,000 deductible per claim. See “Description of the Mortgage Pool—Environmental Considerations” in the prospectus.

A-3-103

Retail – Anchored	Loan # 13	Cut-off Date Balance:	$22,500,000
201 & 602 Tennant Station Way and 950	Tennant Station	Cut-off Date LTV:	46.3%
Tennant Avenue		UW NCF DSCR:	2.17x
Morgan Hill, CA 95037		UW NOI Debt Yield:	14.5%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Tennant Station Property:

Cash Flow Analysis
	2021	2022	2023	2024	7/31/2025 TTM	UW	UW PSF
Gross Potential Rent(1)	$3,292,112	$3,086,614	$3,544,080	$3,543,235	$3,486,788	$3,942,988	$19.23
Reimbursements	$758,636	$903,567	$1,132,270	$1,131,427	$1,185,188	$1,089,042	$5.31
Net Rental Income	$4,050,748	$3,990,181	$4,676,351	$4,674,662	$4,671,976	$5,032,030	$24.54
Percentage Rent	($15,428)	$15,993	$7,095	$7,378	$0	$0	$0.00
(Vacancy & Credit Loss(2))	$0	$0	$0	$0	$0	($662,175)	($3.23)
Other Income(3)	$0	$6,075	$5,887	$5,945	$9,446	$9,446	$0.05
Effective Gross Income	$4,035,320	$4,012,249	$4,689,332	$4,687,985	$4,681,422	$4,379,301	$21.36

Real Estate Taxes	$222,366	$228,063	$233,164	$236,852	$238,430	$266,402	$1.30
Insurance	$149,543	$171,436	$88,237	$102,502	$118,495	$117,544	$0.57
Other Operating Expenses	$618,054	$709,268	$809,812	$759,147	$777,175	$722,225	$3.52
Total Operating Expenses	$989,963	$1,108,767	$1,131,213	$1,098,501	$1,134,100	$1,106,171	$5.40

Net Operating Income	$3,045,358	$2,903,482	$3,558,119	$3,589,484	$3,547,322	$3,273,130	$15.96
Replacement Reserves	$0	$0	$0	$0	$25,688	$59,457	$0.29
TI/LC	$682	$0	$0	$0	$0	$271,518	$1.32
Net Cash Flow	$3,044,676	$2,903,482	$3,558,119	$3,589,484	$3,521,634	$2,942,155	$14.35

Occupancy %	93.0%	96.0%	97.2%	97.7%	92.8%(2)(4)	83.2%(2)(5)
NOI DSCR	2.24x	2.14x	2.62x	2.64x	2.61x	2.41x
NCF DSCR	2.24x	2.14x	2.62x	2.64x	2.59x	2.17x
NOI Debt Yield	13.5%	12.9%	15.8%	16.0%	15.8%	14.5%
NCF Debt Yield	13.5%	12.9%	15.8%	16.0%	15.7%	13.1%

(1)	Gross Potential Rent is based on the underwritten rent roll dated November 1, 2025, inclusive of rent steps through December 1, 2026.
(2)	The rent for the largest tenant, Rosso's Furniture, has been included in the UW Vacancy as the tenant publicly announced its store closure in August 2025 and has the right to terminate its lease with 30 days’ notice and payment of a termination fee (which it has not exercised). The tenant is open for business, advertising a liquidation sale. According to the borrower sponsor, the tenant intends to remain in the space and re-open under new branding. We cannot assure you that the tenant will remain at the Tennant Station Property as expected, or at all. See “Major Tenants” section above for additional information.
(3)	Other income includes late fees and NSF fees.
(4)	Represents occupancy based on the underwritten rent roll dated November 1, 2025, which includes Rosso’s Furniture.
(5)	Based on the economic vacancy of 16.8%, which comprises of the in-place vacancy plus vacancy for Rosso's Furniture.

A-3-104

Mortgage Loan No. 14 – Canyon Portal

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Single Asset
				Location:	Sedona, AZ 86336
Original Balance:	$22,000,000			General Property Type(3):	Mixed Use
Cut-off Date Balance:	$22,000,000			Detailed Property Type(3):	Retail/Hospitality
% of Initial Pool Balance:	2.2%			Title Vesting(2):	Leasehold
Loan Purpose:	Refinance			Year Built/Renovated:	1947/2000
Borrower Sponsors:	Albert B. Spector and The Survivor's Trust Under The Spector Family Trust			Size:	51,418 SF
Guarantors:	Albert B. Spector and The Survivor’s Trust Under The Spector Family Trust			Cut-off Date Balance PSF:	$428
Mortgage Rate:	6.6360%			Maturity Date Balance PSF:	$404
Note Date:	11/18/2025			Property Manager:	Barrett Realty, L.L.C.
Maturity Date:	12/1/2035			(borrower-related)
Original Term to Maturity:	120 months			Underwriting and Financial Information
Original Amortization Term:	360 months			UW NOI:	$2,106,562
IO Period:	60 months			UW NCF:	$2,038,229
Seasoning:	0 months			UW NOI Debt Yield:	9.6%
Prepayment Provisions:	L(24),D(91),O(5)			UW NCF Debt Yield:	9.3%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NOI Debt Yield at Maturity:	10.1%
Additional Debt Type:	NAP			UW NCF DSCR:	1.38x (IO) 1.20x (P&I)
Additional Debt Balance:	NAP			Most Recent NOI:	$2,082,369 (10/31/2025 TTM)
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI:	$2,114,518 (12/31/2024)
				3rd Most Recent NOI:	$2,009,772 (12/31/2023)
Reserves				Most Recent Occupancy:	100.0% (11/13/2025)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	99.1% (12/31/2024)
RE Taxes:	$29,377	$9,792	NAP	3rd Most Recent Occupancy:	100.0% (12/31/2023)
Insurance:	$0	Springing(1)	NAP	Appraised Value (as of):	$32,000,000 (10/20/2025)
Deferred Maintenance:	$23,400	$0	NAP	Appraised Value PSF:	$622
TI/LC/Capex Reserve:	$0	$4,285	$150,000	Cut-off Date LTV Ratio:	68.8%
Ground Rent Reserve(2):	$126,709	$0	NAP	Maturity Date LTV Ratio:	64.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$22,000,000	100.0%	Loan Payoff:	$19,713,277	89.6%
			Return of Equity:	$1,702,781	7.7%
			Closing Costs:	$404,456	1.8%
			Upfront Reserves:	$179,486	0.8%
Total Sources:	$22,000,000	100.0%	Total Uses:	$22,000,000	100.0%

(1)	Monthly deposits for insurance premiums are waived as long as an approved blanket policy in place.
(2)	The Canyon Portal Property (as defined below) operates under a long term ground lease expiring in December 2124. See “The Ground Lease” for further information.
(3)	See “The Property” for further information.

The Mortgage Loan. The fourteenth largest mortgage loan (the “Canyon Portal Mortgage Loan”) is evidenced by a single promissory note in the original principal amount of $22,000,000 and secured by the borrower’s leasehold interest in a 51,418 SF mixed use retail and hospitality property located in Sedona, Arizona (the “Canyon Portal Property”).

The Borrower and the Borrower Sponsors. The borrower is Canyon Portal 3 LLC, a Delaware limited liability company and single purpose entity. The borrower sponsor and non-recourse carveout guarantors are Albert B. Spector and The Survivor's Trust Under The Spector Family Trust.

AIbert B. Spector is a locally based real estate developer with four decades of commercial real estate experience. Mr. Spector has developed approximately $3 billion of real estate including five luxury resorts, 500 luxury apartments, 300,000 SF of office, and multiple retail developments. He has extensive experience in the Sedona market and owns Sinagua Plaza, which is an approximately 30,000 SF retail center located adjacent to the Canyon Portal Property. The borrower sponsor also has extensive restaurant experience as he has owned and operated over 40 restaurants.

A-3-105

Mixed Use – Retail/Hospitality	Loan # 14	Cut-off Date Balance:	$22,000,000
270-300 North Highway 89A	Canyon Portal	Cut-off Date LTV:	68.8%
Sedona, AZ 86336		UW NCF DSCR:	1.20x
		UW NOI Debt Yield:	9.6%

The Property. The Canyon Portal Property is a 51,418 SF mixed used center located in Sedona, Arizona. The Canyon Portal Property, situated on 3.6 acres, was developed in 1947 and renovated in 2000. The Canyon Portal Property is comprised of four sections: the North Retail Building, Canyon Portal Shops, the Trading Post building and the hotel annex. The North Retail Building is a two-story mixed-use building with retail, residential and office space. The Canyon Portal Shops and the Trading Post building each consist of a single-story retail building. The hotel annex is occupied by the largest tenant, Cliffs at L’Auberge, which includes three, two-story buildings totaling 28 hotel rooms. The Canyon Portal Property has a total of 103 surface and garage parking spaces, resulting in a ratio of approximately 2.0 spaces per 1,000 SF.

Since 2017, the Canyon Portal Property has operated at an average occupancy of 99.7%. The majority of total unwritten rent is generated by street front retail comprised of primarily local businesses and franchisees, including two borrower sponsor affiliated, full-service restaurant spaces: Canyon Breeze and Don Diego. The hospitality space is encumbered by a lease for 28 hotel rooms that are operated by L’Auberge de Sedona, which is a luxury resort located adjacent to the Canyon Portal Property. The resort is not part of the collateral and only the rental income associated with the hotel lease, the hotel’s parking lease for 10 parking spaces, and the hotel’s residential lease encumbering five residential units (utilized for resort employee housing) was underwritten. In addition to the 5 residential units for the resort, the North Retail Building also includes 6 residential units which are leased by the borrower sponsor to provide housing for the restaurant employees. The Storage/Office component consists of three storage leases for retail tenants and there is one office space which is occupied by the Canyon Portal Property manager. As of November 13, 2025, the Canyon Portal Property is 100.0% occupied by 25 tenants.

The Canyon Portal Property operates under a long term ground lease expiring in December 2124. See “The Ground Lease” for further information.

The following table presents certain information relating to the property subtype for the Canyon Portal Property:

Property Subtype Summary(1)
Space Type	NRA	% of NRA	% of UW Rent
Retail	25,243	49.1%	87.6%
Hospitality	19,812	38.5%	5.0%
Residential	3,988	7.8%	3.3%
Parking(2)	0	0.0%	2.6%
Storage/Office	2,375	4.6%	1.5%
Total:	51,418	100.0%	100.0%

(1)	Information obtained from the underwritten rent roll dated November 13, 2025.
(2)	Includes ten parking spaces (Cliff’s Parking). No SF is allocated to the parking spaces.

Major Tenants.

The Cliff's at L'Auberge (21,486 SF, 41.8% of NRA, 9.4% of underwritten base rent). The Cliff's at L'Auberge lease is signed with Orchards Newco, LLC, which is part of DiamondRock Hospitality. DiamondRock Hospitality owns and operates the L’Auberge de Sedona, a 88-room luxury hotel. DiamondRock Hospitality leases 28 hotel rooms at the Canyon Portal Property (19,812 SF) and operates the leased units together with the larger hotel. The hotel rooms at the Canyon Portal Property are marketed as The Cliffs at L’Auberge. DiamondRock Hospitality operates and maintains all aspects of the hotel rooms and the borrower sponsor is not responsible for any expenses associated with the hotel rooms. The Cliff's at L'Auberge lease has been in place since March 2009 and in February 2017 the tenant extended the lease through December 31, 2040, with three, ten year renewal options. The in-place rent is $9.65 PSF with annual increases based on CPI adjustments (capped at 6.0%).

DiamondRock Hospitality also has a parking lease, which includes 10 parking spaces, and a residential lease, which includes five residential units (utilized for resort employee housing). The parking lease and the residential lease have been in place since 2012 and can be terminated at any time with 30 days’ notice. They also lease a storage space with 174 SF NRA. The hotel, parking, storage and residential leases associated with DiamondRock Hospitality have a lease expiration of December 31, 2040 and represent 41.8% NRA and 9.4% of underwritten rent.

Canyon Breeze (6,870 SF, 13.4% of NRA, 11.5% of underwritten base rent). The Canyon Breeze lease is signed with Sedona Culinary Concepts LLC, which is owned by the borrower sponsor. Canyon Breeze is a 250-seat restaurant with a full-service bar, restaurant, ice cream parlor, and licensed Starbucks. The restaurant has been open for over 25 years and offers a large outdoor patio with views of the red rocks and Oak Creek Canyon. The tenant lease commenced in April 2000 and expires on December 31, 2072, with three, five year renewal options. Canyon Breeze currently pays a base rent of $49.96 PSF with annual CPI adjustments. Canyon Breeze reported sales of $603 PSF for year-end 2022, $675 PSF for year-end 2023, $763 PSF for year-end 2024 and $790 PSF for May 2025 annualized.

The Canyon Portal Mortgage Loan is structured with a recourse guaranty if Sedona Culinary Concepts LLC, or any other borrower sponsor affiliated tenant at the Canyon Portal Property, files a petition under any Creditors Rights Laws.

Earthbound Trading Company (3,264 SF, 6.3% of NRA, 9.9% of underwritten base rent). Earthbound Trading Company (“Earthbound Trading”) is a national retail store that was founded in the 1990s by Steve and Suzana Gordon as a rock and mineral shop and has grown to over 150 shops located across the country. Earthbound Trading offers a diverse selection of items from around the world, with a wide range of souvenirs, clothing, and home décor at various price points. The company is privately owned. Earthbound Trading’s additional Arizona locations are in Phoenix Scottsdale, and Tucson. The tenant lease commenced in December 2010 and in January 2025 was extended for five years through February 28, 2031, with three five-year renewal options remaining. Earthbound Trading currently pays a base rent of $88.41 PSF with annual increases based on CPI adjustments.

A-3-106

Mixed Use – Retail/Hospitality	Loan # 14	Cut-off Date Balance:	$22,000,000
270-300 North Highway 89A	Canyon Portal	Cut-off Date LTV:	68.8%
Sedona, AZ 86336		UW NCF DSCR:	1.20x
		UW NOI Debt Yield:	9.6%

The following table presents certain information relating to the tenancy at the Canyon Portal Property:

Tenant Summary(1)
							2025 Sales(2)
Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)	Tenant SF	% of Total SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Sales $	Sales PSF/ Screen	Occ Cost	Lease Exp	Renewal Options	Term. Option
Major Tenants
Cliff's at L'Auberge(3)	NR/NR/NR	21,486	41.8%	$286,813	9.4%	$9.65	NAV	NAV	NAV	12/31/2040	3 x 10yr	N
Canyon Breeze(4)	NR/NR/NR	6,870	13.4%	$350,088	11.5%	$50.96	$5,241,000	$762.88	10.4%	12/31/2072	None	N
Earthbound Trading	NR/NR/NR	3,264	6.3%	$300,564	9.9%	$92.08	NAV	NAV	NAV	2/28/2031	3 x 5 yr	N
Don Diego(4)	NR/NR/NR	2,616	5.1%	127,132	4.2%	$48.60	$2,489,000	$951.45	7.7%	7/31/2031	5 x 10yr	N
Cactus Carlos	NR/NR/NR	2,960	5.8%	$235,653	7.7%	$79.61	NAV	NAV	NAV	12/31/2031	5 x 5yr	N
Major Subtotal/Wtd. Avg.		37,196	72.3%	1,300,251	42.8%	$34.96

Other Tenants		14,222	27.7%	$1,740,761	57.2%	$122.40
Occupied Total/Wtd. Avg.		51,418	100.0%	$3,041,012	100.0%	$59.14

Vacant Space		0	0.0%
Total/Wtd. Avg.		51,418	100.0%

(1)	Based on the underwritten rent roll dated November 13, 2025, inclusive of rent steps through November 1, 2026. Consumer Price Index (“CPI”) increases are accounted for tenants with a minimum fixed percentage annual increase.
(2)	All sales information is provided by the borrower sponsor for the tenants that report.
(3)	Includes rent associated with ten parking spaces, five residential units (1,500 SF) and a storage space (174 SF) leased to Cliff's at L'Auberge. No SF is allocated to the parking spaces. The parking lease and the residential lease have been in place since 2012 and can be terminated at any time with 30 days’ notice.
(4)	Canyon Breeze and Don Diego leases are affiliated to the borrower sponsor.

The following table presents certain information relating to the lease rollover schedule at the Canyon Portal Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling	UW Rent PSF Rolling
MTM/2025	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2026	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2027	1	838	1.6%	1.6%	$174,899	5.8%	5.8%	$208.71
2028	1	410	0.8%	2.4%	$98,661	3.2%	9.0%	$240.64
2029	2	842	1.6%	4.1%	$242,782	8.0%	17.0%	$288.34
2030	1	573	1.1%	5.2%	$66,998	2.2%	19.2%	$116.92
2031	16	20,093	39.1%	44.3%	$1,746,611	57.4%	76.6%	$86.93
2032	0	0	0.0%	44.3%	$0	0.0%	76.6%	$0.00
2033	0	0	0.0%	44.3%	$0	0.0%	76.6%	$0.00
2034	0	0	0.0%	44.3%	$0	0.0%	76.6%	$0.00
2035	0	0	0.0%	44.3%	$0	0.0%	76.6%	$0.00
2036 & Thereafter(3)	6	28,662	55.7%	100.0%	$711,061	23.4%	100.0%	$24.81
Vacant	0	0	0.0%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.	27	51,418	100.0%		$3,041,012	100.0%		$59.14

(1)	Based on the underwritten rent roll dated November 13, 2025, inclusive of rent steps through November 1, 2026. CPI increases are accounted for tenants with a minimum fixed percentage annual increase.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the related lease and are not considered in the rollover schedule.
(3)	Includes rent associated with ten parking spaces, five residential units (1,500 SF) and a storage space (174 SF) leased to Cliff's at L'Auberge. No SF is allocated to the parking spaces. The parking lease and the residential lease have been in place since 2012 and can be terminated at any time with 30 days’ notice.

The Market. The Canyon Portal Property is located in Sedona, Coconino County, Arizona within the heart of Sedona's Uptown District. The Canyon Portal Property is located on the east side of Highway 89A, which is the primary thoroughfare going through the city. Sedona's Uptown District is the primary retail node in the city and is home to popular restaurants, hotels, and retail stores catering to the approximately 3 to 4 million tourists visiting the market annually. Local attractions, including Red Rock State Park and the Slide Rock State Park, are located less than two miles southwest of the Canyon Portal Property.

The city of Sedona is located approximately 119 miles north of Phoenix and approximately 30 miles south of Flagstaff. Sedona is one of Arizona's premier recreation, resort, retirement and art centers. The area is the second-most visited site in Arizona after the Grand Canyon. Sedona has been ranked as one of the Travelers' Choice Top 25 Destinations in the United States. The area is constrained physically by mountains, national forests and restricted and protected land that create a very high barrier to entry and limit any new commercial real estate developments. As a result, new supply entering the market

A-3-107

Mixed Use – Retail/Hospitality	Loan # 14	Cut-off Date Balance:	$22,000,000
270-300 North Highway 89A	Canyon Portal	Cut-off Date LTV:	68.8%
Sedona, AZ 86336		UW NCF DSCR:	1.20x
		UW NOI Debt Yield:	9.6%

is rare and extremely restrictive. The Canyon Portal Property is part of the Coconino market and the Flagstaff submarket. As of the fourth quarter of 2025, the Flagstaff retail submarket had an inventory of 7.5 million SF with vacancy of 2.6%.

According to the appraisal, the estimated 2024 population within a 1-, 3- and 5-mile radius of the Canyon Portal Property was 1,065, 7,823 and 10,482, respectively. The estimated 2024 average household income within the same radii was $101,001, $102,908 and $104,253, respectively.

The following table presents information regarding comparable leases to the Canyon Portal Property:

Summary of Comparable Leases
Property / Location	Year Built/ Year Renov.	Distance from Subject	Tenant	Lease Date	Term (Yrs.)	Size (SF)	Initial Rent PSF (NNN)	TI per SF / Free Rent (mos.) / Rent Steps
Canyon Portal(1) 270-300 North Highway 89A Sedona, AZ 86336	1947/2000	-	Earthbound Trading	Jan-25	5	3,264	$92.08	$0 / 0 / CPI adjustment
Uptown Sedona Retail 297 North State Route 89A Sedona, AZ	1985/2020	0.6 Miles	Rojo Rock Tees	Nov-24	5.5	1,250	$76.80	$0 / 0 / 3.0%
The Arches at Sedona 6101 Arizona 179 Sedona, AZ	1985/2020	7.4 Miles	Colt Grill Expansion	Dec-24	5	622	$50.00	$0 / 0 / $1 PSF
Uptown Sedona Retail 321 North State Route 89A Sedona, AZ	1958/2022	0.6 Miles	Native American Traders	Dec-24	10	1,080	$98.74	$0 / 0 / 8.0%
Uptown Sedona Retail 204 North State Route 89A Sedona, AZ	1962/2021	0.1 Miles	Before & After Java Cafe	Sept-25	10	987	$90.00	$0 / 0 / 3.5%
Uptown Sedona Retail 210 North State Route 89A Sedona, AZ	1962/2021	0.1 Miles	Pink Jeep Tours	Sept-25	10	1,830	$84.00	$0 / 0 / 3.5%

Source: Appraisal

(1)	Information is based on the underwritten rent roll dated November 13, 2025 and tenant lease. Earthbound Trading lease began in December 2010 and was renewed in January 2025.

The following table presents certain information relating to the appraisal’s market rent conclusion for the Canyon Portal Property:

Market Rent Summary
Space Type	Market Rent PSF	Lease Term (Years)	Rent Increase Projection
Full Service Restaurant	$51.00	10	10% midterm
Inline – <500 SF	$257.00	5	3.0% annual
Inline – 501-2,000 SF	$147.00	5	3.0% annual
Inline – 2,001 + SF	$72.00	5	3.0% annual
Office/Storage	$18.00	5	3.0% annual
Residential	$30.00	1	None
Hotel	$15.55	10	10% midterm

Appraisal. The appraiser concluded to an “as-is” value for the Canyon Portal Property of $32,000,000 as of October 20, 2025.

Environmental Matters. According to the Phase I environmental site assessment dated November 3, 2025, are no recognized environmental conditions at the Canyon Portal Property.

A-3-108

Mixed Use – Retail/Hospitality	Loan # 14	Cut-off Date Balance:	$22,000,000
270-300 North Highway 89A	Canyon Portal	Cut-off Date LTV:	68.8%
Sedona, AZ 86336		UW NCF DSCR:	1.20x
		UW NOI Debt Yield:	9.6%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Canyon Portal Property:

Cash Flow Analysis
	2022	2023	2024	10/31/2025 TTM	UW	UW PSF
Gross Potential Rent(1)	$2,602,702	$2,734,321	$2,869,031	$2,809,945	$3,041,012	$59.14
Reimbursements	$612,051	$574,039	$585,190	$682,311	$698,958	$13.59
Net Rental Income	$3,214,753	$3,308,360	$3,454,221	$3,492,256	$3,739,970	$72.74
Other Income(2)	$7,007	$8,165	$16,139	$1,331	$0	$0.00
(Vacancy & Credit Loss)	$0	$0	$0	$0	($186,999)	($3.64)
Effective Gross Income	$3,221,760	$3,316,525	$3,470,360	$3,493,587	$3,552,972	$69.10

Real Estate Taxes	$106,380	$108,724	$108,866	$110,000	$112,990	$2.20
Insurance	$20,102	$37,589	$37,281	$61,365	$53,724	$1.04
Ground Rent(3)	$650,000	$683,000	$716,000	$724,000	$760,253	$14.79
Other Operating Expenses	$443,040	$477,440	$493,695	$515,853	$519,442	$10.10
Total Operating Expenses	$1,219,522	$1,306,753	$1,355,842	$1,411,218	$1,446,409	$28.13

Net Operating Income	$2,002,238	$2,009,772	$2,114,518	$2,082,369	$2,106,562	$40.97
Replacement Reserves	$0	$0	$0	$0	$15,681	$0.30
TI/LC	$0	$0	$0	$0	$52,652	$1.02
Net Cash Flow	$2,002,238	$2,009,772	$2,114,518	$2,082,369	$2,038,229	$39.64

Occupancy %	100.0%	100.0%	99.1%	100.0%(4)	93.9%(5)
NOI DSCR (IO)	1.35x	1.36x	1.43x	1.41x	1.42x
NOI DSCR (P&I)	1.18x	1.19x	1.25x	1.23x	1.24x
NCF DSCR (IO)	1.35x	1.36x	1.43x	1.41x	1.38x
NCF DSCR (P&I)	1.18x	1.19x	1.25x	1.23x	1.20x
NOI Debt Yield	9.1%	9.1%	9.6%	9.5%	9.6%
NCF Debt Yield	9.1%	9.1%	9.6%	9.5%	9.3%

(1)	Gross Potential Rent is based on the underwritten rent roll dated November 13, 2025, inclusive of rent steps through November 1, 2026. CPI increases are accounted for tenants with a minimum fixed percentage annual increase.
(2)	Other income includes late fees and NSF fees.
(3)	The Canyon Portal Property operates under a long term ground lease expiring in December 2124. See “Ground Lease” section bellow for further information.
(4)	Represents occupancy based on the underwritten rent roll dated November 13, 2025.
(5)	Based on the economic vacancy of 6.1%.

Ground Lease. The Canyon Portal Property operates under a long-term ground lease with Atherton Ventures, LLC, which commenced in 1998, and was recently extended for a new 99-year term, extending the lease expiration through December 31, 2124. The annual ground lease rent is the greater of a fixed based rent with annual CPI calculations ($659,225.67 as of 2025) or a percentage rent calculation equal to 25.0% of total base rent collected at the Canyon Portal Property (excluding reimbursement income). The underwritten ground lease expense is $760,253, which is 20.3% of the underwritten rental income. Beginning January 1, 2036 through December 31, 2045, percentage rent is increased to 26%. Beginning January 1, 2046, percentage rent is increased to 27%. Percentage rent is computed annually but paid quarterly.

A-3-109

Mortgage Loan No. 15 - Courtyard Titusville Kennedy Space Center

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	WFB			Single Asset/Portfolio:	Single Asset
				Location:	Titusville, FL 32780
Original Balance:	$19,500,000			General Property Type:	Hospitality
Cut-off Date Balance:	$19,500,000			Detailed Property Type:	Select Service
% of Initial Pool Balance:	1.9%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	2022/NAP
Borrower Sponsor:	Delaware North Companies Parks & Resorts, Inc.			Size:	152 Rooms
Guarantor:	Delaware North Companies Parks & Resorts, Inc.			Cut-off Date Balance Room:	$128,289
Mortgage Rate:	6.709%			Maturity Date Balance Room:	$111,201
Note Date:	12/3/2025			Property Manager:	Self-Managed
Maturity Date:	12/11/2035
Term to Maturity:	120 months
Amortization Term:	360 months			Underwriting and Financial Information
IO Period:	0 months			UW NOI:	$3,025,599
Seasoning:	0 months			UW NCF:	$2,602,303
Prepayment Provisions:	L(24),D(92),O(4)			UW NOI Debt Yield:	15.5%
Lockbox/Cash Mgmt Status:	Hard/In Place			UW NCF Debt Yield:	13.3%
Additional Debt Type:	NAP			UW NOI Debt Yield at Maturity:	17.9%
Additional Debt Balance:	NAP			UW NCF DSCR:	1.72x
Future Debt Permitted (Type):	No (NAP)			Most Recent NOI:	$3,121,799 (9/30/2025 TTM)
Reserves				2nd Most Recent NOI:	$3,283,891 (12/31/2024)
Type	Initial	Monthly	Cap	3rd Most Recent NOI:	$2,483,941 (12/31/2023)
Taxes:	$30,870	$30,870	NAP	Most Recent Occupancy:	74.2% (9/30/2025)
Insurance(1):	$0	Springing	NAP	2nd Most Recent Occupancy:	76.5% (12/31/2024)
FF&E Reserve:	$0	$35,275	NAP	3rd Most Recent Occupancy:	68.3% (12/31/2023)
PIP Reserve(2):	$0	Springing	NAP	Appraised Value (as of):	$34,500,000 (10/7/2025)
Replacement Comfort Letter Reserve:	$2,500	$0	NAP	Appraised Value Per Room:	$226,974
				Cut-off Date LTV Ratio:	56.5%
				Maturity Date LTV Ratio:	49.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount:	$19,500,000	94.5%	Loan Payoff:	$20,347,574	98.7%
Borrower Equity:	$1,125,147	5.5%	Upfront Reserves:	$33,370	0.1%
			Closing Costs:	$244,203	1.2%
Total Sources:	$20,625,147	100.0%	Total Uses:	$20,625,147	100.0%

(1)	The loan documents do not require ongoing monthly insurance reserves; provided (i) no event of default is continuing, (ii) the borrower maintains insurance coverage for the Courtyard Titusville Kennedy Space Center Property (as defined below) as part of blanket or umbrella coverage reasonably approved by the lender, (iii) the borrower provides the lender with evidence of the renewals of the insurance policies, and (iv) the borrower provides paid receipts for the payment of the insurance premiums no later than 10 business days prior to the expiration dates of the policies. If such conditions are not satisfied, the loan documents require ongoing monthly deposits in an amount equal to 1/12th of the insurance premiums that the lender reasonably estimates will be payable during the next ensuing 12 months.
(2)	The loan documents require the borrower to deposit funds into a PIP reserve account if any property improvement plan (“PIP”) work is required by the franchisor under the applicable franchise agreement. Within 15 days of receiving notice from the franchisor regarding such PIP work, the borrower must deposit an amount equal to 125% of the estimated costs to complete the PIP work, as reasonably determined by the lender.

The Mortgage Loan. The fifteenth largest mortgage loan (the “Courtyard Titusville Kennedy Space Center Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $19,500,000 and secured by the fee interest in a 152-room select-service hotel located in Titusville, Florida (the “Courtyard Titusville Kennedy Space Center Property”).

The Borrower and the Borrower Sponsors. The borrower is DNC Parks & Resorts at 6225 Vectorspace, LLC, a single-purpose, Delaware limited liability company. The borrower sponsor and guarantor is Delaware North Companies Parks & Resorts, Inc.

Delaware North Parks & Resorts is a privately-held global hospitality and food service company, headquartered in Buffalo, New York. The firm was founded in 1915 by the Jacobs family and remains under their ownership and leadership today. Jeremy Jacobs is the chairman of Delaware North Parks & Resorts and also holds titles of chairman and governor of the Boston Bruins and chairman of the NHL’s board of governors.

The Property. The Courtyard Titusville Kennedy Space Center Property is a five-story, 152-room, select service lodging facility located in Titusville, Florida. Built in 2022, the Courtyard Titusville Kennedy Space Center Property is operated under the Courtyard by Marriott brand with a franchise agreement expires on April 8, 2042. The Courtyard Titusville Kennedy Space Center Property is situated on a 9.18-acre site and located minutes from the Kennedy Space Center Visitor Complex. Amenities at the Courtyard Titusville Kennedy Space Center Property include approximately 980 square feet of indoor meeting space, a bar/lounge, an outdoor swimming pool, a whirlpool, a fitness center, a business center, a guest laundry room, a sundries shop,

A-3-110

Hospitality - Select Service	Loan #15	Cut-off Date Balance:	$19,500,000
6245 Riverfront Center Boulevard	Courtyard Titusville Kennedy Space Center	Cut-off Date LTV:	56.5%
Titusville, FL 32780		UW NCF DSCR:	1.72x
		UW NOI Debt Yield:	15.5%

vending and ice machines and complimentary Wi-Fi. The Courtyard Titusville Kennedy Space Center Property provides 211 surface parking spaces, resulting in a parking ratio of 1.39 spaces per room.

The following table presents historical occupancy, ADR, and RevPAR penetration rates of the Courtyard Titusville Kennedy Space Center Property:

Historical Occupancy, ADR, RevPAR(1)
	Competitive Set(2)			Courtyard Titusville Kennedy Space Center Property(2)(3)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
12/31/2023 TTM	72.9%	$130.23	$94.97	68.3%	$185.67	$126.74	93.6%	142.6%	133.4%
12/31/2024 TTM	72.7%	$135.39	$98.41	76.5%	$195.21	$149.28	105.2%	144.2%	151.7%
9/30/2025 TTM	67.8%	$132.75	$89.99	74.2%	$196.04	$145.56	109.5%	147.7%	161.7%

Source: Industry Report, unless otherwise indicated.

(1)	The variances between the underwriting, the appraisal and the industry report data with respect to Occupancy, ADR and RevPAR are attributable in part to variances in reporting methodologies and/or timing differences.
(2)	According to a third party report, the competitive set includes Best Western Space Shuttle Inn, Hampton Inn Titusville/I-95 Kennedy Space Center, Fairfield Inn & Suites Titusville Kennedy Space Center, Holiday Inn Titusville - Kennedy Space Center, Hyatt Place Titusville / Kennedy Space Center, TownePlace Suites Titusville Kennedy Space Center.
(3)	The information for the Courtyard Titusville Kennedy Space Center Property is obtained from the underwriting.

The Market. The Courtyard Titusville Kennedy Space Center Property is located in Titusville, Florida which is a national hub for aerospace and defense. The Courtyard Titusville Kennedy Space Center Property is located along NASA Causeway (SR 405) and Riverfront Center Boulevard, which is the primary roadway within the subdivision and provides access to Merritt Island, the Kennedy Space Center Visitor Complex and restricted access to the Cape Canaveral Air Force Station and various launch complexes. The Courtyard Titusville Kennedy Space Center Property is located approximately 6.1 miles west of the Kennedy Space Center Visitor Complex and within a 14-mile radius of Cape Canaveral and Port Canaveral. Major attractions in the area include Kennedy Space Center Visitor Complex, American Police Museum, Astronaut Memorial Gardens, and natural preserves such as Merritt Island National Wildlife Refuge and Canaveral National Seashore. Major employers in the region include SpaceX, Boeing, Lockheed Martin, Northrop Grumman, and L3Harris Technologies. According to the Appraisal, the Courtyard Titusville Kennedy Space Center Property’s demand segmentation is 50% commercial, 25% group and 25% leisure.

According to the appraisal, the 2024 population within a one-, three- and five-mile radius of the Courtyard Titusville Kennedy Space Center Property was 49, 12,380 and 54,233 respectively. The average household income for the same one-, three- and five-mile radius was $88,738, $83,517 and $83,189 respectively.

According to a third-party report, the Courtyard Titusville Kennedy Space Center Property is located in the Titusville/Cocoa Beach submarket, within the Melbourne-FL USA market, which is comprised of 65 hotel properties and 6,233 rooms in total. As of October 2025, the Titusville/Cocoa Beach submarket had a trailing-twelve-month occupancy, ADR and RevPAR of 66.7%, $160 and $107, respectively.

The table below presents certain information relating to comparable sales pertaining to the Courtyard Titusville Kennedy Space Center Property identified by the appraisal:

Comparable Sales Summary
Property Name	Location	Year Built	Rooms	Sale Date	Sale Price / Room
Courtyard Titusville Kennedy Space Center	Titusville, FL	2022	152
Embassy Suites	Orlando, FL	1985	246	Jun-2024	$156,504
DoubleTree St. Augustine	Saint Augustine, FL	1973	97	Dec-2022	$296,392
Aloft Tampa Downtown	Tampa, FL	1965	130	Aug-2023	$282,308
Element by Westin	Orlando, FL	2020	165	Aug-2023	$236,364
Residence Inn Melbourne	Melbourne, FL	2008	133	Jun-2022	$225,564
Homewood Suites by Hilton	Orlando, FL	2013	128	Aug-2022	$215,000
Aloft Orlando Lake Buena Vista	Orlando, FL	2021	141	Jun-2022	$215,000
Courtyard by Marriott	Saint Petersburg, FL	1926-2015	128	Oct-2022	$227,344

Source: Appraisal.

A-3-111

Hospitality - Select Service	Loan #15	Cut-off Date Balance:	$19,500,000
6245 Riverfront Center Boulevard	Courtyard Titusville Kennedy Space Center	Cut-off Date LTV:	56.5%
Titusville, FL 32780		UW NCF DSCR:	1.72x
		UW NOI Debt Yield:	15.5%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Courtyard Titusville Kennedy Space Center Property:

Cash Flow Analysis(1)
	2023	2024	September 2025 TTM	2025 Budget	UW	UW per Room
Occupancy	68.3%	76.5%	74.2%	78.0%	74.2%
ADR	185.67	195.21	196.04	193.55	196.04
RevPAR	126.74	149.28	145.56	150.89	145.56

Rooms Revenue	$7,012,221	$8,259,448	$8,053,701	$8,508,940	$8,053,701	$52,985
Food & Beverage	$1,953,611	$2,101,063	$2,122,874	$2,178,448	$2,122,874	$13,966
Other Income(2)	$410,504	$412,734	$405,829	$394,014	$405,829	$2,670
Total Revenue	$9,376,336	$10,773,245	$10,582,404	$11,081,402	$10,582,404	$69,621

Room Expense	$1,532,434	$1,662,880	$1,706,723	$1,702,571	$1,706,723	$11,228
Food & Beverage Expense	$1,497,084	$1,570,662	$1,525,935	$1,662,314	$1,525,935	$10,039
Other Department Expense	$109,554	$81,312	$94,183	$88,448	$94,183	$620
Total Department Expenses	$3,139,072	$3,314,854	$3,326,841	$3,453,333	$3,326,841	$21,887
Gross Operating Income	$6,237,264	$7,458,391	$7,255,563	$7,628,069	$7,255,563	$47,734

Total Undistributed Expenses	$3,207,540	$3,570,118	$3,644,050	$3,719,044	$3,611,379	$23,759
Gross Operating Profit	$3,029,724	$3,888,273	$3,611,513	$3,909,025	$3,644,184	$23,975

Property Taxes	$336,996	$350,004	$235,803	$357,001	$352,798	$2,321
Insurance	$208,787	$254,378	$253,911	$255,490	$265,787	$1,749
Total Operating Expenses	$6,892,395	$7,489,354	$7,460,605	$7,784,868	$7,556,805	$49,716

Net Operating Income	$2,483,941	$3,283,891	$3,121,799	$3,296,534	$3,025,599	$19,905
FF&E	$0	$0	$0	$0	$423,296	$2,785
Net Cash Flow	$2,483,941	$3,283,891	$3,121,799	$3,296,534	$2,602,303	$17,120

NOI DSCR	1.64x	2.17x	2.07x	2.18x	2.00x
NCF DSCR	1.64x	2.17x	2.07x	2.18x	1.72x
NOI Debt Yield	12.7%	16.8%	16.0%	16.9%	15.5%
NCF Debt Yield	12.7%	16.8%	16.0%	16.9%	13.3%

(1)	The variances between the underwriting, the appraisal and the industry report data with respect to Occupancy, ADR and RevPAR are attributable in part to variances in reporting methodologies and/or timing differences.
(2)	Other income consists of retail grocery revenue, guest services, rental revenue and ATM commissions.

A-3-112

ANNEX B

FORM OF DISTRIBUTION DATE STATEMENT

B-1

[THIS PAGE INTENTIONALLY LEFT BLANK]

Distribution Date:	01/16/26	BANK 2025-BNK51
Determination Date:	01/12/26
Record Date:	12/31/25	Commercial Mortgage Pass-Through Certificates Series 2025-BNK51

Contacts
Role	Party and Contact Information
Depositor	Wells Fargo Commercial Mortgage Securities, Inc.
	Attention: Bradley J. Horn		cmbsnotices@wellsfargo.com
30 Hudson Yards | New York, NY 10001 | United States
Master Servicer	Midland Loan Services, a Division of PNC Bank, National Association
	Attention: Executive Vice President – Division Head		NoticeAdmin@midlandls.com; AskMidland@midlandls.com
10851 Mastin Street, Suite 700 | Overland Park, KS 66210 | United States
Special Servicer	Rialto Capital Advisors, LLC
	Attention: Adam Singer, Managing Director	(305) 229-6465	adam.singer@rialtocapital.com
200 S. Biscayne Blvd., Suite 3550 | Miami, FL 33131 | United States
NCB Master Servicer & NCB Special Servicer	National Cooperative Bank, N.A.
	Kathleen Luzik		kluzikncb.coop
2011 Crystal Drive, Suite 800 | Arlington, VA 22202 | United States
Certificate Administrator	Computershare Trust Company, N.A.
	Corporate Trust Services (CMBS)		cctcmbsbondadmin@computershare.com; trustadministrationgroup@computershare.com
9062 Old Annapolis Road | Columbia, MD 21045 | United States
Trustee	Computershare Trust Company, N.A.
	Corporate Trust Services (CMBS)		cctcmbsbondadmin@computershare.com; trustadministrationgroup@computershare.com
9062 Old Annapolis Road | Columbia, MD 21045 | United States
Operating Advisor & Asset Representations Reviewer	Pentalpha Surveillance LLC
	Attention: BANK 2025-BNK51 Transaction Manager		notices@pentalphasurveillance.com
501 John James Audubon Parkway, Suite 401 | Amherst, NY 14228 | United States
This report is compiled by Computershare Trust Company, N.A. from information provided by third parties. Computershare Trust Company, N.A. has not independently confirmed the accuracy of the information.
Please visit www.ctslink.com for additional information and if applicable, any special notices and any credit risk retention notices. In addition, certificate holders may register online for email notification when special notices are posted. For information or assistance please call 866-846-4526.

© 2021 Computershare. All rights reserved. Confidential.	Page 1 of 26

Distribution Date:	01/16/26	BANK 2025-BNK51
Determination Date:	01/12/26
Record Date:	12/31/25	Commercial Mortgage Pass-Through Certificates Series 2025-BNK51

Please visit www.ctslink.com for additional information and if applicable, any special notices and any credit risk retention notices. In addition, certificate holders may register online for email notification when special notices are posted. For information or assistance please call 866-846-4526.

© 2021 Computershare. All rights reserved. Confidential.	Page 2 of 26

Distribution Date:	01/16/26	BANK 2025-BNK51
Determination Date:	01/12/26
Record Date:	12/31/25	Commercial Mortgage Pass-Through Certificates Series 2025-BNK51

Certificate Distribution Detail
Class	CUSIP	Pass-Through Rate (2)	Original Balance	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Penalties	Realized Losses	Total Distribution	Ending Balance	Current Credit Support¹	Original Credit Support¹
Regular Certificates
A-1		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
A-3		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
A-SB		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
A-4		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
A-5		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
A-S		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
C		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
E-RR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
F-RR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
G-RR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
R		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
RR Interest		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
Regular SubTotal			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Notional Certificates
X-A		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Notional SubTotal			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Deal Distribution Total					0.00	0.00	0.00	0.00	0.00
*	Denotes the Controlling Class (if required)
(1)	Calculated by taking (A) the sum of the ending certificate balance of all classes in a series less (B) the sum of (i) the ending certificate balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).
(2)	Pass-Through Rates with respect to any Class of Certificates on next month's Payment Date is expected to be the same as the current respective Pass-Through Rate, subject to any modifications on the underlying loans, any change in certificate or pool balance, any change in the underlying index (if and as applicable), and any other matters provided in the governing documents.

© 2021 Computershare. All rights reserved. Confidential.	Page 3 of 26

Distribution Date:	01/16/26	BANK 2025-BNK51
Determination Date:	01/12/26
Record Date:	12/31/25	Commercial Mortgage Pass-Through Certificates Series 2025-BNK51

Certificate Factor Detail
Class	CUSIP	Beginning Balance	Principal Distribution	Interest Distribution	Interest Shortfalls / (Paybacks)	Cumulative Interest Shortfalls	Prepayment Penalties	Realized Losses	Total Distribution	Ending Balance
Regular Certificates
A-1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-3		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-SB		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-4		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-5		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-S		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
B		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
C		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
D		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
E-RR		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
F-RR		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
G-RR		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
R		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
RR Interest		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

Notional Certificates
X-A		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
X-B		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
X-D		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

© 2021 Computershare. All rights reserved. Confidential.	Page 4 of 26

Distribution Date:	01/16/26	BANK 2025-BNK51
Determination Date:	01/12/26
Record Date:	12/31/25	Commercial Mortgage Pass-Through Certificates Series 2025-BNK51

Certificate Interest Reconciliation Detail
Class	Accrual Period	Accrual Days	Prior Cumulative Interest Shortfalls	Accrued Certificate Interest	Net Aggregate Prepayment Interest Shortfall	Distributable Certificate Interest	Interest Shortfalls / (Paybacks)	Payback of Prior Realized Losses	Additional Interest Distribution Amount	Interest Distribution	Cumulative Interest Shortfalls
A-1	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-SB	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-5	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-A	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-B	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-D	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
D	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
E-RR	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F-RR	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
G-RR	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
RR Interest	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

© 2021 Computershare. All rights reserved. Confidential.	Page 5 of 26

Distribution Date:	01/16/26	BANK 2025-BNK51
Determination Date:	01/12/26
Record Date:	12/31/25	Commercial Mortgage Pass-Through Certificates Series 2025-BNK51

Additional Information

Total Available Distribution Amount (1)	0.00
(1)	The Available Distribution Amount includes any Prepayment Premiums.

© 2021 Computershare. All rights reserved. Confidential.	Page 6 of 26

Distribution Date:	01/16/26	BANK 2025-BNK51
Determination Date:	01/12/26
Record Date:	12/31/25	Commercial Mortgage Pass-Through Certificates Series 2025-BNK51

Bond / Collateral Reconciliation - Cash Flows

Total Funds Collected

Interest
Interest Paid or Advanced	0.00
Interest Reductions due to Nonrecoverability Determination	0.00
Interest Adjustments	0.00
Deferred Interest	0.00
ARD Interest	0.00
Net Prepayment Interest Excess / (Shortfall)	0.00
Extension Interest	0.00
Interest Reserve Withdrawal	0.00
Total Interest Collected	0.00

Principal
Scheduled Principal	0.00
Unscheduled Principal Collections
Principal Prepayments	0.00
Collection of Principal after Maturity Date	0.00
Recoveries From Liquidations and Insurance Proceeds	0.00
Excess of Prior Principal Amounts Paid	0.00
Curtailments	0.00
Negative Amortization	0.00
Principal Adjustments	0.00

Total Principal Collected	0.00

Other
Prepayment Penalties / Yield Maintenance	0.00
Gain on Sale / Excess Liquidation Proceeds	0.00
Borrower Option Extension Fees	0.00
Total Other Collected	0.00

Total Funds Collected	0.00
Total Funds Distributed

Fees
Master Servicing Fee	0.00
Certificate Administrator Fee	0.00
Trustee Fee	0.00
CREFC® Intellectual Property Royalty License Fee	0.00
Operating Advisor Fee	0.00
Asset Representations Reviewer Fee	0.00

Total Fees	0.00

Expenses/Reimbursements
Reimbursement for Interest on Advances	0.00
ASER Amount	0.00
Special Servicing Fees (Monthly)	0.00
Special Servicing Fees (Liquidation)	0.00
Special Servicing Fees (Work Out)	0.00
Legal Fees	0.00
Rating Agency Expenses	0.00
Taxes Imposed on Trust Fund	0.00
Non-Recoverable Advances	0.00
Workout Delayed Reimbursement Amounts	0.00
Other Expenses	0.00
Total Expenses/Reimbursements	0.00

Interest Reserve Deposit	0.00

Payments to Certificateholders and Others
Interest Distribution	0.00
Principal Distribution	0.00
Prepayment Penalties / Yield Maintenance	0.00
Total Payments to Certificateholders and Others	0.00

Total Funds Distributed	0.00

© 2021 Computershare. All rights reserved. Confidential.	Page 7 of 26

Distribution Date:	01/16/26	BANK 2025-BNK51
Determination Date:	01/12/26
Record Date:	12/31/25	Commercial Mortgage Pass-Through Certificates Series 2025-BNK51

Bond / Collateral Reconciliation - Balances

Collateral Reconciliation
		Total
Beginning Scheduled Collateral Balance	0.00	0.00
(-) Scheduled Principal Collections	0.00	0.00
(-) Unscheduled Principal Collections	0.00	0.00
(-) Principal Adjustments (Cash)	0.00	0.00
(-) Principal Adjustments (Non-Cash)	0.00	0.00
(-) Realized Losses from Collateral	0.00	0.00
(-) Other Adjustments²	0.00	0.00

Ending Scheduled Collateral Balance	0.00	0.00
Beginning Actual Collateral Balance	0.00	0.00
Ending Actual Collateral Balance	0.00	0.00

Certificate Reconciliation
Total
Beginning Certificate Balance	0.00
(-) Principal Distributions	0.00
(-) Realized Losses	0.00
Realized Loss and Realized Loss Adjustments on Collateral	0.00
Current Period NRA¹	0.00
Current Period WODRA¹	0.00
Principal Used to Pay Interest	0.00
Non-Cash Principal Adjustments	0.00
Certificate Other Adjustments**	0.00
Ending Certificate Balance	0.00

NRA/WODRA Reconciliation
	Non-Recoverable Advances (NRA) from Principal	Workout Delayed Reimbursement of Advances (WODRA) from Principal
Beginning Cumulative Advances	0.00	0.00
Current Period Advances	0.00	0.00
Ending Cumulative Advances	0.00	0.00

Under / Over Collateralization Reconciliation
Beginning UC / (OC)	0.00
UC / (OC) Change	0.00
Ending UC / (OC)	0.00
Net WAC Rate	0.00%
UC / (OC) Interest	0.00

(1)	Current Period NRA and WODRA displayed will represent the portion applied as Realized Losses to the bonds.
(2)	Other Adjustments value will represent miscellaneous items that may impact the Scheduled Balance of the collateral.
**	A negative value for Certificate Other Adjustments represents the payback of prior Principal Shortfalls, if any.

© 2021 Computershare. All rights reserved. Confidential.	Page 8 of 26

Distribution Date:	01/16/26	BANK 2025-BNK51
Determination Date:	01/12/26
Record Date:	12/31/25	Commercial Mortgage Pass-Through Certificates Series 2025-BNK51

Current Mortgage Loan and Property Stratification

Aggregate Pool

Scheduled Balance
Scheduled Balance	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Debt Service Coverage Ratio¹
Debt Service Coverage Ratio	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

(1)	Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The debt service coverage ratio information was provided to the Certificate Administrator by the Master Servicer and the Certificate Administrator has not independently confirmed the accuracy of such information.
(2)	Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.
(3)	Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut Off Date Balance of each property as disclosed in the offering document. The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the "State" and "Property" stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The "State" and "Property" stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a "hope note") of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

© 2021 Computershare. All rights reserved. Confidential.	Page 9 of 26

Distribution Date:	01/16/26	BANK 2025-BNK51
Determination Date:	01/12/26
Record Date:	12/31/25	Commercial Mortgage Pass-Through Certificates Series 2025-BNK51

Current Mortgage Loan and Property Stratification

Aggregate Pool

State³
State	# Of Properties	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Property Type³
Property Type	# Of Properties	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

Note: Please refer to footnotes on the next page of the report.

© 2021 Computershare. All rights reserved. Confidential.	Page 10 of 26

Distribution Date:	01/16/26	BANK 2025-BNK51
Determination Date:	01/12/26
Record Date:	12/31/25	Commercial Mortgage Pass-Through Certificates Series 2025-BNK51

Current Mortgage Loan and Property Stratification

Aggregate Pool

Note Rate
Note Rate	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Seasoning
Seasoning	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

(1)	Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The debt service coverage ratio information was provided to the Certificate Administrator by the Master Servicer and the Certificate Administrator has not independently confirmed the accuracy of such information.
(2)	Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.
(3)	Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut Off Date Balance of each property as disclosed in the offering document. The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the "State" and "Property" stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The "State" and "Property" stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a "hope note") of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

© 2021 Computershare. All rights reserved. Confidential.	Page 11 of 26

Distribution Date:	01/16/26	BANK 2025-BNK51
Determination Date:	01/12/26
Record Date:	12/31/25	Commercial Mortgage Pass-Through Certificates Series 2025-BNK51

Current Mortgage Loan and Property Stratification

Aggregate Pool

Anticipated Remaining Term (ARD and Balloon Loans)
Anticipated Remaining Term	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Remaining Amortization Term (ARD and Balloon Loans)
Remaining Amortization Term	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

(1)	Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The debt service coverage ratio information was provided to the Certificate Administrator by the Master Servicer and the Certificate Administrator has not independently confirmed the accuracy of such information.
(2)	Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.
(3)	Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut Off Date Balance of each property as disclosed in the offering document. The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the "State" and "Property" stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The "State" and "Property" stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a "hope note") of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

© 2021 Computershare. All rights reserved. Confidential.	Page 12 of 26

Distribution Date:	01/16/26	BANK 2025-BNK51
Determination Date:	01/12/26
Record Date:	12/31/25	Commercial Mortgage Pass-Through Certificates Series 2025-BNK51

Current Mortgage Loan and Property Stratification

Aggregate Pool

Age of Most Recent NOI
Age of Most Recent NOI	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Remaining Stated Term (Fully Amortizing Loans)
Age of Most Recent NOI	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

(1)	Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The debt service coverage ratio information was provided to the Certificate Administrator by the Master Servicer and the Certificate Administrator has not independently confirmed the accuracy of such information.
(2)	Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.
(3)	Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut Off Date Balance of each property as disclosed in the offering document. The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the "State" and "Property" stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The "State" and "Property" stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a "hope note") of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

© 2021 Computershare. All rights reserved. Confidential.	Page 13 of 26

Distribution Date:	01/16/26	BANK 2025-BNK51
Determination Date:	01/12/26
Record Date:	12/31/25	Commercial Mortgage Pass-Through Certificates Series 2025-BNK51

Mortgage Loan Detail (Part 1)
Pros ID	Loan ID	Loan Group	Prop Type	City	State	Interest Accrual Type	Gross Rate	Scheduled Interest	Scheduled Principal	Principal Adjustments	Anticipated Repay Date	Original Maturity Date	Adjusted Maturity Date	Beginning Scheduled Balance	Ending Scheduled Balance	Paid Through Date

Totals
1 Property Type Codes
HC - Health Care	MU - Mixed Use	WH - Warehouse	MF - Multi-Family
SS - Self Storage	LO - Lodging	RT - Retail	SF - Single Family Rental
98 - Other	IN - Industrial	OF - Office	MH - Mobile Home Park
SE - Securities	CH - Cooperative Housing	ZZ - Missing Information/Undefined

© 2021 Computershare. All rights reserved. Confidential.	Page 14 of 26

Distribution Date:	01/16/26	BANK 2025-BNK51
Determination Date:	01/12/26
Record Date:	12/31/25	Commercial Mortgage Pass-Through Certificates Series 2025-BNK51

Mortgage Loan Detail (Part 2)
Pros ID	Loan Group	Most Recent Fiscal NOI	Most Recent NOI	Most Recent NOI Start Date	Most Recent NOI End Date	Appraisal Reduction Date	Appraisal Reduction Amount	Cumulative ASER	Current P&I Advances	Cumulative P&I Advances	Cumulative Servicer Advances	Current NRA/WODRA from Principal	Defease Status

Totals

© 2021 Computershare. All rights reserved. Confidential.	Page 15 of 26

Distribution Date:	01/16/26	BANK 2025-BNK51
Determination Date:	01/12/26
Record Date:	12/31/25	Commercial Mortgage Pass-Through Certificates Series 2025-BNK51

Principal Prepayment Detail
			Unscheduled Principal		Prepayment Premiums
Pros ID	Loan Number	Loan Group	Amount	Prepayment / Liquidation Code	Prepayment Premium Amount	Yield Maintenance Amount

Totals

Note: Principal Prepayment Amount listed here may include Principal Adjustment Amounts on the loan in addition to the Unscheduled Principal Amount.

© 2021 Computershare. All rights reserved. Confidential.	Page 16 of 26

Distribution Date:	01/16/26	BANK 2025-BNK51
Determination Date:	01/12/26
Record Date:	12/31/25	Commercial Mortgage Pass-Through Certificates Series 2025-BNK51

Historical Detail
	Delinquencies¹												Prepayments				Rate and Maturities
	30-59 Days		60-89 Days		90 Days or More		Foreclosure		REO		Modifications		Curtailments		Payoff		Next Weighted Avg.
Distribution Date	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Amount	#	Amount	Coupon	Remit	WAM¹

(1)	Foreclosure and REO Totals are included in the delinquencies aging categories.

© 2021 Computershare. All rights reserved. Confidential.	Page 17 of 26

Distribution Date:	01/16/26	BANK 2025-BNK51
Determination Date:	01/12/26
Record Date:	12/31/25	Commercial Mortgage Pass-Through Certificates Series 2025-BNK51

Delinquency Loan Detail
Pros ID	Loan ID	Paid Through Date	Months Delinquent	Mortgage Loan Status¹	Current P&I Advances	Outstanding P&I Advances	Outstanding Servicer Advances	Actual Principal Balance	Servicing Transfer Date	Resolution Strategy Code²	Bankruptcy Date	Foreclosure Date	REO Date

Totals
1 Mortgage Loan Status
A - Payment Not Received But Still in Grace Period	0 - Current	4 - Performing Matured Balloon
B - Late Payment But Less Than 30 days Delinquent	1 - 30-59 Days Delinquent	5 - Non Performing Matured Balloon
	2 - 60-89 Days Delinquent	6 - 121+ Days Delinquent
3 - 90-120 Days Delinquent

2 Resolution Strategy Code
1 - Modification	6 - DPO	10 - Deed in Lieu of Foreclosures
2 - Foreclosure	7 - REO	11- Full Payoff
3 - Bankruptcy	8 - Resolved	12 - Reps and Warranties
4 - Extension	9 - Pending Return to Master Servicer	13 - TBD
5 - Note Sale	98 - Other

Note: Outstanding P & I Advances include the current period advance.

© 2021 Computershare. All rights reserved. Confidential.	Page 18 of 26

Distribution Date:	01/16/26	BANK 2025-BNK51
Determination Date:	01/12/26
Record Date:	12/31/25	Commercial Mortgage Pass-Through Certificates Series 2025-BNK51

Collateral Stratification and Historical Detail

Maturity Dates and Loan Status¹
	Total	Performing	Non-Performing	REO/Foreclosure

Past Maturity	0	0	0	0
0 - 6 Months	0	0	0	0
7 - 12 Months	0	0	0	0
13 - 24 Months	0	0	0	0
25 - 36 Months	0	0	0	0
37 - 48 Months	0	0	0	0
49 - 60 Months	0	0	0	0
> 60 Months	0	0	0	0

Historical Delinquency Information
	Total	Current	30-59 Days	60-89 Days	90+ Days	REO/Foreclosure

Jan-26	0	0	0	0	0	0
Dec-25	0	0	0	0	0	0
Nov-25	0	0	0	0	0	0
Oct-25	0	0	0	0	0	0
Sep-25	0	0	0	0	0	0
Aug-25	0	0	0	0	0	0
Jul-25	0	0	0	0	0	0
Jun-25	0	0	0	0	0	0
May-25	0	0	0	0	0	0
Apr-25	0	0	0	0	0	0
Mar-25	0	0	0	0	0	0
Feb-25	0	0	0	0	0	0
(1)	Maturity dates used in this chart are based on the dates provided by the Master Servicer in the Loan Periodic File.

© 2021 Computershare. All rights reserved. Confidential.	Page 19 of 26

Distribution Date:	01/16/26	BANK 2025-BNK51
Determination Date:	01/12/26
Record Date:	12/31/25	Commercial Mortgage Pass-Through Certificates Series 2025-BNK51

Specially Serviced Loan Detail - Part 1
Pros ID	Loan ID	Ending Scheduled Balance	Actual Balance	Appraisal Value	Appraisal Date	Net Operating Income	DSCR	DSCR Date	Maturity Date	Remaining Amort Term

Totals

© 2021 Computershare. All rights reserved. Confidential.	Page 20 of 26

Distribution Date:	01/16/26	BANK 2025-BNK51
Determination Date:	01/12/26
Record Date:	12/31/25	Commercial Mortgage Pass-Through Certificates Series 2025-BNK51

Specially Serviced Loan Detail - Part 2
Pros ID	Loan ID	Property Type¹	State	Servicing Transfer Date	Resolution Strategy Code²	Special Servicing Comments

1 Property Type Codes
HC - Health Care	MU - Mixed Use	WH - Warehouse
MF - Multi-Family	SS - Self Storage	LO - Lodging
RT - Retail	SF - Single Family Rental	98 - Other
IN - Industrial	OF - Office	MH - Mobile Home Park
SE - Securities	CH - Cooperative Housing	ZZ - Missing Information/Undefined

2 Resolution Strategy Code
1 - Modification	6 - DPO	10 - Deed in Lieu of Foreclosures
2 - Foreclosure	7 - REO	11- Full Payoff
3 - Bankruptcy	8 - Resolved	12 - Reps and Warranties
4 - Extension	9 - Pending Return to Master Servicer	13 - TBD
5 - Note Sale	98 - Other

© 2021 Computershare. All rights reserved. Confidential.	Page 21 of 26

Distribution Date:	01/16/26	BANK 2025-BNK51
Determination Date:	01/12/26
Record Date:	12/31/25	Commercial Mortgage Pass-Through Certificates Series 2025-BNK51

Modified Loan Detail

		Pre-Modification		Post-Modification				Modification	Modification
Pros ID	Loan Number	Balance	Rate	Balance	Rate	Modification Code¹	Modification Booking Date	Closing Date	Effective Date

Totals
1 Modification Codes
1 - Maturity Date Extension	5 - Temporary Rate Reduction	8 - Other
2 - Amortization Change	6 - Capitalization on Interest	9 - Combination
3 - Principal Write-Off	7 - Capitalization on Taxes	10 - Forbearance

Note: Please refer to Servicer Reports for modification comments.

© 2021 Computershare. All rights reserved. Confidential.	Page 22 of 26

Distribution Date:	01/16/26	BANK 2025-BNK51
Determination Date:	01/12/26
Record Date:	12/31/25	Commercial Mortgage Pass-Through Certificates Series 2025-BNK51

Historical Liquidated Loan Detail
Pros ID¹	Loan Number	Dist.Date	Loan Beginning Scheduled Balance	Most Recent Appraised Value or BPO	Gross Sales Proceeds or Other Proceeds	Fees, Advances, and Expenses	Net Proceeds Received on Liquidation	Net Proceeds Available for Distribution	Realized Loss to Loan	Current Period Adjustment to Loan	Cumulative Adjustment to Loan	Loss to Loan with Cumulative Adjustment	Percent of Original Loan Balance

Current Period Totals
Cumulative Totals

Note: Fees, Advances and Expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).

© 2021 Computershare. All rights reserved. Confidential.	Page 23 of 26

Distribution Date:	01/16/26	BANK 2025-BNK51
Determination Date:	01/12/26
Record Date:	12/31/25	Commercial Mortgage Pass-Through Certificates Series 2025-BNK51

Historical Bond / Collateral Loss Reconciliation Detail
Pros ID	Loan Number	Distribution Date	Certificate Interest Paid from Collateral Principal Collections	Reimb of Prior Realized Losses from Collateral Interest Collections	Aggregate Realized Loss to Loan	Loss Covered by Credit Support/Deal Structure	Loss Applied to Certificate Interest Payment	Loss Applied to Certificate Balance	Non-Cash Principal Adjustment	Realized Losses from NRA/WODRA	Total Loss Applied to Certificate Balance

Current Period Totals
Cumulative Totals

© 2021 Computershare. All rights reserved. Confidential.	Page 24 of 26

Distribution Date:	01/16/26	BANK 2025-BNK51
Determination Date:	01/12/26
Record Date:	12/31/25	Commercial Mortgage Pass-Through Certificates Series 2025-BNK51

Interest Shortfall Detail - Collateral Level

Pros ID	Interest Adjustments	Deferred Interest Collected	Special Servicing Fees			ASER	PPIS / (PPIE)	Non- Recoverable Interest	Interest on Advances	Reimbursement of Advances from Interest	Other Shortfalls / (Refunds)	Modified Interest Reduction / (Excess)
			Monthly	Liquidation	Work Out

Total

Note: Interest Adjustments listed for each loan do not include amounts that were used to adjust the Weighted Average Net Rate of the mortgage loans.									Collateral Shortfall Total		0.00

© 2021 Computershare. All rights reserved. Confidential.	Page 25 of 26

Distribution Date:	01/16/26	BANK 2025-BNK51
Determination Date:	01/12/26
Record Date:	12/31/25	Commercial Mortgage Pass-Through Certificates Series 2025-BNK51

Supplemental Notes

None

© 2021 Computershare. All rights reserved. Confidential.	Page 26 of 26

ANNEX C

FORM OF OPERATING ADVISOR ANNUAL REPORT1

Report Date: This report will be delivered annually no later than [INSERT DATE], pursuant to the terms and conditions of the Pooling and Servicing Agreement, dated as of December 1, 2025 (the “Pooling and Servicing Agreement”).
Transaction: BANK 2025-BNK51, Commercial Mortgage Pass-Through Certificates, Series 2025-BNK51
Operating Advisor: Pentalpha Surveillance LLC
[General Special Servicer as of December 31, [__]: Rialto Capital Advisors, LLC]

[NCB Special Servicer as of December 31, [__]: National Cooperative Bank, N.A.]
Directing Certificateholder: RREF V – D AIV RR L, LLC or an affiliate

I.       Population of Mortgage Loans that Were Considered in Compiling this Report

1.    The [General][NCB] Special Servicer has notified the Operating Advisor that [●] Specially Serviced Loans were transferred to special servicing in the prior calendar year [INSERT YEAR].

a)	[●] of those Specially Serviced Loans are still being analyzed by the [General][NCB] Special Servicer as part of the development of an Asset Status Report.
b)	[Final] Asset Status Reports were issued with respect to [●] of such Specially Serviced Loans. This report is based only on the Specially Serviced Loans in respect of which an Asset Status Report has been issued. The Asset Status Reports may not yet be fully implemented.

2.    Prior to an Operating Advisor Consultation Event, if any Mortgage Loan is in special servicing and if the [General][NCB] Special Servicer has subsequently completed a Major Decision with respect to such Specially Serviced Loan, the [General][NCB] Special Servicer has provided the applicable fully executed Major Decision Reporting Package approved or deemed approved by the Directing Certificateholder to the Operating Advisor.

3.    After an Operating Advisor Consultation Event, the Special Servicer has provided to the Operating Advisor:

a)	with respect to each Major Decision for the following non-Specially Serviced Loans, the related Major Decision Reporting Package and the opportunity to consult with respect to such Major Decision and recommended action:

1 This report is an indicative report and does not reflect the final form of annual report to be used in any particular year. The Operating Advisor will have the ability to modify or alter the organization and content of any particular report, subject to the compliance with the terms of the Pooling and Servicing Agreement, including, without limitation, provisions relating to Privileged Information.

C-1

b)	with respect to following Specially Serviced Loans, each related Asset Status Report and the opportunity to consult with respect to such recommended action:

II.       Executive Summary

Based on the requirements and qualifications set forth in the Pooling and Servicing Agreement, as well as the items listed below, the Operating Advisor (in accordance with the Operating Advisor’s analysis requirements outlined in the Pooling and Servicing Agreement) has undertaken a limited review of the [General][NCB] Special Servicer’s reported actions under the Pooling and Servicing Agreement on the loans identified in this report. Based solely on such limited review and subject to the assumptions, limitations and qualifications set forth herein, the Operating Advisor believes, in its sole discretion exercised in good faith, that the [General][NCB] Special Servicer [is/is not] operating in compliance with the Servicing Standard with respect to its performance of its duties under the Pooling and Servicing Agreement during the prior calendar year on a “trust-level basis”. [The Operating Advisor believes, in its sole discretion exercised in good faith, that the [General][NCB] Special Servicer has failed to materially comply with the Servicing Standard as a result of the following material deviations.]

●	[LIST OF MATERIAL DEVIATION ITEMS]

In addition, the Operating Advisor notes the following: [PROVIDE SUMMARY OF ANY ADDITIONAL MATERIAL INFORMATION].

●	[ADD RECOMMENDATION OF REPLACEMENT OF SPECIAL SERVICER, IF APPLICABLE]

III.       List of Items that were Considered in Compiling this Report

In rendering the assessment set forth in this report, the Operating Advisor examined and relied upon the accuracy and the completion of the items listed below:

1.    Any Major Decision Reporting Package that is delivered or made available to the Operating Advisor by the [General][NCB] Special Servicer pursuant to the Pooling and Servicing Agreement.

2.    Reports by the [General][NCB] Special Servicer made available to Privileged Persons that are posted on the certificate administrator’s website that is relevant to the Operating Advisor’s obligations under the Pooling and Servicing Agreement, each Asset Status Report (after an Operating Advisor Consultation Event), and each Final Asset Status Report, in each case, delivered or made available to the Operating Advisor pursuant to the terms of the Pooling and Servicing Agreement.

3.    The [General][NCB] Special Servicer’s assessment of compliance report, attestation report by a third party regarding the [General][NCB] Special Servicer’s compliance with its obligations and net present value calculations and Appraisal Reduction Amount calculations delivered or made available to the Operating Advisor pursuant to the terms of the Pooling and Servicing Agreement.

4.    [LIST OTHER REVIEWED INFORMATION].

C-2

5.    [INSERT IF AFTER AN OPERATING ADVISOR CONSULTATION EVENT: Consulted with the [General][NCB] Special Servicer as provided under the Pooling and Servicing Agreement on Asset Status Reports for a Specially Serviced Loan delivered or made available to the Operating Advisor pursuant to the terms of the Pooling and Servicing Agreement and with respect to Major Decisions processed by the [General][NCB] Special Servicer.]

NOTE: The Operating Advisor’s review of the above materials should be considered a limited review and not be considered a full or limited audit, legal review or legal conclusion. For instance, we did not review each page of the [General][NCB] Special Servicer’s policy and procedure manuals (including amendments and appendices), review underlying lease agreements or similar underlying documents, re-engineer the quantitative aspects of their net present value calculations, visit any related property, visit the [General][NCB] Special Servicer, visit the Directing Certificateholder or interact with any borrower. In addition, our review of the net present value calculations and Appraisal Reduction Amount calculations is limited to the mathematical accuracy of the calculations and the corresponding application of the non-discretionary portions of the applicable formulas, and as such, does not take into account the reasonableness of the discretionary portions of such formulas.

IV.                 Assumptions, Qualifications Related to the Work Product Undertaken and Opinions Related to this Report

1.    As provided in the Pooling and Servicing Agreement, the Operating Advisor is not required to report on instances of non-compliance with, or deviations from, the Servicing Standard or the [General][NCB] Special Servicer’s obligations under the Pooling and Servicing Agreement that the Operating Advisor determines, in its sole discretion exercised in good faith, to be immaterial and will not be required in the ordinary course to provide or obtain a legal opinion, legal review, or legal conclusion as part of that assessment.

2.    In rendering our assessment herein, we have assumed that all executed factual statements, instruments, and other documents that we have relied upon in rendering this assessment have been executed by persons with legal capacity to execute such documents.

3.    Other than the receipt of any Major Decision Reporting Package or any Asset Status Report that is delivered or made available to the Operating Advisor pursuant to the terms of the Pooling and Servicing Agreement, the Operating Advisor did not participate in, or have access to, the [General][NCB] Special Servicer’s and Directing Certificateholder’s discussion(s) regarding any Specially Serviced Loan. The Operating Advisor does not have authority to speak with the Directing Certificateholder or borrower directly. As such, the Operating Advisor generally relied upon the information delivered to it by the [General][NCB] Special Servicer as well as its interaction with the [General][NCB] Special Servicer, if any, in gathering the relevant information to generate this report. The services that we perform are not designed and cannot be relied upon to detect fraud or illegal acts should any exist.

4.    The [General][NCB]Special Servicer has the legal authority and responsibility to service any Specially Serviced Loans pursuant to the Pooling and Servicing Agreement. The Operating Advisor has no responsibility or authority to alter the standards set forth therein or direct the actions of the [General][NCB] Special Servicer.

5.    Confidentiality and other contractual limitations limit the Operating Advisor’s ability to outline the details or substance of any communications held between it and the Special Servicer regarding any Specially Serviced Loans and certain information it reviewed in connection with its duties under the Pooling and Servicing Agreement. As a result, this

C-3

report may not reflect all the relevant information that the Operating Advisor is given access to by the [General][NCB] Special Servicer.

6.    There are many tasks that the [General][NCB] Special Servicer undertakes on an ongoing basis related to Specially Serviced Loans. These include, but are not limited to, assumptions, ownership changes, collateral substitutions, capital reserve changes, etc. The Operating Advisor does not participate in any discussions regarding such actions. As such, Operating Advisor has not assessed the [General][NCB] Special Servicer’s operational compliance with respect to those types of actions.

7.    The Operating Advisor is not empowered to speak with any investors directly. If the investors have questions regarding this report, they should address such questions to the certificate administrator through the certificate administrator’s website.

8.    This report does not constitute recommendations to buy, sell or hold any security, nor does the Operating Advisor take into account market prices of securities or financial markets generally when performing its limited review of the [General][NCB] Special Servicer as described above. The Operating Advisor does not have a fiduciary relationship with any Certificateholder or any other party or individual. Nothing is intended to or should be construed as creating a fiduciary relationship between the Operating Advisor and any Certificateholder, party or individual.

Terms used but not defined herein have the meaning set forth in the Pooling and Servicing Agreement.

C-4

ANNEX D-1

MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

Each sponsor will make, as of the date specified in the MLPA or such other date as set forth below, with respect to each Mortgage Loan sold by it that we include in the issuing entity, representations and warranties generally to the effect set forth below. The exceptions to the representations and warranties set forth below are identified on Annex D-2 to this prospectus. Solely for purposes of this Annex D-1 and Annex D-2, the term “Mortgage Loans” will refer to such mortgage loans (or portions thereof) sold by the applicable mortgage loan seller, and the terms “hereof” and “herein” will refer to the related MLPA. Capitalized terms used but not otherwise defined in this Annex D-1 will have the meanings set forth in this prospectus or, if not defined in this prospectus, in the related MLPA.

Each MLPA, together with the related representations and warranties, serves to contractually allocate risk between the related sponsor, on the one hand, and the issuing entity, on the other. We present the related representations and warranties set forth below for the sole purpose of describing some of the terms and conditions of that risk allocation. The presentation of representations and warranties below is not intended as statements regarding the actual characteristics of the Mortgage Loans, the Mortgaged Properties or other matters. We cannot assure you that the Mortgage Loans actually conform to the statements made in the representations and warranties that we present below. The representations, warranties and exceptions have been provided to you for informational purposes only and prospective investors should not rely on the representations, warranties and exceptions as a basis for any investment decision. For disclosure regarding the characteristics, risks and other information regarding the Mortgage Loans, Mortgaged Properties and the certificates, you should read and rely solely on the prospectus. None of the depositor or the underwriters or their respective affiliates makes any representation regarding the accuracy or completeness of the representations, warranties and exceptions.

1.	Intentionally Omitted.

2.    Whole Loan; Ownership of Mortgage Loans. Except with respect to a Mortgage Loan that is part of a Whole Loan, each Mortgage Loan is a whole loan and not a participation interest in a mortgage loan. At the time of the sale, transfer and assignment to the depositor, no Mortgage Note or Mortgage was subject to any assignment (other than assignments to the Mortgage Loan Seller or (with respect to any Non-Serviced Mortgage Loan) to the related Non-Serviced Trustee), participation (it being understood that a Mortgage Loan that is part of a Whole Loan does not constitute a participation) or pledge, and the Mortgage Loan Seller had good title to, and was the sole owner of, each Mortgage Loan free and clear of any and all liens, charges, pledges, encumbrances, participations (other than with respect to agreements among noteholders with respect to a Whole Loan), any other ownership interests and other interests on, in or to such Mortgage Loan other than any servicing rights appointment, subservicing or similar agreement. The Mortgage Loan Seller has full right and authority to sell, assign and transfer each Mortgage Loan, and the assignment to the depositor constitutes a legal, valid and binding assignment of such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan.

3.    Loan Document Status. Each related Mortgage Note, Mortgage, Assignment of Leases (if a separate instrument), guaranty and other agreement executed by or on behalf of the related Mortgagor, guarantor or other obligor in connection with such Mortgage Loan is the legal, valid and binding obligation of the related Mortgagor, guarantor or other obligor (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except as such enforcement may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of

D-1-1

whether such enforcement is considered in a proceeding in equity or at law and except that certain provisions in such Mortgage Loan documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment premium/yield maintenance charge) may be further limited or rendered unenforceable by applicable law, but (subject to the limitations set forth above) such limitations or unenforceability will not render such Mortgage Loan documents invalid as a whole or materially interfere with the Mortgagee’s realization of the principal benefits and/or security provided thereby (clauses (i) and (ii) collectively, the “Standard Qualifications”).

Except as set forth in the immediately preceding sentence, there is no valid offset, defense, counterclaim or right of rescission available to the related Mortgagor with respect to any of the related Mortgage Notes, Mortgages or other Mortgage Loan documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by Mortgage Loan Seller in connection with the origination of the Mortgage Loan, that would deny the Mortgagee the principal benefits intended to be provided by the Mortgage Note, Mortgage or other Mortgage Loan documents.

4.    Mortgage Provisions. The Mortgage Loan documents for each Mortgage Loan, together with applicable state law, contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, non-judicial foreclosure subject to the limitations set forth in the Standard Qualifications.

5.    Intentionally Omitted.

6.    Mortgage Status; Waivers and Modifications. Since origination and except by written instruments set forth in the related Mortgage File or as otherwise provided in the related Mortgage Loan documents (a) the material terms of such Mortgage, Mortgage Note, Mortgage Loan guaranty and related Mortgage Loan documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect which materially interferes with the security intended to be provided by such mortgage; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage or the use or operation of the remaining portion of such Mortgaged Property; and (c) neither the Mortgagor nor the guarantor has been released from its material obligations under the Mortgage Loan. With respect to each Mortgage Loan, except as contained in a written document included in the Mortgage File, there have been no modifications, amendments or waivers, that could be reasonably expected to have a material adverse effect on such Mortgage Loan consented to by the Mortgage Loan Seller on or after the Cut-off Date.

7.    Lien; Valid Assignment. Subject to the Standard Qualifications, each endorsement or assignment of Mortgage and assignment of Assignment of Leases from the Mortgage Loan Seller or its affiliate is in recordable form (but for the insertion of the name of the assignee and any related recording information which is not yet available to the Mortgage Loan Seller) and constitutes a legal, valid and binding endorsement or assignment from the Mortgage Loan Seller, or its affiliate, as applicable. Each related Mortgage and Assignment of Leases is freely assignable without the consent of the related Mortgagor. Each related Mortgage is a legal, valid and enforceable first lien on the related Mortgagor’s fee (or if identified on the Mortgage Loan Schedule, leasehold) interest in the Mortgaged Property in the principal amount of such Mortgage Loan or allocated loan amount (subject only to Permitted Encumbrances (as defined below) and the exceptions to paragraph 8 below (each such exception, a “Title Exception”)), except as the enforcement thereof may be limited by the Standard Qualifications. Such Mortgaged Property (subject to Permitted Encumbrances and Title Exceptions) as of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, is free and clear of any recorded mechanics’ or materialmen’s liens and other recorded encumbrances that would be prior to or equal with the lien of the related Mortgage (which lien secures the related Whole Loan, in the case of a Mortgage Loan that is part of a Whole Loan), except those which are bonded over, escrowed for or insured against by the applicable Title Policy (as described below), and as of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, no rights exist which under law could give rise to any such lien

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or encumbrance that would be prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by the applicable Title Policy. Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required to effect such perfection.

8.    Permitted Liens; Title Insurance. Each Mortgaged Property securing a Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy or a “marked up” commitment, in each case with escrow instructions and binding on the title insurer) (the “Title Policy”) in the original principal amount of such Mortgage Loan (or with respect to a Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the Mortgage, the first priority lien of the Mortgage (which lien secures the related Whole Loan, in the case of a Mortgage Loan that is part of a Whole Loan), which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and assessments not yet due and payable; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record specifically identified in the Title Policy; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property; (f) if the related Mortgage Loan constitutes a cross-collateralized Mortgage Loan, the lien of the Mortgage for another Mortgage Loan contained in the same cross-collateralized group of Mortgage Loans, and (g) condominium declarations of record and identified in such Title Policy, provided that none of clauses (a) through (g), individually or in the aggregate, materially and adversely interferes with the value or principal use of the Mortgaged Property, the security intended to be provided by such Mortgage, or the current ability of the related Mortgaged Property to generate net cash flow sufficient to service the related Mortgage Loan or the Mortgagor’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”). For purposes of clause (a) of the immediately preceding sentence, any such taxes, assessments and other charges shall not be considered due and payable until the date on which interest and/or penalties would be payable thereon. Except as contemplated by clause (f) of the second preceding sentence none of the Permitted Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien of the related Mortgage. Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no claims have been made by the Mortgage Loan Seller thereunder and no claims have been paid thereunder. Neither the Mortgage Loan Seller, nor to the Mortgage Loan Seller’s knowledge, any other holder of the Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy. Each Title Policy contains no exclusion for, or affirmatively insures (except for any Mortgaged Property located in a jurisdiction where such affirmative insurance is not available in which case such exclusion may exist), (a) that the Mortgaged Property shown on the survey is the same as the property legally described in the Mortgage and (b) to the extent that the Mortgaged Property consists of two or more adjoining parcels, such parcels are contiguous.
9.    Junior Liens. It being understood that B notes secured by the same Mortgage as a Mortgage Loan are not subordinate mortgages or junior liens, except for any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan, as of the Cut-off Date there are no subordinate mortgages or junior mortgage liens encumbering the related Mortgaged Property other than Permitted Encumbrances, mechanics’ or materialmen’s liens (which are the subject of the representation in paragraph (7) above), and equipment and other personal property financing. The Mortgage Loan Seller has no knowledge of any mezzanine debt secured directly by interests in the related Mortgagor other than as set forth on Schedule D-1 to this Annex D-1.

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10. Assignment of Leases and Rents. There exists as part of the related Mortgage File an Assignment of Leases (either as a separate instrument or incorporated into the related Mortgage). Subject to the Permitted Encumbrances and Title Exceptions (and, in the case of a Mortgage Loan that is part of a Whole Loan, subject to the related Assignment of Leases constituting security for the entire Whole Loan), each related Assignment of Leases creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related Mortgagor to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Standard Qualifications. The related Mortgage or related Assignment of Leases, subject to applicable law and the Standard Qualifications, provides that, upon an event of default under the Mortgage Loan, a receiver may be appointed for the collection of rents or for the related Mortgagee to enter into possession to collect the rents or for rents to be paid directly to the Mortgagee.

11. Financing Statements. Subject to the Standard Qualifications, each Mortgage Loan or related security agreement establishes a valid security interest in, and a UCC-1 financing statement has been filed and/or recorded (or, in the case of fixtures, the Mortgage constitutes a fixture filing) in all places necessary at the time of the origination of the Mortgage Loan (or, if not filed and/or recorded, has submitted or caused to be submitted in proper form for filing and/or recording) to perfect a valid security interest in, the personal property (creation and perfection of which is governed by the UCC) owned by the Mortgagor and necessary to operate such Mortgaged Property in its current use other than (1) non-material personal property, (2) personal property subject to purchase money security interests and (3) personal property that is leased equipment. Each UCC-1 financing statement, if any, filed with respect to personal property constituting a part of the related Mortgaged Property and each UCC-3 assignment, if any, filed with respect to such financing statement was in suitable form for filing in the filing office in which such financing statement was filed. Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required to effect such perfection.

12. Condition of Property. The Mortgage Loan Seller or the originator of the Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within six months of origination of the Mortgage Loan and within twelve months of the Cut-off Date.

An engineering report or property condition assessment was prepared in connection with the origination of each Mortgage Loan no more than twelve months prior to the Cut-off Date. To the Mortgage Loan Seller’s knowledge, based solely upon due diligence customarily performed in connection with the origination of comparable mortgage loans, as of the Closing Date, each related Mortgaged Property was free and clear of any material damage (other than (i) deferred maintenance for which escrows were established at origination and (ii) any damage fully covered by insurance) that would affect materially and adversely the use or value of such Mortgaged Property as security for the Mortgage Loan.

13. Taxes and Assessments. As of the date of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, all taxes, governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges) due with respect to the Mortgaged Property (excluding any related personal property) securing a Mortgage Loan that is or could become a lien on the related Mortgaged Property that became due and owing prior to the Cut-off Date with respect to each related Mortgaged Property have been paid, or, if the appropriate amount of such taxes or charges is being appealed or is otherwise in dispute, the unpaid taxes or charges are covered by an escrow of funds or other security sufficient to pay such tax or charge and reasonably estimated interest and penalties, if any, thereon. For purposes of this representation and warranty, any such taxes, assessments and other charges shall not be considered due and payable until the date on which interest and/or penalties would be payable thereon.

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14. Condemnation. As of the date of origination and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, there is no proceeding pending and, to the Mortgage Loan Seller’s knowledge as of the date of origination and as of the Cut-off Date, there is no proceeding threatened for the total or partial condemnation of such Mortgaged Property that would have a material adverse effect on the value, use or operation of the Mortgaged Property.

15. Actions Concerning Mortgage Loan. To the Mortgage Loan Seller’s knowledge, based on evaluation of the Title Policy (as defined in paragraph 8), an engineering report or property condition assessment as described in paragraph 12, applicable local law compliance materials as described in paragraph 26, and the ESA (as defined in paragraph 43), as of origination there was no pending or filed action, suit or proceeding, arbitration or governmental investigation involving any Mortgagor, guarantor, or Mortgagor’s interest in the Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) such Mortgagor’s title to the Mortgaged Property, (b) the validity or enforceability of the Mortgage, (c) such Mortgagor’s ability to perform under the related Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the principal benefit of the security intended to be provided by the Mortgage Loan documents, or (f) the current principal use of the Mortgaged Property.

16. Escrow Deposits. All escrow deposits and escrow payments currently required to be escrowed with the Mortgagee pursuant to each Mortgage Loan (including capital improvements and environmental remediation reserves) are in the possession, or under the control, of the Mortgage Loan Seller or its servicer, and there are no delinquencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits (or the right thereto) that are required under the related Mortgage Loan documents are being conveyed by the Mortgage Loan Seller to the depositor or its servicer (or, in the case of a Non-Serviced Mortgage Loan, to the related depositor under the Non-Serviced PSA or the related Non-Serviced Master Servicer).

17. No Holdbacks. The principal amount of the Mortgage Loan stated on the Mortgage Loan Schedule has been fully disbursed as of the Closing Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs, occupancy, performance or other matters with respect to the related Mortgaged Property, the Mortgagor or other considerations determined by the Mortgage Loan Seller to merit such holdback).

18. Insurance. Each related Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all risk form” that includes replacement cost valuation issued by an insurer or insurers meeting the requirements of the related Mortgage Loan documents and having a claims-paying or financial strength rating meeting the Insurance Ratings Requirements (as defined below), in an amount (subject to customary deductibles) not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Mortgagor included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

“Insurance Ratings Requirements” means either (1) a claims paying or financial strength rating of at least “A-:VIII” from A.M. Best Company (“A.M. Best”) or “A3” (or the equivalent) from Moody’s Investors Service, Inc. (“Moody’s”) or “A-” from S&P Global Ratings (“S&P”) or (2) the Syndicate Insurance Ratings Requirements. “Syndicate Insurance Ratings Requirements” means insurance provided by a syndicate of insurers, as to which (i) if such syndicate consists of 5 or more members, at least 60% of the coverage is provided by insurers that meet the Insurance Ratings Requirements (under clause (1) of the definition of such term) and up to 40% of the coverage is provided by insurers that have a claims paying or financial strength rating of at least “BBB-” by S&P or at least “Baa3” by Moody’s, and (ii) if such syndicate consists of 4 or fewer members, at least 75% of the coverage is provided by insurers that meet the Insurance Ratings

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Requirements (under clause (1) of the definition of such term) and up to 25% of the coverage is provided by insurers that have a claims paying or financial strength rating of at least “BBB-” by S&P or at least “Baa3” by Moody’s.

Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Mortgage Loan documents, by business interruption or rental loss insurance which (subject to a customary deductible) covers a period of not less than 12 months (or with respect to each Mortgage Loan on a single asset with a principal balance of $50 million or more, 18 months).

If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the related Mortgagor is required to maintain insurance in an amount equal to the least of (a) the maximum amount available under the National Flood Insurance Program, plus such additional excess flood coverage in an amount as is generally required by prudent institutional commercial mortgage lenders originating mortgage loans for securitization, (b) the outstanding principal amount of the Mortgage Loan and (c) the insurable value of the Mortgaged Property.

If the Mortgaged Property is located within 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Florida, Georgia, South Carolina or North Carolina, the related Mortgagor is required to maintain coverage for windstorm and/or windstorm related perils and/or “named storms” issued by an insurer or insurers meeting the Insurance Ratings Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms, in an amount not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Mortgagor and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property by an insurer or insurers meeting the Insurance Ratings Requirements.

The Mortgaged Property is covered, and required to be covered pursuant to the related Mortgage Loan documents, by a commercial general liability insurance policy issued by an insurer or insurers meeting the Insurance Ratings Requirements including coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by the Mortgage Loan Seller for similar commercial and multifamily loans intended for securitization, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the seismic condition of such property, for the sole purpose of assessing the probable maximum loss or scenario expected loss (“PML”) for the Mortgaged Property in the event of an earthquake. In such instance, the PML was based on a 475-year return period, an exposure period of 50 years and a 10% probability of exceedance. If the resulting report concluded that the PML would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained from an insurer rated at least “A:VIII” by A.M. Best or “A3” (or the equivalent) from Moody’s or “A-” by S&P in an amount not less than 100% of the PML.

The Mortgage Loan documents require insurance proceeds (or an amount equal to such insurance proceeds) in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the then-outstanding principal amount of the related Mortgage Loan or Whole Loan, as applicable, the Mortgagee (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such Mortgage Loan together with any accrued interest thereon.

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All premiums on all insurance policies referred to in this section that are required by the Mortgage Loan documents to be paid as of the Cut-off Date have been paid, and such insurance policies name the Mortgagee under the Mortgage Loan and its successors and assigns as a loss payee under a mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional insured. Such insurance policies will inure to the benefit of the trustee (or, in the case of a Non-Serviced Mortgage Loan, the applicable Non-Serviced Trustee). Each related Mortgage Loan obligates the related Mortgagor to maintain all such insurance and, at such Mortgagor’s failure to do so, authorizes the Mortgagee to maintain such insurance at the Mortgagor’s cost and expense and to charge such Mortgagor for related premiums. All such insurance policies (other than commercial liability policies) require at least 10 days’ prior notice to the Mortgagee of termination or cancellation arising because of nonpayment of a premium and at least 30 days’ prior notice to the Mortgagee of termination or cancellation (or such lesser period, not less than 10 days, as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by the Mortgage Loan Seller.

19. Access; Utilities; Separate Tax Parcels. Based solely on evaluation of the Title Policy (as defined in paragraph 8) and survey, if any, an engineering report or property condition assessment as described in paragraph 12, applicable local law compliance materials as described in paragraph 26, and the ESA (as defined in paragraph 43), each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has permanent access from a recorded easement or right of way permitting ingress and egress to/from a public road, (b) is served by or has access rights to public or private water and sewer (or well and septic) and other utilities necessary for the current use of the Mortgaged Property, all of which are adequate for the current use of the Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been made or is required to be made to the applicable governing authority for creation of separate tax parcels (or the Mortgage Loan documents so require such application in the future), in which case the Mortgage Loan requires the Mortgagor to escrow an amount sufficient to pay taxes for the existing tax parcel of which the Mortgaged Property is a part until the separate tax parcels are created.

20. No Encroachments. To the Mortgage Loan Seller’s knowledge based solely on surveys obtained in connection with origination and the Title Policy obtained in connection with the origination of each Mortgage Loan, and except for encroachments that do not materially and adversely affect the current marketability or principal use of the Mortgaged Property: (a) all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such Mortgage Loan are within the boundaries of the related Mortgaged Property, except for encroachments that are insured against by the applicable Title Policy; (b) no material improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that are insured against by the applicable Title Policy; and (c) no material improvements encroach upon any easements except for encroachments that are insured against by the applicable Title Policy.

21. No Contingent Interest or Equity Participation. No Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature or an equity participation by the Mortgage Loan Seller.

22. REMIC. The Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code (but determined without regard to the rule in Treasury Regulations Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (A) the issue price of the Mortgage Loan to the related Mortgagor at origination did not exceed the non-contingent principal amount of the Mortgage Loan and (B) either: (a) such Mortgage Loan is secured by an interest in real property (including permanently affixed buildings and distinct structural components, such as wiring, plumbing systems and central heating and air-conditioning systems, that are integrated into such buildings, serve such buildings in their passive functions and do not produce or contribute to the production of income other than consideration for

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the use or occupancy of space, but excluding personal property) having a fair market value (i) at the date the Mortgage Loan was originated at least equal to 80% of the adjusted issue price of the Mortgage Loan (together with any related Pari Passu Companion Loans) on such date or (ii) at the Closing Date at least equal to 80% of the adjusted issue price of the Mortgage Loan (together with any related Pari Passu Companion Loans) on such date, provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (B) a proportionate amount of any lien that is in parity with the Mortgage Loan; or (b) substantially all of the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such Mortgage Loan (other than a recourse feature or other third-party credit enhancement within the meaning of Treasury Regulations Section 1.860G-2(a)(1)(ii)). If the Mortgage Loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such Mortgage Loan or (y) satisfies the provisions of either sub-clause (B)(a)(i) above (substituting the date of the last such modification for the date the Mortgage Loan was originated) or sub-clause (B)(a)(ii), including the proviso thereto. Any prepayment premiums and yield maintenance charges applicable to the Mortgage Loan constitute “customary prepayment penalties” within the meaning of Treasury Regulations Section 1.860G-1(b)(2). All terms used in this paragraph shall have the same meanings as set forth in the related Treasury Regulations.

23. Compliance with Usury Laws. The mortgage rate (exclusive of any default interest, late charges, yield maintenance charge or prepayment premium) of such Mortgage Loan complied as of the date of origination with, or was exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.

24. Authorized to do Business. To the extent required under applicable law, as of the Cut-off Date or as of the date that such entity held the Mortgage Note, each holder of the Mortgage Note was authorized to transact and do business in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such Mortgage Loan by the Trust.

25. Trustee under Deed of Trust. With respect to each Mortgage which is a deed of trust, as of the date of origination and, to the Mortgage Loan Seller’s knowledge, as of the Closing Date, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the Mortgage and applicable law or may be substituted in accordance with the Mortgage and applicable law by the related Mortgagee.

26. Local Law Compliance. To the Mortgage Loan Seller’s knowledge, based upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, a survey, or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial and multifamily mortgage loans intended for securitization, the improvements located on or forming part of each Mortgaged Property securing a Mortgage Loan are in material compliance with applicable laws, zoning ordinances, rules, covenants, and restrictions (collectively “Zoning Regulations”) governing the occupancy, use, and operation of such Mortgaged Property or constitute a legal non-conforming use or structure and any non-conformity with zoning laws constitutes a legal non-conforming use or structure which does not materially and adversely affect the use, operation or value of such Mortgaged Property. In the event of casualty or destruction, (a) the Mortgaged Property may be restored or repaired to the full extent necessary to maintain the use of the structure immediately prior to such casualty or destruction, (b) law and ordinance insurance coverage has been obtained for the Mortgaged Property in amounts customarily required by the Mortgage Loan Seller for similar commercial and multifamily loans intended for securitization, (c) title insurance policy coverage has been obtained with respect to any non-conforming use or structure, or (d) the inability to restore the Mortgaged Property to the full extent of the use or structure immediately prior to the casualty would not materially and adversely affect the use or operation of such Mortgaged Property. The Mortgage Loan documents

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require the related Mortgagor to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located.

27. Licenses and Permits. Each Mortgagor covenants in the Mortgage Loan documents that it shall keep all material licenses, permits, franchises, certificates of occupancy and applicable governmental approvals necessary for the operation of the Mortgaged Property in full force and effect, and to the Mortgage Loan Seller’s knowledge based upon any of a letter from any government authorities, zoning consultant’s report or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial and multifamily mortgage loans intended for securitization; all such material licenses, permits, franchises, certificates of occupancy and applicable governmental approvals are in effect or the failure to obtain or maintain such material licenses, permits, franchises or certificates of occupancy and applicable governmental approvals does not materially and adversely affect the use and/or operation of the Mortgaged Property as it was used and operated as of the date of origination of the Mortgage Loan or the rights of a holder of the related Mortgage Loan. The Mortgage Loan documents require the related Mortgagor to comply in all material respects with all applicable regulations, zoning and building laws.

28. Recourse Obligations. The Mortgage Loan documents for each Mortgage Loan (a) provide that such Mortgage Loan becomes full recourse to the Mortgagor and guarantor (which is a natural person or persons, or an entity or entities distinct from the Mortgagor (but may be affiliated with the Mortgagor) that collectively, as of the date of origination of the related Mortgage Loan, have assets other than equity in the related Mortgaged Property that are not de minimis) in any of the following events (or negotiated provisions of substantially similar effect): (i) if any petition for bankruptcy, insolvency, dissolution or liquidation pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by, consented to, or acquiesced in by, the Mortgagor; (ii) the Mortgagor or guarantor shall have solicited or caused to be solicited petitioning creditors to cause an involuntary bankruptcy filing with respect to the Mortgagor or (iii) voluntary transfers of either the Mortgaged Property or controlling equity interests in the Mortgagor made in violation of the Mortgage Loan documents; and (b) contains provisions for recourse against the Mortgagor and guarantor (which is a natural person or persons, or an entity or entities distinct from the Mortgagor (but may be affiliated with the Mortgagor) that collectively, as of the date of origination of the related Mortgage Loan, have assets other than equity in the related Mortgaged Property that are not de minimis), for losses and damages resulting from the following (or negotiated provisions of substantially similar effect): (i) the Mortgagor’s misappropriation of rents after an event of default, security deposits, insurance proceeds, or condemnation awards; (ii) the Mortgagor’s fraud or intentional material misrepresentation; (iii) breaches of the environmental covenants in the Mortgage Loan documents; or (iv) the Mortgagor’s commission of intentional material physical waste at the Mortgaged Property (but, in some cases, only to the extent there is sufficient cash flow generated by the related Mortgaged Property to prevent such waste).

29. Mortgage Releases. The terms of the related Mortgage or related Mortgage Loan documents do not provide for release of any material portion of the Mortgaged Property from the lien of the Mortgage except (a) a partial release, accompanied by principal repayment, or partial defeasance (as described in paragraph 34) of not less than a specified percentage at least equal to 110% of the related allocated loan amount of such portion of the Mortgaged Property, (b) upon payment in full of such Mortgage Loan, (c) upon a Defeasance (defined in paragraph 34 below), (d) releases of out-parcels that are unimproved or other portions of the Mortgaged Property which will not have a material adverse effect on the underwritten value of the Mortgaged Property and which were not afforded any material value in the appraisal obtained at the origination of the Mortgage Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (e) as required pursuant to an order of condemnation. With respect to any partial release under the preceding clauses (a) or (d), either: (x) such release of collateral (i) would not constitute a “significant modification” of the subject Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b)(2) and (ii) would not cause the subject Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Section 860G(a)(3)(A) of the Code; or (y) the Mortgagee or servicer can, in accordance with the related Mortgage Loan documents, condition

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such release of collateral on the related Mortgagor’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x). For purposes of the preceding clause (x), if the fair market value of the real property constituting such Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the Mortgage Loan) after the release is not equal to at least 80% of the principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans) outstanding after the release, the Mortgagor is required to make a payment of principal in an amount not less than the amount required by the REMIC Provisions.

In the case of any Mortgage Loan, in the event of a taking of any portion of a Mortgaged Property by a State or any political subdivision or authority thereof, whether by legal proceeding or by agreement, unless an opinion of counsel is delivered as specified in clause (y) of the preceding paragraph, the Mortgagor can be required to pay down the principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans) in an amount not less than the amount required by the REMIC Provisions and, to such extent, the award from any such taking may not be required to be applied to the restoration of the Mortgaged Property or released to the Mortgagor, if, immediately after the release of such portion of the Mortgaged Property from the lien of the Mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the Mortgage Loan) is not equal to at least 80% of the remaining principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans).

No such Mortgage Loan that is secured by more than one Mortgaged Property or that is cross-collateralized with another Mortgage Loan permits the release of cross-collateralization of the related Mortgaged Properties or a portion thereof, including due to a partial condemnation, other than in compliance with the REMIC Provisions.

30. Financial Reporting and Rent Rolls. Each Mortgage Loan requires the Mortgagor to provide the owner or holder of the Mortgage Loan with (a) quarterly (other than for single-tenant properties) and annual operating statements, (b) quarterly (other than for single-tenant properties) rent rolls (or maintenance schedules in the case of Mortgage Loans secured by residential cooperative properties) for properties that have any individual lease which accounts for more than 5% of the in-place base rent, and (c) annual financial statements.

31. Acts of Terrorism Exclusion. With respect to each Mortgage Loan over $20 million, and to the Mortgage Loan Seller’s knowledge with respect to each Mortgage Loan of $20 million or less, as of origination the related special-form all-risk insurance policy and business interruption policy (issued by an insurer or insurers meeting the Insurance Ratings Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended (collectively referred to as “TRIPRA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each Mortgage Loan, the related Mortgage Loan documents do not expressly waive or prohibit the Mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIPRA, or damages related thereto, except to the extent that any right to require such coverage may be limited by commercial availability on commercially reasonable terms, or as otherwise indicated on Annex D-2; provided that if TRIPRA or a similar or subsequent statute is not in effect, then, provided that terrorism insurance is commercially available, the Mortgagor under each Mortgage Loan is required to carry terrorism insurance, but in such event the Mortgagor shall not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable in respect of the property and business interruption/rental loss insurance required under the related Mortgage Loan documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance) at the time of the origination of the Mortgage Loan, and if the cost of terrorism insurance exceeds such amount, the Mortgagor is

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required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.

32. Due on Sale or Encumbrance. Subject to specific exceptions set forth below, each Mortgage Loan contains a “due-on-sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the consent of the holder of the Mortgage (which consent, in some cases, may not be unreasonably withheld) and/or complying with the requirements of the related Mortgage Loan documents (which provide for transfers without the consent of the Mortgagee which are customarily acceptable to the Mortgage Loan Seller, including, but not limited to, transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the Mortgage Loan documents), (a) the related Mortgaged Property, or any equity interest of greater than 50% in the related Mortgagor, is directly or indirectly pledged, transferred or sold (in each case, a “Transfer”), other than as related to (i) family and estate planning Transfers or Transfers upon death or legal incapacity, (ii) Transfers to certain affiliates as defined in the related Mortgage Loan documents, (iii) Transfers of less than, or other than, a controlling interest in a Mortgagor, (iv) Transfers to another holder of direct or indirect equity in the Mortgagor, a specific Person designated in the related Mortgage Loan documents or a Person satisfying specific criteria identified in the related Mortgage Loan documents, (v) Transfers of common stock in publicly traded companies, (vi) a substitution or release of collateral within the parameters of paragraphs 29 and 34 herein, or (vii) by reason of any mezzanine debt that existed at the origination of the related Mortgage Loan as set forth on Schedule D-1 to this Annex D-1, or future permitted mezzanine debt as set forth on Schedule D-2 to this Annex D-1 or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any Companion Loan of any Mortgage Loan or any subordinate debt that existed at origination and is permitted under the related Mortgage Loan documents, (ii) purchase money security interests (iii) any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan as set forth on Schedule D-3 to this Annex D-1 or (iv) Permitted Encumbrances. The Mortgage or other Mortgage Loan documents provide that to the extent any Rating Agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the Mortgagor is responsible for such payment along with all other reasonable fees and expenses incurred by the Mortgagee relative to such transfer or encumbrance.

33. Single-Purpose Entity. Each Mortgage Loan requires the Mortgagor to be a Single-Purpose Entity for at least as long as the Mortgage Loan is outstanding. Each Mortgage Loan with a Cut-off Date Balance of $30 million or more has a counsel’s opinion regarding non-consolidation of the Mortgagor. For this purpose, a “Single-Purpose Entity” shall mean an entity, other than an individual, whose organizational documents and the related Mortgage Loan documents (or if the Mortgage Loan has a Cut-off Date Balance equal to $10 million or less, its organizational documents or the related Mortgage Loan documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties and prohibit it from engaging in any business unrelated to such Mortgaged Property or Mortgaged Properties, and whose organizational documents further provide, or which entity represented in the related Mortgage Loan documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Mortgaged Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Mortgage Loan documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a Mortgagor for a Mortgage Loan that is cross-collateralized and cross-defaulted with the related Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.

34. Defeasance. With respect to any Mortgage Loan that, pursuant to the Mortgage Loan documents, can be defeased (a “Defeasance”), (i) the Mortgage Loan documents provide for defeasance as a unilateral right of the Mortgagor, subject to satisfaction of conditions specified in the Mortgage Loan documents; (ii) the Mortgage Loan cannot be defeased within two years after the Closing Date; (iii) the Mortgagor is permitted to pledge only United States “government

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securities” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(ii), the revenues from which will be sufficient to make all scheduled payments under the Mortgage Loan when due, including the entire remaining principal balance on the maturity date (or on or after the first date on which payment may be made without payment of a Yield Maintenance Charge or Prepayment Premium), and if the Mortgage Loan permits partial releases of real property in connection with partial defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal amount equal to a specified percentage at least equal to 110% of the allocated loan amount for the real property to be released; (iv) the defeasance collateral is not permitted to be subject to prepayment, call, or early redemption; (v) the Mortgagor is required to provide a certification from an independent certified public accountant that the collateral is sufficient to make all scheduled payments under the Mortgage Note as set forth in clause (iii) above; (vi) the defeased note and the defeasance collateral are required to be assumed by a Single-Purpose Entity; (vii) the Mortgagor is required to provide an opinion of counsel that the Trustee has a perfected security interest in such collateral prior to any other claim or interest; and (viii) the Mortgagor is required to pay all rating agency fees associated with defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable expenses associated with defeasance, including, but not limited to, accountant’s fees and opinions of counsel.

35. Fixed Interest Rates. Each Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan, except in situations where default interest is imposed.

36. Ground Leases. For purposes of this Annex D-1, a “Ground Lease” shall mean a lease creating a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land and buildings and other improvements, if any, comprising the premises demised under such lease to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner.

With respect to any Mortgage Loan where the Mortgage Loan is secured by a ground leasehold estate in whole or in part, and the related Mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the Ground Lease and any estoppel or other agreement received from the ground lessor in favor of Mortgage Loan Seller, its successors and assigns (collectively, the “Ground Lease and Related Documents”), Mortgage Loan Seller represents and warrants that:

(a)  The Ground Lease or a memorandum regarding such Ground Lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction. The Ground Lease and Related Documents permit the interest of the lessee to be encumbered by the related Mortgage and do not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would materially adversely affect the security provided by the related Mortgage. No material change in the terms of the Ground Lease has occurred since its recordation, except by any written instruments which are included in the related Mortgage File;

(b) The lessor under such Ground Lease has agreed in a writing included in the related Mortgage File (or in such Ground Lease and Related Documents) that the Ground Lease may not be amended, modified, canceled or terminated by agreement of lessor and lessee without the prior written consent of the Mortgagee and that any such action without such consent is not binding on the Mortgagee, its successors or assigns, provided that the Mortgagee has provided lessor with notice of its lien in accordance with the terms of the Ground Lease;

(c)  The Ground Lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either the Mortgagor or the Mortgagee) that extends not less than 20 years beyond the stated maturity of the related Mortgage Loan, or 10 years past the stated maturity if such Mortgage Loan fully amortizes by the stated maturity (or with respect to a Mortgage Loan that accrues on an actual/360 basis, substantially amortizes);

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(d)  The Ground Lease either (i) is not subject to any interests, estates, liens or encumbrances superior to, or of equal priority with, the Mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances and Title Exceptions; or (ii) is the subject of a subordination, non-disturbance and attornment agreement or similar agreement to which the Mortgagee on the lessor’s fee interest is subject;

(e) Subject to the notice requirements of the Ground Lease and Related Documents, the Ground Lease does not place commercially unreasonable restrictions on the identity of the Mortgagee and the Ground Lease is assignable to the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor thereunder (or, if such consent is required it either has been obtained or cannot be unreasonably withheld, provided that such Ground Lease has not been terminated and all amounts due thereunder have been paid), and in the event it is so assigned, it is further assignable by the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor (or, if such consent is required it either has been obtained or cannot be unreasonably withheld, provided that such Ground Lease has not been terminated and all amounts due thereunder have been paid);

(f)   The Mortgage Loan Seller has not received any written notice of material default under or notice of termination of such Ground Lease. To the Mortgage Loan Seller’s knowledge, there is no material default under such Ground Lease and no condition that, but for the passage of time or giving of notice, would result in a material default under the terms of such Ground Lease and to the Mortgage Loan Seller’s knowledge, such Ground Lease is in full force and effect as of the Closing Date;

(g)  The Ground Lease and Related Documents require the lessor to give to the Mortgagee written notice of any default, and provide that no notice of default or termination is effective against the Mortgagee unless such notice is given to the Mortgagee;

(h)  A Mortgagee is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease through legal proceedings) to cure any default under the Ground Lease which is curable after the Mortgagee’s receipt of notice of any default before the lessor may terminate the Ground Lease;

(i)   The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by the Mortgage Loan Seller in connection with the origination of similar commercial or multifamily loans intended for securitization;

(j)   Under the terms of the Ground Lease and Related Documents, any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than in respect of a total or substantially total loss or taking as addressed in subpart (k)) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Mortgage Loan documents) the Mortgagee or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest;

(k) In the case of a total or substantially total taking or loss, under the terms of the Ground Lease and Related Documents, any related insurance proceeds, or portion of the condemnation award allocable to ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest; and

(l)   Provided that the Mortgagee cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with the Mortgagee upon termination of the Ground Lease for any reason, including rejection of the Ground Lease in a bankruptcy proceeding.

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37. Servicing. The servicing and collection practices used by the Mortgage Loan Seller with respect to the Mortgage Loan have been, in all respects legal and have met with customary industry standards for servicing of commercial loans for conduit loan programs.

38. Origination and Underwriting. The origination practices of the Mortgage Loan Seller (or the related originator if the Mortgage Loan Seller was not the originator) with respect to each Mortgage Loan have been, in all material respects, legal and as of the date of its origination, such Mortgage Loan and the origination thereof complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan; provided that such representation and warranty does not address or otherwise cover any matters with respect to federal, state or local law otherwise covered in this Annex D-1.

39. Intentionally Omitted.

40. No Material Default; Payment Record. No Mortgage Loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required payments in the prior 12 months (or since origination if such Mortgage Loan has been originated within the past 12 months), and as of the Cut-off Date, no Mortgage Loan is delinquent (beyond any applicable grace or cure period) in making required payments. To the Mortgage Loan Seller’s knowledge, there is (a) no material default, breach, violation or event of acceleration existing under the related Mortgage Loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, which default, breach, violation or event of acceleration in the case of either clause (a) or clause (b), materially and adversely affects the value of the Mortgage Loan or the value, use or operation of the related Mortgaged Property; provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by the Mortgage Loan Seller in this Annex D-1. No person other than the holder of such Mortgage Loan may declare any event of default under the Mortgage Loan or accelerate any indebtedness under the Mortgage Loan documents.

41. Bankruptcy. As of the date of origination of the related Mortgage Loan and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, neither the Mortgaged Property (other than any tenants of such Mortgaged Property), nor any portion thereof, is the subject of, and no Mortgagor, guarantor or tenant occupying a single-tenant property is a debtor in state or federal bankruptcy, insolvency or similar proceeding.

42. Organization of Mortgagor. With respect to each Mortgage Loan, in reliance on certified copies of the organizational documents of the Mortgagor delivered by the Mortgagor in connection with the origination of such Mortgage Loan, the Mortgagor is an entity organized under the laws of a state of the United States of America, the District of Columbia or the Commonwealth of Puerto Rico. Except with respect to any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan and other than as set forth on Schedule D-4 to this Annex D-1, no Mortgage Loan has a Mortgagor that is an Affiliate of a Mortgagor with respect to another Mortgage Loan. An “Affiliate” for purposes of this paragraph (42) means, a Mortgagor that is under direct or indirect common ownership and control with another Mortgagor.

43. Environmental Conditions. A Phase I environmental site assessment (or update of a previous Phase I and or Phase II environmental site assessment) and, with respect to certain Mortgage Loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements, was conducted by a reputable environmental consultant in connection with such Mortgage Loan within 12 months prior to its origination date (or an update of a previous ESA was prepared), and such ESA (i) did not identify the existence of recognized environmental conditions (as such term is defined in ASTM E1527-13 or its successor, hereinafter “Environmental Condition”) at the related Mortgaged Property or the need for further investigation, or (ii) if the existence of an Environmental Condition or need for further investigation was indicated in any such ESA, then at least one of the following statements is true: (A) an amount reasonably estimated by a reputable

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environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable environmental laws or the Environmental Condition has been escrowed by the related Mortgagor and is held or controlled by the related Mortgagee; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint or lead in drinking water, the only recommended action in the ESA is the institution of an operations or maintenance plan that can reasonably be expected to mitigate the identified risk, and such a plan has been required to be instituted by the related Mortgagor; (C) the Environmental Condition identified in the related environmental report was remediated or abated or contained in all material respects prior to the date hereof, and, if and as appropriate, a no further action, completion or closure letter or its equivalent was obtained from the applicable governmental regulatory authority (or the environmental issue affecting the related Mortgaged Property was otherwise listed by such governmental authority as “closed” or a reputable environmental consultant has concluded that no further action is required); (D) an environmental policy or a lender’s pollution legal liability insurance policy that covers liability for the identified circumstance or condition was obtained from an insurer rated no less than “A-” (or the equivalent) by Moody’s, S&P, Fitch Ratings, Inc. and/or A.M. Best; (E) a party not related to the Mortgagor was identified as the responsible party for such condition or circumstance and such responsible party has financial resources reasonably estimated to be adequate to address the situation; or (F) a party related to the Mortgagor having financial resources reasonably estimated to be adequate to address the situation is required to take action. To the Mortgage Loan Seller’s knowledge, except as set forth in the ESA, there is no Environmental Condition (as such term is defined in ASTM E1527-13 or its successor) at the related Mortgaged Property.

44. Intentionally Omitted.

45. Appraisal. The servicing file contains an appraisal of the related Mortgaged Property with an appraisal date within 6 months of the Mortgage Loan origination date, and within 12 months of the Cut-off Date. The appraisal is signed by an appraiser that (i) (A) is a Member of the Appraisal Institute or (B) has a comparable professional designation and possesses the level of experience required to evaluate commercial real estate collateral, and (ii) to the Mortgage Loan Seller’s knowledge, had no interest, direct or indirect, in the Mortgaged Property or the Mortgagor or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation.

46. Mortgage Loan Schedule. The information pertaining to each Mortgage Loan which is set forth in the Mortgage Loan Schedule attached as an exhibit to the related MLPA is true and correct in all material respects as of the Cut-off Date and contains all information required by the Pooling and Servicing Agreement to be contained therein.

47. Cross-Collateralization. No Mortgage Loan is cross-collateralized or cross-defaulted with any other mortgage loan that is outside the Mortgage Pool, except in the case of a Mortgage Loan that is part of a Whole Loan.

48. Advance of Funds by the Mortgage Loan Seller. Except for loan proceeds advanced at the time of loan origination or other payments contemplated by the Mortgage Loan documents, no advance of funds has been made by the Mortgage Loan Seller to the related Mortgagor, and no funds have been received from any person other than the related Mortgagor or an affiliate, directly, or, to the knowledge of the Mortgage Loan Seller, indirectly for, or on account of, payments due on the Mortgage Loan. Neither the Mortgage Loan Seller nor any affiliate thereof has any obligation to make any capital contribution to any Mortgagor under a Mortgage Loan, other than contributions made on or prior to the date hereof.

49. Compliance with Anti-Money Laundering Laws. The Mortgage Loan Seller has complied in all material respects with all applicable anti-money laundering laws and regulations, including without

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limitation the U.S. Anti-Money Laundering Act of 2020 and the USA Patriot Act of 2001 with respect to the origination of the Mortgage Loan.

For purposes of this Annex D-1, “Mortgagee” means the mortgagee, grantee or beneficiary under any Mortgage, any holder of legal title to any portion of any Mortgage Loan or, if applicable, any agent or servicer on behalf of such party.

For purposes of this Annex D-1, “Mortgagor” means the obligor or obligors on a Mortgage Note, including without limitation, any person that has acquired the related Mortgaged Property and assumed the obligations of the original obligor under the Mortgage Note and including in connection with any Mortgage Loan that utilizes an indemnity deed of trust structure, the borrower and the Mortgaged Property owner/payment guarantor/mortgagor individually and collectively, as the context may require.

For purposes of this Annex D-1, the phrases “the sponsor’s knowledge” and “the sponsor’s belief” and other words and phrases of like import mean, except where otherwise expressly set forth in these representations and warranties, the actual state of knowledge or belief of the sponsor, its officers and employees directly responsible for the underwriting, origination, servicing or sale of the Mortgage Loans regarding the matters expressly set forth in these representations and warranties in each case without having conducted any independent inquiry into such matters and without any obligation to have done so (except (i) having sent to the servicers servicing the Mortgage Loans on behalf of the sponsor, if any, specific inquiries regarding the matters referred to and (ii) as expressly set forth in these representations and warranties). All information contained in documents which are part of or required to be part of a Mortgage File (to the extent such documents exist) shall be deemed within the sponsor’s knowledge.

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Schedule D-1 to Annex D-1

MORTGAGE LOANS WITH EXISTING MEZZANINE DEBT

Wells Fargo Bank, National Association	Morgan Stanley Mortgage Capital Holdings LLC	Bank of America, National Association	National Cooperative Bank, N.A.	JPMorgan Chase Bank, National Association
None	None	None	None	None

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Schedule D-2 to Annex D-1

MORTGAGE LOANS WITH RESPECT TO WHICH MEZZANINE DEBT
IS PERMITTED IN THE FUTURE

Wells Fargo Bank, National Association	Morgan Stanley Mortgage Capital Holdings LLC	Bank of America, National Association	National Cooperative Bank, N.A.	JPMorgan Chase Bank, National Association
None	None	None	None	Midwest Industrial Portfolio (Loan No. 5)
BioMed MIT Portfolio (Loan No. 12)
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Schedule D-3 to Annex D-1

CROSS-COLLATERALIZED MORTGAGE LOANS

Wells Fargo Bank, National Association	Morgan Stanley Mortgage Capital Holdings LLC	Bank of America, National Association	National Cooperative Bank, N.A.	JPMorgan Chase Bank, National Association
None	None	None	None	None

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Schedule D-4 to Annex D-1

MORTGAGE LOANS WITH AFFILIATED BORROWERS (OTHER THAN
CROSS-COLLATERALIZED MORTGAGE LOANS)

Wells Fargo Bank, National Association	Morgan Stanley Mortgage Capital Holdings LLC	Bank of America, National Association	National Cooperative Bank, N.A.	JPMorgan Chase Bank, National Association
None	None	StorQuest - San Leandro, CA (Loan No. 35)	None	None
StorQuest - Vallejo, CA (Loan No. 55)
StorQuest - 51st Avenue, Phoenix, AZ (Loan No. 56)

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ANNEX D-2

EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

Wells Fargo Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(8) Permitted Liens; Title Insurance	Sheraton Denver Downtown Hotel (Loan No. 1)	The mortgaged property is security for 4 pari passu notes aggregating $180,000,000 (Denver Sheraton Whole Loan). The mortgaged property consists of the borrower’s land/ leased fee interest in a parcel improved by a Sheraton-managed hotel. The ground lessee, Denver HS-EF Court Place, LLC (including its successors/ assigns) has an option to purchase the entirety of the related fee interest, as follows: (i) by notice to ground lessor not later than June 30, 2035 (6 months prior to the last day of the 20th Lease Year) with closing occurring between July 1 and December 31, 2035 (the last 6 months of the 20th Lease Year) (the “First Purchase Option”); (ii) by notice to ground lessor not later than June 30, 2045 (6 months prior to the last day of the 30th Lease Year) with closing occurring between July 1 and December 31, 2045 (the last 6 months of the 30th Lease Year) (the “Second Purchase Option”); or (iii) in conjunction with a casualty affecting more than 25% of the leased premises or a substantial condemnation affecting substantially all of the leased premises (the “Casualty/Condemnation Option”). With respect to the First Purchase Option and Second Purchase Option, the option strike price is calculated using a 5% capitalization rate applied to the Base Rent payable during the twenty-first and thirty-first lease years, respectively (i.e., Base Rent divided by 0.05), together with certain defeasance or prepayment costs of the ground lessor’s financing if the settlement date is prior to the last three months of the related option period. The First Purchase Option, if exercised, would occur during the loan’s open prepayment period. The ground lessee’s current annual rent is $13,196,026.08. The Casualty/Condemnation Option uses the same option strike price formula as the First and Second Purchase Options, but is based on the then-current rent at the time of the applicable casualty/condemnation event. The calculation of the option strike price under each of the ground lessee’s option scenarios will yield an amount greater than the original principal balance of the Denver Sheraton Whole Loan.
(8) Permitted Liens; Title Insurance	Marriott Chicago O’Hare (Loan No. 8)	Franchisor (Marriott International, Inc.) has a Right of First Refusal (ROFR) to acquire the subject property if there is transfer of hotel or controlling direct or indirect interest in the Borrower to a competitor (generally, any person that exclusively develops, operates or franchises through or with a competitor of franchisor comprising at least 10 luxury service hotels, 20 full service hotels or 50 limited service hotels). The ROFR is not extinguished by foreclosure or deed-in-lieu thereof, and if transfer to competitor is by foreclosure, or if franchisee or its affiliates become a competitor, franchisor has right to purchase hotel upon notice to franchisee. Franchisor comfort letter provides that, if lender exercises remedies against franchisee, lender may appoint a lender affiliate to acquire the property and enter into a management or franchise agreement if it is not competitor or competitor affiliate; provided, however, that a lender affiliate will not be deemed a competitor simply due to its ownership of multiple or competing hotels or having engaged managers to manage such other hotels.
(8) Permitted Liens; Title Insurance	Courtyard Titusville Kennedy Space Center (Loan No. 15)	Franchisor (Marriott International, Inc.) has a Right of First Refusal (ROFR) to acquire the subject property if there is transfer of hotel or controlling direct or indirect interest in the Borrower to a competitor (generally, any person that exclusively develops, operates or franchises through or with a competitor of franchisor comprising at least 10 luxury service hotels, 20 full service hotels or 50 limited service hotels). The ROFR is not extinguished by foreclosure or deed-in-lieu thereof, and if transfer to competitor is by foreclosure, or if franchisee or its affiliates become a competitor, franchisor has right to purchase hotel upon notice to franchisee. Franchisor comfort letter provides that, if lender exercises remedies against franchisee, lender may appoint a lender affiliate to acquire the property and enter into a management or franchise agreement if it is not competitor or competitor affiliate; provided, however, that a
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Wells Fargo Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
lender affiliate will not be deemed a competitor simply due to its ownership of multiple or competing hotels or having engaged managers to manage such other hotels.
(12) Condition of Property	Sheraton Denver Downtown Hotel (Loan No. 1)	The mortgaged property consists of the borrower’s land/ leased fee interest in a parcel improved by a Sheraton-managed hotel. The borrower does not own the improvements during the lease term. While the land and improvements were inspected, no property condition assessment was required in connection with the loan origination.
(18) Insurance	Sheraton Denver Downtown Hotel (Loan No. 1)	The mortgaged property is security for 4 pari passu notes aggregating $180,000,000. (i) Property Insurance Deductible. The borrower has a leased fee interest in the mortgaged property and does not own or insure the improvements during the lease term. The loan documents permit a property insurance deductible up to $250,000. The tenant’s property insurance covering the related improvements has a $50,000 deductible. (ii) Leased Fee. The borrower has a leased fee interest in the mortgaged property, where the ground lessee or other non-borrower party constructed improvements and either maintains its own insurance or self-insures. Subject to applicable restoration obligations, casualty proceeds are payable to the ground lessee or other non-borrower party and/or its leasehold mortgagee.
(18) Insurance	Market Place Center (Loan No. 7)	The mortgaged property is security for 8 pari passu notes aggregating $135,000,000. The loan documents permit a property insurance deductible up to $1,500,000. The in-place deductible is $500,000.
(18) Insurance	Marriott Chicago O’Hare (Loan No. 8)	The loan documents permit a property insurance deductible up to $100,000. The in-place deductible is $100,000. Further, the loan documents permit the borrower to utilize a retention amount up to $2,000,000 in addition to the required deductible if, among other things, the retention amount is aggregated annually and fully pre-funded at all times during the loan term.
(18) Insurance	4 Union Square South (Loan No. 10)	The mortgaged property is security for 3 pari passu notes aggregating $120,000,000. (i) Property Insurance Deductible. The loan documents permit a property insurance deductible up to $250,000. The in-place deductible is $100,000. (ii) Lender Control over Disbursement of Casualty/ Condemnation Proceeds. The loan documents provide that, provided no event of default is continuing, the lender shall disburse net proceeds less than $10 million (approximately 8.3% of the whole loan amount) to the borrower for restoration work, subject to related conditions set forth therein. (iii) Captive Terrorism Insurance Provider. The loan documents provide that required terrorism insurance may be written by a non-rated captive insurer subject to certain conditions, including, among other things: (A) TRIPRA shall be in full force and effect; (B) the terrorism policy issued by such captive insurer, together with any other qualified terrorism policies in-place, provide per occurrence limit in an amount not less than replacement cost and rent loss coverage as otherwise required; (C) covered losses that are not reinsured by the federal government under TRIPRA and paid to the captive insurer shall be reinsured with a cut-through endorsement by an insurance company rated S&P “A-” and Moody’s “A2” or better or, if Moody’s does not rate such insurer, Best’s “A-/VIII” or better; (D) all reinsurance agreements between the captive insurer and other reinsurance providers shall be reasonably acceptable to lender; and (E) such captive insurer shall be licensed in the State of New York or other jurisdiction to the extent reasonably approved by lender and qualified to issue the terrorism policy in accordance with applicable legal requirements.
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Wells Fargo Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(18) Insurance	Courtyard Titusville Kennedy Space Center (Loan No. 15)	(i) Property Insurance Deductible/ Permitted Retention Amounts. The loan documents permit a property insurance deductible up to $500,000; provided that borrower is permitted to use a pre-funded retention amount for perils other than flood, earthquake and named storm up to a $5,000,000 aggregate deductible/$500,000 per occurrence deductible, subject to certain conditions, including (A) borrower’s providing evidence satisfactory to lender of the pre-funded deductible arrangement, (B) administration of the pre-funded account by a lender-approved third party administrator, (C) if pre-funded account funds are depleted, the borrower’s remaining liable for the full deductible amount until the fund is replenished. The in-place property insurance deductible is $500,000. The loan documents provide that the borrower and guarantors have personal liability for losses related to the existence of any property insurance deductible greater than $50,000 per occurrence. (ii) Premium Financing. The loan documents permit the borrower to pay insurance premiums through a third-party financing arrangement, subject to certain conditions, including (A) delivery of related documentation for the next ensuing policy period and evidence of the initial payment, and (B) the premium finance company and/ or the authorized broker of any insurance premium finance agreement shall have agreed to provide lender with notice of cancellation.
(28) Recourse Obligations	All Wells Fargo Loans (Loan Nos. 1, 6, 7, 8, 10, 15 and 27)	With respect to actions or events triggering recourse to the borrower or guarantor, the loan documents may provide additional qualifications or limitations, including those related to knowledge or intent, or recast the effect of a breach from springing recourse to a losses carve-out, in circumstances where, apart from identified bad acts of the borrower or guarantor, actions other than borrower-affiliated parties are involved, the property cash flow is inadequate for debt service or other required payments, the effect of the exercise of lender remedies restricts the borrower's access to adequate property cash flow for such purposes, inadequate property cash flow results in involuntary liens from other creditors, or there are lesser or time-limited violations of the triggering actions or events, including transfer violations that do not result in a property transfer or a change in control of the borrower, related to the borrower's inadvertent failure to provide adequate notice or timely or complete information otherwise required by the loan documents, or otherwise obtain necessary prior approval therefor.
(31) Acts of Terrorism Exclusion	All Wells Fargo Loans (Loan Nos. 1, 6, 7, 8, 10, 15 and 27)	To the extent exceptions have been taken to the Insurance representation (#18) for failure to provide required insurance, such as self-insurance and leased fee situations, such exceptions also apply to the Acts of Terrorism representation.
(33) Single-Purpose Entity	Market Place Center (Loan No. 7)	The mortgaged property is security for 8 pari passu notes aggregating $135,000,000. The loan documents permit property revenues to be managed and accounted for pursuant to a centralized cash management system between the borrower and any one of the following affiliates of Borrower: The Irvine Company LLC, The Irvine Company Acquisition and Development or Irvine Management Company (together, “permitted affiliates”), in which such funds are deposited into a concentration account owned, maintained and administered by any of the permitted affiliates and into which funds from other affiliates of The Irvine Company are also deposited. All funds in the concentration account are required to be tracked so that the cash attributable to the borrower will be accurately monitored and ascertainable, and the Borrower’s obligations will not be paid from funds attributable to the permitted affiliates, as applicable, or any affiliate of any of the foregoing. The Cash Management System is covered in the non-consolidation opinion.
D-2-3

Wells Fargo Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(33) Single-Purpose Entity	Courtyard Titusville Kennedy Space Center (Loan No. 15)	The SPE borrower previously acquired a north-adjacent parcel known as Lot C in 2018 and out-conveyed an 8.44 ace portion thereof in 2021. Lot C has historically been connected with commercial/ light industrial uses, including a bus maintenance facility and, since 1993, with a Lockheed Martin facility. The Florida regulatory authorities approved a “monitoring only” proposal for the site in 1995 that included sampling for certain detected contaminants. None of the targeted contaminants were identified above regulatory action levels. Based on a government records review and historical summary information from the Phase I environmental site assessment required in connection with loan origination, the lender determined that the current borrower did not have any environmental liability for its previously owned portions of Lot C, since, among other things, the low-level contamination pre-dated the borrower’s ownership. The loan documents provide that the borrowers and guarantors have personal liability for losses related to such prior owned property.

D-2-4

Morgan Stanley Mortgage Capital Holdings LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(7) Lien; Valid Assignment and (8) Permitted Liens; Title Insurance	Burke Centre (Loan No. 3)	The tenant Chick-Fil-A has a right of first offer with respect to its leased premises (if sold as a standalone offering and not part of a larger sale). The tenant Taco Bell has a right of first refusal with respect to its leased premises (if the landlord elects to sell solely the leased parcel and not a major part of a larger property). Pursuant to the Chick-Fil-A lease, the right of first offer does not apply to a foreclosure or deed in lieu thereof. Pursuant to a subordination, non-disturbance and attornment agreement, Taco Bell has agreed that the right of first refusal does not apply to a foreclosure or deed in lieu thereof. However, each such right may apply to subsequent transfers.
(7) Lien; Valid Assignment and (8) Permitted Liens; Title Insurance	Lancaster Plaza (Loan No. 17)	The tenant Food 4 Less has a right of first offer and right of first refusal to purchase any or all of (i) its own parcel, (ii) the parcel on which the gas station at the Mortgaged Property is located and (iii) the remaining portion of the Mortgaged Property, in each case if the landlord decides to sell or transfer the foregoing. Such right could potentially apply to a foreclosure or deed-in-lieu thereof, as well as to subsequent transfers.
(12) Condition of Property	3900 Bailey Ave (Loan No. 23)	The New York State Division of Housing and Community Renewal (“NYSD HCR”) approval of the Mortgage Loan stated that an Integrated Physical Needs Assessment (“IPNA”) prepared for the borrower identified $6,000,000 to $8,000,000 worth of capital improvements, including but not limited to Local Law 11 exterior façade, work, sewer line repairs, repairs to reinforced concrete column, Level A and parking garage repairs. The property condition report for the Mortgaged Property identified multiple immediate repair items, including FISP Inspections and Reports, clearing of New York City Department of Buildings, Fire Department, and Housing Preservation Department violations and penalties. Although the NYSD HCR approval states that the purpose of the Mortgage Loan is to perform the work identified in the IPNA, neither such work nor the work identified in the property condition report is required by the Mortgage Loan documents to be performed, nor has any of such work been reserved for.
(12) Condition of Property	Karen Gardens (Loan No. 37)	The property condition assessment identified $651,242 of immediate repairs, of which $496,460 was for civil penalties for New York City Department of Buildings violations and $115,632 was for New York City Local Law 11 repairs to address unsafe conditions. At origination, $814,053 was reserved for immediate repairs.
(18) Insurance	All MSMCH Mortgage Loans (Loan Nos. 2, 3, 9, 16, 17, 18, 19, 20, 21, 23, 28, 37, 38, 39, 41 and 52)

The Mortgage Loan documents may allow the Mortgagor to obtain insurance from an insurer that does not meet the required rating if it obtains a “cut through endorsement” from an insurance company that meets the required rating. The Mortgage Loan documents may also allow the Mortgagor to obtain insurance from an insurer that does not meet the required rating if a parent company that owns at least 51% of the insurer has the required rating and use of such insurance is approved by the rating agencies.

The threshold for the lender having the right to hold and disburse insurance proceeds may be based on 5% of the original principal amount rather than 5% of the outstanding principal amount.

The Mortgage Loan documents may provide that the Mortgagor may obtain insurance that does not meet the requirements otherwise set forth in the Mortgage Loan documents, and may not meet the requirements of Representation 18, provided that approval of the lender or rating confirmation is obtained for such non-compliant insurance.

In addition, all exceptions to Representation 31 set forth herein for all MSMCH Mortgage Loans are also exceptions to this Representation 18.

D-2-5

Morgan Stanley Mortgage Capital Holdings LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(18) Insurance	Burke Centre (Loan No. 3)	The Mortgage Loan permits the parcel that is leased by the tenant Kohl’s Inc. (“Kohl’s”) to be insured by third party insurance purchased by Kohl’s, which insurance may have a deductible of $5,000,000. Such a deductible is larger than customary.
(26) Local Law Compliance (27) Licenses and Permits	3900 Bailey Ave (Loan No. 23) Karen Gardens (Loan No. 37)	With respect to each of such Mortgage Loans, the exceptions to Representation 12 is also an exception to Representations 26 and 27.
(28) Recourse Obligations	Burke Centre (Loan No. 3)	The assets of the entity that is the non-recourse carveout guarantor and environmental indemnitor are de minimis, and accordingly the Mortgage Loan should be regarded as effectively not having a non-recourse carveout guarantor or separate environmental indemnitor.
(28) Recourse Obligations	1919 Madison Avenue (Loan No. 18) Meadowlark Gardens (Loan No. 21) 3900 Bailey Ave (Loan No. 23) Karen Gardens (Loan No. 37) Hartsdale Gardens Coop (Loan No. 39)	There is no non-recourse carveout guarantor or separate environmental indemnitor for the Mortgage Loan.
(28) Recourse Obligations	All MSMCH Mortgage Loans (Loan Nos. 2, 3, 9, 16, 17, 18, 19, 20, 21, 23, 28, 37, 38, 39, 41 and 52)

The environmental indemnity agreements or other Mortgage Loan documents may contain provisions to the effect that, if an environmental insurance policy reasonably acceptable to the lender is obtained with respect to the Mortgaged Property, the lender and other indemnified parties (or, if applicable, the indemnitors) are required to first make a claim under such environmental insurance policy, or to allow the environmental indemnitors to make such a claim, and may not make a claim against the environmental indemnitors, except to the extent that such environmental insurance policy does not cover the losses suffered and/or does not fully cover the costs of such losses or of any remediation or the lender or other indemnified parties have been unable to recover under such environmental insurance policy with respect to all or a portion of such costs or losses within a reasonable period of time despite good faith efforts to do so (or in certain cases, within a specified time period after the date the lender or other indemnified parties (or the indemnitors, if applicable) commenced efforts to collect such environmental losses).

The Mortgage Loan documents may provide that there will not be recourse for voluntary transfers of either the Mortgaged Property or equity interests in the Mortgagor made in violation of the Mortgage Loan documents to the extent of failure to comply with administrative requirements of notice and updated organizational charts for what would otherwise constitute permitted transfers.

(29) Mortgage Releases	Burke Centre (Loan No. 3)	The Mortgage Loan documents permit the partial release of the parcel leased by Kohl’s for an amount equal to the greater of (i) $22,400,000 (which is equal to the separate appraised value for such parcel set forth in the related appraisal) and (ii) an amount sufficient such that, after giving effect to the partial release, the debt yield for the remaining property shall not be less than 8.25%.
D-2-6

Morgan Stanley Mortgage Capital Holdings LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(31) Acts of Terrorism Exclusion	All MSMCH Mortgage Loans (Loan Nos. 2, 3, 9, 16, 17, 18, 19, 20, 21, 23, 28, 37, 38, 39, 41 and 52)

The Mortgage Loan documents may allow terrorism insurance to be obtained from an insurer that is rated at least investment grade (i.e. “BBB-”) by S&P and also rated at least “BBB-” by Fitch, and/or “Baa3” by Moody’s (if such rating agencies rate any securitization of such mortgage loans and also rate the insurer). In addition, with respect to terrorism insurance, the Mortgage Loan documents may provide for 12 months, rather than 18 months, of business interruption coverage, even if the Mortgage Loan is in excess of $50,000,000. In addition, the Mortgage Loan documents may provide that if TRIPRA or a similar statue is not in effect, the related Mortgagor will not be required to spend on the premium for terrorism insurance coverage more than two (2) times the premium then currently payable in respect of the property and business interruption/loss of rents insurance required under the Mortgage Loan documents (without giving effect to the cost of terrorism, earthquake, and in some cases, flood and/or windstorm components of such insurance) at the time terrorism coverage is excluded from any insurance policy.

All exceptions to Representation 18 set forth herein for all MSMCH Mortgage Loans are also exceptions to Representation 31.

(32) Due on Sale or Encumbrance	1919 Madison Avenue (Loan No. 18)	The Mortgage Loan permits, without any limitation, transfers of stock of the Mortgagor in connection with the assignment of a proprietary lease for an apartment unit by a tenant shareholder of the Mortgagor to other persons who by virtue of such transfers become tenant-shareholders in the Mortgagor and also permits, without any limitation, pledges of stock in the Mortgagor by a tenant-shareholder to secure a loan to such tenant-shareholder.
(32) Due on Sale or Encumbrance	Meadowlark Gardens (Loan No. 21)

The Mortgage Loan permits, without any limitation, transfers of stock of the Mortgagor in connection with the assignment of a proprietary lease for an apartment unit by a tenant shareholder of the Mortgagor to other persons who by virtue of such transfers become tenant-shareholders in the Mortgagor and also permits, without any limitation, pledges of stock in the Mortgagor by a tenant-shareholder to secure a loan to such tenant-shareholder.

The Mortgage Loan permits subordinate financing secured by the Mortgaged Property, subject to the lender’s written consent (which may not be unreasonably withheld or delayed) provided that certain conditions are satisfied, including without limitation that (i) the subordinate financing is used for expenses associated with the Mortgaged Property and authorized by the board of directors of Mortgagor and (ii) the aggregate loan-to-value ratio of the Mortgage Loan and such subordinate financing, as determined by the lender, may not exceed 10% of the existing loan-to-value ratio of the Mortgage Loan calculated as of the origination date.

(32) Due on Sale or Encumbrance	3900 Bailey Ave (Loan No. 23)	The Mortgage Loan permits, without any consent right of the lender, transfers of stock of the Mortgagor in connection with the assignment of a proprietary lease for an apartment unit by a tenant shareholder of the Mortgagor to other persons who by virtue of such transfers become tenant-shareholders in the Mortgagor and also permits, without any consent rights of the lender, pledges of stock in the Mortgagor by a tenant-shareholder to secure a loan to such tenant-shareholder.
(32) Due on Sale or Encumbrance	Karen Gardens (Loan No. 37)	The Mortgage Loan permits, without any limitation, transfers of stock of the Mortgagor in connection with the assignment of a proprietary lease for an apartment unit by a tenant shareholder of the Mortgagor to other persons who by virtue of such transfers become tenant-shareholders in the Mortgagor and also permits, without any limitation, pledges of stock in the Mortgagor by a tenant-shareholder to secure a loan to such tenant-shareholder.
D-2-7

Morgan Stanley Mortgage Capital Holdings LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(32) Due on Sale or Encumbrance	Hartsdale Gardens Coop (Loan No. 39)

The Mortgage Loan permits, without any limitation, transfers of stock of the Mortgagor in connection with the assignment of a proprietary lease for an apartment unit by a tenant shareholder of the Mortgagor to other persons who by virtue of such transfers become tenant-shareholders in the Mortgagor and also permits, without any limitation, pledges of stock in the Mortgagor by a tenant-shareholder to secure a loan to such tenant-shareholder.

The Mortgage Loan permits subordinate financing secured by the Mortgaged Property, subject to the lender’s written consent (which may not be unreasonably withheld or delayed) provided that certain conditions are satisfied, including without limitation that (i) the subordinate financing is used for expenses associated with the Mortgaged Property and authorized by the board of directors of the Mortgagor, (ii) the aggregate loan-to-value ratio of the Mortgage Loan and such subordinate financing, as determined by the lender, may not exceed 5% of the existing loan-to-value ratio of the Mortgage Loan calculated as of the origination date and (iii) the debt service coverage ratio of the Mortgage Loan and such subordinate financing, as determined by the lender (based on the market rent underwriting (as opposed to actual rent)) is greater than 1.5x.

(33) Single-Purpose Entity	1919 Madison Avenue (Loan No. 18)	The Mortgage Loan principal balance is over $10 million and the Mortgagor is a New York corporation formed pursuant to Article XI of the New York State Housing Finance Law as a Housing Development Fund Corporation (HDFC) and its organizational documents lack single purpose entity provisions. Due to the fact that the entity was an HDFC entity, any changes to the organizational documents would require consent from New York City Dept of Housing Preservation and Development (HPD).

D-2-8

Bank of America, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(7) Lien; Valid Assignment	Ellenton Premium Outlets (Loan No. 4)	The related Mortgage Loan agreement permits the related Mortgagor to enter into a Property-Assessed Clean Energy (“PACE”) loan for an amount not to exceed $5,000,000, subject to the related Mortgagee’s approval and delivery of a rating agency confirmation.
(8) Permitted Liens; Title Insurance	Ellenton Premium Outlets (Loan No. 4)	See exception to Representation and Warranty No. 7 above with respect to the subject Mortgage Loan.
(18) Insurance	All Bank of America Mortgage Loans (Loan Nos. 4, 13, 14, 32, 35, 42, 55 and 56)	All exceptions to Representation 31 set forth below for all Bank of America mortgage loans are also exceptions to this Representation 18.
(18) Insurance	Ellenton Premium Outlets (Loan No. 4)

The related Mortgage Loan documents permit a deductible up to $500,000 for the “All Risk” or “Special Perils” property insurance coverage, including terrorism coverage, except with respect to flood, windstorm/named storm/hail coverage and earthquake coverage, which may have a deductible not to exceed 5% of the total insurable value of the related Mortgaged Property (collectively, the “Required Deductible”), which deductibles may not be customary. In addition, the related Mortgagor is permitted to utilize a retention amount (up to a $10,000,000 aggregate deductible and subject to a $5,000,000 per occurrence deductible) in addition to the Required Deductible, so long as (1) the retention amount is aggregated annually, (2) the retention amount remains pre-funded at all times during the term of the Mortgage Loan, and (3) such Mortgagor has submitted evidence satisfactory to the related Mortgagee and rating agencies of such prefunded arrangement at the request of such Mortgagee or rating agency.

The related Mortgage Loan documents permit an insurance deductible or self-insured retention not to exceed $750,000, with respect to the required commercial general liability insurance.

(18) Insurance	Ellenton Premium Outlets (Loan No. 4)	The related Mortgage Loan documents permit and blanket insurance policies are in-place for each of the related Mortgaged Properties with such blanket insurance policies covering multiple locations (including non-collateral properties). Such blanket insurance policies are required to provide the applicable protections required by the related Mortgage Loan documents.
(18) Insurance	Katy Fort Bend Business Park (Loan No. 42)	The related restoration threshold is $162,500 rather than 5% of the then-outstanding principal amount of the related Mortgage Loan.
(28) Recourse Obligations	All Bank of America Mortgage Loans (Loan Nos. 4, 13, 14, 32, 35, 42, 55 and 56)	The related Mortgage Loan documents do not use the exact phrase “intentional material physical waste at the Mortgaged Property” and the recourse liability of the related guarantor with respect to waste is generally limited to when there is sufficient cash flow from the operation of the Mortgaged Property to avoid such waste from occurring.
D-2-9

Bank of America, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

(28) Recourse Obligations	Ellenton Premium Outlets (Loan No. 4)	There is no separate environmental indemnitor with respect to the related Mortgage Loan or the related Mortgage Loan. While the single-purpose entity Mortgagor is obligated under the non-recourse carveout provisions in the Mortgage Loan agreement and the related guarantor is obligated with respect to such Mortgagor’s breaches thereof, no separate environmental indemnity agreement was executed by such Mortgagor.
(28) Recourse Obligations	Ellenton Premium Outlets (Loan No. 4)	For so long as one or more of Simon Property Group, L.P. (“SPG LP”) or Simon Property Group, Inc. (“Simon Inc.”) (or an affiliate of SPG LP of Simon Inc.) is a non-recourse carveout guarantor, the non-recourse carveout guarantor’s aggregate liability is limited to 20% of the then-outstanding principal balance of the Mortgage Loan at such time, in the aggregate, plus all of the reasonable and documented out-of-pocket costs and expenses (including court costs and reasonable and documented out-of-pocket attorneys’ fees) incurred by Mortgagee in the enforcement of the related guaranty or the preservation of such Mortgagee’s rights under such guaranty.
(28) Recourse Obligations	Ellenton Premium Outlets (Loan No. 4)	An event of default under the related Mortgage Loan documents with respect to the related Mortgagor’s representations and warranties is subject to the Mortgagor’s right to cure such a breach within thirty (30) days; provided that such breach was inadvertent and non-recurring is curable within thirty (30) days.
(28) Recourse Obligations	Ellenton Premium Outlets (Loan No. 4)	The related Mortgagor and the non-recourse carveout guarantor will not have liability under the full recourse carveouts for transfers in violation of the Mortgage Loan documents or breaches of the special purpose entity covenants or any loss carveout in the Mortgage Loan documents, provided that the circumstance, event or condition which gave rise to the carveout is attributable to one or more of the following: (i) insufficient revenue from the Mortgaged Property; (ii) the Mortgagor’s lack of access to revenue from the Mortgaged Property as the result of the related Mortgagee’s exercise of remedies with respect to the Mortgaged Property’s cash flows; (iii) the insolvency of the Mortgagor or negative cash flow from the Mortgaged Property and/or the actual or constructive admission of the same by any means in any context; (iv) the payment of the Mortgagor’s debts and liabilities as they become due and payable from sources other than the Mortgaged Property; (v) the failure to pay the Mortgage Loan or other obligation or debts of the Mortgagor, as the result of clauses (i) through (iii) above; or (vi) the imposition of any lien or encumbrance on the Mortgaged Property by a creditor of the Mortgagor through a judgment of exercise of statutory right, where such lien or encumbrance arises from the non-payment of amounts owing to such creditor as the result of clauses (i) through (iii) above.
(28) Recourse Obligations	StorQuest - San Leandro, CA (Loan No. 35) StorQuest – Vallejo, CA (Loan No. 55) StorQuest - 51st Avenue, Phoenix, AZ (Loan No. 56)	An event of default under the related Mortgage Loan documents with respect to the related Mortgagor’s representations and warranties is subject to the Mortgagor’s right to cure such a breach within for more than ten (10) days after notice from the Mortgagor in the case of any default which can be cured by the payment of a sum of money or for thirty (30) days after notice from the Mortgagee in the case of any other default, provided that if such default (other than any default which can be cured by the payment of a sum of money) cannot reasonably be cured within such thirty (30) day period and the related Mortgagor has commenced to cure such default within such thirty (30) day period and thereafter diligently and expeditiously proceeds to cure the same, such thirty (30) day period will be extended for so long as the related Mortgagor is in the exercise of due diligence to
D-2-10

Bank of America, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
cure such default (such extension period may not exceed excess of sixty (60) days.
(31) Acts of Terrorism Exclusion	Ellenton Premium Outlets (Loan No. 4)	If TRIPRA is not in effect, the related Mortgagor will not be required to pay annual premiums for terrorism insurance coverage in excess of two (2) times the amount of the insurance premium that is payable at such time in respect of the Mortgaged Property and business income or rental income insurance required under the related Mortgage Loan documents on a stand-alone basis (without giving effect to the cost of terrorism and earthquake components of such casualty and business income or rental income insurance), and if the cost of terrorism insurance exceeds such amount, such Mortgagor will be required to purchase the maximum amount of terrorism insurance available with funds equal to such amount, to the extent such coverage is available.
(31) Acts of Terrorism Exclusion	StorQuest - San Leandro, CA (Loan No. 35) StorQuest – Vallejo, CA (Loan No. 55) StorQuest - 51st Avenue, Phoenix, AZ (Loan No. 56)	If TRIPRA is not in effect, the related Mortgagor will not be required to pay annual premiums for terrorism insurance coverage in excess of two (2) times the amount of the insurance premium that is payable at such time in respect of the Mortgaged Property and business interruption/loss of rents and liability insurance required under the related Mortgage Loan documents (without giving effect to the cost of terrorism, flood, and earthquake and windstorm components of such insurance at the time terrorism coverage is excluded from any insurance policy); and if the cost of terrorism insurance exceeds such amount, such Mortgagor will be required to purchase the maximum amount of terrorism insurance available with funds equal to such amount, to the extent such coverage is available.
(32) Due on Sale or Encumbrance	Ellenton Premium Outlets (Loan No. 4)

The related Mortgage Loan documents permit a direct or indirect owners of the related Mortgagor to pledge its interest in such Mortgagor to secure a corporate or parent level credit facility from one or more financial institutions, involving multiple underlying real estate assets.

In addition, the related Mortgage Loan documents permit transfers of equity interests that result in a change in control of the related Mortgagor as long as a “Qualified Transferee” satisfying certain requirements set forth in such Mortgage Loan documents controls such Mortgagor following such transfer.

(33) Single-Purpose Entity

Ellenton Premium Outlets (Loan No. 4)

Tennant Station (Loan No. 13)

Canyon Portal (Loan No. 14)

Hillcrest Shopping Center (Loan No. 32)

StorQuest - San Leandro, CA (Loan No. 35)

StorQuest – Vallejo, CA (Loan No. 55)

StorQuest - 51st Avenue, Phoenix, AZ (Loan No. 56)

The related Mortgagor is a recycled single-purpose entity, however, the related Mortgagor made standard representations and warranties, including backwards representations and warranties where required to complete coverage, and the recourse carveout guaranty includes coverage with respect to violations of such single-purpose entity representations and warranties.
D-2-11

Bank of America, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(34) Defeasance	Ellenton Premium Outlets (Loan No. 4)	In connection with a defeasance, the Mortgagor’s obligations to pay servicing fees is capped at $10,000.

D-2-12

National Cooperative Bank, N.A.
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(6) Mortgage Status; Waivers and Modifications	711 Shore Road Owners Corp. (Loan No. 30)

With respect to the referenced Mortgaged Property, one (1) of the six (6) current insurance carriers, Emerald Bay Specialty Insurance (“Emerald”), does not satisfy the financial strength and/or ratings criteria set forth in related loan documents, which requires that “[a]ll insurers shall be authorized to issue insurance in the State of New York and all insurers and reinsurers shall have a rating in Best’s Key Rating Guide (Property-Casualty) of at least Policyholder Rating “A-” and Financial Rating “VIII”. Emerald currently has a rating in Best’s Key Rating Guide (Property-Casualty) of Policyholder Rating “A-” and Financial Rating “VII”.

In view of the foregoing, the lender revocably waived the rating criteria with respect to Emerald. That revocable waiver is contained in a written instrument set forth in the related mortgage file, and permits the borrower to maintain insurance coverage (but solely with respect to Emerald) with a carrier that is rated in Best’s Key Rating Guide (Property-Casualty) of at least Policyholder Rating “A-” and Financial Rating “VII”.

(9) Junior Liens	Greenwich 33 Apartment Corp. (Loan No. 68)	The referenced Mortgaged Property is encumbered by a subordinate credit line mortgage in the original principal amount of $200,000.00; as of the Cut-off Date, no advances have been made under such subordinate credit line mortgage
(9) Junior Liens

Highland Terrace Housing Development Fund Corporation (Loan No. 48)

494 Ocean Harbor View Apartment Corp. (Loan No. 49)

80 Avenue P Owners Corp. (Loan No. 63)

Hampton House Tenants Corp. (Loan No. 66)

120 East 83rd Street Owners Corp. (Loan No. 71)

The referenced Mortgaged Properties are each encumbered by a subordinate credit line mortgage in the original principal amount of $250,000.00; as of the Cut-off Date, no advances have been made under such subordinate credit line mortgages
(9) Junior Liens	3520 Tryon Avenue Owners, Inc. (Loan No. 47)	The referenced Mortgaged Property is encumbered by a subordinate credit line mortgage in the original principal amount of $300,000.00; as of the Cut-off Date, no advances have been made under such subordinate credit line mortgage.
(9) Junior Liens	24535 Owners Corp. (Loan No. 22) Coronet Hall Tenants Corp. (Loan No. 26) 150 Joralemon St. Owners Corp. (Loan No. 29) 711 Shore Road Owners Corp. (Loan No. 30) Tudor Woods, Inc. (Loan No. 31)	The referenced Mortgaged Properties are each encumbered by a subordinate credit line mortgage in the original principal amount of $500,000.00; as of the Cut-off Date, no advances have been made under such subordinate credit line mortgages.
D-2-13

National Cooperative Bank, N.A.
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

Congress Owners, Ltd. (Loan No. 34)

Saxony Hall Owners, Inc. (Loan No. 36)

505 Central Avenue Corp. (Loan No. 40)

7901 4th Tenants Corp. (Loan No. 43)

Lafayette Studios Corp. (Loan No. 44)

85 8th Avenue Owners Corp. (Loan No. 45)

3050 Fairfield Avenue Owners Corp. (Loan No. 46)

315 St. John's Owners, Inc. (Loan No. 51)

6535 Broadway Owners Corp. (Loan No. 53)

137-05 Franklin Avenue Owners, Inc. (Loan No. 57)

57 Park Terrace West Owners, Inc. (Loan No. 58)

Melissa Court Owners, Inc. (Loan No. 67)

Gramatan Court Apartments, Inc. (Loan No. 70)

Carolyn Court Owners, Inc. (Loan No. 74)

(9) Junior Liens	131 West Owners Corp. (Loan No. 73)	The referenced Mortgaged Property is encumbered by a subordinate credit line mortgage in the original principal amount of $700,000.00; as of the Cut-off Date, no advances have been made under such subordinate credit line mortgage.
(9) Junior Liens	64th Apartment Corp. (Loan No. 54)	The referenced Mortgaged Property is encumbered by a subordinate credit line mortgage in the original principal amount of $750,000.00; as of the Cut-off Date, no advances have been made under such subordinate credit line mortgage.
(9) Junior Liens	Greenbriar Owners Corp. (Loan No. 24) Birchwood On The Green Owners Corp. (Loan No. 25) Colorado Owners, Inc. (Loan No. 33)	The referenced Mortgaged Properties are each encumbered by a subordinate credit line mortgage in the original principal amount of $1,000,000.00; as of the Cut-off Date, no advances have been made under such subordinate credit line mortgages.
D-2-14

National Cooperative Bank, N.A.
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(9) Junior Liens	31 East 12th Street Owners, Inc. (Loan No. 50)	The referenced Mortgaged Property is encumbered by a subordinate credit line mortgage in the original principal amount of $2,950,000.00; as of the Cut-off Date, no advances have been made under such subordinate credit line mortgage.
(12) Condition of Property	Highland Terrace Housing Development Fund Corporation (Loan No. 48)	The property inspection for the referenced Mortgage Property was conducted 6.03 months prior to the origination of the Mortgage Loan.
(18) Insurance	All of the residential cooperative Mortgage Loans sold to the trust by National Cooperative Bank, N.A. (Loan Nos. 22, 24, 25, 26, 29, 30, 31, 33, 34, 36, 40, 43, 44, 45, 46, 47, 48, 49, 50, 51, 53, 54, 57, 58, 59, 60, 61, 62, 63, 64, 65, 66, 67, 68, 69, 70, 71, 72, 73 and 74)	The Mortgage Loan documents evidencing the Mortgage Loans sold to the trust by National Cooperative Bank, N.A. and secured by residential cooperatives require the related Mortgagors, if and to the extent the related Mortgaged Property is identified by the Secretary of Housing and Urban Development as having special flood hazards, to maintain insurance against loss by flood hazards in an amount equal to the lesser of (i) the outstanding principal balance of the related Mortgage Loan or (ii) the maximum amount available under the National Flood Insurance Program.
(18) Insurance	Greenbriar Owners Corp. (Loan No. 24) 57 Park Terrace West Owners, Inc. (Loan No. 58)

The business interruption or rental loss insurance for Greenbriar Owners Corp (Loan No. 24) covers a period of 11.90 months.

The business interruption or rental loss insurance for the 57 Park Terrace West Owners, Inc. (Loan No. 58) covers a period of 11.95 months.

(18) Insurance	711 Shore Road Owners Corp. (Loan No. 30)

With respect to the referenced Mortgaged Property, one (1) of the six (6) current insurance carriers, Emerald Bay Specialty Insurance (“Emerald”), does not satisfy the financial strength and/or ratings criteria set forth in related loan documents, which requires that “[a]ll insurers shall be authorized to issue insurance in the State of New York and all insurers and reinsurers shall have a rating in Best’s Key Rating Guide (Property-Casualty) of at least Policyholder Rating “A-” and Financial Rating “VIII”. Emerald currently has a rating in Best’s Key Rating Guide (Property-Casualty) of Policyholder Rating “A-” and Financial Rating “VII”.

In view of the foregoing, the lender revocably waived the rating criteria with respect to Emerald. That revocable waiver is contained in a written instrument set forth in the related mortgage file, and permits the borrower to maintain insurance coverage (but solely with respect to Emerald) with a carrier that is rated in Best’s Key Rating Guide (Property-Casualty) of at least Policyholder Rating “A-” and Financial Rating “VII”.

(28) Recourse Obligations	All of the residential cooperative Mortgage Loans sold to the trust by National Cooperative Bank, N.A. (Loan Nos. 22, 24, 25, 26, 29, 30, 31, 33, 34, 36, 40, 43, 44, 45, 46, 47, 48, 49, 50, 51, 53, 54, 57, 58, 59, 60, 61, 62, 63, 64, 65, 66, 67, 68, 69, 70, 71, 72, 73 and 74)	All of the Mortgage Loans secured by residential cooperative properties sold to the trust by National Cooperative Bank, N.A. are fully recourse to the related Mortgagors. There are no guarantors for any of the Mortgage Loans secured by residential cooperative properties sold to the trust by National Cooperative Bank, N.A.
D-2-15

National Cooperative Bank, N.A.
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(30) Financial Reporting and Rent Rolls	All of the residential cooperative Mortgage Loans sold to the trust by National Cooperative Bank, N.A. (Loan Nos. 22, 24, 25, 26, 29, 30, 31, 33, 34, 36, 40, 43, 44, 45, 46, 47, 48, 49, 50, 51, 53, 54, 57, 58, 59, 60, 61, 62, 63, 64, 65, 66, 67, 68, 69, 70, 71, 72, 73 and 74)	The Mortgage Loans secured by residential cooperative properties sold to the trust by National Cooperative Bank, N.A. do not require the Mortgagor to provide the owner or holder of such Mortgage Loans with quarterly operating statements or quarterly rent rolls.
(31) Acts of Terrorism	All of the residential cooperative Mortgage Loans sold to the trust by National Cooperative Bank, N.A. (Loan Nos. 22, 24, 25, 26, 29, 30, 31, 33, 34, 36, 40, 43, 44, 45, 46, 47, 48, 49, 50, 51, 53, 54, 57, 58, 59, 60, 61, 62, 63, 64, 65, 66, 67, 68, 69, 70, 71, 72, 73 and 74)	The related Mortgage Loan documents evidencing the residential cooperative Mortgage Loans sold to the trust by National Cooperative Bank, N.A. do not contain an express requirement indicating that if TRIPRA or a similar or subsequent statute is not in effect, that the Mortgagor under each such Mortgage Loan is required to carry terrorism insurance, but in such event the related Mortgagor will not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable in respect of the related Mortgaged Property and business interruption/rental loss insurance required under the related Mortgage Loan documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance) at the time of the origination of such Mortgage Loan, and if the cost of terrorism insurance exceeds such amount, the Mortgagor is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.
(32) Due on Sale or Encumbrance	All of the residential cooperative Mortgage Loans sold to the trust by National Cooperative Bank, N.A. (Loan Nos. 22, 24, 25, 26, 29, 30, 31, 33, 34, 36, 40, 43, 44, 45, 46, 47, 48, 49, 50, 51, 53, 54, 57, 58, 59, 60, 61, 62, 63, 64, 65, 66, 67, 68, 69, 70, 71, 72, 73 and 74)	All of the residential cooperative Mortgage Loans sold to the trust by National Cooperative Bank, N.A. permit, without the prior written consent of the holder of the related Mortgage, transfers of stock of the related Mortgagor in connection with the assignment of a proprietary lease for an apartment unit by a tenant-shareholder of the related Mortgagor to other persons who by virtue of such transfers become tenant-shareholders in the related Mortgagor.
(33) Single-Purpose Entity	All of the residential cooperative Mortgage Loans sold to the trust by National Cooperative Bank, N.A. (Loan Nos. 22, 24, 25, 26, 29, 30, 31, 33, 34, 36, 40, 43, 44, 45, 46, 47, 48, 49, 50, 51, 53, 54, 57, 58, 59, 60, 61, 62, 63, 64, 65, 66, 67, 68, 69, 70, 71, 72, 73 and 74)	The Mortgagors under the residential cooperative Mortgage Loans sold to the trust by National Cooperative Bank, N.A. are not Single-Purpose Entities.
(36) Ground Lease	Hilltop Village Cooperative #Two, Inc. a/k/a Hilltop Village Cooperative #2, Inc. (Loan No. 65)	The Ground Lease confirms that no amendments, modifications, cancelations or terminations without the leasehold mortgagee’s consent are permitted, however the Ground Lease does not specify that any such action without such consent is not binding on the leasehold mortgagee.
(36) Ground Lease	Hilltop Village Cooperative #Two, Inc. a/k/a Hilltop Village Cooperative #2, Inc. (Loan No. 65)	The Ground Lease does not expressly state that the holder of the Mortgage Loan, and its successors and assigns, may assign the Ground Lease without the consent of the lessor.
D-2-16

National Cooperative Bank, N.A.
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

(36) Ground Lease	Hilltop Village Cooperative #Two, Inc. a/k/a Hilltop Village Cooperative #2, Inc. (Loan No. 65)	The Ground Lease does not make specific reference to restoration rights or obligations following a condemnation.
(36) Ground Lease	Hilltop Village Cooperative #Two, Inc. a/k/a Hilltop Village Cooperative #2, Inc. (Loan No. 65)	In the event of a total or partial taking, any part of the award attributable to the value of the land shall be payable to the landlord, and the part of the award attributable to the value of the buildings and improvements shall be paid to the tenant; unless, at the time of the taking, the initial lease term or renewal term shall have less than 25 remaining years, in which case the amount of the award otherwise payable to the tenant in respect of the value of the buildings and improvements shall be reduced by 4% each year (and paid to the landlord) for each of the last 25 years of the lease or renewal term. The Ground Lease does not make specific reference to restoration rights or obligations following a condemnation and how such proceeds shall be applied.
(36) Ground Lease	Hilltop Village Cooperative #Two, Inc. a/k/a Hilltop Village Cooperative #2, Inc. (Loan No. 65)	The Ground Lease requires the ground lessor to enter into a new ground lease with the Mortgagee upon termination of the Ground Lease, but does not specifically require the ground lessor to enter into a new lease if the Ground Lease is rejected in a bankruptcy proceeding.
(45) Appraisal	Highland Terrace Housing Development Fund Corporation (Loan No. 48)	The appraisal for the referenced Mortgaged Property is dated 6.3 months prior to the origination of the Mortgage Loan.
(47) Cross-Collateralization	Greenwich 33 Apartment Corp. (Loan No. 68)	The referenced Mortgaged Property is encumbered by a subordinate credit line mortgage in the original principal amount of $200,000.00 that is cross-defaulted with the corresponding referenced Mortgage Loan; as of the Cut-off Date, no advances have been made under such subordinate credit line mortgage.
(47) Cross-Collateralization

Highland Terrace Housing Development Fund Corporation (Loan No. 48)

494 Ocean Harbor View Apartment Corp. (Loan No. 49)

80 Avenue P Owners Corp. (Loan No. 63)

Hampton House Tenants Corp. (Loan No. 66)

120 East 83rd Street Owners Corp. (Loan No. 71)

The referenced Mortgaged Properties are each encumbered by a subordinate credit line mortgage in the original principal amount of $250,000.00 that is cross-defaulted with the corresponding referenced Mortgage Loan; as of the Cut-off Date, no advances have been made under such subordinate credit line mortgages.
(47) Cross-Collateralization	3520 Tryon Avenue Owners, Inc. (Loan No. 47)	The referenced Mortgaged Property is encumbered by a subordinate credit line mortgage in the original principal amount of $300,000.00 that is cross-defaulted with the corresponding referenced Mortgage Loan; as of the Cut-off Date, no advances have been made under such subordinate credit line mortgage.
D-2-17

National Cooperative Bank, N.A.
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(47) Cross-Collateralization

24535 Owners Corp. (Loan No. 22)

Coronet Hall Tenants Corp. (Loan No. 26)

150 Joralemon St. Owners Corp. (Loan No. 29)

711 Shore Road Owners Corp. (Loan No. 30)

Tudor Woods, Inc. (Loan No. 31)

Congress Owners, Ltd. (Loan No. 34)

Saxony Hall Owners, Inc. (Loan No. 36)

505 Central Avenue Corp. (Loan No. 40)

7901 4th Tenants Corp. (Loan No. 43)

Lafayette Studios Corp. (Loan No. 44)

85 8th Avenue Owners Corp. (Loan No. 45)

3050 Fairfield Avenue Owners Corp. (Loan No. 46)

315 St. John's Owners, Inc. (Loan No. 51)

6535 Broadway Owners Corp. (Loan No. 53)

137-05 Franklin Avenue Owners, Inc. (Loan No. 57)

57 Park Terrace West Owners, Inc. (Loan No. 58)

Melissa Court Owners, Inc. (Loan No. 67)

Gramatan Court Apartments, Inc. (Loan No. 70)

Carolyn Court Owners, Inc. (Loan No. 74)

The referenced Mortgaged Properties are each encumbered by a subordinate credit line mortgage in the original principal amount of $500,000.00 that are cross-defaulted with the corresponding referenced Mortgage Loan; as of the Cut-off Date, no advances have been made under such subordinate credit line mortgages.
(47) Cross-Collateralization	131 West Owners Corp. (Loan No. 73)	The referenced Mortgaged Property is encumbered by a subordinate credit line mortgage in the original principal amount of $700,000.00 that is cross-defaulted with the corresponding referenced Mortgage Loan; as of the Cut-off Date, no advances have been made under such subordinate credit line mortgage.
D-2-18

National Cooperative Bank, N.A.
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(47) Cross-Collateralization	64th Apartment Corp. (Loan No. 54)	The referenced Mortgaged Property is encumbered by a subordinate credit line mortgage in the original principal amount of $750,000.00 that is cross-defaulted with the corresponding referenced Mortgage Loan; as of the Cut-off Date, no advances have been made under such subordinate credit line mortgage.
(47) Cross-Collateralization	Greenbriar Owners Corp. (Loan No. 24) Birchwood on the Green Owners Corp. (Loan No. 25) Colorado Owners, Inc. (Loan No. 33)	The referenced Mortgaged Properties are each encumbered by a subordinate credit line mortgage in the original principal amount of $1,000,000.00 that are cross-defaulted with the corresponding referenced Mortgage Loan; as of the Cut-off Date, no advances have been made under such subordinate credit line mortgages.
(47) Cross-Collateralization	31 East 12th Street Owners, Inc. (Loan No. 50)	The referenced Mortgaged Property is encumbered by a subordinate credit line mortgage in the original principal amount of $2,950,000.00 that is cross-defaulted with the corresponding referenced Mortgage Loan; as of the Cut-off Date, no advances have been made under such subordinate credit line mortgage.

D-2-19

JPMorgan Chase Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(7) Lien; Valid Assignment	BioMed MIT Portfolio (Loan No. 12)

Each of the individual Mortgaged Properties is subject to (i) a lease by the Massachusetts Institution of Technology, as the landlord (“MIT”), and a wholly-owned subsidiary of MIT, as the tenant (the “Prime Lessee”) (the “Prime Ground Lease”) and (ii) a lease by the Prime Lessee, as the landlord (in such capacity, the “Sub-Landlord”), and the borrower, as the tenant (the “Sub-Ground Lease”). Pursuant to each of the Sub-Ground Leases, the borrower has granted to the Sub-Landlord (i) a right of first refusal to finance the applicable BioMed MIT Portfolio property, which the Sub-Landlord waived in connection with the making of the BioMed MIT Whole Loan and (ii) a right of first refusal to purchase the sub-ground leasehold interest in the premises and its interest in the improvements in the event that the borrower receives a bona fide offer from any third party to purchase its sub-ground leasehold interest. In each of the Sub-Ground Leases, the right of first refusal does not apply in connection with an offer or bid received in connection with a deed or grant in lieu of foreclosure, the sale in foreclosure by a first mortgagee, or a sale by a first mortgagee or its nominee subsequent to acquiring title through a deed or grant in lieu of foreclosure. Sub-Landlord assigned its right of first refusal contained in each of the Sub-Ground Leases to MIT. Each of the Prime Ground Leases also contains the foregoing right of first refusal, granted in favor of MIT, which does not apply in connection with borrower financing its sub-leasehold interest under the Sub-Ground Lease or a foreclosure of the Sub-Landlord’s interest in the Prime Ground Lease, respectively.

The Mortgagee may (i) sell or otherwise transfer the Whole Loan as an entire loan or sell or otherwise transfer or syndicate, or sell participations in, all or any portion of the Whole Loan and the Whole Loan documents, except that any such sale, transfer, syndication or participation (but not a Securitization, as defined below) may only be to an eligible assignee as more fully described in the Whole Loan documents or (ii) consummate one or more private or public securitizations of rated or unrated single-class or multi-class securities secured by or evidencing ownership interests in all or any portion of the Mortgage Loan and the Mortgage Loan documents (a “Securitization”).

(8) Permitted Liens; Title Insurance	Midwest Industrial Portfolio (Loan No. 5)	The title insurance policies for the Dekalb, IL Mortgaged Property, the Franklin, PA Mortgaged Property, and the Freeport, IL Mortgaged Property contain deed restrictions related to prior environmental issues. Land and property use at the Dekalb, IL Mortgaged Property is restricted to commercial or industrial use unless a further investigation has been conducted which documents the attainment of objectives appropriate to the new land use. An environmental notice was recorded on the title insurance policy at the Franklin, PA Mortgaged Property which provides permanent notice of prior contamination and remedial actions and serves as a statutory activity and use limitation; however, no explicit land use or engineering restrictions were imposed. An environmental disclosure related to leaking underground storage tanks was recorded on the title insurance policy for the Freeport, IL Mortgaged Property.
(18) Insurance	Midwest Industrial Portfolio (Loan No. 5)

The Mortgage Loan documents permit a property and liability insurance deductible of up to $500,000. The deductible under the liability insurance policy in place is $500,000 and the deductible under the property insurance policy in place is $100,000 per occurrence.

The Mortgagors are permitted to finance the payment of the property insurance premiums through a third-party premium finance agreement (the “Premium Finance Agreement”), provided (A) the Mortgagors are required to submit to the lender evidence

D-2-20

JPMorgan Chase Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

of each and every installment due under the Premium Finance Agreement as each installment becomes due and payable; and (B) the premium financing company must have agreed to provide the lender with notice in the event of cancellation of the policies that are subject to the Premium Finance Agreement. A Premium Finance Agreement is currently in place with respect to the property policy covering the Mortgaged Properties .

(18) Insurance	Market Place Center (Loan No. 7)	The Mortgaged Property is security for 5 pari passu notes aggregating $135,000,000. The loan documents permit a property insurance deductible up to $1,500,000. The in-place deductible is $500,000.
(18) Insurance	BioMed MIT Portfolio (Loan No. 12)	The threshold at or above which the lender has the right to hold and disburse insurance proceeds is, with respect to an individual Mortgaged Property, the greater of (x) 10% of the sum of the allocated loan amount of such individual Mortgaged Property, and, if applicable, the allocated loan amount for such individual Mortgaged Property under any related mezzanine loan and (y) 5% of the sum of the outstanding principal amount of the related Whole Loan and, if applicable, the outstanding principal amount of any related mezzanine loan.
(26) Local Law Compliance	Midwest Industrial Portfolio (Loan No. 5)	Certain fire code violations are open at the Milwaukee, WI (Broadway) Mortgaged Property. Pursuant to the Mortgage Loan documents, the applicable Mortgagor is required to remedy the open violations as set forth in the property zoning report for the Milwaukee, WI (Broadway) Mortgaged Property within sixty (60) days of loan origination, provided that if no enforcement action has been taken by any governmental authority, there is no life or safety concern as a result of such violations, and the applicable Mortgagor is diligently pursuing such remediation, such time period may automatically be extended for consecutive sixty (60) day time periods.
(28) Recourse Obligations	BioMed MIT Portfolio (Loan No. 12)

Clause (a)(ii) is limited to affirmative collusion in writing.

Clause (a)(iii) is not a full recourse item (but loss recourse).

The non-recourse carveout guarantor’s liability with respect to the items in clause (a)(i) and (a)(ii) are limited to 15% of the outstanding Whole Loan amount (but in no event will the carveout guarantor’s aggregate liability be less than $100,000,000), plus costs of enforcement.

With respect to clause (b)(i): security deposits, recourse is limited to after an event of default, and all recourse under clause (b)(i) is limited such that it will not be deemed misappropriation to the extent such amounts are applied to pay costs and expenses incurred in connection with the ownership, operation or management of the Mortgaged Properties in accordance with the terms of the Whole Loan documents or applied to pay other obligations required to be paid pursuant to the Whole Loan documents, or otherwise delivered to the Mortgagee.

With respect to clause (b)(iii), the environmental covenants do not trigger recourse to the guarantor, except, subject to a cap equal to the aggregated PLL policy limit of $20,000,000 per incident and $25,000,000 in the aggregate for the Mortgaged Properties, to the extent that the Mortgagors obtain a pollution legal liability policy (the “PLL Policy”) that does not run through at least two years past the then-current maturity date of the Whole Loan (the “Required PLL Period”) and the Mortgagors fail to renew, replace or extend such PLL Policy through the Required PLL Period as required under the Whole Loan documents, any liability pursuant to the related environmental indemnity

D-2-21

JPMorgan Chase Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

agreement that first arises after the expiration of such PLL Policy and that would have otherwise been covered by the PLL Policy had it been renewed, replaced or extended through the Required PLL Period, except to the extent such loss is caused by or results from the gross negligence or willful misconduct of the lender.

With respect to (b)(iii), there is no separate environmental indemnitor with respect to the Whole Loan.

The obligations of the Mortgagor, as environmental indemnitor, under the related environmental indemnity agreement will terminate and be of no further force and effect on the second anniversary of the date on which the Mortgage Loan is paid in full in the ordinary course, provided that, among other conditions, the Mortgagor, at its sole cost and expense, delivers to the indemnitee an environmental assessment report relating to the Mortgaged Property, in form and substance reasonably acceptable to the indemnitee and otherwise in accordance with the environmental indemnity agreement.

(28) Recourse Obligations	Market Place Center (Loan No. 7)	The obligations of the Mortgagor and the non-recourse carveout guarantor, as environmental indemnitors (individually and collectively, the “Indemnitor”), under the related environmental indemnity agreement will terminate and be of no further force and effect on the third anniversary of the date on which the Mortgage Loan is paid in full in the ordinary course, provided that, among other conditions, the Indemnitors, at its sole cost and expense, delivers to the indemnitee an environmental assessment report relating to the Mortgaged Property, in form and substance reasonably acceptable to the indemnitee and otherwise in accordance with the environmental indemnity agreement.
(29) Mortgage Releases	Midwest Industrial Portfolio (Loan No. 5)	The Mortgage Loan documents permit the release of the improved parcel at the Freeport, IL Mortgaged Property which contains a solar farm and is income-producing without requiring any payment in connection with such release; however, the income from such outparcel was not included in underwriting or the appraised value of the related Mortgaged Property. All other outparcels which are permitted to be released at the Mortgaged Properties are unimproved.
(29) Mortgage Releases	BioMed MIT Portfolio (Loan No. 12)

The related Mortgagors may at any time obtain the release of an individual Mortgaged Property (each, a “Release Property”) from the lien of the Whole Loan and the release of the applicable Mortgagor’s obligations under the Whole Loan documents with respect to the released Mortgaged Property, subject to the satisfaction of certain conditions, including, among other conditions, (a) (x) if prior to December 9, 2034 (the “Permitted Par Prepayment Date”), the Mortgagors have completed a defeasance of the portion of the Whole Loan in connection with the release of an individual Mortgaged Property (the “Property Partial Defeasance”) by partially defeasing the Whole Loan in an amount equal to the applicable Release Amount, plus the applicable lender’s allocation of any amount of the Whole Loan that need to be reduced for the debt service coverage ratio after such partial release to equal the debt service coverage ratio at loan origination or the applicable Low DSCR Release Amount (as defined below), all in accordance with the applicable terms and conditions of the Whole Loan documents or (y) if on or after the Permitted Par Prepayment Date, the Mortgagors have paid the applicable Release Amount; and (b) satisfaction of REMIC related requirements. As used herein, “Release Amount”, means, for an individual Mortgaged Property, the lesser of: (a) the outstanding debt amount (plus interest and any other amounts that may be due); or (b) an amount equal to the allocated loan amount for such Release Property (the “Allocated Loan Amount”) multiplied

D-2-22

JPMorgan Chase Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

by (1) 105% until such time that the outstanding Whole Loan amount has been reduced to $927,500,000 and (2) thereafter, 110%.

In addition, if the debt service coverage ratio requirement in connection with a partial release is not satisfied and the release of an individual Mortgaged Property is in connection with an arms-length transaction to a third party (provided that if a Blackstone entity controls the related Mortgagor, such transfer may be to an affiliate in certain circumstances), or pursuant to a tenant purchase option, the Mortgagors may obtain the release of such Mortgaged Property upon a partial defeasance of the Whole Loan in an amount (the “Low DSCR Release Amount”) equal to the lesser of (i) 100% of the net sales proceeds derived from the sale of such individual Mortgaged Property and (ii) the greater of (x) the applicable Release Amount for such individual Mortgaged Property and (y) an amount necessary to, after giving effect to such release, satisfy the foregoing debt service coverage ratio requirement. Such provision may result in a Mortgaged Property being released upon prepayment or defeasance of an amount that is less than its Allocated Loan Amount, subject to satisfaction of REMIC related requirements.

In the event of any release of a portion of an individual Mortgaged Property (each, an “Individual Property”) that is not (x) a full Individual Property release subject to the Whole Loan documents or (y) a release of any parcels or rights that are non-income producing or not essential to the operation of the Mortgaged Properties in accordance with the Whole Loan documents, the lender has agreed that consent to such release is not required to be conditioned upon a partial defeasance of the Loan in excess of the lesser of (x) the lender’s allocation of 100% of the net sales proceeds derived from the sale of such portion of such Individual Property or (y) the agreed upon release amount for the release of such portion of the Individual Property, unless a greater amount is required to be partially defeased in order for the securitization to maintain its status as a REMIC trust. In connection with a release in connection with any purchase option granted to a tenant (each such purchase option, a “Tenant Purchase Option”, and any such release, a “Tenant Purchase Option Release”), the amount of the outstanding Whole Loan amount required to be partially defeased by the Mortgagor in connection with such Tenant Purchase Option Release must be equal to the lesser of (i) the lender’s allocation of 100% of the net sales proceeds derived from the exercise of the Tenant Purchase Option and (ii) the greater of (1) an amount necessary to, after giving effect to such release, satisfy the debt service coverage ratio required in connection with any partial release in accordance with the Whole Loan documents and (2) the applicable Release Amount for the Release Property. Such provision may result in a Mortgaged Property or portion thereof being released upon prepayment or defeasance of an amount that is less than its Allocated Loan Amount, subject to satisfaction of REMIC related requirements.

The Mortgage Loan documents provide that in the event of a condemnation or taking of any portion of the Mortgaged Property by a state or any political subdivision or authority thereof, whether by legal proceeding or by agreement, the Mortgagor may not be required to pay down the principal balance of the Mortgage Loan in an amount not less than the amount required by the REMIC Provisions if the Mortgagor delivers an opinion of counsel to the effect that the failure to make such pay down will not cause such REMIC to fail to qualify as a REMIC.

D-2-23

JPMorgan Chase Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(30) Financial Reporting and Rent Rolls	BioMed MIT Portfolio (Loan No. 12)	With respect to annual financials, the Mortgagors must provide a complete copy of the Mortgagors’ (or, at the Mortgagors’ election, any direct or indirect owner of the Mortgagors; provided that as of the date of such annual financial statements, the aggregate square footage of the improvements at the Mortgaged Properties accounts for 80% or more of the aggregate rentable square footage at all Mortgaged Properties owned directly or indirectly by such entity) annual financial statements audited by a Big Four accounting firm or other independent certified public accountant reasonably approved by Lender and prepared in accordance with approved accounting principles.
(31) Acts of Terrorism Exclusion	BioMed MIT Portfolio (Loan No. 12)	The Mortgage loan documents permit terrorism insurance to be written by a non-rated captive insurer owned by Gryphon Core, LLC through one of its protective cells (“Gryphon”), subject to satisfaction of the conditions set forth in the Mortgage Loan documents, including that covered losses which are not reinsured by the federal government under TRIPRA and paid to Gryphon will be reinsured with a cut through endorsement acceptable to the Mortgagee and the rating agencies by insurance companies which satisfy the rating requirements set forth in the loan agreement.
(32) Due on Sale or Encumbrance	BioMed MIT Portfolio (Loan No. 12)

The Whole Loan documents permit free transfers or pledges of interests in an Excluded Entity. As used herein, “Excluded Entity” is defined as any entity comprising Initial Sponsor or any other Approved Sponsor Entity or any direct or indirect legal or beneficial owner (including, without limitation, any shareholder, partner, member and/or non-member manager) of any entity comprising Initial Sponsor or any other Approved Sponsor Entity. “Initial Sponsor” means certain Blackstone funds specified or described in the Whole Loan documents. “Approved Sponsor Entity” means any entity comprising Initial Sponsor and/or certain Blackstone funds specified or described in the Whole Loan documents, as well as other Blackstone affiliates as described in the Whole Loan documents.

The Whole Loan documents provide that none of the Mortgagor, any mezzanine borrower, or any other direct or indirect equity holder in the Mortgagor up to the first direct or indirect holder that has substantial assets other than its indirect interest in the Mortgaged Properties (each, a “Restricted Pledge Party”), other than the Mortgagor or any future mezzanine borrower, may be restricted from any sale or pledge of its direct or indirect assets, provided such assets are not encumbered or required to be encumbered by the Whole Loan or any mezzanine loan.

Upon satisfaction of certain conditions set forth in the Whole Loan documents, certain transfers are permitted without the Mortgagee’s consent, including, without limitation, after giving effect to such sale or pledge, (A) one or more of the, among other entities, initial sponsor and any Blackstone fund entity (each, an “Approved Sponsor Entity”) must individually or collectively, directly or indirectly, own the applicable Required Ownership Interest, where “Required Ownership Interest” means (i) for so long as one or more Approved Sponsor Entities individually or collectively controls the Mortgagor and the related mezzanine borrower, not less than 5% of the ultimate direct or indirect interests in the Mortgagor and any mezzanine borrower, or (ii) in the event that an Approved Sponsor Entity does not individually or collectively control the Mortgagor and the related mezzanine borrower, not less than 15% of the ultimate direct or indirect interests in the Mortgagor and any mezzanine borrower.

(33) Single-Purpose Entity	Midwest Industrial Portfolio (Loan No. 5)	The Mortgagors of the Andrews, NC Mortgaged Property previously owned property other than the Andrews, NC Mortgaged Property (such previous ownership, the “Previous
D-2-24

JPMorgan Chase Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
Ownership”, and such previously owned property, the “Previous Property”). The Mortgage Loan documents provide for a non-recourse carveout for losses associated with the Previous Ownership and the Phase I environmental site assessment required in connection with loan origination included the Previous Property.
(33) Single-Purpose Entity	Market Place Center (Loan No. 7)	The mortgaged property is security for 5 pari passu notes aggregating $135,000,000. The loan documents permit property revenues to be managed and accounted for pursuant to a centralized cash management system between the borrower and any one of the following affiliates of Borrower: The Irvine Company LLC, The Irvine Company Acquisition and Development or Irvine Management Company (together, “permitted affiliates”), in which such funds are deposited into a concentration account owned, maintained and administered by any of the permitted affiliates and into which funds from other affiliates of The Irvine Company are also deposited. All funds in the concentration account are required to be tracked so that the cash attributable to the borrower will be accurately monitored and ascertainable, and the Borrower’s obligations will not be paid from funds attributable to the permitted affiliates, as applicable, or any affiliate of any of the foregoing. The Cash Management System is covered in the non-consolidation opinion.
(34) Defeasance	BioMed MIT Portfolio (Loan No. 12)	All exceptions to Representation 29 are also exceptions to this Representation 34.
(36) Ground Leases	BioMed MIT Portfolio (Loan No. 12)

Under each related Sub-Ground Lease securing the Whole Loan (which, for the avoidance of doubt, is not secured by the prime lease underlying the ground leases):

With respect to clause (b), the Sub-Ground Lease cannot be modified, terminated, amended, altered or cancelled by the landlord, nor will a surrender of the premises be accepted by the landlord, without the prior written consent of the lender (unless such amendment is permitted pursuant to the related loan documents and the Mortgagor warrants and represents the same to Sub-Lessor). Under the related Whole Loan documents, the Mortgagor may not, without the prior consent of the lender (which consent may not be unreasonably withheld, conditioned or delayed), modify, change, supplement, alter or amend the Sub-Ground Lease in a manner that could reasonably be expected to result in a material adverse effect on the applicable individual Mortgaged Property.

With respect to clause (e), each Mortgagor has the right to assign its sublease to the lender and a securitization trust. However, any subsequent transfers after a foreclosure or enforcement action would require satisfaction of the transfer provisions, including confirmation from the landlord that the proposed transferee satisfies the transferee requirements, which include that the Mortgagee must be an “Approved First Mortgagee”. An “Approved First Mortgagee” means, subject to certain additional conditions set forth in each related sublease, (A) any mortgage lender approved by the landlord or (B) any one or combination of the following persons: (i) any bank, trust company or national banking association, acting for its own account or in a fiduciary capacity; (ii) any charitable foundation or eleemosynary institution other than an educational institution or charitable or nonprofit organization which by its ownership of the premises would cause the same to be exempt from property taxes under the laws of the Commonwealth of Massachusetts and other than an educational institution or charitable or nonprofit organization with a principal office in the City of Cambridge; (iii) any insurance company; (iv) any pension or retirement trust or fund for which any bank, trust company, national banking association or

D-2-25

JPMorgan Chase Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

investment adviser registered under the Investment Advisers Act of 1940, as amended, is acting as trustee or agent, or if self-managed, having gross assets of at least $50,000,000; (v) any investment company, as defined in the Investment Company Act of 1940, as amended; (vi) any government or public employees' pension or retirement system, or any other governmental agency supervising the investment of public funds; (vii) “real estate investment trust,” as defined in Section 856 of the Internal Revenue Code of 1954, as amended, or any subsidiary thereof, the shares of which are traded on a nationally recognized stock exchange, or (viii) any federal or state government agency or body politic and corporate incorporated under the laws of the Commonwealth of Massachusetts or corporations established by federal law; provided that in the case of each of clauses (i)-(vii) above: (a) such person is not an affiliate; (b) such person has a reputation of high quality; (c) such person has, in the reasonable opinion of Sub-Landlord, the qualifications, experience and financial responsibility required to employ and administer the personnel and/or independent contractors necessary to fulfill the obligations contained in the Sub-Ground Lease for the continued first class management and operation of the related improvements; (d) the transaction of business with such person shall not violate or conflict with any written policy of Sub-Landlord in effect prior to the date on which Sub-Landlord receives a request for confirmation that such person meets the requirements for an Approved First Mortgagee; (e) if such person is chartered, or directly controlled by a person chartered, in a country other than the United States of America, the transaction of business with such person shall not violate or otherwise be in conflict with any law, regulation, order or decree of the government of the United States of America; and (f) the information concerning such person required pursuant to the provisions of the Sub-Ground Lease has been submitted to Sub-Landlord in conformity with such provisions.

With respect to clause (i), without the Sub-Landlord’s prior consent, the tenant may not enter into any subleases (i) covering an aggregate rentable floor area greater than 25,000 square feet, (ii) having a term longer than 10 years (including options to extend), (iii) having a term which extends beyond the term of the Sub-Ground Lease, (iv) providing parking in garage facilities at less than fair market rents or fees, or (v) with an affiliate, without the prior consent of the landlord, not to be unreasonably withheld.

With respect to clause (j), with respect to casualty proceeds, if the total amount of the proceeds exceeds $100,000, the proceeds are required to be paid into an escrow account with an escrow agent appointed by Approved First Mortgagee, which has the right to appoint itself as the escrow agent. Payments from the escrow account are required to be made in accordance with the Sub-Ground Lease (i.e., on a progress payment basis against architect certified vouchers). Unless the Sub-Ground Lease is being terminated, the tenant must fully restore the improvements, and the insurance proceeds must be used for such purpose. Unless there is substantial damage or destruction (i) which damage is such that the reconstruction of economically viable improvements is not practicable (as jointly agreed upon by the tenant and the Sub-Landlord, or if the parties cannot agree, as determined by an arbitrator), or (ii) which damage occurs during the last five years of the term, in which event the tenant has the right to terminate the lease, provided that any mortgagee must consent thereto in writing. With respect to a condemnation, the full amount of any award is required to be paid into an escrow account with an escrow agent appointed by the mortgagee. The mortgagee has the right to appoint itself as the escrow agent. The Sub-Landlord and the tenant are required to attempt to fairly

D-2-26

JPMorgan Chase Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

allocate the award between the Sub-Landlord and the tenant (taking into account any restoration obligation of the tenant). If the parties are unable to agree on an allocation, the allocation is required to be made pursuant to the arbitration provisions set forth in the Sub-Ground Lease.

With respect to clause (k), the full amount of any award is required to be paid into an escrow account with an escrow agent appointed by a mortgagee, which has the right to appoint itself as the escrow agent. The Sub-Landlord and the tenant are required to attempt to fairly allocate the award between the Sub-Landlord and the tenant (taking into account any restoration obligation of the tenant). If the parties are unable to agree on an allocation, the allocation will be made pursuant to the arbitration provisions set forth in the Sub-Ground Lease.

D-2-27

ANNEX E

CLASS A-SB PLANNED PRINCIPAL BALANCE SCHEDULE

Distribution Date	Class A-SB Planned Principal Balance ($)
December 2025	23,557,000.00
January 2026	23,557,000.00
February 2026	23,557,000.00
March 2026	23,557,000.00
April 2026	23,557,000.00
May 2026	23,557,000.00
June 2026	23,557,000.00
July 2026	23,557,000.00
August 2026	23,557,000.00
September 2026	23,557,000.00
October 2026	23,557,000.00
November 2026	23,557,000.00
December 2026	23,557,000.00
January 2027	23,557,000.00
February 2027	23,557,000.00
March 2027	23,557,000.00
April 2027	23,557,000.00
May 2027	23,557,000.00
June 2027	23,557,000.00
July 2027	23,557,000.00
August 2027	23,557,000.00
September 2027	23,557,000.00
October 2027	23,557,000.00
November 2027	23,557,000.00
December 2027	23,557,000.00
January 2028	23,557,000.00
February 2028	23,557,000.00
March 2028	23,557,000.00
April 2028	23,557,000.00
May 2028	23,557,000.00
June 2028	23,557,000.00
July 2028	23,557,000.00
August 2028	23,557,000.00
September 2028	23,557,000.00
October 2028	23,557,000.00
November 2028	23,557,000.00
December 2028	23,557,000.00
January 2029	23,557,000.00
February 2029	23,557,000.00
March 2029	23,557,000.00
April 2029	23,557,000.00
May 2029	23,557,000.00
June 2029	23,557,000.00
July 2029	23,557,000.00
August 2029	23,557,000.00
September 2029	23,557,000.00
October 2029	23,557,000.00
November 2029	23,557,000.00
December 2029	23,557,000.00
January 2030	23,557,000.00
February 2030	23,557,000.00
March 2030	23,557,000.00
April 2030	23,557,000.00
May 2030	23,557,000.00
June 2030	23,557,000.00
July 2030	23,557,000.00
August 2030	23,557,000.00
September 2030	23,557,000.00
October 2030	23,557,000.00
November 2030	23,557,000.00
December 2030	23,556,643.36
January 2031	23,198,836.85
February 2031	22,839,128.36
March 2031	22,314,399.26
April 2031	21,949,983.54

Distribution Date	Class A-SB Planned Principal Balance ($)
May 2031	21,529,413.70
June 2031	21,160,822.98
July 2031	20,736,191.27
August 2031	20,363,381.59
September 2031	19,988,589.83
October 2031	19,557,925.07
November 2031	19,178,849.05
December 2031	18,744,016.11
January 2032	18,360,610.71
February 2032	17,975,166.67
March 2032	17,480,603.35
April 2032	17,090,476.41
May 2032	16,644,891.93
June 2032	16,250,319.20
July 2032	15,800,409.38
August 2032	15,401,344.04
September 2032	15,000,156.46
October 2032	14,543,279.07
November 2032	14,141,655.48
December 2032	13,685,902.31
January 2033	13,279,711.59
February 2033	12,871,358.00
March 2033	12,305,511.37
April 2033	11,891,964.48
May 2033	11,424,610.92
June 2033	11,006,371.11
July 2033	10,534,451.76
August 2033	10,111,469.55
September 2033	9,686,234.69
October 2033	9,207,509.73
November 2033	8,777,458.69
December 2033	8,294,048.00
January 2034	7,859,129.98
February 2034	7,421,895.50
March 2034	6,829,823.45
April 2034	6,387,101.03
May 2034	5,891,362.14
June 2034	5,443,639.05
July 2034	4,943,034.92
August 2034	4,490,258.40
September 2034	4,035,069.92
October 2034	3,527,202.58
November 2034	3,066,881.92
December 2034	2,554,021.41
January 2035	2,088,514.43
February 2035	1,620,527.40
March 2035	1,000,530.31
April 2035	526,741.56
May 2035	777.69
June 2035 and thereafter	0.00

E-1

[THIS PAGE INTENTIONALLY LEFT BLANK]

No dealer, salesman or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

TABLE OF CONTENTS

Summary of Certificates	3
Important Notice Regarding the Offered Certificates	17
Important Notice About Information Presented in this Prospectus	18
Summary of Terms	27
Summary of Risk Factors	67
Risk Factors	69
Description of the Mortgage Pool	187
Transaction Parties	290
Credit Risk Retention	383
Description of the Certificates	402
Description of the Mortgage Loan Purchase Agreements	445
Pooling and Servicing Agreement	457
Certain Legal Aspects of Mortgage Loans	590
Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties	609
Pending Legal Proceedings Involving Transaction Parties	612
Use of Proceeds	612
Yield and Maturity Considerations	612
Material Federal Income Tax Considerations	626
Certain State and Local Tax Considerations	641
Method of Distribution (Conflicts of Interest)	641
Incorporation of Certain Information by Reference	644
Where You Can Find More Information	645
Financial Information	645
Certain ERISA Considerations	646
Legal Investment	651
Legal Matters	652
Ratings	652
Index of Defined Terms	656

Dealers will be required to deliver a prospectus when acting as underwriters of these certificates and with respect to unsold allotments or subscriptions. In addition, all dealers selling these certificates will deliver a prospectus until the date that is ninety days from the date of this prospectus.

$894,510,000
(Approximate)

Wells Fargo
Commercial Mortgage
Securities, Inc.
Depositor

BANK 2025-BNK51
Issuing Entity

Commercial Mortgage
Pass-Through Certificates,
Series BNK51

Class A-1	$17,899,000
Class A-3	$5,819,000
Class A-SB	$23,557,000
Class A-4	$0 -
$300,000,000
Class A-5	$345,568,000 -
$645,568,000
Class X-A	$692,843,000
Class X-B	$201,667,000
Class A-S	$126,196,000
Class B	$42,066,000
Class C	$33,405,000

PROSPECTUS

Wells Fargo Securities
Co-Lead Manager and Joint Bookrunner

Morgan Stanley
Co-Lead Manager and Joint Bookrunner

BofA Securities
Co-Lead Manager and Joint Bookrunner

J.P. Morgan
Co-Lead Manager and Joint Bookrunner

Academy Securities

Co-Manager

Drexel Hamilton

Co-Manager

Siebert Williams Shank

Co-Manager

December [__], 2025